FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-195164-09

The information in this free writing prospectus is not complete and may be changed. This free writing prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED JUNE 9, 2015, MAY BE AMENDED OR COMPLETED PRIOR TO TIME OF SALE (THIS FREE WRITING
PROSPECTUS ACCOMPANIES THE ATTACHED PROSPECTUS DATED JANUARY 28, 2015)

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-195164) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

$1,091,690,000 (Approximate)

WELLS FARGO COMMERCIAL MORTGAGE TRUST 2015-C29
as Issuing Entity

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2015-C29
Wells Fargo Commercial Mortgage Securities, Inc.
as Depositor

Wells Fargo Bank, National Association
Rialto Mortgage Finance, LLC
Silverpeak Real Estate Finance LLC
Walker & Dunlop Commercial Property Funding I WF, LLC
National Cooperative Bank, N.A.
as Sponsors and Mortgage Loan Sellers

We, Wells Fargo Commercial Mortgage Securities, Inc., are establishing a trust fund. The offered certificates are mortgage-backed securities issued by the trust fund. Only the classes of mortgage pass-through certificates listed in the table below are being offered by this free writing prospectus and the accompanying prospectus. The trust fund will consist primarily of a pool of 133 commercial, multifamily and manufactured housing community mortgage loans, which together have an aggregate outstanding principal balance of approximately $1,177,025,122 as of the cut-off date. The trust fund will issue twenty (20) classes of commercial mortgage pass-through certificates, twelve (12) of which are being offered by this free writing prospectus. The offered certificates will accrue interest from and including June 1, 2015. Each class of certificates will entitle its holders to receive monthly distributions of interest or principal and interest generally on the fourth business day after the 11th day (or, if such 11th day is not a business day, the next succeeding business day) of each month, commencing in July 2015. Credit enhancement will be provided by the subordination of certain classes of subordinate certificates to certain classes of senior certificates as described under “Description of the Offered Certificates—Distributions” and “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this free writing prospectus.

Proceeds of the assets of the trust fund are the sole source of distributions on the offered certificates. The offered certificates will not constitute interests in or obligations of, nor will they be insured or guaranteed by any of, the depositor, the sponsors, the mortgage loan sellers, the underwriters, either master servicer, either special servicer, the trust advisor, the certificate administrator, the trustee, the initial subordinate class representative or any of their respective affiliates and will not be insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

Characteristics of the certificates offered to you include:

Class	Approximate Initial Principal Balance or Notional Amount(1)	Approximate Initial Pass- Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Rated Final Distribution Date(4)	Expected Ratings (Fitch/KBRA/Moody’s)(4)
Class A-1	$50,145,000%		(5)	December 2019	June 2048	AAAsf / AAA(sf) / Aaa(sf)
Class A-2	$30,508,000%		(5)	May 2020	June 2048	AAAsf / AAA(sf) / Aaa(sf)
Class A-3	$250,000,000%		(5)	May 2025	June 2048	AAAsf / AAA(sf) / Aaa(sf)
Class A-4	$396,065,000%		(5)	June 2025	June 2048	AAAsf / AAA(sf) / Aaa(sf)
Class A-SB	$97,199,000%		(5)	January 2025	June 2048	AAAsf / AAA(sf)/ Aaa(sf)
Class A-S(7)	$88,277,000	(8)%	(5)	June 2025	June 2048	AAAsf / AAA(sf) / Aa2(sf)
Class X-A	$912,194,000	(9)%	Variable(10)	NAP	June 2048	AAAsf / AAA(sf) / NR
Class X-B	$120,645,000	(11)%	Variable(12)	NAP	June 2048	NR / AAA(sf) / NR
Class B(7)	$70,621,000	(8)%	(5)	June 2025	June 2048	AA-sf / AA-(sf) / NR
Class C(7)	$50,024,000	(8)%	(5)	June 2025	June 2048	A-sf / A-(sf) / NR
Class PEX(7)	$208,922,000	(8)%	(13)	June 2025	June 2048	A-sf / A-(sf) / NR
Class D	$58,851,000%		(5)	June 2025	June 2048	BBB-sf / BBB-(sf) / NR

(footnotes to table begin on page 1)

Investing in the offered certificates involves risks. You should carefully consider the risk factors beginning on page 70 of this free writing prospectus and page 8 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.

The Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this free writing prospectus or the accompanying prospectus. Any representation to the contrary is a criminal offense. Neither Wells Fargo Commercial Mortgage Securities, Inc. nor anyone else will list the offered certificates on any securities exchange or on any automated quotation system of any securities association such as the Nasdaq Stock Market.

The underwriters, Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public from time to time in negotiated transactions or otherwise at varying prices determined at the time of sale, plus, in certain cases, accrued interest.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about June 26, 2015.

The Issuing Entity is relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) or in Rule 3a-7, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this free writing prospectus).

Wells Fargo Securities

Citigroup		Deutsche Bank Securities
June , 2015

Wells Fargo Commercial Mortgage Trust 2015-C29

Commercial Mortgage Pass-Through Certificates, Series 2015-C29

Washington
2 properties
$7,200,000
0.6% of total
Nebraska
1 property
$12,000,000
1.0% of total
Missouri
3 properties
$8,501,562
0.7% of total
Minnesota
1 property
$22,250,000
1.9% of total
Illinois
3 properties
$9,542,500
0.8% of total
Wisconsin
3 properties
$52,384,296
4.5% of total
Michigan
2 properties
$15,114,439
1.3% of total
Indiana
4 properties
$24,348,677
2.1% of total
New York
30 properties
$182,319,607
15.5% of total
New Hampshire
2 properties
$16,324,287
1.4% of total
Massachusetts
2 properties
$45,387,500
3.9% of total
Pennsylvania
2 properties
$17,800,000
1.5% of total
Utah
1 property
$7,727,050
0.7% of total
Ohio
7 properties
$44,990,000
3.8% of total
Connecticut
1 property
$3,416,086
0.3% of total
Nevada
1 property
$6,370,000
0.5% of total
Maryland
4 properties
$39,843,832
3.4% of total
West Virginia
1 property
$2,225,000
0.2% of total
Virginia
5 properties
$70,795,520
6.0% of total
California
11 properties
$56,968,197
4.8% of total
North Carolina
1 property
$19,000,000
1.6% of total
Arizona
3 properties
$43,858,000
3.7% of total
South Carolina
1 property
$16,000,000
1.4% of total
Colorado
1 property
$15,500,000
1.3% of total
Hawaii
1 property
$35,000,000
3.0% of total
Georgia
7 properties
$25,225,000
2.1% of total
Kansas
2 properties
$9,970,410
0.8% of total
Tennessee
1 property
$4,975,000
0.4% of total
Texas
19 properties
$171,494,880
14.6% of total
Louisiana
2 properties
$22,031,792
1.9% of total
Kentucky
1 property
$6,607,250
0.6% of total
Florida
26 properties
$161,854,235
13.8% of total
Percentage of
Cut-Off Date Balance
<1.0%
1.0% – 5.0%
5.1% – 10.0%
>10.0%

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS	ix
IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES	xi
FORWARD-LOOKING STATEMENTS	xiii
SUMMARY	1
RISK FACTORS	70
Risks Related to the Offered Certificates	70
The Certificates May Not Be a Suitable Investment for You	70
The Trust Fund’s Assets May Be Insufficient to Allow for Repayment in Full on Your Certificates	70
A Future Economic Downturn, a Downturn in Real Estate Markets or Credit Markets and/or Sovereign Debt Concerns May Increase Loan Defaults and/or Affect the Value and Liquidity of Your Investment	71
Market Considerations and Limited Liquidity	73
Subordination of the Class A-S, B and C Regular Interests and Class D Certificates Will Affect the Timing of Distributions and the Application of Losses on the Class A-S, B, C, PEX and D Certificates	78
The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty	78
Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment	80
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	81
The Payment of Expenses of the Trust Fund May Reduce the Amount of Distributions on Your Offered Certificates	81
You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests	82
You Will Have No Control Over the Servicing of the Brickyard Square Loan Combination and the Bella Luna / San Lucas Loan Combination	83
If any Master Servicer or any Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund	84
Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates	86
Potential Conflicts of Interest of the Underwriters and Their Affiliates	89
Potential Conflicts of Interest of the Subordinate Class Representative	92
Potential Conflicts of Interest in the Selection of the Mortgage Loans	93
Ratings of the Certificates Have Substantial Limitations	94
The Special Servicers May Be Directed To Take Actions	97
There Are Risks Relating to the Exchangeable Certificates	98
You May Be Bound by the Actions of Other Certificateholders Even if You Do Not Agree with Those Actions	99
Because the Offered Certificates Are in Book-Entry Form, Your Rights Can Only Be Exercised Indirectly and There May Be Other Adverse Consequences	99
Material Federal Tax Considerations Regarding Original Issue Discount	99
State and Local Tax Considerations	100
Commencing Legal Proceedings Against Parties to the Pooling and Servicing Agreement May Be Difficult	100

i

Each of the Mortgage Loan Sellers, the Depositor and the Trust Fund Are Subject to Insolvency or Bankruptcy Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans	100
Risks Related to the Mortgage Loans	102
The Repayment of a Multifamily, Residential Cooperative, Manufactured Housing Community or Commercial Mortgage Loan is Dependent on the Cash Flow Produced by the Corresponding Mortgaged Property, Which Can Be Volatile and Insufficient To Allow Full and Timely Distributions on Your Offered Certificates	102
Property Value May Be Adversely Affected Even When There Is No Change in Current Operating Income	104
Concentrations of Mortgaged Property Types Subject the Trust Fund to Increased Risk of Decline in Particular Industries	105
Retail Properties Have Special Risks	106
Office Properties Have Special Risks	110
Multifamily Properties Have Special Risks	110
Residential Cooperative Properties Have Special Risks	111
Self-Storage Properties Have Special Risks	117
Hospitality Properties Have Special Risks	118
Industrial Properties Have Special Risks	120
Mixed Use Facilities Have Special Risks	121
Data Center Properties Have Special Risks	122
Parking Areas Have Special Risks	122
Manufactured Housing Community Properties Have Special Risks	123
Condominium Properties Have Special Risks	125
Various Limitations and Restrictions Imposed by Affordable Housing Covenants or Programs May Result in Losses on the Mortgage Loans	126
Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment	127
Tenant Early Termination Options Entail Special Risks	130
Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates	132
Various Loan-Level Conflicts of Interest May Have an Adverse Effect on Your Certificates	132
A Concentration of Mortgaged Properties in One or More Geographic Areas Reduces Diversification and May Increase the Risk that Your Certificates May Not Be Paid in Full	133
The Concentration of Loans and Number of Loans with the Same or Related Borrowers Increases the Possibility of Loss on the Loans Which Could Reduce Distributions on Your Certificates	134
Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which Could Reduce Distributions on Your Certificates	134
Limitations on the Enforceability of Multi-Borrower/Multi-Property and Multi-Borrower/Multiple Parcel Arrangements May Have an Adverse Effect on Recourse in the Event of a Default on a Mortgage Loan	135
Borrowers’ Recent Acquisition of the Mortgaged Properties Causes Uncertainty	136
Certain Mortgaged Properties May Have a Limited Operating History	137
Risks Related to Construction, Redevelopment and Renovation at the Mortgaged Properties	137
Risks of the Anticipated Repayment Date Loans	138
Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and

ii

Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property	138
We Cannot Assure You That Any Upfront or Ongoing Deposits Made by a Borrower to Any Reserve in Respect of a Mortgaged Property Will Be Sufficient To Offset Any Cash Flow Shortfalls That May Occur at the Related Mortgaged Property	140
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	140
If a Borrower is Unable To Repay Its Loan on Its Maturity Date or Anticipated Repayment Date, You May Experience a Loss or Delay in Distributions on Your Certificates	140
A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Distributions on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Property	142
Litigation Arising Out of Ordinary Business or Other Activities of the Borrowers, Borrower Principals, Sponsors and Managers Could Adversely Affect Distributions on Your Certificates	144
Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Impair Repayment of the Related Mortgage Loan	145
Mortgage Loans With Borrowers That Are Not Bankruptcy Remote Entities or That Do Not Have Non-Recourse Carveout Guarantees May Be More Likely To File Bankruptcy Petitions or Take Other Actions That May Adversely Affect Distributions on Your Certificates	147
Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance	148
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	148
Provisions Requiring Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions May Not Be Enforceable	149
Substitution of Mortgaged Properties and Debt Severance Provisions May Lead to Increased Risks	149
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	150
Increases in Real Estate Taxes May Reduce Net Operating Income	150
Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates	151
Condemnations With Respect to Mortgaged Properties Could Adversely Affect Distributions on Your Certificates	152
The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates	152
Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates	155
Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property	159
Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties	159
Debt Service Coverage Ratio and Net Cash Flow Information Is Based on Numerous Assumptions	161

iii

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts	163
No Party is Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan	163
Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove to Be Insufficient to Cover All Losses on a Defective Mortgage Loan	164
The Operation of a Mortgaged Property Following Foreclosure May Affect the Tax Status of the Trust Fund and May Adversely Affect Distributions on Your Certificates	164
Tenant Leases May Have Provisions That Could Adversely Affect Distributions on Your Certificates	165
The Costs of Compliance with the Americans with Disabilities Act of 1990 and Fair Housing Laws May Adversely Affect a Borrower’s Ability To Repay Its Mortgage Loan	166
Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default	166
The Borrower’s Form of Entity May Cause Special Risks	167
Tenancies in Common May Hinder Recovery	168
Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates	169
Other Risks	170
Loan Combinations May Adversely Affect Net Cash Flow to Sponsors, Which May Reduce Sponsors’ Commitment to Effective Management of the Mortgaged Properties	170
Terrorist Attacks May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans	170
Foreign Conflicts May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans	170
Additional Risks	170
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	171
CAPITALIZED TERMS USED IN THIS FREE WRITING PROSPECTUS	171
DESCRIPTION OF THE MORTGAGE POOL	171
General	171
Mortgage Loan History	172
Certain Characteristics of the Mortgage Pool	172
Concentration of Mortgage Loans and Borrowers	172
Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers	173
Property Type Concentrations	175
Tenancies in Common; Delaware Statutory Trusts	179
Condominium Structures	180
Residential Cooperatives	181
Certain Terms of the Mortgage Loans	181
Voluntary Prepayment and Defeasance Provisions	183
Non-Recourse Obligations	191
“Due-on-Sale” and “Due-on-Encumbrance” Provisions	192
Encumbered Interests	194
ARD Loans	194
Loan Combinations	195
The Brickyard Square Loan Combination	195

iv

The Bella Luna / San Lucas Loan Combination	199
Subordinate and/or Other Financing	203
Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives	205
Other Additional Financing and Encumbrances	209
Net Cash Flow and Certain Underwriting Considerations	211
Cash Management Agreements/Lockboxes	211
Hazard Insurance	213
Litigation Considerations	214
Default History, Bankruptcy Issues and Other Proceedings	216
Tenant or Other Third Party Matters	219
Lease Terminations and Expirations	220
Other Matters	222
Assessments of Property Value and Condition	224
Appraisals	224
Environmental Assessments	224
Property Condition Assessments	228
Seismic Review Process and Earthquake Insurance	228
Zoning and Building Code Compliance	228
Environmental Insurance	230
Loan Purpose	231
Exceptions to Underwriting Guidelines	232
Assignment of the Mortgage Loans	233
Representations and Warranties	236
Cures, Repurchases and Substitutions	237
Changes in Mortgage Pool Characteristics	240
Finalized Pooling and Servicing Agreement and Other Material Agreements	240
TRANSACTION PARTIES	240
The Issuing Entity	240
The Depositor	241
The Sponsors, Mortgage Loan Sellers and Originators	242
Wells Fargo Bank, National Association	242
General	242
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	242
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	243
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	248
Compliance with Rule 15Ga-1 under the Exchange Act	251
Rialto Mortgage Finance, LLC	254
General	254
Rialto Mortgage’s Securitization Program	254
Rialto Mortgage’s Underwriting Standards and Loan Analysis	255
Review of Mortgage Loans for Which Rialto Mortgage is the Sponsor	259
Compliance with Rule 15Ga-1 under the Exchange Act	261
Silverpeak Real Estate Finance LLC	261
General	261
Silverpeak’s Securitization Program	262
Silverpeak’s Underwriting Standards and Processes	262
Review of Mortgage Loans for Which Silverpeak is the Sponsor	268
Compliance with Rule 15Ga-1 under the Exchange Act	270
Walker & Dunlop Commercial Property Funding I WF, LLC	270
General	270
WDCPF’s Securitization Program	271

v

Review of WDCPF I WF Mortgage Loans	272
WDCPF I WF’s Underwriting Standards	273
Exceptions	278
Servicing	278
Compliance with Rule 15Ga-1 under the Exchange Act	278
National Cooperative Bank, N.A	278
General	278
National Cooperative Bank, N.A.’s Securitization Program	279
National Cooperative Bank, N.A.’s Underwriting Standards and Processes	279
Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor	284
Compliance with Rule 15Ga-1 under the Exchange Act	286
Compensation of the Sponsors	286
The Trustee	286
The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian	287
The Master Servicers	289
Wells Fargo Bank, National Association	289
National Cooperative Bank, N.A	292
The Special Servicers	296
Midland Loan Services, a Division of PNC Bank, National Association	296
National Cooperative Bank, N.A	298
Affiliated Servicers	301
The Trust Advisor	304
Affiliations and Certain Relationships Among Certain Transaction Parties	305
DESCRIPTION OF THE OFFERED CERTIFICATES	309
General	309
Certificate Principal Balances and Certificate Notional Amounts	310
Exchanges of Exchangeable Certificates	312
Distribution Account	313
Interest Reserve Account	315
Distributions	316
Priority of Distributions	328
Treatment of REO Properties	334
Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses	335
Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses	339
Advances of Delinquent Monthly Debt Service Payments	341
Fees and Expenses	345
Reports to Certificateholders; Available Information	351
Voting Rights	360
Delivery, Form and Denomination	360
Matters Regarding the Certificate Administrator and the Tax Administrator	360
Amendment of the Pooling and Servicing Agreement	361
Termination of the Pooling and Servicing Agreement	363
The Trustee	365
Eligibility Requirements	365
Duties of the Trustee	365
Matters Regarding the Trustee	366
Resignation and Removal of the Trustee	367
Suits, Actions and Proceedings by Certificateholders	367
YIELD AND MATURITY CONSIDERATIONS	368

vi

Yield Considerations	368
Weighted Average Life	374
Yield Sensitivity of the Class X-A and X-B Certificates	379
Pre-Tax Yield to Maturity Tables	379
SERVICING OF THE MORTGAGE LOANS AND ADMINISTRATION OF THE TRUST FUND	385
General	385
Servicing and Other Compensation and Payment of Expenses	392
Asset Status Reports	407
The Majority Subordinate Certificateholder and the Subordinate Class Representative	410
The Trust Advisor	413
Annual Reports and Meeting	415
Net Present Value Calculations	419
Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts	419
Replacement of the Special Servicers	420
Maintenance of Insurance	423
Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions	426
Transfers of Interests in Borrowers	427
Modifications, Waivers, Amendments and Consents	427
Required Appraisals	434
Collection Accounts	439
Procedures With Respect to Defaulted Mortgage Loans and REO Properties	441
REO Account	446
Inspections; Collection of Operating Information	447
Rating Agency Confirmations	448
Servicer Termination Events	451
Rights Upon the Occurrence of a Servicer Termination Event	453
Termination, Discharge and Resignation of the Trust Advisor	454
Resignation of the Master Servicers and the Special Servicers	456
Certain Matters Regarding the Master Servicers, the Special Servicers, the Trust Advisor and the Depositor	457
Evidence as to Compliance	460
Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations	461
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	464
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	464
General	464
Other Aspects	466
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	466
General	466
Characterization of Investments in Offered Certificates	468
Discount and Premium; Prepayment Consideration	469
Taxation of the Exchangeable Certificates	471
Further Information	471
STATE AND OTHER TAX CONSEQUENCES	471
ERISA CONSIDERATIONS	471
Plan Assets	472
Special Exemption Applicable to the Offered Certificates	473
Insurance Company General Accounts	475
Special Considerations Relating to Governmental Plans	475
General Investment Considerations	476
LEGAL INVESTMENT	476

vii

LEGAL MATTERS		477
RATINGS		477
INDEX OF DEFINED TERMS		480

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

Annex A-2:	Mortgage Pool Information (Tables)	A-2-1

Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1

Annex B:	Additional Mortgage Loan Information/Definitions	B-1

Annex C-1:	Mortgage Loan Representations and Warranties	C-1-1

Annex C-2:	Exceptions to Mortgage Loan Representations and Warranties	C-2-1

Annex D:	Global Clearance, Settlement and Tax Documentation Procedures	D-1

Annex E-1:	Form of Trust Advisor Annual Report (Subordinate Control Period)	E-1-1

Annex E-2:	Form of Trust Advisor Annual Report (Collective Consultation Period and Senior Consultation Period)	E-2-1

Annex F:	Form of Distribution Date Statement	F-1

Annex G:	Class A-SB Planned Principal Balance Schedule	G-1

viii

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS FREE WRITING
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is provided in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to a particular class of offered certificates, including your class; and

•	this free writing prospectus, which describes the specific terms of your class of offered certificates.

You should rely only on the information contained in this free writing prospectus and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this free writing prospectus and the prospectus.

References in the accompanying prospectus to “prospectus supplement” should be treated as references to this free writing prospectus.

This free writing prospectus and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this free writing prospectus and the prospectus identify the pages where these sections are located.

Cross-references are included in this free writing prospectus and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the table of contents in this free writing prospectus on page ii and the table of contents in the accompanying prospectus on page i. The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this free writing prospectus. The definitions of certain capitalized terms used in the accompanying prospectus are included under the caption “Glossary” beginning on page 134 of the accompanying prospectus. In this free writing prospectus, the terms “depositor”, “we” and “us” refer to Wells Fargo Commercial Mortgage Securities, Inc.

EUROPEAN ECONOMIC AREA

THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE EU PROSPECTUS DIRECTIVE AS IMPLEMENTED IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA (THE “EEA”) (EACH, A “RELEVANT MEMBER STATE”). THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS HAVE BEEN PREPARED ON THE BASIS THAT ALL OFFERS OF THE OFFERED CERTIFICATES WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE EU PROSPECTUS DIRECTIVE FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS IN CONNECTION WITH OFFERS OF THE OFFERED CERTIFICATES. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS SHOULD ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE EU PROSPECTUS DIRECTIVE FOR SUCH OFFERS. NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF THE OFFERED CERTIFICATES IN WHICH AN OBLIGATION

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ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS FOR SUCH OFFERS. THE EXPRESSION “EU PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS FREE WRITING PROSPECTUS AS COMPLETED BY THE ACCOMPANYING PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(a) TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE EU PROSPECTUS DIRECTIVE;

(b) TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE EU PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(c) IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE EU PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (a) TO (c) ABOVE SHALL REQUIRE THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE EU PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS FREE WRITING PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATES IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE EU PROSPECTUS DIRECTIVE IN THAT MEMBER STATE.

NOTICE TO UNITED KINGDOM INVESTORS

THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) ARE INSIDE THE UNITED KINGDOM AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OR ARE PERSONS FALLING WITHIN ARTICLES 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS THE “RELEVANT PERSONS”). THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS RELATES IS

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 AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED, THAT IN THE UNITED KINGDOM:

(a) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT (THE “FSMA”) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF ANY OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO EITHER THE ISSUING ENTITY OR THE DEPOSITOR; AND

(b) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

JAPAN

THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN (THE “FIEL”). ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED HEREIN MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS AND REGULATIONS OF JAPAN.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS FREE WRITING PROSPECTUS. HOWEVER, THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS FREE WRITING PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV). THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN A PROSPECTUS REQUIRED TO BE FILED AS PART OF A REGISTRATION STATEMENT.

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THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THESE MATERIALS AND THE ASSET POOL BACKING THEM ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS. PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THE OFFERED CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THIS FREE WRITING PROSPECTUS OR MAY BE ISSUED WITH CHARACTERISTICS THAT DIFFER FROM THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITERS’ OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES THAT ARE ACTUALLY ISSUED AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF THE UNDERWRITERS DETERMINE THAT ONE OR MORE CONDITIONS ARE NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

EACH PROSPECTIVE INVESTOR HAS REQUESTED THAT THE UNDERWRITERS PROVIDE TO SUCH PROSPECTIVE INVESTOR INFORMATION IN CONNECTION WITH SUCH PROSPECTIVE INVESTOR’S CONSIDERATION OF THE PURCHASE OF CERTAIN OFFERED CERTIFICATES DESCRIBED IN THESE MATERIALS. THESE MATERIALS ARE BEING PROVIDED TO EACH PROSPECTIVE INVESTOR FOR INFORMATION PURPOSES ONLY IN RESPONSE TO SUCH PROSPECTIVE INVESTOR’S SPECIFIC REQUEST, THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY SECURITY OR CONTRACT DISCUSSED IN THESE MATERIALS.

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THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND WILL BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, EITHER MASTER SERVICER, EITHER SPECIAL SERVICER, THE TRUSTEE, THE TRUST ADVISOR, THE CERTIFICATE ADMINISTRATOR, THE INITIAL SUBORDINATE CLASS REPRESENTATIVE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—RISKS RELATED TO THE OFFERED CERTIFICATES—MARKET CONSIDERATIONS AND LIMITED LIQUIDITY” IN THIS FREE WRITING PROSPECTUS.

FORWARD-LOOKING STATEMENTS

This free writing prospectus and the accompanying prospectus contain certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

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SUMMARY

The following summary is a short description of the main terms of the offered certificates and the mortgage loans and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this free writing prospectus and the accompanying prospectus. This summary does not contain all of the information that may be important to you. To fully understand the terms of the offered certificates and the mortgage loans, you will need to read both this free writing prospectus and the accompanying prospectus in their entirety.

Overview of the Certificates

The table below lists certain summary information concerning the Wells Fargo Commercial Mortgage Trust 2015-C29, Commercial Mortgage Pass-Through Certificates, Series 2015-C29. Each certificate represents an interest in the mortgage loans included in the trust fund. We are offering the Class A-1, A-2, A-3, A-4, A-SB, A-S, X-A, X-B, B, C, PEX and D certificates pursuant to this free writing prospectus.

Class	Approx. Initial Principal Balance or Notional Amount(1)		Approx.% of Aggregate Cut-off Date Balance	Approx. Initial Credit Support(2)	Approx. Initial Pass- Through Rate	Pass- Through Rate Description	Weighted Average Life (Years)(3)	Expected Principal Window(3)	Expected Ratings (Fitch/KBRA/Moody’s)(4)
Offered Certificates
A-1	$50,145,000		4.260%	30.000%	%	(5)	2.59	07/15 - 12/19	AAAsf / AAA(sf) / Aaa(sf)
A-2	$30,508,000		2.592%	30.000%	%	(5)	4.77	12/19 - 05/20	AAAsf / AAA(sf) / Aaa(sf)
A-3	$250,000,000		21.240%	30.000%	%	(5)	9.78	01/25 - 05/25	AAAsf / AAA(sf) / Aaa(sf)
A-4(6)	$396,065,000		33.650%	30.000%	%	(5)	9.91	05/25 - 06/25	AAAsf / AAA(sf) / Aaa(sf)
A-SB	$97,199,000		8.258%	30.000%	%	(5)	7.29	05/20 - 01/25	AAAsf / AAA(sf)/ Aaa(sf)
A-S(7)	$88,277,000	(8)	7.500%	22.500%	%	(5)	9.97	06/25 - 06/25	AAAsf / AAA(sf) / Aa2(sf)
X-A	$912,194,000	(9)	NAP	NAP	%	Variable(10)	NAP	NAP	AAAsf / AAA(sf) / NR
X-B	$120,645,000	(11)	NAP	NAP	%	Variable(12)	NAP	NAP	NR / AAA(sf) / NR
B(7)	$70,621,000	(8)	6.000%	16.500%	%	(5)	9.97	06/25 - 06/25	AA-sf / AA-(sf) / NR
C(7)	$50,024,000	(8)	4.250%	12.250%	%	(5)	9.97	06/25 - 06/25	A-sf / A-(sf) / NR
PEX(7)	$208,922,000	(8)	17.750%	12.250%	%	(13)	9.97	06/25 - 06/25	A-sf / A-(sf) / NR
D	$58,851,000		5.000%	7.250%	%	(5)	9.97	06/25 - 06/25	BBB-sf / BBB-(sf) / NR

Non-Offered Certificates
					LIBOR +
A-4FL	$396,065,000	(14)	33.650%	30.000%	%(15)	Floating	9.91	05/25 - 06/25	AAAsf / AAA(sf) / Aaa(sf)
A-4FX	$0	(14)	0.000%	30.000%	%	(5)	9.91	05/25 - 06/25	AAAsf / AAA(sf) / Aaa(sf)
E	$23,541,000		2.000%	5.250%	%	(5)	9.97	06/25 - 06/25	BBsf / BB(sf) / NR
F	$11,770,000		1.000%	4.250%	%	(5)	9.97	06/25 - 06/25	Bsf / B(sf) / NR
G	$50,024,121		4.250%	0.000%	%	(5)	9.97	06/25 - 06/25	NR / NR / NR
V-1(16)	NAP		NAP	NAP	NAP	NAP	NAP	NAP	NR / NR / NR
V-2(17)	NAP		NAP	NAP	NAP	NAP	NAP	NAP	NR / NR / NR
R(18)	NAP		NAP	NAP	NAP	NAP	NAP	NAP	NR / NR / NR

(footnotes to table on cover and table set forth above)

(1)	The principal balances and notional amounts set forth in the table are approximate. The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in this free writing prospectus.

(2)	The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX and A-SB certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX and A-SB certificates in the aggregate. No class of certificates will provide any credit support to the Class A-4FL certificates for any failure by the swap counterparty to make the payment under the related swap contract. The percentage indicated under the column “Approximate Initial Credit Support” with respect to the Class C and PEX certificates represents the approximate credit support for the Class C regular interest, which will have an initial outstanding principal balance on the closing date of $50,024,000.

(3)	Calculated based on a 0% CPR and the structuring assumptions described in Annex B to this free writing prospectus.

(4)	The expected ratings presented are those of Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc., which the depositor hired to rate the rated offered certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise, to rate or provide market reports and/or published commentary related to the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates. To the extent described in this free writing prospectus, the ratings of each

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class of offered certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and X-B certificates, the ultimate distribution of principal due on those classes on or before the date set forth in the table on the cover as the “Rated Final Distribution Date”. Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on their internet websites. Credit ratings referenced throughout this document are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Certificates Have Substantial Limitations” and “Ratings” in this free writing prospectus and “Ratings” in the accompanying prospectus.

(5)	The pass-through rates for the Class A-1, A-2, A-3, A-4, A-4FX, A-SB, A-S, B, C, D, E, F and G certificates and the Class A-4FX, A-S, B and C regular interests, in each case, will be one of the following: (i) a fixed rate per annum, (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(6)	Represents the maximum initial principal balance of the Class A-4 certificates that will be issued on the closing date. The aggregate initial principal balance of the Class A-4, A-4FL and A-4FX certificates will be $396,065,000.

(7)	The Class A-S, B and C certificates may be exchanged for Class PEX certificates, and Class PEX certificates may be exchanged for the Class A-S, B and C certificates, in each case, only in the manner described under “Description of the Offered Certificates—Exchanges of Exchangeable Certificates” in this free writing prospectus.

(8)	On the closing date, the trust fund will issue the Class A-S, B and C regular interests, which will have initial principal balances equal to the initial principal balances of the Class A-S, B and C certificates, respectively. The Class A-S, B, C and PEX certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such regular interests. Each of the Class A-S, B and C certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, B and C regular interests, respectively. The Class PEX certificates will, at all times, represent a beneficial interest in the remaining percentages of the outstanding principal balances of each of the Class A S, B and C regular interests. Following any exchange of Class A-S, B and C certificates for Class PEX certificates or any exchange of Class PEX certificates for Class A-S, B and C certificates as described herein, the percentage interest of the outstanding principal balances of the Class A-S, B and C regular interests that is represented by the Class A-S, B and C certificates on the one hand and the Class PEX certificates on the other hand will be increased or decreased accordingly. The initial principal balances of the Class A-S, B and C certificates represent the principal balances of such classes without giving effect to any exchange. The initial principal balance of the Class PEX certificates is equal to the aggregate of the initial principal balances of the Class A-S, B and C certificates and represents the maximum principal balance of the Class PEX certificates that could be issued in an exchange. The principal balance of each of the Class A-S, B and C regular interests will equal the aggregate of the applicable percentage interests of the Class A-S, B and C certificates, respectively, and of the related component of the Class PEX certificates. The principal balances of the Class A-S, B and C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the principal balance of the Class PEX certificates issued on the closing date.

(9)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-SB certificates and the Class A-4FX and A-S regular interests outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.

(10)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4 and A-SB certificates and the Class A-4FX and A-S regular interests for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate principal balance of the Class B and C regular interests outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(12)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B and C regular interests for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(13)	The Class PEX certificates will not have a pass-through rate but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, B and C regular interests represented by the Class PEX certificates.

(14)	Represents the maximum initial principal balance of the Class A-4FL certificates that will be issued on the closing date. The aggregate initial principal balance of the Class A-4, A-4FL and A-4FX certificates will be $396,065,000. The aggregate principal balance of the Class A-4FL and A-4FX certificates will at all times equal the principal balance of the Class A-4FX regular interest. The principal balance of the Class A-4FX certificates will initially be $0. The maximum initial principal balance of the Class A-4FX regular interest is $396,065,000.

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(15)	The pass-through rate on the Class A-4FL certificates will be a per annum rate equal to LIBOR plus%; provided, however, that under certain circumstances, the pass-through rate on the Class A-4FL certificates may convert to the pass-through rate applicable to the Class A-4FX regular interest. The initial LIBOR rate will be determined two LIBOR Business Days prior to the Closing Date, and subsequent LIBOR rates for the Class A-4FL certificates will be determined two LIBOR Business Days before the start of the related interest accrual period.

(16)	The Class V-1 certificates will not have a certificate principal balance, certificate notional amount, pass-through rate, rated final distribution date or rating. The Class V-1 certificates will only be entitled to distributions of excess interest accrued on the mortgage loan identified on Annex A-1 to this free writing prospectus as Walgreens – Milwaukee. See “Description of the Mortgage Pool—ARD Loans” in this free writing prospectus.

(17)	The Class V-2 certificates will not have a certificate principal balance, certificate notional amount, pass-through rate, rated final distribution date or rating. The Class V-2 certificates will only be entitled to distributions of excess interest accrued on the mortgage loan identified on Annex A-1 to this free writing prospectus as Haggen Food & Pharmacy. See “Description of the Mortgage Pool—ARD Loans” in this free writing prospectus.

(18)	The Class R certificates will not have a certificate principal balance, certificate notional amount, pass-through rate, rated final distribution date or rating. The Class R certificates represent the residual interest in each REMIC as further described in this free writing prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class A-4FL, A-4FX, E, F, G, V-1, V-2 and R certificates are not offered by this free writing prospectus. Any information in this free writing prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Transaction Overview

On the closing date, each mortgage loan seller will sell its mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date. The trust, which will be the issuing entity, will be formed by a “pooling and servicing agreement”, to be dated as of June 1, 2015, among the depositor, the master servicers, the special servicers, the trust advisor, the certificate administrator, the tax administrator and the trustee. All the mortgage loans (other than any non-serviced pari passu mortgage loan described herein) will be serviced and administered under that agreement. Each master servicer will be required to provide, with respect to each of the mortgage loans that such master servicer is servicing pursuant to the pooling and servicing agreement, the information to the certificate administrator necessary for the certificate administrator to calculate distributions and other information regarding the certificates. You should refer to the accompanying prospectus, including the section captioned “Summary of Prospectus” for additional important information pertaining to the offered certificates.

The transfers of the mortgage loans from the respective mortgage loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

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Relevant Parties

Title of Certificates	Wells Fargo Commercial Mortgage Trust 2015-C29, Commercial Mortgage Pass-Through Certificates, Series 2015-C29, which will be issued pursuant to the pooling and servicing agreement.

Issuing Entity	Wells Fargo Commercial Mortgage Trust 2015-C29, a New York common law trust that we sometimes refer to as the “trust”, will issue the certificates. The assets in the trust will comprise the “trust fund”. See “Transaction Parties—The Issuing Entity” in this free writing prospectus.

Depositor	Wells Fargo Commercial Mortgage Securities, Inc. is the depositor. As depositor, Wells Fargo Commercial Mortgage Securities, Inc. will acquire the mortgage loans from the mortgage loan sellers and deposit them into the trust fund. The depositor’s principal executive office is located at 301 South College Street, Charlotte, North Carolina 28288–0166 and its telephone number is (704) 374-6161. Neither we nor any of our affiliates have insured or guaranteed the offered certificates. See “Transaction Parties—The Depositor” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus and “The Depositor” in the accompanying prospectus.

Sponsors, Mortgage Loan
Sellers and Originators	Wells Fargo Bank, National Association, a national banking association, Rialto Mortgage Finance, LLC, a Delaware limited liability company, Silverpeak Real Estate Finance LLC, a Delaware limited liability company, Walker & Dunlop Commercial Property Funding I WF, LLC, a Delaware limited liability company, and National Cooperative Bank, N.A., a national banking association, are the sponsors of this transaction. As sponsors, those entities have organized and initiated the transactions in which the certificates will be issued. As mortgage loan sellers, those entities will sell the mortgage loans to the depositor. Those entities and their affiliates originated or acquired the mortgage loans. See “Risk Factors—Risks Related to the Mortgage Loans—No Party is Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan”, “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus and “The Sponsor” in the accompanying prospectus.

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The number and aggregate cut-off date principal balance of the mortgage loans that will be transferred to the depositor by the respective mortgage loan sellers are as follows:

Originator	Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Wells Fargo Bank,	Wells Fargo Bank,
National	National
Association	Association	53	64	$578,987,789	49.2%
Rialto Mortgage	Rialto Mortgage
Finance, LLC	Finance, LLC	25	26	236,805,755	20.1
Silverpeak Real	Silverpeak Real
Estate Finance	Estate Finance
LLC	LLC	13	13	145,314,173	12.3
Walker & Dunlop	Walker & Dunlop
Commercial	Commercial
Property Funding	Property Funding
I WF, LLC	I WF, LLC	7	13	113,270,708	9.6
National	National
Cooperative	Cooperative
Bank, N.A.(1)	Bank, N.A.	35	35	102,646,698	8.7
Total:		133	151	$1,177,025,122	100.0%

(1)	Twenty-three (23) of the thirty-five (35) mortgage loans for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A.

Master Servicers	Wells Fargo Bank, National Association will act as the initial master servicer under the pooling and servicing agreement with respect to ninety-eight (98) of the mortgage loans, representing 91.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. National Cooperative Bank, N.A. will act as the initial master servicer under the pooling and servicing agreement with respect to thirty-five (35) of the mortgage loans (namely, those mortgage loans that are expected to be sold to the depositor by National Cooperative Bank, N.A.), representing 8.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. With respect to those mortgage loans for which it acts as master servicer, Wells Fargo Bank, National Association and National Cooperative Bank, N.A., will be primarily responsible for:

	•	servicing and administering, directly or through sub-servicers (including primary servicers), the mortgage loans (other than any non-serviced pari passu mortgage loan) (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the applicable special servicer and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out;

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• making servicing advances with respect to all mortgage loans (other than any non-serviced pari passu mortgage loan); and

• making debt service advances with respect to all mortgage loans.

See also “Transaction Parties—The Master Servicers” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus.

Furthermore, the pari passu mortgage loans and related pari passu companion loans described under “The Trust Fund—Loan Combinations” below, together comprise loan combinations. See “Description of the Mortgage Pool—General” and “—Loan Combinations” in this free writing prospectus for more information on the loan combinations.

In addition, (i) the Brickyard Square loan combination will be serviced under, and for the compensation in, the pooling and servicing agreement entered into in connection with the WFCM 2015-C28 securitization (the “WFCM 2015-C28 pooling and servicing agreement”) by Wells Fargo Bank, National Association, as the master servicer under that pooling and servicing agreement (an “other master servicer” or the “WFCM 2015-C28 master servicer”) and (ii) the Bella Luna / San Lucas loan combination will be serviced under, and for the compensation in, the pooling and servicing agreement entered into in connection with the WFCM 2015-LC20 securitization (the “WFCM 2015-LC20 pooling and servicing agreement”) by Wells Fargo Bank, National Association, as the master servicer under that pooling and servicing agreement (an “other master servicer” or the “WFCM 2015-LC20 master servicer”).

See “Description of the Mortgage Pool—Loan Combinations”, “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations”, “Transaction Parties—The Master Servicers”, “—Affiliations and Certain Relationships Among Transaction Parties” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

Special Servicers	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will act as the initial special servicer under the pooling and servicing agreement with respect to ninety-eight (98) of

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the mortgage loans, representing approximately 91.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. National Cooperative Bank, N.A. will act as the initial special servicer under the pooling and servicing agreement with respect to thirty-five (35) of the mortgage loans (namely, those mortgage loans that are expected to be sold to the depositor by National Cooperative Bank, N.A. representing 8.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Midland Loan Services, a Division of PNC Bank, National Association, and National Cooperative Bank, N.A., in their respective capacities as special servicers, will be responsible for servicing each applicable mortgage loan (other than any non-serviced pari passu mortgage loan) following the occurrence of one or more specified events that cause that mortgage loan to become a specially serviced mortgage loan. Prior to any such event, with respect to non-specially serviced mortgage loans, Midland Loan Services, a Division of PNC Bank, National Association or National Cooperative Bank, N.A., as applicable, will be responsible for reviewing and evaluating certain borrower requests and the applicable master servicer’s written analysis with respect to specific servicing actions that require the consent of such special servicer. Midland Loan Services, a Division of PNC Bank, National Association was selected to be the special servicer with respect to ninety-eight (98) of the mortgage loans at the request of DoubleLine Capital LP or its affiliate, which (i) is anticipated to purchase the Class E, F and G certificates on the closing date and (ii) is expected to become the initial majority subordinate certificateholder and be appointed as the initial subordinate class representative. DoubleLine Capital LP or such affiliate also consented to the appointment of National Cooperative Bank, N.A. as special servicer with respect to the thirty-five (35) mortgage loans National Cooperative Bank, N.A. sold to the depositor, and may replace National Cooperative Bank, N.A. in such capacity pursuant to the terms of the pooling and servicing agreement. The principal servicing office of Midland Loan Services, a Division of PNC Bank, National Association, is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

The Brickyard Square loan combination will be specially serviced (if necessary) under, and for the compensation in, the WFCM 2015-C28 pooling and servicing agreement by Midland Loan Services, a Division of PNC Bank, National Association, as the related special servicer under that pooling and servicing agreement (an “other special servicer” or the “WFCM 2015-C28 special servicer”).

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The Bella Luna / San Lucas loan combination will be specially serviced (if necessary) under, and for the compensation in, the WFCM 2015-LC20 pooling and servicing agreement by Rialto Capital Advisors, LLC, as the related special servicer under that pooling and servicing agreement (an “other special servicer” or the “WFCM 2015-LC20 special servicer”).

See “Description of the Mortgage Pool—Loan Combinations”, “Servicing of the Mortgage Loans and Administration of the Trust Fund”, “Transaction Parties—The Special Servicers”, “—Affiliations and Certain Relationships Among Transaction Parties” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

Certificate Administrator,
Tax Administrator,
Certificate Registrar
and Custodian	Wells Fargo Bank, National Association will act as certificate administrator, tax administrator, certificate registrar and custodian under the pooling and servicing agreement. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at Sixth and Marquette Avenue, Minneapolis 55479-0113. The certificate administrator is required to make distributions of the available distribution amount on each distribution date to the certificateholders and to prepare reports detailing the distributions to certificateholders on each distribution date and the performance of the mortgage loans and mortgaged properties. See “Transaction Parties—The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus.

Trustee	Wilmington Trust, National Association, a national banking association, will act as trustee of the trust fund. The corporate trust offices of the trustee are located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: WFCM 2015-C29. In its capacity as trustee, Wilmington Trust, National Association will be primarily responsible for back-up advancing if a master servicer fails to perform its advancing obligations and will become the holder of each mortgage loan upon its transfer to the trust fund. The trustee will also be the mortgagee of record and the trustee, or a custodian on its behalf, will hold the mortgage file with respect to each mortgage loan, in each case except as otherwise

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described under “—Relevant Parties for the Loan Combinations” below with respect to the loan combinations. See “Description of the Mortgage Pool— Loan Combinations”, “Transaction Parties—The Trustee”, “—Affiliations and Certain Relationships Among Certain Transaction Parties” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

Underwriters	Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. are the underwriters of the offered certificates. Wells Fargo Securities, LLC is acting as lead manager and bookrunner for this offering and is acting as sole bookrunning manager with respect to each class of offered certificates. Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. are acting as co-managers.

Trust Advisor	Trimont Real Estate Advisors, Inc., a Georgia corporation, will act as the initial trust advisor under the pooling and servicing agreement with respect to all of the mortgage loans (other than any non-serviced pari passu mortgage loan).

Some of the rights and duties of the trust advisor will be as follows:

• The trust advisor will perform certain review duties on a platform-level basis that will generally include an annual review (in accordance with the requirements of the pooling and servicing agreement) of, and, if any mortgage loans in the mortgage pool were specially serviced by a special servicer in the preceding calendar year, the preparation of an annual report regarding, certain of that special servicer’s actions pursuant to the pooling and servicing agreement with respect to specially serviced mortgage loans. In the event multiple special servicers are required to service specially serviced mortgage loans during the preceding calendar year, the trust advisor will prepare a separate report regarding the actions of each special servicer that was acting as a special servicer as of December 31 in the preceding calendar year and is continuing in such capacity through the date of the applicable annual report. The review and report generally will be based on: (a) during a subordinate control period, each final asset status report delivered to the trust advisor by the applicable special servicer, (b) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the

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trust advisor by the applicable special servicer, (c) during a senior consultation period, in addition to the foregoing, a meeting with that special servicer to conduct a limited review of that special servicer’s operational practices on a platform-level basis in light of such special servicer’s obligations pursuant to the pooling and servicing agreement and the servicing standard, and (d) during any control or consultation period (as described in clauses (a) – (c) above), such other additional limited non-privileged information and documentation provided by that special servicer to the trust advisor that is required or permitted to be delivered to the trust advisor under the pooling and servicing agreement. Each special servicer will be entitled to review and provide comments on the applicable annual report before its finalization, but the content of any final annual report will nonetheless be determined solely by the trust advisor.

•	During any collective consultation period or senior consultation period, each special servicer will be required to consult with the trust advisor (in addition to the subordinate class representative, during a collective consultation period) in connection with certain material actions (regardless of whether such material actions are covered by an asset status report) for which it is the applicable special servicer. Under certain circumstances, but only during a senior consultation period, the trust advisor may recommend the replacement of a special servicer (other than the applicable special servicer with respect to any non-serviced loan combination), in which case the certificate administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of that special servicer at their expense. See “Transaction Parties—The Trust Advisor” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Asset Status Reports” and “—The Trust Advisor” in this free writing prospectus.

The trust advisor will be discharged from its duties under the pooling and servicing agreement when the aggregate certificate principal balance of the Class A-1, A-2, A-3, A-4, A-SB and D certificates and the Class A-4FX, A-S, B and C regular interests has been reduced to zero. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Termination, Discharge and Resignation of the Trust Advisor”.

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The obligations of the trust advisor under the pooling and servicing agreement are solely to provide analytical and reporting services. When we use the words “consult”, “recommend” or words of similar import in respect of the trust advisor and any servicing action or inaction, we are referring to the trust advisor’s analytical and reporting services, and not to a duty to make recommendations for or against any servicing action. Although the trust advisor must consider the servicing standard in its analysis, the trust advisor will not itself be bound by the servicing standard. The trust advisor will have no liability to any certificateholders, or any particular certificateholder, for actions taken or not taken under the pooling and servicing agreement. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Trust Advisor” and “—Certain Matters Regarding the Master Servicers, the Special Servicers, the Trust Advisor and the Depositor” in this free writing prospectus.

In general, the trust advisor will have no duty to report to or respond to inquiries of the certificateholders. See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this free writing prospectus.

The trust advisor will have certain rights to compensation (other than with respect to any non-serviced pari passu mortgage loan) and indemnification by the trust fund. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor” and “—The Trust Advisor” in this free writing prospectus.

Notwithstanding any contrary provision described above, the trust advisor under the pooling and servicing agreement for this transaction will have no rights or duties in connection with the Brickyard Square mortgage loan or the Bella Luna / San Lucas mortgage loan. In that regard, each of the WFCM 2015-C28 pooling and servicing agreement and the WFCM 2015-LC20 pooling and servicing agreement provides for a trust advisor with rights and duties in connection with the servicing and administration of loans (including the Brickyard Square loan combination and the Bella Luna / San Lucas loan combination, respectively) under such pooling and servicing agreement that are substantially similar in all material respects (but not necessarily identical) to the rights and duties of the trust advisor under the pooling and servicing agreement for this transaction.

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Majority Subordinate Certificateholder
The majority subordinate certificateholder will be the holder(s) of a majority interest in (i) during a subordinate control period, the most subordinate class among the Class E, F and G certificates that has an aggregate principal balance, net of appraisal reduction amounts allocable thereto, that is at least equal to 25% of its total initial principal balance or (ii) during a collective consultation period, the most subordinate class among the Class E, F and G certificates that has an aggregate principal balance, without regard to appraisal reduction amounts, that is at least equal to 25% of its total initial principal balance.

The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion during certain periods of time. This right may be exercised at any time and from time to time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this free writing prospectus. During any subordinate control period, the majority subordinate certificateholder or the subordinate class representative on its behalf will have the right to terminate either special servicer with or without cause and appoint itself or an affiliate or another person as the successor special servicer with respect to the applicable mortgage loans (other than with respect to any excluded loan). It will be a condition to such appointment that (i) the hired rating agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates issued pursuant to the pooling and servicing agreement, (ii) any such successor satisfies the requirements of a qualified replacement special servicer as further described in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicers” in this free writing prospectus and (iii) the successor special servicer delivers to the depositor any information regarding itself in its role as successor special servicer required in connection with a filing on Form 8-K in relation to such replacement. If the depositor fails to file any required notices on Form 8-K related to such replacement in a timely manner, such replacement will be void ab initio. It is anticipated that DoubleLine Capital LP or an affiliate (i) will purchase the Class E, F and G certificates on the closing date, and (ii) will become the initial majority subordinate certificateholder and be appointed as the initial subordinate class representative. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—

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The Majority Subordinate Certificateholder and the Subordinate Class Representative—The Majority Subordinate Certificateholder” in this free writing prospectus.

Notwithstanding anything to the contrary described herein, at any time when the holder of a majority interest in the Class E certificates is the majority subordinate certificateholder, the majority subordinate certificateholder may waive its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of any of the rights of the subordinate class representative set forth in the pooling and servicing agreement, by irrevocable written notice delivered to the depositor, trustee, certificate administrator, master servicers, special servicers and trust advisor. Any such waiver will remain effective with respect to such holder and such class until such time as the majority subordinate certificateholder has sold or transferred a majority of the Class E certificates to an unaffiliated third party or third parties. Following any such transfer the successor majority subordinate certificateholder will again have the rights of the majority subordinate certificateholder as described herein without regard to any prior waiver by the predecessor majority subordinate certificateholder. The successor majority subordinate certificateholder will also have the right to irrevocably waive its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of any of the rights of the subordinate class representative. No successor majority subordinate certificateholder described above will have any consent rights with respect to any mortgage loan that became a specially serviced mortgage loan prior to its acquisition of a majority of the Class E certificates that had not also become a corrected mortgage loan prior to such acquisition until such mortgage loan becomes a corrected mortgage loan.

Whenever such an “opt-out” by a majority subordinate certificateholder is in effect:

• a senior consultation period will be in effect; and

• the rights of the majority subordinate certificateholder to appoint a subordinate class representative and the rights of the subordinate class representative will not be operative (notwithstanding that a subordinate control period or collective consultation period is or would otherwise then be in effect).

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Notwithstanding any contrary provision described above, the majority subordinate certificateholder will have no rights in connection with the Brickyard Square mortgage loan or Bella Luna / San Lucas mortgage loan, other than (i) certain limited consultation rights with respect to actions of the applicable special servicer as set forth in the related intercreditor agreement and described in this free writing prospectus and (ii) the right to direct the termination of the other special servicer with respect to the related loan combination if a servicer termination event (as defined under the related other pooling and servicing agreement) on the part of the other special servicer occurs that affects this securitization. The related intercreditor agreement and/or the WFCM 2015-C28 pooling and servicing agreement or the WFCM 2015-LC20 pooling and servicing agreement, as applicable, grant substantially similar (but not necessarily identical) rights, in all material respects, to those granted to the majority subordinate certificateholder under the pooling and servicing agreement for this transaction to the majority holders of a designated controlling class of WFCM 2015-C28 certificates or their representative or WFCM 2015-LC20 certificates or their representative, as applicable, subject to any limitations imposed by the WFCM 2015-C28 pooling and servicing agreement or the WFCM 2015-LC20 pooling and servicing agreement, as applicable, or the related intercreditor agreement.

Subordinate Class Representative
The majority subordinate certificateholder will be entitled to appoint, remove and replace a subordinate class representative in its sole discretion to the extent described in this free writing prospectus. Subject to certain limitations described herein, this right may be exercised at any time and from time to time. If at any time the majority subordinate certificateholder has not appointed a subordinate class representative (unless the majority subordinate class representative has expressly waived its right to act as or appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder), then the majority subordinate certificateholder will be deemed to be the subordinate class representative. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative—The Majority Subordinate Certificateholder” in this free writing prospectus.

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The subordinate class representative generally will be—

• during a subordinate control period, entitled to direct each of the special servicers with respect to various special servicing matters as to the mortgage loans it services, and replace either special servicer with or without cause; and

• during a collective consultation period, entitled (in addition to the trust advisor) to consult with each of the special servicers regarding various special servicing matters as to the mortgage loans it services;

provided, however, that such rights of the subordinate class representative will not apply with respect to any excluded loan.

An “excluded loan” is a mortgage loan or loan combination with respect to which the majority subordinate certificateholder or the subordinate class representative is the related borrower, the manager of the related mortgaged property, an affiliate of the borrower or manager of the related mortgaged property, or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor or investor in or of an affiliate of the related borrower.

During a senior consultation period, no subordinate class representative will be recognized or have any rights to replace a special servicer or approve, direct or consult with respect to servicing matters.

Subordinate control period, collective consultation period and senior consultation period are described under “—Significant Dates and Periods” below.

The subordinate class representative generally will have no duty to holders of certificates other than holders of the Class E, F and G certificates. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative—No Liability to the Trust Fund and Certificateholders”.

With respect to the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Brickyard Square and Bella Luna / San Lucas, each of which also secures one related pari passu companion loan, the subordinate class representative’s consent and/or consultation rights with respect thereto will be subject to the consultation rights of the holders of the related pari passu companion loan,

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as provided for in the related intercreditor agreement and as described in this free writing prospectus. See “Description of the Mortgage Pool—Loan Combinations—The Brickyard Square Loan Combination” and “—The Bella Luna / San Lucas Loan Combination”.

Notwithstanding any contrary provision described above, the subordinate class representative will have no rights in connection with the Brickyard Square mortgage loan or the Bella Luna / San Lucas mortgage loan, other than (i) certain limited consultation rights with respect to actions of the applicable special servicer, as set forth in the related intercreditor agreement and described in this free writing prospectus and (ii) the right to direct the termination of the other special servicer with respect to the related loan combination if a servicer termination event (as described under the related other pooling and servicing agreement) on the part of the other special servicer occurs that affects this securitization. The related intercreditor agreement and/or the WFCM 2015-C28 pooling and servicing agreement or the WFCM 2015-LC20 pooling and servicing agreement, as applicable, grant rights substantially similar in all material respects (but not necessarily identical) to those granted to the subordinate class representative under the pooling and servicing agreement for this transaction, to the holders of a designated class or group of certificates issued in connection with, or other party associated with, that other securitization or the representative of those holders or that other party, as the case may be.

The subordinate class representative’s consent and/or consultation rights in respect of the sale of a loan combination will not apply to the extent that such loan combination is an excluded loan.

See “—Relevant Parties for the Loan Combinations” below.

Relevant Parties for the Loan Combinations

The mortgaged properties identified on Annex A-1 to this free writing prospectus as Brickyard Square and Bella Luna / San Lucas each secure both a mortgage loan and one related pari passu companion loan. Each of those mortgage loans and the related pari passu companion loan are collectively referred to as a “loan combination”. The Brickyard Square mortgage loan and the Bella Luna / San Lucas mortgage loan are each sometimes referred to as a “pari passu mortgage loan”.

On the other hand, each of the Brickyard Square loan combination and the Bella Luna / San Lucas loan

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combination is sometimes referred to herein as a “non-serviced loan combination”. Each of the Brickyard Square mortgage loan and the Bella Luna / San Lucas mortgage loan and its respective related companion loan are sometimes referred to herein as a “non-serviced pari passu mortgage loan” and a “non-serviced pari passu companion loan”, respectively. The Brickyard Square pari passu companion loan has been included in the WFCM 2015-C28 securitization. The Bella Luna / San Lucas pari passu companion loan has been included in the WFCM 2015-LC20 securitization.

The Brickyard Square loan combination is serviced under the WFCM 2015-C28 pooling and servicing agreement, subject to the related intercreditor agreement, as follows:

•	The WFCM 2015-C28 master servicer will be primarily responsible for the primary servicing and administering, directly or through sub-servicers, of the Brickyard Square loan combination when such loan combination is not a specially serviced mortgage loan and for making servicing advances with respect to such loan combination. The applicable master servicer under the pooling and servicing agreement for this transaction will be primarily responsible for making debt service advances with respect to the related mortgage loan for the indirect benefit of the certificateholders under the pooling and servicing agreement for this transaction. The WFCM 2015-C28 master servicer will be primarily responsible for making debt service advances with respect to the related pari passu companion loan for the indirect benefit of the certificateholders under the WFCM 2015-C28 securitization.

•	The WFCM 2015-C28 special servicer will be responsible for servicing the Brickyard Square loan combination following the occurrence of one or more specified events that cause such loan combination to become a specially serviced mortgage loan.

•	The trustee of the WFCM 2015-C28 securitization, which is Wilmington Trust, National Association, will be primarily responsible for back-up advancing if the WFCM 2015-C28 master servicer fails to perform its obligations to make servicing advances with respect to the Brickyard Square loan combination and is the mortgagee of record with respect to such loan combination.

•	The WFCM 2015-C28 pooling and servicing agreement provides for a trust advisor with rights

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and duties in connection with the servicing and administration of loans (including each related loan combination) under that agreement that are similar, but not necessarily identical, to the rights and duties of the trust advisor under the pooling and servicing agreement for this transaction.

•	The WFCM 2015-C28 pooling and servicing agreement grants to a designated majority subordinate certificateholder and a designated subordinate class representative various rights in connection with the servicing and administration of loans (including the Brickyard Square loan combination) under that agreement that are similar, but not identical, to those granted to the majority subordinate certificateholder and/or subordinate class representative, as applicable, under the pooling and servicing agreement for this transaction.

•	The custodian under the WFCM 2015-C28 pooling and servicing agreement will maintain custody of the mortgage loan documents for the related loan combination serviced thereunder (other than the related promissory note(s) evidencing the related mortgage loan, which will be delivered by the related mortgage loan seller to the custodian under the pooling and servicing agreement for this transaction).

The Bella Luna / San Lucas loan combination is serviced under the WFCM 2015-LC20 pooling and servicing agreement, subject to the related intercreditor agreement, as follows:

•	The WFCM 2015-LC20 master servicer will be primarily responsible for the primary servicing and administering, directly or through sub-servicers, of the Bella Luna / San Lucas loan combination when such loan combination is not a specially serviced mortgage loan and for making servicing advances with respect to such loan combination. The applicable master servicer under the pooling and servicing agreement for this transaction will be primarily responsible for making debt service advances with respect to the related mortgage loan for the indirect benefit of the certificateholders under the pooling and servicing agreement for this transaction. The WFCM 2015-LC20 master servicer will be primarily responsible for making debt service advances with respect to the related pari passu companion loan for the indirect benefit of the certificateholders under the WFCM 2015-LC20 securitization.

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•	The WFCM 2015-LC20 special servicer will be responsible for servicing the Bella Luna / San Lucas loan combination following the occurrence of one or more specified events that cause such loan combination to become a specially serviced mortgage loan.

•	The trustee of the WFCM 2015-LC20 securitization, which is Wilmington Trust, National Association, will be primarily responsible for back-up advancing if the WFCM 2015-LC20 master servicer fails to perform its obligations to make servicing advances with respect to the Bella Luna / San Lucas loan combination and is the mortgagee of record with respect to such loan combination.

•	The WFCM 2015-LC20 pooling and servicing agreement provides for a trust advisor with rights and duties in connection with the servicing and administration of loans (including each related loan combination) under that agreement that are similar, but not necessarily identical, to the rights and duties of the trust advisor under the pooling and servicing agreement for this transaction.

•	The WFCM 2015-LC20 pooling and servicing agreement grants to a designated majority subordinate certificateholder and a designated subordinate class representative various rights in connection with the servicing and administration of loans (including the Bella Luna / San Lucas loan combination) under that agreement that are similar, but not identical, to those granted to the majority subordinate certificateholder and/or subordinate class representative, as applicable, under the pooling and servicing agreement for this transaction.

•	The custodian under the WFCM 2015-LC20 pooling and servicing agreement will maintain custody of the mortgage loan documents for the related loan combination serviced thereunder (other than the related promissory note(s) evidencing the related mortgage loan, which will be delivered by the related mortgage loan seller to the custodian under the pooling and servicing agreement for this transaction).

See “Risk Factors—Other Risks—Loan Combinations May Adversely Affect Net Cash Flow to Sponsors, Which May Reduce Sponsors’ Commitment to Effective Management of the Mortgaged Properties”, “Description of the Mortgage Pool—Loan Combinations”, “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties”, “Servicing of the Mortgage

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Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this free writing prospectus.

Affiliations and Certain Relationships Among Certain Transaction
Parties	Wells Fargo Bank, National Association, a sponsor, originator and mortgage loan seller, is also a master servicer, the swap counterparty, the certificate administrator, the tax administrator, the certificate registrar and the custodian under this securitization, and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank, National Association is the master servicer, the certificate administrator, the custodian, the tax administrator and the certificate registrar under the WFCM 2015-C28 pooling and servicing agreement, which governs the servicing of the Brickyard Square mortgage loan; and Wells Fargo Bank, National Association is the master servicer, the certificate administrator, the custodian, the tax administrator and the certificate registrar under the WFCM 2015-LC20 pooling and servicing agreement, which governs the servicing of the Bella Luna / San Lucas mortgage loan. See “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

Wells Fargo Bank, National Association is the purchaser under repurchase agreements with each of Rialto Mortgage Finance, LLC and Walker & Dunlop Commercial Property Funding I WF, LLC, respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Rialto Mortgage Finance, LLC and Walker & Dunlop Commercial Property Funding I WF, LLC, as applicable. Some or all of the respective mortgage loans that Rialto Mortgage Finance, LLC and Walker & Dunlop Commercial Property Funding I WF, LLC will transfer to the depositor are (or, as of the closing date for this securitization, are expected to be) subject to the repurchase facility such mortgage loan seller or its wholly-owned subsidiary or other affiliate has with Wells Fargo Bank, National Association, and proceeds received by Rialto Mortgage Finance, LLC and Walker & Dunlop Commercial Property Funding I WF, LLC, respectively, in connection with the transfer of the related mortgage loans to the depositor will be used, among other things, to reacquire all such warehoused mortgage loans, directly or indirectly through a

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wholly-owned subsidiary or other applicable affiliate, from Wells Fargo Bank, National Association in accordance with the terms of the related repurchase agreement, free and clear of any liens.

In addition, Wells Fargo Bank, National Association and Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Bank Securities Inc., an underwriter) are each purchasers under separate repurchase agreements with Silverpeak Real Estate Finance LLC or with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Silverpeak Real Estate Finance LLC. Some or all of the respective mortgage loans that Silverpeak Real Estate Finance LLC will transfer to the depositor are (or, as of the closing date for this securitization, are expected to be) subject to the repurchase facilities such mortgage loan seller or its wholly-owned subsidiary or other affiliate has with Wells Fargo Bank, National Association and Deutsche Bank AG, Cayman Islands Branch, and proceeds received by Silverpeak Real Estate Finance LLC in connection with the transfer of the related mortgage loans to the depositor will be used, among other things, to reacquire all such warehoused mortgage loans, directly or indirectly through a wholly-owned subsidiary or other applicable affiliate, from Wells Fargo Bank, National Association and Deutsche Bank AG, Cayman Islands Branch in accordance with the terms of the related repurchase agreement, free and clear of any liens.

Additionally, each of Walker & Dunlop Commercial Property Funding I WF, LLC and National Cooperative Bank, N.A., respectively, or, in certain cases, a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, is a party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to all of the mortgage loans that Walker & Dunlop Commercial Property Funding I WF, LLC will transfer to the depositor and with respect to certain of the mortgage loans that National Cooperative Bank, N.A. will transfer to the depositor. Those hedging arrangements will terminate in connection with the transfer of those mortgage loans pursuant to this securitization transaction.

Wells Fargo Bank, National Association is the interim custodian of the loan files for all of the mortgage loans that Rialto Mortgage Finance, LLC, LLC and Walker & Dunlop Commercial Property Funding I WF, LLC will transfer to the depositor.

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Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association and Rialto Mortgage Finance, LLC, each a sponsor, originator and mortgage loan seller, or certain affiliates of Rialto Mortgage Finance, LLC, Wells Fargo Bank, National Association acts as primary servicer with respect to certain mortgage loans owned by Rialto Mortgage Finance, LLC or such affiliates (subject, in some cases, to the repurchase facility described above in this section) from time to time, including, prior to their inclusion in the trust fund, some or all of the mortgage loans that Rialto Mortgage Finance, LLC will transfer to the depositor.

Rialto Mortgage Finance, LLC, a sponsor, mortgage loan seller and originator, is an affiliate of Rialto Capital Advisors, LLC, the special servicer under the WFCM 2015-LC20 pooling and servicing agreement, which governs the servicing of the Bella Luna / San Lucas loan combination. Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC are also affiliates of the entity that is the initial majority subordinate certificateholder under the WFCM 2015-LC20 pooling and servicing agreement, and which was appointed as the initial subordinate class representative under the WFCM 2015-LC20 pooling and servicing agreement.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association and Silverpeak Real Estate Finance LLC, each a sponsor, originator and mortgage loan seller, or certain affiliates of Silverpeak Real Estate Finance LLC, Wells Fargo Bank, National Association acts as primary servicer with respect to certain mortgage loans owned by Silverpeak Real Estate Finance LLC or such affiliates of Silverpeak Real Estate Finance LLC (subject, in some cases, to the repurchase facilities described above) from time to time, including, prior to their inclusion in the trust fund, some or all of the mortgage loans to be transferred by Silverpeak Real Estate Finance LLC to the depositor.

Wells Fargo Bank, National Association, a master servicer, is expected to enter into a sub-servicing agreement with an affiliate of Walker & Dunlop Commercial Property Funding I WF, LLC pursuant to which such affiliate will be required to perform certain limited subservicing duties with respect to the mortgage loans that Walker & Dunlop Commercial Property Funding I WF, LLC will transfer to the depositor.

National Cooperative Bank, N.A., a sponsor, is one of the mortgage loan sellers, one of the master servicers and one of the special servicers. Wells Fargo Bank, National Association is the purchaser under a repurchase

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agreement with a wholly-owned subsidiary of National Cooperative Bank, N.A. for the purpose of providing short-term warehousing of mortgage loans originated or acquired by National Cooperative Bank, N.A. None of the mortgage loans that National Cooperative Bank, N.A. will transfer to the depositor are subject to this repurchase agreement. Certain of the mortgage loans that National Cooperative Bank, N.A. will transfer to the depositor are subject to an interest rate hedging arrangement with Wells Fargo Bank, National Association. This interest rate hedging arrangement will terminate in connection with the transfer of those mortgage loans pursuant to this securitization transaction.

In addition, with respect to certain mortgage loans, the related mortgage loan seller, an affiliate thereof or another participant in this securitization holds a mezzanine or other similar loan secured by direct or indirect equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Subordinate and/or Other Financing”, “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus.

In addition, pursuant to an interim servicing agreement between an affiliate of Walker & Dunlop Commercial Property I WF, LLC, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the trust, certain of the mortgage loans to be contributed to this securitization by Walker & Dunlop Commercial Property I WF, LLC.

In addition, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A. or an affiliate thereof may, now or in the future, hold one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Subordinate and/or Other Financing”, “—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” and “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus.

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Wilmington Trust, National Association, the trustee under this securitization, is also the trustee under the WFCM 2015-C28 pooling and servicing agreement and the WFCM 2015-LC20 pooling and servicing agreement which govern the servicing of the Brickyard Square loan combination and the Bella Luna / San Lucas loan combination, respectively.

Trimont Real Estate Advisors, Inc., the trust advisor under this securitization, is also the trust advisor under the WFCM 2015-LC20 pooling and servicing agreement, which governs the servicing of the Bella Luna / San Lucas loan combination.

Midland Loan Services, a Division of PNC Bank, National Association, a special servicer under this securitization, is also the special servicer under the WFCM 2015-C28 pooling and servicing agreement, which governs the servicing of the Brickyard Square loan combination.

DoubleLine Capital LP, or an affiliate, engaged Midland Loan Services, a Division of PNC Bank, National Association, as an independent contractor to conduct due diligence with respect to the mortgage loans.

The roles and relationships described above may give rise to conflicts of interest. See “Risk Factors—Risks Related to the Offered Certificates—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates”, “—Potential Conflicts of Interest of the Underwriters and Their Affiliates”, “—Potential Conflicts of Interest of the Subordinate Class Representative” and “—Potential Conflicts of Interest in the Selection of the Mortgage Loans” and “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus and see “The Depositor” and “The Sponsor” in the accompanying free writing prospectus.

Significant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in June 2015 (or, in the case of any mortgage loan that has its first due date in July 2015, the date that would have been its due date in June 2015 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

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Closing Date	The date of initial issuance for the certificates will be on or about June 26, 2015.

Determination Date	The determination date will be the 11th day of each month, or, if that day is not a business day, the next succeeding business day, commencing in July 2015. The close of business on the determination date is the monthly cut-off date for information regarding the mortgage loans that must be reported to the holders of the certificates on the distribution date in that month.

Distribution Date	Distributions on the certificates are scheduled to occur monthly on the fourth business day following the related determination date, commencing in July 2015. The first distribution date is anticipated to be July 17, 2015.

Record Date	The record date for each monthly distribution on the certificates will be the last business day of the prior calendar month, except as may otherwise be described in this free writing prospectus with respect to final distributions.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Delaware, Georgia, Maryland, Minnesota, New York, North Carolina, Pennsylvania, Texas or any of the jurisdictions in which the respective primary servicing offices of either master servicer or either special servicer or the corporate trust offices of the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Collection Period	Amounts available for distribution on the certificates on any distribution date will depend in part on the payments and other collections received on or with respect to the mortgage loans during the related collection period, and any advances of payments due (without regard to grace periods) during that collection period. In general, each collection period—

• will relate to a particular distribution date,

• will be approximately one calendar month long,

• will begin when the prior collection period ends or, in the case of the first collection period, will begin as of the respective cut-off dates for the mortgage loans, and

• will end at the close of business on the determination date immediately preceding the related distribution

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date (or, in the case of any non-serviced pari passu mortgage loan and solely for the purpose of determining the amount available for distribution on the certificates for any distribution date, one business day after such determination date).

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Assumed Final
Distribution Dates	Set forth in the table below is the month and year of the distribution date on which each class of offered certificates is expected to be paid in full, based upon structuring assumptions which include, without limitation, assuming 0% CPR and no delinquencies, losses, modifications, extensions of maturity dates, repurchases, sales or prepayments of the mortgage loans after the cut-off date, except that each mortgage loan with an anticipated repayment date is assumed to repay in full on its respective anticipated repayment date. See the definition of structuring assumptions in Annex B to this free writing prospectus. The actual final distribution date for each class of offered certificates may be earlier or later (and could be substantially earlier or later) than the assumed final distribution date for that class.

Assumed Final Distribution
	Class	Date*
	Class A-1	December 2019
	Class A-2	May 2020
	Class A-3	May 2025
	Class A-4	June 2025
	Class A-SB	January 2025
	Class A-S	June 2025
	Class X-A	NAP
	Class X-B	NAP
	Class B	June 2025
	Class C	June 2025
	Class PEX	June 2025
	Class D	June 2025

	*	Calculated based on a 0% CPR and the “structuring assumptions” described in Annex B to this free writing prospectus.

Rated Final
Distribution Date	As to each class of offered certificates, the distribution date in June 2048. See “Ratings” in this free writing prospectus.

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Control and Consultation Periods	The rights of various parties to replace either special servicer, and approve or consult with respect to certain material actions of either special servicer, will vary according to defined periods and other provisions, as summarized below. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this free writing prospectus.

	•	Subordinate Control Period. Unless a senior consultation period is deemed to occur and is continuing pursuant to clause (ii) in the second succeeding bullet, a “subordinate control period” will exist when the Class E certificates have an aggregate principal balance, net of any appraisal reduction amounts notionally allocated in reduction of the principal balance of that class, that is not less than 25% of its initial principal balance. In general, during a subordinate control period (other than with respect to any excluded loan), (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by either special servicer, and (ii) the subordinate class representative will be entitled to terminate and replace either special servicer with or without cause. The trust advisor will not have approval rights and generally will have no right to consult with respect to actions of either special servicer during a subordinate control period.

	•	Collective Consultation Period. Unless a senior consultation period is deemed to occur and is continuing pursuant to clause (ii) in the succeeding bullet, a “collective consultation period” will exist when the Class E certificates have an aggregate principal balance that both (i) as notionally reduced by any appraisal reduction amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any appraisal reduction amounts allocable to that class, is 25% or more of its initial principal balance. In general, during a collective consultation period, each special servicer will be required to consult with each of the subordinate class representative and the trust advisor (other than with respect to any excluded loan (in the case of the subordinate class representative only)) in connection with asset status reports and material actions with respect to the mortgage loans for which it is the applicable special servicer. The subordinate class representative will

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have no right to terminate and replace either special servicer during a collective consultation period.

•	Senior Consultation Period. A “senior consultation period” will exist when either (i) the Class E certificates have an aggregate principal balance, without regard to any appraisal reduction amounts allocable to that class, that is less than 25% of its initial principal balance or (ii) during such time as the Class E certificates are the most subordinate class of control-eligible certificates that have a then-outstanding principal balance, net of appraisal reduction amounts, at least equal to 25% of its initial principal balance, the then-majority subordinate certificateholder has irrevocably waived its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of the rights of the subordinate class representative and such rights have not been reinstated to a successor majority subordinate certificateholder as set forth in the pooling and servicing agreement. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this free writing prospectus. In general, during a senior consultation period, each special servicer will be required to consult with the trust advisor in connection with asset status reports and material actions with respect to the mortgage loans for which it is the applicable special servicer. During any senior consultation period, no subordinate class representative will be recognized or have any right to replace either special servicer or approve or be consulted with respect to “asset status reports” or material actions with respect to the mortgage loans for which it is the applicable special servicer.

In addition, (i) during any collective consultation period or senior consultation period, either special servicer may (other than with respect to the Brickyard Square mortgage loan or the Bella Luna / San Lucas mortgage loan) be terminated and replaced without cause upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates, and (ii) during any senior consultation period, either special servicer may be terminated and replaced without cause upon the affirmative direction of certificate owners holding not less than a majority of the appraisal-reduced voting rights of all principal balance certificates,

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following the recommendation of termination from the trust advisor if it believes that such special servicer is not performing its duties under the pooling and servicing agreement in accordance with the servicing standard.

Notwithstanding any contrary provision described above:

•	The existence of a subordinate control period, collective consultation period or senior consultation period under the pooling and servicing agreement for this transaction will not limit the control and consultation rights of the holder of the Brickyard Square pari passu companion loan or the Bella Luna / San Lucas pari passu companion loan as described in this free writing prospectus.

•	The trust advisor under the pooling and servicing agreement will have no right or duty to consult with respect to any matter with respect to the Brickyard Square loan combination or Bella Luna / San Lucas loan combination.

•	The WFCM 2015-C28 pooling and servicing agreement and the WFCM 2015-LC20 pooling and servicing agreement each set forth time periods and corresponding relative rights of the related subordinate class representative, majority subordinate certificateholder, trust advisor and certificateholders in connection with the servicing and administration of loans serviced under such pooling and servicing agreement that are substantially similar in all material respects (but not necessarily identical) to the time periods and corresponding relative rights of the subordinate class representative, majority subordinate certificateholder, trust advisor and certificateholders under the pooling and servicing agreement for this transaction, as generally described in this free writing prospectus (including, without limitation, with respect to the WFCM 2015-C28 pooling and servicing agreement, the Brickyard Square loan combination and, with respect to the WFCM 2015-LC20 pooling and servicing agreement, the Bella Luna / San Lucas loan combination). The relevant time periods under the pooling and servicing agreement for this transaction are, and the relevant time periods under the WFCM 2015-C28 pooling and servicing agreement and the WFCM 2015-LC20 pooling and servicing agreement are, defined by reference to the loans held (whether or not serviced) by the trust fund established and the securities issued under such pooling and servicing agreement. The existence or absence of a subordinate control period, collective consultation period or senior consultation period

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under one pooling and servicing agreement will not by itself affect the existence or absence of a subordinate control period, collective consultation period or senior consultation period under another pooling and servicing agreement.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund” and “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

The Trust Fund

Creation of the Trust Fund	We will use the net proceeds from the issuance and sale of the certificates as the consideration to purchase the mortgage loans that will back those certificates from the mortgage loan sellers. Promptly upon acquisition, we will transfer those mortgage loans to the trust fund in exchange for the certificates.

A. General Considerations	When reviewing the information that we have included in this free writing prospectus with respect to the mortgage loans, please note that—

	•	All numerical information provided with respect to any individual mortgage loans, group of mortgage loans or the mortgage loans as a whole is provided on an approximate basis.

	•	All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the principal balance as of the cut-off date for each of the mortgage loans to the trust fund.

	•	In presenting the principal balances of the mortgage loans as of the cut-off date, we have assumed that all scheduled payments of principal and/or interest due on the mortgage loans on or before the cut-off date are timely made, and no prepayments or other unscheduled collections of principal are received with respect to any of the mortgage loans during the period from June 1, 2015 up to and including the cut-off date.

	•	In the case of the Brickyard Square mortgage loan and the Bella Luna / San Lucas mortgage loan, with respect to each of which the related mortgaged property also secures one pari passu companion loan, we generally present the loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per net rentable square foot or unit, as applicable, in this free writing prospectus in a

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manner that takes account of that mortgage loan and its related pari passu companion loan.

•	None of the mortgage loans in the trust fund will be cross-collateralized with any mortgage loan that is not in the trust fund (except as described in this free writing prospectus (i) with respect to the mortgage loans respectively secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Brickyard Square and Bella Luna / San Lucas, each of which also secures one related pari passu companion loan that is not included in the trust fund and (ii) as to residential cooperative properties which are described in this free writing prospectus as being encumbered (or which may in the future be encumbered) by secured subordinate indebtedness which is not included in the trust fund).

•	Two (2) of the mortgage loans, representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an increase in the related interest rate after a certain date, referred to as the anticipated repayment date, if the related borrower has not repaid the mortgage loan in full on such date. See “Description of the Mortgage Pool—ARD Loans” in this free writing prospectus.

•	The information in this free writing prospectus for mortgage loans secured by more than one mortgaged property is generally based on allocated loan amounts as stated on Annex A-1 when information is presented relating to mortgaged properties and not mortgage loans.

•	Except as otherwise specifically stated, the loan-to-value ratio, debt service coverage ratio, debt yield and loan per net rentable square foot or unit statistics with respect to each mortgage loan are calculated and presented without regard to any indebtedness other than the mortgage loan, whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

•	With respect to information regarding mortgage loans secured by residential cooperative properties investors should note that (a) the underwritten net cash flow presented herein for residential cooperative properties is not a measure of the actual cash flow generated by such property, but rather a measure of the projected net cash flow of such

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	property, reflected in an appraisal and determined assuming such property is operated as a multifamily rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser and (b) occupancy rates for the related mortgaged property as listed on Annex A-1 to this free writing prospectus are determined using the property vacancy assumption reflected in the related appraisal for purposes of determining the appraised value of the related mortgaged property as a multifamily rental property (i.e., the “Coop-Rental Value” reflected in Annex A-1 to this free writing prospectus); such vacancy assumption does not reflect actual occupancy.

B.General Characteristics	As of the cut-off date, the mortgage loans are expected to have the following characteristics:

	Cut-off date pool balance	$1,177,025,122
	Number of mortgage loans	133
	Number of mortgaged properties	151
	Percentage of multi-property mortgage
	loans	9.4%
	Largest cut-off date principal balance	$100,000,000
	Smallest cut-off date principal balance	$750,000
	Average cut-off date principal balance	$8,849,813
	Highest mortgage interest rate	5.390%
	Lowest mortgage interest rate	3.380%
	Weighted average mortgage interest
	rate	4.266%
	Longest original term to maturity or
	anticipated repayment date	120 months
	Shortest original term to maturity or
	anticipated repayment date	60 months
	Weighted average original term
	to maturity or anticipated repayment
	date	119 months
	Longest remaining term to maturity or
	anticipated repayment date	120 months
	Shortest remaining term to maturity or
	anticipated repayment date	54 months
	Weighted average remaining term to
	maturity or anticipated repayment
	date	118 months
	Highest debt service coverage ratio,
	based on underwritten net cash
	flow(1)(2)	21.73x
	Lowest debt service coverage ratio,
	based on underwritten net cash
	flow(1)(2)	1.13x

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Weighted average debt service coverage
ratio, based on underwritten net cash
flow(1)(2)	1.98x
Highest cut-off date loan-to-value
ratio(1)(2)	75.0%
Lowest cut-off date loan-to-value
ratio(1)(2)	3.0%
Weighted average cut-off date loan-to-
value ratio(1)(2)	64.5%
Highest maturity date loan-to-value
ratio or anticipated repayment date
loan-to-value ratio(1)(2)	69.8%
Lowest maturity date loan-to-value
ratio or anticipated repayment date
loan-to-value ratio(1)(2)	2.4%
Weighted average maturity date loan-
to-value ratio or anticipated
repayment date loan-to-value
ratio(1)(2)	55.5%
Highest underwritten NOI debt yield
ratio(1)(2)	119.4%
Lowest underwritten NOI debt yield
ratio(1)(2)	7.5%
Weighted average underwritten NOI
debt yield ratio(1)(2)	11.8%
Highest underwritten NCF debt yield
ratio(1)(2)	119.4%
Lowest underwritten NCF debt yield
ratio(1)(2)	7.5%
Weighted average underwritten NCF
debt yield ratio(1)(2)	11.1%

(1)	In the case of the Brickyard Square mortgage loan and the Bella Luna / San Lucas mortgage loan, with respect to each of which the related mortgaged property also secures one pari passu companion loan, the debt service coverage ratio, the loan-to-value ratio and debt yield information is generally presented in this free writing prospectus in a manner that takes account of that mortgage loan and its related pari passu companion loan. Other than as noted, the debt service coverage ratio, loan-to-value ratio and debt yield information for each mortgage loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan not in combination with the other indebtedness. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool” and “Description of the Mortgage Pool—Subordinate and/or Other Financing” in this free writing prospectus for information regarding the combined loan-to-value ratios and debt service coverage ratios with respect to mortgage loans that have related subordinate secured indebtedness or mezzanine indebtedness outstanding or that may be permitted in the future. For mortgage loans having interest-only payments for their entire terms, 12 months of interest-only payments is used as the annual debt service for purposes of calculating the related debt service coverage ratios.

(2)	See Annex B to this free writing prospectus, “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions”, “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations”, and the footnotes to Annex A-1 for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, loan-to-value ratios and underwritten debt yield ratios that are presented in this free writing prospectus, including (in some cases) taking into account reserves in such calculations and/or using an “as-stabilized” value, “as-renovated” value or “as-completed” value for the related mortgaged property in determining loan-to-value ratio.

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	For residential cooperative mortgage loans, the debt service coverage ratio and debt yield information are calculated using underwritten net cash flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and, in general, equals the projected operating income at the related mortgaged property assuming such mortgaged property is operated as a rental property. The loan-to-value ratio information for residential cooperative mortgage loans is based upon the appraised value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative. See “Risk Factors—Risks Related to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in this free writing prospectus.

C. Loan Combinations	The mortgage loans secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Brickyard Square and Bella Luna / San Lucas, representing approximately 1.0% and 0.4%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are part of loan combinations for which the same mortgage instrument also secures one note that is pari passu in right of payment with the respective mortgage loan and will not be included in the trust fund.

	For convenience of reference, we refer to those mortgage loans and their related companion loans as the “loan combinations”.

	The table below shows certain information with respect to the loan combinations:

		Loan Combinations(1)

	Mortgage Loan	Mortgage Loan Cut-off Date Loan Balance	Mortgage Loan as a % of Cut-off Date Pool Balance	Pari Passu Companion Loan(s) Balance as of Cut-off Date	Total Mortgage Debt Balance as of Cut-off Date
	Brickyard Square	$11,450,000	1.0%	$25,000,000	$36,450,000
	Bella Luna /
	San Lucas	$ 4,957,123	0.4%	$15,367,079	$20,324,202

	(1)	For more information regarding each loan combination, see “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

D. Property Types	The table below shows the number of mortgaged properties operated primarily for each indicated purpose,

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	and the aggregate cut-off date balance of, and percentage of the aggregate principal balance of, mortgage loans as of the cut-off date secured by each such property type:

	Property Types	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Cut-off Date Pool Balance(1)
	Multifamily(2)	53	$339,058,508	28.8%
	Retail	44	313,808,559	26.7
	Office	11	294,897,126	25.1
	Self Storage	20	79,519,010	6.8
	Hospitality	7	57,703,508	4.9
	Industrial	10	32,318,421	2.7
	Mixed Use	2	27,100,000	2.3
	Other	2	24,173,905	2.1
	Manufactured
	Housing
	Community	2	8,446,084	0.7
	Total:	151	$1,177,025,122	100.0%

	(1)		Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based upon allocated loan amounts as set forth on Annex A-1 to this free writing prospectus.

	(2)		Includes twenty-eight (28) residential cooperative properties (including the residential cooperative property identified on Annex A-1 to this free writing prospectus as Baywoods of Annapolis, representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which is operated, in part, as a residential cooperative property and, in part, as a residential healthcare facility), representing 7.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

E. State Concentrations	The table below shows the states in which the mortgaged properties are located:

	State/Region	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Cut-off Date Pool Balance(1)
	New York	30	$182,319,607	15.5%
	Texas	19	171,494,880	14.6
	Florida	26	161,854,235	13.8
	Virginia	5	70,795,520	6.0
	California	11	56,968,197	4.8
	Other(2)	60	533,592,682	45.3
	Total:	151	$1,177,025,122	100.0%

	(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based upon allocated loan amounts as set forth on Annex A-1 to this free writing prospectus.

	(2)	Includes twenty-seven (27) other states.

F. Encumbered and
Other Interests	The table below shows the number of mortgaged properties for which the encumbered interest is as indicated, and the aggregate cut-off date balance of, and percentage of the aggregate principal balance of, mortgage loans as of the cut-off date secured by such encumbered interests:

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	Encumbered Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Cut-off Date Pool Balance(1)
	Fee(2)	149	$1,172,528,701	99.6%
	Leasehold	2	4,496,421	0.4
	Total:	151	$1,177,025,122	100.0%

	(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based upon allocated loan amounts as set forth on Annex A-1 to this free writing prospectus.

	(2)	Includes leasehold interests where the fee interest completely overlaps the leasehold interest.

G. Amortization
Characteristics	The table below shows the amortization characteristics of the mortgage loans:

	Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
	Interest-only,
	Amortizing Balloon	50	$625,323,500	53.1%
	Amortizing Balloon	67	395,812,325	33.6
	Interest-only, Balloon	14	149,405,000	12.7
	Amortizing, ARD	2	6,484,296	0.6
	Total:	133	$1,177,025,122	100.0%

H. Prepayment Restrictions	The table below shows an overview of the prepayment restrictions under the terms of the mortgage loans:

Prepayment Restriction(1)(2)(3)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Lock-out/Defeasance/ Open	94	$976,968,682	83.0%
Lock-out/Greater of Yield
Maintenance or
Prepayment
Premium/Open	10	124,968,000	10.6
Greater of Yield
Maintenance or
Prepayment Premium/
Prepayment
Premium/Open	27	65,694,607	5.6
Lock-out/Defeasance or
Greater of Yield
Maintenance or
Prepayment
Premium/Open	1	7,000,000	0.6
Greater of Yield
Maintenance or
Prepayment
Premium/Open	1	2,393,832	0.2
Total:	133	$1,177,025,122	100.0%

(1)	Prepayment restrictions for each mortgage loan reflect the entire life of the loan. See Annex A-1 to this free writing prospectus, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each mortgage loan.

(2)	See Annex A-1 to this free writing prospectus for the type of provision that applies to each mortgage loan and the length of the relevant periods.

(3)	Exceptions apply to the restrictions in some circumstances. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” and “—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions—Partial Release and/or Partial Defeasance and/or Substitution and/or Severance/Partial Assumption” in this free writing prospectus and Annex A-1, including the footnotes thereto, to this free writing prospectus.

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	The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date as follows:

	Open Period (Payments)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
	1-3	6	$63,707,050	5.4%
	4-6	118	1,006,169,364	85.5
	7-13	9	107,148,708	9.1
	Total:	133	$1,177,025,122	100.0%

I. Other Mortgage Loan
Features	As of the cut-off date, the mortgage loans had the following characteristics:

	•	The most recent scheduled payment of principal and interest on any mortgage loan was not thirty days or more past due, and no mortgage loan has been thirty days or more past due in the past year.

	•	Ten (10) groups of mortgage loans, representing approximately 22.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were made to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” and Annex A-1 to this free writing prospectus.

	•	Eleven (11) mortgaged properties, securing approximately 5.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are each either wholly owner-occupied or 100% leased to a single tenant. See Annex A-1 to this free writing prospectus and the charts entitled “Major Tenants” and “Lease Expiration Schedule” in “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.

	•	The mortgage interest rate for each mortgage loan is fixed for the remaining term of the loan, except for (i) increases resulting from the application of the default interest rate following a default, (ii) in the case of each mortgage loan with an anticipated repayment date, any increase described herein that may occur if such mortgage loan is not repaid by the related anticipated repayment date and (iii) changes that result from any other loan-specific provisions

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that are described in the footnotes to Annex A-1 in this free writing prospectus.

• No mortgage loan permits negative amortization or the deferral of accrued interest (except for excess interest that would accrue in the case of each mortgage loan having an anticipated repayment date after the related anticipated repayment date for such mortgage loan).

J. Removal of Loans
from the Mortgage Pool	One or more of the mortgage loans may be removed from the trust fund pursuant to the purchase rights and obligations described below.

K. Seller Repurchase and
Substitution	Each mortgage loan seller will make representations and warranties with respect to the mortgage loans sold by it. Those representations and warranties are set forth in Annex C-1 and will be subject to the exceptions set forth in Annex C-2. If a mortgage loan seller discovers or has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan as described under “Description of the Mortgage Pool—Representations and Warranties” in this free writing prospectus, then that mortgage loan seller (or, in the case of mortgage loans sold by Walker & Dunlop Commercial Property Funding I WF, LLC, that mortgage loan seller and Walker & Dunlop Commercial Property Funding, LLC) will be required either to cure the breach or defect, repurchase the affected mortgage loan from the trust fund, substitute the affected mortgage loan with another mortgage loan or make a loss of value payment based on such defect or breach. Any repurchase of a mortgage loan would have substantially the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that the purchase will not be accompanied by any prepayment premium or yield maintenance charge. The applicable purchase price is generally not less than the sum of the outstanding principal balance of the mortgage loans together with accrued and unpaid interest, outstanding servicing advances and certain other costs or expenses (including liquidation fees in certain circumstances). In addition, no late charges or default interest will be paid. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus and “Description of the Pooling and Servicing Agreements—Representations and Warranties; Repurchases” in the accompanying prospectus.

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L. Sale of Defaulted
Mortgage Loans	Subject to the discussion set forth below with respect to the Brickyard Square mortgage loan and the Bella Luna / San Lucas mortgage loan, pursuant to the pooling and servicing agreement (and subject to any applicable intercreditor agreement), the applicable special servicer may offer to sell to any person (or may offer to purchase) a mortgage loan if the applicable mortgage loan is a specially serviced mortgage loan and the applicable special servicer determines that no satisfactory arrangements can be made for collection of delinquent payments, or an REO property after its acquisition, and such a sale would be in the best economic interest of the trust on a net present value basis. In the event a special servicer sells a specially serviced mortgage loan or REO property, that special servicer is generally required to accept the highest offer received from any person as described more fully in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this free writing prospectus and “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in the accompanying prospectus.

Notwithstanding any contrary provision described above, with respect to the Brickyard Square mortgage loan, the WFCM 2015-C28 pooling and servicing agreement and, with respect to the Bella Luna / San Lucas mortgage loan, the WFCM 2015-LC20 pooling and servicing agreement authorizes the applicable other special servicer to offer to sell (or offer to purchase) for cash the related loan combination if the loan combination is a specially serviced mortgage loan and the other special servicer determines that no satisfactory arrangements can be made for collection of delinquent payments, and such a sale would be in the best economic interest of the related trust (as the holder of the related pari passu companion loan) and the trust fund for this transaction collectively, on a net present value basis. In connection with any such loan sale, the other special servicer will be required to sell both the mortgage loan and its related pari passu companion loan together as a whole loan.

M. Defaulted Loan
Purchase Options	Pursuant to the related intercreditor agreement, the holders of any mezzanine loan incurred by the owners of a borrower generally have an option to purchase the related mortgage loan from the trust fund following a material default. The applicable purchase price is generally not less than the sum of the outstanding principal balance of the mortgage loan together with accrued and unpaid interest, outstanding servicing

39

advances and certain other costs or expenses (including liquidation fees in certain circumstances). The purchase price will generally not include any prepayment premium or yield maintenance charge. In addition, no late charges or default interest will be paid in connection with any purchase described above. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this free writing prospectus and “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in the accompanying prospectus.

Description of the Offered Certificates

General	The trust will issue 20 classes of the certificates with an approximate aggregate principal balance at initial issuance equal to $1,177,025,121. We are offering the Class A-1, A-2, A-3, A-4, A-SB, A-S, X-A, X-B, B, C, PEX and D certificates by this free writing prospectus. The trust will also issue the Class A-4FL, A-4FX, E, F, G, V-1, V-2 and R certificates, which are not offered hereby.

Certificate Principal
Balances	The Class A-1, A-2, A-3, A-4, A-SB, A-S, B, C, PEX and D certificates will each have principal balances. When referring to the principal balance certificates collectively, we are referring to the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX, A-SB, A-S, B, C, PEX, D, E, F and G certificates. The Class X-A and X-B certificates will not have principal balances and the holders of those classes will not be entitled to distributions of principal. For purposes of calculating the amount of accrued interest with respect to those certificates, however, the Class X-A certificates will have a notional amount equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-SB certificates and the Class A-4FX and A-S regular interests outstanding from time to time and the Class X-B certificates will have a notional amount equal to the aggregate principal balance of the Class B and C regular interests outstanding from time to time.

Upon initial issuance, and subject to a permitted variance that depends on the mortgage loans deposited into the trust fund, each class of offered certificates will have the aggregate initial certificate principal balance set forth in the table below:

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Class	Approx. Initial Aggregate Certificate Principal Balance or Notional Amount		Approx. % of Cut-off Date Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$50,145,000		4.260%	30.000%
Class A-2	$30,508,000		2.592%	30.000%
Class A-3	$250,000,000		21.240%	30.000%
Class A-4	$396,065,000		33.650%	30.000%
Class A-SB	$97,199,000		8.258%	30.000%
Class A-S	$88,277,000	(2)	7.500%	22.500%
Class X-A	$912,194,000		NAP	NAP
Class X-B	$120,645,000		NAP	NAP
Class B	$70,621,000	(2)	6.000%	16.500%
Class C	$50,024,000	(2)	4.250%	12.250%
Class PEX	$208,922,000	(2)	17.750%	12.250%
Class D	$58,851,000		5.000%	7.250%

(1)	The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4 and A-SB certificates and the Class A-4FX regular interest (and, therefore, the Class A-4FL and A-4FX certificates) represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4 and A-SB certificates and the Class A-4FX regular interest in the aggregate. The percentage indicated under the column “Approximate Initial Credit Support” with respect to the Class C certificates and the Class PEX certificates represents the approximate credit support for the Class C regular interest, which will have an initial outstanding principal balance on the closing date of $50,024,000.

(2)	The initial principal balances of the Class A-S, B and C certificates represent the principal balances of such classes without giving effect to any exchange for Class PEX certificates. The initial principal balance of the Class PEX certificates is equal to the aggregate of the initial principal balances of the Class A-S, B and C certificates and represents the maximum principal balance of the Class PEX certificates that could be issued in an exchange.

The approximate initial credit support provided to each class of principal balance certificates at initial issuance is the aggregate initial certificate principal balance, expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, of all classes of principal balance certificates that are subordinate to the indicated class with respect to rights to receive distributions of interest and principal and the allocation of realized losses. The level of credit enhancement available to any of the principal balance certificates will change over time as a result of (i) the allocation and distribution of principal payments on or in respect of the mortgage loans (including as a result of default, casualty, condemnation or liquidation) and proceeds of repurchases or sales of mortgage loans as described herein and (ii) the allocation of realized losses and additional trust fund expenses as described herein.

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Pass-Through Rates	The Class A-1, A-2, A-3, A-4, A-SB, A-S, X-A, X-B, B, C, PEX and D certificates will each bear interest. When referring to the interest-bearing certificates collectively, we are referring to the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX, A-SB, X-A, X-B, A-S, B, C, PEX, D, E, F and G certificates. Each class of offered certificates (other than the Class PEX certificates) will accrue interest at a pass-through rate. The approximate initial pass-through rates of the offered certificates (other than the Class PEX certificates), the Class A-4FX certificates and the Class A-4FX regular interest are set forth in the following table:

	Class	Approx. Initial Pass-Through Rate
Class A-1%
Class A-2%
Class A-3%
Class A-4%
	Class A-4FX and Class A-4FX regular interest	%
	Class A-SB	%
	Class A-S and Class A-S regular interest	%
	Class X-A	%
	Class X-B	%
	Class B and Class B regular interest	%
	Class C and Class C regular interest	%
	Class PEX	NAP
	Class D	%

The pass-through rates for the Class A-1, A-2, A-3, A-4, A-SB and D certificates and the Class A-4FX, A-S, B and C regular interests, in each case, will be a per annum rate equal to one of the following: (i) a fixed rate, (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4 and A-SB certificates and the Class A-4FX and A-S regular interests for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding

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immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B and C regular interests for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

The weighted average of the net mortgage interest rates on the mortgage loans for each distribution date will be calculated in the manner described under the heading “Description of the Offered Certificates—Distributions—Calculation of Pass-Through Rates” in this free writing prospectus.

The Class PEX certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, B and C regular interests represented by the Class PEX certificates.

Exchanging Certificates through Combination and Recombination
If you own exchangeable certificates in an exchange proportion that we describe in this free writing prospectus, you will be able to exchange them for a proportionate interest in the related exchangeable certificates. You can exchange your exchangeable certificates by notifying the certificate administrator. If exchangeable certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders. Any such allocations of principal and interest as between classes of exchangeable certificates will have no effect on the principal or interest entitlements of any other class of certificates. Exchanges will be subject to various conditions that we describe in this free writing prospectus.

See “Description of the Offered Certificates—Exchanges of Exchangeable Certificates” in this free writing prospectus for a description of the exchangeable certificates and exchange procedures. See also “Risk Factors—Risks Related to the Offered Certificates—There

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Are Risks Relating to the Exchangeable Certificates” in this free writing prospectus.

Distributions

A. General	The certificate administrator will make distributions of interest and, if and when applicable, principal to the holders of the following classes of certificates entitled to those distributions, sequentially as follows:

Distribution
	Order(1)	Class
	1st	A-1, A-2, A-3, A-4, A-SB,
X-A(2) and X-B(2) and the Class A-4FX regular
interest
	2nd	Class A-S regular interest
	3rd	Class B regular interest
	4th	Class C regular interest
	5th	Class D
	6th	Non-offered certificates (other than the
Class A-4FL, A-4FX, V-1 and V-2 certificates)

	(1)	With respect to priority 1st, (a) distributions of interest among the Class A-1, A-2, A-3, A-4, A-SB, X-A and X-B certificates and the Class A-4FX regular interest will be made on a pro rata basis in accordance with their respective interest entitlements and (b) distributions of principal, if and when applicable, generally will be made first to the Class A-SB certificates in an amount necessary to reduce the principal balance of such certificates to the Class A-SB planned principal balance identified on Annex G to this free writing prospectus, then sequentially in order of distribution priority as described under “—C. Distributions of Principal” below.

	(2)	The Class X-A and X-B certificates do not have principal balances and do not entitle their holders to distributions of principal.

In general, the funds available for distribution to certificateholders on each distribution date will be the aggregate amount received, or advanced as delinquent monthly debt service payments, on or in respect of the mortgage loans during the related collection period, net of (1) all forms of compensation payable to (a) the parties to the pooling and servicing agreement for this transaction and (b) with respect to the Brickyard Square loan combination, the parties to the WFCM 2015-C28 pooling and servicing agreement and, with respect to the Bella Luna / San Lucas loan combination, the parties to the WFCM 2015-LC20 pooling and servicing agreement, in each case, to the extent provided for in the related intercreditor agreement or as otherwise described in this free writing prospectus, (2) reimbursements of prior servicing advances and advances of delinquent monthly debt service payments

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and (3) reimbursements or payments of interest on servicing advances and debt service advances, indemnification expenses and other expenses of the trust fund.

See “Description of the Offered Certificates—Distributions—Priority of Distributions” and “Description of the Offered Certificates—Fees and Expenses” in this free writing prospectus and “Description of the Certificates—Distributions” in the accompanying prospectus.

B. Distributions of Interest	Each class of certificates (other than the Class A-4FL, R, V-1 and V-2 certificates) and the Class A-4FX, A-S, B and C regular interests will bear interest that will accrue during each interest accrual period based upon:

• the pass-through rate for that class and interest accrual period;

• the aggregate principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

• with respect to the Class A-4FX, A-S, B and C regular interests and each class of certificates (other than the Class A-4FL, R, V-1 and V-2 certificates), the assumption that each interest accrual period consists of 30 days and each year consists of 360 days.

A whole or partial prepayment on a mortgage loan, whether made by the related borrower or resulting from the application of insurance proceeds and/or condemnation proceeds, may not be accompanied by the amount of one full month’s interest on the prepayment. As and to the extent described under “Description of the Offered Certificates—Distributions—Interest Distributions” in this free writing prospectus, prepayment interest shortfalls may be allocated to reduce the amount of accrued interest otherwise distributable to the holders of all the principal balance certificates on a pro rata basis.

In addition, the amount of interest otherwise distributable on the Class D certificates and the Class B and C regular interests (and, therefore, on the Class B and C certificates and/or the Class PEX certificates, as applicable) on any distribution date may be reduced by certain trust advisor expenses.

On each distribution date, subject to available funds and the allocation and distribution priorities described under “—A. General” above and, in the case of the Class D

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certificates and the Class B and C regular interests (and, therefore, the Class B and C certificates and/or the Class PEX certificates, as applicable), the allocation of certain trust advisor expenses as described in this free writing prospectus, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

Interest distributions with respect to the Class A-1, A-2, A-3, A-4, A-SB, X-A and X-B certificates and the Class A-4FX regular interest will be made on a pro rata basis in accordance with their respective interest entitlements.

See “Description of the Offered Certificates—Distributions—Interest Distributions” and “—Priority of Distributions” in this free writing prospectus and “Description of the Certificates—Distributions of Interest on the Certificates” in the accompanying prospectus.

C. Distributions of Principal	Subject to—

• available funds,

• the distribution priorities described under “—A. General” above,

• the reductions of principal balances and other provisions described under “—Reductions of Certificate Principal Balances in Connection with Losses and Expenses” below, and

• the reductions, allocations and provisions described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below,

the holders of each class of principal balance certificates will be entitled to receive a total amount of principal over time equal to the aggregate principal balance of their particular class at initial issuance.

No principal will be distributed to the holders of the Class X-A and X-B certificates.

Except as described below, the certificate administrator must make principal distributions in a specified sequential order to ensure that:

• no distributions of principal will be made on the Class E, F and G certificates until, in the case of each of those classes, the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-SB and D certificates, and the Class A-4FX, A-S, B and C regular interests

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(and, therefore, the Class A-4FL, A-4FX, A-S, B, C and PEX certificates) and all other classes with an alphabetical designation earlier than that of the subject class, is reduced to zero;

•	no distributions of principal will be made on the Class D certificates until the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-SB certificates, and the Class A-4FX, A-S, B and C regular interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and PEX certificates) is reduced to zero;

•	no principal distributions will be made on the Class C regular interest (and, therefore, on the Class C certificates and the Class C component of the Class PEX certificates) until the aggregate principal balance of each other class of offered certificates (other than the Class D, PEX and C certificates), and the Class A-4FX, A-S and B regular interests (and, therefore, the Class A-4FL, A-4FX, A-S and B certificates and the Class A-S and B components of the Class PEX certificates) is reduced to zero;

•	no principal distributions will be made on the Class B regular interest (and, therefore, on the Class B certificates and the Class B component of the Class PEX certificates) until the aggregate principal balance of each other class of offered certificates (other than the Class D, PEX, C and B certificates), and the Class A-4FX and A-S regular interests (and, therefore, the Class A-4FL, A-4FX and A-S certificates and the Class A-S component of the Class PEX certificates) is reduced to zero;

•	no principal distributions will be made on the Class A-S regular interest (and, therefore, on the Class A-S certificates and the Class A-S component of the Class PEX certificates) until the aggregate principal balance of each other class of offered certificates (other than the Class D, PEX, C, B and A-S certificates) and the Class A-4FX regular interest (and, therefore, the Class A-4FL and A-4FX certificates) is reduced to zero;

•	no principal distributions, other than the distribution of amounts required, if any, to reduce the outstanding principal balance of the Class A-SB certificates to the Class A-SB planned principal balance for the related distribution date as identified on Annex G to this free writing prospectus, will be made on the Class A-SB certificates until the aggregate principal balance of each other class of offered certificates (other than the Class D, PEX, C, B

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and A-S certificates) and the Class A-4FX regular interest (and, therefore, the Class A-4FL and A-4FX certificates) is reduced to zero;

•	no principal distributions will be made on the Class A-4 certificates or Class A-4FX regular interest (and, therefore, the Class A-4FL and A-4FX certificates) until the principal balance of the Class A-SB certificates is reduced to the related Class A-SB planned principal balance as identified on Annex G to this free writing prospectus and the aggregate principal balance of the Class A-1, A-2 and A-3 certificates is reduced to zero;

•	no principal distributions will be made on the Class A-3 certificates until the principal balance of the Class A-SB certificates is reduced to the related Class A-SB planned principal balance as identified on Annex G to this free writing prospectus and the aggregate principal balance of the Class A-1 and A-2 certificates is reduced to zero;

•	no principal distributions will be made on the Class A-2 certificates until the principal balance of the Class A-SB certificates is reduced to the related Class A-SB planned principal balance as identified on Annex G to this free writing prospectus and the principal balance of the Class A-1 certificates is reduced to zero;

•	no principal distributions will be made on the Class A-1 certificates until the principal balance of the Class A-SB certificates is reduced to the Class A-SB planned principal balance as identified on Annex G to this free writing prospectus; and

•	once the Class A-SB certificates are reduced to the Class A-SB planned principal balance as identified on Annex G to this free writing prospectus, no additional principal distributions will be made on the Class A-SB certificates until the aggregate principal balance of the Class A-1, A-2, A-3 and A-4 certificates and the Class A-4FX regular interest (and, therefore, the Class A-4FL and A-4FX certificates) is reduced to zero.

Because of losses on the mortgage loans, and/or default-related or other unanticipated expenses of the trust fund, the aggregate principal balance of the Class D, E, F and G certificates and the Class A-S, B and C regular interests (and, therefore, the Class A-S, B, C and PEX certificates) may be reduced to zero at a time when the Class A-1, A-2, A-3, A-4 and/or A-SB certificates and/or the Class A-4FX regular interest

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remain outstanding. Under such circumstances, and in any event on the final distribution date, available principal funds for each distribution date will be allocated on the Class A-1, A-2, A-3, A-4 and A-SB certificates and the Class A-4FX regular interest pro rata (in accordance with their respective aggregate principal balances immediately prior to that distribution date), until the aggregate principal balance of those classes and the Class A-4FX regular interest is reduced to zero.

The total distributions of principal to be made on the principal balance certificates collectively on each distribution date will, in general, be a function of—

• the amount of scheduled payments of principal due or, in cases involving balloon loans that remain unpaid after their stated maturity dates and mortgage loans as to which the related mortgaged properties have been acquired on behalf of (or partially on behalf of) the trust fund, deemed due, on the mortgage loans during the collection period related to the subject distribution date, which payments are either received as of the end of the related collection period or advanced by the applicable master servicer or the trustee, as applicable, and

• the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the mortgage loans that are received during the related collection period.

However, the amount of principal otherwise distributable on the certificates collectively on any distribution date will be reduced by the following amounts, to the extent those amounts are paid or reimbursed from collections or advances of principal on the mortgage loans: (1) advances determined to have become nonrecoverable, (2) advances that remain unreimbursed immediately following the modification of a mortgage loan and its return to performing status and (3) certain trust advisor expenses and other trust fund expenses.

See “Description of the Offered Certificates—Distributions—Principal Distributions” and “—Priority of Distributions” in this free writing prospectus and “Description of the Certificates—Distributions of Principal on the Certificates” in the accompanying prospectus.

Fees and Expenses	As described below, certain fees and expenses will be payable from amounts received on the mortgage loans in the trust fund, in general prior to any amounts being paid to the holders of the offered certificates. Certain of those fees and expenses are described below.

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Each master servicer will be entitled to the applicable master servicing fee, which will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan serviced by such master servicer (including each applicable specially serviced mortgage loan, each applicable mortgage loan as to which the corresponding mortgaged property has become an REO property and each applicable mortgage loan as to which defeasance has occurred), including any non-serviced pari passu mortgage loan. The master servicing fee for each applicable mortgage loan will accrue at the related master servicing fee rate and will be computed using the same interest accrual basis and principal amount respecting which any related interest payment due on the mortgage loan is computed. The weighted average master servicing fee rate will be approximately 0.0343% per annum as of the cut-off date. The master servicing fee for each mortgage loan will be payable monthly to the applicable master servicer from amounts received with respect to interest on that mortgage loan or, upon liquidation of the mortgage loan, to the extent such interest collections are not sufficient, from general collections on all the mortgage loans.

Certain of the mortgage loans will be sub-serviced by sub-servicers that will be entitled to a sub-servicing fee with respect to each such mortgage loan. The rate at which the sub-servicing fee for each such mortgage loan accrues is included in the applicable master servicing fee rate for each of those mortgage loans.

Other than with respect to any non-serviced pari passu mortgage loan, each special servicer will be entitled to the applicable special servicing fee, which will be payable monthly on (1) each specially serviced mortgage loan serviced by such special servicer, if any, and (2) each applicable mortgage loan, if any, as to which the corresponding mortgaged property has become an REO property. The special servicing fee will accrue for any specially serviced mortgage loan or REO mortgage loan at a rate equal to 0.25% per annum (or, in the case of the mortgage loans sold to the depositor by National Cooperative Bank, N.A only, a rate equal to the greater of (i) 0.25% per annum and (ii) a per annum rate that would result in a special servicing fee for each such mortgage loan of $1,000 for the related month) and will be computed on the same interest accrual basis and principal amount respecting which any related interest payment due on such specially serviced mortgage loan or REO mortgage loan, as the case may be, is paid.

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The special servicing fee will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the mortgage loans (other than any non-serviced pari passu mortgage loan) and any related REO properties that are on deposit in the collection accounts from time to time.

Each special servicer will generally be entitled to receive a workout fee with respect to each serviced mortgage loan worked out by that special servicer, for so long as that serviced mortgage loan remains a worked-out mortgage loan. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to each payment of interest, other than default interest, and each payment of principal received on the related mortgage loan for so long as it remains a worked-out mortgage loan.

Each special servicer will also be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan (other than any non-serviced pari passu mortgage loan) serviced by such special servicer for which a full, partial or discounted payoff is obtained from the related borrower. The applicable special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO property as to which any liquidation proceeds, insurance proceeds or condemnation proceeds are received, except as described in the next paragraph. In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of default interest and/or late payment charges.

In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any mortgage loan by the related mortgage loan seller from the trust fund or payment of any loss of value payments under the circumstances described below under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee” in this free writing prospectus.

The certificate administrator will be entitled to a fee for each mortgage loan (including any non-serviced pari passu mortgage loan) and each REO mortgage loan for any distribution date equal to the product of the portion of the certificate administrator fee rate applicable to

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such month, determined in the same manner as the applicable mortgage interest rate is determined for each mortgage loan for such month, and the principal balance of that mortgage loan. The certificate administrator fee rate is 0.0039% per annum. The trustee will be entitled to a monthly fee of $210 payable by the certificate administrator from the certificate administrator’s fee pursuant to the pooling and servicing agreement.

The trust advisor will be entitled to a fee for each mortgage loan (other than the Brickyard Square mortgage loan and the Bella Luna / San Lucas mortgage loan) for any distribution date equal to the product of the portion of the trust advisor fee rate applicable to such month, determined in the same manner as the applicable mortgage interest rate is determined for each mortgage loan for such month, and the principal balance of that mortgage loan. The trust advisor fee rate is 0.00231% per annum.

With respect to the Brickyard Square mortgage loan and the Bella Luna / San Lucas mortgage loan, the related other master servicer, the other special servicer and the trust advisor with respect to the related other securitization will be entitled to fees on terms and conditions that are substantially similar in all material respects (but not necessarily identical) to the respective fees described above, in each case pursuant to the related pooling and servicing agreement. See “Description of the Mortgage Pool—Loan Combinations”, “Description of the Offered Certificates—Fees and Expenses” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

The master servicers, special servicers, trustee, certificate administrator and trust advisor and, with respect to the Brickyard Square mortgage loan and the Bella Luna / San Lucas mortgage loan, the related other master servicer, the other special servicer, the trustee, the certificate administrator and the trust advisor under the related other pooling and servicing agreement are entitled to certain other additional fees and reimbursement of expenses. In general, those fees and reimbursements are payable or reimbursable from various amounts collected on the related mortgage loan or loan combination or in whole or in part from general collections on the mortgage pool for this transaction, in each case prior to distributions to the certificateholders.

Further information with respect to the fees and expenses payable from amounts otherwise distributable to certificateholders, including information regarding the

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general purpose of and the source of payment for the fees and expenses and certain limitations on the payment of fees to affiliates, is set forth under “Description of the Offered Certificates—Fees and Expenses” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus.

D. Distributions of Yield Maintenance Charges and Other Prepayment Premiums

Any yield maintenance charge or prepayment premium collected in respect of a mortgage loan generally will be distributed, in the proportions described in this free writing prospectus, to the holders of the Class X-A and/or X-B certificates and/or to the holders of any Class A-1, A-2, A-3, A-4, A-SB and/or D certificates, and/or the Class A-4FX, A-S, B and/or C regular interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and/or PEX certificates, as applicable) then entitled to receive distributions of principal. See “Description of the Offered Certificates—Distributions—Priority of Distributions—Distributions of Yield Maintenance Charges and Prepayment Premiums” in this free writing prospectus and “Description of the Certificates—Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations” in the accompanying prospectus.

Reductions of Certificate Principal Balances in Connection with Losses and Expenses

Because of losses on the mortgage loans and/or default-related and other unanticipated expenses of the trust fund, the aggregate principal balance of the mortgage pool, net of advances of principal, may fall below the aggregate principal balance of the certificates. In general, if and to the extent that those losses and expenses cause such a deficit to exist following the distributions made on any distribution date, then the principal balances of the respective classes of principal balance certificates generally will be sequentially reduced (without accompanying principal distributions) in the following order, until that deficit is eliminated:

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Reduction
Order	Class
1st	Non-offered certificates (other than the Class A-4FL and A-4FX certificates)
2nd	Class D certificates
3rd	Class C regular interest (and, therefore, the Class C certificates and the Class C component of the Class PEX certificates)
4th	Class B regular interest (and, therefore, the Class B certificates and the Class B component of the Class PEX certificates)
5th	Class A-S regular interest (and, therefore, the Class A-S certificates and the Class A-S component of the Class PEX certificates)
6th	Class A-1, A-2, A-3, A-4 and A-SB certificates and the Class A-4FX regular interest (and, therefore, the Class A-4FL and A-4FX certificates)

Any reduction of the principal balances of the Class A-1, A-2, A-3, A-4 and A-SB certificates and the Class A-4FX regular interest (and, therefore, the Class A-4FL and A-4FX certificates) will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction.

To the extent that unanticipated expenses of the trust fund consist of indemnification payments to the trust advisor or, with respect to any non-serviced pari passu mortgage loan, the trust advisor (or the equivalent) under the pooling and servicing agreement related to that non-serviced pari passu mortgage loan, then (i) if the expense arises in connection with legal actions pending or threatened against the trust advisor at the time of its discharge, the expense will be treated in substantially the same manner as other unanticipated expenses of the trust fund for purposes of the provisions described above, and (ii) under any other circumstances, the expense will be separately allocated and borne by certificateholders in the manner generally described under “—Reductions of Interest Entitlements and Certificate Principal Balances in Connection with Certain Trust Advisor Expenses” below. The pooling and servicing agreement will contain provisions for the identification and categorization of expenses for such purposes.

See “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this free writing prospectus and “Description of the

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Certificates—Allocation of Losses and Shortfalls” in the accompanying prospectus.

Reductions of Interest Entitlements and Certificate Principal Balances In Connection with Certain Trust Advisor Expenses

The trust advisor will be entitled to indemnification in respect of its obligations under the pooling and servicing agreement as described in this free writing prospectus, and certain of those obligations may be triggered early as a result of a waiver by the majority subordinate certificateholder of its rights under the pooling and servicing agreement. In connection with any activities related to any non-serviced loan combination serviced under another securitization, the trust advisor (or equivalent party) with respect to such securitization may be entitled to indemnification from the trust fund for this transaction (on a pro rata basis with the other trust fund and any other holders of related pari passu companion loans, based upon the respective principal balances of the pari passu mortgage loan and the related pari passu companion loans) in respect of its obligations under the pooling and servicing agreement pursuant to which each non-serviced loan combination is serviced, and certain of those obligations may be triggered early as a result of a waiver by the majority subordinate certificateholder (or the equivalent) under that securitization of its rights under that pooling and servicing agreement. Any expenses incurred by the trust advisor or, with respect to any non-serviced pari passu mortgage loan, the trust advisor (or the equivalent) under the pooling and servicing agreement pursuant to which the related non-serviced loan combination is serviced, that are indemnifiable under the pooling and servicing agreement will be reimbursable on each distribution date up to the sum of the interest otherwise distributable on the Class D certificates and the Class C and B regular interests (and, therefore, on the Class C and B certificates and/or the Class C and B components of the Class PEX certificates, as applicable) on that distribution date and the portion of the amount of principal distributable on the related distribution date that would otherwise be distributed on the Class A-1, A-2, A-3, A-4, A-SB and D certificates and the Class A-4FX, A-S, B and C regular interests (and, therefore, on the Class A-4FL, A-4FX, A-S, B, C and/or PEX certificates, as applicable) on that distribution date.

Amounts so reimbursed will be allocated to reduce the amount of interest that (but for these allocations) would be distributed on the Class D certificates and the Class C

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and B regular interests, in that order, on that distribution date, and any remaining amount will be allocated to reduce such portion of such principal distributable on the related distribution date, with a corresponding write-off of the principal balance of the Class D certificates, the Class C, B and A-S regular interests, and the Class A-1, A-2, A-3, A-4 and A-SB certificates and the Class A-4FX regular interest (with any write-off of the Class A-1, A-2, A-3, A-4 and A-SB certificates and the Class A-4FX regular interest to be applied on a pro rata basis between those classes in accordance with their respective aggregate principal balances immediately prior to that distribution date), in that order, in each case until the principal balance of that class has been reduced to zero. Any portion of such trust advisor expenses that remain unreimbursed after giving effect to allocations and distributions on that distribution date will not be reimbursed to the trust advisor or, with respect to any non-serviced pari passu mortgage loan, any trust advisor (or equivalent party) under the pooling and servicing agreement pursuant to which that non-serviced loan combination is serviced, on that distribution date and will be carried forward to and be reimbursable on succeeding distribution dates, subject to the same provisions, until the trust advisor is actually reimbursed for the relevant expense. However, the provisions described above will not apply to trust advisor expenses that arise from legal proceedings that are pending or threatened against the trust advisor at the time of its discharge or, with respect to any non-serviced pari passu mortgage loan, any related other trust advisor or operating advisor at the time of its discharge (see “—Relevant Parties—Trust Advisor” above).

See “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this free writing prospectus.

Advances of Delinquent Monthly Debt Service Payments

Each master servicer will be required to make debt service advances with respect to any delinquent scheduled monthly payments of principal and/or interest on the mortgage loans (including any non-serviced pari passu mortgage loan but not any pari passu companion loan) serviced by that master servicer, other than balloon payments, default interest and excess interest, and to make advances of assumed monthly debt service payments for such mortgage loans that are balloon loans and become defaulted upon their maturity dates, on the same amortization schedule as if the maturity

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date had not occurred, as well as for applicable REO mortgage loans. The trustee must make any of those advances that either master servicer is required, but fails, to make, subject to its own determination of non-recoverability. Any party that makes a debt service advance will be entitled to be reimbursed for that advance, together with interest at the prime lending rate described more fully in this free writing prospectus. However, interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires.

Notwithstanding the foregoing, none of the master servicers or the trustee will be required to make any debt service advance that it or the related special servicer determines, in its reasonable good faith judgment, will not be recoverable (together with interest on the advance) from proceeds of the related mortgage loan. Absent bad faith, the determination by any authorized person that a debt service advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

In addition, each special servicer must generally obtain an appraisal or conduct an internal valuation of the mortgaged property securing any mortgage loan for which it has servicing responsibilities under the pooling and servicing agreement following a material default or the occurrence of certain other events described in this free writing prospectus. Based upon the results of such appraisal, or, in the case of the Brickyard Square mortgage loan or the Bella Luna / San Lucas mortgage loan, an appraisal obtained by the applicable special servicer under the WFCM 2015-C28 pooling and servicing agreement or the WFCM 2015-LC20 pooling and servicing agreement, respectively, the amount otherwise required to be advanced in respect of interest on the related mortgage loan may be reduced as described under the heading “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this free writing prospectus. Due to the distribution priorities described in this free writing prospectus, any reduction in advances will generally reduce the funds available to distribute interest on the respective classes of subordinate interest-bearing certificates sequentially in the reverse order of distribution priority (first, Class G, then Class F and so on, with the effects borne on a pari passu basis as between those classes that are pari passu with each other in respect of interest distributions) up to the total amount of the reduction.

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See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Required Appraisals” in this free writing prospectus and “Description of the Certificates—Advances in Respect of Delinquencies” in the accompanying prospectus.

Each of the Brickyard Square mortgage loan and the Bella Luna / San Lucas mortgage loan is subject to provisions in the related other pooling and servicing agreement under which it is serviced relating to appraisal reductions, and such provisions are substantially similar in all material respects (but not necessarily identical) to the provisions set forth above. The existence of an appraisal reduction in respect of the Brickyard Square mortgage loan or the Bella Luna / San Lucas mortgage loan will proportionally reduce the applicable master servicer’s or the trustee’s obligation to make the interest portion of advances on such mortgage loan under the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—Loan Combinations” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

Delinquent scheduled monthly payments of principal and/or interest on a pari passu companion loan will not be advanced by either master servicer or the trustee, but may be advanced by the applicable master servicer or trustee under the other securitization servicing agreement pursuant to which that pari passu companion loan is securitized.

Subordination	The amount available for distribution will be applied in the order described in “Distributions—Distributions of Interest” and “—Distributions of Principal” above.

The following chart generally depicts the general manner in which the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows entitlement to receive interest and, if applicable, principal owed on any distribution date in order of payment priority (except that principal will generally be allocated and paid first, to the Class A-SB certificates up to the Class A-SB planned principal balance as identified on Annex G to this free writing prospectus for the applicable distribution date, and then, to the Class A-1 certificates, and then, to the Class A-2 certificates, and then, to the Class A-3 certificates, and then, on a pro rata basis to the Class A-4 certificates and the Class A-4FX regular interest (and, therefore, the Class A-4FL and A-4FX certificates), and then, to the Class A-SB certificates without regard to the Class A-SB planned

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principal balance, in that order). Payment rights of the various classes of certificates are more fully described in “Description of the Offered Certificates—Distributions” in this free writing prospectus. It also shows the manner in which mortgage loan losses are allocated, which will be in the reverse order of priority (beginning with certain classes of certificates that are not being offered by this free writing prospectus). Loss allocation and shortfall burdens of the various classes of certificates are more fully described in “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” and “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this free writing prospectus.

(1) The Class X-A and X-B certificates do not have a certificate principal balance and do not entitle their holders to distributions of principal. However, loan losses will generally reduce the respective notional amounts of the Class X-A and/or X-B certificates and, therefore, the amount of interest they accrue.

(2) Other than the Class A-4FL, A-4FX, R, V-1 and V-2 certificates.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Principal losses on the mortgage loans allocated to a class of certificates will reduce the related certificate

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principal balance of that class. No such losses will be allocated to the Class V-1, V-2, R, X-A or X-B certificates, although loan losses will reduce the notional amount of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, A-2, A-3, A-4 or A-SB certificates or the Class A-4FX or A-S regular interest) or the Class X-B certificates (to the extent such losses are allocated to the Class B or C regular interests) and, therefore, the amount of interest they accrue. To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any losses allocated to your certificates.

In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicers’, special servicers’ and trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or certain other fees paid by the related borrower or other borrowers that are not paid to the master servicers or the special servicers as compensation), with respect to the Brickyard Square mortgage loan and the Bella Luna / San Lucas mortgage loan, the right of the other master servicer, other special servicer or trustee under the related pooling and servicing agreement to receive payments of interest on unreimbursed servicing advances related to the Brickyard Square loan combination or the Bella Luna / San Lucas loan combination, as applicable, the applicable special servicer’s or any other special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by that special servicer, a modification of a mortgage loan’s interest rate or principal balance or as a result of other unanticipated trust expenses. These shortfalls, if they occur, would generally reduce distributions on the various classes of interest-bearing certificates, with the effect borne by classes with relatively lower payment priorities before classes with relatively higher payment priorities. To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any such shortfall allocated to your certificates.

With respect to any pari passu mortgage loan, any losses or shortfalls that occur with respect to the related loan combination will be allocated between the pari passu mortgage loan and its related pari passu companion loan on a pro rata basis in accordance with their respective principal balances.

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In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by either master servicer are required to be allocated to the various classes of interest-bearing certificates (other than the Class X-A, X-B, A-4FL, A-4FX, A-S, B, C and PEX certificates) and the Class A-4FX, A-S, B and C regular interests, on a pro rata basis according to accrued interest, to reduce the interest entitlements on such certificates or regular interests. You will never receive a reimbursement or other compensation for any prepayment interest shortfalls that are so allocated to your certificates.

To the extent that unanticipated expenses of the trust fund consist of indemnification payments to the trust advisor or, with respect to the WFCM 2015-C28 securitization or the WFCM 2015-LC20 securitization, as applicable, any other trust advisor or operating advisor, then (i) if the expense arises in connection with legal actions pending or threatened against that trust advisor at the time of its discharge, the expense will be treated in substantially the same manner as other unanticipated expenses of the trust fund for purposes of the provisions described above, and (ii) under any other circumstances, the expense will be separately allocated and borne by certificateholders in the manner generally described under “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this free writing prospectus.

Information Available to
Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the trust provided they agree to keep the information confidential. See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this free writing prospectus and “Description of the Certificates—Reports to Certificateholders” in the accompanying prospectus.

Early Termination	The trust fund may be terminated and therefore the certificates may be retired early by certain designated entities when the total outstanding principal balance of the mortgage loans, net of advances of principal, is reduced to 1.0% or less of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See “Description of the Offered Certificates—Termination of the Pooling and Servicing Agreement” in this free writing prospectus and “Description of the

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Certificates—Termination” in the accompanying prospectus.

Denominations	We intend to deliver the Class A-1, A-2, A-3, A-4, A-SB, A-S, B, C, PEX and D certificates in minimum principal balance denominations of $10,000. We intend to deliver the Class X-A and X-B certificates in minimum notional amount denominations of $1,000,000. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination. See “Description of the Offered Certificates—Delivery, Form and Denomination” in this free writing prospectus and “Description of the Certificates—General” in the accompanying prospectus.

Clearance and Settlement	You will hold your certificates through The Depository Trust Company (“DTC”), in the United States, or Clearstream Banking société anonyme (“Clearstream”) or Euroclear Bank as operator of The Euroclear System (“Euroclear”), in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any such certificate, except under limited circumstances. See “Description of the Offered Certificates—Delivery, Form and Denomination” in this free writing prospectus and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

• Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited and BlackRock Financial Management, Inc., CMBS.com, Inc. and Thomson Reuters Corporation; and

• the certificate administrator’s website initially located at www.ctslink.com.

Neither the certificate administrator nor any other party to the pooling and servicing agreement will be obligated to provide any analytical information or services regarding the mortgage loans or the certificates. The type and amount of analytical information concerning the mortgage loans or the certificates made available to you by a third-party service will be determined solely by such service and will depend on the type of subscription, if any, that you may have with such service.

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Additional Aspects of the Offered Certificates and the Trust Fund

Conflicts of Interest	The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

	•	the ownership of any certificates by the depositor, sponsors, mortgage loan sellers, underwriters, master servicers, special servicers, trustee, certificate administrator, trust advisor or any of their affiliates or, with respect to the WFCM 2015-C28 securitization or the WFCM 2015-LC20 securitization by the other master servicer, the other special servicer, or the other trust advisor under the related pooling and servicing agreement or any of their respective affiliates;

	•	the relationships, including the ownership of other mortgage debt (including the pari passu companion loans or securities backed thereby), non-mortgage debt and equity interests or other financial dealings, of the sponsors, mortgage loan sellers, master servicers, special servicers, trustee, certificate administrator, trust advisor or, with respect to the Brickyard Square pari passu companion loan or the Bella Luna / San Lucas pari passu companion loan, the master servicer, special servicer, or trust advisor under the pooling and servicing agreement for the related securitization or any of their respective affiliates or any of their respective affiliates with each other, any borrower, any borrower sponsor or any of their affiliates;

	•	any affiliation between the subordinate class representative and any borrower or property manager with respect to a mortgage loan, or any affiliate of the borrower or property manager, or any agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor or investor in or of an affiliate of the related borrower;

	•	the obligation of either special servicer, or, with respect to the Brickyard Square pari passu companion loan or the Bella Luna / San Lucas pari passu companion loan, the special servicer under the related pooling and servicing agreement or any of their respective affiliates to take actions at the direction or obtain the approval of the subordinate class representative, or the holder of the Brickyard Square pari passu companion loan or its representative, or the holder of the Bella Luna / San

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Lucas pari passu companion loan or its representative, as applicable;

•	the right of the majority subordinate certificateholder or the subordinate class representative on its behalf, or, with respect to the Brickyard Square pari passu companion loan or the Bella Luna / San Lucas pari passu companion loan, the majority subordinate certificateholder, subordinate class representative or controlling class representative under the related pooling and servicing agreement, to replace either applicable special servicer, with or without cause (in any case other than with respect to an excluded loan), and any arrangements entered into between a special servicer and any such entity in consideration of such special servicer’s appointment (or continuance) as special servicer under such pooling and servicing agreement;

•	the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

•	the opportunity of the initial investor in the Class E, F and G certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans or its imposition of additional monetary or other conditions on its acquisition of those certificates in order to allow certain mortgage loans to be included in this securitization; and

•	the activities of the master servicers, special servicers, trust advisor, sponsors, mortgage loan sellers, underwriters, trustee, or certificate administrator or, with respect to the Brickyard Square pari passu companion loan or the Bella Luna / San Lucas pari passu companion loan, the activities of the master servicer, the special servicer, or the trust advisor under the related pooling and servicing agreement or any of their respective affiliates in connection with any other transaction.

See “Risk Factors—Risks Related to the Offered Certificates—If any Master Servicer or any Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund”, “—You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with

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Your Interests”, “—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates”, “—Potential Conflicts of Interest of the Underwriters and Their Affiliates”, “—Potential Conflicts of Interest of the Subordinate Class Representative” and “—Potential Conflicts of Interest in the Selection of the Mortgage Loans” in this free writing prospectus.

Federal Tax Status	Elections will be made to treat designated portions of the trust fund as three separate “real estate mortgage investment conduits” or “REMICs” under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended. Those REMICs will exclude excess interest accrued on each mortgage loan with an anticipated repayment date. The Class A-4FX, A-S, B and C regular interests, together with any excess interest, and the swap contract and the related distribution account will be held in portions of a grantor trust and the Class A-4FL, A-4FX, A-S, B, C, PEX, V-1 and V-2 certificates will represent undivided beneficial interests in their respective portions of such grantor trust as further described under “Material Federal Income Tax Consequences” in this free writing prospectus.

The offered certificates will evidence the ownership of “regular interests” in a REMIC, as further described under “Material Federal Income Tax Consequences” in this free writing prospectus. The offered certificates and the Class A-S, B and C regular interests generally will be treated as newly originated debt instruments for federal income tax purposes. The Class A-S, B, C and PEX certificates will represent undivided beneficial interests in the Class A-S, B and C regular interests. You will be required to report income on your certificates in accordance with the accrual method of accounting, regardless of your usual method of accounting.

The Class X-A and X-B certificates will evidence the ownership of multiple “interest-only” regular interests, with each such regular interest having a notional principal balance corresponding to one of the classes of offered certificates that has a principal balance or the Class A-4FX, A-S, B or C regular interests, as applicable.

We anticipate that the Class , , and certificates will be issued at a premium for federal income tax purposes and we anticipate that the Class and certificates will be issued with more than a de minimis amount of original issue discount for federal income tax purposes. When determining the rate of accrual of original issue discount, if any, and market discount and the amortization of premium, for federal income tax

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purposes, the prepayment assumption will be that, subsequent to the date of any determination—

● each mortgage loan with an anticipated repayment date will repay in full on that date;

● no mortgage loan will otherwise be prepaid prior to maturity; and

● there will be no extension of the maturity of any mortgage loan.

No representation is made that the mortgage loans will in fact be repaid in accordance with this assumption or that the Internal Revenue Service will not challenge on audit the prepayment assumption used.

For a more detailed discussion of United States federal income tax aspects of investing in the offered certificates, see “Material Federal Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Consequences” in the accompanying prospectus.

Yield Considerations	You should carefully consider the matters described under “Risk Factors—Risks Related to the Offered Certificates—The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty” in this free writing prospectus, which may affect significantly the yield on your investment. In addition, see “Yield and Maturity Considerations” in this free writing prospectus and “Yield Considerations” in the accompanying prospectus.

ERISA	The offered certificates are generally eligible for purchase by employee benefit plans pursuant to the prohibited transaction exemption granted to Wells Fargo Securities, LLC, subject to certain considerations discussed in the sections titled “ERISA Considerations” in this free writing prospectus and “ERISA Considerations” in the accompanying prospectus.

You should refer to the sections in this free writing prospectus and the accompanying prospectus referenced above if you are a benefit plan fiduciary considering the purchase of any offered certificates. You should, among other things, consult with your counsel to determine whether all required conditions in the prohibited transaction exemption have been satisfied.

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Ratings	The offered certificates will not be issued unless each of the offered classes receives at least the following ratings from Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.:

	Class	Fitch	KBRA	Moody’s
	Class A-1	AAAsf	AAA(sf)	Aaa(sf)
	Class A-2	AAAsf	AAA(sf)	Aaa(sf)
	Class A-3	AAAsf	AAA(sf)	Aaa(sf)
	Class A-4	AAAsf	AAA(sf)	Aaa(sf)
	Class A-SB	AAAsf	AAA(sf)	Aaa(sf)
	Class A-S	AAAsf	AAA(sf)	Aa2(sf)
	Class X-A	AAAsf	AAA(sf)	NR
	Class X-B	NR	AAA(sf)	NR
	Class B	AA-sf	AA-(sf)	NR
	Class C	A-sf	A-(sf)	NR
	Class PEX	A-sf	A-(sf)	NR
	Class D	BBB-sf	BBB-(sf)	NR

The ratings address the likelihood of full and timely distribution to the certificateholders of all distributions of interest at the applicable pass-through rate on the offered certificates on each distribution date and, except in the case of the Class X-A and X-B certificates, the ultimate distribution in full of the certificate principal balance of each class of certificates not later than the distribution date in June 2048. Each security rating assigned to the offered certificates should be evaluated independently of any other security rating. Such ratings do not address the tax attributes of the certificates or the receipt of any default interest or prepayment premium or yield maintenance charge or constitute an assessment of the likelihood, timing or frequency of prepayments on the mortgage loans.

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

The ratings of the offered certificates entail substantial risks and may be unreliable as an indication of the creditworthiness of your certificates. We hired Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. to rate certain classes of the offered certificates. Each of Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. may issue ratings on one or more classes of offered certificates that we did not hire them to rate. Had the depositor engaged each of the three (3) hired nationally recognized statistical rating organizations to rate all classes of certificates, the ratings of those classes of certificates that were not ultimately rated by one or more of those nationally recognized statistical rating organizations may have been different, and potentially lower, than the ratings ultimately assigned to

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the certificates. In the case of Moody’s Investors Service, Inc., the depositor only requested ratings for certain classes of related certificates, due in part to the initial subordination levels provided by Moody’s Investors Service, Inc. If the depositor had selected Moody’s Investors Service, Inc. to rate those other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc. In addition, the decision not to engage one or more of the three (3) hired nationally recognized statistical rating organizations to rate certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates.

Information regarding the mortgage loans and the trust fund will be available to other nationally recognized statistical rating organizations that may enable them to issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are lower than the ratings assigned by the hired rating agencies, that may have an adverse effect on the liquidity, market value and regulatory characteristics of the classes so rated. Neither the depositor nor any other person or entity will have any duty to notify you if any such other rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this free writing prospectus. In no event will ratings confirmation from any such other rating organization (except insofar as the matter involves a loan combination and such other rating organization is hired to rate securities backed by one or more of the related pari passu companion loans) be a condition to any action, or the exercise of any right, power or privilege by any person or entity, under the pooling and servicing agreement. See “Risk Factors” and “Ratings” in this free writing prospectus and “Ratings” in the attached prospectus. The ratings of the offered certificates may be withdrawn or lowered, the offered certificates may receive an unsolicited rating, or the Securities and Exchange Commission may determine that any or all of Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate the offered certificates, any one of which events may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

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Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.

As of the closing date, the issuing entity will not be required to register as an investment company under the Investment Company Act of 1940, as amended. The issuing entity will be relying upon an exclusion or exemption under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended or Rule 3a-7 under Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

See “Legal Investment” in this free writing prospectus and in the accompanying prospectus.

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RISK FACTORS

You should carefully consider the risks described below and those described in the accompanying prospectus under “Risk Factors” before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. Distributions on the offered certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans, and, therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties in assessing the risks related to the performance of the offered certificates.

The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment. If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. This free writing prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus and the accompanying prospectus. In connection with the information presented in this free writing prospectus relating to risks that may relate to certain of the mortgage loans or the mortgage loans in general, examples are sometimes given with respect to a particular risk and a particular mortgage loan. However, the fact that examples are given should not be interpreted as meaning that such examples reflect all of the mortgage loans in the trust to which such risk is applicable.

Risks Related to the Offered Certificates

The Certificates May Not Be a Suitable Investment for You

The certificates are not suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates. For the reasons set forth in these “Risk Factors” and the “Risk Factors” described in the accompanying prospectus, the yield to maturity and the aggregate amount and timing of distributions on the certificates are subject to material variability from period to period and over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate diligence on the mortgage loans and the certificates.

The Trust Fund’s Assets May Be Insufficient to Allow for Repayment in Full on Your Certificates

If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

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A Future Economic Downturn, a Downturn in Real Estate Markets or Credit Markets and/or Sovereign Debt Concerns May Increase Loan Defaults and/or Affect the Value and Liquidity of Your Investment

The global economy recently experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products. Although the United States economy, by some measurements, may be emerging from the recession, any recovery could be fragile and unsustainable, in which circumstances another, possibly more severe recession may ensue. The global recession and financial crisis resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial real estate. Additionally, a contraction in the availability of commercial mortgage financing, together with higher mortgage rates and decreases in commercial real estate values, prevented many commercial mortgage borrowers from refinancing their maturing mortgage loans or selling their properties for proceeds sufficient to retire such loans. These circumstances significantly increased delinquency and default rates of securitized commercial mortgage loans for a period of time, with defaults occurring throughout the United States. In addition, the declines in commercial real estate values resulted in reduced borrower equity, which circumstances gave borrowers less incentive to cure delinquencies and avoid foreclosure. Those declines in value thus tended to result in lower recoveries and greater losses upon any foreclosure sale or other liquidation. Defaults, delinquencies and losses further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities. Although commercial mortgage lenders have made financing more available in recent years, some commercial real estate markets continue to experience weakness, and further, financing availability remains limited in some respects and declines may occur in real estate values.

Furthermore, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries, including Greece, Ireland, Spain, Portugal and Italy, which participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may spread to other countries at any time. In particular, the pace of progress, or the lack of progress, of federal statutory debt limit, budget and deficit reduction talks in the United States—as well as any accompanying interruptions to government functions and services—may cause continued volatility. For example, the United States government has nearly reached its borrowing limit in the past and, if Congress had not increased the borrowing limit, the United States government might have had insufficient funding to meet its financial obligations. Failure of the United States government to resolve a similar situation in any future instance could have a significant negative effect on the economy and could lead to further downgrades of the United States’ sovereign debt rating. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under the U.S. bankruptcy code or by agreement with their creditors. For instance, the City of Detroit, Michigan was the subject of proceedings under chapter 9 of the U.S. bankruptcy code. Any or all of the circumstances described above may lead to further

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volatility in or disruption of the credit markets at any time. Moreover, other types of events may affect financial markets, such as war, revolt, insurrection, armed conflict, terrorism, political crisis, natural disasters and man-made disasters.

Investors should note that economic conditions, market conditions, and conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans and the performance of the certificates. You should be aware in particular that:

•	such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the trust fund would realize in the event of foreclosures and liquidations;
•	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;
•	notwithstanding that the mortgage loans were recently underwritten and originated, the values of the related mortgaged properties may have declined since the mortgage loans were originated and may decline following the issuance of the certificates and such declines may be substantial and occur in a relatively short period following the issuance of the certificates; and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;
•	if you determine to sell your certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid; this may be the case for reasons unrelated to the then-current performance of the certificates or the mortgage loans; and this may be the case within a relatively short period following the issuance of the certificates;
•	if the mortgage loans default, then the yield on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier than anticipated repayment of principal on any of the mortgage loans (even in the absence of losses) in the event of a default in advance of the related maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later than anticipated repayment of principal on any of the mortgage loans (even in the absence of losses) in the event of a default upon the related maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;
•	even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the trust fund may experience losses in the form of special servicing fees, liquidation fees and other expenses (including indemnities), and you may bear losses as a result, or your yield may be adversely affected by such losses;
•	the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies and related litigation; and this may be especially true in the case of mortgage loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing. See “—If any Master Servicer or any Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund” in this free writing prospectus;

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•	some participants in the commercial mortgage-backed securities markets have previously sought permission from the Internal Revenue Service (the “IRS”) to allow a purchaser of a mortgaged property acquired in respect of a mortgage loan held by a REMIC to assume the extinguished debt in connection with a purchase of that property; if such permission is ever granted and the applicable special servicer pursues such a resolution strategy, then the receipt of proceeds of a foreclosure property would be delayed for an extended period; and this may occur when it would be in your best interest for the property to be sold for cash, even at a lesser price, with the proceeds distributed to certificateholders;
•	trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and
•	even if you intend to hold your certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

Any future economic downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial, multifamily and manufactured housing community real estate, which would likely have an adverse effect on commercial mortgage-backed securities that are backed by loans secured by such commercial, multifamily and manufactured housing community real estate and thus affect the value and/or liquidity of such commercial mortgage-backed securities. We cannot assure you that future dislocations in the commercial mortgage-backed securities market will not occur. Any future economic downturn may adversely affect the financial resources of the related borrower under a mortgage loan and may result in the inability of the related borrower to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the related mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. In the event of a default by a borrower under a mortgage loan, the trust may suffer a partial or total loss with respect to the certificates. Any delinquency or loss on the related mortgaged properties may have an adverse effect on the distributions of principal and interest received by holders of the certificates.

Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed securities or structured products. Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

Market Considerations and Limited Liquidity

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently

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no secondary market for your certificates. While we have been advised by the underwriters that they currently intend to make a market in the certificates, the underwriters have no obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the certificates will develop. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. No representation is made by any person or entity as to what the market value of any certificate will be at any time. Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.

The market value of the certificates can decline even if those certificates and the mortgage loans are performing at or above your expectations. The market value of the certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of the certificates may be disproportionately impacted by upward or downward movement in current interest rates.

The market value of the certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;
•	legal and other requirements and restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities, limit the amount or types of commercial mortgage-backed securities that it may acquire or require it to maintain increased capital or reserves as a result of its investment in commercial mortgage-backed securities;
•	accounting standards that may affect an investor’s characterization or treatment of an investment in commercial mortgage-backed securities for financial reporting purposes;
•	increased regulatory compliance burdens imposed on commercial mortgage-backed securities or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;
•	investors’ perceptions regarding the commercial real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income producing properties;
•	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and
•	the impact on demand generally for commercial mortgage-backed securities as a result of the existence or cancellation of government-sponsored economic programs.

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We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. However, the following are examples of statutory and regulatory developments that may adversely affect the ability of particular investors to hold or acquire commercial mortgage-backed securities or the consequences to them of an investment in commercial mortgage-backed securities and, thus, the ability of investors in the offered certificates to resell their certificates in the secondary market:

•	Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms (and their consolidated affiliates) (each an “Affected Investor”) investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, shall not be less than 5% in the transaction; and (b) a requirement (the “Due Diligence Requirement”) that the Affected Investor has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis. National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the Affected Investor. Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU (the Alternative Investment Fund Managers Directive) and by EEA insurance and reinsurance undertakings; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA undertakings for collective investment in transferable securities. None of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with Retention Requirement or to take any other action which may be required by prospective investors for the purposes of their compliance with Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the certificates may not be a suitable investment for Affected Investors or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer certificates or the price you may receive upon your sale of certificates.
•	Section 939A of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires the U.S. federal banking agencies to modify their existing regulations to remove any reliance on credit ratings. As a general rule, national banks are permitted to invest only in “investment grade” instruments, which under pre-existing regulations has been determined based on the credit ratings assigned to these instruments. These national bank investment-grade standards are incorporated into statutes and regulations governing the investing authority of most state banks, and thus most state banks are required to adhere to these same investment grade standards. In June 2012, the regulator of national banks (the Office of the

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Comptroller of the Currency) revised its regulatory definition of “investment grade” to require a bank’s determination regarding whether “the issuer of a security has adequate capacity to meet financial commitments under the security for the projected life of the asset or exposure.” While national banks may continue to consider credit ratings, they may not rely exclusively on such ratings and must conduct separate due diligence to confirm the investment grade of the instruments. These changes became fully effective January 1, 2013. Likewise, in August 2012 the federal banking regulators adopted amendments to the market risk capital regulations to reflect the appropriate capital treatment of debt and securitization positions without reliance on the credit ratings assigned to those instruments; these amendments were also effective January 1, 2013 and may increase the costs or otherwise adversely affect the ability of banks, thrifts, and their holding companies and affiliates to invest in such instruments.
•	Section 939A of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that federal banking agencies amend their regulations to remove references to or reliance upon credit ratings including but not limited to those found in the federal banking agencies’ risk-based capital guidelines regulations. New regulations were issued by the banking regulators in July 2013 and began phasing in as early as January 1, 2014; these regulations implement the increased capital requirements established under the Basel Accord. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as commercial mortgage-backed securities. As a result of these new regulations, investments in commercial mortgage-backed securities by depository institutions and their holding companies may result in greater capital charges to these financial institutions, and these new regulations may otherwise adversely affect the treatment of commercial mortgage-backed securities for their regulatory capital purposes.
•	The Issuing Entity will be relying on an exclusion or exemption under the Investment Company Act of 1940, as amended (the “Investment Company Act”) contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity was structured so as not to constitute a “covered fund” for purposes of Section 619 of the Dodd-Frank Act (such statutory provision, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Conformance with the Volcker Rule and its implementing regulations is required by July 21, 2015 (or by July 21, 2016 in respect of investments in and relationships with “covered funds” that were in place prior to December 31, 2013, subject to the possibility of a one-year extension). In the interim, banking entities must make good-faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1)

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and Section 3(c)(7) of the Investment Company Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.
•	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.
•	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly known as SMMEA, no class of the offered certificates will constitute “mortgage related securities”.

Accordingly, all prospective investors in the offered certificates should consider the possible effects of legal investment, regulatory capital, accounting and other restrictions and requirements on the liquidity and value of their certificates, whether or not those requirements and restrictions would apply in connection with their initial investments in the offered certificates. In any event, all prospective investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.

If you decide to sell your certificates, your ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for your certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of your certificates or the mortgage loans. Pricing information regarding your certificates may not be generally available on an ongoing basis or on any particular date.

The primary source of ongoing information regarding the certificates, including information regarding the status of the mortgage loans and any credit support for the certificates, will be the periodic reports delivered to you. See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this free writing prospectus and “Description of the Certificates—Reports to Certificateholders” in the accompanying prospectus. We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source. The limited nature of the available information in respect of the certificates may adversely affect its liquidity, even if a secondary market for the certificates does develop.

We are not aware of any source through which pricing information regarding the certificates will be generally available on an ongoing basis or on any particular date.

In addition, you will generally have no redemption rights, and, except insofar as the certificates may be retired early as a result of prepayments or dispositions of mortgage loans, the certificates will be subject to early retirement only under certain specified circumstances described in this free writing prospectus. See “Description of the Offered Certificates—Termination of the Pooling and Servicing Agreement” in this free writing

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prospectus and “Description of the Certificates—Termination” in the accompanying prospectus.

Subordination of the Class A-S, B and C Regular Interests and Class D Certificates Will Affect the Timing of Distributions and the Application of Losses on the Class A-S, B, C, PEX and D Certificates

As described in this free writing prospectus, if your certificates are Class A-S, B, C, PEX or D certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, A-2, A-3, A-4, A-SB, X-A and X-B certificates and the Class A-4FX regular interest (and, therefore, the Class A-4FL and A-4FX certificates and, if your certificates are Class B, C or D certificates, to those of the holders of the Class A-S certificates (and the holders of the Class PEX certificates as holders of the Class PEX component of the Class A-S regular interest) and, if your certificates are Class C or D certificates, to those of the holders of the Class B certificates (and the holders of the Class PEX certificates as holders of the Class PEX component of the Class B regular interest) and, if your certificates are Class D certificates, to those of the holders of the Class C certificates (and the holders of the Class PEX certificates as holders of the Class PEX component of the Class C regular interest). See “Description of the Offered Certificates” in this free writing prospectus. As a result, you will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the trust fund before the holders of those other classes of certificates. See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty

The yield on your offered certificates will depend on, among other things—

•	the price you paid for your offered certificates, and
•	the rate, timing and amount of distributions on your offered certificates.

The rate, timing and amount of distributions on your offered certificates will depend on—

•	the pass-through rate for, and the other distribution terms of, your offered certificates,
•	the rate and timing of payments and other collections of principal on the mortgage loans, which in turn will be affected by amortization schedules, the dates on which balloon payments are due, any incentives for a borrower to repay its mortgage loan by an anticipated repayment date and the rate and timing of principal prepayments and other unscheduled collections, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts (see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” and the footnotes to Annex A-1 to this free writing prospectus for more detail) if leasing criteria or other conditions are not satisfied, the exercise of a purchase option with respect to a mortgaged property or portion thereof by a tenant or other party or sales or other releases of a mortgaged property or a portion thereof (including an outparcel) that can result in prepayments of principal, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties (including prepayment of the entire loan following significant casualties), or purchases, sales or other removals of mortgage loans from the trust fund,

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•	the rate and timing of defaults, and the severity of losses, if any, on the mortgage loans,
•	the rate and timing of reimbursements made to the applicable master servicer, the applicable special servicer or the trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out mortgage loan that are not repaid at the time of the workout,
•	the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the certificates, and
•	servicing decisions with respect to the mortgage loans.

Without limiting the generality of the statements made in the prior paragraphs, if your certificates are Class A-SB certificates, the rate and timing of principal distributions on your certificates will depend in part (i) on the Class A-SB planned principal balances and the extent to which they are achieved from time to time and, (ii) because such class is (subject to available funds and the distribution priorities) entitled to the entire principal distribution amount after the Class A-1, A-2, A-3 and A-4 certificates and the Class A-4FX regular interest are fully retired, on the period of time during which the Class A-1, A-2, A-3 and A-4 certificates and the Class A-4FX regular interest remain outstanding. In addition, the holders of the Class A-1, A-2, A-3 or A-4 certificates or the Class A-4FX regular interest (and, therefore, the holders of the Class A-4FL and A-4FX certificates) may receive principal distributions on a date when the Class A-SB certificates remain outstanding.

The Class X-A and X-B certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount. The yield to investors on the Class X-A certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the mortgage loans to the extent such payments are allocated to the Class A-1, A-2, A-3, A-4 or A-SB certificates or the Class A-4FX or A-S regular interests and the default and loss experience on the mortgage loans to the extent that losses reduce the principal balances of the Class A-1, A-2, A-3, A-4 or A-SB certificates or the Class A-4FX or A-S regular interests. The yield to investors on the Class X-B certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the mortgage loans to the extent such prepayments are allocated to the Class B and C regular interests and the default and loss experience of the mortgage loans to the extent that losses reduce the principal balances of the Class B and C regular interests. Investors in the Class X-A and X-B certificates should fully consider the associated risks, including the risk that a rapid rate of amortization, prepayment or other liquidation of the mortgage loans or principal losses on the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

See “—Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “Yield and Maturity Considerations” in this free writing prospectus and “Risk Factors—Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss” and “Yield Considerations” in the accompanying prospectus.

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Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment

In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate assumptions regarding principal payments and prepayments on the mortgage loans to be used.

If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your certificates at a discount, and if payments and other collections of principal on the mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Insofar as the principal of your certificates is repaid, you may not be able to reinvest the amounts that you receive in an alternative investment with a yield comparable to the yield on your certificates. Conversely, insofar as the principal of your certificate remains outstanding, you will be unable to reinvest that amount in an alternative investment having a yield higher than the yield on your certificates.

Additionally, under certain circumstances, certain mortgage loans permit or require prepayments, in whole or in part, despite lock-out periods that may otherwise apply. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” and “—Certain Terms of the Mortgage Loans—Partial Release and/or Partial Defeasance and/or Substitution and/or Severance/Partial Assumption” and Annex A-1 (including the related footnotes) to this free writing prospectus for the prepayment restrictions and any such permitted prepayments for each mortgage loan. Generally no yield maintenance charge or prepayment premium is required for partial or full prepayments in connection with a casualty or condemnation (regardless of whether the source of such prepayment includes funds of the borrower in addition to the casualty or condemnation proceeds) unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing. See “Yield and Maturity Considerations” in this free writing prospectus.

Generally speaking, a borrower is less likely to prepay a mortgage loan if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans that provide for lock-out periods, prepayment premiums or yield maintenance charges, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no prepayment premiums and/or yield maintenance charges.

Additionally, we cannot assure you that each borrower will have the ability to repay the remaining principal amount of its mortgage loan on the related maturity date or anticipated repayment date or that any borrower with an interest-only period will have the ability to make amortizing payments following the expiration of the initial interest-only period. Failure to repay a mortgage loan on or before its anticipated repayment date, if any, would not constitute a default entitling the lender to accelerate the maturity of such mortgage loan. The inability to make the required payments of principal would have a similar economic effect as an extension of the related maturity date or anticipated repayment date. See “—Risks Related to the Mortgage Loans—If a Borrower is Unable To Repay Its Loan on Its Maturity Date, You May Experience a Loss or Delay in Distributions on Your Certificates” in this free writing prospectus and “Risk Factors—Optional Early Termination of the Trust

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Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss” and “Yield Considerations” in the accompanying prospectus.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the principal balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the principal balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the applicable master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the applicable master servicer or any other party to cover any such interest shortfalls which may occur as a result. In addition, if debt service advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with principal balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with principal balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The applicable special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with principal balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Payment of Expenses of the Trust Fund May Reduce the Amount of Distributions on Your Offered Certificates

As described in this free writing prospectus, various fees, out-of-pocket expenses and liabilities will constitute expenses of the trust fund for which the trust fund generally is not

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entitled to reimbursement from any person or entity, including without limitation special servicing fees, workout fees, liquidation fees, trust advisor expenses, interest on debt service advances and servicing advances and payments in respect of indemnification to which the parties to the pooling and servicing agreement are entitled. The payment of such amounts will result in shortfalls in available funds and losses to be borne by the certificateholders. In general, the various classes of certificates will bear those shortfalls and losses in reverse order of distribution priority (and pro rata as among the Class A-1, A-2, A-3, A-4 and A-SB certificates and the Class A-4FX regular interest (and, therefore, the Class A-4FL and A-4FX certificates) and, as to interest, among the Class A-1, A-2, A-3, A-4, A-SB, X-A and X-B certificates and the Class A-4FX regular interest (and, therefore, the Class A-4FL and A-4FX certificates)). However, as a result of allocating trust advisor expenses to reduce principal and/or interest, holders of the Class A-1, A-2, A-3, A-4, A-SB and D certificates, and the Class A-4FX, A-S, B and C regular interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and/or PEX certificates, as applicable) may suffer a permanent loss of principal and/or, solely in the case of the Class D certificates and the Class B and C regular interests (and, therefore, the Class B, C and/or PEX certificates, as applicable), interest even though the aggregate principal balance of more subordinate class or classes of certificates has not been reduced to zero. See “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this free writing prospectus and “Risk Factors—Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions” in the accompanying prospectus.

You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests

Generally, as a holder of any of the offered certificates, you will not have any rights to participate in decisions with respect to the administration of the trust fund. Decisions relating to the administration of the trust fund will generally be made by other parties, whose decisions (even if they are made in the best interests of the certificateholders as a collective whole) may differ from the decisions that you would have made and may be contrary to your interests. Your offered certificates generally do not entitle you to vote on matters related to the servicing of the mortgage loans, except with respect to certain specified matters set forth in the pooling and servicing agreement, and you have no rights to vote on any servicing matters related to any non-serviced pari passu mortgage loan.

In addition, while there is a trust advisor with certain obligations in respect of reviewing the compliance of each special servicer with certain of its obligations under the pooling and servicing agreement, the trust advisor has no consultation rights with respect to actions by either special servicer during any subordinate control period, has no consent or control rights with respect to any mortgage loan or any non-serviced loan combination at any time, and, in the case of each non-serviced loan combination, has no consultation rights whatsoever. In addition, the trust advisor has only the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary or other duty to act on behalf of the certificateholders or the trust fund or in the best interest of any particular certificateholder. It is not intended that the trust advisor act as a surrogate for the certificateholders but only that it perform the services expressly provided for under the pooling and servicing agreement. Investors should not rely on the trust advisor to affect either special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the subordinate class representative or either special servicer, other than to the limited extent specifically required in respect of certain actions of such special servicer at certain prescribed times under the pooling and servicing agreement. Investors may disagree

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with the trust advisor’s determination that no material violation of a special servicer’s compliance with its obligations under the pooling and servicing agreement has occurred but will have no recourse other than the limited rights with respect to the removal of the trust advisor and/or the applicable special servicer pursuant to the procedures outlined in the pooling and servicing agreement and described in this free writing prospectus. In addition, if the trust advisor is removed at the direction of investors or otherwise, the replacement trust advisor will not redetermine the applicable special servicer’s compliance with the pooling and servicing agreement with respect to actions already reviewed by the predecessor trust advisor.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the trust. In some cases these votes are by certificateholders taken as a whole, and in others the vote is by class. In all cases, voting is based on the outstanding principal balance, which is reduced by realized losses and, under certain circumstances, appraisal reduction amounts. These voting provisions may limit your ability to protect your interests with respect to matters submitted to a vote of certificateholders. See “Description of the Offered Certificates—Voting Rights”, “Transaction Parties” and “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this free writing prospectus.

You Will Have No Control Over the Servicing of the Brickyard Square Loan Combination and the Bella Luna / San Lucas Loan Combination

Each of the Brickyard Square mortgage loan and the Bella Luna / San Lucas mortgage loan is secured by a mortgaged property which also secures a pari passu companion loan that is not an asset of the trust fund. The Brickyard Square loan combination will be serviced and administered by an other master servicer and, if applicable, specially serviced by an other special servicer, under the WFCM 2015-C28 pooling and servicing agreement. The Bella Luna / San Lucas loan combination will be serviced and administered by an other master servicer and, if applicable, specially serviced by an other special servicer, under the WFCM 2015-LC20 pooling and servicing agreement. The WFCM 2015-C28 pooling and servicing agreement and the WFCM 2015-LC20 pooling and servicing agreement each provide for a servicing arrangement that is substantially similar in all material respects (but not necessarily identical) to that under the pooling and servicing agreement relating to this securitization transaction, including the control and consultation rights granted to the related majority subordinate certificateholders and subordinate class representative (or their equivalents).

As a result, no holders of the certificates will have any control over any servicing of either the Brickyard Square mortgage loan or the Bella Luna / San Lucas mortgage loan except that the majority subordinate certificateholder under this securitization will have the right to consult with respect to certain matters, on a non-binding basis, with the related special servicer for the related pooling and servicing agreement, to the extent set forth in the related intercreditor agreement. In addition, no holder of the certificates will have any right to replace the related special servicer for any such other securitization, except that the majority subordinate certificateholder under this securitization will have the right to direct the termination of the related special servicer with respect to only the Brickyard Square loan combination or the Bella Luna / San Lucas loan combination, as applicable, if a servicer termination event (as defined under the related other pooling and servicing agreement) on the part of such special servicer occurs that affects this securitization. See “Description of the Mortgage Pool—Loan Combinations” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

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If any Master Servicer or any Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the applicable master servicer or the applicable special servicer or any of their respective affiliates. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—General” and “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus. Each of the WFCM 2015-C28 pooling and servicing agreement and the WFCM 2015-LC20 pooling and servicing agreement provide that the Brickyard Square loan combination and the Bella Luna / San Lucas loan combination, respectively, will be administered, in accordance with a servicing standard that is substantially similar in all material respects (but not necessarily identical) to the servicing standard set forth in the pooling and servicing agreement for this transaction. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

Notwithstanding the foregoing, each master servicer, each subservicer, each special servicer, or any of their respective affiliates, and, as it relates to servicing and administration of any non-serviced pari passu mortgage loan, the master servicer (or related subservicer) and the special servicer with respect to any securitization of a non-serviced pari passu companion loan or any of their respective affiliates, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if any such party holds certificates issued pursuant to the related securitization or has financial interests in, or other financial dealings with, a borrower or a loan sponsor. Each of these relationships may create a conflict of interest.

For instance, the master servicers and the special servicers and their respective affiliates may purchase certificates. The purchase of certificates by a master servicer or a special servicer, or by an affiliate of that servicer, could cause a conflict between that servicer’s duties under the pooling and servicing agreement and the interests of that servicer (or its affiliate) as a holder of a certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. In addition, the master servicers, the special servicers and their respective affiliates may hold or acquire pari passu or mezzanine debt or other obligations of or interest in the borrowers under the mortgage loans, tenants or managers of the related properties or affiliates of those persons. Each of these relationships may create a conflict of interest. For instance, if a special servicer or its affiliate holds a non-offered class of certificates or mezzanine debt relating to a mortgage loan or an equity interest in a borrower under a mortgage loan, such special servicer might defer acceleration under the mortgage loan in an attempt to reduce the potential for losses allocable to its non-offered certificates, mezzanine debt or equity interest in hope of maximizing future proceeds. That action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.

National Cooperative Bank, N.A. is a mortgage loan seller and also will act as the master servicer and special servicer responsible for servicing the mortgage loans sold to the trust by National Cooperative Bank, N.A. Under these circumstances, because it is both a master servicer and special servicer and also a mortgage loan seller, National Cooperative Bank, N.A. may have interests that conflict with the interests of the holders of the certificates. However, the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any mortgage loan seller to cure a breach of a representation or warranty or repurchase any mortgage loan.

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In addition, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A. or an affiliate thereof may hold, now or in the future, one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Subordinate and/or Other Financing—Existing (Secured Financing and Mezzanine and Similar Financing)”, “—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” and “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans and Leases—Cooperative Loans” in the accompanying prospectus. Additionally, subject to the servicing standard and to the criteria described in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consents” in this free writing prospectus, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the subordinate class representative or any party to the pooling and servicing agreement, the incurrence of additional and / or other additional secured indebtedness by the borrowers under the residential cooperative mortgage loans, and if it so elects, to act as lender in such instances.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit National Cooperative Bank, N.A. from soliciting the refinance of any of the mortgage loans for which it is acting as master servicer or special servicer. In the event that National Cooperative Bank, N.A. refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty” in this free writing prospectus.

Furthermore, the master servicers and the special servicers have each advised us that they intend to continue to service existing and new commercial, multifamily and manufactured housing community mortgage loans for their affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the trust fund and the related mortgaged properties. As a result of the investments and activities described above, the interests of the master servicers, the special servicers and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund. However, under the pooling and servicing agreement, each master servicer and each special servicer, as applicable, is required to service the mortgage loans for which it is responsible in accordance with the servicing standard, which requires such servicers to service the mortgage loans without regard to the ownership, servicing and/or management by such servicers of any other mortgage loans or real property.

Similarly, with respect to any non-serviced pari passu mortgage loan, conflicts of interest similar to those described above may arise with respect to any other master servicer, other special servicer or other subservicer with respect to the related other securitization, or any of their respective affiliates.

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Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates

Conflicts Between Various Classes of Certificateholders and Lenders. Pursuant to the provisions of the pooling and servicing agreement, in the case of each mortgage loan, (a) the applicable party that is responsible for performing special servicing duties with respect to that mortgage loan following a material default is given considerable latitude in determining when and how to liquidate or modify that mortgage loan, (b) one or more third parties or representatives on their behalf will be entitled (among other rights) to replace that applicable party and grant or withhold consent to proposed servicing actions involving that mortgage loan, (c) except in limited circumstances, those third parties may not include you and will consist of one or more of the holders of a class of subordinate certificates, and (d) other third parties or their representatives may also have consultation and/or approval rights with respect to various servicing matters. Those certificateholders or other parties and their respective representatives may have interests that differ, perhaps materially, from yours. For instance, a particular representative or similar party may believe that deferring enforcement of a defaulted mortgage loan will result in higher future proceeds than would earlier enforcement, whereas the interests of the trust fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken. You should expect these certificateholders or other parties to exercise their rights and powers in a manner that they determine is appropriate in their respective sole discretion. None of them will have any liability for acting solely in its own interests. Similarly, with respect to each non-serviced pari passu mortgage loan, conflicts of interest similar to those described above may arise with respect to any other master servicer, other special servicer or other subservicer with respect to the related other securitization, or any of their respective affiliates.

Potential Conflicts of Interest of the Trust Advisor. In the normal course of its business, the trust advisor, Trimont Real Estate Advisors, Inc., and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the master servicers, the special servicers, the certificate administrator, the trustee, the underwriters or the majority subordinate certificateholder or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Trimont Real Estate Advisors, Inc.’s duties as trust advisor.

In addition, Trimont Real Estate Advisors, Inc. and its affiliates may in the future, in the ordinary course of their business, perform contract underwriting services and advisory services, as well as service or specially service existing and new commercial and multifamily mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, the mortgaged properties securing certain of the mortgage loans that will be included in the issuing entity. Consequently, personnel of Trimont Real Estate Advisors, Inc. may perform services on behalf of the issuing entity with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons with respect to other mortgage loans secured by properties that may compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Trimont Real Estate Advisors, Inc.

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We cannot assure you that the existence of any prior or current relationship or other relationships in the future will not impact the manner in which the trust advisor performs its duties under the pooling and servicing agreement. In addition, the trust advisor and its affiliates may have interests that are in conflict with those of certificateholders if the trust advisor or any of its affiliates holds certificates, or has financial interests in or financial dealings with a borrower or a parent of a borrower.

Although the trust advisor is required to consider the servicing standard in connection with its review of each special servicer’s activities under the pooling and servicing agreement, the trust advisor will not itself be bound by the servicing standard. In addition, although the pooling and servicing agreement will generally prohibit the trust advisor from making a principal investment in any class of certificates, that prohibition will not be construed to have been violated in connection with riskless principal transactions effected by a broker-dealer affiliate of the trust advisor pursuant to investments by an affiliate of the trust advisor if the trust advisor and such affiliate maintain policies and procedures designed to segregate personnel involved in the activities of the trust advisor under the pooling and servicing agreement from personnel involved in such affiliate’s investment activities and to prevent such affiliate and its personnel from gaining access to information regarding the trust fund and the trust advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities. In addition, we cannot assure you that such policies and procedures will be effective for their intended purposes.

In connection with each non-serviced pari passu mortgage loan, the statements set forth above generally apply in a similar manner in relation to the trust advisor and its activities under the applicable other securitization servicing agreement.

Trimont Real Estate Advisors, Inc., the trust advisor, is also the trust advisor under the WFCM 2015-LC20 securitization, which governs the servicing of the Bella Luna / San Lucas loan combination.

Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates. Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand. Those conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, lease, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance or hedge loans secured by properties (or by ownership interests in the related borrower or other entities that own properties) that secure existing mortgage loans or properties that are in the same markets as the mortgaged properties. Such activities may include without limitation making or participating in any future mezzanine financing or, with respect to residential cooperative mortgage loans, other secured or unsecured financing, that is permitted under the terms of the mortgage loan documents or the pooling and servicing agreement under provisions that we described in this free writing prospectus. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” in this free writing prospectus and the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus. Additionally, the proceeds of certain of the mortgage loans were used to refinance debt previously held by, or to acquire or refinance real estate for the benefit of, the related mortgage loan seller or an affiliate of a mortgage loan seller, and the mortgage loan sellers or their affiliates may have, may have had or may in the future acquire equity investments in the borrowers (or in the owners of the borrowers), tenants or mortgaged properties under or with respect to certain of the

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mortgage loans, or may be tenants at the related mortgaged properties. Such mortgage loans may contain certain terms that are more favorable to the subject borrower than would have been the case if the originating lender had not been an affiliate of the subject borrower. One or more of the mortgage loan sellers and their affiliates have had, presently have or in the future may have other business relationships with affiliates of the borrowers under the mortgage loans, such as preferential rights to make loans to or equity investments in those affiliates. In addition, with respect to certain mortgage loans, the related mortgage loan seller, an affiliate thereof or another participant in this securitization holds: (i) one or more companion loans secured by the same mortgage instrument(s) encumbering the same mortgaged property or portfolio of mortgaged properties as the related mortgage loan; and/or (ii) a mezzanine or other similar loan secured by direct or indirect equity interests in the related mortgage borrower or, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A. or an affiliate thereof may, now or in the future, hold one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien on a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related borrower. See “Description of the Mortgage Pool—Subordinate and/or Other Financing—Existing (Secured Financing and Mezzanine and Similar Financing)”, “—Loan Combinations” and “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans and Leases—Cooperative Loans” in the accompanying prospectus.

In addition, Rialto Mortgage Finance, LLC, a sponsor, mortgage loan seller and originator, is an affiliate of Rialto Capital Advisors, LLC, the other special servicer under the WFCM 2015-LC20 pooling and servicing agreement, which governs the servicing of the Bella Luna / San Lucas loan combination. Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC are also affiliates of the entity that is the initial majority subordinate certificateholder under the WFCM 2015-LC20 pooling and servicing agreement and which was also appointed as the initial subordinate class representative under the WFCM 2015-LC20 pooling and servicing agreement.

In addition, it is possible that an affiliate of any of the mortgage loan sellers, each of which is a sponsor, may purchase a portion of the certificates at the time of issuance or at any time thereafter.

Under all the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Decisions made with respect to those interests or assets may adversely affect the amount and timing of distributions on the offered certificates.

Conflicts Between Certificateholders and Holders of Pari Passu Companion Loans. With respect to each of the Brickyard Square mortgage loan and the Bella Luna / San Lucas mortgage loan, the related mortgaged property also secures one pari passu companion loan.

With respect to the Brickyard Square mortgage loan, the related loan combination will be serviced pursuant to the pooling and servicing agreement related to the WFCM 2015-C28 securitization, and certain decisions to be made with respect to such mortgage loan may require the approval of the subordinate class representative under the WFCM 2015-C28 pooling and servicing agreement or such other party specified in the related intercreditor agreement or such other pooling and servicing agreement. As a result, you will have less control over the servicing of the Brickyard Square mortgage loan than you would have if

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such mortgage loan were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement for this transaction.

With respect to the Bella Luna / San Lucas mortgage loan, the related loan combination will be serviced pursuant to the pooling and servicing agreement related to the WFCM 2015-LC20 securitization, and certain decisions to be made with respect to such mortgage loan may require the approval of the subordinate class representative under the WFCM 2015-LC20 pooling and servicing agreement or such other party specified in the related intercreditor agreement or such other pooling and servicing agreement. As a result, you will have less control over the servicing of the Bella Luna / San Lucas mortgage loan than you would have if such mortgage loan was being serviced by the applicable master servicer and the applicable special servicer pursuant to the terms of the pooling and servicing agreement for this transaction.

Wilmington Trust, National Association, the trustee, is also the trustee under the WFCM 2015-LC20 securitization and the WFCM 2015-C28 securitization.

See “Description of the Mortgage Pool—Loan Combinations” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus. The interests of a holder of any pari passu companion loan related to any such mortgage loan (or its designee) entitled to exercise various rights with respect to the servicing of the related loan combination may conflict with the interests of the holders of one or more classes of offered certificates. No certificateholder may take any action against any holder of a pari passu companion loan (or its designee) for having acted solely in its own interest.

Potential Conflicts of Interest of the Underwriters and Their Affiliates

The activities of the underwriters and their respective affiliates (including those acting as a mortgage loan seller, a sponsor, the custodian, the tax administrator, the certificate administrator, the swap counterparty or a master servicer in this securitization or as a similar party under the WFCM 2105-C28 pooling and servicing agreement or the WFCM 2015-LC20 pooling and servicing agreement) may result in certain conflicts of interest. The underwriters and their respective affiliates may retain, or own in the future, classes of certificates, and any voting rights of that class could be exercised by them in a manner that could adversely impact the certificates. Any underwriter or its affiliate may invest or take long or short positions in securities or instruments, including the certificates, that may be different from your position as an investor in the certificates. If that were to occur, that underwriter’s or its affiliate’s interests may not be aligned with your interests in certificates you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients. Accordingly, the underwriters and their respective affiliates and clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the certificates. Such transactions may result in the underwriters and their respective affiliates and/or their clients having long or short positions in such instruments. Any such short positions will increase in value if the related securities or other instruments decrease in value. Further, underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more of the certificates. The positions of the underwriters and their respective affiliates or their clients

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in such derivative transactions may increase in value if the certificates default or decrease in value. In conducting such activities, none of the underwriters or their respective affiliates will have any obligation to take into account the interests of the certificateholders or the holders of the pari passu companion loans or any possible effect that such activities could have on them. The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the certificates or the certificateholders or the holders of the pari passu companion loans. Additionally, none of the underwriters or their respective affiliates will have any obligation to disclose any of these securities or derivatives transaction to you in your capacity as a certificateholder.

In addition, none of the underwriters or their respective affiliates will have any obligation to monitor the performance of the certificates or the actions of the master servicers, the special servicers or the trustee or the certificate administrator (or of any party acting in these capacities under a pooling and servicing agreement entered into in connection with the securitization of a non-serviced pari passu companion loan) and will have no authority to advise any such party or to direct their actions.

Furthermore, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the sponsors and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the issuing entity, on the other hand. See “—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates—Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates” above. Wells Fargo Bank, National Association and its affiliates are playing several roles in this transaction. Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and Wells Fargo Bank, National Association, a sponsor, a mortgage loan seller, an originator, the swap counterparty, a master servicer, the certificate administrator, the tax administrator, the certificate registrar and the custodian under this securitization.

Furthermore, Wells Fargo Bank, National Association is the purchaser under repurchase agreements with each of Rialto Mortgage Finance, LLC, Silverpeak Real Estate Finance LLC, and Walker & Dunlop Commercial Property Funding I WF, LLC, respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each such mortgage loan seller and/or its respective affiliates. In addition, Wells Fargo Bank, National Association is the purchaser under a repurchase agreement with a wholly-owned subsidiary of National Cooperative Bank, N.A. for the purpose of providing short-term warehousing of mortgage loans originated or acquired by National Cooperative Bank, N.A.; however, none of the mortgage loans that National Cooperative Bank, N.A. will transfer to the depositor are subject to such repurchase agreement.

In the case of the repurchase facility provided to Rialto Mortgage Finance, LLC, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Rialto Mortgage Finance, LLC on a revolving basis. The dollar amount of the mortgage loans subject to the repurchase facility that will be sold by Rialto Mortgage Finance, LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $236,805,755. Proceeds received by Rialto Mortgage Finance, LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank, National Association each of the mortgage loans subject

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to that repurchase facility that are to be sold by Rialto Mortgage Finance, LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to Silverpeak Real Estate Finance LLC, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Silverpeak Real Estate Finance LLC on a revolving basis. The dollar amount of the mortgage loans subject to the repurchase facility that will be sold by Silverpeak Real Estate Finance LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $65,102,050. Proceeds received by Silverpeak Real Estate Finance LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank, National Association each of the mortgage loans subject to that repurchase facility that are to be sold by Silverpeak Real Estate Finance LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In addition, in connection with the repurchase facility provided to Silverpeak Real Estate Finance LLC or a wholly-owned subsidiary or other affiliate of Silverpeak Real Estate Finance LLC, Deutsche Bank AG, Cayman Islands Branch has agreed to purchase mortgage loans from Silverpeak Real Estate Finance LLC on a revolving basis. The dollar amount of the mortgage loans subject to the repurchase facility that will be sold by Silverpeak Real Estate Finance LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $25,500,000. Proceeds received by Silverpeak Real Estate Finance LLC in connection with this securitization transaction will be used, in part, to repurchase from Deutsche Bank AG, Cayman Islands Branch each of the mortgage loans subject to that repurchase facility that are to be sold by Silverpeak Real Estate Finance LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to Walker & Dunlop Commercial Property Funding I WF, LLC, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Walker & Dunlop Commercial Property Funding I WF, LLC on a revolving basis. The principal balance of the mortgage loans subject to the repurchase facility that will be sold by Walker & Dunlop Commercial Property Funding I WF, LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $113,270,708. Proceeds received by Walker & Dunlop Commercial Property Funding I WF, LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank, National Association, each of the mortgage loans subject to that repurchase facility that are to be sold by Walker & Dunlop Commercial Property Funding I WF, LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

Additionally, each of National Cooperative Bank, N.A. and Walker & Dunlop Commercial Property Funding I WF, LLC, respectively, or, in any such case, the respective wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to all of the mortgage loans that Walker & Dunlop Commercial Property Funding I WF, LLC will transfer to the depositor and with respect to certain of the mortgage loans that National Cooperative Bank, N.A. will transfer to the depositor. In each instance, those hedging arrangements will terminate in connection with the contribution of those mortgage loans to this securitization transaction.

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As a result of the matters discussed in the preceding paragraphs, this securitization transaction will substantially reduce the economic exposure of Wells Fargo Bank, National Association and Deutsche Bank Securities Inc. to the mortgage loans that are to be transferred by Rialto Mortgage Finance, LLC, Silverpeak Real Estate Finance LLC, Walker & Dunlop Commercial Property Funding I WF, LLC and National Cooperative Bank, N.A., respectively, to the depositor.

Wells Fargo Bank, National Association is the interim custodian of the loan files for all of the mortgage loans that Rialto Mortgage Finance, LLC and Walker & Dunlop Commercial Property Funding I WF, LLC will transfer to the depositor.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association and Rialto Mortgage Finance, LLC, each a sponsor, originator and mortgage loan seller, or certain affiliates of Rialto Mortgage Finance, LLC, Wells Fargo Bank, National Association acts as primary servicer with respect to certain mortgage loans owned by Rialto Mortgage Finance, LLC or such affiliates (subject, in some cases, to the repurchase facility described above) from time to time, including, prior to their inclusion in the trust fund, some or all of the mortgage loans that Rialto Mortgage Finance, LLC will transfer to the depositor.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association and Silverpeak Real Estate Finance LLC, each a sponsor, originator and mortgage loan seller, or certain affiliates of Silverpeak Real Estate Finance LLC, Wells Fargo Bank, National Association acts as primary servicer with respect to certain mortgage loans owned by Silverpeak Real Estate Finance LLC or such affiliates of Silverpeak Real Estate Finance LLC (subject, in some cases, to the repurchase facilities described above) from time to time, including, prior to their inclusion in the trust fund, some or all of the mortgage loans that Silverpeak Real Estate Finance LLC will transfer to the depositor.

In addition, Wells Fargo Bank, National Association, a master servicer, is expected to enter into a sub-servicing agreement with an affiliate of Walker & Dunlop Commercial Property Funding I WF, LLC pursuant to which such affiliate will be required to perform certain limited subservicing duties with respect to the mortgage loans that Walker & Dunlop Commercial Property Funding I WF, LLC will transfer to the depositor.

In addition, Wells Fargo Bank, National Association is a sponsor, a mortgage loan seller, an originator, the master servicer, the certificate administrator, the tax administrator, the certificate registrar and the custodian under each of the WFCM 2015-LC20 pooling and servicing agreement and the WFCM 2015-C28 pooling and servicing agreement.

See “Summary—Affiliations and Certain Relationships Among Certain Transaction Parties” and “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Subordinate Class Representative

It is expected that DoubleLine Capital LP will be the initial subordinate class representative (other than with respect to any non-serviced pari passu mortgage loan). In connection with the servicing of the mortgage loans, the special servicer may, at the direction of the subordinate class representative, take actions with respect to the mortgage

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loans that could adversely affect the holders of some or all of the classes of certificates. The subordinate class representative will be appointed by the majority subordinate certificateholder, which will initially be DoubleLine Capital LP. The subordinate class representative may have interests in conflict with those of the other certificateholders. As a result, it is possible that the subordinate class representative may direct a special servicer to take actions that conflict with the interests of holders of certain classes of the certificates, notwithstanding that such special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicers” in this free writing prospectus, during a subordinate control period, a special servicer may be removed without cause by the majority subordinate certificateholder or the subordinate class representative on its behalf. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” and “—Replacement of the Special Servicers” in this free writing prospectus.

The subordinate class representative and its affiliates may have interests that are in conflict with those of certificateholders, especially if the subordinate class representative or any of its affiliates holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Mortgage Loans

The anticipated initial investor in the Class E, F and G certificates (which, as the anticipated purchaser of the foregoing classes of certificates, is the party under the pooling and servicing agreement with the right to appoint the subordinate class representative), or an investment manager or other representative thereof was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the mortgage pool, and to request the removal, re-sizing or changes in the characteristics of some or all of the mortgage loans. The mortgage pool and some of the mortgage loans as originally proposed by the sponsors were adjusted based on some of these requests. In addition, the anticipated initial investor may have imposed additional monetary or other conditions on its acquisition of its certificates in order to allow certain mortgage loans to be included in this securitization.

We cannot assure you that you or another investor would have made the same requests to modify the original mortgage pool as such anticipated initial investor or that the final mortgage pool as affected by requests made by such anticipated initial investor will not adversely affect the performance of your certificates and benefit the performance of the anticipated initial investor’s certificates. Because of the differing subordination levels, the anticipated initial investor has interests that, in some circumstances, are likely to differ from those of purchasers of other classes of certificates, and the anticipated initial investor may desire a mortgage pool composition that benefits the anticipated initial investor but that does not benefit other investors. In addition, the anticipated initial investor may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to differ from those of other purchasers of the certificates. In any case, the anticipated initial investor performed due diligence solely for its own benefit, and its acceptance of its certificates does not constitute, and should not be construed as, an endorsement of the mortgage pool, any mortgage loan, the underwriting for any mortgage loan, any mortgage loan seller or any originator. Other

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investors are not entitled to rely on the anticipated initial investor’s acceptance of the mortgage pool or any mortgage loan to any extent.

In no event will the anticipated initial investor have any liability to any person or entity in connection with its review of the mortgage pool or any mortgage loan, any other due diligence conducted by the anticipated initial investor or otherwise in connection with the activities of the anticipated initial investor described in the preceding two paragraphs. The pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any cause of action that it may otherwise have against the anticipated initial investor in respect of such activities.

The anticipated initial investor will initially appoint the subordinate class representative, which will generally have consent and consultation rights with respect to material servicing decisions involving the mortgage loans (other than (a) any non-serviced pari passu mortgage loans and (b) any excluded loan) and, during the subordinate control period, the right to replace each special servicer (other than with respect to any excluded loan) under some circumstances. In addition, the subordinate class representative will generally have consultation rights with regard to material servicing decisions involving any non-serviced pari passu mortgage loan (except to the extent that such mortgage loan is an excluded loan). See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” and “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

With respect to the right of the subordinate class representative to replace each special servicer under certain circumstances, investors should consider that National Cooperative Bank, N.A., the initial special servicer with respect to each of the mortgage loans included in the pool that are secured by residential cooperative properties, is experienced in acting as a lender and a servicer with respect to residential cooperative mortgage loans. Should the subordinate class representative elect to replace such special servicer, we cannot assure you that any successor special servicer selected pursuant to the terms of the pooling and servicing agreement would have the same familiarity or experience with the servicing of residential cooperative mortgage loans.

Because the incentives and actions of the anticipated initial investor, in some circumstances, are likely to differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage loans.

Ratings of the Certificates Have Substantial Limitations

The ratings assigned to some or all classes of certificates by each of the three (3) nationally recognized statistical rating organizations engaged by the depositor are based on, among other things, the economic characteristics of the underlying mortgage loans, mortgaged properties and other relevant structural features of the transaction. The ratings assigned to the certificates reflect only the views of the respective rating agencies as of the date such ratings were issued. Future events could have an adverse impact on such ratings. The ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information. The ratings do not consider to what extent the certificates will be subject to prepayment or that the outstanding principal amount of any class of certificates will be prepaid.

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Furthermore, the amount, type and nature of credit support, if any, provided with respect to the certificates were determined on the basis of criteria established by each hired rating agency. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the trust. As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis, the assumptions by the rating agencies engaged by the depositor and other nationally recognized statistical rating organizations regarding the performance of the mortgage loans related to such commercial mortgage-backed securities were not, in all cases, correct.

Certain actions provided for in the mortgage loan agreements require, as a condition to taking such action, that a rating agency confirmation be obtained from each of the rating agencies engaged by the depositor. In certain circumstances, this condition may be deemed to have been met or waived without any such rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings on the certificates as a result of the taking of such action. If you invest in the certificates, the terms of the pooling and servicing agreement will be binding on you, and as a result, you should be aware of the procedures relating to no downgrade confirmations described under the definition of “Rating Agency Confirmation” in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Rating Agency Confirmations” in this free writing prospectus.

We are not obligated to maintain any particular rating with respect to any class of certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the trust advisor, the master servicers or the special servicers, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be, or result from, an event of default on any underlying mortgage loan, any adverse change to the ratings of the certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates. A security rating does not represent an assessment of the yield to maturity that you may experience. See “Ratings” in each of this free writing prospectus and the accompanying prospectus.

Further, the rating of any class of certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those certificates. See “ERISA Considerations” and “Legal Investment” in each of this free writing prospectus and the accompanying prospectus.

The depositor has hired three (3) nationally recognized statistical rating organizations to rate certain classes of the certificates. We cannot assure you as to whether another nationally recognized statistical rating organization will rate any class of certificates or, if it were to rate any class of certificates, what rating would be assigned by it. Moreover, any of the three (3) nationally recognized statistical rating organizations that we have hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other nationally recognized statistical rating organizations that we

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have not hired to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates on the basis of information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that those unsolicited ratings would be the same as, higher than or lower than the ratings assigned by the rating agencies engaged by the depositor. The issuance of unsolicited ratings on one or more classes of the certificates that are lower than the ratings assigned by the rating agencies engaged by the depositor may adversely affect the liquidity, market value and regulatory characteristics of those classes of certificates. As part of the process of obtaining ratings for the certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC. Based on preliminary feedback from those five (5) nationally recognized statistical rating organizations at that time, the depositor selected three (3) of them to rate the certificates and did not select the other two (2) nationally recognized statistical rating organizations, in part due to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. In addition, had the depositor engaged each of Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. to rate all classes of certificates, the ratings of those classes of certificates that were not ultimately rated by one or more of those nationally recognized statistical rating organizations may have been different, and potentially lower, than the ratings ultimately assigned to the certificates. In the case of Moody’s Investors Service, Inc., the depositor only requested ratings for certain classes of rated certificates, due in part to the initial subordination levels provided by Moody’s Investors Service, Inc. for the classes of certificates. If the depositor had selected Moody’s Investors Service, Inc. to rate those other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc. Although unsolicited ratings may be issued by any nationally organized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. In addition, the decision not to engage one or more of the three (3) hired nationally recognized statistical rating organizations to rate certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates.

Under the rules and regulations of the Securities and Exchange Commission, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the certificates is required to be made available to non-hired nationally recognized statistical rating organizations in order to make it possible for such nationally recognized statistical rating organizations to assign unsolicited ratings on the certificates. An unsolicited rating could be assigned at any time, including prior to the closing date. Neither the depositor nor any other person or entity will have any duty to notify you if any such other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this free writing prospectus. Nationally recognized statistical rating organizations, including the hired rating agencies, have different methodologies, criteria, models and requirements. If any non-hired rating agency assigns an unsolicited rating on the certificates, we cannot assure you that such rating will be the same as, higher than or lower than the ratings assigned by

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the hired rating agencies; the assignment of unsolicited ratings by a rating agency could adversely affect the liquidity, market value and regulatory characteristics of your certificates. In addition, if the depositor or any sponsor fails to make available to the non-hired nationally recognized statistical rating organizations any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the certificates, a hired rating agency could withdraw its ratings on the certificates, which could adversely affect the liquidity, market value and regulatory characteristics of your certificates. Potential investors in the certificates are urged to make their own evaluation of the creditworthiness of the mortgage loans and the applicable credit enhancement on the certificates, and not to rely solely on the ratings on the certificates. Furthermore, the Securities and Exchange Commission may determine that any one or more of the rating agencies engaged by the depositor no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates. Any such determination may adversely affect the liquidity, market value and regulatory characteristics of your certificates.

Security ratings are not recommendations to buy, sell or hold the offered certificates. Rather, ratings are an assessment by the applicable rating agency of the likelihood that any interest on a class of offered certificates will be paid on a timely basis and that a class of offered certificates will be paid in full by its final scheduled payment date. Ratings do not consider to what extent the offered certificates will be subject to prepayment or that the principal of any class of offered certificates will be paid prior to the final scheduled payment date for that class of offered certificates, nor do the ratings consider the prices of the offered certificates or their suitability for a particular investor. A rating agency may revise or withdraw the ratings at any time in its sole discretion, including as a result of a failure by the depositor to comply with its obligation to post information provided to the hired rating agencies on a website that is accessible by a nationally recognized statistical rating organization that is not a hired rating agency. The ratings of any offered certificates may be lowered by a nationally recognized statistical rating organization (including the hired rating agencies) following the initial issuance of the offered certificates as a result of losses on the mortgage loans in excess of the levels contemplated by a nationally recognized statistical rating organization at the time of its initial rating analysis. Neither the depositor nor any sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of the offered certificates.

Accordingly, we cannot assure you that the ratings assigned to any offered certificate on the date on which the offered certificate is originally issued will not be lowered or withdrawn by any rating agency at any time thereafter. If any rating with respect to an offered certificate is revised or withdrawn, the liquidity, market value and regulatory characteristics of that offered certificate may be adversely affected.

We note that a rating agency may have a conflict of interest where, as is the case with the ratings of the offered certificates by the hired rating agencies, the sponsor or the issuer of a security pays the fee charged by the rating agency for its rating services.

The Special Servicers May Be Directed To Take Actions

In connection with the servicing of the specially serviced mortgage loans, each special servicer may, at the direction or upon the advice of the subordinate class representative (other than with respect to any excluded loan, with respect to which the subordinate class representative will have no right to provide direction or advice), take actions with respect to the specially serviced mortgage loans serviced by it pursuant to the pooling and servicing agreement, which actions could adversely affect the holders of some or all of the classes of

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certificates. The subordinate class representative will be controlled by the Class E, F or G certificateholders and will initially be appointed by the anticipated initial investor in the Class E, F and G certificates. The subordinate class representative may have interests in conflict with those of the certificateholders. As a result, it is possible that the subordinate class representative may direct either special servicer to take actions that conflict with the interests of the holders of classes of the certificates that are the same or different from the class of certificateholders that appointed the subordinate class representative. Similarly, with respect to any non-serviced pari passu mortgage loan, the related special servicer thereunder may, at the direction or upon the advice of the related other subordinate class representative (or the equivalent), take actions with respect to such non-serviced pari passu mortgage loan that could adversely affect such non-serviced pari passu mortgage loan, and therefore, the holders of some or all of the classes of certificates. Such other subordinate class representative (or the equivalent) may have interests in conflict with those of the certificateholders. Although each special servicer will have contractually agreed not to take actions that, among other things, are prohibited by law or violate the servicing standard, the terms of any mortgage loan or the applicable pooling and servicing agreement, the servicing standard and other provisions of the applicable pooling and servicing agreement will generally protect each such special servicer from liability for errors in judgment. In addition, the servicing standard is a generalized standard of conduct that allows each special servicer discretion in determining its response to particular circumstances. In addition, except as limited by certain conditions described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicers”, the special servicers may be removed without cause by the majority subordinate certificateholder as described in this free writing prospectus and provided in the pooling and servicing agreement.

There Are Risks Relating to the Exchangeable Certificates

The characteristics of the Class PEX certificates will reflect, in the aggregate, the characteristics of the Class A-S, B and C certificates, which, together with the Class PEX certificates, are referred to as “exchangeable certificates” in this free writing prospectus. As a result, the Class PEX certificates will be subject to the same risks as the Class A-S, B and C certificates described in this free writing prospectus. Investors are encouraged to also consider a number of factors that will limit a certificateholder’s ability to exchange exchangeable certificates:

•	At the time of a proposed exchange, a certificateholder must own exchangeable certificates in the requisite exchange proportion to make the desired exchange.
•	A certificateholder that does not own each class of the exchangeable certificates in the requisite exchange proportion may be unable to obtain the necessary exchangeable certificates because the holders of the needed certificates may be unwilling or unable to sell them or because the necessary certificates have been placed into other financial structures.
•	Principal distributions will decrease the amounts available for exchange over time and once the principal balance of the Class A-S, B or C regular interest (and, correspondingly, the Class A-S, B or C certificates and, to the extent evidencing an interest in the Class A-S, B or C regular interests, the Class PEX certificates) has been reduced to zero as a result of the payment in full of all interest and principal on such Class, exchanges will no longer be permissible.
•	Certificates may only be held in authorized denominations.

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An administrative fee may be payable to DTC or any successor depository in connection with each exchange of certificates.

You May Be Bound by the Actions of Other Certificateholders Even if You Do Not Agree with Those Actions

In some circumstances, the holders of specified percentages of all the certificates, or specified percentages of each of one or more classes of certificates, will be entitled to direct, consent to or approve certain actions, including certain amendments to the pooling and servicing agreement and certain replacements of the trust advisor or a special servicer. In these cases, the direction, consent or approval of the requisite percentage(s) of certificateholders will be sufficient to bind all the certificateholders, regardless of whether you agree with that direction, consent or approval.

Because the Offered Certificates Are in Book-Entry Form, Your Rights Can Only Be Exercised Indirectly and There May Be Other Adverse Consequences

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. As a consequence, investors may experience difficulties in identifying or communicating with other investors in the certificates for the purpose of exercising remedies, taking collective action or otherwise.

Since transactions in book-entry certificates generally can be effected only through DTC and its participating organizations: (i) the liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates; (ii) your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates; (iii) your access to information regarding the certificates may be limited since conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and (iv) you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the certificate administrator to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will such distributions be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Offered Certificates—Delivery, Form and Denomination” in this free writing prospectus and “Risk Factors—Book-Entry Registration May Hinder the Exercise of Investor Remedies” and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in your recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will

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occur or losses be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction which the investor may be required to treat as a capital loss instead of a bad debt under Code Section 166. See “Material Federal Income Tax Consequences—Discount and Premium; Prepayment Consideration” in this free writing prospectus and “Material Federal Income Tax Consequences” in the accompanying prospectus.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this free writing prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State and local income tax laws may differ substantially from federal income tax law. This free writing prospectus does not purport to describe any aspects of the income tax laws of any state or locality, whether one in which a mortgaged property is located or otherwise.

We cannot assure you that holders of certificates will not be subject to taxation in any particular state or local taxing jurisdiction. One or more state or local jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the related borrower or the mortgaged properties or on some other basis; require nonresident holders of certificates to file returns in such jurisdiction; or attempt to impose penalties for failure to file such returns. If such a jurisdiction ultimately succeeds in collecting such taxes or penalties from nonresident holders of certificates, neither the related borrower nor any party to the pooling and servicing agreement will be required to reimburse the amount of the tax or penalty to or for the benefit of any certificateholder.

Potential purchasers should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates. See “State and Other Tax Consequences” in each of this free writing prospectus and the accompanying prospectus.

Commencing Legal Proceedings Against Parties to the Pooling and Servicing Agreement May Be Difficult

The trustee may not be required to commence legal proceedings against third parties at the direction of any certificateholders unless, among other conditions, at least 25% of the voting rights (determined without notionally reducing the principal balances of the certificates by any appraisal reduction amounts) associated with the certificates join in the demand and offer indemnification reasonably satisfactory to the trustee. Those certificateholders may not commence legal proceedings themselves unless the trustee has refused to institute proceedings after the conditions described above have been satisfied. These provisions may limit the ability of an investor in the certificates to enforce or cause the enforcement of the provisions of any applicable pooling and servicing agreement.

Each of the Mortgage Loan Sellers, the Depositor and the Trust Fund Are Subject to Insolvency or Bankruptcy Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans

In the event of the insolvency or similar event of a mortgage loan seller or the depositor, it is possible the trust fund’s right to payment from or ownership of the mortgage

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loans could be challenged, and if such challenge were successful, delays or reductions in payments on the certificates could occur.

Each of the mortgage loan sellers intends that its transfer of its mortgage loans to the depositor constitutes a sale, rather than a pledge of the applicable mortgage loans to secure the indebtedness of the mortgage loan seller. The depositor intends that its transfer of the mortgage loans to the trustee on behalf of the certificateholders constitutes a sale, rather than a pledge of the receivables to secure indebtedness of the depositor.

The transfer of the mortgage loans by Wells Fargo Bank, National Association and by National Cooperative Bank, N.A., in each case as a mortgage loan seller, in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions (12 C.F.R. § 360.6). However, this safe harbor is non-exclusive and an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the mortgage loans by Wells Fargo Bank, National Association or National Cooperative Bank, N.A., as applicable, would generally be respected in the event the FDIC were appointed as conservator or receiver of Wells Fargo Bank, National Association or National Cooperative Bank, N.A., as applicable. Nevertheless, we cannot assure you that the FDIC or another interested party would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while the claim is resolved.

If any other mortgage loan seller or the depositor were to become a debtor under the U.S. bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the mortgage loan seller or the depositor, as debtor-in-possession, may argue that the sale of the mortgage loans by the mortgage loan seller or the depositor was a pledge of the applicable mortgage loans rather than a sale. An opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans would generally be respected in the event a mortgage loan seller or the depositor were to become subject to a proceeding under the U.S. bankruptcy code. Nevertheless, we cannot assure you a bankruptcy trustee or another interested party would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Even if a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority under which the Federal Deposit Insurance Corporation can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the acting general counsel of the Federal Deposit Insurance Corporation issued a letter in which he expressed his view that, under then-existing regulations, the Federal Deposit Insurance Corporation, as receiver under the orderly liquidation authority, would not, in the exercise of its orderly

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liquidation authority repudiation powers, recover as property of a financial company assets transferred by the financial company; provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The letter further noted that, while the Federal Deposit Insurance Corporation staff may be considering recommending further regulations under orderly liquidation authority, the acting general counsel would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the Federal Deposit Insurance Corporation’s statutory power to disaffirm or repudiate contracts. If, however, the Federal Deposit Insurance Corporation were to adopt a different approach than that described in the acting general counsel’s letter, delays or reductions in payments on the offered certificates could occur. As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the certificates.

Risks Related to the Mortgage Loans

The Repayment of a Multifamily, Residential Cooperative, Manufactured Housing Community or Commercial Mortgage Loan is Dependent on the Cash Flow Produced by the Corresponding Mortgaged Property, Which Can Be Volatile and Insufficient To Allow Full and Timely Distributions on Your Offered Certificates

The mortgage loans are secured by various types of income-producing properties, and there are certain risks that are generally applicable to loans secured by all of those property types. Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among, other things, it typically involves larger loans.

The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a multifamily, residential cooperative, manufactured housing community or commercial property is determined, in substantial part, by the amount of the property’s cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. See “Risk Factors—Future Cash Flow and Property Values Are Not Predictable” in the accompanying prospectus. All of the mortgage loans were originated within seven (7) months prior to the cut-off date and thus should generally be considered not to have long-standing payment histories. In some cases, the mortgage loans have little or no payment histories. See “Description of the Mortgage Pool—Mortgage Loan History” in this free writing prospectus.

With respect to commercial mortgage loans secured by residential cooperative properties, the repayment of such mortgage loans is typically dependent upon the payments received by the related cooperative corporation from its tenants/shareholders and/or the ability of the residential cooperative to refinance such mortgage loan. See “—Residential Cooperative Properties Have Special Risks” below.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

•	the age, design and construction quality of the property;
•	perceptions regarding the safety, convenience and attractiveness of the property;
•	the proximity and attractiveness of competing properties;

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•	the adequacy and effectiveness of the property’s operations, management and maintenance;
•	increases in operating expenses (including but not limited to real estate taxes and assessments and insurance premiums) at the property and in relation to competing properties;
•	an increase in the capital expenditures needed to maintain the property or make improvements;
•	the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;
•	a decline in the financial condition of a major tenant;
•	an increase in vacancy rates; and
•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);
•	local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);
•	demographic factors;
•	decreases in consumer confidence;
•	changes in prices for key commodities or products;
•	changes in consumer tastes and preferences, including the effects of adverse publicity; and
•	retroactive changes in building codes.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;
•	the creditworthiness of tenants;
•	the level of tenant defaults;
•	the ability to convert an unsuccessful property to an alternative use;
•	new construction in the same market as the mortgaged property;
•	rent control laws or other laws impacting operating revenues or costs;
•	the number and diversity of tenants;
•	the availability of trained labor necessary for tenant operations;

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•	with respect to residential cooperative loans, the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant shareholders;
•	the rate at which new rentals occur; and
•	the property’s operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants. See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this free writing prospectus.

Some of the mortgaged properties are located in areas that (i) based upon demographics, are considered secondary or tertiary markets or (ii) have high vacancy rates for the relevant property type.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

Furthermore, if the debt service under a mortgage loan is scheduled to increase during the term of the mortgage loan pursuant to an increase in the mortgage interest rate, the expiration of an interest-only period or otherwise, we cannot assure you that the net cash flow at the related mortgaged property will be sufficient to pay the additional debt service and, even if it is sufficient, the requirement to pay the additional debt service may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Property Value May Be Adversely Affected Even When There Is No Change in Current Operating Income

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income. These factors include, among others:

•	changes in governmental regulations, fiscal policy, zoning or tax laws;
•	potential environmental legislation or liabilities or other legal liabilities;
•	proximity and attractiveness of competing properties;
•	new construction of competing properties in the same market;
•	convertibility of a mortgaged property to an alternative use;
•	the deterioration of socio-economic conditions in the related community, including increases in criminal activity;
•	the availability of refinancing; and
•	changes in interest rate levels.

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Concentrations of Mortgaged Property Types Subject the Trust Fund to Increased Risk of Decline in Particular Industries

A concentration of mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on a pool of mortgage loans. For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on mortgage loans secured by hospitality properties as compared to the mortgage loans secured by other property types.

In that regard, by allocated loan amount:

•	multifamily properties represent approximately 28.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which includes the residential cooperative properties that are separately identified below);
•	retail properties represent approximately 26.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;
•	office properties represent approximately 25.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;
•	residential cooperative properties (including the residential cooperative property identified on Annex A-1 to this free writing prospectus as Baywoods of Annapolis, representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which is operated, in part, as a residential cooperative property and, in part, as a residential healthcare facility) represent approximately 7.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;
•	self-storage properties represent approximately 6.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;
•	hospitality properties represent approximately 4.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;
•	industrial properties represent approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;
•	mixed use facilities represent approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;
•	other property types represent approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date; and
•	manufactured housing community properties represent approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Mortgage loans that are secured by liens on the types of properties securing the mortgage loans are exposed to unique risks particular to those types of properties. For more information, you should refer to the following sections in the accompanying prospectus:

(1)	“Risk Factors”; and
(2)	“Description of the Trust Funds—Mortgage Loans—Leases”.

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Retail Properties Have Special Risks

Forty-four (44) of the mortgaged properties, collectively representing approximately 26.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are retail properties. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics. The correlation between success of tenant businesses and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An “anchor tenant” located on a related property is usually proportionately larger in size than most other tenants in the property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is not located on the mortgaged property, is usually proportionally larger in size than most tenants in the property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the property so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease;
•	termination of an anchor tenant’s or shadow anchor tenant’s lease or, if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;
•	the bankruptcy or economic decline of an anchor tenant or shadow anchor tenant; or
•	the cessation of the business of an anchor tenant (notwithstanding its continued payment of rent) or a shadow anchor tenant.

Certain of the anchor tenants (or shadow anchor tenants) at retail mortgaged properties may be dark. We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects. With respect to shadow anchor tenants, the related borrower has no control over the replacement of such tenants and, as a result, may not be in a position to mitigate the effect of such tenants going dark on leases at the related mortgaged property. Similarly, if the shadow anchor tenant is physically connected to the mortgaged property, issues requiring common direction and cooperation between land owners, such as providing for insurance and rebuilding following casualty, may become more complicated, costly and time-consuming than they would be otherwise, and adversely affect property performance. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” and “—Other Matters” in this free writing prospectus.

In addition, many of the retail mortgaged properties have sole or anchor tenants whose leases expire or may be terminated during the term, or shortly after the scheduled maturity, of the related mortgage loan. See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” and “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations”

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in this free writing prospectus. Furthermore, with respect to shadow anchored properties, the related borrower will not receive rental income from such shadow anchor tenant and is less likely to have contractual remedies if such shadow anchor tenant terminates its lease or ceases operations.

Retail properties that have anchor tenant-owned stores often have reciprocal easement agreements between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Anchor tenants that own their own improvements are generally required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, in addition to the rent attributable to the underlying land. With respect to shadow anchor tenants, they may make a contribution toward common area maintenance if the reciprocal easement agreement contemplates shared responsibilities among affected property owners, but they do not pay rent. Operating covenants affecting anchor tenants may be included in the anchor tenant lease or in the reciprocal easement agreement, if any. Tenants whose leases have no operating covenants or whose covenants have expired previously or will expire during the terms of the related mortgage loan are or will not be contractually obligated to operate their stores at the applicable mortgaged property. Tenant leases at the mortgaged properties may have co-tenancy clauses which permit such stores to abate the rent payable, cease operating and/or terminate their leases if certain other stores (in particular those of anchor tenants or shadow anchor tenants) or a specified percentage of the stores at the related mortgaged property are not occupied and operating and also have certain other termination rights related to sales targets. See “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations—Terminations” in this free writing prospectus.

Certain tenant estoppels, including those of certain anchor tenants, obtained in connection with the origination of the mortgage loans identify disputes between the related borrower and the applicable anchor tenant or other tenants, or alleged defaults or potential defaults by the applicable property owner under the lease or reciprocal easement agreement. In addition, in the case of certain mortgaged properties, leases contain restrictions with respect to the use of other spaces or parcels at or near the subject mortgaged property that are in conflict with other leases or for which there is no corresponding restrictive covenant of record, which have resulted or may in the future result in disputes. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or reciprocal easement agreement by the affected anchor tenant or other tenants or to litigation against the related borrower. We cannot assure you that the identified tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or other tenants. See representation and warranty nos. 8 and 44 on Annex C-1 to this free writing prospectus and the exceptions thereto on Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

In addition, retail properties frequently rely on adjacent properties for parking, access or other operational aspects, which can create risk. The landlord/borrower may agree to conditions or covenants in a retail lease based on such adjacent property continuing to provide such services or based upon operations at, or the continued maintenance of, such adjacent property. Accordingly, defaults on the part of the landlord/borrower could occur under that retail lease as a result of circumstances over which the landlord/borrower does not have direct control. The landlord/borrower’s sole remedy would be under a reciprocal easement agreement (or comparable agreement), if any, with the adjacent property owner.

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Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. Certain tenants at the retail mortgaged properties may be paying rent but are not yet in occupancy or have signed leases but have not yet started paying full unabated rent and/or are not yet in occupancy. See also Annex A-1, including the footnotes thereto, to this free writing prospectus. Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants. See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” below. See also “—Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates” below. We cannot assure you that the rate of occupancy at any mortgaged property will remain at the current levels or that the net operating income contributed by the mortgaged properties will remain at current or past levels. See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this free writing prospectus. See representation and warranty no. 42 on Annex C-1 to this free writing prospectus and the exceptions thereto on Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

In addition, certain of the retail properties have specialty use tenants, such as movie theaters, health clubs, fitness centers, gas stations, automotive dealerships, educational facilities, dental or medical offices, restaurants, bakeries, dry cleaners with on-site processing facilities or parking garages, as part of the mortgaged property. These mortgaged properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable or the leased spaces were to become vacant for any reason. For example, because of unique construction and/or equipment requirements of theaters and restaurants, any vacant space designed for such purposes would not easily be converted to other uses. In such cases, aspects of building site design and adaptability affect the value of properties with such tenants and other retailers at the mortgaged property. For example, the limited adaptability of certain shopping malls that have proven unprofitable has recently resulted in extremely high loss severities on mortgage loans secured by those shopping malls, which mortgage loans may have been owned by commercial mortgage-backed securitization trusts. In one particular case, a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, resulted in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan. See “—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” below. In addition, decreasing patronage at a theater or restaurant tenant could adversely affect revenue of the tenant, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit, lease defaults, and, in certain cases, bankruptcy filings. See “—Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates” below. Additionally, theater and restaurant receipts are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.

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Certain other tenants at the mortgaged properties, including health clubs, may have other unique risks associated with the type of business undertaken at their locations. Several factors may adversely affect the value and successful operation of a health club, including:

•	the physical attributes of the health club (e.g., its age, appearance and layout);
•	the reputation, safety, convenience and attractiveness of the property to users;
•	the quality and philosophy of management;
•	management’s ability to control membership growth and attrition;
•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; or
•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, as with movie theaters, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case of property readily adaptable to changing consumer preferences for other uses.

Certain of the retail properties may have significant tenants operating as medical office, urgent care, on-site patient care or other medical treatment service facilities. The performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus.

Retail Bank Branches Have Special Risks. Certain of the mortgaged properties may include tenants that operate as bank branches. Six (6) mortgaged properties, collectively representing approximately 6.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, each have a bank branch among the five (5) largest tenants at the related mortgaged property. For information regarding bank branch tenants at office properties that represent one or more of the five (5) largest tenants (by net rentable area leased), see Annex A-1 to this free writing prospectus. Bank branches are specialty-use properties that are outfitted with vaults, teller counters and other customary installations and equipment that require significant capital expenditures. The ability to lease these properties to entities other than financial institutions may be difficult due to the added cost and time of refitting the properties. Additionally, certain of these mortgaged properties may have been designated as historic or landmark buildings or may be located in areas designated as historic or landmark. Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions.

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A concentration of leases to banks as to a related mortgage loan or an individual mortgaged property securing a related mortgage loan could have a negative effect on net operating income in the event of a downturn in the banking industry or a shift in the banking industry business model concerning retail branches. Individual banks, as well as the banking industry in general, may be adversely affected by negative economic and market conditions throughout the United States or in the local economies in which regional or community banks operate. In addition, changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, may have an adverse impact on banks’ loan portfolios and allowances for loan losses. As a result, the mortgaged properties may experience higher rates of lease default or terminations in the event of a downturn in the banking industry than they would if the tenant base were more diversified. This, in turn, could cause losses on the mortgage loans and on your investment in the certificates offered hereby.

Office Properties Have Special Risks

Eleven (11) of the mortgaged properties, collectively representing approximately 25.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are office properties. See “Risk Factors—Special Risks of Mortgage Loans Secured by Office Properties” in the accompanying prospectus.

Certain of the office properties may be medical office properties or have significant tenants operating as medical office, urgent care, on-site patient care or other medical treatment service facilities. The performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus.

In addition, certain of the office properties include educational facilities as part of the collateral.  Educational facilities present unique risks.  See “Risk Factors—Risks Related to the Mortgage Loans—Retail Properties Have Special Risks” and “—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” and “Description of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus.

Multifamily Properties Have Special Risks

Twenty-five (25) of the mortgaged properties, collectively representing approximately 21.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are multifamily properties (which are not residential cooperative properties. A large number of factors may adversely affect the value and successful operation of a multifamily rental property. We note in particular the following:

•	Certain of the multifamily rental properties have material tenant concentrations of students (and in certain cases, additional university housing may be planned in the area of the mortgaged property, which may reduce demand for units at the related mortgaged property).

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•	Certain of the multifamily rental properties may have material concentrations of military personnel (and therefore may be materially adversely affected by the closing of, or a material reduction of personnel at, the local military base).
•	Certain of the multifamily rental properties consist of senior housing, or are age-restricted senior independent living facilities for individuals 55-years-old or older, thus limiting the potential tenants. See “Risk Factors—Special Risks Associated with Residential Healthcare Facilities” and “—Special Risks of Mortgage Loans Secured by Healthcare-Related Properties” in the accompanying prospectus.
•	Certain of the multifamily rental properties receive rent subsidies from the United States Department of Housing and Urban Development under its Section 8 program or otherwise or are otherwise intended to be utilized, in whole or in part, as affordable housing.
•	Certain of the multifamily rental properties are subject to local rent control and rent stabilization laws.

Certain states regulate the relationship of an owner of a multifamily property and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Multifamily property owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions under law that limit the bases on which a landlord may terminate a tenancy or increase rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control or rent stabilization on multifamily properties. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property or the lender’s proceeds of a sale of the property following foreclosure.

See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus and “Risk Factors—Special Risks of Mortgage Loans Secured by Multifamily Properties” in the accompanying prospectus.

Residential Cooperative Properties Have Special Risks

Twenty-eight (28) of the mortgaged properties (including the residential cooperative property identified on Annex A-1 to this free writing prospectus as Baywoods of Annapolis, representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which is operated, in part, as a residential cooperative property and, in part, as a residential healthcare facility), collectively representing 7.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are residential cooperative properties. For purposes of this free writing prospectus, the residential cooperative property identified on Annex A-1 to this free writing

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prospectus as Baywoods of Annapolis, representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is treated as a residential cooperative property notwithstanding that such mortgaged property is operated, in part, as a residential cooperative property and, in part, as a residential healthcare facility. Various factors may adversely affect the value and successful operation of a residential cooperative property, which could adversely affect payments on your certificates, including:

•	the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable rent control and stabilization laws;
•	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations and the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders;
•	the concentration of shares relating to units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;
•	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” in any one or more years, which may reduce the cash flow available to make payments on the related mortgage loan; and
•	that, upon foreclosure, in the event a cooperative property becomes a rental property, all or certain units at that rental property could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole;

The value and successful operation of a residential cooperative property may also be impacted by the same factors which may impact the economic performance of a multifamily property; see “—Multifamily Properties Have Special Risks” in this free writing prospectus.

A residential cooperative building and the land under the building are owned or leased by a non-profit residential cooperative corporation. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, maintenance, contributions to reserves and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

With respect to the residential cooperative mortgage loans sold to the trust by National Cooperative Bank, N.A., due to attributes particular to residential housing cooperatives, certain information presented with respect to such mortgage loans differs from that presented for other mortgage loans included in the trust. Several of these differences are particularly relevant to your consideration of an investment in the offered certificates. In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for the residential cooperative mortgage loans sold to the trust by National Cooperative Bank, N.A. differs from the manner in which such calculations are

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made for other mortgage loans included in the trust. For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related mortgage loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, equals the sum of (i) the gross sellout value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent-regulated or rent-controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. For any residential cooperative mortgage loans sold to the trust by National Cooperative Bank, N.A., this value, based upon the most recent appraisal as of the cut-off date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1 to this free writing prospectus. With respect to the mortgage loan identified on Annex A-1 to this free writing prospectus as Baywoods of Annapolis, representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgaged property is a continuing care retirement community comprised of (i) a portion of the mortgaged property operated as an age-restricted residential cooperative property with certain enhanced member services and (ii) a portion of the mortgaged property operated as a residential healthcare facility. The “Appraised Value” of the mortgaged property securing the mortgage loan identified on Annex A-1 to this free writing prospectus as Baywoods of Annapolis is equal to the sum of (i) the value of the portion of such mortgaged property operated as a residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and calculated as provided above, plus (ii) the value of the portion of such mortgaged property operated as a residential healthcare facility, in each case as set forth in the related appraisal. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross sellout value referenced above in this paragraph is calculated without regard to any applicable sale price restrictions. The comparable sales considered in the appraisers’ estimates of gross sellout values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable mortgaged property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1 to this free writing prospectus. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property. In addition, for purposes of determining the debt service coverage ratio and debt yield for a residential cooperative mortgage loan, the “underwritten net cash flow” for a residential cooperative property and the “underwritten net operating income” for a residential cooperative property is the projected net cash flow reflected in an appraisal of such residential cooperative property and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent-regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected net cash flow used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. In the case of the mortgage loan identified on

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Annex A-1 to this free writing prospectus as Baywoods of Annapolis, representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the “underwritten net cash flow” and the “underwritten net operating income” for the related mortgaged property equals the sum of (i) the projected net cash flow for the portion of such mortgaged property operated as a residential cooperative property calculated as provided above, plus (ii) the projected net cash flow as calculated for the portion of such mortgaged property operated as a residential healthcare facility, in each case as set forth in the related appraisal. The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to a residential cooperative mortgage loan may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for any such residential cooperative mortgage loan had a different methodology (including the methodology used for calculating such values with respect to the other mortgage loans sold to the depositor) been used.

With respect to information presented in Annex A-1 to this free writing prospectus with respect to mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness, (1) the “Coop-Committed Secondary Debt” equals the balance of any subordinate line of credit mortgage loan, based on the full face amount of the subordinate line of credit mortgage loan, (2) the Whole Loan Cut-off Date Balance equals the sum of the cut-off date balance of the WFCM 2015-C29 trust mortgage loan plus the balance of each existing subordinate loan, assuming that such existing subordinate loan is fully advanced and the entire amount thereof is outstanding as of the cut-off date, except that (A) with respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as 321 West 90th St. Owners Corp., representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the Whole Loan Cut-off Date Balance also includes the cut-off date balance of the chattel mortgage encumbering such mortgaged property and (B) with respect to the 230 Garth loan, the existing chattel mortgage is assumed to have a cut-off date balance equal to the 230 Garth loan chattel mortgage OPB, (3) the Subordinate Secured Debt Original Balance is determined as if each existing subordinate loan amount is fully advanced on the date of closing of said subordinate loan, (4) the Subordinate Secured Debt Cut-off Date Balance with respect to the 230 Garth loan reflects the 230 Garth loan chattel mortgage OPB and (5) except with respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Baywoods of Annapolis, representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the Whole Loan Debt Service, Whole Loan U/W NOI DSCR and Whole Loan U/W NCF DSCR are calculated assuming (A) that the subordinate secured indebtedness has been fully advanced and the entire amount thereof is outstanding as of the cut-off date (except, with respect to the 230 Garth loan, the subordinate secured indebtedness is assumed to have a cut-off date balance equal to the 230 Garth loan chattel mortgage OPB), (B) that the applicable interest rate for the subordinate secured indebtedness (other than for the subordinate secured indebtedness with respect to the 230 Garth loan and the subordinate secured indebtedness comprised of a chattel mortgage with respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as 321 West 90th St. Owners Corp., representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each of which is determined based upon the actual principal and/or interest payments in effect as of the cut-off date) is determined using 1-month LIBOR in effect as of the cut-off date and giving effect to any applicable interest rate floor and (C) that any initial interest-only period for such subordinate indebtedness has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Baywoods of

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Annapolis, the Whole Loan Debt Service, Whole Loan U/W NOI DSCR and Whole Loan U/W NCF DSCR are calculated assuming (A) that the subordinate line of credit mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the cut-off date, (B) that interest on the subordinate line of credit mortgage loan is accruing at a rate of 4.000% per annum on an actual/360 basis and (C) that any initial interest-only period on the subordinate line of credit mortgage loan has expired and the borrower is required to make payments of interest plus fixed payments of principal based on a 240-month straight-line amortization schedule. As used in this paragraph: “230 Garth loan” means the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as 230 Garth Road Owners, Inc., representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date; and “230 Garth loan chattel mortgage OPB” means $265,650, which such amount is the outstanding principal balance of 230 Garth loan chattel mortgage as of March 19, 2015.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 to this free writing prospectus with respect to the residential cooperative mortgage loans sold to the depositor by National Cooperative Bank, N.A. for inclusion in the trust. In addition, with respect to information presented in Annex A-1 to this free writing prospectus with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available. In the case of the mortgage loan identified on Annex A-1 to this free writing prospectus as Baywoods of Annapolis, representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, all such unit calculations are limited to units which are operated as residential cooperative apartment units and exclude the rooms located in the portion of the related mortgaged property operated as a residential healthcare facility.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 to this free writing prospectus with respect to mortgage loans (other than such residential cooperative mortgage loans) is not presented with respect to the residential cooperative mortgage loans sold to the depositor by National Cooperative Bank, N.A. for inclusion in the trust and is, instead, reflected as not applicable (NAP). See “—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” below and “Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in Annex B to this free writing prospectus.

In addition, mortgage loans secured by residential cooperative properties are uniquely structured and, in certain cases, permit the borrower to incur (1) one or more loans to the

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related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien on a mortgaged property that also secures a mortgage loan included in the trust and (2) unsecured loans to the related borrower. National Cooperative Bank, N.A. commonly acts as the lender in such arrangements and is permitted pursuant to the pooling and servicing agreement to engage in such lending with respect to the residential cooperative mortgage loans included in the trust. Each of the mortgage loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “—Risks Related to the Offered Certificates—If any Master Servicer or any Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund” and “—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates—Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates”, “Description of the Mortgage Pool—Subordinate and/or Other Financing—Existing (Secured Financing and Mezzanine and Similar Financing)” and “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans and Leases—Cooperative Loans” in the accompanying prospectus.

In certain instances, a residential cooperative borrower may not own the entire apartment building and the land under the building, but rather owns a condominium unit that is generally comprised of the residential portions of that apartment building. The other condominium units in that apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the residential cooperative borrower. In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in that building may be owned by the residential cooperative borrower and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the residential cooperative borrower and the owners of the other condominium units. Where the apartment building is subject to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on that owner’s unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the residential cooperative borrower but rather will be the responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers. As with other condominium structures, with respect to any such mortgage loan, the borrower may not control the appointment and voting of the condominium board or the condominium owners may be able to take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent. Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.

In the case of the residential cooperative properties included in the trust, information regarding the five (5) largest tenants has not been reflected on Annex A-1 to this free writing prospectus or otherwise reflected in the portions of this free writing prospectus that discuss characteristics of the five (5) largest tenants at each mortgaged property. Notwithstanding the exclusion of the residential cooperative properties from such discussion, certain residential cooperative properties are heavily dependent on income from

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commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or the spaces were to become vacant, for any reason. See “—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this free writing prospectus.

In addition, certain of the residential cooperative properties are also subject to government rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus.

Additionally, with respect to one (1) of the residential cooperative properties, identified on Annex A-1 to this free writing prospectus as Baywoods of Annapolis, representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, such mortgaged property is a continuing care retirement community comprised of (i) a portion of the mortgaged property operated as an age-restricted residential cooperative property with certain enhanced member services and (ii) a portion of the mortgaged property operated as a residential healthcare facility, which provides assisted living and nursing care to its residents. Residential healthcare properties are subject to risks unique to their business. See “Risk Factors—Special Risks Associated with Residential Healthcare Facilities” and “—Special Risks of Mortgage Loans Secured by Healthcare-Related Properties” in the accompanying prospectus. Notwithstanding that such mortgaged property is operated, in part, as a residential cooperative property and, in part, as a residential healthcare facility, the mortgaged property identified on Annex A-1 to this free writing prospectus as Baywoods of Annapolis is treated as a residential cooperative property for all purposes of this free writing prospectus.

Self-Storage Properties Have Special Risks

Twenty (20) of the mortgaged properties, collectively representing approximately 6.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are self-storage properties. See “Risk Factors—Special Risks of Mortgage Loans Secured by Warehouse and Self-Storage Facilities” in the accompanying prospectus.

Some of the self-storage mortgaged properties securing mortgage loans in the trust may lease a significant portion of the related mortgaged property to a single tenant. See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” below. In addition, some of the self-storage mortgaged properties securing mortgage loans in the trust may have a material portion of the mortgaged property leased to tenants for the storage of recreational vehicles and/or boats or for use as office, retail or warehouse space or may derive income from sources unrelated to self-storage such as cell phone tower leases, truck rentals for self-moves, box sales, auction income and storage and servicing of rental vehicles. Tenants for such space tend to be more transient and the net cash flow for the related mortgaged property may be subject to greater fluctuations. See Annex A-1, including the footnotes thereto, to this free writing prospectus for information regarding the self-storage mortgaged properties that use a material portion of the mortgaged property for recreational vehicle leases.

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In addition, tenants at self-storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self-storage unit. No environmental assessment of a mortgaged property included an inspection of the contents of the self-storage units at the self-storage mortgaged properties and there is no assurance that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Furthermore, certain mortgage loans may be secured by self-storage properties that are affiliated with a franchise company through a franchise agreement. The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent.

Hospitality Properties Have Special Risks

Seven (7) of the mortgaged properties, collectively representing approximately 4.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are hospitality properties, seven (7) of which are subject to a franchise agreement, license agreement, membership agreement or hotel management agreement. See “Risk Factors—Special Risks of Mortgage Loans Secured by Hospitality Properties” in the accompanying prospectus.

Certain of the hospitality properties pose unique risks with respect to the franchise agreements, license agreements or membership agreements under which, or the hotel management company with whom, they operate.

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;
•	the public perception of the franchise or hotel chain service mark; and
•	the duration of the franchise, license, membership or management agreement, as applicable.

The continuation of a franchise agreement, license agreement, membership agreement or management agreement is subject to specified operating standards, such as maintenance of quality assurance scores, and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise or hotel management company agreement, license agreement, membership agreement or management agreement. Any loss or cancellation of rights under a franchise agreement, license agreement or membership agreement could result in a disruption in reservation bookings at the related hotel property and could adversely impact the public perception of the hotel property. Certain of the borrowers may not be in compliance with all of their respective franchise agreement, license agreement, membership agreement or management agreement standards. See “Description of the Mortgage Pool—Other Matters” in this free writing prospectus. We cannot assure you that a replacement franchise, license,

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membership or hotel management agreement could be obtained in the event of termination. In addition, replacement franchisors, licensors and/or hotel managers may require significantly higher fees as well as an investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hotel manager. Any provision in a franchise agreement, license agreement, membership agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise, license, membership and hotel management agreements is restricted. In the event of a foreclosure, the lender generally will not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor, licensor or a hotel management company that it desires to replace prior to a foreclosure except in limited circumstances or following a foreclosure. In addition, a franchisor, licensor or hotel management company may have a right of first refusal to acquire the related hospitality property if it is proposed to be transferred (in particular, if it is proposed to be transferred to a competitor). If a franchisor, licensor or hotel management company cannot be terminated and the related franchise/management agreement imposes restrictions on transferees of the subject hospitality property, the liquidation value of that hospitality property could be materially impaired.

Certain of the hospitality properties are associated with hotel brands through franchise, membership or licensing agreements that, in the event of a foreclosure proceeding initiated on behalf of the trust, are not assignable or require franchisor consent for subsequent transfers. To the extent a hotel includes a franchise arrangement, the lender may have obtained a comfort letter from the licensor or franchisor stating that the trust will be permitted to enter into a new license or franchise agreement with the licensor or franchisor subject to the applicable terms and conditions thereof. To the extent that the related special servicer causes the trust or a single purpose entity owned by the trust to acquire a mortgaged property that has a franchise, membership or license agreement or that requires a successor or replacement franchisee, member or licensee to have a specified net worth, such special servicer will be required, to the extent consistent with the servicing standard, to take all actions reasonably necessary to permit the mortgaged property to maintain its franchise, membership interest or license with the same franchisor or licensor in place prior to such foreclosure. We cannot assure you that the trust or such single purpose entity owned by the trust will be able to maintain such license, membership interest or franchise at that time.

In addition, certain of the hospitality properties are subject to license, membership or franchise agreements which expire prior to the maturity of each of the respective mortgage loans. In those cases, the related mortgage loan documents generally require the applicable borrower to provide evidence prior to termination of the license, membership or franchise agreement that the license, membership or franchise agreement has been renewed or replaced in accordance with the terms of the mortgage loan documents. We cannot assure you that such agreements will be renewed. In the event the related borrower fails to deliver such evidence by the required date, the lender may hold all excess cash flow from the mortgaged property after payment of debt service, funding of reserves and certain other required expenditures, as cash collateral until such license, membership or franchise agreement is renewed or replaced in accordance with the terms of the mortgage loan documents or other remedies may apply, including personal liability to the related borrower or guarantors. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus.

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In some cases where a hospitality property is subject to a license, membership or franchise agreement, the licensor or franchisor has required the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor. Failure to complete such repairs and/or renovations in accordance with the plan could result in the hospitality property’s losing its license, membership interest or franchise. Annex A-1 sets forth the amount of reserves, if any, established under the related mortgage loans in connection with any such repairs and/or renovations. We cannot assure you that any such amount reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, that reserve will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

In addition, there may be significant risk associated with hospitality properties that have not entered into or become a party to a franchise arrangement. Hospitality properties often enter into franchise, membership or license agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus.

Furthermore, certain of the hospitality properties have specialty use tenants, such as health clubs, fitness centers, restaurants or parking garages, as part of the mortgaged property. See “—Retail Properties Have Special Risks” above.

Industrial Properties Have Special Risks

Ten (10) of the mortgaged properties, collectively representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are industrial properties. Significant factors determining the value of industrial properties include:

•	the quality of tenants;
•	reduced demand for industrial space because of a decline in a particular industry segment;
•	the property becoming functionally obsolete;
•	unavailability of labor sources;
•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
•	changes in proximity of supply sources;
•	the expenses of converting a previously adapted space to general use;
•	building design and adaptability; and
•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently

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dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g., a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time than other commercial properties and may result in a substantial percentage of leased space expiring in the same year at any particular industrial property.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses. Further, specialized equipment may make adaptations to such properties time-consuming and costly, which may adversely affect re-tenanting. See “Description of the Mortgage Pool—Other Matters” in this free writing prospectus.

Further, certain of the industrial properties have tenants that are subject to risks unique to their business. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus.

Mixed Use Facilities Have Special Risks

Two (2) mortgaged properties, collectively representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are mixed use properties, which properties contain a mix of office, retail and industrial property. Accordingly, each such mortgaged property is subject to the risks described in “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Multifamily Properties Have Special Risks” above. See Annex A-1 to this free writing prospectus for information regarding tenants that are among the five largest tenants at each mixed use property.

Mixed use properties may also be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

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Data Center Properties Have Special Risks

One (1) of the mortgaged properties, representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, is comprised exclusively of, or are substantially comprised of, a data center. The primary function of a data center is to provide a secure location for back-up data storage. Data centers are subject to similar risks as office buildings. The value of a data center will be affected by its telecommunications capacity, availability of sufficient power, and availability of support systems including environmental, temperature and hazard risk control, physical security, and redundant backup systems. As data centers contain sensitive and highly costly equipment and connections, they are subject to heightened risk in the event of fire, natural disaster or terrorism. In addition, data centers can be the subject of build-to-suit construction to specific user requirements. As such, if the lease with a data center user is terminated for any reason, the cost and time to adapt the space to other users may be considerable. Further, data center properties may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or if the leased spaces were to become vacant, for any reason. See “—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this free writing prospectus and see “Summaries of the Fifteen Largest Mortgage Loans–Dulles North Corporate Parks” in Annex A-3 to this free writing prospectus.

Parking Areas Have Special Risks

One (1) of the mortgaged properties, securing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is comprised exclusively of a parking garage. The primary source of income for parking lots and garages is the fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

•	the number of rentable parking spaces and rates charged;
•	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
•	the amount of alternative parking spaces in the area;
•	the availability of mass transit; and
•	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

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Manufactured Housing Community Properties Have Special Risks

Two (2) of the mortgaged properties, collectively representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are manufactured housing community properties.

The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing community properties;
•	apartment buildings; and
•	site-built single family homes.

Other factors affecting the successful operation of a manufactured housing community property may also include:

•	the physical attributes of the community, including its age and appearance;
•	the location of the manufactured housing community property;
•	the ability of management to provide adequate maintenance and insurance;
•	the types of services or amenities it provides;
•	the property’s reputation; and
•	state and local regulations, including rent control and rent stabilization as well as tenant association rights.

Manufactured housing community properties are “special purpose” properties that generally cannot be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the related borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

With respect to certain of the mortgage loans secured by manufactured housing community properties, the related mortgaged property may be subject to rent control and other laws regulating the relationship between a property owner and its residential tenants.

Additionally, certain of manufactured housing community properties securing mortgage loans in the trust may be age restricted to individuals who satisfy a minimum age requirement (generally 55 years old), whether by recorded covenants or for self-imposed marketing purposes. Such restrictions limit the related mortgaged properties’ potential residents and may affect property performance.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the trust have limited or no amenities, which may also affect property performance.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the issuing entity have a material number of recreational vehicle pads. Tenants for such pads tend to be more transient and the net cash flow for the related mortgaged

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property may be subject to greater fluctuations. Rentals of recreational vehicle pads may also be more seasonal in nature.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 33 on Annex C-1 to this free writing prospectus and the exceptions thereto on Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Some of the manufactured housing community mortgaged properties securing the mortgage loans are not connected to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water and/or septic systems or private sewage treatment facilities enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity have tenants that may not have leases and, accordingly, that are not obligated to remain at the mortgaged property for any extended period.

Depending on the location of a manufactured housing community property, occupancy and collections may be highly seasonal. For example, a manufactured housing community in the southern portion of the United States might earn most of its income from late fall to early spring. In addition, under such circumstances, a large number of tenants may be in actual occupancy only during a portion of the calendar year and may prepay a substantial amount of their rent for the period that they are not actually living in the community. If a borrower defaults while holding those prepayments of rent, a lender may not be able to recover such amounts.

Because tenants at manufactured housing communities tend to be of modest income and means and sometimes unstable employment, they can be frequently late or delinquent on rent, even in cases where the tenant may ultimately pay all its rent due over time. Accordingly, a higher percentage of rental payments may be delinquent than in the case of other income producing properties.

In addition, a manufactured housing community mortgaged property whose use is legally non-conforming can create special zoning risks where, in particular, conformity to current zoning is required upon damage to a certain percentage of the units (as opposed to the pads themselves). Even if building ordinance or law insurance were obtained, a casualty necessitating compliance with current zoning could result in the use’s being discontinued, and available insurance proceeds being insufficient (because of the relatively insignificant value of insurable improvements) to pay off the related mortgage loan. See “—

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Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Compliance and Use Restrictions Could Adversely Affect Distributions on Your Certificates” and “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” in this free writing prospectus.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity are located, in whole or in part, in a flood zone that requires the related borrower to maintain flood insurance if it owns any material structures located therein. In addition, even if there are no material borrower-owned structures located in that flood zone, the potential for flooding may be a deterrent to tenants. See “—The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates” in this free writing prospectus. See also representation and warranty no. 18 on Annex C-1 to this free writing prospectus and the exceptions thereto on Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

For purposes of the statistical presentation in this free writing prospectus, the number of units shown for a manufactured housing community mortgaged property includes manufactured home pads and recreational vehicle pads and may also include manager apartments, rental apartments, stick-built homes or other rentable space that are ancillary to the operation of the mortgaged property.

See “Risk Factors—Special Risks Associated with Manufactured Housing Properties” in the accompanying prospectus.

Condominium Properties Have Special Risks

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium, although the condominium rules or by-laws may otherwise allocate the right to select board members. In certain cases, the related borrower does not have a majority of votes on the condominium board. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Condominium Structures” in this free writing prospectus.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

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Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. The New York Condominium Act also provides that in the event 75% or more of the common areas are subject to a condemnation and 75% of the unit owners (in number and common interest) do not promptly resolve to restore, then any unit owner can bring a partition action. A partition action could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition will be sufficient to satisfy borrower’s obligations under the mortgage loan.

Due to the nature of condominiums and a borrower’s ownership interest therein, a default on a mortgage loan secured by the borrower’s interest in one or more condominium units may not allow the related lender the same flexibility in realizing upon the underlying real property as is generally available with respect to non-condominium properties. The rights of any other unit owners, the governing documents of the owners’ association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the issuing entity to greater expense and risk than servicing and realizing upon collateral for other mortgage loans that are not secured by condominium units.

Various Limitations and Restrictions Imposed by Affordable Housing Covenants or Programs May Result in Losses on the Mortgage Loans

Certain of the mortgage loans are or, in the future, may be secured by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties, or the mortgaged properties may benefit from government-sponsored tenant subsidy programs. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled or the benefits thereunder are reduced, those circumstances could result in less income for the project. These programs may entail, among other restrictions:

•	rent limitations that would adversely affect the ability of a borrower to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses;
•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates; and
•	with respect to residential cooperative properties, restrictions on the sale price for which units may be re-sold.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus.

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Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment

Repayment of mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal or rights of first offer to lease or purchase, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a project and/or the borrower’s ability to sell or refinance without necessarily affecting the ability to generate current income. Certain mortgaged properties securing the mortgage loans may be leased in whole or in part to government-sponsored tenants whose ability to pay rent depends on appropriations and some of whom have the right to cancel their leases at any time because of lack of appropriations. In some of these cases, the government-sponsored tenant has the right to terminate its lease at any time for any reason. See Annex A-1 for an identification of any government-sponsored tenant that constitutes one of the five largest tenants (or, if applicable, the single tenant) at any such mortgaged property.

In addition, certain mortgaged properties may have significant tenants or groups of tenants, that are paying rent but are not in occupancy or may have material vacant space that is not leased, and in certain cases, the occupancy rate (calculated as described in Annex B to this free writing prospectus) is less than 80%. Certain mortgaged properties may have tenants who have executed leases but have not yet taken occupancy or commenced rent payments. Additionally, certain mortgaged properties may have a tenant that has taken possession of the space demised under its lease with the related borrower, but has not yet commenced payments of rent due under the lease. See Annex A-1, including the footnotes thereto, to this free writing prospectus for information regarding the occupancy rate for each of the mortgaged properties, as well as information with respect to the five (5) largest tenants at each retail, office, industrial and mixed use mortgaged property that are not fully occupying their leased space or fully paying rent. See “Description of the Mortgage Pool—Other Matters” in this free writing prospectus in Annex A-3 to this free writing prospectus. In addition, certain mortgaged properties may have leases out for signature with potential tenants and where indicated, occupancy figures may be presented with the expectation that such leases will be executed and that the related tenants will take, or have taken, occupancy. See Annex A-1, including the footnotes thereto, to this free writing prospectus. In addition, with respect to a residential cooperative mortgage loan, the occupancy rate for the related mortgaged property as listed on Annex A-1 to this free writing prospectus is determined using the property vacancy assumption reflected in the related appraisal for purposes of determining the appraised value of the related mortgaged property as a multifamily rental property (i.e., the “Coop-Rental Value” reflected in Annex A-1 to this free writing prospectus); such vacancy assumption does not reflect actual occupancy.

In addition, certain mortgaged properties have “dark” space where a tenant has vacated its premises. Any “dark” space may cause the mortgaged property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. Certain mortgaged properties may also have leased or unleased “dark” space or adjoin properties with “dark” spaces or “dark” shadow anchors. We cannot assure you that the tenants at those mortgaged properties will continue to fulfill their lease obligations or that the space will be relet. See “—Tenant Early Termination Options Entail Special Risks” below, “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” in this free writing prospectus and Annex A-1

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to this free writing prospectus, including the footnotes thereto. Further, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores.

Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores. In addition, we are aware that (i) on March 6, 2014, Staples, Inc. announced that its board of directors had approved the closure of up to 225 retail stores; (ii) on April 9, 2015, Walgreens Boots Alliance, Inc. announced its plan to close approximately 200 stores across the United States; (iii) on December 4, 2014, Sears Holdings Corporation, which owns K-Mart, announced that it had closed or announced for closure approximately 235 underperforming stores, the majority of which were K-Mart stores; (iv) in May 2014, Office Depot, Inc. announced that it will be closing 400 locations (approximately 21% of all stores) over the following two years; (v) on January 7, 2015, J.C. Penney Co. identified 39 stores that it plans to close by April 4, 2015 (none of which 39 stores is located at any of the mortgaged properties); and (vi) on January 8, 2015, Macy’s announced that it is closing 14 stores (none of which 14 stores is located at any of the mortgaged properties). While Walgreens Boots Alliance, Inc., Sears Holdings Corporation and Office Depot, Inc. have not identified specific stores slated to close, we cannot assure you that any such store closings will not have a material adverse effect on the mortgaged properties that have Staples, Walgreens, K-Mart, Sears, Sears Hometown Store or Office Depot, Inc. as a tenant or shadow anchor. In addition, we are aware that on February 5, 2015, RadioShack Corporation filed a bankruptcy petition under chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. RadioShack Corporation also announced its intention to sell between 1,500 and 2,400 stores and close the remainder of its stores as part of a restructuring process. RadioShack Corporation released a preliminary list of 1,784 stores slated for closure. We cannot assure you that any such store closings will not have a material adverse effect on the mortgaged properties that have RadioShack as a tenant or shadow anchor. See Annex A-1 to this free writing prospectus, including the footnotes thereto, for information concerning the five (5) largest tenants at each mortgaged property. See “Summaries of the Fifteen Largest Mortgage Loans—Parkway Crossing East Shopping Center” in Annex A-3 to this free writing prospectus.

In addition, with respect to certain of the mortgage loans, certain of the tenants at the related mortgaged property(ies) or other persons have rights of first refusal or offer and/or purchase options on a related mortgaged property or portions thereof in accordance with the terms of the related tenant leases or other recorded documents affecting such mortgaged property. In many cases such rights of first refusal or offer and/or purchase options of tenants or other persons are not subject to the related mortgage or remain applicable to the acceptance of a deed-in-lieu of foreclosure or a foreclosure sale or any subsequent sales of REO property by the applicable special servicer. As a result, we cannot assure you that the mortgagee’s ability to sell the related mortgaged property at or after foreclosure will not be impaired or that the foreclosure proceeds or sale proceeds in a post-foreclosure sale will not be adversely affected. See “Description of the Mortgage Pool—Tenant or Other Third Party Matters” in this free writing prospectus. See also representation and warranty no. 8 on Annex C-1 to this free writing prospectus and the exceptions thereto on Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus.

In addition, certain of the mortgaged properties, including mortgaged properties securing the fifteen largest mortgage loans, have material lease rollover risks involving the sole tenant or one of the five largest tenants, including (i) lease renewal or termination dates that occur prior to or shortly following the related loan maturity date, (ii) termination

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options that are exercisable prior to or shortly following the related loan maturity date, and/or (iii) leases that expire during a single calendar year or rolling 12-month period during the term of the mortgage loan. Prospective investors are encouraged to review the lease expirations for major tenants and the tenant rollover summary for certain of the top fifteen mortgage loans under the charts entitled “Major Tenants” and “Lease Expiration Schedule” in “Summaries of the Fifteen Largest Mortgage Loans—Hutchinson Metro Center I”, “—Cathedral Place”, “—150 Royall Street”, “—Queens’ MarketPlace”, “—Country Club Center”, “—Parkway Crossing East Shopping Center”, “—Hall Office Park”, “—Olmsted Plaza Shopping Center” and “—Dulles North Corporate Parks” in Annex A-3 to this free writing prospectus and to review the lease expiration dates and corresponding size of each of the five largest tenants at each of the retail, office, industrial and mixed use mortgaged properties on Annex A-1, including the footnotes thereto, to this free writing prospectus. We cannot assure you that (1) leases that expire can be renewed, (2) the space covered by leases that expire or are terminated can be re-leased in a timely manner at comparable rents or on comparable terms or (3) the related borrower will have the cash or be able to obtain the financing to fund any required tenant improvements. Further, lease provisions among tenants may conflict in certain instances, or leases may contain restrictions on the use of parcels near the related mortgaged property for which there is no corresponding restrictive covenant of record, in each case creating termination or other risks. Income from and the market value of the mortgaged properties securing the mortgage loans would be adversely affected if vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected or if one or more tenants ceased operations at the mortgaged property. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor’s rights could occur. If a significant portion of a mortgaged property is leased to a single tenant, the failure of the borrower to relet that portion of the subject mortgaged property if that tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the subject mortgaged property were leased to a greater number of tenants. Prospective investors are encouraged to see “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” and “—Other Matters” in this free writing prospectus.

In addition, certain tenants at the mortgaged properties securing the mortgage loans may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions if, for example, an anchor, shadow anchor or other significant tenant ceases operations, or occupancy declines below a specified percentage, at the related mortgaged property. In these cases, we cannot assure you that the operation of these provisions will not allow a termination or rent reduction. See “—Tenant Early Termination Options Entail Special Risks” below and, with respect to the five (5) largest tenants for which certain co-tenancy related remedies may currently be (or in the near future likely may be) enforced, Annex A-1 to this free writing prospectus, including the footnotes thereto. A tenant’s lease may also be terminated or its terms otherwise adversely affected if a tenant becomes the subject of a bankruptcy proceeding.

If a significant portion of a mortgaged property is leased to a single tenant, the failure of the borrower to relet that portion of the subject mortgaged property if that tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the subject mortgaged property were leased to a greater number of tenants. Prospective investors are encouraged to see “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” in this free writing prospectus, “Summaries of the Fifteen Largest Mortgage Loans—Cathedral Place”, “—150 Royall Street” and “—Dulles North Corporate Parks” in Annex A-3 to this free writing prospectus and to review the lease expirations for major tenants and a tenant rollover summary for certain of

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the top fifteen mortgage loans under the charts entitled “Major Tenants” and “Lease Expiration Schedule” in “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus and to review the lease expiration dates of mortgaged properties with single tenants on Annex A-1, including the footnotes thereto, to this free writing prospectus.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties. See “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” and “—Other Matters” in this free writing prospectus for additional information on lease terminations and expirations at the mortgaged properties.

Fifty-five (55) of the mortgage loans that are secured, in whole or in part, by retail, office, industrial and mixed use properties, have either upfront, monthly and/or springing reserves for tenant improvements and leasing commissions which may serve to defray such costs. These mortgage loans represent approximately 91.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date secured, in whole or in part, by retail, office, industrial and/or mixed use properties. We cannot assure you, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be incurred more frequently than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its other obligations which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Additionally, there may be several cases in which a particular entity is a tenant at more than one of the mortgaged properties, and although it may not be one of the five largest tenants at any of those properties, it is significant to the success of the properties, and therefore the mortgage loans, in the aggregate.

Tenant Early Termination Options Entail Special Risks

Retail leases often (and office leases may) give tenants the right to terminate the related lease or abate or reduce the related rent (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower, a prior landlord or any of their respective affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if the

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landlord defaults on its obligations under the lease, (viii) if a tenant’s sales do not equal or exceed specified targets or other performance related conditions, including co-tenancy requirements, are not satisfied, or (ix) if the landlord cannot satisfy a tenant’s expansion option. In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not take actions that may trigger a tenant’s right to terminate its lease if such borrower believes that such action may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.

In addition, it is common for tenants at anchored or shadow-anchored retail centers to have the right to terminate their lease or abate or reduce rent if the anchor or shadow anchor tenant goes dark. Even if tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights. Furthermore, certain of the tenant leases for the mortgaged properties permit the affected tenants to terminate their leases and/or abate or reduce rent if a specified percentage of the tenants (either by number or based on leased space) cease to operate at the applicable mortgaged property or if certain tenants at the applicable mortgaged property or at an adjacent or nearby property terminate their leases or go dark, or if a competitor commences operations at the subject mortgaged property or an adjacent or nearby property. For examples of certain tenant termination rights, including unilateral, tenant-based performance or live or imminent co-tenancy-based termination remedies among the five (5) largest tenants at each mortgaged property, see Annex A-1, including the footnotes thereto, and the “Lease Expiration Schedule”, including the footnotes thereto, in “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties and may apply to certain office properties, certain tenant leases permit the related tenant to terminate its lease either unilaterally or on the occurrence of other triggers.

Any exercise of termination rights permitting a tenant to terminate its lease could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. We cannot assure you that any vacated space could or would be relet or the revenues replaced. Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” in this free writing prospectus for additional information regarding early termination options affecting the mortgaged properties.

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Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties, may adversely affect the income produced by the related mortgaged property. Under the U.S. bankruptcy code, a tenant/debtor has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier repossession or surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease, and the actual amount of the recovery could be less than the amount of the claim. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus.

Various Loan-Level Conflicts of Interest May Have an Adverse Effect on Your Certificates

Conflicts Between Managers and the Borrowers. Substantially all of the property managers for the mortgaged properties securing the mortgage loans or their affiliates manage additional properties, including properties that may compete with those mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties securing the mortgage loans may accordingly experience conflicts of interest in the management of those mortgaged properties. There can be no assurance that a property manager will not divert potential tenants from a mortgaged property owned or managed by it and securing one of the mortgage loans in the issuing entity to a competing property that is owned or managed by it or an affiliate.

Conflicts Between Borrower Affiliates and the Issuing Entity. Affiliates of many of the borrowers under the mortgage loans own other properties and, in some cases, those other properties compete with the mortgaged property securing a mortgage loan held by the issuing entity. There can be no assurance that a borrower or an affiliate of a borrower will not divert potential tenants from a mortgaged property owned by such borrower and securing one of the mortgage loans in the issuing entity to a competing property that is owned by an affiliate of such borrower. Accordingly, a borrower sponsor may experience a conflict of interest when leasing a mortgaged property securing a mortgage loan by the issuing entity and a competing property in which the borrower sponsor holds an interest.

Mortgaged Properties Leased to Borrowers or Borrower-Affiliated Entities Also Have Risks. If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, a landlord may be more inclined to waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. One situation in which such a conflict may arise is in the case of certain manufactured housing community mortgaged properties. There may be a master lease with respect to the related pads between the borrower, as landlord, and an affiliate of the borrower, as tenant and owner of certain leased mobile homes.

We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. Insofar as a borrower affiliate leases space at a mortgaged property, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash

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flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are entirely leased to unrelated third parties. See Annex A-1, including the footnotes thereto, to this free writing prospectus.

A Concentration of Mortgaged Properties in One or More Geographic Areas Reduces Diversification and May Increase the Risk that Your Certificates May Not Be Paid in Full

Mortgaged properties located in New York, Texas, Florida and Virginia represent security for approximately 15.5%, 14.6%, 13.8% and 6.0%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, and collectively secure approximately 49.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to geographic areas or the regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns when others have not. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. In addition, local or regional economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area. Certain mortgaged properties are located in areas whose economic well-being may be heavily dependent on one or a few particular employers, which may be from the public sector (including, but not limited to, military bases, federal or state governmental agencies and state universities) or the private sector (including a variety of private institutions and businesses). A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are located would result in a decrease in consumer demand in the region and the income from and market value of the mortgaged properties may be adversely affected.

Several mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets. Mortgage loans secured by mortgaged properties in these secondary or tertiary markets may be more susceptible to the impacts of risks disclosed herein.

Other regional factors—e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect the mortgaged properties. Mortgaged properties in certain regional areas may be more susceptible to certain hazards (such as earthquakes, widespread fires, hurricanes or floods) than properties in other parts of the country and properties located in coastal states may be more susceptible to hurricanes than properties in other parts of the country. As a result, areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments. There can be no assurance that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage

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Pool—Property Type Concentrations” in this free writing prospectus. Furthermore, the mortgage loans do not all require flood insurance on the related mortgaged property unless they are in flood zones and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Maintenance of Insurance” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus and “Description of the Pooling and Servicing Agreements—Hazard Insurance Policies” in the accompanying prospectus.

The Concentration of Loans and Number of Loans with the Same or Related Borrowers Increases the Possibility of Loss on the Loans Which Could Reduce Distributions on Your Certificates

The effect of mortgage pool loan losses will be more severe:

•	if the pool is comprised of a small number of mortgage loans, each with a relatively large principal amount; or
•	if the losses relate to loans that account for a disproportionately large percentage of the pool’s aggregate principal balance of all mortgage loans.

The largest mortgage loan represents approximately 8.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The three, five and ten largest mortgage loans represent approximately 15.1%, 21.3% and 32.6%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” in this free writing prospectus and the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.

In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers”.

Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which Could Reduce Distributions on Your Certificates

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

•	the financial effect of the absence of rental income may be severe;
•	more time may be required to re-lease the space; and
•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

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A number of mortgaged properties securing the mortgage loans, including certain mortgage loans in the top fifteen mortgage loans included on Annex A-3 to this free writing prospectus have single tenant leases that expire during the term of the related mortgage loan or shortly thereafter or have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related mortgaged property.

Another factor that you should consider is that office, retail and industrial properties, and mixed use properties that are used for office, retail and/or industrial purposes, also may be adversely affected if there is a concentration of a particular tenant or of tenants in the same or similar business or industry. In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool mortgage loans and adversely affect distributions to certificateholders. Similarly, an adverse economic impact with respect to a particular industry could also have a disproportionately large impact on one or more particular mortgage loans or on the pool of mortgage loans if various tenants are concentrated in a particular industry.

For further information with respect to tenant concentrations, prospective investors are encouraged to review the information with respect to the five (5) largest tenants at each mortgaged property on Annex A-1 to this free writing prospectus and “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus under the charts entitled “Major Tenants” and “Lease Expiration Schedules” therein.

Limitations on the Enforceability of Multi-Borrower/Multi-Property and Multi-Borrower/Multiple Parcel Arrangements May Have an Adverse Effect on Recourse in the Event of a Default on a Mortgage Loan

Five (5) of the mortgage loans, representing approximately 9.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related multi-property or multi-parcel mortgage loan.

Arrangements whereby multiple borrowers grant their respective mortgaged properties or parcels of individual mortgaged properties as security for a multi-property mortgage loan could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of a property interest, including the granting of a mortgage lien or a security interest, by a person may be voided under certain circumstances if:

•	the person did not receive fair consideration or reasonably equivalent value in exchange for the obligation or transfer; and
•	the person:

(1)        was insolvent at the time of the incurrence of the obligation or transfer, or rendered insolvent by such obligations or transfer, or

(2)        (was engaged in a business or a transaction or was about to engage in a business or a transaction, for which the person’s assets constituted an unreasonably small amount of capital after giving effect to the incurrence of the obligation or the transfer, or

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(3)        intended to incur, or believed that it would incur, debts that would be beyond the person’s ability to pay as those debts matured.

Accordingly, a lien granted by a borrower could be avoided if a court were to determine that:

•	the borrower did not receive fair consideration or reasonably equivalent value when pledging its mortgaged property or parcel for the equal benefit of the other related borrowers; and
•	the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

We cannot assure you that a lien granted by a borrower on its mortgaged property or parcel to secure a multi-borrower/multi-property mortgage loan or a multi-borrower/multiple-parcel mortgage loan, or any payment thereon, would not be avoided as a fraudulent conveyance.

In addition, when multiple real properties or parcels secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties or parcels may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property or parcel and will limit the extent to which proceeds from the property or parcel will be available to offset declines in value of the other properties or parcels securing the same mortgage loan. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool” in this free writing prospectus for more information regarding any multi-property mortgage loans or multiple-parcel mortgage loans in the trust fund.

Borrowers’ Recent Acquisition of the Mortgaged Properties Causes Uncertainty

The related borrowers or their sponsor or affiliates, as applicable, with respect to thirty-three (33) mortgage loans, representing approximately 26.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, initially acquired all or part of their related mortgaged property or an interest in the owner thereof contemporaneously with or shortly prior to the origination of the related mortgage loan. Such borrowers, or others who acquired their related mortgaged property or an interest in the owner thereof within the past twelve (12) months, may have limited experience operating the particular mortgaged properties. The net operating income and cash flow of such mortgaged properties may, therefore, vary significantly from the operations, net operating income and cash flow generated by the related mortgaged properties under prior ownership and management. For certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. Furthermore, a transfer of real estate in certain jurisdictions, including through the sale of interests in the owner thereof, may give rise to a reassessment for real estate tax purposes which may result in increased operating costs. As a result of these and other similar factors, you may find it difficult to analyze the historical performance of those mortgaged properties. See “—Certain Mortgaged Properties May Have a Limited Operating History” below, and Annex A-1 to this free writing prospectus.

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Certain Mortgaged Properties May Have a Limited Operating History

The mortgaged properties securing certain of the mortgage loans are newly constructed, recently opened, recently acquired and/or recently renovated to a substantial extent and, as such, have a limited operating history. We cannot assure you that any of the mortgaged properties, including the aforementioned mortgaged properties, will perform as anticipated. See “—Borrowers’ Recent Acquisition of the Mortgaged Properties Causes Uncertainty” and “Description of the Mortgage Pool—Other Matters” in this free writing prospectus. See also for loan purpose and certain historical operating information, Annex A-1, including the footnotes thereto, to this free writing prospectus, “Summaries of the Fifteen Largest Mortgage Loans—150 Royall Street” in Annex A-3 to this free writing prospectus, and representation and warranty no. 39 on Annex C-1 to this free writing prospectus and the exceptions thereto on Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Risks Related to Construction, Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties are properties that are either completing initial construction, undergoing other renovation or redevelopment, or expected to undergo such renovation or redevelopment in the future, including, in the case of several hospitality properties, pursuant to property improvement plans required by the related franchisor. The existence of construction or renovation at a mortgaged property may make space unavailable to rent or may make the mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete any current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents. In addition, in the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan. Additionally, we cannot assure you that any current or planned redevelopment, renovation or expansion will be completed, that such redevelopment, renovation or expansion will be completed in the time frame contemplated, or that, when and if redevelopment, renovation or expansion is completed, such redevelopment, renovation or expansion will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay amounts due under such mortgage loan. In the event the related borrower (or a tenant, if applicable) fails to pay the costs of work completed or material delivered in connection with ongoing redevelopment, renovation or expansion, the portion of the mortgaged property on which there is construction may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan. The existence of construction at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or, in the case of hospitality properties may require that a portion of the mortgaged property not be used during that renovation and, accordingly, could have a negative effect on net operating income. See “Description of the Mortgage Pool—Other Matters” in this free writing prospectus and “Summaries of the Fifteen Largest Mortgage Loans—Smiths Medical” in Annex A-3 to this free writing prospectus. See

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also Annex A-1 to this free writing prospectus and the accompanying footnotes for additional information.

If a special servicer forecloses on behalf of the trust fund on a mortgaged property that is being redeveloped, renovated or expanded, pursuant to the REMIC provisions, such special servicer will only be permitted to arrange for completion of the redevelopment, renovation or expansion if more than 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction. See “—The Operation of a Mortgaged Property Following Foreclosure May Affect the Tax Status of the Trust Fund and May Adversely Affect Distributions on Your Certificates” in this free writing prospectus.

Risks of the Anticipated Repayment Date Loans

Certain of the mortgage loans included in the mortgage pool are subject to mortgage loan documents which provide that, on or after a certain date (referred to as the “anticipated repayment date”), if the related borrower has not repaid the related mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain budgeted or reasonable expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the related borrower to repay the related mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to make any such payment. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on each such mortgage loan after its anticipated repayment date, the payment of excess interest may be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the related mortgage loan has been paid in full. Pursuant to the pooling and servicing agreement, upon payment in full, any excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class V-1 and V-2 certificates, which are not offered by this free writing prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” in this free writing prospectus.

Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property

Some of the mortgaged properties securing mortgage loans in the trust may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. This is because:

•	converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and
•	zoning, land use or other restrictions also may prevent alternative uses.

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For example, mortgaged properties that are part of a condominium regime may not be readily convertible due to use and other restrictive covenants imposed by the condominium declaration and other related documents, especially in a situation where such mortgaged property does not represent the entire condominium regime. Additionally, any vacancy with respect to movie theater space and data centers would not easily be converted to other uses due to their unique construction requirements. In addition, converting self-storage, cold storage, data center, restaurant or manufactured housing community properties, fitness centers and other facilities related to physical fitness, parking garages or other specialty use space to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. Furthermore, certain mortgaged properties may be subject to certain use restrictions and/or low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses.

Condominium interests in buildings and/or other improvements in some cases constitute less than a majority of such voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the related mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to any such mortgage loan, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the related condominium.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such a mortgaged property will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Condominium Structures” in this free writing prospectus.

Some of the mortgaged properties may have been designated as historic or landmark buildings or are located in areas designated as historic or landmark. Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions. See “Description

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of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” in this free writing prospectus.

The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If a mortgaged property of this type were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus.

We Cannot Assure You That Any Upfront or Ongoing Deposits Made by a Borrower to Any Reserve in Respect of a Mortgaged Property Will Be Sufficient To Offset Any Cash Flow Shortfalls That May Occur at the Related Mortgaged Property

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions and recommended immediate repairs. However, we cannot assure you that any such reserve will be sufficient for its intended purpose. We also cannot assure you that cash flow from the related mortgaged properties will be sufficient to fully fund any applicable ongoing monthly reserve requirements.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Many of the mortgage loans do not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

If a Borrower is Unable To Repay Its Loan on Its Maturity Date or Anticipated Repayment Date, You May Experience a Loss or Delay in Distributions on Your Certificates

As described in this free writing prospectus, all of the mortgage loans (and any related pari passu companion loan) are balloon loans or ARD loans. All of the mortgage loans (other than loans that require interest-only payments for their entire term) have amortization schedules that are significantly longer than their respective terms and many of the mortgage loans require only payments of interest for part or all of their respective terms to maturity or anticipated repayment date, as applicable. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Amortization Characteristics” in this free writing prospectus. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment or ARD payment at maturity or on the anticipated repayment date and (ii) lead to increased losses for the trust either during the loan term or at maturity or such anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan. The ability of a borrower to make the required balloon or ARD payment at maturity or on the anticipated repayment date depends upon its ability either to refinance the related mortgage loan

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(including any related pari passu companion loan) or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan (including any related pari passu companion loan) in full with interest. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial properties, which may fluctuate over time;
•	prevailing interest rates;
•	the fair market value of the related mortgaged property;
•	the borrower’s equity in the related mortgaged property;
•	the borrower’s financial condition;
•	the operating history and occupancy level of the mortgaged property;
•	tax laws; and
•	prevailing general and regional economic conditions.

See “Risk Factors—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default” in the accompanying prospectus for additional risk factor considerations.

None of the mortgage loan sellers, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the applicable special servicer to extend and modify mortgage loans (other than any non-serviced pari passu mortgage loan, each of which will be serviced pursuant to a separate pooling and servicing agreement) in a manner consistent with the servicing standard, subject to the limitations described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consents” in this free writing prospectus. We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, and any delay in collection of an ARD payment that would otherwise be distributable on your certificates, will likely extend the weighted average life of your certificates.

None of the master servicers or the special servicers will have the ability to extend or modify any non-serviced pari passu mortgage loan because each such non-serviced pari passu mortgage loan will be serviced by an other master servicer and an other special servicer pursuant to a separate pooling and servicing agreement which contains provisions that are substantially similar in all material respects, but not necessarily identical to, the provisions of the pooling and servicing agreement for this transaction. Any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of certificates, whether such delay is due to a borrower default or to modification of the related non-serviced pari passu mortgage loan by the other special servicer servicing such non-serviced pari passu mortgage loan, will likely extend the weighted average life of such class of certificates.

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A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Distributions on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Property

The borrowers or their affiliates under some of the mortgage loans have incurred, or are permitted to incur in the future, other indebtedness that is secured by the related mortgaged properties or direct or indirect ownership interests in the borrower, including mezzanine indebtedness. In certain cases, the total additional debt on certain of the mortgage loans may not be supported by the underwritten cash flow from the mortgaged property. Additionally, with respect to the mortgage loans included in the trust that are secured by residential cooperative properties, the owners of the cooperative units underlying the cooperative properties are permitted to obtain loans secured by a pledge of such owner’s interest in the underlying borrower. In addition, certain of the mortgage loans permit certain affiliates of the borrower to advance funds to other affiliates on an unsecured basis. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” in this free writing prospectus.

Furthermore, the mortgage loans generally do not prohibit indebtedness that is secured by equipment or other personal property located at the mortgaged property, trade payables or other obligations in the ordinary course of business relating to the mortgaged property. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and Annex A-1 to this free writing prospectus. Except as described in that section and Annex A-1, we make no representation with respect to the mortgage loans as to whether any subordinate financing currently encumbers any mortgaged property, whether any borrower has incurred, or is permitted to incur in the future, material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, in general, those borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

Further, so-called “preferred equity” structures, where a special limited partner or member receives a preferred return in exchange for an infusion of capital, can present risks that resemble additional debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return, and potential changes in the management of the mortgaged property.

When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are pari passu or subordinated or are mezzanine loans or cooperative share loans such as those described above not directly secured by the mortgaged property or are unsecured loans or preferred equity obligations, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans or meeting its preferred equity obligations. Also, the existence of another loan or a preferred equity obligation generally will make it more difficult for the

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borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may thus jeopardize the borrower’s ability to make any balloon payment due under the mortgage loan at maturity (or to repay an ARD loan on or near its anticipated repayment date). Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower or a preferred equity obligation effectively reduces the equity owners’ economic stake in the related mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt or a preferred equity obligation may reduce cash flow on the related borrower’s mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

Additionally, if the borrower, or its constituent members, is obligated to another lender, actions taken by such other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust fund. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust’s ability to foreclose on the mortgaged property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation. For example, with respect to each of the mortgage loans included in the trust that is secured by a residential cooperative property, the related borrower has incurred and/or may incur additional indebtedness secured by the related mortgaged property. In these instances, while such additional secured indebtedness is expressly subordinate to the related cooperative mortgage loan included in the trust, the intercreditor agreements that govern the interaction between the mortgagee under the mortgage loan and the lender with respect to any such additional secured debt do not contain “standstill” provisions in favor of the mortgagee under the mortgage loan. As a result, the lender with respect to any such permitted additional secured debt could foreclose upon its lien and cause a default on the related mortgage loan, regardless of whether such mortgage loan was otherwise in default.

See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and Annex A-1 to this free writing prospectus and see also representations and warranties no. 9 and no. 32 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus). See also “Summaries of the Fifteen Largest Mortgage Loans—Queens’ MarketPlace”, “—El Sol Brillante and Laguna Del Sol Apartments”, “—Coastal Village Apartments” and “—Hunterstone Apartments” in Annex A-3 to this free writing prospectus.

Additionally, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A. or an affiliate thereof may be the lender, now or in the future, with respect to one or more (1) loans to the related mortgage borrower that

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are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Subordinate and/or Other Financing—Existing (Secured Financing and Mezzanine and Similar Financing)”, “—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” and “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans and Leases—Cooperative Loans” in the accompanying prospectus. In addition to being the lender under such arrangements, subject to the servicing standard and to the criteria described in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consents” in this free writing prospectus, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the subordinate class representative or any party to the pooling and servicing agreement, the incurrence such additional secured and/or other indebtedness by the borrowers under the residential cooperative mortgage loans. See “—Risks Related to the Offered Certificates—If any Master Servicer or any Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund” and “—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates—Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates” in this free writing prospectus.

In addition, with respect to the additional secured indebtedness related to mortgage loans secured by residential cooperative properties described above, except for the chattel mortgages, such additional secured indebtedness bears interest at a floating rate based on the London Interbank Offered Rate (commonly referred to as “LIBOR”). Similarly, future additional secured indebtedness related to mortgage loans secured by residential cooperative properties described above may also bear interest at a floating rate based on LIBOR. Accordingly, debt service for such additional secured indebtedness will generally increase as LIBOR rises and the debt service coverage ratio of such additional secured indebtedness may be adversely affected by rising interest rates, and the related borrower’s ability to make all payments due on their respective obligations, including those related to the mortgage loans included in the trust, may be adversely affected.

See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” and Annex A-1 to this free writing prospectus and see representation and warranty no. 9 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Litigation Arising Out of Ordinary Business or Other Activities of the Borrowers, Borrower Principals, Sponsors and Managers Could Adversely Affect Distributions on Your Certificates

There may be pending or threatened legal proceedings against the borrowers, the borrower principals, the sponsors and the managers of the mortgaged properties securing the mortgage loans and/or their respective affiliates arising out of their ordinary course of business. Some disputes may result in liability to a borrower which may have a negative impact on a borrower’s financial condition or ability to perform its obligations under the related mortgage loan documents or may distract executive management of a property manager and negatively impact their ability to effectively manage the related mortgaged

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property. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

Additionally there may be past, pending or threatened litigation against a borrower, borrower principal, sponsor or manager of a mortgaged property securing the mortgage loans and/or their respective affiliates due to activities unrelated to the mortgaged property.

We cannot assure you that such past, pending or future litigation or the related circumstances would not have a material adverse effect on your certificates.

See “Description of the Mortgage Pool—Litigation Considerations” in this free writing prospectus for additional information regarding certain litigation affecting the mortgaged properties and the related borrowers, sponsors, managers and their respective affiliates, and see also representation and warranty no. 15 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Impair Repayment of the Related Mortgage Loan

Under the U.S. bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action or any deficiency judgment proceeding. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the amount of secured indebtedness may be reduced to the then-current value of the mortgaged property. The lender would become a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. If it otherwise meets the criteria for confirmation established by the U.S. bankruptcy code, a plan of reorganization may:

•	permit a debtor to cure existing defaults and reinstate a mortgage loan;
•	reduce monthly payments due under a mortgage loan;
•	change the rate of interest due on a mortgage loan; or
•	otherwise alter the mortgage loan’s repayment schedule.

Additionally, the trustee of the borrower’s bankruptcy or the borrower, as debtor-in-possession, has special powers to avoid, subordinate or disallow certain debts, liens or other transfers. The claims of the mortgage lender may also be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

The filing of a bankruptcy petition will stay the lender from enforcing a borrower’s assignment of rents and leases. The U.S. bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender’s receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

In addition, the filing of a bankruptcy petition by or with respect to a third party may adversely affect a secured lender’s rights. For example, the filing of a petition by or on

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behalf of a junior mortgage lien holder may stay the senior mortgage lender from taking action to foreclose out such junior lien. At a minimum, the senior mortgage lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay applicable to such junior mortgage lien holder. Also, the junior lender may vote in the bankruptcy case of the borrower in favor of borrower’s plan of reorganization modifying the rights of the senior lender. Therefore, the existence of a second mortgage on a mortgaged property may adversely affect the interests of the certificateholders in the event of the filing of a petition by or on behalf of a related borrower or a junior lender. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions—Other Prepayment Provisions” in this free writing prospectus.

Certain mortgage loans have a borrower or borrower sponsors or affiliates of borrower sponsors that have previously availed themselves or are affiliated with entities that have previously availed themselves of their rights under applicable bankruptcy laws. We cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus for additional information on certain mortgage loans in the trust. See also representation and warranty no. 42 on Annex C-1 to this free writing prospectus and the exceptions thereto on Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

The mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” in this free writing prospectus. The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

A number of the borrowers under the mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

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With respect to certain of the mortgage loans, the borrowers may own the related mortgaged property as tenants-in-common. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for all mortgage loans are special purpose entities. See “—Tenancies in Common May Hinder Recovery” and “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” and “—Tenancies in Common; Delaware Statutory Trusts” in this free writing prospectus.

Mortgage Loans With Borrowers That Are Not Bankruptcy Remote Entities or That Do Not Have Non-Recourse Carveout Guarantees May Be More Likely To File Bankruptcy Petitions or Take Other Actions That May Adversely Affect Distributions on Your Certificates

While many of the borrowers under the mortgage loans have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the mortgaged property, some borrowers under the mortgage loans (including each of the borrowers with respect to the residential cooperative loans included in the trust) are not special purpose entities. Additionally, most borrowers under the mortgage loans and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances.

Additionally, it is common for non-recourse mortgage loans to provide for certain carveouts to the non-recourse provisions, such as for fraud and other bad acts. Often, an individual or entity separate from the related borrower will provide a guaranty of payment with respect to the non-recourse carveouts. However, some mortgage loans included in the trust do not have separate guarantors for non-recourse carveouts or have separate guarantors only for very limited non-recourse carveouts. In addition, with respect to those mortgage loans with separate non-recourse carveout guarantors, many of such guarantors are also guarantors (and in some cases, non-recourse carveout guarantors) with respect to mortgage loans that are not included in the mortgage pool and some of such guarantors may have limited assets and/or liquidity relative to amounts due or potentially due under the related mortgage loan. In other cases, the recourse liability may be limited to an amount less (and in some instances significantly less) than the outstanding principal balance of the related mortgage loan. For information regarding such limitations with respect to the fifteen largest mortgage loans, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Non-Recourse Obligations” in this free writing prospectus. The residential cooperative loans included in the trust are generally fully recourse to the borrower and do not have separate guarantors for non-recourse carveouts. See representation and warranty no. 28 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

One of the purposes of having a separate guarantor for non-recourse carveouts that is liable in the event certain actions are taken with respect to a mortgage loan or the related mortgaged property by the related borrower or guarantor is to limit the likelihood the borrower or guarantor will inappropriately utilize bankruptcy petitions to avoid actions against the related mortgaged property. In addition, having a separate non-recourse

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carveout guarantor may also limit the likelihood of other bad acts (which may include fraud) by the borrower or guarantor.

Furthermore, non-consolidation opinions were generally not obtained in connection with the origination of mortgage loans with original principal balances of $30 million or less.

Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance

We cannot assure you that any borrower, or any principal of a borrower, has not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings, in the past or that certain principals have not been equity owners in other mortgaged properties that have been subject to foreclosure proceedings. In addition, with respect to certain mortgaged properties there have been pending or threatened foreclosure proceedings or other material proceedings of the borrowers, the borrower principals and the managers of the mortgaged properties securing the mortgage loans and/or their respective affiliates.

Certain principals of the borrowers under the mortgage loans have previously sponsored real estate projects that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure, and certain of the mortgage loans have refinanced a prior loan secured by the related mortgaged property which prior loan was the subject of a discounted payoff, short sale or other restructuring. If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, in bankruptcy or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or that the borrower or principal will otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any foreclosure proceedings or other material proceedings, if one were to occur, will not have a material adverse effect on your investment.

In addition, certain of the mortgage loans have sponsors that have previously filed bankruptcy, which in some cases may have involved the same mortgaged property that currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or loan combination) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan (or loan combination) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or loan combination) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

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The mortgage loans generally contain a “due-on-sale” clause that, with certain exceptions, permits the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers the related mortgaged property or that prohibits the borrower from doing so without the consent of the holder of the mortgage. However, the enforceability of such clauses may be limited under applicable law. In addition, many of the mortgage loans entitle the related borrower or direct or indirect equity holders of the related borrower to enter into assignments and assumptions or transfers of the related mortgaged property or such equity interests in the related borrower, subject to the satisfaction of specified conditions or the lender’s reasonable approval of the transferee. Each special servicer (or, in the case of a non-serviced pari passu mortgage loan serviced under another pooling and servicing agreement, the applicable master servicer or special servicer under such pooling and servicing agreement) generally will have authority to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the mortgage loan or a transfer of interests in a borrower. In addition, the residential cooperative mortgage loans do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units. For these reasons, we cannot assure you that the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

Provisions Requiring Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions May Not Be Enforceable

Provisions in the mortgage loan documents requiring yield maintenance charges, prepayment premiums or lock-out periods may not be enforceable in some states and under federal bankruptcy law. Provisions in the mortgage loan documents requiring yield maintenance charges or prepayment premiums also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium under a mortgage loan will be enforceable. Also, we cannot assure you that foreclosure proceeds under a mortgage loan will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions in the mortgage loan documents related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

Further, certain loans may permit variations in the mechanics of defeasance transactions that create risk. With respect to certain of the mortgage loans, the related borrower may be permitted to deliver a certificate as to the adequacy of defeasance collateral from parties other than a recognized public accounting firm, and may not be required to obtain a rating agency confirmation in connection with the defeasance.

Substitution of Mortgaged Properties and Debt Severance Provisions May Lead to Increased Risks

Certain of the mortgage loans permit the related borrowers to substitute other similar properties in place of one or more of the mortgaged properties currently securing such mortgage loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions—Partial Release and/or Partial

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Defeasance and/or Substitution and/or Severance/Partial Assumption” and “—Certain Characteristics of the Mortgage Pool—Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” in this free writing prospectus.

If a mortgage loan allows substitution of real estate collateral, the different characteristics of any substitute properties (such as location) may adversely affect the performance of the related mortgage loan, notwithstanding the substitution criteria that the replacement properties were required to satisfy at the dates of substitution. See “Summaries of the Fifteen Largest Mortgage Loans—WPC Self Storage Portfolio VII” in Annex A-3 to this free writing prospectus.

If a multi-property mortgage loan allows termination of the cross-collateralization provisions, the fully severed loans may not perform as well after the termination as the aggregate indebtedness might have performed had all the properties continued to secure the aggregate indebtedness, notwithstanding the criteria that the properties were required to satisfy as a condition to the termination.

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

•	a title insurer will have the ability to pay title insurance claims made upon it;
•	the title insurer will maintain its present financial strength; or
•	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the Trust if losses are suffered. See “—Risks Related to Construction, Redevelopment and Renovation at the Mortgaged Properties” and “Description of the Mortgage Pool—Other Matters” in this free writing prospectus.

Increases in Real Estate Taxes May Reduce Net Operating Income

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government program of “payment in lieu of taxes” programs or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, or if the benefits thereunder were reduced, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan. See “Description of the Mortgage Pool—Other Matters” in this free writing prospectus.

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Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates

Noncompliance with zoning and building codes may cause the borrower with respect to any mortgage loan to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, zoning consultants’ reports, information set forth in the related appraisal, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained title policy endorsements and/or law and ordinance insurance to mitigate the risks of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed or for other reasons, and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the related mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use and/or structure, may not generate sufficient income to service the related mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. Any potential loss in income will not be covered by law and ordinance insurance. See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” in this free writing prospectus. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

In addition, certain mortgaged properties may be subject to zoning, land-use or building restrictions in the future. Mortgaged properties that do not conform to zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.” The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. Further, uses currently permitted under a zoning ordinance may be subject to “sunset” provisions that either require future approval to be continued or prohibit the use altogether after a specified period of time. Typically, no compensation is available to the landowner either from the related jurisdiction or from any insurance proceeds when a use is discontinued in such a manner. See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” and “—Other Matters” in this free writing prospectus, and see also representation and warranty no. 26 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this

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free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Additionally, certain mortgaged properties may have been designated as historic or landmark buildings or may be located in areas designated as historic or landmark or may be subject to conservation restrictions to protect local flora or fauna. Such properties may have restrictions related to renovations, construction or other restrictions. See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” in this free writing prospectus.

Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, signs and common area use, and limitations on the borrower’s right to certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loans.

Condemnations With Respect to Mortgaged Properties Could Adversely Affect Distributions on Your Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. We cannot assure you that the proceeds payable in connection with a total condemnation will be sufficient to restore the subject mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower’s ability to meet its obligations under the related mortgage loan. In addition, in some cases, particularly involving single-tenant mortgaged properties or mortgaged properties consisting of one or more (but less than all) of the condominium units in a building subject to a condominium declaration, if a condemnation award is not entirely applied to restore the related mortgaged property following a partial taking, or if there is a complete taking of the related mortgaged property, the resulting condemnation award may need to be shared between an affected tenant and the applicable borrower/landlord or among the condominium unit owners, thereby reducing the portion of such proceeds available to pay the related mortgage loan. Similarly, in some cases involving ground leases, if a condemnation award is not entirely applied to the related mortgaged property, the resulting condemnation award may need to be shared between the affected lessor and the borrower/lessee, thereby reducing the portion of such proceeds available to pay the related leasehold mortgage loan. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates. See “Description of the Mortgage Pool—Other Matters” in this free writing prospectus.

The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates

The mortgaged properties securing the mortgage loans may suffer casualty losses due to risks (including acts of terrorism) that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates or has otherwise been contractually limited by the related mortgage loan documents. Each borrower is required to maintain insurance coverage in respect of the related mortgaged property in amounts and from providers satisfying certain requirements, each as provided

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for in the related mortgage loan documents. Some of these policies may not cover any physical damage resulting from, among other things, war, revolution, or nuclear, biological or chemical materials. In addition, even if a type of loss is covered by the insurance policies required to be in place at the related mortgaged property, the mortgaged property may suffer losses for which the insurance coverage is inadequate. For example, in the case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack. Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower’s ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

Some of the mortgaged properties securing the mortgage loans are located in coastal areas (including southeastern coastal states), which areas have historically been at greater risk of acts of nature, including fire, earthquakes, hurricanes and floods. The mortgage loans generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. On December 26, 2007, the Terrorism Insurance Program was extended and amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was reauthorized and amended on January 12, 2015 until December 31, 2020 under the Terrorism Risk Insurance Program Reauthorization Act of 2015.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and provides some financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States government. The Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015, requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation is payable under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed a specified threshold, which is $100 million in 2015, subject to annual $20 million increases until the threshold is equal to $200 million. As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

Under the Terrorism Insurance Program, the federal share of compensation will be equal to 85% in 2015, subject to annual decreases of 1% until equal to 80%, of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by the Terrorism Risk Insurance Program

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Reauthorization Act of 2007 at 20% of an insurer’s direct earned premium for any program year). The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap). An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015, is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015. See the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus for a summary of the terrorism insurance requirements under each of the 10 largest mortgage loans. See also representation and warranty no. 31 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

If the Terrorism Risk Insurance Program Reauthorization Act of 2015 is not renewed prior to its expiration, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance. We cannot assure you that the Terrorism Insurance Program will create any long-term changes in the availability and cost of insuring terrorism risks. In addition, we cannot assure you that terrorism insurance or the Terrorism Insurance Program will be available or provide sufficient protection against risks of loss on the mortgaged properties resulting from acts of terrorism or that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015, may have a material effect on the availability of federal assistance in the terrorism insurance market. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Some of the mortgaged properties securing the mortgage loans are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. If such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a tenant, an affiliate of the related borrower or other third party is permitted to satisfy the insurance requirements under the related mortgage loan documents or to self-insure. To the extent that insurance coverage relies on

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self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when a loss occurs. Additionally, the risk of blanket or self-insurance can be aggravated if affiliated borrowers under multiple mortgage loans in the trust are covered under the same self-insurance or blanket policy. See also representation and warranty nos. 18 and 31 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates

The trust fund could become liable under certain circumstances for a material adverse environmental condition at any of the mortgaged properties securing the mortgage loans. Any potential environmental liability could reduce or delay distributions on the offered certificates.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to, hazardous substances related to the properties.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard.

Each of the mortgaged properties securing any mortgage loan has been subject to a Phase I environmental site assessment by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination (or, if applicable, acquisition) of the mortgage loans or otherwise in connection with this offering. None of the environmental assessments of the mortgaged properties in the trust was more than fourteen (14) months old as of the cut-off date. In some cases, a Phase II environmental site assessment was also performed or recommended. In certain cases, gas stations operate or previously operated at Mortgaged Properties or on third-party properties adjacent to the Mortgaged Properties, and the related environmental site assessments concluded that such gas stations and their underground storage tanks are not significant concerns for reasons including but not limited to no identified past or present spills or other releases, regulatory closure achieved for past spills or releases, and direction of hydraulic

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gradient. In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, a secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy or environmental indemnification. In certain cases, recommended Phase II environmental site assessments were not performed and reserves or insurance policies were obtained in lieu thereof or the related lender otherwise determined not to have the Phase II environmental site assessment performed. Additionally, certain of the mortgaged properties have had recognized environmental conditions for which remediation has previously occurred or ongoing remediation or monitoring is still continuing.

In addition, with respect to certain of the mortgaged properties, the related environmental site assessment may have recommended no further action where (i) underground storage tanks had been removed with no contamination found, abandoned on-site in accordance with state and municipal regulations and/or were issued regulatory closure, (ii) former gas stations or dry cleaning facilities had resulted in soil and/or groundwater contamination that received regulatory closure based on completion of remediation or of a determination of low environmental risk, (iii) contaminants were determined to exist for other reasons, but regulatory closure was ultimately issued, or (iv) nearby third-party contamination sites were not likely to impact the mortgaged properties.

In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property, then:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation; or
•	a responsible third party was identified as being responsible for the remediation; or
•	the related originator of the mortgage loan generally required the related borrower:
(a)	to take investigative and/or remedial action (which may have included obtaining a Phase II environmental assessment); or
(b)	to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount estimated to be sufficient for effecting that investigation, plan and/or the remediation; or
(c)	to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related mortgage loan documents or by the environmental consultant; or
(d)	to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or
(e)	to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity or guaranty from an individual or an entity (which may include the related loan sponsor).

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In many cases, the environmental assessments described above identified the presence or likely presence of asbestos-containing materials, lead-based paint, mold, radon and/or other contaminants. Where certain levels of asbestos-containing materials, lead-based paint or mold were present above actionable levels, the environmental consultant generally recommended, and the related mortgage loan documents generally required the continuation or the establishment of an operation and maintenance plan to address the issue, or the implementation of a remediation or mitigation program to address the issue.

See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Environmental Assessments” in this free writing prospectus and see also representation and warranty no. 43 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus) for additional information regarding certain environmental concerns impacting the mortgaged properties.

In general, different types of environmental liability insurance policies provide coverage with respect to a mortgage loan for one or more of the following losses, subject to the applicable coverage limits and deductibles, and further subject to each policy’s conditions and exclusions:

•	if during the term of some types of lender environmental policies, the borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for an amount (in some cases capped at remediation costs) equal to the outstanding principal balance (or, in some cases, a lesser specified amount) of the related mortgage loan on the date of the default, together with accrued interest from the date of default (or, in some cases, the date that the default is reported to the insurer) until the date that the outstanding principal balance is paid; or
•	if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from the underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; or
•	if the insured enforces the related mortgage loan, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

Environmental liability insurance policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. In some cases, policies exclude coverage for known conditions even if disclosed.

Environmental liability policies may contain additional limitations and exclusions, including, but not limited to, exclusions from coverage for mold or other microbial contamination, asbestos and lead-based paint, coverages that are less than the related loan amount or policy durations which do not extend to or beyond the maturity of the related loan.

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Some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. We cannot assure you that recommended operations and maintenance plans have been implemented or will continue to be complied with.

In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged property because a responsible party, other than the related borrower, had been identified with respect to that condition. We cannot assure you, however, that such a responsible party will be willing or financially able to address the subject condition.

In addition, certain properties may be undergoing ongoing monitoring in connection with past remediation or low levels of contamination.

In some cases, there is no guarantor or indemnitor separate from the related borrower that is responsible for breaches of environmental covenants and/or representations.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

•	future laws, ordinances or regulations will not impose any material environmental liability; or
•	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

Portions of some of the mortgaged properties securing the mortgage loans include tenants who operate, or in the past operated, on-site dry-cleaners, automotive service centers, gasoline stations or oil wells. These types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners, automotive service centers and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents, crude oil or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower’s ability to repay the related mortgage loan.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

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Before the applicable special servicer acquires title to a mortgaged property on behalf of the trust, it must obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment or remedial action is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property

Licensed engineers or consultants generally inspected the related mortgaged properties (unless improvements are not part of the mortgaged property) and, in most cases, prepared engineering reports in connection with the origination of the mortgage loans or with this offering to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition generally has been or is generally required to be remedied to the mortgagee’s satisfaction, or funds or a letter of credit as deemed necessary by the related mortgage loan seller or the related engineer or consultant have been reserved to remedy the material condition. Neither we nor any of the mortgage loan sellers conducted any additional property inspections in connection with the issuance of the certificates. An engineering report or site inspection represents only an analysis of the individual consultant, engineer or inspector at the time of such report and may not reveal all necessary or desirable repairs, maintenance or capital improvement items. See representation and warranty no. 12 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties

In general, in connection with the origination (or, if applicable, acquisition) of each mortgage loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. The resulting estimates of value are the basis of the cut-off date loan-to-value ratios referred to in this free writing prospectus. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property, or that would have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. Moreover, the values of the mortgaged properties securing the mortgage loans may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only on Annex A-1 and Annex A-2 to this free writing prospectus. In each case, the estimate

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presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals. We cannot assure you that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties securing the mortgage loans. We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. An appraisal represents only the analysis of the individual appraiser at the time of the appraisal report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. If the related appraisal is not current, there is the additional risk that events or conditions subsequent to the date of the appraisal may adversely affect the market value of the mortgaged property. See representation and warranty no. 45 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus) for additional information regarding the appraisals for the mortgaged properties.

In some cases, the appraisal obtained by the applicable originator presents both an “as-is” valuation and any of an “as-renovated”, “as-completed”, “hypothetical as-completed” or “as-stabilized” valuation, the latter three of which are based on the assumption that certain events will occur with respect to the construction, re-tenanting, renovation or other repositioning of such properties. All relevant loan-to-value information presented in this free writing prospectus (except (a) with respect to mortgage loans secured by residential cooperative properties, as to which the appraisal presents valuations based on the assumptions outlined in the following paragraphs and elsewhere in this free writing prospectus and (b) in the case of the mortgaged properties identified on Annex A-1 to this free writing prospectus as Jackson Square Apartments and 1321 Harbor Bay Parkway, securing approximately 1.1% and 0.6%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, as to which the “as-completed” or “as-stabilized” valuation in the related appraisal has been used) is based on an “as-is” valuation. See the footnotes to Annex A-1 to this free writing prospectus and the definition of “Appraised Value” in Annex B to this free writing prospectus.

In addition, with respect to each mortgage loan secured by a residential cooperative property, the “Appraised Value” presented on Annex A-1 to this free writing prospectus is the appraised value of such property assuming such property is operated as a residential cooperative and, in general, equals the sum of (i) the gross sellout value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent-controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. With respect to the mortgage loan identified on Annex A-1 to this free writing prospectus as Baywoods of Annapolis, representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgaged property is a continuing care retirement community comprised of (i) a portion of the mortgaged property operated as an age-restricted residential cooperative property with certain enhanced member services and (ii) a portion of the mortgaged property operated as a residential healthcare facility. The “Appraised Value” of the mortgaged property securing the mortgage loan identified on Annex A-1 to this free writing prospectus as Baywoods of Annapolis is equal to the sum of (i) the value of the portion of such mortgaged property operated as a residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and calculated as provided above, plus (ii) the value of the portion of such mortgaged property operated as a residential healthcare facility, in each case as set forth in the related appraisal. With respect to limited equity

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cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross sellout value referenced in the preceding sentence is calculated without regard to any applicable sale price restrictions. The comparable sales considered in the appraisers’ estimates of gross sellout values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. The “Coop-Rental Value” of a residential cooperative property presented on Annex A-1 to this free writing prospectus is the appraised value of such property assuming such property is operated as a multifamily rental property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property. Such underwritten net cash flow is the projected net cash flow reflected in such appraisal and, in general, equals projected operating income at the property assuming such property is operated as a multifamily rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected net cash flow used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. In the case of the mortgage loan identified on Annex A-1 to this free writing prospectus as Baywoods of Annapolis, the underwritten net cash flow for the related mortgaged property equals the sum of (i) the projected net cash flow for the portion of such mortgaged property operated as a residential cooperative property calculated as provided above, plus (ii) the projected net cash flow as calculated for the portion of such mortgaged property operated as a residential healthcare facility, in each case as set forth in the related appraisal. Except where otherwise specified, all relevant loan-to-value information with respect to mortgage loans secured by residential cooperative properties is based on the “Appraisal Value” of such property as described above, and assumes that such property is operated as a residential cooperative. See the footnotes to Annex A-1 to this free writing prospectus and “—Residential Cooperative Properties Have Special Risks” above. See also “Certain Characteristics of Mortgage Loans Secured by Residential Cooperative” in Annex B to this free writing prospectus.

Debt Service Coverage Ratio and Net Cash Flow Information Is Based on Numerous Assumptions

As described in Annex B to this free writing prospectus, underwritten net cash flow means cash flow adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flow set forth in this free writing prospectus as of the cut-off date or any other date represents actual future net cash flows or the actual numbers utilized by the related mortgage loan sellers in the underwriting process at origination. Each investor should review the types of assumptions described below and in Annex B to this free writing prospectus and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In certain instances, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space as to which a lease was due to expire (or was still under negotiation) was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

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The underwritten net cash flow for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such mortgaged property to differ materially from the underwritten net cash flow set forth in this free writing prospectus. Some assumptions and subjective judgments related to future events, conditions and circumstances, including future expense levels, the re-leasing of occupied space, the retention of tenants and the completion of certain renovations and construction, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the mortgage loan sellers, the master servicers, the special servicers, the certificate administrator or the trustee have control. In some cases, the underwritten net cash flow for any mortgaged property is higher or lower, and may be materially higher or lower, than the actual annual net operating income for that mortgaged property, based on historical operating statements. For example, see the Cash Flow Analysis chart and related footnotes presented in “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus. Also, see “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “—Net Cash Flow and Certain Underwriting Considerations” and “—Other Matters” in this free writing prospectus for additional information regarding certain assumptions taken with respect to net cash flow by the mortgage loan seller with respect to the mortgage loans. In addition, with respect to certain mortgage loans, certain reserve and/or escrowed funds were included in the determination of available cash flow from the related mortgaged property. In addition, underwritten net cash flow for residential cooperative properties is not a measure of the actual cash flow generated by such property, but rather a measure of the projected net cash flow of such property, reflected in an appraisal and generally determined assuming such property is operated as a multifamily rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected net cash flow used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. See the footnotes to Annex A-1 to this free writing prospectus and “Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in Annex B to this free writing prospectus. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information.

The amounts representing net operating income, underwritten net operating income and underwritten net cash flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the mortgaged property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the mortgaged properties, nor are the net operating income, underwritten net operating income and underwritten net cash flow set forth in this free writing prospectus intended to represent actual future cash flow.

In addition, the debt service coverage ratios set forth in this free writing prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents or the formulas or calculation used by the mortgage loan sellers for their own internal underwriting.

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The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsors of assets of the type to be securitized (known as “static pool information”). Because of the highly heterogeneous nature of the assets in commercial mortgage-backed securities transactions, static pool information for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool information showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

No Party is Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

No party to the pooling and servicing agreement is under any duty or obligation to review the mortgage loans to determine whether the representations and warranties made by the related mortgage loan seller are true. Accordingly, any breach of a representation or warranty that exists as of the closing date may not be discovered, if at all, for an extended period of time following the closing date.

Furthermore, in connection with the mortgage loans sold by each mortgage loan seller to us for deposit into the trust fund, that mortgage loan seller is the sole person or entity (or, in the case of mortgage loans sold by Walker & Dunlop Commercial Property Funding I WF, LLC, that mortgage loan seller and Walker & Dunlop Commercial Property Funding, LLC are the sole persons) with the obligation to repurchase or substitute any such mortgage loan in connection with either a material breach of such mortgage loan seller’s

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representations and warranties or a material document defect. No other person or entity is obligated to perform such obligation to repurchase or substitute if that mortgage loan seller (or in the case of mortgage loans sold by Walker & Dunlop Commercial Property Funding I WF, LLC, that mortgage loan seller and Walker & Dunlop Commercial Property Funding, LLC) defaults on its obligation to do so. If any mortgage loan seller fails to fulfill such obligation, you could experience cash flow disruptions or losses on your certificates. See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—Walker & Dunlop Commercial Property Funding I WF, LLC” in this free writing prospectus.

Each mortgage loan seller has (or, in the case of mortgage loans sold by Walker & Dunlop Commercial Property Funding I WF, LLC, that mortgage loan seller and Walker & Dunlop Commercial Property Funding, LLC have) only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller’s representations or warranties. We cannot assure you that a mortgage loan seller has or will have (or, in the case of mortgage loans sold by Walker & Dunlop Commercial Property Funding I WF, LLC, that mortgage loan seller and Walker & Dunlop Commercial Property Funding, LLC have or will have) sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence. In addition, the mortgage loan sellers (or, in the case of mortgage loans sold by Walker & Dunlop Commercial Property Funding I WF, LLC, that mortgage loan seller and Walker & Dunlop Commercial Property Funding, LLC) may have various legal defenses available to them in connection with a repurchase or substitution obligation. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove to Be Insufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects (other than a material breach that is related to a mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), the related mortgage loan seller (or, in the case of mortgage loans sold by Walker & Dunlop Commercial Property Funding I WF, LLC, that mortgage loan seller and Walker & Dunlop Commercial Property Funding, LLC) may make a payment to the trust to compensate it for the loss of value of the related mortgage loan. Upon its making such payment, the mortgage loan seller will be deemed to have cured the related material breach or material defect in all respects. Although such “loss of value payment” may only be made to the extent that the applicable special servicer and, during any subordinate control period or collective consultation period (other than with respect to any excluded loan), the subordinate class representative, deems such amount to be sufficient to compensate the trust fund for the related material breach or material document defect, we cannot assure you that such payment will fully compensate the trust fund for such material breach or material document defect in all respects. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

The Operation of a Mortgaged Property Following Foreclosure May Affect the Tax Status of the Trust Fund and May Adversely Affect Distributions on Your Certificates

If the trust fund acquires a mortgaged property as a result of a foreclosure or deed-in-lieu of foreclosure, a special servicer will generally retain an independent contractor

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to operate the property. Generally, the trust fund will be able to perform construction work through the independent contractor on any mortgaged property, other than repair and maintenance, only if such construction was more than 10% completed at the time a default on the related mortgage loan became imminent. In addition, (i) any net income from operations other than qualifying “rents from real property” within the meaning of Section 856(d) of the Code, (ii) any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service or (iii) rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total rent for the taxable year, will subject the trust fund to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In some circumstances, it is possible that the trust fund may receive income after a foreclosure that constitutes income from a “prohibited transaction”, and is subject to a 100% tax. In this event, the net proceeds available for distribution on your certificates may be reduced. A special servicer may permit the trust fund to earn such above described “net income from foreclosure property” or income from “prohibited transactions” but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. See “Risk Factors—Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences” in the accompanying prospectus.

The REMIC provisions of the Code restrict a REMIC from becoming the owner of assets securing a mortgage loan other than real property on which the REMIC held a lien and tangible personal property incidental to such real property (within the meaning of Code Section 856(e)(1)). Therefore, upon the occurrence of a mortgage loan event of default, the interests of a borrower in non-real property assets, if they do not qualify under the REMIC provisions of the Code as described above, will not be permitted to be acquired by the trust. Rather than acquiring the ownership of such assets, the trust will be required to exercise other legal remedies available to it under applicable law including sale of such assets and application of the proceeds toward the repayment of the mortgage loan. Depending on market conditions, the proceeds from the sale of such assets could be less than the proceeds that would be received if the trust would have foreclosed on such interests and sold them at a later date.

Tenant Leases May Have Provisions That Could Adversely Affect Distributions on Your Certificates

In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, prepayment restrictions (such

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as the tenant’s exercise of a purchase option during a lock-out period), or which could affect the enforcement of the lender’s rights (such as a right of first refusal or a right of first offer to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

The Costs of Compliance with the Americans with Disabilities Act of 1990 and Fair Housing Laws May Adversely Affect a Borrower’s Ability To Repay Its Mortgage Loan

Under the Americans with Disabilities Act of 1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to make payments on the related mortgage loan would be reduced.

In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances. The costs of this compliance may be high and the penalties for noncompliance may be severe. Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related mortgage loan.

Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default

In the case of two (2) mortgaged properties, collectively representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, the related borrower’s interest consists solely, or in part, of a leasehold or sub-leasehold interest under a ground lease or a tenant-in-common interest in such leasehold or sub-leasehold interest.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the lender (such as the trust) would lose its security. Generally, each related ground lease requires the ground lessor to give the lender notice of the ground lessee/borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the ground lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Certain ground lease provisions or ownership structures are not standard and may expose investors to greater risks of default and loss than the typical ownership structures and the typical provisions in more standard ground leases or ground lease estoppels. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Encumbered Interests”.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor ground lessor rejects the lease, the

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ground lessee has the right to treat such lease as terminated by rejection or to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor ground lessee/borrower rejects any or all of the leases, the leasehold lender could succeed to the ground lessee/borrower’s position under the lease only if the ground lease specifically grants the lender such right. If both the ground lessor and the ground lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

For a description of ground leases at mortgaged properties subject to payment-in-lieu-of-taxes programs, see “Description of the Mortgage Pool—Other Matters” in this free writing prospectus.

The grant of a mortgage lien on its fee interest by a land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Encumbered Interests” and see also representation and warranty no. 36 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

The Borrower’s Form of Entity May Cause Special Risks

The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities” and may have been in existence for a substantial period in advance of the origination of the related mortgage loan. Also, although a borrower may currently be a single-purpose entity, in certain cases, that borrower was not originally a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose vehicle that previously had other business activities and liabilities. If a borrower has owned property other than the related mortgaged property, engaged in a business other than the operation of the related mortgaged property or even owned and/or operated the related mortgaged property for a material period in advance of the origination of the related mortgage loan, that borrower may be subject to liabilities arising out of its activities prior to the origination of the related mortgage loan, including liabilities that may be unrelated to the related mortgaged property. Some borrowers under the mortgage loans (including each of the borrowers with respect to the residential cooperative loans included in the trust) are not special purpose entities. See also

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representation and warranty no. 33 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus). For a discussion of certain risks associated with maintenance of “single-purpose entity” status, see “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in the accompanying prospectus.

In addition, certain of the mortgage loans may be secured by a mortgaged property owned by a Delaware statutory trust, or by a borrower that has the ability to convert to a Delaware statutory trust. In certain instances where the borrowers under the mortgage loans use a Delaware statutory trust structure in order to gain certain tax free exchange treatment for property of like kind under Section 1031 of the Internal Revenue Code, these borrowers are restricted in their ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property. In addition, in the case of a mortgaged property that is owned by a Delaware statutory trust, certain decisions may require the consent of the holders of the beneficial interests in the Delaware statutory trust and, in such event, there is a risk that obtaining such consent will be time consuming and cause delays in the event certain actions need to be taken by or on behalf of the borrower or with respect to the mortgaged property. While the beneficial ownership interests in a Delaware statutory trust may not presently be held by multiple parties, we cannot assure you that any beneficial interests will not subsequently be sold. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Tenancies in Common; Delaware Statutory Trusts” in this free writing prospectus.

Tenancies in Common May Hinder Recovery

Six (6) mortgage loans, representing approximately 5.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, have one or more borrowers that own all or a specified portion of the related mortgaged property as tenants-in-common. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Tenancies in Common; Delaware Statutory Trusts” in this free writing prospectus for additional information on certain of the mortgage loans.

In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), such tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. As a result, if a tenant-in-common borrower exercises such right of partition, the related mortgage loan may be subject to prepayment. In addition, the tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. In some cases, each related tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents provide for full recourse or personal liability for losses as to the related tenant-in-common borrowers and the guarantor or for the occurrence of an event of default under such pooled loan documents if a tenant-in-common files for partition. In some cases, a related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. We cannot assure you that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of this mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a

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borrower or a tenant-in-common borrower may assign its interests to one or more tenant-in-common borrowers. Such change to, or increase in, the number of tenant-in-common borrowers increases the risks related to this ownership structure. See “—Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Impair Repayment of the Related Mortgage Loan” above.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage. A REMIC may avoid such consequences, however, if the mortgage is in default, the default of such mortgage is “reasonably foreseeable” or other special circumstances apply.

The IRS has issued Revenue Procedure 2009-45, easing the tax requirements for a servicer to modify a commercial mortgage loan held in a REMIC or a grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if a master servicer or a special servicer determined that a mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted in the original mortgage loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 also allows lien releases in certain transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. Such a release and prepayment may occur despite lock-out periods that may otherwise apply. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would have a loan-to-value ratio greater than 125%.

These regulations and additional guidance could affect the timing of payments and ultimate recovery on the mortgage loans, and, in turn, on one or more classes of certificates. Prospective investors should consider the possible impact on their investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

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Other Risks

Loan Combinations May Adversely Affect Net Cash Flow to Sponsors, Which May Reduce Sponsors’ Commitment to Effective Management of the Mortgaged Properties

With respect to each loan combination, although the related pari passu companion loan is not an asset of the trust fund, the related borrower is still obligated to make interest and principal payments on such other loan(s). As a result, the trust fund is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
•	the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of the loan combination upon the maturity of the mortgage loan.

See “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

Terrorist Attacks May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans

Terrorist attacks may occur at any time at any location in the world, including in the United States and at or near the mortgaged properties that secure the mortgage loans. It is impossible to predict when, how, why or where terrorist attacks may occur in the United States or elsewhere or the nature or extent of the effects of any terrorist attacks on world, national, regional or local economies, securities, financial or real estate markets or spending or travel habits. Perceptions that terrorist attacks may occur or be imminent may have the same or similar effects as actual terrorist attacks, even if terrorist attacks do not materialize. Terrorist attacks or perceptions regarding terrorist attacks may adversely affect the performance of the mortgage loans or the performance or value of the offered certificates.

Foreign Conflicts May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq or Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgage loans or the performance or value of the offered certificates.

Additional Risks

See “Risk Factors” in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

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Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this free writing prospectus and the accompanying prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

CAPITALIZED TERMS USED IN THIS FREE WRITING PROSPECTUS

From time to time we use capitalized terms in this free writing prospectus. The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this free writing prospectus.

DESCRIPTION OF THE MORTGAGE POOL

General

The assets of the trust fund (the “Trust Fund”) created pursuant to the Pooling and Servicing Agreement will consist of a pool (the “Mortgage Pool”) of one hundred thirty-three (133) commercial, multifamily and manufactured housing community mortgage loans (the “Mortgage Loans”) with an aggregate principal balance (the “Cut-off Date Pool Balance” and the portion thereof attributable to each Mortgage Loan, the “Cut-off Date Principal Balance”) of $1,177,025,122 as of the respective due dates for such Mortgage Loans in June 2015 (or, in the case of any Mortgage Loan that has its first due date in July 2015, the date that would have been its due date in June 2015 under the terms of that Mortgage Loan if a monthly debt service payment were scheduled to be due in that month) (the “Cut-off Date”), in each case after application of all payments due on or before such date, whether or not received. The Cut-off Date Principal Balance of each Mortgage Loan is shown on Annex A-1 to this free writing prospectus. The Cut-off Date Principal Balances of the Mortgage Loans range from $750,000 to $100,000,000 and the average of those Cut-off Date Principal Balances is $8,849,813. As used herein, the term “Mortgage Loan” with respect to any of the Loan Combinations includes the note included in the Mortgage Pool, but does not include any related companion loan. See “—Loan Combinations” below.

Each of the Mortgage Loans is an obligation of the related borrower to repay a specified sum with interest. Each of the Mortgage Loans is evidenced by one or more promissory notes and secured by, among other things, a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee ownership and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily or manufactured housing community real properties (each, a “Mortgaged Property”). That mortgage lien is, in all cases, a first priority lien, subject only to certain permitted encumbrances.

The Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Brickyard Square and Bella Luna / San Lucas are each referred to as a “Pari Passu Mortgage Loan” in this free writing prospectus. Each Pari Passu Mortgage Loan has one companion mortgage loan, referred to as a “Pari Passu Companion Loan” in this free writing prospectus. Each Pari Passu Mortgage Loan together with the related Pari Passu Companion Loan is referred to in this free writing prospectus as a “Loan Combination”. Each Pari Passu Mortgage Loan is pari passu in right of payment to the

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related Pari Passu Companion Loan, but the related Pari Passu Companion Loans are not included in the Mortgage Pool.

The Brickyard Square Loan Combination will be serviced pursuant to, and by the master servicer and special servicer designated in, the pooling and servicing agreement entered into in connection the WFCM 2015-C28 securitization (the “WFCM 2015-C28 Pooling and Servicing Agreement”) and the related intercreditor agreement.

The Bella Luna / San Lucas Loan Combination will be serviced pursuant to, and by the master servicer and special servicer designated in, the pooling and servicing agreement entered into in connection the WFCM 2015-LC20 securitization (the “WFCM 2015-LC20 Pooling and Servicing Agreement”) and the related intercreditor agreement.

Each of the Brickyard Square Mortgage Loan and the Bella Luna / San Lucas Mortgage Loan is sometimes referred to as a “Non-Serviced Pari Passu Mortgage Loan”; the related Pari Passu Companion Loan is sometimes referred to as a “Non-Serviced Pari Passu Companion Loan”; and such Non-Serviced Pari Passu Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan are sometimes, collectively, referred to as a “Non-Serviced Loan Combination”.

All information relating to loan-to-value ratios, debt service coverage ratios, debt yields or loan per net rentable square foot or unit, as applicable, presented in this free writing prospectus with respect to each Pari Passu Mortgage Loan is calculated including its related Pari Passu Companion Loan, unless otherwise indicated.

Mortgage Loan History

All of the Mortgage Loans will be acquired on the Closing Date by the Depositor from the Mortgage Loan Sellers, which either originated each such Mortgage Loan or acquired it in connection with their commercial and multifamily mortgage loan conduit programs. None of the Mortgage Loans was 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months).

All of the Mortgage Loans were originated within the seven (7) months prior to the Cut-off Date and thus should generally be considered not to have long-standing payment histories. See Annex A-1 to this free writing prospectus for the origination date of each of the Mortgage Loans.

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Mortgage Loan Sellers.

Certain Characteristics of the Mortgage Pool

Concentration of Mortgage Loans and Borrowers

Several of the Mortgage Loans have Cut-off Date Principal Balances that are substantially higher than the average Cut-off Date Principal Balance. The largest Mortgage Loan is the Hutchinson Metro Center I Mortgage Loan, which has a Cut-off Date Principal Balance of $100,000,000 and represents approximately 8.5% of the Cut-off Date Pool Balance. The three, five and ten largest Mortgage Loans have Cut-off Date Principal Balances, collectively representing approximately 15.1%, 21.3% and 32.6%, respectively,

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of the Cut-off Date Pool Balance. Each of the fifteen largest Mortgage Loans is described in Annex A-3 to this free writing prospectus.

Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers

Five (5) individual Mortgage Loans, representing approximately 9.4% of the Cut-off Date Pool Balance, are secured by two or more properties. See the footnotes to the table below. In all cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of the related Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular property or group of properties. This would limit the extent to which proceeds from that property or group of properties would be available to offset declines in value of the other mortgaged properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
WPC Self Storage Portfolio VII	Multi-Property	$ 37,245,000	3.2%
El Sol Brillante and Laguna Del Sol Apartments	Multi-Property	28,750,000	2.4
Dulles North Corporate Parks	Multi-Property	24,956,509	2.1
Ozinus Realty Property Portfolio	Multi-Property	11,510,000	1.0
IRG – Ellsworth Bailey Saratoga	Multi-Property	7,700,000	0.7
Total:		$ 110,161,509	9.4%

(1)	Total may not equal the sum of amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

Some groups of Mortgage Loans are not cross-collateralized or cross-defaulted but the loans were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related Mortgaged Properties are commonly managed. The table below shows each group of two or more Mortgage Loans that are not cross-collateralized or cross-defaulted, but have the same or affiliated borrowers/owners.

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Related Borrower Loans(1)

Mortgage Loan/Property Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Group A
WPC Self Storage Portfolio VII	9	$ 37,245,000	3.2%
Smiths Medical	1	22,250,000	1.9
Total:	10	$ 59,495,000	5.1%
Group B
Cathedral Place	1	$ 39,900,000	3.4%
Cathedral Place – Parking	1	9,200,000	0.8
Total:	2	$ 49,100,000	4.2%
Group C
Dos Santos Apartments	1	$ 11,100,000	0.9%
San Mateo Apartments	1	9,445,000	0.8
Athens Gate Apartments	1	7,520,000	0.6
Sand Pebble Apartments	1	7,490,000	0.6
Sedona Peak Apartments	1	2,025,000	0.2
Total:	5	$ 37,580,000	3.2%
Group D
Hunterstone Apartments	1	$ 19,000,000	1.6%
Riverchase Apartments	1	12,000,000	1.0
Total:	2	$ 31,000,000	2.6%
Group E
Marquis Place	1	$ 15,000,000	1.3%
Silver Bridge Plaza	1	3,750,000	0.3
Moundsville Plaza	1	2,225,000	0.2
Total:	3	$ 20,975,000	1.8%
Group F
Dunwoody Place	1	$ 13,000,000	1.1%
Wickham Park Commons	1	1,960,000	0.2
Total:	2	$ 14,960,000	1.3%
Group G
Trojan Storage of Oxnard	1	$ 7,425,000	0.6%
Trojan Storage of Roseville	1	5,418,226	0.5
Total:	2	$ 12,843,226	1.1%
Group H
Storaway Self Storage – Nashville	1	$ 4,975,000	0.4%
Storaway Self Storage – Deltona II	1	3,000,000	0.3
Storaway Self Storage – Palm Bay	1	2,725,000	0.2
Storaway Self Storage – Deltona I	1	2,100,000	0.2
Total:	4	$ 12,800,000	1.1%
Group I
Green Acres MHP	1	$ 5,300,000	0.5%
Rivertown Center	1	5,000,000	0.4
Shops of Orland Park	1	1,550,000	0.1
Total:	3	$ 11,850,000	1.0%
Group J
Seacoast Self Storage	1	$ 4,874,287	0.4%
East Haven Self Storage	1	3,416,086	0.3
Folcroft Self Storage	1	2,800,000	0.2
Total:	3	$ 11,090,374	0.9%

(1)	Totals may not equal the sum of amounts listed due to rounding.

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Property Type Concentrations

This table shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Aggregate Cut-off Date Balance
Multifamily(2)	53	$ 339,058,508	28.8%
Retail	44	313,808,559	26.7
Office	11	294,897,126	25.1
Self Storage	20	79,519,010	6.8
Hospitality	7	57,703,508	4.9
Industrial	10	32,318,421	2.7
Mixed Use	2	27,100,000	2.3
Other	2	24,173,905	2.1
Manufactured Housing Community	2	8,446,084	0.7
Total:	151	$ 1,177,025,122	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for any Mortgaged Property relating to a Mortgage Loan secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A-1.
(2)	Includes twenty-eight (28) residential cooperative properties (including the residential cooperative property identified on Annex A-1 to this free writing prospectus as Baywoods of Annapolis, representing approximately 1.4% of the Cut-off Date Pool Balance, which is operated, in part, as a residential cooperative property and, in part, as a residential healthcare facility), representing 7.0% of the Cut-off Date Pool Balance by allocated loan amount.

With respect to the properties set forth in the above chart, we note in particular the following:

•	Twenty-five (25) of the Mortgaged Properties, collectively representing approximately 21.5% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, are retail properties with one or more anchor or shadow anchor tenants. See “Risk Factors—Risks Related to the Mortgage Loans—Retail Properties Have Special Risks” in this free writing prospectus. See “Certain Characteristics of the Mortgage Loans and Mortgaged Properties” attached as Annex A-1 to this free writing prospectus.
•	Ten (10) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as Hutchinson Metro Center I, Dulles North Corporate Parks – Dulles North Corporate Park 2, Foothills Park Place, Norfolk Commerce Park, Ozinus Realty Property Portfolio – Towne Crest Village, Brickyard Square, Fahrens Park Plaza, Silver Bridge Plaza, De La Cruz Professional Center and Victorville Retail Center, collectively representing approximately 15.4% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, each have government-sponsored tenants among their five (5) largest tenants. See “Risk Factors—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this free writing prospectus.
•	Twenty-three (23) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as Queens’ MarketPlace, Foothills Park Place, Maricopa Fiesta, Dunwoody Place, Shops at Doral, Ozinus Realty Property Portfolio – Eagle Plaza, Oak

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Tree Plaza, Austin Heights Shopping Center, Rivertown Center, Cooperstown Commons Shopping Center, Lake Lucina Shopping Center, Sycamore Terrace, Ramona Plaza Shopping Center, Lakewood Place Shopping Center, Shackelford Center, De La Cruz Professional Center, West Friendship Shopping Center, Wickham Park Commons, Crown Pointe Plaza, Kingstowne Shops, Shops of Orland Park, Big Lots Plaza and Hanna Shoppes, collectively representing approximately 12.8% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, have a restaurant among the five (5) largest tenants (by net rentable area leased) at the Mortgaged Property or, in the case of a hospitality property, have a restaurant on the property. Restaurants and bakeries present unique risks, see “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this free writing prospectus.
•	Five (5) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as Hutchinson Metro Center I, Norfolk Commerce Park, Riverside Technology Park A & B, Gilbert Crossing and Wickham Park Commons, collectively representing approximately 12.0% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, include educational facilities as part of the collateral. Educational facilities present unique risks. See “Risk Factors—Risks Related to the Mortgage Loans—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this free writing prospectus.
•	Six (6) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as Cathedral Place, Riverside Technology Park A & B, Shops at Doral, Gilbert Crossing, Cooperstown Commons Shopping Center and Crown Pointe Plaza, collectively securing approximately 6.8% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, each have a bank branch among the five (5) largest tenants at the related Mortgaged Property. See “Risk Factors— Risks Related to the Mortgage Loans—Retail Properties Have Special Risks—Retail Bank Branches Have Special Risks”, “Risk Factors— Risks Related to the Mortgage Loans—Mixed Use Facilities Have Special Risks” and “Risk Factors—Risks Related to the Mortgage Loans —Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property”“ in this free writing prospectus.
•	Eleven (11) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as Maricopa Fiesta, Ozinus Realty Property Portfolio – Towne Crest Village, Nexus Town Center, Fahrens Park Plaza, Causeway Corporate Centre, Oak Tree Plaza, Lakeside Plaza, Cooperstown Commons Shopping Center, Sycamore Terrace, West Friendship Shopping Center and Market Place Village, collectively representing approximately 5.6% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, are each comprised of, or include among their five (5) largest tenants (by net rentable area leased), tenants operating as medical offices, veterinary offices, clinics, urgent care facilities or dental offices. Medical offices and urgent care facilities present unique risks. See “Risk Factors—Risks Related to the Mortgage Loans—Office Properties Have Special Risks” in this free writing prospectus.

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•	Ten (10) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as Dunwoody Place, Ozinus Realty Property Portfolio – Eagle Plaza, Ozinus Realty Property Portfolio – Texas Star, Ozinus Realty Property Portfolio – Hamlin, Nexus Town Center, Fahrens Park Plaza, Gilbert Crossing, Lakeside Plaza, Rivertown Center and De La Cruz Professional Center, collectively representing approximately 4.7% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, have a gym, indoor trampoline park, martial arts center, physical therapy center, health club, fitness center or athletic related facility among the five (5) largest tenants (by net rentable area leased) at the related Mortgaged Property. Gyms, indoor trampoline parks, martial arts centers, physical therapy centers, health clubs, fitness centers and athletic related facilities present unique risks. See “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this free writing prospectus.
•	Six (6) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as Foothills Park Place, Ozinus Realty Property Portfolio – Texas Star, Ozinus Realty Property Portfolio – Palmetto, Ozinus Realty Property Portfolio – Hamlin, Austin Heights Shopping Center and West Friendship Shopping Center, collectively representing approximately 3.0% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, has an on-site gas filling station or automotive service center. See “Risk Factors—Risks Related to the Mortgage Loans—Retail Properties Have Special Risks” and “Risk Factors—Risks Related to the Mortgage Loans—Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in this free writing prospectus.
•	Four (4) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as Dunwoody Place, Nexus Town Center, Gilbert Crossing and Shops of Orland Park, collectively representing approximately 2.6%, of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, have a dry cleaners with an on-site processing operation. See “Risk Factors—Risks Related to the Mortgage Loans—Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in this free writing prospectus.
•	One (1) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as Dulles North Corporate Park 5, securing approximately 1.3% of the Cut-off Date Pool Balance by allocated loan amount, includes a data center as part of the collateral. See “Risk Factors—Data Center Properties Have Special Risks” and “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this free writing prospectus.
•	One (1) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as Brickyard Square, securing approximately 1.0% of the Cut-off Date Pool Balance by allocated loan amount, has a movie theater and/or a bowling alley tenant among the five (5) largest tenants (by net rentable area leased) at the related Mortgaged Property. Movie theaters and bowling alleys present unique risks.

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See “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this free writing prospectus.
•	One (1) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as Cathedral Place – Parking, securing approximately 0.8% of the Cut-off Date Pool Balance by allocated loan amount, has a parking garage as the collateral. See “Risk Factors—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this free writing prospectus.
•	With respect to the residential cooperative properties included in the trust, information regarding the five (5) largest tenants has not been reflected on Annex A-1 to this free writing prospectus or in the preceding bullets. Notwithstanding the exclusion of the residential cooperative properties from the statistics presented in the preceding bullets, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices or clinics, data centers, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or the spaces were to become vacant, for any reason. See “Risk Factors—Risks Related to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in this free writing prospectus.

With respect to the hospitality properties set forth in the above chart, we note in particular the following:

•	All hospitality properties included in the Mortgage Pool are subject to a franchise agreement, license agreement or hotel management agreement. With respect to six (6) of those properties, which are identified on Annex A-1 to this free writing prospectus as Rock Hill Hampton Inn, Homewood Suites – Tallahassee, Courtyard by Marriott – Shawnee, Best Western Plus – Windsor Gardens, Staybridge Suites Indianapolis Airport and Comfort Suites – Near the Galleria, collectively representing approximately 4.2% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, the applicable franchise agreement or management agreement (including any extension options) either expires, or is unilaterally terminable by the franchisor without cause, during the term, or within twelve (12) months after the end of the term, of the related Mortgage Loan. See “Risk Factors—Risks Related to the Mortgage Loans—Hospitality Properties Have Special Risks” in this free writing prospectus.

With respect to the multifamily and manufactured housing community properties set forth in the above chart, we note in particular the following:

•	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Coastal Village Apartments and Indiana Village, collectively representing approximately 2.8% of the Cut-Off Date Pool Balance, each such Mortgaged Property is 20% or more occupied by student tenants. See “Risk Factors—Risks Related to the Mortgage Loans—Multifamily Properties Have Special Risks” in this free writing prospectus.

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•	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Baywoods of Annapolis and Villa Bella, collectively representing approximately 2.3% of the Cut-off Date Pool Balance, each such Mortgaged Properties is operated, in whole or in part, as an independent living facility or retirement community. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Multifamily Properties Have Special Risks” and “—Risks Related to Mortgage Loans and Mortgaged Properties—Residential Cooperative Properties Have Special Risks” in this free writing prospectus and “Risk Factors—Special Risks Associated with Residential Healthcare Facilities” and “—Special Risks of Mortgage Loans Secured by Healthcare-Related Properties” in the accompanying prospectus.
•	With respect to the multifamily properties identified on Annex A-1 to this free writing prospectus as Jackson Square Apartments and Brittany Bay II, collectively representing approximately 1.9% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, each such Mortgaged Property has some or all of its rents subsidized under the Section 8 tenant-based assistance program of the U.S. Department of Housing and Urban Development. We cannot assure you that such program will be continued in its present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan. See “Risk Factors—Risks Related to the Mortgage Loans—Multifamily Properties Have Special Risks” and “—Various Limitations and Restrictions Imposed by Affordable Housing Covenants or Programs May Result in Losses on the Mortgage Loans” in this free writing prospectus and see “Risk Factors—Multifamily Properties Have Special Risks” and “—Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates” in the accompanying prospectus.
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Brittany Bay II, securing approximately 0.8% of the Cut-off Date Pool Balance, the Mortgaged Property is subject to a land use restriction agreement in favor of the Florida Housing Finance Corporation made in connection with the allocation of federal low-income housing tax credits under Internal Revenue Code of 1986 Section 42. The agreement generally requires that (i) at least 85.0% of the units be reserved for tenants earning no more than 60.0% of the area median income and (ii) at least 15.0% of the units be reserved for tenants earning no more than 25.0% of the area median income, subject to rental restrictions in accordance with the terms of the agreement. Such agreement is scheduled to terminate in 2053. The regulatory agreement requires that an annual report be submitted to the Florida Housing Finance Corporation, whose remedies for noncompliance include specific performance and injunctive relief.
•	In addition, certain of the residential cooperative properties are subject to government rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property. See “Risk Factors—Risks Related to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in this free writing prospectus.

Tenancies in Common; Delaware Statutory Trusts

Six (6) Mortgage Loans, secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as El Sol Brillante and Laguna Del Sol Apartments, Maricopa

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Fiesta, CVS – Lynn, MA, Green Acres MHP, Bella Luna / San Lucas and De La Cruz Professional Center, collectively representing approximately 5.3% of the Cut-off Date Pool Balance, have two or more borrowers that own the related Mortgaged Property as tenants-in-common (and the respective tenants-in-common have agreed to a waiver of their rights of partition). See “Risk Factors—Risks Related to the Mortgage Loans—Tenancies in Common May Hinder Recovery” in this free writing prospectus.

With respect to two (2) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Norfolk Commerce Park and Austin Heights Shopping Center, collectively representing approximately 2.0% of the Cut-off Date Pool Balance, the related borrower is organized as a Delaware statutory trust. See “Risk Factors—Risks Related to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” in this free writing prospectus. See also “—Other Matters” in this free writing prospectus.

Condominium Structures

Five (5) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Cathedral Place, Brickyard Square, Cathedral Place – Parking, 1321 Harbor Bay Parkway and 30 Bond Street Owners Corp., collectively representing approximately 5.8% of the Cut-off Date Pool Balance, are each secured in whole or in part by the related borrower’s interest in one or more units in a condominium. With respect to such Mortgage Loans, we note in particular the following:

•	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Cathedral Place and Cathedral Place – Parking, collectively representing approximately 4.2% of the Cut-off Date Pool Balance, the related Mortgaged Properties are part of a condominium regime. Cathedral Place consists of two of the four condominium units as well as the related borrower’s 41.53% interest in the common elements, while Cathedral Place – Parking consist of one of the four condominium units as well as the related borrower’s 48.00% interest in the common elements. The Cathedral Place borrower controls two of the four seats on the condominium board of directors and the Cathedral Place – Parking borrower controls one of the four seats on the condominium board of directors. Neither related borrower controls the related condominium, but each has blocking rights to amendments of the condominium’s declaration and by-laws. The loan agreements provide for loss recourse to each related borrower and the related guarantor in the event that the related borrower materially amends or terminates the condominium documents without the lender’s prior consent.
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Brickyard Square, representing approximately 1.0% of the Cut-off Date Pool Balance, the Mortgaged Property consists of 1 unit in a 2-unit commercial condominium regime. The borrower holds 70% interest in the condominium regime and, as such, controls the condominium association.
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 1321 Harbor Bay Parkway, representing approximately 0.6% of the Cut-off Date Pool Balance, the Mortgaged Property consists of one unit in a land condominium. The borrower has a 10.5% voting-rights interest in the related owners’ association. Each unit owner has responsibility for maintenance and repairs of its own building and exclusive use easement areas. The

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association’s duties are limited to landscaping, maintenance of private roads and the like.
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 30 Bond Street Owners Corp., representing approximately 0.1% of the Cut-off Date Pool Balance, the related Mortgaged Property consists of one (1) condominium unit in an apartment building that is comprised of two (2) condominium units. The residential condominium unit, which comprises the Mortgaged Property, consists of residential apartment units. The commercial condominium unit, which is owned separately and is not a part the Mortgaged Property, may be used for any legal use permitted by the related certificate of occupancy. Each condominium unit is taxed separately. The condominium board is comprised of five (5) board members, four (4) of which are elected by the borrower and one (1) by the owner of the commercial unit. Subject to limited exceptions, the vote of a majority of board members is necessary for the transaction of business and, accordingly, the borrower will generally have effective control over issues presented to the condominium board.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit. See “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this free writing prospectus. See also “Risk Factors—Restrictions on Certain of the Mortgaged Properties May Limit Their Use” in the accompanying prospectus. See also representation and warranty no. 8 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Residential Cooperatives

Twenty-eight (28) of the Mortgage Loans (including the residential cooperative property identified on Annex A-1 to this free writing prospectus as Baywoods of Annapolis, representing approximately 1.4% of the Cut-off Date Pool Balance, which is operated, in part, as a residential cooperative property and, in part, as a residential healthcare facility), collectively representing approximately 7.0% of the Cut-off Date Pool Balance, are secured by Mortgaged Properties structured as residential cooperatives. See “Risk Factors—Risks Related to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in this free writing prospectus.

Certain Terms of the Mortgage Loans

Due Dates. Subject, in some cases, to a next business day convention, all of the Mortgage Loans provide for scheduled payments of principal and/or interest to be due on or prior to the eleventh day of each month (each such date, a “Due Date”). The Mortgage Loans have various grace periods (which in certain cases may not end until a specified number of days after a notice of default has been provided to the related borrower) for purposes of late charges and events of default. As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under such Mortgage Loan. See Annex A-1, including the footnotes thereto, for information on the

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number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before late payment charges are due under a Mortgage Loan is based on the express terms of that Mortgage Loan. However, some jurisdictions may impose a statutorily longer period. Based solely on the express terms of the related Mortgage Loan documents, in no case is the grace period for purposes of events of default more than ten (10) days after the Due Date and, with respect to balloon payments, in no event is the Due Date plus the longer of the grace period for late charges or the grace period for events of default later than the end of the collection period in the relevant month. We make no representation regarding the effect of grace periods on a borrower’s incentive to timely make its scheduled payments of principal and/or interest.

Mortgage Rates; Calculations of Interest. Each Mortgage Loan accrues interest at the annual rate specified with respect to that Mortgage Loan on Annex A-1 to this free writing prospectus. The mortgage interest rate for each Mortgage Loan is fixed for the remaining term of the loan, except for (i) increases resulting from the application of default interest rate following a default, (ii) in the case of any ARD Loan, any increase described below that may occur if the mortgage loan is not repaid on or before the related Anticipated Repayment Date and (iii) changes that result from any other loan-specific provisions that are described in the footnotes to Annex A-1 in this free writing prospectus.

All of the Mortgage Loans accrue interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days (“Actual/360 Basis”).

Amortization Characteristics. The Mortgage Loans have the following amortization characteristics:

•	Interest-only, Amortizing Balloon: Fifty (50) Mortgage Loans, representing approximately 53.1% of the Cut-off Date Pool Balance, provide for an initial interest-only period that expires between twelve (12) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity;
•	Amortizing Balloon: Sixty-seven (67) Mortgage Loans, representing approximately 33.6% of the Cut-off Date Pool Balance, require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity;
•	Interest-only, Balloon: Fourteen (14) Mortgage Loans, representing approximately 12.7% of the Cut-off Date Pool Balance, provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date; and
•	Amortizing ARD: Two (2) Mortgage Loans, representing approximately 0.6% of the Cut-off Date Pool Balance, require monthly payments of interest and principal until a specified Anticipated Repayment Date.

In all cases, the repayment of the Mortgage Loan in full on its stated maturity date or Anticipated Repayment Date would require a substantial payment of principal on that date, except to the extent that the Mortgage Loan is prepaid prior thereto.

Two (2) Mortgage Loans, representing approximately 0.6% of the Cut-off Date Pool Balance, provide that, after a certain date (the “Anticipated Repayment Date”), if the

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borrower has not prepaid such ARD Loan in full, any principal outstanding from time to time on or after that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated mortgage loan rate (the “Initial Rate”). See “—ARD Loans” below.

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this free writing prospectus and the footnotes thereto. See also “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3 to this free writing prospectus.

Some of the Mortgage Loans provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the Mortgage Loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance or upon application of specified earnout escrow or holdback amounts if certain property performance criteria are not satisfied. Some of the individual Mortgage Loans that are secured by multiple Mortgaged Properties or parcels and permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties or parcels also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the Mortgage Loan(s) upon any such prepayment and release.

With respect to some of the Mortgage Loans, notwithstanding that they provide for the accrual of interest on an Actual/360 Basis, the amount of the fixed periodic payments was determined as if interest accrues based on a 360-day year consisting of twelve 30-day months (a “30/360 Basis”), which will result in a larger payment due at maturity than would otherwise have been the case.

Voluntary Prepayment and Defeasance Provisions

General

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

•	Ninety-four (94) of the Mortgage Loans, representing approximately 83.0% of the Cut-off Date Pool Balance, each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.
•	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Cathedral Place and Cathedral Place – Parking, collectively representing approximately 4.2% of the Cut-off Date Pool Balance, each related borrower is only permitted to defease the related Mortgage Loan if both Mortgage Loans are defeased simultaneously.

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•	Ten (10) of the Mortgage Loans, representing approximately 10.6% of the Cut-off Date Pool Balance, each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.
•	Twenty-seven (27) of the Mortgage Loans, representing approximately 5.6% of the Cut-off Date Pool Balance, each permit voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a period and thereafter permit prepayment upon the payment of a Prepayment Premium and thereafter such Mortgage Loan is freely prepayable.
•	One (1) of the Mortgage Loans, representing approximately 0.6% of the Cut-off Date Pool Balance, prohibits voluntary principal prepayments during a Lock-Out Period, then, after an initial period of at least two years following the date of initial issuance of the Certificates, for a specified period, permit the borrower to (i) make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or (ii) defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.
•	One (1) of the Mortgage Loans, representing approximately 0.2% of the Cut-off Date Pool Balance, permits voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a period and thereafter such Mortgage Loan is freely prepayable.

Notwithstanding the foregoing, the Mortgage Loans generally provide for open periods of various terms prior to and including the maturity date in which the related borrower may prepay the Mortgage Loan without Prepayment Premium, Yield Maintenance Charge or defeasance requirements. In addition, under certain circumstances, certain Mortgage Loans permit prepayments, in whole or in part, despite Lock-out Periods that may otherwise apply. See “—Partial Release and/or Partial Defeasance and/or Substitution and/or Severance/Partial Assumption” below. Also see Annex A-1 to this free writing prospectus, including the footnotes thereto, for the individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

Other Prepayment Provisions

The loan documents for each of the related Mortgage Loans generally provide that voluntary prepayments made on a date other than a scheduled due date must include an interest payment representing interest for the remainder of the one-month accrual period in which the prepayment occurs. See “Certain Characteristics of the Mortgage Loans and Mortgaged Properties”, including the footnotes thereto, attached as Annex A-1 to this free writing prospectus.

In connection with the origination of certain Mortgage Loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives or other conditions and, in some of these cases, those performance objectives

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include achieving specified debt service coverage and/or debt yield levels or satisfying leasing criteria with respect to the property as a whole or particular portions thereof. Such funds will be released to the related borrower upon the satisfaction of the stated conditions. Additionally, such Mortgage Loans may allow or, in certain cases, may require that such escrowed funds be applied to reduce the principal balance of the related Mortgage Loan if such conditions are not met. If such conditions are not satisfied, and if the related mortgagee has the discretion to retain the cash or letter of credit as additional collateral, the applicable Master Servicer will generally be directed in the Pooling and Servicing Agreement to hold, when permitted, the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related Mortgage Loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard. If such funds are applied to reduce the principal balance of the Mortgage Loan, the Trust Fund would experience an early prepayment that may adversely affect the yield to maturity on your Certificates. In some cases, the related Mortgage Loan documents do not require payment of a Yield Maintenance Charge or Prepayment Premium in connection with such a prepayment. In addition, certain other Mortgage Loans have performance escrows or letters of credit and do not allow the lender to use such funds to reduce the principal balance of the related Mortgage Loan unless there is an event of default. See “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3 to this free writing prospectus.

For example, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Brickyard Square, representing approximately 1.0% of the Cut-off Date Pool Balance, the lender required that a $2,230,000 holdback be established at origination. Such holdback may be disbursed upon each of the Beach Plum restaurant tenant and the New Hampshire Liquor Commission having delivered an estoppel reasonably acceptable to lender confirming that it has taken occupancy of its space and is conducting normal business operations, is not the subject of a bankruptcy action, is paying full rent, and all tenant improvement costs, leasing commissions and other material costs and expenses payable or incurred by the related borrower with respect each lease have been paid in full. If by May 1, 2016, the build-out of the New Hampshire Liquor Commission space has not been completed and the New Hampshire Liquor Commission has not accepted possession of the premises, the lender may apply the proceeds to pay down the subject Mortgage Loan.

In addition, certain of the Mortgage Loans permit the related borrower to prepay the Mortgage Loan (in some cases, with no requirement to pay any related Yield Maintenance Charge or Prepayment Premium) in order to meet certain requirements necessary to permit a property release. See “—Partial Release and/or Partial Defeasance and/or Substitution and/or Severance/Partial Assumption” below in this free writing prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 8211 Town Center Drive, representing approximately 0.5% of the Cut-off Date Pool Balance, if, following a casualty, proceeds are applied to pay down the balance of the Mortgage Loan rather than to the restoration of the Mortgaged Property, the borrower has the right to prepay the remaining Mortgage Loan balance in full without a prepayment premium, subject to certain conditions, including (i) the amount of net proceeds is not less than 30% of outstanding principal amount of the Mortgage Loan and (ii) the applicable interest shortfall payment is paid.

In other circumstances, tenants or other third parties may have purchase rights that are conditioned upon events that, if they occurred, would constitute events of default under the related Mortgage Loans. In such cases, the lender would have the right to exercise remedies available to it under the related Mortgage Loan documents prior to any

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prepayment occurring during the Lock-out Period, though we cannot assure you as to the timing of such remedies.

With respect to the residential cooperative properties which are described as being encumbered by subordinate mortgage liens under “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”, each such Mortgage Loan is cross-defaulted with such subordinate mortgage lien(s) in the amounts described below under “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”. In each case, the subordinate lender is subject to a subordination agreement, which generally subordinates the subordinate lender’s rights and remedies to those of the lender under the Mortgage Loan; however, the subordinate lender is not subject to a standstill agreement. We cannot assure you that the foregoing circumstances, including with respect to the subordinate lender’s right to independently pursue a foreclosure action, will not result in a prepayment of the Mortgage Loan at a time when the applicable Special Servicer might otherwise have elected to modify the related Mortgage Loan or take other action with respect to the Mortgage Loan. In addition, we cannot assure you that foreclosure by the subordinate lender will not result in a material reduction in the liquidation proceeds that otherwise might have been realized by the applicable Special Servicer if the applicable Special Servicer were able to elect a different course of action.

See “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus and the footnotes to Annex A-1 in this free writing prospectus.

Calculation of Yield Maintenance Charges

Under certain Mortgage Loans that provide for the payment of a Yield Maintenance Charge in connection with a voluntary principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the difference (if such difference is greater than zero) between (a) the present value of the remaining scheduled principal and interest payments that would have become due through a certain date with respect to the prepaid portion of the Mortgage Loan had the prepayment not occurred discounted at the Yield Maintenance Discount Rate, and (b) the amount of the prepayment. In the case of other Mortgage Loans that provide for the payment of a Yield Maintenance Charge in connection with a voluntary principal prepayment, the amount of the charge is calculated so as to result in a payment to the lender that is equal to the present value of the monthly payments of interest which would be due on the principal amount of the loan being prepaid (in certain cases, taking into account future scheduled amortization) from the prepayment date through the maturity date or Anticipated Repayment Date, as applicable, of the loan or the date that the borrower could prepay the Mortgage Loan without a prepayment charge, and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the mortgage rate and (z) Yield Maintenance Discount Rate, and discounted at the Yield Maintenance Discount Rate (which may be different from the rate in clause (z) for the same loan). In the case of other Mortgage Loans that provide for the payment of a Yield Maintenance Charge in connection with a voluntary principal prepayment, the amount of the charge is generally calculated using a methodology expressed differently than the above methodologies, but which results in a Yield Maintenance Charge which does not substantially differ in amount from the Yield Maintenance Charges that would be calculated under the foregoing methodologies. In certain cases, the amount of the Yield Maintenance Charge is subject to a minimum amount that is equal to a fixed percentage of the amount of the principal prepayment or is calculated solely on the basis of a fixed percentage of the amount of the principal prepayment. The relevant Mortgage Loan may provide for the use of a spread in determining the Yield Maintenance Discount Rate, if any. With respect to certain Mortgage Loans, Yield Maintenance Charges are calculated for a yield maintenance period that ends

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prior to the related maturity date or Anticipated Repayment Date. Calculation of Yield Maintenance Charges by reference to a yield maintenance period that ends prior to the related maturity date will likely result in a Yield Maintenance Charge that is lower than the Yield Maintenance Charge that would have been calculated had the yield maintenance period ended on the maturity date of such Mortgage Loan.

The “Yield Maintenance Discount Rate” means a rate generally equal to or otherwise calculated based on the yield(s) to maturity on specified United States Treasury securities or other specified Government Securities with a maturity or maturities generally corresponding to or close to either (a) the maturity date, Anticipated Repayment Date or other date that corresponds to the end of a yield maintenance period, as applicable, of the Mortgage Loan or the first date on which the related borrower could prepay the Mortgage Loan without a prepayment charge or (b) the remaining weighted average life of the Mortgage Loan, determined on a date close to the date of the prepayment. Alternatively, the rate is sometimes equal to the rate which, when compounded monthly, is equal to the semi-annual yield of the corresponding securities described above. The rate will be subject to varying rounding conventions depending on the terms of the applicable Mortgage Loan documents and may be increased by an applicable spread.

Defeasance Conditions Generally

As described in this free writing prospectus, some of the Mortgage Loans permit the related borrower to defease the subject Mortgage Loan in whole or, in some cases, in part, during a period that commences no earlier than the second anniversary of the Closing Date, by pledging to the holder of the Mortgage Loan the requisite amount of defeasance collateral, and thereby obtain a release of the related Mortgaged Property or, if applicable, one or more of the related Mortgaged Properties. In general, the defeasance collateral must consist of Government Securities.

In general, the Government Securities that are to be delivered in connection with the defeasance of any Mortgage Loan, must provide for a series of payments that:

•	will be made on or prior, but as closely as possible, to all successive Due Dates through and including the maturity date or, in some instances, the expiration of the Lock-out Period; and
•	will, in the case of each Due Date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment or ARD payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower or a successor borrower.

Notwithstanding the foregoing, in lieu of delivering the requisite amount of Government Securities, generally a borrower may instead deliver cash sufficient for the lender to purchase the requisite amount of Government Securities.

Each multi-property Mortgage Loan that allows for partial defeasance of the aggregate debt provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related Mortgaged Properties would be released from the lien of the related mortgage.

If fewer than all of the Mortgaged Properties securing any particular multi-property Mortgage Loan are permitted by the related Mortgage Loan documents to be released in connection with any defeasance, then the borrower generally must deliver one of the following: (a) Government Securities that provide, or an amount sufficient to purchase

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Government Securities that provide, payments equal to 100% to 125% of the scheduled principal and interest payments for the Mortgage Loan (or portion thereof) being defeased; or (b) Government Securities that provide, or an amount sufficient to purchase Government Securities that provide, payments equal to the lesser of (i) 100% to 125% of the scheduled principal and interest payments for the Mortgage Loan (or portion thereof) being defeased or (ii) the total of all remaining scheduled payments on, as applicable, the entire individual multi-property Mortgage Loan (assuming no defeasance has occurred). See “—Partial Release and/or Partial Defeasance and/or Substitution and/or Severance/Partial Assumption” below.

In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the Trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. In addition, a borrower will generally be required to deliver a certification from an independent accounting firm or provide other evidence reasonably acceptable to the lender to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related Mortgage Loan (or portion thereof to be defeased) through maturity or the Anticipated Repayment Date, as applicable, or, in some instances, the expiration of the Lock-out Period. Certain Mortgage Loans may permit variations in the mechanics of defeasance transactions that create risk. For example, the related borrower may be permitted to deliver a certificate as to the adequacy of defeasance collateral from parties other than a recognized public accounting firm, and/or may not be required to obtain Rating Agency Confirmation in connection with the defeasance under certain circumstances. See also representation and warranty no. 34 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Certificateholders will not be entitled to any defeasance fees or any additional amounts payable to the lender in respect of successor borrowers established for defeasance purposes.

Partial Release and/or Partial Defeasance and/or Substitution and/or Severance/Partial Assumption. Some of the Mortgage Loans that are secured by two or more Mortgaged Properties, and some of the Mortgage Loans that are secured by a Mortgaged Property that consists of multiple parcels, permit the borrower to obtain the release of the mortgage on one or more of the related Mortgaged Properties or parcels upon a partial prepayment or partial defeasance of the related Mortgage Loan or to substitute a like property for one or more parcels of the Mortgaged Property (subject to the satisfaction of various conditions) or otherwise permit the borrower and the related guarantor to be released upon the transfer of an individual property and a partial assumption of the related obligation by the transferee. The following paragraphs summarize the related provisions for releases in connection with partial prepayment, partial defeasance, substitution and severance and partial assumption.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A- 1 to this free writing prospectus as WPC Self Storage Portfolio VII, representing approximately 3.2% of the Cut-off Date Pool Balance, the Mortgage Loan documents permit the partial release of any of the properties in connection with a partial defeasance following a defeasance lockout period, subject to certain conditions, including, among other things: (i) defeasance of a portion of the Mortgage Loan in an amount equal to 125% of the allocated loan amount for the release property; (ii) the post-release combined debt service coverage ratio for the remaining properties is equal to or greater than the greater of (A) the pre-release combined debt service coverage ratio for all the properties and (B) the combined debt service coverage ratio for all the properties at origination; (iii) the post-release

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loan-to-value ratio for the remaining properties is equal to or less than the lesser of (A) the pre-release combined loan-to-value ratio for all the properties and (B) the combined loan-to-value ratio for all the properties at origination; (iv) if required by the lender, delivery of a Rating Agency Confirmation; and (v) delivery of an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the partial release.

In addition, the Mortgage Loan documents permit the substitution of any individual property, subject to the satisfaction of certain conditions, including, among other things: (i) the borrower is not permitted to substitute the same individual property more than once during the loan term; (ii) the post-substitution combined debt service coverage ratio for the remaining properties is equal to or greater than the greater of (A) the pre-substitution combined debt service coverage ratio for all the properties and (B) the combined debt service coverage ratio for all the properties at origination; (iii) the substitute property must have an appraised value greater than the property being replaced; (iv) the post-substitution loan-to-value ratio for the remaining properties is equal to or less than the lesser of (A) the pre-substitution combined loan-to-value ratio for all the properties and (B) the combined loan-to-value ratio for all the properties at origination; (v) the substitute property must have a physical condition, use, quality and location (including factors such as submarket strength, population and access) that is equal to or better than the property being replaced, as determined by the lender in accordance with the prudent lender standard; (vi) delivery of a Rating Agency Confirmation; and (vii) delivery of an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the substitution.

Further, the Mortgage Loan documents provide that, following 12 months from the loan origination date, the lender must not unreasonably withhold consent to an individual property transfer and the assumption by such transferee of a portion of the Mortgage Loan equal to the applicable allocated loan amount, subject to certain conditions, including, among other things: (i) a single property sale may not occur more frequently than once per individual property and twice during the term of the Mortgage Loan; (ii) the debt service coverage ratio for (A) the transferred property and (B) the remaining properties must be greater than 1.40x; (iii) the loan-to-value ratio for (A) the transferred property and (B) the remaining properties must be no greater than 65%; (iv) if required by the lender, delivery of an Rating Agency Confirmation with respect to the sale, severance and partial assumption; and (v) delivery of an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the severance and partial assumption.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Dulles North Corporate Parks, representing approximately 2.1% of the Cut-off Date Pool Balance, following the defeasance lockout period, the Mortgage Loan documents permit the partial release and related partial defeasance of either property, subject to certain conditions, including, among other things: (i) with respect to the partial release of the Dulles North Corporate Park 2 Building only, space in the Dulles North Corporate 5 Building currently occupied by its largest tenant must have been renewed or re-let on terms specified in the Mortgage Loan documents; (ii) defeasance of a portion of the Mortgage Loan in an amount equal to 125% of the allocated loan amount for the release property; (iii) the post-release debt service coverage ratio for the remaining property must be equal to or greater than the greater of (A) the pre-release combined debt service coverage ratio for all properties and (B) 1.60x; (iv) the post-

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release assumed debt service coverage ratio (based on a 10% imputed interest rate and a 25-year amortization schedule) for the remaining property must be equal to or greater than the greater of (A) the pre-release combined assumed debt service coverage ratio for all properties and (B) 1.10x; (v) the post-release loan-to-value ratio for the remaining property must be equal to or less than the lesser of (A) the pre-release combined loan-to-value ratio for all properties and (B) 65%; (vi) delivery of a rating agency confirmation; and (vii) delivery of an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the partial release.
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Shops at Doral, representing approximately 1.1% of the Cut-off Date Pool Balance, the Mortgage Loan documents permit the partial release of the portion of such Mortgaged Property referred to in such Mortgage Loan documents as the “Bank of America outparcel” in connection with the partial defeasance of 125% of the allocated loan amount, subject to certain conditions, including: (i) after release, (A) the debt service coverage ratio of the portion of the remaining Mortgaged Property is no less than the greater of (1) 1.50x and (2) the debt service coverage ratio immediately prior to the release; and (B) the loan-to-value ratio will not be greater than the lesser of (1) 67.0% and (2) the loan-to-value ratio immediately prior to the release; and (ii) delivery of a rating agency confirmation.
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Ozinus Realty Property Portfolio, representing approximately 1.0% of the Cut-off Date Pool Balance, following the lockout period, as long as no event of default has occurred and is continuing, the related Mortgage Loan documents permit the release of an individual property (the “Release Property”) from the obligations under the guaranty and from the lien of the related mortgage (in connection with a prepayment and sale of the Release Property), provided that, among other conditions, (i) the borrower gives 60 days’ written notice; (ii) the borrower pays all reasonable fees and expenses incurred by the lender; (iii) the borrower makes a partial prepayment in the amount of 125% of the allocated loan amount as well as the related amount of accrued interest through the release date; (iv) the loan-to-value ratio of the remaining property immediately following the release is equal to or less than 50%; (v) after giving effect to the sale of the Release Property, the debt service coverage ratio is not less than the greater of (A) the debt service coverage ratio as of the loan origination and (B) the debt service coverage ratio of the Mortgaged Properties immediately prior to the sale; and (vi) satisfaction of any condition required by the lender to comply with the Internal Revenue Code of 1986, as amended, or any other legal requirement applicable to the REMIC trust.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Nexus Town Center, representing approximately 0.8% of the Cut-off Date Pool Balance, the Mortgage Loan documents permit, following the defeasance lockout period, the partial release and related partial defeasance of an improved out-parcel in connection with a bona fide sale of a release property to an unaffiliated third party, subject to certain conditions, including, among other things: (i) delivery of defeasance collateral in an amount equal to the greater of (A) the net sales proceeds for the release parcel; (B) 125% of allocated loan amount for the release property; (C) an amount that would result in the post-release combined debt service coverage ratio for the remaining property being not less than the greater of (1) the pre-release debt service coverage ratio and

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(2) 1.60x; (D) an amount that would result in the post-release debt yield for the remaining property being not less than the greater of (1) the pre-release debt yield and (2) 11.0%; and (E) an amount that would result in the post-release loan-to-value ratio for the remaining property being not greater than the lesser of (1) the pre-release loan-to-value ratio and (2) 55%; (ii) confirmation that 25% of leasable square footage or income is not scheduled to terminate within 3 years of release; (iii) delivery of a Rating Agency Confirmation; and (iv) delivery of an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the partial release.
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Cooperstown Commons Shopping Center, representing approximately 0.3% of the Cut-off Date Pool Balance, the Mortgage Loan documents permit the release of the outparcels leased to NBT Bank and McDonald’s, provided that, among other things, (i) the related borrower delivers defeasance collateral in an amount equal to 125% of the allocated loan amount for each such parcel to be released, (ii) after giving effect to such release, (A) the debt service coverage ratio with respect to the remaining Mortgaged Property is not less than the greater of (x) 1.60x and (y) the debt service coverage ratio immediately prior such release; and (B) the loan-to-value ratio for the remaining Mortgaged Property is no greater than the lesser of (x) 70%, and (y) the loan-to-value ratio as of the date immediately prior such release; (iii) the lender receives a rating agency confirmation with respect to such release; and (iv) the lender receives an opinion of counsel that the Trust will not fail to maintain its REMIC status as a result of the release. The allocated loan amounts are as follows: $840,000 for the NBT Bank parcel and $470,000 for the McDonald’s parcel.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.

See “Risk Factors—Risks Related to the Mortgage Loans—Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates” in this free writing prospectus and “Summaries of the Fifteen Largest Mortgage Loans—WPC Self Storage Portfolio VII”, “—Queens’ MarketPlace” and “—Dulles North Corporate Parks” in Annex A-3 to this free writing prospectus.

Non-Recourse Obligations

The Mortgage Loans (other than the residential cooperative mortgage loans sold to the depositor by National Cooperative Bank, N.A., which are generally full recourse to the related borrower) are generally non-recourse obligations of the related borrowers and, upon any such borrower’s default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower’s obligations. While many mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans do not contain such carveouts or contain limitations to such carveouts.

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In those cases where the Mortgage Loan documents permit recourse to the borrower or a guarantor, we and the Mortgage Loan Sellers generally have not evaluated, and we make no statement regarding, the financial condition of any such person or entity or the likelihood that such person or entity will be able to perform any guaranty obligations, including nonrecourse carveout obligations or nonrecourse carveout guaranty obligations, that may arise in connection with the related Mortgage Loan. In many cases, the net worth and/or the liquid assets of the related nonrecourse carveout guarantor(s) are less (and perhaps substantially less) than the amount of the subject Mortgage Loan. Furthermore, some Mortgage Loans do not require any guarantor or indemnitor separate from the borrower to be liable for the non-recourse carveouts. Additionally, the borrowers under the mortgage loans are generally special purpose entities with limited or no other assets. Investors should thus consider all of the Mortgage Loans to be nonrecourse in all respects.

Generally, none of the Mortgage Loans are insured or guaranteed by any Mortgage Loan Seller or any of their affiliates, the United States or any foreign government, any government entity or instrumentality, any private mortgage insurer or any other person.

See “Risk Factors—Risks Related to the Mortgage Loans—Mortgage Loans With Borrowers That Are Not Bankruptcy Remote Entities or That Do Not Have Non-Recourse Carveout Guarantees May Be More Likely To File Bankruptcy Petitions or Take Other Actions That May Adversely Affect Distributions on Your Certificates” in this free writing prospectus. See also representation and warranty no. 28 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

“Due-on-Sale” and “Due-on-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses that permit the holder of the mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or that prohibit the borrower from doing so without the consent of the holder of the mortgage, in each case except to the extent the transfer is permitted under the Mortgage Loan documents.

All or substantially all of the Mortgage Loans (other than the residential cooperative mortgage loans) grant the related borrower a right, exercisable on multiple occasions and, in some cases, without limit on the number of such occasions, to assign the related Mortgaged Property to and cause an assumption of the Mortgage Loan by a third-party purchaser, subject to one or any combination of the following: (i) the condition that the transferee be a third-party purchaser that is reasonably acceptable to the lender; (ii) delivery of Rating Agency Confirmation by each of the Rating Agencies; (iii) payment of an assumption fee by the related borrower; and/or (iv) the original guarantor(s) and indemnitor(s) remain liable under the Mortgage Loan documents (unless the lender otherwise consents). Under the Pooling and Servicing Agreement, assumption fees may be waived by the applicable Master Servicer and/or the applicable Special Servicer, as the case may be, or, if collected, will be paid to the applicable Master Servicer and/or the applicable Special Servicer as additional servicing compensation.

In addition, with respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Cathedral Place and Cathedral Place – Parking, collectively representing approximately 4.2% of the Cut-off Date Pool Balance, each related borrower is only permitted to assign the related Mortgaged Property

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to, and cause an assumption of the related Mortgage Loan by, a third-party purchaser if both Mortgage Loans are assigned and assumed simultaneously.

The Mortgage Loans generally also permit the borrower to transfer the related Mortgaged Property to an affiliate or subsidiary of the borrower, or an entity of which the borrower or an affiliate thereof is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable Mortgage Loan documents and/or as determined by the applicable Master Servicer and/or the applicable Special Servicer or permit transfers in certain limited circumstances, including one or more of the following: (1) a transfer of the related Mortgaged Property or ownership interests in the borrower to a person that is affiliated with or otherwise related to the borrower or transferor; (2) transfers by the borrower of the Mortgaged Property, and/or transfers of ownership interests in the borrower, to specified individuals, entities or types of individuals or entities; (3) issuance by the borrower of new partnership or membership interests; (4) changes in ownership between existing shareholders, partners, members or other beneficial owners, as applicable, of the borrower; (5) a transfer of passive, minority (i.e., less than 50%) or non-controlling ownership interests in the related borrower (or, with respect to Mortgage Loans as to which the borrower is a Delaware statutory trust or is comprised of tenants in common, transfers to new beneficial owners in the Delaware statutory trust or to new, or among existing, tenants in common); (6) transfers of interests in the related borrower for estate planning purposes or otherwise upon the death or incapacity of a principal; (7) a transfer of publicly-traded stock of a direct or indirect equity holder in the borrower; (8) transfers of interests in the related borrower approved by the lender, which approval may be subject to delivery of Rating Agency Confirmation from each of the Rating Agencies; (9) transfers to a mezzanine lender or other qualified transferee in accordance with the related intercreditor agreement; (10) in the case of residential cooperative mortgage loans, transfers or pledges of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units; (11) transfers of direct or indirect interests in a specified upstream entity; (12) transfers of shares or certificates of membership in a borrower organized as a cooperative; and (13) other transfers similar in nature to the foregoing. See also representation and warranty no. 32 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Furthermore, upon satisfaction of certain conditions set forth in the related Mortgage Loan documents, certain individual Mortgage Loans allow the borrower or its owners to incur secured secondary financing and/or mezzanine and similar financing that may otherwise be contrary to their “due-on-sale” or “due-on-encumbrance” provisions. In addition, with respect to the residential cooperative mortgage loans, the applicable master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related mortgaged property subject to the satisfaction of various conditions and subject to certain parameters set forth in the Pooling and Servicing Agreement. See “—Subordinate and/or Other Financing” and “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” below and see “Risk Factors—Risks Related to the Offered Certificates—If any Master Servicer or any Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund” and “—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates—Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates” in this free writing prospectus.

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See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions” in this free writing prospectus.

Encumbered Interests

In the case of one-hundred forty-nine (149) of the Mortgaged Properties, collectively securing approximately 99.6% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, the borrower’s interest in the related Mortgaged Property consists solely of a fee interest in the related Mortgaged Property (and we consider the borrower’s interest in a Mortgaged Property to be a fee interest if the borrower’s fee interest completely overlaps any leasehold interests of the borrower).

In the case of two (2) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as Sycamore Terrace and Gillespie Field Business Park, collectively representing approximately 0.4% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, the borrower’s interest in the related Mortgaged Property consists solely of a leasehold interest in the related Mortgaged Property.

See “Risk Factors—Risks Related to the Mortgage Loans—Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default” in this free writing prospectus.

ARD Loans

Two (2) of the Mortgage Loans (each, an “ARD Loan”), collectively representing approximately 0.6% of the Cut-off Date Pool Balance, provide that, after a certain date (the “Anticipated Repayment Date”) set forth on Annex A-1 to this free writing prospectus, if the related borrower has not repaid the related ARD Loan in full, any principal outstanding from time to time on or after that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated mortgage loan rate (the “Initial Rate”). After its Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of such ARD Loan documents and all escrows and property expenses required under such ARD Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium). Notwithstanding the accrual of interest under each such ARD Loan at the Revised Rate after its Anticipated Repayment Date, the portion thereof accrued at the Initial Rate will continue to be payable monthly on a current basis; the obligation to pay the portion thereof accrued in excess of the Initial Rate (such interest so accrued, “Excess Interest”) will be deferred; and such Excess Interest will become due and payable only after the outstanding principal balance of such ARD Loan has been paid in full, and will accrue interest at the Revised Rate (to the extent permitted under applicable law and the loan documents). Interest accrued at the Revised Rate on previously accrued Excess Interest (whether such previously accrued Excess Interest has been added to the principal balance of the ARD Loans or is a separate deferred amount) will itself be Excess Interest that is treated in the same manner and is also not payable currently. To the extent actually collected, Excess Interest with respect to the Mortgage Loan identified on Annex A-1 to this free writing prospectus as Walgreens – Milwaukee or the Mortgage Loan identified on Annex A-1 to this free writing prospectus as Haggen Food & Pharmacy will be paid to the holders of the Class V-1 and V-2 Certificates, respectively.

Additionally, an account was established at the origination, or is required to be established upon the occurrence of the Anticipated Repayment Date, of any ARD Loan into

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which the tenant(s) are to be directed to deposit rents or into which other revenues from the Mortgaged Property must be deposited. The related borrower is entitled to receive remittances periodically subject to certain terms and conditions.

The amortization term for any ARD Loan is significantly longer than the period up to the Anticipated Repayment Date; consequently, the repayment of any ARD Loan in full on its Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto). The ARD provisions described above, to the extent applicable, may result in an incentive for the borrower to repay an ARD Loan on or before its Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that any ARD Loan will be repaid on its Anticipated Repayment Date.

Loan Combinations

The following table presents certain information regarding the Loan Combinations:

Loan Combination Name	Cut-off Date Principal Balance of Pari Passu Mortgage Loan	Cut-off Date Principal Balance of Pari Passu Companion Loan	Aggregate Cut-off Date Balance of Loan Combination	Cut-off Date LTV Ratio of Loan Combination	Pari Passu Mortgage Loan Interest Rate	Pari Passu Companion Loan Interest Rate	U/W Debt Service Coverage Ratio for Loan Combination
Brickyard Square	$11,450,000	$25,000,000	$36,450,000	72.2%	4.510%	4.510%	1.26x
Bella Luna / San Lucas	$4,957,123	$15,367,079	$20,324,202	58.1%	3.949%	3.949%	2.03x

The Brickyard Square Loan Combination

General. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Brickyard Square, representing approximately 1.0% of the Cut-off Date Pool Balance (the “Brickyard Square Mortgage Loan”), the related Mortgaged Property (the “Brickyard Square Mortgaged Property”) also secures another mortgage loan, which is pari passu in right of payment with the Brickyard Square Mortgage Loan (the “Brickyard Square Pari Passu Companion Loan” and, together with the Brickyard Square Mortgage Loan, the “Brickyard Square Loan Combination”). The Brickyard Square Pari Passu Companion Loan is currently held by the WFCM 2015-C28 Trust and has a principal balance as of the Cut-off Date of approximately $25,000,000. Only the Brickyard Square Mortgage Loan is included in the Trust Fund. The Brickyard Square Pari Passu Companion Loan is not an asset of the Trust Fund.

The holders of the Brickyard Square Loan Combination (the “Brickyard Square Noteholders”) have entered into an intercreditor agreement that sets forth the respective rights of each Brickyard Square Noteholder (the “Brickyard Square Intercreditor Agreement”).

Servicing. The Brickyard Square Loan Combination will be primary serviced by Wells Fargo Bank, National Association (the “WFCM 2015-C28 Master Servicer” or an “Other Master Servicer”), and specially serviced by Midland Loan Services, a Division of PNC Bank, National Association (the “WFCM 2015-C28 Special Servicer” or an “Other Special Servicer”), pursuant to the pooling and servicing agreement entered into among Wells Fargo Commercial Mortgage Securities, Inc., as depositor (the “WFCM 2015-C28 Depositor”), the WFCM 2015-C28 Master Servicer, as master servicer, the WFCM 2015-C28 Special Servicer,

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as special servicer, Wilmington Trust, National Association, as trustee (the “WFCM 2015-C28 Trustee” or an “Other Trustee”), Wells Fargo Bank, National Association, as certificate administrator and custodian (the “WFCM 2015-C28 Certificate Administrator” or an “Other Certificate Administrator”) and Pentalpha Surveillance LLC, as trust advisor (the “WFCM 2015-C28 Trust Advisor” or an “Other Trust Advisor”) in connection with the WFCM 2015-C28 securitization (into which the Brickyard Square Pari Passu Companion Loan has been deposited) (the “WFCM 2015-C28 Pooling and Servicing Agreement” or an “Other Pooling and Servicing Agreement”), and, subject to the terms of the Brickyard Square Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Brickyard Square Noteholder will be effected in accordance with the WFCM 2015-C28 Pooling and Servicing Agreement and the Brickyard Square Intercreditor Agreement.

Advances. The applicable Master Servicer or the Trustee, as applicable, will be responsible for making advances of principal and interest on the Brickyard Square Mortgage Loan (but not on the Brickyard Square Pari Passu Companion Loan) pursuant to the Pooling and Servicing Agreement, unless the applicable Master Servicer, the Trustee or the applicable Special Servicer, as applicable, determines that such an advance would not be recoverable from collections on the Brickyard Square Mortgage Loan.

The WFCM 2015-C28 Master Servicer, the WFCM 2015-C28 Special Servicer (with respect to emergency servicing advances) or the WFCM 2015-C28 Trustee, as applicable, under the WFCM 2015-C28 Pooling and Servicing Agreement will be responsible for making (i) any required principal and interest advances on the Brickyard Square Pari Passu Companion Loan as required under the terms of the WFCM 2015-C28 Pooling and Servicing Agreement (but not on the Brickyard Square Mortgage Loan) and (ii) any required property advances with respect to the Brickyard Square Loan Combination, in each case unless a similar determination of nonrecoverability is made under the WFCM 2015-C28 Pooling and Servicing Agreement.

Distributions. The terms of the Brickyard Square Intercreditor Agreement set forth the respective rights of the Brickyard Square Noteholders with respect to distributions of funds received in respect of the Brickyard Square Loan Combination, and provide, in general, that:

•	the Brickyard Square Mortgage Loan and the Brickyard Square Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;
•	all payments, proceeds and other recoveries on or in respect of the Brickyard Square Mortgage Loan and the Brickyard Square Pari Passu Companion Loan will be applied to the Brickyard Square Mortgage Loan and the Brickyard Square Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of any master servicer, special servicer, trust advisor, certificate administrator or trustee under the applicable pooling and servicing agreement) in accordance with the terms of the Brickyard Square Intercreditor Agreement, the Pooling and Servicing Agreement and the WFCM 2015-C28 Pooling and Servicing Agreement governing any securitization of the Brickyard Square Pari Passu Companion Loan; and
•	expenses, losses and shortfalls relating to the Brickyard Square Loan Combination will be allocated, on a pro rata and pari passu basis, to the Brickyard Square Mortgage Loan and the Brickyard Square Companion Loan.

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Consultation and Control. The controlling note holder under the Brickyard Square Intercreditor Agreement with respect to the Brickyard Square Loan Combination will be the WFCM 2015-C28 Trustee on behalf of the WFCM 2015-C28 trust, provided that unless a “senior consultation period” exists under the WFCM 2015-C28 Pooling and Servicing Agreement, the subordinate class representative under the WFCM 2015-C28 Pooling and Servicing Agreement will be entitled to exercise the rights of the Brickyard Square Controlling Note Holder (such party, the “Brickyard Square Controlling Note Holder”). Certain decisions to be made with respect to the Brickyard Square Loan Combination, including certain major decisions (which are substantially similar in all material respects, but not necessarily identical, to the Material Actions described herein under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consents”) pursuant to the WFCM 2015-C28 Pooling and Servicing Agreement, will require the approval of the Brickyard Square Controlling Note Holder.

Pursuant to the terms of the Brickyard Square Intercreditor Agreement, and unless the Brickyard Square Loan Combination is an Excluded Loan, the Subordinate Class Representative, as a non-controlling noteholder (the “Brickyard Square Non-Controlling Note Holder”) will have the right (i) to receive copies of all notices, information and reports, in each case, with respect to any major decisions or the implementation of any recommended actions outlined in an asset status report relating to the Brickyard Square Loan Combination, that the WFCM 2015-C28 Master Servicer or the WFCM 2015-C28 Special Servicer, as applicable, under the WFCM 2015-C28 Pooling and Servicing Agreement is required to provide to the Brickyard Square Controlling Note Holder under the WFCM 2015-C28 Pooling and Servicing Agreement within the same time frame the WFCM 2015-C28 Master Servicer or the WFCM 2015-C28 Special Servicer, as applicable, is required to provide such notices, information and reports to the Brickyard Square Controlling Note Holder and (ii) to be consulted by the Brickyard Square Controlling Note Holder (or the WFCM 2015-C28 Master Servicer or the WFCM 2015-C28 Special Servicer, as applicable, acting on its behalf), on a strictly non-binding basis with respect to certain major decisions as set forth in the Brickyard Square Intercreditor Agreement and the implementation by the WFCM 2015-C28 Special Servicer of any recommended actions outlined in an asset status report. The consultation right of the Brickyard Square Non-Controlling Note Holder will expire 10 business days after the delivery by the Brickyard Square Controlling Note Holder (or the WFCM 2015-C28 Master Servicer or the WFCM 2015-C28 Special Servicer, as applicable, acting on its behalf) of notice and information relating to the matter subject to consultation; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the Brickyard Square Non-Controlling Note Holder’s consultation rights described above, the Brickyard Square Controlling Note Holder (or the WFCM 2015-C28 Master Servicer or the WFCM 2015-C28 Special Servicer, as applicable, acting on its behalf) is permitted to implement any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Brickyard Square Mortgage Loan and the Brickyard Square Pari Passu Companion Loan. Generally, during a subordinate control period under the WFCM 2015-C28 Pooling and Servicing Agreement, if the Brickyard Square Controlling Note Holder fails to notify the WFCM 2015-C28 Special Servicer of its approval or disapproval of any such decisions or actions within 10 business days (or in connection with an acceptable insurance default, thirty (30) days) of the expiration of the time period described in the second preceding sentence of this paragraph (provided that such time period will be deemed to have commenced upon the WFCM 2015-C28 Special Servicer’s receipt of the WFCM 2015-C28’s written recommendations and analysis), such decisions or actions will be deemed approved. Pursuant to the terms of the

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WFCM 2015-C28 Pooling and Servicing Agreement, the Brickyard Square Controlling Note Holder will have certain consent and/or consultation rights with respect to the Brickyard Square Loan Combination for so long as it has consent and/or consultation rights with respect to each other Mortgage Loan included in the Issuing Entity (other than any Excluded Loan).

In addition to the consultation rights of the Brickyard Square Non-Controlling Note Holder described above, the Brickyard Square Non-Controlling Note Holder (unless the Brickyard Square Loan Combination is an Excluded Loan) will have the right to attend annual conference calls with the WFCM 2015-C28 Master Servicer or the WFCM 2015-C28 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the WFCM 2015-C28 Master Servicer or the WFCM 2015-C28 Special Servicer, as applicable, in which servicing issues related to the Brickyard Square Loan Combination are discussed.

None of the applicable Master Servicer, the applicable Special Servicer or the WFCM 2015-C28 Master Servicer or the WFCM 2015-C28 Special Servicer may follow any advice or consultation that would require or cause such parties to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause such parties to violate provisions of the Brickyard Square Intercreditor Agreement, the Pooling and Servicing Agreement or the WFCM 2015-C28 Pooling and Servicing Agreement, require or cause such parties to violate the terms of the Brickyard Square Loan Combination, or materially expand the scope of any of such parties’ responsibilities under the Brickyard Square Intercreditor Agreement, the WFCM 2015-C28 Pooling and Servicing Agreement or the Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the Brickyard Square Intercreditor Agreement, if the Brickyard Square Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the Pooling and Servicing Agreement or the WFCM 2015-C28 Pooling and Servicing Agreement, as applicable, and thereafter the WFCM 2015-C28 Special Servicer determines, pursuant to the WFCM 2015-C28 Pooling and Servicing Agreement and the Brickyard Square Intercreditor Agreement, to pursue a sale of the Brickyard Square Mortgage Loan or the Brickyard Square Pari Passu Companion Loan, then the WFCM 2015-C28 Special Servicer will be required to sell the Brickyard Square Mortgage Loan together with the Brickyard Square Pari Passu Companion Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the WFCM 2015-C28 Trustee’s (or any third party hired by the WFCM 2015-C28 Trustee in accordance with the WFCM 2015-C28 Pooling and Servicing Agreement) obligation to review whether any offer received from an Interested Person for the Brickyard Square Mortgage Loan and the Brickyard Square Pari Passu Companion Loan constitutes a fair price. Unless the Brickyard Square Loan Combination is an Excluded Loan, the Brickyard Square Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” and “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

Replacement of Special Servicer. During any subordinate control period under the WFCM 2015-C28 Pooling and Servicing Agreement, the Brickyard Square Controlling Note Holder will have the right, with or without cause, to replace the special servicer then acting with respect to the Brickyard Square Loan Combination and appoint a replacement special servicer in lieu thereof as long as such replacement special servicer satisfies the conditions set forth in the WFCM 2015-C28 Pooling and Servicing Agreement. During any collective consultation period or senior consultation period under the WFCM 2015-C28 Pooling and

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Servicing Agreement, the special servicer then acting with respect to the Brickyard Square Loan Combination may be terminated by the holders of the WFCM 2015-C28 certificates under substantially similar, but not necessarily identical, circumstances as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicers” in this free writing prospectus. In either case, the special servicer servicing the Brickyard Square Loan Combination can be terminated and replaced without the consent of, or consulting with, the Brickyard Square Non-Controlling Note Holder, the Trustee or any other party under this securitization. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicers” and “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

For additional information regarding the servicing of the Brickyard Square Loan Combination, see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

The Bella Luna / San Lucas Loan Combination

General. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Bella Luna / San Lucas, representing approximately 0.4% of the Cut-off Date Pool Balance (the “Bella Luna / San Lucas Mortgage Loan”), the related Mortgaged Property (the “Bella Luna / San Lucas Mortgaged Property”) also secures another mortgage loan, which is pari passu in right of payment with the Bella Luna / San Lucas Mortgage Loan (the “Bella Luna / San Lucas Pari Passu Companion Loan” and, together with the Bella Luna / San Lucas Mortgage Loan, the “Bella Luna / San Lucas Loan Combination”). The Bella Luna / San Lucas Pari Passu Companion Loan is currently held by the WFCM 2015-LC20 Trust and has a principal balance as of the Cut-off Date of approximately $15,367,079. Only the Bella Luna / San Lucas Mortgage Loan is included in the Trust Fund. The Bella Luna / San Lucas Pari Passu Companion Loan is not an asset of the Trust Fund.

The holders of the Bella Luna / San Lucas Loan Combination (the “Bella Luna / San Lucas Noteholders”) have entered into an intercreditor agreement that sets forth the respective rights of each Bella Luna / San Lucas Noteholder (the “Bella Luna / San Lucas Intercreditor Agreement”).

Servicing. The Bella Luna / San Lucas Loan Combination will be primary serviced by Wells Fargo Bank, National Association (the “WFCM 2015-LC20 Master Servicer” or an “Other Master Servicer”), and specially serviced by Rialto Capital Advisors, LLC (the “WFCM 2015-LC20 Special Servicer” or an “Other Special Servicer”), pursuant to the pooling and servicing agreement entered into among Wells Fargo Commercial Mortgage Securities, Inc., as depositor (the “WFCM 2015-LC20 Depositor”), the WFCM 2015-LC20 Master Servicer, as master servicer, the WFCM 2015-LC20 Special Servicer, as special servicer, Wilmington Trust, National Association, as trustee (the “WFCM 2015-LC20 Trustee” or an “Other Trustee”), Wells Fargo Bank, National Association, as certificate administrator and custodian (the “WFCM 2015-LC20 Certificate Administrator” or an “Other Certificate Administrator”) and Trimont Real Estate Advisors, Inc., as trust advisor (the “WFCM 2015-LC20 Trust Advisor” or an “Other Trust Advisor”) in connection with the WFCM 2015-LC20 securitization (into which the Bella Luna / San Lucas Pari Passu Companion Loan has been deposited) (the “WFCM 2015-LC20 Pooling and Servicing Agreement” or an “Other Pooling and Servicing Agreement”), and, subject to the terms of the Bella Luna / San Lucas Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any

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Bella Luna / San Lucas Noteholder will be effected in accordance with the WFCM 2015-LC20 Pooling and Servicing Agreement and the Bella Luna / San Lucas Intercreditor Agreement.

Advances. The applicable Master Servicer or the Trustee, as applicable, will be responsible for making advances of principal and interest on the Bella Luna / San Lucas Mortgage Loan (but not on the Bella Luna / San Lucas Pari Passu Companion Loan) pursuant to the Pooling and Servicing Agreement, unless the applicable Master Servicer, the Trustee or the applicable Special Servicer, as applicable, determines that such an advance would not be recoverable from collections on the Bella Luna / San Lucas Mortgage Loan.

The WFCM 2015-LC20 Master Servicer, the WFCM 2015-LC20 Special Servicer (with respect to servicing advances) or the WFCM 2015-LC20 Trustee, as applicable, under the WFCM 2015-LC20 Pooling and Servicing Agreement will be responsible for making (i) any required principal and interest advances on the Bella Luna / San Lucas Pari Passu Companion Loan as required under the terms of the WFCM 2015-LC20 Pooling and Servicing Agreement (but not on the Bella Luna / San Lucas Mortgage Loan) and (ii) any required servicing advances with respect to the Bella Luna / San Lucas Loan Combination, in each case unless a similar determination of nonrecoverability is made under the WFCM 2015-LC20 Pooling and Servicing Agreement.

Distributions. The terms of the Bella Luna / San Lucas Intercreditor Agreement set forth the respective rights of the Bella Luna / San Lucas Noteholders with respect to distributions of funds received in respect of the Bella Luna / San Lucas Loan Combination, and provide, in general, that:

•	the Bella Luna / San Lucas Mortgage Loan and the Bella Luna / San Lucas Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor; and
•	all payments, proceeds and other recoveries on or in respect of the Bella Luna / San Lucas Mortgage Loan and the Bella Luna / San Lucas Pari Passu Companion Loan will be applied to the Bella Luna / San Lucas Mortgage Loan and the Bella Luna / San Lucas Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of any master servicer, special servicer, trust advisor, certificate administrator or trustee under the applicable pooling and servicing agreement) in accordance with the terms of the Bella Luna / San Lucas Intercreditor Agreement, the Pooling and Servicing Agreement and the WFCM 2015-LC20 Pooling and Servicing Agreement governing any securitization of the Bella Luna / San Lucas Pari Passu Companion Loan.

Consultation and Control. The controlling note holder under the Bella Luna / San Lucas Intercreditor Agreement with respect to the Bella Luna / San Lucas Loan Combination will be the WFCM 2015-LC20 Trustee on behalf of the WFCM 2015-LC20 trust, provided that unless a “senior consultation period” exists under the WFCM 2015-LC20 Pooling and Servicing Agreement, the subordinate class representative under the WFCM 2015-LC20 Pooling and Servicing Agreement will be entitled to exercise the rights of the Bella Luna / San Lucas Square Controlling Note Holder (such party, the “Bella Luna / San Lucas Controlling Note Holder”). Certain decisions to be made with respect to the Bella Luna / San Lucas Loan Combination, including certain major decisions (which are substantially similar in all material respects, but not necessarily identical, to the Material Actions described herein under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consents”) pursuant to the WFCM

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2015-LC20 Pooling and Servicing Agreement, will require the approval of the Bella Luna / San Lucas Controlling Note Holder.

Pursuant to the terms of the Bella Luna / San Lucas Intercreditor Agreement, and unless the Bella Luna / San Lucas Loan Combination is an Excluded Loan, the Subordinate Class Representative, as a non-controlling noteholder (the “Bella Luna / San Lucas Non-Controlling Note Holder”) will have the right (i) to receive copies of all notices, information and reports, in each case, with respect to any major decisions or the implementation of any recommended actions outlined in an asset status report relating to the Bella Luna / San Lucas Loan Combination, that the WFCM 2015-LC20 Master Servicer or the WFCM 2015-LC20 Special Servicer, as applicable, under the WFCM 2015-LC20 Pooling and Servicing Agreement is required to provide to the Bella Luna / San Lucas Controlling Note Holder under the WFCM 2015-LC20 Pooling and Servicing Agreement within the same time frame the WFCM 2015-LC20 Master Servicer or the WFCM 2015-LC20 Special Servicer, as applicable, is required to provide such notices, information and reports to the Bella Luna / San Lucas Controlling Note Holder and (ii) to be consulted by the WFCM 2015-LC20 Master Servicer or the WFCM 2015-LC20 Special Servicer on a strictly non-binding basis with respect to certain major decisions as set forth in the Bella Luna / San Lucas Intercreditor Agreement and the implementation by the WFCM 2015-LC20 Special Servicer of any recommended actions outlined in an asset status report. The consultation right of the Bella Luna / San Lucas Non-Controlling Note Holder will expire 10 business days after the delivery by the WFCM 2015-LC20 Master Servicer or the WFCM 2015-LC20 Special Servicer, as applicable, of notice and information relating to the matter subject to consultation; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the Bella Luna / San Lucas Non-Controlling Note Holder’s consultation rights described above, the WFCM 2015-LC20 Master Servicer or the WFCM 2015-LC20 Special Servicer, as applicable, is permitted to implement any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Bella Luna / San Lucas Mortgage Loan and the Bella Luna / San Lucas Pari Passu Companion Loan. Generally, during a subordinate control period under the WFCM 2015-LC20 Pooling and Servicing Agreement, if the Bella Luna / San Lucas Controlling Note Holder fails to notify the WFCM 2015-LC20 Special Servicer of its approval or disapproval of any such decisions or actions within 10 business days (or in connection with an acceptable insurance default, thirty (30) days) of the expiration of the time period described in the second preceding sentence of this paragraph (provided that such time period will be deemed to have commenced upon the WFCM 2015-LC20 Special Servicer’s receipt of the WFCM 2015-LC20’s written recommendations and analysis), such decisions or actions will be deemed approved.

In addition to the consultation rights of the Bella Luna / San Lucas Non-Controlling Note Holder described above, the Bella Luna / San Lucas Non-Controlling Note Holder (unless the Bella Luna / San Lucas Loan Combination is an Excluded Loan) will have the right to attend annual meetings (which may be held telephonically) with the WFCM 2015-LC20 Master Servicer or the WFCM 2015-LC20 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the WFCM 2015-LC20 Master Servicer or the WFCM 2015-LC20 Special Servicer, as applicable, in which servicing issues related to the Bella Luna / San Lucas Loan Combination are discussed.

None of the applicable Master Servicer, the applicable Special Servicer or the WFCM 2015-LC20 Master Servicer or the WFCM 2015-LC20 Special Servicer may follow any advice or consultation that would require or cause such parties to violate any applicable law,

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including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause such parties to violate provisions of the Bella Luna / San Lucas Intercreditor Agreement, the Pooling and Servicing Agreement or the WFCM 2015-LC20 Pooling and Servicing Agreement, require or cause such parties to violate the terms of the Bella Luna / San Lucas Loan Combination, or materially expand the scope of any of such parties’ responsibilities under the Bella Luna / San Lucas Intercreditor Agreement, the WFCM 2015-LC20 Pooling and Servicing Agreement or the Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the Bella Luna / San Lucas Intercreditor Agreement, if the Bella Luna / San Lucas Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the Pooling and Servicing Agreement or the WFCM 2015-LC20 Pooling and Servicing Agreement, as applicable, and thereafter the WFCM 2015-LC20 Special Servicer determines to pursue a sale of the Bella Luna / San Lucas Mortgage Loan or the Bella Luna / San Lucas Pari Passu Companion Loan, then the WFCM 2015-LC20 Special Servicer will be required to sell the Bella Luna / San Lucas Mortgage Loan together with the Bella Luna / San Lucas Pari Passu Companion Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the WFCM 2015-LC20 Trustee’s (or any third party hired by the WFCM 2015-LC20 Trustee in accordance with the WFCM 2015-LC20 Pooling and Servicing Agreement) obligation to review any offer received for the Bella Luna / San Lucas Mortgage Loan and the Bella Luna / San Lucas Pari Passu Companion Loan. Unless the Bella Luna / San Lucas Loan Combination is an Excluded Loan, the Bella Luna / San Lucas Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” and “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

Replacement of Special Servicer. During any subordinate control period under the WFCM 2015-LC20 Pooling and Servicing Agreement, the Bella Luna / San Lucas Controlling Note Holder will have the right, with or without cause, to replace the special servicer then acting with respect to the Bella Luna / San Lucas Loan Combination and appoint a replacement special servicer in lieu thereof as long as such replacement special servicer satisfies the conditions set forth in the WFCM 2015-LC20 Pooling and Servicing Agreement. During any collective consultation period or senior consultation period under the WFCM 2015-LC20 Pooling and Servicing Agreement, the special servicer then acting with respect to the Bella Luna / San Lucas Loan Combination may be terminated by the holders of the WFCM 2015-LC20 certificates under substantially similar, but not necessarily identical, circumstances as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicers” in this free writing prospectus. In either case, the special servicer servicing the Bella Luna / San Lucas Loan Combination can be terminated and replaced without the consent of, or consulting with, the Bella Luna / San Lucas Non-Controlling Note Holder, the Trustee or any other party under this securitization. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicers” and “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

For additional information regarding the servicing of the Bella Luna / San Lucas Loan Combination, see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

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Subordinate and/or Other Financing

Existing (Secured Financing and Mezzanine and Similar Financing)

Except as described below under “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”, the following paragraphs summarize information regarding existing secured financing and mezzanine and similar financing incurred by one or more owners of the borrower that is secured by the related Mortgaged Property or by a pledge of all or a portion of that owner’s direct or indirect equity interests in the borrower.

Other than as described below with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Magnolia Marketplace, representing approximately 1.6% of the Cut-off Date Pool Balance, and other than certain Mortgage Loans secured by residential cooperative properties, none of the Mortgage Loans have related subordinate indebtedness that is secured by the related Mortgaged Property. For information regarding existing secured subordinate debt with respect to Mortgage Loans secured by residential cooperative properties, see “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” below in this free writing prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Magnolia Marketplace, representing approximately 1.6% of the Cut-off Date Pool Balance, there is existing subordinate debt in the original principal amount of $892,920 secured by the Mortgaged Property. The subordinate loan was issued by the Housing Authority of New Orleans and has a 30-year term which expires on December 23, 2043. The subordinate note accrues interest at a fixed rate of 1.000%, which interest may be deferred until the maturity date. A subordination agreement provides that no enforcement action can be taken without consent of the lender.

The following tables set forth certain combined loan-to-value ratio and debt service coverage ratio information for the mortgage loans that have existing mezzanine indebtedness.

Existing Mezzanine Financing

Mortgage Loan/Property Portfolio Names	Mortgage Loan Cut-off Date Balance	% of Cut-off Date Pool Balance	Mezzanine Debt Cut-off Date Balance	Intercreditor or Similar Agreement	Combined Debt Service Coverage Ratio	Combined LTV Ratio
Staybridge Suites Indianapolis Airport	$6,000,000	0.5%	$600,000	Yes	1.19x	69.5%

The mezzanine loan related to the Mortgage Loan referenced in the foregoing table is subject to an intercreditor agreement between the holder of the mezzanine loan and the lender under the related Mortgage Loan that sets forth the relative rights and priorities between the holders of the related Mortgage Loan and the mezzanine loan. The intercreditor agreement generally provides, among other things, that (a) the mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (b) the mezzanine loan lender may amend or modify the mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, (c) upon the occurrence of an event of default under the mezzanine loan documents, subject to certain conditions, the

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mezzanine loan lender may foreclose upon the pledged equity interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, and (d) if the related Mortgage Loan is accelerated, an enforcement action has been commenced and is continuing under the related Mortgage Loan, a bankruptcy proceeding has been commenced against the Mortgage Loan borrower, or the related Mortgage Loan becomes a specially serviced loan as a result of an event of default under the related Mortgage Loan, then the mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest due thereon, plus any protective advances made by the related Mortgage Loan lender or its servicer and any interest thereon or on any monthly debt service advances, and plus certain fees and expenses payable to any servicer or trustee, but generally excluding any late charges, default interest, exit fees, spread maintenance, defeasance premiums or yield maintenance charges and prepayment premiums, and further excluding liquidation fees and/or workout fees if the purchase is effected within a specified period after the purchase option arises. In general, an event of default under the Mortgage Loan will trigger an event of default under the mezzanine loan. The holder of the mezzanine loan also has consent rights over certain modifications of the Mortgage Loan that adversely affect the mezzanine lender prior to an event of default under the related Mortgage Loan and certain limited consent rights over modifications of the related Mortgage Loan entered into in connection with a workout following an event of default under the related Mortgage Loan. The holder of the mezzanine loan may also have certain consent rights with respect to annual budgets, leases and alterations with respect to the related Mortgaged Property, the replacement of the property manager for the Mortgaged Property, and transfers and pledges of the Mortgage Loan to non-qualified entities. In addition, the Mortgage Loan lender may be prohibited under the intercreditor agreement from accepting a deed-in-lieu of foreclosure from the borrower until it has provided the mezzanine lender with prior written notice of such intention and given the mezzanine lender the opportunity to purchase the Mortgage Loan for a specified period of time prior to acceptance of such deed at the purchase price set forth in clause (d) of the second sentence of this paragraph. In some cases, upon completion of a foreclosure of the mezzanine loan, the non-recourse carveout guarantor and/or environmental indemnitor for the related Mortgage Loan may be released from liability under its related guaranty, and the foreclosing mezzanine lender may not be obligated to replace the guarantor and/or indemnitor with respect to some or all of its obligations. If the related mortgage borrower has a leasehold interest in the related Mortgaged Property, the mortgage lender may be required to provide certain additional notices to the mezzanine lender and to take certain actions to help preserve the leasehold interest, including cooperating with the mezzanine lender to effectuate a cure of a default on the part of the mortgage borrower under the related ground lease.

Permitted In Future (Secured Financing and Mezzanine and Similar Financing)

Except as described below under “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”, all of the Mortgage Loans prohibit borrowers from incurring any additional mortgage indebtedness secured by the related Mortgaged Property without the consent of the lender. However, certain borrowers or their owners are permitted to incur mezzanine or similar financing secured by a pledge of all or a portion of an owner’s direct or indirect equity interests in the borrower in the future. The following table presents the principal conditions under which such financing may be incurred.

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Permitted Future Mezzanine Financing

Mortgage Loan/Property Portfolio Names	Mortgage Loan Cut-off Date Balance	% of Cut-off Date Pool Balance	Maximum Principal Amount Permitted (If Specified)(1)	Other Lender Must Execute Intercreditor or Similar Agreement	Minimum Combined Debt Service Coverage Ratio of Mortgage Loan and Other Loan(2)	Maximum Combined LTV Ratio of Mortgage Loan and Other Loan(2)	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
Queens’ MarketPlace(4)	$35,000,000	3.0%	N/A	Yes	N/A	75.0%	Yes
El Sol Brillante and Laguna Del Sol Apartments	$28,750,000	2.4%	N/A	Yes	1.30x	73.5%	Yes
Coastal Village Apartments	$24,000,000	2.0%	N/A	Yes	1.25x	75.0%	Yes
Hunterstone Apartments	$19,000,000	1.6%	N/A	Yes	1.30x	75.0%	Yes
Nexus Town Center	$9,347,420	0.8%	N/A	Yes	1.25x	75.0%	Yes
Gilbert Crossing	$7,033,000	0.6%	N/A	Yes	1.10x	85.0%	Yes
1321 Harbor Bay Parkway(5)	$7,000,000	0.6%	N/A	Yes	1.15x	70.0%	Yes
Staybridge Suites Indianapolis Airport(6)	$6,000,000	0.5%	$400,000	No	1.10x	N/A	No
Bella Luna / San Lucas	$4,957,123	0.4%	N/A	Yes	1.25x	75.0%	Yes
Comfort Suites – Near the Galleria	$4,332,758	0.4%	N/A	Yes	1.66x	65.0%	Yes
Tieton Village(7)	$4,000,000	0.3%	N/A	Yes	1.35x	70.0%	Yes
Big Lots Plaza(8)	$1,192,867	0.1%	N/A	N/A	N/A	N/A	N/A

(1)	Indicates the maximum aggregate principal amount of the mortgage loan and the related mezzanine loan (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.
(2)	Debt service coverage ratios and loan-to-value ratios are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.
(3)	Indicates whether the conditions to the financing include (a) delivery of confirmation from the Rating Agencies that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.
(4)	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Queens’ MarketPlace, the loan documents provide that the lender may withhold its consent to any future mezzanine debt that results in, among other things, a combined debt yield of less than 7.5%.
(5)	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 1321 Harbor Bay Parkway, the loan documents provide that the lender may withhold its consent to any future mezzanine debt that results in, among other things, a combined debt yield of less than 8.0%.
(6)	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Staybridge Suites Indianapolis Airport, the loan documents provide that the lender may withhold its consent to any future mezzanine debt that results in, among other things, a combined debt yield of less than 9.5%.
(7)	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Tieton Village, the loan documents provide that the lender may withhold its consent to any future mezzanine debt that results in, among other things, a combined debt yield of less than 9.6%.
(8)	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Big Lots Plaza, representing approximately 0.1% of the Cut-off Date Pool Balance, the Mortgage Loan documents permit a pledge of the sole member’s equity interest in the borrower subject to certain conditions, including: (i) the holder of the equity interest shall be an institutional lender regularly engaged in making such loans, (ii) the debt facility is secured by substantial amount of other collateral; and (iii) repayment of the debt facility is not specifically tied to the Mortgaged Property’s cash flow.

Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives

With respect to mortgage loans secured by residential cooperative properties, many of the related borrowers have incurred additional indebtedness secured by the related Mortgaged Property. Such

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additional secured indebtedness in existence as of the Cut-off Date is expressly subordinate to the related cooperative Mortgage Loan included in the trust and is described on Annex A-1 to this free writing prospectus. The following table presents certain information with respect to existing subordinate mortgage indebtedness encumbering residential cooperative properties securing Mortgage Loans included in the trust.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Non-Trust Mortgage Loan Maximum Balance Allowed ($)(1)	Non-Trust Mortgage Loan Balance as of Cut-off Date ($)(2)	Total Cut-off Date Debt Balance ($)(3)	Total Maximum Debt Balance ($)(4)	Total Maximum Debt LTV Ratio (%)(4)	Mortgage Loan Interest Rate	Non-Trust Mortgage Loan Interest Rate	Total Maximum Debt U/W NCF DSCR(5)
Baywoods of Annapolis	$16,500,000	$5,000,000	$0.00	$16,500,000	$21,500,000	37.7%	4.700%	greater of 4.00% or 1MO LIBOR+2.75% until the Conversion Date, at which time the borrow has the option to continue to accrue interest at the variable rate or fix the rate at the 7 year UST plus 3.00%	1.53x
39-60 54th Street Owners, Inc.	$7,675,000	$750,000	$0.00	$7,675,000	$8,425,000	13.4%	3.830%	greater of 3.90% or 1MO LIBOR+3.75%	7.66x
Mendicino Green Apartment Corp.	$5,295,400	$250,000	$0.00	$5,295,400	$5,545,400	26.0%	3.470%	greater of 3.90% or 1MO LIBOR+3.75%	4.12x
230 Garth Road Owners, Inc. Chattel Mortgage(6)	$4,543,115	$265,650	$265,650	$4,808,765	$4,808,765	5.5%	3.380%	3.990%	13.18x
Karen Gardens Apartment Corp.	$3,650,000	$500,000	$0.00	$3,650,000	$4,150,000	27.1%	3.570%	greater of 3.90% or 1MO LIBOR+3.75%	3.10x
Regency Park Owners Corp	$3,100,000	$500,000	$0.00	$3,100,000	$3,600,000	23.8%	3.630%	greater of 3.90% or 1MO LIBOR+3.75%	4.14x
Nagle House, Inc.	$2,995,812	$500,000	$0.00	$2,995,812	$3,495,812	7.3%	3.770%	greater of 4.00% or 1MO LIBOR+3.75%	7.63x
230 Tenants Corporation	$2,900,000	$500,000	$0.00	$2,900,000	$3,400,000	7.6%	3.550%	greater of 3.90% or 1MO LIBOR+3.75%	7.40x
321 West 90th St. Owners Corp. – Aggregate(7)	$2,500,000	$900,000	$400,000	$2,900,000	$3,400,000	7.4%	3.700%	greater of 3.90% or 1MO LIBOR+3.75%; 6.000%	9.05x
321 West 90th St. Owners Corp. – Second Priority LOC		$500,000	$0.00					greater of 3.90% or 1MO LIBOR+3.75%
321 West 90th St. Owners Corp. – Chattel Mortgage		$400,000	$400,000					6.000%
Denn Owners Corporation	$2,236,684	$250,000	$0.00	$2,236,684	$2,486,684	22.3%	3.880%	greater of 4.00% or 1MO LIBOR+3.75%	3.43x
Sea Breeze Town Houses Owners, Inc.	$2,000,000	$100,000	$0.00	$2,000,000	$2,100,000	29.3%	3.730%	greater of 3.90% or 1MO LIBOR+3.75%	4.15x
Hartsdale Executive House, Inc.	$1,800,000	$350,000	$0.00	$1,800,000	$2,150,000	13.0%	3.770%	greater of 3.90% or 1MO LIBOR+3.75%	8.93x
109-111 N. Broadway Apt. Corp.	$1,617,987	$500,000	$0.00	$1,617,987	$2,117,987	20.9%	3.760%	greater of 4.00% or 1MO LIBOR+3.75%	5.10x
40 Prospect Park West Owners Corp.	$1,597,686	$500,000	$0.00	$1,597,686	$2,097,686	4.0%	3.600%	greater of 3.90% or 1MO LIBOR+3.75%	15.87x
6 West 20th St. Tenants Corp.	$1,497,853	$500,000	$0.00	$1,497,853	$1,997,853	5.0%	3.650%	greater of 4.00% or 1MO LIBOR+3.75%	17.22x
50-22 Owners Ltd.	$1,496,129	$500,000	$0.00	$1,496,129	$1,996,129	19.6%	3.640%	greater of 3.90% or 1MO LIBOR+3.75%	5.82x
585 McLean Owners, Inc.	$1,400,000	$500,000	$0.00	$1,400,000	$1,900,000	36.4%	3.630%	greater of 3.90% or 1MO LIBOR+3.75%	3.27x
12 West 17th St. Tenants' Corp.	$1,396,560	$500,000	$0.00	$1,396,560	$1,896,560	5.2%	3.810%	greater of 3.90% or 1MO LIBOR+3.75%	11.89x
Waters at West End, Inc.	$1,221,493	$500,000	$0.00	$1,221,493	$1,721,493	22.6%	3.840%	greater of 3.90% or 1MO	5.67x

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Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Non-Trust Mortgage Loan Maximum Balance Allowed ($)(1)	Non-Trust Mortgage Loan Balance as of Cut-off Date ($)(2)	Total Cut-off Date Debt Balance ($)(3)	Total Maximum Debt Balance ($)(4)	Total Maximum Debt LTV Ratio (%)(4)	Mortgage Loan Interest Rate	Non-Trust Mortgage Loan Interest Rate	Total Maximum Debt U/W NCF DSCR(5)
166 West 76th Apartment Corp.	$1,096,839	$500,000	$0.00	$1,096,839	$1,596,839	6.2%	3.820%	LIBOR+3.75% greater of 3.90% or 1MO LIBOR+3.75%	11.24x
Carroll Gardens Owners, Corp.	$1,000,000	$250,000	$0.00	$1,000,000	$1,250,000	20.4%	3.800%	greater of 3.90% or 1MO LIBOR+3.75%	3.78x
170 East 92nd Street Owners, Inc.	$800,000	$300,000	$0.00	$800,000	$1,100,000	10.6%	3.760%	greater of 3.90% or 1MO LIBOR+3.75%	6.93x

(1)    Except for (A) the 230 Garth Road Owners, Inc. Chattel Mortgage and (B) the 321 West 90th St. Owners Corp. Chattel Mortgage, the Non-Trust Mortgage Loan Maximum Balance Allowed is calculated assuming that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date. For the 230 Garth Road Owners, Inc. Chattel Mortgage the Non-Trust Mortgage Loan Maximum Balance Allowed is the 230 Garth Road Owners, Inc. Chattel Mortgage’s outstanding principal balance of $265,650 as of March 19, 2015. For the 321 West 90th St. Owners Corp. Chattel Mortgage the Non-Trust Mortgage Loan Maximum Balance Allowed is the 321 West 90th St. Owners Corp. Chattel Mortgage’s outstanding principal balance of $400,000 as of the Cut-off Date.

(2)   For the 230 Garth Road Owners, Inc. Chattel Mortgage the Non-Trust Mortgage Loan Balance is the 230 Garth Road Owners, Inc. Chattel Mortgage’s outstanding principal balance of $265,650 as of March 19, 2015.

(3)   Except for the 230 Garth Road Owners, Inc. loan, the Total Cut-off Date Debt Balance is calculated using the Cut-off Date Principal Balance of the Mortgage Loan and the balance of the non-trust mortgage loan as of the Cut-off Date. For the 230 Garth Road Owners, Inc. loan, the Total Cut-off Date Debt Balance is calculated using the Cut-off Date Principal Balance of the Mortgage Loan and the 230 Garth Road Owners, Inc. Chattel Mortgage’s outstanding principal balance of $265,650 as of March 19, 2015.

(4)   Except for the 230 Garth Road Owners, Inc. loan, the Total Maximum Debt Balance and the Total Maximum Debt LTV Ratio are calculated (i) using the Cut-off Date Principal Balance of the Mortgage Loan and (ii) assuming that the non-trust mortgage loan(s) has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date. For the 230 Garth Road Owners, Inc. loan, the Total Maximum Debt Balance and the Total Maximum Debt LTV Ratio are calculated (i) using the Cut-off Date Principal Balance of the Mortgage Loan and (ii) using the 230 Garth Road Owners, Inc. Chattel Mortgage’s outstanding principal balance of $265,650 as of March 19, 2015.

(5)   Except for (A) the 230 Garth Road Owners, Inc. Chattel Mortgage, (B) the 321 West 90th St. Owners Corp. Chattel Mortgage and (C) Baywoods of Annapolis, the Total Maximum Debt U/W NCF DSCR is calculated (i) assuming that interest on the non-trust mortgage loan is accruing pursuant to the applicable loan document (with the applicable interest rate determined using LIBOR in effect as of June 1, 2015 and giving effect to any applicable interest rate floor), (ii) assuming that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (iii) assuming that any initial interest-only period for such non-trust mortgage loan has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note. For the 230 Garth Road Owners, Inc. Chattel Mortgage, the Total Maximum Debt U/W NCF DSCR is calculated based on the terms set forth in the loan documents pertaining to the 230 Garth Road Owners, Inc. Chattel Mortgage. For the 321 West 90th St. Owners Corp. Chattel Mortgage, the Total Maximum Debt U/W NCF DSCR is calculated based on the terms set forth in the loan documents pertaining to the 321 West 90th St. Owners Corp. Chattel Mortgage. For Baywoods of Annapolis the Total Maximum Debt U/W NCF DSCR is calculated (i) assuming that interest on the non-trust mortgage loan is accruing at a rate of 4.000% per annum on an actual/360 basis, (ii) assuming that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (iii) assuming that any initial interest-only period for such non-trust mortgage loan has expired and the related borrower is required to make payments of interest plus fixed payments of principal based on a 240 month straight-line amortization schedule.

(6)   The Mortgaged Property securing the Mortgage loan identified on Annex A-1 to this free writing prospectus as the 230 Garth Road Owners, Inc. loan is subject to a subordinate chattel mortgage in the original principal amount of $750,000 (the “230 Garth Road Owners, Inc. Chattel Mortgage”). Simultaneously with the closing of the 230 Garth Road Owners, Inc. mortgage loan, the holder of the 230 Garth Road Owners, Inc. Chattel Mortgage (the “230 Chattel Mortgagee”) signed a Subordination and Estoppel Certificate pursuant to which, among other things, the 230 Chattel Mortgagee agreed that the 230 Garth Road Owners, Inc. Chattel Mortgage shall be subordinate in all respects to the 230 Garth Road Owners, Inc. mortgage loan.

(7)   The Mortgaged Property securing the Mortgage loan identified on Annex A-1 to this free writing prospectus as the 321 West 90th St. Owners Corp. loan is subject to (A) a subordinate line of credit mortgage loan in the amount of $500,000 (the "321 West 90th St. Owners Corp. Second Priority LOC") and (B) a subordinate chattel mortgage in the original principal amount of $400,000 (the “321 West 90th St. Owners Corp. Chattel Mortgage”). Simultaneously with the closing of the 321 West 90th St. Owners Corp. mortgage loan, the holder of the 321 West 90th St. Owners Corp. Chattel Mortgage (the “321 Chattel Mortgagee”) signed a Subordination and Estoppel Certificate pursuant to which, among other things, the 321 Chattel Mortgagee agreed that the 321 West 90th St. Owners Corp. Chattel Mortgage shall be subordinate in all respects to the 321 West 90th St. Owners Corp. mortgage loan and 321 West 90th St. Owners Corp. Second Priority LOC.

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In addition, with respect to Mortgage Loans secured by residential cooperative properties, it is anticipated that additional subordinate indebtedness secured by the related Mortgaged Property may be incurred. For example:

•	The loan documents for the Mortgage Loans identified on Annex A-1 to this free writing prospectus as 230 Tenants Corporation, 6 West 20th St. Tenant Corp. and 12 West 17th St. Tenants’ Corp., collectively representing approximately 0.5% of the Cut-Off Date Pool Balance, permit the related borrower to incur additional future indebtedness secured by the related Mortgaged Property, subject to the satisfaction of various conditions, including that (a) the combined loan-to-value ratio of the Mortgage Loan included in the trust and the total of such additional secured indebtedness does not exceed the lesser of (x) twenty (20%) percent of the value of the Mortgaged Property as a residential cooperatively owned apartment building and (y) thirty-five (35%) percent of the value of the Mortgaged Property as a multi-family residential rental apartment building and (b) such additional secured indebtedness be expressly subordinate to the related cooperative Mortgage Loan included in the trust.

In addition, with respect to each of the Mortgage Loans that are both sold to the Trust by National Cooperative Bank, N.A. and secured by residential cooperative properties, the Pooling and Servicing Agreement permits the applicable Master Servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if such subordinate financing is prohibited by the terms of the related Mortgage Loan documents), subject to the satisfaction of certain conditions, including that (i) the maximum combined loan-to-value ratio not exceed 40% (based on the Value Co-op Basis of the related Mortgaged Property as set forth in an updated appraisal obtained in connection with the proposed indebtedness), (ii) the aggregate of proposed and existing subordinate financing secured by the related Mortgaged Property not exceed $7.5 million, (iii) the net proceeds of the subordinate debt be used principally for funding capital expenditures, major repairs or reserves, (iv) the subordinate mortgage loan is not permitted to have a stated maturity date that is prior to the maturity date of the related Mortgage Loan if the subordinate mortgage loan is not fully amortizing and (v) National Cooperative Bank, N.A. or any affiliate thereof that originates (in accordance with its underwriting standards for such loans) the subordinate mortgage loan, executes and delivers to the Custodian (on behalf of the Trustee) for inclusion in the mortgage file an intercreditor and subordination agreement with respect to such subordinate mortgage. “Value Co-op Basis” means, with respect to any residential cooperative property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the applicable Master Servicer determined as if the related Mortgaged Property is operated as a residential cooperative; in general, such value equals the gross sellout value of all cooperative units in the related Mortgaged Property (applying a discount as determined by the appraiser for rent regulated and rent controlled units), based in part on various comparable sales of cooperative apartment units in the market, plus the amount of the underlying debt encumbering the related Mortgaged Property. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross sellout value referenced in the preceding sentence is calculated without regard to any applicable sale price restrictions. The comparable sales considered in the appraisers’ estimates of gross sellout values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered.

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 However, the intercreditor agreements that in each instance govern the interaction between the mortgagee under the Mortgage Loan and the lender with respect to any such additional secured debt do not (as to existing additional subordinate debt) and are not likely to (as to future additional secured debt) contain “standstill” provisions in favor of the mortgagee under the Mortgage Loan. As a result, the lender under any such permitted additional debt could foreclose upon its lien and cause a default on the related Mortgage Loan, regardless of whether such Mortgage Loan was otherwise in default. See “Risk Factors—Risks Related to the Mortgage Loans—A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Distributions on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Property” in this free writing prospectus.

In each of the aforementioned cases, National Cooperative Bank, N.A. or one of its affiliates is likely to be the lender on such subordinate financing, although it is not obligated to provide such financing. In addition, the Mortgage Loans secured by residential cooperative properties do not restrict the pledge of direct equity interests in the related cooperative borrower in connection with the financing of cooperative apartment units. See “Risk Factors—Risks Related to the Offered Certificates—If any Master Servicer or any Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund” and “—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates—Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates” in this free writing prospectus.

Other Additional Financing and Encumbrances

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without lender consent. See “—Certain Terms of the Mortgage Loans—’Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. The Mortgage Loan documents for such Mortgage Loans contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure. In particular, with respect to the fifteen largest Mortgage Loans:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Country Club Center, representing approximately 2.3% of the Cut-off Date Pool Balance, the Mortgage Loan documents permit the pledge of direct or indirect, non-controlling ownership interest in any owner of borrower (other than the general partner of the borrower).
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Hall Office Park, representing approximately 2.2% of the Cut-off Date Pool Balance, the Mortgage Loan documents permit the guarantor (which has a 94% limited partnership interest in the borrower) to pledge up to 49% of its equity interest in the borrower as collateral for company financing, subject to certain conditions, including (i) the holder of such debt is an institutional lender; (ii) the debt secured by such pledge is also secured by substantial other collateral unrelated to the borrower or the Mortgaged Property; and
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(iii) the repayment of the debt secured by such pledge is not specifically tied to the Mortgaged Property’s cash flow.
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Dulles North Corporate Parks, representing approximately 2.1% of the Cut-off Date Pool Balance, the Mortgage Loan documents permit the pledge of indirect, non-controlling ownership interest in any owner of the borrower (but not a direct ownership interest in the borrower) to certain financial institutions, provided that the repayment of such loan or line of credit is not specifically tied solely to the subject property’s cash flow and that no such transfer will result in the change of control of the borrower, guarantor or property manager.

In addition, the borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents. For example:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Foothills Park Place, representing approximately 2.0% of the Cut-off Date Pool Balance, the Mortgage Loan documents permit future unsecured subordinate debt from affiliates up to $585,500. Such affiliated party loans are fully subordinate and payable only out of available excess cash flow. Subordination and standstill provisions were included with respect to the unsecured debt.
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Baywoods of Annapolis, representing approximately 1.4% of the Cut-off Date Pool Balance, the related borrower has a revolving unsecured credit facility with National Cooperative Bank, N.A., in the amount of $1,000,000, the proceeds of which may be used by the related borrower to fund general operating and business expenses.
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 1321 Harbor Bay Parkway, representing approximately 0.6% of the Cut-off Date Pool Balance, the Mortgage Loan documents permit future unsecured subordinate debt from affiliates up to $70,000. Such affiliated party loans are fully subordinate and payable only out of available excess cash flow. Subordination and standstill provisions were included with respect to the unsecured debt.
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Comfort Suites – Near the Galleria, representing approximately 0.4% of the Cut-off Date Pool Balance, the related franchisor gave the borrower $80,000 as a contribution toward the costs of improvements, which were completed prior to the loan closing. The borrower executed and delivered a promissory note to the franchisor obligating the borrower to pay $80,000 by January 23, 2020, plus interest equal to the prime rate plus 2% per annum. The note provides that no payment is due unless and until an event of default occurs under the related loan documents. The original principal amount is reduced by 20% on each anniversary of January 23, 2013, provided that no event of default occurs. If no event of default occurs, the remaining principal amount and all accrued interest will be waived and forgiven by the franchisor. On the date the loan
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closed, the borrower deposited with the lender $101,000 to cover any amounts due under the note.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Furthermore, direct and indirect preferred equity investments have been, or are permitted to be, made in the borrowers under certain of the Mortgage Loans. For example, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Norfolk Commerce Park, representing approximately 1.5% of the Cut-off Date Pool Balance, the sponsor of the related borrower reported that the related borrower issued a preferred equity investment entitling its holder, BJBL, LLC, to an internal rate of return of 18% on a preferred equity investment of approximately $6,200,000, and to the right, upon certain events of default, to take over control of the related borrower.
Net Cash Flow and Certain Underwriting Considerations

Underwritten Net Cash Flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the Mortgage Loan Sellers. Each investor should review the assumptions described in Annex B to this free writing prospectus and make its own determination of the appropriateness of the assumptions used in determining Underwritten Net Cash Flow. See “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information Is Based on Numerous Assumptions” and see “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3 to this free writing prospectus.

See “Certain Characteristics of the Mortgage Loans and Mortgaged Properties”, including the footnotes thereto, attached as Annex A-1 to this free writing prospectus for underwriting assumptions pertaining to lease income from tenants that were not paying rent or not in occupancy. See also “—Tenant or Other Third Party Matters” and “—Other Matters” in this free writing prospectus. For additional information related to calculation of Underwritten Net Cash Flow for Mortgage Loans secured by residential cooperative properties, see “Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

Cash Management Agreements/Lockboxes

Eighty-three (83) of the Mortgage Loans, representing approximately 86.3% of the Cut-off Date Pool Balance, generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related Mortgaged Properties are (or, in the case of a springing arrangement, will be) subject to a cash management or lockbox arrangement.

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Annex A-1 to this free writing prospectus sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each Mortgage Loan. The following is a description of each type of provision:

•	Hard/Upfront Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the Trust and then applied by servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
•	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
•	Soft/Upfront Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the Trust and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
•	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the Trust Fund. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt
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service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.
•	Springing (With Established Account). A lockbox account is established at origination. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the servicer on behalf of the Trust and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.
•	Springing (Without Established Account). No lockbox account or agreement is established at origination. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, a lockbox account controlled by the applicable servicer on behalf of the Trust Fund would be established and the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the servicer on behalf of the Trust and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.
•	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the Trust Fund. See the footnotes to Annex A-1 to this free writing prospectus for more information regarding lockbox provisions for the Mortgage Loans.

Hazard Insurance

Except to the extent that the insurance is to be maintained by a tenant or other third party or the borrower or a tenant is permitted to self-insure, each borrower under a

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Mortgage Loan is required to maintain all insurance required by the terms of the Mortgage Loan documents in the amounts set forth therein, which will be obtained from an insurer meeting the requirements of the Mortgage Loan documents. This includes a fire and hazard insurance policy with extended coverage. The coverage of each policy will generally be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of (a) the full replacement cost of the improvements that are security for the subject Mortgage Loan, with no deduction for depreciation, and (b) the outstanding principal balance owing on that Mortgage Loan, but in any event, in an amount sufficient to avoid the application of any coinsurance clause.

If, on the date of origination of a Mortgage Loan, a material portion of the borrower owned improvements on a Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency (“FEMA”) as having special flood hazards (and such flood insurance is required by FEMA and has been made available), the Mortgage Loan documents generally require flood insurance meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of at least the lesser of (a) the outstanding principal balance of the Mortgage Loan and (b) the maximum amount of flood insurance available for the Mortgaged Property permitted by FEMA.

In some cases, the Mortgage Loans allow hazard insurance to be provided under a blanket insurance policy. Such a blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans included in the Trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the Trust. In addition, certain Mortgage Loans provide that a significant or sole tenant (or, if applicable, a condominium association) may obtain third-party insurance with respect to the related Mortgaged Property or with respect to its building thereon or may self-insure and that such third-party insurance or self-insurance satisfies the insurance requirements of the related borrower.

See also representation and warranty nos. 18 and 31 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Maintenance of Insurance” in this free writing prospectus for a description of the obligations of the Master Servicers and the Special Servicers with respect to the enforcement of the obligations of the borrowers under the Mortgage Loan documents and other matters related to the maintenance of insurance.

Litigation Considerations

There may be material pending or threatened legal proceedings against, or other past or present criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Property may be subject to ongoing litigation. For example:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Hutchinson Metro Center I, representing approximately 8.5% of the Cut-off Date Pool Balance, one of the sponsors, Hutch Realty Partners, LLC (“Hutch”), is a named defendant in a personal injury case. The plaintiff was injured when he fell from a roof while installing aluminum wallboard for

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a subcontractor at a construction site on a property other than the Mortgaged Property owned by Hutch. In December 2014, following a lengthy damages trial, the jury returned a verdict of $60,087 for past medical expenses and $62 million for past and future pain and suffering. The defendant, viewing the pain and suffering award as excessive in light of the injuries actually suffered, appealed, and was granted a stay of the judgment. During that process, the plaintiff made the initial settlement demand for $17 million, which is the amount of insurance available from the first layer of Hutch’s syndicated policy. The appeals court required a bond in that amount for Hutch to proceed with the appeal. The parties (Hutch’s insurer and the plaintiff’s counsel) are still engaged in settlement discussions. Hutch’s insurer has offered $5 million and the plaintiff’s latest counteroffer is $11 million, which is within insurance limits. The guarantor (Joseph Simone) has a stated net worth of $240 million and liquidity of $25 million.

In addition, certain indirect, non-controlling owners (Michael Contillo and Joe Deglomini, Sr.), who are family members of the principals in the owner of the related borrower, pled guilty to falsifying business records in 1994, including payment of a $1,000,000 fine. Their aggregate ownership interest in the borrower is approximately 0.57%.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Country Club Center, representing approximately 2.3% of the Cut-off Date Pool Balance, the loan sponsor (Jeffrey Soffer) was one of several co-defendants in a $100 million wrongful death action filed in Florida in January 2014 related to a 2012 helicopter crash in the Bahamas. The lawsuit sought to undo a previous insurance settlement, among other things, and no additional insurance coverage is available for further damages. The lawsuit was dismissed without prejudice in August 2014, however, the plaintiff has appealed the ruling. Further, Jeffrey Soffer is a co-defendant in one or more breach of contract actions related to unpaid commissions aggregating to approximately $12 million, related to various projects.
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A 1 to this free writing prospectus as Summer Bend Apartments, representing approximately 1.5% of the Cut-off Date Pool Balance, the sponsor is currently subject to fraud related litigation in connection with a dispute over the alleged dilution of investment shares in an entity controlled by the sponsor. The sponsor and the plaintiff continue to engage in settlement discussions.
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Brickyard Square, representing approximately 1.0% of the Cut-off Date Pool Balance, one of the two non-recourse carveout guarantors, Neal Shalom (“NS”), is a defendant in a civil litigation in New Jersey, which was filed in December 2013. El Sid Properties, LLC (“El Sid”) sued NS in connection with Doremus Newark, LLC (“Doremus Newark”), a joint venture between El Sid and Equity Industrial Partners Corp (“EIP”), an entity in which NS is a principal, alleging that EIP and certain other affiliates and principals (including NS) (i) caused the fraudulent and wrongful diversion of proceeds from a portfolio refinancing, cross collateralized by a property owned by Doremus Newark as well as other properties in which El Sid had no beneficial interest, (ii) misallocated liabilities, costs and expenses to the Doremus Newark entity, and (iii) engaged in acts of self-dealing at the expense of the Doremus Newark venture. The plaintiff is demanding, among other things, unspecified compensatory damages and punitive damages against all defendants, the appointment of a custodian to manage the affairs of

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Doremus Newark and its parent, and a full accounting of the defendants’ assets. In February 2014, the defendants filed an answer denying any wrongdoing and filed a number of counterclaims against El Sid alleging, among other things, El Sid’s misconduct under the Doremus Newark organizational documents. In September 2014 a court appointed special fiscal agent produced a report finding that the vast majority of the proceeds received by Doremus Newark were properly accounted for but expressed no opinion on the allocation of debt and liabilities among the various entities as it was beyond the scope of the court appointed assignment. The Mortgage Loan documents contain a carveout for any losses resulting from the lawsuit.

In addition, see also representation and warranty no. 15 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus). See also “—Default History, Bankruptcy Issues and Other Proceedings” below.

Default History, Bankruptcy Issues and Other Proceedings

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust Fund. For example:

•	With respect to thirty-seven (37) of the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Cathedral Place, Queens’ MarketPlace, Country Club Center, Hall Office Park, Norfolk Commerce Park, Summer Bend Apartments, Riverside Technology Park A & B, Shops at Doral, Brickyard Square, Dos Santos Apartments, Villa Bella, San Mateo Apartments, Brittany Bay II, Cathedral Place – Parking, Indiana Village, Athens Gate Apartments, Sand Pebble Apartments, Gilbert Crossing, 1321 Harbor Bay Parkway, Peppertree Lane Apartments, Staybridge Suites Indianapolis Airport, Green Acres MHP, Walgreens – Richmond Heights, Rivertown Center, Bella Luna / San Lucas, Seacoast Self Storage, Lake Lucina Shopping Center, East Haven Self Storage, Sycamore Terrace, Shackelford Center, De La Cruz Professional Center, Folcroft Self Storage, Sedona Peak Apartments, Wickham Park Commons, Shops of Orland Park, Gillespie Field Business Park and Hanna Shoppes, collectively representing approximately 30.0% of the Cut-off Date Pool Balance, (a) within the last ten (10) years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate-related mezzanine loan that was the subject of a discounted payoff, or (ii) been the subject of personal bankruptcy proceedings, (b) the Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the related Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the related Mortgaged Property was acquired by the related

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borrower or an affiliate thereof through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

See “Risk Factors—Risks Related to the Mortgage Loans—Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance” in this free writing prospectus.

In particular, with respect to the fifteen largest Mortgage Loans or related groups that, if aggregated, would be of comparable size:

•	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Cathedral Place and Cathedral Place – Parking, collectively representing approximately 4.2% of the Cut-off Date Pool Balance, entities related to the sponsors of the related borrower were involved in loan defaults in two separate instances that resulted in a foreclosure or a receiver being appointed.
•	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Dos Santos Apartments, San Mateo Apartments, Athens Gate Apartments, Sand Pebble Apartments and Sedona Peak Apartments, collectively representing approximately 3.2% of the Cut-off Date Pool Balance in the aggregate, affiliates of the sponsor (Richard Aguilar) have been separately involved in Chapter 11 bankruptcy filings on behalf on behalf of three borrowers as described herein. A loan secured by a Dallas, Texas multifamily project suffered a maturity default in September 2008 resulting from leasing difficulties. The related lender filed to foreclose in July 2010, and the related borrower (managed by Richard Aguilar) filed Chapter 11 proceedings in September 2010. The reorganization plan was approved in February 2012, which provided for extension and $100,000 payment at time of sale for prior default interest claims. The property was sold in November 2012 and all claims were fully paid. A loan secured by a Houston, Texas multifamily project suffered a maturity default in August 2007 due to declining occupancy. The related lender filed to foreclose in November 2009, and the related borrower (managed by Richard Aguilar) filed Chapter 11 proceedings at that time. The reorganization plan was approved in June 2010, which provided for extension and additional principal payments in the second year of extension. The related lender agreed to a discounted payoff of the note to a third party in October 2012, and the related borrower purchased the note for $100,000 additional consideration in November 2012. Approximately $30,000 of outstanding claims remain to be paid in July 2015. A loan secured by a multifamily project in Ft. Worth, Texas matured in March 2008, but was successively extended with principal payments until March 2011. The loan was sold to a hedge fund, which filed to foreclose in August 2011. After litigation concerning an alleged deed-in-lieu and cash settlement, the hedge fund successfully foreclosed the property in February 2012 and sued the sponsors for the deficiency. The related borrower (managed by Richard Aguilar) filed Chapter 11 proceedings in April 2012 and filed a counterclaim against the hedge fund. The parties settled all claims in August 2013.
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Queens’ MarketPlace, representing approximately 3.0% of the Cut-off Date Pool Balance, the related borrower was involved in a prior discounted payoff in connection with a $57 million construction loan at the related property in 2011 which resulted in a $24.1 million taxable debt forgiveness. In addition, affiliates of one carveout guarantor (Waikoloa Development

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Co.) were involved in a 1992 construction loan default in connection with a Hawaii hotel project. Affiliates of another carveout guarantor (Seligman & Associates, Inc.) were involved in 4 loan maturity defaults between 2007 and 2012 which were ultimately modified with Seligman & Associates, Inc.’s agreeing to be added as a carveout guarantor as part of the modification. With respect to two of these loans, however, the related properties were ultimately the subject of a deeds-in-lieu. Further, an affiliate of the sponsors (Transcontinental Corporation and Bass Brothers) filed for bankruptcy in 2008 in connection with a Henderson, Nevada master planned community. In addition, a mortgage company affiliate of another sponsor (Seligman & Associates, Inc.) was the subject of an involuntary bankruptcy proceeding in 1980 that was converted to a Chapter 11 reorganization. The bankruptcy was closed in December 1984.
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Country Club Center, representing approximately 2.3% of the Cut-off Date Pool Balance, affiliates of the loan sponsor (Jeffrey Soffer) filed for Chapter 11 bankruptcy protection in mid-2009 (later converted to a Chapter 7 bankruptcy at the end of 2009) from the failure of the Fontainebleau Las Vegas project. The project’s funding was disrupted by the Lehman bankruptcy in 2009. The bankruptcy court approved a comprehensive settlement in November 2013, but certain actions by the Chapter 7 trustee were excluded from the scope of the settlement. The Chapter 7 trustee’s lawsuits allege fraudulent conveyance, breach of fiduciary duty, mismanagement of the project and intentional misrepresentations. The Chapter 7 trustee reached a settlement with Mr. Soffer and his affiliates in December 2014 and the case was dismissed with prejudice in February 2015. The settlement included a bar of further pending lawsuits and payment by Mr. Soffer of approximately $83 million, a substantial portion of which is being paid by insurance policies. In addition, Jeffrey Soffer was also a co-defendant in an action to enforce a $40 million guaranty delivered in connection with a loan secured by the Town Square shopping center located in Las Vegas, Nevada, which loan went into default in March 2009. After the related lenders foreclosed on that property, they sought a deficiency judgment against Mr. Soffer. The court found that Mr. Soffer was obligated to the lenders under the guaranty but referred the matter to a special master to assess the amount of damages. The case was settled with the lender through a sale of the debt by an entity affiliated with Mr. Soffer.

Further, four affiliates of the 50% owner in the borrower (Cabi Holdings, Inc.) were involved in mortgage loan defaults that resulted in the related borrower’s filing for Chapter 11 bankruptcy. The projects included (i) a residential and commercial condominium project in Miami, Florida where the lending syndicate’s refusal to restructure unit release prices prompted a 2009 bankruptcy filing that resulted in a negotiated settlement; (ii) a mixed use condominium tower in Miami, Florida where the inability to refinance the property at maturity prompted a 2010 bankruptcy filing that resulted in the debt being reorganized and a full repayment of the debt in December 2014; (iii) a commercial marina project in Fort Lauderdale, Florida where the inability to refinance the property at maturity prompted a 2010 bankruptcy filing that resulted in a settlement involving an agreed sale; and (iv) an office building in Miami Beach, Florida where the inability to refinance the property at maturity prompted a 2010 bankruptcy filing that resulted in a settlement involving an agreed sale.

In addition, the principals of Cabi Holdings, Inc. (“Cabi”) defaulted on a $1.5 billion real estate loan in 2008 that had been obtained to acquire a portfolio of 33 office

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properties in the Los Angeles, California area. Due to the economic downturn, the principals were unable to make scheduled principal payments that they had personally guaranteed, and control was eventually relinquished to one of the mezzanine lenders in lieu of foreclosure. The Cabi principals filed a lawsuit in 2008 alleging that the guarantees were loss guarantees rather than payment guarantees, but that litigation was resolved when the principals agreed to drop any claims against the lenders, and the lenders agreed not to pursue the guarantees.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Hall Office Park, representing approximately 2.2% of the Cut-off Date Pool Balance, the sponsor (Craig Hall) and various affiliates filed for reorganization under Chapter 11 bankruptcy laws between during 1985-1993. In addition, affiliates of the sponsor (Craig Hall) were involved in prior mortgage loan defaults resulting in (i) two discounted payoffs in connection with two separate Michigan apartment complexes in February 2011 and April 2011, respectively, (ii) a deed in lieu in connection with a residential development project in Napa County, California in October 2010, and (iii) a workout in connection with an office building in August 2010, subsequent to which the related loan was paid in full in 2014.

See also representation and warranty nos. 41 and 42 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Tenant or Other Third Party Matters

Described below is certain additional factual information regarding tenants among the five (5) largest tenants (by net rentable area leased) at the Mortgaged Properties securing the Mortgage Loans and certain other third parties. See also “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.

•	Eleven (11) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as Dulles North Corporate Parks – Dulles North Corporate Park 5, IRG – Ellsworth Bailey Saratoga – Saratoga II, IRG – Ellsworth Bailey Saratoga – Saratoga I, CVS – Lynn, MA, 1321 Harbor Bay Parkway, 8211 Town Center Drive, Walgreens – Duncanville, TX, Walgreens – Richmond Heights, Walgreens – Milwaukee, Haggen Food & Pharmacy and Walgreens – Warrensburg, MO, collectively representing approximately 5.2% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, are each either wholly owner-occupied or 100% leased to a single tenant. See “Risk Factors—Risks Related to the Mortgage Loans—Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which Could Reduce Distributions on Your Certificates” and “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this free writing prospectus, and Annex A-1 to this free writing prospectus.
•	Ten (10) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as 150 Royall Street, Queens’ MarketPlace, Riverside Technology Park A&B, Brickyard Square, Causeway Corporate Centre, Lakeside Plaza, Rivertown Center, Cooperstown Commons Shopping Center, Shackelford Center and Wickham Park Commons, collectively representing approximately 10.8% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, have significant tenants that have renewed leases or have taken possession of the space demised under the related lease with the related borrower, but have not yet commenced payments of

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rent under the related lease, or have tenants that have executed leases, but have not taken possession or commenced payment of rent, have tenants that are in a buildout phase and have not taken occupancy, have tenants that are expanding their space but have not commenced payment of the additional rent, have tenants that renewed leases that provide free rent and have not commenced payment of rent, or have subleases in place that can increase vacancy risks. In certain circumstances, an escrow reserve related to free rent periods and tenant improvement costs and leasing commissions due in connection with such leases was funded at closing. See Annex A-1 to this free writing prospectus and the accompanying footnotes for additional information with respect to these Mortgage Loans.
•	Seven (7) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as Brickyard Square, IRG – Ellsworth Bailey Saratoga – Saratoga I, 8211 Town Center Drive, Walgreens – Duncanville, TX, Cooperstown Commons Shopping Center, Walgreens – Milwaukee and Walgreens – Warrensburg, MO, collectively representing approximately 3.0% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, have certain tenants at the related Mortgaged Properties, hotel franchisors, homeowner’s associations, other condominium unit owners or other third parties that hold purchase options, rights of first refusal or rights of first offer to purchase their related pad site or, in some cases, the related Mortgaged Property. See “Yield and Maturity Considerations” in this free writing prospectus. See also representation and warranty no. 8 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Lease Terminations and Expirations

Expirations. See Annex A-1 to this free writing prospectus for tenant lease expiration dates for the five (5) largest tenants (by net rentable area leased) at each applicable Mortgaged Property and Annex A-3 for lease expirations for the five (5) largest tenants (by economic rent) among the top fifteen (15) Mortgage Loans. Whether or not any of the five (5) largest tenants at a particular Mortgaged Property have leases that expire before the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the fifteen largest Mortgage Loans presented on Annex A-3 to this free writing prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Hutchinson Metro Center I, Cathedral Place, 150 Royall Street, Queens’ MarketPlace, Country Club Center, Parkway Crossing East Shopping Center, Olmsted Plaza Shopping Center, Hall Office Park, Dulles North Corporate Parks, Foothills Park Place and Smiths Medical.

Terminations. Leases often give tenants the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower, a prior landlord or any of their respective affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions,

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(iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of the Mortgaged Property, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or that occurs during a specified period prior to the end of the subject lease or if the borrower fails to rebuild such Mortgaged Property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if an anchor, shadow anchor or other significant tenant or a certain percentage of tenants at or near the applicable Mortgaged Property ceases operations, (viii) if the landlord cannot satisfy a tenant’s expansion option, or (ix) if the landlord defaults on its obligations under the lease.

In some cases, a lease may be unilaterally terminated by the related tenant for no particular reason. We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain other termination rights or situations in which the tenant may cease to occupy its leased space:

•	Certain tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.
•	Certain leases may permit the affected tenants to terminate their leases or abate rent prior to the stated lease expiration date for no reason after a specified period of time following commencement of the lease and/or solely upon notice to the landlord.
•	Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future.
•	Certain of the tenant leases for the retail Mortgaged Properties permit the related tenant to terminate its leases and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.
•	Several tenant leases for the retail Mortgaged Properties permit the related tenant to terminate its lease and/or abate or reduce rent if another specific tenant vacates its space or occupancy at the subject Mortgaged Property falls below a specified level.
•	Further, certain of the tenant leases for the other retail Mortgaged Properties may permit affected tenants to terminate their leases if a tenant at an adjacent or nearby property terminates its lease or goes dark.
•	Certain tenant leases permit the tenant to go dark and, in some cases, a Mortgaged Property has dark space that is no longer occupied by the tenant even though the tenant continues to pay rent.
•	Certain Mortgaged Properties may be leased in whole or in part to government-sponsored tenants whose ability to pay rent depends on appropriations and some of whom have the right to cancel their leases at any time because of lack of appropriations.

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See Annex A-1 to this free writing prospectus and the accompanying footnotes for information regarding certain termination options held by the five (5) largest tenants (by net rentable area leased) at each Mortgaged Property. Prospective investors are also encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the fifteen largest Mortgage Loans presented on Annex A-3 to this free writing prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Hutchinson Metro Center I, Cathedral Place, 150 Royall Street, Queens’ MarketPlace, Olmsted Plaza Shopping Center, Hall Office Park and Smiths Medical.

Other Matters

Described below is certain additional factual information regarding other matters at the Mortgaged Properties securing the Mortgage Loans:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Hutchinson Metro Center I, representing approximately 8.5% of the Cut-off Date Pool Balance, the subject property has been granted a property tax subsidy and exemption pursuant to a New York Industrial & Commercial Incentive Program (“ICIP”) which commenced in 2015 and is scheduled to end in 2029. The ICIP provides real property tax benefits, a partial exemption from, or abatement of, real property taxes for varying periods, up to a maximum of 25 years, to eligible industrial or commercial buildings that are constructed, expanded, modernized, rehabilitated, or otherwise physically improved. The estimated unabated property tax expense for the 2015/2016 assessment year was $2,654,593. The underwritten property tax expense of $1,354,875 is based on the unabated tax expense for the 2015 calendar year, less the net present value of tax savings over the loan term. The taxes are projected to increase from the current level to $2,792,875 by the time the loan matures. According to the leases, most tax increases may be passed through to the tenants (over a base-year stop) at the related Mortgaged Property.
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as El Sol Brillante and Laguna Del Sol Apartments, representing approximately 2.4% of the Cut-off Date Pool Balance, eight units in one of the 68 buildings at the Mortgaged Property were destroyed by fire prior to the loan closing date, and are not yet being rented out to tenants. Insurance is covering the cost of repair and rental loss. The property condition assessment estimates the cost of repair to be $683,756. The Mortgage Loan has been structured with a holdback in the amount of 125% of the cost estimate ($854,695) to complete the reconstruction of the eight units. Pursuant to the Mortgage Loan documents, repairs are to be completed within twelve months of the securitization closing date. The eight units were underwritten as vacant.
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Smiths Medical, representing approximately 1.9% of the Cut-off Date Pool Balance, the largest tenant, Smith’s Medical ASD, Inc., entered into an agreement with the borrower to lease the space currently leased to the second largest tenant, Brocade Communications Systems, Inc., in January 2016. Brocade Communications Systems, Inc. agreed to terminate its lease on December 31, 2015 in exchange for the full gross abatement on its space for the remainder of the year. The borrower reserved the remaining abatement amount with the lender, which amount will be released to the borrower on a monthly basis. In addition, Smiths Medical ASD, Inc. is obligated to lease any

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rentable space in the building as it becomes available during the course of its current lease term through January 31, 2028. Smith’s Medical ASD, Inc. has a one-time termination option on July 31, 2025 (3 months past loan maturity), requiring 12 months’ notice and a termination payment of up to $2.047 million.
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Magnolia Marketplace, representing approximately 1.6% of the Cut-off Date Pool Balance, the Mortgaged Property is part of the Magnolia Economic Development District, pursuant to which bonds have been issued for the purpose of paying costs of certain capital improvements for the Mortgaged Property, the obligations of which will be reimbursed through sales taxes generated by the Mortgaged Property, and under which the borrower will be required to submit semi-annual reports with respect to the financial performance of the Mortgaged Property.
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Norfolk Commerce Park, representing approximately 1.5% of the Cut-off Date Pool Balance, an entity owned by the sponsor of the related Delaware statutory trust borrower acts as master tenant under a master lease, which master lease requires the master tenant to pay 100% of all space rental income received by the master tenant under any space leases to the borrower.
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Jackson Square Apartments, representing approximately 1.1% of the Cut-off Date Pool Balance, the related Mortgaged Property is expected to undergo renovations, which will include repaving the parking lot, repairing and painting the exterior of the Mortgaged Property and updating the common areas. On the origination date of the Mortgage Loan, the borrower reserved approximately $1,052,890 with respect to the planned renovations. See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Construction, Redevelopment and Renovation at the Mortgaged Properties” and “—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this free writing prospectus.
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as TownePlace Suites St. George by Marriott, representing approximately 0.7% of the Cut-off Date Pool Balance, the fee owner borrower leased the related Mortgaged Property to an affiliate under an operating lease. The TownePlace Suites St. George by Marriott Mortgage Loan is secured by both the fee owner's and the operating lessee's interest in the related Mortgaged Property.
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Austin Heights Shopping Center, representing approximately 0.5% of the Cut-off Date Pool Balance, the related Mortgaged Property is owned by a Delaware statutory trust. The borrower, as lessor, has master leased the entire Mortgaged Property to a wholly-owned affiliate, as lessee. The rent payable under the master lease is equal to the rents collected from the sub-tenants at the Mortgaged Property. The master lessee is a party to the related deed of trust and assignment of leases and rents for the purpose of encumbering its leasehold interest in the Mortgaged Property as security for such Mortgage Loan.

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Assessments of Property Value and Condition

Appraisals

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state-certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the Mortgage Loan Sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-off Date is presented in this free writing prospectus for illustrative purposes only and, unless otherwise specified, reflects calculations based on the “as-is” appraised value (or, (i) in the case of residential cooperative mortgage loans, based upon the appraised value of such property assuming such property is operated as a residential cooperative, (ii) in the case of the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Jackson Square Apartments and 1321 Harbor Bay Parkway, securing approximately 1.1% and 0.6%, respectively, of the Cut-off Date Pool Balance by allocated loan amount, based upon the “as-completed” or “as-stabilized” valuation in the related appraisal, in each case. None of these appraisals are more than fifteen (15) months old as of the Cut-off Date. See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” and “—Residential Cooperative Properties Have Special Risks” in this free writing prospectus. See also representation and warranty no. 45 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Environmental Assessments

Each of the Mortgaged Properties securing the Mortgage Loans was subject to a Phase I environmental site assessment by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination or acquisition of the Mortgage Loans or otherwise in connection with this offering. In some cases, a Phase II environmental site assessment was also performed. In certain cases, these environmental assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the Mortgaged Property or nearby properties, abate or remediate the condition or provide additional security, such as letters of credit or reserves, or environmental indemnification. None of these environmental assessments are more than fifteen (15) months old as of the Cut-off Date. See “Risk Factors—Risks Related to the Mortgage Loans—Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in this free writing prospectus. See also

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representation and warranty no. 43 in Annex C-1 and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Magnolia Marketplace, representing approximately 1.6% of the Cut-off Date Pool Balance, the related Phase I environmental site assessment (“ESA”) reported that the Mortgaged Property and nearby third-party properties previously had been used for gas stations, dry cleaners, and other activities involving hazardous materials. During redevelopment of a larger parcel after Hurricane Katrina, soil and groundwater impacts were identified. The larger parcel was remediated to achieve administrative closure pursuant to a state Voluntary Cleanup Program, but the Mortgaged Property was separated from that parcel. Subsequent investigation and remediation was performed at the Mortgaged Property and the ESA reported that the Louisiana Department of Environmental Quality (the “LDEQ”) indicated that administrative closure likely will be provided following certain required report clarifications. Additionally, the ESA notes that residual impacted soils used as backfill are in effect capped by paved parking surfaces at the Mortgaged Property. The ESA recommended no further action other than to continue cooperating with the LDEQ to obtain administrative closure and to appropriately manage any soils and/or groundwater that might be encountered during any future excavation or other disturbance at the Mortgaged Property.
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Dunwoody Place, representing approximately 1.1% of the Cut-off Date Pool Balance, the Phase I environmental site assessment identified a recognized environmental condition associated with an on-site dry cleaners operating since 1996 and its long-term use of tetrachloroethylene (“PCE”). In lieu of obtaining a Phase II environmental site assessment, the lender obtained a $2 million lender environmental collateral protection and liability-type environmental insurance policy from Steadfast Insurance Company, a member company of Zurich North America, with a 10-year term (equivalent to loan term) and 3-year policy tail, and having a $50,000 deductible. The policy premium was pre-paid at closing, and a $50,000 environmental insurance policy deductible reserve was required at closing. Zurich North America has an S&P rating of “AA-”.
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Lakeside Plaza, representing approximately 0.5% of the Cut-off Date Pool Balance, the Phase I environmental site assessment identified various environmental issues: (i) an underground storage tank used for diesel fuel was removed approximately 21 years ago without post-excavation testing or formal closure or sampling documentation, and a Phase II environmental site assessment was recommended; (ii) a dry cleaning business with on-site processing operated at the subject property between 1980 and 2003, and solvent releases were remediated pursuant to Illinois EPA oversight and a “no further action” letter issued (the Phase I ESA characterized this as a controlled recognized environmental condition due to groundwater use restrictions, and recommended no further action); and (iii) the subject property was a golf course between the 1940’s and the 1970’s, and was used as a landfill site for various landscape debris including grass clippings, trees, and similar wastes without a permit. In lieu of a Phase II

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environmental site assessment, the lender obtained a $1 million lender environmental collateral protection and liability-type environmental insurance policy from Great American Insurance Co., with a 10-year term (equivalent to loan term) and 3-year policy tail, and having a $25,000 deductible. The policy premium was pre-paid at closing. Great American Insurance Co. has an S & P rating of “A+”.
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Lake Lucina Shopping Center, representing approximately 0.3% of the Cut-off Date Pool Balance, the Phase I environmental site assessment indicated that historical research identified a dry cleaning facility that operated at the Mortgaged Property from the late 1960’s until the 1990’s. Documentation reviewed by Velocity Consulting, Inc. shows that the former dry cleaning operations have impacted the groundwater with perchloroethene (PCE) and its breakdown compounds. The contamination has migrated off-site to the northwest onto a neighboring property. The Mortgaged Property has been accepted into the Florida Dry Cleaning Solvent Program to address the groundwater impacts from the former dry cleaner. Acceptance into the Florida Dry Cleaning Solvent Program limits the liability of the Mortgaged Property owner/operator/lender for the contamination from the former dry cleaner, and provides funds to remediate the contamination. The Florida Dry Cleaning Solvent Program is administered by the Florida Department of Environmental Protection (“FDEP”) and is funded by revenue derived from gross receipts sales tax, a tax on PCE sold to or imported by a dry cleaning facility, and annual registration fees. Golder Associates was contracted by the FDEP to address impacted groundwater at the Mortgaged Property associated with the former dry cleaner. The cleanup activities at the Mortgaged Property are paid for by the Florida Dry Cleaning Solvent Program. A remedial action plan for the Mortgaged Property was approved by the FDEP in January 2013 and amended in May 2014. Annual remedial action system status reports for the cleanup activities will be issued to the FDEP.
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Ramona Plaza Shopping Center, representing approximately 0.3% of the Cut-off Date Pool Balance, the Phase I environmental site assessment identified off-site, former gas station use (Texaco) as a recognized environmental condition given monitoring well results at the property that showed methyl tertiary-butyl ether and total petroleum hydrocarbon gasoline. Concentrations apparently is decreasing and site is under active regulatory oversight by San Diego County, California Department of Environmental Health. Ongoing review of regulatory files is recommended until regulatory closure.
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Walgreens – Warrensburg, MO, representing approximately 0.3% of the Cut-off Date Pool Balance, the Phase I environmental site assessment identified the following recognized environmental conditions: (i) an on-site leaking underground storage tank (“LUST”) that has resulted in groundwater contamination at the Mortgaged Property and is the subject of active remediation; and (ii) an off-site LUST that has the potential for groundwater contamination at the Mortgaged Property and is also the subject of active monitoring and remediation. The on-site LUST is the subject of a Missouri Petroleum Storage Tank Insurance Fund claim. Approximately $130,000 has been paid in clean-up claims to date, and $1 million was initially earmarked for the site by the fund. Testing is ongoing, and future remediation could be intrusive to Walgreen’s. In the event that hazardous substances are identified at the Mortgaged
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Property, the tenant has remedies including rent abatement for the duration of any interference or disruption and termination of the lease. The tenant has been notified of the environmental issue and discussion of a license to permit testing or remediation activities in the parking area has been suspended pending specific details about the areas affected and duration of such activity. Construction documents filed in connection with the LUST remediation indicate the improvements were constructed with a vapor barrier, which is expected to sufficiently mitigate vapor intrusion risks associated with groundwater contamination from the LUSTs. The Mortgage Loan documents provide for personal liability to the borrower and the guarantor if the Walgreen’s lease is terminated or cancelled or if the borrower fails to maintain the environmental insurance required in connection with the Mortgage Loan. The lender obtained a $2 million lender environmental collateral protection and liability-type environmental insurance policy from Steadfast Insurance Company, a member company of Zurich North America, with a 10-year term (equivalent to the term of the Mortgage Loan) and 3-year policy tail, and having a $50,000 deductible. The policy premium was pre-paid at closing. Zurich North America has an S & P rating of “AA-”. The guarantor’s stated net worth as of December 31, 2014 is $15.5 million.
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Ozinus Realty Property Portfolio – Texas Star, representing approximately 0.2% of the Cut-off Date Pool Balance, the related Phase I ESA reported that a prior offsite release of chlorinated solvents and petroleum hydrocarbons that impacted soil and groundwater at the Mortgaged Property was addressed pursuant to a state Voluntary Cleanup Program (“VCP”) and the incident received a certificate of completion. Pursuant to the VCP, the Mortgaged Property is subject to an activity and use limitation prohibiting use of groundwater for potable purposes. The ESA did not recommend any further investigation or other action at this time for this matter.
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Big Lots Plaza, representing approximately 0.1% of the Cut-off Date Pool Balance, the Phase I environmental site assessment identified a recognized environmental condition associated with former onsite dry cleaning operation that used PCE-based solvents. Numerous groundwater investigations were conducted between 2002-2015 to address prior PCE release, and the site is currently being monitored by Florida Department of Environmental Protection (FLDEP). The Phase I environmental site assessment consultant recommended that the property owner work with FLDEP to obtain regulatory closure. When FLDEP grants conditional regulatory closure for groundwater contamination or test data indicates that the plume is stable, testing for vapor intrusion is recommended, including potential mitigation measures. Costs of testing and vapor intrusion mitigation system (if required) were estimated at $117,000. The lender required an environmental reserve of $146,250 (125% of estimated cost) at loan origination to cover related expenses.
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Waters at West End, Inc., representing approximately 0.1% of the Cut-off Date Pool Balance, the Phase I environmental site assessment report prepared by Velocity Consulting, Inc. (“Velocity”) identified a recognized environmental condition based on prior use of a neighboring property as a dry cleaning facility. The Phase I environmental site assessment report indicated that certain volatile organic compounds may have migrated from the neighboring
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property onto the Mortgaged Property, but that the owner of the Mortgaged Property would not likely be deemed the party responsible for environmental remediation. Velocity recommended that the owner of the Mortgaged Property provide a written request to the New York State Department of Environmental Control (“NYSDEC”) requesting that the Mortgaged Property be included on the NYSDEC’s mailing list for updates on the remedial activities associated with the neighboring property and that the owner of the Mortgaged Property remain aware of the remedial activities until NYSDEC closure is granted. At the closing of the Mortgage Loan, the borrower adopted an operations and maintenance plan to implement Velocity’s recommendations concerning the above recognized environmental condition.

For additional information regarding certain of the Mortgage Loans, see also “—Environmental Insurance” below.

Property Condition Assessments

In general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties “and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than sixteen (16) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See also “Risk Factors—Risks Related to the Mortgage Loans—Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property” in this free writing prospectus.

Seismic Review Process and Earthquake Insurance

In general, except for certain manufactured housing community properties, the underwriting guidelines applicable to the origination of the Mortgage Loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). No such PML, PL or SEL exceeded 20%.

Zoning and Building Code Compliance

Each Mortgage Loan Seller took steps to establish that the use and operation of the Mortgaged Properties that represent security for its Mortgage Loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but we cannot assure you that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, zoning consultants’ reports, information set forth in the related appraisal, confirmations from

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government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related Mortgage Loan documents. In some cases, a certificate of occupancy may not be on record or may not have been issued, or there may be expired permits, with respect to a Mortgaged Property or a particular portion thereof. Other violations may be known to exist at any particular Mortgaged Property, but in each such instance the related Mortgage Loan Seller has informed us that it does not consider any such violations known to it to be material. In addition, certain of the Mortgaged Properties may comply with parking requirements through access to parking spaces granted pursuant to leases, licenses, easements or other private agreements. We cannot assure that such access will be retained in all instances.

In some cases the improvements at a Mortgaged Property may be encroaching over set-back lines established under the local zoning ordinance or easement and, with limited exception, an endorsement to the title insurance policy or a separate policy of law and ordinance insurance was obtained to cover losses arising from any required removal of such building(s). Where the property as currently operated is a permitted nonconforming use and/or structure, the related Mortgage Loan Seller generally conducted an analysis as to—

•	the likelihood that a material casualty would occur that would prevent the Mortgaged Property from being rebuilt in its current form, and
•	whether existing replacement cost hazard insurance or, if necessary, supplemental “law and ordinance coverage” would, in the event of a material casualty, be sufficient to satisfy the entire Mortgage Loan or, taking into account the cost of repair, be sufficient to pay down that Mortgage Loan to a level such that the remaining collateral would be adequate security for the remaining loan amount.

In addition, certain Mortgaged Properties may be (or may in the future become) subject to zoning, land use or building restrictions, or may be (or may in the future become) designated as historic or landmark properties. For example:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Brittany Bay II, representing approximately 0.8% of the Cut-off Date Pool Balance, the Mortgaged Property is subject to a land use restriction agreement in favor of the Florida Housing Finance Corporation made in connection with the allocation of federal low-income housing tax credits under Internal Revenue Code of 1986 Section 42. The agreement generally requires that (i) at least 85% of the units be reserved for tenants earning no more than 60% of the area median income and (ii) at least 15% of the units be reserved for tenants earning no more than 25% of the area median income, subject to rental restrictions in accordance with the terms of the agreement. Such agreement is scheduled to terminate in 2053. The regulatory agreement requires that an annual report be submitted to the Florida Housing Finance Corporation, whose remedies for noncompliance include specific performance and injunctive relief.
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Indiana Village, representing approximately 0.8% of the Cut-off Date Pool Balance, the related Mortgaged Property is subject to an affordable housing land use restriction agreement, which land use restriction will terminate upon the occurrence of, among other things, a casualty or foreclosure of the Mortgage Loan. Pursuant to the terms of the land use restriction agreement, 101 units, representing 35.0% of the units at the Mortgaged Property, must be leased to low income families, and 58 of those units must be
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leased to very low income families. The land use restriction agreement will terminate in the event of the foreclosure by the lender.
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 30 Bond Street Owners Corp., representing approximately 0.1% of the Cut-off Date Pool Balance, the mortgaged property is located in The New York City NOHO Historic District and is therefore subject to certain oversight by the New York City Landmarks Preservation Commission with respect to physical changes to the property.

See also representation and warranty no. 26 in Annex C-1 to this free writing prospectus and the exceptions thereto in Annex C-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this free writing prospectus).

Environmental Insurance

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Dunwoody Place, representing approximately 1.1% of the Cut-off Date Pool Balance, the Phase I environmental site assessment identified a recognized environmental condition associated with an on-site dry cleaners operating since 1996 and its long-term use of PCE. In lieu of obtaining a Phase II environmental site assessment, the lender obtained a $2 million lender environmental collateral protection and liability-type environmental insurance policy from Steadfast Insurance Company, a member company of Zurich North America, with a 10-year term (equivalent to loan term) and 3-year policy tail, and having a $50,000 deductible. The policy premium was pre-paid at closing, and a $50,000 environmental insurance policy deductible reserve was required at closing. Zurich North America has an S&P rating of “AA-”.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Lakeside Plaza, representing approximately 0.5% of the Cut-off Date Pool Balance, the Phase I environmental site assessment identified various environmental issues: (i) an underground storage tank used for diesel fuel was removed approximately 21 years ago without post-excavation testing or formal closure or sampling documentation, and a Phase II environmental site assessment was recommended; (ii) a dry cleaning business with on-site processing operated at the subject property between 1980 and 2003, and solvent releases were remediated pursuant to Illinois EPA oversight and a “no further action” letter issued (the Phase I ESA characterized this as a controlled recognized environmental condition due to groundwater use restrictions, and recommended no further action); and (iii) the subject property was a golf course between the 1940’s and the 1970’s, and was used as a landfill site for various landscape debris including grass clippings, trees, and similar wastes without a permit. In lieu of a Phase II environmental site assessment, the lender obtained a $1 million lender environmental collateral protection and liability-type environmental insurance policy from Great American Insurance Co., with a 10-year term (equivalent to loan term) and 3-year policy tail, and having a $25,000 deductible. The policy premium was pre-paid at closing. Great American Insurance Co. has an S & P rating of “A+”.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Walgreens – Warrensburg, MO, representing approximately 0.3% of the Cut-off Date Pool Balance, the Phase I environmental site assessment identified the following recognized environmental conditions: (i) an on-site LUST that has resulted in groundwater contamination at the Mortgaged Property and is the subject of active remediation; and (ii) an off-site LUST that has the potential for

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groundwater contamination at the Mortgaged Property and is also the subject of active monitoring and remediation. The on-site LUST is the subject of a Missouri Petroleum Storage Tank Insurance Fund claim. Approximately $130,000 has been paid in clean-up claims to date, and $1 million was initially earmarked for the site by the fund. Testing is ongoing, and future remediation could be intrusive to Walgreen’s. In the event that hazardous substances are identified at the Mortgaged Property, the tenant has remedies including rent abatement for the duration of any interference or disruption and termination of the lease.  The tenant has been notified of the environmental issue and discussion of a license to permit testing or remediation activities in the parking area has been suspended pending specific details about the areas affected and duration of such activity. Construction documents filed in connection with the LUST remediation indicate the improvements were constructed with a vapor barrier, which is expected to sufficiently mitigate vapor intrusion risks associated with groundwater contamination from the LUSTs. The Mortgage Loan documents provide for personal liability to the borrower and the guarantor if the Walgreen’s lease is terminated or cancelled or if the borrower fails to maintain the environmental insurance required in connection with the Mortgage Loan. The lender obtained a $2 million lender environmental collateral protection and liability-type environmental insurance policy from Steadfast Insurance Company, a member company of Zurich North America, with a 10-year term (equivalent to the term of the Mortgage Loan) and 3-year policy tail, and having a $50,000 deductible. The policy premium was pre-paid at closing.  Zurich North America has an S & P rating of “AA-”. The guarantor’s stated net worth as of December 31, 2014 is $15.5 million.

In general, the applicable Master Servicer will be required to report any claims of which it is aware that arise under a secured credit impaired property, environmental liability insurance or pollution legal liability policy relating to a Mortgage Loan while that loan is not a Specially Serviced Mortgage Loan and the applicable Special Servicer will be required to report any claims of which it is aware that arise under the policy while that Mortgage Loan is a Specially Serviced Mortgage Loan or the related Mortgaged Property has become an REO Property.

Each insurance policy referred to above has been issued or, as of the Closing Date, will have been issued. We cannot assure you that any insurance policy referred to above will provide coverage or complete coverage for any costs or losses that might arise if contamination should be discovered at the related Mortgaged Property in the future.

For additional information regarding certain of the Mortgage Loans, see also “—Environmental Assessments” above.

Loan Purpose

Ninety-nine (99) of the Mortgage Loans, representing approximately 73.6% of the Cut-off Date Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

Thirty-three (33) Mortgage Loans, representing approximately 26.0% of the Cut-off Date Pool Balance, were originated in connection with the borrower’s acquisition of the Mortgaged Property(ies) that secures such Mortgage Loan. In some cases, the acquisition price for a particular Mortgaged Property was lower than the Appraised Value for such Mortgaged Property shown on Annex A-1 to this free writing prospectus.

One (1) Mortgage Loan, representing approximately 0.4% of the Cut-off Date Pool Balance, was originated in connection with the borrower’s recapitalization.

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Exceptions to Underwriting Guidelines

The Mortgage Loan Sellers (other than Wells Fargo Bank, National Association) have not identified any material exceptions to the disclosed underwriting criteria set forth under “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Country Club Center, representing approximately 2.3% of the Cut-off Date Pool Balance, the Mortgage Loan origination loan-to-value ratio (75.0%) is greater than 65.0%, the U/W NCF DSCR (1.29x) is less than 1.50x, and the Mortgage Loan documents do not require ongoing replacement reserves or tenant improvement & leasing commission (“TILC”) reserves, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (1) regarding the replacement reserve, (a) the Mortgaged Property is a class A office building that was constructed in 2004; (b) the property condition report noted that the Mortgaged Property was in “good” overall condition and identified minimal signs of deferred maintenance (totaling $3,000); and (c) monthly replacement reserves of $1,083 are required upon the occurrence and continuance of an event of default; and (2) regarding the TILC reserves (i) if any tenant over 3,248 square feet (5.0% of net rentable area) fails to renew its lease during the loan term, the borrower will be required to post cash or a letter of credit for re-tenanting costs equal to $25.00 per square foot for the applicable space, and if the borrower fails to post cash or a letter of credit as required, the guarantor will have a recourse obligation equal to $35.00 per square foot for the applicable space; (ii) the loan sponsors/guarantors have more than 20 years of commercial real estate experience; and (iii) the loan sponsors/guarantors have a combined net worth and liquidity in excess of $2.8 billion and $42.8 million, respectively. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this free writing prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Parkway Crossing East Shopping Center, representing approximately 2.2% of the Cut-off Date Pool Balance, the Mortgage Loan origination loan-to-value ratio (75.0%) is greater than 65.0%, the U/W NCF DSCR (1.38x) is less than 1.50x, and the Mortgage Loan documents do not require ongoing real estate tax reserves, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) upon the occurrence of a trigger event (under the related loan documents) a monthly tax reserve will be required; (b) the Mortgaged Property is 98.1% occupied and 53.6% of the total annual underwritten base rent is generated by national anchor tenants; (c) Underwritten NCF can decrease by 12.9% before a 7.0% net cash flow debt yield is attained (one of the trigger events) and occupancy can decrease to 77.2% in order to maintain a breakeven net cash flow; (d) the loan guarantor has more than 20 years of commercial real estate experience and the borrower has owned the Mortgaged Property since 2004; and (e) the loan guarantor has a net worth and liquidity of approximately $73.9 million and $15.4 million, respectively. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this free writing prospectus. Based

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on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Rock Hill Hampton Inn, representing approximately 1.4% of the Cut-off Date Pool Balance, the underwritten occupancy (81.8%) is greater than 80.0%, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the Mortgage Loan has strong cash flow metrics with an U/W NOI Debt Yield and U/W NCF DSCR of 12.6% and 1.68x, respectively, as well as a conservative Cut-off Date LTV Ratio and balloon loan-to-value ratio of 65.8% and 52.2%, respectively; (b) if the underwritten occupancy is adjusted to 80.0%, the resulting U/W NOI Debt Yield and U/W NCF DSCR are 12.2% and 1.63x, respectively; (c) according to a third-party research report, compared to its competitive set, the Mortgaged Property had RevPAR penetration rates of 104.8%, 108.6% and 109.7%; and occupancy penetration rates of 101.1%, 102.7% and 104.4% for the trailing 12-month periods ending in December 2012, 2013 and 2014, respectively; (d) the sponsors own five hotels (three Hampton Inns, one Hilton Garden Inn and one Spring Hill Suites) and currently have a net worth and liquidity of approximately $13.2 million and $3.9 million, respectively; and (e) a $2.5 million property improvement plan was completed in 2009, and the Mortgaged Property has received 10 consecutive "outstanding" quality assurance evaluations from the franchisor, averaging 94.7% over the past five years. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this free writing prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.
•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Walgreens – Duncanville, TX, representing approximately 0.5% of the Cut-off Date Pool Balance, the Mortgage Loan U/W NCF DSCR (1.13x) is less than 1.20x, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the Mortgaged Property is leased to a single tenant, Walgreens, who is rated investment grade (Baa2 and BBB by Moody’s and S&P, respectively) on a long term lease through 2089 (with its first termination option in 2034); (b) the Mortgage Loan represents acquisition financing with an $8.5 million purchase price, with 35.5% cash equity ahead of the loan; (c) at the first termination option, assuming the underwritten net cash flow, an 8.0% coupon and 30-year amortization schedule would result in a 1.68x refinance DSCR; and (d) the guarantor has a net worth of approximately $38.4 million. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this free writing prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

Assignment of the Mortgage Loans

On or before the Closing Date, the Mortgage Loan Sellers will transfer to us those Mortgage Loans that are to be included in the Trust Fund, and we will transfer to the Trust Fund all of those Mortgage Loans. In each case, the transferor will assign the applicable Mortgage Loans, without recourse, to the Trustee, except as described below in this “—Assignment of the Mortgage Loans” section. See the section of the accompanying

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prospectus titled “Description of the Pooling and Servicing Agreements—Assignment of Mortgage Assets; Repurchases”.

The transfer by each Mortgage Loan Seller of its Mortgage Loans to the Depositor will be governed by a mortgage loan purchase agreement (a “Mortgage Loan Purchase Agreement”) between that Mortgage Loan Seller and the Depositor.

In connection with the transfer of each Mortgage Loan, the related Mortgage Loan Seller will be required to deliver to the Custodian on behalf of the Trustee, the following documents, among others:

•	either—
1.	the original mortgage note(s) evidencing that Mortgage Loan, or
2.	if any original mortgage note has been lost, a copy of that note, together with a lost note affidavit and indemnity;
•	the original or a copy of the mortgage, together with originals or copies of any intervening assignments of the mortgage;
•	the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;
•	either—
1.	an executed assignment of the mortgage in favor of the Trustee, in recordable form except for missing recording information relating to a mortgage that has not been returned from the applicable recording office, or
2.	a certified copy of that assignment as sent or to be sent for recording;
•	either—
1.	an executed assignment of any separate assignment of leases and rents in favor of the Trustee, in recordable form except for missing recording information relating to an assignment of leases and rents that has not been returned from the applicable recording office, or
2.	a certified copy of that assignment as sent or to be sent for recording;
•	an original or copy of the related policy or certificate of lender’s title insurance policy, or if a title insurance policy has not yet been issued, a “marked-up” commitment for title insurance or a pro forma policy;
•	if a material portion of the interest of the borrower in the related Mortgaged Property consists of a leasehold interest, the original or a copy of the related ground lease;
•	a copy of any letter of credit relating to, evidencing or constituting additional collateral for that Mortgage Loan (with the original of such letter of credit to be delivered to the applicable Master Servicer); and
•	if the related Mortgaged Property is a hospitality property that is subject to a franchise, management or similar arrangement, (a) an original or a copy of any franchise, management or similar agreement and (b) an estoppel certificate or

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comfort letter delivered by the franchisor, manager or similar person, as applicable, for the benefit of the holder of the Mortgage Loan in connection with the Mortgage Loan Seller’s origination or acquisition of the Mortgage Loan, together, within such time frames as required by the related Mortgage Loan Purchase Agreement, with either (i) such instrument(s) of notice or transfer (if any) as are necessary to transfer or assign to the Trust or the Trustee the benefits of such estoppel certificate or comfort letter, or (ii) a new estoppel certificate or comfort letter (in substantially the same form and substance as the prior estoppel certificate or comfort letter) by the franchisor, manager or similar person, as applicable, for the benefit of the Trust or the Trustee (and, if a copy of a new estoppel certificate or comfort letter is delivered, then the original copy shall be included in the mortgage file promptly following receipt thereof by the related Mortgage Loan Seller).

The Pooling and Servicing Agreement and/or the respective Mortgage Loan Purchase Agreements will specify the dates by which these documents and instruments must be delivered. All promissory notes must be in the possession of the Custodian on the Closing Date and other required Mortgage Loan documents may be delivered after the Closing Date. Each promissory note must be endorsed to the Trustee, in that capacity, for the registered holders of the Certificates or in blank. Each assignment of a mortgage, separate assignment of leases or other security agreement must be in favor of the Trustee, in that capacity, for the registered holders of the Certificates.

The Pooling and Servicing Agreement will designate the documents listed under the first, second, fourth, sixth, seventh, eighth and ninth bullet points above as “Specially Designated Mortgage Loan Documents”.

Notwithstanding the foregoing, with respect to the Brickyard Square Mortgage Loan, the documents described above (other than the mortgage note evidencing the Brickyard Square Mortgage Loan included in this securitization) will be maintained by the custodian under the WFCM 2015-C28 securitization and, with respect to the Bella Luna / San Lucas Mortgage Loan, the documents described above (other than the mortgage note evidencing the Bella Luna / San Lucas Mortgage Loan included in this securitization) will be maintained by the custodian under the WFCM 2015-LC20 securitization.

The Custodian is required to hold all of the documents delivered to it with respect to the Mortgage Loans on behalf of the Trustee, in trust for the benefit of the Certificateholders. Within a specified period of time following that delivery, the Custodian will be further required to conduct a review of those documents. The scope of the Custodian’s review of those documents will, in general, be limited solely to confirming that they have been received. No party to the Pooling and Servicing Agreement is under any duty or obligation to inspect, review or examine any of the documents relating to the Mortgage Loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

If—

•	any of the documents required to be delivered by a Mortgage Loan Seller to the Custodian is not delivered or is otherwise defective, and

•	that omission or defect materially and adversely affects the value of the mortgage loan or the interests of the Certificateholders, or any of them, therein, including, but not limited to, a material and adverse effect on any of the distributions distributable with respect to any of the Certificates or on the value of those Certificates,

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then the omission or defect will constitute a material document defect. The Pooling and Servicing Agreement will provide that the absence from the mortgage file of (i) the item listed in the first bullet point above under this “—Assignment of Mortgage Loans” on the Closing Date or (ii) any other Specially Designated Mortgage Loan Document by the first anniversary of the Closing Date, in each case without the presence of any factor that reasonably mitigates such absence, non-conformity or irregularity, and if the absence results from the related Mortgage Loan Seller’s failure to deliver such Specially Designated Mortgage Loan Document in accordance with the terms of the related Mortgage Loan Purchase Agreement, will be conclusively presumed to be a material document defect. The rights of the Certificateholders, or of the Trustee on their behalf, against the applicable Mortgage Loan Seller (or, in the case of Mortgage Loans sold by Walker & Dunlop Commercial Property Funding I WF, LLC, that Mortgage Loan Seller and Walker & Dunlop Commercial Property Funding, LLC) (such person, a “Responsible Repurchase Party”) with respect to any material document defect are described under “—Cures, Repurchases and Substitutions” below.

Furthermore, each Mortgage Loan Seller will agree in the related Mortgage Loan Purchase Agreement that, with respect to any Non-Serviced Pari Passu Mortgage Loan sold by such Mortgage Loan Seller, any document defect (as such term is defined in the related Other Pooling and Servicing Agreement) will constitute a document defect under such Mortgage Loan Purchase Agreement; provided, however, that the foregoing will not apply to any document defect related solely to the promissory note for any related Non-Serviced Pari Passu Companion Loan.

Additionally, in connection with the transfer of the Mortgage Loans to the Trust Fund, one or more of the Mortgage Loan Sellers may retain, either directly or through an affiliate, a portion of the Certificates issued at closing.

Representations and Warranties

As of the Closing Date, each Mortgage Loan Seller will make, with respect to each of the Mortgage Loans sold to us by that Mortgage Loan Seller, the representations and warranties set forth on Annex C-1 to this free writing prospectus, subject to the exceptions set forth on Annex C-2 to this free writing prospectus.

The representations and warranties made by each Mortgage Loan Seller as described on Annex C-1, subject to the exceptions set forth on Annex C-2 to this free writing prospectus, will be assigned by us to the Trustee under the Pooling and Servicing Agreement. If—

•	there exists a breach of any of the above-described representations and warranties made by a Mortgage Loan Seller, and

•	that breach materially and adversely affects the value of the mortgage loan or the interests of the Certificateholders therein,

then that breach will be a material breach of the representation and warranty. The rights of the Certificateholders, or of the Trustee on their behalf, against the applicable Responsible Repurchase Party with respect to any material breach are described under “—Cures, Repurchases and Substitutions” below.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties and the corresponding exceptions, serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Trust Fund, on the other. We present the related representations and warranties and any related exceptions herein in this

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free writing prospectus for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties is not intended as statements regarding the actual characteristics of the Mortgage Loans, Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present in this free writing prospectus. Further, whether a particular Mortgage Loan Seller elects to take an exception to a representation and warranty is determined by the nature of its related Mortgage Loans, the Mortgage Loan Seller’s interpretation of the requirements of the related representation and warranties and the terms and conditions of the Mortgage Loans as well as the Mortgage Loan Seller’s risk tolerance. As a result, the fact that one Mortgage Loan Seller has elected not to take an exception to a particular representation or warranty where another Mortgage Loan Seller, or each other Mortgage Loan Seller, has elected to take an exception, should not imply anything about the specific characteristics of that Mortgage Loan Seller’s collateral.

No party to the Pooling and Servicing Agreement or any other person is under any duty or obligation to review the Mortgage Loans to determine whether the representations and warranties made by the related Mortgage Loan Seller are true.

Cures, Repurchases and Substitutions

If there exists a material breach (generally, a breach that materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders therein) of any of the representations and warranties made by a Mortgage Loan Seller with respect to any of the Mortgage Loans sold to us by that Mortgage Loan Seller, as discussed under “—Representations and Warranties” above, or a material document defect (generally, a document defect that materially and adversely affects value of any Mortgage Loan or the interests of the Certificateholders, or any of them, therein) with respect to any of those Mortgage Loans, as discussed under “—Assignment of the Mortgage Loans” above, then the applicable Responsible Repurchase Party will be required to take one of the following courses of action:

•	cure the material breach or the material document defect in all material respects;

•	repurchase the affected Mortgage Loan at the applicable Purchase Price; or

•	prior to the second anniversary of the Closing Date, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by the Rating Agencies to the Certificates, as confirmed in writing by each of the Rating Agencies (unless any such Rating Agency elects not to review the matter), replace the affected Mortgage Loan with a substitute Mortgage Loan that satisfies the terms of the related Mortgage Loan Purchase Agreement, including without limitation, that—

1.	has comparable payment terms to those of the Mortgage Loan that is being replaced, and

2.	is acceptable to the Subordinate Class Representative (during any Subordinate Control Period or Collective Consultation Period, provided that the affected Mortgage Loan is not an Excluded Loan).

If the applicable Responsible Repurchase Party replaces one Mortgage Loan with another Mortgage Loan, as described above, such Responsible Repurchase Party will be required to pay into the Trust the amount, if any, by which—

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•	the Purchase Price, exceeds

•	the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the Trust.

The time period within which the applicable Responsible Repurchase Party must complete the remedy, repurchase or substitution described above, will generally be limited to 90 days following the earlier of discovery by the applicable Mortgage Loan Seller or receipt of notice of the material breach or material document defect, as the case may be, from a party to the Pooling and Servicing Agreement. However, in most cases (but not all), if the applicable Responsible Repurchase Party is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution. Any remedy, repurchase or substitution with respect to a breach or defect that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3) must be completed within 90 days following any discovery by the applicable Mortgage Loan Seller or any party to the Pooling and Servicing Agreement.

“Purchase Price” means, with respect to any particular Mortgage Loan or REO Property being purchased from the Trust Fund, a price approximately equal to the sum of the following:

•	the outstanding principal balance of that Mortgage Loan less any Loss of Value Payment available to reduce the principal balance;

•	all accrued and unpaid interest on that Mortgage Loan generally through the end of the mortgage loan accrual period ending in the collection period of purchase, other than Default Interest;

•	all unreimbursed Servicing Advances with respect to that Mortgage Loan, together with any unpaid interest on those advances owing to the party or parties that made them;

•	all Servicing Advances with respect to that Mortgage Loan that were reimbursed out of collections on or with respect to other Mortgage Loans in the Trust Fund;

•	all accrued and unpaid interest on any monthly debt service advances made with respect to the subject Mortgage Loan; and

•	in the case of a repurchase or substitution of a defective Mortgage Loan by a Responsible Repurchase Party, (1) all related special servicing fees and, to the extent not otherwise included, other related Additional Trust Fund Expenses (including without limitation any liquidation fee payable in connection with the applicable purchase or repurchase), and (2) to the extent not otherwise included, any costs and expenses incurred by the applicable Master Servicer, the applicable Special Servicer, the Certificate Administrator, the Custodian or the Trustee or an agent of any of them, on behalf of the Trust Fund, in enforcing any obligation of a Responsible Repurchase Party to repurchase or replace the Mortgage Loan.

“Default Interest” means any interest that—

•	accrues on a Defaulted Mortgage Loan solely by reason of the subject default, and

•	is in excess of all interest accrued on the Mortgage Loan at the related mortgage interest rate.

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Default Interest and late payment charges will be applied in accordance with the related intercreditor agreement prior to being allocated in accordance with the Pooling and Servicing Agreement.

In lieu of a Responsible Repurchase Party repurchasing, substituting or curing a material breach or material document defect (or an allegation of a material breach or material document defect), to the extent that the Mortgage Loan Seller and the applicable Special Servicer on behalf of the Trust (with the consent of the Majority Subordinate Certificateholder to the extent a Subordinate Control Period or Collective Consultation Period is then in effect) are able to agree upon a cash payment payable by the Mortgage Loan Seller to such Special Servicer on behalf of the Trust that would be deemed sufficient to compensate the Trust for a material breach or material document defect (a “Loss of Value Payment”), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the Mortgage Loan Seller will be deemed to have cured the related material breach or material document defect in all respects. A Loss of Value Payment may not be made with respect to a material breach that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).

“Adverse REMIC Event” means any event or circumstance that would cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code, or (except as permitted under the circumstances described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties”) result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Code.

“Adverse Grantor Trust Event” means any event or circumstance that would cause the Grantor Trust to fail to qualify as a grantor trust under the Code or result in the imposition of any tax upon the Grantor Trust.

The obligations of the applicable Responsible Repurchase Party to cure, repurchase, substitute or make a Loss of Value Payment as described above will constitute the sole remedy available to the Certificateholders in connection with a material breach of any of the representations and warranties made by that Responsible Repurchase Party (or, if applicable, its affiliated Mortgage Loan Seller) or a material document defect, in any event with respect to a Mortgage Loan transferred by that Responsible Repurchase Party (or, if applicable, its affiliated Mortgage Loan Seller) to the Trust Fund. However, if the breach of any representation or warranty of a Mortgage Loan Seller is based on whether a borrower is required to pay a specified expense under the terms of the related Mortgage Loan documents, then the payment of that expense by the applicable Responsible Repurchase Party will constitute the sole remedy for that breach.

No person other than the applicable Responsible Repurchase Party will be obligated to perform the obligations of that Responsible Repurchase Party if it fails to perform its cure, repurchase, substitution, payment or other remedial obligations.

A Responsible Repurchase Party may have only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the related Mortgage Loan Seller’s representations or warranties. We cannot assure you that a Responsible Repurchase Party will fulfill such obligations on its part that may arise with respect to any Mortgage Loan as a result of the discovery of a material document defect or a material breach. See “Transaction Parties—The Sponsors, Mortgage

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Loan Sellers and Originators” in this free writing prospectus and “The Sponsor” in the accompanying prospectus.

Expenses incurred by the Master Servicers, the Special Servicers, the Certificate Administrator and the Trustee with respect to enforcing any such obligation will be borne by the applicable Responsible Repurchase Party, or if not, will be reimbursable out of the Collection Accounts.

Changes in Mortgage Pool Characteristics

The descriptions in this free writing prospectus of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, and (ii) there will be no principal prepayments on or before the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or any Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other Mortgage Loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such Mortgage Loans would materially alter the characteristics of the Mortgage Pool as described in this free writing prospectus. The Depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of mortgage interest rates and maturities as well as other characteristics of the Mortgage Loans described in this free writing prospectus may vary.

A Current Report on Form 8–K describing any material changes to the composition of the Mortgage Pool will be available to purchasers of the Offered Certificates shortly after the Closing Date.

Finalized Pooling and Servicing Agreement and Other Material Agreements

We will have filed copies of the finalized Pooling and Servicing Agreement, and other material agreements relating to this offering, with the U.S. Securities and Exchange Commission (the “SEC”) on or before the date we file any prospectus supplement ultimately filed with the SEC, by filing a post-effective amendment to our registration statement or a Current Report on Form 8-K, or at such other date as the SEC by rule, regulation or staff interpretation may permit.

TRANSACTION PARTIES

The Issuing Entity

The “Issuing Entity” with respect to the Offered Certificates will be the Wells Fargo Commercial Mortgage Trust 2015-C29 (the “Trust”). The Trust is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of Defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to Certificateholders and engaging in any other activities described generally in this free writing prospectus. Accordingly, the Trust may not issue securities other than the

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Certificates, or invest in securities, other than investing of funds in each Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the Master Servicers, the Special Servicers (with respect to Servicing Advances) and the Trustee may make advances of delinquent principal and interest payments and Servicing Advances to the Trust, but only to the extent the advancing party deems these advances to be recoverable from the related Mortgage Loan. These advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth under “Description of the Offered Certificates—Amendment of the Pooling and Servicing Agreement” in this free writing prospectus. The Trust administers the Mortgage Loans through the Trustee, the Certificate Administrator, the tax administrator, the Master Servicers and the Special Servicers.

The only assets of the Trust other than the Mortgage Loans and any REO Properties (which includes, with respect to any Non-Serviced Loan Combination, the Trust’s interest in any REO property acquired with respect to such Non-Serviced Loan Combination pursuant to the related pooling and servicing agreement, but which does not include any Pari Passu Companion Loan’s pro rata interest) are the Distribution Account, each Collection Account, the other accounts maintained pursuant to the Pooling and Servicing Agreement, the short-term investments in which funds in each Collection Account and other accounts are invested and any rights and benefits obtained in connection with the other activities described in this free writing prospectus. The Trust has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties including, with respect to any Non-Serviced Loan Combination, the Trust’s interest in any REO property acquired pursuant to the related pooling and servicing agreement, and the other activities described in this free writing prospectus, and indemnity obligations to the Trustee, the Certificate Administrator, the Master Servicers and the Special Servicers. The fiscal year of the Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicers and the Special Servicers.

Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so predicting with any certainty whether or not the Trust would be characterized as a “business trust” is not possible.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation (the “Depositor”), is the depositor. The Depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing Mortgage Loans in trust in exchange for Certificates evidencing interest in such trusts and selling or otherwise distributing such Certificates. The Depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a Sponsor, an Originator, a Mortgage Loan Seller, a Master Servicer, the Certificate Administrator, the tax administrator, the Custodian and the certificate registrar and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “—Affiliations and Certain Relationships Among Certain Transaction Parties” below.

The Depositor will have minimal ongoing duties with respect to the Offered Certificates and the Mortgage Loans. The Depositor’s duties will include, without limitation, (i) appointing a successor Trustee in the event of the resignation or removal of the Trustee, (ii) providing information in its possession with respect to the Certificates to the tax

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administrator to the extent necessary to perform REMIC and grantor trust tax administration, (iii) indemnifying the Trustee, the tax administrator and the Trust for any liability, assessment or costs arising from the Depositor’s bad faith, negligence or malfeasance in providing such information, (iv) indemnifying the Trustee and the tax administrator against certain securities laws liabilities, and (v) signing or contracting with the Master Servicers, signing any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Trust. The Depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The Sponsors, Mortgage Loan Sellers and Originators

Wells Fargo Bank, National Association, Rialto Mortgage Finance, LLC, Silverpeak Real Estate Finance LLC, Walker & Dunlop Commercial Property Funding I WF, LLC, National Cooperative Bank, N.A. and National Consumer Cooperative Bank, are referred to in this free writing prospectus as the “Originators”. The Depositor will acquire the Mortgage Loans from Wells Fargo Bank, National Association, Rialto Mortgage Finance, LLC, Silverpeak Real Estate Finance LLC, Walker & Dunlop Commercial Property Funding I WF, LLC and National Cooperative Bank, N.A. (collectively, the “Mortgage Loan Sellers” or the “Sponsors”) on or about June 26, 2015 (the “Closing Date”). Each Mortgage Loan Seller is a “sponsor” of the securitization transaction described in this free writing prospectus (in such capacity, a “Sponsor”). The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco, California 94105, and its telephone number is (415) 396-7697. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the Depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily

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mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the Depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2014, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $5.95 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 1,073 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $21.2 billion, which were included in 51 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self-storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

See “The Sponsor” in the accompanying prospectus.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

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Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Representations and Warranties” sections of this free writing prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures were waived or modified by Wells Fargo Bank where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

DSC Ratios and LTV Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other

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factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this free writing prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the Trust Fund. For specific details on the calculations of debt service coverage ratios in this free writing prospectus, see Annex B to this free writing prospectus.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value

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of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

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•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

•	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the mortgage loan, Wells Fargo Bank generally requires that at least 115% to 125% of the estimated costs of

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repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

•	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originations. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. No Wells Fargo Bank Mortgage Loan to be included in the Trust Fund has been co-originated as described in this paragraph.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this free writing prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the Sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the Depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank

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Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the Depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this free writing prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this free writing prospectus.

Data Comparisons and Recalculation. The Depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this free writing prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

•	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

•	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the information contained in the Wells Fargo Bank Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this free writing prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, Mortgage Loan Seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage Loan Seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this free writing prospectus. In addition, Mortgage Loan Seller counsel

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reviewed Wells Fargo Bank’s representations and warranties set forth on Annex C-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage Loan Seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex B to this free writing prospectus, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting,” as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this free writing prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this free writing prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any

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numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from April 1, 2012 to March 31, 2015 or is still outstanding. Unless otherwise indicated, the information in the table and the footnotes to the table is reflected as of the last day of the most recent calendar quarter for which a Form ABS-15G was filed by Wells Fargo Bank and Wells Fargo Commercial Mortgage Securities, Inc. as indicated immediately below the table and footnotes.

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Name of Issuing Entity(1)	Check if Regi- stered	Name of Originator	Total Assets in ABS by Originator(2)			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(3)(4)			Assets Pending Repurchase or Replacement (within cure period)(3)(5)			Demand in Dispute(3)(6)			Demand Withdrawn(3)(7)			Demand Rejected(3)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class – Commercial Mortgages(1)

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C28	X	Wachovia Bank, National Association	113	2,502,246,884.83	69.60	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1376448		Nomura Credit & Capital, Inc.	44	823,722,922.57	22.91	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation(8)	50	269,226,893.21	7.49	1	13,775,604.00	0.63	0.00	0	0.00	0	0.00	0.00	1	13,775,604.00	0.63	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			207	3,595,196,700.61	100.00	1	13,775,604.00	0.63	0.00	0	0.00	0	0.00	0.00	1	13,775,604.00	0.63	0	0.00	0.00	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C24	X	Wachovia Bank, National Association	84	1,625,096,687.00	81.18	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1354736		Artesia Mortgage Capital Corporation (9)	26	214,877,938.00	10.73	1	35,588,502.00	3.23	0.00	0	0.00	0	0.00	0.00	1	35,588,502.00	3.23	0	0.00	0.00	0	0.00	0.00
		JPMorgan Chase Bank, National Association	13	102,674,000.00	5.13	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Nomura Credit & Capital, Inc.	9	59,275,000.00	2.96	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			119	2,001,932,625.00	100.00	1	35,588,502.00	3.23	0.00	0	0.00	0	0.00	0.00	1	35,588,502.00	3.23	0	0.00	0.00	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C33	X	Wachovia Bank, National Association(10)	88	2,043,814,381.00	56.74	1	87,928,158.00	2.98	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,928,158.00	2.98
CIK #: 1406873		Barclays Capital Real Estate Inc.	33	724,003,952.00	20.10	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Nomura Credit & Capital, Inc.	17	639,286,752.00	17.75	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation	28	195,018,502.00	5.41	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			166	3,602,123,586.00	100.00	1	87,928,158.00	2.98	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,928,158.00	2.98

Commercial Mortgages Asset Class Total			492	9,199,243,911.61		3	137,316,660.00		0.00	0		0	0.00		2	49,364,106.00		0	0.00		1	87,928,158.00

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding

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requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate. In addition, Wells Fargo Bank requested information from master servicers, special servicers, trustees and other Demand Entities as to demands (from investors or others) that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the end of the reporting period (for columns j-x).

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements (for columns d-f).

(3)	Includes only new demands received during the reporting period. (For columns g-i).

In the event demands were received in prior reporting periods, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(4)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during a reporting period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)

(5)	Includes assets which are subject to a demand and within the cure period, but where no decision has yet been made to accept or contest the demand. (For columns m-o)

(6)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(7)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)

(8)	U.S. Bank National Association (“U.S. Bank”), as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-28 v. Dexia Real Estate Capital Markets, Case No. 12 Civ 9412, filed in the United States District Court for the Southern District of New York. On September 29, 2011, Dexia Real Estate Capital Markets (“Dexia”) received a letter from CWCapital Asset Management LLC as special servicer for the issuing trust demanding that Dexia cure alleged defects in the documentation of Loan #58 Marketplace Retail and Office Center. By letter dated December 29, 2011, Dexia rejected the issuing trust’s demand. U.S. Bank, as trustee for the issuing trust, filed a complaint against Dexia (on or about December 27, 2012) arguing that Dexia had breached the terms of the mortgage loan purchase agreement in light of the determination in a Minnesota enforcement action against the guarantors of Loan #58 Marketplace Retail and Office Center that the form of the guaranty sold to U.S. Bank pursuant to the mortgage loan purchase agreement had not been signed by the guarantors. U.S. Bank, in its complaint, seeks a judgment requiring Dexia to repurchase Loan #58 Marketplace Retail and Office Center and also requests an award of damages alleged to total approximately $16.5 million. Dexia filed a Notice of Motion to Dismiss and a Memorandum in Support of its Motion to Dismiss on January 25, 2013. Judge Shira A. Scheindlin entered an order denying Dexia’s motion on June 6, 2013. After completion of discovery, U.S. Bank and Dexia filed cross-motions for summary judgment and on July 9, 2014 Judge Scheindlin entered an Opinion and Order granting the summary judgment motion of U.S. Bank and denying the summary judgment motion of Dexia. On September 12, 2014, Judge Scheindlin entered its judgment directing Dexia to repurchase the loan for $19,627,961.66. Dexia has appealed the judgment and the Opinion and Order because Dexia believes they should be reversed. The appeal has been fully briefed.

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(9)	U.S. Bank, as successor-in-interest to Bank of America, National Association, as successor by merger to LaSalle Bank National Association, as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C24, made demand on Dexia by letter dated April 3, 2013 (the “Demand Letter”) for repurchase of loan #12 made to Metroplaza Hotel, LLC. In the Demand Letter, U.S. Bank claimed that Dexia breached the representations and warranties made in the mortgage loan purchase agreement for Dexia’s failure to record a UCC financing statement against Inn at Woodbridge Inc. (“Woodbridge”), the tenant under a master lease and holder of a leasehold interest in a portion of the mortgaged property that secures loan #12. U.S. Bank claims that such failure to record a UCC financing statement against Woodbridge resulted in U.S. Bank not having a perfected security interest and enforceable lien in the personalty owned by Woodbridge and pledged as collateral for loan #12. Dexia responded to the Demand Letter on July 2, 2013 and rejected the repurchase demand. Dexia believes the demand was untimely, having been made beyond New York’s six-year statute of limitations for such claims. Dexia has received no further communication from U.S. Bank.

(10)	The amounts in the table with respect to this loan are reflected as of September 30, 2013, which was the last day of the quarterly reporting period in which this loan repurchase request was rejected. The outstanding principal balance of this loan as of December 31, 2014 was approximately $87,085,982.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from January 1, 2015 through March 31, 2015 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on May 14, 2015, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on May 14, 2015, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Rialto Mortgage Finance, LLC

General

Rialto Mortgage Finance, LLC, a Delaware limited liability company formed in April 2013 (“Rialto Mortgage”), is wholly-owned by Rialto Capital Management, LLC, a Delaware limited liability company that was formed in January 2009. The executive offices of Rialto Mortgage are located at 600 Madison Avenue, 12th Floor, New York, New York 10022.

Rialto Mortgage’s Securitization Program

As a sponsor and mortgage loan seller, Rialto Mortgage originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the Depositor by Rialto Mortgage (the “Rialto Mortgage Loans”) were originated or co-originated by Rialto Mortgage. This is the eighteenth commercial real estate debt investment securitization to which Rialto Mortgage is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by Rialto Mortgage may include mortgage loans,

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mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. Rialto Mortgage securitized approximately $712 million and $1.49 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013 and 2014, respectively.

Neither Rialto Mortgage nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against Rialto Mortgage for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by Rialto Mortgage in the applicable Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

Rialto Mortgage’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated by Rialto Mortgage was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, Rialto Mortgage performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of Rialto Mortgage. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of Rialto Mortgage, two officers of Rialto Capital Management LLC and one officer of Lennar Corporation. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

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Property Analysis. Prior to origination of a loan, Rialto Mortgage typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. Rialto Mortgage typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, Rialto Mortgage will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

•	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to

•	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, Rialto Mortgage may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, Rialto Mortgage may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the

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profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. Rialto Mortgage also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

•	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

•	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, Rialto Mortgage may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, Rialto Mortgage will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that Rialto Mortgage or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, Rialto Mortgage will analyze the condition of the real property for a prospective asset. To aid in that analysis, Rialto Mortgage may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. Rialto Mortgage will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a

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separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. Rialto Mortgage requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, Rialto Mortgage may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, Rialto Mortgage may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

•	Engineering Report. Rialto Mortgage generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. Rialto Mortgage will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, Rialto Mortgage uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, Rialto Mortgage generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probably maximum loss or scenario expected loss in excess of 20%, Rialto Mortgage may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, Rialto Mortgage will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, Rialto Mortgage may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in Rialto Mortgage’s judgment constitute adequate security, (iii) any major casualty that would

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prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by Rialto Mortgage to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, Rialto Mortgage may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. Rialto Mortgage conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, Rialto Mortgage may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Rialto Mortgage may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Rialto Mortgage’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, Rialto Mortgage may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, Rialto Mortgage’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time Rialto Mortgage or its affiliates originated or acquired certain assets. In addition, in some cases, Rialto Mortgage may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above, one or more of the Rialto Mortgage Loans may vary from, or not comply with, Rialto Mortgage’s underwriting policies and guidelines described above. In addition, in the case of one or more of the Rialto Mortgage Loans, Rialto Mortgage or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the Rialto Mortgage Loans were originated with any material exceptions to Rialto Mortgage’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which Rialto Mortgage is the Sponsor

Overview. Rialto Mortgage has conducted a review of each of the Rialto Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of Rialto Mortgage or one or more of its affiliates (the “Rialto Mortgage Review Team”). The review procedures described below were employed with respect to the Rialto Mortgage Loans. No sampling procedures were used in the review process. Rialto Mortgage is the Mortgage Loan Seller with respect to twenty-five (25) Mortgage Loans.

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Set forth below is a discussion of certain current general guidelines of Rialto Mortgage generally applicable with respect to Rialto Mortgage’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by Rialto Mortgage. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by Rialto Mortgage.

Database. To prepare for securitization, members of the Rialto Mortgage Review Team reviewed a database of loan-level and property-level information relating to the Rialto Mortgage Loans. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Rialto Mortgage Review Team during the underwriting process. Prior to securitization of the Rialto Mortgage Loans, the Rialto Mortgage Review Team may have updated the information in the database with respect to the Rialto Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Rialto Mortgage Review Team, to the extent such updates were provided to, and deemed material by, the Rialto Mortgage Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the Rialto Mortgage Loans. A data tape (the “Rialto Mortgage Data Tape”) containing detailed information regarding the Rialto Mortgage Loans was created from the information in the database referred to above. The Rialto Mortgage Data Tape was used to provide the numerical information regarding the Rialto Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. The Depositor, on behalf of Rialto Mortgage, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Rialto Mortgage and relating to information in this free writing prospectus regarding the Rialto Mortgage Loans. These procedures included:

•	comparing the information in the Rialto Mortgage Data Tape against various source documents provided by Rialto Mortgage;

•	comparing numerical information regarding the Rialto Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the information contained in the Rialto Mortgage Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Rialto Mortgage Loans disclosed in this free writing prospectus.

Legal Review. Rialto Mortgage engaged legal counsel to conduct certain legal reviews of the Rialto Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization described in this free writing prospectus, Rialto Mortgage’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Rialto Mortgage’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Rialto Mortgage Loans. Such assistance included, among other things, (i) a review of certain of Rialto Mortgage’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the

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Rialto Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the Rialto Mortgage Review Team of, a due diligence questionnaire relating to the Rialto Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the Rialto Mortgage Loans.

Other Review Procedures. The Rialto Mortgage Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each Rialto Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, Rialto Mortgage determined that the disclosure regarding the Rialto Mortgage Loans in this free writing prospectus is accurate in all material respects. Rialto Mortgage also determined that the Rialto Mortgage Loans were not originated with any material exceptions from Rialto Mortgage’s underwriting guidelines and procedures, except as described above under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis—Exceptions” above. Rialto Mortgage attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Rialto Mortgage will perform a review of any Rialto Mortgage Loan that it elects to substitute for a Rialto Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. Rialto Mortgage, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria”). Rialto Mortgage will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Rialto Mortgage and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Rialto Mortgage to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

Rialto Mortgage most recently filed a Form ABS-15G on February 6, 2015. Rialto Mortgage’s Central Index Key number is 0001592182. With respect to the period from and including April 1, 2012 to and including March 31, 2015, Rialto Mortgage does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—Rialto Mortgage Finance, LLC” has been provided by Rialto Mortgage.

Silverpeak Real Estate Finance LLC

General

Silverpeak Real Estate Finance LLC (“Silverpeak”) is a sponsor of, and a seller of certain mortgage loans (the “Silverpeak Mortgage Loans”) into, the securitization described in this free writing prospectus. Silverpeak is a limited liability company organized under the laws of the State of Delaware. The primary offices of Silverpeak are located at 1330 Avenue of the Americas, Suite 1200, New York, New York 10019.

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Silverpeak’s Securitization Program

The participation by Silverpeak in this securitization will be the fourth securitization in which it has been involved. Silverpeak began originating and acquiring loans in 2014 and has not been involved in the securitization of any other types of financial assets.

Silverpeak originates and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States. Since 2014, Silverpeak has securitized approximately 56 commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $784,011,673.

In connection with this commercial mortgage securitization transaction, Silverpeak will transfer the Silverpeak Mortgage Loans to the depositor, who will then transfer the Silverpeak Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Silverpeak Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, Silverpeak will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, Silverpeak will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Silverpeak Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Silverpeak will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Silverpeak does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that Silverpeak originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, Silverpeak sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Silverpeak’s Underwriting Standards and Processes

Each of the Silverpeak Mortgage Loans was originated or acquired by Silverpeak. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or acquired by Silverpeak.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower

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identity, sponsorship, performance history and/or other factors. Consequently, the underwriting of certain commercial, multifamily or manufactured housing community mortgage loan originated or acquired by Silverpeak may not conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular Silverpeak Mortgage Loans, see “—Silverpeak’s Underwriting Guidelines and Processes—Exceptions” below and “Annex C-2—Exceptions to Mortgage Loan Seller Representations and Warranties” in this free writing prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, Silverpeak also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from Silverpeak. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. Silverpeak’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Silverpeak and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

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Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that Silverpeak or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessment of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

•	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

•	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

•	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following

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requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Silverpeak typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

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Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, Silverpeak will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Silverpeak may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, Silverpeak may require the borrower to remediate such violation and, subject to the discussion under “—Silverpeak’s Underwriting Guidelines and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on Silverpeak’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan. Furthermore, Silverpeak may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Silverpeak may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Silverpeak’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Silverpeak may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by Silverpeak are as follows:

•	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an

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institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

•	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if Silverpeak determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Silverpeak’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

•	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Silverpeak determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Silverpeak’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if Silverpeak determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Silverpeak’s evaluation of the ability of the property, the borrower or a holder of

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direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

•	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Silverpeak determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Silverpeak’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the Silverpeak Mortgage Loans, see Annex A-1 to this free writing prospectus.

Exceptions. Except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this free writing prospectus, the Silverpeak Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Review of Mortgage Loans for Which Silverpeak is the Sponsor

Overview. Silverpeak has conducted a review of the Silverpeak Mortgage Loans in connection with the securitization described in this free writing prospectus. The review of the Silverpeak Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “Silverpeak Review Team”). The review procedures described below were employed with respect to all of the Silverpeak Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this free writing prospectus. No sampling procedures were used in the review process.

Database. Members of the Silverpeak Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each Silverpeak Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Silverpeak Team during the underwriting process. After origination of each Silverpeak Mortgage Loan, the Silverpeak Review Team updated the information in the database and the related asset summary report with respect to such Silverpeak Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Silverpeak Review Team.

A data tape (the “Silverpeak Data Tape”) containing detailed information regarding each Silverpeak Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Silverpeak Data Tape was used to provide the numerical information regarding the Silverpeak Mortgage Loans in this free writing prospectus.

Data Validation and Recalculation. The Depositor, on behalf of Silverpeak, engaged a third party accounting firm to perform certain data validation and recalculation procedures

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designed by Silverpeak, relating to information in this free writing prospectus regarding the Silverpeak Mortgage Loans. These procedures included:

•	comparing the information in the Silverpeak Data Tape against various source documents provided by Silverpeak that are described under “—Review of Silverpeak Mortgage Loans—Database” above;

•	comparing numerical information regarding the Silverpeak Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the Silverpeak Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Silverpeak Mortgage Loans disclosed in this free writing prospectus.

Legal Review. Silverpeak engaged various law firms to conduct certain legal reviews of the Silverpeak Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each Silverpeak Mortgage Loan, Silverpeak’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each Silverpeak Mortgage Loan reviewed Silverpeak’s representations and warranties set forth on Annex E-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Silverpeak Mortgage Loans. Such assistance included, among other things, (i) a review of Silverpeak’s asset summary report, and its origination counsel’s due diligence questionnaire, for each Silverpeak Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Silverpeak Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the Silverpeak Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying mortgaged properties of which Silverpeak was aware at the origination of any Silverpeak Mortgage Loan, the Silverpeak Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. Silverpeak conducted a search with respect to each borrower under the related Silverpeak Mortgage Loan to determine whether it filed for bankruptcy. If the Silverpeak Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any Silverpeak Mortgage Loan, the Silverpeak Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Silverpeak Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Silverpeak Mortgage Loans to determine whether any Silverpeak Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Silverpeak’s Underwriting Guidelines and Processes” above. See “—Silverpeak’s Underwriting Guidelines and Processes—Exceptions” above.

Findings and Conclusions. Based on the foregoing review procedures, the Silverpeak Review Team determined that the disclosure regarding the Silverpeak Mortgage Loans in this free writing prospectus is accurate in all material respects. The Silverpeak Review Team also determined that the Silverpeak Mortgage Loans were originated in accordance with Silverpeak’s origination procedures and underwriting criteria, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this free

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writing prospectus. Silverpeak attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution.  SPREF will perform a review of any SPREF Mortgage Loan that it elects to substitute for a SPREF Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect.  SPREF, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria”).  SPREF may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by SPREF and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act.  Legal counsel will also be engaged by SPREF to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

Silverpeak most recently filed a Form ABS-15G on February 9, 2015. Silverpeak’s Central Index Key is 0001624053. With respect to the period from and including January 1, 2012 to and including December 31, 2014, Silverpeak does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act.

The information set forth under “—Silverpeak Real Estate Finance LLC” has been provided by Silverpeak Real Estate Finance LLC.

Walker & Dunlop Commercial Property Funding I WF, LLC

General

Walker & Dunlop Commercial Property Funding I WF, LLC (“WDCPF I WF”) is a limited liability company organized under the laws of the state of Delaware and an indirect, wholly-owned subsidiary of Walker & Dunlop Commercial Property Funding, LLC (together with its subsidiaries, including WDCPF I WF, “WDCPF”). WDCPF is affiliated with Walker & Dunlop, Inc., a commercial real estate finance company operating in the United States and specializing in multifamily lending, asset management, investing and servicing of loans and an affiliate of Fortress Investment Group LLC. WDCPF was formed to originate and invest in commercial real estate debt. The executive offices of WDCPF are located at 535 Madison Avenue, 12th Floor, New York, New York 10022. WDCPF also maintains offices in Charlotte, North Carolina and Dallas, Texas.

WDCPF I WF is a Sponsor of, and a seller of certain mortgage loans into, the securitization described in this free writing prospectus. In addition, Wells Fargo Bank, National Association (an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the Depositor, and Wells Fargo Securities, LLC, one of the underwriters) provides warehouse financing to WDCPF I WF through a repurchase facility. All of the WDCPF I WF Mortgage Loans that WDCPF I WF will transfer to the Depositor are (or are expected to be prior to the Closing Date) subject to that repurchase facility. If such is the case at the time the Certificates are issued, then WDCPF I WF will use the proceeds from its sale of the WDCPF I WF Mortgage Loans to the Depositor to, among other things, acquire the warehoused WDCPF I WF Mortgage Loans from Wells Fargo Bank, National Association free and clear of any liens. It is anticipated that prior to the Closing Date, Wells Fargo Bank, National Association will become the repurchase agreement counterparty with respect to all WDCPF I WF Mortgage Loans, with an aggregate Cut-off Date Principal Balance of $113,270,708,

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representing approximately 9.6% of the Cut-off Date Pool Balance; provided that the number and dollar amount of WDCPF I WF Mortgage Loans subject to such repurchase facilities may increase or decrease prior to the issuance of the Certificates.

In addition, WDCPF I WF is a party to a repurchase facility and an interest rate hedging arrangement with Wells Fargo Bank with respect to each of the WDCPF I WF Mortgage Loans. Wells Fargo Bank is also the interim custodian of the loan files for all of the WDCPF I WF Mortgage Loans. Wells Fargo Bank, a master servicer, is also expected to enter into a sub-servicing agreement with an affiliate of Walker & Dunlop Commercial Property Funding I WF, LLC pursuant to which such affiliate will be required to perform certain limited subservicing duties with respect to the mortgage loans that Walker & Dunlop Commercial Property Funding I WF, LLC will transfer to the depositor. See “—Affiliations and Certain Relationships Among Certain Transaction Parties” below.

WDCPF’s Securitization Program

This is the fourth commercial mortgage securitization into which WDCPF I WF is contributing commercial mortgage loans.

WDCPF originates, or acquires pursuant to table funding arrangements through third party origination platforms, commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels and mixed use, self-storage and industrial properties located in North America and Puerto Rico. WDCPF’s origination program generally originates fixed rate commercial mortgage loans having maturities between five and ten years. Additionally, WDCPF may from time to time originate bridge/transitional loans, mezzanine loans and preferred equity investments.

In connection with this commercial mortgage securitization transaction, WDCPF I WF will transfer the WDCPF I WF Mortgage Loans to the Depositor, who will then transfer the WDCPF I WF Mortgage Loans to the Issuing Entity. In return for the transfer by the Depositor to the Issuing Entity of the WDCPF I WF Mortgage Loans (together with the other mortgage loans being securitized), the Issuing Entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters and initial purchasers engaged by the securitization depositor, WDCPF I WF will work with rating agencies, investors, servicers and other mortgage loan sellers and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, WDCPF I WF will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the WDCPF I WF Mortgage Loans. In the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, WDCPF I WF and Walker & Dunlop Commercial Property Funding, LLC will generally be jointly and severally obligated to repurchase or replace the affected mortgage loan. We cannot assure you that either such entity will repurchase or replace a defective mortgage loan, and no affiliate of such entities will be responsible for doing so if such entities fail with respect to their obligations. In addition, WDCPF I WF and Walker & Dunlop Commercial Property Funding, LLC have agreed to jointly and severally indemnify the Depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

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Review of WDCPF I WF Mortgage Loans

Overview. WDCPF I WF has conducted a review of the Mortgage Loans it is selling to the Depositor (the “WDCPF I WF Mortgage Loans”) in connection with the securitization described in this free writing prospectus. The review of the WDCPF I WF Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of WDCPF or one or more of its affiliates (the “WDCPF Review Team”). The review procedures described below were employed with respect to all of the WDCPF I WF Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the WDCPF Review Team created a database of loan-level and property-level information relating to each WDCPF I WF Mortgage Loan. Data for the database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets), information collected during the underwriting process, and information collected after each WDCPF I WF Mortgage Loan’s origination (including, but not limited to, servicing updates regarding payment and escrow status, updated operating statements, rent rolls and leasing reports, and information otherwise brought to the attention of the WDCPF Review Team).

A data tape (the “WDCPF I WF Data Tape”) containing detailed information regarding each WDCPF I WF Mortgage Loan was created from the information in the database referred to in the prior paragraph. The WDCPF I WF Data Tape was used to provide the numerical information regarding the WDCPF I WF Mortgage Loans in this free writing prospectus.

Data Validation and Recalculation. The Depositor, on behalf of WDCPF I WF, engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by WDCPF I WF, relating to information in this free writing prospectus regarding the WDCPF I WF Mortgage Loans. These procedures included:

•	comparing the information in the WDCPF I WF Data Tape against various source documents provided by WDCPF I WF that are described above under “—Database”;

•	comparing numerical information regarding the WDCPF I WF Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the WDCPF I WF Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the WDCPF I WF Mortgage Loans disclosed in this free writing prospectus.

Legal Review. WDCPF engaged various law firms to conduct certain legal reviews of the WDCPF I WF Mortgage Loans for disclosure in this free writing prospectus. At the time each WDCPF I WF Mortgage Loan was originated, WDCPF’s origination counsel reviewed the related mortgage loan documents against the loan-level securitization representations and warranties of WDCPF I WF set forth on Annex C-1 to this free writing prospectus and, if applicable, identified any exceptions thereto.

WDCPF also engaged legal counsel to review, among other things, (i) WDCPF’s internal credit memorandum for each WDCPF I WF Mortgage Loan; (ii) a review of the representation and warranty exception reports referred to above relating to certain of the WDCPF I WF Mortgage Loans; (iii) WDCPF’s responses to a due diligence questionnaire

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relating to each WDCPF I WF Mortgage Loan; and (iv) certain loan documents with respect to certain of the WDCPF I WF Mortgage Loans.

Underwriting Review. At the time of loan origination, the WDCPF Review Team reviewed each WDCPF I WF Mortgage Loan and identified any material deviations from the underwriting guidelines set forth under “—WDCPF I WF’s Underwriting Standards” below. See “—WDCPF I WF’s Underwriting Standards—Exceptions” below.

Other Review Procedures. With respect to any material pending litigation of which WDCPF was aware at the origination of any WDCPF I WF Mortgage Loan, WDCPF requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

Findings and Conclusions. Based on the foregoing review procedures, WDCPF determined that the disclosure regarding the WDCPF I WF Mortgage Loans in this free writing prospectus is accurate in all material respects. WDCPF also determined that the WDCPF I WF Mortgage Loans were originated in accordance with WDCPF’s origination procedures and underwriting criteria, except as described below under “—WDCPF I WF’s Underwriting Standards—Exceptions”. WDCPF I WF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. WDCPF will perform a review of any WDCPF I WF Mortgage Loan that it elects to substitute for a WDCPF I WF Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. WDCPF, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria”). WDCPF will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by WDCPF and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by WDCPF to render any tax opinion required in connection with the substitution.

WDCPF I WF’s Underwriting Standards

Overview. Set forth below is a description of certain general underwriting guidelines with respect to commercial mortgage loans originated or table funded by WDCPF I WF for securitization.

Notwithstanding the description below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that mortgaged property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of WDCPF I WF’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of certain WDCPF I WF Mortgage Loans, see “—Exceptions” below.

Members of the WDCPF Review Team and real estate professionals associated with any table-funded lenders focus on sourcing, structuring, underwriting and performing due

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diligence on their commercial mortgage loans. Structured finance professional work closely with real estate professionals to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All of the WDCPF I WF Mortgage Loans, including those originated by table funded lenders must be approved by the credit committee described below under “—Loan Approval”.

With respect to certain mortgage loans, WDCPF I WF has delegated certain of its underwriting and origination functions to one or more table-funded lenders or other third-party service providers, subject to loan-to-loan oversight and ultimate review and approval by the WDCPF Review Team. These functions were all performed in substantial accordance with the mortgage loan approval procedures described in this free writing prospectus. In all cases, mortgage loans are documented on the approved documentation of WDCPF I WF.

If a mortgage loan exhibits any one or more of the following characteristics, variances from origination procedures and underwriting criteria described below may be considered acceptable under the circumstances: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent provided by the related sponsor and/or borrower and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party reports including appraisals, environmental reports, engineering assessments, zoning reports and seismic reports, if applicable and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the mortgaged property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified, all financial, occupancy and other information contained in this free writing prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated or table funded by WDCPF I WF require approval by a loan credit committee, which includes senior executives of WDCPF. The committee may approve a mortgage loan as recommended, request that additional due diligence be completed prior to approval, approve subject to modifications of loan terms, or decline a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for a mortgage loan originated or table funded by WDCPF I WF is required to be equal to or greater than 1.20x, and the loan-to-value ratio for a mortgage loan originated or table funded by WDCPF I WF is required to be equal to or less than 80%; provided that the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to a mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, WDCPF I WF may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at

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the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, WDCPF I WF’s judgment of improved property and/or market performance and/or other relevant factors.

Additionally, with respect to certain mortgage loans originated or table funded by WDCPF I WF, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only-interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated or table funded by WDCPF I WF may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured. It is possible that an affiliate of WDCPF I WF may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt, and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of WDCPF I WF’s underwriting process, the following third party assessments and reports will generally be obtained:

•	Appraisals. Independent appraisals or an update of an independent appraisal are required in connection with the origination of each mortgage loan. WDCPF I WF requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such statute is not applicable to WDCPF) and the Uniform Standards of Professional Appraisal Practice.

•	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-13 entitled, “Standard Practice for Environmental Site Assessment: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all real property collateral. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.

Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

•	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended

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capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

•	Zoning and Building Code Compliance. With respect to each mortgage loan, WDCPF I WF will generally consider whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that WDCPF I WF may, on a case-by-case basis, consider a loan secured by real property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, WDCPF I WF requires most borrowers to fund various escrows, such as (to the extent applicable):

•	Taxes. Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide WDCPF I WF with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or high net worth individual sponsor; or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

•	Insurance. If the mortgaged property is insured under an individual policy (i.e., the mortgaged property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide WDCPF I WF with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy; or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

•	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

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•	Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, WDCPF I WF generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter; (ii) if the estimated cost of such repair or remediation does not materially impact the mortgaged property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation; or (iii) if environmental insurance is obtained or already in place.

•	Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the loan term. Special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term; or (ii) where rent at the related mortgaged property is considered below market.

WDCPF I WF may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, WDCPF I WF may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and WDCPF I WF’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the WDCPF I WF Mortgage Loans, please see Annex A-1 to this free writing prospectus.

Title Insurance Policy. The borrower is required to provide, and WDCPF I WF or its origination counsel typically will review, a title insurance policy for each mortgaged property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located; (b) in an amount at least equal to the original principal balance of the mortgage loan; (c) protection and benefits run to the mortgagee and its successors and assigns; (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located; and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. WDCPF typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and,

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subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions

The WDCPF I WF Mortgage Loans were originated in accordance with the underwriting criteria set forth above.

Servicing

Interim servicing for all loans originated or table funded by WDCPF I WF prior to securitization is typically performed by Walker & Dunlop, LLC, an affiliate of WDCPF. Generally, servicing responsibilities are transferred from the interim servicer to the applicable master servicer of the securitization trust at the closing of the securitization, but Walker & Dunlop, LLC is expected to retain certain sub-servicing responsibilities, including with respect to all of the WDCPF I WF Mortgage Loans.

Compliance with Rule 15Ga-1 under the Exchange Act

WDCPF I WF has no history as a securitizer prior to September 2014. WDCPF I WF filed its most recent Form ABS-15G with the SEC on February 6, 2015. Such Form ABS-15G is available electronically though the SEC’s EDGAR system. The Central Index Key number of WDCPF I WF is 0001617874. With respect to the period from and including July 1, 2014, to and including March 31, 2015, WDCPF I WF does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

National Cooperative Bank, N.A.

General

National Cooperative Bank, N.A. is a national banking association regulated by the Office of the Comptroller of the Currency. National Cooperative Bank, N.A. is wholly-owned by National Consumer Cooperative Bank, a federally chartered corporation. The executive offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. is engaged in a wide range of banking, financial and finance-related activities throughout the United States.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

In connection with providing the representations and warranties described above under “Description of the Mortgage Pool—Representations and Warranties”, National Cooperative Bank, N.A. will conduct its own due diligence review. In addition, mortgage loan seller’s counsel will prepare, among other things, initial exception lists to the representations and warranties. Counsel will also review certain loan documentation and perform due diligence procedures. If a cure, repurchase or substitution is required with respect to a mortgage loan sold by National Cooperative Bank, N.A. in the event of a material document defect or

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material breach of a representation or warranty with respect to such mortgage loan, National Cooperative Bank, N.A. will be the sole party responsible for any repurchase or substitution. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “Risk Factors—Risks Related to the Mortgage Loans—No Party is Obligated to Review the Mortgage Loans to Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan” in this free writing prospectus. In addition, National Cooperative Bank, N.A. has agreed to indemnify the Depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

Neither National Cooperative Bank, N.A. nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against National Cooperative Bank, N.A. for any losses or other claims in connection with the Certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by National Cooperative Bank, N.A. in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

A wholly-owned subsidiary of National Cooperative Bank, N.A. is a party to a repurchase facility with Wells Fargo Bank, National Association. None of the Mortgage Loans that National Cooperative Bank, N.A. will transfer to the Depositor are subject to such repurchase agreement. National Cooperative Bank, N.A. is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to twenty (20) of the National Cooperative Bank, N.A. Mortgage Loans, which have an aggregate Cut-off Date Principal Balance of $59,903,355, representing approximately 5.1% of the Cut-off Date Pool Balance, and such hedging arrangements will terminate with respect to such loans that National Cooperative Bank, N.A. will transfer to the Depositor in connection with the transfer of those Mortgage Loans pursuant to this securitization transaction. See “—Affiliations and Certain Relationships Among Certain Transaction Parties” below.

National Cooperative Bank, N.A.’s Securitization Program

National Cooperative Bank, N.A. has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor since 2002. Its parent, National Consumer Cooperative Bank, has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller since 1992. This is the 40th commercial mortgage loan securitization to which National Cooperative Bank, N.A. and its affiliates are contributing loans. During the period commencing on January 1, 1992 and ending on April 30, 2015, National Cooperative Bank, N.A. and its affiliates sold approximately $4.8 billion of commercial and multifamily mortgage loans into commercial mortgage-backed securitization transactions. Since 1998, National Cooperative Bank, N.A. together with its parent National Consumer Cooperative Bank securitized approximately $3.2 billion of multifamily loans in agency mortgage security backed transactions.

In addition to commercial and multifamily mortgage loans, National Cooperative Bank, N.A. has securitized residential mortgage loans.

National Cooperative Bank, N.A.’s Underwriting Standards and Processes

General. All of the mortgage loans sold to the Depositor by National Cooperative Bank, N.A. were originated by National Cooperative Bank, N.A. or an affiliate of National

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Cooperative Bank, N.A., generally in accordance with the underwriting criteria described below. Twenty-three (23) of the thirty-five (35) Mortgage Loans that National Cooperative Bank, N.A. will transfer to the Depositor were originated by its parent company, National Consumer Cooperative Bank. National Cooperative Bank, N.A. has implemented general loan policies and guidelines establishing certain procedures with respect to underwriting its mortgage loans. The underwriting and origination procedures and the credit analysis with respect to any particular mortgage loan may significantly differ from one mortgage loan to another, and will be driven by circumstances particular to that mortgage loan and the related mortgaged real property, including, among others, its type, physical quality, size, environmental condition, location, market conditions, reserve requirements and other factors. Accordingly, there is no assurance that every loan will comply in all respects with National Cooperative Bank, N.A.’s general guidelines.

Loan Analysis. In connection with the origination of mortgage loans, National Cooperative Bank, N.A. conducts an extensive review of the related mortgaged real property, which includes an analysis of the appraisal, environmental report, property condition report, seismic reports (where applicable), historical operating statements, ground lease (where applicable), leases, maintenance schedules and rent rolls (where applicable), budgets, sources and uses and related information provided by the borrower. The credit of the borrower and, generally for loans other than those secured by residential cooperative properties, certain of its key principals, are examined for financial strength and character prior to origination of the mortgage loan, which may include a review of annual financial statements and judgment, lien, bankruptcy and outstanding litigation searches. As part of the underwriting process, a site inspection of each mortgaged real property is conducted by National Cooperative Bank, N.A., an affiliate or a third-party engineering firm.

Loan Approval. Prior to commitment, all mortgage loans must be approved by National Cooperative Bank, N.A.’s credit committee (the make-up of which varies by loan size and type) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Environmental Assessments. An environmental site assessment (generally a Phase I environmental site assessment) is performed on all mortgaged properties. The environmental assessments are performed during the 12-month period preceding origination of the related mortgage loan. Depending on the findings of the environmental site assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; obligating the related borrower to perform remediation as a condition to the closing of such mortgage loan or within a period following the closing of such mortgage loan; and/or the posting of cash reserves, letters of credit or guaranties so secure the performance of any recommended remediation action. Additionally, all borrowers are required to provide customary environmental representations, warranties, covenants and indemnities relating to the existence and use of hazardous substances on the mortgaged properties.

Property Condition Assessments. Independent engineering firms conduct inspections with respect to each mortgaged real property generally within the twelve-month period preceding the origination of the related mortgage loan. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances where deferred maintenance items are identified, repairs or maintenance are completed before closing or cash reserves, letters of credit or guaranties so secure the performance of the deferred maintenance items.

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Appraisals. An appraisal of each of the mortgaged properties is performed prior to the origination of each such loan. Independent MAI appraisers performed the appraisals. Such appraisals generally complied with (or the appraiser certified that such appraisal complied with) the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Seismic Report. If the property consists of improvements located in seismic zone 3 or 4, National Cooperative Bank, N.A. typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.

Title Insurance. The borrower is required to provide, and National Cooperative Bank, N.A.’s origination counsel reviews, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Additional Debt. Certain of the residential cooperative mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. The mortgage loans that are other than residential cooperative mortgage loans will generally prohibit additional indebtedness secured by the related mortgaged property, but may have or permit additional unsecured indebtedness and trade payables. In many cases, National Cooperative Bank, N.A. or one of its affiliates is and/or will be the lender on that additional debt. The debt service coverage ratios described herein would be lower if the payments related to such additional debt were included in the calculation of such debt service coverage ratios and the loan-to-value ratios described herein would be higher if the amount of any such additional subordinate debt were included in the calculation of such loan-to-value ratios.

Debt Service Coverage Ratio and LTV Ratio. National Cooperative Bank, N.A. evaluates debt service coverage ratios and loan-to-value ratios when underwriting a mortgage loan. Generally, the debt service coverage ratio for mortgage loans (other than residential cooperative mortgage loans) originated or acquired by National Cooperative Bank, N.A. will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans (other than residential cooperative mortgage loans) originated or acquired by National Cooperative Bank, N.A. will be equal to or less than 75%; provided, however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. Debt service coverage ratios are calculated based on Underwritten Net Cash Flow. Underwritten Net Cash Flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. In the case of a residential cooperative property, Underwritten Net Cash Flow is the projected net cash flow reflected in

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the most recent appraisal obtained by or otherwise in the possession of the related Mortgage Loan Seller as of the cut-off date and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected net cash flow used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. The loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property is calculated using the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related Mortgage Loan Seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative. This value, in general, equals the sum of (i) the gross sellout value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent-controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering the related Mortgaged Property. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross sellout value referenced in the preceding sentence is calculated without regard to any applicable sale price restriction. The comparable sales considered in the appraisers’ estimates of gross sellout values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. In addition, National Cooperative Bank, N.A. will calculate a loan-to-value ratio for each residential cooperative mortgage loan based upon the value of such residential cooperative property as a multifamily rental property. The value of a residential cooperative property as a multifamily rental property is reflected in the most recent appraisal obtained by or otherwise in the possession of the related Mortgage Loan Seller as of the cut-off date and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property.

Zoning and Building Code Compliance. With respect to each mortgage loan, National Cooperative Bank, N.A. will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use and building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; third party prepared zoning reports; information set forth in the appraisal of the related property; and/or representations by the related borrower. National Cooperative Bank, N.A. generally requires borrowers to obtain law and ordinance coverage. If a material violation exists with respect to a mortgaged property, National Cooperative Bank, N.A. may require the borrower to remediate such violation and/or to establish a reserve to cover the cost of such remediation.

Hazard, Liability and Other Insurance. The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan or 100% of the full insurable replacement cost of the improvements located on the

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property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation. Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified by the Federal Emergency Management Agency as being situated in a Special Flood Hazard Area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration and be provided by a generally acceptable insurance carrier in an amount not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, and (iii) the maximum amount of insurance available under the National Flood Insurance Program. The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions of coverage, including exclusions related to acts of terrorism.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for bodily injury or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or loss of income insurance in an amount not less than 100% of the projected shareholder or unit owner maintenance income for the related property (in the case of a residential cooperative mortgage loan) or projected rental income (in the case of a mortgage loan other than a residential cooperative mortgage loan) for a period of not less than twelve months.

The properties are typically not insured for earthquake risk unless a seismic report indicates a PML of greater than 20%.

Escrow Requirements. National Cooperative Bank, N.A. may require a borrower to fund various escrows. Such escrows may include escrows for taxes and insurance premiums (to cover amounts due prior to their respective due dates), reserves to cover the cost of repairs recommended pursuant to a building condition report prepared for National Cooperative Bank, N.A. or an affiliate that originated the loan, and/or reserves to secure the performance of environmental or other remediation work. In the case of mortgage loans that are other than residential cooperative mortgage loans, such escrows may also include replacement reserves, reserves to cover the costs of tenant improvements, leasing commissions and other re-tenanting expenses and reserves to cure deficiencies in debt service coverage ratios. In some cases such reserves may only be required upon the occurrence of certain events. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. National Cooperative Bank, N.A. may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and National Cooperative Bank, N.A.’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions. Notwithstanding the discussion under “National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above, one or more of National Cooperative Bank, N.A.’s mortgage loans may vary from, or not comply with, National Cooperative Bank, N.A.’s underwriting policies and guidelines described above. In addition, in the case of one or more of National Cooperative Bank, N.A.’s mortgage loans, National Cooperative Bank, N.A. or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon

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other compensating factors. None of the National Cooperative Bank, N.A. Mortgage Loans were originated with any material exceptions to National Cooperative Bank, N.A.’s underwriting guidelines and procedures.

Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor

Overview. National Cooperative Bank, N.A., in its capacity as the Sponsor of the National Cooperative Bank, N.A. Mortgage Loans, has conducted a review of the National Cooperative Bank, N.A. Mortgage Loans it is selling to the Depositor designed and effected to provide reasonable assurance that the disclosure related to the National Cooperative Bank, N.A. Mortgage Loans is accurate in all material respects. National Cooperative Bank, N.A. determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the National Cooperative Bank, N.A. Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of National Cooperative Bank, N.A. (collectively, the “National Cooperative Bank, N.A. Deal Team”) with the assistance of certain third parties. National Cooperative Bank, N.A. has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the Depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the National Cooperative Bank, N.A. Mortgage Loans (rather than relying on sampling procedures).

Database. To prepare for securitization, members of the National Cooperative Bank, N.A. Deal Team created a database of loan-level and property-level information relating to each National Cooperative Bank, N.A. Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments and property condition reports, insurance policies, borrower-supplied information (including, to the extent available, maintenance schedules and rent rolls (if applicable), leases and financial or operating statements) and information collected by National Cooperative Bank, N.A. during the underwriting process. Prior to securitization of each National Cooperative Bank, N.A. Mortgage Loan, the National Cooperative Bank, N.A. Deal Team may have updated the information in the database with respect to such National Cooperative Bank, N.A. Mortgage Loan based on current information brought to the attention of the National Cooperative Bank, N.A. Deal Team relating to loan payment status and escrows, updated operating statements, maintenance schedules and rent rolls (if applicable), leasing activity, and other relevant information. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “National Cooperative Bank, N.A. Data Tape”) containing detailed information regarding each National Cooperative Bank, N.A. Mortgage Loan was created from, among other sources, the information in the database referred to in the prior paragraph. The National Cooperative Bank, N.A. Data Tape was used by the National Cooperative Bank, N.A. Deal Team to provide the numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans in this free writing prospectus.

Data Comparisons and Recalculation. The Depositor, on behalf of National Cooperative Bank, N.A., engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by National Cooperative Bank, N.A. relating to information in this free writing prospectus regarding the National Cooperative Bank, N.A. Mortgage Loans. These procedures included:

•	comparing the information in the National Cooperative Bank, N.A. Data Tape against various source documents provided by National Cooperative Bank, N.A.;

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•	comparing numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the information contained in the National Cooperative Bank, N.A. Data Tape; and
•	recalculating certain percentages, ratios and other formulae relating to the National Cooperative Bank, N.A. Mortgage Loans disclosed in this free writing prospectus.

Legal Review. National Cooperative Bank, N.A. engaged counsel to conduct certain legal reviews of the National Cooperative Bank, N.A. Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each National Cooperative Bank, N.A. Mortgage Loan, counsel reviewed the principal loan documents for each mortgage loan to identify material deviations from National Cooperative Bank, N.A.’s standard form loan documents. In addition, counsel reviewed National Cooperative Bank, N.A.’s representations and warranties set forth on Annex C-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Other Review Procedures. National Cooperative Bank, N.A. has serviced each National Cooperative Bank, N.A. mortgage loan since origination and has confirmed that it is not aware of any material events, except as previously identified, concerning the related Mortgage Loan, the Mortgaged Property and the borrower occurring since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property or borrower, or notice of non-compliance with environmental laws; (iv) bankruptcies involving any borrower; and (v) any existing or incipient material defaults.

The National Cooperative Bank, N.A. Deal Team also reviewed the National Cooperative Bank, N.A. Mortgage Loans to confirm, with the assistance of counsel, whether any National Cooperative Bank, N.A. Mortgage Loan materially deviated from the underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this free writing prospectus.

Findings and Conclusions. National Cooperative Bank, N.A. found and concluded with reasonable assurance that the disclosure regarding the National Cooperative Bank, N.A. Mortgage Loans in this free writing prospectus is accurate in all material respects. National Cooperative Bank, N.A. also found and concluded with reasonable assurance that the National Cooperative Bank, N.A. Mortgage Loans were originated in accordance with National Cooperative Bank, N.A.’s origination policies, procedures and underwriting criteria set forth “under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this free writing prospectus.

Review Procedures in the Event of a Mortgage Loan Substitution. National Cooperative Bank, N.A. will perform a review of any National Cooperative Bank, N.A. Mortgage Loan that it elects to substitute for a National Cooperative Bank, N.A. Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. National Cooperative Bank, N.A., and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement. National Cooperative Bank, N.A. may engage a third party accounting firm to compare the such criteria against the underlying

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source documentation to verify the accuracy of the review by National Cooperative Bank, N.A. and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by National Cooperative Bank, N.A. to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this free writing prospectus, National Cooperative Bank, N.A. filed its most recent Form ABS-15G with the SEC on February 17, 2015. Such Form ABS-15G is available electronically though the SEC’s EDGAR system. The Central Index Key number of National Cooperative Bank, N.A. is 0001577313. With respect to the period from and including April 1, 2012, to and including March 31, 2015, National Cooperative Bank, N.A. does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—National Cooperative Bank, N.A.” has been provided by National Cooperative Bank, N.A.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this free writing prospectus, the Sponsors (directly or through affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount generally equal to the excess, if any, of:

(a) the sum of any proceeds received or value of any interests retained from the sale of the Certificates to investors (whether or not in this offering) and the sale of servicing rights to Wells Fargo Bank, National Association for the servicing of the Mortgage Loans (other than Mortgage Loans sold by National Cooperative Bank, N.A. to the Depositor) (excluding primary servicing rights, if any, retained by a Sponsor or a third party primary servicer), over

(b) the sum of certain costs and expenses of originating or acquiring the Mortgage Loans and certain costs and expenses related to the issuance, offering and sale of the Certificates as generally described in this free writing prospectus.

In the case of the Mortgage Loans as to which Wells Fargo Bank, National Association is the Master Servicer, the applicable mortgage servicing rights (excluding primary servicing rights, if any, retained by a Sponsor or a third party primary servicer) will be sold to such Master Servicer for a price based on the value of the master servicing fees to be paid to such Master Servicer with respect to each such Mortgage Loan and the value of the right to earn income on investments on amounts held by such Master Servicer with respect to such Mortgage Loans.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee (the “Trustee”) on behalf of the Certificateholders pursuant to the Pooling and Servicing Agreement. WTNA is a national banking association with trust powers incorporated in 1995. The Trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington

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Trust Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of December 31, 2014, WTNA served as trustee on over 1,500 mortgage-backed related securities transactions having an aggregate original principal balance of approximately $64 billion, of which approximately 77 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $44 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

The information set forth under this sub-heading has been provided by WTNA. None of the Depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as certificate administrator, tax administrator, certificate registrar, and custodian under the Pooling and Servicing Agreement (the “Certificate Administrator”).

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.7 trillion in assets and approximately 265,000 employees as of December 31, 2014, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsors, the Master Servicers, the Special Servicers, the Trustee, the Trust Advisor and the Mortgage Loan Sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Certificate Administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of

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December 31, 2014, Wells Fargo Bank was acting as securities administrator with respect to more than $171 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the pooling and servicing agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2014, Wells Fargo Bank was acting as custodian of more than 116,000 commercial mortgage files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a Sponsor or an affiliate of a Sponsor, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, N.A., in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a civil complaint in the United States District Court for the Southern District of New York against Wells Fargo Bank, N.A., alleging claims against the bank in its capacity as trustee for 274 residential mortgage-backed securities (“RMBS”) trusts (the “Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank, Citibank, HSBC, The Bank of New York Mellon and U.S. Bank) by a group of institutional investor plaintiffs. The Complaint against Wells Fargo Bank, N.A. alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to (i) enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default purportedly caused by breaches by mortgage loan servicers, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank, N.A. and other trustees by RMBS investors in these and other transactions.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on the Wells Fargo Bank or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

The information set forth under this sub-heading has been provided by Wells Fargo Bank. None of the depositor, the underwriters or any other person, other than Wells Fargo

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Bank, makes any representation or warranty as to the accuracy or completeness of such information.

The Master Servicers

Wells Fargo Bank, National Association

Wells Fargo Bank will act as the master servicer under the Pooling and Servicing Agreement for all of the Mortgage Loans to be deposited into the Trust Fund other than the Mortgage Loans sold to the Depositor by National Cooperative Bank, N.A. (in such capacity, a “Master Servicer”). Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo Bank. Like Wells Fargo Bank, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo Bank and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo Bank managers and legacy Wachovia managers.

Wells Fargo Bank is also a Sponsor, an Originator, a Mortgage Loan Seller, the swap counterparty, the Certificate Administrator, the tax administrator, the custodian and the certificate registrar under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the Depositor, and of Wells Fargo Securities, LLC, an underwriter. In addition, Wells Fargo Bank is the master servicer, the certificate administrator, the custodian, the tax administrator and the certificate registrar under each of the WFCM 2015-C28 Pooling and Servicing Agreement and the WFCM 2015-LC20 Pooling and Servicing Agreement which govern the servicing of the Brickyard Square Mortgage Loan and the Bella Luna / San Lucas Mortgage Loan, respectively. Wells Fargo Bank is the purchaser under repurchase agreements with each of Rialto Mortgage, Silverpeak, National Cooperative Bank, N.A. and WDCPF I WF, respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject Mortgage Loan Seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Rialto Mortgage, Silverpeak, National Cooperative Bank, N.A. or WDCPF I WF as applicable. Pursuant to certain interim servicing agreements between Wells Fargo Bank and Rialto Mortgage, a Sponsor, Originator and Mortgage Loan Seller, or certain affiliates of Rialto Mortgage, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Rialto Mortgage or such affiliates (subject, in some cases, to the repurchase facility described above in this paragraph) from time to time, including, prior to their inclusion in the Trust Fund, some or all of the Mortgage Loans that Rialto Mortgage will transfer to the Depositor. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by Rialto Mortgage that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund. Pursuant to certain interim servicing agreements between Wells Fargo Bank and Silverpeak, a Sponsor, Originator and Mortgage Loan Seller, or certain affiliates of Silverpeak, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Silverpeak or such affiliates of Silverpeak (subject, in some cases, to the repurchase facility described above in this paragraph or the repurchase facility provided by Deutsche Bank AG, Cayman Islands Branch described below under "—Affiliations and Certain Relationships Among Certain Transaction Parties") from time to time, including, prior to their inclusion in the Trust Fund, some or all of the Mortgage Loans that Silverpeak will transfer to the Depositor. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan

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being transferred by Silverpeak that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund. Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the Trust Fund, some or all of the Mortgage Loans transferred by Wells Fargo Bank. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by it that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund. Wells Fargo Bank expects to enter into one or more agreements with the other Sponsors (other than National Cooperative Bank, N.A.) to purchase the servicing rights to the related Mortgage Loans and/or the right to be appointed as the Master Servicer with respect to such Mortgage Loans. See “—Affiliations and Certain Relationships Among Certain Transaction Parties” below.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions Corp.’s Strategy CS software. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014	As of 3/31/2015
By Approximate Number:	35,189	33,354	33,590	33,399
By Approximate Aggregate Unpaid Principal Balance (in billions):	$428.5	$434.4	$474.4	$480.3

Within this portfolio, as of March 31, 2015, are approximately 24,503 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $395.6 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of March 31, 2015, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s

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portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period*	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2012	$331,765,453,800	$2,133,375,220	0.64%
Calendar Year 2013	$346,011,017,466	$2,158,219,403	0.62%
Calendar Year 2014	$377,947,659,331	$1,750,352,607	0.46%
YTD March 31, 2015	$382,854,235,509	$1,782,705,503	0.47%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances. “PPA” means property protection advances and “YTD” means year-to-date.

Wells Fargo Bank is rated by Fitch Ratings, Inc. (“Fitch”), Standard & Poor’s Ratings Services (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer and a master servicer of commercial mortgage loans. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Above Average	MOR CS1
Master Servicer:	CMS1-	Above Average	MOR CS1

The long-term deposits of Wells Fargo Bank are rated “AA-” by S&P, “Aa3” by Moody’s Investors Service, Inc. (“Moody’s”) and “AA-” by Fitch. The short-term deposits of Wells Fargo Bank are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, Wells Fargo Bank, as a Master Servicer, will remain responsible for its duties under the Pooling and Servicing Agreement. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

•	provision of Strategy and Strategy CS software;
•	tracking and reporting of flood zone changes;
•	abstracting of leasing consent requirements contained in mortgage loan documents;

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•	legal representation;
•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo Bank;
•	performance of property inspections;
•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and
•	Uniform Commercial Code (“UCC”) searches and filings.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this free writing prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

In its capacity as a Master Servicer, Wells Fargo Bank will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, will act as master servicer with respect to thirty-five (35) of the Mortgage Loans, representing 8.7% of Cut-off Date Pool Balance (in such capacity, a “Master Servicer”. National Cooperative Bank, N.A. is one of the Mortgage Loan Sellers and one of the Special Servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing

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mortgage loans since 1990. As of April 30, 2015, National Cooperative Bank, N.A. was the primary or master servicer of a portfolio of multifamily and commercial mortgage loans in commercial mortgage-backed securities transactions and in agency mortgage-backed security and cash sale transactions in the United States totaling approximately $4.0 billion in aggregate outstanding principal balance. There are currently no outstanding servicing advances made by National Cooperative Bank, N.A. in regards to any Mortgage Loan being transferred by it for inclusion in the Trust Fund.

As of March 31, 2015, National Cooperative Bank, N.A. had total assets of $1,927.5 million (unaudited), a capital base in excess of regulatory requirements with a Tier 1 Capital to Total Assets ratio of 12.22%. For the quarter ended March 31, 2015, National Cooperative Bank, N.A. reported net income of $3.5 million (unaudited) for an annualized return on average assets of 0.74%. As of December 31, 2014, National Cooperative Bank, N.A. had total assets of $1,846.9 million, a capital base in excess of regulatory requirements with a Tier 1 Capital to Total Assets ratio of 12.40%. For the year ended December 31, 2014, National Cooperative Bank, N.A. reported net income of $17.3 million.

National Cooperative Bank, N.A. is rated by Fitch and S&P as master, primary and special commercial mortgage servicers. Current ratings are shown below:

Servicer Rating Type	Fitch	S&P
Master Servicer	CMS2-	Average
Primary Servicer	CPS1-	Above Average
Special Servicer	CSS3+	Average

National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2012(1)	2013(1)	2014(1)	2015(2)
By Approximate Number:	4,327	4,040	3,945	3,908
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.9 billion	$5.8 billion	$5.7 billion	$5.7 billion

(1)	As of the last day of the calendar year indicated.
(2)	As of April 30, 2015.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of April 30, 2015, are approximately 1,472 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $4.0 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of April 30, 2015, were located in 35 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has detailed operating policies and procedures for the performance of its master servicing obligations. National Cooperative Bank, N.A. servicing policies and procedures are updated periodically to keep pace with changes in the

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commercial mortgage-backed securities industry generally and have been generally consistent for the last three years in all material respects. The only significant changes in National Cooperative Bank, N.A.’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae.

National Cooperative Bank, N.A. utilizes a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of mortgage servicing activities. Among other functions, this platform performs account maintenance, tracks borrower communications, tracks escrow deposits, balances and withdrawals, tracks loan prepayments and payoffs, updates transaction data and generates various account reports. National Cooperative Bank, N.A.’s primary servicing system runs on McCracken Financial Solutions Corp. Strategy CS software. National Cooperative Bank, N.A. reports to trustees and certificate administrators in the CREFC® format. National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

The table below sets forth information regarding principal and interest advances and servicing advances made by National Cooperative Bank, N.A., as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth is the amount of such advances as of the last day of the period indicated (expressed as a dollar amount and as a percentage of National Cooperative Bank, N.A.’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2012	$1,994,945,814	$6,060,444	0.30%
Calendar Year 2013	$1,717,374,349	$7,688,745	0.45%
Calendar Year 2014	$1,650,576,224	$7,200,000	0.44%
Calendar Year 2015(1)	$1,539,766,000	$4,158,080	0.27%

(1)	As of April 30, 2015.
*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

National Cooperative Bank, N.A. may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, National Cooperative Bank, N.A., as a Master Servicer, will remain responsible for its duties under the Pooling and Servicing Agreement. National Cooperative Bank, N.A. may engage third-party vendors to provide technology or process efficiencies. National Cooperative Bank, N.A. monitors its third-party vendors in compliance with its internal vendor management procedures and applicable law. National Cooperative Bank, N.A. has entered into contracts with third party vendors for the following functions:

•	provision of loan servicing software – McCracken/Strategy CS;
•	tracking and reporting of flood zone changes;
•	legal representation;

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•	performance of ongoing property inspections;
•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and
•	Uniform Commercial Code searches and filings.

Generally, all amounts received by National Cooperative Bank, N.A. on the mortgage loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by National Cooperative Bank, N.A. Funds are then transferred to segregated investor specific accounts pursuant to the servicing agreements.

Via a password-protected website, for commercial mortgage-backed securitization transactions for which National Cooperative Bank, N.A. is master servicer, National Cooperative Bank, N.A. provides its commercial mortgage-backed securities investors with access to data and reports.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as master servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as master servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as master servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as master servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as master servicer.

National Cooperative Bank, N.A., as a Master Servicer, will be required to pay all expenses incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this free writing prospectus), including all fees of any sub-servicers retained by it.

In its capacity as Master Servicer, National Cooperative Bank, N.A. will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, National Cooperative Bank, N.A. may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent National Cooperative Bank, N.A. performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of

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Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

The information provided in this free writing prospectus concerning National Cooperative Bank, N.A. has been provided by it.

The Special Servicers

Midland Loan Services, a Division of PNC Bank, National Association

Midland Loan Services, a Division of PNC Bank, National Association (“Midland”), will initially be appointed to act as special servicer (a “Special Servicer”) with respect to ninety-eight (98) of the mortgage loans, representing 91.3% of the Cut-off Date Pool Balance and in this capacity will initially be responsible for the servicing and administration of such underlying mortgage loans that become Specially Serviced Mortgage Loans and any associated REO Properties (other than any REO Property with respect to any Non-Serviced Pari Passu Mortgage Loan) pursuant to the Pooling and Servicing Agreement and with respect to non-Specially Serviced Mortgage Loans, reviewing and evaluating certain borrower requests and the applicable Master Servicer’s written analysis. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMBS”) by S&P, Moody’s, Fitch and Morningstar. Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar. For each category, S&P ranks Midland as “Strong”, Fitch ranks Midland as “1”, and Morningstar ranks Midland as “CS1”. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

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From time to time, Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of March 31, 2015, Midland was servicing approximately 29,779 commercial and multifamily mortgage loans with a principal balance of approximately $325 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 11,890 of such loans, with a total principal balance of approximately $159 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income producing properties. As of March 31, 2015, Midland was named the special servicer in approximately 170 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $93 billion. With respect to such transactions as of such date, Midland was administering approximately 106 assets with an outstanding principal balance of approximately $754 million.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2012 to 2014.

	Calendar Year End (Approximate amounts in billions)
Portfolio Size – Master/Primary	2012	2013	2014
CMBS	$115	$141	$157
Other	$167	$167	$179
Total	$282	$308	$336

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2012 to 2014.

	Calendar Year End (Approximate amounts in billions)
Portfolio Size – CMBS Special Servicing	2012	2013	2014
Total	$82	$70	$85

Midland may enter into one or more arrangements with the Subordinate Class Representative, a Majority Subordinate Certificateholder, other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person

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with the right to appoint or remove and replace Midland as a Special Servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as a Special Servicer under the Pooling and Servicing Agreement, any related co-lender agreement and limitations on the right of such person to replace the Special Servicer. See “Risk Factors—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates” in this free writing prospectus.

Pursuant to an interim servicing agreement between an affiliate of WDCPF I WF, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the Trust Fund, certain of the WDCPF I WF Mortgage Loans.

DoubleLine Capital L.P., or one of its affiliates, which is expected to serve as the initial Subordinate Class Representative and Majority Subordinate Certificateholder, engaged Midland as an independent contractor to conduct due diligence with respect to the Mortgage Loans.

Midland is also the special servicer under the WFCM 2015-C28 Pooling and Servicing Agreement, which governs the servicing of the Brickyard Square Loan Combination.

The information regarding Midland set forth under this sub-heading “—Midland Loan Services, a Division of PNC Bank, National Association” has been provided by Midland.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, with respect to thirty-five (35) of the Mortgage Loans, representing 8.7% of the Cut-off Date Pool Balance, initially be responsible for the servicing and administration of the Specially Serviced Mortgage Loans and REO Properties and, with respect to the applicable mortgage loans that are non-Specially Serviced Mortgage Loans, reviewing and evaluating certain borrower requests and applicable master servicer’s written analysis and recommendations. National Cooperative Bank, N.A. is one of the Mortgage Loan Sellers and one of the Master Servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990.

As of March 31, 2015, National Cooperative Bank, N.A. had total assets of $1,927.5 million (unaudited), a capital base in excess of regulatory requirements with a Tier 1 Capital to Total Assets ratio of 12.22%. For the quarter ended March 31, 2015, National Cooperative Bank, N.A. reported net income of $3.5 million (unaudited) for an annualized return on average assets of 0.74%. As of December 31, 2014, National Cooperative Bank, N.A. had total assets of $1,846.9 million, a capital base in excess of regulatory requirements with a Tier 1 Capital to Total Assets ratio of 12.40%. For the year ended December 31, 2014, National Cooperative Bank, N.A. reported net income of $17.3 million.

National Cooperative Bank, N.A. is approved as a special servicer by Fitch and S&P and currently has a special servicer rating of “CSS3+” by Fitch and “Average” by S&P. National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

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National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2012(1)	2013(1)	2014(1)	2015(2)
By Approximate Number:	4,327	4,040	3,945	3,908
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.9 billion	$5.8 billion	$5.7 billion	$5.7 billion

(1)	As of the last day of the calendar year indicated.
(2)	As of April 30, 2015.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of April 30, 2015, are approximately 1,472 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $4.0 billion related to commercial mortgage-backed securities (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of April 30, 2015, were located in 35 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has been acting as a special servicer of mortgage loans in CMBS transactions since 2010. National Cooperative Bank, N.A.’s parent, National Consumer Cooperative Bank, has acted as a special servicer of mortgage loans in CMBS transactions since 1998. In 2010, National Consumer Cooperative Bank transferred its CMBS special servicing operations to National Cooperative Bank, N.A. As of April 30, 2015, National Cooperative Bank, N.A. was named the special servicer in approximately 31 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $1.4 billion. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO Properties that have been referred to National Cooperative Bank, N.A. as special servicer in CMBS transactions from 2010 to April 30, 2015.

Portfolio Size – CMBS Special Servicing	2012(1)	2013(1)	2014(1)	2015(2)
Total	$47,478,196	$41,180,052	$37,525,431	$59,259,400

(1)	Size of portfolio for which National Cooperative Bank, N.A. acted as special servicer as of the last day of the calendar year indicated.
(2)	Size of portfolio for which National Cooperative Bank, N.A. acted as special servicer as of April 30, 2015.

National Cooperative Bank, N.A. has detailed servicing policies and procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under National Cooperative Bank, N.A.’s servicing agreements, including procedures for managing delinquent and specially serviced loans and loans subject to the bankruptcy of the borrower. These policies and procedures include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance. National Cooperative

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Bank, N.A. periodically updates its servicing policies and procedures to keep pace with changes in the commercial mortgage-backed securities industry generally and to comply with changes in federal or state law or investor requirements. These policies and procedures are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB.

National Cooperative Bank, N.A.’s servicing personnel are highly skilled professionals that proactively manage specially serviced assets through the workout cycle from initiation of foreclosure, bankruptcy, real estate owned or modification. National Cooperative Bank, N.A. takes a disciplined approach to the management and resolution of specially serviced loans and evaluates all viable resolution strategies to determine the strategy that generates the highest net present value for the holder of such specially serviced loan. Default resolution strategies are determined in accordance with the respective pooling and servicing agreement and the terms of the related mortgage loan documents.

National Cooperative Bank, N.A. has not engaged and does not currently intend to engage any third party servicers to perform on its behalf any of its special servicing duties with respect to the trust mortgage loans for which National Cooperative Bank, N.A. acts as special servicer.

National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as special servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as special servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as special servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as special servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as special servicer.

National Cooperative Bank, N.A., as a Special Servicer, will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this free writing prospectus), including all fees of any sub-servicers retained by it.

Although National Cooperative Bank, N.A. does not presently intend to enter into any such arrangement, National Cooperative Bank, N.A. may, in the future, enter into one or more arrangements with any party entitled to appoint or remove and replace a special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, National Cooperative Bank, N.A.’s appointment as special servicer under the Pooling and Servicing Agreement

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and limitations on such person’s right to replace National Cooperative Bank, N.A. as a special servicer.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

The information provided in this free writing prospectus concerning National Cooperative Bank, N.A. has been provided by it.

Affiliated Servicers

Rialto Capital Advisors, LLC, a Delaware limited liability company (“Rialto”), was appointed to act as the WFCM 2015-LC20 Special Servicer and in this capacity will initially be responsible for the servicing and administration of the Bella Luna / San Lucas Loan Combination (if it becomes a specially serviced mortgage loan) and any associated REO Property pursuant to the WFCM 2015-LC20 Pooling and Servicing Agreement. Rialto maintains its principal servicing office at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

Rialto has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. Rialto currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar.

Rialto is a wholly-owned subsidiary of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager and an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B). As of March 31, 2015, RCM was the sponsor of, and certain of its affiliates were investors in, four private equity funds (collectively, the “Funds”) with an aggregate of $2.6 billion of equity under management and RCM also advised one separately managed account with $400 million of committed capital. Two of such funds are focused on distressed and value-add real estate related investments, one of such funds is focused on investments in commercial mortgage-backed securities and the other fund and the separately managed account are focused on mezzanine debt. To date, RCM has acquired and/or is managing approximately $6.9 billion of non- and sub-performing real estate assets, representing over 10,000 loans. Included in this number are approximately $3 billion in structured transactions with the Federal Deposit Insurance Corporation (“FDIC”). RCM was also a sub-advisor and investor in an approximately $4.6 billion Public-Private Investment Fund with the U.S. Department of the Treasury which was liquidated in October of 2012.

In addition, RCM has underwritten and purchased, primarily for the Funds, over $3.3 billion in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in 47 different securitizations totaling approximately $55.0 billion in overall transaction size. RCM has the right to appoint the special servicer for each of these transactions.

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RCM has over 385 employees and is headquartered in Miami with two other main offices located in New York City and Atlanta. In addition, the asset management platform utilizes seven satellite offices located in Las Vegas, Nevada, Phoenix, Arizona, Aliso Viejo, California, Denver, Colorado, Portland, Oregon, Charlotte, North Carolina and Tampa, Florida. It is also supported in local markets by the Lennar infrastructure which provides access to over 6,600 employees across the country’s largest real estate markets.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. Rialto has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying mortgage loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by Rialto for any particular property depends upon, among other things, the terms and provisions of the underlying mortgage loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

Rialto is subject to external and internal audits and reviews. Rialto is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management. Rialto is also subject to external audits as part of the external audit of Lennar and stand-alone audits of the FDIC transactions and the Funds. As part of such external audits, auditors perform test work and review internal controls throughout the year. As a result of this process, Rialto has been determined to be Sarbanes-Oxley compliant.

Rialto maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, Rialto has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of March 31, 2015, Rialto and its affiliates were actively special servicing approximately 2,400 portfolio loans with a principal balance of approximately $800 million and were responsible for approximately 1,400 portfolio REO assets with a principal balance of approximately $1.5 billion.

Rialto is also currently performing special servicing for 51 commercial real estate securitizations. With respect to such securitization transactions, Rialto is administering over 3,800 assets with a principal balance of approximately $56.8 billion. The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

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The table below sets forth information about Rialto’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014	As of 3/31/2015
Number of CMBS Pools Named Special Servicer	16	27	45	49
Approximate Aggregate Unpaid Principal Balance(1)	$18.9 billion	$32.4 billion	$49.2 billion	$53.3 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	19	27	28	32
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$21 million	$101 million	$126.9 million	$149 million

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by Rialto.
(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer that are, as of the specified date, specially serviced by Rialto. Does not include any resolutions during the specified year.

In its capacity as the WFCM 2015-LC20 Special Servicer, Rialto will not have primary responsibility for custody services of original documents evidencing the Bella Luna / San Lucas Loan Combination. Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving the Bella Luna / San Lucas Loan Combination or otherwise. To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard under the WFCM 2015-LC20 Pooling and Servicing Agreement.

Rialto does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances Rialto may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of Rialto, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by Rialto in other commercial mortgage-backed securitization pools generally, for which Rialto has developed processes and procedures which materially differ from the processes and procedures employed by Rialto in connection with its special servicing of commercial mortgage-backed securitization pools generally.

There have not been, during the past three years, any material changes to the policies or procedures of Rialto in the servicing function it will perform under the WFCM 2015-LC20 Pooling and Servicing Agreement for assets of the same type included in the WFCM 2015-LC20 securitization, including the Bella Luna / San Lucas Loan Combination. No securitization transaction in which Rialto was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Rialto as special servicer, including as a result of a failure by Rialto to comply with the applicable servicing criteria in connection with any securitization transaction. Rialto has not been terminated as special

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servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. Rialto has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which Rialto is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by Rialto in connection with any securitization in which Rialto was acting as special servicer. Rialto does not believe that its financial condition will have any adverse effect on the performance of its duties under the WFCM 2015-LC20 Pooling and Servicing Agreement and, accordingly, Rialto believes that its financial condition will not have any material impact on the performance of the Bella Luna / San Lucas Loan Combination or the performance of the Certificates.

From time to time Rialto is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Rialto does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the Bella Luna / San Lucas Loan Combination pursuant to the WFCM 2015-LC20 Pooling and Servicing Agreement.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Rialto or of which any of its property is the subject, which are material to Certificateholders. Rialto occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which Rialto acts as special servicer, Rialto may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Rialto’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace Rialto as the special servicer.

Rialto is an affiliate of Rialto Mortgage Finance, LLC, a Sponsor, Mortgage Loan Seller and Originator. Rialto and Rialto Mortgage Finance, LLC are also affiliates of the entity that is the initial majority subordinate certificateholder under the WFCM 2015-LC20 Pooling and Servicing Agreement, and which was appointed as the initial subordinate class representative under the WFCM 2015-LC20 Pooling and Servicing Agreement.

The information set forth under this sub-heading “—The Special Servicers—Rialto Capital Advisors, LLC” regarding Rialto has been provided by Rialto.

The Trust Advisor

Trimont Real Estate Advisors, Inc. (“Trimont”) will act as trust advisor under the Pooling and Servicing Agreement (in such capacity, the “Trust Advisor”).

The principal office of Trimont is located at 3424 Peachtree Road NE, Suite 2200, Atlanta, Georgia 30326 and its telephone number is (404) 420-5600. Trimont also has offices located in Irvine, California, New York, New York, Hoevelaken, The Netherlands, and London, England.

Trimont provides services to real estate lenders and investors on both debt and equity investments. Its core services include asset management, loan servicing, asset servicing,

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due diligence, underwriting services and portfolio risk analysis. Trimont is rated by S&P as Commercial Mortgage Special Servicer (Strong) and Construction Loan Servicer (Strong), by Fitch as a Primary Servicer (CPS2+) and Special Servicer (CSS2) and by Kroll Bond Rating Agency, Inc. as Primary Servicer (Pass) and Special Servicer (Pass).

Trimont has been named operating advisor or trust advisor on over 35 commercial mortgage-backed securities transactions with an aggregate original principal loan balance of approximately $40 billion (not including the subject transaction). The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements, including procedures for managing delinquent and specially serviced loans. There have been no material changes to Trimont’s policies or procedures in the past three years that would have a material effect on the current transaction. The policies and procedures are reviewed annually and centrally managed. Furthermore, Trimont’s disaster recovery plan is reviewed annually.

Trimont was special servicing approximately 350 loans and REO properties (securitized and non-securitized) with an aggregate outstanding principal balance of approximately $600 million as of December 31, 2014. Trimont has been named special servicer on 40 commercial mortgage-backed securities transactions with an aggregate original principal loan balance of approximately $36 billion. The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties. Trimont was first named as a special servicer in a commercial mortgage-backed securities transaction in 1998.

No commercial mortgage-backed securities transaction involving commercial or multifamily mortgage loans in which Trimont was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Trimont as primary servicer or special servicer, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any commercial mortgage-backed securities transaction.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Trimont does not believe that any such lawsuits or legal proceedings, individually or in the aggregate, would be material to Certificateholders.

Trimont is not an affiliate of the Depositor, the underwriters, the Issuing Entity, the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, or the Sponsors.

The information set forth in this subheading “—The Trust Advisor” concerning the Trust Advisor and its affiliates has been provided by Trimont.

Affiliations and Certain Relationships Among Certain Transaction Parties

In this section, we describe affiliations and relationships between a legal entity that is a party to this securitization transaction, on the one hand, and any separate legal entity that is a material party to this securitization transaction, on the other. Each of the entities described below may have conflicts of interest that arise from circumstances other than its affiliation with another party to the securitization. In this section, we do not describe all the

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conflicts of interest that a party to the securitization may have. For additional information regarding conflicts of interest, see the “Risk Factors” section of this free writing prospectus.

Wells Fargo Bank, a Sponsor, Originator and Mortgage Loan Seller, is also a Master Servicer, the Certificate Administrator, the tax administrator, the custodian, the certificate registrar and the swap counterparty under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the Depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is the master servicer, the certificate administrator, the custodian, the tax administrator and the certificate registrar under each of the WFCM 2015-C28 Pooling and Servicing Agreement and the WFCM 2015-LC20 Pooling and Servicing Agreement which govern the servicing of the Brickyard Square Loan Combination and the Bella Luna / San Lucas Loan Combination, respectively.

In addition, Wells Fargo Bank is the purchaser under repurchase agreements with each of Rialto Mortgage and WDCPF I WF, respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject Mortgage Loan Seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Rialto Mortgage, WDCPF I WF and their respective affiliates, as applicable.

In the case of the repurchase facility provided to Rialto Mortgage, Wells Fargo Bank has agreed to purchase mortgage loans from Rialto Mortgage on a revolving basis. The dollar amount of the Rialto Mortgage Loans expected to be subject to that repurchase facility is projected to equal, as of the Cut-off Date, approximately $236,805,755. Proceeds received by Rialto Mortgage in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank the Rialto Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the Depositor free and clear of any liens.

In the case of the repurchase facility provided to WDCPF I WF, Wells Fargo Bank has agreed to purchase mortgage loans from WDCPF I WF on a revolving basis. The principal balance of the Mortgage Loans subject to the repurchase facility that will be sold by WDCPF I WF to the Depositor in connection with this securitization transaction is projected to equal, as of the Cut-off Date, approximately $113,270,708. Proceeds received by WDCPF I WF in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank each of the Mortgage Loans subject to that repurchase facility that are to be sold by WDCPF I WF to the Depositor in connection with this securitization transaction, which Mortgage Loans will be transferred to the Depositor free and clear of any liens.

In addition, Wells Fargo Bank and Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Bank Securities Inc., an underwriter) are purchasers under separate repurchase agreements with Silverpeak Real Estate Finance LLC or with a wholly-owned subsidiary or other affiliate of Silverpeak Real Estate Finance LLC for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Silverpeak Real Estate Finance LLC and its affiliates. Pursuant to these repurchase facilities, Wells Fargo Bank and Deutsche Bank AG, Cayman Islands Branch have agreed to purchase mortgage loans from Silverpeak on a revolving basis. In connection with the repurchase facility with Wells Fargo Bank, the dollar amount of the Mortgage Loans subject to such repurchase facility that will be sold by Silverpeak to the Depositor in connection with this securitization transaction is projected to equal, as of the Cut-off Date, approximately $65,102,050. In connection with the repurchase facility with Deutsche Bank AG, Cayman Islands Branch, the dollar amount of the Mortgage Loans subject to such repurchase facility that will be sold by Silverpeak to the Depositor in connection with this securitization transaction is projected to equal, as of the Cut-off Date, approximately $25,500,000. Proceeds received by Silverpeak in connection with this securitization transaction will be

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used, in part, to repurchase from Wells Fargo Bank and Deutsche Bank AG, Cayman Islands Branch each of the Mortgage Loans subject to such repurchase facilities that are to be sold by Silverpeak to the depositor in connection with this securitization transaction, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

Additionally, each of National Cooperative Bank, N.A. and WDCPF I WF, respectively, or, in any such case, the respective wholly-owned subsidiary or other affiliate of the subject Mortgage Loan Seller, is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to all of the Mortgage Loans that WDCPF I WF will transfer to the depositor and with respect to certain of the Mortgage Loans that National Cooperative Bank, N.A., will transfer to the depositor. In each instance those hedging arrangements will terminate in connection with the contribution of those Mortgage Loans to this securitization transaction.

As a result of the matters discussed above, this securitization transaction will substantially reduce the economic exposure of Wells Fargo Bank and Deutsche Bank Securities Inc. to the Mortgage Loans that are to be transferred by Rialto Mortgage, Silverpeak, WDCPF I WF and National Cooperative Bank, N.A. Finance LLC, respectively, to the Depositor.

Wells Fargo Bank is the interim custodian of the loan files for all of the Rialto Mortgage Loans and WDCPF I WF Mortgage Loans.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated or acquired by such Mortgage Loan Sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering. In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose. The related Mortgage Loan Sellers are solely responsible for the underwriting of their Mortgage Loans as well as the Mortgage Loan representations and warranties related thereto.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and Rialto Mortgage, each a Sponsor, Originator and Mortgage Loan Seller, or certain affiliates of Rialto Mortgage, Wells Fargo Bank acts (from time to time) as primary servicer with respect to certain mortgage loans owned by Rialto Mortgage or such affiliates (subject, in some cases, to the repurchase facility described above), including, prior to their inclusion in the Trust Fund, some or all of the Rialto Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and Silverpeak, each a Sponsor, Originator and Mortgage Loan Seller, or certain affiliates of Silverpeak, Wells Fargo Bank acts (from time to time) as primary servicer with respect to certain mortgage loans owned by Silverpeak or such affiliates of Silverpeak (subject, in some cases, to the repurchase facilities described above), including, prior to their inclusion in the Trust Fund, some or all of the Mortgage Loans to be transferred by Silverpeak to the Depositor.

Wells Fargo Bank, a Master Servicer, is expected to enter into a sub-servicing agreement with an affiliate of WDCPF I WF pursuant to which such affiliate will be required to perform certain limited subservicing duties with respect to the WDCPF I WF Mortgage Loans.

National Cooperative Bank, N.A., a Sponsor, is one of the Mortgage Loan Sellers, one of the Master Servicers and one of the Special Servicers. In addition, Wells Fargo Bank,

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National Association is the purchaser under a repurchase agreement with a wholly-owned subsidiary of National Cooperative Bank, N.A., for the purpose of providing short-term warehousing of mortgage loans originated or acquired by National Cooperative Bank, N.A. None of the Mortgage Loans that National Cooperative Bank, N.A. will transfer to the Depositor are subject to such repurchase agreement. National Cooperative Bank, N.A. is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to twenty (20) of the National Cooperative Bank, N.A. Mortgage Loans, which have an aggregate Cut-off Date Principal Balance of $59,903,355, representing approximately 5.1% of the Cut-off Date Pool Balance and such hedging arrangements will terminate with respect to such Mortgage Loans that National Cooperative Bank, N.A. will transfer to the Depositor in connection with the transfer of those Mortgage Loans pursuant to this securitization transaction.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related Mortgage Loan Seller or one of its affiliates.

Rialto Mortgage Finance, LLC, a Sponsor, Mortgage Loan Seller and Originator, and Rialto Capital Advisors, LLC, the special servicer under the WFCM 2015-LC20 Pooling and Servicing Agreement, which governs the servicing of the Bella Luna / San Lucas Loan Combination, are affiliated with each other. Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC are also affiliates of the entity that is the initial majority subordinate certificateholder under the WFCM 2015-LC20 Pooling and Servicing Agreement, and which was appointed as the initial subordinate class representative under the WFCM 2015-LC20 Pooling and Servicing Agreement.

DoubleLine Capital LP, or an affiliate, which is expected to be the initial Majority Subordinate Certificateholder, in connection with its expected purchase of the Class E, F and G Certificates on the Closing Date, engaged Midland as an independent contractor to conduct due diligence with respect to the Mortgage Loans.

Pursuant to an interim servicing agreement between an affiliate of WDCPF I WF, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the Trust Fund, certain of the WDCPF I WF Mortgage Loans.

Midland, a Special Servicer, is also the special servicer under the WFCM 2015-C28 Pooling and Servicing Agreement, which governs the servicing of the Brickyard Square Loan Combination.

Wilmington Trust, National Association, the Trustee, is also the trustee under the WFCM 2015-C28 pooling and servicing agreement and the WFCM 2015-LC20 pooling and servicing agreement which govern the servicing of the Brickyard Square Loan Combination and the Bella Luna / San Lucas Loan Combination, respectively.

Trimont Real Estate Advisors, Inc., the Trust Advisor, is also the trust advisor under the WFCM 2015-LC20 pooling and servicing agreement, which governs the servicing of the Bella Luna / San Lucas Loan Combination.

See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—The Master Servicers” and “—The Special Servicers” in this free writing prospectus and “The Depositor” and “The Sponsor” in the accompanying prospectus.

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DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued on the Closing Date pursuant to the Pooling and Servicing Agreement and will consist of 20 classes (each, a “Class”). Some of the provisions of the Offered Certificates and the Pooling and Servicing Agreement are described in this “Description of the Offered Certificates” section of this free writing prospectus. For additional detailed information regarding the terms of the Pooling and Servicing Agreement and the Offered Certificates, you should refer to the section in this free writing prospectus titled “Servicing of the Mortgage Loans and Administration of the Trust Fund” and to the sections in the accompanying prospectus titled “Description of the Certificates” and “Description of the Pooling and Servicing Agreements”.

The Certificates collectively will represent the entire beneficial ownership interest in a Trust Fund consisting primarily of:

•	the Mortgage Loans;
•	any and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date, in each case exclusive of payments of principal, interest and other amounts due on or before that date;
•	the Mortgage Loan documents for the Mortgage Loans (insofar as they are required to be delivered to the Custodian on behalf of the Trustee);
•	certain rights with respect to the Mortgage Loans granted to us under the Mortgage Loan Purchase Agreements;
•	any Mortgaged Property that is acquired for the benefit of the registered holder of a Certificate (a “Certificateholder”) through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding Mortgage Loan (upon acquisition, each, an “REO Property”, which such REO Property includes with respect to any Non-Serviced Loan Combination, any interest in the related “REO Property” acquired with respect to such Non-Serviced Loan Combination pursuant to the applicable pooling and servicing agreement by or on behalf of the Trust Fund with respect to such Non-Serviced Loan Combination; and
•	those funds or assets as from time to time are deposited in each Collection Account described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Collection Accounts” in this free writing prospectus, the REO Account as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—REO Account”, the Distribution Account described under “—Distribution Account” below or the Interest Reserve Account described under “—Interest Reserve Account” below.

The Certificates will consist of the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX, A-SB, X-A, X-B, A-S, B, C, PEX, D, E, F, G, V-1, V-2 and R Certificates (collectively, the “Certificates”):

•	the Class A-1, A-2, A-3, A-4, A-SB, A-S, X-A, X-B, B, C, PEX and D Certificates, which are the Classes of Certificates that are offered by this free writing prospectus (collectively, the “Offered Certificates”); and
•	the Class A-4FL, A-4FX, E, F, G, V-1, V-2 and R Certificates, which are the Classes of Certificates that—

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1.    will be retained or privately placed by us, and

2.    are not offered by this free writing prospectus.

•	On the Closing Date, the Trust will also issue uncertificated regular interests in REMIC III referred to in this free writing prospectus as the “Class A-4FX Regular Interest”, the “Class A-S Regular Interest”, the “Class B Regular Interest” and the “Class C Regular Interest”, and collectively, the “Regular Interests”. The Regular Interests are not offered by this free writing prospectus.

None of the Class A-4FL, A-4FX, E, F, G, V-1, V-2 or R Certificates or the Class A-4FX, A-S, B or C Regular Interests are being offered by this free writing prospectus and any information presented in this free writing prospectus with respect to such Certificates or Regular Interest is provided solely to enhance a prospective purchaser’s understanding of the Offered Certificates.

Certificate Principal Balances and Certificate Notional Amounts

The Class A-1, A-2, A-3, A-4, A-4FL, A-4FX, A-SB, A-S, B, C, PEX, D, E, F and G Certificates are the only Certificates that will have principal balances and are sometimes referred to as the principal balance certificates (collectively, the “Principal Balance Certificates”). The aggregate principal balance of each Class of Principal Balance Certificates will represent the total distributions of principal to which the holders of that Class are entitled over time out of payments and other collections on the assets of the Trust Fund. Accordingly, on each distribution date, the principal balance of each of these Classes will be reduced by any principal distributions actually made with respect to that Certificate on that distribution date. See “—Distributions” below. On any particular distribution date, the principal balance of each of these Classes of Certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the Mortgage Loans and default-related and otherwise unanticipated Trust Fund expenses. Notwithstanding the provisions described above, the principal balance of a Class of Principal Balance Certificates (and therefore the notional amount of the Class X-A or X-B Certificates, as applicable) may be reinstated under limited circumstances in connection with a recovery of amounts that had previously been determined to constitute nonrecoverable advances. See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below.

The Class A-S, B and C Certificates may be exchanged for Class PEX Certificates, and Class PEX Certificates may be exchanged for Class A-S, B and C Certificates, in each case only in the manner described under “—Exchanges of Exchangeable Certificates” in this free writing prospectus. The Class A-S, B, C and PEX Certificates are sometimes collectively referred to herein as the “Exchangeable Certificates”.

The Class A-S, B and C Regular Interests will have principal balances equal to the initial principal balances of the Class A-S, B and C Certificates, respectively. The Class A-S, B, C and PEX Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such Regular Interests. Each of the Class A-S, B and C Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, B and C Regular Interests, respectively. The Class PEX Certificates will, at all times, represent a beneficial interest in the remaining percentages of the outstanding principal balances of the Class A-S, B and C Regular Interests. We sometimes refer to the Class PEX Certificates’ beneficial interests in the Class A-S, B and C Regular Interests as the “Class A-S component”, “Class B component” and “Class C component” of the Class PEX Certificates.

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Following any exchange of Class A-S, B and C Certificates for Class PEX Certificates or any exchange of Class PEX Certificates for Class A-S, B and C Certificates as described herein, the percentage interest of the outstanding principal balances of the Class A-S, B and C Regular Interests that is represented by the Class A-S, B and C Certificates, on the one hand, and the Class PEX Certificates, on the other hand, will be increased or decreased accordingly. The initial aggregate certificate principal balance of the Class A-S, B and C Certificates on the cover page represents the principal balance of such classes without giving effect to any exchange. The principal balance of the Class PEX Certificates on the cover page is equal to the aggregate of the principal balances of the Class A-S, B and C Certificates and represents the maximum principal balance of the Class PEX Certificates that could be issued in an exchange. The principal balance of each of the Class A-S, B and C Regular Interests will equal the aggregate of the applicable percentage interests of the Class A-S, B and C Certificates, respectively, and each of the related components of the Class PEX Certificates. The principal balances of the Class A-S, B and C Certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the principal balance of the Class PEX Certificates issued on the Closing Date.

The respective notional amounts of the Class X-A and X-B Certificates will each be comprised of components that correspond to respective Classes of Principal Balance Certificates and the Class A-4FX, A-S, B and C Regular Interests, as applicable. The notional amount of the Class X-A Certificates will be comprised of seven (7) components corresponding to the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX and A-S Regular Interests. The notional amount of the Class X-B Certificates will be comprised of two (2) components corresponding to the Class B and C Regular Interests. Each component of the Class X-A or X-B Certificates will have a notional amount equal to the aggregate principal balance of its corresponding Class of Principal Balance Certificates or Regular Interests, as applicable, from time to time. Accordingly, for purposes of calculating the amount of accrued interest with respect to those Certificates, the Class X-A Certificates will have a notional amount equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX and A-S Regular Interests outstanding from time to time and the Class X-B Certificates will have a notional amount equal to the aggregate principal balance of the Class B and C Regular Interests outstanding from time to time.

The Class R Certificates will not have a principal balance or notional amount. They will be residual interest Certificates. The holders of the Class R Certificates are not expected to receive any material payments.

Neither the Class V-1 nor the V-2 Certificates will have a principal balance or notional amount. The Class V-1 Certificates will only be entitled to receive Excess Interest on the Mortgage Loan identified on Annex A-1 to this free writing prospectus as Walgreens – Milwaukee and the Class V-2 Certificates will only be entitled to receive Excess Interest on the Mortgage Loan identified on Annex A-1 to this free writing prospectus as Haggen Food & Pharmacy.

In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any Principal Balance Certificate from time to time, you may multiply the original principal balance of that Certificate as of the Closing Date, as specified on the face of that Certificate, by the then-applicable certificate factor for the relevant Class. The certificate factor for any Class of Principal Balance Certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then-outstanding aggregate principal balance of that Class, and the denominator of which will be the original aggregate principal

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balance of that Class. Certificate factors will be reported monthly in the Certificate Administrator’s report.

“Excess Interest” with respect to any ARD Loan is the interest accrued on such Mortgage Loan after the Anticipated Repayment Date allocable to the difference between the Revised Rate and the sum of the Mortgage Pass-Through Rate and the Administrative Fee Rate, plus any compound interest thereon, to the extent permitted by law.

Exchanges of Exchangeable Certificates

Exchanges. Class A-S, B and C Certificates may be exchanged for Class PEX Certificates and vice versa, in whole or in part. This process may occur repeatedly. In the event that the principal balance of the Class A-S, B, C and/or PEX Certificates is reduced to zero as a result of such Class being paid all interest and principal in full, exchanges will no longer be permissible. With respect to any exchange, each of the Class A-S, B and C Certificates will be required in order to exchange such Certificates for Class PEX Certificates, using the initial principal balances of the individual Certificates being exchanged (rather than the outstanding principal balance), in each case, in the applicable Exchange Proportion (defined below). This Exchange Proportion is based on the initial principal balances of the Classes (rather than the outstanding principal balances). The aggregate principal balance of the Certificates (with each Class rounded to the nearest whole dollar) received in an exchange, immediately after the exchange, must equal the aggregate principal balance of the Certificates (with each Class rounded to the nearest whole dollar) surrendered for exchange immediately prior to such exchange.

An “Exchange Proportion” consists of Class A-S, B and C certificates with original certificate principal balances (regardless of current certificate principal balance) that represent approximately 42.3%, 33.8% and 23.9%, respectively, of the aggregate original certificate principal balances of all Class A-S, B and C certificates involved in the exchange.

The Class PEX Certificates will only receive distributions of interest, principal, Prepayment Premiums and Yield Maintenance Charges that are allocated to the Class A-S, B and C Certificates exchanged for such Class PEX Certificates. Any Realized Losses or other shortfalls, including as a result of the application of Appraisal Reduction Amounts, allocated to Class A-S, B and C Certificates that were exchanged for Class PEX Certificates will be borne by such Class PEX Certificates. See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below.

For a discussion of the federal income tax consequences of the acquisition, ownership and disposition of the Exchangeable Certificates, see “Material Federal Income Tax Consequences—Taxation of the Exchangeable Certificates”.

Procedures and Fees. If a Certificateholder wishes to exchange Class A-S, B and C Certificates for Class PEX Certificates, or Class PEX Certificates for Class A-S, B and C Certificates, such Certificateholder must notify the Certificate Administrator in writing or by e-mail at cts.cmbs.bond.admin@wellsfargo.com no later than 3 business days prior to the proposed date of such exchange (the “Exchange Date”). The Exchange Date can be any business day other than the first or last business day of the month, subject to satisfaction of the Certificate Administrator. In addition, the Certificateholder must provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP numbers of the Class A-S, B and C Certificates to be exchanged and the Class PEX Certificates to be received (or vice versa), the principal balance of the Class A-S, B and C (or Class PEX) Certificates to be exchanged, the Certificateholder’s DTC participant number and the proposed Exchange Date. The

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Certificateholder and the Certificate Administrator will utilize the “deposit and withdrawal system” at DTC to exchange the Certificates.

The principal and interest entitlements of the Certificates received must equal the entitlements of the Certificates surrendered. The notice of exchange will become irrevocable on the 2nd business day before the proposed Exchange Date.

In connection with each exchange, the Certificateholder must pay any fees charged by DTC or any successor depository, and such fees must be received by the Certificate Administrator prior to the Exchange Date or such exchange will not be effected. The first distribution on Class A-S, B and C Certificates, or Class PEX Certificates, as applicable, will be made in the month following the month of exchange to the Certificateholder of record as of the applicable record date for such Certificate. Neither the Certificate Administrator nor the Depositor will have any obligation to ensure the availability of the applicable Certificates to accomplish any exchange.

Distribution Account

General. The Certificate Administrator must establish and maintain an account (the “Distribution Account”) in which it will hold funds pending their distribution on the Certificates and from which it will make those distributions. That Distribution Account is required to be maintained in the name of the Certificate Administrator on behalf of the Trustee for the benefit of the Certificateholders and in a manner and with a depository institution that satisfies the standards of each of the Rating Agencies for securitizations similar to the one involving the Offered Certificates. One or more subaccounts of the Distribution Account will be established to account separately for the deposits and distributions with respect to REMIC I, REMIC II, REMIC III, the portion of the Trust that holds the Class A-4FX, A-S, B and C Regular Interests and the portion of the Trust that holds the Excess Interest.

Deposits. On the business day prior to each distribution date, each Master Servicer will be required to remit to the Certificate Administrator for deposit in the Distribution Account the following funds:

•	All payments and other collections on the Mortgage Loans and any REO Properties in the Trust Fund for which that Master Servicer acts as Master Servicer, that are then on deposit in the related Collection Account, exclusive of any portion of those payments and other collections that represents one or more of the following:
1.	monthly debt service payments due on a Due Date in a collection period subsequent to the collection period related to the subject distribution date;
2.	payments and other collections received by or on behalf of the Trust Fund after the end of the related collection period;
3.	Authorized Collection Account Withdrawals, including—
(a)	amounts payable to either Master Servicer or either Special Servicer as indemnification or as compensation, including master servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, Modification Fees and, to the extent not otherwise applied to cover interest on advances, late payment charges and Default Interest,
(b)	amounts payable in reimbursement of outstanding advances, together with interest on those advances,

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(c)	amounts payable with respect to other Additional Trust Fund Expenses,
(d)	amounts payable with respect to the Trust Advisor as trust advisor fees,
(e)	amounts payable to any master servicer, special servicer, certificate administrator, trustee or trust advisor with respect to reimbursement for costs or expenses, servicing advances, compensation or indemnification related to any Non-Serviced Pari Passu Mortgage Loan, and
(f)	amounts deposited in such Collection Account in error.
•	Any advances of delinquent monthly debt service payments made by that Master Servicer with respect to those Mortgage Loans for that distribution date.
•	Any payments made by that Master Servicer to cover Prepayment Interest Shortfalls incurred with respect to those Mortgage Loans during the related collection period.

See “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Collection Accounts” and “—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus.

With respect to the distribution date that occurs in March of any calendar year (and if the final distribution date occurs in January (except in a leap year) or February of any year, with respect to the distribution date in such January or February), the Certificate Administrator will be required to transfer from the Interest Reserve Account, which we describe under “—Interest Reserve Account” below, to the Distribution Account the interest reserve amounts that are then being held in that Interest Reserve Account with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis.

The Certificate Administrator may, at its own risk, invest funds held in the Distribution Account in Permitted Investments and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses. Notwithstanding anything herein to the contrary, for so long as Wells Fargo Bank acts as the Certificate Administrator, all funds held in the Distribution Account and the excess liquidation proceeds account will remain uninvested.

“Permitted Investments” means United States government securities and other investment grade obligations specified in the Pooling and Servicing Agreement.

Withdrawals. The Certificate Administrator may from time to time make withdrawals from the Distribution Account for any of the following purposes (the order set forth below not constituting an order of priority for withdrawals):

•	to make distributions on the Certificates;
•	to pay itself, the tax administrator, the Master Servicers, the Special Servicers, the Depositor and the Trustee monthly fees that are described under “—Matters Regarding the Certificate Administrator and the Tax Administrator”, “The Trustee—Matters Regarding the Trustee” and “—Reports to Certificateholders; Available Information” below;
•	to pay any indemnities and reimbursements owed to itself (in each of its capacities), the Trustee and various related persons as described under “—Matters Regarding the Certificate Administrator and the Tax Administrator” below;

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•	to pay for any opinions of counsel required to be obtained in connection with any amendments to the Pooling and Servicing Agreement;
•	to pay any federal, state and local taxes imposed on the Trust Fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the Trust Fund as described under “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Prohibited Transactions Tax and Other Taxes” in the accompanying prospectus and “Servicing of the Mortgage Loans and Administration of the Trust Fund—REO Account” in this free writing prospectus;
•	to pay itself net investment earnings earned on funds in the Distribution Account for each collection period;
•	to pay for the cost of recording the Pooling and Servicing Agreement in a public recording office, if determined to be beneficial to the Certificateholders and the Subordinate Class Representative consents;
•	with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year, to transfer to the Interest Reserve Account the interest reserve amounts required to be so transferred in that month with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis;
•	to pay to the person entitled thereto any amounts deposited in the Distribution Account in error; and
•	to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

Interest Reserve Account

The Certificate Administrator must maintain an account (which may be a sub-account of the Distribution Account) (the “Interest Reserve Account”) in which it will hold the interest reserve amounts described in the next paragraph with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis. That Interest Reserve Account must be maintained by the Certificate Administrator in its name on behalf of the Trustee for the benefit of the Certificateholders and in a manner and with a depository institution that satisfies each Rating Agency’s standards for securitizations similar to the one involving the Offered Certificates. The Certificate Administrator may, at its own risk, invest funds held in the Interest Reserve Account in Permitted Investments, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses. Notwithstanding anything herein to the contrary, for so long as Wells Fargo Bank acts as the Certificate Administrator, all funds held in the Interest Reserve Account will remain uninvested.

During January, except in a leap year, and February of each calendar year, the Certificate Administrator must, on or before the distribution date in that month, withdraw from the Distribution Account and deposit in the Interest Reserve Account the interest reserve amount with respect to each of the Mortgage Loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those Mortgage Loans will equal one day’s interest accrued at the related mortgage interest rate

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net of the Administrative Fee Rate, on the Stated Principal Balance of that Mortgage Loan as of the beginning of the related collection period.

In March of each calendar year (and if the final distribution date occurs in January (except in a leap year) or February of any year, in such January or February), the Certificate Administrator must, on or before the distribution date in that month, withdraw from the Interest Reserve Account and deposit in the Distribution Account any and all interest reserve amounts then on deposit in the Interest Reserve Account with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the Interest Reserve Account to the Distribution Account will be included in the Available Distribution Amount for the distribution date during the month of transfer.

Distributions

General. On each distribution date, the Certificate Administrator will make all distributions required to be made on the Certificates on that distribution date to the holders of record as of the close of business on the related record date, provided that the final distribution of principal and/or interest to the registered holder of any Offered Certificate will not be made until presentation and surrender of that Certificate at the location to be specified in a notice of the pendency of that final distribution.

Distributions made to a Class of Certificateholders will be allocated, pro rata, among those Certificateholders in proportion to their respective percentage interests in that Class.

In order for a Certificateholder to receive distributions by wire transfer on and after any particular distribution date, that Certificateholder must provide the Certificate Administrator with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that Certificateholder will receive its distributions by check mailed to it.

Cede & Co. will be the registered holder of your Offered Certificates, and you will receive distributions on your Offered Certificates through DTC and its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), until physical Certificates are issued, if ever. See “—Delivery, Form and Denomination” below and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

If, in connection with any distribution date, the Certificate Administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the Certificate Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but we cannot assure you that DTC will be able to do so. The Certificate Administrator, the Master Servicers, the Special Servicers and the Trustee will not be liable or held responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution to the Certificateholders. In addition, if the Certificate Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the Certificate Administrator will be entitled to reimbursement from the Trust. Any such reimbursement will constitute Additional Trust Fund Expenses.

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Interest Distributions. All of the Classes of the Certificates will bear interest, except for the Class R, V-1 and V-2 Certificates. The interest accrual period for each distribution date for the Offered Certificates will be the calendar month immediately preceding the month in which that distribution date occurs.

With respect to each interest-bearing Class of the Certificates (other than the Class PEX Certificates) and the Class A-4FX, A-S, B and C Regular Interests, interest will accrue during each interest accrual period based upon:

•	the pass-through rate for that Class and interest accrual period;
•	the aggregate principal balance or notional amount, as the case may be, of that Class outstanding immediately prior to the related distribution date;
•	with respect to the Class A-4FX, A-S, B and C Regular Interests and each Class of Certificates other than the Class A-4FL Certificates, the assumption that each interest accrual period consists of 30 days and each year consists of 360 days; and
•	with respect to the Class A-4FL Certificates, the interest accrual period for any distribution date will be the period from and including the distribution date in the month preceding the month in which the related distribution date occurs (or, in the case of the first distribution date, the Closing Date) to, but excluding, the related distribution date. With respect to the Class A-4FL Certificates, interest will be calculated based upon the actual number of days in the related interest accrual period and a year consisting of 360 days; provided that if the pass-through rate for the Class A-4FL Certificates converts to a fixed rate, the interest calculation method and interest accrual period for the Class A-4FL Certificates will be the same as the Class A-4FX Regular Interest.

The Class PEX Certificates do not have a pass-through rate, but receive distributions of interest equal to the sum of the interest that would be distributable to the Class A-S, B and C Certificates exchanged for such Class PEX Certificates.

On each distribution date, subject to the Available Distribution Amount for that date and the distribution priorities described under “—Priority of Distributions” below, the holders of each interest-bearing Class of the Certificates (other than the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates) and each of the Class A-4FX, A-S, B and C Regular Interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and/or PEX Certificates, as applicable), as described below will be entitled to receive the sum of—

•	an amount equal to:
1.	the total amount of interest accrued during the related interest accrual period with respect to that Class, reduced by
2.	the portion of any Net Aggregate Prepayment Interest Shortfall (if any) for that distribution date that is allocable to that Class as described further below, and
•	any shortfall between that amount as calculated for the prior distribution date and the amount of interest actually distributed on that Class on the prior distribution date.

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“Net Aggregate Prepayment Interest Shortfall” means, with respect to any distribution date, the excess, if any, of:

•	the total Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during the related collection period; over
•	the sum of the total payments made by the Master Servicers to cover those Prepayment Interest Shortfalls.

“Prepayment Interest Shortfall” means, with respect to any Mortgage Loan (including any Non-Serviced Pari Passu Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) prior to the Due Date for that Mortgage Loan in any collection period, the amount of interest, to the extent not collected from the related borrower or otherwise (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), not received by the Trust, that would have accrued on the amount of such principal prepayment during the period from the date to which interest was paid by the related borrower to, but not including, the related Due Date immediately following the date of the subject principal prepayment (net of related master servicing fees (and, in the case of an ARD Loan after its Anticipated Repayment Date, net of any Excess Interest, and, in the case of any Non-Serviced Pari Passu Mortgage Loan, net of an additional rate payable to the Other Master Servicer or Other Trust Advisor), and, further, net of any portion of that interest that represents Default Interest and/or late payment charges).

“Prepayment Interest Excess” means, with respect to any Mortgage Loan (including any Non-Serviced Pari Passu Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) after the Due Date for that Mortgage Loan in any collection period, any payment of interest (net of related master servicing fees and, further, net of any portion of that interest that represents Default Interest or Excess Interest, and, in the case of any Non-Serviced Pari Passu Mortgage Loan, net of an additional rate payable to the Other Master Servicer or Other Trust Advisor) actually collected from the related borrower or out of such insurance proceeds or condemnation proceeds, as the case may be, and intended to cover the period from and after the Due Date to, but not including, the date of prepayment (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected).

Notwithstanding the foregoing, the amount otherwise distributable in respect of interest on a Class of Certificates on any distribution date will be adjusted in accordance with the provisions described below:

•	In the case of the Class B and C Regular Interests (and, therefore, the Class B and C Certificates and the Class B and C components of the Class PEX Certificates) and the Class D Certificates, the amount otherwise distributable in respect of interest on that distribution date will be reduced by the amount of Trust Advisor Expenses allocated to that Class as described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below (which excludes Designated Trust Advisor Expenses);
•	If and to the extent that any such Trust Advisor Expenses were previously allocated to reduce the interest distributable on the Class B and/or C Regular Interests (and, therefore, on the Class B and C Certificates and the Class B and C components of the Class PEX Certificates) or the Class D Certificates on a prior distribution date, the

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amount otherwise distributable in respect of interest on the Class B and C Regular Interests (and, therefore, on the Class B and C Certificates and the Class B and C components of the Class PEX Certificates) and the Class D Certificates (in that order) will be increased (in each case, up to the amount of the Trust Advisor Expenses previously so allocated to that Class), and the amount otherwise distributable in respect of interest on the Class D Certificates and (if necessary) Class C Regular Interest (in that order) (and, therefore the Class C Certificates and the Class C component of the Class PEX Certificates) will be reduced (in each case, up to the amount of interest otherwise distributable on that Class on the current distribution date);
•	If any such Trust Advisor Expenses were previously allocated to the Class B or C Regular Interests or the Class D Certificates, and the expenses are subsequently recovered from a source other than the borrowers under the Mortgage Loans or the related Mortgaged Properties, then, to the extent of any portion of such recovery remaining after application to reimburse the holders of any Principal Balance Certificates that suffered write-offs in connection with Trust Advisor Expenses (see “—Loss Reimbursement Amounts” below), the interest otherwise distributable on those Classes in the aggregate will be increased by the amount of that recovery, which aggregate increase will be allocated to the Class B and C Regular Interests (and therefore, the Class B and C Certificates and the Class B and C components of the Class PEX Certificates) and the Class D Certificates, in that order, in each case up to the aggregate unrecovered amount of such Trust Advisor Expenses previously allocated to that Class; and
•	If any Class of Principal Balance Certificates (other than the Class A-4FL, A-4FX, A-S, B, C or PEX Certificates) or any of the Class A-4FX, A-S, B or C Regular Interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and/or PEX Certificates, as applicable) experiences a reinstatement of its principal balance on any distribution date under the limited circumstances that we describe under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, then that Class will also be entitled (also subject to the Available Distribution Amount for that distribution date and the distribution priorities described under “—Priority of Distributions” below) to the interest that would have accrued for certain prior interest accrual periods (from the date(s) at which the applicable dollar amount(s) being reinstated were most recently written down on that Class (whether such written down amount(s) were written down as a result of the Realized Loss whose recovery has resulted in the reinstatement or as a result of subsequent allocations of Realized Loss(es) unrelated to such Realized Loss whose recovery has resulted in the reinstatement), and at the applicable pass-through rate(s) for such prior interest accrual periods and interest will thereafter accrue on the principal balance of that Class (as calculated taking into account any such restorations and any reductions in such principal balance from time to time) at the pass-through rate for that Class in effect from time to time (such amounts of interest are referred to herein as “Recovered Interest Amounts”).

No portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocable to the Class X-A or X-B Certificates. The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular Class of Principal Balance Certificates (other than the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates), and the Class A-4FX, A-S, B and C Regular Interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and/or PEX Certificates, as applicable) will equal the product of—

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•	the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by
•	a fraction—
1.	the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that Class of Certificates (other than the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates) or Regular Interests, and
2.	the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the Principal Balance Certificates (other than the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates) and the Class A-4FX, A-S, B and C Regular Interests.

With respect to each Class of interest-bearing Certificates and the Class A-4FX, A-S, B and C Regular Interests, the accrued interest for that Class, subject to all the above-described adjustments as described above and elsewhere in this free writing prospectus, is the interest entitlement for that Class and distribution date.

Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing Class of Certificates (other than the Class PEX Certificates) and the Class A-4FX, A-S, B and C Regular Interests for the initial interest accrual period is shown in the table and the related footnotes appearing under the caption “Summary—Description of the Offered Certificates” in this free writing prospectus.

The pass-through rates for the Class Certificates and for the Class Regular Interest for each subsequent interest accrual period will, in the case of each of those Classes, remain fixed at the pass-through rate applicable to that Class of Certificates for the initial interest accrual period.

The pass-through rate applicable to the Class Certificates for each interest accrual period will equal the WAC Rate for the distribution date that corresponds to that interest accrual period.

The pass-through rate applicable to the Class Certificates for each interest accrual period will be a variable rate equal to the WAC Rate for the distribution date that corresponds to that interest accrual period minus a specified percentage.

The pass-through rates for the Class Certificates and the Class Regular Interests for each subsequent interest accrual period will, in the case of each of those Classes, equal to the lesser of:

•	the pass-through rate applicable to that Class of Certificates or Regular Interest for the initial interest accrual period, and
•	the WAC Rate for the distribution date that corresponds to that subsequent interest accrual period.

The pass-through rate on the Class A-4FX Regular Interest and the Class A-4FX Certificates will be a per annum rate equal to     %.

The pass-through rate on the Class A-4FL Certificates will be a per annum rate equal to LIBOR plus     %; provided, however, that under certain circumstances, the pass-through rate on the Class A-4FL Certificates may convert to the pass-through rate applicable to the Class A-4FX Regular Interest. The initial LIBOR rate will be determined two LIBOR Business Days prior to the Closing Date, and subsequent LIBOR rates for the Class A-4FL Certificates

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will be determined two LIBOR Business Days before the start of the related interest accrual period.

The Class PEX Certificates do not have a pass-through rate, but receive distributions of interest equal to the interest that would be distributable to the Class A-S, B and C Certificates exchanged for such Class PEX Certificates.

The pass-through rate applicable to the Class X-A Certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the weighted average of the pass-through rates applicable to the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX and A-S Regular Interests, weighted according to the respective aggregate outstanding principal balances of those Classes and such Regular Interests immediately prior to that distribution date. The pass-through rate applicable to the Class X-B Certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the weighted average of the pass-through rates applicable to the Class B and C Regular Interests, weighted according to the respective aggregate outstanding principal balances of such Class and those Regular Interests immediately prior to that distribution date.

The calculation of the WAC Rate will be unaffected by any change in the mortgage interest rate for any Mortgage Loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that Mortgage Loan agreed to by the applicable Master Servicer or the applicable Special Servicer.

“WAC Rate” means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the Mortgage Loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that determination date.

“Mortgage Pass-Through Rate” means, with respect to any Mortgage Loan for any distribution date, an annual rate generally equal to either:

•	in the case of a Mortgage Loan that accrues interest on a 30/360 Basis, a rate per annum equal to the mortgage interest rate for that Mortgage Loan under its contractual terms in effect as of the Closing Date, minus the Administrative Fee Rate for that Mortgage Loan; or
•	in the case of a Mortgage Loan that accrues interest on an Actual/360 Basis, twelve times a fraction, expressed as a percentage—
1.	the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that Mortgage Loan immediately preceding that determination date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage interest rate for that Mortgage Loan under its contractual terms in effect as of the Closing Date, minus the related Administrative Fee Rate for that Mortgage Loan, and
2.	the denominator of which is the Stated Principal Balance of that Mortgage Loan immediately preceding that determination date.

Notwithstanding the foregoing, if the subject distribution date occurs in any January (except in a leap year) or in any February, then the amount of interest referred to in the

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numerator of the fraction described in clause 1 of the second bullet in the preceding paragraph will be decreased to reflect any interest reserve amount with respect to the subject Mortgage Loan that is transferred from the Distribution Account to the Interest Reserve Account during that month. Furthermore, if the subject distribution date occurs in March of any year (or, if the subject distribution date is the final distribution date, in January (except in a leap year) or February of any year), then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the preceding paragraph will be increased to reflect any interest reserve amounts with respect to the subject Mortgage Loan that are transferred from the Interest Reserve Account to the Distribution Account during that month.

For purposes of calculating the pass-through rates of the Certificates, the Mortgage Pass-Through Rate of each Mortgage Loan will not reflect any modification, waiver or amendment of that Mortgage Loan occurring subsequent to the Closing Date (whether entered into by the applicable Master Servicer, the applicable Special Servicer or any other appropriate party or in connection with any bankruptcy, insolvency or other similar proceeding involving the related borrower), or any Default Interest.

The “Administrative Fee Rate” means, for each Mortgage Loan, the sum of (i) the certificate administrator fee rate, (ii) except with respect to any Non-Serviced Pari Passu Mortgage Loan, the trust advisor fee rate, (iii) the applicable master servicing fee rate (which is inclusive of any primary servicing or subservicing fee payable from the master servicing fee to the applicable primary servicer or subservicer) and (iv) the CREFC® Intellectual Property Royalty License Fee Rate.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Mortgage Loan and for any distribution date is the amount accrued during the related interest accrual period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan as of the close of business on the immediately preceding distribution date; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or REO Mortgage Loan is computed and will be prorated for partial periods. Each Master Servicer, to the extent sufficient funds are on deposit in the related Collection Account, will remit payments to CREFC® of the CREFC® Intellectual Property Royalty License Fee on a monthly basis out of amounts on deposit in the related Collection Account.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.0005% per annum.

“Principal Distribution Amount” means an amount equal to the total, without duplication, of the following—

1.	all payments of principal, including voluntary principal prepayments, received by or on behalf of the Trust Fund with respect to the Mortgage Loans during the related collection period, exclusive of any of those payments that represents a collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the Cut-off Date for the related Mortgage Loan or on a Due Date for the related Mortgage Loan subsequent to the collection period for the subject distribution date,

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2.	all monthly payments of principal that were received by or on behalf of the Trust Fund with respect to the Mortgage Loans prior to, but that are due (or deemed due) during, the related collection period,
3.	all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the Trust Fund with respect to any of the Mortgage Loans or any related REO Properties during the related collection period and that were identified and applied by the applicable Master Servicer as recoveries of principal of the subject Mortgage Loan(s), in each case net of any portion of the particular collection that represents a collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the Cut-off Date for the related Mortgage Loan, and
4.	all advances of principal made with respect to the Mortgage Loans and any REO Mortgage Loans for that distribution date.

Notwithstanding the foregoing, (A) if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any Mortgage Loan, or if any Mortgage Loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject distribution date, then that portion, if any, of the aggregate amount described in clauses 1 through 4 above that is attributable to that Mortgage Loan will be reduced – to not less than zero – by any workout fees or liquidation fees paid with respect to that Mortgage Loan from a source other than related Default Interest and late payment charges during the collection period for the subject distribution date; (B) the aggregate amount described in clauses 1 through 4 above will be further subject to reduction—to not less than zero—by any nonrecoverable advances (and interest thereon) that are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the Mortgage Pool (see “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) during the related collection period (although any of those amounts that were reimbursed from advances or collections of principal and are subsequently collected (notwithstanding the nonrecoverability determination) on the related Mortgage Loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (C) the aggregate amount described in clauses 1 through 4 above will be subject to further reduction – to not less than zero – by any advances (and interest thereon) with respect to a Defaulted Mortgage Loan that remained unreimbursed at the time of the loan’s modification while a Specially Serviced Mortgage Loan and are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the Mortgage Pool (see “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) during that collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related Mortgage Loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

“Defaulted Mortgage Loan” means a Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) that is both (A) a Specially Serviced Mortgage Loan and (B) is either (i) delinquent 120 days or more with respect to any balloon payment or 60 days or more with respect to any other monthly payment, with such delinquency to be determined

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without giving effect to any grace period permitted by the related mortgage or promissory note and without regard to any acceleration of payments under the related mortgage and promissory note, or (ii) a Mortgage Loan as to which the amounts due thereunder have been accelerated following any other material default.

Furthermore, unless and until all Classes of Certificates other than the Control-Eligible Certificates have been retired, the Principal Distribution Amount (or any lesser portion thereof allocable to the Class A-1, A-2, A-3, A-4, A-SB or D Certificates or the Class A-4FX, A-S, B or C Regular Interests) for each distribution date will be reduced to the extent of any Trust Advisor Expenses (other than Designated Trust Advisor Expenses) that exceed the amount of interest otherwise payable on the Class B or C Regular Interests (and, therefore, the Class B and C Certificates and the Class B and C components of the Class PEX Certificates) or Class D Certificates on that distribution date. “Control-Eligible Certificates” means the Class E, F and G Certificates.

The Class A-S, B and C Certificates’ respective interest entitlements for any distribution date will equal their percentage interest of the interest entitlements of the Class A-S, B and C Regular Interests, respectively, on that distribution date. The Class PEX Certificates’ interest entitlement for any distribution date will equal their percentage interest of the interest entitlement of each of the Class A-S, B and C Regular Interests for that distribution date. The Class R, V-1 and V-2 Certificates are not interest-bearing Certificates and will not have pass-through rates.

Principal Distributions. Subject to the relevant Available Distribution Amount and the priority of distributions described under “—Priority of Distributions” below, the total amount of principal payable with respect to each Class of the Principal Balance Certificates and the Class A-4FX, A-S, B and C Regular Interests on each distribution date will equal that Class’s allocable share of the Principal Distribution Amount for that distribution date as described below.

In general, the Principal Distribution Amount for each distribution date will be allocated in the following amounts and order of priority:

•	to the holders of the Class A-SB Certificates in an amount equal to the lesser of—
1.	the Principal Distribution Amount for that distribution date, and
2.	the excess of (a) the principal balance of the Class A-SB Certificates immediately prior to that distribution date over (b) the Class A-SB Planned Principal Balance for that distribution date;
•	to the holders of the Class A-1 Certificates in an amount equal to the lesser of—
1.	the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB Certificates as described in the immediately preceding bullet point), and
2.	the principal balance of the Class A-1 Certificates immediately prior to that distribution date;
•	to the holders of the Class A-2 Certificates in an amount equal to the lesser of—
1.	the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of

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the Class A-SB and Class A-1 Certificates as described in the preceding bullet points), and
2.	the principal balance of the Class A-2 Certificates immediately prior to that distribution date;
•	to the holders of the Class A-3 Certificates in an amount equal to the lesser of —
1.	the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1 and A-2 Certificates as described in the preceding bullet points), and
2.	the principal balance of the Class A-3 Certificates immediately prior to that distribution date;
•	on a pro rata basis, to the holders of the Class A-4 Certificates and to the Class A-4FX Regular interest (and, therefore, to the holders of the Class A-4FL and A-4FX Certificates) in an amount equal to the lesser of—
1.	the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1, A-2 and A-3 Certificates as described in the preceding bullet points), and
2.	the aggregate principal balances of the Class A-4 Certificates and the Class A-4FX Regular Interest immediately prior to that distribution date;
•	to the holders of the Class A-SB Certificates in an amount equal to the lesser of—
1.	the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1, A-2, A-3 and A-4 Certificates and the Class A-4FX Regular Interest as described in the preceding bullet points), and
2.	the principal balance of the Class A-SB Certificates following the distributions to the Class A-SB Certificates pursuant to the first bullet point above;
•	to the holders of the Class A-S Regular Interest (and, therefore, to the Class A-S Certificates and the Class A-S component of the Class PEX Certificates) in an amount equal to the lesser of—
1.	the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1, A-2, A-3 and A-4 Certificates and the Class A-4FX Regular Interest as described in the preceding bullet points), and
2.	the principal balance of the Class A-S Regular Interest immediately prior to that distribution date;

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•	to the holders of the Class B Regular Interest (and, therefore, to the Class B Certificates and the Class B component of the Class PEX Certificates) in an amount equal to the lesser of—
1.	the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1, A-2, A-3 and A-4 Certificates and the Class A-4FX and A-S Regular Interests as described in the preceding bullet points), and
2.	the principal balance of the Class B Regular Interest immediately prior to that distribution date;
•	to the holders of the Class C Regular Interest (and, therefore, to the Class C Certificates and the Class C component of the Class PEX Certificates) in an amount equal to the lesser of—
1.	the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1, A-2, A-3 and A-4 Certificates and the Class A-4FX, A-S and B Regular Interests as described in the preceding bullet points), and
2.	the principal balance of the Class C Regular Interest immediately prior to that distribution date;
•	to the holders of the Class D Certificates in an amount equal to the lesser of—
1.	the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1, A-2, A-3 and A-4 Certificates and the Class A-4FX, A-S, B and C Regular Interests as described in the preceding bullet points), and
2.	the principal balance of the Class D Certificates immediately prior to that distribution date;
•	to the holders of the Class E, F and G Certificates, in that order, in each case in an amount equal to the lesser of—
1.	the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Classes of Certificates or Regular Interests with an earlier alphabetical designation as described in the preceding bullet points or in this bullet point), and
2.	the principal balance of such Class of Certificates immediately prior to that distribution date.

Notwithstanding the provision described in the foregoing paragraph, if any of the Class A-1, A-2, A-3, A-4 and/or A-SB Certificates or the Class A-4FX Regular Interest are outstanding at a time when the aggregate principal balance of the Class A-S, B and C Regular Interests (and therefore, the Class A-S, B, C and PEX Certificates) and the Class D, E, F and G Certificates has been reduced to zero as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, or, in any event, as of the final distribution date for the Certificates, the Principal Distribution Amount for that distribution date and any distribution date thereafter

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will be allocated to the holders of the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX Regular Interest up to an aggregate amount equal to the lesser of (a) that Principal Distribution Amount and (b) the aggregate principal balance of those Classes outstanding immediately prior to that distribution date, which amount will be allocated between such Classes on a pro rata basis in accordance with their respective aggregate principal balances immediately prior to that distribution date.

The Class A-S, B and C Certificates’ respective allocable share of the Principal Distribution Amount for any distribution date will equal their percentage interest of the Class A-S, B and C Regular Interests’ respective allocable shares of the Principal Distribution Amount on that distribution date. The Class PEX Certificates’ share of the Principal Distribution Amount for any distribution date will equal their percentage interest of each of the Class A-S, B and C Regular Interests’ allocable share of the Principal Distribution Amount for that distribution date.

“Class A-SB Planned Principal Balance” means, for any distribution date, the balance shown for such distribution date in the table set forth in Annex G to this free writing prospectus. Such balances were calculated using, among other things, a 0% CPR and the Structuring Assumptions. See “Yield and Maturity Considerations—Weighted Average Life” in this free writing prospectus. Based on such assumptions, the principal balance of the Class A-SB Certificates on each distribution date would be expected to be reduced to the balance indicated for such distribution date in the table set forth in Annex G to this free writing prospectus. There is no assurance, however, that the Mortgage Loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB Certificates on any distribution date will be equal to the balance that is specified for such distribution date in the table.

To the extent that a Master Servicer, a Special Servicer or the Trustee is reimbursed for any nonrecoverable advance (including any interest accrued thereon), or for any advance (including any interest accrued thereon) with respect to a Mortgage Loan that remains unreimbursed following its modification while a Specially Serviced Mortgage Loan, during any collection period out of the principal portion of debt service advances and payments and other collection of principal on the Mortgage Pool, the Principal Distribution Amount for the related distribution date will be reduced by the amount of such reimbursement (although any such amount that is subsequently recovered will generally be added to the Principal Distribution Amount for the distribution date following the collection period in which the recovery occurs). See “—Advances of Delinquent Monthly Debt Service Payments”, “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” and the definition of “Principal Distribution Amount” under “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Loss Reimbursement Amounts. As discussed under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, the aggregate principal balance of any Class of Principal Balance Certificates (other than the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates), and the Class A-4FX, A-S, B and C Regular Interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and/or PEX Certificates, as applicable) may be reduced without a corresponding distribution of principal. If such a reduction occurs as described in that section with respect to any Class of Principal Balance Certificates (other than the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates), and the Class A-4FX, A-S, B and C Regular Interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and/or PEX Certificates, as applicable), then subject to the relevant Available Distribution Amount and the priority of distributions described under “—Priority of Distributions” below, the holder(s) of that Class will be entitled to be reimbursed for the

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amount of that reduction, without interest (and without duplication of any amount reflected in a reinstatement of the aggregate principal balance of that Class under the limited circumstances described in this free writing prospectus with respect to recoveries of amounts previously determined to have constituted nonrecoverable advances). Any such allocation of losses and/or reimbursement amounts allocated to the Class A-S, B and C Regular Interests will be allocated between the Class A-S, B and/or C Certificates, as applicable, on the one hand, and the Class PEX Certificates, on the other hand, based on their respective percentage interests in the related Regular Interests.

Priority of Distributions

On each distribution date, the Certificate Administrator will apply the Available Distribution Amount for that distribution date in the following amounts and order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for that distribution date:

•	first, to make distributions of interest to the holders of the Class A-1, A-2, A-3, A-4, A-SB, X-A and X-B Certificates and the Class A-4FX Regular Interest, pro rata according to the respective amounts of interest entitlements with respect to those Classes as described under “—Interest Distributions” above;
•	second, to make distributions of principal to the holders of the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX Regular Interest according to the respective portions of the Principal Distribution Amount for that distribution date that are allocated to those Classes as their current entitlements to principal as described under “—Principal Distributions” above;
•	third, to reimburse the holders of the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX Regular Interest for any Realized Losses and Additional Trust Fund Expenses previously allocated to those Classes (as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below and excluding Trust Advisor Expenses other than Designated Trust Advisor Expenses) and for which reimbursement has not previously been made, which distributions are required to be made pro rata in accordance with the respective entitlements of those Classes;
•	fourth, sequentially to the holders of the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and/or PEX Certificates, as applicable) and the Class D, E, F and G Certificates, in that order (with no distribution to be made on any such Class until all the distributions described in this clause have been made to all other such Classes with an earlier distribution priority (if any)), first, to make a distribution of interest up to the amount of interest entitlements on that Class for that distribution date as described above under “—Interest Distributions”; then, to make a distribution of principal up to the portion of the Principal Distribution Amount for that distribution date that is allocated to that Class as described above under “—Principal Distributions”; and, finally, to reimburse any Realized Losses and Additional Trust Fund Expenses previously allocated to that Class (as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below and excluding Trust Advisor Expenses other than Designated Trust Advisor Expenses) and for which reimbursement has not previously been made;
•	fifth, to reimburse the holders of the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX Regular Interest (on a pro rata basis in accordance with their

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respective entitlements) and then the Class A-S, B and C Regular Interests and the Class D, E, F and G Certificates, in that order, for any other amounts that may previously have been allocated to those Classes in reduction of their certificate principal balances and for which reimbursement has not previously been made; and
•	finally, to the holders of the Class R Certificates any remaining portion of the Available Distribution Amount for that distribution date.

Notwithstanding any contrary provision described above, if the Available Distribution Amount includes any recoveries of Trust Advisor Expenses (other than Designated Trust Advisor Expenses) from a source other than the proceeds of the Mortgage Loan, those recoveries will, prior to the distributions described above, be distributed to the holders of any Principal Balance Certificates that suffered write-offs in connection with Trust Advisor Expenses. Those distributions will be made to the holders of the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX Regular Interest (on a pro rata basis based on the write-offs previously experienced by such Classes in respect of Trust Advisor Expenses (other than Designated Trust Advisor Expenses)) and then the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C and/or PEX Certificates, as applicable) and Class D Certificates, in that order, in each case up to the amount of the write-offs previously experienced by that Class in respect of Trust Advisor Expenses (other than Designated Trust Advisor Expenses).

“Available Distribution Amount” means, with respect to any distribution date, in general, the sum of—

1.	the amounts remitted by the Master Servicers to the Certificate Administrator for such distribution date, as described under “Description of the Offered Certificates—Distribution Account—Deposits” in this free writing prospectus, exclusive of any portion thereof that represents one or more of the following:
•	Prepayment Premiums, Yield Maintenance Charges and/or Excess Interest (which are separately distributable on the Certificates as described in this free writing prospectus); and
•	any amounts that may be withdrawn from the Distribution Account, as described under “Description of the Offered Certificates—Distribution Account—Withdrawals” in this free writing prospectus, for any reason other than distributions on the Certificates, including if such distribution date occurs during January, other than a leap year, or February of any year, the interest reserve amounts with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis, which are to be deposited into the Interest Reserve Account; plus
2.	if such distribution date occurs in March of any year (or, if the distribution date is the final distribution date and occurs in January (except in a leap year) or February of any year), the aggregate of the interest reserve amounts then on deposit in the Interest Reserve Account in respect of each Mortgage Loan that accrues interest on an Actual/360 Basis, which are to be deposited into the Distribution Account.

Any portion of the Available Distribution Amount distributed to the Class A-S, B and C Regular Interests will be allocated between the Class A-S, B and/or C Certificates, as applicable, on the one hand, and the Class PEX Certificates, on the other hand, based on their respective percentage interests in the related Regular Interests.

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The Certificate Administrator will apply the Available Distribution Amount as described under “Description of the Offered Certificates—Distributions” in this free writing prospectus to distribute principal and accrued interest on the Certificates on each distribution date.

Distributions of Yield Maintenance Charges and Prepayment Premiums. If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any Mortgage Loan, then on the distribution date corresponding to that collection period, the Certificate Administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) in the following manner: (1) to each of the Class A-1, A-2, A-3, A-4, A-SB and D Certificates and Class A-4FX, A-S, B and C Regular Interests, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such Class or Regular Interest, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class or Regular Interest for that distribution date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates) and Regular Interests for that distribution date, and (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, A-2, A-3, A-4, A-SB Certificates and Class A-4FX and A-S Regular Interests for that distribution date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates) and Regular Interests for that distribution date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, A-2, A-3, A-4, A-SB Certificates and Class A-4FX and A-S Regular Interests as described above, and (3) to the Class X-B Certificates, any remaining such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any Class of Principal Balance Certificates (other than the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates) and the Class A-4FX, A-S, B and C Regular Interests, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that Class or Regular Interest, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

•	under no circumstances will the Base Interest Fraction be greater than one;
•	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that Class, then the Base Interest Fraction will equal zero; and
•	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that Class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

•	if a Discount Rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO

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Mortgage Loan, that Discount Rate, converted (if necessary) to a monthly equivalent yield, or
•	if a Discount Rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Mortgage Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the Certificate Administrator or the applicable Master Servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Mortgage Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

Any portions of Prepayment Premiums and/or Yield Maintenance Charges distributed to the Class A-S, B and C Regular Interests will be allocated between the Class A-S, B and/or C Certificates, as applicable, on the one hand, and the Class PEX Certificates, on the other hand, based on their respective percentage interests in the related Regular Interests.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class E, F, G, R, V-1 or V-2 Certificates.

See “Risk Factors—Risks Related to the Mortgage Loans—Provisions Requiring Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions May Not Be Enforceable” and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” in this free writing prospectus and “Description of Certificates—Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations” in the accompanying prospectus.

Application of Mortgage Loan Collections. The Available Distribution Amount and Principal Distribution Amount for each distribution date will depend in part on how collections on the Mortgage Loans are allocated.

The Pooling and Servicing Agreement further provides that all amounts received by the Trust Fund in respect of or allocable to any particular Mortgage Loan, including any

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payments from borrowers, insurance proceeds, condemnation proceeds or liquidation proceeds (including any such collections on or in respect of Corrected Mortgage Loans), together with any other cash recoveries on and proceeds of such Mortgage Loan will be applied to amounts due and owing under the related mortgage note and mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Loan documents and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, must be applied:

first, as a recovery of any related and unreimbursed Servicing Advances (together with, without duplication, any unliquidated advances in respect of prior Servicing Advances and any prior Servicing Advances theretofore determined to constitute nonrecoverable servicing advances) and, if applicable, unpaid liquidation expenses;

second, as a recovery of accrued and unpaid interest (together with, without duplication, any unliquidated advances in respect of prior debt service advances of such interest and any debt service advances of interest theretofore determined to constitute nonrecoverable debt service advances) on such Mortgage Loan to, but not including, the end of the mortgage loan accrual period ending in the collection period in which the collection occurred, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or Excess Interest; provided, however, that in no event will any portion of any liquidation proceeds be applied under this clause second to any interest that previously accrued on a Mortgage Loan and constitutes an Appraisal-Reduced Interest Amount;

third, as a recovery of principal (together with, without duplication, any unliquidated advances in respect of prior debt service advances of such principal and any prior debt service advances of such principal theretofore determined to constitute nonrecoverable debt service advances) of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if a liquidation event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

fourth, as a recovery of any Appraisal-Reduced Interest Amounts that have occurred and are then existing with respect to such Mortgage Loan;

fifth, unless a liquidation event has occurred in respect of such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items;

sixth, unless a liquidation event has occurred in respect of such Mortgage Loan, as a recovery of reserve funds to the extent then required to be held in escrow;

seventh, as a recovery of any Default Interest and late payment charges then due and owing under such Mortgage Loan;

eighth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Mortgage Loan;

ninth, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan;

tenth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal or Excess Interest (and if both (x) fees that constitute additional master servicing compensation or additional special servicing

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compensation and (y) trust advisor consulting fees are due and owing, first, allocated to fees that constitute additional master servicing compensation or additional special servicing compensation, and then allocated to trust advisor consulting fees);

eleventh, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

twelfth, in the case of each ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Excess Interest on such ARD Loan.

provided that, in connection with any Mortgage Loan, payments or proceeds received from the related borrower with respect to any partial release (including pursuant to a condemnation) of a Mortgaged Property at a time when the loan-to-value ratio of the related Mortgage Loan exceeds 125% (based solely on the value of the real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the Trustee) must be applied to reduce the principal balance of such Mortgage Loan in the manner permitted by the REMIC provisions of the Code.

In connection with each REO Property or with respect to a Non-Serviced Loan Combination, any interest in an REO property acquired with respect to such Non-Serviced Loan Combination, the Pooling and Servicing Agreement requires that all amounts received by the Trust Fund, exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property (or with respect to a Non-Serviced Loan Combination, any interest in REO Property acquired with respect to such Non-Serviced Loan Combination), be treated:

first, as a recovery of any related and unreimbursed Servicing Advances (together with any unliquidated advances in respect of prior Servicing Advances and any prior Servicing Advances theretofore determined to constitute nonrecoverable servicing advances) and, if applicable, unpaid liquidation expenses;

second, as a recovery of accrued and unpaid interest (together with any unliquidated advances in respect of prior debt service advances of such interest and any debt service advances of interest theretofore determined to constitute nonrecoverable debt service advances) on the related REO Mortgage Loan to, but not including, the end of the mortgage loan accrual period ending in the collection period of receipt by or on behalf of the Trust Fund, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or Excess Interest; provided, however, that in no event will any portion of any liquidation proceeds be applied under this clause second to any interest that previously accrued on a Mortgage Loan and constitutes an Appraisal-Reduced Interest Amount;

third, as a recovery of principal (together with any unliquidated advances in respect of prior debt service advances of such principal and any debt service advances of principal theretofore determined to constitute nonrecoverable debt service advances) of the related REO Mortgage Loan to the extent of its entire unpaid principal balance;

fourth, as a recovery of any Appraisal-Reduced Interest Amounts that have occurred and are then existing with respect to such Mortgage Loan;

fifth, as a recovery of any Default Interest and late payment charges deemed to be due and owing in respect of the related REO Mortgage Loan;

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sixth, as a recovery of any Prepayment Premium or Yield Maintenance Charge deemed to be due and owing in respect of the related REO Mortgage Loan;

seventh, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Mortgage Loan (other than any Excess Interest) (and if both (x) fees that constitute additional master servicing compensation or additional special servicing compensation and (y) trust advisor consulting fees are due and owing, first, allocated to fees that constitute additional master servicing compensation or additional special servicing compensation, and then allocated to trust advisor consulting fees); and

eighth, in the case of an REO Mortgage Loan that relates to an ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Excess Interest on such REO Mortgage Loan.

Any payments, collections and recoveries related to a Non-Serviced Loan Combination are required to be allocated in accordance with the terms and conditions of the applicable pooling and servicing agreement and/or the related intercreditor agreement. See “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this free writing prospectus.

As of any date of determination, an “Appraisal-Reduced Interest Amount” with respect to a Mortgage Loan or REO Mortgage Loan is the amount of any reduction in a debt service advance on the related Mortgage Loan that results from an Appraisal Reduction Amount as described below under “—Advances of Delinquent Monthly Debt Service Payments”.

Excess Interest. On each distribution date, the Certificate Administrator is required to distribute any Excess Interest received with respect to the Mortgage Moan identified on Annex A-1 to this free writing prospectus as Walgreens – Milwaukee and the Mortgage Loan identified on Annex A-1 to this free writing prospectus as Haggen Food & Pharmacy during the one-month period ending on the related determination date to the holders of the Class V-1 and V-2 Certificates, respectively.

Treatment of REO Properties

Notwithstanding that any Mortgaged Property or an interest therein may be acquired as part of the Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related Mortgage Loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining—

•	distributions on the Certificates,
•	allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and
•	the amount of all fees payable to the applicable Master Servicer, the applicable Special Servicer, the Certificate Administrator and the Trustee under the Pooling and Servicing Agreement.

In connection with the foregoing, the related Mortgage Loan will be taken into account when determining the WAC Rate and the Principal Distribution Amount for each distribution date.

Operating revenues and other proceeds from an REO Property will be applied—

•	first, to pay – or to reimburse the applicable Master Servicer, the applicable Special Servicer, the Certificate Administrator and/or the Trustee for the payment of – any

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taxes, fees, costs and expenses incurred in connection with the operation and disposition of the REO Property, and

•	thereafter, as collections of principal, interest and other amounts that would have been due on the related Mortgage Loan.

To the extent described under “—Advances of Delinquent Monthly Debt Service Payments” below, the applicable Master Servicer or the Trustee, as applicable, will be required to advance delinquent monthly debt service payments with respect to each Mortgage Loan as to which the corresponding Mortgaged Property has become an REO Property, in all cases as if the Mortgage Loan had remained outstanding.

Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses

As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the Mortgage Loans may decline below the aggregate principal balance of the Certificates. If this occurs following the distributions made to the Certificateholders on any distribution date, then, except to the extent the resulting mismatch exists because of the reimbursement of advances on worked-out loans from advances and collections of principal on the Mortgage Pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”), the respective aggregate principal balances of the Principal Balance Certificates (other than the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates), and the Class A-4FX, A-S, B and C Regular Interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates, as applicable) are to be sequentially reduced in the following order, until the aggregate principal balance of those Classes of Certificates equals the total Stated Principal Balance of the Mortgage Loans that will be outstanding immediately following that distribution date.

Order of Allocation	Class
1st	G
2nd	F
3rd	E
4th	D
5th	Class C Regular Interest (and, therefore, the Class C Certificates and the Class C component of the Class PEX Certificates)
6th	Class B Regular Interest (and, therefore, the Class B Certificates and the Class B component of the Class PEX Certificates)
7th	Class A-S Regular Interest (and, therefore, the Class A-S Certificates and the Class A-S component of the Class PEX Certificates)
8th	Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX Regular Interest (and, therefore, the Class A-4FL and A-4FX Certificates), pro rata, based on their total outstanding principal balances

Any reduction of the principal balances of the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX Regular Interest (and, therefore, the Class A-4FL and A-4FX Certificates) will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction. Any reduction of the principal balance

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of the Class A-4FX Regular Interest will be allocated between the Class A-4FL and A-4FX Certificates based on their respective percentage interests in the Class A-4FX Regular Interest. Any reduction of the principal balance of the Class A-S, B or C Regular Interest will be allocated between the Class A-S, B and/or C Certificates, as applicable, on the one hand, and the Class PEX Certificates, on the other hand, based on their respective percentage interests in the related Regular Interests.

The above-described reductions in the aggregate principal balances of the respective Classes of the Certificates identified in the foregoing table will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the Mortgage Loans and those Classes. In general, certain Additional Trust Fund Expenses will result in a shortfall in the distribution of interest on one or more subordinate Classes of Certificates. However, unless and until collections of principal on the Mortgage Loans are diverted to cover that interest shortfall, such Additional Trust Fund Expense will not result in a mismatch in balances between the Mortgage Loans and the Certificates.

The Realized Loss, if any, in connection with the liquidation of a Defaulted Mortgage Loan, or related REO Property, held by the Trust Fund, will be an amount generally equal to the excess, if any, of:

•	the outstanding principal balance of the Mortgage Loan as of the commencement of the collection period in which the final recovery determination or final payment was made, plus, without duplication—
1.	all accrued and unpaid interest on the Mortgage Loan (excluding any Default Interest and Excess Interest) to, but not including, the Due Date in such collection period, and
2.	all related unreimbursed Servicing Advances and unpaid liquidation expenses and certain special servicing fees, liquidation fees and/or workout fees incurred on the Mortgage Loan not previously reflected as a Realized Loss, and interest on advances made in respect of the Mortgage Loan, over
•	all payments and proceeds, if any, received by the trust in respect of that Mortgage Loan during such collection period.

“Realized Losses” means losses on or with respect to the Mortgage Loans arising from the inability of the applicable Master Servicer and/or the applicable Special Servicer to collect all amounts due and owing under the Mortgage Loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a Mortgaged Property, as and to the extent described above.

If any of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable Master Servicer, the applicable Special Servicer or any other relevant party or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest, also will be treated as a Realized Loss (but the principal portion of the debt that is forgiven will generally be recognized as a Realized Loss on the distribution date that occurs after the collection period in which the forgiveness occurs and the interest portion of the debt that is forgiven will eventually be recognized as a Realized Loss over time).

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Any reimbursements of advances determined to be nonrecoverable and advance interest thereon, that are made in any collection period from the principal portion of debt service advances and collections or other receipts of principal on the Mortgage Pool that would otherwise be included in the Principal Distribution Amount for the related distribution date (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the Mortgage Pool and the aggregate principal balance of the Certificates on the succeeding distribution date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described above) to reduce principal balances of the Principal Balance Certificates (other than the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates), and the Class A-4FX, A-S, B and C Regular Interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and/or PEX Certificates, as applicable) on the distribution date for that collection period. However, if the Principal Distribution Amount for any distribution date includes any collections of amounts that (i) were previously determined to constitute nonrecoverable advances, (ii) were reimbursed to a Master Servicer or the Trustee from advances or collections in respect of principal thereby resulting in a deficit described above and (iii) were subsequently recovered, then the principal balances of the Certificates will, in general, be restored (in sequential order of distribution priority, with this restoration occurring on a pro rata basis as between those Classes that are pari passu with each other in respect of loss allocations) to the extent of the lesser of such amount and the amount of Realized Losses previously allocated thereto.

The reimbursement of advances on worked-out loans from advances or collections of principal on the Mortgage Pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) during any collection period will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the Mortgage Pool and the aggregate principal balance of the Certificates on the succeeding distribution date but there will not be any allocation of that deficit to reduce the principal balances of the Principal Balance Certificates on such distribution date (although an allocation may subsequently be made if the amount reimbursed to a Master Servicer, the applicable Special Servicer or the Trustee ultimately is deemed to be nonrecoverable from the proceeds of the Mortgage Loan).

With respect to any Non-Serviced Loan Combination, the related master servicer (the “Other Master Servicer”) will be obligated to make servicing advances with respect to such Non-Serviced Loan Combination and will be entitled to reimbursement for such servicing advances pursuant to provisions that are substantially similar, but not necessarily identical, to the provisions set forth above. In addition, if any such servicing advance is determined to be a nonrecoverable advance under the related pooling and servicing agreement, then the Other Master Servicer (or the trustee under such agreement), as applicable, will be entitled to reimbursement from general collections on the Mortgage Loans in this securitization for the pro rata portion of such nonrecoverable advances allocable to the related Non-Serviced Pari Passu Mortgage Loan pursuant to the terms of the related intercreditor agreement.

“Additional Trust Fund Expense” means an expense of the Trust Fund that—

•	arises out of a default on a Mortgage Loan or an otherwise unanticipated event,
•	is not included in the calculation of a Realized Loss,

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•	is not covered by a Servicing Advance or a corresponding collection from the related borrower, and
•	is not covered by late payment charges or Default Interest collected on the Mortgage Loans (to the extent such coverage is provided for in the Pooling and Servicing Agreement).

The following items are some examples (but not a complete list) of Additional Trust Fund Expenses:

•	any special servicing fees, workout fees and liquidation fees paid to the applicable Special Servicer that are not otherwise allocated as a Realized Loss;
•	any interest paid to a Master Servicer, a Special Servicer or the Trustee with respect to unreimbursed advances (except to the extent that Default Interest and/or late payment charges are used to pay interest on advances as described under “—Advances of Delinquent Monthly Debt Service Payments” below and under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances” in this free writing prospectus and “Description of the Pooling and Servicing Agreements—Servicing Compensation and Payment of Expenses” in the accompanying prospectus);
•	the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the other assets of the Trust Fund;
•	any unanticipated, non-mortgage loan specific expenses of the Trust Fund, including—
1.	any reimbursements and indemnification to the Certificate Administrator, the tax administrator, the certificate registrar, the Custodian, the Trustee and certain related persons, as described under “—The Trustee—Matters Regarding the Trustee” below and “Transaction Parties—The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian” above;
2.	any reimbursements and indemnification to the Master Servicers, the Special Servicers, the Trust Advisor and us as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicers, the Special Servicers, the Trust Advisor and the Depositor” in this free writing prospectus, or to the Subordinate Class Representative as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this free writing prospectus; and
3.	any federal, state and local taxes, and tax-related expenses payable out of assets of the Trust Fund, as described under “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Prohibited Transactions Tax and Other Taxes” in the accompanying prospectus;
•	rating agency fees, other than on-going surveillance fees, and amounts paid as indemnities to the Rating Agencies for Rating Agency Confirmations, that cannot be recovered from the borrower and that are not paid by any party to the Pooling and

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Servicing Agreement or by the related Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement to which it is a party;
•	any amounts expended on behalf of the Trust Fund to remediate an adverse environmental condition at any Mortgaged Property securing a Mortgage Loan that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, as described under “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in the accompanying prospectus; and
•	with respect to any Non-Serviced Pari Passu Mortgage Loan, any additional trust fund expenses of the issuing entity under the related pooling and servicing agreement will be paid out of collections on, and other proceeds of, such Non-Serviced Pari Passu Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan, thereby potentially resulting in a loss to the Trust Fund in the same manner as the Additional Trust Fund Expenses described above. For further information relating to the allocation of expenses, losses and shortfalls relating to the Non-Serviced Loan Combinations, see “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

Notwithstanding the provisions described above, any Realized Losses or Additional Trust Fund Expenses in the form of Trust Advisor Expenses, other than Designated Trust Advisor Expenses, will be allocated as described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below. Designated Trust Advisor Expenses will be allocated and borne by the Certificateholders in generally the same manner as other Realized Losses or Additional Trust Fund Expenses.

Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses

The Trust Advisor, and any applicable other trust advisor or operating advisor with respect to any Non-Serviced Pari Passu Mortgage Loan (each, an “Other Trust Advisor”), will be entitled to indemnification or reimbursement in respect of its obligations under the Pooling and Servicing Agreement as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicers, the Special Servicers, the Trust Advisor and the Depositor” in this free writing prospectus. We refer to expenses incurred by the Trust Advisor for which it is entitled to indemnification or reimbursement, or, with respect to any such Non-Serviced Pari Passu Mortgage Loan, the Trust Fund’s pro rata share of any expenses incurred by the Other Trust Advisor for which it is entitled to indemnification or reimbursement under the applicable Other Pooling and Servicing Agreement as “Trust Advisor Expenses”. The Trust Advisor will be entitled to reimbursement of its indemnified expenses or reimbursement of certain expenses to the extent provided in the Pooling and Servicing Agreement on or about each distribution date, except that the amount reimbursed in respect of Trust Advisor Expenses, other than Designated Trust Advisor Expenses, on each distribution date must not exceed the sum of:

•	the interest otherwise distributable on the Class B and C Regular Interests (and, therefore, on the Class B, C and/or PEX Certificates, as applicable) and Class D Certificates on that distribution date, and
•	and the portion of the Principal Distribution Amount that would otherwise be paid on the Class A-1, A-2, A-3, A-4, A-SB and D Certificates and the Class A-4FX, A-S, B and C Regular Interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates, as applicable) on that distribution date.

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Immediately prior to the distributions to be made to the Certificateholders on each distribution date, the Certificate Administrator is required to allocate the Trust Advisor Expenses, other than Designated Trust Advisor Expenses, reimbursed on that date to reduce the interest otherwise distributable on such distribution date on the Class D Certificates and the Class C and B Regular Interests (and, therefore, on the Class C and B Certificates and the Class C and B components of the Class PEX Certificates, as applicable), in that order, in each case until the interest otherwise distributable on that Class on such distribution date has been reduced to zero. No such Trust Advisor Expenses will be allocated to reduce the interest distributable on the Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B, F or G Certificates or the Class A-4FX or A-S Regular Interest (and, therefore, the Class A-4FL, A-4FX and A-S Certificates and the Class A-S component of the Class PEX Certificates, as applicable) on any distribution date. Any remaining unallocated portion of such Trust Advisor Expenses will constitute “Excess Trust Advisor Expenses”, which will be allocated to reduce the Principal Distribution Amount (or any lesser portion thereof equal to the aggregate outstanding principal balance of the Class A-1, A-2, A-3, A-4, A-SB and D Certificates, and the Class A-4FX, A-S, B and C Regular Interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates, as applicable)) for the applicable distribution date. Such reduction will also result in a write-off of the principal balances of the Class D Certificates and the Class C, B and A-S Regular Interests, in that order, in each case until the principal balance of that Class has been reduced to zero. Thereafter, the Certificate Administrator will be required to allocate any remaining amount of such Trust Advisor Expenses among the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX Regular Interest, pro rata (based upon their respective principal balances), until the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the Class A-4FX Regular Interest has been reduced to zero.

Any Trust Advisor Expenses allocated to a Class of Certificates as described above will be allocated among the respective Certificates of such Class in proportion to the percentage interests evidenced by the respective Certificates.
Any Trust Advisor Expenses (other than Designated Trust Advisor Expenses) that remain unreimbursed after giving effect to reimbursement and allocation provisions described above on any distribution date will not be reimbursed to the Trust Advisor on that distribution date and will be carried forward to and be reimbursable on succeeding distribution dates, subject to the same provisions, until the Trust Advisor is reimbursed for those Trust Advisor Expenses.

Trust Advisor Expenses other than Designated Trust Advisor Expenses will not reduce the amount of any principal or interest distributable on the Control-Eligible Certificates.

“Designated Trust Advisor Expenses” consist of any Trust Advisor Expenses for which the Trust Advisor is indemnified under the Pooling and Servicing Agreement or for which the Other Trust Advisor with respect to a Non-Serviced Loan Combination is entitled to indemnification under the related intercreditor agreement (see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicers, the Special Servicers, the Trust Advisor and the Depositor” in this free writing prospectus) and arise from any legal action that is pending or threatened against the Trust Advisor at the time of its discharge, termination or resignation under the Pooling and Servicing Agreement (see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Termination, Discharge and Resignation of the Trust Advisor” in this free writing prospectus).

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Advances of Delinquent Monthly Debt Service Payments

Each Master Servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments on the Mortgage Loans for which it acts as Master Servicer, other than balloon payments, Excess Interest and Default Interest, and assumed monthly debt service payments on Mortgage Loans (as described below), in each case net of master servicing fees and, with respect to any Non-Serviced Pari Passu Mortgage Loan, the master or similar servicing and administrative fees payable to the Other Master Servicer or other parties under the applicable Other Pooling and Servicing Agreement, that—

•	were due or deemed due, as the case may be, during the collection period related to the subject distribution date, and
•	were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

A monthly debt service payment will be assumed to be due with respect to each Mortgage Loan as to which:

•	the related Mortgage Loan is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; or
•	the corresponding Mortgaged Property has become an REO Property.

The assumed monthly debt service payment deemed due on any Mortgage Loan described in the prior sentence that is delinquent as to its balloon payment will equal, for its maturity date and for each successive Due Date that it remains outstanding and part of the Trust Fund, the monthly debt service payment that would have been due on the Mortgage Loan on the relevant date if the related balloon payment had not come due and the Mortgage Loan had, instead, continued to amortize (if amortization was required) and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any Mortgage Loan described in the second preceding sentence as to which the related Mortgaged Property has become an REO Property, will equal, for each Due Date that the REO Property or any portion thereof or interest therein remains part of the Trust Fund, the monthly debt service payment or, in the case of a Mortgage Loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last Due Date prior to the acquisition of that REO Property. In addition, none of the Master Servicers or the Trustee will make any monthly debt service advance with respect to any amounts due to be paid by the swap counterparty for distribution to the Class A-4FL Certificates or any amounts due on a Pari Passu Companion Loan.

Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any Mortgage Loan, then the applicable Master Servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that Mortgage Loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any Mortgage Loan as to which there exists an Appraisal Reduction Amount, will equal the product of—

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•	the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by
•	a fraction—
1.	the numerator of which is equal to the Stated Principal Balance of the Mortgage Loan, net of the Appraisal Reduction Amount, and
2.	the denominator of which is equal to the Stated Principal Balance of the Mortgage Loan.

Each Non-Serviced Pari Passu Mortgage Loan will be subject to provisions in the applicable Other Pooling and Servicing Agreement relating to the calculation of appraisal reductions that are substantially similar, but not necessarily identical, to the provisions set forth above. The existence of an appraisal reduction in respect of a Non-Serviced Pari Passu Mortgage Loan will proportionately reduce the applicable Master Servicer’s or the Trustee’s, as the case may be, obligation to make monthly debt service advances on such Non-Serviced Pari Passu Mortgage Loan and will generally have the effect of reducing the amount otherwise available for current distributions to the holders of the most subordinate Class or Classes of Certificates. With respect to each Non-Serviced Pari Passu Mortgage Loan, it is expected that any appraisal reduction amount on the related Loan Combination will be allocated or deemed allocated, pro rata, to the holder of such Pari Passu Mortgage Loan and the holder of the related Pari Passu Companion Loan.

With respect to any distribution date, the applicable Master Servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the Pooling and Servicing Agreement, out of funds held in its Collection Account that are not required to be paid on the Certificates on that distribution date.

If the applicable Master Servicer fails to make a required monthly debt service advance and the Trustee has been notified of same, the Trustee will be obligated to make that advance, subject to a determination of recoverability.

The applicable Master Servicer and the Trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds from collections on the Mortgage Loan as to which the advance was made. Neither the applicable Master Servicer nor the Trustee will be obligated to make any monthly debt service advance that it or the applicable Special Servicer determines, subject to the Servicing Standard, or, with respect to the Trustee, in its reasonable, good faith judgment, would not ultimately be recoverable (together with interest on the advance) out of collections on the related Mortgage Loan. If the applicable Master Servicer or the Trustee makes any monthly debt service advance that it or the applicable Special Servicer subsequently determines, subject to the Servicing Standard, or, with respect to the Trustee, in its reasonable, good faith judgment, will not be recoverable out of collections on the related Mortgage Loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the fourth succeeding paragraph, out of general collections on the Mortgage Loans and any REO Properties in the Trust Fund on deposit in the Collection Accounts from time to time. In making such recoverability determination, such person will be entitled to consider (among other things) the obligations of the borrower under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with

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respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the applicable Special Servicer any analysis, appraisals or market value estimates or other information in the possession of such Special Servicer for such purposes. The Trustee will be entitled to conclusively rely on any recoverability determination made by the applicable Master Servicer or the applicable Special Servicer. The applicable Master Servicer and the applicable Special Servicer will be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the other such party with respect to a particular monthly debt service advance for any Mortgage Loan or REO Property. With respect to any Non-Serviced Pari Passu Mortgage Loan and the applicable Master Servicer’s and Trustee’s obligation to make monthly debt service advances, each of the applicable Master Servicer, the applicable Special Servicer and the Trustee may make its own independent determination as to nonrecoverability notwithstanding any determination of nonrecoverability by the Other Master Servicer or Other Trustee.

Any monthly debt service advance, with interest, that has been determined to be a nonrecoverable advance with respect to the Mortgage Pool will be reimbursable from the Collection Accounts in the collection period in which the nonrecoverability determination is made and in subsequent collection periods. Any reimbursement of a nonrecoverable monthly debt service advance, including interest accrued thereon, will be made first from the principal portion of current debt service advances and payments and other collections of principal on the Mortgage Pool (thereby reducing the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates) and the Class A-4FX, A-S, B and C Regular Interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates, as applicable) on the related distribution date) prior to the application of any other general collections on the Mortgage Pool against such reimbursement. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then, such party may elect at its sole option and in its sole discretion to defer the reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for consecutive periods up to twelve months (provided that any such deferral exceeding six months will require, during the occurrence and continuance of any Subordinate Control Period, the consent of the Subordinate Class Representative) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral will occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates) and the Class A-4FX, A-S, B and C Regular Interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates, as applicable) on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) to reduce the aggregate principal balance of the Certificates on that distribution date. To the extent that reimbursement is made from other collections, the funds available to make distributions to Certificateholders of their interest distribution amounts on the related distribution date may be reduced, causing a shortfall in interest distributions on the Offered Certificates. The applicable Master Servicer or the Trustee, as applicable, must give the Rating Agencies at least 15 days’ notice (in accordance with the procedures regarding Rule 17g-5 under the

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Exchange Act (“Rule 17g-5”) set forth in the Pooling and Servicing Agreement) prior to any reimbursement to it of nonrecoverable advances from amounts in any Collection Account or the Distribution Account, as applicable, allocable to interest on the Mortgage Loans unless (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such nonrecoverable advances, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination of whether any advance is a nonrecoverable advance or whether to defer reimbursement of a nonrecoverable advance or the determination in clause (1) above, or (3) in the case of a Master Servicer, it has not timely received from the Trustee information requested by such Master Servicer to consider in determining whether to defer reimbursement of a nonrecoverable advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the applicable Master Servicer or Trustee, as applicable, must give each Rating Agency notice (in accordance with the procedures regarding Rule 17g-5 set forth in the Pooling and Servicing Agreement) of the anticipated reimbursement as soon as reasonably practicable.

Additionally, in the event that any monthly debt service advance (including any interest accrued thereon) with respect to a Mortgage Loan remains unreimbursed following the time that such Mortgage Loan is modified while a Specially Serviced Mortgage Loan, the applicable Master Servicer or the Trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of — but solely out of — the principal portion of debt service advances and payments and other collections of principal on all the Mortgage Loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances (as described in the prior paragraph) and/or nonrecoverable servicing advances as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus (thereby reducing the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates) and the Class A-4FX, A-S, B and C Regular Interests on the related distribution date) or collections on the related Mortgage Loan intended as a reimbursement of such advance. If any such advance is not reimbursed in whole on any distribution date due to insufficient advances and collections of principal in respect of the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related Mortgage Loan, or is determined, at any time during the reimbursement process, to be ultimately nonrecoverable out of the principal portion of debt service advances and payments and other collections of principal on all the Mortgage Loans, then the applicable Master Servicer or the Trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (under the provisions and subject to the conditions described in the preceding paragraph). The reimbursement of advances on worked-out loans from advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates) and the Class A-4FX, A-S, B and C Regular Interests on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the applicable Master Servicer or the

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Trustee ultimately is deemed to be nonrecoverable from the proceeds of the Mortgage Loan).

The applicable Master Servicer and the Trustee will generally each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. However, that interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires. Interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time to time.

Interest accrued with respect to any monthly debt service advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Accounts thereby reducing amounts available for distribution on the Certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Additional Servicing Compensation” in this free writing prospectus.

For information regarding procedures for reimbursement of Servicing Advances together with interest thereon, see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances” below.

Fees and Expenses

The following table summarizes the related fees and expenses to be paid from the assets of the Trust Fund and the recipient, source and frequency of payments for those fees and expenses. Except as described in the column captioned “Source of Payment”, these fees and expenses will be generally distributed prior to any amounts being paid to the holders of the Offered Certificates. In each case where we describe the amount of an entitlement, we describe that amount without regard to any limitation on the sources of funds from which the entitlement may be paid. Refer to the column titled “source of payment” for such limitations.

Type	Recipient	Amount	Frequency	Source of Payment
Fees
Master Servicing Fee	Master Servicers and sub-servicers	The product of (i) the per annum master servicing fee rate for the related Mortgage Loan, (ii) the Stated Principal Balance of that Mortgage Loan and (iii) a fraction, the numerator of which is either (a) 30 or (b) the actual number of days in the applicable interest accrual period, and the denominator of which is 360. The fraction described in clause (iii) of the	Monthly.	Interest payments on the related Mortgage Loan (including any related REO Mortgage Loan) and, with respect to unpaid master servicing fees (including any sub-servicing fees) in respect of any Mortgage Loan, out of the portion of any related insurance

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Type	Recipient	Amount	Frequency	Source of Payment
		immediately preceding sentence will match the interest accrual basis of the subject Mortgage Loan. The master servicing fee rate will range, on a loan-by-loan basis, from 0.0100% per annum to 0.0900% per annum. With respect to each Mortgage Loan for which a primary servicer acts as primary servicer or a sub-servicer acts as sub-servicer, a portion of the master servicing fee is payable to that primary servicer or sub-servicer, as the case may be.		proceeds, condemnation proceeds or liquidation proceeds allocable as interest or general collections.
Special Servicing Fee	Special Servicers	For any Specially Serviced Mortgage Loan, REO Mortgage Loan, the product of the portion of a rate equal to 0.25% per annum (or, in the case of the National Cooperative Bank, N.A. Mortgage Loans only, a rate equal to the greater of (i) 0.25% per annum and (ii) a per annum rate that would result in a special servicing fee for each such mortgage loan of $1,000 for the related month) determined in the same manner as the applicable mortgage rate is determined for such loan for such month, and the Stated Principal Balance of each such loan (in each case, excluding any Non-Serviced Pari Passu Mortgage Loan).	Monthly.	Any and all collections on the Mortgage Loans (including any related REO Mortgage Loan).
Workout Fee	Special Servicers	1.00% of each collection of principal and interest on each applicable worked-out Mortgage Loan for as long as it remains a worked-out Mortgage Loan; provided, however, that the amount of any workout fee may be reduced by certain Offsetting Modification Fees as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Workout Fee” in this free writing prospectus.	Monthly following a workout and before any redefault.	The related collections on such Mortgage Loan (including any related REO Mortgage Loan).
Liquidation Fee	Special Servicers	(a) 1.00% of the liquidation proceeds received in	Upon receipt of liquidation	The related liquidation proceeds,

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Type	Recipient	Amount	Frequency	Source of Payment
		connection with a final disposition of each applicable Specially Serviced Mortgage Loan or REO Property or portion thereof and any condemnation proceeds and insurance proceeds received by the Trust Fund (net of any Default Interest, late payment charges), other than (with certain exceptions) in connection with the purchase or repurchase of any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) from the Trust Fund by any person, or (b) if such rate in clause (a) above would result in an aggregate liquidation fee less than $25,000 then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% of the liquidation proceeds or (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000, in each case as calculated prior to the application of any Offsetting Modification Fees; provided, however, that the amount of any liquidation fee may be reduced by certain Offsetting Modification Fees as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee” in this free writing prospectus.	proceeds, condemnation proceeds and insurance proceeds on a Specially Serviced Mortgage Loan (including any REO Mortgage Loan).	condemnation proceeds or insurance proceeds.
Trustee Fee	Trustee	The fixed monthly fee of $210 payable to the Trustee by the Certificate Administrator from the Certificate Administrator’s fee pursuant to the Pooling and Servicing Agreement.	Monthly.	Any and all collections and monthly debt service advances on the Mortgage Loans in the pool, to the extent included in the amounts remitted by the applicable Master Servicer.
Certificate Administrator Fee	Certificate Administrator	The product of the portion of a rate equal to 0.0039% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Mortgage Loan (including each Non-Serviced Pari Passu Mortgage Loan) for such month, and the	Monthly.	Any and all collections and monthly debt service advances on the Mortgage Loans (including each Non-Serviced Pari Passu Mortgage Loan) in the pool, to the extent included in the amounts remitted by the

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Type	Recipient	Amount	Frequency	Source of Payment
		Stated Principal Balance of each Mortgage Loan.		applicable Master Servicer.
Trust Advisor Fee	Trust Advisor	The product of the portion of a rate equal to 0.00231% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Mortgage Loan (other than each Non-Serviced Pari Passu Mortgage Loan) for such month, and the Stated Principal Balance of each Mortgage Loan.	Monthly.	Any and all collections and monthly debt service advances on the Mortgage Loans (other than each Non-Serviced Pari Passu Mortgage Loan), to the extent included in the amounts remitted by the applicable Master Servicer.
Trust Advisor Consultation Fee	Trust Advisor	An amount equal to $10,000 in connection with each Material Action for which the Trust Advisor engages in consultation under the Pooling and Servicing Agreement.		Actual collections of the related fee from the related borrower.
Additional Servicing Compensation	Master Servicers/ Special Servicers	All defeasance fees, Modification Fees, Assumption Fees, Assumption Application Fees and consent fees.(1)	From time to time.	Actual collections of the related fees or investment income, as applicable.
Late payment charges and Default Interest to the extent not used to offset interest on advances.(1)
Any and all amounts collected for checks returned for insufficient funds on the applicable Mortgage Loans;(1)
All or a portion of charges for beneficiary statements or demands and other loan processing fees actually paid by the borrowers under the applicable Mortgage Loans;(1)
Any Prepayment Interest Excesses arising from any principal prepayments on the applicable Mortgage Loans;(1) and
Interest or other income earned on deposits in the collection or other accounts maintained by the applicable Master Servicer or applicable Special Servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under

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Type	Recipient	Amount	Frequency	Source of Payment
applicable law or under the related Mortgage Loan).(1)
Expenses
Servicing Advances	Master Servicers and Trustee (and Special Servicers, if applicable)	The amount of any applicable Servicing Advances.	From time to time.	Recoveries on the related Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), or to the extent that the party making the advance determines the advance is nonrecoverable, from any and all collections on the Mortgage Loans (including each Non-Serviced Pari Passu Mortgage Loan).
Interest on Servicing Advances	Master Servicers and Trustee (and Special Servicers, if applicable)	Interest accrued from time to time on the amount of the applicable Servicing Advance at the prime lending rate as published in the “Money Rates” section of The Wall Street Journal.	When the advance is reimbursed.	First from late payment charges and Default Interest in excess of the regular interest rate on the related Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), and then from any and all other collections on the Mortgage Loans (including each Non-Serviced Pari Passu Mortgage Loan).
Monthly Debt Service Advances	Master Servicers and Trustee	The amount of any applicable monthly debt service advances.	From time to time.	Recoveries on the related Mortgage Loan, or to the extent that the party making the advance, or the applicable Special Servicer, determines it is nonrecoverable, from any and all other collections on the Mortgage Loans (including each Non-Serviced Pari Passu Mortgage Loan).
Interest on Monthly Debt Service Advances	Master Servicers and Trustee	Interest accrued from time to time on the amount of the advance at the prime lending rate as published in the “Money Rates” section of The Wall Street Journal.	When the advance is reimbursed.	First from late payment charges and Default Interest in excess of the regular interest rate on the related Mortgage Loan, and then from any and all other collections on the Mortgage Loans (including each Non-Serviced Pari Passu Mortgage Loan).
Indemnification Expenses	Trustee, Certificate	Losses, liabilities and expenses incurred by the	From time to time.	Any and all collections on the Mortgage Loans

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Type	Recipient	Amount	Frequency	Source of Payment
	Administrator, Master Servicers and Special Servicers (and their directors, members, managers, officers, employees and agents)	Trustee, the Certificate Administrator, a Master Servicer or a Special Servicer in connection with any legal action or claim relating to the Pooling and Servicing Agreement or the Certificates (subject to applicable limitations under the Pooling and Servicing Agreement).		(including each Non-Serviced Pari Passu Mortgage Loan).
Indemnification Expenses	Trust Advisor/the Other Trust Advisor with respect to a Non-Serviced Loan Combination	Losses, liabilities and expenses incurred by the Trust Advisor and, with respect to any Non-Serviced Pari Passu Mortgage Loan, the Other Trust Advisor, in connection with any legal action or claim relating to the Pooling and Servicing Agreement or the Certificates (subject to applicable limitations under the Pooling and Servicing Agreement or expenses incurred in connection with the replacement of a Special Servicer) or, with respect to the Other Trust Advisor, the applicable Non-Serviced Pari Passu Mortgage Loan.	From time to time.	Amounts that do not constitute Designated Trust Advisor Expenses will be reimbursed first from amounts otherwise distributable in respect of interest on the Class B and C Regular Interests (and therefore, the Class B and C Certificates) and the Class D Certificates, then from amounts otherwise distributable in respect of principal on all of the Certificates (other than the Control-Eligible Certificates); amounts constituting Designated Trust Advisor Expenses will be reimbursed from any and all collections on the Mortgage Loans.
Additional Trust Fund Expenses not advanced	Third parties	Based on third party charges. See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” above.	From time to time.	Any and all collections on the Mortgage Loans.
CREFC® Intellectual Property Royalty License Fee	CREFC®	With respect to each distribution date, an amount equal to the product of 0.0005% per annum multiplied by the outstanding principal amount of each Mortgage Loan and based upon the same interest accrual basis as the related Mortgage Loan.	Monthly.	Any and all collections on the Mortgage Loans.

(1)	Allocable between the applicable Master Servicer and the applicable Special Servicer as provided in the Pooling and Servicing Agreement and as described in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus.

In general, with respect to any Pari Passu Mortgage Loan at such time as it constitutes a Non-Serviced Pari Passu Mortgage Loan, (a) references in the table to the Special Servicer and the Trust Advisor will mean the applicable Other Special Servicer and Other Trust

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Advisor, except that (i) the rights to compensation will be governed by the applicable Other Pooling and Servicing Agreement, and (ii) the applicable Other Trust Advisor (like the Trust Advisor) will have no entitlement to an ongoing fee with respect to such Pari Passu Mortgage Loan, (b) with respect to Servicing Advances on or in respect of the related Loan Combination, references in the table to the Master Servicer or the Special Servicer will mean the applicable Other Master Servicer or Other Special Servicer, respectively, and (c) neither Master Servicer will be entitled, and the applicable Other Master Servicer will be entitled, to a primary servicing fee accruing at a rate equal to 0.01% per annum.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

Reports to Certificateholders; Available Information

Certificate Administrator Reports. Based on monthly reports prepared by the Master Servicers and the Special Servicers and delivered by the Master Servicers to the Certificate Administrator, the Certificate Administrator will be required to prepare and make available electronically or, upon written request from registered holders or from those parties that cannot receive such statement electronically, provide by first class mail, on each distribution date to each registered holder of a Certificate, the parties to the Pooling and Servicing Agreement and any other designee of the Depositor, a report substantially in the form attached to this free writing prospectus as Annex F (a “Distribution Date Statement”) setting forth, among other things specified in the Pooling and Servicing Agreement the following information:

1.	the amount of the distribution on the distribution date to the holders of each Class of Principal Balance Certificates and the Class A-4FX, A-S, B and C Regular Interests in reduction of the principal balance of the Certificates;
2.	the amount of the distribution on the distribution date to the holders of each Class of interest-bearing Certificates and the Class A-4FX, A-S, B and C Regular Interests allocable to the interest distributable on that Class of Certificates or Regular Interest and, with respect to the Class A-4FL Certificates (i) information that the amount of interest distributed on such Class is the Class A-4FL Certificates’ allocable portion of the interest distributable with respect to the Class A-4FX Regular Interest, and (ii) whether a conversion event has occurred and is continuing with respect to the swap contract related to the Class A-4FL Certificates;
3.	the aggregate amount of debt service advances made in respect of the Mortgage Pool for the distribution date;
4.	the aggregate amount of compensation paid to the Certificate Administrator and the Trustee and servicing compensation paid to each Master Servicer and each Special Servicer during the related collection period;
5.	the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after the distribution date;
6.	the number, aggregate unpaid principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the Mortgage Loans as of the end of the related collection period;

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7.	the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;
8.	the value of any REO Property included in the Trust Fund as of the end of the related collection period, on a loan-by-loan basis, based on the most recent appraisal or valuation;
9.	the Available Distribution Amount for the distribution date and the amount of available funds with respect to (i) the Class A-4FL and A-4FX Certificates, (ii) the Class A-S Certificates and Class A-S component of the Class PEX Certificates, (iii) the Class B Certificates and Class B component of the Class PEX Certificates, and (iv) the Class C Certificates and Class C component of the Class PEX Certificates, in each case for the distribution date;
10.	the amount of the distribution on the distribution date to the holders of any Class of Certificates and the Class A-4FX, A-S, B and C Regular Interests or the swap counterparty allocable to Yield Maintenance Charges and/or Prepayment Premiums;
11.	the total interest distributable for each Class of interest-bearing Certificates and the Class A-4FX, A-S, B and C Regular Interests for the distribution date;
12.	the pass-through rate in effect for each Class of interest-bearing Certificates for the interest accrual period related to the current distribution date;
13.	the Principal Distribution Amount for the distribution date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing prepayments and other unscheduled collections in respect of principal;
14.	the total outstanding principal balance or notional amount, as the case may be, of each Class of Certificates immediately before and immediately after the distribution date, separately identifying any reduction in these amounts as a result of the allocation of Realized Losses and Additional Trust Fund Expenses;
15.	the amount of any Appraisal Reduction Amounts effected in connection with the distribution date on a loan-by-loan basis and the aggregate amount of Appraisal Reduction Amounts as of the distribution date;
16.	the number and related principal balances of any Mortgage Loans extended or modified during the related collection period on a loan-by-loan basis;
17.	the amount of any remaining unpaid interest shortfalls for each Class of interest-bearing Certificates as of the close of business on the distribution date;
18.	a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment during the related collection period and the amount of principal prepayment occurring;
19.	the amount of the distribution on the distribution date to the holders of each Class of Certificates in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated thereto;

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20.	the aggregate unpaid principal balance of the Mortgage Loans outstanding as of the close of business on the related determination date;
21.	with respect to any Mortgage Loan as to which a liquidation occurred during the related collection period (other than through a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss attributable to the liquidation;
22.	with respect to any REO Property included in the Trust as to which the applicable Special Servicer determined that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered during the related collection period, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all liquidation proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss attributable to the related REO Mortgage Loan in connection with that determination;
23.	the aggregate amount of interest on monthly debt service advances in respect of the Mortgage Loans paid to each Master Servicer and/or the Trustee since the prior distribution date;
24.	the aggregate amount of interest on Servicing Advances in respect of the Mortgage Loans paid to each Master Servicer, each Special Servicer and/or the Trustee since the prior distribution date;
25.	a loan by loan listing of any Mortgage Loan which was defeased during the related collection period;
26.	a loan by loan listing of any material modification, extension or waiver of a Mortgage Loan;
27.	a loan by loan listing of any material breach of the representations and warranties given with respect to Mortgage Loan by the applicable Mortgage Loan Seller, as provided by the applicable Master Servicer, the applicable Special Servicer or the Depositor;
28.	the amounts of any excess liquidation proceeds held in the Certificate Administrator’s account designated for such excess liquidation proceeds;
29.	the amount of the distribution on the distribution date to the holders of the Class R, V-1 and V-2 Certificates;
30.	an itemized listing of any Disclosable Special Servicer Fees received by the applicable Special Servicer or any of its affiliates during the related collection period;
31.	the amount of any (A) payment by the swap counterparty under the swap contract with respect to the Class A-4FL Certificates as a termination payment, (B) payment to any successor swap counterparty to acquire a replacement interest rate swap contract, and (C) collateral posted in connection with any rating agency trigger event;

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32.	the amount of and identification of any payments on the Class A-4FL Certificates in addition to the amount of principal and interest due thereon; and
33.	the Certificate Administrator’s determination of the LIBOR rate for the interest accrual period related to the current distribution date.

On each distribution date, the Certificate Administrator will make available to the general public on the “Certificate Administrator’s Website” (initially www.ctslink.com) a copy of the Distribution Date Statement.

Book-Entry Certificates. See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus for information regarding the ability of holders of Offered Certificates in book-entry form to obtain access to the reports of the Certificate Administrator.

Each Distribution Date Statement will be substantially in the form attached to this free writing prospectus as Annex F.

Information Available Electronically. The Certificate Administrator will be required to make available to any Privileged Person (except as described below, and provided that the free writing prospectus, the Distribution Date Statements, the Pooling and Servicing Agreement and the SEC filings will be made available to the general public) the following items by means of the Certificate Administrator’s Website.

(A) The following documents, which must be made available under a tab or heading designated “deal documents”:

1.	the free writing prospectus that relates to the Offered Certificates;
2.	the Pooling and Servicing Agreement, each Mortgage Loan Purchase Agreement and any amendments and exhibits thereto;
3.	the CREFC® loan setup file prepared by, or delivered to, the Certificate Administrator;

(B) The following documents, which must be made available under a tab or heading designated “SEC filings”:

1.	Any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Trust through the EDGAR system;

(C) The following documents, which must be made available under a tab or heading designated “periodic reports”:

1.	the Distribution Date Statements;
2.	the CREFC® Reports (other than the CREFC® loan setup file) prepared by, or delivered to, the Certificate Administrator;
3.	the annual reports prepared by the Trust Advisor;

(D) The following documents, which must be made available under a tab or heading designated “additional documents”:

1.	summaries of Final Asset Status Reports;

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2.	inspection reports; and
3.	appraisals;

(E) The following documents, which must be made available under a tab or heading designated “special notices”:

1.	notice of final payment on the Certificates;
2.	notice of termination of a Master Servicer or a Special Servicer;
3.	notice of a Servicer Termination Event with respect to a Master Servicer or a Special Servicer;
4.	notice of the resignation of any party to the Pooling and Servicing Agreement and notice of the acceptance of appointment to such party, to the extent such notice is prepared or received by the Certificate Administrator;
5.	officer’s certificates supporting the determination that any advance was (or, if made, would be) a nonrecoverable advance;
6.	any “special notice” by a Certificateholder that wishes to communicate with others, pursuant to the Pooling and Servicing Agreement;
7.	any Assessment of Compliance delivered to the Certificate Administrator;
8.	any Attestation Reports delivered to the Certificate Administrator;
9.	any reports delivered to the Certificate Administrator by the Trust Advisor in connection with its review of a Special Servicer’s net present value and Appraisal Reduction Amount calculations as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts” in this free writing prospectus;
10.	any recommendation received by the Certificate Administrator from the Trust Advisor for the termination of a Special Servicer during any period when the Trust Advisor is entitled to make such a recommendation, and any direction of the requisite percentage of the Certificateholders to terminate a Special Servicer in response to such recommendation;
11.	any proposal received by the Certificate Administrator from a requisite percentage of Certificateholders for the termination of a Special Servicer during any period when such Certificateholders are entitled to make such a proposal, and any direction of the requisite percentage of the Certificateholders to terminate a Special Servicer in response to such proposal; and
12.	any proposal received by the Certificate Administrator from a requisite percentage of Certificateholders for the termination of

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Trust Advisor, and any direction of the requisite percentage of the Certificateholders to terminate the Trust Advisor in response to such proposal;

(F) An investor question-and-answer forum (the “Investor Q&A Forum”), which must be made available as described more fully below; and

(G) An investor registry (the “Investor Registry”), which must be made available (solely to Certificateholders and beneficial owners) as described more fully below.

Notwithstanding the description set forth above, for purposes of obtaining information or access to the Certificate Administrator’s Website, to the extent that the Subordinate Class Representative or any holder of a certificate in the Subordinate Class is a Borrower Party in respect of any Excluded Loan, such person will be prohibited from obtaining any summary of a Final Asset Status Report in respect of such Excluded Loan.

Furthermore notwithstanding the description set forth above, the Certificate Administrator will be authorized to use such other headings and labels as it may reasonably determine from time to time.

The Rating Agencies and NRSROs will have access to the Investor Q&A Forum but will not have a means to submit questions on the Investor Q&A Forum. The Rating Agencies and NRSROs will not have access to the Investor Registry. As used herein, “NRSRO” means a nationally recognized statistical rating organization, as such term is defined in Section 3(a)(62) of the Exchange Act; provided that when referred to in connection with the Certificate Administrator’s Website or the Rule 17g-5 Information Provider’s Website, “NRSRO” means a nationally recognized statistical rating organization that has delivered an NRSRO Certification to the Certificate Administrator.

“Privileged Person” includes the Depositor and its designees, the underwriters, the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Subordinate Class Representative, the Trust Advisor, any Mortgage Loan Seller, any person who provides the Certificate Administrator with an Investor Certification, any “master servicer” under any pooling and servicing agreement related to a Non-Serviced Pari Passu Companion Loan, and any Rating Agency or NRSRO that delivers an NRSRO Certification to the Certificate Administrator, which Investor Certification and NRSRO Certification may be submitted electronically by means of the Certificate Administrator’s Website; provided, however, that a Borrower Party and its affiliates will not be considered to be a Privileged Person with respect to certain information and will be entitled to only such information as is provided in the Pooling and Servicing Agreement.

The Certificate Administrator will make the Investor Q&A Forum available to Privileged Persons by means of the Certificate Administrator’s Website, where Certificateholders and beneficial owners of Certificates may submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, and submit inquiries to the applicable Master Servicer or the applicable Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans, or the Mortgaged Properties, and where Privileged Persons may view previously submitted inquiries and related answers. The Certificate Administrator will forward such inquiries to the appropriate person. The Certificate Administrator, the applicable Master Servicer or the applicable Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that answering the inquiry would not be in the best interests of the Trust and/or the Certificateholders, would be in violation of applicable law or the Mortgage Loan documents, would materially increase the duties of, or result in

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significant additional cost or expense to, the Certificate Administrator, the applicable Master Servicer or the applicable Special Servicer, as applicable, or is otherwise not advisable to answer, in which case the Certificate Administrator will not post such inquiry on the Investor Q&A Forum. The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to the immediately preceding sentence and subject to and in accordance with the Pooling and Servicing Agreement. In addition, no party will post or otherwise disclose direct communications with the Subordinate Class Representative as part of its response to any inquiries. The Investor Q&A Forum may not reflect questions, answers, and other communications which are not submitted through the Certificate Administrator’s Website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any other person, including the Depositor and the underwriters. None of the underwriters, Depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no person other than the respondent will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner by means of the Certificate Administrator’s Website. Certificateholders and beneficial owners may register on a voluntary basis for the investor registry and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s Website will initially be located at www.ctslink.com. Access will be provided by the Certificate Administrator to Privileged Persons upon receipt by the Certificate Administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically by means of the Certificate Administrator’s Website. The NRSRO Certification will state that such NRSRO is a Rating Agency or that (i) such NRSRO has provided the Depositor with the appropriate certifications under Exchange Act Rule 17g-5(e), (ii) such NRSRO has access to the Depositor’s 17g-5 website and, (iii) such NRSRO will keep the information obtained from the Depositor’s 17g-5 website confidential (an “NRSRO Certification”). Such NRSRO will be deemed to recertify to the foregoing each time it accesses the Certificate Administrator’s Website. An NRSRO Certification will be deemed to have been executed by an NRSRO if the Depositor so directs the Rule 17g-5 Information Provider.

The parties to the Pooling and Servicing Agreement will not be required to provide that certification. In connection with providing access to the Certificate Administrator’s Website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. The Certificate Administrator will not be deemed to have knowledge of any information posted on its website solely by virtue of such posting. In addition, the Certificate Administrator may disclaim responsibility for any information for which it is not the original source. Assistance in using the Certificate Administrator’s Website can be obtained by calling its customer service desk at 866-846-4526.

The Rating Agencies and NRSROs will have access to the Investor Q&A Forum but will not have a means to submit questions on the Investor Q&A Forum. The Rating Agencies and NRSROs will not have access to the Investor Registry.

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The Rule 17g-5 Information Provider will be required to make certain information available, to Rating Agencies and NRSROs through the facilities of a website.

“Investor Certification” means a certificate representing that such person executing the certificate is a Certificateholder, a beneficial owner of a Certificate or a prospective purchaser of a Certificate or the Subordinate Class Representative and that either (a) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any borrower or manager of a Mortgaged Property, or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor or investor in or of an affiliate of any borrower (collectively, a “Borrower Party”), in which case such person will have access to all the reports and information made available to Certificateholders under the Pooling and Servicing Agreement, or (b) such person is a Borrower Party, in which case (1) if such person is the Subordinate Class Representative or a beneficial owner of a Certificate of the Subordinate Class, such person will have access to all the reports and information made available to Certificateholders under the Pooling and Servicing Agreement other than certain reports and information as set forth in the Pooling and Servicing Agreement, or (2) if such person is not the Subordinate Class Representative or a beneficial owner of a Certificate of the Subordinate Class, in which case such person will only receive access to the Distribution Date Statements prepared by the Certificate Administrator. The Investor Certification will be substantially in the form(s) provided for in the Pooling and Servicing Agreement, may be submitted electronically by means of the Certificate Administrator’s Website and, as a condition to an investor’s access to the Certificate Administrator’s Website or information made available by the applicable Master Servicer or the applicable Special Servicer, accompanied by an investor confidentiality agreement. The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the Certificate Administrator’s Website to a mezzanine lender upon notice from the applicable Special Servicer pursuant to the Pooling and Servicing Agreement that such mezzanine lender has commenced foreclosure proceedings against the equity collateral pledged to secure the related mezzanine loan.

“CREFC®” means the CRE Finance Council.

“CREFC® Reports” collectively refer to the following electronic files: (i) CREFC® bond level file, (ii) CREFC® collateral summary file, (iii) CREFC® property file, (iv) CREFC® loan periodic update file, (v) CREFC® loan setup file, (vi) CREFC® financial file, (vii) CREFC® special servicer loan file, (viii) CREFC® comparative financial status report, (ix) CREFC® delinquent loan status report, (x) CREFC® historical loan modification and corrected mortgage loan report, (xi) CREFC® operating statement analysis report, (xii) CREFC® NOI adjustment worksheet, (xiii) CREFC® REO status report, (xiv) CREFC® servicer watch list, (xv) CREFC® loan level reserve/LOC report, (xvi) CREFC® advance recovery report, (xvii) CREFC® reconciliation of funds report, and (xviii) solely with respect to the Loan Combinations, CREFC® total loan report.

Other Information. The Pooling and Servicing Agreement will require that the Certificate Administrator make available at its offices, during normal business hours, for review (by any Privileged Person that is not a Borrower Party, rating agency or an NRSRO), originals or copies of, among other things, the following items (to the extent such items are in its possession) (except to the extent not permitted by applicable law or under any of the related Mortgage Loan documents):

(A)	any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

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(B)	the most recent annual (or more frequent, if available) operating statements, rent rolls, or, with respect to residential cooperative mortgage loans, maintenance schedules (to the extent such rent rolls or maintenance schedules have been made available by the related borrower) and/or lease summaries and retail “sales information”, if any, collected by or on behalf of the applicable Master Servicer or the applicable Special Servicer with respect to each Mortgaged Property;
(C)	the mortgage files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented by the applicable Master Servicer and/or the applicable Special Servicer and delivered to the Certificate Administrator;
(D)	any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act of 1933; and
(E)	each of the documents made available by the Certificate Administrator via its website as described under “—Information Available Electronically” above.

You should assume that the Trustee, the Certificate Administrator or any document Custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.

In connection with providing access to or copies of the items described above to Certificateholders, beneficial owners of Certificates and prospective purchasers of Certificates, the Trustee, the Master Servicers, the Special Servicers, the Certificate Administrator or any document Custodian, as the case may be, may require an Investor Certification executed by the requesting person or entity.

The Certificate Administrator will make available all distribution date statements, CREFC® reports and supplemental notices (provided that they are received by the Certificate Administrator) to certain modeling financial services (i.e., Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc. and CMBS.com, Inc.) in accordance with the provisions of the Pooling and Servicing Agreement.

The Trust will file distribution reports on Form 10-D, annual reports on Form 10-K and (if applicable) current reports on Form 8-K with the SEC regarding the Certificates, to the extent, and for such time, as it is required to do so under the Exchange Act. Such reports will be filed under the name of the issuing entity (File No. 333-195164). Members of the public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10 a.m. and 3 p.m. Additional information regarding the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s website. The SEC maintains computer terminals providing access to the EDGAR system at the office referred to above.

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Voting Rights

The Certificates will be allocated voting rights for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement. 98% of the voting rights will be allocated to the holders of the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX, A-SB, A-S, B, C, PEX, D, E, F and G Certificates, in proportion to the respective aggregate principal balances of those Classes (or, in connection with a proposed termination and replacement of a Special Servicer at the direction of the Certificateholders generally or following a recommendation of the Trust Advisor, each as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicers” in this free writing prospectus, in proportion to the respective aggregate principal balances of those Classes as notionally reduced taking into account the application of any Appraisal Reduction Amounts in respect of the Mortgage Loans); 2% of the voting rights will be allocated pro rata based upon the outstanding notional amount of the Class X-A and X-B Certificates among the holders of the Class X-A and/or X-B Certificates, whichever are outstanding from time to time; and 0% of the voting rights will be allocated to the holders of the Class V-1, V-2 or R Certificates. Voting rights allocated to a Class of Certificateholders will be allocated among those Certificateholders in proportion to their respective percentage interests in that Class. Notwithstanding the foregoing, solely in connection with Certificateholder proposals, or directions, to terminate and replace a Special Servicer or the Trust Advisor, Appraisal Reduction Amounts in respect of the Mortgage Loans will be allocated to notionally reduce the aggregate principal balances of the respective Classes of Principal Balance Certificates for purposes of allocating the voting rights.

Delivery, Form and Denomination

General. We intend to deliver the Class A-1, A-2, A-3, A-4, A-SB, A-S, B, C, PEX and D Certificates in minimum principal balance denominations of $10,000. We intend to deliver the Class X-A and X-B Certificates in minimum notional amount denominations of $1,000,000. Investments in excess of those minimum denominations may be made in multiples of $1.

You will receive your Offered Certificates in book-entry form through the facilities of DTC. See “Description of the Certificates—General” and “—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus. For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex D to this free writing prospectus.

Matters Regarding the Certificate Administrator and the Tax Administrator

The Certificate Administrator will be entitled to a monthly fee for its services, a portion of which will be paid to the Trustee as the Trustee fee. The Certificate Administrator’s fee will accrue with respect to each and every Mortgage Loan at 0.0039% per annum on the Stated Principal Balance of the subject Mortgage Loan for the related distribution date and will be calculated based on the same interest accrual basis as the subject Mortgage Loan, which is either an Actual/360 Basis or a 30/360 Basis. The Certificate Administrator will be required to pay to the Trustee a monthly fee for its services as set forth in the Pooling and Servicing Agreement. The Certificate Administrator fee is payable out of general collections on the Mortgage Loans and any REO Properties in the Trust Fund. In addition, the Trustee and the Certificate Administrator will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine overhead expenses incurred in the ordinary course of performing its duties under the

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Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

The holders of Certificates representing a majority of the total voting rights determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) may remove any of the Certificate Administrator, the tax administrator or the Trustee, upon written notice to the Master Servicers, the Special Servicers, us and the Trustee.

The Trust Fund will indemnify the Certificate Administrator (in each of the capacities in which it serves under the Pooling and Servicing Agreement) and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys’ fees, arising with respect to the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates, other than (i) those resulting from the breach of the Certificate Administrator’s representations and warranties or from willful misconduct, bad faith or negligence in the performance of, or negligent disregard of, its duties, (ii) the Certificate Administrator’s allocable overhead and (iii) any cost or expense expressly required to be borne by the Certificate Administrator.

All expenses incurred by the Certificate Administrator in connection with the transfer of the mortgage files to a successor certificate administrator, following the removal of the Certificate Administrator without cause are required to be reimbursed to such removed Certificate Administrator within thirty (30) days of demand therefor, such reimbursement to be made by the Certificateholders that terminated such Certificate Administrator.

None of the Certificate Administrator, the Custodian, the tax administrator or the Trustee will be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement. Neither the Trustee nor the Certificate Administrator will be liable for any failure or delay in the performance of its obligations under the Pooling and Servicing Agreement due to force majeure or acts of God; provided that any such failure or delay is not also a result of its own negligence, bad faith or willful misconduct. In addition in no event will the Trustee or the Certificate Administrator be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Certificate Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. None of the Certificate Administrator, the tax administrator or the Trustee will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

With respect to any Non-Serviced Loan Combination, the related certificate administrator (each, an “Other Certificate Administrator”) will be entitled to indemnification with respect to amounts related to such Non-Serviced Loan Combination pursuant to provisions that are substantially similar in all material respects, but not necessarily identical, to those described above and will be entitled to reimbursement from the Trust Fund for the related Non-Serviced Pari Passu Mortgage Loan’s pro rata share of any such amounts.

Amendment of the Pooling and Servicing Agreement

The Pooling and Servicing Agreement may be amended by the mutual agreement of the Depositor, the Master Servicers, the Special Servicers, the Trust Advisor, the Certificate

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Administrator and the Trustee, without the consent of any of the Certificateholders, or the consent of any holder of any Pari Passu Companion Loan, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to conform the Pooling and Servicing Agreement to this free writing prospectus (or the private placement memorandum relating to certificates not offered hereby), (iv) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which will not be inconsistent with the then-existing provisions, (v) subject to the delivery of an opinion of counsel, to relax or eliminate (A) any requirement under the Pooling and Servicing Agreement imposed by the provisions of the federal income tax law relating to REMICs (if the provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) certain transfer restrictions imposed on the Certificates (if applicable law is amended or clarified such that certain transfer restrictions may be relaxed or eliminated), (vi) as evidenced by an opinion of counsel, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any of REMIC I, REMIC II or REMIC III or the Grantor Trust at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any of REMIC I, REMIC II or REMIC III or the Grantor Trust, (vii) to modify, add to or eliminate certain provisions of the Pooling and Servicing Agreement relating to transfers of Class R Certificates, (viii) to avoid the qualification, downgrade or withdrawal of the rating then assigned to any Class of Certificates to which a rating has been assigned by a Rating Agency at the request of the Depositor (or the placement of the Class on “negative credit watch” status in contemplation of any such action with respect thereto), or (ix) for the purpose of amending the duties and procedures by which the Rule 17g-5 Information Provider is bound; provided that, among other things,

(a) any such amendment for the specific purposes described in clause (iv), (vii) or (ix) above will not adversely affect in any material respect the interests of any Certificateholder or any third-party beneficiary of the Pooling and Servicing Agreement or of any provision thereof, as evidenced by an opinion of counsel to that effect; and

(b) no such amendment will materially adversely affect the rights, or increase the obligations, of any Mortgage Loan Seller under the Pooling and Servicing Agreement or under the related Mortgage Loan Purchase Agreement without the written consent of such Mortgage Loan Seller.

The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates entitled to not less than 66-2/3% of the voting rights allocated to each Class that is materially affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of Certificateholders; provided that no such amendment may, among other things, (i) reduce in any manner the amount of, or delay the timing of, payments received on the Certificates without the consent of each affected Certificateholder, (ii) reduce the aforesaid percentage of aggregate principal balance or notional amount, as applicable, of each Class of Certificates which are required to consent to any such amendment, without the consent of all the holders of each Class of Certificates affected thereby, (iii) adversely affect the status of any of REMIC I, REMIC II or REMIC III as a REMIC or the Grantor Trust as a grantor trust under the Code, without the consent of 100% of the Certificateholders, (iv) amend any

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section of the Pooling and Servicing Agreement that relates to the amendment thereof without the consent of all the holders of all Certificates of the Class(es) affected thereby, (v) otherwise materially adversely affect any Class of Certificateholders without the consent of all of the Certificateholders of that Class, or (vi) materially adversely affect the rights or increase the obligations of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the written consent of such Mortgage Loan Seller.

In addition to other limitations described above, no amendment may be made to the Pooling and Servicing Agreement that would adversely affect the swap counterparty under the swap contract without the consent of the swap counterparty. For the avoidance of doubt, any exchange by a holder of a Class A-4FL Certificate of any portion of its aggregate outstanding certificate principal balance for an equal aggregate outstanding certificate principal balance of Class A-4FX Certificates will not be deemed to be an amendment.

In no event may the definition of the Servicing Standard be amended in a manner that would materially adversely affect Certificateholders without a Rating Agency Confirmation and an opinion of counsel delivered to the Trustee and the Certificate Administrator.

Furthermore, no amendment of the Pooling and Servicing Agreement may be consented to by any party to the Pooling and Servicing Agreement unless such party has obtained or received an opinion of counsel to the effect that the amendment is permitted under the Pooling and Servicing Agreement as described above.

Termination of the Pooling and Servicing Agreement

The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of—

1.	the final payment or advance on, or other liquidation of, the last Mortgage Loan or related REO Property remaining in the Trust Fund,
2.	the purchase of all of the Mortgage Loans and REO Properties remaining in the Trust Fund or held on behalf of the Trust Fund by any single Certificateholder or group of Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative, either Master Servicer or either Special Servicer, in that order of preference, and
3.	the exchange by any single holder of all the Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust Fund.

Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder. The final distribution to the registered holder of each Certificate will be made only upon surrender and cancellation of that Certificate at the office of the Certificate Administrator or at any other location specified in the notice of termination.

The right of the Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative, either Master Servicer or either Special Servicer to purchase all of the Mortgage Loans and REO Properties remaining in the Trust Fund is subject to the conditions (among others) that—

•	the total Stated Principal Balance of the Mortgage Pool is 1.0% or less of the Cut-off Date Pool Balance,

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•	within 30 days after notice of the election of that person to make the purchase is given, no person with a higher right of priority to make the purchase notifies the other parties to the Pooling and Servicing Agreement of its election to do so, and
•	if more than one holder or group of Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative desire to make the purchase, preference will be given to the holder or group of holders with the largest percentage interest in the relevant Class.

Any purchase by any single holder or group of Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative, either Master Servicer or either Special Servicer of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to:

•	the sum of—
1.	the aggregate Purchase Price of all the Mortgage Loans remaining in the Trust Fund, other than any Mortgage Loans as to which the Mortgaged Properties have become REO Properties, and
2.	the appraised value of all REO Properties then included in the Trust Fund, in each case as determined by an appraiser mutually agreed upon by the applicable Master Servicer, the applicable Special Servicer and the Trustee; minus
•	solely in the case of a purchase by a Master Servicer or a Special Servicer, the total of all amounts payable or reimbursable to the purchaser under the Pooling and Servicing Agreement.

If any party above, other than National Cooperative Bank, N.A. as the Master Servicer of the National Cooperative Bank, N.A. Mortgage Loans, exercises such purchase option, National Cooperative Bank, N.A., so long as National Cooperative Bank, N.A. is a Master Servicer or a Special Servicer under the Pooling and Servicing Agreement, will be entitled to purchase the remaining National Cooperative Bank, N.A. Mortgage Loans and any related REO Property, and if National Cooperative Bank, N.A. elects to purchase such Mortgage Loans and REO Properties that other party will then purchase only the remaining Mortgage Loans and REO Property that are not being purchased by National Cooperative Bank, N.A.

With respect to the foregoing options to purchase the Mortgage Loans and REO Properties, if both of the Master Servicers or Special Servicers wish to elect to exercise such rights, then the Master Servicer or Special Servicer servicing the greater principal balance of Mortgage Loans shall be entitled to exercise such right, subject to National Cooperative Bank, N.A.’s prior right to acquire the National Cooperative Bank, N.A. Mortgage Loans.

The purchase will result in early retirement of the then-outstanding Certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the Pooling and Servicing Agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

An exchange by any single holder of all of the Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust Fund may be made by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 60 days prior to

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the anticipated date of exchange. If an exchange is to occur as described above, then the holder of the Certificates, no later than the business day immediately preceding the distribution date on which the final distribution on the Certificates is to occur, must deposit in the applicable Collection Account amounts that are together equal to all amounts then due and owing to the applicable Master Servicer, the applicable Special Servicer, the Certificate Administrator, the tax administrator, the Trustee and their respective agents under the Pooling and Servicing Agreement. No such exchange may occur until the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-SB and D Certificates, and the Class A-4FX, A-S, B and C Regular Interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates) is reduced to zero.

The Trustee

Eligibility Requirements

The Trustee is at all times required to be, and will be required to resign if it fails to be, (i) a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority or (ii) an institution that maintains the following minimum short-term and long-term unsecured debt ratings (or, in the case of any particular rating, such lower rating as is the subject of a Rating Agency Confirmation by such Rating Agency):

	Fitch	Moody’s	KBRA
Short-Term Unsecured Debt Rating	“F-1”	“P-1”(1)	A rating equivalent to “P-1” by Moody’s (if rated by KBRA)
Long-Term Unsecured Debt Rating	“A-”	“A2” if it has a short-term unsecured debt rating of at least “P-1”(1)	A rating equivalent to “A2” by Moody’s (if rated by KBRA)

(1)	The Trustee may maintain a long-term unsecured debt rating of “Baa2” by Moody’s and a short-term unsecured debt rating of at least “P-2” by Moody’s (or such equivalent rating by Kroll Bond Rating Agency, Inc. (“KBRA“)) if Wells Fargo Bank, National Association, or any successor thereto, in its capacity as a Master Servicer (the “General Master Servicer”), maintains a long-term unsecured debt rating of at least “A2” by Moody’s (or such lower rating as is the subject of a Rating Agency Confirmation by Moody’s). This provision will not, however, impose any obligation on the General Master Servicer to maintain such rating.

Duties of the Trustee

The Trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or any asset or related document and is not accountable for the use or application by the Depositor of any of the Certificates or any of the proceeds of the Certificates, or for the use or application by the Depositor of funds paid in consideration of the assignment of the Mortgage Loans to the Trust or deposited into any fund or account maintained with respect to the Certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts. The Pooling and Servicing Agreement generally provides that (i) the Trustee, prior to the occurrence of an Servicer Termination Event and after the curing or waiver of all Servicer Termination Events which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement, (ii) if a Servicer Termination Event occurs and is continuing, the Trustee must exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs, (iii) any permissive right of

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the Trustee contained in the Pooling and Servicing Agreement will not be construed as a duty and (iv) the Trustee will be liable in accordance with the Pooling and Servicing Agreement only to the extent of the obligations specifically imposed upon and undertaken by the Trustee. However, upon receipt of the various Certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine the documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement. The Certificate Administrator is required to notify Certificateholders of any termination of a Master Servicer or a Special Servicer or appointment of a successor to such Master Servicer or such Special Servicer. The Trustee will be obligated to make any advance required to be made, and not made, by the applicable Master Servicer or the applicable Special Servicer under the Pooling and Servicing Agreement, provided that the Trustee will not be obligated to make any advance that it deems to be a nonrecoverable advance. In addition, the Trustee will not be obligated to make any Servicing Advances with respect to any Non-Serviced Pari Passu Mortgage Loan. The Trustee will be entitled, but not obligated, to rely conclusively on any determination by the applicable Master Servicer or the applicable Special Servicer, that an advance, if made, would be a nonrecoverable advance. The Trustee will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, the applicable Master Servicer. See “—Advances of Delinquent Monthly Debt Service Payments” in this free writing prospectus.

Matters Regarding the Trustee

The Trust Fund will indemnify the Trustee and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys’ fees, arising with respect to the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates, other than (i) those resulting from the breach of the Trustee’s representations and warranties or from willful misconduct, fraud, bad faith or negligence in the performance of, or negligent disregard of, its duties, (ii) the Trustee’s allocable overhead and (iii) any cost or expense expressly required to be borne by the Trustee.

The Trustee will not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the Pooling and Servicing Agreement. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it. Also see “—Matters Regarding the Certificate Administrator and the Tax Administrator” above in this free writing prospectus.

With respect to any Non-Serviced Loan Combination serviced pursuant to the another securitization, the related trustee (the “Other Trustee”) will be entitled to indemnification with respect to amounts related to such Non-Serviced Loan Combination pursuant to provisions that are similar to those described above and will be entitled to reimbursement from the Trust Fund for the related Non-Serviced Pari Passu Mortgage Loan’s pro rata share of any such amounts.

Provisions similar to the provisions described under the sections of the accompanying prospectus entitled “Description of the Pooling and Servicing Agreements—Duties of the Trustee”, “—Certain Matters Regarding the Trustee” and “—Resignation and Removal of the Trustee” will apply to the Certificate Administrator and the tax administrator.

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Resignation and Removal of the Trustee

The Trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Certificate Administrator, the tax administrator, the Master Servicers, the Special Servicers, the Rule 17g-5 Information Provider (who will promptly post such notice to the Rule 17g-5 Information Provider’s Website), and all Certificateholders. Upon receiving the notice of resignation, the Depositor is required to promptly appoint a successor Trustee meeting the requirements set forth above. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee (i) ceases to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or (ii) becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) the continuation of the Trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any Class of Certificates with a rating as evidenced in writing by the Rating Agencies, then the Depositor may (and, if it fails to do so within ten (10) business days, the requesting Master Servicer must as soon as practicable) remove the Trustee and appoint a successor Trustee meeting the eligibility requirements set forth above. Holders of the Certificates entitled to more than 50% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) may, at their expense, at any time remove the Trustee without cause and appoint a successor Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the Trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and Servicing Agreement for services rendered and expenses incurred prior to the date of removal. The resigning Trustee will be required to pay all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with the resignation of the Trustee and the transfer of its duties (including, but not limited to, reasonable out-of-pocket costs and expenses associated with the engagement of a successor, transferring mortgage files (if applicable) and related information, records and reports to the successor).

All expenses incurred by the Trustee in connection with the transfer of its duties to a successor trustee following the removal of the Trustee without cause are required to be reimbursed to such removed Trustee within thirty (30) days of demand therefor, such reimbursement to be made by the Certificateholders that terminated such Trustee.

Suits, Actions and Proceedings by Certificateholders

No Certificateholder will have any right by virtue of any provision of the Pooling and Servicing Agreement or the Certificates to institute any suit, action or proceeding in equity or at law against any party to the Pooling and Servicing Agreement or the Certificates or any borrower, unless that Certificateholder has previously given to the Trustee a written notice of default, and unless also (except in the case of a default by the Trustee) the holders of Certificates entitled to at least 25% of the voting rights (determined without notionally

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reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute any such action, suit or proceeding. No one or more holders of Certificates will have any right in any manner whatsoever by virtue of any provision of the Pooling and Servicing Agreement or the Certificates to affect, disturb or prejudice the rights of any other holders of Certificates, or to obtain or seek to obtain priority over or preference to any other such holder (which priority or preference is not otherwise provided for herein), or to enforce any right under the Pooling and Servicing Agreement or the Certificates, except in the manner herein or therein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions described above, each and every Certificateholder and the Trustee will be entitled to such relief as can be given either at law or in equity.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General. The yield on any Offered Certificate will depend on—

•	the price at which that Certificate is purchased by an investor,
•	the rate, timing and amount of distributions on that Certificate, and
•	any losses or shortfalls incurred on that Certificate.

The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things:

•	the pass-through rate for that Certificate,
•	the rate and timing of principal payments, including those arising from voluntary and involuntary prepayments, repurchases for material document defects or material breaches of representations, sales of defaulted mortgage loans and REO Properties, exercise of purchase options by holders of mezzanine loans, and other principal collections on the Mortgage Loans, and the extent to which those amounts are to be applied in reduction of the principal balance or notional amount, as applicable, of that Certificate,
•	the rate and timing of reimbursements made to the applicable Master Servicer, the applicable Special Servicer or the Trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out Mortgage Loan that are not repaid at the time of the workout,
•	the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses, as well as Trust Advisor Expenses, and the extent to which those losses and expenses are allocable in reduction of the principal balance of that Certificate or result in reductions or shortfalls in interest distributable to that Certificate, and

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•	the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions of that Certificate.

Rate and Timing of Principal Payments. The yield to maturity on the Offered Certificates purchased at a discount or a premium will be affected by the rate and timing of principal distributions on, or otherwise resulting in a reduction of the aggregate principal balances of, those Certificates. In turn, the rate and timing of distributions on, or otherwise resulting in a reduction of the aggregate principal balances of, those Certificates will be directly related to the rate and timing of principal payments on or with respect to the Mortgage Loans. Finally, the rate and timing of principal payments on or with respect to the Mortgage Loans will be affected by their amortization schedules, the dates on which balloon payments are due to occur, any incentives for a borrower to repay its mortgage loan by an anticipated repayment date and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts if leasing criteria or other conditions are not satisfied or by reason of sales or other releases of real properties and/or parcels, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, sales of Mortgage Loans following default or purchases or other removals of Mortgage Loans from the Trust Fund. In some cases, a Mortgage Loan’s amortization schedule will be recast upon the occurrence of certain events, including casualties, condemnations and prepayments in connection with property releases. See “Risk Factors—Risks Related to the Offered Certificates—The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty” and “—Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment” and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” for a discussion of certain of the Mortgage Loans with the above described characteristics.

With respect to any Class of Offered Certificates with a pass-through rate based upon, equal to or limited by the WAC Rate, the respective pass-through rate (and, accordingly, the yield) on those Classes of Offered Certificates could (or, in the case of the Class X-A and X-B Certificates and any other Class of Certificates with a pass-through rate based upon or equal to the WAC Rate, will) be adversely affected if Mortgage Loans with relatively high mortgage interest rates experienced a faster rate of principal payments than Mortgage Loans with relatively low mortgage interest rates.

Prepayments and other early liquidations of the Mortgage Loans will result in distributions on the Offered Certificates of amounts that would otherwise be paid over the remaining terms of those Mortgage Loans. This will tend to shorten the weighted average lives of the Offered Certificates. Defaults on the Mortgage Loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the Mortgage Loans and, accordingly, on the Offered Certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the Offered Certificates. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consents” in this free writing prospectus.

With respect to the Class A-SB Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, A-2, A-3 and A-4 Certificates and the Class A-4FX Regular Interest remain outstanding. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the

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Mortgage Loans than they were when the Class A-1, A-2, A-3 and A-4 Certificates and/or the Class A-4FX Regular Interest were outstanding.

The extent to which the yield to maturity on any Offered Certificate may vary from the anticipated yield will depend upon the degree to which the Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn paid in a reduction of the principal balance of the Certificate. If you purchase your Offered Certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase Class X-A or X-B Certificates or otherwise purchase your Offered Certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield.

If you purchase Class X-A or X-B Certificates, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the Mortgage Loans. Each payment of principal in reduction of the aggregate principal balance of the Class A-1, A-2, A-3, A-4 or A-SB Certificates and the Class A-4FX or A-S Regular Interest will result in a reduction in the aggregate notional amount of the Class X-A Certificates, and each payment of principal in reduction of the aggregate principal balance of the Class B and C Regular Interests will result in a reduction in the notional amount of the Class X-B Certificates. Accordingly, if principal payments on the Mortgage Loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the Class X-A Certificates will, and your actual yield to maturity with respect to the Class X-B Certificates may, be lower than that assumed at the time of purchase. Your yield to maturity would also be adversely affected by sales of Mortgage Loans following default, Mortgage Loan Seller repurchases of Mortgage Loans in connection with a material breach or representation or warranty or other removals of Mortgage Loans from the Trust Fund. Prior to investing in the Class X-A or X-B Certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in your failure to fully recover your initial investment. The rating(s) on the Class X-A or X-B Certificates do not address whether a purchaser of those certificates would be able to recover its initial investment.

Because the rate of principal payments on or with respect to the Mortgage Loans will depend on future events and a variety of factors, we cannot assure you as to that rate or the rate of principal prepayments in particular.

Even if they are collected and payable on your Offered Certificates, Prepayment Premiums and Yield Maintenance Charges may not be sufficient to offset fully any loss in yield on your Offered Certificates attributable to the related prepayments of, the Mortgage Loans.

Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the Mortgage Loans will affect—

•	the amount of distributions on your Offered Certificates,
•	the yield to maturity of your Offered Certificates,
•	if you are purchasing Principal Balance Certificates, the rate of principal distributions on your Offered Certificates,

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•	if you are purchasing Class X-A or X-B Certificates, the rate of reductions in the notional amount of your Offered Certificates, and
•	the weighted average life of your Offered Certificates.

Delinquencies on the Mortgage Loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your Offered Certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your Offered Certificates.

If—

•	you calculate the anticipated yield to maturity for your Offered Certificates based on an assumed rate of default on the Mortgage Loans and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced, and
•	the additional losses result in a reduction of the total distributions on, or the aggregate principal balance of your Offered Certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

With respect to the Mortgage Loans secured by residential cooperative properties, certain of the Mortgage Loans have subordinate secured debt held by National Cooperative Bank, N.A. or its affiliates with interest rates that are based on LIBOR, which will result in higher debt service payments, and a correspondingly higher likelihood of default during times where LIBOR increases above a certain threshold. In addition, the related intercreditor agreements do not include “standstill” provisions and, as a result, in the event any subordinate secured debt defaults and the holder of such subordinate secured debt, which may be National Cooperative Bank, N.A., begins foreclosure proceedings, a default will occur with respect to the related Mortgage Loan which may result in a prepayment of such Mortgage Loan during a time in which it is otherwise locked out or at a time in which the Mortgage Loan was otherwise performing. See “Description of the Mortgage Pool—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” in this free writing prospectus.

The timing of any loss on a liquidated Mortgage Loan that results in a reduction of the total distributions on or the aggregate principal balance of your Offered Certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

The yield on your Certificates will also depend on the extent to which losses and expenses experienced by the Trust Fund are allocated to reduce your certificate principal balance or otherwise reduce amounts distributable to you. The notional amount of the Class X-A and X-B Certificates will be reduced by any Realized Losses with respect to the Mortgage Loans or Additional Trust Fund Expenses allocated to reduce the classes of Principal Balance Certificates or Regular Interests on which that notional amount is based. Because the Control-Eligible Certificates do not provide credit support to other Classes of Certificates in respect of Trust Advisor Expenses other than Designated Trust Advisor Expenses, the yield on those other Classes of Certificates may be affected by losses arising

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from such Trust Advisor Expenses at a time when other losses would not have affected their yield.

Even if losses on the Mortgage Loans do not result in a reduction of the total distributions on, or the aggregate principal balance of your Offered Certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of your Offered Certificates.

In addition, if the applicable Master Servicer, the applicable Special Servicer or the Trustee is reimbursed for any advance made by it that has been determined to be nonrecoverable out of collections on the related Mortgage Loan, then that advance (together with accrued interest thereon) will, to the fullest extent permitted, be reimbursed first out of the principal portion of current debt service advances and payments and other collections of principal otherwise distributable on the Certificates, prior to being deemed reimbursed out of payments and other collections of interest on the Mortgage Pool otherwise distributable on the Certificates. Any such reimbursement from advances and collections of principal will reduce the amount of principal otherwise distributable on the Certificates on the related distribution date.

In the event that any advance (including any interest accrued thereon) with respect to a Mortgage Loan remains unreimbursed following the time that such Mortgage Loan is modified as a Specially Serviced Mortgage Loan, the applicable Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable from collections on the related Mortgage Loan), out of amounts in the Collection Accounts representing the principal portion of current debt service advances and payments and other collections of principal after the application of those advances and collections of principal to reimburse any party for nonrecoverable debt service advances and Servicing Advances as contemplated by the prior paragraph. Any such reimbursement payments will reduce the amount of principal otherwise distributable on the Certificates on the related distribution date.

Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the Mortgage Loans:

•	prevailing interest rates;
•	the terms of the Mortgage Loans, including—
1.	provisions that impose prepayment Lock-out Periods or require Yield Maintenance Charges or Prepayment Premiums;
2.	due-on-sale and due-on-encumbrance provisions;
3.	provisions requiring that upon occurrence of certain events, funds held in escrow or proceeds from letters of credit be applied to principal;
4.	the exercise of purchase options by tenants or others and other sales of real properties and/or parcels by borrowers that can result in prepayments of principal, including during a Lock-out Period for the Mortgage Loan; and
5.	amortization terms;
•	the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located;

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•	the general supply and demand for commercial, multifamily and manufactured housing community rental space of the type available at the Mortgaged Properties in the areas in which those properties are located;
•	the quality of management of the Mortgaged Properties;
•	the servicing of the Mortgage Loans;
•	possible changes in tax laws; and
•	other opportunities for investment.

See “Risk Factors”, “Description of the Mortgage Pool”, “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this free writing prospectus, the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus, and “Risk Factors” and “Description of the Pooling and Servicing Agreements” in the accompanying prospectus.

The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a Mortgage Loan accrues interest, the related borrower may have an increased incentive to refinance the Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a Mortgage Loan accrues interest, the related borrower may be less likely to voluntarily prepay the Mortgage Loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their Mortgaged Properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their Mortgaged Properties.

A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related Mortgage Loan.

Neither we nor any of the underwriters makes any representation regarding:

•	the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans;
•	the relative importance of those factors;
•	the percentage of the aggregate principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any particular date; or
•	the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until, at the earliest, the 15th day of the month following the month in which interest accrued on the Offered Certificates, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

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Weighted Average Life

For purposes of this free writing prospectus, the weighted average life of any Offered Certificate with a principal balance refers to the average amount of time that will elapse from the assumed settlement date of June 26, 2015 until each dollar to be applied in reduction of the aggregate principal balance of those Certificates is paid to the investor. For purposes of this “Yield and Maturity Considerations” section, the weighted average life of any Offered Certificate with a principal balance is determined by:

•	multiplying the amount of each principal distribution on the Offered Certificate by the number of years from the assumed settlement date to the related distribution date;
•	summing the results; and
•	dividing the sum by the total amount of the reductions in the principal balance of the Offered Certificate.

Accordingly, the weighted average life of any Offered Certificate with a principal balance will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that Certificate.

The tables set forth below show, with respect to each Class of Offered Certificates with principal balances,

•	the weighted average life of that Class, and
•	the percentage of the initial aggregate principal balance of that Class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Structuring Assumptions.

The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in calculating the tables below. Neither we nor any of the underwriters makes any representation that the Mortgage Loans will behave in accordance with the Structuring Assumptions set forth in this free writing prospectus. The tables below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables below and the actual characteristics and performance of the Mortgage Loans, or actual prepayment experience, will affect the percentages of initial aggregate principal balances outstanding over time and the weighted average lives of the respective Classes of the Offered Certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any Offered Certificate.

Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this free writing prospectus is the “constant prepayment rate” or “CPR” model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans (in this case, the Mortgage Loans) for the life of those loans. The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Pool. We do not make any representations about the appropriateness of the CPR model.

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Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-1 Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 2016	86%	86%	86%	86%	86%
June 2017	68%	68%	68%	68%	68%
June 2018	44%	44%	44%	44%	44%
June 2019	13%	13%	13%	13%	13%
June 2020 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	2.59	2.59	2.59	2.59	2.58

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-2 Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 2016	100%	100%	100%	100%	100%
June 2017	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	4.77	4.75	4.73	4.69	4.50

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-3 Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 2016	100%	100%	100%	100%	100%
June 2017	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	99%	99%	93%
June 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.78	9.73	9.68	9.62	9.43

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Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-4 Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 2016	100%	100%	100%	100%	100%
June 2017	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.91	9.91	9.89	9.85	9.66

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-SB Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 2016	100%	100%	100%	100%	100%
June 2017	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	99%	99%	99%	99%	99%
June 2021	78%	78%	78%	78%	78%
June 2022	56%	56%	57%	57%	57%
June 2023	34%	35%	35%	35%	36%
June 2024	12%	12%	12%	12%	12%
June 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	7.29	7.29	7.30	7.30	7.31

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Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-S Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 2016	100%	100%	100%	100%	100%
June 2017	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.97	9.97	9.97	9.96	9.72

Percentages of Initial Certificate Principal Balance Outstanding for the
Class B Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 2016	100%	100%	100%	100%	100%
June 2017	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.97	9.97	9.97	9.97	9.72

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Percentages of Initial Certificate Principal Balance Outstanding for the
Class C Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 2016	100%	100%	100%	100%	100%
June 2017	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.97	9.97	9.97	9.97	9.72

Percentages of Initial Certificate Principal Balance Outstanding for the
Class PEX Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 2016	100%	100%	100%	100%	100%
June 2017	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.97	9.97	9.97	9.96	9.72

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Percentages of Initial Certificate Principal Balance Outstanding for the
Class D Certificates at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 2016	100%	100%	100%	100%	100%
June 2017	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.97	9.97	9.97	9.97	9.72

Yield Sensitivity of the Class X-A and X-B Certificates

The yield to investors on the Class X-A Certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the Mortgage Loans to the extent such prepayments are allocated to the Class A-1, A-2, A-3, A-4 or A-SB Certificates or the Class A-4FX or A-S Regular Interest and the default and loss experience on the Mortgage Loans to the extent that losses reduce the principal balances of the Class A-1, A-2, A-3, A-4 or A-SB Certificates or the Class A-4FX or A-S Regular Interest. The yield to investors on the Class X-B Certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the Mortgage Loans to the extent such prepayments are allocated to the Class B or C Regular Interests and the default and loss experience of the Mortgage Loans to the extent that losses reduce the principal balance of the Class B or C Regular Interests. If you are contemplating an investment in the Class X-A or X-B Certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment and/or liquidation of the Mortgage Loans could result in your failure to fully recover your initial investment. Prepayment Premiums and Yield Maintenance Charges may not be sufficient to offset the negative effects on yield caused by prepayments. In addition, no Prepayment Premiums or Yield Maintenance Charges are payable in connection with prepayments from casualty insurance proceeds and condemnation awards, certain repurchases for material document defects or material breaches of representations, the exercise of purchase options and the optional termination of the Trust.

Pre-Tax Yield to Maturity Tables

The tables set forth below show the pre-tax corporate bond equivalent yields to maturity with respect to each Class of Offered Certificates. We prepared these tables using the Structuring Assumptions (except as otherwise described herein), and further assuming (a) the specified purchase prices, and (b) the indicated prepayment scenarios. The assumed purchase prices are expressed as a percentage of the initial total notional amount or principal balance, as applicable, of the respective Class of Offered Certificates and are exclusive of accrued interest.

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The yields set forth in the tables were calculated by:

•	determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the respective Class of Offered Certificates, would cause the discounted present value of that assumed stream of cash flows to equal—
1.	the related assumed purchase price, plus
2.	accrued interest at the initial pass-through rate for the applicable Class of Offered Certificates from and including June 1, 2015 to but excluding the assumed settlement date; and
•	converting those monthly discount rates to corporate bond equivalent rates.

Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on their Certificates. Consequently, they do not purport to reflect the return on any investment on a Class of offered when reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) of the Class A-1 Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) of the Class A-2 Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

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Pre-Tax Yield to Maturity (CBE) of the Class A-3 Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) of the Class A-4 Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) of the Class A-SB Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

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Pre-Tax Yield to Maturity (CBE) of the Class A-S Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) of the Class X-A Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) of the Class X-B Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

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Pre-Tax Yield to Maturity (CBE) of the Class B Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) of the Class C Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) of the Class PEX Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

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Pre-Tax Yield to Maturity (CBE) of the Class D Certificates
at the Specified Percentages of CPR

0% CPR During Lock-out, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

The characteristics of the Mortgage Loans will differ in some respects from those assumed in preparing the tables. The tables are presented for illustrative purposes only. Neither the Mortgage Pool nor any Mortgage Loan will prepay at any constant rate, and it is unlikely that the Mortgage Loans will prepay in a manner consistent with any designated scenario for the tables. In addition, we cannot assure you that—

•	the Mortgage Loans will prepay at any particular rate,
•	the Mortgage Loans will not prepay, involuntarily or otherwise, during Lock-out Periods (including any contemporaneous periods when defeasance is permitted) or during any period when principal prepayments are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge (including any contemporaneous period when defeasance is permitted),
•	the Mortgage Loans will not default or that the Mortgage Loans will default at any particular rate,
•	the actual pre-tax yields on, or any other distribution characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the tables set forth above, or
•	the total purchase prices of the Offered Certificates will be as assumed.

For federal income tax information reporting, the prepayment assumption used in reporting original issue discount or the amortization of premium, if any, for an Offered Certificate will be that—

•	each ARD Loan is repaid in full on its Anticipated Repayment Date,
•	no Mortgage Loan will otherwise be prepaid prior to maturity, and
•	there will be no extension of the maturity of any Mortgage Loan.

No representation is made that the Mortgage Loans will in fact be repaid in accordance with this assumption or that the IRS will not challenge on audit the prepayment assumption used. You must make your own decision as to the appropriate assumptions, including prepayment and default assumptions, to be used in deciding whether to purchase any Offered Certificates.

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SERVICING OF THE MORTGAGE LOANS AND ADMINISTRATION OF THE TRUST FUND

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan) and any REO Properties (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination) will be governed by a Pooling and Servicing Agreement to be dated as of June 1, 2015 (the “Pooling and Servicing Agreement”), by and among the Depositor, the Master Servicers, the Special Servicers, the Trust Advisor, the Certificate Administrator and the Trustee. In this “Servicing of the Mortgage Loans and Administration of the Trust Fund” section, we describe some of the provisions of the Pooling and Servicing Agreement relating to the servicing and administration of such Mortgage Loans and REO Properties. You should refer to the accompanying prospectus, in particular the section captioned “Description of the Pooling and Servicing Agreements”, for additional important information regarding provisions of the Pooling and Servicing Agreement that relate to the rights and obligations of the Master Servicers and the Special Servicers.

As used herein, references to the Mortgage Loans, when discussing servicing activities of the Mortgage Loans do not include, unless otherwise specifically indicated, Non-Serviced Pari Passu Mortgage Loans. In certain instances references are made that specifically exclude Non-Serviced Pari Passu Mortgage Loans from the servicing provisions in this free writing prospectus by indicating actions are taken with respect to the Mortgage Loans “other than the Non-Serviced Pari Passu Mortgage Loans” or “except with respect to the Non-Serviced Pari Passu Mortgage Loans” or words of similar import. These exclusions are intended to highlight particular provisions to draw prospective investors’ attention to the fact that the Master Servicers, Special Servicers and Trustee are not responsible for the particular servicing or administrative activity and are not intended to imply that when other servicing actions are described in this free writing prospectus without such specific carveouts, that the Master Servicers, Special Servicers or Trustee are responsible for those duties with respect to each Non-Serviced Pari Passu Mortgage Loan. Servicing of the Brickyard Square Mortgage Loan will be handled under the WFCM 2015-C28 Pooling and Servicing Agreement and servicing of the Bella Luna / San Lucas Mortgage Loan will be handled under the WFCM 2015-LC20 Pooling and Servicing Agreement. While the WFCM 2015-C28 Pooling and Servicing Agreement and the WFCM 2015-LC20 Pooling and Servicing Agreement are each substantially similar in all material respects, but not necessarily identical, to the servicing provisions of the Pooling and Servicing Agreement discussed in this free writing prospectus, there may be differences and prospective investors are nonetheless encouraged to review “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus for a discussion of certain considerations related to the servicing of the Brickyard Square Mortgage Loan and the Bella Luna / San Lucas Mortgage Loan.

In general, subject to the more specific discussions in the other subsections of this “Servicing of the Mortgage Loans and Administration of the Trust Fund” section, each Master Servicer will be responsible for the servicing and administration of—

•	all Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loans) for which it acts as Master Servicer and as to which no Servicing Transfer Event has occurred and is continuing, and
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•	all worked-out Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loans) which have become Corrected Mortgage Loans for which it acts as Master Servicer and as to which no new Servicing Transfer Event has occurred.

Each Master Servicer and each Special Servicer will each be responsible for servicing and administering the Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loans) and any REO Properties (other than any REO property acquired with respect to any Non-Serviced Loan Combination) for which it is responsible, directly or through sub-servicers (including primary servicers), in accordance with the “Servicing Standard”, which means:

•	in the best interests and for the benefit of the Certificateholders (as determined by the applicable Master Servicer or Special Servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole,
•	in accordance with any and all applicable laws, the terms of the Pooling and Servicing Agreement, the terms of the respective Mortgage Loans (provided that in the event a Master Servicer or a Special Servicer, as applicable, in its reasonably exercised judgment determines that following the terms of any Mortgage Loan document would or potentially would result in an Adverse REMIC Event (for which determination, such Master Servicer and such Special Servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as a Trust expense), such Master Servicer or such Special Servicer, as applicable, must comply with the REMIC provisions of the Code to the extent necessary to avoid an Adverse REMIC Event), and
•	to the extent consistent with the foregoing, in accordance with the following standards:
•	with the same care, skill, prudence and diligence as it services and administers comparable mortgage loans and manages real properties on behalf of third parties or on behalf of itself, whichever is the higher standard with respect to mortgage loans and REO properties that are comparable to the Mortgage Loans and any REO Properties for which it is responsible under the Pooling and Servicing Agreement, giving due consideration to customary and usual standards of practice utilized by prudent institutional commercial mortgage loan servicers under comparable circumstances;
•	with a view to—
1.	in the case of the applicable Master Servicer, the timely collection of all scheduled payments of principal and interest (including any balloon payment) under those Mortgage Loans,
2.	in the case of the applicable Master Servicer, the full collection of all Yield Maintenance Charges and Prepayment Premiums that may become payable under those Mortgage Loans, and
3.	in the case of the applicable Special Servicer, if a Mortgage Loan comes into and continues in default and, in the good faith and reasonable judgment of such Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, including payments of Yield Maintenance Charges, Prepayment Premiums, Default Interest and late payment charges, or the related Mortgaged Property becomes an REO
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Property, the maximization of the recovery of principal and interest on that Defaulted Mortgage Loan to the Certificateholders, as a collective whole, on a present value basis; and
•	without regard to any potential conflict of interest arising from—
1.	any known relationship that the applicable Master Servicer or the applicable Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, any of the Mortgage Loan Sellers or any other party to the Pooling and Servicing Agreement,
2.	the ownership of any Certificate by the applicable Master Servicer or the applicable Special Servicer, or either of their respective affiliates, as the case may be,
3.	the obligation of the applicable Master Servicer to make advances or otherwise to incur servicing expenses with respect to any Mortgage Loan or REO Property serviced or administered, respectively, under the Pooling and Servicing Agreement,
4.	the obligation of the applicable Special Servicer to make, or to direct the applicable Master Servicer to make, Servicing Advances or otherwise to incur servicing expenses with respect to any Mortgage Loan or REO Property serviced or administered, respectively, under the Pooling and Servicing Agreement,
5.	the right of the applicable Master Servicer or the applicable Special Servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction,
6.	the ownership, servicing and/or management by the applicable Master Servicer or applicable Special Servicer, as the case may be, or any of their respective affiliates, of any other mortgage loans or real property,
7.	the ownership by the applicable Master Servicer or the applicable Special Servicer, as the case may be, or any of their respective affiliates of any other debt owed by, or secured by ownership interests in, any of the borrowers or any affiliate of a borrower, and
8.	the obligations of the applicable Master Servicer or the applicable Special Servicer, as the case may be, or any of their respective affiliates to repurchase any Mortgage Loan from the Trust Fund, or to indemnify the Trust Fund, in any event as a result of a material breach or a material document defect.

For discussions of certain servicing-related issues concerning the Non-Serviced Loan Combinations, see “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” below, as well as “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

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As used in this free writing prospectus, a “Specially Serviced Mortgage Loan” means any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), including any REO Mortgage Loan, for which any of the following events (each, a “Servicing Transfer Event”) has occurred:

1.	the related borrower fails to make when due any balloon payment, and the borrower has not delivered to the applicable Master Servicer or the applicable Special Servicer, on or before the Due Date of such balloon payment, a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable Master Servicer or the applicable Special Servicer, as applicable, (and such Master Servicer or such Special Servicer, as applicable, will be required to promptly forward such commitment to the applicable Special Servicer or the applicable Master Servicer, as applicable) which provides that such refinancing will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing does not occur during that time or the applicable Master Servicer is required during that time to make any monthly debt service advance in respect of the Mortgage Loan, a Servicing Transfer Event will occur immediately);
2.	the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;
3.	the applicable Master Servicer determines (in accordance with the Servicing Standard) or receives from the applicable Special Servicer a written determination of such Special Servicer (which determination the applicable Special Servicer is required to make in accordance with the Servicing Standard and, to the extent a Subordinate Control Period is then in effect, with the consent or deemed consent of the Majority Subordinate Certificateholder (other than with respect to an Excluded Loan), and, to the extent a Collective Consultation Period is then in effect, in consultation with the Majority Subordinate Certificateholder (other than with respect to an Excluded Loan)) that a default in making any monthly debt service payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least sixty (60) days beyond the date on which the subject payment will become due; or the applicable Master Servicer determines (in accordance with the Servicing Standard) or receives from the applicable Special Servicer a written determination of such Special Servicer (which determination the applicable Special Servicer is required to make in accordance with the Servicing Standard and, to the extent a Subordinate Control Period is then in effect, with the consent or deemed consent of the Majority Subordinate Certificateholder (other than with respect to an Excluded Loan), and, to the extent a Collective Consultation Period is then in effect, in consultation with the Majority Subordinate Certificateholder (other than with respect to an Excluded Loan)) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least sixty (60) days beyond the date on which such balloon payment will become due (or, if the borrower has delivered a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and
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substance to the applicable Master Servicer or the applicable Special Servicer (and such Master Servicer or such Special Servicer, as applicable, will be required to promptly forward such commitment to the applicable Special Servicer or the applicable Master Servicer, as applicable) which provides that such refinancing will occur within 120 days after the date on which such balloon payment will become due, the applicable Master Servicer determines (in accordance with the Servicing Standard) or receives from the applicable Special Servicer a written determination of such Special Servicer (which determination the applicable Special Servicer is required to make in accordance with the Servicing Standard and, to the extent a Subordinate Control Period is then in effect, with the consent or deemed consent of the Majority Subordinate Certificateholder (other than with respect to an Excluded Loan), and, to the extent a Collective Consultation Period is then in effect, in consultation with the Majority Subordinate Certificateholder (other than with respect to an Excluded Loan)) that (a) the borrower is likely not to make one or more assumed monthly debt service payments as described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this free writing prospectus prior to such a refinancing or (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);
4.	there has occurred a default (including, in the applicable Master Servicer’s or the applicable Special Servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the Pooling and Servicing Agreement) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the applicable Master Servicer or the applicable Special Servicer (and, in the case of the applicable Special Servicer and to the extent a Subordinate Control Period is then in effect, with the consent or deemed consent of the Majority Subordinate Certificateholder (other than with respect to an Excluded Loan), and, to the extent a Collective Consultation Period is then in effect, in consultation with the Majority Subordinate Certificateholder (other than with respect to an Excluded Loan)), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or otherwise materially and adversely affect the interests of Certificateholders, which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan (or, if no cure period is specified, sixty (60) days);
5.	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;
6.	the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;
7.	the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable
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insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;
8.	the applicable Master Servicer or the applicable Special Servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or
9.	the applicable Master Servicer or the applicable Special Servicer (and in the case of the applicable Special Servicer, during a Subordinate Control Period, with the consent of the Subordinate Class Representative (other than with respect to any Excluded Loan)) determines that (i) a default (including, in the applicable Master Servicer’s or the applicable Special Servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the Pooling and Servicing Agreement) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affect the interests of Certificateholders and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for sixty (60) days.

A Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) will become a “Corrected Mortgage Loan” when (other than by reason of a liquidation event occurring in respect of such Mortgage Loan or the related Mortgaged Property becoming an REO Property):

•	with respect to the circumstances described in clauses 1 and 2 immediately above, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of such Mortgage Loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the applicable Master Servicer or the applicable Special Servicer;
•	with respect to the circumstances described in clauses 3, 5, 6, 7 and 9 immediately above, those circumstances cease to exist in the good faith reasonable judgment, exercised in accordance with the Servicing Standard, of the applicable Special Servicer;
•	with respect to the circumstances described in clause 4 immediately above, the default is cured in the good faith reasonable judgment, exercised in accordance with the Servicing Standard, of the applicable Special Servicer; and
•	with respect to the circumstances described in clause 8 immediately above, the proceedings are terminated.

A Special Servicer, on the other hand, will generally be responsible for the servicing and administration of each Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) with respect to which it is engaged to act as Special Servicer as to which a Servicing Transfer Event has occurred and is continuing. Such Special Servicer will also be responsible for the administration of each REO Property (other than any interest in an REO

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Property acquired with respect to any Non-Serviced Loan Combination) related to each such Mortgage Loan.

Despite the foregoing, the Pooling and Servicing Agreement will require the applicable Master Servicer to make monthly debt service advances with respect to any Mortgage Loan that is a Specially Serviced Mortgage Loan and each successor REO Mortgage Loan in respect thereof, make Servicing Advances with respect to any Specially Serviced Mortgage Loan or REO Property (other than any REO Property acquired with respect to a Non-Serviced Loan Combination) and related REO Mortgage Loan, receive payments, collect information and deliver reports to the Certificate Administrator and the Trustee required under the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage Loans or REO Property (other than any REO Property acquired with respect to a Non-Serviced Loan Combination) and related REO Mortgage Loan, and render such incidental services with respect to any Specially Serviced Mortgage Loan or REO Property (other than any REO Property acquired with respect to a Non-Serviced Loan Combination) as and to the extent as may be specifically provided for in the Pooling and Servicing Agreement. In addition, the applicable Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to Mortgage Loans with respect to which it is engaged to act as Special Servicer that are not Specially Serviced Mortgage Loans.

The applicable Master Servicer will transfer servicing of a Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) to the applicable Special Servicer upon the occurrence of a Servicing Transfer Event with respect to that Mortgage Loan. The applicable Special Servicer will return the servicing of that Mortgage Loan to the applicable Master Servicer, and that Mortgage Loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that Mortgage Loan cease to exist. Notwithstanding the transfer of the servicing of any Mortgage Loan to a Special Servicer, the applicable Master Servicer will continue to be responsible for providing various reports to the Certificate Administrator and/or the Trustee, making any required monthly debt service advances and (other than with respect to any Non-Serviced Loan Combination) making any required Servicing Advances with respect to any Specially Serviced Mortgage Loans and REO Properties.

None of the Master Servicers or the Special Servicers will have any responsibility for the performance or non-performance by any other Master Servicer or other Special Servicer with respect to any such party’s obligations and duties under the Pooling and Servicing Agreement, except in any instance where the same party acts in all or any two of such capacities.

Subject to the restrictions and limitations of the Pooling and Servicing Agreement, the Trust Advisor will generally conduct an annual review of each Special Servicer’s operational practices on a platform-level basis employed in servicing Specially Serviced Mortgage Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Mortgage Loans. In addition, during any Collective Consultation Period or Senior Consultation Period, the applicable Special Servicer may be required to consult with the Trust Advisor with regard to asset status reports and certain other matters in connection with the servicing of the Specially Serviced Mortgage Loans, as described more fully below.

The Trust Advisor will not review the activities of any other special servicer with respect to the securitization of any Non-Serviced Pari Passu Companion Loan, and as a result will not provide a review of any special servicing actions in respect of any Non-Serviced Pari Passu Mortgage Loan. The trust advisor (or equivalent party) with respect to such other securitization will have obligations that are substantially similar in all material respects, but

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not necessarily identical, to those of the Trust Advisor described in this free writing prospectus.

As used in this free writing prospectus, “REO Mortgage Loan” means the successor mortgage loan to a Mortgage Loan (which may be a Mortgage Loan included in a Loan Combination) deemed to be outstanding with respect to each related REO Property.

Servicing and Other Compensation and Payment of Expenses

The Master Servicing Fee. The principal compensation to be paid to each Master Servicer with respect to its master servicing activities will be the master servicing fee.

The master servicing fee for each Master Servicer:

•	will be earned with respect to each and every Mortgage Loan (including any Non-Serviced Pari Passu Mortgage Loan) for which it is acting as Master Servicer, including—
1.	each such Mortgage Loan that is a Specially Serviced Mortgage Loan,
2.	each such Mortgage Loan as to which the corresponding Mortgaged Property has become an REO Property, and
3.	each such Mortgage Loan as to which defeasance has occurred; and
•	in the case of each such Mortgage Loan, will—
1.	be calculated on the same interest accrual basis as that Mortgage Loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,
2.	accrue at a master servicing fee rate, on a loan-by-loan basis,
3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that Mortgage Loan, and
4.	be payable monthly to the applicable Master Servicer from amounts received with respect to interest on that Mortgage Loan or, upon liquidation of the Mortgage Loan to the extent such interest collections on deposit in the applicable Collection Account, are not sufficient with respect to the Mortgage Loans, from general collections on all the Mortgage Loans.

Certain of the Mortgage Loans will be primary serviced or sub-serviced by a primary servicer or sub-servicer that will be entitled to a primary servicing fee or sub-servicing fee with respect to each such Mortgage Loan. The rate at which the primary servicing fee or sub-servicing fee accrues for each such Mortgage Loan is included in the applicable master servicing fee rate for each of those Mortgage Loans. In the case of a Pari Passu Mortgage Loan, that primary servicing fee will be payable to the applicable Other Master Servicer during such time (if any) as such Mortgage Loan constitutes a Non-Serviced Pari Passu Mortgage Loan.

Each Master Servicer will be entitled to designate a portion of its master servicing fee accrued at a specified rate per annum, the right to which portion will be transferable by such Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of such Master Servicer or any termination of such Master Servicer for cause, in each case to the extent reasonably necessary for the Trustee to

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appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

Prepayment Interest Shortfalls. The Pooling and Servicing Agreement will require each Master Servicer to make a non-reimbursable compensating interest payment on each distribution date in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans for which it is acting as Master Servicer (other than Specially Serviced Mortgage Loans and Mortgage Loans on which the applicable Special Servicer allowed or consented to the applicable Master Servicer allowing a principal prepayment on a date other than the applicable Due Date and other than any Non-Serviced Pari Passu Mortgage Loan) during the related collection period, and (ii) the aggregate of (A) that portion of the master servicing fees earned by such Master Servicer for the related distribution date that is, in the case of each and every Mortgage Loan and successor REO Property thereto for which such master servicing fees are being paid in the related collection period, calculated for this purpose at 0.01% per annum, and (B) all Prepayment Interest Excesses received by such Master Servicer during the related collection period; provided that the applicable Master Servicer will pay (without regard to clause (ii) above) the amount of any Prepayment Interest Shortfall otherwise described in clause (i) above incurred in connection with any principal prepayment received in respect of a Mortgage Loan during the related collection period to the extent such Prepayment Interest Shortfall occurs as a result of the applicable Master Servicer allowing the related borrower to deviate from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (w) subsequent to a default under the related Mortgage Loan documents, (x) pursuant to applicable law or a court order (including in connection with amounts collected as insurance proceeds or condemnation proceeds to the extent that such applicable law or court order limits the ability of the applicable Master Servicer to apply the proceeds in accordance with the related Mortgage Loan documents), (y) at the request or with the consent of the applicable Special Servicer or (z) during any Subordinate Control Period or Collective Consultation Period, at the request or with the consent of the Subordinate Class Representative (other than with respect to any Excluded Loan)). No Master Servicer will be required to make any compensating interest payments as a result of any prepayments on Mortgage Loans for which it does not act as Master Servicer.

Any payments made by a Master Servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available Distribution Amount for that distribution date, as described under “Description of the Offered Certificates—Distributions” in this free writing prospectus. If the amount of Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during any collection period exceeds the total of any and all payments made by a Master Servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls with respect to the Mortgage Loans, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective Classes of the Principal Balance Certificates, in reduction of the interest distributable on those Certificates, on a pro rata basis as and to the extent described under “Description of the Offered Certificates—Distributions—Interest Distributions” in this free writing prospectus.

Principal Special Servicing Compensation. The principal compensation to be paid to the applicable Special Servicer with respect to its special servicing activities for each Mortgage Loan for which it is acting as Special Servicer will be—

•	the special servicing fee,
•	the workout fee, and

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•	the liquidation fee.

Special Servicing Fee. The special servicing fee:

•	will be earned with respect to—
1.	each Specially Serviced Mortgage Loan, and
2.	each Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) as to which the corresponding Mortgaged Property has become an REO Property;
•	in the case of each Mortgage Loan described in the foregoing bullet, will—
1.	be calculated on the same interest accrual basis as that Mortgage Loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,
2.	accrue at a special servicing fee rate equal to 0.25% per annum (or, in the case of the National Cooperative Bank, N.A. Mortgage Loans only, a rate equal to the greater of (i) 0.25% per annum and (ii) a per annum rate that would result in a special servicing fee for each such mortgage loan of $1,000 for the related month), and
3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that Mortgage Loan; and
•	except as otherwise described in the next paragraph, will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) in respect of such Mortgage Loan and then from general collections on all the Mortgage Loans and any related REO Properties that are on deposit in the Collection Accounts from time to time.

Workout Fee. The applicable Special Servicer will, in general, be entitled to receive a workout fee with respect to each Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) worked out by that Special Servicer. Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than Default Interest and Excess Interest, if any, and each payment of principal received on the Mortgage Loan for so long as it remains a worked-out Mortgage Loan.

The workout fee with respect to any worked-out Mortgage Loan will cease to be payable if that worked-out Mortgage Loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property. However, a new workout fee would become payable if the Mortgage Loan again became a worked-out mortgage loan after having again become a Specially Serviced Mortgage Loan.

In addition, the determination and payment of the workout fee with respect to any Corrected Mortgage Loan for which the amount of related Offsetting Modification Fees is greater than zero will be adjusted in the following manner: (i) the workout fee rate will be multiplied by the aggregate amount of all the scheduled payments of principal and interest scheduled to become due under the terms of such Corrected Mortgage Loan during the period from the date when such Mortgage Loan becomes a Corrected Mortgage Loan to and including the maturity date of such Corrected Mortgage Loan, without discounting for present value (the resulting product, the “Workout Fee Projected Amount”); and (ii) either (a) if the amount of the Offsetting Modification Fees for such Corrected Mortgage Loan is

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greater than or equal to the Workout Fee Projected Amount for such Corrected Mortgage Loan, the applicable Special Servicer will not be entitled to any payments in respect of the workout fee with respect to such Corrected Mortgage Loan, or (b) if the amount of Offsetting Modification Fees for such Corrected Mortgage Loan is less than the Workout Fee Projected Amount, the applicable Special Servicer will be entitled to payments of the workout fee with respect to such Corrected Mortgage Loan, on the terms and conditions set forth in the Pooling and Servicing Agreement without regard to this sentence, until the cumulative amount of such payments is equal to the excess of the Workout Fee Projected Amount over the Offsetting Modification Fees, after which date the applicable Special Servicer will not be entitled to any further payments in respect of the workout fee for such Corrected Mortgage Loan.

If a Special Servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to Mortgage Loans that were worked out by it (or, except in circumstances where that Special Servicer is terminated for cause, as to which the circumstances that constituted the applicable Servicing Transfer Event were resolved but for the making of three monthly debt service payments according to that work-out) and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor to that Special Servicer will not be entitled to any portion of those workout fees.

Although workout fees are intended to provide a Special Servicer with an incentive to perform its duties better, the payment of any workout fee will reduce amounts distributable to the Certificateholders.

Liquidation Fee. The applicable Special Servicer will be entitled to receive a liquidation fee with respect to each Specially Serviced Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) serviced by such Special Servicer for which a full, partial or discounted payoff is obtained from the related borrower. The applicable Special Servicer will also be entitled to receive a liquidation fee with respect to any Specially Serviced Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) or REO Property (other than a REO Property acquired with respect to any Non-Serviced Loan Combination) as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of the Liquidation Fee Rate to the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest and/or late payment charges. The “Liquidation Fee Rate” will be a rate equal to 1.00% or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000, in each case as calculated prior to the application of any Offsetting Modification Fees.

In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any Mortgage Loan from the Trust Fund by (i) a Responsible Repurchase Party in connection with a material breach of representation or warranty or a material document defect in accordance with the related Mortgage Loan Purchase Agreement (if the purchase occurs prior to the end of the period, as the same may be extended, in which the Responsible Repurchase Party must cure, repurchase or substitute in respect of such circumstances), (ii) any person in connection with a termination of the Trust Fund or (iii) another creditor of the related borrower or its owners pursuant to any intercreditor or other similar agreement, if the purchase occurs within 90 days after the creditor’s purchase option first becomes exercisable. No liquidation fee will be payable in connection with the payment of any Loss of Value Payment by a

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Responsible Repurchase Party if the Loss of Value Payment is made within 90 days after the obligation to cure, repurchase or substitute the related Mortgage Loan arises.

In addition, if a liquidation fee otherwise becomes payable with respect to a Mortgage Loan, then such liquidation fee payable to the applicable Special Servicer with respect to such Mortgage Loan in the aggregate will be reduced by the amount of any Offsetting Modification Fees. Furthermore, if a Mortgage Loan becomes a Specially Serviced Mortgage Loan only because of an event described in clause (1) of the definition of “Specially Serviced Mortgage Loan” and the related proceeds are received within 90 days following the related stated maturity date in connection with the full and final payoff or refinancing of the related Mortgage Loan, in each case the related Special Servicer will not be entitled to collect a liquidation fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation.

Although liquidation fees are intended to provide a Special Servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts distributable to the Certificateholders.

The Pooling and Servicing Agreement will provide that, with respect to each collection period during which any Disclosable Special Servicer Fees were received by a Special Servicer, such Special Servicer must deliver or cause to be delivered to the applicable Master Servicer within two (2) business days following the related determination date, and, if so delivered, the applicable Master Servicer must deliver or cause to be delivered to the Certificate Administrator within three (3) business days following the related determination date, in each case without charge, a report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such Special Servicer or any of its affiliates during the related collection period.

The total amount of workout fees, liquidation fees and Modification Fees that are received by the applicable Special Servicer with respect to the workout, liquidation (including partial liquidation), modification, extension, waiver or amendment of a Specially Serviced Mortgage Loan or REO Mortgage Loan will be subject to an aggregate cap equal to the greater of $1,000,000 and 1.00% of the Stated Principal Balance of the subject Specially Serviced Mortgage Loan or REO Mortgage Loan.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) or REO Property (other than any REO Property acquired with respect to any Non-Serviced Loan Combination), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the applicable Special Servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan and any purchaser of any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), the management or disposition of any REO Property, and the performance by the applicable Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any Permitted Special Servicer/Affiliate Fees (defined below) and (2) any Special Servicer compensation to which the applicable Special Servicer is entitled pursuant to the Pooling and Servicing Agreement.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions or fees

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and appraisal fees received or retained by the applicable Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan or any REO Property in accordance with the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that a Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the Trust Fund, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Mortgage Loan or any REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to Permitted Special Servicer/Affiliate Fees.

Additional Servicing Compensation. Each Master Servicer will be entitled to the following items as additional master servicing compensation, in each case, related to a Mortgage Loan for which such Master Servicer acts as Master Servicer, or, in the case of penultimate bullet below, related to an investment account maintained by such Master Servicer, to the extent that such items are actually collected on the Mortgage Loans (other than with respect to any Non-Serviced Pari Passu Mortgage Loan):

•	100% of any defeasance fees actually collected during the related collection period in connection with the defeasance of a Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) (provided that for the avoidance of doubt, any such defeasance fee shall not include any modification fees or waiver fees in connection with a defeasance that the applicable Special Servicer is entitled to under the Pooling and Servicing Agreement);
•	(x) 50% of Modification Fees actually collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans and paid in connection with a consent, approval or other action that the applicable Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the applicable Special Servicer under the Pooling and Servicing Agreement and (y) 100% of Modification Fees actually collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans and paid in connection with a consent, approval or other action that the applicable Master Servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the applicable Special Servicer under the Pooling and Servicing Agreement;
•	(x) 100% of Assumption Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans in connection with a consent, approval or other action that the applicable Master Servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the applicable Special Servicer under the Pooling and Servicing Agreement, and (y) 50% of Assumption Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans in connection with a consent, approval or other action that the applicable Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the applicable Special Servicer under the Pooling and Servicing Agreement;

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•	100% of Assumption Application Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans;
•	(x) 100% of consent fees on Mortgage Loans that are not Specially Serviced Mortgage Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan and is paid in connection with a consent the applicable Master Servicer is permitted to grant in the absence of the consent or approval (or deemed consent or approval) of the applicable Special Servicer under the Pooling and Servicing Agreement, and (y) 50% of consent fees on Mortgage Loans that are not Specially Serviced Mortgage Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan and is paid in connection with a consent that the applicable Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the applicable Special Servicer under the Pooling and Servicing Agreement;
•	any and all amounts collected for checks returned for insufficient funds on all Mortgage Loans;
•	100% of charges for beneficiary statements or demands actually paid by the borrowers under the Mortgage Loans other than any Specially Serviced Mortgage Loan;
•	(x) 100% of other loan processing fees actually paid by the borrowers under the Mortgage Loans that are not Specially Serviced Mortgage Loans to the extent that the consent of the applicable Special Servicer is not required in connection with the associated action and (y) 50% of other loan processing fees actually paid by the borrowers under the Mortgage Loans that are not Specially Serviced Mortgage Loans to the extent that the consent of the applicable Special Servicer is required in connection with the associated action;
•	any Prepayment Interest Excesses arising from any principal prepayments on the Mortgage Loans;
•	interest or other income earned on deposits in the collection or other accounts maintained by the applicable Master Servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan); and
•	a portion of late payment charges and Default Interest.

The applicable Special Servicer will be entitled to the following items as additional special servicing compensation, to the extent that such items are actually collected on the Mortgage Loans (other than with respect to any Non-Serviced Pari Passu Mortgage Loan) which it is responsible for servicing:

•	100% of Modification Fees actually collected during the related collection period with respect to any Specially Serviced Mortgage Loans or successor REO Mortgage Loans;
•	50% of Modification Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans in connection with a consent, approval or other action that the applicable Master Servicer is not
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permitted to take in the absence of the consent or approval (or deemed consent or approval) of such Special Servicer under the Pooling and Servicing Agreement;
•	(x) 100% of Assumption Fees collected during the related collection period with respect to Mortgage Loans that are Specially Serviced Mortgage Loans, and (y) 50% of Assumption Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans in connection with a consent, approval or other action that the applicable Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of such Special Servicer under the Pooling and Servicing Agreement;
•	100% of Assumption Application Fees collected during the related collection period with respect to Mortgage Loans that are Specially Serviced Mortgage Loans;
•	(x) 100% of consent fees on Mortgage Loans that are Specially Serviced Mortgage Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan, and (y) 50% of consent fees on Mortgage Loans that are not Specially Serviced Mortgage Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan and is paid in connection with a consent that the applicable Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of such Special Servicer under the Pooling and Servicing Agreement;
•	100% of charges for beneficiary statements or demands actually paid by the borrowers under the Specially Serviced Mortgage Loans;
•	(x) 50% of the other loan processing fees actually paid by the borrowers under the Mortgage Loans that are not Specially Serviced Mortgage Loans to the extent that the consent of such Special Servicer is required in connection with the associated action, and (y) 100% of other loan processing fees actually paid by the borrowers under the Mortgage Loans that are Specially Serviced Mortgage Loans;
•	interest or other income earned on deposits in the REO Account and the loss of value reserve account maintained by such Special Servicer (but only to the extent of the net investment earnings, if any, with respect to such REO Account for each collection period); and
•	a portion of late payment charges and Default Interest.

As used in this free writing prospectus, “Assumption Application Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan), any and all assumption application fees actually paid by the related borrower and not prohibited from being charged by the lender under the Mortgage Loan documents, with respect to any application submitted to the applicable Master Servicer or the applicable Special Servicer for a proposed assumption or substitution transaction or proposed transfer of an interest in such borrower.

As used in this free writing prospectus, “Assumption Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan), any and all assumption fees actually paid by the related borrower and not prohibited from being charged by the lender under the Mortgage Loan documents, with respect to any assumption or substitution agreement entered into by the applicable Master Servicer or the applicable

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Special Servicer or paid by the related borrower with respect to any transfer of an interest in such borrower.

As used in this free writing prospectus, “Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan), any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, extends, amends or waives any term of the related Mortgage Loan documents (as evidenced by a signed writing) agreed to by the applicable Master Servicer or the applicable Special Servicer (as applicable), other than any Assumption Fees, Assumption Application Fees, consent fees and any defeasance fee; provided that (A) in connection with each modification, restructure, extension, waiver or amendment that constitutes a workout of a Specially Serviced Mortgage Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan immediately after giving effect to such transaction; (B) the preceding clause (A) will be construed only as a limitation on the amount of Modification Fees that may be collected in connection with each individual such transaction involving a Specially Serviced Mortgage Loan and not as a limitation on the cumulative amount of Modification Fees that may be collected in connection with multiple such transactions involving such Specially Serviced Mortgage Loan; and (C) for purposes of such preceding clauses (A) and (B), a Modification Fee will be deemed to have been collected in connection with a workout of a Specially Serviced Mortgage Loan if such fee arises substantially in consideration of or otherwise in connection with such workout, whether the related borrower must pay such fee upon the consummation of such workout and/or on one or more subsequent dates.

As used in this free writing prospectus, “Offsetting Modification Fees” means, for purposes of any workout fee or liquidation fee payable to the applicable Special Servicer in connection with any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan), REO Mortgage Loan (other than with respect to any Non-Serviced Pari Passu Mortgage Loan), any and all Modification Fees collected by the applicable Special Servicer as additional special servicing compensation to the extent that (1) such Modification Fees were earned and collected by the applicable Special Servicer either (A) in connection with the workout or liquidation (including partial liquidation) of the Specially Serviced Mortgage Loan or REO Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) as to which such workout fee or liquidation fee became payable or (B) in connection with the immediately prior workout of such Mortgage Loan while it was previously a Specially Serviced Mortgage Loan, provided that (in the case of this clause (B), the Servicing Transfer Event that resulted in its again becoming a Specially Serviced Mortgage Loan occurred within 12 months following the consummation of such prior workout, and provided, further, that there will be deducted from the Offsetting Modification Fees otherwise described in this clause (1) an amount equal to that portion of such Modification Fees that were previously applied to actually reduce the payment of a workout fee or liquidation fee; and (2) such Modification Fees were earned in connection with a modification, extension, waiver or amendment of such Mortgage Loan at a time when such Mortgage Loan was a Specially Serviced Mortgage Loan.

Each Special Servicer has advised the Depositor that it may, and the Pooling and Servicing Agreement will authorize such Special Servicer to, enter into one or more arrangements with the Majority Subordinate Certificateholder and/or the Subordinate Class Representative, or any other person(s) that may be entitled to remove or replace such Special Servicer, to provide for the payment by such Special Servicer to such party or parties of certain of such Special Servicer’s compensation under the Pooling and Servicing Agreement, whether in consideration of such Special Servicer’s appointment or continuation of appointment as a Special Servicer in connection with the Pooling and Servicing

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Agreement or the related intercreditor agreement, limitations on such parties’ right to terminate or replace a Special Servicer in connection with the Pooling and Servicing Agreement or the related intercreditor agreement or otherwise. If a Special Servicer exercises the authority described in the preceding sentence, any and all obligations pursuant to any such agreement will constitute obligations solely of such Special Servicer and not of any other party hereto. If such Special Servicer enters into such an agreement and one or more other person(s) thereafter become the applicable Majority Subordinate Certificateholder and/or the Subordinate Class Representative, or becomes entitled to remove or replace such Special Servicer, as applicable, such agreement will not be binding on such other person(s), nor may it limit the rights that otherwise inure to the benefit of such other person(s) as the Majority Subordinate Certificateholder and/or the Subordinate Class Representative, as applicable, or as a party otherwise entitled to remove or replace such Special Servicer, in the absence of such other persons(s)’ express written consent, which may be granted or withheld in their sole discretion.

With respect to any Non-Serviced Loan Combination, the related Other Master Servicer and the related special servicer for the related other securitization (the “Other Special Servicer”) will be entitled to compensation with respect to the related Non-Serviced Pari Passu Mortgage Loan that is substantially similar in all material respects, but not necessarily identical, to or materially consistent with the provisions set forth above, although the compensation payable to an Other Master Servicer or Other Special Servicer may be greater, and modification fees, assumption fees, default interest, late payment charges and other charges and fees allocable to offset trust fund expenses may be less, than would be the case under the Pooling and Servicing Agreement. See “Description of the Offered Certificates—Fees and Expenses” and “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

Compensation of the Trust Advisor. The principal compensation to be paid to the Trust Advisor with respect to its advisory activities will be the trust advisor fee.

The trust advisor fee:

•	will be earned with respect to each and every Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), including, without limitation—
1.	each such Mortgage Loan, if any, that is a Specially Serviced Mortgage Loan,
2.	each such Mortgage Loan, if any, as to which the corresponding Mortgaged Property has become an REO Property, and
3.	each such Mortgage Loan as to which defeasance has occurred; and
•	in the case of each such Mortgage Loan, will—
1.	be calculated on the same interest accrual basis as that Mortgage Loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,
2.	accrue at the trust advisor fee rate, on a loan-by-loan basis,
3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that Mortgage Loan, and
4.	be payable monthly to the Trust Advisor from amounts received with respect to interest on that Mortgage Loan or, upon liquidation of the Mortgage Loan,
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to the extent such interest collections are not sufficient, from general collections on all the Mortgage Loans.

The Trust Advisor ongoing fee rate will be a fixed rate equal to 0.00231% per annum.

In addition, as additional compensation for its activities under the Pooling and Servicing Agreement, the Trust Advisor will be entitled to receive the trust advisor consulting fee. The trust advisor consulting fee will be payable, subject to the limitations set forth below, in an amount equal to $10,000 in connection with each Material Action for which the Trust Advisor engages in consultation under the Pooling and Servicing Agreement; provided, however, that (i) no such fee will be paid except to the extent such fee is actually paid by the related borrower (and in no event will such fee be paid from the Trust Fund); (ii) the Trust Advisor will be entitled to waive all or any portion of such fee in its sole discretion and (iii) the applicable Master Servicer or the applicable Special Servicer, as applicable, will be authorized to waive the borrower’s payment of such fee in whole or in part if the applicable Master Servicer or the applicable Special Servicer, as applicable, (A) determines that such waiver is consistent with the Servicing Standard and (B) consults with the Trust Advisor prior to effecting such waiver. In connection with each Material Action for which the Trust Advisor has consultation rights under the Pooling and Servicing Agreement, the applicable Master Servicer or the applicable Special Servicer, as applicable, must use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable trust advisor consulting fee from the related borrower, in each case only to the extent that such collection is not prohibited by the related Mortgage Loan documents. In no event may a Master Servicer or a Special Servicer, as applicable, take any enforcement action in connection with the collection of such trust advisor consulting fee, except that such restrictions will not be construed to prohibit requests for payment of such trust advisor consulting fee.

In connection with the Brickyard Square Loan Combination, the Trust Advisor will have no duty to consult with the WFCM 2015-C28 Special Servicer and in connection with the Bella Luna / San Lucas Loan Combination, the Trust Advisor will have no duty to consult with the WFCM 2015-LC20 Special Servicer and, in each case, will not be entitled to any trust advisor ongoing fees or trust advisor consulting fees with respect to that mortgage loan. The trust advisor appointed under the WFCM 2015-C28 securitization and the trust advisor appointed under the WFCM 2015-LC20 securitization (each an “Other Trust Advisor”) will be entitled to compensation with respect to the related Non-Serviced Pari Passu Mortgage Loan that is substantially similar in all material respects, but not necessarily identical, to the compensation payable to the Trust Advisor under the Pooling and Servicing Agreement as described above. See “Description of the Offered Certificates—Fees and Expenses”, “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

Investment of Accounts. Each of the Master Servicers and the Special Servicers will be authorized to invest or direct the investment of funds held in any Collection Account, escrow and/or reserve account or REO Account maintained by it, in Permitted Investments. See “—Collection Accounts” below. A Master Servicer or a Special Servicer—

•	will be entitled to retain any interest or other income earned on those funds, and
•	will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the benefit of such Master Servicer or such Special Servicer, as applicable.

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Neither the Master Servicers nor the Special Servicers will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

Payment of Servicing Expenses; Servicing Advances. Each of the Master Servicers, the Special Servicers and the Trustee will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its activities under the Pooling and Servicing Agreement. The Master Servicers, the Special Servicers and the Trustee will not be entitled to reimbursement for these expenses except as expressly provided in the Pooling and Servicing Agreement.

Any and all customary, reasonable and necessary out-of-pocket costs and expenses, including reasonable attorneys’ fees and expenses, incurred or to be incurred by a Master Servicer or a Special Servicer (or, if applicable, the Trustee) in connection with the servicing or administration of a Mortgage Loan and any related Mortgaged Property as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, will be advances (any such advances, “Servicing Advances”). The Pooling and Servicing Agreement may also designate certain other expenses as Servicing Advances. Subject to the limitations described below, the applicable Master Servicer will be required to make any Servicing Advances relating to any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) or REO Property (other than any REO Property acquired with respect to any Non-Serviced Loan Combination) for which it acts as Master Servicer. Servicing Advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related Mortgage Loan or REO Property.

The applicable Special Servicer must notify the applicable Master Servicer whenever a Servicing Advance is required to be made with respect to any Specially Serviced Mortgage Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination), and the applicable Master Servicer must make the Servicing Advance unless such Master Servicer determines such advance to be a nonrecoverable advance, except that the applicable Special Servicer must either (i) make any necessary emergency Servicing Advances on a Specially Serviced Mortgage Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination) or (ii) notify the applicable Master Servicer no later than one (1) business day after such Special Servicer acquires actual knowledge of the need for such emergency Servicing Advance on a Specially Serviced Mortgage Loan and request such Master Servicer to make such emergency Servicing Advance. If the applicable Special Servicer makes an emergency Servicing Advance, the applicable Master Servicer must reimburse such Special Servicer for such emergency Servicing Advance (with interest on such advance) within five business days following the applicable Special Servicer’s request for reimbursement, upon which the applicable Master Servicer will be deemed to have made the Servicing Advance. Notwithstanding the foregoing, the applicable Master Servicer need not so reimburse an emergency Servicing Advance that it determines to be a nonrecoverable advance but such Servicing Advance, like other nonrecoverable advances, may be reimbursed to the applicable Special Servicer from amounts on deposit in the Collection Accounts.

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If a Master Servicer is required under the Pooling and Servicing Agreement to make a Servicing Advance, but does not do so within ten days after the Servicing Advance is required to be made, then the Trustee will be required:

•	if it has actual knowledge of the failure, to give the defaulting party notice of its failure, and
•	if the failure continues for one more business day, to make the Servicing Advance.

Except for the Master Servicers, the Special Servicers or the Trustee as described above, no person will be required to make any Servicing Advances with respect to any Mortgage Loan or any related Mortgaged Property or REO Property; provided that, in the case of any Non-Serviced Pari Passu Mortgage Loan, the Other Master Servicer, the Other Special Servicer or the Other Trustee under the Other Pooling and Servicing Agreement related to the securitization of such Non-Serviced Pari Passu Companion Loan will be required to make servicing advances with respect to such Non-Serviced Pari Passu Mortgage Loan pursuant to the Other Pooling and Servicing Agreement related to the securitization of such Non-Serviced Pari Passu Companion Loan.

Despite the foregoing discussion or anything else to the contrary in this free writing prospectus, none of the Master Servicers, the Special Servicers or the Trustee will be obligated to make Servicing Advances that it determines, subject to the Servicing Standard, or, with respect to the Trustee, in its reasonable, good faith judgment, would not be ultimately recoverable from expected collections on the related Mortgage Loan or any related REO Property. If the applicable Master Servicer, the applicable Special Servicer or the Trustee makes any Servicing Advance that it subsequently determines, subject to the Servicing Standard, or, with respect to the Trustee, in its reasonable, good faith judgment, is not recoverable from expected collections on the related Mortgage Loan or any related REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the Mortgage Pool on deposit in the related Collection Account (or the other Collection Account as an Uncovered Amount) from time to time. The Trustee may conclusively rely on the determination of the applicable Master Servicer or the applicable Special Servicer regarding the nonrecoverability of any Servicing Advance. Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding. In addition, each Special Servicer may, at its option and in its sole discretion, make a determination, subject to the Servicing Standard, that any Servicing Advance previously made and any proposed Servicing Advance, if made, would not ultimately be recoverable, in which case such determination will be conclusive and binding on the applicable Master Servicer and the Trustee and such Servicing Advance will constitute a nonrecoverable Servicing Advance (but this statement will not be construed to entitle such Special Servicer to reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination that a Servicing Advance constitutes or would constitute a nonrecoverable advance).

Any Servicing Advance (with interest) that has been determined to be a nonrecoverable advance with respect to the Mortgage Pool will be reimbursable from the Collection Accounts in the collection period in which the nonrecoverability determination is made and in subsequent collection periods. Any reimbursement of a nonrecoverable servicing advance (including interest accrued thereon) will be made first from the principal portion of current debt service advances and payments and other collections of principal on the Mortgage Pool (thereby reducing the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates on the related distribution date) prior to the application of any other general collections on the Mortgage Pool against such reimbursement. To the extent that

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the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then such party may elect at its sole option and in its sole discretion to defer the reimbursement of some or all of the portion that exceeds such amount (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for consecutive periods up to twelve months (provided that any such deferral exceeding six months will require, during the occurrence and continuance of any Subordinate Control Period, the consent of the Subordinate Class Representative) and any election to so defer will be deemed to be in accordance with the Servicing Standard or any duty under the Pooling and Servicing Agreement; provided that no such deferral will occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) to reduce the aggregate principal balance of the Certificates on that distribution date. To the extent that reimbursement is made from other collections, the funds available to make distributions to Certificateholders of their interest distribution amounts on the related distribution date may be reduced, causing a shortfall in interest distributions on the Offered Certificates. The applicable Master Servicer or the Trustee, as applicable, must give the Rating Agencies at least 15 days’ notice (in accordance with the procedures regarding Rule 17g-5 set forth in the Pooling and Servicing Agreement) prior to any reimbursement to it of nonrecoverable advances from amounts in the Collection Accounts or the Distribution Account, as applicable, allocable to interest on the Mortgage Loans unless (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such nonrecoverable advances, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination of whether any advance is a nonrecoverable advance or whether to defer reimbursement of a nonrecoverable advance or the determination in clause (1) above, or (3) in the case of the applicable Master Servicer, it has not timely received from the Trustee information requested by such Master Servicer to consider in determining whether to defer reimbursement of a nonrecoverable advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the applicable Master Servicer or Trustee, as applicable, must give each Rating Agency notice (in accordance with the procedures regarding Rule 17g-5 set forth in the Pooling and Servicing Agreement) of the anticipated reimbursement as soon as reasonably practicable.

Additionally, in the event that any Servicing Advance (including any interest accrued thereon) with respect to a Mortgage Loan remains unreimbursed following the time that such Mortgage Loan is modified while a Specially Serviced Mortgage Loan, the applicable Master Servicer or the Trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of — but solely out of — the principal portion of current debt service advances and payments and other collections of principal on all the Mortgage Loans after the application of those principal advances and principal payments and collections to reimburse any party for nonrecoverable servicing advances (as described in the prior paragraph) and/or nonrecoverable debt service advances as described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this free writing prospectus (thereby reducing the Principal Distribution Amount otherwise distributable on the related distribution date) or collections on the related Mortgage Loan intended as a reimbursement of such advance. If any such advance is not reimbursed in whole in respect of any distribution date due to insufficient principal advances and principal collections during

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the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related Mortgage Loan or is determined, at any time during the reimbursement process, to be ultimately nonrecoverable out of the principal portion of debt service advances and payments and other collections of principal on all the Mortgage Loans, then the applicable Master Servicer or the Trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (as described in the preceding paragraph). The reimbursement of advances on worked-out loans from principal advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates), and the Class A-4FX, A-S, B and C Regular Interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates, as applicable) on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the applicable Master Servicer or the Trustee ultimately turns out to be nonrecoverable from the proceeds of the Mortgage Loan).

Insofar as a Special Servicer may make Servicing Advances, it will have the same rights described above as a Master Servicer and the Trustee.

The Pooling and Servicing Agreement will also permit the applicable Master Servicer, and require the applicable Master Servicer at the direction of the applicable Special Servicer if a Specially Serviced Mortgage Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination) is involved, to pay directly out of the applicable Collection Account any servicing expense that, if advanced by the applicable Master Servicer or applicable Special Servicer, would not be recoverable (together with interest on the advance) from expected collections on the related Mortgage Loan or any related REO Property. This is only to be done, however, when a Master Servicer or a Special Servicer, as the case may be, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the Certificateholders.

The Master Servicers, the Special Servicers and the Trustee will each be entitled to receive interest on Servicing Advances made by that entity. The interest will accrue on the amount of each Servicing Advance for so long as the Servicing Advance is outstanding, at a rate per annum equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any Servicing Advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Accounts, thereby reducing amounts available for distribution on the Certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

With respect to any Non-Serviced Loan Combination, the related Other Master Servicer, the related Other Special Servicer and the related Other Trustee will be required to make servicing advances with respect to such Non-Serviced Loan Combination on terms

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substantially similar in all material respects, but not necessarily identical, to the terms of the Pooling and Servicing Agreement relating to servicing advances, and each of them will be entitled to receive interest on servicing advances made by those parties in accordance with the related pooling and servicing agreement, and any such advance, with interest thereon, will be reimbursable pro rata from payments allocable to such Pari Passu Mortgage Loan pursuant to the related intercreditor agreement. See “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

Trust Advisor Expenses. The Trust Advisor will be entitled to payments of indemnification amounts or certain Additional Trust Fund Expenses payable to the Trust Advisor pursuant to the Pooling and Servicing Agreement (other than the Trust Advisor ongoing fee and the trust advisor consulting fee), which we refer to as Trust Advisor Expenses. In general, the amount of Trust Advisor Expenses reimbursable to the Trust Advisor on each distribution date must not exceed the sum of (i) the portion of the Principal Distribution Amount for such distribution date otherwise distributable to the Principal Balance Certificates (other than the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates), and the Class A-4FX, A-S, B and C Regular Interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and/or PEX Certificates, as applicable) that are not Control-Eligible Certificates and (ii) the aggregate amount of distributable certificate interest (calculated without regard to the reduction by Trust Advisor Expenses for such distribution date, in each case, allocable to the Class D Certificates and the Class C, B and A-S Regular Interests for such distribution date. Amounts so reimbursed on each distribution date will be allocated and borne by the Certificateholders to the extent and in the manner described under “Description of the Offered Certificates—Distributions—Interest Distributions” and “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses”. Any amount of Trust Advisor Expenses that are not reimbursed on a distribution date because of the limitations set forth in the immediately preceding sentence will be payable on the next distribution date to the extent funds are sufficient, in accordance with such limitations, to make such payments. Notwithstanding these provisions, Trust Advisor Expenses incurred in connection with legal proceedings that are pending or threatened against the Trust Advisor at the time of its discharge, termination or resignation will be Designated Trust Advisor Expenses and, as such, will not be subject to the limitations described above and will instead be treated in substantially the same manner as other unanticipated expenses of the Trust Fund for purposes of payment by the Trust Fund and allocation between the various Classes of Certificateholders.

Asset Status Reports

No later than 45 days after the occurrence of a Servicing Transfer Event with respect to any Specially Serviced Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), the applicable Special Servicer with respect to such Specially Serviced Mortgage Loan must, in general, deliver to the Subordinate Class Representative (other than with respect to any Excluded Loan), among others, an asset status report with respect to that Mortgage Loan and the related Mortgaged Property or Properties. That asset status report is required to include the following information to the extent reasonably determinable:

•	a summary of the status of the subject Specially Serviced Mortgage Loan and any negotiations with the related borrower;
•	a discussion of the general legal and environmental considerations reasonably known to such Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth in the Pooling and Servicing Agreement and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

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•	the most current rent roll or maintenance schedule (as applicable) and income or operating statement available for the related Mortgaged Property or Properties;
•	a summary of such Special Servicer’s recommended action with respect to the Specially Serviced Mortgage Loan;
•	the appraised value of the related Mortgaged Property or Properties, together with the assumptions used in the calculation thereof; and
•	such other information as such Special Servicer deems relevant in light of the Servicing Standard.

Each asset status report will be required to be delivered to the Subordinate Class Representative (during a Subordinate Control Period or Collective Consultation Period (other than with respect to any Excluded Loan)), the Trust Advisor (during a Collective Consultation Period or Senior Consultation Period), the applicable Master Servicer, the Trustee, the Certificate Administrator (upon request) and the Rule 17g-5 Information Provider (which will be required to promptly post the report to the Rule 17g-5 Information Provider’s Website). During a Subordinate Control Period (other than with respect to any Excluded Loan), if the Subordinate Class Representative does not disapprove an asset status report within ten business days of receipt, the applicable Special Servicer will be required to implement the recommended action as outlined in the asset status report. In addition, during a Subordinate Control Period (other than with respect to any Excluded Loan), the Subordinate Class Representative may object to any asset status report within ten business days of receipt; provided that the applicable Special Servicer will be required to implement the recommended action as outlined in the asset status report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interest of all the Certificateholders (as a collective whole, as if they together constituted a single lender). If, during a Subordinate Control Period, the Subordinate Class Representative disapproves the asset status report (other than with respect to any Excluded Loan) and the applicable Special Servicer has not made the affirmative determination described above, the applicable Special Servicer will be required to revise the asset status report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. During a Subordinate Control Period, the applicable Special Servicer will be required to revise the asset status report (other than with respect to any Excluded Loan) until the Subordinate Class Representative fails to disapprove the revised asset status report as described above, until the Subordinate Class Representative’s approval is no longer required or until the applicable Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders (as a collective whole, as if they together constituted a single lender). If, during a Subordinate Control Period, the Subordinate Class Representative and the applicable Special Servicer have not agreed upon an asset status report (other than with respect to any Excluded Loan) within 90 days following the Subordinate Class Representative’s receipt of the initial asset status report, the applicable Special Servicer will implement the actions directed by the Subordinate Class Representative unless such directions would violate the Servicing Standard (in which case the applicable Special Servicer will implement the actions described in the most recent asset status report submitted by such Special Servicer). Notwithstanding the foregoing, if the applicable Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the applicable Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the ten business day period referenced above and if such Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of such period would materially and adversely affect

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the interest of the Certificateholders and, except in the case of any Excluded Loan, the applicable Special Servicer has made commercially reasonable efforts, during a Subordinate Control Period, to contact the Subordinate Class Representative.

In addition, the applicable Special Servicer will be required to deliver a summary (as approved by the Subordinate Class Representative if a Subordinate Control Period is in effect (other than with respect to any Excluded Loan)) of each Final Asset Status Report to the Certificate Administrator. Upon receipt of such summary, the Certificate Administrator will be required to post such summary on its website.

A “Final Asset Status Report”, with respect to any Specially Serviced Mortgage Loan, means each related asset status report, together with such other data or supporting information provided by the applicable Special Servicer to the Subordinate Class Representative (other than with respect to any Excluded Loan), in each case prepared in connection with the workout or liquidation of such Specially Serviced Mortgage Loan and which, in any event, will not include any Privileged Information; provided that no asset status report will be considered to be a Final Asset Status Report unless, during a Subordinate Control Period, the Subordinate Class Representative (other than with respect to any Excluded Loan) has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent, or has been deemed to approve or consent to such action.

Each of the Subordinate Class Representative (during any Collective Consultation Period except with respect to any Excluded Loan) and the Trust Advisor (during any Collective Consultation Period and any Senior Consultation Period) will be entitled to consult on a non-binding basis with the applicable Special Servicer and propose possible alternative courses of action and provide other feedback in respect of any asset status report, and such Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Subordinate Class Representative (other than with respect to any Excluded Loan) and/or the Trust Advisor, as applicable. The applicable Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Subordinate Class Representative and/or the Trust Advisor. Consultation with the Trust Advisor will occur in the manner described under “—The Trust Advisor” below.

Also notwithstanding the provisions described above, in connection with any asset status report, the Subordinate Class Representative and the Trust Advisor may not direct or advise the applicable Special Servicer to act, and the applicable Special Servicer is to ignore any direction or advice for it to act, in any manner that would—

•	require or cause such Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other provision of the Pooling and Servicing Agreement, including such Special Servicer’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code;
•	result in an adverse tax consequence for the Trust Fund;
•	expose the Trust, the parties to the Pooling and Servicing Agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any claim, suit or liability; or
•	materially expand the scope of the Master Servicers’ or the Special Servicers’ responsibilities under the Pooling and Servicing Agreement.

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During any Collective Consultation Period or Senior Consultation Period, a Special Servicer will be required to consult on a non-binding basis with the Trust Advisor with respect to Material Actions (regardless of whether such Material Action is covered by an asset status report); provided, however, that such Special Servicer will not consult with the Trust Advisor with respect to Material Actions related to collateral substitutions, assignments, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that such Special Servicer may perform under the Pooling and Servicing Agreement, to the extent such actions do not relate to the workout, restructuring, resolution, sale or liquidation of a Specially Serviced Mortgage Loan or REO Property.

The Majority Subordinate Certificateholder and the Subordinate Class Representative

The Majority Subordinate Certificateholder. The “Majority Subordinate Certificateholder” will be the holder(s) of a majority interest in (i) during a Subordinate Control Period, the most subordinate Class among the Control-Eligible Certificates that has an aggregate principal balance, net of Appraisal Reduction Amounts allocable thereto, that is at least equal to 25% of its total initial principal balance or (ii) during a Collective Consultation Period, the most subordinate Class among the Control-Eligible Certificates that has an aggregate principal balance, without regard to Appraisal Reduction Amounts, that is at least equal to 25% of its total initial principal balance (the Class determined pursuant to clause (i) or clause (ii), as applicable, the “Subordinate Class”). Notwithstanding anything to the contrary contained herein, at any time that the holder of a majority interest in the Class E Certificates is the Majority Subordinate Certificateholder, the Majority Subordinate Certificateholder may waive its right to appoint a Subordinate Class Representative and to exercise any of the rights of the Majority Subordinate Certificateholder set forth in the Pooling and Servicing Agreement by irrevocable written notice delivered to the Depositor, Trustee, Certificate Administrator, Master Servicers, Special Servicers and Trust Advisor. Any such waiver will remain effective with respect to such holder and such class until such time as the Majority Subordinate Certificateholder has sold or transferred, in the aggregate, a majority of the Class E Certificates to an unaffiliated third party or third parties. Following any such transfer the successor majority subordinate certificateholder will again have the rights of the Majority Subordinate Certificateholder without regard to any prior waiver by the predecessor majority subordinate certificateholder. The successor majority subordinate certificateholder will also have the right to irrevocably waive its right to appoint a Subordinate Class Representative and to exercise any of the rights of the Subordinate Class Representative. No successor majority subordinate certificateholder will have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Mortgage Loan prior to its purchase of the Class E Certificates and had not become a Corrected Mortgage Loan prior to such purchase until such Mortgage Loan becomes a Corrected Mortgage Loan. Unless a Senior Consultation Period is deemed to occur and is continuing pursuant to clause (ii) of the definition of “Senior Consultation Period,” a “Subordinate Control Period” will exist when the aggregate principal balance of the Class E Certificates, net of any Appraisal Reduction Amounts allocable to that Class, is at least equal to 25% of the initial principal balance of the Class E Certificates.

During any Subordinate Control Period, the Majority Subordinate Certificateholder, or the Subordinate Class Representative on its behalf, will have the right to terminate the applicable Special Servicer, with or without cause (in each case, other than with respect to (i) any Excluded Loan or (ii) any Non-Serviced Pari Passu Mortgage Loan) and appoint itself or an affiliate or another person as the successor special servicer with respect to the applicable Mortgage Loans. See “Description of the Mortgage Pool—Loan Combinations” in

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this free writing prospectus. It will be a condition to such appointment that the successor special servicer be a Qualified Replacement Special Servicer and that each Rating Agency confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the Certificates. It is anticipated that DoubleLine Capital LP (i) will purchase the Class E, F and G Certificates on the Closing Date and (ii) will become the initial Majority Subordinate Certificateholder and be appointed as the initial Subordinate Class Representative.

Subordinate Class Representative. The Majority Subordinate Certificateholder will have a continuing right to appoint, remove or replace a subordinate class representative in its sole discretion (the “Subordinate Class Representative”). This right may be exercised at any time and from time to time. The Subordinate Class Representative may resign at any time. If at any time the Majority Subordinate Certificateholder has not appointed a Subordinate Class Representative (unless the Majority Subordinate Class Representative has expressly waived its right to act as or appoint a Subordinate Class Representative and to exercise any of the rights of the Majority Subordinate Certificateholder), then the Majority Subordinate Certificateholder will be deemed to be the Subordinate Class Representative. To the extent that the Majority Subordinate Certificateholder or the Subordinate Class Representative is a Borrower Party with respect any Mortgage Loan or Loan Combination, such Mortgage Loan or Loan Combination, as applicable, will constitute an “Excluded Loan”.

Rights and Powers of Subordinate Class Representative. During any Subordinate Control Period, (i) the Subordinate Class Representative generally will be entitled to approve or disapprove asset status reports (other than asset status reports related to (i) any Excluded Loan or (ii) any Non-Serviced Pari Passu Mortgage Loan) and (ii) the applicable Special Servicer generally will not be permitted to take or consent to the applicable Master Servicer taking any Material Action not otherwise covered by an approved asset status report, unless and until, except with respect to any Excluded Loan, such Special Servicer has notified the Subordinate Class Representative and the Subordinate Class Representative has consented (or failed to object) thereto in writing within 10 business days (or in connection with an Acceptable Insurance Default, 30 days) of having been notified thereof in writing and provided with all reasonably requested information by it. However, the applicable Special Servicer may take any Material Action (or consent to the applicable Master Servicer taking a Material Action) without waiting for the response of the Subordinate Class Representative if such Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders as a collective whole. Furthermore, during a Subordinate Control Period, the Subordinate Class Representative may, in general, direct a Special Servicer (other than with respect to (i) any Excluded Loan or (ii) any Non-Serviced Pari Passu Mortgage Loan) to take, or to refrain from taking, any actions as that representative may deem advisable with respect to the servicing and administration of Specially Serviced Mortgage Loans and REO Properties or as to which provision is otherwise made in the Pooling and Servicing Agreement. During a Subordinate Control Period, the Subordinate Class Representative will have the right to remove an existing Special Servicer, with or without cause, and appoint a successor to such Special Servicer as described under “—Replacement of the Special Servicers” below (in each case, other than with respect to (i) any Excluded Loan or (ii) any Non-Serviced Pari Passu Mortgage Loan). With respect to any Non-Serviced Pari Passu Mortgage Loan (unless such Mortgage Loan is an Excluded Loan), the Subordinate Class Representative will be permitted to request that the Other Special Servicer consult with it on a non-binding basis with respect to material actions under the pooling and servicing agreement for such securitization, which are substantially similar in all material respects, but not necessarily identical, to the Material Actions under the Pooling and Servicing Agreement, in accordance with the terms of the related intercreditor agreement.

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Unless a Senior Consultation Period is deemed to occur and is continuing pursuant to clause (ii) of the definition of “Senior Consultation Period”, a “Collective Consultation Period” will exist when both (i) the aggregate principal balance of the Class E Certificates, reduced by any Appraisal Reduction Amounts allocable to that Class, is less than 25% of the initial principal balance of the Class E Certificates and (ii) the aggregate principal balance of the Class E Certificates, without regard to any Appraisal Reduction Amounts allocable to that Class, is at least 25% of the initial principal balance of the Class E Certificates. A “Senior Consultation Period” will exist when either (i) the aggregate principal balance of the Class E Certificates, without regard to the allocation of any Appraisal Reduction Amounts to that Class, is less than 25% of the initial principal balance of the Class E Certificates or (ii) during such time as the Class E Certificates are the most subordinate class among the Class E, F and G Certificates that have a then-outstanding principal balance, net of Appraisal Reduction Amounts, at least equal to 25% of its initial principal balance, the then-Majority Subordinate Certificateholder has irrevocably waived its right to appoint a Subordinate Class Representative and to exercise any of the rights of the Majority Subordinate Certificateholder or cause the exercise of the rights of the Subordinate Class Representative until such rights are reinstated to a successor majority subordinate certificateholder pursuant to the terms of the Pooling and Servicing Agreement; provided, however, that with respect to any Non-Serviced Pari Passu Mortgage Loan, the existence of a senior consultation period with respect to the Subordinate Class Representative under this transaction is expected to have no effect on the rights of the subordinate class representative with respect to the related other securitization.

During any Collective Consultation Period, the Subordinate Class Representative will have consultation rights (in addition to those of the Trust Advisor) with respect to Material Actions not otherwise covered by an asset status report as to which the Subordinate Class Representative has been consulted (in each case, other than with respect to (i) any Excluded Loan or (ii) any Non-Serviced Pari Passu Mortgage Loan). During any Collective Consultation Period or Senior Consultation Period, the Majority Subordinate Certificateholder and the Subordinate Class Representative will have no right to remove an existing Special Servicer. With respect to any Non-Serviced Pari Passu Mortgage Loan, the occurrence and continuance of a Collective Consultation Period or Senior Consultation Period with respect to the Subordinate Class Representative under this transaction is expected to have no effect on the rights of the subordinate class representative with respect to such other securitization.

Notwithstanding the provisions described above, the Subordinate Class Representative may not direct or advise the applicable Special Servicer to act, and the applicable Special Servicer is to ignore any direction for it to act, in any manner that would—

•	require or cause such Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other provision of the Pooling and Servicing Agreement or any intercreditor agreement, including that party’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code;
•	result in an adverse tax consequence for the Trust Fund;
•	expose the Trust, the parties to the Pooling and Servicing Agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any claim, suit or liability; or
•	materially expand the scope of a Master Servicer’s or such Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

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When reviewing this “Servicing of the Mortgage Loans and Administration of the Trust Fund” section, it is important that you consider the effects that the rights and powers of the Subordinate Class Representative discussed above could have on the actions of the applicable Special Servicer.

With respect to any Non-Serviced Pari Passu Mortgage Loan, provisions that are substantially similar in all material respects (but not necessarily identical) will apply with respect to the subordinate class representative under each respective other securitization. See “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

Liability to Borrowers. In general, any and all expenses of the Subordinate Class Representative are to be borne by the holders of the appointing Class, in proportion to their respective percentage interests in that Class, and not by the Trust Fund. However, if a claim is made against the Subordinate Class Representative by a borrower with respect to the Pooling and Servicing Agreement or any particular Mortgage Loan and the Trust or a party to the Pooling and Servicing Agreement is also named in the relevant legal action, a Special Servicer will generally assume the defense of the claim on behalf of and at the expense of the Trust Fund, provided that such Special Servicer (in its sole judgment) determines that the Subordinate Class Representative acted in good faith, without negligence or willful misfeasance with regard to the particular matter at issue.

No Liability to the Trust Fund and Certificateholders. The Pooling and Servicing Agreement will provide that each Certificateholder, by its acceptance of its related Certificate, will be deemed to have acknowledged and agreed that (i) the Subordinate Class Representative may have special relationships and interests that conflict with those of holders and owners of one or more Classes of Certificates; (ii) the Subordinate Class Representative may act solely in the interests of the holders of the Class E, F and/or G Certificates; (iii) the Subordinate Class Representative does not have any duties to the Trust Fund or to the holders of any Class of Certificates; (iv) the Subordinate Class Representative may take actions that favor the interests of the holders of the Class E, F and/or G Certificates over the interests of the holders of one or more other Classes of Certificates; (v) the Subordinate Class Representative will have no liability whatsoever to the Trust Fund, the Certificateholders or any borrower for having acted as described in this paragraph, or in exercising its rights, powers and privileges, in taking any action or refraining from taking any action, or in giving any consent or failing to give any consent, in each case, pursuant to the Pooling and Servicing Agreement; and (vi) no Certificateholder may take any action whatsoever against the Subordinate Class Representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal thereof as a result of the Subordinate Class Representative having acted in the manner described in this paragraph, or a result of the special relationships or interests described in this paragraph. With respect to any Non-Serviced Pari Passu Mortgage Loan, substantially similar but not necessarily identical provisions will apply with respect to the subordinate class representative under the related securitization. See “Description of the Mortgage Pool—Loan Combinations” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

The Trust Advisor

General. The Trust Advisor will agree in the Pooling and Servicing Agreement to perform specified services for the benefit of the Trustee on behalf of the Trust with respect to all Mortgage Loans (other than the Brickyard Square Mortgage Loan and the Bella Luna / San Lucas Mortgage Loan). The Trust Advisor will perform certain review duties on a

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platform-level basis that will generally include an annual review (in accordance with the requirements of the Pooling and Servicing Agreement) of, and (if any Mortgage Loans in the Mortgage Pool were Specially Serviced Mortgage Loans during the preceding calendar year) the preparation of an annual report regarding, certain actions by the applicable Special Servicer pursuant to the Pooling and Servicing Agreement with respect to Specially Serviced Mortgage Loans. The review and report generally will be based on: (a) during a Subordinate Control Period, any Final Asset Status Reports delivered to the Trust Advisor by the applicable Special Servicer, (b) during a Collective Consultation Period or Senior Consultation Period, any asset status report and certain additional information delivered to the Trust Advisor by the applicable Special Servicer, (c) during a Senior Consultation Period, in addition to the foregoing, a meeting with the applicable Special Servicer to conduct a limited review of such Special Servicer’s operational practices on a platform-level basis in light of such Special Servicer’s obligations under the Pooling and Servicing Agreement and the Servicing Standard, and (d) during any control or consultation period (as described in clauses (a) – (c) above), such other additional limited non-privileged information and documentation provided by the applicable Special Servicer to the Trust Advisor that is required or permitted to be delivered to the Trust Advisor under the Pooling and Servicing Agreement. In addition, during any Collective Consultation Period or Senior Consultation Period, the applicable Special Servicer will be required to consult with the Trust Advisor with regard to certain matters with respect to such Special Servicer’s servicing of the Specially Serviced Mortgage Loans to the extent described in this free writing prospectus and set forth in the Pooling and Servicing Agreement.

The obligations of the Trust Advisor under the Pooling and Servicing Agreement are primarily to provide analytical and reporting services. When we use the words “consult”, “recommend” or words of similar import in respect of the Trust Advisor and any servicing action or inaction, we are referring to the Trust Advisor’s analytical and reporting services, and not to a duty to make recommendations for or against any servicing action. Although the Trust Advisor must consider the Servicing Standard in its analysis, the Trust Advisor will not itself be bound by the Servicing Standard. The Trust Advisor will have no liability to any Certificateholders or any particular Certificateholder for actions taken or not taken under the Pooling and Servicing Agreement. No other party to the Pooling and Servicing Agreement, and no Subordinate Class Representative, will have any duty to monitor or supervise the performance by the Trust Advisor of its duties under the Pooling and Servicing Agreement. The Trust Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including, without limitation, any Certificateholder. See “Risk Factors—Risks Related to the Offered Certificates—You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests” in this free writing prospectus and “—Certain Matters Regarding the Master Servicers, the Special Servicers, the Trust Advisor and the Depositor” in this free writing prospectus below. For the avoidance of doubt, the Trust Advisor is not an “investment adviser” within the meaning of the Investment Company Act, and will not owe any fiduciary duty to any person in connection with the Pooling and Servicing Agreement.

The ability to perform the duties of the Trust Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Trust Advisor and the accuracy and the completeness of such information. In addition, it is possible that the lack of access to Privileged Information or a Special Servicer’s failure to schedule or attend an annual meeting or to provide appropriate staff at such meeting may limit or prohibit the Trust Advisor from performing its annual reporting

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duties under the Pooling and Servicing Agreement in which case any annual report will describe any resulting limitations or prohibitions.

With respect to any Non-Serviced Pari Passu Mortgage Loan, the Other Trust Advisor under the related other securitization will act as trust advisor with respect to the related Pari Passu Companion Loan pursuant to the pooling and servicing agreement related to the securitization of the Non-Serviced Pari Passu Companion Loans, and will have obligations that are substantially similar in all material respects, but not necessarily identical, to those of the Trust Advisor described in this section.

The Trust Advisor will have no rights or duties with respect to the Non-Serviced Pari Passu Mortgage Loans (which include the Brickyard Square Mortgage Loan and the Bella Luna / San Lucas Mortgage Loan), the Non-Serviced Pari Passu Companion Loans, or the assessment of the actions of any special servicer in this securitization or any other securitization taken with respect to any such mortgage loans.

Annual Reports and Meeting

Based on (a) the Trust Advisor’s review of (i) during any Subordinate Control Period, any previously identified Final Asset Status Reports delivered to the Trust Advisor by the applicable Special Servicer, (ii) during any Collective Consultation Period or Senior Consultation Period, any asset status reports and other information delivered to the Trust Advisor by the applicable Special Servicer and (iii) during any control or consultation period (as set forth in clauses (i) and (ii) above), such other additional limited non-privileged information and documentation provided by the applicable Special Servicer to the Trust Advisor that is required or permitted to be delivered to the Trust Advisor under the Pooling and Servicing Agreement, and (b) during a Senior Consultation Period, in addition to the foregoing review, the Trust Advisor’s meeting with the applicable Special Servicer as described below, the Trust Advisor will prepare an annual report to be delivered to the Certificate Administrator (and made available through the Certificate Administrator’s Website) setting forth its assessment of such Special Servicer’s overall performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a platform-level basis with respect to the workout, restructuring, resolution, sale and liquidation of Specially Serviced Mortgage Loans (or, during any Subordinate Control Period, with respect to the workout, restructuring, resolution, sale and liquidation of Specially Serviced Mortgage Loans with respect to which a Final Asset Status Report has been issued) and with respect to each Final Asset Status Report prepared during the prior calendar year. Solely as used in connection with the Trust Advisor’s annual report, the term “platform-level basis” refers to a Special Servicer’s performance of its duties as they relate to the workout, restructuring, resolution, sale and liquidation of Specially Serviced Mortgage Loans, taking into account such Special Servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Trust Advisor of the items required to be reviewed pursuant to the Pooling and Servicing Agreement. No annual report will be required from the Trust Advisor with respect to a Special Servicer if during the prior calendar year no asset status report was prepared by such Special Servicer (or, during a Subordinate Control Period, finalized by such Special Servicer) in connection with any Specially Serviced Mortgage Loan or REO Property that such Special Servicer was obligated to service. In addition, in the event a Special Servicer is replaced during the prior calendar year, the Trust Advisor’s annual report will only relate to the entity that was acting as such Special Servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. The Trust Advisor will provide the applicable Special Servicer and the Subordinate Class Representative (during any Subordinate Control Period or Collective Consultation Period) with a copy of such annual

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report. The applicable Special Servicer and the Subordinate Class Representative must be given an opportunity to review any annual report required to be delivered to it by the Trust Advisor at least 10 days prior to the delivery thereof to the Certificate Administrator. In the event that the Trust Advisor has provided for review to the applicable Special Servicer a Trust Advisor annual report containing an assessment of the performance of the applicable Special Servicer that in the reasonable view of such Special Servicer presents a negative assessment of such Special Servicer’s performance, that Special Servicer will be permitted to provide to the Trust Advisor reasonably limited non-privileged information and documentation, in each case that is reasonably relevant to the facts upon which the Trust Advisor has based such assessment, and the Trust Advisor will undertake a reasonable review of such additional limited non-privileged information and documentation prior to finalizing its annual assessment. Notwithstanding the foregoing, the content of the Trust Advisor’s annual report will be determined solely by the Trust Advisor.

Forms of annual report are attached to this free writing prospectus as Annexes E-1 and E-2. In each annual report, the Trust Advisor will identify any material deviations of which it has actual knowledge by the applicable Special Servicer (i) from such Special Servicer’s obligation to comply with the Servicing Standard and (ii) from such Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the workout, restructuring, resolution, sale or liquidation of Specially Serviced Mortgage Loans. Each annual report will be required to comply with the confidentiality requirements described in this free writing prospectus regarding Privileged Information and set forth in the Pooling and Servicing Agreement.

As used in this free writing prospectus, “Privileged Information” means (i) any correspondence between the Subordinate Class Representative and the applicable Special Servicer related to any Specially Serviced Mortgage Loan or the exercise of the Subordinate Class Representative’s consent or consultation rights under the Pooling and Servicing Agreement, and (ii) any information that a Special Servicer has reasonably determined could compromise the Trust Fund’s position in any ongoing or future negotiations with a related borrower under a Specially Serviced Mortgage Loan or any other interested party or in litigation or in potential proceedings.

Within 60 days following the end of each calendar year during a Senior Consultation Period, the Trust Advisor will be required to meet with representatives of each Special Servicer that prepared (and delivered to the Trust Advisor) an asset status report with respect to a Specially Serviced Mortgage Loan or REO Property during such calendar year and, subject to the limitations described in this free writing prospectus or as otherwise set forth in the Pooling and Servicing Agreement, review certain operational activities related to Specially Serviced Mortgage Loans in the manner required under the Pooling and Servicing Agreement. During such annual meeting, the Trust Advisor will be required to discuss the Special Servicer’s operational practices on a platform-level basis in light of the Servicing Standard and such Special Servicer’s obligations under the Pooling and Servicing Agreement and will discuss such Special Servicer’s stated policies and procedures, operational controls and protocols, risk management systems, technological infrastructure (systems), intellectual resources, such Special Servicer’s reasoning for believing it is in compliance with the Pooling and Servicing Agreement and other pertinent information the Trust Advisor may consider relevant, in each case, insofar as such information relates to the workout, restructuring, resolution, sale or liquidation of Specially Serviced Mortgage Loans. The Trust Advisor will be required to provide such Special Servicer with at least 30 days prior written notice of the date proposed for an annual meeting. The Trust Advisor and the applicable Special Servicer will determine a mutually acceptable date for the annual meeting and the Trust Advisor will be required to deliver, at least 14 days prior to such annual meeting, a proposed written

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agenda to such Special Servicer, including the identity of the Final Asset Status Report(s), if any, that will be discussed during the annual meeting.

In connection with the annual meeting described in the preceding paragraph, the Trust Advisor and the applicable Special Servicer may discuss any of the asset status reports produced by such Special Servicer with respect to any Specially Serviced Mortgage Loan as part of the Trust Advisor’s annual assessment of such Special Servicer. The applicable Special Servicer will be required to make available servicing officers with relevant knowledge regarding the applicable Specially Serviced Mortgage Loans and the related platform level information for each annual meeting.

Subordinate Control Period. With respect to all Mortgage Loans (other than a Non-Serviced Pari Passu Mortgage Loan), during a Subordinate Control Period, the Trust Advisor’s obligations will be limited to the general reviews described in this free writing prospectus and as set forth in the Pooling and Servicing Agreement and generally will not involve an assessment of specific actions of either Special Servicer and, in any event, will be subject to limitations described in this free writing prospectus and as set forth in the Pooling and Servicing Agreement.

The Trust Advisor will not be required, in connection with its preparation of any annual report during a Subordinate Control Period, to consider any Specially Serviced Mortgage Loan or REO Property with respect to which a Final Asset Status Report was not issued during the most recently ended calendar year.

During any Subordinate Control Period, the applicable Special Servicer will deliver to the Trust Advisor each Final Asset Status Report. The Trust Advisor will be obligated to keep confidential, subject to the exceptions described in the following paragraph, any Privileged Information received from a Special Servicer or Subordinate Class Representative in connection with the Subordinate Class Representative’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Certificates.

The Trust Advisor, the Trust Advisor’s subcontractors and the Trust Advisor’s affiliates will not disclose such Privileged Information so received from a Special Servicer or Subordinate Class Representative to any other person (including any Certificateholders which are not then holders of the Control-Eligible Certificates), other than (A) to the other parties to the Pooling and Servicing Agreement, to the extent expressly required by the Pooling and Servicing Agreement and (B) under the circumstances described in the following sentence. If the Trust Advisor, its subcontractors or its affiliates, or any other party to the Pooling and Servicing Agreement (other than the Special Servicers), receives Privileged Information and has been advised that such information is Privileged Information, then such person will be prohibited from disclosing such information received by it to any other person (including in connection with preparing any responses to any investor-submitted inquiries posed on the Investor Q&A Forum), except to the extent that (a) the applicable Special Servicer and (unless such Privileged Information relates to an Excluded Loan) the Subordinate Class Representative have consented in writing to its disclosure, (b) such Privileged Information becomes generally available and known to the public, other than as a result of a disclosure directly or indirectly by such person, (c) it is reasonable and necessary for such person to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies, (d) such Privileged Information was already known to such person and not otherwise subject to a confidentiality obligation, (e) such disclosure is expressly authorized or required under another provision of the Pooling and Servicing Agreement and/or (f) such disclosure is required by applicable law, rule, regulation, order, judgment or decree. Notwithstanding the foregoing, the Trust Advisor will be permitted to share

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Privileged Information with its affiliates and any subcontractors of the Trust Advisor to the extent necessary and for the sole purpose of permitting the Trust Advisor to perform its duties under the Pooling and Servicing Agreement, to the extent such parties agree in writing to be bound by the same confidentiality provisions applicable to the Trust Advisor.

In addition, during any Subordinate Control Period, the applicable Special Servicer will forward any Appraisal Reduction Amount calculations and net present value calculations used in such Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Trust Advisor after they have been finalized, and the Trust Advisor may review such calculations in support of its annual report on such Special Servicer’s activities but will not opine on, or otherwise call into question (whether in the annual report or otherwise), such Appraisal Reduction Amount calculations and/or net present value calculations.

Consultation Rights of the Trust Advisor During a Collective Consultation Period or Senior Consultation Period. During any Collective Consultation Period or Senior Consultation Period, the applicable Special Servicer will promptly deliver each asset status report prepared in connection with the workout, restructuring, resolution, sale or liquidation of a Specially Serviced Mortgage Loan to (i) the Trust Advisor and (ii) during a Collective Consultation Period (other than with respect to any Excluded Loan), the Subordinate Class Representative. The Trust Advisor will be required to provide any comments it may have to the applicable Special Servicer in respect of the asset status reports within 10 business days of receipt of the asset status report and any additional information reasonably requested by the Trust Advisor, and propose possible alternative courses of action to the extent it determines such alternatives may be in the best interest of the Certificateholders (including any holders of Control-Eligible Certificates) as a collective whole. In addition, during any Collective Consultation Period or Senior Consultation Period, the Trust Advisor will be required to consult on a non-binding basis with the applicable Special Servicer with respect to, and prior to, Material Actions (regardless of whether such Material Actions are covered by an asset status report) and will be required to provide any comments it may have within 10 business days of receipt of the request for consultation and any additional information reasonably requested by the Trust Advisor. Any such consultation during a Collective Consultation Period will be in addition to any consultation between the Subordinate Class Representative and the applicable Special Servicer. Notwithstanding the undertakings described in this paragraph or any other provision of the Pooling and Servicing Agreement to the contrary, the Trust Advisor will have no obligation to consult with respect to collateral substitutions, assignments, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that either Special Servicer may perform under the Pooling and Servicing Agreement to the extent such actions do not relate to the workout, restructuring, resolution, sale or liquidation of a Specially Serviced Mortgage Loan or REO Property.

Each Special Servicer will be obligated to consider such written alternative courses of action and any other feedback provided by the Trust Advisor and, during any Collective Consultation Period (other than with respect to any Excluded Loan), the Subordinate Class Representative. The applicable Special Servicer will revise the asset status reports as it deems necessary to take into account such input and/or comments, to the extent such Special Servicer determines that the Trust Advisor’s and/or (other than with respect to any Excluded Loan) Subordinate Class Representative’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders, taking into account the interests of all of the Certificateholders as a collective whole.

The applicable Special Servicer will not be required to take or to refrain from taking any action because of an objection or comment by the Trust Advisor or a recommendation of the

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Trust Advisor that would require or cause such Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other provision of the Pooling and Servicing Agreement, including such Special Servicer’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code or result in an adverse tax consequence for the Trust Fund. For the avoidance of doubt, the applicable Special Servicer will not be required to take or to refrain from taking any action because of an objection or comment by the Trust Advisor or a recommendation of the Trust Advisor in any event.

Trust Advisor Ongoing Fees. The ongoing fee of the Trust Advisor will be payable monthly from amounts received in respect of each Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) as described above under “—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor”. The trust advisor consulting fee will be payable in connection with Material Actions on which the Trust Advisor has consultation rights, subject to the limitations described under “—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor”.

Trust Advisor Indemnity. The Trust Advisor, its affiliates and any of its managers, members, directors, officers, employees or agents will be entitled to indemnification by the Trust Fund against any loss, liability or expense incurred in connection with any actual or threatened legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided that such indemnification will be subject to the limitations described under “Description of the Offered Certificates” in this free writing prospectus; provided, further, that such indemnification will not extend to any loss, liability or expense incurred by reason of the Trust Advisor’s willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of the Trust Advisor’s negligent disregard of such obligations or duties. See “—Certain Matters Regarding the Master Servicers, the Special Servicers, the Trust Advisor and the Depositor” below.

Net Present Value Calculations

The Pooling and Servicing Agreement will require that all net present value calculations and determinations with respect to any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) or any Mortgaged Property or any REO Property (other than any Mortgaged Property or REO Property relating to any Non-Serviced Loan Combination) (including for purposes of the definition of Servicing Standard) be made using a Discount Rate (a) for principal and interest payments on a Mortgage Loan (or Loan Combination, as applicable), or the sale of a Mortgage Loan (or Loan Combination, as applicable), equal to the higher of (x) the rate determined by the applicable Master Servicer or the applicable Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrower on similar non-defaulted debt of such borrower as of such date of determination and (y) the mortgage interest rate on the applicable Mortgage Loan based on its outstanding principal balance, and (b) for all other cash flows, including property cash flow, identical to the “discount rate” set forth in the most recent appraisal or appraisal update of the related Mortgaged Property or REO Property obtained under the Pooling and Servicing Agreement.

Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts

During any Collective Consultation Period or Senior Consultation Period, the applicable Special Servicer will forward any calculations of Appraisal Reduction Amount or net present value to the Trust Advisor and, during any Collective Consultation Period (other than with respect to any Excluded Loan), the Subordinate Class Representative, and (a) the Trust

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Advisor will be required (upon receipt of all information and supporting materials reasonably required to be provided to the Trust Advisor as described in the following sentence) to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the applicable Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to the utilization by such Special Servicer, and (b) insofar as the calculation and/or application by such Special Servicer under review as contemplated by clause (a) requires or depends upon the exercise of discretion by such Special Servicer, the Trust Advisor will be required to assess the reasonableness of the determination made by such Special Servicer in the exercise of such discretion. The applicable Special Servicer will be required to deliver the foregoing calculations, together with information and supporting materials (with respect to any Appraisal Reduction Amount calculations, once such information is received from the applicable Master Servicer) (including such additional information reasonably requested by the Trust Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Trust Advisor and, during any Collective Consultation Period (other than with respect to any Excluded Loan), the Subordinate Class Representative. If the Trust Advisor does not agree with (i) the mathematical calculations, (ii) the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation or (iii) the reasonableness of any determination made by the applicable Special Servicer in the exercise of its discretion, the Trust Advisor and the applicable Special Servicer will consult in good faith with each other in order to resolve (x) any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or (y) any disagreement over the reasonableness of a determination made by the applicable Special Servicer in the exercise of its discretion. During any Collective Consultation Period (other than with respect to any Excluded Loan), the applicable Special Servicer will also be required to send to the Subordinate Class Representative copies of the applicable Special Servicer’s calculations and the related information and supporting materials and to engage in consultation with the Subordinate Class Representative in connection with its calculations and determinations. During any Collective Consultation Period (other than with respect to any Excluded Loan), if the Trust Advisor and the Subordinate Class Representative agree on such matters and provide written notice of such agreement to the applicable Special Servicer, the applicable Special Servicer will be required to perform its calculations in accordance with such agreement. Otherwise, if the Trust Advisor and the Subordinate Class Representative do not reach agreement on such matters following the Trust Advisor’s calculation and verification procedures or, in the case of any Excluded Loan, the related Special Servicer will be required to proceed according to its determination, and the Trust Advisor will be required to promptly prepare a report on the matter, which report will set forth its and the applicable Special Servicer’s calculations (including material differences in assumptions used therein), and deliver such report to the Certificate Administrator, who will be required to post the report to the Certificate Administrator’s Website. No other action will be required in connection with such circumstances.

Replacement of the Special Servicers

During any Subordinate Control Period, the Majority Subordinate Certificateholder will have the right to terminate a Special Servicer (other than with respect to any Excluded Loan), with or without cause, and appoint itself or an affiliate or another person as the successor special servicer with respect to the applicable Mortgage Loans. It will be a condition to such appointment that (i) the Rating Agencies confirm that the appointment

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would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the Certificates, (ii) the successor special servicer is a Qualified Replacement Special Servicer and (iii) the successor special servicer delivers to the Depositor the information required pursuant to Item 6.02 of the Form 8-K Current Report regarding itself in its role as successor special servicer. Notwithstanding anything to the contrary, if the Depositor fails to file any required Form 8-K Current Report in connection with such appointment in a timely manner, such appointment will be void ab initio.

During any Collective Consultation Period or Senior Consultation Period, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the aggregate voting rights (taking into account the allocation of Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the principal balances of the Principal Balance Certificates) of all Certificates on an aggregate basis, requesting a vote to terminate a Special Servicer and appoint a successor special servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses (including any fees and expenses of counsel or any Rating Agency) to be incurred by the Certificate Administrator in connection with administering such vote (which fees and expenses will not be paid from the Trust Fund) and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation from each of the Rating Agencies (to be obtained at the expenses solely of such Certificateholders), the Certificate Administrator will be required to post such request on the Certificate Administrator’s Website and conduct the solicitation of votes of all Certificates in such regard. Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of the aggregate voting rights (taking into account the allocation of Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the principal balances of the Principal Balance Certificates) of all Principal Balance Certificates on an aggregate basis, the Trustee will be required to terminate all of the rights and obligations of a Special Servicer under the Pooling and Servicing Agreement and appoint the successor special servicer that was proposed by the Certificateholders requesting the vote. Such termination and replacement will be further conditioned, however, on such successor special servicer being a Qualified Replacement Special Servicer. Any such termination will also be subject to the terminated a Special Servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances, and other rights set forth in the Pooling and Servicing Agreement which survive termination. If a proposed termination and replacement of a Special Servicer by Certificateholders as described above is not consummated within 180 days following the initial request of the Certificateholders who requested a vote, then the proposed termination and replacement will have no further force or effect (except that the Certificate Administrator will be entitled to apply any amounts prepaid by such Certificateholders for expenses to pay any expenses incurred by the Certificate Administrator).

In addition, with respect to any Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan) during any Senior Consultation Period, if the Trust Advisor determines, in its sole discretion exercised in good faith, that a Special Servicer is not performing its duties under the Pooling and Servicing Agreement in accordance with the Servicing Standard, the Trust Advisor will have the right to recommend the replacement of such Special Servicer. In such event, the Trust Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the applicable Special Servicer, a written recommendation (in electronic format) detailing the reasons supporting its position and recommending a suggested replacement special servicer. The Certificate Administrator will be required to post such recommendation on the Certificate Administrator’s Website and mail such recommendation to the registered Certificateholders. The Trust Advisor’s recommendation to replace a Special Servicer must be confirmed by an affirmative vote of Certificateholders having at least a majority of the aggregate voting rights (taking into

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account the allocation of any Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the aggregate principal balances of the Certificates) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace a Special Servicer, the Certificate Administrator will be required to request a Rating Agency Confirmation from each of the Rating Agencies at that time, unless such Certificateholders themselves deliver such Rating Agency Confirmation. In the event the Trustee and the Certificate Administrator receive a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), the Trustee will then be required to terminate all of the rights and obligations of the applicable Special Servicer under the Pooling and Servicing Agreement and to appoint the successor special servicer that has been approved by the Certificateholders and constitutes a Qualified Replacement Special Servicer. Any such termination will be subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination. The reasonable costs and expenses associated with the Trust Advisor’s identification of a Qualified Replacement Special Servicer, and the Certificate Administrator’s obtaining such Rating Agency Confirmations and administering the vote of the Certificateholders will be an Additional Trust Fund Expense. If a proposed termination and replacement of a Special Servicer recommended by the Trust Advisor as described above is not consummated within 180 days following the initial recommendation of the Trust Advisor, then (i) the proposed termination and replacement will have no further force or effect, (ii) the Certificate Administrator will post such notice to the Certificate Administrator’s Website in accordance with the Pooling and Servicing Agreement and (iii) the Certificate Administrator will notify the Trustee and the then-current applicable Special Servicer. The costs and expenses of administering the notices, solicitation of votes and otherwise incurred by the Certificate Administrator, the Trustee or the Trust Advisor in connection with the proposed removal and replacement (including the costs and expenses associated with obtaining Rating Agency Confirmations and the applicable opinion of counsel) will constitute expenses of the Trust Fund to be paid by withdrawal from the Distribution Account. None of the Special Servicers, any Certificateholder or any other person will have any cause of action against the Trust Advisor or any other person based upon or arising from the Trust Advisor’s recommendation for replacement of, or determination not to recommend the replacement of, either such Special Servicer, or the result of the vote of the Certificateholders.

A “Qualified Replacement Special Servicer” is a person as to which all of the following conditions are satisfied at the relevant date of determination: (i)(a) all the representations and warranties of a Special Servicer set forth in the Pooling and Servicing Agreement are true and accurate as applied to such person (other than any change in the entity type or state or jurisdiction of formation), (b) no event or circumstances constitutes or would constitute, but for notice or the passage of time, a Servicer Termination Event with respect to such person, (c) such person is not the Trust Advisor or an affiliate of the Trust Advisor, and there exists no agreement as a result of which, whether or not subject to any condition or contingency, such person would become an affiliate of the Trust Advisor or merge or be consolidated with or into the Trust Advisor (regardless of the identity of the surviving person) or succeed to any portion of the business of the Trust Advisor that includes the Trust Advisor’s rights or duties under the Pooling and Servicing Agreement, (d) neither such person nor any affiliate thereof is obligated, whether by agreement or otherwise, and whether or not subject to any condition or contingency, to pay any fee to, or otherwise compensate or grant monetary or other consideration to, the Trust Advisor or any affiliate thereof pursuant to the Pooling and Servicing Agreement (1) in connection with the special servicing obligations that such person would assume under the Pooling and Servicing

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Agreement or the performance thereof or (2) in connection with the appointment of such person as, or any recommendation by the Trust Advisor for such person to become, the successor special servicer, (e) such person is not entitled to receive any compensation from the Trust Advisor in connection with its activities under the Pooling and Servicing Agreement and (f) such person is not entitled to receive from the Trust Advisor or any affiliate thereof any fee in connection with the appointment of such person as successor special servicer, unless, in the case of each of the foregoing clauses (a) through (f), the appointment of such person as successor special servicer has been expressly approved by 100% of the Certificateholders; and (ii) such person is not a prohibited party and has not been terminated in the capacity of Master Servicer or Special Servicer under the Pooling and Servicing Agreement in whole or in part as a result of an event described in clause (viii) of the definition of “Servicer Termination Event” that appears in “—Servicer Termination Events” below in this free writing prospectus, unless the appointment of such person as successor special servicer has been expressly approved by the Depositor acting in its reasonable discretion.

With respect to any Non-Serviced Pari Passu Mortgage Loan (unless with respect to the Brickyard Square Mortgage Loan, such Mortgage Loan is an “excluded loan” under the related Other Pooling and Servicing Agreement), during any “subordinate control period”, under the related Other Pooling and Servicing Agreement), the majority subordinate certificateholder under the related Other Pooling and Servicing Agreement, or the subordinate class representative under such agreement on its behalf, will have the right to terminate the related Other Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor to such Other Special Servicer.

In addition, with respect to any Non-Serviced Pari Passu Mortgage Loan, during any “collective consultation period” or “senior consultation period” under the related Other Pooling and Servicing Agreement, at the written direction of holders of principal balance certificates under such agreement evidencing a certain percentage of the voting rights of such certificates, a vote to terminate the related Other Special Servicer may be requested, and a successor special servicer may be appointed, pursuant to terms expected to be substantially similar in all material respects, but not necessarily identical, to those in the Pooling and Servicing Agreement.

Maintenance of Insurance

In the case of each Mortgage Loan (including any Specially Serviced Mortgage Loan but excluding any Non-Serviced Pari Passu Mortgage Loan), the applicable Master Servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which a borrower is maintaining insurance coverage and, if the borrower does not so maintain, the applicable Master Servicer will be required, subject to certain limitations set forth in the Pooling and Servicing Agreement, to itself cause to be maintained with Qualified Insurers having the Required Claims-Paying Ratings) for the related Mortgaged Property:

•	a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is generally at least equal to the lesser of the full replacement cost of improvements securing the Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause; and
•	all other insurance coverage as is required, or (subject to the Servicing Standard) that the holder of the Mortgage Loan is entitled to reasonably require, under the related Mortgage Loan documents.

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Notwithstanding the foregoing, however:

•	a Master Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless that insurance policy was in effect at the time of the origination of the related Mortgage Loan pursuant to the related Mortgage Loan documents and is available at commercially reasonable rates and the Trustee has an insurable interest; and
•	a Master Servicer will not be required to cause the borrower to maintain, or itself obtain, insurance coverage that such Master Servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against at the then-available rates for properties similar to the related Mortgaged Property and located in or around the region in which the related Mortgaged Property is located.

Notwithstanding the provisions described in the prior bullet, if the borrower fails to maintain with respect to the related mortgaged real property specific insurance coverage (i) with respect to a casualty insurance policy providing “special” form coverage that does not specifically exclude, terrorist or similar acts, and/or (ii) with respect to damages or casualties caused by terrorist or similar acts, a Master Servicer must cause the borrower to maintain, or itself obtain, such insurance upon terms not materially less favorable than those in place as of the Closing Date, unless the applicable Special Servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard, and (during any Subordinate Control Period (other than with respect to any Excluded Loan)) with the consent of the Subordinate Class Representative or (during any Collective Consultation Period or Senior Consultation Period) after having consulted with the Trust Advisor and (during any Collective Consultation Period (other than with respect to any Excluded Loan)) the Subordinate Class Representative, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate (failure to maintain required insurance due to either of clause (a) or clause (b), an “Acceptable Insurance Default”). The Subordinate Class Representative and/or Trust Advisor, as applicable, will have no more than 30 days to respond to a Special Servicer’s request for such consent or consultation; provided that upon such Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow such Special Servicer to consult with the Subordinate Class Representative and/or Trust Advisor, such Special Servicer will not be required to do so.

Each of the Master Servicers (at its own expense) and the Special Servicers (at the expense of the Trust Fund) will be entitled to rely on insurance consultants in making the insurance-related determinations described above.

With respect to each REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination), the related Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with Qualified Insurers having the Required Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements at such REO Property or (ii) the outstanding principal balance of the related REO Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent

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consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months (or at least 18 months in the case of any REO Property whose related REO Mortgage Loan had an initial principal balance greater than $35,000,000), in each case, if so required pursuant to the related Mortgage Loan documents.

Notwithstanding the foregoing, however:

•	a Special Servicer will not be required in any event to maintain or obtain the insurance coverage otherwise described above unless the Trustee has an insurable interest; and
•	a Special Servicer will not be required to maintain or obtain the insurance coverage otherwise described above to the extent that the coverage is not available at commercially reasonable rates or that requiring or maintaining such insurance coverage would not be consistent with the Servicing Standard.

If (1) either Master Servicer or either Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan) or REO Properties (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination), as applicable, as to which it is the Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (a) is obtained from a Qualified Insurer having the Required Claims-Paying Ratings, and (b) provides protection equivalent to the individual policies otherwise required, or (2) such Master Servicer or such Special Servicer, as applicable, has long-term unsecured debt obligations or deposit accounts that are rated not lower than “A-“ by Fitch (or, if not rated by Fitch, an equivalent rating by (A) at least two NRSROs (which may include KBRA and/or Moody’s) or (B) one NRSRO (which may include KBRA and/or Moody’s) and A.M. Best Company), “A3” by Moody’s (or, if not rated by Moody’s, at least “A-“ by S&P (or, if not rated by S&P, an equivalent rating by (A) at least two NRSROs (which may include KBRA and/or Fitch) or (B) one NRSRO (which may include KBRA and/or Fitch) and A.M. Best Company)) and an equivalent rating by KBRA (if then rated by KBRA) or has received a Rating Agency Confirmation from each Rating Agency with respect to which such rating is not satisfied, and such Master Servicer or such Special Servicer, as applicable, self-insures for its obligation to maintain the individual policies otherwise required, then such Master Servicer or such Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable Master Servicer or Special Servicer, as the case may be, whichever maintains such policy, must if there has not been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there will have been one or more losses that would have been covered by such an individual policy, promptly deposit into the applicable Collection Account maintained by the related Master Servicer from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). With respect to any Non-Serviced Pari Passu Mortgage Loan, the related Other Master Servicer or the related Other Special Servicer, as applicable, will service such Non-Serviced Pari Passu Mortgage Loan and any related REO property on terms that are substantially similar in all material respects, but not necessarily identical, to those

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described above. See “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

Subject to the foregoing discussion, see also “Description of Pooling and Servicing Agreements—Hazard Insurance Policies” in the accompanying prospectus.

“Qualified Insurer” means, with respect to any insurance policy, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction.

“Required Claims-Paying Ratings”: With respect to (i) any insurance carrier providing coverage for a Mortgaged Property related to any Mortgage Loan, a claims-paying ability rating of at least “A-” by Fitch (or, if not rated by Fitch, an equivalent rating by (A) at least two NRSROs (which may include KBRA and/or Moody’s) or (B) one NRSRO (which may include KBRA and/or Moody’s) and A.M. Best Company), “A3” by Moody’s (or, if not rated by Moody’s, at least “A-“ by S&P (or, if not rated by S&P, an equivalent rating by (A) at least two NRSROs (which may include KBRA and/or Fitch) or (B) one NRSRO (which may include KBRA and/or Fitch) and A.M. Best Company)) and an equivalent rating by KBRA (if then rated by KBRA), and (ii) fidelity bond coverage or errors and omissions insurance, an insurance carrier with a claims-paying ability rating at least equal to any one of the following: (a) “A-” by S&P, (b) “A3” by Moody’s, (c) “A-” by Fitch or (d) “A:X” by A.M. Best Company; provided, however, that (A) an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of such insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long-term unsecured debt obligations that are rated not lower than the ratings set forth above or claims-paying ability ratings that are not lower than the ratings set forth above; and (B) an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above in this clause (ii) if a Rating Agency Confirmation is obtained from the Rating Agency whose rating requirement has not been satisfied.

Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions

In connection with each Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), the applicable Master Servicer (with respect to any such Mortgage Loan that is not a Specially Serviced Mortgage Loan) or the applicable Special Servicer (with respect to any such Mortgage Loan that is a Specially Serviced Mortgage Loan), will be required to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the Mortgage Loan or a further encumbrance of the related Mortgaged Property. However, subject to the related Mortgage Loan documents, if the subject Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) exceeds specified size thresholds (either actual or relative) or fails to satisfy other applicable conditions imposed by the Rating Agencies, then neither the applicable Master Servicer nor the applicable Special Servicer may enter into such a waiver or approval, unless it has received Rating Agency Confirmation from any or all Rating Agencies, as applicable. Furthermore, except in limited circumstances, the applicable Master Servicer may not enter into such a waiver or approval without the consent of the applicable Special Servicer, and such Special Servicer will not be permitted to grant that consent or to itself enter into such a waiver or approval unless such Special Servicer has complied with any applicable provisions of the Pooling and Servicing Agreement described above under “—The Majority Subordinate Certificateholder and the Subordinate Class Representative—Rights and Powers of Subordinate Class Representative” and “—The Trust Advisor”. Notwithstanding the foregoing, with respect to the Mortgage Loans secured by residential cooperative properties, the related Master Servicer will be permitted to waive the enforcement of

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“due-on-encumbrance” clauses to permit subordinate debt secured by the related Mortgaged Property without the consent of the applicable Special Servicer or any other person, but subject to the satisfaction of various conditions set forth in the related Pooling and Servicing Agreement. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” above.

Transfers of Interests in Borrowers

The applicable Master Servicer will generally have the right to consent, without the approval of the applicable Special Servicer, to any transfers of an interest in a borrower under a Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) that is not a Specially Serviced Mortgage Loan, to the extent the transfer is allowed under the terms of the related Mortgage Loan documents (without the exercise of any lender approval or discretion other than confirming the satisfaction of other specified conditions that do not include any other lender approval or discretion and does not involve incurring new mezzanine indebtedness), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower. However, subject to the terms of the related Mortgage Loan documents and applicable law, if—

•	the subject Mortgage Loan (alone or together with all other Mortgage Loans that have the same or a known affiliated borrower) is one of the ten largest Mortgage Loans in the Trust Fund (according to Stated Principal Balance), has a Cut-off Date Principal Balance in excess of $20,000,000 or has a Stated Principal Balance at the time of such proposed transfer that is equal to or greater than 5% of the then-aggregate mortgage pool balance; and
•	the transfer is of an interest in the borrower of greater than 49% or otherwise would result in a change in control of the borrower,

then the applicable Master Servicer may not consent to the transfer unless it has received written confirmation from each of the Rating Agencies that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that Rating Agency to the Certificates. The Mortgage Loans secured by residential cooperative properties do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units.

Modifications, Waivers, Amendments and Consents

The applicable Special Servicer (with respect to a Specially Serviced Mortgage Loan) or the applicable Master Servicer (with respect to any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) that is not a Specially Serviced Mortgage Loan) may, consistent with the Servicing Standard and the Pooling and Servicing Agreement, agree to:

•	modify, waive or amend any term of any Mortgage Loan;
•	extend the maturity of any Mortgage Loan;
•	defer or forgive the payment of interest (including Default Interest) on and principal of any Mortgage Loan;
•	defer or forgive the payment of late payment charges on any Mortgage Loan;

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•	defer or forgive Yield Maintenance Charges or Prepayment Premiums on any Mortgage Loan;
•	permit the release, addition or substitution of collateral securing any Mortgage Loan;
•	permit the release, addition or substitution of the borrower or any guarantor of any Mortgage Loan; or
•	respond to or approve borrower requests for consent on the part of the mortgagee (including lease reviews and lease consents related thereto).

The ability of a Special Servicer or a Master Servicer to agree to any of the foregoing, however, is subject to the discussions under “—The Majority Subordinate Certificateholder and the Subordinate Class Representative—Rights and Powers of Subordinate Class Representative”, “—The Trust Advisor” and “—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions” above in this free writing prospectus, and further, to each of the following limitations, conditions and restrictions:

•	Unless the applicable Master Servicer has obtained the consent of the applicable Special Servicer, such Master Servicer may not agree to, or consent to, a request to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any Mortgage Loan in the Trust Fund, that would (1) affect the amount or timing of any related payment of principal, interest or other amount payable under that Mortgage Loan, (2) materially and adversely affect the security for that Mortgage Loan or (3) constitute a Material Action (including any Material Action in connection with a defeasance), except (a) for certain waivers of Default Interest and/or late payment charges and (b) with respect to certain routine matters.
•	With limited exceptions generally involving the waiver of Default Interest and late payment charges, the applicable Special Servicer may not agree to, or consent to the applicable Master Servicer’s agreeing to, modify, waive or amend any term of, and may not take, or consent to such Master Servicer’s taking, any of the other above-referenced actions with respect to any Mortgage Loan, if doing so would—
1.	affect the amount or timing of any related payment of principal, interest or other amount payable under the Mortgage Loan, or
2.	in the judgment of the applicable Special Servicer, materially impair the security for the Mortgage Loan,

unless a material default on the Mortgage Loan has occurred or, in the judgment of the applicable Special Servicer, a default with respect to payment on the Mortgage Loan at maturity or on an earlier date is reasonably foreseeable, or the applicable Special Servicer reasonably believes that there is a significant risk of such a default, and, in either case, the modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to the Certificateholders (as a collective whole), on a present value basis than would liquidation.

•	Neither a Master Servicer nor a Special Servicer may extend the date on which any balloon payment is scheduled to be due on any Mortgage Loan, to a date beyond the earlier of—
1.	five years prior to the Rated Final Distribution Date, and

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2.	if the Mortgage Loan, is secured by a lien solely or primarily on the related borrower’s leasehold interest in the corresponding Mortgaged Property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the then-current term of the related ground lease, plus any unilateral options to extend.
•	Neither a Master Servicer nor a Special Servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any Mortgage Loan, if doing so would result in an Adverse REMIC Event.
•	Subject to applicable law, the related Mortgage Loan documents and the Servicing Standard, neither a Master Servicer nor a Special Servicer may permit any modification, waiver or amendment of any term of any Mortgage Loan that is not a Specially Serviced Mortgage Loan unless all related fees and expenses are paid by the borrower.
•	A Special Servicer may not permit or consent to a Master Servicer’s permitting any borrower to add or substitute any real estate collateral for any Mortgage Loan, unless such Special Servicer has first—
1.	determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that—
(a)	the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and
(b)	there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and
2.	received, at the expense of the related borrower to the extent permitted to be charged by the holder of the Mortgage Loan under the related Mortgage Loan documents, a Rating Agency Confirmation with respect to the addition or substitution of real estate collateral.
•	With limited exceptions generally involving the delivery of substitute collateral, the paydown of the subject Mortgage Loan or the release of non-material parcels, the applicable Special Servicer may not release or consent to the applicable Master Servicer’s releasing any material real property collateral securing a performing Mortgage Loan in the Trust Fund other than in accordance with the terms of, or upon satisfaction of, the Mortgage Loan.

The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this “—Modifications, Waivers, Amendments and Consents” section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower (within the meaning of Treasury Regulations Section 1.1001-3(c)(3)); provided, however, that in the case of transactions involving a release of a lien on real property that secures a Mortgage Loan, such a lien release will be permitted only if the related Mortgage Loan will continue to be “principally secured by real property” after the lien is released, or if

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it will not be, the release is part of a transaction that meets the requirements of a “qualified pay-down transaction” under Revenue Procedure 2010-30. Also, in no event will either the applicable Master Servicer or the applicable Special Servicer be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

Notwithstanding the foregoing, a Master Servicer will not be required to seek the consent of, or provide prior notice to, the applicable Special Servicer or any Certificateholder or obtain any Rating Agency Confirmation in order to approve the following modifications, waivers or amendments of non-Specially Serviced Mortgage Loans: (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) releases of non-material parcels of a Mortgaged Property (including, without limitation, any such releases (A) to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related Mortgage Loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the release set forth in the related Mortgage Loan documents that do not include any other approval or exercise)) and such release is made as required by the related Mortgage Loan documents or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property); (iii) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan; (iv) granting other routine approvals, including the granting of subordination and non-disturbance and attornment agreements and consents involving routine leasing activities that (A) do not involve a ground lease or lease of an outparcel and (B) affect less than the lesser of (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property; (v) approvals of annual budgets to operate a residential cooperative Mortgaged Property; (vi) approvals of annual budgets to operate a Mortgaged Property (other than a residential cooperative Mortgaged Property), other than a budget with (1) a material (more than 15%) increase in operating expenses or (2) payments to entities actually known by the applicable Master Servicer to be affiliates of the related borrower (excluding payments to affiliated entities agreed to at the origination of the related Mortgage Loan or previously agreed by the applicable Special Servicer); (vii) approving a change of the property manager that does not otherwise constitute a Material Action pursuant to clause 10 of the definition thereof at the request of the related borrower (provided that (x) the related Mortgaged Property is not a hospitality property and either (A) the change occurs in connection with an assignment and assumption approved in accordance with the applicable provisions of the Pooling and Servicing Agreement or (B) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties and the related Mortgage Loan does not have a Stated Principal Balance that is greater than or equal to $8,500,000 or 2% of the then-aggregate Stated Principal Balance of the Mortgage Pool, whichever is less or (y) the related Mortgaged Property is a residential cooperative property), (viii) (A) any releases or reductions of or withdrawals from (as applicable) any letters of credit, reserve funds or other additional collateral with respect to any Mortgaged Property securing a residential cooperative Mortgage Loan or (B) any releases or reductions of or withdrawals from (as applicable) any letters of credit, reserve funds or other additional collateral with respect to any Mortgaged Property securing a Mortgage Loan other than a residential cooperative Mortgage Loan where the release or reduction of or withdrawal from (as applicable) the applicable letter of credit, reserve funds or additional collateral is not conditioned on obtaining the consent of the lender and the conditions to the release,

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reduction or withdrawal (as applicable) that are set forth in the related Mortgage Loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the transaction set forth in the related Mortgage Loan documents that do not include any other approval or exercise), (ix) with respect to Mortgage Loans that are both sold to the Trust by National Cooperative Bank, N.A. and secured by residential cooperative properties, the related borrower incurring subordinate debt secured by the related property, subject to the satisfaction of various conditions set forth in the Pooling and Servicing Agreement, or (x) modifications to cure any ambiguity in, or to correct or supplement any provision of an intercreditor agreement to the extent permitted therein without obtaining any Rating Agency Confirmation, except that the Subordinate Class Representative’s consent will be required for any such modification of an intercreditor agreement (other than with respect to any Excluded Loan) during any Subordinate Control Period; provided that such modification, waiver, consent or amendment (A) would not constitute a “significant modification” of the subject Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b), would not cause any Mortgage Loan to cease to be treated as “principally secured by real property” and would not otherwise constitute an Adverse REMIC Event with respect to REMIC I, REMIC II or REMIC III or constitute an Adverse Grantor Trust Event with respect to the Grantor Trust, and (B) would be consistent with the Servicing Standard.

In connection with (i) the release of any portion of a Mortgaged Property from the lien of the related Mortgage Loan or (ii) the taking of any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Mortgage Loan documents require the applicable Master Servicer or the applicable Special Servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation of the value of the collateral will be solely based on the real property included therein.

All modifications, amendments, material waivers and other Material Actions entered into or taken and all consents with respect to the Mortgage Loans must be in writing. Each of the applicable Master Servicer and the applicable Special Servicer must deliver to the custodian for deposit in the related mortgage file, an original counterpart of the agreement relating to such modification, waiver, amendment or other action agreed to or taken by it, promptly following its execution.

In circumstances in which a Master Servicer is not permitted to enter into a modification, waiver, consent or amendment without the approval of the applicable Special Servicer, (A) such Master Servicer must promptly provide the applicable Special Servicer with written notice of any borrower request for such modification, waiver or amendment, such Master Servicer’s written recommendations and analysis, and with all information reasonably available to such Master Servicer that the applicable Special Servicer may reasonably request in order to withhold or grant any such consent, (B) the applicable Special Servicer will decide whether to withhold or grant such consent in accordance with the Servicing Standard (and subject to the other provisions of the Pooling and Servicing Agreement that require the applicable Special Servicer to obtain the approval of or engage in consultations with other parties), and (C) if any such consent has not been expressly denied within 15 business days (or, in connection with an Acceptable Insurance Default, 90 days) of the applicable Special Servicer’s receipt from such Master Servicer of such Master Servicer’s recommendations and analysis and all information reasonably requested thereby and reasonably available to such Master Servicer in order to make an informed decision (provided that such time period will be deemed to have commenced upon the applicable

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Special Servicer’s receipt from such Master Servicer of such Master Servicer’s recommendations and analysis and all information reasonably requested thereby and reasonably available to such Master Servicer in order to make an informed decision), such consent will be deemed to have been granted. If approval is granted or deemed to have been granted by the applicable Special Servicer, such Master Servicer will be responsible for entering into the relevant documentation.

“Material Action” means, for any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan), any of the following actions:

1.	any proposed or actual foreclosure upon or comparable conversion (which will include acquisitions of any REO Property) of the ownership of the property or properties securing any Specially Serviced Mortgage Loan that comes into and continues in default;
2.	any modification, consent to a modification or waiver of any monetary term (other than late fees and Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan or any extension of the maturity date of a Mortgage Loan;
3.	following a default or an event of default with respect to a Mortgage Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;
4.	any sale of a Defaulted Mortgage Loan or REO Property for less than the applicable Purchase Price;
5.	any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at a Mortgaged Property or an REO Property;
6.	any release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;
7.	any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or any consent to such a waiver or consent to a transfer of a Mortgaged Property or interests in the borrower, other than the waiver of a “due-on-encumbrance” clause with respect to a mortgage loan secured by a residential cooperative property to permit subordinate debt secured by the related mortgaged property subject to the satisfaction of various conditions and subject to certain parameters set forth in the Pooling and Servicing Agreement and discussed under “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in this free writing prospectus;
8.	any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related Mortgage Loan documents (for purposes of the determination whether a lender has such consent rights
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pursuant to the related Mortgage Loan documents, any Mortgage Loan document provision that requires that an intercreditor agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights)), other than the incurrence of additional indebtedness by a residential cooperative borrower (subject to the satisfaction of various conditions and subject to certain parameters set forth in the Pooling and Servicing Agreement and discussed under “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in this free writing prospectus);
9.	any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof;
10.	any property management company changes (with respect to a Mortgage Loan with a principal balance equal to or greater than $2,500,000 and other than with respect to residential cooperative properties), including, without limitation, approval of the termination of a manager and appointment of a new property manager, or franchise changes (with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the Mortgage Loan documents);
11.	other than with respect to any Mortgaged Property securing a residential cooperative Mortgage Loan, releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;
12.	any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower, guarantor or other obligor releasing a borrower, guarantor or other obligor from liability under a Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan and for which there is no lender discretion;
13.	any determination of an Acceptable Insurance Default;
14.	any determination by the applicable Master Servicer to transfer a Mortgage Loan or Loan Combination to the applicable Special Servicer under the circumstances described in paragraph 3 of the definition of “Servicing Transfer Event”; or
15.	any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (i) 30% of the net rentable area of the improvements at the Mortgaged Property and (ii) 30,000 square feet of the improvements at the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Mortgage Loan.

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Required Appraisals

Within 60 days (or within such longer period as the applicable Special Servicer is (as certified thereby to the Trustee in writing) diligently using reasonable efforts to obtain the appraisal referred to below) following the occurrence of any Appraisal Trigger Event with respect to any of the Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan), the applicable Special Servicer will be required to obtain an appraisal of the related Mortgaged Property from an independent appraiser meeting the qualifications imposed in the Pooling and Servicing Agreement, unless—

•	an appraisal had previously been obtained within the prior nine months, and
•	the applicable Special Servicer has no knowledge of changed circumstances that in the reasonable judgment of such Special Servicer would materially affect the value of the Mortgaged Property.

Notwithstanding the foregoing, if the Stated Principal Balance of the subject Mortgage Loan is less than $2,000,000, then the applicable Special Servicer may, at its option, perform an internal valuation of the related Mortgaged Property rather than obtain an appraisal.

As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject Mortgage Loan. An Appraisal Reduction Amount is relevant to (i) the amount of any advances of delinquent interest required to be made with respect to the affected Mortgage Loan and (ii) the determination of whether a Subordinate Control Period is in effect as of any date of determination and, during a Subordinate Control Period, the identity of the Class of Certificateholders whose members are entitled to appoint the Subordinate Class Representative.

If an Appraisal Trigger Event occurs with respect to any Specially Serviced Mortgage Loan, then the applicable Special Servicer will have an ongoing obligation to obtain or perform, as the case may be, every nine months following the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the applicable Special Servicer is required to redetermine (in consultation with the Subordinate Class Representative (other than with respect to any Excluded Loan) during any Subordinate Control Period, or in consultation with one or more of the Subordinate Class Representative (other than with respect to any Excluded Loan) and the Trust Advisor, under the procedures described under “—Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts” above, during any Collective Consultation Period or Senior Consultation Period), and report to the Certificate Administrator, the Trustee and the applicable Master Servicer the new Appraisal Reduction Amount, if any, with respect to the Mortgage Loan. This ongoing obligation will cease if and when—

•	any and all Servicing Transfer Events with respect to the Mortgage Loan have ceased, and
•	no other Servicing Transfer Event or Appraisal Trigger Event has occurred with respect to the subject Mortgage Loan during the preceding 90 days.

The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable Master Servicer, at the direction of the applicable Special Servicer, and will be reimbursable to the applicable Master Servicer as a Servicing Advance.

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Notwithstanding the foregoing, solely for purposes of determining whether a Subordinate Control Period is in effect (and the identity of the Class of Certificateholders entitled to appoint the Subordinate Class Representative), whenever the applicable Special Servicer obtains an appraisal or updated appraisal under the Pooling and Servicing Agreement, the Subordinate Class Representative will have the right, exercisable within ten business days after such Special Servicer’s report of the resulting Appraisal Reduction Amount, to direct such Special Servicer to hire a qualified appraiser reasonably satisfactory to the Subordinate Class Representative to prepare a second appraisal of the Mortgaged Property at the expense of the Subordinate Class Representative. The applicable Special Servicer must use reasonable efforts to cause the delivery of such second appraisal (in the case of any such second appraisal in respect of an Excluded Loan, to only such Special Servicer) within 30 days following the direction of the Subordinate Class Representative. Within ten business days following its receipt of such second appraisal, such Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal and receipt of information requested from the applicable Master Servicer reasonably required to perform such recalculation of the Appraisal Reduction Amount, any recalculation of the Appraisal Reduction Amount is warranted and, if so, will recalculate the applicable Appraisal Reduction Amount on the basis of such second appraisal. Solely for purposes of determining whether a Subordinate Control Period is in effect and the identity of the Class of Certificates whose members are entitled to appoint the Subordinate Class Representative:

•	the first appraisal will be disregarded and have no force or effect, and, if an Appraisal Reduction Amount is already then in effect, the Appraisal Reduction Amount for the related Mortgage Loan will be calculated on the basis of the most recent prior appraisal or updated appraisal obtained under the Pooling and Servicing Agreement (or, if no such appraisal exists, there will be no Appraisal Reduction Amount for purposes of determining whether a Subordinate Control Period is in effect and the identity of the Class of Certificates whose members are entitled to appoint the Subordinate Class Representative) unless and until (a) the Subordinate Class Representative fails to exercise its right to direct the applicable Special Servicer to obtain a second appraisal within the exercise period described above or (b) if the Subordinate Class Representative exercises its right to direct the applicable Special Servicer to obtain a second appraisal, and such second appraisal is not received by such Special Servicer (using efforts consistent with the Servicing Standard to obtain such appraisal) within 90 days following such direction, whichever occurs earlier (and, in such event, an Appraisal Reduction Amount calculated on the basis of such first appraisal, if any, will be effective); and
•	if the Subordinate Class Representative exercises its right to direct the applicable Special Servicer to obtain a second appraisal and such second appraisal is received by such Special Servicer within 90 days following such direction, the Appraisal Reduction Amount (if any), calculated on the basis of the second appraisal (if such Special Servicer determines that a recalculation was warranted as described above) or (otherwise) on the basis of the first appraisal will be effective.

In addition, if there is a material change with respect to any of the Mortgaged Properties related to a Mortgage Loan with respect to which an Appraisal Reduction Amount has been calculated, then (i) during any Subordinate Control Period, the holder (or group of holders) of Certificates representing a majority of the aggregate voting rights of the Classes of Principal Balance Certificates reduced by Appraisal Reduction Amounts allocated thereto to less than 25% of each such Class’s initial principal balance and (ii) during any Collective Consultation Period, the Majority Subordinate Certificateholder will have the right, at its sole

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cost and expense, to present to the applicable Special Servicer an additional appraisal prepared by a qualified appraiser on an “as-is” basis and acceptable to such Special Servicer in accordance with the Servicing Standard. Subject to the applicable Special Servicer’s confirmation, determined in accordance with the Servicing Standard, that there has been a change with respect to the related Mortgaged Property and such change was material, the applicable Special Servicer will be required to recalculate such Appraisal Reduction Amount based upon such additional appraisal and updated information. If required by any such recalculation, any applicable Class of Principal Balance Certificates notionally reduced by any Appraisal Reduction Amounts allocated to such class will have its related certificate principal balance notionally restored to the extent required by such recalculation, and there will be a redetermination of whether a Subordinate Control Period or a Collective Consultation Period is then in effect. With respect to each Class of Control-Eligible Certificates, the right to present the Special Servicers with any such additional appraisals as provided above will be limited to no more frequently than once in any twelve-month period for each Mortgage Loan with respect to which an Appraisal Reduction Amount has been calculated.

Except as otherwise described below, “Appraisal Reduction Amount” means for any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) as to which an Appraisal Trigger Event has occurred, an amount that:

•	will be determined shortly following the later of—
1.	the date on which the relevant appraisal or other valuation is obtained or performed, as described under “—Required Appraisals” in this free writing prospectus; and
2.	the date on which the relevant Appraisal Trigger Event occurred; and
•	will generally equal the excess, if any, of “x” over “y” where—
1.	“x” is equal to the sum of, without duplication:
(a)	the Stated Principal Balance of that Mortgage Loan;
(b)	to the extent not previously advanced by or on behalf of the applicable Master Servicer or the Trustee, all unpaid interest, other than any Default Interest and/or Excess Interest, accrued on that Mortgage Loan through the most recent Due Date prior to the date of determination;
(c)	all accrued but unpaid special servicing fees with respect to that Mortgage Loan;
(d)	all related unreimbursed advances made by or on behalf of the applicable Master Servicer, the applicable Special Servicer or the Trustee with respect to that Mortgage Loan, together with interest on those advances;
(e)	any other outstanding Additional Trust Fund Expenses (other than certain Trust Advisor Expenses) with respect to that Mortgage Loan; and
(f)	all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement or other applicable reserves, with respect to the related
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Mortgaged Property or REO Property, for which neither the applicable Master Servicer nor the applicable Special Servicer holds any escrow funds or reserve funds; and
2.	“y” is equal to the sum of:
(a)	the excess, if any, of 90% of the resulting appraised value of the related Mortgaged Property (determined in the case of a residential cooperative property, assuming such property is operated as a residential cooperative) or REO Property, over the amount of any obligations secured by liens on the property that are prior to the lien of that Mortgage Loan;
(b)	the amount of escrow payments and reserve funds held by the related Master Servicer or the related Special Servicer with respect to the subject Mortgage Loan that—
•	are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,
•	are not otherwise scheduled to be applied (except to pay debt service on the Mortgage Loan) within the next 12 months, and
•	may be applied toward the reduction of the principal balance of the Mortgage Loan; and
(c)	the amount of any letter of credit that constitutes additional security for the Mortgage Loan that may be used to reduce the principal balance of the subject Mortgage Loan.

If, however—

•	an Appraisal Trigger Event occurs with respect to any applicable Mortgage Loan,
•	the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed with respect to the related Mortgaged Property or REO Property within 60 days of the Appraisal Trigger Event referred to in the first bullet of this definition, and either—

1.	no comparable appraisal or other valuation had been obtained or performed with respect to the related Mortgaged Property or REO Property, as the case may be, during the 9-month period prior to that Appraisal Trigger Event, or
2.	there has been a material change in the circumstances surrounding the related Mortgaged Property or REO Property, as the case may be, subsequent to the earlier appraisal or other valuation that, in such Special Servicer’s judgment, materially affects the property’s value, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject Mortgage Loan will equal 25% of the Stated Principal Balance of the subject Mortgage Loan. After receipt of the required appraisal or other valuation with respect to the related Mortgaged Property or REO Property, the applicable

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Special Servicer will be required to determine the Appraisal Reduction Amount, if any, for the subject Mortgage Loan as described in the first sentence of this definition.

An Appraisal Reduction Amount as calculated above will be reduced to zero as of the date all Servicing Transfer Events have ceased to exist with respect to the related Mortgage Loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event. No Appraisal Reduction Amount as calculated above will exist as to any Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

As used in this free writing prospectus, “Appraisal Trigger Event” means, with respect to any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan), any of the following events:

•	the occurrence of a Servicing Transfer Event and the modification of the Mortgage Loan by the applicable Special Servicer in a manner that—
1.	materially affects the amount or timing of any payment of principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the Mortgage Loan;
2.	except as expressly contemplated by the related Mortgage Loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as-is), that is not less than the fair market value (as-is) of the property to be released, as determined by an appraisal delivered to such Special Servicer (at the expense of the related borrower and upon which the applicable Special Servicer may conclusively rely); or
3.	in the reasonable judgment of the applicable Special Servicer, otherwise materially impairs the security for the Mortgage Loan or materially reduces the likelihood of timely payment of amounts due thereon;
•	the Mortgaged Property securing the Mortgage Loan becomes an REO Property;
•	the passage of 60 days after a receiver or similar official is appointed and continues in that capacity with respect to the Mortgaged Property securing the Mortgage Loan;
•	the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;
•	the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days; and
•	the related borrower fails to make when due any balloon payment and the borrower does not deliver to the applicable Master Servicer or the applicable Special Servicer, on or before the Due Date of the balloon payment, a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable Master Servicer (and such Master Servicer will be required to promptly forward such commitment to the applicable Special Servicer) which provides that
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such refinancing will occur within 120 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the applicable Master Servicer is required during that time to make any monthly debt service advance in respect of the Mortgage Loan, an Appraisal Trigger Event will occur immediately).

With respect to any Non-Serviced Pari Passu Mortgage Loan, any applicable Appraisal Reduction Amount will be determined by the related Other Master Servicer or the related Other Special Servicer, as applicable, on terms that are substantially similar in all material respects, but not necessarily identical, to those described above (although the appraisal trigger events, the timing of obtaining the requisite appraisals and the exact calculation of the Appraisal Reduction Amount may vary). See “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this free writing prospectus.

Collection Accounts

General. Each Master Servicer will be required to establish and maintain an account (each a “Collection Account”) for purposes of holding payments and other collections that it receives with respect to the Mortgage Loans it is obligated to service pursuant to the Pooling and Servicing Agreement. The Collection Accounts must be maintained in a manner and with a depository institution that satisfies each Rating Agency’s standards for securitizations similar to the one involving the Offered Certificates.

The funds held in each Collection Account may be held as cash or invested in Permitted Investments. See “—Servicing and Other Compensation and Payment of Expenses—Additional Servicing Compensation” above.

Deposits. Each Master Servicer must deposit or cause to be deposited in its Collection Account generally within two business days following receipt of properly identified funds by it, all payments on and proceeds of the Mortgage Loans that are received by or on behalf of such Master Servicer. These payments and proceeds include borrower payments, insurance and condemnation proceeds (other than amounts to be applied to the restoration of a property), amounts remitted monthly by the applicable Special Servicer from an REO Account, the proceeds of any escrow or reserve account that are applied to the indebtedness under the Mortgage Loans and the sales proceeds of any sale of any Mortgage Loan on behalf of the Trust Fund that may occur as otherwise described in this free writing prospectus. Notwithstanding the foregoing, a Master Servicer need not deposit into its Collection Account any amount that such Master Servicer would be authorized to withdraw immediately from that Collection Account as described under “—Withdrawals” below and will be entitled to instead pay that amount directly to the person(s) entitled thereto.

Withdrawals. Each Master Servicer may make withdrawals from the related Collection Account for any one or more of the following purposes (the order set forth below not constituting an order of priority for such withdrawals) (each an “Authorized Collection Account Withdrawal”):

1.	to remit to the Certificate Administrator for deposit in the Distribution Account described under “Description of the Offered Certificates—Distribution Account” in this free writing prospectus, on the business day preceding each distribution date, all payments and other collections on the Mortgage Loans and the Trust’s interest in any related REO Properties that are then on deposit in that Collection Account, exclusive of any portion of those payments and other collections that represents one or more of the following—

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(a)	monthly debt service payments due on a Due Date subsequent to the collection period for the subject distribution date;

(b)	payments and other collections received by or on behalf of the Trust Fund after the end of the related collection period; and

(c)	amounts that are payable or reimbursable from that Collection Account to any person other than the Certificateholders in accordance with any of clauses 2 through 5 below;

2.	to pay or reimburse one or more parties to the Pooling and Servicing Agreement for unreimbursed servicing and monthly debt service advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled (subject to any limitations on the amount or source of funds that may be used to make such payment or reimbursement, including, in the case of Trust Advisor Expenses other than Designated Trust Advisor Expenses, the limitations described under “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this free writing prospectus);

3.	to pay or reimburse any other items that are payable or reimbursable out of such Collection Account or otherwise at the expense of the Trust Fund under the terms of the Pooling and Servicing Agreement (including interest that accrued on advances, costs associated with permitted environmental remediation, unpaid expenses incurred in connection with the sale or liquidation of a Mortgage Loan or REO Property, amounts owed by the Trust Fund to a third party pursuant to any intercreditor or other similar agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in connection with various servicing actions and the CREFC® Intellectual Property Royalty License Fee);

4.	in connection with a Non-Serviced Pari Passu Mortgage Loan, to pay, out of the Collection Account, to the related Other Master Servicer, Other Special Servicer or Other Trust Advisor and/or the holders of the related Non-Serviced Pari Passu Companion Loan, any amount reimbursable to such party by the holder of such Non-Serviced Pari Passu Mortgage Loan pursuant to the terms of the related intercreditor agreement;

5.	to remit to any third party that is entitled thereto any Mortgage Loan payments that are not owned by the Trust Fund, such as any payments attributable to the period before the Cut-off Date and payments that are received after the sale or other removal of a Mortgage Loan from the Trust Fund;

6.	to withdraw amounts deposited in such Collection Account in error; and

7.	in accordance with the terms of the Pooling and Servicing Agreement, to pay or reimburse the applicable person for any Uncovered Amount in respect of any other Master Servicer’s Collection Account, any such person’s right to payment or reimbursement for any such Uncovered Amount being limited to any general funds in the subject Master Servicer’s Collection Account that are not otherwise to be applied to make any of the payments or reimbursements

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contemplated to be made out of the subject Master Servicer’s Collection Account pursuant to any of clauses 1-6 above; and

8.	to clear and terminate such Collection Account upon the termination of the Pooling and Servicing Agreement.

As used in clause 7 above, “Uncovered Amount” means, with respect to any Master Servicer’s Collection Account, any Additional Trust Fund Expense, nonrecoverable advance or other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to the Pooling and Servicing Agreement, but which cannot be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement; provided that any such Additional Trust Fund Expense, nonrecoverable advance or other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

The Pooling and Servicing Agreement will contain additional provisions with respect to the timing of the payments, reimbursements and remittances generally described above. The payments, reimbursements and remittances described above may result in shortfalls to the holders of the Offered Certificates in any particular month even if those shortfalls do not ultimately become Realized Losses for those holders.

Procedures With Respect to Defaulted Mortgage Loans and REO Properties

With respect to all Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan), promptly upon such Mortgage Loan becoming a Defaulted Mortgage Loan, and, if the applicable Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders, as a collective whole, to attempt to sell such Defaulted Mortgage Loan, the Special Servicer will use reasonable efforts to solicit offers for such Defaulted Mortgage Loan on behalf of the Certificateholders in such manner as will be reasonably likely to realize a fair price. The applicable Special Servicer will be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for such Defaulted Mortgage Loan.

The applicable Special Servicer will be required to give the Trustee, the Certificate Administrator, the applicable Master Servicer, the Trust Advisor (at any time other than a Subordinate Control Period), the Subordinate Class Representative (at any time other than during a Senior Consultation Period (other than with respect to any Excluded Loan)) and the Majority Subordinate Certificateholder (at any time other than during a Senior Consultation Period (other than with respect to any Excluded Loan)), not less than three business days’ prior written notice of its intention to sell any Defaulted Mortgage Loan. No Interested Person will be obligated to submit an offer to purchase any Defaulted Mortgage Loan. In no event will the Trustee, in its individual capacity, offer for or purchase any Defaulted Mortgage Loan.

Whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan will be determined by the applicable Special Servicer, if the highest offeror is a person other than an Interested Person, and by the Trustee, if the highest offeror is an Interested Person; provided, however, that no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will rely on the most recent appraisal or updated appraisal conducted in

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accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. The appraiser conducting any such new appraisal will be an appraiser selected by (i) the applicable Special Servicer if no Interested Person is making an offer, or (ii) the Trustee if an Interested Person is so making an offer. The cost of any such appraisal will be covered by, and will be reimbursable as, a Servicing Advance. Notwithstanding the foregoing, in the event that an offer from an Interested Person is equal to or in excess of the Purchase Price for such Mortgage Loan, then the Trustee will not be required to make any such determination of fair price and such offer will be deemed to be a fair price (provided that such offer is also the highest cash offer received and at least two independent offers have been received). Where any Interested Person is among those submitting offers with respect to a Defaulted Mortgage Loan, the applicable Special Servicer will require that all offers be submitted to the Trustee in writing. In determining whether any such offer from a person other than an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan, the applicable Special Servicer will take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine (9) months), and in determining whether any offer from an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan, any appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert in real estate matters retained by the Trustee at the expense of the Trust Fund in connection with making such determination. The Purchase Price for any Defaulted Mortgage Loan will in all cases be deemed a fair price (provided that such offer is also the highest cash offer received and at least two independent offers have been received).

In connection with the sale of any Defaulted Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) under the provisions described above for less than the Purchase Price, the applicable Special Servicer will be required to obtain the approval of the Subordinate Class Representative (during any Subordinate Control Period (other than with respect to any Excluded Loan)) or consult with the Subordinate Class Representative (during any Collective Consultation Period (other than with respect to any Excluded Loan)) and the Trust Advisor (during any Collective Consultation Period or Senior Consultation Period), in each case subject to the applicable Special Servicer’s prevailing duty to comply with the Servicing Standard. In addition, in considering any such sale, the related Special Servicer will consider the interests of the Certificateholders as a collective whole. In connection with any consultation with the Trust Advisor contemplated above, the applicable Special Servicer will provide the Trust Advisor with any relevant information reasonably requested by the Trust Advisor in order to enable it to consult with the applicable Special Servicer.

Notwithstanding any of the foregoing, the applicable Special Servicer will not be obligated to accept the highest cash offer if such Special Servicer determines (in accordance with the Servicing Standard and, to the extent a Subordinate Control Period is then in effect, with the consent or deemed consent of the Subordinate Class Representative (other than with respect to any Excluded Loan) and, to the extent a Collective Consultation Period is then in effect, in consultation with the Subordinate Class Representative (other than with respect to any Excluded Loan) and the Trust Advisor and, to the extent a Senior Consultation Period is then in effect, in consultation with the Trust Advisor), that rejection of such offer would be in the best interests of the Certificateholders, and such Special Servicer may accept a lower cash offer (from any person other than itself or an Affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would

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be in the best interests of the Certificateholders. In connection with any consultation with the Trust Advisor contemplated above, the applicable Special Servicer will provide the Trust Advisor with any relevant information reasonably requested by the Trust Advisor in order to enable it to consult with the applicable Special Servicer.

A Special Servicer will not be permitted to foreclose upon or otherwise cause the Trust to acquire ownership of any collateral other than a Mortgaged Property unless it receives an opinion of counsel that such acquisition will not cause any REMIC Pool to fail to qualify as a REMIC and will not subject any REMIC Pool to tax (other than “net income from foreclosure property,” within the meaning of the REMIC provisions).

The applicable Special Servicer will use its reasonable efforts, consistent with the Servicing Standard, to solicit cash offers for each REO Property (other than any interest in REO Property acquired with respect to a Non-Serviced Loan Combination) in such manner as will be reasonably likely to realize a fair price for any REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period by which the REMIC provisions require its sale). The applicable Special Servicer will accept the first (and, if multiple cash offers are received by a specified offer date, the highest) cash offer received from any person that constitutes a fair price for such REO Property. If the applicable Special Servicer reasonably believes that it will be unable to realize a fair price with respect to any REO Property within the time constraints imposed by the REMIC provisions, then the applicable Special Servicer will be required, consistent with the Servicing Standard, to dispose of such REO Property upon such terms and conditions as it deems necessary and desirable to maximize the recovery thereon under the circumstances.

No Mortgage Loan Seller, Certificateholder or any affiliate of any such person is obligated to submit an offer to purchase any REO Property, and the Trustee, in its individual capacity, may not offer for or purchase any REO Property.

Whether any cash offer constitutes a fair price for any REO Property will be determined by the applicable Special Servicer or, if such cash offer is from such Special Servicer or any affiliate of such Special Servicer, by the Trustee. In determining whether any offer received from the applicable Special Servicer or an affiliate of the applicable Special Servicer represents a fair price for any REO Property, the Trustee will be supplied with and will be entitled to rely on the most recent appraisal in the related servicing file conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period (or, in the absence of any such appraisal or if there has been a material change at the subject property since any such appraisal, on a new appraisal to be obtained by the applicable Special Servicer, the cost of which will be covered by, and be reimbursable as, a Servicing Advance). The appraiser conducting any such new appraisal must be a qualified appraiser that is (i) selected by the applicable Special Servicer if neither the applicable Special Servicer nor any affiliate thereof is submitting an offer with respect to the subject REO Property and (ii) selected by the Trustee if either the applicable Special Servicer or any affiliate thereof is so submitting an offer. Notwithstanding the foregoing, but subject to the last sentence of this paragraph, in the event that an offer from the applicable Special Servicer or an affiliate thereof is equal to or in excess of the Purchase Price for such REO Property, then such offer will be deemed to be a fair price and the Trustee will not be required to make any such determination (provided that such offer is the highest cash offer received and at least two independent offers have been received). Where any Mortgage Loan Seller, any Certificateholder or any affiliate of any such person is among those submitting offers with respect to any REO Property, the applicable Special Servicer will require that all offers be submitted to it (or, if the applicable Special Servicer or an affiliate thereof is submitting an offer, be submitted to the Trustee) in writing and, if applicable,

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otherwise meet the requirements of the related intercreditor agreement. In determining whether any offer from a person other than any Mortgage Loan Seller, any Certificateholder or any affiliate of any such person constitutes a fair price for any REO Property, the applicable Special Servicer (or the Trustee, if applicable) will be required to take into account the results of any appraisal or updated appraisal that it or the applicable Master Servicer may have obtained in accordance with the Pooling and Servicing Agreement within the prior nine (9) months, as well as, among other factors, the occupancy level and physical condition of such REO Property, the state of the then-current local economy and commercial real estate market where such REO Property is located and the obligation to dispose of such REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period required under the REMIC provisions). The Trustee will be entitled to conclusively rely on the opinion of an independent appraiser or other independent expert in real estate matters retained by the Trustee at the expense of the Trust Fund in connection with making any such determination. The Purchase Price for any REO Property will in all cases be deemed a fair price. No cash offer from the applicable Special Servicer or any affiliate thereof will constitute a fair price for any REO Property unless such offer is the highest cash offer received and at least two independent offers (not including the offer of the applicable Special Servicer or any affiliate) have been received. In the event the offer of the applicable Special Servicer or any affiliate thereof is the only offer received or is the higher of only two offers received, then additional offers will be solicited. If an additional offer or offers, as the case may be, are received for any REO Property and the original offer of such Special Servicer or any affiliate thereof is the highest of all offers received, then the offer of such Special Servicer or such affiliate will be accepted, provided that the Trustee has otherwise determined that such offer constitutes a fair price for the subject REO Property. Any offer by the applicable Special Servicer for any REO Property will be unconditional; and, if accepted, the subject REO Property will be transferred to such Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a real property.

Notwithstanding anything contained in the preceding paragraph to the contrary, and, if applicable, to the extent consistent with any related intercreditor agreement, if the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the Trust Fund) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan, that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan. If the Trustee designates such a third party to make such determination, the Trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable from, the offering Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, from the applicable Collection Account; provided that the Trustee may not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

Subject to the provisions described above, the applicable Special Servicer must act on behalf of the Trust in negotiating with independent third parties in connection with the sale of any Defaulted Mortgage Loan or REO Property and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection with the sale of any Defaulted Mortgage Loan or REO Property, the applicable Special Servicer may charge prospective offerors, and may retain, fees that approximate such Special Servicer’s actual costs in the preparation and delivery of information pertaining to such sales or

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evaluating offers without obligation to deposit such amounts into the related Collection Account. Any sale of a Defaulted Mortgage Loan or any REO Property will be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of the Pooling and Servicing Agreement, neither such Special Servicer nor the Trustee will have any liability to any Certificateholder with respect to the Purchase Price therefor accepted.

If title to any Mortgaged Property is acquired by a Special Servicer on behalf of the Trust Fund, then such Special Servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless—

•	the IRS grants an extension of time to sell the property, or such an extension is deemed to have been granted under IRS regulations or administrative procedures or the IRS does not deny an application for an extension of time, or

•	such Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in an Adverse REMIC Event.

Regardless of whether a Special Servicer applies for or is granted an extension of time to sell the property as contemplated by the first bullet of the prior sentence or receives the opinion contemplated by the second bullet of the prior sentence, such Special Servicer must act in accordance with the Servicing Standard and the terms and conditions of the Pooling and Servicing Agreement to liquidate the property. If an extension is granted or opinion given, such Special Servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

Any sale of any Defaulted Mortgage Loan or REO Property will be for cash only. A Special Servicer in that capacity will have no authority to provide financing to the purchaser.

A Special Servicer may, and, if required for the REO Property to continue to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8), will be required to, retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve such Special Servicer of its obligations with respect to the REO Property.

In general, a Special Servicer or an independent contractor employed by such Special Servicer at the expense of the Trust will be obligated to operate and manage any REO Property held by the Trust in a manner that:

•	maintains its status as foreclosure property under the REMIC provisions of the Code, and

•	would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing such Special Servicer’s ability to sell the REO Property promptly at a fair price.

The applicable Special Servicer must review the operation of each prospective REO Property prior to acquisition of title by the Trust and consult with the tax administrator, to determine the Trust’s federal income tax reporting position with respect to the income it is anticipated that the Trust would derive from such property if the trust acquired it. The applicable Special Servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of—

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•	a tax on net income from foreclosure property, within the meaning of Section 860G(c) of the Code, or

•	a tax on prohibited transactions under Section 860F of the Code.

To the extent that income the Trust receives from an REO Property is subject to—

•	a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

•	a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

The determination as to whether income from an REO Property held by the Trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties. Generally, income from an REO Property that is directly operated by the applicable Special Servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the Trust’s income from an REO Property would reduce the amount available for distribution to the Certificateholders.

An “Interested Person” is the Depositor, any Master Servicer, any Special Servicer, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by a Special Servicer, the Trust Advisor, or, in connection with any individual Mortgage Loan, a holder of a related mezzanine loan, or any known affiliate of any such party.

REO Account

If an REO Property (other than any REO Property acquired with respect to a Non-Serviced Loan Combination) is acquired, the applicable Special Servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property (an “REO Account”). The funds held in each such REO Account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the REO Account maintained by the applicable Special Servicer will be payable to that Special Servicer, subject to the limitations described in the Pooling and Servicing Agreement.

The applicable Special Servicer will be required to withdraw from the REO Account maintained by that Special Servicer funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the Trust Fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the applicable Special Servicer will be required to withdraw from its REO Account and deposit, or deliver to the applicable Master Servicer for deposit, into the related Collection Account the total of all amounts received in respect of each REO Property held by the Trust Fund during that collection period, net of any withdrawals made out of those amounts, as described in the preceding sentence and any amounts as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for (i) the payment of taxes, assessments, insurance

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premiums, other amounts necessary for the proper operation, management and maintenance of the applicable REO Properties and certain third-party expenses in accordance with the Pooling and Servicing Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Pooling and Servicing Agreement), (ii) the reimbursement of certain expenses in respect of the REO Properties and (iii) the payment of repairs, replacements, necessary capital improvements and other related expenses.

Inspections; Collection of Operating Information

The applicable Special Servicer will be required to perform or cause to be performed a physical inspection of a Mortgaged Property (other than any Mortgaged Property securing any Non-Serviced Pari Passu Mortgage Loan) securing a Specially Serviced Mortgage Loan as soon as practicable (but in any event not later than 60 days) after the loan becomes a Specially Serviced Mortgage Loan (and such Special Servicer must continue to perform or cause to be performed a physical inspection of the subject Mortgaged Property at least once per calendar year thereafter for so long as the subject Mortgage Loan remains a Specially Serviced Mortgage Loan or if such Mortgaged Property becomes an REO Property). The applicable Special Servicer will be entitled to reimbursement of the reasonable and direct out-of-pocket expenses incurred by it in connection with each such inspection, generally as Servicing Advances. Each Master Servicer must, at its own expense, inspect or cause to be inspected each Mortgaged Property (other than any Mortgaged Property securing any Non-Serviced Pari Passu Mortgage Loan) for which it is acting as Master Servicer every calendar year beginning in 2016, or every second calendar year beginning in 2017 if the unpaid principal balance of the related Mortgage Loan (or the portion thereof allocated to such Mortgaged Property) is less than $2,000,000. However, with respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan or any Non-Serviced Pari Passu Mortgage Loan) that has an unpaid principal balance of less than $2,000,000 and has been placed on the CREFC® servicer watch list, the applicable Master Servicer must, at the request and expense of the Subordinate Class Representative, inspect or cause to be inspected the related Mortgaged Property (other than any Mortgaged Property securing an Excluded Loan) every calendar year beginning not earlier than 2016 so long as such Mortgage Loan continues to be on the CREFC® servicer watch list. Notwithstanding the provisions described above, the applicable Master Servicer will not be obligated to inspect any particular Mortgaged Property during any one-year or two-year, as applicable, period contemplated above in the two preceding sentences, if the applicable Special Servicer has already done so during that period pursuant to the provisions described in the first sentence of this paragraph or on any date when the Mortgage Loan is a Specially Serviced Mortgage Loan. Each of the applicable Master Servicer and the applicable Special Servicer will be required to prepare a written report of each such inspection performed by it or on its behalf and deliver the report (x) promptly following preparation, to the Certificate Administrator and the Trustee (and to the applicable Master Servicer, if done by the applicable Special Servicer, and to the applicable Special Servicer, if done by the applicable Master Servicer), (y) if there has been a material adverse change in the condition of the subject Mortgaged Property or REO Property, as applicable, promptly following preparation, to the Majority Subordinate Certificateholder (other than with respect to any Excluded Loan), the Subordinate Class Representative (other than with respect to any Excluded Loan), and the Rating Agencies (subject to the Pooling and Servicing Agreement) and (z) if there has been no material adverse change in the condition of the Mortgaged Property or REO Property, as applicable, upon request, to the Subordinate Class Representative (during any Subordinate Control Period and any Collective Consultation Period (other than with respect to any Excluded Loan)), the Majority Subordinate Certificateholder (during any Subordinate Control Period and any Collective Consultation Period (other than with respect to any Excluded

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Loan)), the Trust Advisor (during any Collective Consultation Period and any Senior Consultation Period), in each case within thirty (30) days following receipt of such request.

Commencing with respect to the calendar year ending December 31, 2015 (as to annual information) and the calendar quarter ending on September 30, 2015 (as to quarterly information), the applicable Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the applicable Master Servicer, in the case of each non-Specially Serviced Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), must make reasonable efforts to collect promptly from each related borrower quarterly and annual operating statements, budgets and/or rent rolls (as applicable) and, with respect to Mortgage Loans secured by residential cooperative properties, maintenance schedules, of the related Mortgaged Property, and quarterly and annual financial statements of such borrower, whether or not delivery of such items is required pursuant to the terms of the related Mortgage Loan documents; provided, however, that the applicable Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the applicable Master Servicer, in the case of each non-Specially Serviced Mortgage Loan, are not required to use reasonable efforts to collect quarterly operating statements, budgets, rent rolls (if applicable), maintenance schedules (if applicable) and financial statements with respect to any residential cooperative mortgage loan. In addition, the applicable Special Servicer must cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property (other than any REO Property acquired with respect to any Non-Serviced Loan Combination) and collect all such items promptly following their preparation. The applicable Master Servicer (in the case of all Mortgaged Properties securing Serviced Mortgage Loans) or applicable Special Servicer (in the case of REO Properties other than REO Properties related to any Non-Serviced Pari Passu Mortgage Loans), as applicable, will be required to prepare CREFC® operating statement analysis reports, CREFC® comparative financial status reports and annual CREFC® NOI adjustment worksheets on the basis of the information; provided, however, that any analysis or update of any CREFC® operating statement analysis report or CREFC® NOI adjustment worksheet with respect to each year and with respect to the first calendar quarter of each year will only be required to the extent provided in the then-current applicable CREFC® guidelines.

Rating Agency Confirmations

The Pooling and Servicing Agreement will contain a provision to the effect that:

•	if all the following conditions are satisfied—

(a)	delivery of a Rating Agency Confirmation from each of the Rating Agencies is a condition precedent to any action under the Mortgage Loan documents related to a Mortgage Loan or the Pooling and Servicing Agreement,

(b)	the party required to obtain such Rating Agency Confirmations as contemplated under the Pooling and Servicing Agreement (the “Requesting Party”) has made a request to any such Rating Agency for such Rating Agency Confirmation, and

(c)	within 10 business days following the posting of such request to the Rule 17g-5 Information Provider’s Website, such Rating Agency (I) has not replied to such request or (II) has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation,

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•	then all the following provisions will apply:

(i)	in the case of (c)(I) above, such Requesting Party will be required to confirm that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again,

(ii)	if there is no response to either such request for Rating Agency Confirmation within 5 business days following such second request as contemplated by clause (i) above (after seeking to confirm that the applicable Rating Agency received such second Rating Agency Confirmation request) or if the Requesting Party receives the response to the initial request described above in clause (c)(II), then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as described in clause (y) or clause (z) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the applicable Master Servicer (with respect to Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan) that are not Specially Serviced Mortgage Loans) or the applicable Special Servicer (with respect to Specially Serviced Mortgage Loans) will determine (with the consent of the Subordinate Class Representative, during any Subordinate Control Period (other than with respect to any Excluded Loan), which consent will be deemed given if the Subordinate Class Representative does not respond within 5 business days following receipt of a request to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not to waive such condition for such particular action at such time (other than with respect to defeasance, release or substitution of any collateral, in which case such condition will be deemed to be satisfied), (y) with respect to a replacement or successor of a Master Servicer or a Special Servicer, such condition will be deemed to be satisfied if (i) the applicable replacement is rated at least “CMS3” (in the case of a Master Servicer) or “CSS3” (in the case of a Special Servicer), if Fitch is the nonresponding Rating Agency; (ii) KBRA has not cited servicing concerns with respect to the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency; or (iii) the applicable replacement is currently acting as master servicer or special servicer, as applicable, on a “deal-level” or “transaction-level” basis for all or a significant portion of the mortgage loans in other commercial mortgage-backed securities transactions and Moody’s has not cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency; and (z) with respect to a replacement or successor Trust Advisor, such condition will be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency

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has not cited concerns regarding the replacement trust advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction with respect to which the replacement trust advisor acts as trust advisor or operating advisor prior to the time of determination;

(iii)	in connection with any determination made by the Requesting Party, as contemplated in clause (i) above, the applicable Special Servicer or the applicable Master Servicer, as applicable, will be required to (A) obtain the consent of the Subordinate Class Representative (during any Subordinate Control Period (other than with respect to any Excluded Loan)) or consult with the Subordinate Class Representative (during any Collective Consultation Period (other than with respect to any Excluded Loan)) and (B) consult with the Trust Advisor (during any Collective Consultation Period or Senior Consultation Period), with consent or approval deemed to be granted by the Subordinate Class Representative (during any Subordinate Control Period (other than with respect to any Excluded Loan)), if it does not respond within five business days of its receipt of a request for consideration from the applicable Special Servicer or the applicable Master Servicer, as applicable; and

(iv)	promptly following the Requesting Party’s determination to take any action discussed above without receiving affirmative Rating Agency Confirmation from a Rating Agency, the Requesting Party (to the extent that the applicable information has been provided to the Requesting Party) will be required to provide notice, which may be transmitted by electronic mail to the Rule 17g-5 Information Provider (which will promptly post such notice to the Rule 17g-5 Information Provider’s Website pursuant to the Pooling and Servicing Agreement).

“Rule 17g-5 Information Provider” means the Certificate Administrator acting in the capacity as “Rule 17g-5 Information Provider” under the Pooling and Servicing Agreement.

For all other matters or actions not specifically discussed above, including without limitation any amendment to the Pooling and Servicing Agreement, the applicable Requesting Party will be required to obtain an affirmative Rating Agency Confirmation from each of the Rating Agencies.

In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by a Master Servicer or a Special Servicer in accordance with the procedures discussed above.

As used in this free writing prospectus “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event specified in this free writing prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency), that a proposed action, failure to act or other event specified in this free writing prospectus will not in and of itself result in a downgrade, withdrawal or qualification of the then-current rating assigned to any class of such commercial mortgage-backed securities (if then rated by such rating agency); provided that if a Requesting Party receives a written waiver or acknowledgment

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from the relevant rating agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought, then the requirement to receive a Rating Agency Confirmation from such rating agency with respect to such matter will not apply. For the purposes of this definition, any confirmation, waiver, request, acknowledgment or approval which is required to be in writing may be in the form of electronic mail. Notwithstanding anything to the contrary set forth in the Pooling and Servicing Agreement, at any time during which the Certificates are no longer rated by a Rating Agency, then no Rating Agency Confirmation will be required under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Depositor, the Rule 17g-5 Information Provider, the Trustee, the Certificate Administrator, the Master Servicers, the Special Servicers and the Trust Advisor may amend the Pooling and Servicing Agreement to change the procedures regarding compliance with Rule 17g-5, without any Certificateholder consent; provided that such amendment does not materially increase the responsibilities of the Rule 17g-5 Information Provider; provided, further, that notice of any such amendment must be provided to the Rule 17g-5 Information Provider, who will post such notice to the Rule 17g-5 Information Provider’s Website, and within 2 business days following delivery to the Rule 17g-5 Information Provider, deliver the notice to the Rating Agencies; and provided, further, that no amendment to such provisions may be made without the consent of the Depositor for any commercial mortgage-backed securities backed by a Non-Serviced Pari Passu Companion Loan. “Rule 17g-5 Information Provider’s Website” means www.ctslink.com, under the “NRSRO” tab for the related transaction.

Servicer Termination Events

“Servicer Termination Event” means, with respect to the applicable Master Servicer or the applicable Special Servicer, each of the following events, circumstances and conditions:

(i)	such Master Servicer or such Special Servicer, as the case may be, fails to deposit, or to remit to the appropriate party for deposit, into the related Collection Account or the REO Account, as applicable, any amount required to be so deposited or remitted, which failure continues unremedied for 1 business day following the date on which the deposit or remittance was required to be made;

(ii)	any failure by such Master Servicer to remit to the Certificate Administrator for deposit in the Distribution Account any amount required to be so remitted, which failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

(iii)	any failure by such Master Servicer or such Special Servicer, as the case may be, to timely make any Servicing Advance required to be made by that party under the Pooling and Servicing Agreement, which failure continues unremedied for five business days (or, in the case of an emergency Servicing Advance, three business days) following the date on which written notice of such failure has been given to such Master Servicer or such Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement;

(iv)	any failure by such Master Servicer or such Special Servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or agreements under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days after written notice has been given to such Master Servicer or such Special Servicer, as the case may be, by any

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other party to the Pooling and Servicing Agreement or by Certificateholders entitled to not less than 25% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts); provided, however, that, with respect to any such failure that is not curable within such 30-day period, such Master Servicer or such Special Servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as such Master Servicer or such Special Servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the Trustee with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

(v)	any breach on the part of such Master Servicer or such Special Servicer, as the case may be, of any of its representations or warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of any Class of Certificateholders, which breach continues unremedied for 30 days after written notice of it has been given to such Master Servicer or such Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, by Certificateholders entitled to not less than 25% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts); provided, however, that, with respect to any such breach that is not curable within such 30-day period, such Master Servicer or such Special Servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as such Master Servicer or such Special Servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the Trustee with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

(vi)	the occurrence of any of various events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to such Master Servicer or such Special Servicer, as the case may be, or the taking by such Master Servicer or such Special Servicer, as the case may be, of various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

(vii)	any of Fitch, KBRA or Moody’s has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) placed one or more Classes of Certificates on “watch status” in contemplation of rating downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Fitch, KBRA or Moody’s, as applicable, within 60 days of such event) and, in the case of either of clauses (i) or (ii), has publicly cited servicing concerns with such Master Servicer or such Special Servicer, as applicable, as the sole or a material factor in such rating action; or

(viii)	any failure by such Master Servicer or such Special Servicer to deliver (a) any Exchange Act reporting items (other than items to be delivered by a Designated Sub-Servicer) required to be delivered by such Master Servicer or such Special Servicer, as applicable, to the Certificate Administrator under the Pooling and Servicing Agreement by the time required under the Pooling and Servicing Agreement after any applicable grace periods or (b) any Exchange Act reporting items that a sub-servicer or Servicing Function Participant (such a sub-servicer or Servicing Function Participant, the “Sub-Servicing Entity”)

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retained by such Master Servicer or such Special Servicer, as applicable (other than a Designated Sub-Servicer), is required to deliver (any Sub-Servicing Entity that defaults in accordance with the provision of this clause (viii) will be terminated at the direction of the Depositor).

When a single entity acts as two or more of the capacities of a Master Servicer and a Special Servicer, a Servicer Termination Event (other than an event described in clause (vii) above) in one capacity will constitute a Servicer Termination Event in both or all such capacities.

Rights Upon the Occurrence of a Servicer Termination Event

If a Servicer Termination Event occurs with respect to a Master Servicer or a Special Servicer and remains unremedied, the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 25% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts), or, in the case of such Special Servicer, at the direction of the Subordinate Class Representative during a Subordinate Control Period (except to the extent that the Servicer Termination Event relates to an Excluded Loan), the Trustee will be required, to terminate all of the obligations and rights of the defaulting party under the Pooling and Servicing Agreement accruing from and after receipt by the applicable defaulting party of such a notice of termination, other than any rights the defaulting party may have as a Certificateholder, entitlements to amounts payable to the terminated party at the time of termination and any entitlements of the terminated party that survive the termination.

Upon any termination, subject to the discussion in the next two paragraphs and under “—Replacement of the Special Servicers” above, the Trustee must either:

•	succeed to all of the responsibilities, duties and liabilities of the terminated Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement; or

•	appoint an established mortgage loan servicing institution reasonably acceptable to the Subordinate Class Representative (provided that the replacement need not be reasonably acceptable to the Subordinate Class Representative as the successor related to any Excluded Loan) to act as successor to the terminated Master Servicer or Special Servicer, as the case may be.

Upon a Servicer Termination Event, the holders of Certificates entitled to a majority of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) or, alternatively, if a Servicer Termination Event involving the applicable Special Servicer has occurred, the Subordinate Class Representative during a Subordinate Control Period (other than to the extent a Servicer Termination Event affects an Excluded Loan), may require the Trustee to appoint or petition a court to appoint an established mortgage loan servicing institution to act as successor Master Servicer or Special Servicer, as the case may be, rather than have the Trustee or its designee act as that successor; provided that (1) the successor is the subject of a Rating Agency Confirmation from each Rating Agency, and (2) if such successor (in the case of a successor to the resigning or terminated Master Servicer) does not have a master servicer rating from Fitch that is “CMS3” or above, such successor is reasonably acceptable to the Subordinate Class Representative and, if such successor has a master servicer rating from Fitch that is “CMS3” or above, the Subordinate Class Representative shall have been consulted with respect to the identity of (although it need not have approved) such successor.

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Notwithstanding the foregoing discussion in this “—Rights Upon the Occurrence of a Servicer Termination Event” section, if a Master Servicer receives a notice of termination because of the occurrence of any of the Servicer Termination Events described in clause (vii) under the definition of “Servicer Termination Event” that appears in this free writing prospectus, such Master Servicer will have the right, at its expense, to sell or cause to be sold its master servicing rights to a successor, and if it elects to do so, it will have the option to continue to serve as a Master Servicer for a period of up to 45 days.

The appointment of any entity as a successor to a terminated Master Servicer or Special Servicer as described in the second bullet of the second paragraph or in the third or fourth paragraph of this “—Rights Upon the Occurrence of an Servicer Termination Event” section may not occur unless each of the Rating Agencies have confirmed that the appointment of that entity will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the Certificates.

In general, Certificateholders entitled to at least 66-2/3% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) allocated to each Class of Certificates affected by any Servicer Termination Event may waive the Servicer Termination Event, except that:

•	the Servicer Termination Events described in clauses (i), (ii) and (vii) under the definition of “Servicer Termination Event” may only be waived by all of the holders of the affected Classes of Certificates;

•	the Depositor will be exclusively entitled to waive any Servicer Termination Event described in clause (viii) under the definition of Servicer Termination Event; and

•	no waiver of any Servicer Termination Event by one or more persons will have any force or effect unless and until the party requesting the waiver at its own expense has reimbursed the Trustee and the Certificate Administrator for any monies spent by them in connection with such Servicer Termination Event, together with interest thereon from and including the date so spent to but excluding the date of reimbursement.

Upon any waiver of a Servicer Termination Event, the Servicer Termination Event will cease to exist and will be deemed to have been remedied for every purpose under the Pooling and Servicing Agreement.

Termination, Discharge and Resignation of the Trust Advisor

The Trust Advisor may be removed upon (i) the written direction of holders of Certificates evidencing not less than 25% of the aggregate voting rights (taking into account the allocation of any Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the Class principal balances of the Principal Balance Certificates to which such Appraisal Reduction Amounts are allocable) of all Certificates on an aggregate basis requesting a vote to replace the Trust Advisor with a replacement trust advisor selected by such Certificateholders (subject to certain criteria for the replacement Trust Advisor set forth in the Pooling and Servicing Agreement), (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator of Rating Agency Confirmation from each Rating Agency with respect to the appointment of such replacement trust advisor (which confirmations will be obtained at the expense of such holders). In addition, during any Subordinate Control Period, the identity of the proposed replacement trust advisor will be

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subject to the consent of the Subordinate Class Representative (such consent not to be unreasonably withheld), provided that such consent will be deemed to have been granted if no objection is made within ten business days following the Subordinate Class Representative’s receipt of the request for consent, and, if granted, such consent may not thereafter be revoked or withdrawn. Thereafter, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all Certificates in such regard. Upon the vote or written direction of holders of at least 75% of the aggregate voting rights (taking into account the allocation of Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the Class principal balances of the Principal Balance Certificates to which such Appraisal Reduction Amounts are allocable) of all Certificates on an aggregate basis, the Certificate Administrator will notify the Trustee, and the Trustee will immediately replace the Trust Advisor with the replacement trust advisor. If a proposed termination and replacement of the Trust Advisor as described above is not consummated within 180 days following the initial request of the Certificateholders who requested a vote, then the proposed termination and replacement will have no further force or effect.

In addition, in the event (i) the Trust Advisor fails to duly observe or perform in any material respect any of its duties, covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for a period of thirty (30) days after written notice has been given to the Trust Advisor, (ii) of the insolvency of the Trust Advisor, or (iii) the Trust Advisor acknowledges in writing its inability to perform its duties under the Pooling and Servicing Agreement, then either the Depositor or the Trustee may, and upon the written direction of the Certificateholders representing at least 51% of the voting rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the principal balances of the Principal Balance Certificates), the Trustee will be required to, terminate the Trust Advisor. In the event that the Trust Advisor is terminated, the Trustee is required to select a replacement trust advisor pursuant to the terms of the Pooling and Servicing Agreement. In addition, during any Subordinate Control Period, the identity of the proposed replacement trust advisor will be subject to the consent of the Subordinate Class Representative (such consent not to be unreasonably withheld), provided that such consent will be deemed to have been granted if no objection is made within ten business days following the Subordinate Class Representative’s receipt of the request for consent, and, if granted, such consent may not thereafter be revoked or withdrawn. If the Trustee is unable to find a replacement trust advisor within thirty (30) days of the termination of the Trust Advisor, the Depositor will be permitted to find a replacement trust advisor. Unless and until a replacement trust advisor is appointed, no party may act as the Trust Advisor.

The Trust Advisor will be discharged from its duties under the Pooling and Servicing Agreement when the aggregate certificate principal balance of the Class A-1, A-2, A-3, A-4, A-SB and D Certificates and the Class A-4FX, A-S, B and C Regular Interests (and, therefore, the Class A-4FL, A-4FX, A-S, B, C and PEX Certificates) has been reduced to zero.

If the Trust Advisor is discharged, terminated or resigns, in all such circumstances, it will remain entitled to any accrued and unpaid fees, which will be payable in accordance with the priorities described in the Pooling and Servicing Agreement, and indemnification in respect of the period prior to its termination on the terms and conditions provided in the Pooling and Servicing Agreement.

The Trust Advisor may resign upon 30 days’ prior written notice if a replacement trust advisor meeting the eligibility requirements described in this free writing prospectus has accepted its appointment as the replacement trust advisor. The resigning Trust Advisor will be required to pay all reasonable out-of-pocket costs and expenses of each party to the

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Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with the resignation of the Trust Advisor and the transfer of its duties (including, but not limited to, reasonable out-of-pocket costs and expenses associated with higher market fees of a successor, transferring related information, records and reports to the successor, and obtaining a Rating Agency Confirmation from each Rating Agency with respect to the appointment of a replacement trust advisor). During a Subordinate Control Period, the identity of the replacement trust advisor will be subject to the reasonable approval of the Subordinate Class Representative if the replacement Trust Advisor is a special servicer that (i) is rated or approved by an NRSRO and (ii) has not acted as a trust advisor or operating advisor in connection with a rated commercial mortgage-backed securitization transaction as of the Closing Date (otherwise no such approval will be required); provided that such approval will be deemed to have been granted if no objection is made within ten business days following the Subordinate Class Representative’s receipt of the request for such approval, and, if granted, such approval may not thereafter be revoked or withdrawn.

Any replacement trust advisor must (or the personnel responsible for supervising the obligations of the Trust Advisor must) meet the following criteria: (i) be regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections, and (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Resignation of the Master Servicers and the Special Servicers

Any Master Servicer or Special Servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement upon a determination that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of such Master Servicer or such Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by such Master Servicer or such Special Servicer, as the case may be, at the date of the Pooling and Servicing Agreement). Any such determination requiring the resignation of a Master Servicer or a Special Servicer must be evidenced by an opinion of counsel to such effect. Unless applicable law requires the resignation of such Master Servicer or such Special Servicer (as the case may be) to be effective immediately, and the opinion of counsel so states, no such resignation will become effective until the Trustee or other successor has assumed the responsibilities and obligations of the resigning party in accordance with the Pooling and Servicing Agreement; provided that, if no successor to such Master Servicer or such Special Servicer (as the case may be) is so appointed and has accepted appointment within 90 days after such Master Servicer or such Special Servicer has given notice of such resignation, the resigning Master Servicer or Special Servicer (as the case may be) may petition any court of competent jurisdiction for the appointment of a successor.

In addition, each Master Servicer and Special Servicer will have the right to resign at any other time for any reason, provided that (i) a willing successor (including any such successor identified by the resigning party) has been found that is, solely in the case of a successor to a Special Servicer if it is a resigning Special Servicer, acceptable to the Subordinate Class Representative (during any Subordinate Control Period), (ii) solely in the case of a Special Servicer if it is the resigning party, the resigning party has consulted with the Subordinate Class Representative (during any Collective Consultation Period) and the Trust Advisor (during any Collective Consultation Period or Senior Consultation Period) with respect to the identity and quality of its proposed successor, (iii) the succession is the

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subject of a Rating Agency Confirmation from each Rating Agency, (iv) the successor accepts appointment in writing prior to the effectiveness of such resignation, and (v) the successor is not a “prohibited party” under the Pooling and Servicing Agreement at the time of such succession (unless the Depositor consents to such appointment); provided, further, that in the event a replacement special servicer is being appointed solely for any Excluded Loan, the Subordinate Class Representative will not have any consent or consultation rights in respect of designating that replacement special servicer.

A resigning Master Servicer or Special Servicer, as applicable, will be required to pay all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with the resignation of such party and the transfer of its duties (including, but not limited to, the costs of obtaining Rating Agency Confirmation and reasonable out-of-pocket costs and expenses associated with transferring servicing files to the successor).

No Master Servicer or Special Servicer will be permitted to resign except as described above.

Certain Matters Regarding the Master Servicers, the Special Servicers, the Trust Advisor and the Depositor

The Pooling and Servicing Agreement will require each of the Master Servicers and Special Servicers to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions. That requirement is considered to be satisfied if an affiliate of the applicable Master Servicer or Special Servicer (as the case may be) maintains a fidelity bond and errors and omissions policy (or their equivalent) and the bond and policy each extends coverage to such Master Servicer or such Special Servicer, as the case may be. Each such policy must be issued by a Qualified Insurer with the Required Claims-Paying Rating. In addition, so long as the long-term unsecured debt obligations or deposit accounts of such Master Servicer or such Special Servicer, as the case may be, are rated not lower than “A-” by Fitch, “A3” by Moody’s and the equivalent rating by KBRA (if then rated by KBRA) or a Rating Agency Confirmation from such Rating Agency with respect to which such rating is not satisfied has been received, such Master Servicer or such Special Servicer, as the case may be, may self-insure with respect to the fidelity bond and errors and omissions coverage required as described above, in which case it will not be required to maintain an insurance policy with respect to such coverage.

In no event will the Depositor, the Trust Advisor, the Master Servicers, the Special Servicers or any of their respective members, managers, directors, officers, employees or agents be under any liability to the Trust, the Trustee or the Certificateholders for any action taken or not taken in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment. None of the Depositor, the Trust Advisor, the Master Servicers, the Special Servicers nor any of their respective members, managers, directors, officers, employees or agents will be protected, however, against any liability that would otherwise be imposed by reason of breach of representation or warranty made in the Pooling and Servicing Agreement, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement, or by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under, the Pooling and Servicing Agreement or by reason of reckless disregard of those obligations and duties.

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Furthermore, the Pooling and Servicing Agreement will entitle the Depositor, the Trust Advisor, the Master Servicers, Special Servicers and their respective members, managers, directors, officers, employees and agents to indemnification out of the Trust Fund for any loss, liability, claim, damages, penalty, fine, cost or expense incurred in connection with any actual or threatened legal action or claim that relates to the Pooling and Servicing Agreement, the Certificates or the Trust. Such indemnification will not extend, however, to any such amount (i) specifically required to be borne by the relevant party, without right of reimbursement, pursuant to the terms of the Pooling and Servicing Agreement, (ii) incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made by it in the Pooling and Servicing Agreement, or (iii) incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations and duties under the Pooling and Servicing Agreement or resulting from negligent disregard of such obligations and duties. For the purposes of indemnification of a Master Servicer or a Special Servicer and limitation of liability, a Master Servicer or a Special Servicer will be deemed not to have engaged in willful misfeasance or committed bad faith, fraud or negligence in the performance of its respective obligations or duties or acted in negligent disregard or other disregard of its respective obligations or duties under the Pooling and Servicing Agreement if a Master Servicer or a Special Servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because such Master Servicer or such Special Servicer, as applicable, in its reasonably exercised judgment determines that following the terms of any Mortgage Loan document would or potentially would result in an Adverse REMIC Event (for which determination, such Master Servicer and such Special Servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as a Trust expense), as such parties will be directed to do pursuant to the Pooling and Servicing Agreement. Any indemnification payments to which the Trust Advisor may become entitled will constitute Trust Advisor Expenses and be paid, and allocated to and borne by the Certificateholders, at the times and in the manner described under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this free writing prospectus. The Trust Advisor will not be entitled to reimbursement of expenses for its services except those for which it is entitled to indemnification as described above or otherwise specifically provided for under the Pooling and Servicing Agreement.

With respect to any Non-Serviced Loan Combination, the related depositor and any related Other Master Servicer or Other Special Servicer will be entitled to limitations on liability and indemnification with respect to amounts related to such Non-Serviced Loan Combination pursuant to provisions that are substantially similar in all material respects, but not necessarily identical, to those described above and will be entitled to reimbursement from the Trust Fund for the related Non-Serviced Pari Passu Mortgage Loan’s pro rata share of any such amounts.

The Depositor, the Master Servicers, the Special Servicers and the Trust Advisor will be under no obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the Pooling and Servicing Agreement and, except in the case of a legal action the costs of which such party is specifically required to bear, in its opinion does not involve it in any ultimate expense or liability for which it would not be reimbursed; provided, however, that the Depositor, the Master Servicers, the Special Servicers or the Trust Advisor may in its discretion undertake any such action which it may reasonably deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the

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Trust, and the Depositor, the Master Servicers, the Special Servicers or the Trust Advisor, as the case may be, will be entitled to be reimbursed therefor from the Collection Accounts or the Distribution Account.

Notwithstanding any other provisions of the Pooling and Servicing Agreement to the contrary, the parties thereto will agree, and the Certificateholders by their acceptance of their Certificates will be deemed to have agreed, that (i) there could be multiple strategies to resolve any Specially Serviced Mortgage Loan and that the goal of the Trust Advisor’s participation is to provide monitoring (subject to, and in accordance with, the provisions of the Pooling and Servicing Agreement) relating to a Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute, (ii) the Trust Advisor will have no liability to any Certificateholder for any actions taken or for refraining from taking any actions under the Pooling and Servicing Agreement, (iii) the agreements of the Trust Advisor set forth in the other provisions of the Pooling and Servicing Agreement will be construed solely as agreements to perform analytical and reporting services, (iv) the Trust Advisor will have no authority or duty to make a determination on behalf of the Trust Fund, nor have any responsibility for decisions made by or on behalf of the Trust Fund, (v) insofar as the words “consult”, “recommend” or words of similar import are used in the Pooling and Servicing Agreement in respect of the Trust Advisor and any servicing action or inaction, such words shall be construed to mean the performance of analysis and reporting services, which the applicable Special Servicer may determine not to accept, (vi) the absence of a response by the Trust Advisor to an “asset status report” or other matter in which the Pooling and Servicing Agreement contemplates consultation with the Trust Advisor will not be construed as an approval, endorsement, acquiescence or recommendation for or against any proposed action (but, in the event of such absence of a response, the applicable Special Servicer (x) will be deemed to have complied with the relevant provision that otherwise required consultation with the Trust Advisor and (y) will be entitled to proceed as if consultation with the Trust Advisor had not initially been required in connection with such “asset status report” or other matter), (vii) any provision of the Pooling and Servicing Agreement that otherwise purports, or that may be construed, to impose on the Trust Advisor a duty to consider the Servicing Standard or the interests of the Certificateholders will be construed as a requirement to use the Servicing Standard or such interests as the basis of measurement in its analysis and reporting and the basis of measurement in its evaluation of the performance of the applicable Special Servicer and its determination of whether an action, recommendation or report by such Special Servicer is in compliance with the Pooling and Servicing Agreement, and not to impose on the Trust Advisor a duty to itself comply with the Servicing Standard or itself act in the interests of the Certificateholders, and such measurement basis will be construed to refer to no particular Class of Certificates or particular Certificateholders, (viii) no other party to the Pooling and Servicing Agreement, and no Subordinate Class Representative, will have any duty to monitor or supervise the performance by the Trust Advisor of its services under the Pooling and Servicing Agreement, and (ix) the Trust Advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, and will not owe any fiduciary duty to any person pursuant to the Pooling and Servicing Agreement.

With limited exception, any person into which the Depositor, the Trust Advisor, the Master Servicers or the Special Servicers may be merged or consolidated, or any person resulting from any merger or consolidation to which that person is a party, or any person succeeding to the business of that person, will be the successor of that person in the capacity in which that person was serving under the Pooling and Servicing Agreement.

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Evidence as to Compliance

Each of the Master Servicers, the Special Servicers, the Certificate Administrator and the Trustee (but only if the Trustee has made an advance during the applicable calendar year) is required, under the Pooling and Servicing Agreement (and each Additional Servicer will be required under its sub-servicing agreement) to deliver annually to the Certificate Administrator and the Depositor on or before the date specified in the Pooling and Servicing Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement, the applicable primary servicing agreement or the applicable sub-servicing or primary servicing agreement in the case of an Additional Servicer, as applicable, has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and Servicing Agreement, the applicable primary servicing agreement or the applicable sub-servicing servicing agreement in the case of an Additional Servicer, as applicable, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

“Additional Servicer” means each affiliate of any Master Servicer, any Mortgage Loan Seller, the Depositor, any master servicer or special servicer with respect to any securitization of a Non-Serviced Pari Passu Companion Loan or any of the underwriters that services any of the Mortgage Loans and each person that is not an affiliate of any Master Servicer, any Mortgage Loan Seller, the Depositor or any of the underwriters, other than the related Special Servicer, and that, in either case, services 10% or more of the Mortgage Loans based on the principal balance of the Mortgage Loans.

“Designated Sub-Servicer” means any sub-servicer or Additional Servicer to be engaged on the Closing Date by any Master Servicer at the direction of a Mortgage Loan Seller.

“Servicing Function Participant” means any person, other than the applicable Master Servicer, the applicable Special Servicer and the Trust Advisor, that, within the meaning of Item 1122 of Regulation AB, is primarily responsible for performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person’s activities relate only to 5% or less of the Mortgage Loans based on the principal balance of the Mortgage Loans or the applicable servicer takes responsibility for the activities of such person in accordance with Regulation AB.

In addition, each of the Master Servicers, the Special Servicers (regardless of whether the applicable Special Servicer has commenced special servicing of any Mortgage Loan), the Trust Advisor, the Certificate Administrator, the custodian, the Trustee and each Servicing Function Participant, at its own expense, is required to furnish, and each of the preceding parties, as applicable, shall (i) with respect to any Servicing Function Participant that is a Designated Sub-Servicer, use commercially reasonable efforts to cause, and (ii) with respect to any other Servicing Function Participant, cause each Servicing Function Participant (other than any party to the Pooling and Servicing Agreement) with which it has entered into a servicing relationship with respect to the Mortgage Loans, to furnish, each at its own expense), annually, to the Trustee, the Certificate Administrator, the Depositor and the Rule 17g-5 Information Provider, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

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•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

•	a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been or may hereafter be from time to time provided by the SEC or by the staff of the SEC, in each case as effective from time to time as of the compliance dates specified therein.

Certain fees and expenses incurred by the Certificate Administrator in connection with any additional disclosure required under the Exchange Act as a result of the occurrence of certain unexpected events will be reimbursable to the Certificate Administrator as Additional Trust Fund Expenses.

Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations

Each of the Brickyard Square Mortgage Loan and the Bella Luna / San Lucas Mortgage Loan will be a Non-Serviced Pari Passu Mortgage Loan, and, in each case, the related Loan Combination and any related REO Property will be serviced under the WFCM 2015-C28 Pooling and Servicing Agreement (with respect to the Brickyard Square Mortgage Loan) or the WFCM 2015-LC20 Pooling and Servicing Agreement (with respect to the Bella Luna / San Lucas Mortgage Loan). With respect to any such Non-Serviced Pari Passu Mortgage Loan, the related Other Master Servicer under the related Other Pooling and Servicing Agreement generally is expected to make servicing advances on the related Loan Combination, subject to a non-recoverability determination, and remit collections on such Non-Serviced Pari Passu Mortgage Loan to or on behalf of the Trust Fund. The applicable Master Servicer will generally be obligated to compile reports that include information on the related Non-Serviced Pari Passu Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the Trust Fund as holder of such Non-Serviced Pari Passu Mortgage Loan under the terms of the related intercreditor agreement, and make monthly debt service advances with respect to such Non-Serviced Pari Passu Mortgage Loan, subject to a non-recoverability determination. The servicing arrangements under the WFCM 2015-C28 Pooling and Servicing Agreement and the WFCM 2015-LC20 Pooling and

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Servicing Agreement, and any other securitization servicing agreement may differ in certain respects from the servicing arrangements under the Pooling and Servicing Agreement.

Each of the WFCM 2015-C28 Pooling and Servicing Agreement and the WFCM 2015-LC20 Pooling and Servicing Agreement contains terms and conditions that are customary for securitization transactions involving assets similar to the related Non-Serviced Pari Passu Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the trust fund for the applicable Non-Serviced Pari Passu Companion Loan, (ii) required by law or changes in any law, rule or regulation or (iii) requested by the rating agencies rating the securitization of such Non-Serviced Pari Passu Companion Loan. Such terms include, without limitation:

•	The Other Master Servicer and Other Special Servicer must satisfy customary servicer rating criteria and the Other Master Servicer and the Other Special Servicer are subject to servicer termination events, in each case that are substantially similar in all material respects, but not necessarily identical, to those in the Pooling and Servicing Agreement.

•	Each related Other Pooling and Servicing Agreement provides for a liquidation fee, special servicing fee and workout fee with respect to the related Non-Serviced Pari Passu Mortgage Loan that are payable to the related Other Special Servicer and that are substantially similar in all material respects, but not necessarily identical, to the corresponding fee payable to the Special Servicer under the Pooling and Servicing Agreement.

•	During any senior consultation or similar period under the related Other Pooling and Servicing Agreement, if the related Other Trust Advisor determines that the related Other Special Servicer is not performing its duties under such agreement in accordance with the related servicing standard, such Other Trust Advisor has the right to recommend the replacement of such Other Special Servicer.

In addition, with respect to the Non-Serviced Loan Combinations:

•	The applicable Master Servicer, the applicable Special Servicer, the Certificate Administrator and the Trustee under the Pooling and Servicing Agreement have no obligation or authority to (a) supervise any Other Master Servicer, Other Special Servicer, Other Certificate Administrator or Other Trustee or (b) make Servicing Advances with respect to such Loan Combination. The obligation of the applicable Master Servicer to provide information and collections and make monthly debt service advances to the Certificate Administrator for the benefit of the Certificateholders with respect to the related Non-Serviced Pari Passu Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Other Master Servicer or applicable Other Special Servicer, as applicable.

•	The related Other Master Servicer is expected to be entitled to receive a primary servicing fee on such Non-Serviced Pari Passu Mortgage Loan.

•	The applicable Master Servicer will be required to make monthly debt service advances with respect to the related Non-Serviced Pari Passu Mortgage Loan, unless (i) the applicable Master Servicer or the applicable Special Servicer has determined that such advance would not be recoverable from collections on such Non-Serviced Pari Passu Mortgage Loan or (ii) the related Other Master Servicer has made a

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similar determination with respect to an advance on the related Non-Serviced Pari Passu Companion Loan.

•	The related Other Master Servicer will be obligated to make servicing advances with respect to the related Non-Serviced Loan Combination. If the applicable Other Master Servicer determines that a servicing advance it made with respect to such Non-Serviced Loan Combination or the related Mortgaged Property is nonrecoverable, it is expected to be entitled to be reimbursed first from collections on, and proceeds of, the related Non-Serviced Pari Passu Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans and from general collections of the trust established under the related Other Pooling and Servicing Agreement, on a pro rata basis (based on each such loan’s outstanding principal balance).

•	During any subordinate control period (or equivalent period) under the WFCM 2015-C28 Pooling and Servicing Agreement (with respect to the Brickyard Square Loan Combination) or the WFCM 2015-LC20 Pooling and Servicing Agreement (with respect to the Bella Luna / San Lucas Loan Combination), the majority subordinate certificateholder (or equivalent party) under such agreement, or the subordinate class representative (or equivalent party) on its behalf (unless, with respect to the Brickyard Square Loan Combination, the applicable Non-Serviced Loan Combination is an “excluded loan” as defined under the applicable Other Pooling and Servicing Agreement), will have the right to terminate the related Other Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor special servicer.

•	The WFCM 2015-C28 Pooling and Servicing Agreement (with respect to the Brickyard Square Loan Combination) or the WFCM 2015-LC20 Pooling and Servicing Agreement (with respect to the Bella Luna / San Lucas Loan Combination) governing the servicing of the related Loan Combination provides for a vote of certificateholders under such pooling and servicing agreement to terminate the related Other Special Servicer, and for the appointment of a successor special servicer, at the written direction of holders of certificates under such agreement evidencing a certain percentage of the voting rights of such certificates.

•	The Other Special Servicer is required to take actions with respect to the related Non-Serviced Pari Passu Mortgage Loan if it becomes a Defaulted Mortgage Loan that are substantially similar in all material respects, but not necessarily identical, to or the actions described under “—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

•	The servicing provisions of each related Other Pooling and Servicing Agreement relating to performing inspections and collecting operating information will be substantially similar in all material respects, but not necessarily identical, to those of the Pooling and Servicing Agreement.

•	The general rights of indemnification granted to the Master Servicers, Special Servicers and other applicable parties under the Pooling and Servicing Agreement generally will extend to any loss, liability, claim, damages, penalty, fine, cost or expense incurred in connection with any actual or threatened legal action or claim arising from their activities relating to such Loan Combination (whether or not such Loan Combination is then being serviced under the Pooling and Servicing Agreement), but the relevant party is required to promptly notify the applicable

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Master Servicer and the Other Master Servicer of any claim and, if any indemnification payment is made to such party from general collections on the Mortgage Pool on deposit in the Collection Account, the applicable Master Servicer will be required to use efforts in accordance with the Servicing Standard to exercise promptly the rights of the Trust Fund under the related intercreditor agreement to obtain reimbursement from the holder of the related Non-Serviced Pari Passu Companion Loans for that holder’s allocable share of the amount so paid.

•	Upon the occurrence of a servicer termination event under the WFCM 2015-C28 Pooling and Servicing Agreement (with respect to the Brickyard Square Loan Combination) or the WFCM 2015-LC20 Pooling and Servicing Agreement (with respect to the Bella Luna / San Lucas Loan Combination), the applicable party entitled to cause the termination and replacement of the applicable servicer as described in “—Rights Upon the Occurrence of a Servicer Termination Event” will have the right to require the appointment of a subservicer with respect to the applicable Non-Serviced Pari Passu Mortgage Loan or direct the Other Trustee to terminate the related Other Special Servicer and appoint a replacement therefor solely with respect to the related Non-Serviced Pari Passu Mortgage Loan.

See “Description of the Mortgage Pool—Loan Combinations—The Brickyard Square Loan Combination” and “—The Bella Luna / San Lucas Loan Combination” in this free writing prospectus.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The Pooling and Servicing Agreement and any claim, controversy or dispute arising under or related to or in connection with the Pooling and Servicing Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law. Each party to the Pooling and Servicing Agreement will waive its respective right to a jury trial in any action, claim, suit, proceeding or counterclaim relating to or arising out of the Pooling and Servicing Agreement. Additionally, each party to the Pooling and Servicing Agreement will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the Pooling and Servicing Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

General

The following discussion contains summaries of certain legal aspects of the Mortgage Loans with respect to the Mortgaged Properties located in New York, Texas and Florida, representing approximately 15.5%, 14.6% and 13.8% respectively, of the Cut-off Date Pool Balance by allocated loan amount, which are general in nature. The following summaries and the discussion of in the accompanying prospectus do not purport to reflect all the laws applicable to the Mortgage Loans. The summaries are qualified in the entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a

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ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs and expenses of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to seek to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure. Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas. A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four (4) years from the date the cause of action accrues. The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least twenty-one (21) days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located. Such twenty-one (21) day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale. The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin. To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three (3) hours after that time. If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law, the debtor does not have the right to redeem the property after foreclosure. Any action for deficiency must be brought within two (2) years of the foreclosure sale. If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or

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encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

Florida. Loans involving real property in Florida are secured by mortgages, and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Florida. After an action for foreclosure is commenced and the lender secures a final judgment, such judgment will provide that the property be sold at a public sale at the courthouse (or on-line depending on the county) if the full amount of the judgment is not paid prior to the scheduled sale. Fla Statute 45.031 requires that foreclosure sale be held no earlier than 20 (but not more than 35) days after the judgment is entered. However, given the backlog of foreclosure cases in many counties, it is not unusual for foreclosure sales to be held later than the 35 day period specified in the statute. After the foreclosure judgment is entered and prior to the foreclosure sale, a notice of sale must be published once a week for two (2) consecutive weeks in the county in which the property is located. There is no right of redemption after the filing of the clerk’s certificate at the conclusion of the foreclosure sale. However, a certificate of title transferring title to the foreclosed property is not issued until 10 days after the foreclosure sale, and challenges to the foreclosure sale are permitted within that 10-day period. Issuance of a certificate of title is sometimes delayed beyond the 10-day period due to a backlog of foreclosure cases. Florida does not have a “one action rule” or “anti-deficiency legislation,” and deficiency judgments are permitted to the extent not prohibited by the applicable loan documents. Subsequent to a foreclosure sale, however, a lender is generally required to prove the value of the property as of the date of foreclosure sale in order to recover a deficiency. Further, Florida law limits any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the final judgment amount (which generally equals the amount of outstanding debt plus attorneys’ fees and other collection costs) over the fair market value of the property at the time of the judicial sale. In limited circumstances, the lender may have a receiver appointed during the pendency of the foreclosure action.

Other Aspects

The discussion under “Certain Legal Aspects of Mortgage Loans and Leases” in the accompanying prospectus presents other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Offered Certificates.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the Pooling and Servicing Agreement, each Other Pooling and Servicing Agreement and any intercreditor agreement and any amendments thereto, and subject to any other assumptions set forth in the opinion, each of “REMIC I”, “REMIC II” and “REMIC III” (each, a “REMIC Pool”) will qualify as a REMIC under the Code.

In addition, on the Closing Date, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that the portions of the assets of the Trust Fund consisting of (i) the Excess Interest and the excess interest distribution account, (ii) the Class A-4FX Regular Interest, the Class A-4FX/A-4FL distribution account and the swap contract and (iii) the Class A-S, B and C Regular Interests will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code (the “Grantor Trust”). Accordingly, (a) the Class V-1 and V-2 Certificates will evidence undivided

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beneficial interests in the portion of the Grantor Trust in clause (i) above, (b) the Class A-4FL Certificates will evidence undivided beneficial interests in the swap contract and their percentage interest in the Class A-4FX Regular Interest and the proceeds thereof in the related sub-account of the Class A-4FX/A-4FL distribution account, (c) the Class A-4FX Certificates will evidence undivided beneficial interests in their percentage interest in the Class A-4FX Regular Interest and proceeds thereof in the related sub-account of the Class A-4FX/A-4FL distribution account, and (d) the Exchangeable Certificates will evidence undivided beneficial interests in the applicable percentage interests in the Class A-S, B and C Regular Interests.

The assets of REMIC I will generally include—

•	the Mortgage Loans (exclusive of the Excess Interest),

•	any REO Properties acquired on behalf of the Certificateholders,

•	the Collection Account maintained by each Master Servicer,

•	the REO Account maintained by each Special Servicer, and

•	the Distribution Account and Interest Reserve Account.

For federal income tax purposes,

•	the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

•	the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

•	the Class A-1, A-2, A-3, A-4, A-SB, D, E, F and G Certificates and the Class A-4FX, A-S, B and C Regular Interests will evidence the ownership of regular interests in, and will generally be treated as debt obligations of, REMIC III,

•	the Class A-S, B, C and PEX Certificates will evidence the ownership of their respective percentage interests in the portion of the Grantor Trust consisting of the Class A-S, B and C Regular Interests,

•	the Class X-A Certificates will evidence the ownership of eight regular interests in REMIC III, each one corresponding to one of the components of the Class X-A Certificates’ notional amount, and the Class X-A Certificates will generally be treated as debt obligations of, REMIC III,

•	the Class X-B Certificates will evidence the ownership of three regular interests in REMIC III, each one corresponding to one of the components of the Class X-B Certificates’ notional amount, and the Class X-B Certificates will generally be treated as debt obligations of, REMIC III,

•	the Class A-4FL Certificates will evidence the ownership of their respective percentage interests in the portion of the Grantor Trust consisting of the swap contract, the Class A-4FX Regular Interest and the proceeds thereof in the related sub-account of the Class A-4FX/A-4FL distribution account,

•	the Class A-4FX Certificates will evidence the ownership of their respective percentage interests in the portion of the Grantor Trust consisting of the Class A-4FX

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Regular Interest and the related sub-account of the Class A-4FX/A-4FL distribution account,

•	the Class V-1 and V-2 Certificates will evidence ownership in the portion of the Grantor Trust consisting of Excess Interest and the excess interest distribution account, and

•	the Class R Certificates will evidence ownership of the sole Class of residual interests in each of REMIC I, REMIC II and REMIC III.

If the Trust Fund fails to comply with the ongoing requirements of the Code for REMIC status, a REMIC Pool may lose its REMIC status. If so, the Trust Fund may become taxable as a corporation, and the Offered Certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of the Trust’s income for the period in which the requirements for REMIC status are not satisfied. The Pooling and Servicing Agreement will include provisions designed to maintain the status of each REMIC Pool as a REMIC under the Code.

For purposes of the tax discussions below and for the avoidance of doubt, except as otherwise indicated, it is assumed that none of the REMICs making up the Trust Fund will fail to comply with the ongoing requirements of the Code for REMIC status.

Characterization of Investments in Offered Certificates

Except to the extent noted below, Offered Certificates held by a real estate investment trust (“REIT”) will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Code in the same proportion that the assets of the Trust would be so treated. In addition, interest, including original issue discount, if any, on Offered Certificates held by a REIT will be interest described in section 856(c)(3)(B) of the Code to the extent that those Certificates are treated as “real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

Most of the Mortgage Loans to be included in the Trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Code. Consequently, in general, it appears that the Offered Certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the Offered Certificates may not be suitable for a thrift institution seeking to be treated as a “domestic building and loan association” under section 7701(a)(19)(C) of the Code. The Offered Certificates will be treated as “qualified mortgages” for another REMIC under section 860G(a)(3)(C) of the Code.

To the extent an Offered Certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Therefore:

•	a portion of that Certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Code;

•	a portion of that Certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Code; and

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•	the interest on that Certificate may not constitute “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code.

In addition, most of the Mortgage Loans that we intend to include in the Trust contain defeasance provisions under which the lender may release its lien on the collateral securing the Mortgage Loan in return for the borrower’s pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the Mortgage Loan to remain a qualified mortgage, the Treasury regulations require that—

(1)	the borrower pledges substitute collateral that consist solely of Government Securities;

(2)	the Mortgage Loan documents allow that substitution;

(3)	the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

(4)	the release is not within two years of the startup day of the REMIC.

Following the defeasance of a Mortgage Loan, regardless of whether the foregoing conditions were satisfied, that Mortgage Loan would not be treated as a “loan secured by an interest in real property” or a “real estate asset” and interest on that loan would not constitute “interest on obligations secured by real property” for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Code, respectively.

Discount and Premium; Prepayment Consideration

The IRS and Treasury Department have issued regulations under sections 1271 through 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular interests. The IRS and Treasury Department have not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 through 1275 of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your Offered Certificates.

For federal income tax reporting purposes, we anticipate that the Class , , , and Certificates and the Class Regular Interest will be issued at a premium, and that the Class and Certificates and the Class and Regular Interests will be issued with more than a de minimis amount of original issue discount. Whether any holder of these Classes of Offered Certificates will be treated as holding a Certificate with amortizable bond premium will depend on the Certificateholder’s purchase price and the payments remaining to be made on the Certificate at the time of its acquisition by the Certificateholder. If you acquire an interest in any Class of Offered Certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium” in the accompanying prospectus.

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In addition, we anticipate that the Certificate Administrator will treat the Class X-A and X-B Certificates as having no qualified stated interest. Accordingly, such Classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over their issue price (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on either such Class attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or X-B Certificate may be entitled to a loss (which loss may be a capital loss) to the extent it becomes certain that such Certificateholder will not recover a portion of its basis in such Class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such Classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

When determining the rate of accrual of original issue discount and market discount, if any, and the amortization of premium, if any, with respect to the Certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	no mortgage loan in the Trust will otherwise be prepaid prior to maturity except that each Mortgage Loan with an Anticipated Repayment Date is assumed to repay in full on that date, and

•	there will be no extension of maturity for any Mortgage Loan in the Trust.

For a more detailed discussion of the federal income tax aspects of investing in the Offered Certificates, see “Material Federal Income Tax Consequences” in the accompanying prospectus.

Prepayment Premiums and Yield Maintenance Charges actually collected on the Mortgage Loans will be paid on the Offered Certificates as and to the extent described in this free writing prospectus. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of a Class of Offered Certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report Prepayment Premiums or Yield Maintenance Charges as income to the holders of a Class of Offered Certificates entitled thereto only after the applicable Master Servicer’s actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of Prepayment Premiums and Yield Maintenance Charges be included in payments projected to be made on the Offered Certificates and that the taxable income be reported based on the projected constant yield to maturity of the Offered Certificates. In that case, the projected Prepayment Premiums and Yield Maintenance Charges would be included prior to their actual receipt by holders of the Offered Certificates. If the projected Prepayment Premiums and Yield Maintenance Charges were not actually received, presumably the holder of an Offered Certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Prepayment Premiums and Yield Maintenance Charges had been projected to be received. Moreover, it appears that Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Prepayment Premiums and Yield Maintenance Charges.

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Taxation of the Exchangeable Certificates

Each Exchangeable Certificate (other than any Class PEX Certificate) will represent a beneficial ownership interest in a regular interest issued by REMIC III, and the income tax consequences to the holder of an Exchangeable Certificate (other than any Class PEX Certificate) with respect to the applicable underlying regular interest will be the same as the income tax consequences to a holder of any other Offered Certificate, as described herein.

The Class PEX Certificates will represent beneficial ownership interests in the Class A-S, B and C Regular Interests, but each such regular interest will be taxable as a separate regular interest for federal income tax purposes, and the holder of a Class PEX Certificate must account separately for its interest in each such regular interest. The income tax consequences of holding a Class PEX Certificate with respect to each of the Class A-S, B and C Regular Interests will therefore be the same as the income tax consequences to the holder of separate Class A-S, B and C Certificates, as described herein. A purchaser must allocate its basis in the Class PEX Certificates among the interests in each of the Class A-S, B and C Regular Interests in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such Class PEX Certificate, the holder must allocate the amount received on the sale among the interests in each such regular interest in accordance with their relative fair market values as of the time of sale. Prospective beneficial owners of the Class PEX Certificates should consult their tax advisors as to the appropriate method of accounting for their interest in the Class PEX Certificates.

The exchange of the requisite proportions of the Class A-S, B and C Certificates for the Class PEX Certificates, and the exchange of the Class PEX Certificates for the requisite proportions of the Class A-S, B and C Certificates, will not be taxable. See “Material Federal Income Tax Consequences—Tax Treatment of Exchangeable Certificates” in the accompanying prospectus.

Further Information

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates, see “Material Federal Income Tax Consequences—REMICs” in the accompanying prospectus.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this free writing prospectus, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates. For further information regarding state and other tax consequences of investing in the Offered Certificates, see “State and Other Tax Consequences” in the accompanying prospectus.

ERISA CONSIDERATIONS

Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code impose requirements on any employee benefit plan, or other

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retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA (“ERISA Plan”) or any other employee benefit or retirement plan, arrangement or account that is subject to Section 4975 of the Code, including any individual retirement account or Keogh plan (collectively, with an ERISA Plan, a “Plan”). ERISA imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and Section 4975 of the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

Plan Assets

The U.S. Department of Labor (“DOL”) has issued a final regulation (29 C.F.R. Section 2510.3-101) concerning what constitutes the assets of a Plan. That DOL regulation, as modified by Section 3(42) of ERISA, provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. Under the terms of the regulation, if the assets of the Trust were deemed to constitute plan assets by reason of a Plan’s investment in Offered Certificates, such plan assets would include an undivided interest in the Mortgage Loans and any other assets of the Trust.

The Depositor, the underwriters, the Master Servicers, the Special Servicers, the Trust Advisor and certain of their respective affiliates might be considered or might become Parties in Interest with respect to investing Plans. Moreover, the Trustee, the Certificate Administrator, or any insurer, primary insurer or other issuer of a credit support instrument relating to the primary assets in the Trust, or certain of their respective affiliates, might be considered Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, “prohibited transactions” within the meaning of ERISA and Section 4975 of the Code could arise if Offered Certificates were acquired by, or with “plan assets” of, a Plan with respect to which any such person is a “party in interest” as defined in Section 3(14) of ERISA or a “disqualified person” as defined in Section 4975 of the Code (a “Party in Interest”).

In addition, an insurance company proposing to acquire or hold Offered Certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See “—Insurance Company General Accounts” below.

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Special Exemption Applicable to the Offered Certificates

With respect to the acquisition and holding of the Offered Certificates, the DOL has granted an exemption to the predecessor of Wells Fargo Securities, LLC (the “Exemption”). The Exemption generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

•	the initial purchase, the holding, and the subsequent resale by Plans of Certificates evidencing interests in pass-through trusts; and

•	transactions in connection with the servicing, management and operation of such trusts,

provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemption. We expect that the Exemption generally will apply to the Offered Certificates.

The assets covered by the Exemption include mortgage loans such as the Mortgage Loans and fractional undivided interests in such loans.

The Exemption as applicable to the Offered Certificates sets forth the following five general conditions which must be satisfied for exemptive relief:

•	the acquisition of the Offered Certificates by a Plan must be on terms, including the price for the Certificates, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	the Offered Certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”);

•	the Trustee must not be an affiliate of any other member of the Restricted Group, other than an underwriter;

•	the sum of all payments made to and retained by the underwriters in connection with the distribution of the Offered Certificates must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by us in consideration of our assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Certificate Administrator, tax administrator, the Trustee, the Master Servicers, the Special Servicers and any sub-servicer must represent not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

•	the Plan investing in the Certificates must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they receive the ratings as required by the Exemption, and we believe that each of the Rating Agencies meets the requirements to be an Exemption Rating Agency; consequently, the second general condition set forth above will be satisfied with respect to Offered Certificates as of the Closing Date. In addition, the third general condition set forth above will be satisfied with

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respect to the Offered Certificates as of the Closing Date. We believe that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to such Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates in the secondary market must make its own determination that at the time of such acquisition, such Certificates continue to satisfy the second general condition set forth above.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

•	the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Trust;

•	the Plan’s investment in each Class of Certificates does not exceed 25% of all of the Certificates outstanding of that Class at the time of the acquisition;

•	immediately after the acquisition, no more than 25% of the assets of the Plan are invested in Certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity;

•	in connection with the acquisition of Certificates in the initial offering, at least 50% of each Class of Certificates in which Plans invest and of the aggregate interests in the Trust are acquired by persons independent of the Restricted Group; and

•	the Plan is not sponsored by a member of the Restricted Group.

We believe that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to us or which we cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

Some of the relief provided by the Exemption does not apply to Plans sponsored by any member of the Restricted Group.

“Restricted Group” means, collectively, the following persons and entities—the Trustee, the Exemption-Favored Parties, us, the Master Servicers, the Special Servicers, any primary servicer, any sub-servicer, the swap counterparty, any other person considered a “sponsor” under the Exemption, each borrower, if any, with respect to Mortgage Loans constituting more than 5.0% of the Cut-off Date Pool Balance, and any and all affiliates of any of the aforementioned persons.

“Exemption” means PTE 96-22 issued to a predecessor of Wells Fargo Securities, LLC, as subsequently amended by PTE 97-34, PTE 2000-58, PTE 2002-41, PTE 2007-05 and PTE 2013-08 and as may be subsequently amended after the Closing Date.

“Exemption-Favored Party” means any of the following—

•	Wells Fargo Securities, LLC,

•	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wells Fargo Securities, LLC, and

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•	any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to any particular Class of the Offered Certificates.

“PTE” means prohibited transaction exemption.

Insurance Company General Accounts

Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract). Any investor that is an insurance company using the assets of an insurance company general account should note that under Section 401(c) of ERISA and regulations issued thereunder, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998, if the insurer satisfies various conditions.

Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as “plan assets” of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as “plan assets” of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in any Class of Certificates that is not rated at least “BBB-” (or the respective equivalent) by at least one Exemption Rating Agency at the time of purchase should consult with their legal counsel with respect to the applicability of Section 401(c).

Accordingly, any insurance company that acquires or holds any Offered Certificate with “plan assets” of a Plan will be deemed to have represented and warranted to us, the Trustee, the Certificate Administrator, the Master Servicers, the Special Servicers and the Trust Advisor that (1) such acquisition and holding are permissible under applicable law, satisfy the requirements of the Exemption or will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject us, the Trustee, the Certificate Administrator, the Master Servicers, the Special Servicers or the Trust Advisor to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such Certificates is an “insurance company general account”, as defined in DOL Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”), and the applicable conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

Special Considerations Relating to Governmental Plans

Prospective investors in the Certificates should note that the California State Teachers’ Retirement System, which is a governmental plan, owns an equity interest in the borrower with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Gilbert Crossing. Persons who have an ongoing relationship with this governmental plan should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold the Offered Certificates.

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General Investment Considerations

Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Exemption or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio. A fiduciary of a governmental plan or church plan not subject to ERISA or Section 4975 of the Code should make its own determination as to the need for and the availability of any exemptive relief under any applicable federal, state or local law.

Any sale of Offered Certificates to a plan does not constitute any representation or warranty by the Depositor, any borrower, the Trustee, the Certificate Administrator, the Special Servicers, the Master Servicers, any underwriter or the Trust that an investment in the Offered Certificates meets relevant legal requirements with respect to investments by plans generally or any particular plan, or that such investment is appropriate for plans generally or any particular plan.

LEGAL INVESTMENT

No Class of the Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

As of the closing date, the Issuing Entity will not be required to register as an investment company under the Investment Company Act. The Issuing Entity will be relying upon an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Further, any rating of a Class of Offered Certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates. See “Risk Factors—Risks Related to the Offered Certificates—Market Considerations and Limited Liquidity”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities

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should consult with their own legal advisors in determining whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.

See “Legal Investment” in the accompanying prospectus.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

RATINGS

It is a condition to their issuance that the respective Classes of Offered Certificates receive investment grade credit ratings from three NRSROs engaged by the Depositor to rate the offered certificates (each a “Rating Agency” and collectively, the “Rating Agencies”).

The ratings on the Offered Certificates address the likelihood of—

•	the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

•	except in the case of the Class X-A and X-B Certificates, the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the distribution date in June 2048.

The ratings on the Offered Certificates take into consideration—

•	the credit quality of the Mortgage Loans,

•	structural and legal aspects associated with the Offered Certificates, and

•	the extent to which the payment stream from the Mortgage Loans is adequate to make distributions of interest and principal required under the Offered Certificates.

The ratings on the respective Classes of Offered Certificates do not represent any assessment of—

•	the tax attributes of the Offered Certificates or of the Trust Fund,

•	whether or to what extent prepayments of principal may be received on the Mortgage Loans,

•	the likelihood, timing or frequency of prepayments of principal on the Mortgage Loans,

•	the degree to which the amount or frequency of prepayments of principal on the Mortgage Loans might differ from those originally anticipated,

•	whether or to what extent the interest distributable on any Class of Offered Certificates may be reduced in connection with Net Aggregate Prepayment Interest

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Shortfalls (or analogous amounts in connection with balloon payments) or whether any compensating interest payments will be made, and

•	whether and to what extent Default Interest will be received.

A security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the Mortgage Loans. In general, the ratings on the Offered Certificates address credit risk and not prepayment risk. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A or X-B Certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such Certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such Certificates. The notional amounts of the Class X-A and X-B Certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such notional amounts, but only the obligation to distribute interest timely on such notional amounts as so reduced from time to time. Therefore, the ratings of the Class X-A and X-B Certificates should be evaluated independently from similar ratings on other types of securities.

Any of the three (3) nationally recognized statistical rating organizations that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a Class of the Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class. As part of the process of obtaining ratings for the Certificates, the Depositor had initial discussions with and submitted certain materials to DBRS, Inc., Fitch Ratings, Inc., KBRA, Moody’s and Morningstar Credit Ratings, LLC. Based on preliminary feedback from those five (5) NRSROs at that time, the Depositor hired the Rating Agencies to rate the Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Certificates. Had the Depositor selected such other NRSROs to rate the Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of Moody’s, the Depositor only requested ratings for certain Classes of Certificates, due in part to the initial subordination levels provided by Moody’s for the Classes of Certificates. If the Depositor had selected Moody’s to rate those other Classes of Certificates not rated by it, its ratings of those other Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by Fitch and KBRA. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor.

Neither the Depositor nor any other person or entity will have any duty to notify you if any such other NRSRO issues, or delivers notice of its intention to issue, unsolicited ratings on one or more Classes of Certificates after the date of this free writing prospectus. In no event will ratings confirmation from any such other NRSRO (except insofar as the matter

478

involves a Mortgage Loan in a loan combination and such other rating organization is hired to rate the securities backed by the related Pari Passu Companion Loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity, under the Pooling and Servicing Agreement.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO, or is no longer qualified to rate the Certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the Certificates.

On or before the Closing Date, the Depositor will prepay fees for ongoing ratings surveillance to each of the Rating Agencies, and anticipates that they will perform ratings surveillance with respect to their ratings of the Offered Certificates for as long as the Offered Certificates remain outstanding. However, the Depositor has no obligation and no ability to ensure that any Rating Agency performs ratings surveillance. In addition, one or more of the Rating Agencies may cease to perform ratings surveillance on one or more Classes of Offered Certificates if the information furnished to that Rating Agency is insufficient to allow it to continue to perform ratings surveillance.

For additional information, please see “Ratings” in the accompanying prospectus.

479

INDEX OF DEFINED TERMS

2		Bella Luna / San Lucas
		Mortgaged Property	199
230 Chattel Mortgagee	207	Bella Luna / San Lucas
230 Garth Road Owners, Inc.		Non-Controlling Note Holder	201
Chattel Mortgage	207	Bella Luna / San Lucas
		Noteholders	199
3		Bella Luna / San Lucas Pari
		Passu Companion Loan	199
30/360 Basis	183	Borrower Party	358
321 Chattel Mortgagee	207	Brickyard Square Controlling
321 West 90th St. Owners		Note Holder	197
Corp. Chattel Mortgage	207	Brickyard Square
321 West 90th St. Owners		Intercreditor Agreement	195
Corp. Second Priority LOC	207	Brickyard Square Loan
		Combination	195
A		Brickyard Square Mortgage
		Loan	195
Acceptable Insurance Default	424	Brickyard Square Mortgaged
Actual/360 Basis	182	Property	195
Additional Servicer	460	Brickyard Square
Additional Trust Fund Expense	337	Non-Controlling Note Holder	197
Administrative Fee Rate	322	Brickyard Square Noteholders	195
Adverse Grantor Trust Event	239	Brickyard Square Pari Passu
Adverse REMIC Event	239	Companion Loan	195
Affected Investor	75
Anticipated Repayment Date	194	C
Appraisal Institute	245
Appraisal Reduction Amount	436	Cabi	218
Appraisal Trigger Event	438	Certificate Administrator	287
Appraisal-Reduced Interest		Certificate Administrator’s
Amount	334	Website	354
ARD Loan	194	Certificateholder	309
Assessment of Compliance	460	Certificates	309
Assumption Application Fees	399	Class	309
Assumption Fees	399	Class A-4FX Regular Interest	310
Attestation Report	461	Class A-S component	310
Authorized Collection Account		Class A-S Regular Interest	310
Withdrawal	439	Class A-SB Planned Principal
Available Distribution Amount	329	Balance	327
		Class B component	310
B		Class B Regular Interest	310
		Class C component	310
Base Interest Fraction	330	Class C Regular Interest	310
Bella Luna / San Lucas		Clearstream	62, 316
Controlling Note Holder	200	Closing Date	242
Bella Luna / San Lucas		CMBS	296
Intercreditor Agreement	199	Collection Account	439
Bella Luna / San Lucas Loan		Collective Consultation Period	412
Combination	199	Complaint	288
Bella Luna / San Lucas		Control-Eligible Certificates	324
Mortgage Loan	199	Coop-Rental Value	161

480

Corrected Mortgage Loan	390	Exchangeable Certificates	310
CRE Loans	251	Excluded Loan	411
CREFC®	358	Exemption	474
CREFC® Intellectual Property		Exemption Rating Agency	473
Royalty License Fee	322	Exemption-Favored Party	474
CREFC® Intellectual Property
Royalty License Fee Rate	322	F
CREFC® Reports	358
CRR	75	FDEP	226
Custodian	288	FDIC	101, 301
Cut-off Date	171	FEMA	214
Cut-off Date Pool Balance	171	FIEL	xi
Cut-off Date Principal Balance	171	Final Asset Status Report	409
		Fitch	291
D		FSMA	xi
		Funds	301
Default Interest	238
Defaulted Mortgage Loan	323	G
Demand Entities	252
Demand Letter	254	General Master Servicer	365
Depositor	241	Government Securities	183
Designated Sub-Servicer	460	Grantor Trust	466
Designated Trust Advisor
Expenses	340	H
Dexia	253
Disclosable Special Servicer		High Net Worth Companies,
Fees	396	Unincorporated
Discount Rate	330	Associations, Etc.	x
Distribution Account	313	Hutch	214
Distribution Date Statement	351
Dodd-Frank Act	76	I
DOL	472
Doremus Newark	215	ICIP	222
DTC	62	Initial Rate	194
Due Date	181	Insurance Rating
Due Diligence Requirement	75	Requirements	7
		Interest Reserve Account	315
E		Interested Person	446
		Investment Company Act	76
EDGAR	359	Investor Certification	358
EEA	ix, 75	Investor Q&A Forum	356
EIP	215	Investor Registry	356
El Sid	215	IRS	73
ERISA	471	Issuing Entity	240
ERISA Plan	472
ESA	225	K
EU Prospectus Directive	x
Euroclear	62, 316	KBRA	365
Excess Interest	312
Excess Trust Advisor		L
Expenses	340
Exchange Act	252	LDEQ	225
Exchange Date	312	Lennar	301
Exchange Proportion	312	LIBOR	144
		Liquidation Fee Rate	395
		Loan Combination	171
		Lock-out Period	183
		Loss of Value Payment	239

481

LUST	226	P

M		Pari Passu Companion Loan	171
		Pari Passu Mortgage Loan	171
Majority Subordinate		Participants	316
Certificateholder	410	Party in Interest	472
Master Servicer	289, 292	PCE	225
Material Action	432	Permitted Investments	314
Midland	296	Permitted Special
Modification Fees	400	Servicer/Affiliate Fees	396
Moody’s	291	PL	228
Morningstar	291	Plan	472
Mortgage Loan	171	PML	228
Mortgage Loan Purchase		Pooling and Servicing
Agreement	234	Agreement	385
Mortgage Loan Sellers	242	PPA	291
Mortgage Loans	171	Prepayment Interest Excess	318
Mortgage Pass-Through Rate	321	Prepayment Interest Shortfall	318
Mortgage Pool	171	Prepayment Premium	331
Mortgaged Property	171	Principal Balance Certificates	310
		Principal Distribution Amount	322
N		Privileged Information	416
		Privileged Person	356
National Cooperative		PTCE 95-60	475
Bank, N.A. Data Tape	284	PTE	475
National Cooperative		Purchase Price	238
Bank, N.A. Deal Team	284
Net Aggregate Prepayment		Q
Interest Shortfall	318
Non-Serviced Loan		Qualification Criteria	250, 261, 273
Combination	172	Qualified Insurer	426
Non-Serviced Pari Passu		Qualified Replacement Special
Companion Loan	172	Servicer	422
Non-Serviced Pari Passu
Mortgage Loan	172	R
NRSRO	356
NRSRO Certification	357	Rating Agencies	477
NS	215	Rating Agency	477
NYSDEC	228	Rating Agency Confirmation	450
		RCM	301
O		Realized Losses	336
		Recovered Interest Amounts	319
OCC	242	Regular Interests	310
Offered Certificates	309	Regulation AB	461
Offsetting Modification Fees	400	REIT	468
Originator	253	Release Property	190
Originators	242	Relevant Member State	ix
Other Certificate		Relevant Persons	x
Administrator	196, 199, 361	REMIC Pool	466
Other Master Servicer	195, 199, 337	REO Account	446
Other Pooling and Servicing		REO Mortgage Loan	392
Agreement	196, 199	REO Property	309
Other Special Servicer	195, 199, 401	Requesting Party	448
Other Trust Advisor	196, 199, 339	Required Claims-Paying
Other Trustee	196, 199, 366	Ratings	426

482

Responsible Repurchase Party	236	Trust Advisor Expenses	339
Restricted Group	474	Trust Fund	171
Retention Requirement	75	Trustee	286
Revised Rate	194
Rialto	301	U
Rialto Mortgage	254
Rialto Mortgage Data Tape	260	U.S. Bank	253
Rialto Mortgage Loans	254	UCC	292
Rialto Mortgage Review Team	259	Uncovered Amount	441
RMBS	288	UPB	291
Rule 15Ga-1	252
Rule 17g-5	344	V
Rule 17g-5 Information
Provider	450	Value Co-op Basis	208
Rule 17g-5 Information		VCP	227
Provider’s Website	451	Velocity	227
		Volcker Rule	76
S
		W
S&P	291
SEC	240	WAC Rate	321
SEL	228	Wachovia	289
Senior Consultation Period	412	Wachovia Bank	242
Servicer Termination Event	451	WDCPF	270
Servicing Advances	403	WDCPF I WF	270
Servicing Function Participant	460	WDCPF I WF Data Tape	272
Servicing Standard	386	WDCPF I WF Mortgage Loans	272
Servicing Transfer Event	388	WDCPF Review Team	272
Silverpeak	261	Wells Fargo Bank	242
Silverpeak Data Tape	268	Wells Fargo Bank Data Tape	249
Silverpeak Mortgage Loans	261	Wells Fargo Bank Deal Team	249
Silverpeak Review Team	268	WFCM 2015-C28 Certificate
Similar Requirements	75	Administrator	196
SMMEA	476	WFCM 2015-C28 Depositor	195
Special Servicer	296	WFCM 2015-C28 Master
Specially Designated		Servicer	195
Mortgage Loan Documents	235	WFCM 2015-C28 Pooling and
Specially Serviced Mortgage		Servicing Agreement	172
Loan	388	WFCM 2015-C28 Special
Sponsor	242	Servicer	195
Sponsors	242	WFCM 2015-C28 Trust
Standard Qualifications	2	Advisor	196
Subordinate Class	410	WFCM 2015-C28 Trustee	196
Subordinate Class		WFCM 2015-LC20 Certificate
Representative	411	Administrator	199
Subordinate Control Period	410	WFCM 2015-LC20 Depositor	199
Sub-Servicing Entity	452	WFCM 2015-LC20 Master
		Servicer	199
T		WFCM 2015-LC20 Pooling and
		Servicing Agreement	172
TILC	232	WFCM 2015-LC20 Special
Trimont	304	Servicer	199
Trust	240	WFCM 2015-LC20 Trust
Trust Advisor	304	Advisor	199
		WFCM 2015-LC20 Trustee	199

483

Woodbridge	254	Y
Workout Fee Projected
Amount	394	Yield Maintenance Charge	331
WTNA	286	Yield Maintenance Discount
		Rate	187
		YTD	291

484

Annex A-1

Certain Characteristics of the Mortgage Loans
and Mortgaged Properties

[THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built	Year Renovated	Number of Units(2)	Unit of Measure
1	Hutchinson Metro Center I	WFB		1200 Waters Place	Bronx	NY	10461	Office	Suburban	1974	2006	422,452	Sq. Ft.
2	Cathedral Place	WDCPF		555 & 535 East Wells Street	Milwaukee	WI	53202	Office	CBD	2003		219,778	Sq. Ft.
3	150 Royall Street	WFB		150 Royall Street	Canton	MA	02021	Office	Suburban	1985	2007	259,341	Sq. Ft.
4	WPC Self Storage Portfolio VII	WFB		Various	Various	Various	Various	Self Storage	Self Storage	Various	Various	650,686	Sq. Ft.
4.01	Extra Space Louisville KY	WFB		11440 Blankenbaker Access Drive	Louisville	KY	40299	Self Storage	Self Storage	1998	2008	103,497	Sq. Ft.
4.02	Extra Space Las Vegas NV	WFB		3250 North Buffalo Drive	Las Vegas	NV	89129	Self Storage	Self Storage	1996		74,045	Sq. Ft.
4.03	CubeSmart Joan Panama City Beach FL	WFB		2529 Joan Avenue	Panama City Beach	FL	32408	Self Storage	Self Storage	1996		86,426	Sq. Ft.
4.04	CubeSmart Tallahassee FL	WFB		7963 Apalachee Parkway	Tallahassee	FL	32311	Self Storage	Self Storage	1999		118,780	Sq. Ft.
4.05	Extra Space Lady Lake FL	WFB		520 County Road 466	Lady Lake	FL	32159	Self Storage	Self Storage	2010		68,750	Sq. Ft.
4.06	CubeSmart Crystal Lake IL	WFB		7209 Teckler Boulevard	Crystal Lake	IL	60014	Self Storage	Self Storage	1976		58,157	Sq. Ft.
4.07	CubeSmart Hutchinson Panama City Beach FL	WFB		11037 Hutchison Boulevard	Panama City Beach	FL	32407	Self Storage	Self Storage	1997		42,301	Sq. Ft.
4.08	Extra Space Lilburn GA	WFB		4400 Lawrenceville Highway	Lilburn	GA	30047	Self Storage	Self Storage	1988		66,372	Sq. Ft.
4.09	Extra Space Stockbridge GA	WFB		59 Banks Road	Stockbridge	GA	30281	Self Storage	Self Storage	2003		32,358	Sq. Ft.
5	Queens' MarketPlace	WFB		69-201 Waikoloa Beach Drive	Waikoloa	HI	96738	Retail	Anchored	2007		130,925	Sq. Ft.
6	El Sol Brillante and Laguna Del Sol Apartments	RMF		Various	Houston	TX	77083	Multifamily	Garden	Various	2015	792	Units
6.01	Laguna Del Sol Apartments	RMF		6301 Sierra Blanca Drive	Houston	TX	77083	Multifamily	Garden	1983	2015	400	Units
6.02	El Sol Brillante Apartments	RMF		6403 Sierra Blanca Drive	Houston	TX	77083	Multifamily	Garden	1981	2015	392	Units
7	Country Club Center	WFB		19950 West Country Club Drive	Aventura	FL	33180	Office	Suburban	2004	2006	64,971	Sq. Ft.
8	Parkway Crossing East Shopping Center	WFB		2300-2485 Prince William Parkway	Woodbridge	VA	22192	Retail	Anchored	2004		143,330	Sq. Ft.
9	Olmsted Plaza Shopping Center	SPREF		4650 Great Northern Boulevard	North Olmsted	OH	44070	Retail	Anchored	1969		255,902	Sq. Ft.
10	Hall Office Park	WFB		2601 Network Boulevard	Frisco	TX	75034	Office	Suburban	2000		142,761	Sq. Ft.
11	Dulles North Corporate Parks	WFB		Various	Sterling	VA	20166	Various	Various	Various	Various	159,601	Sq. Ft.
11.01	Dulles North Corporate Park 5	WFB		22451 Shaw Road	Sterling	VA	20166	Other	Data Center	2000	2006	80,391	Sq. Ft.
11.02	Dulles North Corporate Park 2	WFB		22685 Holiday Park Drive	Sterling	VA	20166	Office	Suburban	1999		79,210	Sq. Ft.
12	Coastal Village Apartments	SPREF		19401 Skidmore Way	Fort Myers	FL	33967	Multifamily	Student Housing	2004		800	Beds
13	Foothills Park Place	WFB		4802, 4810, 4910, 4940, 5010, & 5030 East Ray Road	Phoenix	AZ	85044	Retail	Shadow Anchored	1991	2009	132,496	Sq. Ft.
14	Smiths Medical	RMF		6000 Nathan Lane	Plymouth	MN	55442	Office	Suburban	1999		182,250	Sq. Ft.
15	Hunterstone Apartments	RMF		1001 Hunterstone Drive	Leland	NC	28451	Multifamily	Garden	2005		288	Units
16	Magnolia Marketplace	WDCPF		2900 South Claiborne Avenue	New Orleans	LA	70115	Retail	Anchored	2015		97,267	Sq. Ft.
17	Norfolk Commerce Park	WDCPF		5425 Robin Hood Road	Norfolk	VA	23513	Mixed Use	Office/Industrial	1983		331,966	Sq. Ft.
18	Summer Bend Apartments	SPREF		1301 Meadow Creek Drive	Irving	TX	75038	Multifamily	Garden	1984		300	Units
19	Baywoods of Annapolis	NCB		7101 Bay Front Drive	Annapolis	MD	21403	Multifamily	Cooperative/Residential Healthcare Facility	2000		147	Units
20	Rock Hill Hampton Inn	WFB		2111 Tabor Drive	Rock Hill	SC	29730	Hospitality	Limited Service	1992	2008	163	Rooms
21	Louisville Plaza	RMF		1335, 1345, 1349, 1355, 1375, and 1387 East South Boulder Road	Louisville	CO	80027	Retail	Anchored	1991		194,430	Sq. Ft.
22	Marquis Place	SPREF		1000 Marquis Place	Murrysville	PA	15632	Multifamily	Garden	2014		118	Units
23	Riverside Technology Park A & B	WFB		8435 Progress Drive; 8445 Spires Way	Frederick	MD	21701	Industrial	Flex	2005		165,480	Sq. Ft.
24	Maricopa Fiesta	RMF		20928-21164 North John Wayne Parkway	Maricopa	AZ	85139	Retail	Anchored	2004		92,936	Sq. Ft.
25	Dunwoody Place	WFB		8725 Roswell Road	Sandy Springs	GA	30350	Retail	Anchored	1995		103,053	Sq. Ft.
26	Jackson Square Apartments	SPREF		2199 North French Road	Getzville	NY	14068	Multifamily	Garden	1978		160	Units
27	Shops at Doral	RMF		10720 Northwest 74th Street	Doral	FL	33178	Retail	Shadow Anchored	2008	2012	27,839	Sq. Ft.
28	Solano Apartments	SPREF		535 West Nasa Road 1	Webster	TX	77598	Multifamily	Garden	1966		262	Units
29	Riverchase Apartments	RMF		2730 Riverchase Drive	Indianapolis	IN	46214	Multifamily	Garden	2001		216	Units
30	Old Mills	RMF		10905 North Mill Court	Omaha	NE	68154	Multifamily	Garden	1972		248	Units
31	Ozinus Realty Property Portfolio	WDCPF		Various	Various	Various	Various	Various	Various	Various	Various	406,436	Sq. Ft.
31.01	Shiloh Crossing	WDCPF		6205 & 6215 Shiloh Crossing	Alpharetta	GA	30005	Industrial	Flex	2007		71,640	Sq. Ft.
31.02	Texas Star	WDCPF		1110, 1114, 1118 South Airport Circle, 1205 Texas Star Parkway	Euless	TX	76040	Industrial	Flex	1984		78,423	Sq. Ft.
31.03	Pitney Bowes	WDCPF		12050 49th Street North	Pinellas Park	FL	33762	Industrial	Warehouse	1998		92,659	Sq. Ft.
31.04	Towne Crest Village	WDCPF		2081 Jonesboro Road	McDonough	GA	30253	Retail	Unanchored	2005		19,955	Sq. Ft.
31.05	Eagle Plaza	WDCPF		1900 Oak Grove Boulevard	Lutz	FL	33559	Retail	Unanchored	2004		29,695	Sq. Ft.
31.06	Palmetto	WDCPF		2853-2861 Work Drive	Fort Myers	FL	33916	Industrial	Warehouse	1971		63,164	Sq. Ft.
31.07	Hamlin	WDCPF		1408, 1424 Hamlin Avenue & 2013 Murcott Drive	Saint Cloud	FL	34771	Industrial	Flex	2004		50,900	Sq. Ft.
32	Brickyard Square	RMF		24 Calef Highway	Epping	NH	03042	Retail	Anchored	2011		173,756	Sq. Ft.
33	Dos Santos Apartments	WFB		3541 Peerless Place	El Paso	TX	79925	Multifamily	Garden	1984		274	Units
34	Villa Bella	RMF		15894 19 Mile Road	Clinton Township	MI	48038	Multifamily	Independent Living	2007		128	Units
35	Bayview Office Building	WFB		15550 Lightwave Drive	Clearwater	FL	33760	Office	Suburban	1998		94,144	Sq. Ft.
36	Casa Nube	RMF		9700 Court Glen Drive	Houston	TX	77099	Multifamily	Garden	1982		373	Units
37	Homewood Suites - Tallahassee	WFB		2987 Apalachee Parkway	Tallahassee	FL	32301	Hospitality	Limited Service	2002		94	Rooms
38	San Mateo Apartments	WFB		9300 Viscount Boulevard	El Paso	TX	79925	Multifamily	Garden	1973		248	Units
39	Brittany Bay II	WDCPF		14925 Lighthouse Road	Naples	FL	34119	Multifamily	Garden	2003		208	Units
40	Nexus Town Center	WFB		3400, 3410, 3430, 3450, 3470-3490 La Sierra Avenue	Riverside	CA	92503	Retail	Anchored	1988	2007	55,779	Sq. Ft.
41	Cathedral Place - Parking	WDCPF		520 East Mason Street	Milwaukee	WI	53202	Other	Parking Garage	2003		941	Spaces
42	Indiana Village	SPREF		701 North Indiana Avenue	Lubbock	TX	79415	Multifamily	Garden	1982		288	Units
43	Fahrens Park Plaza	WFB		3376 North State Highway 59	Merced	CA	95348	Mixed Use	Office/Retail	2008		87,735	Sq. Ft.
44	Causeway Corporate Centre	RMF		1800 Southeast 10th Avenue	Fort Lauderdale	FL	33316	Office	Suburban	2003		46,116	Sq. Ft.
45	TownePlace Suites St. George by Marriott	SPREF		251 South 1470 East	Saint George	UT	84790	Hospitality	Extended Stay	2008	2015	84	Rooms
46	IRG - Ellsworth Bailey Saratoga	WFB		Various	Various	OH	Various	Industrial	Warehouse	Various	Various	281,321	Sq. Ft.
46.01	Saratoga II	WFB		3021 Saratoga Avenue Southwest	Canton	OH	44706	Industrial	Warehouse	2001		102,000	Sq. Ft.
46.02	Saratoga I	WFB		3026 Saratoga Avenue Southwest	Canton	OH	44706	Industrial	Warehouse	2001		82,877	Sq. Ft.
46.03	Ellsworth Bailey Lordstown	WFB		1789 Ellsworth Bailey Road	Warren	OH	44481	Industrial	Warehouse	1994	2012	96,444	Sq. Ft.
47	39-60 54th Street Owners, Inc.	NCB		39-60 54th Street	Woodside	NY	11377	Multifamily	Cooperative	1961	2010	222	Units
48	Courtyard by Marriott - Shawnee	SPREF		17250 Midland Drive	Shawnee	KS	66217	Hospitality	Full Service	2004	2015	90	Rooms
49	Athens Gate Apartments	WFB		4554 Hercules Avenue	El Paso	TX	79904	Multifamily	Garden	1977		233	Units
50	Sand Pebble Apartments	WFB		11280 Pebble Hills Boulevard	El Paso	TX	79925	Multifamily	Garden	1983		208	Units
51	Trojan Storage of Oxnard	WFB		1801 Eastman Avenue	Oxnard	CA	93030	Self Storage	Self Storage	2003		99,753	Sq. Ft.
52	CVS - Lynn, MA	WFB		65 Boston Street	Lynn	MA	01904	Retail	Single Tenant	2014		12,900	Sq. Ft.
53	Gilbert Crossing	WFB		835-865 North Gilbert Road; 50 East Guadalupe Road	Gilbert	AZ	85234	Retail	Anchored	2000		62,542	Sq. Ft.
54	1321 Harbor Bay Parkway	WFB		1321 Harbor Bay Parkway	Alameda	CA	94502	Office	Suburban	1984	2014	50,177	Sq. Ft.
55	Casa Cruz	RMF		6727 Telephone Road	Houston	TX	77061	Multifamily	Garden	1972		262	Units
56	Best Western Plus - Windsor Gardens	RMF		11360 U.S. Highway 1	Palm Beach Gardens	FL	33408	Hospitality	Limited Service	1990	2014	83	Rooms
57	Oak Tree Plaza	RMF		3000 Danville Boulevard	Alamo	CA	94507	Retail	Unanchored	1999		16,533	Sq. Ft.
58	Peppertree Lane Apartments	WDCPF		2800 University Boulevard South	Jacksonville	FL	32216	Multifamily	Garden	1972		168	Units
59	8211 Town Center Drive	WFB		8211 Town Center Drive	Nottingham	MD	21236	Office	Suburban	1988	1998	69,401	Sq. Ft.
60	Staybridge Suites Indianapolis Airport	RMF		6295 Cambridge Way	Plainfield	IN	46168	Hospitality	Extended Stay	2007		88	Rooms
61	Austin Heights Shopping Center	NCB		1533 Austin Highway	San Antonio	TX	78218	Retail	Unanchored	1984	2004	59,932	Sq. Ft.
62	Walgreens - Duncanville, TX	WFB		750 West Wheatland Road	Duncanville	TX	75116	Retail	Single Tenant	2014		14,490	Sq. Ft.
63	Trojan Storage of Roseville	WFB		1299 Baseline Road	Roseville	CA	95747	Self Storage	Self Storage	2008		77,740	Sq. Ft.
64	Lakeside Plaza	WFB		501 Belt Line Road	Collinsville	IL	62234	Retail	Anchored	1979	1996	127,701	Sq. Ft.
65	Green Acres MHP	WFB		800 State Route 212	Michigan City	IN	46360	Manufactured Housing Community	Manufactured Housing Community	1960		212	Pads
66	Mendicino Green Apartment Corp.	NCB		1570 & 1600 Grand Avenue	North Baldwin	NY	11510	Multifamily	Cooperative	1960	2011	107	Units
67	Walgreens - Richmond Heights	RMF		751 Richmond Road	Richmond Heights	OH	44143	Retail	Single Tenant	2004		13,216	Sq. Ft.
68	Rivertown Center	WFB		3845 Rivertown Parkway Southwest	Grandville	MI	49418	Retail	Anchored	2000		60,876	Sq. Ft.
69	Bristol House, Inc.	NCB		10 Nosband Avenue	White Plains	NY	10605	Multifamily	Cooperative	1930	2000	71	Units
70	Storaway Self Storage - Nashville	WFB		7141 Charlotte Pike	Nashville	TN	37209	Self Storage	Self Storage	2000		80,380	Sq. Ft.
71	Bella Luna / San Lucas	SPREF		6111 & 6160 Glenmont Drive	Houston	TX	77081	Multifamily	Garden	1969		780	Units
72	Seacoast Self Storage	RMF		233 Route 107	Seabrook	NH	03874	Self Storage	Self Storage	1983		55,270	Sq. Ft.
73	230 Garth Road Owners, Inc.	NCB		230, 240, 250 & 260 Garth Road	Scarsdale	NY	10583	Multifamily	Cooperative	1963	1995	343	Units
74	Comfort Suites - Near the Galleria	RMF		6221 Richmond Avenue	Houston	TX	77057	Hospitality	Limited Service	1996	2014	62	Rooms
75	Sandstone Apartments	RMF		190 North Old Corry Field Road	Pensacola	FL	32507	Multifamily	Garden	1966	2013	172	Units
76	Tieton Village	WFB		3700-3710 Tieton Drive	Yakima	WA	98902	Retail	Anchored	1969	2008	61,225	Sq. Ft.
77	Highland Terrace Housing Development Fund Corporation	NCB		101 Highland Avenue	Yonkers	NY	10705	Multifamily	Cooperative	1969	2010	96	Units
78	Cooperstown Commons Shopping Center	RMF		5 Commons Drive	Hartwick	NY	13326	Retail	Anchored	1993		55,489	Sq. Ft.
79	Lake Lucina Shopping Center	NCB		6044 Merrill Road	Jacksonville	FL	32277	Retail	Anchored	1961	2010	54,986	Sq. Ft.
80	Silver Bridge Plaza	SPREF		305-612 Silver Bridge Plaza	Gallipolis	OH	45631	Retail	Anchored	1971		132,148	Sq. Ft.
81	Karen Gardens Apartment Corp.	NCB		86-05 60th Road	Elmhurst	NY	11373	Multifamily	Cooperative	1961	2007	67	Units
82	East Haven Self Storage	RMF		625 Main Street	East Haven	CT	06512	Self Storage	Self Storage	2001		33,600	Sq. Ft.
83	Walgreens - Milwaukee	WFB		6442 North 76th Street	Milwaukee	WI	53223	Retail	Single Tenant	2004		14,490	Sq. Ft.

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built	Year Renovated	Number of Units(2)	Unit of Measure
84	Haggen Food & Pharmacy	SPREF		1128 North Miller Street	Wenatchee	WA	98801	Retail	Single Tenant	1991	2015	42,630	Sq. Ft.
85	Sycamore Terrace	RMF		316 & 320 Sycamore Avenue	Vista	CA	92803	Retail	Shadow Anchored	2006		10,543	Sq. Ft.
86	Ramona Plaza Shopping Center	WFB		1411 - 1453 Main Street	Ramona	CA	92065	Retail	Shadow Anchored	1980		21,625	Sq. Ft.
87	All A/C Self Storage	RMF		2745 Lake Worth Road	Palm Springs	FL	33461	Self Storage	Self Storage	1966		34,345	Sq. Ft.
88	Pecue MHC	WFB		7550 Pecue Lane	Baton Rouge	LA	70809	Manufactured Housing Community	Manufactured Housing Community	1983		140	Pads
89	Regency Park Owners Corp.	NCB		25 Lake Street	White Plains	NY	10603	Multifamily	Cooperative	1969	2000	65	Units
90	Storaway Self Storage - Deltona II	WFB		2969 Howland Boulevard	Deltona	FL	32725	Self Storage	Self Storage	2003		70,125	Sq. Ft.
91	Lakewood Place Shopping Center	WFB		15000 Detroit Avenue	Lakewood	OH	44107	Retail	Unanchored	1920	2008	12,993	Sq. Ft.
92	Hacienda Heights Apartments	WFB		14960 Clark Avenue	Hacienda Heights	CA	91745	Multifamily	Garden	2004		25	Units
93	Nagle House, Inc.	NCB		240-250 Nagle Avenue	New York	NY	10034	Multifamily	Cooperative	1961	1997	179	Units
94	Walgreens - Warrensburg, MO	WFB		621 North Maguire Street	Warrensburg	MO	64093	Retail	Single Tenant	2004		14,490	Sq. Ft.
95	230 Tenants Corporation	NCB		230 East 50th Street	New York	NY	10022	Multifamily	Cooperative	1927	1995	43	Units
96	Shackelford Center	WFB		1092, 1150 & 1160 Shackelford Road	Florissant	MO	63031	Retail	Anchored	1981		49,635	Sq. Ft.
97	De La Cruz Professional Center	WFB		3114 Lee Boulevard	Lehigh Acres	FL	33971	Retail	Unanchored	2005		27,980	Sq. Ft.
98	Folcroft Self Storage	RMF		1601 Delmar Drive	Folcroft	PA	19032	Self Storage	Self Storage	2008		45,350	Sq. Ft.
99	Storaway Self Storage - Palm Bay	WFB		6120 Minton Road	Palm Bay	FL	32907	Self Storage	Self Storage	2001		68,350	Sq. Ft.
100	Bowen Tower Apartments	NCB		6140 Raytown Road	Raytown	MO	64133	Multifamily	High Rise	1963	2010	91	Units
101	321 West 90th St. Owners Corp.	NCB		321 West 90th Street	New York	NY	10024	Multifamily	Cooperative	1929	2003	50	Units
102	West Friendship Shopping Center	NCB		12800 Frederick Road	West Friendship	MD	21794	Retail	Unanchored	1980	1988	18,780	Sq. Ft.
103	Crestview Self Storage	WFB		12515 East Central Avenue	Wichita	KS	67206	Self Storage	Self Storage	2007	2015	59,640	Sq. Ft.
104	Denn Owners Corporation	NCB		2835 Webb Avenue	Bronx	NY	10468	Multifamily	Cooperative	1957	1994	73	Units
105	Moundsville Plaza	SPREF		303 Lafayette Avenue	Moundsville	WV	26041	Retail	Anchored	1974		105,351	Sq. Ft.
106	Storaway Self Storage- Deltona I	WFB		1381 Howland Boulevard	Deltona	FL	32738	Self Storage	Self Storage	2001		44,105	Sq. Ft.
107	Sedona Peak Apartments	WFB		1901 Brown Street	El Paso	TX	79902	Multifamily	Garden	1973		76	Units
108	Sea Breeze Town Houses Owners, Inc.	NCB		165 East Broadway	Long Beach	NY	11561	Multifamily	Cooperative	1986	2000	16	Units
109	Willow Lake Shops	NCB		2945 and 2951 Watson Boulevard	Warner Robins	GA	31093	Retail	Shadow Anchored	2007		24,295	Sq. Ft.
110	Wickham Park Commons	WFB		3600 North Wickham Road	Melbourne	FL	32935	Retail	Unanchored	2008		15,218	Sq. Ft.
111	Crown Pointe Plaza	NCB		7914 Culebra Road	San Antonio	TX	78251	Retail	Unanchored	1985	2002	32,789	Sq. Ft.
112	Hartsdale Executive House, Inc.	NCB		45 East Hartsdale Avenue	Hartsdale	NY	10530	Multifamily	Cooperative	1961		84	Units
113	25 Chapel Corp.	NCB		25 Chapel Place	Great Neck	NY	11021	Multifamily	Cooperative	1965	2003	40	Units
114	Market Place Village	NCB		1660-1674 Market Place Boulevard	Cumming	GA	30041	Retail	Unanchored	2008		14,594	Sq. Ft.
115	Kingstowne Shops	WFB		11745 Jefferson Avenue	Newport News	VA	23606	Retail	Anchored	1990		23,326	Sq. Ft.
116	109-111 N. Broadway Apt. Corp.	NCB		109-111 North Broadway	White Plains	NY	10603	Multifamily	Cooperative	1948	2000	51	Units
117	40 Prospect Park West Owners Corp.	NCB		40 Prospect Park West	Brooklyn	NY	11215	Multifamily	Cooperative	1942	2007	55	Units
118	Shops of Orland Park	WFB		11229-11255 West 143rd Street	Orland Park	IL	60467	Retail	Unanchored	2003		15,887	Sq. Ft.
119	Victorville Retail Center	WFB		14190 Bear Valley Road	Victorville	CA	92392	Retail	Unanchored	2003		11,615	Sq. Ft.
120	6 West 20th St. Tenants Corp.	NCB		6 West 20th Street	New York	NY	10011	Multifamily	Cooperative	1907	2000	14	Units
121	50-22 Owners Ltd.	NCB		50-22 40th Street	Sunnyside	NY	11104	Multifamily	Cooperative	1960	1994	47	Units
122	585 McLean Owners, Inc.	NCB		585 McLean Avenue	Yonkers	NY	10705	Multifamily	Cooperative	1953	1999	41	Units
123	12 West 17th St. Tenants' Corp.	NCB		12 West 17th Street	New York	NY	10011	Multifamily	Cooperative	1911	2008	11	Units
124	Gillespie Field Business Park	WFB		1965 Gillespie Way	El Cajon	CA	92020	Industrial	Flex	2004		17,580	Sq. Ft.
125	Waters at West End, Inc.	NCB		116-118 West End Avenue	Freeport	NY	11520	Multifamily	Cooperative	1984	2005	40	Units
126	Jones St. Owners Corporation	NCB		9 Jones Street	New York	NY	10014	Multifamily	Cooperative	1902	1999	7	Units
127	Big Lots Plaza	WFB		911 Woodland Boulevard	DeLand	FL	32720	Retail	Anchored	1970		36,389	Sq. Ft.
128	30 Bond Street Owners Corp.	NCB		30 Bond Street	New York	NY	10012	Multifamily	Cooperative	1892	1998	6	Units
129	166 West 76th Apartment Corp.	NCB		166 West 76th Street	New York	NY	10023	Multifamily	Cooperative	1951	2014	34	Units
130	Hanna Shoppes	WFB		3915 Madison Avenue	Indianapolis	IN	46227	Retail	Unanchored	1997		16,168	Sq. Ft.
131	Carroll Gardens Owners, Corp.	NCB		510-512 Kappock Street	Bronx	NY	10463	Multifamily	Cooperative	1948	2000	32	Units
132	170 East 92nd Street Owners, Inc.	NCB		170 East 92nd Street	New York	NY	10128	Multifamily	Cooperative	1889	2014	18	Units
133	17 Warren Street Tenants Corporation	NCB		17 Warren Street	New York	NY	10007	Multifamily	Cooperative	1890	2006	6	Units

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Cut-off Date Balance Per Unit/SF(3)	Original Balance ($)(3)	Cut-off Date Balance ($)(3)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee Rate	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate
1	Hutchinson Metro Center I	237	100,000,000	100,000,000	8.5%	86,924,899	N	5/12/2015	7/11/2015	6/11/2018	7/11/2018	6/11/2025		4.20000%	0.00231%	0.00390%	0.02000%	0.00050%
2	Cathedral Place	182	39,900,000	39,900,000	3.4%	33,732,316	N	2/10/2015	4/1/2015	3/1/2017	4/1/2017	3/1/2025		4.12500%	0.00231%	0.00390%	0.06000%	0.00050%
3	150 Royall Street	147	38,187,500	38,187,500	3.2%	34,738,587	N	5/27/2015	7/11/2015	6/11/2020	7/11/2020	6/11/2025		4.14000%	0.00231%	0.00390%	0.02000%	0.00050%
4	WPC Self Storage Portfolio VII	57	37,245,000	37,245,000	3.2%	37,245,000	N	5/27/2015	7/11/2015	6/11/2025		6/11/2025		4.30000%	0.00231%	0.00390%	0.02000%	0.00050%
4.01	Extra Space Louisville KY		6,607,250	6,607,250	0.6%
4.02	Extra Space Las Vegas NV		6,370,000	6,370,000	0.5%
4.03	CubeSmart Joan Panama City Beach FL		6,175,000	6,175,000	0.5%
4.04	CubeSmart Tallahassee FL		4,923,750	4,923,750	0.4%
4.05	Extra Space Lady Lake FL		3,948,750	3,948,750	0.3%
4.06	CubeSmart Crystal Lake IL		2,632,500	2,632,500	0.2%
4.07	CubeSmart Hutchinson Panama City Beach FL		2,622,750	2,622,750	0.2%
4.08	Extra Space Lilburn GA		2,340,000	2,340,000	0.2%
4.09	Extra Space Stockbridge GA		1,625,000	1,625,000	0.1%
5	Queens' MarketPlace	267	35,000,000	35,000,000	3.0%	35,000,000	N	5/21/2015	7/11/2015	6/11/2025		6/11/2025		4.13000%	0.00231%	0.00390%	0.02000%	0.00050%
6	El Sol Brillante and Laguna Del Sol Apartments	36,301	28,750,000	28,750,000	2.4%	26,223,697	N	4/30/2015	6/6/2015	5/6/2020	6/6/2020	5/6/2025		4.30000%	0.00231%	0.00390%	0.02000%	0.00050%
6.01	Laguna Del Sol Apartments		14,868,672	14,868,672	1.3%
6.02	El Sol Brillante Apartments		13,881,328	13,881,328	1.2%
7	Country Club Center	416	27,000,000	27,000,000	2.3%	21,749,397	N	6/1/2015	7/11/2015		7/11/2015	6/11/2025		4.39000%	0.00231%	0.00390%	0.02000%	0.00050%
8	Parkway Crossing East Shopping Center	183	26,250,000	26,216,058	2.2%	20,953,455	N	5/1/2015	6/11/2015		6/11/2015	5/11/2025		4.13000%	0.00231%	0.00390%	0.02000%	0.00050%
9	Olmsted Plaza Shopping Center	100	25,500,000	25,500,000	2.2%	23,181,895	N	4/7/2015	6/6/2015	5/6/2020	6/6/2020	5/6/2025		4.10000%	0.00231%	0.00390%	0.08000%	0.00050%
10	Hall Office Park	179	25,500,000	25,500,000	2.2%	21,013,831	N	5/29/2015	7/11/2015	6/11/2016	7/11/2016	6/11/2025		4.20000%	0.00231%	0.00390%	0.02000%	0.00050%
11	Dulles North Corporate Parks	156	25,000,000	24,956,509	2.1%	18,219,576	N	5/6/2015	6/11/2015		6/11/2015	5/11/2025		4.31000%	0.00231%	0.00390%	0.01000%	0.00050%
11.01	Dulles North Corporate Park 5		15,000,000	14,973,905	1.3%
11.02	Dulles North Corporate Park 2		10,000,000	9,982,604	0.8%
12	Coastal Village Apartments	30,000	24,000,000	24,000,000	2.0%	20,401,193	N	1/29/2015	3/6/2015	2/6/2017	3/6/2017	2/6/2025		4.33000%	0.00231%	0.00390%	0.02000%	0.00050%
13	Foothills Park Place	174	23,000,000	23,000,000	2.0%	23,000,000	N	4/3/2015	5/11/2015	4/11/2025		4/11/2025		4.13000%	0.00231%	0.00390%	0.04000%	0.00050%
14	Smiths Medical	122	22,250,000	22,250,000	1.9%	20,352,819	N	5/8/2015	6/6/2015	5/6/2020	6/6/2020	5/6/2025		4.47500%	0.00231%	0.00390%	0.02000%	0.00050%
15	Hunterstone Apartments	65,972	19,000,000	19,000,000	1.6%	16,980,017	N	5/1/2015	6/6/2015	5/6/2019	6/6/2019	5/6/2025		4.38000%	0.00231%	0.00390%	0.02000%	0.00050%
16	Magnolia Marketplace	194	18,910,000	18,885,708	1.6%	15,110,641	N	4/17/2015	6/1/2015		6/1/2015	5/1/2025		4.16000%	0.00231%	0.00390%	0.06000%	0.00050%
17	Norfolk Commerce Park	54	18,000,000	18,000,000	1.5%	15,712,192	N	6/1/2015	7/1/2015	6/1/2018	7/1/2018	5/31/2025		4.37700%	0.00231%	0.00390%	0.06000%	0.00050%
18	Summer Bend Apartments	58,333	17,500,000	17,500,000	1.5%	15,384,543	N	5/19/2015	7/6/2015	6/6/2018	7/6/2018	6/6/2025		4.68500%	0.00231%	0.00390%	0.02000%	0.00050%
19	Baywoods of Annapolis	112,245	16,500,000	16,500,000	1.4%	13,433,254	N	5/28/2015	7/1/2015		7/1/2015	6/1/2025		4.70000%	0.00231%	0.00390%	0.08000%	0.00050%
20	Rock Hill Hampton Inn	98,160	16,000,000	16,000,000	1.4%	12,680,535	N	5/28/2015	7/11/2015	6/11/2017	7/11/2017	6/11/2025		4.30000%	0.00231%	0.00390%	0.02000%	0.00050%
21	Louisville Plaza	80	15,500,000	15,500,000	1.3%	15,500,000	N	5/7/2015	6/6/2015	5/6/2025		5/6/2025		4.33000%	0.00231%	0.00390%	0.02000%	0.00050%
22	Marquis Place	127,119	15,000,000	15,000,000	1.3%	12,388,396	N	3/18/2015	5/6/2015	4/6/2016	5/6/2016	4/6/2025		4.27000%	0.00231%	0.00390%	0.02000%	0.00050%
23	Riverside Technology Park A & B	89	14,750,000	14,750,000	1.3%	11,815,094	N	5/29/2015	7/11/2015		7/11/2015	6/11/2025		4.23000%	0.00231%	0.00390%	0.05000%	0.00050%
24	Maricopa Fiesta	149	13,825,000	13,825,000	1.2%	12,048,917	N	4/3/2015	5/6/2015	4/6/2018	5/6/2018	4/6/2025		4.31000%	0.00231%	0.00390%	0.02000%	0.00050%
25	Dunwoody Place	126	13,000,000	13,000,000	1.1%	11,013,300	N	5/11/2015	6/11/2015	5/11/2017	6/11/2017	5/11/2025		4.20000%	0.00231%	0.00390%	0.02000%	0.00050%
26	Jackson Square Apartments	79,219	12,675,000	12,675,000	1.1%	9,365,498	N	5/21/2015	7/6/2015		7/6/2015	6/6/2025		4.67500%	0.00231%	0.00390%	0.07000%	0.00050%
27	Shops at Doral	449	12,500,000	12,500,000	1.1%	11,431,400	N	5/6/2015	6/6/2015	5/6/2020	6/6/2020	5/6/2025		4.46000%	0.00231%	0.00390%	0.02000%	0.00050%
28	Solano Apartments	45,802	12,000,000	12,000,000	1.0%	10,938,055	N	5/29/2015	7/6/2015	6/6/2020	7/6/2020	6/6/2025		4.26000%	0.00231%	0.00390%	0.02000%	0.00050%
29	Riverchase Apartments	55,556	12,000,000	12,000,000	1.0%	11,212,712	N	5/1/2015	6/6/2015	5/6/2016	6/6/2016	5/6/2020		4.56000%	0.00231%	0.00390%	0.02000%	0.00050%
30	Old Mills	48,387	12,000,000	12,000,000	1.0%	10,950,733	N	3/31/2015	5/6/2015	4/6/2020	5/6/2020	4/6/2025		4.33000%	0.00231%	0.00390%	0.02000%	0.00050%
31	Ozinus Realty Property Portfolio	28	11,510,000	11,510,000	1.0%	11,510,000	N	6/1/2015	7/1/2015	6/1/2025		6/1/2025		5.14500%	0.00231%	0.00390%	0.06000%	0.00050%
31.01	Shiloh Crossing		2,810,000	2,810,000	0.2%
31.02	Texas Star		1,900,000	1,900,000	0.2%
31.03	Pitney Bowes		1,900,000	1,900,000	0.2%
31.04	Towne Crest Village		1,750,000	1,750,000	0.1%
31.05	Eagle Plaza		1,200,000	1,200,000	0.1%
31.06	Palmetto		1,100,000	1,100,000	0.1%
31.07	Hamlin		850,000	850,000	0.1%
32	Brickyard Square	210	11,450,000	11,450,000	1.0%	10,026,081	N	4/14/2015	6/6/2015	5/6/2018	6/6/2018	5/6/2025		4.51000%	0.00000%	0.00390%	0.02000%	0.00050%
33	Dos Santos Apartments	40,511	11,100,000	11,100,000	0.9%	8,859,808	N	6/1/2015	7/11/2015		7/11/2015	6/11/2025		4.13000%	0.00231%	0.00390%	0.05000%	0.00050%
34	Villa Bella	79,019	10,126,000	10,114,439	0.9%	8,241,746	N	4/30/2015	6/6/2015		6/6/2015	5/6/2025		4.69000%	0.00231%	0.00390%	0.02000%	0.00050%
35	Bayview Office Building	105	9,900,000	9,887,773	0.8%	7,961,371	N	5/5/2015	6/11/2015		6/11/2015	5/11/2025		4.34000%	0.00231%	0.00390%	0.02000%	0.00050%
36	Casa Nube	25,469	9,500,000	9,500,000	0.8%	7,660,548	N	5/22/2015	7/6/2015		7/6/2015	6/6/2025		4.42000%	0.00231%	0.00390%	0.02000%	0.00050%
37	Homewood Suites - Tallahassee	100,890	9,500,000	9,483,700	0.8%	6,944,737	N	5/1/2015	6/11/2015		6/11/2015	5/11/2025		4.39000%	0.00231%	0.00390%	0.02000%	0.00050%
38	San Mateo Apartments	38,085	9,445,000	9,445,000	0.8%	7,552,263	N	6/1/2015	7/11/2015		7/11/2015	6/11/2025		4.18000%	0.00231%	0.00390%	0.05000%	0.00050%
39	Brittany Bay II	45,192	9,400,000	9,400,000	0.8%	7,463,854	N	5/15/2015	7/1/2015		7/1/2015	6/1/2025		3.98500%	0.00231%	0.00390%	0.06000%	0.00050%
40	Nexus Town Center	168	9,360,000	9,347,420	0.8%	7,423,053	N	4/30/2015	6/11/2015		6/11/2015	5/11/2025		3.95000%	0.00231%	0.00390%	0.02000%	0.00050%
41	Cathedral Place - Parking	9,777	9,200,000	9,200,000	0.8%	7,777,877	N	2/10/2015	4/1/2015	3/1/2017	4/1/2017	3/1/2025		4.12500%	0.00231%	0.00390%	0.06000%	0.00050%
42	Indiana Village	31,944	9,200,000	9,200,000	0.8%	8,368,443	N	3/31/2015	5/6/2015	4/6/2020	5/6/2020	4/6/2025		4.13500%	0.00231%	0.00390%	0.02000%	0.00050%
43	Fahrens Park Plaza	104	9,100,000	9,100,000	0.8%	7,862,620	N	4/21/2015	6/11/2015	5/11/2018	6/11/2018	5/11/2025		3.95000%	0.00231%	0.00390%	0.07000%	0.00050%
44	Causeway Corporate Centre	195	9,000,000	8,989,249	0.8%	7,275,429	N	5/11/2015	6/6/2015		6/6/2015	5/6/2025		4.49000%	0.00231%	0.00390%	0.02000%	0.00050%
45	TownePlace Suites St. George by Marriott	91,989	7,750,000	7,727,050	0.7%	6,005,157	N	3/30/2015	5/6/2015		5/6/2015	4/6/2025		4.49000%	0.00231%	0.00390%	0.02000%	0.00050%
46	IRG - Ellsworth Bailey Saratoga	27	7,700,000	7,700,000	0.7%	5,565,686	N	5/29/2015	7/11/2015		7/11/2015	6/11/2025		4.10000%	0.00231%	0.00390%	0.06000%	0.00050%
46.01	Saratoga II		3,200,000	3,200,000	0.3%
46.02	Saratoga I		2,400,000	2,400,000	0.2%
46.03	Ellsworth Bailey Lordstown		2,100,000	2,100,000	0.2%
47	39-60 54th Street Owners, Inc.	34,572	7,675,000	7,675,000	0.7%	6,736,447	N	5/20/2015	7/1/2015		7/1/2015	6/1/2025		3.83000%	0.00231%	0.00390%	0.08000%	0.00050%
48	Courtyard by Marriott - Shawnee	84,222	7,580,000	7,580,000	0.6%	6,396,947	N	5/28/2015	7/6/2015	12/6/2016	1/6/2017	6/6/2025		4.54000%	0.00231%	0.00390%	0.02000%	0.00050%
49	Athens Gate Apartments	32,275	7,520,000	7,520,000	0.6%	6,023,696	N	6/1/2015	7/11/2015		7/11/2015	6/11/2025		4.23000%	0.00231%	0.00390%	0.05000%	0.00050%
50	Sand Pebble Apartments	36,010	7,490,000	7,490,000	0.6%	5,989,037	N	6/1/2015	7/11/2015		7/11/2015	6/11/2025		4.18000%	0.00231%	0.00390%	0.05000%	0.00050%
51	Trojan Storage of Oxnard	74	7,425,000	7,425,000	0.6%	5,962,292	N	5/15/2015	7/11/2015		7/11/2015	6/11/2025		4.30000%	0.00231%	0.00390%	0.02000%	0.00050%
52	CVS - Lynn, MA	558	7,200,000	7,200,000	0.6%	7,200,000	N	5/29/2015	7/11/2015	6/11/2025		6/11/2025		4.29000%	0.00231%	0.00390%	0.02000%	0.00050%
53	Gilbert Crossing	112	7,033,000	7,033,000	0.6%	5,933,322	N	4/21/2015	6/11/2015	5/11/2017	6/11/2017	5/11/2025		4.05000%	0.00231%	0.00390%	0.02000%	0.00050%
54	1321 Harbor Bay Parkway	140	7,000,000	7,000,000	0.6%	5,926,954	N	5/6/2015	6/11/2015	5/11/2017	6/11/2017	5/11/2025		4.18000%	0.00231%	0.00390%	0.02000%	0.00050%
55	Casa Cruz	26,336	6,900,000	6,900,000	0.6%	5,883,963	N	5/11/2015	6/6/2015	5/6/2017	6/6/2017	5/6/2025		4.44000%	0.00231%	0.00390%	0.02000%	0.00050%
56	Best Western Plus - Windsor Gardens	79,277	6,580,000	6,580,000	0.6%	5,159,869	N	4/30/2015	6/6/2015	11/6/2016	12/6/2016	5/6/2025		4.60000%	0.00231%	0.00390%	0.02000%	0.00050%
57	Oak Tree Plaza	393	6,500,000	6,500,000	0.6%	5,785,528	N	4/8/2015	5/6/2015	4/6/2019	5/6/2019	4/6/2025		4.18000%	0.00231%	0.00390%	0.02000%	0.00050%
58	Peppertree Lane Apartments	37,946	6,375,000	6,375,000	0.5%	5,543,845	N	5/8/2015	7/1/2015	6/1/2018	7/1/2018	6/1/2025		4.21800%	0.00231%	0.00390%	0.06000%	0.00050%
59	8211 Town Center Drive	89	6,200,000	6,200,000	0.5%	4,530,274	N	5/29/2015	7/11/2015		7/11/2015	6/11/2025		4.38000%	0.00231%	0.00390%	0.06000%	0.00050%
60	Staybridge Suites Indianapolis Airport	68,182	6,000,000	6,000,000	0.5%	4,613,420	N	4/16/2015	6/6/2015	5/6/2016	6/6/2016	5/6/2025		4.60000%	0.00231%	0.00390%	0.02000%	0.00050%
61	Austin Heights Shopping Center	100	6,000,000	6,000,000	0.5%	5,112,108	N	5/29/2015	7/1/2015	6/1/2017	7/1/2017	6/1/2025		4.41000%	0.00231%	0.00390%	0.08000%	0.00050%
62	Walgreens - Duncanville, TX	380	5,500,000	5,500,000	0.5%	4,845,091	N	5/19/2015	7/11/2015	6/11/2020	7/11/2020	6/11/2025		4.43000%	0.00231%	0.00390%	0.02000%	0.00050%
63	Trojan Storage of Roseville	70	5,425,000	5,418,226	0.5%	4,355,022	N	5/8/2015	6/11/2015		6/11/2015	5/11/2025		4.29000%	0.00231%	0.00390%	0.02000%	0.00050%
64	Lakeside Plaza	42	5,360,000	5,360,000	0.5%	4,625,166	N	5/11/2015	6/11/2015	5/11/2017	6/11/2017	5/11/2025		4.89000%	0.00231%	0.00390%	0.02000%	0.00050%
65	Green Acres MHP	25,000	5,300,000	5,300,000	0.5%	4,382,645	N	5/29/2015	7/11/2015	6/11/2016	7/11/2016	6/11/2025		4.31000%	0.00231%	0.00390%	0.02000%	0.00050%
66	Mendicino Green Apartment Corp.	49,490	5,300,000	5,295,400	0.4%	4,598,823	N	4/28/2015	6/1/2015		6/1/2015	5/1/2025		3.47000%	0.00231%	0.00390%	0.08000%	0.00050%
67	Walgreens - Richmond Heights	381	5,040,000	5,040,000	0.4%	4,385,231	N	4/10/2015	5/6/2015	4/6/2018	5/6/2018	4/6/2025		4.24000%	0.00231%	0.00390%	0.02000%	0.00050%
68	Rivertown Center	82	5,000,000	5,000,000	0.4%	4,234,713	N	5/8/2015	6/11/2015	5/11/2017	6/11/2017	5/11/2025		4.19000%	0.00231%	0.00390%	0.02000%	0.00050%
69	Bristol House, Inc.	70,318	5,000,000	4,992,556	0.4%	3,893,530	N	4/30/2015	6/1/2015		6/1/2015	5/1/2025		3.46000%	0.00231%	0.00390%	0.08000%	0.00050%
70	Storaway Self Storage - Nashville	62	4,975,000	4,975,000	0.4%	4,975,000	N	5/22/2015	7/11/2015	6/11/2025		6/11/2025		4.12000%	0.00231%	0.00390%	0.07000%	0.00050%
71	Bella Luna / San Lucas	26,057	5,000,000	4,957,123	0.4%	4,533,711	N	11/10/2014	1/6/2015		1/6/2015	12/6/2019		3.94900%	0.00000%	0.00390%	0.02000%	0.00050%
72	Seacoast Self Storage	88	4,880,000	4,874,287	0.4%	3,957,106	N	4/17/2015	6/6/2015		6/6/2015	5/6/2025		4.58000%	0.00231%	0.00390%	0.02000%	0.00050%
73	230 Garth Road Owners, Inc.	13,245	4,550,000	4,543,115	0.4%	3,532,266	N	4/22/2015	6/1/2015		6/1/2015	5/1/2025		3.38000%	0.00231%	0.00390%	0.08000%	0.00050%
74	Comfort Suites - Near the Galleria	69,883	4,340,000	4,332,758	0.4%	3,192,023	N	4/15/2015	6/6/2015		6/6/2015	5/6/2025		4.55000%	0.00231%	0.00390%	0.02000%	0.00050%
75	Sandstone Apartments	24,395	4,200,000	4,195,936	0.4%	3,896,642	N	4/28/2015	6/6/2015		6/6/2015	5/6/2020		5.39000%	0.00231%	0.00390%	0.02000%	0.00050%
76	Tieton Village	65	4,000,000	4,000,000	0.3%	3,632,686	N	5/4/2015	6/11/2015	5/11/2020	6/11/2020	5/11/2025		4.04000%	0.00231%	0.00390%	0.02000%	0.00050%
77	Highland Terrace Housing Development Fund Corporation	41,609	4,000,000	3,994,451	0.3%	3,154,849	N	4/21/2015	6/1/2015		6/1/2015	5/1/2025		3.80000%	0.00231%	0.00390%	0.08000%	0.00050%
78	Cooperstown Commons Shopping Center	71	3,950,000	3,950,000	0.3%	3,066,842	N	3/19/2015	5/6/2015	10/6/2016	11/6/2016	4/6/2025		4.28000%	0.00231%	0.00390%	0.02000%	0.00050%
79	Lake Lucina Shopping Center	68	3,787,500	3,762,984	0.3%	3,065,311	N	12/11/2014	2/10/2015		2/10/2015	1/1/2025		4.53000%	0.00231%	0.00390%	0.08000%	0.00050%
80	Silver Bridge Plaza	28	3,750,000	3,750,000	0.3%	2,873,589	N	3/19/2015	5/6/2015	4/6/2016	5/6/2016	4/6/2025		4.50000%	0.00231%	0.00390%	0.02000%	0.00050%
81	Karen Gardens Apartment Corp.	54,478	3,650,000	3,650,000	0.3%	2,854,042	N	5/15/2015	7/1/2015		7/1/2015	6/1/2025		3.57000%	0.00231%	0.00390%	0.08000%	0.00050%
82	East Haven Self Storage	102	3,420,000	3,416,086	0.3%	2,782,663	N	4/27/2015	6/6/2015		6/6/2015	5/6/2025		4.68000%	0.00231%	0.00390%	0.02000%	0.00050%
83	Walgreens - Milwaukee	227	3,290,000	3,284,296	0.3%	2,399,543	Y	5/11/2015	6/11/2015		6/11/2015	5/11/2025	5/11/2040	4.33000%	0.00231%	0.00390%	0.05000%	0.00050%

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Cut-off Date Balance Per Unit/SF(3)	Original Balance ($)(3)	Cut-off Date Balance ($)(3)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee Rate	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate
84	Haggen Food & Pharmacy	75	3,200,000	3,200,000	0.3%	2,577,168	Y	5/22/2015	7/6/2015		7/6/2015	6/6/2025	6/6/2045	4.38400%	0.00231%	0.00390%	0.06000%	0.00050%
85	Sycamore Terrace	302	3,188,000	3,188,000	0.3%	2,928,003	N	4/30/2015	6/6/2015	5/6/2020	6/6/2020	5/6/2025		4.73000%	0.00231%	0.00390%	0.02000%	0.00050%
86	Ramona Plaza Shopping Center	147	3,185,000	3,185,000	0.3%	2,556,663	N	5/28/2015	7/11/2015		7/11/2015	6/11/2025		4.29000%	0.00231%	0.00390%	0.05000%	0.00050%
87	All A/C Self Storage	92	3,150,000	3,150,000	0.3%	2,628,834	N	5/29/2015	7/6/2015	6/6/2016	7/6/2016	6/6/2025		4.61000%	0.00231%	0.00390%	0.02000%	0.00050%
88	Pecue MHC	22,472	3,150,000	3,146,084	0.3%	2,530,501	N	4/30/2015	6/11/2015		6/11/2015	5/11/2025		4.31000%	0.00231%	0.00390%	0.02000%	0.00050%
89	Regency Park Owners Corp.	47,692	3,100,000	3,100,000	0.3%	2,429,462	N	5/28/2015	7/1/2015		7/1/2015	6/1/2025		3.63000%	0.00231%	0.00390%	0.08000%	0.00050%
90	Storaway Self Storage - Deltona II	43	3,000,000	3,000,000	0.3%	3,000,000	N	5/22/2015	7/11/2015	6/11/2025		6/11/2025		4.12000%	0.00231%	0.00390%	0.07000%	0.00050%
91	Lakewood Place Shopping Center	231	3,000,000	3,000,000	0.3%	2,555,363	N	5/28/2015	7/11/2015	6/11/2017	7/11/2017	6/11/2025		4.40000%	0.00231%	0.00390%	0.02000%	0.00050%
92	Hacienda Heights Apartments	119,845	3,000,000	2,996,129	0.3%	2,395,536	N	5/5/2015	6/11/2015		6/11/2015	5/11/2025		4.14000%	0.00231%	0.00390%	0.02000%	0.00050%
93	Nagle House, Inc.	16,736	3,000,000	2,995,812	0.3%	2,363,512	N	4/10/2015	6/1/2015		6/1/2015	5/1/2025		3.77000%	0.00231%	0.00390%	0.08000%	0.00050%
94	Walgreens - Warrensburg, MO	203	2,945,000	2,945,000	0.3%	2,578,857	N	5/29/2015	7/11/2015	6/11/2020	7/11/2020	6/11/2025		4.10000%	0.00231%	0.00390%	0.02000%	0.00050%
95	230 Tenants Corporation	67,442	2,900,000	2,900,000	0.2%	2,900,000	N	6/1/2015	7/1/2015	6/1/2025		6/1/2025		3.55000%	0.00231%	0.00390%	0.08000%	0.00050%
96	Shackelford Center	57	2,840,000	2,836,288	0.2%	2,262,907	N	4/30/2015	6/11/2015		6/11/2015	5/11/2025		4.08000%	0.00231%	0.00390%	0.02000%	0.00050%
97	De La Cruz Professional Center	101	2,835,000	2,831,476	0.2%	2,586,692	N	5/11/2015	6/11/2015		6/11/2015	5/11/2020		4.31000%	0.00231%	0.00390%	0.02000%	0.00050%
98	Folcroft Self Storage	62	2,800,000	2,800,000	0.2%	2,270,317	N	5/13/2015	7/6/2015		7/6/2015	6/6/2025		4.58000%	0.00231%	0.00390%	0.02000%	0.00050%
99	Storaway Self Storage - Palm Bay	40	2,725,000	2,725,000	0.2%	2,725,000	N	5/22/2015	7/11/2015	6/11/2025		6/11/2025		4.12000%	0.00231%	0.00390%	0.07000%	0.00050%
100	Bowen Tower Apartments	29,893	2,737,500	2,720,274	0.2%	2,226,853	N	12/5/2014	2/1/2015		2/1/2015	1/1/2025		4.68000%	0.00231%	0.00390%	0.08000%	0.00050%
101	321 West 90th St. Owners Corp.	50,000	2,500,000	2,500,000	0.2%	1,964,381	N	6/1/2015	7/1/2015		7/1/2015	6/1/2025		3.70000%	0.00231%	0.00390%	0.08000%	0.00050%
102	West Friendship Shopping Center	127	2,400,000	2,393,832	0.2%	1,933,304	N	3/19/2015	5/1/2015		5/1/2015	4/1/2025		4.39000%	0.00231%	0.00390%	0.08000%	0.00050%
103	Crestview Self Storage	40	2,400,000	2,390,410	0.2%	971,634	N	5/1/2015	6/11/2015		6/11/2015	5/11/2025		3.88000%	0.00231%	0.00390%	0.02000%	0.00050%
104	Denn Owners Corporation	30,640	2,250,000	2,236,684	0.2%	1,779,443	N	1/14/2015	3/1/2015		3/1/2015	2/1/2025		3.88000%	0.00231%	0.00390%	0.08000%	0.00050%
105	Moundsville Plaza	21	2,225,000	2,225,000	0.2%	1,718,114	N	3/17/2015	5/6/2015	4/6/2016	5/6/2016	4/6/2025		4.73000%	0.00231%	0.00390%	0.02000%	0.00050%
106	Storaway Self Storage- Deltona I	48	2,100,000	2,100,000	0.2%	2,100,000	N	5/22/2015	7/11/2015	6/11/2025		6/11/2025		4.12000%	0.00231%	0.00390%	0.07000%	0.00050%
107	Sedona Peak Apartments	26,645	2,025,000	2,025,000	0.2%	1,619,200	N	6/1/2015	7/11/2015		7/11/2015	6/11/2025		4.18000%	0.00231%	0.00390%	0.07000%	0.00050%
108	Sea Breeze Town Houses Owners, Inc.	125,000	2,000,000	2,000,000	0.2%	2,000,000	N	5/21/2015	7/1/2015	6/1/2025		6/1/2025		3.73000%	0.00231%	0.00390%	0.08000%	0.00050%
109	Willow Lake Shops	82	2,000,000	2,000,000	0.2%	1,667,106	N	3/9/2015	5/1/2015	4/1/2016	5/1/2016	4/1/2025		4.57000%	0.00231%	0.00390%	0.08000%	0.00050%
110	Wickham Park Commons	129	1,960,000	1,960,000	0.2%	1,669,052	N	5/27/2015	7/11/2015	6/11/2017	7/11/2017	6/11/2025		4.39000%	0.00231%	0.00390%	0.02000%	0.00050%
111	Crown Pointe Plaza	57	1,875,000	1,875,000	0.2%	1,557,770	N	2/27/2015	4/1/2015	3/1/2016	4/1/2016	3/1/2025		4.46000%	0.00231%	0.00390%	0.08000%	0.00050%
112	Hartsdale Executive House, Inc.	21,429	1,800,000	1,800,000	0.2%	1,418,037	N	5/4/2015	7/1/2015		7/1/2015	6/1/2025		3.77000%	0.00231%	0.00390%	0.08000%	0.00050%
113	25 Chapel Corp.	44,933	1,800,000	1,797,326	0.2%	1,402,206	N	4/28/2015	6/1/2015		6/1/2015	5/1/2025		3.47000%	0.00231%	0.00390%	0.08000%	0.00050%
114	Market Place Village	116	1,700,000	1,700,000	0.1%	1,404,092	N	2/4/2015	4/1/2015	3/1/2016	4/1/2016	3/1/2025		4.27000%	0.00231%	0.00390%	0.08000%	0.00050%
115	Kingstowne Shops	70	1,625,000	1,622,953	0.1%	1,302,662	N	4/28/2015	6/11/2015		6/11/2015	5/11/2025		4.25000%	0.00231%	0.00390%	0.02000%	0.00050%
116	109-111 N. Broadway Apt. Corp.	31,725	1,625,000	1,617,987	0.1%	1,279,775	N	2/26/2015	4/1/2015		4/1/2015	3/1/2025		3.76000%	0.00231%	0.00390%	0.08000%	0.00050%
117	40 Prospect Park West Owners Corp.	29,049	1,600,000	1,597,686	0.1%	1,252,561	N	4/30/2015	6/1/2015		6/1/2015	5/1/2025		3.60000%	0.00231%	0.00390%	0.08000%	0.00050%
118	Shops of Orland Park	98	1,550,000	1,550,000	0.1%	1,324,890	N	5/21/2015	7/11/2015	6/11/2017	7/11/2017	6/11/2025		4.53000%	0.00231%	0.00390%	0.02000%	0.00050%
119	Victorville Retail Center	129	1,500,000	1,500,000	0.1%	1,500,000	N	4/9/2015	5/11/2015	4/11/2025		4/11/2025		4.13000%	0.00231%	0.00390%	0.07000%	0.00050%
120	6 West 20th St. Tenants Corp.	106,989	1,500,000	1,497,853	0.1%	1,176,485	N	4/16/2015	6/1/2015		6/1/2015	5/1/2025		3.65000%	0.00231%	0.00390%	0.08000%	0.00050%
121	50-22 Owners Ltd.	31,833	1,500,000	1,496,129	0.1%	1,308,758	N	2/2/2015	4/1/2015		4/1/2015	3/1/2025		3.64000%	0.00231%	0.00390%	0.08000%	0.00050%
122	585 McLean Owners, Inc.	34,146	1,400,000	1,400,000	0.1%	1,221,063	N	5/29/2015	7/1/2015		7/1/2015	6/1/2025		3.63000%	0.00231%	0.00390%	0.08000%	0.00050%
123	12 West 17th St. Tenants' Corp.	126,960	1,400,000	1,396,560	0.1%	1,228,091	N	2/27/2015	4/1/2015		4/1/2015	3/1/2025		3.81000%	0.00231%	0.00390%	0.08000%	0.00050%
124	Gillespie Field Business Park	74	1,310,000	1,308,421	0.1%	1,057,516	N	5/11/2015	6/11/2015		6/11/2015	5/11/2025		4.45000%	0.00231%	0.00390%	0.09000%	0.00050%
125	Waters at West End, Inc.	30,537	1,225,000	1,221,493	0.1%	967,558	N	3/30/2015	5/1/2015		5/1/2015	4/1/2025		3.84000%	0.00231%	0.00390%	0.08000%	0.00050%
126	Jones St. Owners Corporation	170,677	1,200,000	1,194,739	0.1%	942,254	N	2/17/2015	4/1/2015		4/1/2015	3/1/2025		3.68000%	0.00231%	0.00390%	0.08000%	0.00050%
127	Big Lots Plaza	33	1,195,000	1,192,867	0.1%	979,515	N	5/6/2015	6/11/2015		6/11/2015	5/11/2022		4.16000%	0.00231%	0.00390%	0.02000%	0.00050%
128	30 Bond Street Owners Corp.	190,830	1,150,000	1,144,978	0.1%	903,668	N	2/26/2015	4/1/2015		4/1/2015	3/1/2025		3.70000%	0.00231%	0.00390%	0.08000%	0.00050%
129	166 West 76th Apartment Corp.	32,260	1,100,000	1,096,839	0.1%	868,189	N	3/31/2015	5/1/2015		5/1/2015	4/1/2025		3.82000%	0.00231%	0.00390%	0.08000%	0.00050%
130	Hanna Shoppes	65	1,050,000	1,048,677	0.1%	841,720	N	4/21/2015	6/11/2015		6/11/2015	5/11/2025		4.25000%	0.00231%	0.00390%	0.02000%	0.00050%
131	Carroll Gardens Owners, Corp.	31,250	1,000,000	1,000,000	0.1%	788,673	N	5/26/2015	7/1/2015		7/1/2015	6/1/2025		3.80000%	0.00231%	0.00390%	0.08000%	0.00050%
132	170 East 92nd Street Owners, Inc.	44,444	800,000	800,000	0.1%	630,004	N	5/20/2015	7/1/2015		7/1/2015	6/1/2025		3.76000%	0.00231%	0.00390%	0.08000%	0.00050%
133	17 Warren Street Tenants Corporation	125,000	750,000	750,000	0.1%	750,000	N	1/29/2015	3/1/2015	2/1/2025		2/1/2025		3.96000%	0.00231%	0.00390%	0.08000%	0.00050%

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days)	Grace Period Late (Days)(4)
1	Hutchinson Metro Center I	4.17329%	Actual/360	489,017.17	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	0	5
2	Cathedral Place	4.05829%	Actual/360	193,375.24	Interest-only, Amortizing Balloon	Actual/360	120	117	24	21	360	360	3	L(27),D(89),O(4)	5	5
3	150 Royall Street	4.11329%	Actual/360	185,408.57	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360	360	0	L(24),D(92),O(4)	0	5
4	WPC Self Storage Portfolio VII	4.27329%	Actual/360	135,685.60	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)	0	5
4.01	Extra Space Louisville KY
4.02	Extra Space Las Vegas NV
4.03	CubeSmart Joan Panama City Beach FL
4.04	CubeSmart Tallahassee FL
4.05	Extra Space Lady Lake FL
4.06	CubeSmart Crystal Lake IL
4.07	CubeSmart Hutchinson Panama City Beach FL
4.08	Extra Space Lilburn GA
4.09	Extra Space Stockbridge GA
5	Queens' MarketPlace	4.10329%	Actual/360	122,465.97	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(91),O(5)	0	5
6	El Sol Brillante and Laguna Del Sol Apartments	4.27329%	Actual/360	142,275.54	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(24),GRTR 1% or YM(92),O(4)	0	0
6.01	Laguna Del Sol Apartments
6.02	El Sol Brillante Apartments
7	Country Club Center	4.36329%	Actual/360	135,046.00	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	5
8	Parkway Crossing East Shopping Center	4.10329%	Actual/360	127,296.82	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	5
9	Olmsted Plaza Shopping Center	4.01329%	Actual/360	123,215.58	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(25),D(91),O(4)	0	0
10	Hall Office Park	4.17329%	Actual/360	124,699.38	Interest-only, Amortizing Balloon	Actual/360	120	120	12	12	360	360	0	L(24),D(92),O(4)	0	5
11	Dulles North Corporate Parks	4.29329%	Actual/360	136,275.81	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(91),O(4)	0	5
11.01	Dulles North Corporate Park 5
11.02	Dulles North Corporate Park 2
12	Coastal Village Apartments	4.30329%	Actual/360	119,192.30	Interest-only, Amortizing Balloon	Actual/360	120	116	24	20	360	360	4	L(28),D(89),O(3)	0	0
13	Foothills Park Place	4.08329%	Actual/360	80,477.64	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),GRTR 1% or YM(90),O(4)	0	5
14	Smiths Medical	4.44829%	Actual/360	112,407.21	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(25),D(88),O(7)	0	0
15	Hunterstone Apartments	4.35329%	Actual/360	94,920.24	Interest-only, Amortizing Balloon	Actual/360	120	119	48	47	360	360	1	L(25),D(88),O(7)	0	0
16	Magnolia Marketplace	4.09329%	Actual/360	92,032.21	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(82),O(13)	5	0
17	Norfolk Commerce Park	4.31029%	Actual/360	89,892.58	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	5	5
18	Summer Bend Apartments	4.65829%	Actual/360	90,603.91	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	0	0
19	Baywoods of Annapolis	4.61329%	Actual/360	85,575.24	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	10	10
20	Rock Hill Hampton Inn	4.27329%	Actual/360	87,126.66	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	300	300	0	L(24),GRTR 1% or YM(92),O(4)	0	5
21	Louisville Plaza	4.30329%	Actual/360	56,861.32	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(24),GRTR 1% or YM(92),O(4)	0	0
22	Marquis Place	4.24329%	Actual/360	73,966.72	Interest-only, Amortizing Balloon	Actual/360	120	118	12	10	360	360	2	L(26),D(90),O(4)	0	0
23	Riverside Technology Park A & B	4.17329%	Actual/360	72,388.54	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	5
24	Maricopa Fiesta	4.28329%	Actual/360	68,497.18	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360	360	2	L(26),D(87),O(7)	0	0
25	Dunwoody Place	4.17329%	Actual/360	63,572.23	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	5
26	Jackson Square Apartments	4.59829%	Actual/360	71,716.68	Amortizing Balloon		120	120	0	0	300	300	0	L(24),D(92),O(4)	0	0
27	Shops at Doral	4.43329%	Actual/360	63,038.92	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(25),D(91),O(4)	0	0
28	Solano Apartments	4.23329%	Actual/360	59,103.06	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360	360	0	L(24),D(93),O(3)	0	0
29	Riverchase Apartments	4.53329%	Actual/360	61,230.79	Interest-only, Amortizing Balloon	Actual/360	60	59	12	11	360	360	1	L(25),D(28),O(7)	0	0
30	Old Mills	4.30329%	Actual/360	59,596.15	Interest-only, Amortizing Balloon	Actual/360	120	118	60	58	360	360	2	L(23),GRTR 1% or YM(93),O(4)	0	0
31	Ozinus Realty Property Portfolio	5.07829%	Actual/360	50,171.61	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)	0	5
31.01	Shiloh Crossing
31.02	Texas Star
31.03	Pitney Bowes
31.04	Towne Crest Village
31.05	Eagle Plaza
31.06	Palmetto
31.07	Hamlin
32	Brickyard Square	4.48560%	Actual/360	58,083.52	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(91),O(4)	0	0
33	Dos Santos Apartments	4.07329%	Actual/360	53,828.37	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	5
34	Villa Bella	4.66329%	Actual/360	52,456.42	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0
35	Bayview Office Building	4.31329%	Actual/360	49,225.08	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	5
36	Casa Nube	4.39329%	Actual/360	47,684.59	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(89),O(7)	0	0
37	Homewood Suites - Tallahassee	4.36329%	Actual/360	52,212.70	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(91),O(4)	0	5
38	San Mateo Apartments	4.12329%	Actual/360	46,077.49	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	5
39	Brittany Bay II	3.91829%	Actual/360	44,795.79	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	5
40	Nexus Town Center	3.92329%	Actual/360	44,416.69	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	5
41	Cathedral Place - Parking	4.05829%	Actual/360	44,587.78	Interest-only, Amortizing Balloon	Actual/360	120	117	24	21	360	360	3	L(27),D(89),O(4)	5	5
42	Indiana Village	4.10829%	Actual/360	44,641.24	Interest-only, Amortizing Balloon	Actual/360	120	118	60	58	360	360	2	L(26),D(92),O(2)	0	0
43	Fahrens Park Plaza	3.87329%	Actual/360	43,182.89	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),GRTR 1% or YM(91),O(4)	0	5
44	Causeway Corporate Centre	4.46329%	Actual/360	45,548.22	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0
45	TownePlace Suites St. George by Marriott	4.46329%	Actual/360	40,933.15	Amortizing Balloon		120	118	0	0	330	328	2	L(26),D(91),O(3)	0	0
46	IRG - Ellsworth Bailey Saratoga	4.03329%	Actual/360	41,069.80	Amortizing Balloon		120	120	0	0	300	300	0	L(24),GRTR 1% or YM(92),O(4)	0	5
46.01	Saratoga II
46.02	Saratoga I
46.03	Ellsworth Bailey Lordstown
47	39-60 54th Street Owners, Inc.	3.74329%	Actual/360	31,270.11	Amortizing Balloon		120	120	0	0	480	480	0	GRTR 1% or YM(113),1%(3),O(4)	10	10
48	Courtyard by Marriott - Shawnee	4.51329%	Actual/360	38,587.11	Interest-only, Amortizing Balloon	Actual/360	120	120	18	18	360	360	0	L(24),D(93),O(3)	0	0
49	Athens Gate Apartments	4.17329%	Actual/360	36,905.88	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	5
50	Sand Pebble Apartments	4.12329%	Actual/360	36,540.01	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	5
51	Trojan Storage of Oxnard	4.27329%	Actual/360	36,744.20	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	5
52	CVS - Lynn, MA	4.26329%	Actual/360	26,169.00	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)	0	5
53	Gilbert Crossing	4.02329%	Actual/360	33,779.66	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	5
54	1321 Harbor Bay Parkway	4.15329%	Actual/360	34,149.54	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),GRTR 1% or YM or D(88),O(7)	0	5
55	Casa Cruz	4.41329%	Actual/360	34,715.73	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	0
56	Best Western Plus - Windsor Gardens	4.57329%	Actual/360	36,948.26	Interest-only, Amortizing Balloon	Actual/360	120	119	18	17	300	300	1	L(23),GRTR 1% or YM(93),O(4)	0	0
57	Oak Tree Plaza	4.15329%	Actual/360	31,710.29	Interest-only, Amortizing Balloon	Actual/360	120	118	48	46	360	360	2	L(26),D(90),O(4)	0	0
58	Peppertree Lane Apartments	4.15129%	Actual/360	31,241.86	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	0	5
59	8211 Town Center Drive	4.31329%	Actual/360	34,040.68	Amortizing Balloon		120	120	0	0	300	300	0	L(24),D(92),O(4)	0	5
60	Staybridge Suites Indianapolis Airport	4.57329%	Actual/360	33,691.42	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11	300	300	1	L(25),D(91),O(4)	0	0
61	Austin Heights Shopping Center	4.32329%	Actual/360	30,081.11	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360	0	L(24),D(92),O(4)	10	10
62	Walgreens - Duncanville, TX	4.40329%	Actual/360	30,352.67	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	300	300	0	L(24),D(92),O(4)	0	5
63	Trojan Storage of Roseville	4.26329%	Actual/360	26,814.93	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	5
64	Lakeside Plaza	4.86329%	Actual/360	28,414.38	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	5
65	Green Acres MHP	4.28329%	Actual/360	26,259.32	Interest-only, Amortizing Balloon	Actual/360	120	120	12	12	360	360	0	L(24),D(92),O(4)	0	5
66	Mendicino Green Apartment Corp.	3.38329%	Actual/360	20,436.47	Amortizing Balloon		120	119	0	0	480	479	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
67	Walgreens - Richmond Heights	4.21329%	Actual/360	24,764.27	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360	360	2	L(26),D(90),O(4)	0	0
68	Rivertown Center	4.16329%	Actual/360	24,421.68	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	5
69	Bristol House, Inc.	3.37329%	Actual/360	22,340.74	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
70	Storaway Self Storage - Nashville	4.04329%	Actual/360	17,365.51	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)	0	5
71	Bella Luna / San Lucas	3.92460%	Actual/360	23,723.99	Amortizing Balloon		60	54	0	0	360	354	6	L(30),D(26),O(4)	0	0
72	Seacoast Self Storage	4.55329%	Actual/360	24,958.75	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0
73	230 Garth Road Owners, Inc.	3.29329%	Actual/360	20,127.97	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
74	Comfort Suites - Near the Galleria	4.52329%	Actual/360	24,246.46	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(91),O(4)	0	0
75	Sandstone Apartments	5.36329%	Actual/360	23,558.08	Amortizing Balloon		60	59	0	0	360	359	1	L(25),D(31),O(4)	0	0
76	Tieton Village	4.01329%	Actual/360	19,188.97	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(25),D(91),O(4)	0	5
77	Highland Terrace Housing Development Fund Corporation	3.71329%	Actual/360	18,638.29	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(83),1%(33),O(4)	10	10
78	Cooperstown Commons Shopping Center	4.25329%	Actual/360	21,465.06	Interest-only, Amortizing Balloon	Actual/360	120	118	18	16	300	300	2	L(26),D(90),O(4)	0	0
79	Lake Lucina Shopping Center	4.44329%	Actual/360	19,258.28	Amortizing Balloon		120	115	0	0	360	355	5	L(29),D(87),O(4)	0	10
80	Silver Bridge Plaza	4.47329%	Actual/360	20,843.72	Interest-only, Amortizing Balloon	Actual/360	120	118	12	10	300	300	2	L(26),D(90),O(4)	0	0
81	Karen Gardens Apartment Corp.	3.48329%	Actual/360	16,533.09	Amortizing Balloon		120	120	0	0	360	360	0	GRTR 1% or YM(83),1%(33),O(4)	10	10
82	East Haven Self Storage	4.65329%	Actual/360	17,696.32	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0
83	Walgreens - Milwaukee	4.27329%	Actual/360	17,970.88	Amortizing ARD		120	119	0	0	300	299	1	L(25),D(91),O(4)	0	5

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days)	Grace Period Late (Days)(4)
84	Haggen Food & Pharmacy	4.31729%	Actual/360	15,994.12	Amortizing ARD		120	120	0	0	360	360	0	L(24),D(93),O(3)	0	0
85	Sycamore Terrace	4.70329%	Actual/360	16,591.71	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(24),GRTR 1% or YM(89),O(7)	0	10
86	Ramona Plaza Shopping Center	4.23329%	Actual/360	15,742.96	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	5
87	All A/C Self Storage	4.58329%	Actual/360	16,167.13	Interest-only, Amortizing Balloon	Actual/360	120	120	12	12	360	360	0	L(23),GRTR 1% or YM(93),O(4)	0	0
88	Pecue MHC	4.28329%	Actual/360	15,606.95	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	5
89	Regency Park Owners Corp.	3.54329%	Actual/360	14,146.32	Amortizing Balloon		120	120	0	0	360	360	0	GRTR 1% or YM(83),1%(33),O(4)	10	10
90	Storaway Self Storage - Deltona II	4.04329%	Actual/360	10,471.67	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)	0	5
91	Lakewood Place Shopping Center	4.37329%	Actual/360	15,022.83	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360	0	L(24),D(92),O(4)	0	5
92	Hacienda Heights Apartments	4.11329%	Actual/360	14,565.65	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	5
93	Nagle House, Inc.	3.68329%	Actual/360	13,927.54	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
94	Walgreens - Warrensburg, MO	4.07329%	Actual/360	15,707.86	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	300	300	0	L(24),D(92),O(4)	0	5
95	230 Tenants Corporation	3.46329%	Actual/360	8,722.15	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	GRTR 1% or YM(113),1%(3),O(4)	10	10
96	Shackelford Center	4.05329%	Actual/360	13,689.90	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	5
97	De La Cruz Professional Center	4.28329%	Actual/360	14,046.26	Amortizing Balloon		60	59	0	0	360	359	1	L(25),D(31),O(4)	0	5
98	Folcroft Self Storage	4.55329%	Actual/360	14,320.59	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	0
99	Storaway Self Storage - Palm Bay	4.04329%	Actual/360	9,511.76	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)	0	5
100	Bowen Tower Apartments	4.59329%	Actual/360	14,164.82	Amortizing Balloon		120	115	0	0	360	355	5	L(29),D(87),O(4)	10	10
101	321 West 90th St. Owners Corp.	3.61329%	Actual/360	11,507.07	Amortizing Balloon		120	120	0	0	360	360	0	GRTR 1% or YM(113),1%(3),O(4)	10	10
102	West Friendship Shopping Center	4.30329%	Actual/360	12,004.09	Amortizing Balloon		120	118	0	0	360	358	2	GRTR 1% or YM(116),O(4)	10	10
103	Crestview Self Storage	3.85329%	Actual/360	17,608.53	Amortizing Balloon		120	119	0	0	180	179	1	L(25),D(91),O(4)	0	5
104	Denn Owners Corporation	3.79329%	Actual/360	10,586.77	Amortizing Balloon		120	116	0	0	360	356	4	GRTR 1% or YM(113),1%(3),O(4)	10	10
105	Moundsville Plaza	4.70329%	Actual/360	12,659.53	Interest-only, Amortizing Balloon	Actual/360	120	118	12	10	300	300	2	L(26),D(90),O(4)	0	0
106	Storaway Self Storage- Deltona I	4.04329%	Actual/360	7,330.17	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)	0	5
107	Sedona Peak Apartments	4.10329%	Actual/360	9,878.97	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	5
108	Sea Breeze Town Houses Owners, Inc.	3.64329%	Actual/360	6,320.28	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	GRTR 1% or YM(113),1%(3),O(4)	10	10
109	Willow Lake Shops	4.48329%	Actual/360	10,217.06	Interest-only, Amortizing Balloon	Actual/360	120	118	12	10	360	360	2	L(26),D(90),O(4)	10	10
110	Wickham Park Commons	4.36329%	Actual/360	9,803.34	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360	0	L(24),D(92),O(4)	0	5
111	Crown Pointe Plaza	4.37329%	Actual/360	9,455.84	Interest-only, Amortizing Balloon	Actual/360	120	117	12	9	360	360	3	L(27),D(89),O(4)	10	10
112	Hartsdale Executive House, Inc.	3.68329%	Actual/360	8,356.52	Amortizing Balloon		120	120	0	0	360	360	0	GRTR 1% or YM(113),1%(3),O(4)	10	10
113	25 Chapel Corp.	3.38329%	Actual/360	8,052.69	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
114	Market Place Village	4.18329%	Actual/360	8,382.89	Interest-only, Amortizing Balloon	Actual/360	120	117	12	9	360	360	3	L(27),D(89),O(4)	10	10
115	Kingstowne Shops	4.22329%	Actual/360	7,994.02	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	5
116	109-111 N. Broadway Apt. Corp.	3.67329%	Actual/360	7,534.85	Amortizing Balloon		120	117	0	0	360	357	3	GRTR 1% or YM(83),1%(33),O(4)	10	10
117	40 Prospect Park West Owners Corp.	3.51329%	Actual/360	7,274.33	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
118	Shops of Orland Park	4.50329%	Actual/360	7,881.28	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360	0	L(24),D(92),O(4)	0	5
119	Victorville Retail Center	4.05329%	Actual/360	5,248.54	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),D(81),O(13)	0	5
120	6 West 20th St. Tenants Corp.	3.56329%	Actual/360	6,861.89	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
121	50-22 Owners Ltd.	3.55329%	Actual/360	5,937.48	Amortizing Balloon		120	117	0	0	480	477	3	GRTR 1% or YM(113),1%(3),O(4)	10	10
122	585 McLean Owners, Inc.	3.54329%	Actual/360	5,533.16	Amortizing Balloon		120	120	0	0	480	480	0	GRTR 1% or YM(113),1%(3),O(4)	10	10
123	12 West 17th St. Tenants' Corp.	3.72329%	Actual/360	5,686.80	Amortizing Balloon		120	117	0	0	480	477	3	GRTR 1% or YM(113),1%(3),O(4)	10	10
124	Gillespie Field Business Park	4.35329%	Actual/360	6,598.72	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	5
125	Waters at West End, Inc.	3.75329%	Actual/360	5,735.91	Amortizing Balloon		120	118	0	0	360	358	2	GRTR 1% or YM(113),1%(3),O(4)	10	10
126	Jones St. Owners Corporation	3.59329%	Actual/360	5,509.83	Amortizing Balloon		120	117	0	0	360	357	3	GRTR 1% or YM(113),1%(3),O(4)	10	10
127	Big Lots Plaza	4.13329%	Actual/360	6,413.70	Amortizing Balloon		84	83	0	0	300	299	1	L(25),D(55),O(4)	0	5
128	30 Bond Street Owners Corp.	3.61329%	Actual/360	5,293.25	Amortizing Balloon		120	117	0	0	360	357	3	GRTR 1% or YM(113),1%(3),O(4)	10	10
129	166 West 76th Apartment Corp.	3.73329%	Actual/360	5,138.06	Amortizing Balloon		120	118	0	0	360	358	2	GRTR 1% or YM(83),1%(33),O(4)	10	10
130	Hanna Shoppes	4.22329%	Actual/360	5,165.37	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	5
131	Carroll Gardens Owners, Corp.	3.71329%	Actual/360	4,659.57	Amortizing Balloon		120	120	0	0	360	360	0	GRTR 1% or YM(113),1%(3),O(4)	10	10
132	170 East 92nd Street Owners, Inc.	3.67329%	Actual/360	3,709.47	Amortizing Balloon		120	120	0	0	360	360	0	GRTR 1% or YM(113),1%(3),O(4)	10	10
133	17 Warren Street Tenants Corporation	3.87329%	Actual/360	2,516.25	Interest-only, Balloon	Actual/360	120	116	120	116	0	0	4	GRTR 1% or YM(113),1%(3),O(4)	10	10
A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Appraised Value ($)(5)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(3)	U/W NCF DSCR (x)(3)	Cut-off Date LTV Ratio(3)(5)	LTV Ratio at Maturity or ARD(3)(5)	Cut-off Date U/W NOI Debt Yield(3)	Cut-off Date U/W NCF Debt Yield(3)	U/W Revenues ($)
1	Hutchinson Metro Center I	142,000,000	4/1/2015									1.56	1.40	70.4%	61.2%	9.1%	8.2%	16,203,748
2	Cathedral Place	57,000,000	01/07/2015									1.55	1.41	70.0%	59.2%	9.0%	8.2%	6,150,769
3	150 Royall Street	58,900,000	2/25/2015									1.61	1.41	64.8%	59.0%	9.4%	8.2%	6,382,931
4	WPC Self Storage Portfolio VII	57,350,000	Various									2.08	2.00	64.9%	64.9%	9.1%	8.7%	5,789,282
4.01	Extra Space Louisville KY	10,200,000	4/1/2015															1,057,233
4.02	Extra Space Las Vegas NV	9,800,000	4/7/2015															822,121
4.03	CubeSmart Joan Panama City Beach FL	9,500,000	4/25/2015															749,930
4.04	CubeSmart Tallahassee FL	7,600,000	4/8/2015															806,991
4.05	Extra Space Lady Lake FL	6,100,000	4/1/2015															646,246
4.06	CubeSmart Crystal Lake IL	4,050,000	4/3/2015															510,945
4.07	CubeSmart Hutchinson Panama City Beach FL	4,000,000	4/8/2015															438,405
4.08	Extra Space Lilburn GA	3,600,000	4/2/2015															435,267
4.09	Extra Space Stockbridge GA	2,500,000	4/2/2015															322,145
5	Queens' MarketPlace	55,500,000	4/1/2015									2.25	2.10	63.1%	63.1%	9.4%	8.8%	7,144,696
6	El Sol Brillante and Laguna Del Sol Apartments	39,310,000	4/7/2015									1.80	1.68	73.1%	66.7%	10.7%	10.0%	6,319,448
6.01	Laguna Del Sol Apartments	20,330,000	4/7/2015															3,230,705
6.02	El Sol Brillante Apartments	18,980,000	4/7/2015															3,088,743
7	Country Club Center	36,000,000	3/23/2015									1.29	1.24	75.0%	60.4%	7.7%	7.5%	3,186,714
8	Parkway Crossing East Shopping Center	35,000,000	2/10/2015									1.48	1.38	74.9%	59.9%	8.6%	8.0%	2,962,282
9	Olmsted Plaza Shopping Center	35,370,000	2/11/2015									1.70	1.57	72.1%	65.5%	9.8%	9.1%	4,250,049
10	Hall Office Park	34,600,000	3/20/2015									1.49	1.35	73.7%	60.7%	8.8%	7.9%	3,845,173
11	Dulles North Corporate Parks	41,900,000	Various									1.65	1.50	59.6%	43.5%	10.8%	9.8%	3,603,745
11.01	Dulles North Corporate Park 5	23,700,000	3/23/2015															2,037,937
11.02	Dulles North Corporate Park 2	18,200,000	3/26/2015															1,565,808
12	Coastal Village Apartments	32,700,000	12/22/2014									1.49	1.40	73.4%	62.4%	8.9%	8.3%	4,815,207
13	Foothills Park Place	39,000,000	3/9/2015									2.63	2.40	59.0%	59.0%	11.1%	10.1%	3,388,274
14	Smiths Medical	35,400,000	4/1/2015									1.77	1.61	62.9%	57.5%	10.7%	9.8%	4,125,555
15	Hunterstone Apartments	25,375,000	4/8/2015									1.36	1.30	74.9%	66.9%	8.2%	7.8%	2,512,786
16	Magnolia Marketplace	25,400,000	03/06/2015									1.33	1.27	74.4%	59.5%	7.8%	7.5%	2,179,860
17	Norfolk Commerce Park	25,750,000	04/27/2015									2.18	1.84	69.9%	61.0%	13.1%	11.0%	3,731,793
18	Summer Bend Apartments	24,875,000	4/13/2015									1.58	1.50	70.4%	61.8%	9.8%	9.3%	3,060,400
19	Baywoods of Annapolis	57,000,000	4/20/2015	36,900,000	44.7%	0.0%	0	0	0		5,000,000	2.20	2.20	28.9%	23.6%	13.7%	13.7%	11,805,692
20	Rock Hill Hampton Inn	24,300,000	4/20/2015									1.93	1.68	65.8%	52.2%	12.6%	11.0%	5,147,607
21	Louisville Plaza	22,200,000	2/19/2015									2.01	1.82	69.8%	69.8%	8.8%	8.0%	2,031,270
22	Marquis Place	20,000,000	1/12/2015									1.38	1.36	75.0%	61.9%	8.2%	8.0%	1,787,761
23	Riverside Technology Park A & B	25,500,000	4/9/2015									1.86	1.63	57.8%	46.3%	11.0%	9.6%	2,105,905
24	Maricopa Fiesta	18,600,000	12/26/2014									1.43	1.31	74.3%	64.8%	8.5%	7.8%	1,823,708
25	Dunwoody Place	19,550,000	4/7/2015									1.49	1.40	66.5%	56.3%	8.8%	8.2%	1,704,523
26	Jackson Square Apartments	17,000,000	4/28/2016									1.35	1.32	74.6%	55.1%	9.2%	8.9%	1,803,094
27	Shops at Doral	18,500,000	3/23/2015									1.53	1.48	67.6%	61.8%	9.3%	9.0%	1,614,342
28	Solano Apartments	17,900,000	5/5/2015									1.82	1.73	67.0%	61.1%	10.7%	10.2%	2,789,257
29	Riverchase Apartments	16,600,000	3/25/2015									1.31	1.23	72.3%	67.5%	8.0%	7.5%	1,877,840
30	Old Mills	16,100,000	2/6/2015									1.53	1.45	74.5%	68.0%	9.1%	8.6%	1,995,378
31	Ozinus Realty Property Portfolio	23,800,000	Various									2.92	2.39	48.4%	48.4%	15.3%	12.5%	2,767,268
31.01	Shiloh Crossing	5,400,000	03/04/2015															568,967
31.02	Texas Star	4,050,000	03/03/2015															474,488
31.03	Pitney Bowes	4,000,000	03/05/2015															401,202
31.04	Towne Crest Village	3,700,000	03/31/2015															403,197
31.05	Eagle Plaza	2,650,000	03/06/2015															366,824
31.06	Palmetto	2,300,000	03/04/2015															286,721
31.07	Hamlin	1,700,000	03/06/2015															265,869
32	Brickyard Square	50,500,000	1/28/2015									1.30	1.26	72.2%	63.2%	7.9%	7.7%	3,789,410
33	Dos Santos Apartments	14,800,000	4/28/2015									1.66	1.55	75.0%	59.9%	9.6%	9.0%	1,982,659
34	Villa Bella	15,200,000	3/23/2015									1.71	1.65	66.5%	54.2%	10.6%	10.3%	3,361,391
35	Bayview Office Building	14,200,000	3/9/2015									1.78	1.49	69.6%	56.1%	10.7%	8.9%	2,062,640
36	Casa Nube	13,800,000	3/18/2015									1.78	1.58	68.8%	55.5%	10.7%	9.5%	2,526,045
37	Homewood Suites - Tallahassee	16,100,000	3/3/2015									2.24	2.01	58.9%	43.1%	14.8%	13.3%	3,615,650
38	San Mateo Apartments	12,600,000	4/28/2015									1.65	1.54	75.0%	59.9%	9.7%	9.0%	1,886,935
39	Brittany Bay II	18,000,000	03/03/2015									2.16	2.05	52.2%	41.5%	12.4%	11.7%	2,113,758
40	Nexus Town Center	17,200,000	2/21/2015									1.99	1.85	54.3%	43.2%	11.4%	10.6%	1,506,214
41	Cathedral Place - Parking	13,200,000	01/07/2015									1.79	1.70	69.7%	58.9%	10.4%	9.9%	1,584,741
42	Indiana Village	12,300,000	2/5/2015									1.58	1.42	74.8%	68.0%	9.2%	8.3%	1,858,784
43	Fahrens Park Plaza	14,200,000	3/10/2015									1.84	1.69	64.1%	55.4%	10.5%	9.6%	1,234,706
44	Causeway Corporate Centre	12,000,000	2/17/2015									1.54	1.40	74.9%	60.6%	9.4%	8.5%	1,434,961
45	TownePlace Suites St. George by Marriott	11,100,000	1/23/2015									2.02	1.80	69.6%	54.1%	12.8%	11.5%	2,649,237
46	IRG - Ellsworth Bailey Saratoga	12,000,000	2/26/2015									1.87	1.64	64.2%	46.4%	12.0%	10.5%	1,473,326
46.01	Saratoga II	5,000,000	2/26/2015															583,142
46.02	Saratoga I	3,700,000	2/26/2015															457,651
46.03	Ellsworth Bailey Lordstown	3,300,000	2/26/2015															432,533
47	39-60 54th Street Owners, Inc.	62,659,906	4/9/2015	43,000,000	17.8%	4.1%	9	0	0	48,372	750,000	8.30	8.30	12.2%	10.8%	40.6%	40.6%	4,806,000
48	Courtyard by Marriott - Shawnee	12,800,000	4/30/2015									2.18	1.89	59.2%	50.0%	13.3%	11.5%	3,374,462
49	Athens Gate Apartments	10,110,000	4/28/2015									1.52	1.38	74.4%	59.6%	8.9%	8.2%	1,459,209
50	Sand Pebble Apartments	11,100,000	4/28/2015									1.66	1.54	67.5%	54.0%	9.7%	9.0%	1,774,386
51	Trojan Storage of Oxnard	11,000,000	3/25/2015									1.56	1.53	67.5%	54.2%	9.3%	9.1%	1,076,875
52	CVS - Lynn, MA	10,600,000	4/2/2015									1.78	1.78	67.9%	67.9%	7.8%	7.7%	564,853
53	Gilbert Crossing	9,500,000	3/2/2015									1.71	1.58	74.0%	62.5%	9.8%	9.1%	965,564
54	1321 Harbor Bay Parkway	10,800,000	12/1/2014									1.77	1.62	64.8%	54.9%	10.4%	9.5%	978,468
55	Casa Cruz	9,540,000	3/24/2015									1.68	1.49	72.3%	61.7%	10.2%	9.0%	1,896,058
56	Best Western Plus - Windsor Gardens	9,500,000	3/17/2015									1.75	1.55	69.3%	54.3%	11.8%	10.5%	2,142,600
57	Oak Tree Plaza	10,990,000	2/20/2015									1.39	1.36	59.1%	52.6%	8.1%	8.0%	720,063
58	Peppertree Lane Apartments	8,600,000	04/07/2015									1.63	1.51	74.1%	64.5%	9.6%	8.9%	1,389,290
59	8211 Town Center Drive	8,400,000	4/2/2015									1.40	1.26	73.8%	53.9%	9.2%	8.3%	830,715
60	Staybridge Suites Indianapolis Airport	9,500,000	3/10/2015									1.78	1.52	63.2%	48.6%	12.0%	10.3%	2,534,202
61	Austin Heights Shopping Center	9,190,000	12/22/2014									2.00	1.80	65.3%	55.6%	12.0%	10.8%	1,102,446
62	Walgreens - Duncanville, TX	8,570,000	3/25/2015									1.14	1.13	64.2%	56.5%	7.5%	7.5%	417,828
63	Trojan Storage of Roseville	7,980,000	3/26/2015									1.58	1.54	67.9%	54.6%	9.4%	9.1%	826,625
64	Lakeside Plaza	12,990,000	3/25/2015									2.19	1.91	41.3%	35.6%	13.9%	12.1%	1,143,019
65	Green Acres MHP	7,750,000	4/10/2015									1.65	1.62	68.4%	56.6%	9.8%	9.6%	875,831
66	Mendicino Green Apartment Corp.	21,300,000	3/16/2015	16,200,000	32.7%	1.9%	0	0	2		250,000	4.30	4.30	24.9%	21.6%	19.9%	19.9%	2,110,017
67	Walgreens - Richmond Heights	6,720,000	2/18/2015									1.36	1.36	75.0%	65.3%	8.0%	8.0%	415,800
68	Rivertown Center	7,325,000	3/25/2015									1.89	1.61	68.3%	57.8%	11.1%	9.4%	897,646
69	Bristol House, Inc.	16,750,000	3/25/2015	14,400,000	34.7%	5.6%	4	0	0	14,950		3.62	3.62	29.8%	23.2%	19.5%	19.5%	1,641,665
70	Storaway Self Storage - Nashville	10,040,000	4/7/2015									2.83	2.78	49.6%	49.6%	11.9%	11.6%	953,361
71	Bella Luna / San Lucas	35,000,000	8/27/2014									2.23	2.03	58.1%	53.1%	12.8%	11.7%	5,822,334
72	Seacoast Self Storage	6,670,000	3/13/2015									1.62	1.59	73.1%	59.3%	10.0%	9.8%	652,961
73	230 Garth Road Owners, Inc.	86,700,000	2/27/2015	67,400,000	6.7%	0.0%	0	0	0			18.14	18.14	5.2%	4.1%	96.5%	96.5%	8,168,480
74	Comfort Suites - Near the Galleria	6,700,000	1/14/2015									1.90	1.66	64.7%	47.6%	12.8%	11.2%	1,740,125
75	Sandstone Apartments	7,490,000	4/3/2015									1.80	1.62	56.0%	52.0%	12.1%	10.9%	1,154,303
76	Tieton Village	5,900,000	2/21/2015									1.98	1.78	67.8%	61.6%	11.4%	10.3%	572,489
77	Highland Terrace Housing Development Fund Corporation	13,910,000	2/24/2015	12,500,000	32.0%	2.1%	0	0	2			3.92	3.92	28.7%	22.7%	22.0%	22.0%	1,697,403
78	Cooperstown Commons Shopping Center	5,700,000	2/11/2015									1.74	1.60	69.3%	53.8%	11.4%	10.4%	767,546
79	Lake Lucina Shopping Center	5,100,000	10/6/2014									1.85	1.58	73.8%	60.1%	11.4%	9.7%	608,083
80	Silver Bridge Plaza	5,000,000	1/19/2015									1.78	1.47	75.0%	57.5%	11.9%	9.8%	706,643
81	Karen Gardens Apartment Corp.	15,300,000	3/10/2015	9,700,000	37.6%	0.0%	0	0	0		500,000	3.43	3.43	23.9%	18.7%	18.6%	18.6%	1,257,686
82	East Haven Self Storage	4,600,000	2/24/2015									1.44	1.41	74.3%	60.5%	8.9%	8.8%	441,105
83	Walgreens - Milwaukee	4,850,000	2/20/2015									1.27	1.26	67.7%	49.5%	8.3%	8.3%	303,878

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Appraised Value ($)(5)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(3)	U/W NCF DSCR (x)(3)	Cut-off Date LTV Ratio(3)(5)	LTV Ratio at Maturity or ARD(3)(5)	Cut-off Date U/W NOI Debt Yield(3)	Cut-off Date U/W NCF Debt Yield(3)	U/W Revenues ($)
84	Haggen Food & Pharmacy	5,500,000	4/18/2015									1.65	1.49	58.2%	46.9%	9.9%	9.0%	326,080
85	Sycamore Terrace	4,300,000	4/7/2015									1.38	1.29	74.1%	68.1%	8.6%	8.1%	505,903
86	Ramona Plaza Shopping Center	4,550,000	4/18/2015									1.68	1.52	70.0%	56.2%	10.0%	9.0%	506,288
87	All A/C Self Storage	4,300,000	3/12/2015									1.41	1.38	73.3%	61.1%	8.7%	8.5%	461,783
88	Pecue MHC	4,200,000	3/5/2015									1.51	1.47	74.9%	60.3%	9.0%	8.8%	472,429
89	Regency Park Owners Corp.	15,100,000	4/3/2015	11,700,000	26.5%	1.5%	1	0	0	8,885	500,000	4.66	4.66	20.5%	16.1%	25.5%	25.5%	1,435,506
90	Storaway Self Storage - Deltona II	6,100,000	4/7/2015									2.85	2.77	49.2%	49.2%	11.9%	11.6%	672,447
91	Lakewood Place Shopping Center	4,000,000	4/10/2015									1.60	1.47	75.0%	63.9%	9.6%	8.9%	379,143
92	Hacienda Heights Apartments	6,195,000	3/26/2015									1.68	1.60	48.4%	38.7%	9.8%	9.4%	426,076
93	Nagle House, Inc.	48,190,000	4/21/2014	20,600,000	14.5%	1.1%	0	0	2		500,000	8.62	8.62	6.2%	4.9%	48.1%	48.1%	3,477,038
94	Walgreens - Warrensburg, MO	4,975,000	1/19/2015									1.52	1.51	59.2%	51.8%	9.7%	9.7%	289,060
95	230 Tenants Corporation	44,500,000	4/16/2015	13,800,000	21.0%	0.0%	0	0	0		500,000	8.89	8.89	6.5%	6.5%	32.1%	32.1%	2,307,455
96	Shackelford Center	4,600,000	3/20/2015									1.95	1.72	61.7%	49.2%	11.3%	10.0%	530,879
97	De La Cruz Professional Center	3,850,000	4/16/2015									1.98	1.81	73.5%	67.2%	11.8%	10.8%	450,206
98	Folcroft Self Storage	4,000,000	2/19/2015									1.75	1.71	70.0%	56.8%	10.8%	10.5%	510,634
99	Storaway Self Storage - Palm Bay	5,750,000	4/7/2015									3.11	3.02	47.4%	47.4%	13.0%	12.6%	647,392
100	Bowen Tower Apartments	3,700,000	10/28/2014									1.87	1.61	73.5%	60.2%	11.7%	10.1%	735,844
101	321 West 90th St. Owners Corp.	45,648,492	2/17/2015	24,600,000	10.2%	18.0%	9	0	0	57,605	500,000	12.03	12.03	5.5%	4.3%	66.5%	66.5%	2,268,508
102	West Friendship Shopping Center	3,200,000	10/10/2014									1.71	1.63	74.8%	60.4%	10.3%	9.8%	366,537
103	Crestview Self Storage	4,900,000	3/17/2015									1.45	1.41	48.8%	19.8%	12.8%	12.4%	569,055
104	Denn Owners Corporation	11,170,000	11/25/2014	7,300,000	30.6%	34.2%	25	0	0	62,121	250,000	3.73	3.73	20.0%	15.9%	21.2%	21.2%	1,132,523
105	Moundsville Plaza	3,300,000	1/13/2015									1.97	1.65	67.4%	52.1%	13.5%	11.3%	469,618
106	Storaway Self Storage- Deltona I	4,350,000	4/7/2015									2.95	2.87	48.3%	48.3%	12.3%	12.0%	459,433
107	Sedona Peak Apartments	4,070,000	4/28/2015									2.34	2.15	49.8%	39.8%	13.7%	12.6%	581,501
108	Sea Breeze Town Houses Owners, Inc.	7,170,000	3/24/2015	4,500,000	44.4%	0.0%	0	0	0		100,000	4.43	4.43	27.9%	27.9%	16.8%	16.8%	492,480
109	Willow Lake Shops	2,800,000	1/5/2015									1.66	1.51	71.4%	59.5%	10.2%	9.3%	260,626
110	Wickham Park Commons	2,800,000	3/27/2015									1.55	1.41	70.0%	59.6%	9.3%	8.5%	314,874
111	Crown Pointe Plaza	3,365,000	12/10/2014									2.44	2.09	55.7%	46.3%	14.7%	12.6%	465,753
112	Hartsdale Executive House, Inc.	16,500,000	2/27/2015	14,700,000	12.2%	1.2%	1	0	0	2,416	350,000	10.29	10.29	10.9%	8.6%	57.3%	57.3%	1,847,601
113	25 Chapel Corp.	18,700,000	3/25/2015	11,500,000	15.6%	2.5%	1	0	0	5,860		8.35	8.35	9.6%	7.5%	44.9%	44.9%	1,322,047
114	Market Place Village	2,450,000	12/1/2014									2.01	1.85	69.4%	57.3%	11.9%	10.9%	267,433
115	Kingstowne Shops	2,750,000	3/2/2015									2.04	1.78	59.0%	47.4%	12.0%	10.5%	318,715
116	109-111 N. Broadway Apt. Corp.	10,150,000	1/12/2015	8,450,000	19.1%	0.0%	0	0	0		500,000	6.31	6.31	15.9%	12.6%	35.3%	35.3%	1,175,530
117	40 Prospect Park West Owners Corp.	52,650,000	4/15/2015	28,700,000	5.6%	7.3%	4	0	0	3,286	500,000	19.73	19.73	3.0%	2.4%	107.8%	107.8%	2,574,658
118	Shops of Orland Park	2,250,000	3/25/2015									2.04	1.79	68.9%	58.9%	12.4%	10.9%	338,658
119	Victorville Retail Center	6,140,000	3/10/2015									5.18	4.89	24.4%	24.4%	21.7%	20.5%	470,441
120	6 West 20th St. Tenants Corp.	40,266,142	1/22/2015	26,100,000	5.7%	0.0%	0	0	0		500,000	21.73	21.73	3.7%	2.9%	119.4%	119.4%	2,368,242
121	50-22 Owners Ltd.	10,178,940	12/12/2014	7,400,000	20.2%	12.8%	3	0	3	9,855	500,000	7.55	7.55	14.7%	12.9%	36.0%	36.0%	863,035
122	585 McLean Owners, Inc.	5,220,000	3/11/2015	4,100,000	34.1%	46.3%	19	0	0	50,568	500,000	4.31	4.31	26.8%	23.4%	20.4%	20.4%	644,416
123	12 West 17th St. Tenants' Corp.	36,540,000	12/15/2014	15,800,000	8.8%	0.0%	0	0	0		500,000	15.59	15.59	3.8%	3.4%	76.2%	76.2%	1,558,284
124	Gillespie Field Business Park	2,000,000	4/3/2015									1.57	1.42	65.4%	52.9%	9.5%	8.6%	222,642
125	Waters at West End, Inc.	7,630,000	1/30/2015	7,300,000	16.7%	0.0%	0	0	0		500,000	7.41	7.41	16.0%	12.7%	41.8%	41.8%	890,112
126	Jones St. Owners Corporation	17,350,000	10/28/2014	9,900,000	12.1%	0.0%	0	0	0			10.15	10.15	6.9%	5.4%	56.2%	56.2%	905,474
127	Big Lots Plaza	2,450,000	12/29/2014									2.71	2.09	48.7%	40.0%	17.5%	13.5%	300,321
128	30 Bond Street Owners Corp.	26,350,000	12/23/2014	9,900,000	11.6%	0.0%	0	0	0			10.49	10.49	4.3%	3.4%	58.2%	58.2%	779,532
129	166 West 76th Apartment Corp.	25,872,764	2/19/2015	13,800,000	7.9%	0.0%	0	0	0		500,000	15.10	15.10	4.2%	3.4%	84.9%	84.9%	1,400,262
130	Hanna Shoppes	1,600,000	3/3/2015									1.94	1.69	65.5%	52.6%	11.5%	10.0%	185,807
131	Carroll Gardens Owners, Corp.	6,120,000	3/30/2015	3,630,000	27.5%	21.9%	0	0	7		250,000	4.54	4.54	16.3%	12.9%	25.4%	25.4%	562,806
132	170 East 92nd Street Owners, Inc.	10,397,000	4/1/2015	5,900,000	13.6%	0.0%	0	0	0		300,000	8.99	8.99	7.7%	6.1%	50.0%	50.0%	631,936
133	17 Warren Street Tenants Corporation	10,453,968	12/17/2014	4,500,000	16.7%	0.0%	0	0	0			9.95	9.95	7.2%	7.2%	40.1%	40.1%	466,298

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W Expenses ($)	U/W Net Operating Income ($)(6)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)(6)	Occupancy Rate(2)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR
1	Hutchinson Metro Center I	7,070,708	9,133,039	105,613	798,975	8,228,451	100.0%	4/1/2015			Actual 2014	15,175,275	5,894,432	9,280,842	0	9,280,842
2	Cathedral Place	2,556,668	3,594,101	43,956	273,918	3,276,228	91.1%	5/1/2015			Actual 2014	6,170,237	2,746,872	3,423,365	0	3,423,365
3	150 Royall Street	2,802,786	3,580,145	54,462	389,012	3,136,672	100.0%	4/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
4	WPC Self Storage Portfolio VII	2,407,887	3,381,395	132,314	0	3,249,081	88.3%	Various			Various	5,793,377	2,032,503	3,760,875	0	3,760,875
4.01	Extra Space Louisville KY	384,862	672,371	23,804	0	648,567	97.8%	3/31/2015			TTM 3/31/2015	1,061,327	196,119	865,209	0	865,209
4.02	Extra Space Las Vegas NV	231,106	591,015	2,962	0	588,053	93.4%	3/31/2015			TTM 3/31/2015	822,121	230,066	592,055	0	592,055
4.03	CubeSmart Joan Panama City Beach FL	297,620	452,310	19,878	0	432,432	84.3%	3/31/2015			TTM 3/31/2015	749,930	335,390	414,540	0	414,540
4.04	CubeSmart Tallahassee FL	355,560	451,431	15,441	0	435,990	75.1%	3/31/2015			TTM 3/31/2015	806,991	309,016	497,975	0	497,975
4.05	Extra Space Lady Lake FL	308,978	337,268	27,500	0	309,768	88.6%	3/31/2015			TTM 1/31/2015	646,246	270,957	375,289	0	375,289
4.06	CubeSmart Crystal Lake IL	249,853	261,092	20,937	0	240,155	85.4%	4/22/2015			TTM 3/31/2015	510,945	205,809	305,136	0	305,136
4.07	CubeSmart Hutchinson Panama City Beach FL	195,190	243,215	10,575	0	232,640	97.9%	3/31/2015			TTM 2/28/2015	438,405	191,066	247,339	0	247,339
4.08	Extra Space Lilburn GA	214,098	221,169	8,628	0	212,541	90.8%	3/31/2015			TTM 3/31/2015	435,267	159,726	275,541	0	275,541
4.09	Extra Space Stockbridge GA	170,621	151,524	2,589	0	148,936	91.8%	3/31/2015			TTM 3/31/2015	322,145	134,354	187,791	0	187,791
5	Queens' MarketPlace	3,841,397	3,303,299	26,185	193,519	3,083,595	66.1%	4/3/2015			TTM 2/28/2015	7,040,689	3,884,034	3,156,655	0	3,156,655
6	El Sol Brillante and Laguna Del Sol Apartments	3,240,610	3,078,838	210,264	0	2,868,574	93.7%	Various			TTM 3/31/2015	5,980,915	2,737,511	3,243,404	0	3,243,404
6.01	Laguna Del Sol Apartments	1,548,360	1,682,345	105,600	0	1,576,745	91.8%	4/22/2015			TTM 3/31/2015	2,991,843	1,311,594	1,680,249	0	1,680,249
6.02	El Sol Brillante Apartments	1,692,250	1,396,493	104,664	0	1,291,829	95.7%	4/23/2015			TTM 3/31/2015	2,989,072	1,425,917	1,563,155	0	1,563,155
7	Country Club Center	1,100,060	2,086,654	12,994	58,284	2,015,376	100.0%	2/1/2015			Actual 2014	2,848,959	1,029,513	1,819,446	0	1,819,446
8	Parkway Crossing East Shopping Center	707,962	2,254,321	28,666	118,491	2,107,163	98.1%	4/24/2015			Actual 2014	2,701,732	736,437	1,965,295	0	1,965,295
9	Olmsted Plaza Shopping Center	1,743,501	2,506,548	51,180	127,951	2,327,417	93.6%	4/6/2015			Actual 2014	4,757,687	1,937,407	2,820,280	0	2,820,280
10	Hall Office Park	1,611,150	2,234,023	28,552	179,952	2,025,519	93.3%	4/1/2015			Actual 2014	3,606,776	1,585,187	2,021,589	0	2,021,589
11	Dulles North Corporate Parks	902,456	2,701,289	50,990	200,690	2,449,610	100.0%	Various			TTM 1/31/2015	3,949,963	894,842	3,055,121	0	3,055,121
11.01	Dulles North Corporate Park 5	443,501	1,594,436	20,098	54,376	1,519,961	100.0%	6/1/2015			TTM 1/31/2015	2,029,885	420,599	1,609,286	0	1,609,286
11.02	Dulles North Corporate Park 2	458,954	1,106,854	30,892	146,313	929,648	100.0%	5/1/2015			TTM 1/31/2015	1,920,078	474,243	1,445,835	0	1,445,835
12	Coastal Village Apartments	2,680,878	2,134,330	130,336	0	2,003,994	95.1%	5/18/2015			TTM 3/31/2015	4,717,525	2,622,963	2,094,562	0	2,094,562
13	Foothills Park Place	844,492	2,543,783	26,499	199,628	2,317,655	91.7%	2/25/2015			TTM 1/31/2015	2,949,497	783,709	2,165,788	0	2,165,788
14	Smiths Medical	1,735,379	2,390,177	36,450	182,250	2,171,477	100.0%	3/1/2015			TTM 2/28/2015	2,664,008	1,487,873	1,176,135	0	1,176,135
15	Hunterstone Apartments	963,627	1,549,159	72,000	0	1,477,159	91.3%	4/13/2015			TTM 3/31/2015	2,605,431	977,864	1,627,567	0	1,627,567
16	Magnolia Marketplace	712,672	1,467,188	9,727	49,470	1,407,992	100.0%	4/1/2015
17	Norfolk Commerce Park	1,376,729	2,355,064	66,393	303,936	1,984,735	82.8%	4/30/2015			Annualized 3 3/31/2015	3,626,215	1,047,645	2,578,570	0	2,578,570
18	Summer Bend Apartments	1,347,120	1,713,280	85,746	0	1,627,534	95.7%	4/22/2015			TTM 2/28/2015	2,978,495	1,338,506	1,639,989	0	1,639,989
19	Baywoods of Annapolis	9,545,497	2,260,195	57,600	0	2,260,195	95.0%	4/20/2015
20	Rock Hill Hampton Inn	3,132,942	2,014,664	257,380	0	1,757,284	83.2%	3/31/2015	104	85	TTM 3/31/2015	5,311,408	3,140,922	2,170,486	0	2,170,486	105	88
21	Louisville Plaza	659,927	1,371,343	29,165	102,859	1,239,320	95.6%	4/30/2015			TTM 3/31/2015	1,798,394	430,009	1,368,384	0	1,368,384
22	Marquis Place	561,417	1,226,344	19,942	0	1,206,402	97.5%	4/22/2015			NAV	NAV	NAV	NAV	NAV	NAV
23	Riverside Technology Park A & B	486,259	1,619,646	32,956	168,170	1,418,521	82.4%	3/20/2015			TTM 3/31/2015	1,760,796	396,860	1,363,936	0	1,363,936
24	Maricopa Fiesta	649,584	1,174,124	21,375	77,034	1,075,714	90.6%	3/17/2015			TTM 2/28/2015	1,806,853	642,370	1,164,483	0	1,164,483
25	Dunwoody Place	566,719	1,137,804	20,611	51,527	1,065,667	96.5%	5/5/2015			Actual 2014	1,330,139	453,297	876,843	0	876,843
26	Jackson Square Apartments	640,294	1,162,800	29,120	0	1,133,680	98.8%	4/17/2015			Annualized 3 4/30/2015	1,890,376	594,940	1,295,436	0	1,295,436
27	Shops at Doral	454,131	1,160,211	4,176	34,500	1,121,535	100.0%	4/17/2015			TTM 2/28/2015	1,463,971	295,900	1,168,071	0	1,168,071
28	Solano Apartments	1,499,852	1,289,405	64,714	0	1,224,691	95.4%	4/30/2015			TTM 4/30/2015	2,634,421	1,420,781	1,213,639	64,714	1,148,925
29	Riverchase Apartments	918,222	959,618	54,000	0	905,618	95.4%	4/9/2015			TTM 3/31/2015	1,877,840	855,177	1,022,663	0	1,022,663
30	Old Mills	898,353	1,097,025	62,000	0	1,035,025	96.8%	3/18/2015			TTM 2/28/2015	2,012,771	833,168	1,179,603	0	1,179,603
31	Ozinus Realty Property Portfolio	1,011,471	1,755,798	68,927	248,077	1,438,793	99.6%	05/01/2015			Various	2,502,606	833,249	1,669,357	0	1,669,357
31.01	Shiloh Crossing	155,161	413,807	9,313	33,579	370,914	100.0%	05/01/2015			Annualized 8 3/31/2015	559,095	93,233	465,862	0	465,862
31.02	Texas Star	156,824	317,664	18,822	69,434	229,409	100.0%	05/01/2015			Annualized 8 3/31/2015	475,317	161,848	313,469	0	313,469
31.03	Pitney Bowes	157,955	243,247	18,622	33,040	191,585	100.0%	05/01/2015			Annualized 9 3/31/2015	402,356	120,238	282,118	0	282,118
31.04	Towne Crest Village	119,155	284,043	3,392	23,705	256,945	100.0%	05/01/2015			Actual 2014	240,399	94,037	146,362	0	146,362
31.05	Eagle Plaza	147,496	219,328	7,127	25,685	186,516	100.0%	05/01/2015			Actual 2014	311,628	122,980	188,649	0	188,649
31.06	Palmetto	138,168	148,553	7,580	37,962	103,012	100.0%	05/01/2015			Actual 2014	264,010	116,735	147,275	0	147,275
31.07	Hamlin	136,712	129,157	4,072	24,673	100,412	97.1%	05/01/2015			Actual 2014	249,802	124,179	125,623	0	125,623
32	Brickyard Square	907,077	2,882,333	17,376	69,502	2,795,455	99.1%	3/1/2015			TTM 3/31/2015	3,488,039	963,449	2,524,590	0	2,524,590
33	Dos Santos Apartments	911,869	1,070,790	68,500	0	1,002,290	91.6%	3/24/2015			TTM 3/31/2015	1,982,659	881,699	1,100,960	0	1,100,960
34	Villa Bella	2,284,659	1,076,732	35,840	0	1,040,892	93.0%	2/28/2015			TTM 3/31/2015	3,259,250	2,148,053	1,111,197	0	1,111,197
35	Bayview Office Building	1,008,575	1,054,065	32,950	141,216	879,899	100.0%	3/2/2015			TTM 2/28/2015	1,995,556	962,781	1,032,775	0	1,032,775
36	Casa Nube	1,509,409	1,016,636	111,900	0	904,736	98.4%	4/20/2015			TTM 5/31/2015	2,458,563	1,172,191	1,286,372	0	1,286,372
37	Homewood Suites - Tallahassee	2,212,590	1,403,060	144,626	0	1,258,434	81.5%	3/31/2015	128	100	TTM 3/31/2015	3,615,650	2,272,223	1,343,427	0	1,343,427	123	100
38	San Mateo Apartments	973,942	912,992	62,000	0	850,992	95.2%	3/24/2015			TTM 3/31/2015	1,812,815	942,826	869,989	0	869,989
39	Brittany Bay II	951,557	1,162,201	62,400	0	1,099,801	98.6%	3/18/2015			Actual 2014	2,116,556	936,577	1,179,979	62,400	1,117,579
40	Nexus Town Center	443,832	1,062,382	16,654	59,008	986,720	96.6%	4/1/2015			Actual 2014	1,540,322	425,731	1,114,591	0	1,114,591
41	Cathedral Place - Parking	627,582	957,159	47,000	0	910,159	97.8%	1/1/2015			Annualized 11 11/30/2014	1,485,645	360,716	1,124,928	46,533	1,078,395
42	Indiana Village	1,011,719	847,065	86,688	0	760,377	96.5%	3/11/2015			TTM 2/28/2015	1,858,784	1,029,028	829,756	0	829,756
43	Fahrens Park Plaza	282,657	952,050	17,547	59,165	875,338	93.2%	1/26/2015			TTM 1/31/2015	1,176,553	252,408	924,145	0	924,145
44	Causeway Corporate Centre	593,674	841,287	9,223	65,118	766,947	92.4%	5/1/2015			TTM 3/31/2015	1,465,176	496,664	968,512	0	968,512
45	TownePlace Suites St. George by Marriott	1,658,145	991,092	105,969	0	885,122	78.8%	2/28/2015	106	84	TTM 2/28/2015	2,460,351	1,548,914	911,437	98,414	813,023	106	84
46	IRG - Ellsworth Bailey Saratoga	551,872	921,454	52,807	58,933	809,714	100.0%	Various			NAV	NAV	NAV	NAV	NAV	NAV
46.01	Saratoga II	202,384	380,758	15,300	23,326	342,132	100.0%	6/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
46.02	Saratoga I	156,380	301,271	12,432	18,306	270,533	100.0%	6/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
46.03	Ellsworth Bailey Lordstown	193,107	239,426	25,075	17,301	197,049	100.0%	4/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
47	39-60 54th Street Owners, Inc.	1,692,074	3,113,926	41,800	0	3,113,926	95.0%	4/9/2015
48	Courtyard by Marriott - Shawnee	2,366,495	1,007,967	134,978	0	872,988	76.6%	10/31/2014	120	95	TTM 4/29/2015	3,207,829	2,270,918	936,911	128,313	808,598	120	95
49	Athens Gate Apartments	787,883	671,326	58,250	0	613,076	90.6%	3/24/2015			TTM 3/31/2015	1,471,855	758,964	712,891	0	712,891
50	Sand Pebble Apartments	1,048,205	726,181	52,000	0	674,181	92.3%	3/24/2015			TTM 3/31/2015	1,725,996	1,019,103	706,893	0	706,893
51	Trojan Storage of Oxnard	389,276	687,599	12,113	0	675,486	97.0%	4/22/2015			TTM 3/31/2015	1,058,440	349,500	708,940	0	708,940
52	CVS - Lynn, MA	5,649	559,205	1,290	0	557,915	100.0%	6/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
53	Gilbert Crossing	273,576	691,988	12,509	38,327	641,152	90.0%	1/31/2015			Actual 2014	960,412	273,149	687,263	0	687,263
54	1321 Harbor Bay Parkway	252,233	726,235	10,035	54,342	661,858	100.0%	6/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
55	Casa Cruz	1,195,491	700,567	78,600	0	621,967	90.5%	3/1/2015			TTM 2/28/2015	1,895,271	1,129,973	765,298	0	765,298
56	Best Western Plus - Windsor Gardens	1,367,980	774,619	85,704	0	688,915	61.9%	2/28/2015	108	65	TTM 2/28/2015	2,158,754	1,055,978	1,102,776	0	1,102,776	111	69
57	Oak Tree Plaza	191,754	528,309	2,976	8,266	517,067	100.0%	1/1/2015			TTM 2/28/2015	733,883	161,563	572,320	0	572,320
58	Peppertree Lane Apartments	777,643	611,648	46,200	0	565,448	97.6%	4/28/2015			TTM 2/28/2015	1,380,361	689,431	690,930	0	690,930
59	8211 Town Center Drive	258,008	572,707	13,880	44,027	514,800	100.0%	6/1/2015			TTM 3/31/2015	531,959	281,303	250,656	0	250,656
60	Staybridge Suites Indianapolis Airport	1,816,523	717,679	101,368	0	616,311	85.8%	1/31/2015	91	78	TTM 1/31/2015	2,534,202	1,811,179	723,024	101,368	621,656	91	78
61	Austin Heights Shopping Center	379,673	722,774	11,986	61,131	649,656	100.0%	4/30/2015			Actual 2014	1,108,424	340,220	768,204	0	768,204
62	Walgreens - Duncanville, TX	4,178	413,649	1,449	0	412,200	100.0%	6/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
63	Trojan Storage of Roseville	319,564	507,061	11,661	0	495,400	96.0%	4/22/2015			TTM 3/31/2015	800,376	330,587	469,788	0	469,788
64	Lakeside Plaza	397,725	745,294	62,573	32,145	650,575	89.0%	5/6/2015			TTM 3/31/2015	1,092,582	386,195	706,386	0	706,386
65	Green Acres MHP	355,214	520,617	10,600	0	510,017	88.7%	3/31/2015			TTM 4/30/2015	828,874	263,554	565,320	0	565,320
66	Mendicino Green Apartment Corp.	1,054,298	1,055,719	21,100	0	1,055,719	95.0%	3/16/2015
67	Walgreens - Richmond Heights	12,474	403,326	0	0	403,326	100.0%	6/1/2015			TTM 2/28/2015	420,000	0	420,000	0	420,000
68	Rivertown Center	343,615	554,030	12,175	71,244	470,611	86.6%	4/1/2015			Actual 2014	743,099	322,039	421,060	0	421,060
69	Bristol House, Inc.	670,348	971,317	14,400	0	971,317	95.0%	3/25/2015
70	Storaway Self Storage - Nashville	362,953	590,407	12,057	0	578,350	96.9%	3/31/2015			TTM 3/31/2015	1,001,227	363,845	637,382	0	637,382
71	Bella Luna / San Lucas	3,218,017	2,604,317	230,880	0	2,373,437	94.1%	1/13/2015			Actual 2014	5,379,741	3,076,963	2,302,778	0	2,302,778
72	Seacoast Self Storage	166,998	485,962	8,291	0	477,672	98.4%	3/2/2015			TTM 3/31/2015	654,278	122,650	531,628	0	531,628
73	230 Garth Road Owners, Inc.	3,786,269	4,382,211	51,750	0	4,382,211	95.0%	2/27/2015
74	Comfort Suites - Near the Galleria	1,186,773	553,351	69,605	0	483,746	73.4%	2/28/2015	107	77	TTM 2/28/2015	1,773,960	1,170,327	603,633	0	603,633	107	78
75	Sandstone Apartments	646,843	507,460	50,052	0	457,408	89.5%	2/1/2015			Actual 2014	1,031,853	615,796	416,057	0	416,057
76	Tieton Village	116,515	455,975	12,245	33,674	410,056	100.0%	3/31/2015			Actual 2014	557,472	92,229	465,243	0	465,243
77	Highland Terrace Housing Development Fund Corporation	819,700	877,703	26,400	0	877,703	95.0%	2/24/2015
78	Cooperstown Commons Shopping Center	319,156	448,390	8,362	27,874	412,154	97.6%	3/17/2015			TTM 1/31/2015	809,962	311,447	498,515	0	498,515
79	Lake Lucina Shopping Center	180,325	427,759	18,145	44,541	365,073	93.9%	3/31/2015			Actual 2013	618,870	197,108	421,762	0	421,762
80	Silver Bridge Plaza	261,284	445,359	38,435	40,379	366,545	87.8%	4/21/2015			Actual 2014	752,593	253,881	498,713	0	498,713
81	Karen Gardens Apartment Corp.	577,400	680,286	14,500	0	680,286	95.0%	3/10/2015
82	East Haven Self Storage	135,941	305,164	5,040	0	300,124	98.4%	3/17/2015			TTM 3/31/2015	440,724	113,886	326,838	0	326,838
83	Walgreens - Milwaukee	30,619	273,259	2,174	0	271,085	100.0%	6/1/2015			Actual 2014	312,024	21,503	290,521	0	290,521
A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W Expenses ($)	U/W Net Operating Income ($)(6)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)(6)	Occupancy Rate(2)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR
84	Haggen Food & Pharmacy	9,782	316,298	8,526	21,315	286,457	100.0%	6/1/2015			NAV	NAV	NAV	NAV	NAV	NAV
85	Sycamore Terrace	230,815	275,088	3,268	14,080	257,740	100.0%	2/28/2015			TTM 2/28/2015	481,095	229,792	251,303	0	251,303
86	Ramona Plaza Shopping Center	187,979	318,310	9,948	21,461	286,901	85.3%	4/20/2015			TTM 3/31/2015	516,659	180,338	336,321	0	336,321
87	All A/C Self Storage	188,029	273,754	5,302	0	268,452	97.0%	5/13/2015			TTM 4/30/2015	461,701	108,365	353,336	0	353,336
88	Pecue MHC	190,127	282,302	7,000	0	275,302	93.6%	2/1/2015			TTM 2/28/2015	461,851	222,753	239,098	0	239,098
89	Regency Park Owners Corp.	645,029	790,477	13,600	0	790,477	95.0%	4/3/2015
90	Storaway Self Storage - Deltona II	314,324	358,123	10,384	0	347,740	95.6%	3/31/2015			TTM 3/31/2015	672,308	291,557	380,751	0	380,751
91	Lakewood Place Shopping Center	90,957	288,187	5,068	17,369	265,750	100.0%	4/17/2015			TTM 3/31/2015	305,762	72,150	233,612	0	233,612
92	Hacienda Heights Apartments	132,371	293,705	13,425	0	280,280	100.0%	4/3/2015			TTM 3/31/2015	437,429	133,245	304,184	0	304,184
93	Nagle House, Inc.	2,037,000	1,440,038	47,000	0	1,440,038	95.0%	4/21/2014
94	Walgreens - Warrensburg, MO	2,891	286,169	1,449	0	284,720	100.0%	6/1/2015			Actual 2014	298,000	0	298,000	0	298,000
95	230 Tenants Corporation	1,376,600	930,855	13,400	0	930,855	96.0%	4/16/2015
96	Shackelford Center	210,798	320,081	9,927	27,377	282,777	97.4%	3/25/2015			Actual 2014	465,177	111,658	353,519	0	353,519
97	De La Cruz Professional Center	116,579	333,627	5,596	23,180	304,851	100.0%	4/22/2015			TTM 4/28/2015	491,045	85,294	405,751	0	405,751
98	Folcroft Self Storage	209,249	301,385	6,803	0	294,582	95.3%	3/23/2015			TTM 3/31/2015	510,634	176,818	333,816	0	333,816
99	Storaway Self Storage - Palm Bay	292,725	354,667	10,253	0	344,414	95.3%	3/31/2015			TTM 3/31/2015	650,230	273,316	376,914	0	376,914
100	Bowen Tower Apartments	418,252	317,591	43,856	0	273,736	96.7%	4/1/2015			Annualized 8 8/27/2014	758,028	350,891	407,137	0	407,137
101	321 West 90th St. Owners Corp.	606,900	1,661,608	11,700	0	1,661,608	95.0%	2/17/2015
102	West Friendship Shopping Center	119,533	247,004	3,343	9,166	234,496	95.2%	5/15/2015			Actual 2014	530,006	162,681	367,325	0	367,325
103	Crestview Self Storage	262,522	306,532	8,946	0	297,586	80.5%	3/17/2015			TTM 3/31/2015	564,875	216,073	348,801	0	348,801
104	Denn Owners Corporation	658,084	474,439	11,100	0	474,439	95.0%	11/25/2014
105	Moundsville Plaza	170,064	299,554	21,070	27,738	250,746	100.0%	4/17/2015			Actual 2014	462,897	175,827	287,070	0	287,070
106	Storaway Self Storage- Deltona I	200,202	259,231	6,616	0	252,615	95.4%	3/31/2015			TTM 3/31/2015	459,482	189,559	269,923	0	269,923
107	Sedona Peak Apartments	303,826	277,675	23,256	0	254,419	92.1%	3/21/2015			TTM 3/31/2015	581,501	294,101	287,400	0	287,400
108	Sea Breeze Town Houses Owners, Inc.	156,218	336,262	3,800	0	336,262	95.0%	3/24/2015
109	Willow Lake Shops	56,529	204,097	4,859	14,091	185,147	100.0%	3/9/2015			Annualized 10 10/31/2014	276,064	23,812	252,252	0	252,252
110	Wickham Park Commons	132,877	181,997	3,044	12,672	166,281	83.5%	2/28/2015			Actual 2014	223,806	133,952	89,854	0	89,854
111	Crown Pointe Plaza	189,258	276,495	10,492	29,182	236,821	93.6%	3/31/2015			Actual 2014	344,904	188,540	156,364	12,092	144,272
112	Hartsdale Executive House, Inc.	816,200	1,031,401	22,000	0	1,031,401	96.0%	2/27/2015
113	25 Chapel Corp.	515,400	806,647	14,300	0	806,647	96.0%	3/25/2015
114	Market Place Village	65,292	202,141	2,189	13,864	186,087	91.4%	12/31/2014			Actual 2014	242,074	73,291	168,783	90,132	78,650
115	Kingstowne Shops	123,470	195,245	4,898	19,415	170,932	93.1%	1/19/2015			TTM 2/28/2015	307,801	126,123	181,678	0	181,678
116	109-111 N. Broadway Apt. Corp.	605,053	570,477	10,400	0	570,477	95.0%	1/12/2015
117	40 Prospect Park West Owners Corp.	852,514	1,722,144	8,400	0	1,722,144	95.0%	4/15/2015
118	Shops of Orland Park	145,976	192,683	7,149	16,580	168,954	90.5%	4/1/2015			TTM 2/28/2015	329,097	134,829	194,268	0	194,268
119	Victorville Retail Center	144,319	326,122	2,323	15,643	308,156	82.8%	2/1/2015			TTM 2/28/2015	525,409	138,713	386,696	0	386,696
120	6 West 20th St. Tenants Corp.	579,285	1,788,957	11,350	0	1,788,957	93.8%	1/22/2015
121	50-22 Owners Ltd.	325,150	537,885	7,440	0	537,885	95.0%	12/12/2014
122	585 McLean Owners, Inc.	358,200	286,216	12,900	0	286,216	95.0%	3/11/2015
123	12 West 17th St. Tenants' Corp.	494,500	1,063,784	7,600	0	1,063,784	94.9%	12/15/2014
124	Gillespie Field Business Park	97,973	124,669	3,340	8,790	112,539	100.0%	5/1/2015			TTM 3/31/2015	170,227	80,723	89,505	0	89,505
125	Waters at West End, Inc.	379,900	510,212	9,800	0	510,212	96.0%	1/30/2015
126	Jones St. Owners Corporation	234,500	670,974	4,000	0	670,974	94.7%	10/28/2014
127	Big Lots Plaza	91,839	208,483	14,878	32,875	160,730	97.8%	4/23/2015			Actual 2014	302,925	88,411	214,514	0	214,514
128	30 Bond Street Owners Corp.	112,950	666,582	3,500	0	666,582	95.0%	12/23/2014
129	166 West 76th Apartment Corp.	469,050	931,212	7,100	0	931,212	95.0%	2/19/2015
130	Hanna Shoppes	65,679	120,128	5,982	9,335	104,811	100.0%	4/6/2015			Actual 2013	199,285	64,621	134,664	0	134,664
131	Carroll Gardens Owners, Corp.	309,000	253,806	8,000	0	253,806	95.0%	3/30/2015
132	170 East 92nd Street Owners, Inc.	231,750	400,186	3,900	0	400,186	97.0%	4/1/2015
133	17 Warren Street Tenants Corporation	165,900	300,398	2,400	0	300,398	95.0%	12/17/2014

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)
1	Hutchinson Metro Center I	Actual 2013	14,575,291	5,419,876	9,155,415	0	9,155,415			Actual 2012	13,997,198	5,043,300	8,953,898	0	8,953,898			N
2	Cathedral Place	Actual 2013	6,927,787	2,737,621	4,190,167	0	4,190,167			Actual 2012	6,505,645	2,683,756	3,821,889	0	3,821,889			N
3	150 Royall Street	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
4	WPC Self Storage Portfolio VII	Actual 2014	5,648,201	2,034,865	3,613,336	0	3,613,336			Various	5,049,437	1,989,813	3,059,624	0	3,059,624			N
4.01	Extra Space Louisville KY	Actual 2014	1,070,997	199,684	871,313	0	871,313			Actual 2013	1,038,677	180,239	858,438	0	858,438			N
4.02	Extra Space Las Vegas NV	Actual 2014	810,032	229,881	580,151	0	580,151			Actual 2013	812,417	237,687	574,730	0	574,730			N
4.03	CubeSmart Joan Panama City Beach FL	Actual 2014	694,122	318,979	375,143	0	375,143			Actual 2013	502,183	293,588	208,595	0	208,595			N
4.04	CubeSmart Tallahassee FL	Actual 2014	804,196	313,922	490,274	0	490,274			TTM 4/30/2014	738,741	261,906	476,835	0	476,835			N
4.05	Extra Space Lady Lake FL	Actual 2014	644,404	269,334	375,070	0	375,070			Actual 2013	492,151	321,777	170,374	0	170,374			N
4.06	CubeSmart Crystal Lake IL	Actual 2014	489,733	199,940	289,793	0	289,793			Actual 2013	411,576	169,526	242,050	0	242,050			N
4.07	CubeSmart Hutchinson Panama City Beach FL	Actual 2014	405,578	189,023	216,555	0	216,555			Actual 2013	400,182	177,077	223,106	0	223,106			N
4.08	Extra Space Lilburn GA	Actual 2014	419,345	155,654	263,691	0	263,691			Actual 2013	377,588	199,596	177,992	0	177,992			N
4.09	Extra Space Stockbridge GA	Actual 2014	309,795	158,448	151,347	0	151,347			Actual 2013	275,922	148,417	127,505	0	127,505			N
5	Queens' MarketPlace	Actual 2014	6,965,088	3,798,634	3,166,454	0	3,166,454			Actual 2013	6,389,044	3,771,353	2,617,691	0	2,617,691			N
6	El Sol Brillante and Laguna Del Sol Apartments	Actual 2014	5,614,881	2,796,427	2,818,454	0	2,818,454			Actual 2013	3,907,266	2,945,829	961,437	0	961,437			N
6.01	Laguna Del Sol Apartments	Actual 2014	2,756,723	1,329,514	1,427,209	0	1,427,209			Actual 2013	1,944,174	1,341,518	602,656	0	602,656			N
6.02	El Sol Brillante Apartments	Actual 2014	2,858,158	1,466,913	1,391,245	0	1,391,245			Actual 2013	1,963,092	1,604,311	358,781	0	358,781			N
7	Country Club Center	Actual 2013	2,868,541	1,067,255	1,801,286	0	1,801,286			Actual 2012	2,978,310	1,014,284	1,964,026	0	1,964,026			N
8	Parkway Crossing East Shopping Center	Actual 2013	2,655,687	656,226	1,999,461	0	1,999,461			Actual 2012	2,758,921	680,210	2,078,711	0	2,078,711			N
9	Olmsted Plaza Shopping Center	Actual 2013	4,198,846	1,472,934	2,725,912	0	2,725,912			Actual 2012	4,378,847	1,418,578	2,960,269	0	2,960,269			N
10	Hall Office Park	Actual 2013	3,172,555	1,457,041	1,715,514	0	1,715,514			Actual 2012	2,749,175	1,375,807	1,373,368	0	1,373,368			N
11	Dulles North Corporate Parks	Actual 2014	3,949,450	899,321	3,050,129	0	3,050,129			Actual 2013	3,836,125	836,908	2,999,217	0	2,999,217			N
11.01	Dulles North Corporate Park 5	Actual 2014	2,027,530	422,847	1,604,683	0	1,604,683			Actual 2013	1,923,572	380,022	1,543,550	0	1,543,550			N
11.02	Dulles North Corporate Park 2	Actual 2014	1,921,920	476,474	1,445,446	0	1,445,446			Actual 2013	1,912,553	456,886	1,455,667	0	1,455,667			N
12	Coastal Village Apartments	Actual 2014	4,748,292	2,561,463	2,186,829	0	2,186,829			Actual 2013	4,465,826	2,266,606	2,199,220	0	2,199,220			N
13	Foothills Park Place	Actual 2014	2,951,950	776,016	2,175,933	0	2,175,933			Actual 2013	3,369,671	826,524	2,543,147	0	2,543,147			N
14	Smiths Medical	Actual 2014	2,352,293	1,524,960	827,333	0	827,333			Actual 2013	2,243,741	1,728,479	515,262	0	515,262			N
15	Hunterstone Apartments	Actual 2014	2,581,622	956,225	1,625,397	0	1,625,397			Actual 2013	2,503,966	947,436	1,556,530	0	1,556,530			N
16	Magnolia Marketplace																	N
17	Norfolk Commerce Park	Actual 2014	3,619,888	1,361,284	2,258,604	0	2,258,604			Actual 2013	3,477,494	1,304,919	2,172,575	0	2,172,575			Y
18	Summer Bend Apartments	Actual 2014	2,950,999	1,335,036	1,615,963	0	1,615,963			Actual 2013	2,794,513	1,276,689	1,517,824	0	1,517,824			N
19	Baywoods of Annapolis																	N
20	Rock Hill Hampton Inn	Actual 2014	5,147,607	3,065,991	2,081,615	0	2,081,615	104	85	Actual 2013	4,598,663	2,723,583	1,875,080	0	1,875,080	98	76	N
21	Louisville Plaza	Actual 2014	1,804,409	624,290	1,180,119	0	1,180,119			Actual 2013	1,653,461	721,019	932,442	0	932,442			N
22	Marquis Place																	N
23	Riverside Technology Park A & B	Actual 2014	1,836,031	394,800	1,441,231	0	1,441,231			Actual 2013	622,350	348,093	274,257	0	274,257			N
24	Maricopa Fiesta	Actual 2014	1,838,632	645,398	1,193,234	0	1,193,234			Actual 2013	1,869,245	646,405	1,222,840	0	1,222,840			N
25	Dunwoody Place	Actual 2013	1,626,534	526,945	1,099,589	0	1,099,589			Actual 2012	1,231,817	296,172	935,645	0	935,645			N
26	Jackson Square Apartments	Actual 2013	1,662,251	811,049	851,202	0	851,202			Actual 2012	1,655,295	771,050	884,245	0	884,245			N
27	Shops at Doral	Actual 2014	1,443,896	343,593	1,100,303	0	1,100,303			Actual 2013	1,304,970	226,470	1,078,500	10,014	1,068,487			N
28	Solano Apartments	Actual 2014	2,329,704	1,291,871	1,037,833	0	1,037,833			Actual 2013	2,420,265	1,443,398	976,867	0	976,867			N
29	Riverchase Apartments	Actual 2014	1,874,187	871,058	1,003,129	0	1,003,129			Actual 2013	1,807,827	892,955	914,872	0	914,872			N
30	Old Mills	Actual 2014	1,970,988	844,877	1,126,111	0	1,126,111			Actual 2013	1,918,840	827,137	1,091,703	0	1,091,703			N
31	Ozinus Realty Property Portfolio	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
31.01	Shiloh Crossing	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
31.02	Texas Star	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
31.03	Pitney Bowes	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
31.04	Towne Crest Village	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
31.05	Eagle Plaza	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
31.06	Palmetto	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
31.07	Hamlin	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
32	Brickyard Square	Actual 2014	3,447,520	865,439	2,582,081	0	2,582,081			Actual 2013	2,561,361	790,925	1,770,435	0	1,770,435			N
33	Dos Santos Apartments	Actual 2014	1,985,075	900,605	1,084,469	0	1,084,469			Actual 2013	1,990,853	966,844	1,024,009	0	1,024,009			N
34	Villa Bella	Actual 2014	3,195,968	2,158,191	1,037,777	0	1,037,777			Actual 2013	3,033,349	2,243,508	789,841	0	789,841			N
35	Bayview Office Building	Actual 2014	1,961,222	1,034,265	926,958	0	926,958			Actual 2013	1,640,396	896,991	743,405	0	743,405			N
36	Casa Nube	Actual 2014	2,385,458	1,168,084	1,217,374	0	1,217,374			Actual 2013	1,818,691	1,278,729	539,961	0	539,961			N
37	Homewood Suites - Tallahassee	Actual 2014	3,461,725	2,209,645	1,252,080	0	1,252,080	120	96	Actual 2013	3,129,809	2,099,793	1,030,016	0	1,030,016	110	84	N
38	San Mateo Apartments	Actual 2014	1,772,813	934,432	838,382	0	838,382			Actual 2013	1,887,951	1,039,115	848,836	0	848,836			N
39	Brittany Bay II	Actual 2013	2,009,174	841,421	1,167,753	62,400	1,105,353			Actual 2012	1,899,564	909,719	989,845	62,400	927,445			N
40	Nexus Town Center	Actual 2013	1,473,040	418,527	1,054,513	0	1,054,513			Actual 2012	1,419,671	399,872	1,019,799	0	1,019,799			N
41	Cathedral Place - Parking	Actual 2013	1,444,694	320,139	1,124,555	0	1,124,555			Actual 2012	1,362,600	315,110	1,047,490	0	1,047,490			N
42	Indiana Village	Actual 2014	1,786,859	1,010,225	776,634	0	776,634			Actual 2013	1,609,240	991,001	618,239	0	618,239			N
43	Fahrens Park Plaza	Actual 2014	1,149,775	248,129	901,646	0	901,646			Actual 2013	1,010,526	231,350	779,176	0	779,176			N
44	Causeway Corporate Centre	Actual 2013	1,445,911	520,004	925,907	0	925,907			Actual 2012	1,388,020	533,115	854,905	0	854,905			N
45	TownePlace Suites St. George by Marriott	Actual 2013	2,472,315	1,464,870	1,007,445	97,022	910,423	99	76	Actual 2012	2,107,608	1,385,768	721,839	84,304	637,535	89	67	N
46	IRG - Ellsworth Bailey Saratoga	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
46.01	Saratoga II	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
46.02	Saratoga I	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
46.03	Ellsworth Bailey Lordstown	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
47	39-60 54th Street Owners, Inc.																	N
48	Courtyard by Marriott - Shawnee	Actual 2014	3,235,321	2,229,566	1,005,755	129,413	876,342	119	91	Actual 2013	2,857,923	2,021,614	836,309	104,420	731,889	119	79	N
49	Athens Gate Apartments	Actual 2014	1,495,183	753,734	741,449	0	741,449			Actual 2013	1,568,019	838,412	729,607	0	729,607			N
50	Sand Pebble Apartments	Actual 2014	1,719,243	1,006,452	712,791	0	712,791			Actual 2013	1,800,049	1,017,809	782,240	0	782,240			N
51	Trojan Storage of Oxnard	Actual 2014	1,031,344	418,068	613,277	0	613,277			Actual 2013	902,649	394,291	508,358	0	508,358			N
52	CVS - Lynn, MA	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
53	Gilbert Crossing	Actual 2013	931,679	276,667	655,012	0	655,012			NAV	NAV	NAV	NAV	NAV	NAV			N
54	1321 Harbor Bay Parkway	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
55	Casa Cruz	Actual 2014	1,860,768	1,117,166	743,602	0	743,602			Actual 2013	1,692,640	1,066,476	626,164	0	626,164			N
56	Best Western Plus - Windsor Gardens	Actual 2014	2,028,126	1,016,966	1,011,160	0	1,011,160	106	65	Actual 2013	1,058,878	807,211	251,667	0	251,667	88	34	N
57	Oak Tree Plaza	Actual 2014	735,417	178,466	556,951	0	556,951			Actual 2013	617,102	165,125	451,977	0	451,977			N
58	Peppertree Lane Apartments	Actual 2014	1,370,831	684,490	686,341	0	686,341			Actual 2013	1,337,711	692,574	645,137	0	645,137			N
59	8211 Town Center Drive	Actual 2014	333,493	274,440	59,053	0	59,053			NAV	NAV	NAV	NAV	NAV	NAV			N
60	Staybridge Suites Indianapolis Airport	Actual 2014	2,535,248	1,819,291	715,956	101,410	614,546	91	78	Actual 2013	2,306,833	1,733,238	573,596	92,273	481,323	89	71	N
61	Austin Heights Shopping Center	Actual 2013	1,076,743	320,784	755,959	0	755,959			Actual 2012	1,089,854	323,451	766,403	0	766,403			Y
62	Walgreens - Duncanville, TX	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
63	Trojan Storage of Roseville	Actual 2014	761,634	336,582	425,052	0	425,052			Actual 2013	657,608	322,988	334,621	0	334,621			N
64	Lakeside Plaza	Actual 2014	1,346,172	407,007	939,165	0	939,165			Actual 2013	1,161,183	385,356	775,827	0	775,827			N
65	Green Acres MHP	Actual 2014	771,825	312,169	459,656	0	459,656			Actual 2013	739,324	289,668	449,656	0	449,656			N
66	Mendicino Green Apartment Corp.																	N
67	Walgreens - Richmond Heights	Actual 2014	420,000	0	420,000	0	420,000			Actual 2013	420,000	0	420,000	0	420,000			N
68	Rivertown Center	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
69	Bristol House, Inc.																	N
70	Storaway Self Storage - Nashville	Actual 2014	983,060	371,057	612,003	0	612,003			Actual 2013	919,593	343,397	576,197	0	576,197			N
71	Bella Luna / San Lucas	Actual 2013	3,368,214	2,442,850	925,364	0	925,364			Annualized 9 12/31/2012	1,659,469	1,485,614	173,855	0	173,855			N
72	Seacoast Self Storage	Actual 2014	643,294	126,703	516,591	0	516,591			Actual 2013	625,314	117,235	508,079	0	508,079			N
73	230 Garth Road Owners, Inc.																	N
74	Comfort Suites - Near the Galleria	Actual 2013	1,628,062	1,138,799	489,263	0	489,263	97	72	Actual 2012	1,346,477	1,000,137	346,341	0	346,341	90	58	N
75	Sandstone Apartments	Annualized 6 12/31/2013	771,814	520,488	251,326	0	251,326			NAV	NAV	NAV	NAV	NAV	NAV			N
76	Tieton Village	Actual 2013	556,823	86,403	470,420	0	470,420			Actual 2012	531,179	85,229	445,949	0	445,949			N
77	Highland Terrace Housing Development Fund Corporation																	N
78	Cooperstown Commons Shopping Center	Actual 2014	805,945	303,764	502,182	0	502,182			Actual 2013	782,635	278,836	503,798	0	503,798			N
79	Lake Lucina Shopping Center	Actual 2012	646,460	198,597	447,863	3,662	444,201			Actual 2011	629,360	204,228	425,132	0	425,132			N
80	Silver Bridge Plaza	Actual 2013	692,148	237,967	454,181	0	454,181			Actual 2012	681,766	204,547	477,218	0	477,218			N
81	Karen Gardens Apartment Corp.																	N
82	East Haven Self Storage	Actual 2014	429,259	110,914	318,345	0	318,345			Actual 2013	412,226	105,709	306,517	0	306,517			N
83	Walgreens - Milwaukee	Actual 2013	319,429	11,270	308,159	0	308,159			Actual 2012	336,752	0	336,752	0	336,752			N

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)
84	Haggen Food & Pharmacy	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
85	Sycamore Terrace	Actual 2014	477,298	228,373	248,924	0	248,924			Actual 2013	511,044	238,082	272,961	0	272,961			N
86	Ramona Plaza Shopping Center	Actual 2014	522,322	190,588	331,734	0	331,734			Actual 2013	495,863	194,621	301,242	0	301,242			N
87	All A/C Self Storage	Actual 2014	456,312	136,852	319,460	0	319,460			Actual 2013	445,083	129,869	315,214	0	315,214			N
88	Pecue MHC	Actual 2014	451,143	208,484	242,659	0	242,659			Actual 2013	449,454	201,524	247,930	0	247,930			N
89	Regency Park Owners Corp.																	N
90	Storaway Self Storage - Deltona II	Actual 2014	641,797	288,176	353,620	0	353,620			Actual 2013	587,648	311,456	276,192	0	276,192			N
91	Lakewood Place Shopping Center	Actual 2014	313,496	66,325	247,171	0	247,171			Actual 2013	378,732	60,209	318,523	0	318,523			N
92	Hacienda Heights Apartments	Actual 2014	428,903	127,668	301,235	0	301,235			Actual 2013	423,491	147,862	275,629	0	275,629			N
93	Nagle House, Inc.																	N
94	Walgreens - Warrensburg, MO	Actual 2013	298,000	0	298,000	0	298,000			Actual 2012	298,000	0	298,000	0	298,000			N
95	230 Tenants Corporation																	N
96	Shackelford Center	Actual 2013	437,862	103,154	334,708	0	334,708			Actual 2012	400,646	84,010	316,636	0	316,636			N
97	De La Cruz Professional Center	Actual 2014	491,045	82,199	408,846	0	408,846			Actual 2013	457,256	63,787	393,469	0	393,469			N
98	Folcroft Self Storage	Actual 2014	501,418	176,205	325,213	0	325,213			Actual 2013	475,567	169,103	306,464	0	306,464			N
99	Storaway Self Storage - Palm Bay	Actual 2014	636,057	275,483	360,575	0	360,575			Actual 2013	601,723	268,640	333,084	0	333,084			N
100	Bowen Tower Apartments	Actual 2013	741,567	364,452	377,115	0	377,115			Actual 2012	678,953	354,581	324,372	0	324,372			N
101	321 West 90th St. Owners Corp.																	N
102	West Friendship Shopping Center	Actual 2013	389,975	114,937	275,038	0	275,038			Actual 2012	386,551	144,234	242,317	0	242,317			N
103	Crestview Self Storage	Actual 2014	538,760	209,399	329,362	0	329,362			Actual 2013	501,825	199,742	302,083	0	302,083			N
104	Denn Owners Corporation																	N
105	Moundsville Plaza	Actual 2013	437,013	173,224	263,788	0	263,788			Actual 2012	443,115	154,125	288,990	0	288,990			N
106	Storaway Self Storage- Deltona I	Actual 2014	442,611	192,137	250,474	0	250,474			Actual 2013	424,596	196,809	227,787	0	227,787			N
107	Sedona Peak Apartments	Actual 2014	574,664	296,142	278,522	0	278,522			Actual 2013	587,132	321,995	265,137	0	265,137			N
108	Sea Breeze Town Houses Owners, Inc.																	N
109	Willow Lake Shops	Actual 2013	262,122	41,871	220,251	0	220,251			Actual 2012	265,023	43,698	221,324	0	221,324			N
110	Wickham Park Commons	Actual 2013	212,161	117,511	94,651	0	94,651			NAV	NAV	NAV	NAV	NAV	NAV			N
111	Crown Pointe Plaza	Actual 2013	338,238	198,978	139,260	0	139,260			Actual 2012	377,804	156,668	221,136	10,755	210,381			N
112	Hartsdale Executive House, Inc.																	N
113	25 Chapel Corp.																	N
114	Market Place Village	Actual 2013	234,238	51,401	182,837	15,535	167,302			Actual 2012	185,878	45,183	140,696	15,230	125,465			N
115	Kingstowne Shops	Actual 2014	306,837	126,857	179,980	0	179,980			Actual 2013	324,661	120,898	203,763	0	203,763			N
116	109-111 N. Broadway Apt. Corp.																	N
117	40 Prospect Park West Owners Corp.																	N
118	Shops of Orland Park	Actual 2014	330,667	137,770	192,897	0	192,897			Actual 2013	351,297	137,985	213,312	0	213,312			N
119	Victorville Retail Center	Actual 2014	553,703	141,445	412,258	0	412,258			Actual 2013	624,608	129,296	495,312	0	495,312			N
120	6 West 20th St. Tenants Corp.																	N
121	50-22 Owners Ltd.																	N
122	585 McLean Owners, Inc.																	N
123	12 West 17th St. Tenants' Corp.																	N
124	Gillespie Field Business Park	Actual 2014	159,344	86,152	73,193	0	73,193			Actual 2013	280,209	90,094	190,116	0	190,116			N
125	Waters at West End, Inc.																	N
126	Jones St. Owners Corporation																	N
127	Big Lots Plaza	Actual 2013	249,272	84,815	164,457	0	164,457			Actual 2012	292,843	91,268	201,575	0	201,575			N
128	30 Bond Street Owners Corp.																	N
129	166 West 76th Apartment Corp.																	N
130	Hanna Shoppes	Actual 2012	198,274	58,019	140,255	0	140,255			NAV	NAV	NAV	NAV	NAV	NAV			N
131	Carroll Gardens Owners, Corp.																	N
132	170 East 92nd Street Owners, Inc.																	N
133	17 Warren Street Tenants Corporation																	N

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Largest Tenant Name(6)(7)(8)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(2)(6)(7)(9)(10)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(6)(7)(10)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date
1	Hutchinson Metro Center I	Mercy College	125,522	29.7%	2/27/2024	Administration of Children Services	63,462	15.0%	3/31/2027	NYC Housing Authority	62,977	14.9%	3/31/2026
2	Cathedral Place	Whyte Hirschboeck Dudek S.C.	93,859	42.7%	11/30/2020	Executive Director, Inc.	51,853	23.6%	06/30/2030	Deloitte & Touche USA, LLP	37,476	17.1%	10/31/2024
3	150 Royall Street	CB&I	188,857	72.8%	1/31/2023	OneBeacon	41,185	15.9%	3/31/2025	Gray, Gray & Gray	29,299	11.3%	4/1/2030
4	WPC Self Storage Portfolio VII
4.01	Extra Space Louisville KY
4.02	Extra Space Las Vegas NV
4.03	CubeSmart Joan Panama City Beach FL
4.04	CubeSmart Tallahassee FL
4.05	Extra Space Lady Lake FL
4.06	CubeSmart Crystal Lake IL
4.07	CubeSmart Hutchinson Panama City Beach FL
4.08	Extra Space Lilburn GA
4.09	Extra Space Stockbridge GA
5	Queens' MarketPlace	Island Gourmet Markets	23,627	18.0%	4/30/2021	Sansei Seafood	6,263	4.8%	4/30/2018	Romano's Macaroni Grill	6,196	4.7%	11/30/2018
6	El Sol Brillante and Laguna Del Sol Apartments
6.01	Laguna Del Sol Apartments
6.02	El Sol Brillante Apartments
7	Country Club Center	Wells Fargo Advisors	15,460	23.8%	11/30/2018	Cabi Developers	14,535	22.4%	2/28/2030	Turnberry Residential	12,957	19.9%	2/28/2030
8	Parkway Crossing East Shopping Center	Bed Bath & Beyond	35,070	24.5%	1/31/2020	Babies R Us -- Leased Fee	30,000	20.9%	1/31/2020	Michaels	23,982	16.7%	2/29/2020
9	Olmsted Plaza Shopping Center	Value City Furniture	50,290	19.7%	1/31/2026	HHGREGG	31,800	12.4%	8/1/2021	ALDI	16,785	6.6%	9/30/2024
10	Hall Office Park	FiServ Solutions, Inc.	49,792	34.9%	4/30/2019	Levi Strauss & Co.	17,457	12.2%	3/31/2017	Century Payments	14,463	10.1%	4/1/2018
11	Dulles North Corporate Parks	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
11.01	Dulles North Corporate Park 5	NTT Worldwide Telecommunications	80,391	100.0%	2/29/2020
11.02	Dulles North Corporate Park 2	Asurion/National Electronics Warranty	25,460	32.1%	7/31/2016	US Customs	23,535	29.7%	2/14/2017	1000 Sully Road, LLC	20,056	25.3%	5/31/2027
12	Coastal Village Apartments
13	Foothills Park Place	Goodwill	22,565	17.0%	11/30/2029	Peter Piper Pizza	14,000	10.6%	3/31/2018	Fedex Kinko's	7,000	5.3%	9/30/2018
14	Smiths Medical	Smiths Medical ASD	99,977	54.9%	1/31/2028	Brocade Communications	44,846	24.6%	12/31/2015	Stanley Convergent	37,427	20.5%	5/31/2021
15	Hunterstone Apartments
16	Magnolia Marketplace	TJ Maxx	22,490	23.1%	03/31/2025	Ross Dress For Less	22,001	22.6%	1/31/2026	Michaels	19,754	20.3%	03/31/2025
17	Norfolk Commerce Park	URS Federal Services, Inc.	47,489	14.3%	04/30/2020	Federal Express Corp.	42,000	12.7%	05/31/2018	ITT Education Services, Inc.	39,828	12.0%	09/30/2018
18	Summer Bend Apartments
19	Baywoods of Annapolis
20	Rock Hill Hampton Inn
21	Louisville Plaza	King Soopers	74,865	38.5%	5/20/2017	Hobby Lobby	60,000	30.9%	8/31/2018	Arc Thrift Store	31,565	16.2%	10/31/2020
22	Marquis Place
23	Riverside Technology Park A & B	Wells Fargo	62,418	37.7%	11/30/2019	Frederick Classical Charter School	39,120	23.6%	6/30/2021	AT&T Corp	12,840	7.8%	2/29/2016
24	Maricopa Fiesta	Bashas'-Post Petitio	54,434	58.6%	7/31/2026	Native Grill	5,491	5.9%	7/31/2022	Great Wall Chinese C	2,730	2.9%	9/30/2019
25	Dunwoody Place	Publix Super Markets Inc.	56,763	55.1%	4/30/2020	YF Dunwoody Inc.	12,320	12.0%	12/31/2024	Spring Communications Holding, Inc.	4,200	4.1%	1/31/2020
26	Jackson Square Apartments
27	Shops at Doral	Bank of America	4,515	16.2%	7/1/2028	Wine and Spirits Emporium	2,800	10.1%	10/31/2018	La Fontana D'Orazio, LLC	2,650	9.5%	2/28/2018
28	Solano Apartments
29	Riverchase Apartments
30	Old Mills
31	Ozinus Realty Property Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
31.01	Shiloh Crossing	CSA America, Inc.	29,850	41.7%	12/31/2021	Select Sport America	19,800	27.6%	12/31/2017	Dan Desnet & Associates	9,950	13.9%	12/31/2018
31.02	Texas Star	Top Prospects Academy of TX	13,982	17.8%	01/31/2018	Empire Precision Machining	11,969	15.3%	9/30/2017	NexCourt	7,089	9.0%	05/31/2015
31.03	Pitney Bowes	Pitney Bowes Inc.	71,389	77.0%	06/30/2016	ProToyz Inc	21,270	23.0%	05/31/2016
31.04	Towne Crest Village	Staffing Connections, LLC	3,765	18.9%	04/30/2020	Dr. Scott Brown Family Dentistry	3,600	18.0%	09/30/2015	Dr. Dan Gerhardt	2,051	10.3%	09/30/2015
31.05	Eagle Plaza	Dunleavy Investments LLC	3,420	11.5%	04/30/2016	Get A Grip Total Fitness, Inc.	3,056	10.3%	09/30/2015	Zico Cheng Karate, LLC	2,964	10.0%	05/31/2018
31.06	Palmetto	Diamond Glass and Aluminum	11,954	18.9%	4/30/2017	Hartshorn Custom Contracting South, LLC	6,750	10.7%	06/30/2015	Angel Norniella	4,560	7.2%	5/30/2016
31.07	Hamlin	Mass Defense Martial Arts	6,360	12.5%	08/31/2015	PCC Automotive Machine Shop	3,000	5.9%	11/30/2015	RPM Auto Traders, Inc.	3,000	5.9%	11/30/2015
32	Brickyard Square	Epping Cinemas LLC, D/B/A O'Neil Cinemas	29,577	17.0%	11/30/2037	Marshalls of MA, Inc.	23,000	13.2%	3/31/2022	Michaels Stores Inc.	16,832	9.7%	2/28/2023
33	Dos Santos Apartments
34	Villa Bella
35	Bayview Office Building	UAMC, Inc	41,178	43.7%	7/31/2019	Clarity Services	32,603	34.6%	8/31/2019	Community Care Health Network	20,363	21.6%	8/31/2017
36	Casa Nube
37	Homewood Suites - Tallahassee
38	San Mateo Apartments
39	Brittany Bay II
40	Nexus Town Center	Fresenius Medical Center	11,580	20.8%	12/31/2017	Fitness 19	8,600	15.4%	3/31/2021	Auto Zone	4,510	8.1%	2/28/2017
41	Cathedral Place - Parking	NML	438	46.5%	5/31/2018	WHD	217	23.1%	MTM	EDI	123	13.1%	MTM
42	Indiana Village
43	Fahrens Park Plaza	Merced County CPS	21,325	24.3%	2/1/2017	ASPIRAnet	12,000	13.7%	6/1/2019	Fitness Evolution	10,680	12.2%	2/1/2020
44	Causeway Corporate Centre	Fraser Yachts Florida, Inc.	11,921	25.9%	7/31/2021	Vitas Healthcare Corp of FL	8,652	18.8%	6/30/2016	Marsh USA, Inc.	4,197	9.1%	1/31/2016
45	TownePlace Suites St. George by Marriott
46	IRG - Ellsworth Bailey Saratoga	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
46.01	Saratoga II	Saint-Gobain Ceramics	102,000	100.0%	12/31/2025
46.02	Saratoga I	A.R.M. OPCO, Inc.	82,877	100.0%	4/30/2022
46.03	Ellsworth Bailey Lordstown	Mellace Family Brands	44,594	46.2%	6/30/2017	Hanes Companies, Inc.	36,128	37.5%	12/31/2017	ThyssenKrupp Materials NA, Inc	15,722	16.3%	12/3/2020
47	39-60 54th Street Owners, Inc.
48	Courtyard by Marriott - Shawnee
49	Athens Gate Apartments
50	Sand Pebble Apartments
51	Trojan Storage of Oxnard
52	CVS - Lynn, MA	CVS	12,900	100.0%	1/31/2040
53	Gilbert Crossing	The Burgundy Group, LLC	25,067	40.1%	7/31/2018	Meridian Bank	5,114	8.2%	2/28/2016	Tots Unlimited Daycare & Preschool	4,774	7.6%	6/30/2017
54	1321 Harbor Bay Parkway	Penumbra	50,177	100.0%	11/30/2029
55	Casa Cruz
56	Best Western Plus - Windsor Gardens
57	Oak Tree Plaza	Alamo Smiles	2,922	17.7%	1/23/2024	Salon Prive	2,020	12.2%	11/30/2015	UPS Store	1,380	8.3%	7/31/2021
58	Peppertree Lane Apartments
59	8211 Town Center Drive	Mariner Finance, LLC	69,401	100.0%	6/30/2026
60	Staybridge Suites Indianapolis Airport
61	Austin Heights Shopping Center	Goodwill Industries	16,560	27.6%	11/30/2019	Anna's Linens	12,507	20.9%	1/31/2019	Bamboo Asian Buffet	10,990	18.3%	10/31/2019
62	Walgreens - Duncanville, TX	Walgreens	14,490	100.0%	10/31/2089
63	Trojan Storage of Roseville
64	Lakeside Plaza	Schnucks	58,076	45.5%	4/30/2021	Sears	21,000	16.4%	12/31/2016	Club Fitness	14,400	11.3%	9/1/2018
65	Green Acres MHP
66	Mendicino Green Apartment Corp.
67	Walgreens - Richmond Heights	Walgreens	13,216	100.0%	6/30/2079
68	Rivertown Center	Planet Fitness	24,108	39.6%	12/31/2024	Hallmark	6,875	11.3%	2/28/2017	Platos Closet	4,000	6.6%	3/31/2020
69	Bristol House, Inc.
70	Storaway Self Storage - Nashville
71	Bella Luna / San Lucas
72	Seacoast Self Storage
73	230 Garth Road Owners, Inc.
74	Comfort Suites - Near the Galleria
75	Sandstone Apartments
76	Tieton Village	Jo-Ann Stores, Inc.	22,500	36.7%	1/31/2023	Tacoma Goodwill Industries	15,000	24.5%	4/17/2017	Hometown Ace Hardware	14,040	22.9%	11/14/2024
77	Highland Terrace Housing Development Fund Corporation
78	Cooperstown Commons Shopping Center	Tops PT, LLC	32,475	58.5%	12/31/2024	Family Dollar	7,000	12.6%	12/31/2018	First Community Care of Bassett	4,070	7.3%	12/31/2018
79	Lake Lucina Shopping Center	Save-A-Lot	17,761	32.3%	2/28/2018	Family Dollar	7,100	12.9%	6/30/2018	AutoZone	5,850	10.6%	10/31/2019
80	Silver Bridge Plaza	Tractor Supply	35,868	27.1%	9/30/2023	Big Lots	27,104	20.5%	1/31/2019	Goodwill Industries	14,000	10.6%	6/30/2015
81	Karen Gardens Apartment Corp.
82	East Haven Self Storage
83	Walgreens - Milwaukee	Walgreens	14,490	100.0%	5/31/2079

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Largest Tenant Name(6)(7)(8)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(2)(6)(7)(9)(10)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(6)(7)(10)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date
84	Haggen Food & Pharmacy	Haggen OpCo North, LLC	42,630	100.0%	2/28/2040
85	Sycamore Terrace	Pacific Dental Services	3,039	28.8%	11/26/2016	Panda Express, Inc.	2,448	23.2%	9/30/2026	Brandon Watts, Travis Watts, & Ryan Watts DBA: Submarina	1,215	11.5%	12/31/2016
86	Ramona Plaza Shopping Center	Elam's Hallmark	3,620	16.7%	1/31/2020	Nuevo Grill & Cantina	2,720	12.6%	8/31/2020	Amici Pizza & Pasta	2,700	12.5%	5/31/2018
87	All A/C Self Storage
88	Pecue MHC
89	Regency Park Owners Corp.
90	Storaway Self Storage - Deltona II
91	Lakewood Place Shopping Center	16 Bit	3,461	26.6%	10/31/2019	Avalon	1,900	14.6%	12/31/2018	Mobile	1,826	14.1%	4/30/2021
92	Hacienda Heights Apartments
93	Nagle House, Inc.
94	Walgreens - Warrensburg, MO	Walgreens	14,490	100.0%	9/30/2079
95	230 Tenants Corporation
96	Shackelford Center	Schnuck Markets, Inc.	45,960	92.6%	3/2/2022	Nephew's Grille	800	1.6%	6/30/2017	Edward D. Jones & Co	800	1.6%	9/30/2017
97	De La Cruz Professional Center	Max'D Out Fitness	11,400	40.7%	12/31/2018	Lee County Tax Collector	8,180	29.2%	12/31/2016	Beef O'Brady's	3,600	12.9%	5/31/2019
98	Folcroft Self Storage
99	Storaway Self Storage - Palm Bay
100	Bowen Tower Apartments
101	321 West 90th St. Owners Corp.
102	West Friendship Shopping Center	Dunkin Donuts	2,200	11.7%	10/31/2029	Dr. Thomas Sullivan	2,200	11.7%	10/31/2016	Friendship Liquors	2,200	11.7%	8/31/2022
103	Crestview Self Storage
104	Denn Owners Corporation
105	Moundsville Plaza	Busy Beaver	35,090	33.3%	8/31/2019	Goodwill	22,800	21.6%	8/31/2016	Save-A-Lot Foods	20,146	19.1%	2/28/2018
106	Storaway Self Storage- Deltona I
107	Sedona Peak Apartments
108	Sea Breeze Town Houses Owners, Inc.
109	Willow Lake Shops	Hancock Fabrics	11,964	49.2%	7/31/2020	Mattress Firm	8,131	33.5%	6/30/2021	Southern Flair	1,400	5.8%	1/31/2017
110	Wickham Park Commons	BugandBoo LLC	3,000	19.7%	8/8/2018	Purecigs, LLC	1,875	12.3%	2/28/2019	Starbucks Corporation	1,838	12.1%	7/31/2018
111	Crown Pointe Plaza	La Michoacana Meat Market	12,260	37.4%	7/31/2017	Cecil Whittaker's Pizzeria	3,000	9.1%	5/30/2020	The Frost National Bank	2,771	8.5%	12/31/2016
112	Hartsdale Executive House, Inc.
113	25 Chapel Corp.
114	Market Place Village	HN Real Estate Group	5,411	37.1%	10/31/2017	Sears Home Appliance Showroom	4,993	34.2%	10/31/2018	LabCorp	1,515	10.4%	1/28/2019
115	Kingstowne Shops	IHOP	4,640	19.9%	9/30/2017	Anand Bazaar	4,018	17.2%	1/31/2019	John Scarborough, Inc.	2,748	11.8%	11/30/2015
116	109-111 N. Broadway Apt. Corp.
117	40 Prospect Park West Owners Corp.
118	Shops of Orland Park	Bloomfield Florist Inc.	4,480	28.2%	2/28/2017	Rocco Vino's	4,000	25.2%	3/31/2020	Lord & Hunt Jewelers	1,633	10.3%	7/31/2017
119	Victorville Retail Center	Dept. of the Army	5,675	48.9%	1/29/2019	Sprint Spectrum, LP	2,500	21.5%	6/30/2020	GameStop Inc.	1,440	12.4%	2/28/2018
120	6 West 20th St. Tenants Corp.
121	50-22 Owners Ltd.
122	585 McLean Owners, Inc.
123	12 West 17th St. Tenants' Corp.
124	Gillespie Field Business Park	ThyssenKrup Elevator	9,001	51.2%	6/30/2020	Business Printing Co	4,448	25.3%	12/31/2021	Woman's Health & Rehab	4,131	23.5%	5/14/2017
125	Waters at West End, Inc.
126	Jones St. Owners Corporation
127	Big Lots Plaza	Big Lots	30,934	85.0%	1/31/2019	Fuji Sushi and Hibachi	2,000	5.5%	4/30/2024	Pipe Dreams	1,200	3.3%	7/31/2018
128	30 Bond Street Owners Corp.
129	166 West 76th Apartment Corp.
130	Hanna Shoppes	China Buffet	5,200	32.2%	1/15/2020	Laundry Bright	3,168	19.6%	11/30/2021	Papa Johns	1,625	10.1%	4/30/2016
131	Carroll Gardens Owners, Corp.
132	170 East 92nd Street Owners, Inc.
133	17 Warren Street Tenants Corporation

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	4th Largest Tenant Name(6)(7)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(2)(6)(7)(9)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %
1	Hutchinson Metro Center I	Visiting Nurse Service of NY	55,859	13.2%	11/30/2015	Internal Revenue Service	22,270	5.3%	1/25/2016	4/2/2015	1/3/1900
2	Cathedral Place	First Merit Bank	9,010	4.1%	11/14/2024	BW Holdings (d/b/a Wards)	6,528	3.0%	2/28/2018	01/09/2015	1/23/2015
3	150 Royall Street									2/25/2015	2/25/2015
4	WPC Self Storage Portfolio VII									Various	Various
4.01	Extra Space Louisville KY									3/17/2015	3/18/2015
4.02	Extra Space Las Vegas NV									4/3/2015	4/3/2015
4.03	CubeSmart Joan Panama City Beach FL									5/7/2015	5/13/2015
4.04	CubeSmart Tallahassee FL									1/26/2015	1/14/2015
4.05	Extra Space Lady Lake FL									1/5/2015	12/31/2014
4.06	CubeSmart Crystal Lake IL									4/2/2015	4/17/2015
4.07	CubeSmart Hutchinson Panama City Beach FL									2/4/2015	2/10/2015
4.08	Extra Space Lilburn GA									3/6/2015	3/6/2015
4.09	Extra Space Stockbridge GA									3/6/2015	3/6/2015
5	Queens’ MarketPlace	Quiksilver	4,392	3.4%	4/30/2021	Pacific Sunwear	4,000	3.1%	4/30/2018	4/3/2015	4/3/2015		4/4/2015	6.0%
6	El Sol Brillante and Laguna Del Sol Apartments									Various	4/20/2015
6.01	Laguna Del Sol Apartments									4/16/2015	4/20/2015
6.02	El Sol Brillante Apartments									4/14/2015	4/20/2015
7	Country Club Center	Trade Street Residential	5,845	9.0%	7/31/2016	Trafalgar Capital Advisors	5,065	7.8%	1/31/2017	3/26/2015	3/27/2015
8	Parkway Crossing East Shopping Center	Office Depot	18,000	12.6%	10/31/2019	Thomasville Furniture	10,403	7.3%	3/31/2017	2/25/2015	2/24/2015
9	Olmsted Plaza Shopping Center	Harbor Freight and Tools	16,000	6.3%	10/31/2023	Cort Furniture Rental	10,737	4.2%	1/31/2016	2/18/2015	2/19/2015
10	Hall Office Park	Subaru of America	7,441	5.2%	10/31/2018	Harness Dickey	6,891	4.8%	4/30/2018	4/7/2015	4/8/2015
11	Dulles North Corporate Parks	Various	Various	Various	Various	Various	Various	Various	Various	3/27/2015	3/27/2015
11.01	Dulles North Corporate Park 5									3/27/2015	3/27/2015
11.02	Dulles North Corporate Park 2	PaeTec Communications	10,079	12.7%	5/31/2019	MCI Metro Access Trans	80	0.1%	11/30/2019	3/27/2015	3/27/2015
12	Coastal Village Apartments									1/13/2015	1/13/2015
13	Foothills Park Place	Native New Yorker	6,498	4.9%	1/31/2023	Foothills Car Wash	6,036	4.6%	5/31/2023	3/6/2015	4/2/2015
14	Smiths Medical									3/18/2015	11/21/2014
15	Hunterstone Apartments									4/14/2015	4/14/2015
16	Magnolia Marketplace	PetSmart	12,507	12.9%	03/31/2025	Shoe Carnival	11,414	11.7%	05/31/2025	03/25/2015	3/31/2015
17	Norfolk Commerce Park	Alion	23,153	7.0%	09/30/2019	G.E. Power Systems	20,315	6.1%	09/30/2018	03/20/2015	4/20/2015
18	Summer Bend Apartments									4/22/2015	4/23/2015
19	Baywoods of Annapolis									5/20/2015	5/20/2015
20	Rock Hill Hampton Inn									4/28/2015	4/28/2015
21	Louisville Plaza	Brass Monkey Inc	3,600	1.9%	12/20/2020	Birds of Prey Foundation	3,150	1.6%	1/31/2016	2/25/2015	2/26/2015
22	Marquis Place									1/26/2015	1/26/2015
23	Riverside Technology Park A & B	UTZ	12,000	7.3%	4/30/2023	O Connor Plumbing & Heating	9,300	5.6%	7/31/2020	4/9/2015	4/9/2015
24	Maricopa Fiesta	Orbitel Communication	2,091	2.2%	1/31/2016	Nationwide Vision	2,037	2.2%	6/30/2018	1/9/2015	1/9/2015
25	Dunwoody Place	Aladdin Restaurant of Roswell LLC	3,120	3.0%	8/31/2017	Circle T Inc.	2,520	2.4%	8/31/2017	3/5/2015	3/5/2015
26	Jackson Square Apartments									4/28/2015	4/30/2015
27	Shops at Doral	Savilia Enterprises, LLC	1,537	5.5%	10/31/2021	Shawarma Mediterranean Grill, LLC	1,400	5.0%	3/31/2016	4/7/2015	4/7/2015
28	Solano Apartments									5/8/2015	5/8/2015
29	Riverchase Apartments									3/31/2015	3/31/2015
30	Old Mills									2/11/2015	2/11/2015
31	Ozinus Realty Property Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
31.01	Shiloh Crossing	Irvine Access Floors	7,960	11.1%	12/31/2017	InSciTech, Inc.	4,080	5.7%	5/1/2018	03/11/2015	04/15/2015
31.02	Texas Star	Zink Autohaus SP	5,748	7.3%	09/30/2017	Fair Way Landscaping	5,123	6.5%	02/28/2017	03/11/2015	04/15/2015
31.03	Pitney Bowes									03/11/2015	05/04/2015
31.04	Towne Crest Village	US Government Recruiting Offices	2,000	10.0%	07/31/2019	Weight Loss Enterprices Inc.	1,624	8.1%	03/31/2020	04/09/2015	04/09/2015
31.05	Eagle Plaza	Grow Life Church, Inc	2,537	8.5%	01/31/2016	Dance Arts Center	2,280	7.7%	12/31/2015	03/11/2015	04/15/2015
31.06	Palmetto	Cutting Edge Boat Tops	4,560	7.2%	04/30/2016	Nasus Global Trade & Investment Inc.	4,560	7.2%	06/30/2016	03/11/2015	04/24/2015
31.07	Hamlin	ACG Installations, Inc	3,000	5.9%	12/31/2015	Absolute Water Inc	3,000	5.9%	04/30/2016	03/11/2015	04/15/2015
32	Brickyard Square	Petsmart, Inc.	12,712	7.3%	6/30/2022	The New Hampshire Liquor Commission	12,000	6.9%	12/1/2025	9/17/2014	9/18/2014
33	Dos Santos Apartments									5/6/2015	5/6/2015
34	Villa Bella									3/30/2015	3/31/2015
35	Bayview Office Building									3/12/2015	3/12/2015
36	Casa Nube									3/30/2015	3/31/2015
37	Homewood Suites - Tallahassee									3/9/2015	3/9/2015
38	San Mateo Apartments									5/6/2015	5/6/2015
39	Brittany Bay II									03/09/2015	4/16/2015
40	Nexus Town Center	La Sierra Veterinary	3,944	7.1%	6/30/2019	Sally Beauty	3,200	5.7%	2/28/2019	3/2/2015	3/3/2015	3/24/2015	3/2/2015	11.0%
41	Cathedral Place - Parking	Deloitte	71	7.5%	MTM	First Merit	14	1.5%	MTM	01/09/2015	1/23/2015
42	Indiana Village									2/13/2015	2/13/2015
43	Fahrens Park Plaza	Satellite Healthcare	9,600	10.9%	11/1/2019	Merced County HSA	7,247	8.3%	4/1/2018	4/1/2015	3/26/2015		3/26/2015	5.0%
44	Causeway Corporate Centre	Global Marine Travel, LLC	3,686	8.0%	11/30/2016	Deerpath Capital Managmnt LP	2,875	6.2%	12/31/2017	2/13/2015	2/16/2015
45	TownePlace Suites St. George by Marriott									3/30/2015	1/30/2015
46	IRG - Ellsworth Bailey Saratoga									3/6/2015	Various
46.01	Saratoga II									3/6/2015	5/21/2015
46.02	Saratoga I									3/6/2015	5/21/2015
46.03	Ellsworth Bailey Lordstown									3/6/2015	3/1/2015
47	39-60 54th Street Owners, Inc.									4/20/2015	4/20/2015
48	Courtyard by Marriott - Shawnee									2/10/2015	2/10/2015
49	Athens Gate Apartments									5/6/2015	5/7/2015
50	Sand Pebble Apartments									5/7/2015	5/6/2015
51	Trojan Storage of Oxnard									4/7/2015	4/7/2015		4/7/2015	17.0%
52	CVS - Lynn, MA									4/9/2015	4/9/2015
53	Gilbert Crossing	Global Bikes	4,082	6.5%	1/31/2018	Desert Massage Gilbert Crossing, Inc.	3,818	6.1%	7/31/2015	3/12/2015	3/12/2015
54	1321 Harbor Bay Parkway									10/23/2014	10/23/2014		10/23/2014	19.0%
55	Casa Cruz									3/26/2015	3/25/2015
56	Best Western Plus - Windsor Gardens									3/23/2015	3/23/2015
57	Oak Tree Plaza	Papa Murphy’s	1,339	8.1%	12/11/2016	Tans Plus	1,321	8.0%	8/27/2018	3/4/2014	3/4/2015		3/2/2015	8.0%
58	Peppertree Lane Apartments									04/08/2015	4/8/2015
59	8211 Town Center Drive									11/20/2014	11/19/2014
60	Staybridge Suites Indianapolis Airport									3/6/2015	3/6/2015
61	Austin Heights Shopping Center	Advance Auto Stores	7,000	11.7%	4/30/2019	Western Finance	2,000	3.3%	1/31/2020	2/17/2015	2/11/2015
62	Walgreens - Duncanville, TX									3/30/2015	3/30/2015
63	Trojan Storage of Roseville									4/7/2015	4/7/2015		4/7/2015	2.0%
64	Lakeside Plaza	Magic Nails	2,100	1.6%	8/31/2019	Memorial Medical	1,965	1.5%	12/31/2015	3/27/2015	4/2/2015
65	Green Acres MHP									4/22/2015	2/4/2015
66	Mendicino Green Apartment Corp.									3/25/2015	3/27/2015
67	Walgreens - Richmond Heights									2/26/2015	2/26/2015
68	Rivertown Center	Chicago Title & Trust	2,848	4.7%	7/31/2020	Noodles & Company	2,735	4.5%	12/31/2018	4/8/2015	2/17/2015
69	Bristol House, Inc.									4/7/2015	4/7/2015
70	Storaway Self Storage - Nashville									4/10/2015	4/10/2015
71	Bella Luna / San Lucas									9/26/2014	9/26/2014
72	Seacoast Self Storage									3/18/2015	3/18/2015
73	230 Garth Road Owners, Inc.									3/17/2015	3/12/2015
74	Comfort Suites - Near the Galleria									1/30/2015	1/30/2015
75	Sandstone Apartments									3/31/2015	3/31/2015
76	Tieton Village	Tieton Village Drugs	9,685	15.8%	11/30/2020					4/22/2015	1/22/2015
77	Highland Terrace Housing Development Fund Corporation									3/4/2015	3/4/2015
78	Cooperstown Commons Shopping Center	NBT Bank	2,400	4.3%	6/30/2018	Subway	1,573	2.8%	9/30/2016	2/23/2015	2/20/2015
79	Lake Lucina Shopping Center	Y & Y Beauty Supply, Inc.	4,050	7.4%	11/30/2019	Andalous, LLC	2,600	4.7%	2/28/2018	11/21/2014	11/21/2014
80	Silver Bridge Plaza	Family Dollar	7,874	6.0%	12/31/2018	Countryside Rentals	6,750	5.1%	9/30/2019	1/29/2015	1/26/2015
81	Karen Gardens Apartment Corp.									3/25/2015	3/18/2015
82	East Haven Self Storage									3/24/2015	3/24/2015
83	Walgreens - Milwaukee									3/4/2015	3/6/2015

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	4th Largest Tenant Name(6)(7)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(2)(6)(7)(9)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %
84	Haggen Food & Pharmacy									4/24/2015	4/24/2015
85	Sycamore Terrace	Alvaro Lua Valencia DBA: Chitos Taco Shop	1,215	11.5%	3/14/2016	Fred Loya Insurance Agency	898	8.5%	10/31/2019	4/13/2015	10/28/2014		4/13/2015	6.0%
86	Ramona Plaza Shopping Center	Laboratory Corp of America	1,220	5.6%	5/4/2017	Cold Stone Creamery	1,200	5.5%	MTM	4/23/2015	4/23/2015		4/23/2015	6.0%
87	All A/C Self Storage									3/24/2015	3/25/2015
88	Pecue MHC									4/15/2015	3/9/2015
89	Regency Park Owners Corp.									4/24/2015	4/15/2015
90	Storaway Self Storage - Deltona II									4/10/2015	4/10/2015
91	Lakewood Place Shopping Center	Yogurt	1,800	13.9%	8/31/2021	Cerny	1,682	12.9%	4/30/2019	4/21/2015	4/21/2015
92	Hacienda Heights Apartments									5/4/2015	5/4/2015		5/4/2015	9.0%
93	Nagle House, Inc.									4/30/2014	4/30/2014
94	Walgreens - Warrensburg, MO									1/26/2015	1/26/2015
95	230 Tenants Corporation									4/30/2015	4/27/2015
96	Shackelford Center	Via For Hair	800	1.6%	9/30/2019					3/24/2015	12/10/2014
97	De La Cruz Professional Center	Luxxor	2,400	8.6%	1/31/2018	Schuman Insurance	1,200	4.3%	1/31/2018	5/6/2015	2/9/2015
98	Folcroft Self Storage									3/31/2015	3/23/2015
99	Storaway Self Storage - Palm Bay									4/13/2015	4/13/2015
100	Bowen Tower Apartments									12/4/2014	12/4/2014
101	321 West 90th St. Owners Corp.									2/25/2015	2/25/2015
102	West Friendship Shopping Center	High’s	2,067	11.0%	1/31/2021	Tony & Mona Gharfeh	1,500	8.0%	11/30/2016	2/4/2015	2/4/2015	12/22/2014
103	Crestview Self Storage									3/31/2015	4/14/2015
104	Denn Owners Corporation									12/12/2014	12/10/2014
105	Moundsville Plaza	Dollar Tree Stores	17,955	17.0%	5/31/2019	Mattress Warehouse	6,960	6.6%	5/31/2018	3/4/2015	1/28/2015
106	Storaway Self Storage- Deltona I									4/10/2015	4/10/2015
107	Sedona Peak Apartments									5/6/2015	5/8/2015
108	Sea Breeze Town Houses Owners, Inc.									4/8/2015	4/7/2015
109	Willow Lake Shops	USA Nails	1,400	5.8%	4/30/2016	Sports Clips	1,400	5.8%	5/1/2018	1/15/2015	1/15/2015
110	Wickham Park Commons	Tech Nation Repairs LLC	1,520	10.0%	5/31/2020	NDLB Tax Service, LLC	1,500	9.9%	3/31/2016	4/9/2015	4/9/2015
111	Crown Pointe Plaza	Pueblo de Dios Iglesia Christiana	2,580	7.9%	1/31/2016	Iglesia Odres Nuevos	2,500	7.6%	5/31/2017	1/13/2015	1/7/2015
112	Hartsdale Executive House, Inc.									3/5/2015	3/5/2015
113	25 Chapel Corp.									4/10/2015	4/6/2015
114	Market Place Village	Edward Jones	1,425	9.8%	6/30/2017					1/13/2015	1/13/2015
115	Kingstowne Shops	DC Gyros and Subs	1,680	7.2%	11/30/2016	Africa Hair	1,600	6.9%	5/31/2015	3/12/2015	3/12/2015
116	109-111 N. Broadway Apt. Corp.									1/27/2015	1/29/2015
117	40 Prospect Park West Owners Corp.									4/24/2015	4/21/2015
118	Shops of Orland Park	E & S Cleaners	1,600	10.1%	7/31/2018	Sprint	1,460	9.2%	2/28/2017	4/9/2015	2/5/2015	2/27/2015
119	Victorville Retail Center									3/19/2015	3/19/2015		3/19/2015	7.0%
120	6 West 20th St. Tenants Corp.									2/3/2015	2/2/2015
121	50-22 Owners Ltd.									12/16/2014	12/22/2014
122	585 McLean Owners, Inc.									3/20/2015	3/18/2015
123	12 West 17th St. Tenants’ Corp.									12/17/2014	1/23/2015
124	Gillespie Field Business Park									4/28/2015	4/15/2015		4/9/2015	10.0%
125	Waters at West End, Inc.									2/11/2015	2/11/2015
126	Jones St. Owners Corporation									11/10/2014	11/11/2014
127	Big Lots Plaza	Chinese Restaurant	1,000	2.7%	7/31/2020	Barber Shop	455	1.3%	1/31/2018	12/31/2014	4/28/2015
128	30 Bond Street Owners Corp.									1/13/2015	1/22/2015
129	166 West 76th Apartment Corp.									3/3/2015	3/2/2015
130	Hanna Shoppes	3 Chicanos Taqueria	1,625	10.1%	3/31/2017	Ames Taping	1,625	10.1%	12/31/2017	1/27/2015	1/27/2015
131	Carroll Gardens Owners, Corp.									4/9/2015	4/7/2015
132	170 East 92nd Street Owners, Inc.									4/13/2015	4/9/2015
133	17 Warren Street Tenants Corporation									12/29/2014	12/24/2014

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)(11)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)(12)	Monthly Insurance Escrow ($)(12)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(13)
1	Hutchinson Metro Center I	N	Y	Refinance	49,688	229,840	42,338	Cash		0	Springing			0	8,801
2	Cathedral Place	N	Y	Refinance	0	271,791	90,597	Cash		19,469	4,867	Cash		0	3,663; Springing
3	150 Royall Street	N	Y	Acquisition	0	125,155	62,578	Cash		0	Springing			0	Springing
4	WPC Self Storage Portfolio VII	N	Y	Acquisition	0	0	Springing			0	Springing			0	Springing
4.01	Extra Space Louisville KY	N	Y
4.02	Extra Space Las Vegas NV	N	Y
4.03	CubeSmart Joan Panama City Beach FL	N	Y
4.04	CubeSmart Tallahassee FL	N	Y
4.05	Extra Space Lady Lake FL	N	Y
4.06	CubeSmart Crystal Lake IL	N	Y
4.07	CubeSmart Hutchinson Panama City Beach FL	N	Y
4.08	Extra Space Lilburn GA	N	Y
4.09	Extra Space Stockbridge GA	N	Y
5	Queens’ MarketPlace	N	Y	Refinance	0	144,205	28,841	Cash		0	Springing			0	1,637
6	El Sol Brillante and Laguna Del Sol Apartments	N	Y	Acquisition	34,300	142,305	27,106	Cash		83,405	26,478	Cash		0	17,522
6.01	Laguna Del Sol Apartments	N	Y
6.02	El Sol Brillante Apartments	N	Y
7	Country Club Center	N	Y	Refinance	0	205,376	25,672	Cash		0	Springing			0	Springing
8	Parkway Crossing East Shopping Center	N	Y	Refinance	0	0	Springing			0	Springing			0	2,747
9	Olmsted Plaza Shopping Center	N	Y	Refinance	0	319,454	63,891	Cash		74,310	6,193	Cash		4,287	4,287
10	Hall Office Park	N	Y	Refinance	0	328,830	54,805	Cash		0	Springing			0	2,379
11	Dulles North Corporate Parks	N	Y	Refinance	0	197,864	34,626	Cash		0	Springing			0	4,457
11.01	Dulles North Corporate Park 5	N	Y
11.02	Dulles North Corporate Park 2	N	Y
12	Coastal Village Apartments	N	Y	Acquisition	90,000	101,631	33,875	Cash		20,614	21,800	Cash		500,000	10,861
13	Foothills Park Place	N	Y	Refinance	0	21,089	21,089	Cash		28,677	2,607	Cash		0	0
14	Smiths Medical	N	Y	Acquisition	0	0	Springing			0	Springing			0	Springing
15	Hunterstone Apartments	N	Y	Acquisition	0	50,135	9,549	Cash		0	Springing			0	6,000
16	Magnolia Marketplace	N	Y	Refinance	0	86,812	21,703	Cash		147,160	11,242	Cash		0	Springing
17	Norfolk Commerce Park	N	Y	Acquisition	0	47,856	23,927	Cash		15,403	3,851	Cash		0	5,533
18	Summer Bend Apartments	N	Y	Refinance	28,125	150,372	25,062	Cash		75,961	7,718	Cash		0	7,150
19	Baywoods of Annapolis	N	Y	Refinance	0	314,071	52,345	Cash		15,870	15,870	Cash		0	7,239
20	Rock Hill Hampton Inn	N	Y	Refinance	0	114,375	19,062	Cash		0	Springing			0	17,159
21	Louisville Plaza	N	Y	Refinance	0	0	Springing			0	Springing			0	Springing
22	Marquis Place	N	Y	Refinance	3,000	111,607	13,951	Cash		35,787	2,800	Cash		0	2,458
23	Riverside Technology Park A & B	N	Y	Refinance	0	155,528	14,139	Cash		0	Springing			0	2,746
24	Maricopa Fiesta	N	Y	Refinance	11,000	30,680	29,219	Cash		6,228	1,186	Cash		0	1,781
25	Dunwoody Place	N	Y	Refinance	0	123,842	15,481	Cash		0	Springing			1,718	1,718
26	Jackson Square Apartments	N	Y	Refinance	0	82,832	13,805	Cash		0	3,333	Cash		1,052,890	Springing
27	Shops at Doral	N	Y	Refinance	0	17,305	5,494	Cash		14,026	1,908	Cash		0	348
28	Solano Apartments	N	Y	Refinance	0	124,263	22,593	Cash		74,811	11,129	Cash		0	5,458
29	Riverchase Apartments	N	Y	Acquisition	8,938	21,197	20,188	Cash		0	Springing			0	4,500
30	Old Mills	N	Y	Refinance	122,000	57,195	13,618	Cash		26,843	6,391	Cash		130,625	5,167
31	Ozinus Realty Property Portfolio	N	Y	Refinance	254,933	165,262	25,667	Cash		72,680	18,170	Cash		0	5,764
31.01	Shiloh Crossing	N	Y
31.02	Texas Star	N	Y
31.03	Pitney Bowes	N	Y
31.04	Towne Crest Village	N	Y
31.05	Eagle Plaza	N	Y
31.06	Palmetto	N	Y
31.07	Hamlin	N	Y
32	Brickyard Square	N	Y	Refinance	0	245,907	39,033	Cash		12,163	1,931	Cash		0	1,448
33	Dos Santos Apartments	N	Y	Refinance	0	36,066	6,011	Cash		0	Springing			0	5,708; Springing
34	Villa Bella	N	Y	Refinance	37,688	78,105	12,398	Cash		64,865	6,864	Cash		0	2,987
35	Bayview Office Building	N	Y	Acquisition	0	102,298	14,614	Cash		6,859	6,859	Cash		0	2,746; Springing
36	Casa Nube	N	Y	Refinance	67,165	87,314	14,552	Cash		31,014	14,769	Cash		0	8,020
37	Homewood Suites - Tallahassee	N	Y	Refinance	0	41,419	5,917	Cash		38,248	4,781	Cash		0	11,500
38	San Mateo Apartments	N	Y	Refinance	17,978	97,776	16,296	Cash		0	Springing			0	5,167; Springing
39	Brittany Bay II	N	Y	Refinance	39,875	34,923	11,641	Cash		9,791	4,895	Cash		0	5,200
40	Nexus Town Center	N	Y	Refinance	0	27,612	9,204	Cash		14,584	1,823	Cash		0	1,388
41	Cathedral Place - Parking	N	Y	Refinance	0	71,782	23,927	Cash		6,908	1,727	Cash		0	3,917
42	Indiana Village	N	Y	Refinance	178,725	44,379	14,791	Cash		7,600	3,800	Cash		7,224	7,224
43	Fahrens Park Plaza	N	Y	Refinance	0	10,330	5,165	Cash		11,820	1,182	Cash		0	Springing
44	Causeway Corporate Centre	N	Y	Refinance	63,063	49,657	15,764	Cash		68,705	5,033	Cash		0	769
45	TownePlace Suites St. George by Marriott	N	Y	Refinance	0	29,771	4,260	Cash		16,650	1,600	Cash		8,269	8,269
46	IRG - Ellsworth Bailey Saratoga	N	Y	Refinance	0	5,696	14,472	Cash		2,781	926	Cash		0	3,985; Springing
46.01	Saratoga II	N	Y
46.02	Saratoga I	N	Y
46.03	Ellsworth Bailey Lordstown	N	Y
47	39-60 54th Street Owners, Inc.	N	Y	Refinance	0	0	Springing			0	Springing			0	0
48	Courtyard by Marriott - Shawnee	N	Y	Refinance	0	30,844	10,281	Cash		5,902	1,967	Cash		0	$8,020 initially; starting on the 13th Payment Date, monthly deposit will increase to greater of (i) 1/12 of 4% of the total gross revenues of the Property for the previous 12 month period, or (ii) the amount required under the Franchise Agreement
49	Athens Gate Apartments	N	Y	Refinance	17,174	51,030	8,505	Cash		0	Springing			0	4,854; Springing
50	Sand Pebble Apartments	N	Y	Refinance	22,094	118,410	19,735	Cash		0	Springing			0	4,333; Springing
51	Trojan Storage of Oxnard	N	Y	Refinance	0	12,174	6,087	Cash		0	Springing			0	1,009; Springing
52	CVS - Lynn, MA	N	N	Acquisition	0	0	Springing			0	Springing			0	Springing
53	Gilbert Crossing	N	Y	Refinance	0	18,530	9,265	Cash		0	Springing			130,000	1,042
54	1321 Harbor Bay Parkway	N	Y	Refinance	0	16,104	8,052	Cash		0	Springing			0	836; Springing
55	Casa Cruz	N	Y	Acquisition	138,438	76,001	14,476	Cash		7,265	6,919	Cash		0	6,550
56	Best Western Plus - Windsor Gardens	N	Y	Acquisition	16,750	22,915	7,275	Cash		23,288	11,089	Cash		0	7,142
57	Oak Tree Plaza	N	Y	Refinance	0	5,976	5,976	Cash		10,034	1,062	Cash		29,759	248
58	Peppertree Lane Apartments	N	Y	Acquisition	53,875	92,255	11,336	Cash		10,292	5,304	Cash		0	3,850
59	8211 Town Center Drive	N	Y	Refinance	0	51,501	5,723	Cash		7,398	673	Cash		0	1,446
60	Staybridge Suites Indianapolis Airport	N	Y	Refinance	188	8,000	7,619	Cash		36,267	3,140	Cash		0	8,447
61	Austin Heights Shopping Center	N	Y	Refinance	0	93,694	15,616	Cash		0	0			0	999
62	Walgreens - Duncanville, TX	N	N	Acquisition	0	0	Springing			0	Springing			0	Springing
63	Trojan Storage of Roseville	N	Y	Acquisition	0	4,225	4,225	Cash		0	Springing			0	972; Springing
64	Lakeside Plaza	N	Y	Refinance	10,813	80,185	16,037	Cash		19,512	2,439	Cash		0	5,214
65	Green Acres MHP	N	Y	Acquisition	22,313	10,050	5,025	Cash		3,200	1,600	Cash		50,000	883
66	Mendicino Green Apartment Corp.	N	Y	Refinance	0	0	Springing			0	Springing			0	0
67	Walgreens - Richmond Heights	N	N	Acquisition	0	0	Springing			0	Springing			0	Springing
68	Rivertown Center	N	Y	Acquisition	0	107,227	12,053	Cash		0	Springing			0	1,015
69	Bristol House, Inc.	N	Y	Refinance	0	69,699	11,616	Cash		0	0			0	0
70	Storaway Self Storage - Nashville	N	Y	Refinance	0	35,550	7,110	Cash		0	Springing			36,171	1,005
71	Bella Luna / San Lucas	N	Y	Refinance	4,375	0	32,500	Cash		50,000	30,675	Cash		500,000	19,500
72	Seacoast Self Storage	N	Y	Acquisition	30,265	13,680	2,606	Cash		809	736	Cash		0	691
73	230 Garth Road Owners, Inc.	N	Y	Refinance	0	0	Springing			0	Springing			0	0
74	Comfort Suites - Near the Galleria	N	Y	Refinance	18,785	31,137	7,414	Cash		31,564	2,733	Cash		0	5,800
75	Sandstone Apartments	N	Y	Recapitalization	78,113	15,646	4,967	Cash		102,570	9,325	Cash		250,000	4,171
76	Tieton Village	N	Y	Acquisition	0	9,580	4,790	Cash		0	Springing			0	1,020
77	Highland Terrace Housing Development Fund Corporation	N	Y	Refinance	0	19,257	6,364	Cash		0	Springing			0	0
78	Cooperstown Commons Shopping Center	N	Y	Acquisition	20,031	16,291	8,145	Cash		2,915	1,388	Cash		0	697
79	Lake Lucina Shopping Center	N	Y	Refinance	0	4,299	4,299	Cash		13,821	1,382	Cash		0	1,512
80	Silver Bridge Plaza	N	Y	Refinance	141,209	18,108	4,527	Cash		37,495	5,200	Cash		0	3,524
81	Karen Gardens Apartment Corp.	N	Y	Refinance	0	16,670	16,670	Cash		0	Springing			0	0
82	East Haven Self Storage	N	Y	Refinance	0	3,267	3,112	Cash		10,885	864	Cash		0	420
83	Walgreens - Milwaukee	N	N	Acquisition	0	0	Springing			0	Springing			0	Springing

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)(11)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)(12)	Monthly Insurance Escrow ($)(12)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(13)
84	Haggen Food & Pharmacy	N	Y	Acquisition	0	0	Springing			0	Springing			0	Springing
85	Sycamore Terrace	N	Y	Acquisition	0	13,297	6,332	Cash		1,306	415	Cash		0	272
86	Ramona Plaza Shopping Center	N	Y	Refinance	0	10,108	5,054	Cash		588	588	Cash		0	829
87	All A/C Self Storage	N	Y	Refinance	37,000	3,456	3,292	Cash		9,595	3,046	Cash		0	442
88	Pecue MHC	N	Y	Acquisition	0	1,944	324	Cash		20,181	2,561	Cash		0	583
89	Regency Park Owners Corp.	N	Y	Refinance	0	0	Springing			0	Springing			0	0
90	Storaway Self Storage - Deltona II	N	Y	Refinance	18,918	32,440	4,055	Cash		0	Springing			31,152	865
91	Lakewood Place Shopping Center	N	Y	Refinance	0	2,220	2,220	Cash		0	Springing			0	422
92	Hacienda Heights Apartments	N	Y	Refinance	0	10,618	5,309	Cash		0	Springing			0	Springing
93	Nagle House, Inc.	N	Y	Refinance	0	36,000	9,000	Cash		0	Springing			0	0
94	Walgreens - Warrensburg, MO	N	N	Refinance	0	0	Springing			0	Springing			0	Springing
95	230 Tenants Corporation	N	Y	Refinance	0	36,889	36,889	Cash		0	Springing			0	0
96	Shackelford Center	N	Y	Acquisition	47,007	0	Springing			0	Springing			0	827
97	De La Cruz Professional Center	N	Y	Acquisition	0	25,445	3,635	Cash		3,856	1,928	Cash		0	446
98	Folcroft Self Storage	N	Y	Acquisition	0	48,640	6,618	Cash		5,479	580	Cash		0	567
99	Storaway Self Storage - Palm Bay	N	Y	Refinance	0	26,880	3,360	Cash		0	Springing			30,759	854
100	Bowen Tower Apartments	N	Y	Acquisition	12,625	3,496	1,748	Cash		4,153	2,077	Cash		0	3,655
101	321 West 90th St. Owners Corp.	N	Y	Refinance	0	0	Springing			0	Springing			0	0
102	West Friendship Shopping Center	N	Y	Refinance	0	24,715	3,089	Cash		3,357	839	Cash		0	279
103	Crestview Self Storage	N	Y	Refinance	0	0	Springing			0	Springing			0	Springing
104	Denn Owners Corporation	N	Y	Refinance	0	14,723	7,361	Cash		0	Springing			0	0
105	Moundsville Plaza	N	Y	Refinance	37,750	9,422	3,142	Cash		15,954	1,700	Cash		0	2,195
106	Storaway Self Storage- Deltona I	N	Y	Refinance	0	32,488	4,061	Cash		0	Springing			19,848	551
107	Sedona Peak Apartments	N	Y	Refinance	0	20,472	3,412	Cash		0	Springing			0	1,938; Springing
108	Sea Breeze Town Houses Owners, Inc.	N	Y	Refinance	0	0	Springing			0	Springing			0	0
109	Willow Lake Shops	N	Y	Acquisition	0	9,602	1,920	Cash		1,299	649	Cash		0	405
110	Wickham Park Commons	N	Y	Acquisition	0	29,048	3,631	Cash		1,346	1,346	Cash		0	254
111	Crown Pointe Plaza	N	Y	Refinance	0	32,046	5,341	Cash		7,488	681	Cash		0	874
112	Hartsdale Executive House, Inc.	N	Y	Refinance	0	0	Springing			0	Springing			0	0
113	25 Chapel Corp.	N	Y	Refinance	0	0	Springing			0	Springing			0	0
114	Market Place Village	N	Y	Refinance	0	5,394	1,079	Cash		2,161	270	Cash		0	182
115	Kingstowne Shops	N	Y	Refinance	0	5,680	2,840	Cash		5,400	540	Cash		0	408
116	109-111 N. Broadway Apt. Corp.	N	Y	Refinance	0	0	Springing			0	Springing			0	0
117	40 Prospect Park West Owners Corp.	N	Y	Refinance	0	0	Springing			0	Springing			0	0
118	Shops of Orland Park	N	Y	Acquisition	0	53,256	8,876	Cash		0	Springing			10,000	596
119	Victorville Retail Center	N	Y	Refinance	0	5,203	5,203	Cash		1,718	572	Cash		0	Springing
120	6 West 20th St. Tenants Corp.	N	Y	Refinance	0	0	Springing			0	Springing			0	0
121	50-22 Owners Ltd.	N	Y	Refinance	0	0	5,638	Cash		0	Springing			0	0
122	585 McLean Owners, Inc.	N	Y	Refinance	0	14,921	4,974	Cash		0	Springing			0	0
123	12 West 17th St. Tenants’ Corp.	N	Y	Refinance	0	0	Springing			0	Springing			0	0
124	Gillespie Field Business Park	N	Y	Refinance	0	4,284	2,142	Cash		662	166	Cash		0	278
125	Waters at West End, Inc.	N	Y	Refinance	0	0	Springing			0	Springing			0	0
126	Jones St. Owners Corporation	N	Y	Refinance	0	9,100	9,100	Cash		0	Springing			0	0
127	Big Lots Plaza	N	Y	Refinance	0	18,865	2,695	Cash		24,876	2,073	Cash		0	1,240
128	30 Bond Street Owners Corp.	N	Y	Refinance	0	4,500	4,500	Cash		0	Springing			0	0
129	166 West 76th Apartment Corp.	N	Y	Refinance	0	0	Springing			0	Springing			0	0
130	Hanna Shoppes	N	Y	Acquisition	15,831	4,318	2,159	Cash		753	189	Cash		0	499
131	Carroll Gardens Owners, Corp.	N	Y	Refinance	0	7,195	7,195	Cash		0	Springing			0	0
132	170 East 92nd Street Owners, Inc.	N	Y	Refinance	0	0	Springing			0	Springing			0	0
133	17 Warren Street Tenants Corporation	N	Y	Refinance	0	16,432	5,477	Cash		0	Springing			0	0

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)(14)	TI/LC Reserve Cap ($)(14)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty
1	Hutchinson Metro Center I	0	Cash		0	49,286; Springing	1,500,000	Cash		0	0
2	Cathedral Place	205,000	Cash		0	22,826; Springing	1,300,000	Cash		0	0
3	150 Royall Street	0			0	27,015	0	Cash		0	0
4	WPC Self Storage Portfolio VII	0			0	0	0			0	0
4.01	Extra Space Louisville KY
4.02	Extra Space Las Vegas NV
4.03	CubeSmart Joan Panama City Beach FL
4.04	CubeSmart Tallahassee FL
4.05	Extra Space Lady Lake FL
4.06	CubeSmart Crystal Lake IL
4.07	CubeSmart Hutchinson Panama City Beach FL
4.08	Extra Space Lilburn GA
4.09	Extra Space Stockbridge GA
5	Queens’ MarketPlace	0	Cash		0	9,275; Springing	334,000	Cash		0	0
6	El Sol Brillante and Laguna Del Sol Apartments	0	Cash		0	0	0			0	0
6.01	Laguna Del Sol Apartments
6.02	El Sol Brillante Apartments
7	Country Club Center	0			0	0	0			0	0
8	Parkway Crossing East Shopping Center	0	Cash		0	7,764	400,000	Cash		0	0
9	Olmsted Plaza Shopping Center	100,000	Cash		10,717	10,717	200,000	Cash		0	0
10	Hall Office Park	0	Cash		500,000	14,871; Springing	725,000	Cash		0	0
11	Dulles North Corporate Parks	0	Cash		0	12,500	300,000	Cash		0	0
11.01	Dulles North Corporate Park 5
11.02	Dulles North Corporate Park 2
12	Coastal Village Apartments	1,000,000	Cash		0	0	0			0	0
13	Foothills Park Place	0			0	0	0			0	0
14	Smiths Medical	0			0	Springing	0			0	0
15	Hunterstone Apartments	0	Cash		0	0	0			0	0
16	Magnolia Marketplace	0	Cash		0	Springing	0	Cash		0	0
17	Norfolk Commerce Park	0	Cash		600,000	25,328	1,500,000	Cash		0	0
18	Summer Bend Apartments	0	Cash		0	0	0			0	0
19	Baywoods of Annapolis	0	Cash		0	0	0			0	0
20	Rock Hill Hampton Inn	0	Cash		0	0	0			0	0
21	Louisville Plaza	0			0	Springing	677,880			0	0
22	Marquis Place	0	Cash		0	0	0			0	0
23	Riverside Technology Park A & B	98,856	Cash		0	11,000	0	Cash		0	0
24	Maricopa Fiesta	0	Cash		0	6,420	150,000	Cash		0	0
25	Dunwoody Place	0	Cash		6,441	6,441	0	Cash		0	0
26	Jackson Square Apartments	0	Cash		0	0	0			0	0
27	Shops at Doral	0	Cash		0	1,160	41,758	Cash		0	0
28	Solano Apartments	0	Cash		0	0	0			0	0
29	Riverchase Apartments	0	Cash		0	0	0			0	0
30	Old Mills	0	Cash		0	0	0			0	0
31	Ozinus Realty Property Portfolio	0	Cash		0	20,672	248,000	Cash		0	0
31.01	Shiloh Crossing
31.02	Texas Star
31.03	Pitney Bowes
31.04	Towne Crest Village
31.05	Eagle Plaza
31.06	Palmetto
31.07	Hamlin
32	Brickyard Square	0	Cash		0	5,792	0	Cash		0	0
33	Dos Santos Apartments	205,488	Cash		0	0	0			0	0
34	Villa Bella	128,000	Cash		0	0	0			0	0
35	Bayview Office Building	60,000	Cash		218,218	13,726	1,200,000	Cash		0	0
36	Casa Nube	0	Cash		0	0	0			0	0
37	Homewood Suites - Tallahassee	0	Cash		0	0	0			0	0
38	San Mateo Apartments	186,012	Cash		0	0	0			0	0
39	Brittany Bay II	0	Cash		0	0	0			0	0
40	Nexus Town Center	25,000	Cash		0	Springing	0			0	0
41	Cathedral Place - Parking	235,250	Cash		0	0	0			0	0
42	Indiana Village	0	Cash		0	0	0			0	0
43	Fahrens Park Plaza	0			200,000	6,597	200,000	Cash		0	0
44	Causeway Corporate Centre	0	Cash		0	4,167	250,000	Cash		0	0
45	TownePlace Suites St. George by Marriott	0	Cash		0	0	0			0	0
46	IRG - Ellsworth Bailey Saratoga	150,000	Cash		0	11,722	425,000	Cash		0	0
46.01	Saratoga II
46.02	Saratoga I
46.03	Ellsworth Bailey Lordstown
47	39-60 54th Street Owners, Inc.	0			0	0	0			0	0
48	Courtyard by Marriott - Shawnee	0	Cash		0	0	0			0	0
49	Athens Gate Apartments	174,744	Cash		0	0	0			0	0
50	Sand Pebble Apartments	155,988	Cash		0	0	0			0	0
51	Trojan Storage of Oxnard	24,216	Cash		0	0	0			0	0
52	CVS - Lynn, MA	0			0	Springing	0			0	0
53	Gilbert Crossing	0	Cash		155,000	3,194; Springing	155,000	Cash		0	0
54	1321 Harbor Bay Parkway	20,070	Cash		0	Springing	0			0	0
55	Casa Cruz	0	Cash		0	0	0			0	0
56	Best Western Plus - Windsor Gardens	0	Cash		0	0	0			0	0
57	Oak Tree Plaza	29,759	Cash		33,066	689	33,066	Cash		0	0
58	Peppertree Lane Apartments	0	Cash		0	0	0			0	0
59	8211 Town Center Drive	0	Cash		0	0	0			0	0
60	Staybridge Suites Indianapolis Airport	0	Cash		0	0	0			0	0
61	Austin Heights Shopping Center	0	Cash		0	9,094	300,000	Cash		0	0
62	Walgreens - Duncanville, TX	0			0	Springing	0			0	0
63	Trojan Storage of Roseville	23,322	Cash		0	0	0			0	0
64	Lakeside Plaza	0	Cash		300,000	17,917	500,000	Cash		0	0
65	Green Acres MHP	50,000	Cash		0	0	0			0	0
66	Mendicino Green Apartment Corp.	0			0	0	0			0	0
67	Walgreens - Richmond Heights	0			0	Springing	0			0	0
68	Rivertown Center	50,000	Cash		0	5,935; Springing	125,000	Cash		0	0
69	Bristol House, Inc.	0			0	0	0			0	0
70	Storaway Self Storage - Nashville	36,171	Cash		0	0	0			0	0
71	Bella Luna / San Lucas	150,000	Cash		0	0	0			0	0
72	Seacoast Self Storage	0	Cash		0	0	0			0	0
73	230 Garth Road Owners, Inc.	0			0	0	0			0	0
74	Comfort Suites - Near the Galleria	0	Cash		0	0	0			0	0
75	Sandstone Apartments	0	Cash		0	0	0			0	0
76	Tieton Village	0	Cash		0	2,806	101,022	Cash		0	0
77	Highland Terrace Housing Development Fund Corporation	0			0	0	0			0	0
78	Cooperstown Commons Shopping Center	0	Cash		50,000	2,323	200,000	Cash		0	0
79	Lake Lucina Shopping Center	0	Cash		125,000	3,712	200,000	Cash		0	0
80	Silver Bridge Plaza	0	Cash		0	$13,193 until April 2016; $6,607 thereafter until maturity	550,000	Cash		0	0
81	Karen Gardens Apartment Corp.	0			0	0	0			0	0
82	East Haven Self Storage	0	Cash		0	0	0			0	0
83	Walgreens - Milwaukee	0			0	Springing	0			0	0

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)(14)	TI/LC Reserve Cap ($)(14)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty
84	Haggen Food & Pharmacy	0			0	Springing	0			0	0
85	Sycamore Terrace	9,805	Cash		0	1,173	0	Cash		0	0
86	Ramona Plaza Shopping Center	29,844	Cash		0	1,788	65,000	Cash		0	0
87	All A/C Self Storage	0	Cash		0	0	0			0	0
88	Pecue MHC	0	Cash		0	0	0			0	0
89	Regency Park Owners Corp.	0			0	0	0			0	0
90	Storaway Self Storage - Deltona II	31,152	Cash		0	0	0			0	0
91	Lakewood Place Shopping Center	0	Cash		0	1,455	69,800	Cash		0	0
92	Hacienda Heights Apartments	0			0	0	0			0	0
93	Nagle House, Inc.	0			0	0	0			0	0
94	Walgreens - Warrensburg, MO	0			0	Springing	0			0	0
95	230 Tenants Corporation	0			0	0	0			0	0
96	Shackelford Center	19,854	Cash		0	0	0			0	0
97	De La Cruz Professional Center	16,788	Cash		0	1,865	67,152	Cash		0	0
98	Folcroft Self Storage	0	Cash		0	0	0			0	0
99	Storaway Self Storage - Palm Bay	30,759	Cash		0	0	0			0	0
100	Bowen Tower Apartments	0	Cash		0	0	0			0	0
101	321 West 90th St. Owners Corp.	0			0	0	0			0	0
102	West Friendship Shopping Center	0	Cash		25,000	764	0	Cash		0	0
103	Crestview Self Storage	0			0	0	0			0	0
104	Denn Owners Corporation	0			0	0	0			0	0
105	Moundsville Plaza	0	Cash		0	$7,525 until April 2016; $3,775 thereafter	400,000	Cash		0	0
106	Storaway Self Storage- Deltona I	19,848	Cash		0	0	0			0	0
107	Sedona Peak Apartments	69,768	Cash		0	0	0			0	0
108	Sea Breeze Town Houses Owners, Inc.	0			0	0	0			0	0
109	Willow Lake Shops	0	Cash		0	4,320	15,000	Cash		0	0
110	Wickham Park Commons	15,000	Cash		10,000	1,027	0	Cash		0	0
111	Crown Pointe Plaza	0	Cash		75,000	2,432	50,000	Cash		0	0
112	Hartsdale Executive House, Inc.	0			0	0	0			0	0
113	25 Chapel Corp.	0			0	0	0			0	0
114	Market Place Village	0	Cash		100,000	3,167	150,000	Cash		0	0
115	Kingstowne Shops	25,000	Cash		50,000	1,576	100,000	Cash		0	0
116	109-111 N. Broadway Apt. Corp.	0			0	0	0			0	0
117	40 Prospect Park West Owners Corp.	0			0	0	0			0	0
118	Shops of Orland Park	10,000	Cash		50,000	1,390; Springing	50,000	Cash		0	0
119	Victorville Retail Center	0			150,000	1,304	150,000	Cash		0	0
120	6 West 20th St. Tenants Corp.	0			0	0	0			0	0
121	50-22 Owners Ltd.	0			0	0	0			0	0
122	585 McLean Owners, Inc.	0			0	0	0			0	0
123	12 West 17th St. Tenants’ Corp.	0			0	0	0			0	0
124	Gillespie Field Business Park	0	Cash		0	733	0	Cash		0	0
125	Waters at West End, Inc.	0			0	0	0			0	0
126	Jones St. Owners Corporation	0			0	0	0			0	0
127	Big Lots Plaza	0	Cash		0	4,549	218,334	Cash		0	0
128	30 Bond Street Owners Corp.	0			0	0	0			0	0
129	166 West 76th Apartment Corp.	0			0	0	0			0	0
130	Hanna Shoppes	17,946	Cash		0	778	50,000	Cash		0	0
131	Carroll Gardens Owners, Corp.	0			0	0	0			0	0
132	170 East 92nd Street Owners, Inc.	0			0	0	0			0	0
133	17 Warren Street Tenants Corporation	0			0	0	0			0	0

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I Reserve Description	Other Escrow I (Initial) ($)(6)(15)	Other Escrow I (Monthly) ($)(16)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty
1	Hutchinson Metro Center I	Visiting Nurse Reserve	2,000,000	0	0	Cash
2	Cathedral Place	Executive Director Office/First Merit Reserves (TI, Architectural Allowance, Free Rent)	Executive Director Office: $607,703; First Merit: $576,320	0	0	Cash
3	150 Royall Street	Gray, Gray & Gray TILC Reserve	187,253	0	0	Cash
4	WPC Self Storage Portfolio VII	Amortization Reserve	0	Springing	0
4.01	Extra Space Louisville KY
4.02	Extra Space Las Vegas NV
4.03	CubeSmart Joan Panama City Beach FL
4.04	CubeSmart Tallahassee FL
4.05	Extra Space Lady Lake FL
4.06	CubeSmart Crystal Lake IL
4.07	CubeSmart Hutchinson Panama City Beach FL
4.08	Extra Space Lilburn GA
4.09	Extra Space Stockbridge GA
5	Queens’ MarketPlace	Tenant Specific TILC Reserve	688,807	0	0	Cash
6	El Sol Brillante and Laguna Del Sol Apartments	Existing Casualty Funds	854,695	0	0	Cash
6.01	Laguna Del Sol Apartments
6.02	El Sol Brillante Apartments
7	Country Club Center	Non-Renewing Tenant TILC Reserve	0	Springing	0
8	Parkway Crossing East Shopping Center	Office Depot Reserve	200,000	0	0	Cash
9	Olmsted Plaza Shopping Center		0	0	0
10	Hall Office Park		0	0	0
11	Dulles North Corporate Parks	Asurion TILC Reserve	381,900	0	0	Cash
11.01	Dulles North Corporate Park 5
11.02	Dulles North Corporate Park 2
12	Coastal Village Apartments		0	0	0
13	Foothills Park Place	Tenant Specific TILC Reserve	257,827	0	0	Cash
14	Smiths Medical	Brocade Free Rent Funds (775,512); Stanley TI Allowance Funds(318,616.59); Parking Expansion Funds (245,037)	1,339,166	0	0	Cash
15	Hunterstone Apartments		0	0	0
16	Magnolia Marketplace		0	0	0
17	Norfolk Commerce Park	Tenant TI/LC Reserves (ITT TI/LC: $600,000; Home Choice Partners TI: $17,050; Alion Science and Technology Corporation TI: $36,000.37)	653,050	0	0	Cash
18	Summer Bend Apartments		0	0	0
19	Baywoods of Annapolis		0	0	0
20	Rock Hill Hampton Inn	PIP Reserve	1,598,350	Springing	0	Cash
21	Louisville Plaza		0	0	0
22	Marquis Place		0	0	0
23	Riverside Technology Park A & B	Tenant Specific Reserve	692,708	0	0	Cash
24	Maricopa Fiesta	Native Grill Funds	100,000	0	0	Cash
25	Dunwoody Place	Roof Replacement Reserve	235,000	0	0	Cash
26	Jackson Square Apartments		0	0	0
27	Shops at Doral	Critical Tenant TI/LC Funds	0	Springing	0
28	Solano Apartments	Violations Work Reserve	1,875	0	0	Cash
29	Riverchase Apartments		0	0	0
30	Old Mills		0	0	0
31	Ozinus Realty Property Portfolio		0	0	0
31.01	Shiloh Crossing
31.02	Texas Star
31.03	Pitney Bowes
31.04	Towne Crest Village
31.05	Eagle Plaza
31.06	Palmetto
31.07	Hamlin
32	Brickyard Square	Outparcel Holdback Funds (2,230,000); Free Rent Funds (319,000)	2,549,000	0	0	Cash
33	Dos Santos Apartments		0	0	0
34	Villa Bella		0	0	0
35	Bayview Office Building		0	0	0
36	Casa Nube		0	0	0
37	Homewood Suites - Tallahassee	PIP Reserve	1,500,000	Springing	0	Cash
38	San Mateo Apartments		0	0	0
39	Brittany Bay II		0	0	0
40	Nexus Town Center		0	0	0
41	Cathedral Place - Parking		0	0	0
42	Indiana Village		0	0	0
43	Fahrens Park Plaza	Fitness Evolution Reserve	20,000	0	0	Cash
44	Causeway Corporate Centre	Additional Tenant Reserves	1,000,000	0	0	Cash
45	TownePlace Suites St. George by Marriott	PIP/Required Repairs Reserve	25,000	Springing	0	Cash
46	IRG - Ellsworth Bailey Saratoga	Tenant Specific TILC Reserve	268,155	0	0	Cash
46.01	Saratoga II
46.02	Saratoga I
46.03	Ellsworth Bailey Lordstown
47	39-60 54th Street Owners, Inc.		0	0	0
48	Courtyard by Marriott - Shawnee	Seasonality Reserve	10,000	10,000	60,000	Cash
49	Athens Gate Apartments		0	0	0
50	Sand Pebble Apartments		0	0	0
51	Trojan Storage of Oxnard		0	0	0
52	CVS - Lynn, MA		0	0	0
53	Gilbert Crossing		0	0	0
54	1321 Harbor Bay Parkway		0	0	0
55	Casa Cruz		0	0	0
56	Best Western Plus - Windsor Gardens	Franchise Membership Funds	79,386	6,616; Springing	0	Cash
57	Oak Tree Plaza	Critical Tenant TI/LC Funds	0	Springing	0
58	Peppertree Lane Apartments		0	0	0
59	8211 Town Center Drive	Mariner Finance Reserve	221,357	0	0	Cash
60	Staybridge Suites Indianapolis Airport	PIP Reserve Funds	0	Springing	0
61	Austin Heights Shopping Center		0	0	0
62	Walgreens - Duncanville, TX		0	0	0
63	Trojan Storage of Roseville		0	0	0
64	Lakeside Plaza	Rent Concession Reserve	19,917	0	0	Cash
65	Green Acres MHP		0	0	0
66	Mendicino Green Apartment Corp.		0	0	0
67	Walgreens - Richmond Heights	Critical Tenant TI/LC Funds	0	Springing	0
68	Rivertown Center	Massage Green Spa TILC Reserve	273,000	0	0	Cash
69	Bristol House, Inc.		0	0	0
70	Storaway Self Storage - Nashville		0	0	0
71	Bella Luna / San Lucas		0	0	0
72	Seacoast Self Storage		0	0	0
73	230 Garth Road Owners, Inc.		0	0	0
74	Comfort Suites - Near the Galleria	PIP Reserve Funds (200,000); Incentive Promissory Note Reserve Funds (101,000)	301,000	0	0	Cash
75	Sandstone Apartments		0	0	0
76	Tieton Village		0	0	0
77	Highland Terrace Housing Development Fund Corporation	Collateral Security Agreement for Maintenance Arrears	50,000	0	0	Cash
78	Cooperstown Commons Shopping Center	Critical Tenant TI/LC Funds	0	Springing	97,425
79	Lake Lucina Shopping Center		0	0	0
80	Silver Bridge Plaza		0	0	0
81	Karen Gardens Apartment Corp.	Collateral Security Agreement for Litigation	200,000	0	0	Cash
82	East Haven Self Storage		0	0	0
83	Walgreens - Milwaukee		0	0	0

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I Reserve Description	Other Escrow I (Initial) ($)(6)(15)	Other Escrow I (Monthly) ($)(16)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty
84	Haggen Food & Pharmacy		0	0	0
85	Sycamore Terrace		0	0	0
86	Ramona Plaza Shopping Center		0	0	0
87	All A/C Self Storage		0	0	0
88	Pecue MHC		0	0	0
89	Regency Park Owners Corp.		0	0	0
90	Storaway Self Storage - Deltona II		0	0	0
91	Lakewood Place Shopping Center		0	0	0
92	Hacienda Heights Apartments		0	0	0
93	Nagle House, Inc.	Collateral Security Agreement for Capital Improvements	2,000,000	0	0	Cash
94	Walgreens - Warrensburg, MO		0	0	0
95	230 Tenants Corporation	Collateral Security Agreement for Capital Improvements	600,000	0	0	Cash
96	Shackelford Center	Schnuck Markets Reserve	0	Springing	0
97	De La Cruz Professional Center	Lee County Reserve	165,000	Springing	0	Cash
98	Folcroft Self Storage		0	0	0
99	Storaway Self Storage - Palm Bay		0	0	0
100	Bowen Tower Apartments		0	0	0
101	321 West 90th St. Owners Corp.		0	0	0
102	West Friendship Shopping Center	Façade Work Reserve	226,554	0	0	Cash
103	Crestview Self Storage		0	0	0
104	Denn Owners Corporation		0	0	0
105	Moundsville Plaza		0	0	0
106	Storaway Self Storage- Deltona I		0	0	0
107	Sedona Peak Apartments		0	0	0
108	Sea Breeze Town Houses Owners, Inc.	Collateral Security Agreement for Capital Improvements	300,000	0	0	Cash
109	Willow Lake Shops		0	0	0
110	Wickham Park Commons	Tenant Specific Reserve	176,073	0	0	Cash
111	Crown Pointe Plaza		0	0	0
112	Hartsdale Executive House, Inc.		0	0	0
113	25 Chapel Corp.		0	0	0
114	Market Place Village		0	0	0
115	Kingstowne Shops		0	0	0
116	109-111 N. Broadway Apt. Corp.		0	0	0
117	40 Prospect Park West Owners Corp.		0	0	0
118	Shops of Orland Park		0	0	0
119	Victorville Retail Center		0	0	0
120	6 West 20th St. Tenants Corp.		0	0	0
121	50-22 Owners Ltd.		0	0	0
122	585 McLean Owners, Inc.		0	0	0
123	12 West 17th St. Tenants’ Corp.		0	0	0
124	Gillespie Field Business Park	Ground Rent Reserve	2,609	2,609	0	Cash
125	Waters at West End, Inc.		0	0	0
126	Jones St. Owners Corporation	Collateral Security Agreement for Capital Improvements	400,000	0	0	Cash
127	Big Lots Plaza	Big Lots Reserve	0	5,227	25,000	Cash
128	30 Bond Street Owners Corp.		0	0	0
129	166 West 76th Apartment Corp.		0	0	0
130	Hanna Shoppes		0	0	0
131	Carroll Gardens Owners, Corp.		0	0	0
132	170 East 92nd Street Owners, Inc.		0	0	0
133	17 Warren Street Tenants Corporation		0	0	0

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest(17)	Ground Lease Initial Expiration Date	Annual Ground Rent Payment
1	Hutchinson Metro Center I		0	0	0				Fee
2	Cathedral Place	Deloitte Office TI Reserve	2,312,269	0	0	Cash			Fee
3	150 Royall Street		0	0	0				Fee
4	WPC Self Storage Portfolio VII		0	0	0				Fee
4.01	Extra Space Louisville KY								Fee
4.02	Extra Space Las Vegas NV								Fee
4.03	CubeSmart Joan Panama City Beach FL								Fee
4.04	CubeSmart Tallahassee FL								Fee
4.05	Extra Space Lady Lake FL								Fee
4.06	CubeSmart Crystal Lake IL								Fee
4.07	CubeSmart Hutchinson Panama City Beach FL								Fee
4.08	Extra Space Lilburn GA								Fee
4.09	Extra Space Stockbridge GA								Fee
5	Queens’ MarketPlace	Rent Concession Reserve	164,280	0	0	Cash			Fee
6	El Sol Brillante and Laguna Del Sol Apartments		0	0	0				Fee
6.01	Laguna Del Sol Apartments								Fee
6.02	El Sol Brillante Apartments								Fee
7	Country Club Center		0	0	0				Fee
8	Parkway Crossing East Shopping Center		0	0	0				Fee
9	Olmsted Plaza Shopping Center		0	0	0				Fee
10	Hall Office Park		0	0	0				Fee
11	Dulles North Corporate Parks	NTT Letter of Credit	0	Springing	0				Fee
11.01	Dulles North Corporate Park 5								Fee
11.02	Dulles North Corporate Park 2								Fee
12	Coastal Village Apartments		0	0	0				Fee
13	Foothills Park Place	Rent Concession Reserve	49,724	0	0	Cash			Fee
14	Smiths Medical	Critical Tenant TI/LC Funds	0	Springing	0				Fee
15	Hunterstone Apartments		0	0	0				Fee
16	Magnolia Marketplace		0	0	0				Fee
17	Norfolk Commerce Park	Tenant Rent Reserves (ITT Rent: $1,000,000; GSA Rent Credit: $50,340)	1,050,340	0	0	Cash			Fee
18	Summer Bend Apartments		0	0	0				Fee
19	Baywoods of Annapolis		0	0	0				Fee
20	Rock Hill Hampton Inn		0	0	0				Fee
21	Louisville Plaza		0	0	0				Fee
22	Marquis Place		0	0	0				Fee
23	Riverside Technology Park A & B	Rent Concession Reserve	70,807	0	0	Cash			Fee
24	Maricopa Fiesta	Critical Tenant TI/LC Funds	0	Springing	0				Fee
25	Dunwoody Place		0	0	0				Fee
26	Jackson Square Apartments		0	0	0				Fee
27	Shops at Doral		0	0	0				Fee
28	Solano Apartments		0	0	0				Fee
29	Riverchase Apartments		0	0	0				Fee
30	Old Mills		0	0	0				Fee
31	Ozinus Realty Property Portfolio		0	0	0				Fee
31.01	Shiloh Crossing								Fee
31.02	Texas Star								Fee
31.03	Pitney Bowes								Fee
31.04	Towne Crest Village								Fee
31.05	Eagle Plaza								Fee
31.06	Palmetto								Fee
31.07	Hamlin								Fee
32	Brickyard Square	Critical Tenant TI/LC Funds	0	Springing	0				Fee
33	Dos Santos Apartments		0	0	0				Fee
34	Villa Bella		0	0	0				Fee
35	Bayview Office Building		0	0	0				Fee
36	Casa Nube		0	0	0				Fee
37	Homewood Suites - Tallahassee		0	0	0				Fee
38	San Mateo Apartments		0	0	0				Fee
39	Brittany Bay II		0	0	0				Fee
40	Nexus Town Center		0	0	0				Fee
41	Cathedral Place - Parking		0	0	0				Fee
42	Indiana Village		0	0	0				Fee
43	Fahrens Park Plaza		0	0	0				Fee
44	Causeway Corporate Centre		0	0	0				Fee
45	TownePlace Suites St. George by Marriott	Seasonality Reserve	62,000	Springing	0	Cash			Fee
46	IRG - Ellsworth Bailey Saratoga		0	0	0				Fee
46.01	Saratoga II								Fee
46.02	Saratoga I								Fee
46.03	Ellsworth Bailey Lordstown								Fee
47	39-60 54th Street Owners, Inc.		0	0	0				Fee
48	Courtyard by Marriott - Shawnee		0	0	0				Fee
49	Athens Gate Apartments		0	0	0				Fee
50	Sand Pebble Apartments		0	0	0				Fee
51	Trojan Storage of Oxnard		0	0	0				Fee
52	CVS - Lynn, MA		0	0	0				Fee
53	Gilbert Crossing		0	0	0				Fee
54	1321 Harbor Bay Parkway		0	0	0				Fee
55	Casa Cruz		0	0	0				Fee
56	Best Western Plus - Windsor Gardens	Seasonality Funds	116,985	Springing	196,509	Cash			Fee
57	Oak Tree Plaza		0	0	0				Fee
58	Peppertree Lane Apartments		0	0	0				Fee
59	8211 Town Center Drive		0	0	0				Fee
60	Staybridge Suites Indianapolis Airport		0	0	0				Fee
61	Austin Heights Shopping Center		0	0	0				Fee
62	Walgreens - Duncanville, TX		0	0	0				Fee
63	Trojan Storage of Roseville		0	0	0				Fee
64	Lakeside Plaza		0	0	0				Fee
65	Green Acres MHP		0	0	0				Fee
66	Mendicino Green Apartment Corp.		0	0	0				Fee
67	Walgreens - Richmond Heights		0	0	0				Fee
68	Rivertown Center	Chicago Title Free Rent Reserve	11,392	0	0	Cash			Fee
69	Bristol House, Inc.		0	0	0				Fee
70	Storaway Self Storage - Nashville		0	0	0				Fee
71	Bella Luna / San Lucas		0	0	0				Fee
72	Seacoast Self Storage		0	0	0				Fee
73	230 Garth Road Owners, Inc.		0	0	0				Fee
74	Comfort Suites - Near the Galleria	Contemplated Building Expansion Funds	0	Springing	0				Fee
75	Sandstone Apartments		0	0	0				Fee
76	Tieton Village		0	0	0				Fee
77	Highland Terrace Housing Development Fund Corporation		0	0	0				Fee
78	Cooperstown Commons Shopping Center		0	0	0				Fee
79	Lake Lucina Shopping Center		0	0	0				Fee
80	Silver Bridge Plaza		0	0	0				Fee
81	Karen Gardens Apartment Corp.	Collateral Security Agreement for Maintenance Arrears	50,000	0	0	Cash			Fee
82	East Haven Self Storage		0	0	0				Fee
83	Walgreens - Milwaukee		0	0	0				Fee

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest(17)	Ground Lease Initial Expiration Date	Annual Ground Rent Payment
84	Haggen Food & Pharmacy		0	0	0				Fee
85	Sycamore Terrace		0	0	0				Leasehold	Shevchuk: 6/30/2105; Martin: 9/5/2105	Shevchuk: $75,000; Martin: $10,528
86	Ramona Plaza Shopping Center		0	0	0				Fee
87	All A/C Self Storage		0	0	0				Fee
88	Pecue MHC		0	0	0				Fee
89	Regency Park Owners Corp.		0	0	0				Fee
90	Storaway Self Storage - Deltona II		0	0	0				Fee
91	Lakewood Place Shopping Center		0	0	0				Fee
92	Hacienda Heights Apartments		0	0	0				Fee
93	Nagle House, Inc.		0	0	0				Fee
94	Walgreens - Warrensburg, MO		0	0	0				Fee
95	230 Tenants Corporation		0	0	0				Fee
96	Shackelford Center		0	0	0				Fee
97	De La Cruz Professional Center	Max’d Out Reserve	0	Springing	0				Fee
98	Folcroft Self Storage		0	0	0				Fee
99	Storaway Self Storage - Palm Bay		0	0	0				Fee
100	Bowen Tower Apartments		0	0	0				Fee
101	321 West 90th St. Owners Corp.		0	0	0				Fee
102	West Friendship Shopping Center	Collateral Security Agreement for Capital Improvements	155,000	0	0	Cash			Fee
103	Crestview Self Storage		0	0	0				Fee
104	Denn Owners Corporation		0	0	0				Fee
105	Moundsville Plaza		0	0	0				Fee
106	Storaway Self Storage- Deltona I		0	0	0				Fee
107	Sedona Peak Apartments		0	0	0				Fee
108	Sea Breeze Town Houses Owners, Inc.		0	0	0				Fee
109	Willow Lake Shops		0	0	0				Fee
110	Wickham Park Commons		0	0	0				Fee
111	Crown Pointe Plaza		0	0	0				Fee
112	Hartsdale Executive House, Inc.		0	0	0				Fee
113	25 Chapel Corp.		0	0	0				Fee
114	Market Place Village		0	0	0				Fee
115	Kingstowne Shops		0	0	0				Fee
116	109-111 N. Broadway Apt. Corp.		0	0	0				Fee
117	40 Prospect Park West Owners Corp.		0	0	0				Fee
118	Shops of Orland Park		0	0	0				Fee
119	Victorville Retail Center		0	0	0				Fee
120	6 West 20th St. Tenants Corp.		0	0	0				Fee
121	50-22 Owners Ltd.		0	0	0				Fee
122	585 McLean Owners, Inc.		0	0	0				Fee
123	12 West 17th St. Tenants’ Corp.		0	0	0				Fee
124	Gillespie Field Business Park		0	0	0				Leasehold	7/22/2053	$31,308
125	Waters at West End, Inc.		0	0	0				Fee
126	Jones St. Owners Corporation		0	0	0				Fee
127	Big Lots Plaza		0	0	0				Fee
128	30 Bond Street Owners Corp.		0	0	0				Fee
129	166 West 76th Apartment Corp.		0	0	0				Fee
130	Hanna Shoppes		0	0	0				Fee
131	Carroll Gardens Owners, Corp.		0	0	0				Fee
132	170 East 92nd Street Owners, Inc.		0	0	0				Fee
133	17 Warren Street Tenants Corporation		0	0	0				Fee

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)
1	Hutchinson Metro Center I		Hard/Upfront Cash Management
2	Cathedral Place		Hard/Springing Cash Management
3	150 Royall Street		Soft/Springing Cash Management
4	WPC Self Storage Portfolio VII		Springing (Without Established Account)
4.01	Extra Space Louisville KY
4.02	Extra Space Las Vegas NV
4.03	CubeSmart Joan Panama City Beach FL
4.04	CubeSmart Tallahassee FL
4.05	Extra Space Lady Lake FL
4.06	CubeSmart Crystal Lake IL
4.07	CubeSmart Hutchinson Panama City Beach FL
4.08	Extra Space Lilburn GA
4.09	Extra Space Stockbridge GA
5	Queens’ MarketPlace		Springing (Without Established Account)
6	El Sol Brillante and Laguna Del Sol Apartments		Springing (Without Established Account)
6.01	Laguna Del Sol Apartments
6.02	El Sol Brillante Apartments
7	Country Club Center		Soft/Springing Cash Management
8	Parkway Crossing East Shopping Center		Springing (Without Established Account)
9	Olmsted Plaza Shopping Center		Hard/Springing Cash Management
10	Hall Office Park		Soft/Springing Cash Management
11	Dulles North Corporate Parks		Hard/Springing Cash Management
11.01	Dulles North Corporate Park 5
11.02	Dulles North Corporate Park 2
12	Coastal Village Apartments		Soft/Springing Cash Management
13	Foothills Park Place		Springing (Without Established Account)
14	Smiths Medical		Springing (Without Established Account)
15	Hunterstone Apartments		Springing (Without Established Account)
16	Magnolia Marketplace		Hard/Springing Cash Management	19,778,628	92,789	892,920	892,920	1.32	1.26
17	Norfolk Commerce Park		Soft/Springing Cash Management
18	Summer Bend Apartments		Soft/Springing Cash Management
19	Baywoods of Annapolis		None	21,500,000	123,353	5,000,000	0	1.53	1.53
20	Rock Hill Hampton Inn		Soft/Springing Cash Management
21	Louisville Plaza		Springing (Without Established Account)
22	Marquis Place		Springing (Without Established Account)
23	Riverside Technology Park A & B		None
24	Maricopa Fiesta		Springing (Without Established Account)
25	Dunwoody Place		Soft/Springing Cash Management
26	Jackson Square Apartments		Springing (Without Established Account)
27	Shops at Doral		Springing (Without Established Account)
28	Solano Apartments		Springing (Without Established Account)
29	Riverchase Apartments		Springing (Without Established Account)
30	Old Mills		Springing (Without Established Account)
31	Ozinus Realty Property Portfolio		Hard/Springing Cash Management
31.01	Shiloh Crossing
31.02	Texas Star
31.03	Pitney Bowes
31.04	Towne Crest Village
31.05	Eagle Plaza
31.06	Palmetto
31.07	Hamlin
32	Brickyard Square		Hard/Springing Cash Management
33	Dos Santos Apartments		Springing (Without Established Account)
34	Villa Bella		Springing (Without Established Account)
35	Bayview Office Building		Springing (Without Established Account)
36	Casa Nube		Springing (Without Established Account)
37	Homewood Suites - Tallahassee		Hard/Springing Cash Management
38	San Mateo Apartments		Springing (Without Established Account)
39	Brittany Bay II		Springing (Without Established Account)
40	Nexus Town Center		Springing (Without Established Account)
41	Cathedral Place - Parking		Soft/Springing Cash Management
42	Indiana Village		Soft/Springing Cash Management
43	Fahrens Park Plaza		Springing (Without Established Account)
44	Causeway Corporate Centre		Springing (Without Established Account)
45	TownePlace Suites St. George by Marriott		Springing (Without Established Account)
46	IRG - Ellsworth Bailey Saratoga		Springing (Without Established Account)
46.01	Saratoga II
46.02	Saratoga I
46.03	Ellsworth Bailey Lordstown
47	39-60 54th Street Owners, Inc.		None	8,425,000	33,869	750,000	0	7.66	7.66
48	Courtyard by Marriott - Shawnee		Springing (Without Established Account)
49	Athens Gate Apartments		Springing (Without Established Account)
50	Sand Pebble Apartments		Springing (Without Established Account)
51	Trojan Storage of Oxnard		None
52	CVS - Lynn, MA		Springing (Without Established Account)
53	Gilbert Crossing		Soft/Springing Cash Management
54	1321 Harbor Bay Parkway		Springing (Without Established Account)
55	Casa Cruz		Springing (Without Established Account)
56	Best Western Plus - Windsor Gardens		Springing (Without Established Account)
57	Oak Tree Plaza		Springing (Without Established Account)
58	Peppertree Lane Apartments		Soft/Springing Cash Management
59	8211 Town Center Drive		Springing (Without Established Account)
60	Staybridge Suites Indianapolis Airport		Hard/Springing Cash Management
61	Austin Heights Shopping Center		Springing (Without Established Account)
62	Walgreens - Duncanville, TX		Springing (Without Established Account)
63	Trojan Storage of Roseville		None
64	Lakeside Plaza		Soft/Springing Cash Management
65	Green Acres MHP		None
66	Mendicino Green Apartment Corp.		None	5,545,400	21,370	250,000	0	4.12	4.12
67	Walgreens - Richmond Heights		Springing (Without Established Account)
68	Rivertown Center		Springing (Without Established Account)
69	Bristol House, Inc.		None
70	Storaway Self Storage - Nashville		None
71	Bella Luna / San Lucas		Soft/Springing Cash Management
72	Seacoast Self Storage		Springing (Without Established Account)
73	230 Garth Road Owners, Inc.		None	4,808,765	27,718	750,000	265,650	13.18	13.18
74	Comfort Suites - Near the Galleria		Springing (Without Established Account)
75	Sandstone Apartments		Springing (Without Established Account)
76	Tieton Village		Springing (Without Established Account)
77	Highland Terrace Housing Development Fund Corporation		None
78	Cooperstown Commons Shopping Center		Springing (Without Established Account)
79	Lake Lucina Shopping Center		None
80	Silver Bridge Plaza		Springing (Without Established Account)
81	Karen Gardens Apartment Corp.		None	4,150,000	18,299	500,000	0	3.10	3.10
82	East Haven Self Storage		Springing (Without Established Account)
83	Walgreens - Milwaukee		Springing (Without Established Account)

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)
84	Haggen Food & Pharmacy		Springing (Without Established Account)
85	Sycamore Terrace	12% beginning on the 6th anniversary after the date of Lease Commencement and each fifth anniversary thereafter for the remainder of the term	Springing (Without Established Account)
86	Ramona Plaza Shopping Center		None
87	All A/C Self Storage		Springing (Without Established Account)
88	Pecue MHC		None
89	Regency Park Owners Corp.		None	3,600,000	15,912	500,000	0	4.14	4.14
90	Storaway Self Storage - Deltona II		None
91	Lakewood Place Shopping Center		Springing (Without Established Account)
92	Hacienda Heights Apartments		None
93	Nagle House, Inc.		None	3,495,812	15,722	500,000	0	7.63	7.63
94	Walgreens - Warrensburg, MO		Springing (Without Established Account)
95	230 Tenants Corporation		None	3,400,000	10,488	500,000	0	7.40	7.40
96	Shackelford Center		None
97	De La Cruz Professional Center		Springing (Without Established Account)
98	Folcroft Self Storage		Springing (Without Established Account)
99	Storaway Self Storage - Palm Bay		None
100	Bowen Tower Apartments		None
101	321 West 90th St. Owners Corp.		None	3,400,000	15,306	(A) 500,000; (B) 400,000	(A) 0; (B) 400,000	9.05	9.05
102	West Friendship Shopping Center		None
103	Crestview Self Storage		None
104	Denn Owners Corporation		None	2,486,684	11,534	250,000	0	3.43	3.43
105	Moundsville Plaza		Springing (Without Established Account)
106	Storaway Self Storage- Deltona I		None
107	Sedona Peak Apartments		Springing (Without Established Account)
108	Sea Breeze Town Houses Owners, Inc.		None	2,100,000	6,753	100,000	0	4.15	4.15
109	Willow Lake Shops		None
110	Wickham Park Commons		Springing (Without Established Account)
111	Crown Pointe Plaza		None
112	Hartsdale Executive House, Inc.		None	2,150,000	9,623	350,000	0	8.93	8.93
113	25 Chapel Corp.		None
114	Market Place Village		None
115	Kingstowne Shops		None
116	109-111 N. Broadway Apt. Corp.		None	2,117,987	9,329	500,000	0	5.10	5.10
117	40 Prospect Park West Owners Corp.		None	2,097,686	9,040	500,000	0	15.87	15.87
118	Shops of Orland Park		Springing (Without Established Account)
119	Victorville Retail Center		None
120	6 West 20th St. Tenants Corp.		None	1,997,853	8,656	500,000	0	17.22	17.22
121	50-22 Owners Ltd.		None	1,996,129	7,704	500,000	0	5.82	5.82
122	585 McLean Owners, Inc.		None	1,900,000	7,299	500,000	0	3.27	3.27
123	12 West 17th St. Tenants’ Corp.		None	1,896,560	7,453	500,000	0	11.89	11.89
124	Gillespie Field Business Park	Adjusted ever five years beginning 7/23/18 based on the inflation calculation in the lease	Springing (Without Established Account)
125	Waters at West End, Inc.		None	1,721,493	7,502	500,000	0	5.67	5.67
126	Jones St. Owners Corporation		None
127	Big Lots Plaza		Springing (Without Established Account)
128	30 Bond Street Owners Corp.		None
129	166 West 76th Apartment Corp.		None	1,596,839	6,904	500,000	0	11.24	11.24
130	Hanna Shoppes		None
131	Carroll Gardens Owners, Corp.		None	1,250,000	5,593	250,000	0	3.78	3.78
132	170 East 92nd Street Owners, Inc.		None	1,100,000	4,809	300,000	0	6.93	6.93
133	17 Warren Street Tenants Corporation		None

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor	Affiliated Sponsors	Mortgage Loan Number
1	Hutchinson Metro Center I					Joseph Simone		1
2	Cathedral Place					Joel Lee	Group 2	2
3	150 Royall Street					Jay O. Hirsh; James S. Hughes		3
4	WPC Self Storage Portfolio VII					Corporate Property Associates 18 - Global Incorporated	Group 1	4
4.01	Extra Space Louisville KY							4.01
4.02	Extra Space Las Vegas NV							4.02
4.03	CubeSmart Joan Panama City Beach FL							4.03
4.04	CubeSmart Tallahassee FL							4.04
4.05	Extra Space Lady Lake FL							4.05
4.06	CubeSmart Crystal Lake IL							4.06
4.07	CubeSmart Hutchinson Panama City Beach FL							4.07
4.08	Extra Space Lilburn GA							4.08
4.09	Extra Space Stockbridge GA							4.09
5	Queens’ MarketPlace					Waikoloa Development Co.; Seligman & Associates, Inc.		5
6	El Sol Brillante and Laguna Del Sol Apartments					Arun Verma		6
6.01	Laguna Del Sol Apartments							6.01
6.02	El Sol Brillante Apartments							6.02
7	Country Club Center					Jeffrey Soffer; Jacquelyn Soffer		7
8	Parkway Crossing East Shopping Center					Thomas R. Green		8
9	Olmsted Plaza Shopping Center					B&G Properties LP		9
10	Hall Office Park					Craig Hall		10
11	Dulles North Corporate Parks					B. F. Saul Real Estate Investment Trust		11
11.01	Dulles North Corporate Park 5							11.01
11.02	Dulles North Corporate Park 2							11.02
12	Coastal Village Apartments					David Kirshenbaum; Chaim Munk; Shaul Kopelowitz		12
13	Foothills Park Place					Ronald Hahn		13
14	Smiths Medical					Corporate Property Associates 17 - Global Incorporated	Group 1	14
15	Hunterstone Apartments					Matthew A. Sharp; J. David Kelsey	Group 4	15
16	Magnolia Marketplace	77.9%	7.4%	7.1%		Martin Mayer; George Townsend Underhill IV; Lewis W. Stirling III		16
17	Norfolk Commerce Park					Christopher K. Sadler; Stevens M. Sadler		17
18	Summer Bend Apartments					Chowdary Yalamanchili		18
19	Baywoods of Annapolis	37.7%	10.5%	10.5%				19
20	Rock Hill Hampton Inn					Abbas K. Shikary; Fatema Shikary		20
21	Louisville Plaza					E. Stanley Kroenke		21
22	Marquis Place					Bryan E. Pivirotto; Bernard T. Reilly	Group 5	22
23	Riverside Technology Park A & B					Edward St. John, LLC		23
24	Maricopa Fiesta					Edwin Joseph Parish		24
25	Dunwoody Place					Mehmet A. Capin	Group 6	25
26	Jackson Square Apartments					Millennia Housing Development, Ltd.		26
27	Shops at Doral					Albert J. Fraga		27
28	Solano Apartments					Axiom Equity Investments		28
29	Riverchase Apartments					Matthew A. Sharp; J. David Kelsey	Group 4	29
30	Old Mills					Ephraim Hasenfeld		30
31	Ozinus Realty Property Portfolio					Ozinus Realty, LLC		31
31.01	Shiloh Crossing							31.01
31.02	Texas Star							31.02
31.03	Pitney Bowes							31.03
31.04	Towne Crest Village							31.04
31.05	Eagle Plaza							31.05
31.06	Palmetto							31.06
31.07	Hamlin							31.07
32	Brickyard Square					Neal Shalom; Joshua Levy		32
33	Dos Santos Apartments					Richard Aguilar	Group 3	33
34	Villa Bella					Angelo Grillo		34
35	Bayview Office Building					Moshe Popack; Joseph Popack		35
36	Casa Nube					Harry Shani; Jaikishin Bhagia		36
37	Homewood Suites - Tallahassee					Richard J. Spillett; Jacqueline W. Spillett; Kelley D. Slay; Kelly S. Slay		37
38	San Mateo Apartments					Richard Aguilar	Group 3	38
39	Brittany Bay II					Alan Ginsburg		39
40	Nexus Town Center					Leonard Hortick		40
41	Cathedral Place - Parking					Joel Lee	Group 2	41
42	Indiana Village					Harry Bookey; Michael Rubin		42
43	Fahrens Park Plaza					Louis J. Steiner		43
44	Causeway Corporate Centre					John C. Halliday III; Gerald T. Herrod		44
45	TownePlace Suites St. George by Marriott					Kevin Ence		45
46	IRG - Ellsworth Bailey Saratoga					Christopher Semarjian; Stuart Lichter		46
46.01	Saratoga II							46.01
46.02	Saratoga I							46.02
46.03	Ellsworth Bailey Lordstown							46.03
47	39-60 54th Street Owners, Inc.	13.4%	37.0%	37.0%				47
48	Courtyard by Marriott - Shawnee					Jack Waters		48
49	Athens Gate Apartments					Richard Aguilar	Group 3	49
50	Sand Pebble Apartments					Richard Aguilar	Group 3	50
51	Trojan Storage of Oxnard					Brett Henry; Scott Henry; John Koudsi	Group 7	51
52	CVS - Lynn, MA					SPC Associates, L.L.C.		52
53	Gilbert Crossing					TriGate Property Partners, L.P.		53
54	1321 Harbor Bay Parkway					David B. Dollinger		54
55	Casa Cruz					Ajay Gupta		55
56	Best Western Plus - Windsor Gardens					Alex Fridzon; Daniel Berman; Arie Fridzon		56
57	Oak Tree Plaza					Brent A. Tucker		57
58	Peppertree Lane Apartments					Engel Realty Company, LLC		58
59	8211 Town Center Drive					Jonathan Ehrenfeld		59
60	Staybridge Suites Indianapolis Airport				600,000	Lightning Trac VT, LLC; Robert W. Dora; Timothy J. Dora		60
61	Austin Heights Shopping Center					Austin Heights Properties, LLC		61
62	Walgreens - Duncanville, TX					Paul Celler		62
63	Trojan Storage of Roseville					Brett Henry; Scott Henry; John Koudsi	Group 7	63
64	Lakeside Plaza					Terri R. Stomel; Mark Feldman; Cindy Jacoby		64
65	Green Acres MHP					Laurence H. Weiner; David Worth; Ari Golson	Group 9	65
66	Mendicino Green Apartment Corp.	26.0%	19.0%	19.0%				66
67	Walgreens - Richmond Heights					Stuart A. Roffman		67
68	Rivertown Center					Laurence H. Weiner; Scott Gendell	Group 9	68
69	Bristol House, Inc.							69
70	Storaway Self Storage - Nashville					Fred D. Culbreath; Joe A. Hicks; Michael R. Hottinger	Group 8	70
71	Bella Luna / San Lucas					Mark Omid Bolour; Michael Cohan; Yakov Albaz		71
72	Seacoast Self Storage					Robert Moser; Robert Morgan	Group 10	72
73	230 Garth Road Owners, Inc.	5.5%	91.1%	91.1%				73
74	Comfort Suites - Near the Galleria					Manish H. Parekh		74
75	Sandstone Apartments					Alfons Melohn		75
76	Tieton Village					Jonathan Lefferts; Stephen B. Jaeger		76
77	Highland Terrace Housing Development Fund Corporation							77
78	Cooperstown Commons Shopping Center					Susannah Gold; John Montagna; Gregory Sobol		78
79	Lake Lucina Shopping Center					William R. Cesery, Jr.; BHC Limited Partnership, LLLP		79
80	Silver Bridge Plaza					Bernard T. Reilly; Bryan E. Pivirotto	Group 5	80
81	Karen Gardens Apartment Corp.	27.1%	16.4%	16.4%				81
82	East Haven Self Storage					Robert Moser; Robert Morgan	Group 10	82
83	Walgreens - Milwaukee					Dale Dobroth		83

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor	Affiliated Sponsors	Mortgage Loan Number
84	Haggen Food & Pharmacy					Alta Home Properties LLC		84
85	Sycamore Terrace					US Property Trust North America LLC		85
86	Ramona Plaza Shopping Center					Wei Wu; Shirley Wu		86
87	All A/C Self Storage					Genevieve Weinkle		87
88	Pecue MHC					Bruce M. Simon		88
89	Regency Park Owners Corp.	23.8%	22.0%	22.0%				89
90	Storaway Self Storage - Deltona II					Fred D. Culbreath; Joe A. Hicks; Michael R. Hottinger	Group 8	90
91	Lakewood Place Shopping Center					Raji Sankar; Randhir Sethi		91
92	Hacienda Heights Apartments					Jessica Y. Liu Palmer; Michael E. Palmer; Yule Liu		92
93	Nagle House, Inc.	7.3%	41.2%	41.2%				93
94	Walgreens - Warrensburg, MO					Judith Schwartz		94
95	230 Tenants Corporation	7.6%	27.4%	27.4%				95
96	Shackelford Center					The Carrington Company		96
97	De La Cruz Professional Center					Avi Nechemia; Ehud Nahum; David Gonen		97
98	Folcroft Self Storage					Robert Moser; Robert Morgan	Group 10	98
99	Storaway Self Storage - Palm Bay					Fred D. Culbreath; Joe A. Hicks; Michael R. Hottinger	Group 8	99
100	Bowen Tower Apartments					CVC Equity Investors LLC; CVC Income Fund LLC; CVC Balanced Fund LLC		100
101	321 West 90th St. Owners Corp.	7.4%	48.9%	48.9%				101
102	West Friendship Shopping Center					Ernest Rafailides; Hermes Rafailides Inter Vivos Trust Agreement; Trust Agreement of Thomas and Maria Rafailides		102
103	Crestview Self Storage					Stephen L. Clark; Orlin E. Ard, Jr.; Stephen L. Clark Trust; Orlin E. Ard, Jr. Revocable Trust		103
104	Denn Owners Corporation	22.3%	19.1%	19.1%				104
105	Moundsville Plaza					Bernard T. Reilly; Bryan E. Pivirotto	Group 5	105
106	Storaway Self Storage- Deltona I					Fred D. Culbreath; Joe A. Hicks; Michael R. Hottinger	Group 8	106
107	Sedona Peak Apartments					Richard Aguilar	Group 3	107
108	Sea Breeze Town Houses Owners, Inc.	29.3%	16.0%	16.0%				108
109	Willow Lake Shops					Capital Investments LLC		109
110	Wickham Park Commons					Mehmet A. Capin	Group 6	110
111	Crown Pointe Plaza					Culebra Pointe I, LLC		111
112	Hartsdale Executive House, Inc.	13.0%	48.0%	48.0%				112
113	25 Chapel Corp.							113
114	Market Place Village					James E. and Vicki S. Baker; Bruce R. Keller; Warren A. and MaryAnn Sackman; Gene O. Lee; Michael and Debra R. Marinelli; Dr. Larry Rudolph		114
115	Kingstowne Shops					Union Investment Company of Newport News, VA.		115
116	109-111 N. Broadway Apt. Corp.	20.9%	26.9%	26.9%				116
117	40 Prospect Park West Owners Corp.	4.0%	82.1%	82.1%				117
118	Shops of Orland Park					Scott Inbinder; Laurence H. Weiner	Group 9	118
119	Victorville Retail Center					Frank F. Helmonds; Doris E. Hijmans		119
120	6 West 20th St. Tenants Corp.	5.0%	89.5%	89.5%				120
121	50-22 Owners Ltd.	19.6%	26.9%	26.9%				121
122	585 McLean Owners, Inc.	36.4%	15.1%	15.1%				122
123	12 West 17th St. Tenants’ Corp.	5.2%	56.1%	56.1%				123
124	Gillespie Field Business Park					Richard C. Dentt		124
125	Waters at West End, Inc.	22.6%	29.6%	29.6%				125
126	Jones St. Owners Corporation							126
127	Big Lots Plaza					Emerson J. Dobbs		127
128	30 Bond Street Owners Corp.							128
129	166 West 76th Apartment Corp.	6.2%	58.3%	58.3%				129
130	Hanna Shoppes					Robert Kantor; Bryan Becker		130
131	Carroll Gardens Owners, Corp.	20.4%	20.3%	20.3%				131
132	170 East 92nd Street Owners, Inc.	10.6%	36.4%	36.4%				132
133	17 Warren Street Tenants Corporation							133

A-1-28

FOOTNOTES TO ANNEX A-1

See “Annex B: Additional Mortgage Loan Information/Definitions” in the Free Writing Prospectus for additional information on all mortgage loans and “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, “RMF” denotes Rialto Mortgage Finance, LLC, “SPREF” denotes Silverpeak Real Estate Finance LLC, “WDCPF” denotes Walker & Dunlop Commercial Property Funding I WF, LLC and “NCB” denotes National Cooperative Bank, N.A.

(2)	For mortgage loan #2 (Cathedral Place), the total square footage is comprised of 199,612 square feet of office space, 16,399 square feet of retail space and 3,767 square feet of miscellaneous space.

For mortgage loan #5 (Queens’ MarketPlace), a borrower affiliate leases 14,205 square feet, representing 10.8% of net rentable square feet, through April 2021. The space is unoccupied and has been underwritten as vacant. The Occupancy% including the unoccupied space is 77.0%.

For mortgage loan #8 (Parkway Crossing East Shopping Center), the second largest tenant (30,000 square feet), representing 20.9% of net rentable square feet, leases the collateral pad site and the improvements built on the pad site are owned by the tenant. The Number of Units includes the second largest tenant’s improvements.

For mortgage loan #17 (Norfolk Commons Park), the Number of Units includes 242,131 square feet of office space and 89,555 square feet of industrial space.

For mortgage loan #19 (Baywoods of Annapolis), the related mortgaged property is a continuing care retirement community comprised of 147 residential cooperative apartment units serving independent living residents. In addition, the mortgaged property includes a healthcare center with 45 beds that can be used for assisted living and nursing care. All unit calculations are limited to units which are operated as residential cooperative apartment units and exclude the assisted living and nursing care beds located in the portion of such mortgaged property operated as a residential healthcare facility.

For mortgage loan #32 (Brickyard Square), the fifth largest tenant (12,000 square feet), representing 6.9% of net rentable square feet, leases the collateral pad site and the improvements built on the pad site are owned by the tenant. The Number of Units includes the fifth largest tenant’s improvements.

For mortgage loan #43 (Fahrens Park Plaza), the Number of Units includes 63,956 square feet of office space and 23,799 square feet of retail space.

(3)	For mortgage loan #32 (Brickyard Square), the mortgage loan represents Note A-2 of two pari passu companion loans, which have a combined Cut-off Date principal balance of $36,450,000. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure presented are based on Note A-1 and Note A-2 in the aggregate (“Brickyard Square Loan Combination”). The Note A-2 mortgage loan is the non-controlling interest in the Brickyard Square Loan Combination.

For mortgage loan #71 (Bella Luna / San Lucas), the mortgage loan represents Note A-2 of two pari passu companion loans, which have a combined Cut-off Date principal balance of $20,324,202. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure presented are based on Note A-1 and Note A-2 in the aggregate (“Bella Luna / San Lucas Loan Combination”). The Note A-2 mortgage loan is the non-controlling interest in the Bella Luna / San Lucas Loan Combination.

A-1-29

(4)	For mortgage loan #4 (WPC Self Storage Portfolio VII), the borrower is not required to pay any late charge (i) with respect to the first two delinquent payments during any 12-month calendar period or (ii) with respect to the first two delinquent payments following any change by the lender to the Monthly Debt Service Payment Amount following notice of such change, however, the borrower is subject to default interest for any delinquent payments.

For mortgage loan #14 (Smiths Medical), in any 12 consecutive month period, the borrower is permitted two late charge grace periods of three days each.

(5)	For mortgage loan #26 (Jackson Square Apartments), the Appraised Value assumes completion of planned renovation work by April 28, 2016. A reserve of $1,052,890 was established at origination to cover the cost of the planned renovation work. The appraised value assuming the renovation is not completed is $15,900,000. The Cut-off Date LTV Ratio and the LTV Ratio at Maturity or ARD based on the $15,900,000 appraised value are 79.7% and 58.9%, respectively.

(6)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises, that were included in the underwriting.

For mortgage loan #1 (Hutchinson Metro Center I), the fourth largest tenant (55,859 square feet), representing 13.2% of net rentable square feet did not deliver notice of renewal prior to its notice date of November 30, 2014 and will likely vacate at lease expiration on November 30, 2015.

For mortgage loan #2 (Cathedral Place), the second largest tenant (51,853 square feet), representing 23.6% of the net rentable square feet recently executed a lease for 9,951 square feet of expansion space. The tenant is expected to take occupancy on June 6, 2015 and will commence rent payments on July 1, 2015. A reserve for free rent and TI/LC was established at closing.

For mortgage loan #3 (150 Royall Street), the largest tenant (188,857 square feet), representing 72.8% of net rentable square feet has 35,000 square feet of dark space. The third largest tenant (29,299 square feet), representing 11.3% of net rentable square feet, has abated rent through July 16, 2015.

For mortgage loan #9 (Olmsted Plaza Shopping Center), the largest tenant (50,290 square feet), representing 19.7% of net rentable square footage, subleases its entire space under a lease that expires January 31, 2016. The tenant has executed a 10-year direct lease which will commence on January 30, 2016; the direct lease has been underwritten.

For mortgage loan #32 (Brickyard Square), the fifth largest tenant (12,000 square feet), representing 6.9% of net rentable feet, has executed a lease for a pad site for which the borrower is responsible for completing the pad development and improvements. The borrower anticipates that the improvements will be completed and delivered to the tenant on or prior to November 1, 2015. Rent commencement will be the earlier of (i) 30 days after delivery of the completed building or (ii) the date the tenant opens for business. A free rent reserve of $171,000 was taken at closing.

For mortgage loan #64 (Lakeside Plaza), the largest tenant (58,076 square feet), representing 45.5% of net rentable square feet, has abated rent for June 2015. There is a reserve of $19,917 representing the outstanding rent abatement.

For mortgage loan #68 (Rivertown Center), the fifth largest tenant (2,735 square feet), representing 4.5% of net rentable square feet, is not fully open and not paying full rent. The tenant has free rent from May 2015 through June 2015. An $11,392 Rent Concession Reserve was taken at closing.

For mortgage loan #96 (Shackelford Center), the second largest tenant (800 square feet), representing 1.6% of net rentable square feet, is paying abated rent through June 12, 2015. The tenant space was underwritten as vacant.

A-1-30

For mortgage loan #102 (West Friendship Shopping Center), the largest tenant (2,200 square feet), representing 11.7% of net rentable square feet, has executed a lease but is not paying rent or in occupancy of its space, which is under renovation. The largest tenant is required to begin paying rent on the earlier of August 27, 2016 (240 days from December 31, 2015) or 240 days following the date the landlord delivers the demised premises. Income from the demised premises has been included in U/W Revenues.

(7)	The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #1 (Hutchinson Metro Center I), the second largest tenant (63,462 square feet), representing 15.0% of net rentable square feet, may terminate its lease as of March 31, 2018 or March 31, 2022 upon providing 12 months’ prior written notice and payment of a termination fee equal to $3,005,560 or $1,882,283 for the 2018 or 2022 termination option, respectively. The third largest tenant (62,977 square feet), representing 14.9% of net rentable square feet, may terminate its lease as of November 30, 2020 upon providing 12 months’ written notice and payment of a termination fee equal to base rent for the 15th lease year. The fifth largest tenant (22,270 square feet), representing 5.3% of net rentable square feet, may terminate its lease at any time upon providing 120 days’ written notice.

For mortgage loan #2 (Cathedral Place), the second largest tenant (51,583 square feet), representing 23.6% of net rentable square feet, may terminate its lease on June 18, 2019 for 9,951 square feet, representing 4.5% of net rentable square feet, upon providing at least six months’ written notices. The third largest tenant (37,476 square feet), representing 17.1% of net rentable square feet, may terminate its lease on October 31, 2019 for 10,526 square feet, representing 4.8% of net rentable square feet, upon providing at least 12 months’ written notice and payment of a termination fee equal to approximately 28.1% of all unamortized tenant improvement and leasing commissions. The fourth largest tenant (9,010 square feet), representing 4.1% of the total square feet, may terminate its lease on November 14, 2019, upon providing at least nine months’ written notice and payment of all unamortized tenant improvements and leasing commissions.

For mortgage loan #3 (150 Royall Street), the largest tenant (188,857 square feet), representing 72.8% of net rentable square feet, may terminate its lease on June 31, 2018 upon providing 12 months’ written notice and a termination fee equal to six months’ base rent and all unamortized free rent, tenant improvements and leasing commissions. The third largest tenant (29,299 square feet), representing 11.3% of net rentable square feet, may terminate its lease as of July 31, 2025 upon providing 12 months’ written notice and payment of all unamortized free rent, tenant improvements and leasing commissions.

For mortgage loan #5 (Queens’ MarketPlace), the second largest tenant (6,263 square feet), representing 4.8% of net rentable square feet, may terminate its lease if calendar year sales are less than $3,000,000, adjusted for the consumer price index, upon providing 90 days’ written notice and payment of al unamortized tenant improvements.

For mortgage loan #7 (Country Club Center), the fourth largest tenant (5,845 square feet), representing 9.0% of net rentable square feet, may terminate its lease at any time upon providing four months’ written notice.

For mortgage loan #9 (Olmsted Plaza Shopping Center), the fourth largest tenant (16,000 square feet), representing 6.3% of net rentable square feet, has a one-time right to terminate its lease on the last day of the 66th full calendar month following the Rent Commencement Date upon providing at least 12 months’ notice and payment of a termination fee equal to $10,000 and the unamortized cost of tenant improvements and leasing commissions.

For mortgage loan #10 (Hall Office Park), the third largest tenant (14,463 square feet), representing 10.1% of net rentable square feet, may terminate its lease effective April 30, 2017

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upon providing written notice by July 31, 2016 and payment of a termination fee equal to two months’ base rent and all unamortized tenant improvements and leasing commissions.

For mortgage loan #14 (Smiths Medical), the largest tenant (99,977 square feet), representing 54.9% of net rentable square feet, may terminate its lease on July 31, 2025 with 12 months’ written notice and the payment of $2,046,940.

For mortgage loan #16 (Magnolia Marketplace), the fifth largest tenant (11,414 square feet), representing 11.7% of net rentable square feet, may terminate its lease effective on March 31, 2020 if gross sales do not exceed $210.00 per square foot during the 4th year.

For mortgage loan #17 (Norfolk Commerce Park), the largest tenant (47,489 square feet), representing 14.3% of net rentable square feet, may terminate its lease 40 months after the commencement date upon providing at least six months’ written notice and paying a termination fee equal to three months of base rent plus the unamortized portion of the sum of rental concessions, tenant improvement costs, design fees, and leasing commissions. The fifth largest tenant (20,315 square feet), representing 6.1% of net rentable square feet, may terminate its lease on October 31, 2016, upon providing at least nine months’ written notice and paying a termination fee of $196,429.

For mortgage loan #21 (Louisville Plaza), the second largest tenant (60,000 square feet), representing 30.9% of net rentable square feet, may terminate its lease anytime after November 30, 2015 with nine months’ written notice.

For mortgage loan #23 (Riverside Technology Park A & B), the largest tenant (62,418 square feet), representing 37.7% of net rentable square feet, may terminate its lease for all or a portion of its space on May 31, 2018, upon providing 6 months’ written notice and payment of all unamortized free rent, tenant improvement and leasing commissions.

For mortgage loan #31 (Ozinus Realty Property Portfolio), the largest tenant (71,389 square feet), representing 17.6% of net rentable square feet, can terminate its lease any time after June 30, 2014, the third anniversary of the extended lease term by providing the landlord at least 60 days’ notice.

For mortgage loan #43 (Fahrens Park Plaza), the largest tenant (21,325 square feet), representing 24.3% of net rentable square feet, may terminate its lease at any time upon providing 90 days’ written notice. The second largest tenant (12,000 square feet), representing 13.7% of net rentable square feet, may terminate its lease at any time if their program funding is eliminated. The fifth largest tenant (7,247 square feet), representing 8.3% of net rentable square feet, may terminate its lease at any time upon providing 90 days’ written notice.

For mortgage loan #44 (Causeway Corporate Centre), the largest tenant (11,921 square feet), representing 25.9% of net rentable square feet, may terminate its lease as of July 31, 2018 with 180 days’ written notice and a payment of 50% of rent due for the year in which the lease is terminated.

For mortgage loan #46 (IRG – Ellsworth Bailey Saratoga), the largest tenant at the Saratoga II mortgaged property (102,000 square feet), representing 36.3% of net rentable square feet of the mortgage loan, may terminate its lease on December 31, 2016 upon providing written notice on or before April 30, 2016 and payment of a termination fee equal to $600,000. The third largest tenant at the Ellsworth Bailey Lordstown mortgage property (15,722 square feet), representing 5.6% of net rentable square feet of the mortgage loan, may terminate its lease as of September 30, 2018 upon providing at least nine months’ written notice and payment of all unamortized tenant improvements and leasing commissions.

For mortgage loan #57 (Oak Tree Plaza), the largest tenant (2,922 square feet), representing 17.7% of net rentable square feet, may terminate its lease as of January 24, 2020 with 180 days’ written notice and a payment of $25,000.

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For mortgage loan #62 (Walgreens – Duncanville, TX) the only tenant (14,490 square feet), representing 100% of net rentable square feet, may terminate its lease on October 31, 2034, and every five years thereafter, upon providing at least 12 months’ written notice.

For mortgage loan #83 (Walgreens – Milwaukee) the only tenant (14,490 square feet), representing 100% of net rentable square feet, may terminate its lease on May 31, 2029, and every five years thereafter, upon providing at least 12 months’ written notice.

For mortgage loan #94 (Walgreens – Warrensburg, MO) the only tenant (14,490 square feet), representing 100% of net rentable square feet, may terminate its lease on September 30, 2029, and every five years thereafter, upon providing at least six months’ written notice.

For mortgage loan #96 (Shackelford Center), the third largest tenant (800 square feet), representing 1.6% of net rentable square feet, may terminate its lease at any time upon providing six months’ written notice.

For mortgage loan #97 (De La Cruz Professional Center), the second largest tenant (8,180 square feet), representing 29.2% of net rentable square feet, may terminate its lease at any time upon providing six months’ written notice.

For mortgage loan #109 (Willow Lake Shops), the second largest tenant (8,131 square feet), representing 33.5% of net rentable square feet, has a one-time right to terminate its lease between June 1, 2015 and May 31, 2016 if it fails to achieve a “gross rent factor” (more particularly defined in the related lease) of 9% or less.

For mortgage loan #110 (Wickham Park Commons), the second largest tenant (1,875 square feet), representing 12.3% of net rentable square feet, may terminate its lease within 30 days of August 30, 2016 if there is a regulatory change that disallows the tenant from conducting business. The third largest tenant (1,838 square feet), representing 12.1% of net rentable square feet, may terminate its lease on June 30th of each lease year upon providing written notice in the preceding January.

For mortgage loan #114 (Market Place Village), the fourth largest tenant (1,425 square feet), representing 9.8% of net rentable square feet, has a right to terminate its lease after month 38 of the term (i.e., June 30, 2015) upon 60 days’ notice. Upon such termination, the tenant is required to pay two months of rent and the cost of any unamortized tenant improvements.

For mortgage loan #119 (Victorville Retail Center), the largest tenant (5,675 square feet), representing 48.9% of net rentable square feet, may terminate its lease at any time after January 7, 2018 upon providing 90 days’ written notice.

For mortgage loan #130 (Hanna Shoppes) the fourth largest tenant (1,625 square feet), representing 10.1% of net rentable square feet, may terminate its lease effective September 30, 2015.

(8)	For mortgage loan #44 (Causeway Corporate Centre), the largest tenant (11,921 square feet), representing 25.9% of net rentable area, subleases 1,957 square feet of its space for an annual base rent of $49,825 ($25.46 per square foot, expiring July 31, 2016).

(9)	For mortgage loan #23 (Riverside Technology Park A & B), the second largest tenant (39,120 square feet), representing 23.6% of net rentable square feet, has multiple lease expirations as follows: 28,620 square feet expiring June 30, 2021; and 10,500 square feet expiring July 31, 2021.

For mortgage loan #102 (West Friendship Shopping Center), the 5th largest tenant (1,500 square feet), representing 8.0% of net rentable square feet, has multiple lease expirations as follows: 850 square feet expiring November 30, 2016; and 650 square feet expiring October 31, 2021.

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(10)	For mortgage loan #7 (Country Club Center), the second largest tenant (14,535 square feet) and the third largest tenant (12,957 square feet), representing 42.3% of net rentable square feet, are affiliated with the sponsor.

For mortgage loan #11 (Dulles North Corporate Parks), the third largest tenant at the Dulles North Corporate Park 2 mortgaged property (20,056 square feet), representing 12.6% of net rentable square feet of the mortgage loan, is affiliated with the sponsor.

(11)	For mortgage loan 5 (Queens’ MarketPlace), the Monthly Tax Reserve will be suspended at any time the net cash flow debt yield is greater than 9.0%.

(12)	For mortgage loan #19 (Baywoods of Annapolis), the borrower is required to deposit into an operating account (the “Insurance Account”) with the lender an amount equal to one-twelfth (1/12) of the borrower’s annual insurance premiums. Although nominally considered an insurance escrow account (with the funds therein anticipated to be utilized for the payment of insurance premiums), the borrower has unrestricted access to the Insurance Account and is permitted to use the funds in that account for operating expenses other than the payment of insurance premiums.

(13)	For mortgage loan #20 (Rock Hill Hampton Inn), the Monthly Replacement Reserve will be adjusted to an amount equal the greater of: (i) the then-existing Monthly Replacement Reserve; and (ii) 1/12th of 4% of underwritten revenue for the prior fiscal year.

For mortgage loan #37 (Homewood Suites - Tallahassee), the Monthly Replacement Reserve will be adjusted to an amount equal to 4% of total revenue for the prior calendar month.

For mortgage loan #48 (Courtyard by Marriot – Shawnee), the Monthly Replacement Reserve will be adjusted to an amount initially equal to the greater of 1/12th of (i) 3.0% of the total annual gross revenues, and commencing on the 13th payment date, 4.0% of the total annual gross revenues and (ii) the amount required to be reserved for capital expenses and FF&E expenses under the franchise agreements.

(14)	For mortgage loan #11 (Dulles North Corporate Parks), the Monthly TI/LC Reserve only applies to the Dulles North Corporate Park 2 mortgaged property.

For mortgage loan #23 (Riverside Technology Park A & B), the TI/LC Reserve may be capped at $400,000 after January 2020 if the mortgaged property is at least 85% occupied.

For mortgage loan #61 (Austin Heights Shopping Center), commencing on the twenty-fifth (25th) payment date, Monthly TI/LC Reserve collections will be $5,094. If the balance of the TI/LC Reserve account falls below $300,000 after the cap is achieved, monthly TI/LC Reserve collections in the amount of $5,094 will be collected until the TI/LC Reserve account shall again equal $300,000.

For mortgage loan #64 (Lakeside Plaza), the Monthly TI/LC Reserve will decrease to $7,500 and will be capped at $500,000 if Sears, or any replacement tenant, renews or extends its lease on terms and conditions acceptable to the lender.

For mortgage loan #109 (Willow Lake Shops), commencing on the thirteenth (13th) payment date, Monthly TI/LC Reserve collections will be $1,170. Following the occurrence of the lease rollover satisfaction conditions (which conditions are based on certain lease-up and lease rollover items set forth in the loan documents), any funds then on deposit in the TI/LC Reserve account in excess of $15,000 will be returned to the borrower. If the balance of the TI/LC Reserve account falls below $15,000 thereafter, monthly TI/LC Reserve collections in the amount of $1,170 will be collected until the TI/LC Reserve account shall again equal $15,000. The TI/LC Reserve Cap does not take effect until the occurrence of the lease rollover satisfaction conditions.

For mortgage loan #111 (Crown Pointe Plaza), following the thirty-sixth (36th) payment date, any funds then on deposit in the TI/LC Reserve account in excess of $50,000 will be returned to the borrower. If the balance of the TI/LC Reserve account falls below $50,000 after the thirty-sixth

A-1-34

(36th) payment date, Monthly TI/LC Reserve collections in the amount of $2,432 will be collected until the TI/LC Reserve account shall again equal $50,000. The TI/LC Reserve Cap does not take effect until April, 2018.

For mortgage loan #114 (Market Place Village), commencing on the thirteenth (13th) through the twenty-fourth (24th) payment dates of the mortgage loan, Monthly TI/LC Reserve collections will be $1,000 monthly. If the balance of the TI/LC Reserve account falls below $150,000 after the cap is achieved, Monthly TI/LC Reserve collections in the amount of $1,155 will be collected until the TI/LC Reserve account shall again equal $150,000.

For mortgage loan #127 (Big Lots Plaza), the Monthly TI/LC Reserve begins with the monthly payment date in July 2017 and the TI/LC Reserve Cap only applies if the largest tenant (30,934 square feet), representing 85.0% of net rentable square feet, exercises its lease extension option at a rental rate at least equal to the current rate.

(15)	For mortgage loan #24 (Maricopa Fiesta), the second largest tenant (5,491 square feet) is expected to undergo a compete store remodel in the near team. The borrower has agreed to reimburse the tenant for up to $100,000, which was deposited into an upfront reserve at closing.

(16)	For mortgage loan #124 (Gillespie Field Business Park), the Other Escrow I (Monthly) Reserve will adjust based on the current ground lease rent schedule.

(17)	For mortgage loan #45 (TownePlace Suites St. George by Marriott), the Mortgaged Property is master leased to Southern Utah Hospitality, Inc., who is the operator (manager). The TownePlace Suites St. George by Marriott Mortgage Loan was made to Desert Hills Lodging LC and Southern Utah Hospitality, Inc., individually and collectively. The day-to-day management of the hotel is governed by an operating lease between the property owner, Desert Hills Lodging LC, and Southern Utah Hospitality, Inc., as the operating lessee. The term of the operating lease commenced on the day of the TownePlace Suites St. George by Marriott loan closing and is for a term of 20 years with contractual annual payments of $600,000. The TownePlace Suites St. George by Marriott loan is secured by both the fee interest and the master lease interest and all revenue generated by the Mortgaged Property serves as collateral.

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Annex A-2

Mortgage Pool Information

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Wells Fargo Commercial Mortgage Trust 2015-C29

Annex A-2: Loan Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Loan Seller	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Wells Fargo Bank, National Association	53	$578,987,789	49.2%	4.216%	119	349	1.64	x	9.9%	9.0%	66.4%	57.0%
Rialto Mortgage Finance, LLC	25	236,805,755	20.1	4.451	115	354	1.50		9.7	9.0	70.2	61.8
Silverpeak Real Estaste Finance LLC	13	145,314,173	12.3	4.356	116	350	1.54		10.0	9.3	70.8	60.4
Walker & Dunlop Commercial Property Funding I WF, LLC	7	113,270,708	9.6	4.268	119	360	1.64		10.5	9.4	67.3	57.2
National Cooperative Bank, N.A.	35	102,646,698	8.7	3.988	119	380	6.00		32.1	31.8	28.3	23.4
Total/Weighted Average:	133	$1,177,025,122	100.0%	4.266%	118	354	1.98	x	11.8%	11.1%	64.5%	55.5%

A-2-1

Wells Fargo Commercial Mortgage Trust 2015-C29

Annex A-2: Loan Pool Information

Mortgaged Properties by Property Type(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Property Type	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Multifamily	53	$339,058,508	28.8%	4.242%	115	364	2.87	x	16.4%	15.9%	58.1%	49.7%
Garden	22	220,029,188	18.7	4.347	113	356	1.53		9.8	9.2	70.8	60.9
Cooperative	27	65,694,607	5.6	3.658	119	393	8.29		43.0	43.0	15.5	12.8
Student Housing	1	24,000,000	2.0	4.330	116	360	1.40		8.9	8.3	73.4	62.4
Cooperative/Residential Healthcare Facility	1	16,500,000	1.4	4.700	120	360	2.20		13.7	13.7	28.9	23.6
Independent Living	1	10,114,439	0.9	4.690	119	359	1.65		10.6	10.3	66.5	54.2
High Rise	1	2,720,274	0.2	4.680	115	355	1.61		11.7	10.1	73.5	60.2
Retail	44	313,808,559	26.7	4.253	118	354	1.67		9.7	9.0	67.2	59.5
Anchored	20	209,457,278	17.8	4.213	119	355	1.61		9.5	8.8	68.7	60.2
Shadow Anchored	5	43,873,000	3.7	4.299	119	360	1.95		10.3	9.5	63.9	60.3
Unanchored	13	33,308,985	2.8	4.402	114	360	1.86		11.6	10.5	63.1	54.9
Single Tenant	6	27,169,296	2.3	4.304	120	325	1.44		8.3	8.2	66.4	58.7
Office	11	294,897,126	25.1	4.241	119	357	1.41		9.2	8.4	69.4	59.2
Suburban	10	254,997,126	21.7	4.259	120	356	1.41		9.3	8.4	69.4	59.2
CBD	1	39,900,000	3.4	4.125	117	360	1.41		9.0	8.2	70.0	59.2
Self Storage	20	79,519,010	6.8	4.313	120	345	1.96		9.8	9.5	63.7	58.3
Self Storage	20	79,519,010	6.8	4.313	120	345	1.96		9.8	9.5	63.7	58.3
Hospitality	7	57,703,508	4.9	4.456	119	311	1.74		12.9	11.4	64.4	50.2
Limited Service	4	36,396,458	3.1	4.407	119	300	1.74		13.1	11.5	64.5	49.7
Extended Stay	2	13,727,050	1.2	4.538	118	316	1.68		12.5	11.0	66.8	51.7
Full Service	1	7,580,000	0.6	4.540	120	360	1.89		13.3	11.5	59.2	50.0
Industrial	10	32,318,421	2.7	4.450	120	340	1.83		12.3	10.5	57.1	47.1
Flex	5	21,618,421	1.8	4.479	120	360	1.81		12.0	10.3	55.8	47.2
Warehouse	5	10,700,000	0.9	4.393	120	300	1.85		12.9	11.1	59.8	47.0
Mixed Use	2	27,100,000	2.3	4.234	120	360	1.79		12.2	10.5	68.0	59.1
Office/Industrial	1	18,000,000	1.5	4.377	120	360	1.84		13.1	11.0	69.9	61.0
Office/Retail	1	9,100,000	0.8	3.950	119	360	1.69		10.5	9.6	64.1	55.4
Other	2	24,173,905	2.1	4.240	118	322	1.58		10.6	9.8	63.4	49.4
Data Center	1	14,973,905	1.3	4.310	119	299	1.50		10.8	9.8	59.6	43.5
Parking Garage	1	9,200,000	0.8	4.125	117	360	1.70		10.4	9.9	69.7	58.9
Manufactured Housing Community	2	8,446,084	0.7	4.310	120	360	1.56		9.5	9.3	70.8	58.0
Manufactured Housing Community	2	8,446,084	0.7	4.310	120	360	1.56		9.5	9.3	70.8	58.0
Total/Weighted Average:	151	$1,177,025,122	100.0%	4.266%	118	354	1.98	x	11.8%	11.1%	64.5%	55.5%

(1) A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-2

Wells Fargo Commercial Mortgage Trust 2015-C29

Annex A-2: Loan Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
State	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
New York	30	$182,319,607	15.5%	4.039%	120	366	3.88	x	21.4%	20.8%	50.9%	43.2%
Texas	19	171,494,880	14.6	4.313	118	356	1.57		10.2	9.3	70.4	60.1
Florida	26	161,854,235	13.8	4.398	116	352	1.66		10.2	9.4	67.3	57.6
Virginia	5	70,795,520	6.0	4.259	119	338	1.55		10.6	9.5	67.9	54.1
California	11	56,968,197	4.8	4.171	119	360	1.68		10.2	9.6	61.9	51.8
Southern	7	28,949,971	2.5	4.215	119	360	1.78		10.7	10.1	59.9	49.2
Northern	4	28,018,226	2.4	4.127	119	360	1.57		9.7	9.1	63.8	54.5
Wisconsin	3	52,384,296	4.5	4.138	117	356	1.45		9.2	8.5	69.8	58.5
Massachusetts	2	45,387,500	3.9	4.164	120	360	1.47		9.1	8.1	65.3	60.4
Ohio	7	44,990,000	3.8	4.169	119	345	1.54		10.1	9.3	71.5	61.4
Arizona	3	43,858,000	3.7	4.174	118	360	1.92		10.1	9.2	66.2	61.4
Maryland	4	39,843,832	3.4	4.458	120	351	1.81		11.8	11.1	49.3	38.9
Hawaii	1	35,000,000	3.0	4.130	120	0	2.10		9.4	8.8	63.1	63.1
Georgia	7	25,225,000	2.1	4.421	119	360	1.71		10.3	9.3	63.6	56.5
Indiana	4	24,348,677	2.1	4.502	90	345	1.41		9.5	8.8	68.9	59.8
Minnesota	1	22,250,000	1.9	4.475	119	360	1.61		10.7	9.8	62.9	57.5
Louisiana	2	22,031,792	1.9	4.181	119	359	1.30		8.0	7.7	74.5	59.6
North Carolina	1	19,000,000	1.6	4.380	119	360	1.30		8.2	7.8	74.9	66.9
Pennsylvania	2	17,800,000	1.5	4.319	118	360	1.42		8.6	8.4	74.2	61.1
New Hampshire	2	16,324,287	1.4	4.531	119	360	1.36		8.5	8.3	72.5	62.0
South Carolina	1	16,000,000	1.4	4.300	120	300	1.68		12.6	11.0	65.8	52.2
Colorado	1	15,500,000	1.3	4.330	119	0	1.82		8.8	8.0	69.8	69.8
Michigan	2	15,114,439	1.3	4.525	119	359	1.64		10.8	10.0	67.1	55.4
Nebraska	1	12,000,000	1.0	4.330	118	360	1.45		9.1	8.6	74.5	68.0
Kansas	2	9,970,410	0.8	4.382	120	317	1.77		13.2	11.7	56.7	42.8
Illinois	3	9,542,500	0.8	4.669	119	360	1.92		12.3	11.0	52.3	47.5
Missouri	3	8,501,562	0.7	4.279	118	337	1.61		10.9	9.9	64.6	53.6
Utah	1	7,727,050	0.7	4.490	118	328	1.80		12.8	11.5	69.6	54.1
Washington	2	7,200,000	0.6	4.193	119	360	1.65		10.7	9.7	63.5	55.1
Kentucky	1	6,607,250	0.6	4.300	120	0	2.00		9.1	8.7	64.9	64.9
Nevada	1	6,370,000	0.5	4.300	120	0	2.00		9.1	8.7	64.9	64.9
Tennessee	1	4,975,000	0.4	4.120	120	0	2.78		11.9	11.6	49.6	49.6
Connecticut	1	3,416,086	0.3	4.680	119	359	1.41		8.9	8.8	74.3	60.5
West Virginia	1	2,225,000	0.2	4.730	118	300	1.65		13.5	11.3	67.4	52.1
Total/Weighted Average:	151	$1,177,025,122	100.0%	4.266%	118	354	1.98	x	11.8%	11.1%	64.5%	55.5%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-3

Wells Fargo Commercial Mortgage Trust 2015-C29

Annex A-2: Loan Pool Information

Range of Cut-off Date Balances

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date Balances ($)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
750,000 - 1,000,000	3	$2,550,000	0.2%	3.835%	119	360	7.53	x	37.4%	37.4%	10.9%	9.1%
1,000,001 - 2,000,000	23	35,019,508	3.0	3.994	117	373	6.78		37.0	36.3	33.8	28.5
2,000,001 - 3,000,000	18	47,620,905	4.0	4.148	115	339	3.37		18.4	17.8	49.2	41.1
3,000,001 - 4,000,000	14	48,776,901	4.1	4.254	119	346	2.03		12.7	12.0	60.6	49.3
4,000,001 - 5,000,000	8	37,870,775	3.2	4.180	104	350	4.07		22.9	22.2	50.7	43.5
5,000,001 - 6,000,000	8	43,913,626	3.7	4.337	119	359	1.89		11.6	10.9	58.9	49.3
6,000,001 - 7,000,000	6	39,555,000	3.4	4.333	119	341	1.47		9.9	9.0	68.8	57.0
7,000,001 - 8,000,000	9	67,350,050	5.7	4.224	120	364	2.40		13.9	13.1	61.6	50.8
8,000,001 - 9,000,000	1	8,989,249	0.8	4.490	119	359	1.40		9.4	8.5	74.9	60.6
9,000,001 - 10,000,000	9	84,563,894	7.2	4.166	119	353	1.70		11.1	10.1	65.3	53.5
10,000,001 - 15,000,000	13	161,924,439	13.8	4.432	115	355	1.51		9.7	9.0	68.6	59.1
15,000,001 - 20,000,000	7	121,385,708	10.3	4.416	120	351	1.64		10.5	9.7	65.3	56.7
20,000,001 - 30,000,000	9	227,172,567	19.3	4.262	119	352	1.56		9.6	8.9	69.6	59.7
30,000,001 - 50,000,000	4	150,332,500	12.8	4.173	119	360	1.72		9.2	8.5	65.8	61.5
90,000,001 - 100,000,000	1	100,000,000	8.5	4.200	120	360	1.40		9.1	8.2	70.4	61.2
Total/Weighted Average:	133	$1,177,025,122	100.0%	4.266%	118	354	1.98	x	11.8%	11.1%	64.5%	55.5%

A-2-4

Wells Fargo Commercial Mortgage Trust 2015-C29

Annex A-2: Loan Pool Information

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF DSCRs (x)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.13 - 1.20	1	$5,500,000	0.5%	4.430%	120	300	1.13	x	7.5%	7.5%	64.2%	56.5%
1.21 - 1.30	8	101,008,004	8.6	4.387	112	354	1.26		8.0	7.7	73.9	62.1
1.31 - 1.40	13	261,415,308	22.2	4.254	119	357	1.38		8.9	8.2	72.0	60.6
1.41 - 1.50	17	193,202,784	16.4	4.290	119	349	1.45		9.7	8.8	67.9	57.8
1.51 - 1.60	18	125,579,626	10.7	4.261	119	350	1.55		10.1	9.3	70.3	58.3
1.61 - 1.70	17	152,080,916	12.9	4.346	117	348	1.65		11.1	10.1	66.2	56.2
1.71 - 1.80	9	45,736,291	3.9	4.321	119	353	1.77		11.0	10.2	67.1	58.7
1.81 - 1.90	6	54,958,896	4.7	4.307	116	360	1.84		11.5	10.1	65.9	59.1
1.91 - 2.00	2	42,605,000	3.6	4.374	120	360	1.99		9.7	9.1	61.9	61.2
2.01 - 2.25	8	80,433,690	6.8	4.259	115	345	2.10		11.8	11.1	53.3	48.2
2.26 - 2.50	2	34,510,000	2.9	4.469	119	0	2.40		12.5	10.9	55.5	55.5
2.76 - 3.00	3	10,075,000	0.9	4.120	120	0	2.80		12.0	11.7	49.2	49.2
3.01 - 3.50	2	6,375,000	0.5	3.805	120	360	3.25		16.2	16.0	33.9	31.0
3.51 - 4.00	3	11,223,691	1.0	3.665	118	358	3.75		20.7	20.7	27.5	21.6
4.01 - 21.73	24	52,320,916	4.4	3.676	119	405	9.50		48.9	48.9	12.6	10.9
Total/Weighted Average:	133	$1,177,025,122	100.0%	4.266%	118	354	1.98	x	11.8%	11.1%	64.5%	55.5%

A-2-5

Wells Fargo Commercial Mortgage Trust 2015-C29

Annex A-2: Loan Pool Information

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NOI Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
7.5 - 8.0	7	$87,075,708	7.4%	4.365%	111	356	1.29	x	7.8%	7.6%	72.9%	62.2%
8.1 - 9.0	16	222,145,525	18.9	4.253	118	359	1.40		8.7	8.1	72.2	61.4
9.1 - 10.0	28	398,051,813	33.8	4.256	120	356	1.56		9.4	8.7	69.1	61.0
10.1 - 11.0	15	171,602,553	14.6	4.329	119	351	1.62		10.7	9.8	66.2	56.0
11.1 - 12.0	19	99,825,072	8.5	4.245	117	335	1.93		11.6	10.4	63.0	54.2
12.1 - 13.0	10	55,378,276	4.7	4.316	109	322	1.89		12.6	11.4	60.3	48.8
13.1 - 14.0	6	51,690,000	4.4	4.565	120	357	1.97		13.4	12.1	51.4	43.6
14.1 - 15.0	2	11,358,700	1.0	4.402	119	309	2.02		14.8	13.2	58.4	43.6
15.1 - 16.0	1	11,510,000	1.0	5.145	120	0	2.39		15.3	12.5	48.4	48.4
16.1 - 17.0	1	2,000,000	0.2	3.730	120	0	4.43		16.8	16.8	27.9	27.9
17.1 - 18.0	1	1,192,867	0.1	4.160	83	299	2.09		17.5	13.5	48.7	40.0
18.1 - 19.0	1	3,650,000	0.3	3.570	120	360	3.43		18.6	18.6	23.9	18.7
19.1 - 20.0	2	10,287,957	0.9	3.465	119	421	3.97		19.7	19.7	27.3	22.4
20.1 - 119.4	24	51,256,651	4.4	3.714	119	390	9.55		49.8	49.8	12.3	10.3
Total/Weighted Average:	133	$1,177,025,122	100.0%	4.266%	118	354	1.98	x	11.8%	11.1%	64.5%	55.5%

A-2-6

Wells Fargo Commercial Mortgage Trust 2015-C29

Annex A-2: Loan Pool Information

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
7.5 - 8.0	14	$208,616,766	17.7%	4.298%	116	358	1.36	x	8.2%	7.8%	73.0%	62.6%
8.1 - 9.0	30	436,452,410	37.1	4.252	119	356	1.52		9.2	8.5	69.6	60.8
9.1 - 10.0	24	225,289,933	19.1	4.300	119	351	1.59		10.4	9.6	67.2	57.1
10.1 - 11.0	19	140,112,498	11.9	4.343	116	339	1.83		11.7	10.5	64.8	55.5
11.1 - 12.0	9	46,296,930	3.9	4.274	112	341	2.09		12.7	11.6	58.1	49.0
12.1 - 13.0	6	25,885,410	2.2	4.742	119	323	2.23		14.4	12.4	47.5	42.2
13.1 - 14.0	3	27,176,567	2.3	4.568	118	336	2.13		14.3	13.6	40.2	31.1
16.1 - 17.0	1	2,000,000	0.2	3.730	120	0	4.43		16.8	16.8	27.9	27.9
18.1 - 19.0	1	3,650,000	0.3	3.570	120	360	3.43		18.6	18.6	23.9	18.7
19.1 - 20.0	2	10,287,957	0.9	3.465	119	421	3.97		19.7	19.7	27.3	22.4
20.1 - 119.4	24	51,256,651	4.4	3.714	119	390	9.55		49.8	49.8	12.3	10.3
Total/Weighted Average:	133	$1,177,025,122	100.0%	4.266%	118	354	1.98	x	11.8%	11.1%	64.5%	55.5%

A-2-7

Wells Fargo Commercial Mortgage Trust 2015-C29

Annex A-2: Loan Pool Information

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
3.0 - 20.0	20	$41,262,200	3.5%	3.700%	119	392	10.81	x	56.4%	56.4%	9.2%	7.7%
20.1 - 25.0	4	13,545,400	1.2	3.607	119	412	4.21		21.0	20.9	23.6	19.9
25.1 - 30.0	5	28,887,007	2.5	4.242	120	366	2.94		16.4	16.4	28.9	23.7
40.1 - 45.0	1	5,360,000	0.5	4.890	119	360	1.91		13.9	12.1	41.3	35.6
45.1 - 50.0	9	32,914,407	2.8	4.468	118	301	2.40		13.4	12.0	48.7	44.8
50.1 - 55.0	2	18,747,420	1.6	3.968	120	360	1.95		11.9	11.2	53.2	42.3
55.1 - 60.0	12	105,066,220	8.9	4.299	113	332	1.83		11.4	10.3	58.7	49.5
60.1 - 65.0	11	175,151,546	14.9	4.239	120	346	1.74		9.9	9.0	64.1	59.1
65.1 - 70.0	31	250,753,883	21.3	4.311	119	350	1.61		10.4	9.4	68.4	58.2
70.1 - 75.0	38	505,337,039	42.9	4.303	117	357	1.41		9.1	8.4	73.2	62.2
Total/Weighted Average:	133	$1,177,025,122	100.0%	4.266%	118	354	1.98	x	11.8%	11.1%	64.5%	55.5%

A-2-8

Wells Fargo Commercial Mortgage Trust 2015-C29

Annex A-2: Loan Pool Information

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Balloon or ARD LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
2.4 - 20.0	23	$50,402,610	4.3%	3.694%	119	377	9.45	x	49.7%	49.7%	12.8%	9.5%
20.1 - 25.0	6	33,682,407	2.9	4.146	119	385	3.15		17.2	17.1	28.1	23.1
25.1 - 30.0	1	2,000,000	0.2	3.730	120	0	4.43		16.8	16.8	27.9	27.9
35.1 - 40.0	4	11,573,996	1.0	4.496	115	353	1.89		13.2	11.6	45.4	37.6
40.1 - 45.0	4	53,187,629	4.5	4.204	119	320	1.75		11.9	10.9	57.2	43.0
45.1 - 50.0	15	77,491,295	6.6	4.423	120	336	1.96		12.3	10.9	57.1	47.9
50.1 - 55.0	17	101,084,871	8.6	4.385	114	335	1.60		10.9	10.0	65.9	53.5
55.1 - 60.0	27	303,486,327	25.8	4.238	119	355	1.54		9.7	8.8	68.8	58.3
60.1 - 65.0	25	403,906,510	34.3	4.301	119	360	1.55		9.3	8.6	70.5	62.0
65.1 - 69.8	11	140,209,476	11.9	4.299	113	360	1.54		9.2	8.7	72.8	67.2
Total/Weighted Average:	133	$1,177,025,122	100.0%	4.266%	118	354	1.98	x	11.8%	11.1%	64.5%	55.5%

A-2-9

Wells Fargo Commercial Mortgage Trust 2015-C29

Annex A-2: Loan Pool Information

Range of Mortgage Rates

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Mortgage Rates (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
3.380 - 3.500	4	$16,628,398	1.4%	3.442%	119	397	8.31	x	43.4%	43.4%	19.3%	15.8%
3.501 - 3.750	11	22,481,385	1.9	3.633	119	379	8.77		44.8	44.8	14.3	12.2
3.751 - 4.000	17	61,779,778	5.2	3.894	114	370	4.44		24.4	24.0	38.2	31.0
4.001 - 4.250	37	491,509,181	41.8	4.158	119	358	1.59		9.6	8.8	68.0	59.0
4.251 - 4.500	41	429,141,617	36.5	4.353	119	347	1.58		10.0	9.2	69.2	59.7
4.501 - 4.750	20	134,418,828	11.4	4.626	114	345	1.57		10.6	9.9	65.0	54.1
4.751 - 5.000	1	5,360,000	0.5	4.890	119	360	1.91		13.9	12.1	41.3	35.6
5.001 - 5.250	1	11,510,000	1.0	5.145	120	0	2.39		15.3	12.5	48.4	48.4
5.251 - 5.390	1	4,195,936	0.4	5.390	59	359	1.62		12.1	10.9	56.0	52.0
Total/Weighted Average:	133	$1,177,025,122	100.0%	4.266%	118	354	1.98	x	11.8%	11.1%	64.5%	55.5%

A-2-10

Wells Fargo Commercial Mortgage Trust 2015-C29

Annex A-2: Loan Pool Information

Range of Original Terms to Maturity or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Original Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	4	$23,984,534	2.0%	4.549%	58	358	1.53	x	10.2%	9.4%	66.7%	61.8%
61 - 84	1	1,192,867	0.1	4.160	83	299	2.09		17.5	13.5	48.7	40.0
85 - 120	128	1,151,847,721	97.9	4.260	119	354	1.99		11.9	11.1	64.4	55.4
Total/Weighted Average:	133	$1,177,025,122	100.0%	4.266%	118	354	1.98	x	11.8%	11.1%	64.5%	55.5%

A-2-11

Wells Fargo Commercial Mortgage Trust 2015-C29

Annex A-2: Loan Pool Information

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
54 - 60	4	$23,984,534	2.0%	4.549%	58	358	1.53	x	10.2%	9.4%	66.7%	61.8%
61 - 84	1	1,192,867	0.1	4.160	83	299	2.09		17.5	13.5	48.7	40.0
85 - 120	128	1,151,847,721	97.9	4.260	119	354	1.99		11.9	11.1	64.4	55.4
Total/Weighted Average:	133	$1,177,025,122	100.0%	4.266%	118	354	1.98	x	11.8%	11.1%	64.5%	55.5%

A-2-12

Wells Fargo Commercial Mortgage Trust 2015-C29

Annex A-2: Loan Pool Information

Range of Original Amortization Terms

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Original Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Interest Only	14	$149,405,000	12.7%	4.261%	120	0	2.39	x	11.0%	10.2%	59.2%	59.2%
180	1	2,390,410	0.2	3.880	119	179	1.41		12.8	12.4	48.8	19.8
241 - 300	16	116,775,130	9.9	4.397	119	300	1.54		11.3	10.2	65.3	49.6
301 - 360	97	891,191,493	75.7	4.262	117	359	1.86		11.6	10.9	66.2	56.5
421 - 480	5	17,263,089	1.5	3.685	119	479	7.27		35.1	35.1	16.8	14.7
Total/Weighted Average:	133	$1,177,025,122	100.0%	4.266%	118	354	1.98	x	11.8%	11.1%	64.5%	55.5%

A-2-13

Wells Fargo Commercial Mortgage Trust 2015-C29

Annex A-2: Loan Pool Information

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Interest Only	14	$149,405,000	12.7%	4.261%	120	0	2.39	x	11.0%	10.2%	59.2%	59.2%
179 - 180	1	2,390,410	0.2	3.880	119	179	1.41		12.8	12.4	48.8	19.8
241 - 300	16	116,775,130	9.9	4.397	119	300	1.54		11.3	10.2	65.3	49.6
301 - 360	97	891,191,493	75.7	4.262	117	359	1.86		11.6	10.9	66.2	56.5
421 - 480	5	17,263,089	1.5	3.685	119	479	7.27		35.1	35.1	16.8	14.7
Total/Weighted Average:	133	$1,177,025,122	100.0%	4.266%	118	354	1.98	x	11.8%	11.1%	64.5%	55.5%

(1) The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

A-2-14

Wells Fargo Commercial Mortgage Trust 2015-C29

Annex A-2: Loan Pool Information

Mortgage Loans by Amortization Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Amortization Type	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Interest-only, Amortizing Balloon	50	$625,323,500	53.1%	4.289%	118	355	1.49	x	9.7%	8.9%	69.6%	60.5%
Amortizing Balloon	67	395,812,325	33.6	4.229	117	353	2.60		15.5	14.9	58.3	46.2
Interest-only, Balloon	14	149,405,000	12.7	4.261	120	0	2.39		11.0	10.2	59.2	59.2
Amortizing ARD	2	6,484,296	0.6	4.357	119	329	1.37		9.1	8.6	63.0	48.2
Total/Weighted Average:	133	$1,177,025,122	100.0%	4.266%	118	354	1.98	x	11.8%	11.1%	64.5%	55.5%

A-2-15

Wells Fargo Commercial Mortgage Trust 2015-C29

Annex A-2: Loan Pool Information

Mortgage Loans by Loan Purpose

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Loan Purpose	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Refinance	99	$866,806,304	73.6%	4.235%	119	354	2.12	x	12.6%	11.8%	62.9%	53.4%
Acquisition	33	306,022,882	26.0	4.337	116	355	1.58		9.8	9.0	69.0	61.5
Recapitalization	1	4,195,936	0.4	5.390	59	359	1.62		12.1	10.9	56.0	52.0
Total/Weighted Average:	133	$1,177,025,122	100.0%	4.266%	118	354	1.98	x	11.8%	11.1%	64.5%	55.5%

A-2-16

Wells Fargo Commercial Mortgage Trust 2015-C29

Annex A-2: Loan Pool Information

Mortgage Loans by Lockbox Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Type of Lockbox	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Springing (Without Established Account)	60	$546,961,117	46.5%	4.320%	117	351	1.65	x	9.9%	9.2%	68.2%	59.6%
Soft/Springing Cash Management	14	221,312,623	18.8	4.288	118	356	1.49		9.8	8.9	69.5	59.4
None	50	161,065,465	13.7	4.061	119	371	4.52		24.4	24.0	39.3	32.4
Hard/Springing Cash Management	8	147,685,916	12.5	4.302	119	342	1.54		10.2	9.2	66.7	55.7
Hard/Upfront Cash Management	1	100,000,000	8.5	4.200	120	360	1.40		9.1	8.2	70.4	61.2
Total/Weighted Average:	133	$1,177,025,122	100.0%	4.266%	118	354	1.98	x	11.8%	11.1%	64.5%	55.5%

A-2-17

Wells Fargo Commercial Mortgage Trust 2015-C29

Annex A-2: Loan Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing
			Percent by			Percent by			Percent by
	Number of		Aggregate	Number of		Aggregate	Number of		Aggregate
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Aggregate Cut-off	Cut-off Date
Type of Escrow	Loans	Date Balance ($)	Pool Balance (%)	Loans	Date Balance ($)	Pool Balance (%)	Loans	Date Balance ($)	Pool Balance (%)
Tax Escrow	104	$999,025,559	84.9%	106	$1,005,478,811	85.4%	27	$171,546,311	14.6%
Insurance Escrow	63	$539,852,097	45.9%	64	$552,527,097	46.9%	67	$613,505,468	52.1%
Replacement Reserve	17	$146,438,108	12.4%	88	$873,431,471	74.2%	28	$329,810,043	28.0%
TI/LC Reserve(1)	18	$140,195,542	20.5%	44	$523,909,300	76.7%	18	$314,135,424	46.0%

(1)	The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans secured in whole or in part by office, retail, industrial and mixed-use properties.

A-2-18

Wells Fargo Commercial Mortgage Trust 2015-C29

Annex A-2: Loan Pool Information

Percentage of Mortgage Pool by Prepayment Restriction(1)(2)

	June	June	June	June	June	June	June	June	June	June	June
Prepayment Restriction	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025
Locked Out	94.22%	94.27%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00	0.00	82.98	82.98	82.94	82.55	82.52	82.46	82.43	80.70	0.00
Yield Maintenance	5.78	5.73	17.02	17.02	17.06	17.45	17.48	16.44	16.49	16.54	0.00
Prepayment Premium	0.00	0.00	0.00	0.00	0.00	0.00	0.00	1.10	1.09	1.08	0.00
Open	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	1.69	0.00
Total:	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%

Mortgage Pool Balance
Outstanding (in millions)	$1,177.03	$1,169.98	$1,160.78	$1,148.87	$1,133.53	$1,094.92	$1,075.37	$1,053.98	$1,032.70	$1,010.59	$0.00

Percent of Aggregate
Cut-off Date Pool Balance	100.00%	99.40%	98.62%	97.61%	96.30%	93.02%	91.36%	89.55%	87.74%	85.86%	0.00%

(1)	Prepayment provisions in effect as a percentage of outstanding Mortgage Loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, if any.
(2)	Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

A-2-19

[THIS PAGE INTENTIONALLY LEFT BLANK.]

Annex A-3

Summaries of the Fifteen Largest Mortgage Loans

A-3-1

HUTCHINSON METRO CENTER I

A-3-2

HUTCHINSON METRO CENTER I

Hutchinson Metro Center I
1200 Waters Place
Bronx, NY 10461
YONKERS
NEW JERSEY
Palisades Interstate Pkwy
Palisades Interstate Park
Riverdale Park
College of Mount St. Vincent
Saw Mill River Pkwy
NY State Thruway
Empire City at Yonkers Raceway
Hillview Reservoir
WESTCHESTER COUNTY
Van Cortlandt Park
E. 223rd St.
Bronx River Pkwy
Riverdale
Manhattan College
Hudson River
H. Hudson Pkwy
Spuyten Duyvil
Mosholu Golf Course
Montefiore Medical Center
Jerome Park Reservoir
H. HUDSON BRIDGE
Inwood Hill Park
Baker Field
Broadway
MANHATTAN
Inwood
BRONX
Bronx Botanical Gardens
Fordham University
Gun Hill Rd.
Bay Plaza Shopping Center
Eastchester Rd.
Pelham Pkwy
GEO. WASH. BRIDGE
CUNY Bronx Community College
Major Deegan Expwy
Fordham Rd.
Bronx Zoo
Jacobi Medical Center
Albert Einstein Coll. of Medicine
Pelham Bay Park
Yeshiva Univ.
Morris Heights
Morris Park
Morris Park Ave.
Williamsbridge Rd.
Aileen B. Ryan Recreational Complex
New York Presbyterian Hosp.
Harlem River Dr.
Harlem River
Tremont Ave.
Claremont Park
Crotona Park
Cross Bronx Expwy
Hutchinson River Pkwy
Long Island Sound
Washington Heights
Yankee Stadium
Morris Ave.
Melrose Ave.
3rd Ave.
E. 169th St.
Bruckner Expwy
Zerega Ave.
Tremont Ave.
Harlem Hospital
Sound View Park
Soundview Ave.
White Plains Rd.
Randall Ave.
Castle Hill
Ferry Point Park
THROGS NECK BRIDGE
Harlem
Randall Ave.
Hunts Point
Whitestone Bridge
Triboro Br.
E. 116th St.
Upper East Side
Randalls Island
East River
Rikers Island
Hermon A. MacNeil Park
Whitestone
Cross Island Pkwy
FDR Dr.
Ward Island
Triboro Bridge
QUEENS
LaGuardia Airport
14th Ave.
15th Ave.
20th Ave.
121st St.
College Point
Willets Pt. Blvd.
PATERSON
NEWARK
JERSEY CITY
NEW YORK CITY
QUEENS
BROOKLYN
STATEN ISLAND
Atlantic Ocean

A-3-3

No. 1 – Hutchinson Metro Center I

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody's):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$100,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$100,000,000			Location:	Bronx, NY
% of Initial Pool Balance:	8.5%			Size:	422,452 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$236.71
Borrower Name:	Hutch Metro Center I LLC			Year Built/Renovated:	1974/2006
Sponsor:	Joseph Simone			Title Vesting:	Fee
Mortgage Rate:	4.200%			Property Manager:	Self-managed
Note Date:	May 12, 2015			3rd Most Recent Occupancy (As of):	99.4% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	June 11, 2025			Most Recent Occupancy (As of):	99.7% (12/31/2014)
IO Period:	36 months			Current Occupancy (As of)(2):	100.0% (4/1/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$8,953,898 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$9,155,415 (12/31/2013)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$9,280,842 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$16,203,748
				U/W Expenses:	$7,070,708
				U/W NOI:	$9,133,039
Escrows and Reserves(1):				U/W NCF:	$8,228,451
				U/W NOI DSCR:	1.56x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.40x
Taxes	$229,840	$42,338	NAP	U/W NOI Debt Yield:	9.1%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	8.2%
Replacement Reserves	$0	$8,801	NAP	As-Is Appraised Value:	$142,000,000
TI/LC Reserve	$0	$49,286	$1,500,000	As-Is Appraisal Valuation Date:	April 1, 2015
Deferred Maintenance	$49,688	$0	NAP	Cut-off Date LTV Ratio:	70.4%
Visiting Nurse Reserve	$2,000,000	$0	NAP	LTV Ratio at Maturity or ARD:	61.2%

(1)	See “Escrows” section.
(2)	Current Occupancy includes the Visiting Nurse Service of NY space (55,859 square feet; 13.2% of net rentable area). Visiting Nurse Service of NY did not deliver notice of renewal prior to its notice date of November 30, 2014 and its lease is scheduled to expire on November 30, 2015. Current Occupancy excluding this tenant is 86.8%. See “Historical Occupancy” and “Cash Flow Analysis” sections.

The Mortgage Loan. The mortgage loan (the “Hutchinson Metro Center I Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an office building located in the Bronx, New York (the “Hutchinson Metro Center I Property”). The Hutchinson Metro Center I Mortgage Loan was originated on May 12, 2015 by Wells Fargo Bank, National Association. The Hutchinson Metro Center I Mortgage Loan had an original principal balance of $100,000,000, has an outstanding principal balance as of the Cut-off Date of $100,000,000 and accrues interest at an interest rate of 4.200% per annum. The Hutchinson Metro Center I Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Hutchinson Metro Center I Mortgage Loan matures on June 11, 2025.

Following the lockout period, the borrower has the right to defease the Hutchinson Metro Center I Mortgage Loan in whole, but not in part, on any date before March 11, 2025. In addition, the Hutchinson Metro Center I Mortgage Loan is prepayable without penalty on or after March 11, 2025.

A-3-4

HUTCHINSON METRO CENTER I

Sources and Uses

Sources			Uses
Original loan amount	$100,000,000	100.0%	Loan payoff(1)	$80,035,665	80.0%
			Reserves	2,279,508	2.3
			Closings costs	1,260,620	1.3
			Return of equity	16,424,207	16.4
Total Sources	$100,000,000	100.0%	Total Uses	$100,000,000	100.0%

(1)	The Hutchinson Metro Center I Property was previously securitized in the JPMCC 2005-LDP2 transaction.

The Property. The Hutchinson Metro Center I Property is a four-story, class A office building totaling 422,452 square feet located in the Westchester Heights section of the Bronx, New York, approximately 9.4 miles northeast of Manhattan. The Hutchinson Metro Center I Property is part of the larger Hutchinson Metro Center Complex, a 42.0-acre suburban style campus comprised of four class A office buildings (including the Hutchinson Metro Center I Property) totaling approximately 1.3 million square feet that is approximately 100.0% leased. Built in 1974, the Hutchinson Metro Center I Property was extensively renovated from 2002 through 2006 at a cost of approximately $41.6 million. Amenities available to tenants at the Hutchinson Metro Center I Property include two fitness centers, two child care centers, a landscaped courtyard, a teleconference center, a sundry shop, restaurants, a cafeteria and convenient access to public transportation (including free shuttle service). Further, the Metropolitan Transit Authority is planning a new Metro North train station adjacent to the Hutchinson Metro Center I Property, which will provide direct access to Penn Station in Manhattan and to Connecticut. Parking for the Hutchinson Metro Center I Property is provided by 409 surface parking spaces on the Hutchinson Metro Center I Property, and additional parking for 1,432 vehicles is provided via two parking garages and multiple surface lots in the Hutchinson Metro Center Complex, equating to a parking ratio of 3.4 spaces per 1,000 square feet of rentable area.

The Hutchinson Metro Center I Property has averaged 98.3% occupancy since 2008, ranging from 96.6% in 2008 to 100.0% currently. The largest tenant, Mercy College, is a four-year private institution founded by the Sisters of Mercy with a total enrollment of approximately 11,272 students. The Bronx campus is the only location with a child care center and is the home of the popular physicians assistant program. As of April 1, 2015, the Hutchinson Metro Center I Property was 100.0% leased by 25 tenants (see “Historical Occupancy” and “Cash Flow Analysis” section). Visting Nurse Service of NY (55,859 square feet; 13.2% of net rentable area) did not deliver notice of renewal prior to its notice date of November 30, 2014 and its lease is scheduled to expire on November 30, 2015. Current Occupancy excluding Visiting Nurse Service of NY is 86.8%.

The following table presents certain information relating to the tenancy at the Hutchinson Metro Center I Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Mercy College	NR/NR/A	125,522	29.7%	$31.41	$3,942,646	27.4%	2/27/2024
Administration of Childrens Services	AA/Aa2/AA	63,462	15.0%	$40.64(3)	$2,579,046(3)	17.9%	3/31/2027(4)
NYC Housing Authority	AA/Aa2/AA	62,977	14.9%	$30.39(5)	$1,913,842(5)	13.3%	3/31/2026(6)
Visiting Nurse Service of NY	NR/NR/NR	55,859	13.2%	$30.27	$1,690,766	11.8%	11/30/2015(7)
University Diagnostic Medical Imaging, PC	NR/NR/NR	20,000	4.7%	$37.20	$744,000	5.2%	6/30/2025
Total Major Tenants		327,820	77.6%	$33.16	$10,870,300	75.6%

Non-Major Tenants		94,632	22.4%	$37.07	$3,507,760	24.4%

Occupied Collateral Total		422,452	100.0%	$34.03	$14,378,060	100.0%

Vacant Space		0	0.0%

Collateral Total		422,452	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2016 totaling $394,687.
(3)	The Annual U/W Base Rent and Annual U/W Base Rent PSF for Administration of Childrens Services represent the tenant’s average rent over the loan term. The tenant’s current in-place annual rent is $2,319,536 ($36.55 per square foot).
(4)	Administration of Childrens Services has the right to terminate its lease on March 15, 2018 by providing 12 months’ written notice with payment of a termination fee equal to $3,005,560 ($47.36 per square foot) and on March 15, 2020 by providing 12 months’ written notice with payment of a termination fee equal to $1,882,283 ($29.66 per square foot).
(5)	The Annual U/W Base Rent and Annual U/W Base Rent PSF for NYC Housing Authority represent the tenant’s average rent over the loan term. The tenant’s current in-place annual rent is $1,826,333 ($29.00 per square foot).
(6)	NYC Housing Authority has a one-time right to terminate its lease on November 30, 2020 by providing 12 months’ written notice with payment of a termination fee equal to $1,952,287 ($31.00 per square foot).
(7)	Visiting Nurse Service of NY did not deliver notice of renewal prior to its notice date of November 30, 2014 and its lease is scheduled to expire on November 30, 2015. See “Cash Flow Analysis” section.

A-3-5

HUTCHINSON METRO CENTER I

The following table presents certain information relating to the lease rollover schedule at the Hutchinson Metro Center I Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	2	3,850	0.9%	3,850	0.9%	$140,536	$36.50
2015	6	61,185	14.5%	65,035	15.4%	$1,892,978	$30.94
2016	4	28,956	6.9%	93,991	22.2%	$912,791	$31.52
2017	0	0	0.0%	93,991	22.2%	$0	$0.00
2018	3	6,875	1.6%	100,866	23.9%	$256,826	$37.36
2019	5	9,564	2.3%	110,430	26.1%	$382,799	$40.02
2020	0	0	0.0%	110,430	26.1%	$0	$0.00
2021	2	6,500	1.5%	116,930	27.7%	$260,195	$40.03
2022	3	9,824	2.3%	126,754	30.0%	$385,595	$39.25
2023	0	0	0.0%	126,754	30.0%	$0	$0.00
2024	4	142,522	33.7%	269,276	63.7%	$4,646,709	$32.60
2025	3	26,737	6.3%	296,013	70.1%	$1,006,743	$37.65
Thereafter	2	126,439	29.9%	422,452	100.0%	$4,492,888	$35.53
Vacant	0	0	0.0%	422,452	100.0%	$0	$0.00
Total/Weighted Average	34	422,452	100.0%			$14,378,060	$34.03

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Hutchinson Metro Center I Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	4/1/2015(2)
99.4%	100.0%	99.7%	100.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll. Current Occupancy includes the Visiting Nurse Service of NY space (55,859 square feet; 13.2% of net rentable area). Visiting Nurse Service of NY did not deliver notice of renewal prior to its notice date of November 30, 2014 and its lease is scheduled to expire on November 30, 2015. Current occupancy excluding this tenant is 86.8%.

A-3-6

HUTCHINSON METRO CENTER I

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Hutchinson Metro Center I Property:

Cash Flow Analysis

	2012	2013	2014	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$12,756,516	$13,433,672	$13,786,657(2)	$14,378,060(2)	88.7%	$34.03
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Total Reimbursables	1,211,037	1,107,213	1,322,401	2,478,374	15.3	5.87
Other Income	29,645	34,407	66,217	66,217	0.4	0.16
Less Vacancy & Free Rent	0	0	0	(718,903)(3)	(4.4)	(1.70)
Effective Gross Income	$13,997,198	$14,575,291	$15,175,275	$16,203,748	100.0%	$38.36

Total Operating Expenses	$5,043,300	$5,419,876	$5,894,432	$7,070,708(4)	43.6%	$16.74

Net Operating Income	$8,953,898	$9,155,415	$9,280,842	$9,133,039	56.4%	$21.62
TI/LC	0	0	0	798,975	4.9	1.89
Capital Expenditures	0	0	0	105,613	0.7	0.25
Net Cash Flow	$8,953,898	$9,155,415	$9,280,842	$8,228,451	50.8%	$19.48

NOI DSCR	1.53x	1.56x	1.58x	1.56x
NCF DSCR	1.53x	1.56x	1.58x	1.40x
NOI DY	9.0%	9.2%	9.3%	9.1%
NCF DY	9.0%	9.2%	9.3%	8.2%

(1)	Visiting Nurse Service of NY did not deliver notice of renewal prior to its notice date of November 30, 2014 and its lease is scheduled to expire on November 30, 2015. Current occupancy excluding this tenant is 86.8%, the NOI DSCR and NCF DSCR are 1.36x and 1.21x, respectively, and the NOI DY and NCF DY are 8.0% and 7.1%, respectively. A $2.0 million reserve was taken for this space, which equates to $35.80 per square foot of Visiting Nurse Service of NY space, or approximately one year of current base rent and reimbursements.
(2)	The increase from 2014 to U/W Base Rent is due to rent averaging for two investment-grade rated tenants and contractual rent steps through May 2016 totaling $394,687, along with contractual rent increases that occurred in late 2014 and early 2015..
(3)	The underwritten economic vacancy is 5.0%. The Hutchinson Metro Center I Property was 100.0% physically occupied as of April 1, 2015.
(4)	The Hutchinson Metro Center I Property benefits from an Industrial and Commercial Incentive Program (“ICIP”), which results in a reduced property tax expense. The estimated unabated property tax expense for the 2015/2016 assessment year was $2,654,593. The ICIP expires in 2029 and is currently being phased out. The U/W property tax expense of $1,354,875 is based on the unabated tax expense for the 2015 calendar year, less the average benefit of the abatement over the Hutchinson Metro Center I Mortgage Loan term. The taxes are projected to increase from the current level to $2,792,875 by the time the Hutchinson Metro Center I Mortgage Loan matures. According to the leases, most tax increases may be passed through to the tenants (over a base-year stop) at the Hutchinson Metro Center I Property.

Appraisal. As of the appraisal valuation date of April 1, 2015, the Hutchinson Metro Center I Property had an “as-is” appraised value of $142,000,000.

Environmental Matters. According to the Phase I environmental report dated April 2, 2015, there was no evidence of any recognized environmental conditions at the Hutchinson Metro Center I Property.

Market Overview and Competition. The Hutchinson Metro Center I Property is located in the Westchester Heights section of the Bronx, New York, approximately 9.4 miles northeast of Manhattan, along the Hutchinson River Parkway, a north-south parkway connecting the Bronx to Greenwich, Connecticut to the north. The Hutchinson Metro Center I Property is part of the larger Hutchinson Metro Center Complex, a 42.0-acre suburban style campus comprised of four class A office buildings (including the Hutchinson Metro Center I Property) totaling approximately 1.3 million square feet that is approximately 100.0% leased. The Hutchinson Metro Center Complex is comprised of (i) the Hutchinson Metro Center I Property, (ii) the 13-story, 284,979 square-foot multi-tenant 1250 Waters Place Tower One completed in 2008 and 100.0% leased, (iii) the 11-story, 278,133 square-foot 1250 Waters Place Tower Two, completed in 2014 and 100.0% leased to Montefiore Medical Center through September 2030, and (iv) the three-story, 360,000 square-foot mixed-use Hutch Metro Atrium, which features office and medical office space, along with an LA Fitness and restaurants. Further, a new 125-room Marriott Residence Inn Hotel opened in May 2015 within the Hutchinson Metro Center Complex. There are also a significant number of hospital and institutional health service uses within the Westchester Heights area, including Calvary Hospital, Albert Einstein Medical Center, Montefiore Medical Center, Jacobi Medical Center, and the Bronx Psychiatric Center, all located within five miles of the Hutchinson Metro Center I Property. The Hutchinson Metro Center I Property is serviced by the Number Six (Lexington Avenue/Pelham) subway line at Westchester Square (1.0 mile south), which is connected to Hutchinson Metro Center I Property by a free shuttle service and various bus lines. As of 2014, the estimated population within a three- and five-mile radius of the Hutchinson Metro Center I Property was 707,650 and 1,689,210, respectively and the average household income within the same radii was $48,925 and $49,817, respectively.

According to a third party market research report, the Hutchinson Metro Center I Property is located in the Bronx office submarket of the Westchester/Southen Connecticut office market. The Bronx office submarket contained approximately 10.2 million square feet of office space in 424 buildings exhibiting a direct vacancy rate of 11.3% as of first quarter 2015. According to the appraisal, the class A Bronx office submarket contained 2.4 million square feet (23.9% of the overall Bronx submarket), exhibiting a vacancy rate of 3.8% as of April 9, 2015 with a current quoted rental rate of $36.42 per square foot, gross. The appraiser concluded to gross rents of $40.00 per square foot for space less than 3,000 square feet, $38.00 per square foot for space greater than 3,000 square feet but less than 10,000 square feet and $36.00 per square foot for office space greater than 10,000 square feet.

A-3-7

HUTCHINSON METRO CENTER I

The following table presents certain information relating to comparable office properties for the Hutchinson Metro Center I Property:

Competitive Set(1)

	Hutchinson Metro Center I (Subject)	Concourse Plaza	1776 Eastchester Road	Hutchinson Metro Center – Tower II	Hutchinson Metro Center – Tower I	Banknote Building	Fordham Plaza
Location	Bronx, NY	Bronx, NY	Bronx, NY	Bronx, NY	Bronx, NY	Bronx, NY	Bronx, NY
Distance from Subject	--	5.3 miles	0.8 miles	0.1 miles	0.1 miles	4.3 miles	3.6 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1974/2006	2011/NAV	2015/NAV	2012/NAV	2014/NAV	1935/NAV	1933/NAV
Stories	4	5	3	13	11	12	7
Total GLA	422,452 SF	76,710 SF	258,859 SF	284,000 SF	280,000 SF	410,194 SF	550,000 SF
Total Occupancy	100%(2)	96%	100%	100%	100%	91%	100%

(1)	Information obtained from the appraisal and a third party market research report.
(2)	Current occupancy includes the Visiting Nurse Service of NY space (55,859 square feet; 13.2% of net rentable area). Visiting Nurse Service of NY did not deliver a notice of renewal prior to their notice date of November 30, 2014 and its lease is scheduled to expire on November 30, 2015. Current Occupancy excluding this tenant is 86.8%.

The Borrower. The borrower is Hutch Metro Center I LLC, a Delaware limited liability company which is a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hutchinson Metro Center I Mortgage Loan. Joseph Simone is the guarantor of certain nonrecourse carveouts under the Hutchinson Metro Center I Mortgage Loan.

The Sponsor. Joseph Simone is the founder of Simone Development, a full-service, privately held commercial and residential real estate and management company. Mr. Simone owns and manages a portfolio of approximately 100 properties in the tri-state area including office, medical, industrial flex, and retail, totaling more than five million square feet. Mr. Simone is currently in the process of settling outstanding litigation, which will be covered by the sponsor’s insurance. See “Description of the Mortgage Pool—Litigation Considerations” in the Free Writing Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $229,840 for taxes, $49,688 for deferred maintenance and $2,000,000 for renewal or re-leasing expenses related to the Visiting Nurse Service of NY space. Funds will be disbursed from the Visiting Nurse Service of NY reserve for qualified leasing costs in connection with the renewal of Visiting Nurse Service of NY (for no less than three years at then market rent) or the re-leasing of the Visiting Nurse Service of NY space to one or more acceptable replacement tenants for a term of no less than five years at then market rent. Funds will not be fully disbursed until all of the borrower’s work has been completed in connection with the replacement lease, the replacement tenant has taken possession of and is occupying the Visiting Nurse Service of NY space, open for business and paying regularly scheduled unabated base rent and the borrower has delivered to the lender an acceptable tenant estoppel.

Ongoing monthly reserves are required in an amount equal to $42,338 for taxes, $8,801 for replacement reserves and $49,286 for general tenant improvements and leasing commissions (subject to a cap of $1,500,000). The loan documents do not require monthly escrows for insurance, provided that (i) no event of default has occurred and is continuing; (ii) the Hutchinson Metro Center I Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of the insurance premiums when due.

Lockbox and Cash Management. The Hutchinson Metro Center I Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess cash flow is distributed to the borrower. During a Cash Trap Event Period, all cash flow is swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing net cash flow debt service coverage ratio being less than 1.10x; or (iii) the occurrence of a Mercy Cash Trap Event Period (as defined below). A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the amortizing net cash flow debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters; and with regard to clause (iii), upon the termination of such Mercy Cash Trap Event Period.

A “Mercy Cash Trap Event Period” will commence upon the earlier of the following events (i) Mercy College goes dark in substantially all of their space, (ii) Mercy College gives notice of its intention to vacate, surrender its space or ceases to conduct business in substantially all of its space; (iii) the date the Mercy College lease expires or is otherwise terminated (provided that if Mercy College gives notice of its intention to terminate the lease more than 18 months prior to the stated expiration date of the Mercy Lease (February 27, 2024), a cash flow sweep will not commence until 18 months prior to the expiration of the lease); and (iv) Mercy College files bankruptcy or a similar insolvency proceeding. A Mercy Cash Trap Event Period will end, with regard to clause (i), (ii) and (iii), (a) when Mercy College resumes operations in their space, the Mercy College lease is in full force and effect and the borrower delivers an acceptable estoppel or (b) when the Mercy College space is re-leased to an acceptable replacement tenant (or tenants) for a term of no less than five years at then-market rent, the borrower’s work is completed in connection with the replacement lease, the replacement tenant takes possession, is in occupancy, is open for business and paying regularly scheduled unabated base rent in the Mercy College Space and the borrower delivers to the lender an acceptable tenant estoppel; and with regard to clause (iv), the earlier to occur of the following: (1) a Mercy College insolvency proceeding is terminated and the Mercy College lease is affirmed, assumed or assigned or (2) the Mercy College space is re-leased to an acceptable replacement tenant, as outlined in clause (b) directly above. Provided a Cash Trap Event Period has not occurred

A-3-8

HUTCHINSON METRO CENTER I

and is not continuing, the amount collected as a result of a Mercy Cash Trap Event Period will be capped at one year of rent (after the date on which the particular trigger occurred) plus the tenant improvements and leasing commissions the lender estimates will be incurred in connection with the re-leasing of the space.

Property Management. The Hutchinson Metro Center I Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Hutchinson Metro Center I Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender's reasonable determination that the proposed transferee and guarantor satisfy the lender's credit review and underwriting standards, taking into consideration such transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty (which includes an environmental indemnity) by an affiliate of the transferee; and (iii) rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Hutchinson Metro Center I Property. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

A-3-9

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A-3-10

CATHEDRAL PLACE

A-3-11

CATHEDRAL PLACE

CATHEDRAL PLACE OFFICE & RETAIL

E MASON STREET
Whyte Hirschboeck Dudek S.C.
Whyte Hirschboeck Dudek S.C.
Whyte Hirschboeck Dudek S.C.
Whyte Hirschboeck Dudek S.C.
Deloitte & Touche USA, LLP
First Merit Bank
Vacant
Deloitte & Touche USA, LLP
Executive Director, Inc
Executive Director, Inc
Executive Director Expansion
Parking (Levels 9 & 10)
Residential Condo
Residential Condo
Parking (Level 8)
Residential Condo
Parking (Level 7)
Residential Condo
Parking (Level 6)
Residential Condo
Parking (Level 5)
Residential Condo
Parking (Level 4)
Residential Condo
Parking (Level 3)
Residential Condo
Parking (Level 2)
Residential Condo
Parking (Level 1)
Mezzanine
Retail Parking
Office Lobby
Parking ????
Retail
Parking Exit
Parking Lobby
Office Stack Underground Parking
Residential Underground Parking
Office Lobby
Condo Party Room
Condo Lobby
BW Holdings (d/b/a Wards)
First Merit Bank
E WELLS STREET

NORTH JACKSON STREET

A-3-12

CATHEDRAL PLACE

Cathedral Place
555 & 535 East Wells Street
Milwaukee, WI 53202
MILWAUKEE
Lake Michigan
Gordon Park
Kilbourn Park
Johnsons Park
Carver Park
Triangle North
Brewer's Hill
Lower East Side
Yankee Hill
Juneau Town
Juneau Park
Veterans Park
King Park
Martin Luther King Park
Avenues West
Kilbourn Town
Downtown
Zeidler Park
O'Donnell Park
Lakeshore State Park
Historic Third Ward
Harbor View
Walker's Point
Milwaukee River
Menomonee River
Kinnickinnic River
McKinley Marina Lake
Veterans Park Pond
Milwaukee School of Engineering
Wisconsin Conservatory of Music
Milwaukee Technical College
Bradley Center
Aurora Sinai Medical Center
Milwaukee County Court House
The Milwaukee Theater
Marcus Center for the Performing Arts
Milwaukee Ctr. Office Tower
City Hall
The Pabst Theater
Milwaukee Public Museum
Frontier Airlines Center
Milwaukee Public Library
The Shops of Grand Ave.
US Court House
US Bank Center
University Club Tower
Milwaukee County War Memorial Center
Betty Brinn Children's Museum
Discovery World
Marquette University
Haggerty Museum of Art
Helfaer Theatre
Milwaukee Public Market
Broadway Theatre Center
Milwaukee Institute of Art & Design
Summerfest-Milwaukee World Festival
Marcus Amphitheater
Harley Davidson Museum
Marquette University's Valley Fields
MILWAUKEE AMTRAK
AMTRAK
W. Meinecke Ave.
W. North Ave.
W. Garfield Ave.
W. Lloyd St.
W. Brown St.
W. Reservoir Ave.
W. Vine St.
W. Walnut St.
W. Galena St.
W. Vliet St.
W. Highland Ave.
W. State St.
W. Kilbourn Ave.
W. Wells St.
W. Wisconsin Ave.
W. Clybourn St.
W. St. Paul Ave.
W. Canal St.
W. Florida St.
W. Washington St.
E. North Ave.
E. Kane Pl.
E. Brady St.
E. Pleasant St.
E. Ogden Ave.
E. Juneau Ave.
E. State St.
E. Kilbourn Ave.
E. Wells St.
E. Wisconsin Ave.
E. Michigan St.
E. Clybourn St.
N. Teutonia Ave.
N. 14th St.
N. 11th St.
N. 13th St.
N. 17th St.
N. 16th St.
N. 6th St.
N. 4th St.
N. 3rd St.
N. Dr. MLK Dr.
N. Palmer St.
N. Holton St.
N. Water St.
N. Van Buren St.
N. Humboldt Ave.
N. Franklin Pl.
N. Marshall St.
N. Broadway St.
N. Plankinton Ave.
N. Jefferson St.
N. Oakland Ave.
N. Bartlett Ave.
E. Lafayette Pl.
N. Farwell Ave.
N. Prospect Ave.
N. Lincoln Mem. Dr.
North-South Frwy.
Fond Du Lac Ave.
Lake Frwy.
S. 6th St.
S. 2nd St.
S. 3rd St.
S. 1st St.
General Mitchell Intl. Airport 7 miles
Hartford
Jackson
Grafton
Cedarburg
Richfield
Germantown
Mequon
Menomonee Falls
Brown Deer
Bayside
Fox Point
Whitefish Bay
Shorewood
Merton
Sussex
Hartland
Delafield
Pewaukee
Brookfield
Wauwatosa
Waukesha
West Allis
New Berlin
Greenfield
St. Francis
Cudahy
Franklin
South Milwaukee
Muskego
Oak Creek
Big Bend
Wind Lake
Caledonia
Wind Point
Mukwonago
Waterford
East Troy
Lake Michigan

A-3-13

No. 2 Cathedral Place

Loan Information				Property Information
Mortgage Loan Seller:	Walker & Dunlop Commercial Property Funding I WF, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$39,900,000			Specific Property Type:	CBD
Cut-off Date Principal Balance:	$39,900,000			Location:	Milwaukee, WI
% of Initial Pool Balance:	3.4%			Size:	219,778 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$181.55
Borrower Name:	Cathedral Place, LLC			Year Built/Renovated:	2003/NAP
Sponsor:	Joel S. Lee			Title Vesting:	Fee
Mortgage Rate:	4.125%			Property Manager:	Self-managed
Note Date:	February 10, 2015			3rd Most Recent Occupancy (As of)(2):	98.5% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(2):	99.3% (12/31/2013)
Maturity Date:	March 1, 2025			Most Recent Occupancy (As of)(2):	92.2% (12/31/2014)
IO Period:	24 months			Current Occupancy (As of)(3):	91.1% (5/1/2015)
Loan Term (Original):	120 months
Seasoning:	3 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$3,821,889 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(4):	$4,190,167 (12/31/2013)
Call Protection:	L(27),D(89),O(4)			Most Recent NOI (As of)(4):	$3,423,365 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

				U/W Revenue:	$6,150,769
				U/W Expenses:	$2,556,668
				U/W NOI:	$3,594,101
Escrows and Reserves(1):				U/W NCF:	$3,276,228
				U/W NOI DSCR:	1.55x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.41x
Taxes	$271,791	$90,597	NAP	U/W NOI Debt Yield:	9.0%
Insurance	$19,469	$4,867	NAP	U/W NCF Debt Yield:	8.2%
Replacement Reserve	$0	$3,663	$205,000	As-Is Appraised Value:	$57,000,000
TI/LC Reserve	$0	$22,826	$1,300,000	As-Is Appraisal Valuation Date:	January 7, 2015
Outstanding Tenant TI/LC Reserve	$3,354,587	$0	NAP	Cut off Date LTV Ratio	70.0%
Free Rent	$141,706	$0	NAP	LTV Ratio at Maturity or ARD:	59.2%

(1)	See “Escrows” section.
(2)	Historical Occupancy is based on the simple average of the monthly occupancies for the applicable calendar year. Monthly occupancy is calculated as the weighted average of the office and retail occupancy, excluding storage and fitness center spaces.
(3)	See “Historical Occupancy” section.
(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Cathedral Place Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in an office property located in Milwaukee, Wisconsin (the “Cathedral Place Property”). The Cathedral Place Mortgage Loan was originated on February 10, 2015 by Walker & Dunlop Commercial Property Funding I WF, LLC. The Cathedral Place Mortgage Loan had an original principal balance of $39,900,000, has an outstanding principal balance as of the Cut-off Date of $39,900,000 and accrues interest at an interest rate of 4.125% per annum. The Cathedral Place Mortgage Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination, and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Cathedral Place Mortgage Loan matures on March 1, 2025.

Following the lockout period, the borrower has the right to defease the Cathedral Place Mortgage Loan in whole, but not in part, on any date before December 1, 2024. In addition, the Cathedral Place Mortgage Loan is prepayable without penalty on or after December 1, 2024. Notwithstanding the foregoing, any defeasance or prepayment of the Cathedral Place Mortgage Loan must be simultaneous with the defeasance or prepayment of the mortgage loan identified on Annex A-1 to the Free Writing Prospectus as Cathedral Place – Parking (the “Cathedral Place – Parking Mortgage Loan”) with an outstanding principal balance as of the Cut-off Date of $9,200,000. The Cathedral Place – Parking Mortgage Loan is secured by a 10-story, 941-space parking deck that is located adjacent to the Cathedral Place Property.

A-3-14

CATHEDRAL PLACE

Sources and Uses

Sources			Uses
Original loan amount	$39,900,000	87.5%	Loan payoff(1)	$29,500,000	64.7%
Sponsor new cash contribution	5,680,073	12.5	Line of credit payoff(2)	10,829,185	23.8
			Reserves	3,787,553	8.3
			Closing costs	1,463,335	3.2
Total Sources	$45,580,073	100.0%	Total Uses	$45,580,073	100.0%

(1)	The Cathedral Place Property was previously securitized in the BSCMS 2005-PWR9 transaction.
(2)	Line of credit payoff represents a payoff of a line of credit to the Lee Family Limited Partnership.

The Property. The Cathedral Place Property comprises two of the four condominium units (see “Condominium Structure” section) within an 18-story office building located in the central business district of Milwaukee, Wisconsin. The office condominium (“Unit 1”) is comprised of approximately 203,379 square feet (92.3% of net rentable area of the Cathedral Place Property), is situated on floors 11-18 of the Cathedral Place Property and includes 2,356 square feet of basement storage space and 1,411 square feet currently utilized as a fitness center. The ground-floor retail condominium (“Unit 2”) consists of approximately 16,887 square feet (7.7% of net rentable area of the Cathedral Place Property) and has frontage along Jackson, Mason, and Wells Streets. Currently, the only retail tenants are BW Holdings (doing business as Ward’s House of Prime) which leases 6,528 square feet and First Merit Bank which leases 1,200 square feet.

The Cathedral Place Property is situated adjacent to the Cathedral Place – Parking garage (“Unit 3”). The office and retail tenants will have access to the parking garage via a perpetual parking easement agreement, an option to lease parking stalls agreement, and memorandum of option to lease parking stalls under which the parking condominium unit (Unit 3) gives the office and retail tenants the right to lease 433 spaces (the current amount presently leased by the office and retail tenants) at market rates. A breach of the parking easement agreement or the option to lease parking stalls agreement will constitute an event of default and be subject to the loss carveout provisions of the Cathedral Place Mortgage Loan.

The office space has direct access to the Cathedral Place – Parking garage as well as 37 stalls within the 100-space underground parking garage shared with the 27 residential condominiums (“Unit 4”). Parking for the retail stores is provided by 15 spaces of allocated ground-floor parking, as well as the parking garage. Unit 4, which is not part of the collateral for the Cathedral Place Mortgage Loan, is situated on floors 2-10, and is accessible through a separate entrance on Wells Street.

Major tenants at the Cathedral Place Property include Whyte Hirschboeck Dudek S.C. (“WHD”), Executive Director, Inc. (“EDI”), and Deloitte & Touche, USA LLP (“Deloitte”). WHD is headquartered at the Cathedral Place Property and is a full-service law firm with offices in Milwaukee, Wisconsin, Madison, Wisconsin and Chicago, Illinois and has more than 150 professionals practicing in more than 50 industry and specialty areas. EDI provides professional services for national and international medical, certification, and scientific associations. Deloitte provides audit, tax, consulting, enterprise risk, and financial advisory services with over 200,000 professionals in 150 countries. The Cathedral Place Property was 91.1% physically occupied by five tenants as of May 1, 2015.

Condominium Structure. The Cathedral Place Office Property is comprised of two of the four condominium units: the office unit (Unit 1) and the retail unit (Unit 2) of the Cathedral Place Condominium Association, Inc. (together, the “Master Association”). The Master Association also includes a third condominium unit consisting of a 941 space parking garage, and a fourth condominium unit consisting of 27 residential condominium units. The borrower has a combined 47.0% voting interest in the Master Association and control of certain operational decisions, along with the right to vote or appoint directors on behalf of the office and retail units.

A-3-15

CATHEDRAL PLACE

The following table presents certain information relating to the tenancy at the Cathedral Place Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Whyte Hirschboeck Dudek S.C.	NR/NR/NR	93,859	42.7%	$18.73	$1,757,792	42.1%	11/30/2020
Deloitte & Touche USA, LLP	NR/NR/NR	37,476	17.1%	$28.41	1,064,693	25.5%	10/31/2024(2)
Executive Director, Inc.(3)	NR/NR/NR	51,853	23.6%	$18.50	959,280	23.0%	6/30/2030(4)
First Merit Bank	NR/A3/BBB+	9,010	4.1%	$30.66	276,252	6.6%	11/14/2024(5)
BW Holdings	NR/NR/NR	6,528	3.0%	$17.99	117,439	2.8%	2/28/2018
Total Major Tenants		198,726	90.4%	$21.01	$4,175,456	100.0%

Non-Major Tenant(6)		1,411	0.6%	$0.00	$0	0.0%

Occupied Collateral Total		200,137	91.1%	$21.01	$4,175,456	100.0%

Vacant Space		19,641	8.9%

Collateral Total		219,778	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Deloitte has a one-time right to terminate one of its two leases (10,526 square feet; 4.8% of net rentable area) on October 31, 2019 with 12 months’ notice and a termination fee of $181,000.
(3)	EDI recently executed a lease for 9,951 square feet of expansion space (4.5% of net rentable area). Executive Director, Inc. is expected to take occupancy on June 6, 2015 and will commence rent payments on July 1, 2015. A reserve for free rent and TI/LC was established at closing.
(4)	EDI has a one-time right to terminate the lease for the expansion space (9,951 square feet; 4.5% of net rentable area) on June 15, 2020 with 180 days’ notice.
(5)	First Merit Bank has a one-time right to terminate its leases (9,010 square feet; 4.1% of net rentable area) on December 31, 2020 with 270 days’ notice and a termination fee of $255,000.
(6)	Represents the Fitness Center (1,411 square feet), which does not have a lease or any associated underwritten rent and is not included in total Annual U/W Base Rent.

The following table presents certain information relating to the lease rollover schedule at the Cathedral Place Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	1	1,411	0.6%	1,411	0.6%	$0	$0.00
2015	0	0	0.0%	1,411	0.6%	$0	$0.00
2016	0	0	0.0%	1,411	0.6%	$0	$0.00
2017	0	0	0.0%	1,411	0.6%	$0	$0.00
2018	1	6,528	3.0%	7,939	3.6%	$117,439	$17.99
2019	0	0	0.0%	7,939	3.6%	$0	$0.00
2020	7	93,859	42.7%	101,798	46.3%	$1,757,792	$18.73
2021	0	0	0.0%	101,798	46.3%	$0	$0.00
2022	0	0	0.0%	101,798	46.3%	$0	$0.00
2023	0	0	0.0%	101,798	46.3%	$0	$0.00
2024	5	46,486	21.2%	148,284	67.5%	$1,340,945	$28.85
2025	0	0	0.0%	148,284	67.5%	$0	$0.00
Thereafter	3	51,853	23.6%	200,137	91.1%	$959,281	$18.50
Vacant	0	19,641	8.9%	219,778	100.0%	$0	$0.00
Total/Weighted Average	17	219,778	100.0%			$4,175,456	$20.86

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Represents the Fitness Center (1,411 square feet), which does not have a lease or any associated underwritten rent and is not included in total Annual U/W Base Rent.

A-3-16

CATHEDRAL PLACE

The following table presents historical occupancy percentages at the Cathedral Place Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	5/1/2015(2)(3)
98.5%	99.3%	92.2%	91.1%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.
(3)	Current Occupancy, per rent roll obtained from the borrower, as of May 1, 2015 includes the EDI expansion space of 9,951 square feet (4.5% of net rentable area).

Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Cathedral Place Property:

Cash Flow Analysis

	2012	2013(1)	2014(1)	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$4,611,148	$4,792,629	$3,702,507	$4,175,456	67.9%	$19.86
Grossed Up Vacant Space	0	0	0	408,155	6.6	1.86
Total Reimbursables	1,808,672	2,040,690	2,345,404	2,066,832	33.6	9.40
Other Income	85,825	94,468	122,326	101,570	1.7	0.46
Less Vacancy & Credit Loss	0	0	0	(601,244)	(9.8)	2.74
Effective Gross Income	$6,505,645	$6,927,787	$6,170,237	$6,150,769	100.0%	$27.99

Total Operating Expenses	$2,683,756	$2,737,621	$2,746,872	$2,556,668	41.6%	$11.63

Net Operating Income	$3,821,889	$ 4,190,167	$3,423,365	$3,594,101	58.4%	$16.35
TI/LC	0	0	0	273,918	4.5	1.25
Capital Expenditures	0	0	0	43,956	0.7	0.20
Net Cash Flow	$3,821,889	$4,190,167	$3,423,365	$3,276,228	53.3%	$14.91

NOI DSCR	1.65x	1.81x	1.48x	1.55x
NCF DSCR	1.65x	1.81x	1.48x	1.41x
NOI DY	9.6%	10.5%	8.6%	9.0%
NCF DY	9.6%	10.5%	8.6%	8.2%

(1)	Base Rent and Net Operating Income decreased from 2013 to 2014 due to Deloitte giving back a total of 33,115 square feet (15.1% of net rentable area) when its initial 10-year lease term expired. EDI took occupancy of 16,701 square feet (7.6% of net rentable area) and First Merit Bank took occupancy of 7,322 square feet (3.3% of net rentable area) that was vacated by Deloitte.

Appraisal. As of the appraisal valuation date of January 7, 2015, the Cathedral Place Property had an “as-is” appraised value of $57,000,000.

Environmental Matters. The Phase I environmental site assessment dated January 23, 2015 revealed no evidence of recognized environmental conditions.

Market Overview and Competition. The Cathedral Place Property is located along East Wells Street in the central business district of Milwaukee, Wisconsin. The immediate neighborhood consists of a mix of class A and class B office buildings. Most land in the neighborhood is fully developed.

The Cathedral Place Property is located in an area that is also home to banks, law and accounting firms, and other large corporate tenants including the headquarters campus of Northwestern Mutual Life Insurance Company, which is located one block east of the Cathedral Place Property, and the U.S. Bank Center located three blocks to the southeast. The Cathedral Place Property is located four blocks north of the Interstate-794 on and off ramps, which provide immediate access to Interstate-94 (the major north-south interstate running to and from Chicago) and the entire Milwaukee metropolitan statistical area.

The estimated 2014 population within a half-, one-, and two-mile radius of the Cathedral Place Property was 7,748, 23,458, and 79,133, respectively, and the population within the same radii is expected to grow at an annual rate of 0.9%, 1.4% and 0.7%, respectively. The estimated 2014 median household income within the same half-, one-, and two-mile radii was $45,116, $44,026 and $27,597, respectively.

The Cathedral Place Property is located in the Milwaukee-Waukesha-West Allis metropolitan statistical area. The estimated 2014 population of the metropolitan statistical area was 1,571,200, a 0.1% increase from 2013. Total employment in 2014 in the Milwaukee Waukesha-West Allis metropolitan statistical area was at 839,400, a 1.6% increase from 2013 and the unemployment rate was at 6.2% as of October, 2014.

A-3-17

CATHEDRAL PLACE

According to the appraisal, the education and health services sector contributes 18.4% of total employment in the Milwaukee-Waukesha-West Allis metropolitan statistical area, followed by the manufacturing sector (14.4%) and the professional and business services sector (14.3%). The top six employers in the Milwaukee-Waukesha-West Allis metropolitan statistical area are: Aurora Health Care Inc. (22,000 employees), Wheaton Franciscan Healthcare (12,000 employees), Froedtert and Community Health (8,900 employees), Roundy’s Inc. (8,400 employees), Kohl’s Department Stores Inc. (7,800 employees), and Northwestern Mutual Life Insurance Co. (5,000 employees).

According to the appraisal, the Cathedral Place Property is located within the Downtown East office submarket. The Downtown East office submarket is bounded by Interstate 794 to the south, the Milwaukee River to the west, Ogden Avenue to the north, and both Lincoln Memorial Drive and Lake Michigan to the east. According to the appraisal, as of the third quarter of 2014, the Downtown East office submarket had an inventory of 8.2 million square feet, exhibiting a vacancy rate of 13.8% with asking rents of $25.88 per square foot on a gross basis.

According to a third-party market research report, as of the first quarter of 2015, the Downtown East office submarket is the most desirable in the central business district and rents are 10% greater than comparable office buildings in the Downtown West office submarket. The third-party market research report indicated a vacancy rate of 8.8% for 4 & 5 star office properties in the Downtown East office submarket.

The following table presents certain information relating to comparable retail properties for the Cathedral Place Property:

Competitive Set(1)

	Cathedral Place (Subject)	The Milwaukee Center	Chase Tower	100 East Building	US Bank Center	875 E Wisconsin Avenue
Location	Milwaukee, WI	Milwaukee, WI	Milwaukee, WI	Milwaukee, WI	Milwaukee, WI	Milwaukee, WI
Distance from Subject	--	0.4 miles	0.4 miles	0.4 miles	0.3 miles	0.4 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	2003/NAP	1988/NAP	1961/NAP	1989/NAP	1971/NAP	2003/NAP
Stories	18	28	22	35	42	8
Total GLA	219,778 SF	373,489 SF	485,153 SF	423,723 SF	1,079,021 SF	209,209 SF
Total Occupancy	91%	96%	84%	95%	98%	100%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower. The borrower is Cathedral Place, LLC, a Wisconsin limited liability company and a single purpose entity whose managing member has two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Cathedral Place Mortgage Loan. Joel S. Lee is the guarantor of certain nonrecourse carveouts under the Cathedral Place Mortgage Loan.

The Sponsor. The sponsor is Joel S. Lee. Mr. Lee developed the Cathedral Place Property in 2003/2004. Mr. Lee is the owner and founder of Van Buren Management, Inc., which owns a portfolio of approximately 2.0 million square feet of primarily office space in downtown Milwaukee.

Escrows. The loan documents require upfront reserves of $271,791 for real estate taxes, $19,469 for insurance premiums, $141,706 for free rent ($76,706 for EDI with an anticipated rent commencement date of July 1, 2015, and $65,000 for First Merit Bank), and $3,354,588 for outstanding tenant improvements ($2,312,269 for Deloitte, $530,999 for EDI and $511,320 for First Merit Bank). The loan documents require monthly deposits into the reserve accounts of $90,597 for real estate taxes, $4,867 for insurance, $22,826 for tenant improvements and leasing commissions (capped at $1,300,000), and $3,663 for replacement reserves (capped at $205,000).

Lockbox and Cash Management. The Cathedral Place Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days of receipt. Funds are then swept into a cash management account controlled by the lender, and prior to the occurrence of a Cash Trap Event Period (as defined below), funds are distributed to the borrower’s operating account. During a Cash Trap Event Period, all excess cash flow is deposited into the excess cash reserve account and/or the Primary Lease reserve account. During a Primary Lease Termination/Extension Event, all excess cash flow is deposited into the primary lease reserve account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default, (ii) the amortizing debt service coverage ratio based on the trailing 12 calendar months falling below 1.15x, (iii) WHD (“Primary Tenant”) not extending the term of its lease on or before the period that is one year prior to the lease’s expiration for a term of at least the earlier of (a) ten years or (b) the date which is two years after loan maturity (a “Primary Lease Termination/Extension Event”), (iv) the Primary Tenant being (a) in monetary default under its lease, (b) going dark or subletting more than 50% of its space, (c) vacating or giving notice of its intent to vacate the leased space or (d) becoming a debtor in an insolvency proceeding which is not dismissed within 90 days, or (v) any other tenant that occupies over 20% of the net rentable area at the Cathedral Place Property (“Non-Primary Tenant”) (a) going dark or subletting more than 50% of its space or vacating, (b) giving notice of its intent to vacate the leased space or (c) becoming a debtor in an insolvency proceeding that is not dismissed within 90 days. A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the date the amortizing debt service coverage ratio is at least

A-3-18

CATHEDRAL PLACE

1.15x for six consecutive months; with regard to clause (iii), upon the occurrence of a Primary Lease Termination/Extension Event Cure (as defined below); and with regard to clause (iv), upon the occurrence of a Primary Tenant Trigger Event Cure (as defined below) and with regard to clause (v), upon the occurrence of a Non-Primary Trigger Event Cure (as defined below).

“Primary Lease” refers to the lease with WHD. A “Primary Lease Termination/Extension Event Cure” means (i) either (1) (A) execution and delivery of an extension of the Primary Lease, in form and substance acceptable to the lender in its discretion, and (B) delivery of an executed estoppel certificate from the Primary Tenant with respect to the Primary Lease; or (2) (A) execution and delivery of a replacement lease or leases for the entirety of the Primary Lease space, which replacement lease or leases (x) have an expiration date that is at least two years after March 1, 2025, and (y) are in form and substance acceptable to the lender in its discretion, and (B) delivery of an executed estoppel certificate from the applicable replacement tenant or tenants under the replacement lease or leases set forth in subsection (2)(A) above and (ii) no Cash Trap Event Period has occurred and is then-continuing.

“Primary Tenant Trigger Event Cure” means the occurrence of any of the following, as applicable: (i) the execution and delivery of a replacement lease and estoppel certificate for the Primary Tenant’s leased space in form and substance reasonably acceptable to the lender, (ii) the Primary Tenant has cured all defaults and remains in good standing under its lease or (iii) the lease has been assumed by the applicable Primary Tenant in accordance with applicable law, such assumption has been approved by the appropriate bankruptcy court having jurisdiction over such matter and such Primary Tenant is no longer involved in any bankruptcy or insolvency proceeding.

“Non-Primary Trigger Event Cure” means the occurrence of any of the following, as applicable: (i) the execution and delivery of a replacement lease and estoppel certificate for the Non-Primary Tenant’s leased space in form and substance reasonably acceptable to the lender, (ii) the Non-Primary Tenant (a) has revoked its intention to vacate, (b) is occupying its leased premises and (c) has paid all amounts due under the lease or (iii) the Non-Primary Tenant lease has been assumed by the applicable Non-Primary Tenant in accordance with applicable law, such assumption has been approved by the appropriate bankruptcy court having jurisdiction over such matter and such Non-Primary Tenant is no longer involved in any bankruptcy or insolvency proceeding.

Property Management. The Cathedral Place Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Cathedral Place Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the proposed transferee and transferee’s principal have the creditworthiness, reputation, and qualifications to the lender’s satisfaction, as well as an aggregate net worth and liquidity reasonably acceptable to the lender; (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates; and (iv) the Cathedral Place – Parking Mortgage Loan is assumed simultaneously.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Cathedral Place Property so long as the lender determines that either (i) prudent owners of real estate comparable to the Cathedral Place Property are maintaining the same level of coverage or (ii) prudent institutional lenders to such owners are requiring that such owners maintain such insurance. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity that is unlimited as to the number of days.

A-3-19

150 ROYALL STREET

A-3-20

150 ROYALL STREET

150 Royall Street
150 Royall Street
Canton, MA 02021
Newton
BOSTON
Dorchester
Downtown Boston 5 miles
Roslindale
Mattapan
Dedham
Milton
Quincy
Canton
Braintree
Randolph
Norwood
Sharon
Stoughton
SUFFOLK COUNTY
NORFOLK COUNTY
Cutler Park
VA Boston Healthcare
Stony Brook Reservation
Roberts Playground
Legacy Place
Dedham Plaza
Curry College
Beth Israel Deaconess Hospital
Granite Links Golf Course
Wollaston Golf Club
Furnace Brook Golf Course
Neponset River Reservation
Blue Hill Observatory
Blue Hills Reservation
Computer-share
Dunkin' Brands
Reebok Intl.
Meditech
South Shore Plaza
Granite Plaza
Great Pond
Upper Reservoir
Norwood Memorial Airport
Ponkapoag Golf Course
Ponkapoag Pond
Massasoit Community College
Blue Hill Country Club
Reservoir Pond
Wampatuck Country Club
Spring Valley Country Club
Cobbs Corner Shopping Center
New England Sinai Hospital
Southeast Expwy
Fall River Expwy
MBTA NEEDHAM BRANCH
MBTA AMTRAK NE CORRIDOR
MBTA DORCHESTER BRANCH
RED LINE
MBTA MIDDLEBOROUGH MAIN LINE
STOUGHTON BRANCH
MBTA
Bellevue
Highland
Roslindale Village
West Roxbury
Hyde Park
Fairmount
Morton Street
Readville
Endicott
Dedham Corp. Ctr.
Islington
Route 128
Canton Junction
Canton Center
Sharon
Stoughton
Shawmut
Ashmont
Cedar Grove
Butler
Milton
Central Ave.
Valley Rd.
Capen St.
Mattapan
Wollaston
North Quincy
VFW Pkwy.
Centre St.
Washington St.
Bridge St.
Bussey St.
High St.
Sanderson Ave.
River St.
Blue Hill Ave.
Blue Hills Pkwy.
Canton Ave.
Adams St.
Pleasant St.
Quarry St.
Harland St.
Randolph Ave.
Willard St.
Granite St.
West St.
Blue Hill River Rd.
Green Lodge St.
Elm St.
Providence Hwy
Canton St.
Neponset St.
Dedham St.
Randolph St.
Chapman St.
Pearl St.
York St.
Turnpike St.
Central St.
East St.
Bay Rd.
Lafayette St.
Main St.
North St.
Oak St.
Quincy Shore Dr.
203
28
3
1
3A
93
109
128
95
1A
138
24
27
NEW HAMPSHIRE
Nashua
Haverhill
Newburyport
Lawrence
Lowell
Gloucester
Leominster
Peabody
Woburn
Salem
Lynn
Massachusetts Bay
Atlantic Ocean
Marlborough
Cambridge
BOSTON
Newton
Worcester
Framingham
Quincy
MASSACHUSETTS
Canton
Franklin
Brockton
Plymouth
Provincetown
Cape Cod National Seashore
Woonsocket
Taunton
Cape Cod Bay
Providence
Pawtucket
Cranston
RHODE ISLAND
Warwick
Fall River
Barnstable
Chatham
CT
New Bedford
Harwich
Kingston
Newport
Falmouth
Nantucket Sound
Buzzards Bay
Martha's Vineyard

A-3-21

No. 3 – 150 Royall Street

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$38,187,500			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$38,187,500			Location:	Canton, MA
% of Initial Pool Balance:	3.2%			Size:	259,341 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$147.25
Borrower Name:	BAC Canton Holdings LLC			Year Built/Renovated:	1985/2007
Sponsors:	Jay O. Hirsh; James S. Hughes			Title Vesting:	Fee
Mortgage Rate:	4.140%			Property Manager:	Self-managed
Note Date:	May 27, 2015			3rd Most Recent Occupancy(2):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(2):	NAV
Maturity Date:	June 11, 2025			Most Recent Occupancy(2):	NAV
IO Period:	60 months			Current Occupancy (As of)(3):	100.0% (4/1/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI(2):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(2):	NAV
Call Protection:	L(24),D(92),O(4)			Most Recent NOI(2):	NAV
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$6,382,931
				U/W Expenses:	$2,802,786
				U/W NOI:	$3,580,145
				U/W NCF:	$3,136,672
Escrows and Reserves(1):				U/W NOI DSCR:	1.61x
				U/W NCF DSCR:	1.41x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.4%
Taxes	$125,155	$62,578	NAP	U/W NCF Debt Yield:	8.2%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$58,900,000
Replacement Reserves	$0	Springing	NAP	As-Is Appraisal Valuation Date:	February 25, 2015
TI/LC Reserve	$0	$27,015	NAP	Cut-off Date LTV Ratio:	64.8%
Gray, Gray & Gray Reserve	$187,253	$0	NAP	LTV Ratio at Maturity or ARD:	59.0%

(1)	See “Escrows” section.
(2)	Historical occupancy and financials are not available, as the borrower recently acquired the 150 Royall Street Property, which was previously owner-occupied.
(3)	See “Historical Occupancy” section.

The Mortgage Loan. The mortgage loan (the “150 Royall Street Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in an office building located in Canton, Massachusetts (the “150 Royall Street Property”). The 150 Royall Street Mortgage Loan was originated on May 27, 2015 by Wells Fargo Bank, National Association. The 150 Royall Street Mortgage Loan had an original principal balance of $38,187,500, has an outstanding principal balance as of the Cut-off Date of $38,187,500 and accrues interest at an interest rate of 4.140% per annum. The 150 Royall Street Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The 150 Royall Street Mortgage Loan matures on June 11, 2025.

Following the lockout period, the borrower has the right to defease the 150 Royall Street Mortgage Loan in whole, but not in part, on any date before March 11, 2025. In addition, the 150 Royall Street Mortgage Loan is prepayable without penalty on or after March 11, 2025.

A-3-22

150 ROYALL STREET

Sources and Uses

Sources			Uses
Original loan amount	$38,187,500	64.0%	Purchase price	$58,000,000	97.3%
Sponsor’s new cash contribution	21,437,751	36.0	Reserves	312,408	0.5
			Closing costs	1,312,843	2.2
Total Sources	$59,625,251	100.0%	Total Uses	$59,625,251	100.0%

The Property. The 150 Royall Street Property is a two-story, class A suburban office building totaling 259,341 square feet located in Canton, Massachusetts, approximately 15.5 miles southwest of the Boston central business district. Built in 1985 and renovated in 2007, the 150 Royall Street Property is situated on a 20.2-acre parcel and its amenities include a landscaped indoor atrium, 7,900-square-foot fitness center with locker rooms, conference center, full-service cafeteria and shuttle service. The building’s main entrance has a full-time security guard and opens into the central atrium area. Tenant Gray, Gray & Gray has a private entrance that leads directly into its space. The 150 Royall Street Property comprises 1,080 surface parking spaces, resulting in a parking ratio of 4.2 spaces per 1,000 square feet of rentable area. As of April 1, 2015, the 150 Royall Street Property was 100.0% leased by three tenants.

The largest tenant at the 150 Royall Street Property is Chicago Bridge & Iron (“CB&I”; NYSE: CBI; market cap of approximately $6.0 billion as of June 4, 2015), which accounts for 72.8% of the net rentable area and 69.0% of the underwritten base rent. With 125 years of experience and approximately 54,000 employees, CB&I is one of the world’s largest engineering, procurement and construction companies focused on the global energy industry. CB&I offers a wide range of services including design, engineering, construction, fabrication, maintenance and environmental services.

The following table presents certain information relating to the tenancy at the 150 Royall Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
CB&I(3)	NR/NR/NR	188,857	72.8%	$23.50	$4,438,140	69.0%	1/31/2023(4)
OneBeacon	BBB+/NR/BBB-	41,185	15.9%	$28.50	$1,173,773	18.3%	3/31/2025
Gray, Gray & Gray(5)	NR/NR/NR	29,299(6)	11.3%	$27.92	$818,028	12.7%	4/1/2030(7)
Total Major Tenants		259,341	100.0%	$24.79	$6,429,940	100.0%

Vacant Space		0	0.0%

Collateral Total		259,341	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through December 2015 totaling $122,347.
(3)	CB&I is currently not utilizing approximately 35,000 square feet of its space.
(4)	CB&I has the right to terminate its lease on August 31, 2018 with 12 months’ written notice and payment of a termination fee equal to approximately $9.1 million.
(5)	Gray, Gray & Gray is in a free rent period and will commence rent payments in July 2015. A reserve has been taken for this rent abatement.
(6)	3,480 square feet of Gray, Gray & Gray’s space is expansion space that is currently leased by OneBeacon. Gray, Gray & Gray is obligated by the terms of its lease to take over the expansion space no later than April 2020. Until Gray, Gray & Gray takes over its expansion space, OneBeacon is responsible for rent payments at Gray, Gray & Gray’s contractual rental rate.
(7)	Gray, Gray & Gray has the right to terminate its lease on July 31, 2025 with 12 months’ written notice and payment of a termination fee equal to approximately $1.3 million.

A-3-23

150 ROYALL STREET

The following table presents certain information relating to the lease rollover schedule at the 150 Royall Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	1	188,857	72.8%	188,857	72.8%	$4,438,140	$23.50
2024	0	0	0.0%	188,857	72.8%	$0	$0.00
2025	1	41,185	15.9%	230,042	88.7%	$1,173,773	$28.50
Thereafter	1	29,299	11.3%	259,341	100.0%	$818,028	$27.92
Vacant	0	0	0.0%	259,341	100.0%	$0	$0.00
Total/Weighted Average	3	259,341	100.0%			$6,429,940	$24.79

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the 150 Royall Street Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	4/1/2015(2)
NAV	NAV	NAV	100.0%

(1)	Historical occupancy is not available, as the borrower recently acquired the 150 Royall Street Property, which was previously owner-occupied.
(2)	Information obtained from the underwritten rent roll. CB&I is currently not utilizing approximately 35,000 square feet of its space. Excluding this space, the physical occupancy was 86.5% as of April 1, 2015.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 150 Royall Street Property:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$6,429,940	100.7%	$24.79
Grossed Up Vacant Space	0	0.0	0.00
Total Reimbursables	403,087	6.3	1.55
Less Vacancy	(450,096)(2)	(7.1)	(1.74)
Effective Gross Income	$6,382,931	100.0%	$24.61

Total Operating Expenses	$2,802,786	43.9%	$10.81

Net Operating Income	$3,580,145	56.1%	$13.80

TI/LC	389,012	6.1	1.50
Capital Expenditures	54,462	0.9	0.21
Net Cash Flow	$3,136,672	49.1%	$12.09

NOI DSCR	1.61x
NCF DSCR	1.41x
NOI DY	9.4%
NCF DY	8.2%

(1)	Historical financials are not available, as the borrower recently acquired the 150 Royall Street Property, which was previously owner-occupied.
(2)	The underwritten economic vacancy is 7.0%. The 150 Royall Street Property was 100.0% leased and 86.5% physically occupied as of April 1, 2015.

A-3-24

150 ROYALL STREET

Appraisal. As of the appraisal valuation date of February 25, 2015, the 150 Royall Street Property had an “as-is” appraised value of $58,900,000.

Environmental Matters. According to a Phase I environmental site assessment dated February 25, 2015, there was no evidence of any recognized environmental conditions at the 150 Royall Street Property.

Market Overview and Competition. The 150 Royall Street Property is located in Canton, Norfolk County, Massachusetts, approximately 15.5 miles southwest of the Boston central business district and 35.3 miles northeast of Providence, Rhode Island. The 150 Royall Street Property is situated along the south side of Royall Street, which runs parallel to Interstate 93, a major north/south artery. In addition to Interstate 93, primary access to the surrounding area is provided by Interstate 95, and secondary access is provided by Routes 1 and 138. In addition, the 150 Royall Street Property is located two miles northeast of the Canton Center Station of the local Massachusetts Bay Transportation Authority Commuter Rail line, which provides direct access to downtown Boston. The 150 Royall Street Property is situated within a commercial area that is home to the national headquarters of notable commercial tenants including Dunkin Brands and Reebok International. According to a third-party market research report, as of 2015, the estimated population within a three- and five-mile radius of the 150 Royall Street Property was 38,100 and 189,646, respectively, and the median household income within the same three- and five-mile radii was $86,415 and $76,329, respectively.

According to a third-party market research report, the 150 Royall Street Property is situated within the Route 1 South submarket of the Boston office market. As of the first quarter of 2015, the submarket reported a total inventory of 245 properties totaling approximately 8.0 million square feet with a 9.5% vacancy rate. The submarket reported a class A inventory comprising 18 properties totaling approximately 3.0 million square feet with a 7.7% vacancy rate. The appraiser concluded to a market rent for the 150 Royall Street Property of $27.50 per square foot, full service gross, which is approximately 10.9% above the average underwritten base rent.

The following table presents certain information relating to comparable properties to the 150 Royall Street Property:

Competitive Set(1)

	150 Royall Street (Subject)	Dedham Executive Center	45 Shawmut Road	Watermill Center	Hobbs Brook Office Park	Charles River Place
Location	Canton, MA	Dedham, MA	Canton, MA	Waltham, MA	Waltham, MA	Needham, MA
Distance from Subject	--	8.6 miles	4.8 miles	15.6 miles	19.4 miles	11.3 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1985/2007	1974/2007	1998/NAP	1984/NAP	1989/2005	1995/1998
Stories	2	3	3	6	4	2
Total GLA	259,341 SF	178,292 SF	66,000 SF	206,722 SF	440,000 SF	103,000 SF
Total Occupancy	100%	93%	100%	93%	92%	100%

(1)   Information obtained from the appraisal and third-party market research reports.

The Borrower. The borrower is BAC Canton Holdings LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 150 Royall Street Mortgage Loan. Jay O. Hirsh and James S. Hughes are the guarantors of certain nonrecourse carveouts under the 150 Royall Street Mortgage Loan.

The Sponsors. The sponsors are Jay O. Hirsh and James S. Hughes. Mr. Hirsh is the co-founder and managing partner of Jumbo Capital Management (“JCM”) and has extensive experience with real estate acquisitions, construction and renovation throughout the Boston metropolitan area. JCM has more than $75.0 million in equity under management with 17 properties totaling more than 1.0 million square feet. JCM’s portfolio comprises a variety of tenants including Oracle, Amphenol, Morgan Stanley, AT&T, Verizon, HUB International, Preferred Freezer Services and Waddington North America. Mr. Hughes is the founder and principal of Boston Andes Capital (“BAC”). BAC is a real estate investment, consulting, asset management and development firm headquartered in Boston. Since 2011, BAC has participated in a variety of real estate projects in the New England area, and assets currently under management include existing and new development office and apartment buildings.

Escrows. The loan documents provide for upfront reserves in the amount of $125,155 for real estate taxes and $187,253 for potential tenant improvements and leasing commissions (“TI/LCs”) related to the expansion space to be occupied by Gray, Gray & Gray. The loan documents also provide for ongoing monthly reserves of $62,578 for real estate taxes and $27,015 for general TI/LCs. The loan documents do not require monthly replacement reserves as long as (a) no event of default has occurred; and (b) the 150 Royall Street Property is being adequately maintained. The loan documents do not require monthly escrows for insurance, provided that (i) no event of default has occurred; (ii) the 150 Royall Street Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

Lockbox and Cash Management. The 150 Royall Street Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower deposit all rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all cash flow is distributed to the borrower. During a Cash Trap Event Period, all cash flow is swept to a lender-controlled cash management account.

A-3-25

150 ROYALL STREET

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio falling below 1.15x at the end of any calendar month; or (iii) the occurrence of a Tenant Trigger Event (as defined below). A Cash Trap Event Period will be cured, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters; and with regard to clause (iii), upon the termination of such Tenant Trigger Event.

A “Tenant Trigger Event” will commence upon either CB&I or OneBeacon (or either tenant’s parent company, as applicable) (i) filing for bankruptcy or becoming insolvent; (ii) defaulting under its lease; (iii) receiving a rent reduction; (iv) indicating its intention to terminate its lease; (v) going dark; or (vi) failing to exercise its extension option at least (a) 18 months prior to its lease expiration date for CB&I and (b) 12 months prior to its lease expiration date for OneBeacon. A Tenant Trigger Event will be cured, with regard to clause (i), upon the applicable tenant having its lease affirmed in connection with a plan of reorganization and commencing the payment and performance of its obligations under such lease; and with respect to clauses (ii) through (vi), upon the applicable tenant resuming operations in accordance with the terms of its lease for a period of 60 days. In addition, a Tenant Trigger Event triggered by clauses (i) through (vi) will be cured upon the date on which the applicable tenant’s space has been leased to one or more replacement tenants acceptable to the lender; such replacement tenants are paying full, unabated rent, and are in occupancy of and utilizing their space; and all required tenant improvements required under such replacement tenant lease have been completed.

Property Management. The 150 Royall Street Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the 150 Royall Street Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 150 Royall Street Property; provided however, if the Terrorism Risk Insurance Program Reauthorization Act is discontinued or not renewed, the borrower will not be required to pay annual premiums in excess of two times the amount of a standalone all-risk poicy. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

A-3-26

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A-3-27

WPC SELF STORAGE PORTFOLIO VII

A-3-28

WPC SELF STORAGE PORTFOLIO VII

INDIANA
KENTUCKY
LOUISVILLE
Jeffersontown
New Albany
Clarksville
Jeffersonville
Downtown
Shively
Okolona
Fern Creek
Highview
Prospect
Anchorage
Middletown
Fairdale
Valley Station

CHICAGO
Waukegan
Lake Michigan
Algonquin
Palatine
Arlington Heights
Schaumburg
Elgin
Hoffman Estates
Des Plaines
Skokie
Wheaton
Elmhurst
Oak Park
Berwyn
Cicero
Mundelein
Buffalo Grove
Crystal Lake

NORTH LAS VEGAS
LAS VEGAS
Summerlin
Sunrise Manor
Winchester
Spring Valley
Paradise
Enterprise
HENDERSON

WPC Self Storage Portfolio VII	
1 Extra Space Louisville KY	Louisville, KY
2 Extra Space Las Vegas NV	Las Vegas, NV
3 CubeSmart Joan Panama City Beach FL	Panama City Beach, FL
4 CubeSmart Tallahassee FL	Tallahassee, FL
5 Extra Space Lady Lake FL	Lady Lake, FL
6 CubeSmart Crystal Lake IL	Crystal Lake, IL
7 CubeSmart Hutchinson Panama City Beach FL	Panama City Beach, FL
8 Extra Space Lilburn GA	Lilburn, GA
9 Extra Space Stockbridge GA	Stockbridge, GA

ALABAMA
GEORGIA
FLORIDA
TALLAHASSEE
JACKSONVILLE
Atlantic Ocean
Gulf of Mexico
Pensacola
Panama City
Gainesville
Ocala
Daytona Beach
ORLANDO
TAMPA
ST. PETERSBURG
Clearwater
Lakeland
Palm Bay
Melbourne
Port St. Lucie
Cape Coral
Ft. Myers
W. Palm Beach
MIAMI
Key West

ATLANTA
Marietta
Sandy Springs
Dunwoody
Lawrenceville
Smyrna
Mableton
Lilburn
Decatur
Redan
Douglasville
East Point
Jonesboro
Stockbridge
McDonough
Peachtree City
Hampton

A-3-29

No. 4 – WPC Self Storage Portfolio VII

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Self Storage
Original Principal Balance:	$37,245,000			Specific Property Type:	Self Storage
Cut-off Date Principal Balance:	$37,245,000			Location:	Various – See Table
% of Initial Pool Balance:	3.2%			Size:	650,686 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$57.24
Borrower Names(1):	Various			Year Built/Renovated:	Various – See Table
Sponsor:	Corporate Property Associates 18 – Global Incorporated			Title Vesting:	Fee
Mortgage Rate:	4.300%			Property Manager(3):	Various
Note Date:	May 27, 2015			3rd Most Recent Occupancy (As of)(4):	NAV (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(4):	80.7% (12/31/2013)
Maturity Date:	June 11, 2025			Most Recent Occupancy (As of)(4):	84.0% (12/31/2014)
IO Period:	120 months			Current Occupancy (As of)(4):	88.3% (Various)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of)(5):	$3,059,624 (Various)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,613,336 (12/31/2014)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of)(5):	$3,760,875 (Various)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None			U/W Revenues:	$5,789,282
Additional Debt Type:	NAP			U/W Expenses:	$2,407,887
				U/W NOI:	$3,381,395
				U/W NCF:	$3,249,081
				U/W NOI DSCR:	2.08x
Escrows and Reserves(2):				U/W NCF DSCR:	2.00x
				U/W NOI Debt Yield:	9.1%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.7%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$57,350,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date(6):	Various
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio:	64.9%
Amortization Reserves	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	64.9%

(1)	See “The Borrowers” section.
(2)	See “Escrows” section.
(3)	See “Property Management” section.
(4)	See “Historical Occupancy” section.
(5)	See “Cash Flow Analysis” section.
(6)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “WPC Self Storage Portfolio VII Mortgage Loan”) is evidenced by a single promissory note that is secured by first mortgages encumbering nine self storage properties located in five states (the “WPC Self Storage Portfolio VII Properties”). The WPC Self Storage Portfolio VII Mortgage Loan was originated on May 27, 2015 by Wells Fargo Bank, National Association. The WPC Self Storage Portfolio VII Mortgage Loan had an original principal balance of $37,245,000, has an outstanding principal balance as of the Cut-off Date of $37,245,000 and accrues interest at an interest rate of 4.300% per annum. The WPC Self Storage Portfolio VII Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments through the term of the WPC Self Storage Portfolio VII Mortgage Loan. The WPC Self Storage Portfolio VII Mortgage Loan matures on June 11, 2025.

Following the lockout period, the borrower has the right to defease the WPC Self Storage Portfolio VII Mortgage Loan in whole or in part (see “Partial Release” section), on any day before March 11, 2025. In addition, the WPC Self Storage Portfolio VII Mortgage Loan is prepayable without penalty on or after March 11, 2025.

A-3-30

WPC SELF STORAGE PORTFOLIO VII

Sources and Uses

Sources			Uses
Original loan amount	$37,245,000	64.5%	Purchase price	$57,300,000	99.2%
Sponsor’s new cash contribution	20,511,503	35.5%	Closing costs	456,503	0.8
Total Sources	$57,756,503	100.0%	Total Uses	$57,756,503	100.0%

The Properties. The WPC Self Storage Portfolio VII Mortgage Loan is secured by the fee interest in a portfolio of nine self storage properties totaling 650,686 rentable square feet or 5,487 units (including 311 RV spots) and located in five states: Florida (4), Georgia (2), Nevada (1), Kentucky (1), and Illinois (1). The WPC Self Storage Portfolio VII Properties range in size from 32,358 square feet to 118,780 square feet and as of dates ranging from March 31, 2015, to April 22, 2015, the WPC Self Storage Portfolio VII Properties were 88.3% occupied.

The following table presents certain information relating to the WPC Self Storage Portfolio VII Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated LTV
Extra Space – Louisville, KY	$6,607,250	17.7%	97.8%	1998/2008	103,497	$10,200,000	64.8%
Extra Space – Las Vegas, NV	$6,370,000	17.1%	93.4%	1996/NAP	74,045	$9,800,000	65.0%
CubeSmart – Panama City Beach, FL (Joan Avenue)	$6,175,000	16.6%	84.3%	1996/NAP	86,426	$9,500,000	65.0%
CubeSmart – Tallahassee, FL	$4,923,750	13.2%	75.1%	1999/NAP	118,780	$7,600,000	64.8%
Extra Space – Lady Lake, FL	$3,948,750	10.6%	88.6%	2010/NAP	68,750	$6,100,000	64.7%
CubeSmart – Crystal Lake, IL	$2,632,500	7.1%	85.4%	1976/NAP	58,157	$4,050,000	65.0%
CubeSmart – Panama City Beach, FL (Hutchinson Boulevard)	$2,622,750	7.0%	97.9%	1997/NAP	42,301	$4,000,000	65.6%
Extra Space – Lilburn, GA	$2,340,000	6.3%	90.8%	1988/NAP	66,372	$3,600,000	65.0%
Extra Space – Stockbridge, GA	$1,625,000	4.4%	91.8%	2003/NAP	32,358	$2,500,000	65.0%
Total/Weighted Average	$37,245,000	100.0%	88.3%		650,686	$57,350,000	64.9%

The following table presents historical occupancy percentages at the WPC Self Storage Portfolio VII Properties:

Historical Occupancy

12/31/2012	12/31/2013(1)	12/31/2014(1)	Various(2)
NAV	80.7%	84.0%	88.3%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll. Current Occupancy is based on dates ranging from March 31, 2015 to April 22, 2015.

A-3-31

WPC SELF STORAGE PORTFOLIO VII

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the WPC Self Storage Portfolio VII Properties:

Cash Flow Analysis

	Various (1)	2014	Various(2)	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$4,815,783	$5,315,809	$5,444,327	$5,886,837	101.7%	$9.05
Grossed Up Vacant Space	0	0	0	819,612	14.1	1.26
Less Concessions	0	0	0	0	0.0	0.00
Other Income	233,654	332,393	349,050	349,050	6.0	0.54
Less Vacancy & Credit Loss	0	0	0	(1,266,217)(3)	(21.9)	(1.95)
Effective Gross Income	$5,049,437	$5,648,201	$5,793,377	$5,789,282	100.0%	$8.90

Total Operating Expenses	$1,989,813	$2,034,865	$2,032,503	$2,407,887	41.6%	3.70

Net Operating Income	$3,059,624	$3,613,336	$3,760,875	$3,381,395	58.4%	$5.20
Capital Expenditures	0	0	0	132,314	2.3	0.20
Net Cash Flow	$3,059,624	$3,613,336	$3,760,875	$3,249,081	56.1%	$4.99

NOI DSCR	1.88x	2.22x	2.31x	2.08x
NCF DSCR	1.88x	2.22x	2.31x	2.00x
NOI DY	8.2%	9.7%	10.1%	9.1%
NCF DY	8.2%	9.7%	10.1%	8.7%

(1)	The 2013 financials represent the year-end 2013 period for eight of the WPC Self Storage Portfolio VII Properties and the trailing 12-month period ending April 30, 2014 for one of the WPC Self Storage Portfolio VII Properties.
(2)	The most recent financials represent the trailing 12-month period ending January 31, 2015 for one of the WPC Self Storage Portfolio VII Properties, February 28, 2015 for one of the WPC Self Storage Portfolio VII Properties and March 31, 2015 for seven of the WPC Self Storage Portfolio VII Properties.
(3)	The underwritten economic vacancy is 18.9%. As of dates ranging from March 31, 2015 to April 22, 2015, the WPC Self Storage Portfolio VII Properties were 88.3% physically occupied.

Appraisal. As of the appraisal valuation dates ranging from April 1, 2015 to April 25, 2015, the WPC Self Storage Portfolio VII Properties had an aggregate “as-is” appraised value of $57,350,000.

Environmental Matters. According to Phase I environmental assessments dated December 31, 2014 through May 13, 2015, there was no evidence of any recognized environmental conditions at any of the WPC Self Storage Portfolio VII Properties.

The Borrowers. The borrower structure comprises eight separate Delaware limited liability companies, each of which is a single purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the WPC Self Storage Portfolio VII Mortgage Loan. Corporate Property Associates 18 – Global Incorporated (“CPA 18”) is the guarantor of certain nonrecourse carveouts under the WPC Self Storage Portfolio VII Mortgage Loan.

The Sponsor. The sponsor is CPA 18, a non-traded real estate investment trust. CPA 18 is managed by W.P. Carey (NYSE:WPC), an investment management company that provides long-term sale-leaseback and build-to-suit financing for companies worldwide. As of March 31, 2015, W.P. Carey managed a global investment portfolio comprising 852 commercial properties totaling 89.2 million square feet with an average occupancy rate of 98.4%.

Escrows. The loan documents do not require monthly escrows for real estate taxes provided the following conditions are met: (i) no event of default has occurred and is continuing and (ii) the borrower has provided the lender with timely proof of full payment. The loan documents do not require monthly escrows for insurance provided the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the WPC Self Storage Portfolio VII Properties are insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums. The loan documents do not require monthly reserves for replacement reserves except upon the occurrence and continuance of an event of default, when the borrower will be required to deposit $10,845 monthly into a replacement reserve escrow.

The WPC Self Storage Portfolio VII Mortgage Loan is also structured with an amortization reserve account. During an Amortization Deposit Period (as defined below), the borrower is required to make monthly deposits into the amortization reserve account, as outlined in the amortization schedule in the loan agreement. The scheduled payments outlined in the amortization schedule are equivalent to the hypothetical principal payments assuming the WPC Self Storage Portfolio VII Mortgage Loan had a 30-year amortization period (with the same 4.300% per annum interest rate).

An “Amortization Deposit Period” is defined as any period on or after July 11, 2020, commencing upon the net cash flow debt yield being less than 10.5% at the end of any calendar quarter and ending when the net cash flow debt yield is equal to or greater than 11.0% for one calendar quarter.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and direct all tenants to deposit all rents directly into such lockbox account. Additionally, all revenues and other monies received by the borrower or property manager relating to the WPC Self Storage Portfolio VII Properties will be deposited into the lockbox account. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled subaccount on a monthly basis.

A-3-32

WPC SELF STORAGE PORTFOLIO VII

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; and (ii) the amortizing debt service coverage ratio (based on a 30-year amortization period) for the trailing 12-month period falling below 1.20x at the end of any calendar month. A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.30x for two consecutive calendar quarters.

Property Management. The WPC Self Storage Portfolio VII Properties are managed by Extra Space Management, Inc. and CubeSmart Asset Management, LLC.

Assumption. The borrower has a two-time right to transfer the WPC Self Storage Portfolio VII Properties in whole, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

The borrower also has a two-time right to transfer any individual property (provided that any given property can only be transferred once) along with the allocated loan amount of such a transferred property in the WPC Self Storage Portfolio VII Mortgage Loan (“Partial Assumption”), provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the portion of the WPC Self Storage Portfolio VII Mortgage Loan relating to the transferred property shall no longer be cross-collateralized and/or cross-defaulted with the remaining properties of the WPC Self Storage Portfolio VII Mortgage Loan; (ii) the loan-to-value ratio of both the property proposed to be transferred and the properties that would be remaining if such transfer occurred must be no greater than 65.0%; (iii) the amortizing debt service coverage ratio of both the property proposed to be transferred and the properties that would be remaining if such transfer occurred must be greater than 1.40x; and clauses (i) through (iii) outlined in the paragraph above.

Partial Release. Following the lockout period, the borrower is permitted to partially release any constituent properties in connection with a partial defeasance, subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) partial defeasance of 125% of the released property’s allocated loan balance; (iii) the loan-to-value with respect to the remaining properties will be no greater than the lesser of 64.9% and the loan-to-value immediately prior to the release; (iv) the amortizing debt service coverage ratio (based on a 30-year amortization period) with respect to the remaining properties will be no less than the greater of the debt service coverage ratio at loan closing and the amortizing debt service coverage ratio immediately prior to the release; and (v) if required by the lender, receipt of rating agency confirmation from Fitch, KBRA and Moody’s that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

Real Estate Substitution. The borrower may obtain a release of any individual WPC Self Storage Portfolio VII Properties from the lien of the mortgage in connection with a substitution of a different property subject to the satisfaction of certain conditions, including without limitation (i) no event of default has occurred and is continuing; (ii) the substituted property must have a current appraised value equal to or greater than that of the released property, and the loan-to-value of the properties remaining following the substitution must be no greater than the lesser of 64.9% and the loan-to-value immediately prior to the substitution; (iii) the substituted property shall be equal or superior to that of the release property as to physical condition, building use and quality, lease terms favorable to the borrower and market attributes as determined by the lender; (iv) the substituted property must have a debt service coverage ratio equal to or greater than the released property, and the trailing 12-month amortizing debt service coverage ratio for the properties remaining following the substitution must be no less than the greater of the debt service coverage ratio at loan closing and the debt service coverage ratio prior to the substitution; (v) the lender receives a legal opinion that the substitution satisfies REMIC requirements; and (vi) the lender receives rating agency confirmation from Fitch, KBRA and Moody’s that the substitution will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the WPC Self Storage Portfolio VII Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the WPC Self Storage Portfolio VII Properties during the loan term. At the time of loan closing, the WPC Self Storage Portfolio Properties had insurance coverage for windstorm.

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A-3-34

QUEENS’ MARKETPLACE

A-3-35

QUEENS’ MARKETPLACE

A-3-36

QUEENS’ MARKETPLACE

Samuel M. Spencer Beach Park
270
Kawaihae Rd.
19
Hilo 60 miles
Waikui
Mau'umae Beach
Mauna Kea Beach Hotel
Queen Ka'ahumanu Hwy.
Mauna Kea Golf Course
Waialea Bay
Hapuna Beach State Recr. Area
Pacific Ocean
Beach 69
Puako Bay
Puako Beach Dr.
Puako
The Fairmont Orchid
KaMilo at Mauna Lani Resort
Mauna Lani Bay Hotel & Bungalows
Hoohana St.
Makaiwa Bay
Kalahuipua'a Historic Park
The Shops at Mauna Lani
Mauna Lani Point
Mauna Lani Dr.
Kaniku Dr.
Honokaope Bay
WAIKOLOA
LAVA FLOW
Francis H. I'i Brown Golf Course
Buddha Point
Waikoloa Beach Resort Golf
Waikoloa Village Golf Club
Paniolo Greens Resort
Waikoloa Village Market
Waiulua Bay
Hilton Waikoloa Village
Waikoloa Beach Dr.
Kolea at Waikoloa Beach Resort
Waikoloa Rd.
Anaehoomalu Bay
Waikoloa Beach Marriott Resort & Spa
Queens' MarketPlace
69-201 Waikoloa Beach Drive
Waikoloa, HI 96738
Island of Hawaii
HAWAII COUNTY
Kona Intl. Airport 12 miles
Kauai
Kapaa
Lihue
Poipu
Niihau
Oahu
Kaneohe
HONOLULU
Molokai
Lahaina
Kahului
Lanai
Maui
Wailea
Waimea
Waikoloa
Kailua
Hawaii
Hilo
Pacific Ocean

A-3-37

No. 5 – Queens’ MarketPlace

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$35,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$35,000,000			Location:	Waikoloa, HI
% of Initial Pool Balance:	3.0%			Size:	130,925 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$267.33
Borrower Name:	Queens’ Market, LLC			Year Built/Renovated:	2007/NAP
Sponsors:	Waikoloa Development Co.; Seligman & Associates, Inc.			Title Vesting:	Fee
Mortgage Rate:	4.130%			Property Manager:	Self-managed
Note Date:	May 21, 2015			3rd Most Recent Occupancy (As of)(3):	57.2% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(3):	62.3% (12/31/2013)
Maturity Date:	June 11, 2025			Most Recent Occupancy (As of)(3):	66.9% (12/31/2014)
IO Period:	120 months			Current Occupancy (As of)(3):	66.1% (4/3/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of)(4):	$2,617,691 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(4):	$3,166,454 (12/31/2014)
Call Protection:	L(24),D(91),O(5)			Most Recent NOI (As of):	$3,156,655 (TTM 2/28/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt(1):	Yes			U/W Revenues:	$7,144,696
Additional Debt Type(1):	Future Mezzanine			U/W Expenses:	$3,841,397
				U/W NOI:	$3,303,299
Escrows and Reserves(2):				U/W NCF:	$3,083,595
				U/W NOI DSCR:	2.25x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	2.10x
Taxes	$144,205(2)	$28,841(2)	NAP	U/W NOI Debt Yield:	9.4%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	8.8%
Replacement Reserves	$0	$1,637	NAP	As-Is Appraised Value:	$55,500,000
TI/LC Reserve	$0	$9,275(2)	$334,000(2)	As-Is Appraisal Valuation Date:	April 1, 2015
Rent Concession Reserve	$164,280	$0	NAP	Cut-off Date LTV Ratio:	63.1%
Outstanding TI/LC Reserve	$688,807	$0	NAP	LTV Ratio at Maturity or ARD:	63.1%

(1)	See “Subordinate and Mezzanine Indebtedness” section.
(2)	See “Escrows” section.
(3)	Historical and Current Occupancy excludes 14,205 square feet (10.8% of net rentable area) leased to a borrower-related entity through April 2021, which is currently vacant. Inclusive of the borrower-related lease, Current Occupancy was 77.0% as of April 3, 2015. See “The Property” and “Cash Flow Analysis” sections.
(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Queens’ MarketPlace Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Waikoloa, Hawaii (the “Queens’ MarketPlace Property”). The Queens’ MarketPlace Mortgage Loan was originated on May 21, 2015 by Wells Fargo Bank, National Association. The Queens’ MarketPlace Mortgage Loan had an original principal balance of $35,000,000, has an outstanding principal balance as of the Cut-off Date of $35,000,000 and accrues interest at an interest rate of 4.130% per annum. The Queens’ MarketPlace Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments through the term of the Queens’ MarketPlace Mortgage Loan. The Queens’ MarketPlace Mortgage Loan matures on June 11, 2025.

Following the lockout period, the borrower has the right to defease the Queens’ MarketPlace Mortgage Loan in whole, but not in part, on any date before February 11, 2025. In addition, the Queens’ MarketPlace Mortgage Loan is prepayable without penalty on or after February 11, 2025.

A-3-38

QUEENS’ MARKETPLACE

Sources and Uses

Sources			Uses
Original loan amount	$35,000,000	100.0%	Loan payoff	$18,997,437	54.3%
			Reserves	997,292	2.8
			Closing costs	223,202	0.6
			Return of equity	14,782,069	42.2
Total Sources	$35,000,000	100.0%	Total Uses	$35,000,000	100.0%

The Property. The Queens’ MarketPlace Property comprises a two-story, open-air shopping center totaling 130,925 square feet of rentable area that was constructed in 2007 on 29.2-acres and is located in Waikoloa, Hawaii (on “The Big Island” of Hawaii). The Queens’ MarketPlace Property is located along the Kohala Coast on the west side of The Big Island, within the Waikoloa Beach Resort, approximately 18.0 miles northwest of the Kona International Airport. The Waikoloa Beach Resort is a 1,150-acre resort community that has over 3,400 hotel rooms and luxury residential units. The Queens’ MarketPlace Property features a plaza area with a gazebo, exterior dining patios, seating areas throughout, a Koi pond and fountain with a bridge, and tropical, landscaped areas. Further, the 10.8-acre, 5,000-seat, open-air Waikoloa Bowl amphitheater was completed in 2008 and is part of the collateral for the Queens’ MarketPlace Mortgage Loan (however no income or value was attributed to this parcel or improvements – see “Free Release” section). The Waikoloa Bowl presents local Hawaiian music concerts, hula shows and big name bands and artists that provide a significant draw to the Queens’ MarketPlace Property.

The Queens’ MarketPlace Property features 10 buildings and was originally developed by the borrower in 2007 at an estimated cost of $66.4 million. As a result of the economic downturn, a portion of the initial construction loan for the Queens’ MarketPlace Property was forgiven, resulting in a discounted payoff. See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus. The Queens’ MarketPlace Property is anchored by Island Gourmet Markets (18.0% of net rentable area), a Hawaiian-based grocery store offering fresh local and organic produce, seafood and numerous other offerings. Island Gourmet Markets generated sales of approximately $22.2 million ($938 per square foot) as of the trailing 12-month period ending February 2015, a 4.2% increase over 2013 levels. The remainder of the in-line tenancy is comprised of three restaurants and national and local retailers. Reporting in-line tenants (totaling 41.7% of net rentable area) generated sales of approximately $32.4 million as of the trailing 12-month period ending February 2015, or $593 per square foot. Including Island Gourmet Markets, the Queens’ MarketPlace Property generated total sales of approximately $54.6 million, or $697 per square foot as of the trailing-twelve months February 2015. The Queens’ MarketPlace Property contains 553 surface parking spaces, resulting in a parking ratio of 4.2 spaces per 1,000 square feet of rentable area. The Queens’ MarketPlace Property features 14,205 square feet (10.8% of net rentable area) of space referred to as “The Studio”, which is leased to a borrower related entity through April 2021, and base rent and reimbursements are not required to be paid. The space was originally intended to be a museum/studio space for music, film and the cultural arts, but with the onset of the recession as construction at the Queens’ MarketPlace Property was completed, the space was never built out. The Studio is currently used for additional storage and as a staging area for special events. Underwriting does not include any rent or reimbursements for this space; however there is a letter of intent from a theater tenant to lease 9,761 square feet of The Studio space (see “Cash Flow Analysis” section). As of April 3, 2015, the Queens’ MarketPlace Property was 66.1% occupied (and 77.0% leased including The Studio) by 47 tenants.

A-3-39

QUEENS’ MARKETPLACE

The following table presents certain information relating to the tenancy at the Queens’ MarketPlace Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Sales PSF	Occupancy Cost(2)	Lease Expiration Date

Anchor Tenant
Island Gourmet Markets	NR/NR/NR	23,627	18.0%	$33.38	$788,761	19.9%	$938	7.8%	4/30/2021(3)
Total Anchor Tenant		23,627	18.0%	$33.38	$788,761	19.9%

Major Tenants
Sansei Seafood	NR/NR/NR	6,263	4.8%	$72.60	$454,694	11.4%	$572	13.0%	4/30/2018(4)
Quiksilver	NR/NR/NR	4,392	3.4%	$82.75	$363,456	9.1%	$384	29.1%	4/30/2021
Romano’s Macaroni Grill	NR/NR/NR	6,196	4.7%	$32.52	$201,467	5.1%	$724	6.7%	11/30/2018
Daylight Mind Cafe(5)	NR/NR/NR	3,079	2.4%	$48.00	$147,792	3.7%	NAV	NAV	12/31/2025
Lemongrass Express Bistro	NR/NR/NR	817	0.6%	$140.24	$114,577	2.9%	$1,112	13.0%	1/31/2018
Total Major Tenants		20,747	15.8%	$61.79	$1,281,986	32.3%

Non-Major Tenants(6)		42,231	32.3%	$45.05(6)	$1,902,707	47.9%

Occupied Collateral Total(6)		86,605	66.1%	$45.88(6)	$3,973,454	100.0%

Vacant Space(7)		44,320	33.9%

Collateral Total		130,925	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent bumps through January 2016 totaling $108,912.
(2)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending February 28, 2015.
(3)	Island Gourmet Markets has one, 10-year lease renewal option.
(4)	Sansei Seafood has the right to terminate its lease in the event gross sales are less than $3,000,000 during the 12-month period ending October 2016. Current gross sales for Sansei Seafood are $3.6 million.
(5)	Daylight Mind Cafe is currently building out its space and is not yet in occupancy or paying rent. The estimated opening date and rent commencement date is October 2015. A reserve has been taken for all gap rent and outstanding tenant improvement and leasing commission obligations.
(6)	The Non-Major Tenants and the Occupied Collateral Total square footage includes 7,780 square feet of occupied space for which no rent was underwritten, as three of the tenants pay percentage rent in-lieu of base rent and one space is utilized as storage space. Excluding this space, the Non-Major Tenant Annual U/W Base Rent PSF and Occupied Collateral Total Annual U/W Base Rent PSF are $52.23 and $50.41, respectively.
(7)	Vacant space includes The Studio, a 14,205 square foot (10.8% of net rentable area) space leased to a borrower-related entity through April 2021, which is currently unoccupied. See “The Property” and “Cash Flow Analysis” sections.

The following table presents certain information relating to the historical sales and occupancy costs at the Queens’ MarketPlace Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2013	2014	TTM 2/28/2015	Current Occupancy Cost
Island Gourmet Markets	$901	$940	$938	7.8%

Total Comparable In-line	$589	$599	$595	17.0%

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower. Tenants who are not required to report sales or have not reported sales for all three reporting periods have been excluded from the chart above. Current Occupancy Cost is based on sales for the trailing 12-month period ending February 2015.

A-3-40

QUEENS’ MARKETPLACE

The following table presents certain information relating to the lease rollover schedule at the Queens’ MarketPlace Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	3	2,872	2.2%	2,872	2.2%	$39,666	$13.81
2015	2	1,840	1.4%	4,712	3.6%	$87,360	$47.48
2016	6	5,965	4.6%	10,677	8.2%	$308,329	$51.69
2017	17	14,791	11.3%	25,468	19.5%	$985,717	$66.64
2018	9(4)	22,523	17.2%	47,991	36.7%	$983,596	$43.67
2019	3	2,114	1.6%	50,105	38.3%	$121,964	$57.69
2020	1	1,610	1.2%	51,715	39.5%	$73,973	$45.95
2021	3(4)	29,233	22.3%	80,948	61.8%	$1,225,057	$41.91
2022	0	0	0.0%	80,948	61.8%	$0	$0.00
2023	1(4)	1,213	0.9%	82,161	62.8%	$0	$0.00
2024	1(4)	1,365	1.0%	83,526	63.8%	$0	$0.00
2025	1	3,079	2.4%	86,605	66.1%	$147,792	$48.00
Thereafter	0	0	0.0%	86,605	66.1%	$0	$0.00
Vacant(5)	0	44,320	33.9%	130,925	100.0%	$0	$0.00
Total/Weighted Average	47	130,925	100.0%			$3,973,454	$45.88(6)

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent PSF excludes vacant space.
(4)	Includes expiring tenants who pay percentage rent in-lieu of base rent.
(5)	Vacant space includes The Studio, the 14,205 square feet (10.8% of net rentable area) space leased to the borrower through April 2021 but currently unoccupied. See “The Property” and “Cash Flow Analysis” sections.
(6)	The Total/Weighted Average Annual U/W Base Rent PSF includes 7,780 square feet of occupied space for which no rent was underwritten, as three of the tenants pay percentage rent in-lieu of base rent and one is storage space. Excluding this space, the Total/Weighted Average Annual U/W Base Rent PSF is $50.41.

The following table presents historical occupancy percentages at the Queens’ MarketPlace Property:

Historical Occupancy(1)

12/31/2012(2)	12/31/2013(2)	12/31/2014(2)	4/3/2015(3)
57.2%	62.3%	66.9%	66.1%

(1)	Historical and Current Occupancy excludes The Studio (14,205 square feet; 10.8% of net rentable area) leased to a borrower-related entity through April 2021, which is currently vacant. See “The Property” and “Cash Flow Analysis” sections.
(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll. The Queens’ MarketPlace Property was 77.0% leased including The Studio as of April 3, 2015.

A-3-41

QUEENS’ MARKETPLACE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Queens’ MarketPlace Property:

Cash Flow Analysis

	2012(1)	2013(1)	2014(1)	TTM 2/28/2015	U/W(2)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,301,326	$3,427,253	$3,834,955	$3,884,622	$3,973,454(3)	55.6%	$30.35
Grossed Up Vacant Space	0	0	0	0	1,377,897	19.3	10.52
Percentage Rent	286,415	423,748	561,947	544,965	446,841	6.3	3.41
Total Reimbursables	1,944,535	2,211,575	2,534,310	2,573,133	2,696,160	37.7	20.59
Other Income	294,320	309,318	266,635	270,728	28,241	0.4	0.22
Less Vacancy & Credit Loss	0	17,150	(232,759)(4)	(232,759)(4)	(1,377,897)(5)	(19.3)	(10.52)
Effective Gross Income	$5,826,596	$6,389,044	$6,965,088	$7,040,689	$7,144,696	100.0%	$54.57

Total Operating Expenses	$3,617,818	$3,771,353	$3,798,634	$3,884,034	$3,841,397	53.8%	$29.34

Net Operating Income	$2,208,778	$2,617,691	$3,166,454	$3,156,655	$3,303,299	46.2%	$25.23
TI/LC	0	0	0	0	193,519	2.7	1.48
Capital Expenditures	0	0	0	0	26,185	0.4	0.20
Net Cash Flow	$2,208,778	$2,617,691	$3,166,454	$3,156,655	$3,083,595	43.2%	$23.55

NOI DSCR	1.50x	1.78x	2.15x	2.15x	2.25x
NCF DSCR	1.50x	1.78x	2.15x	2.15x	2.10x
NOI DY	6.3%	7.5%	9.0%	9.0%	9.4%
NCF DY	6.3%	7.5%	9.0%	9.0%	8.8%

(1)	The increase in Effective Gross Income and Net Operating Income from 2012 through 2014 was due to continued new leasing activity as the Queens’ MarketPlace Property stabilized after the recession.
(2)	The Queens’ MarketPlace Property features 14,205 square feet (10.8% of net rentable area) of space referred to as “The Studio”, which is leased to a borrower-related entity through April 2021, and base rent and reimbursements are not required to be paid and, therefore, were not underwritten. There is an executed letter of intent (“LOI”) from a theater tenant to lease most of The Studio space (9,761 square feet; 7.4% of net rentable area). Also, there is an LOI from Long’s Drugs to lease 10,400 square feet (7.9% of net rentable area). If both of these LOIs ultimately become signed leases, occupancy will increase to 81.5% and the NCF DSCR and DY will increase to 2.64x and 11.1%, respectively.
(3)	U/W Base Rent includes contractual rent steps through January 2016 totaling $108,912.
(4)	Historical Vacancy and Credit Loss represents bad debt expenses related to two delinquent tenants that have been marked as vacant in the underwritten net cash flow.
(5)	The underwritten economic vacancy is 25.7%. The Queens’ MarketPlace Property was 77.0% leased and 66.1% physically occupied as of April 3, 2015.

Appraisal. As of the appraisal valuation date of April 1, 2015, the Queens’ MarketPlace Property had an “as-is” appraised value of $55,500,000. Also, the appraiser concluded to an “as-stabilized” value of $67,400,000 as of July 1, 2017 assuming a 94.0% occupancy.

Environmental Matters. According to a Phase I environmental assessment dated April 3, 2015, there was no evidence of any recognized environmental conditions at the Queens’ MarketPlace Property.

Market Overview and Competition. The Queens’ MarketPlace Property is located in Waikoloa, Hawaii, also known as “The Big Island”, along the Kohala Coast within the Waikoloa Beach Resort. The Queens’ MarketPlace Property is located approximately 18.0 miles northwest of the Kona International Airport, the only airport on The Big Island. The Waikoloa Beach Resort is a 1,150 acre resort community with over 3,400 hotel rooms and luxury residential units, including the Hilton Waikoloa Village and the Marriott Waikoloa Beach Resort & Spa, which make up 1,796 hotel rooms combined. The Waikoloa Beach Resort generated approximately 2.1 million annual visitor days in 2014. Amenities within the resort include 36 holes of championship golf, two full-service spas, a day spa, an interactive dolphin program, ocean sports and a variety of restaurants, boutiques and galleries. In addition to the Queens’ MarketPlace Property, the Waikoloa Beach Resort features the complimentary retail center King’s Shops (located directly northwest across Waikoloa Beach Drive), which offers a collection of luxury brand stores such as Louis Vuitton, Tiffany & Co., Coach, Tommy Bahama and Michael Kors along with high-end boutique stores, fine art galleries and a Macy’s. As of the trailing 12-month period ending July 2014, 28 in-line tenants at King’s Shops reported $35.1 million in sales ($750 per square foot), resulting in a weighted average occupancy cost of 13.8%. In addition to the Waikoloa Beach Resort, the Kohala Coast is home to several luxury resorts including The Fairmont Orchid, the Four Seasons Hualalai at Historic Ka’upulehu, Mauna Kea Beach Hotel and the Mauna Lani Bay Hotel within Mauna Lani Resort. Due to the lack of available developable sites, deed restrictions, high construction costs and the rugged terrain of the volcanic islands along the Kohala Coast, there are significant barriers to entry and limited opportunities for new development in the immediate area.

The Big Island was ranked fourth on a major travel publication’s list of World’s Best/Top Islands, and was ranked eighth on another travel publication’s “Destination on the Rise” in the United States. The Big Island attracts the third most tourists of the Hawaiian Islands, with an estimated 1.5 million visitors spending approximately $1.9 billion in 2014, a 5.6% increase over spending in 2013. The number of airline seats traveling to Kona also increased by 11.7% from 2013 to 686,553. According to a third-party market research report, the Queens’ MarketPlace Property is located within the Hawaii County submarket, which covers most of The Big Island, within the Hawaii retail market. As of fourth quarter 2014, the Hawaii county submarket reported a total inventory of 15.3 million square feet (10.8% of the total state inventory) with a 3.9% vacancy rate. The Hawaii County submarket has averaged a 3.9% vacancy rate since 2007. As of fourth quarter 2014, the Hawaii County submarket had an average asking rental rate of $25.32 per square foot, triple-net, up 11.6% from the prior year. The appraiser concluded to the following market rents for select spaces at the Queens’ MarketPlace Property, all on a triple-net basis: $39.00 per square foot for the grocery anchor; $48.00 per square foot for large restaurant space; $60.00 per square foot for shop space less than 1,000 square feet and $42.00 per square foot for shop space greater than 1,000 square feet.

A-3-42

QUEENS’ MARKETPLACE

The following table presents certain information relating to some comparable retail properties for the Queens’ MarketPlace Property:

Competitive Set(1)

	Queens’ MarketPlace (Subject)	The King’s Shops	Shops at Mauna Kani	Waikoloa Highlands	Waimea Center	Parker Ranch
Location	Waikoloa, HI	Waikoloa, HI	Mauna Lani, HI	Waikoloa Village, HI	Kamuela, HI	Kamuela, HI
Distance from Subject	--	0.3 miles	4.1 miles	7.1 miles	19.8 miles	19.6 miles
Property Type	Community Center	Neighborhood Center	Specialty Center	Neighborhood Center	Neighborhood Center	Neighborhood Center
Year Built/Renovated	2007/NAP	1991/2001	2005-2007/NAP	1990/NAP	1989/NAP	1968/2008
Significant Tenants	Island Gourmet Markets, Romano’s Macaroni Grill, Sansei Seafood	Macy’s, Roys	Foodland Farms, Tommy Bahamas, Ruth’s Chris Steakhouse	Waikoloa Village Market	KTA Superstore	Foodland
Total GLA	130,925 SF	75,000 SF	77,800 SF	73,524 SF	73,345 SF	150,549 SF
Total Occupancy	66%(2)	99%	94%	75%	100%	85%

(1)	Information obtained from the appraisal.
(2)	The Queens’ MarketPlace Property was 66.1% occupied (and 77.0% leased including The Studio) as of April 3, 2015.

The Borrower. The borrower is Queens’ Market, LLC a Nevada limited liability company which is a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Queens’ MarketPlace Mortgage Loan. Waikoloa Development Co. and Seligman & Associates, Inc. are the guarantors of certain nonrecourse carveouts under the Queens’ MarketPlace Mortgage Loan.

The Sponsors. The sponsors are Waikoloa Development Co. and Seligman & Associates, Inc. Waikoloa Development Co. is the successor a partnership between Transcontinental Corporation of Santa Barbara and the Bass family, the original master developers of Waikoloa (including the Waikoloa Beach Resort). The four Bass brothers - Sid, Edward, Robert and Lee - control the family’s investments and Robert started an investment company called Oak Hill in the early 1990s, which now has more than $35.0 billion in assets under management. Transcontinental Corporation is a privately held company headquartered in Santa Barbara, California. Some of its better known projects include Lake Las Vegas, a 3,600-acre resort near Las Vegas, Nevada; McCormick Ranch, a 3,100-acre master-planned community in Scottsdale, Arizona; Lake Arrowhead, a large project near Los Angeles; and Las Campanas, a 4,700-acre community in Santa Fe, New Mexico. The Bass brothers and Transcontinental Corporation disclosed one prior bankruptcy, one loan default and one lawsuit with a prior lender. See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Scott Seligman is the chairman and chief executive officer of Seligman & Associates, Inc (“Seligman & Associates”), a real estate owner and operator of commercial and residential properties throughout the western United States, with a primary focus in Hawaii, Michigan, California, Nevada, Texas and Arizona. Currently, Seligman & Associates owns (directly or indirectly) 1.0 million square feet of retail, 2.0 million square feet of office and 817 multifamily units. Seligman & Associates also owns the adjacent King’s Shops and Queen Ka’ahumanu Center in Kahului on Maui, among other retail properties. Seligman & Associates and Scott Seligman disclosed two prior deed-in-lieu foreclosures, two prior loan modifications and one prior bankruptcy (over 30 years ago). See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The loan documents provide for upfront reserves of $144,205 for taxes, $164,280 for rent concessions for Daylight Mind Cafe and $688,807 for outstanding tenant improvements and leasing commissions (“TI/LCs”) ($533,947 for Daylight Mind Cafe and $154,860 for Quiksilver). Ongoing monthly reserves are required in an amount equal to $28,841 for taxes (during any period in which the net cash flow debt yield is less than 9.0%), $1,637 for replacement reserves and $9,275 for general TI/LCs (subject to a cap of $334,000, with the following variations: (i) if the amortizing debt service coverage ratio (based on a hypothetical 30-year amortizing schedule) is between 1.20x and 1.75x, the monthly TI/LC deposit will increase to $16,365, provided that the amount then on deposit in the TI/LC reserve is less than a cap of $1.2 million and (ii) if the amortizing debt service coverage ratio is less than 1.20x, the monthly TI/LC deposit will be $16,365 with no cap). The loan documents do not require monthly escrows for insurance provided that (i) no event of default has occurred and is continuing; (ii) the Queens’ MarketPlace Property is insured via an acceptable blanket insurance policy; (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of the insurance premiums when due; and (iv) the net cash flow debt yield is greater than 9.0%.

Lockbox and Cash Management. Upon the occurrence of a Deposit Account Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and cause all rents to be deposited directly into such lockbox account. During a Deposit Account Event Period, and prior to a Cash Trap Event Period (as defined below), funds on deposit in the lockbox account are distributed to the borrower. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled subaccount on a monthly basis.

A “Deposit Account Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the amortizing debt service coverage ratio falling below 1.15x at the end of any calendar month. A Deposit Account Event Period will expire with regard to clause (i), upon the cure of such event of default. There is no cure for a Deposit Account Event Period arising under clause (ii) above.

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QUEENS’ MARKETPLACE

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the amortizing debt service coverage ratio falling below 1.10x. A Cash Trap Event Period will expire with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the date that the amortizing debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

Property Management. The Queens’ MarketPlace Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Queens’ MarketPlace Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration such transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

Partial Release. Not permitted.

Free Release. The borrower is permitted to obtain the release of the parcel improved with the Waikoloa Bowl from the lien of the mortgage, subject to the satisfaction of certain conditions contained in the loan agreement, including but not limited to (i) evidence that the release parcel has been legally subdivided and that the remaining Queens’ MarketPlace Property will constitute one or more separate legal tax lot(s); (ii) evidence that the remaining Queens’ MarketPlace Property will be in compliance with all applicable legal and zoning requirements; and (iii) the loan to value ratio for the remaining Queens’ MarketPlace is in compliance with all REMIC requirements. No value was attributed to this parcel in the appraisal.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Provided no event of default has occurred and is continuing, a direct or indirect owner of the borrower has the right to incur mezzanine financing subject to the satisfaction of certain conditions, including but not limited to (i) the execution of an intercreditor agreement in form and substance acceptable to the lender and each of Fitch, KBRA and Moody’s; (ii) the combined loan-to-value ratio is not greater than 75.0%; (iii) the combined net cash flow debt yield is not less than 7.5%; (iv) the borrower will establish a hard lockbox and direct all tenants to make rental payments directly into the lockbox account and (v) the lender receives rating agency confirmation from Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Queens’ MarketPlace Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance. A seismic report dated April 4, 2015 determined that the probable maximum loss at the Queens’ MarketPlace Property was 6.0%. Earthquake insurance is not required.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Queens’ MarketPlace Property during the loan term. At the time of loan closing, the Queens’ MarketPlace Property had insurance coverage for windstorm.

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EL SOL BRILLANTE AND LAGUNA DEL SOL APARTMENTS

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EL SOL BRILLANTE AND LAGUNA DEL SOL APARTMENTS

El Sol Brillante and Laguna Del Sol Apartments
1 Laguna Del Sol Apartments Houston, TX
2 El Sol Brillante Apartments Houston, TX
HOUSTON
Katy
Katy Frwy
Katy Mills
Cinco Ranch
LaCenterra at Cinco Ranch
Great Southwest Equestrian Ctr.
George Bush Park
Mission Bend
Four Corners
FORT BEND COUNTY
HARRIS COUNTY
Sugar Land
Sugar Land Regional Airport
Stafford
Meadows Place
Alief
Sharpstown
Braeburn
Gulfton
Bellaire
Uptown
Westchase
Westside
Energy Corridor
Northwest Houston
Copperfield
Jersey Village
North Houston
Fairbanks
Hilshire Village
Bunker Hill Village
Hunters Creek Village
Piney Point Village
Southwest Houston
Fondren Gardens
Pecan Grove
Richmond
New Territory
West Houston Airport
Bear Creek Park
Bear Creek GC
Houston National Golf Club
North Cypress Medical Center
Sam Houston Race Park
Willowbrook Mall
George Bush Intctl. Airport 12 miles
Downtown Houston 10 miles
Westpark Tollway
Grand Pkwy
Sam Houston Pkwy
Bellaire Blvd
Westheimer Rd
Westpark Dr
Briar Forest Dr
Memorial Dr
Clay Rd
Morton Rd
Tidwell Rd
Little York Rd
Spencer Rd
West Rd
NW Frwy
SW Frwy
Addicks-Howell Rd
Eldridge Pkwy
Dairy Ashford St
Kirkwood Rd
Wilcrest Dr
Gessner Dr
Beechnut St
Bissonnet St
Canal Rd
Harlem Rd
Mason Rd
Fry Rd
Peek Rd
Westgreen Blvd
Kingsland Blvd
Franz Rd
Westchase Shopping Center
West Oaks Mall
Memorial City Mall
City Centre
PlazAmericas Shopping Ctr.
Houston Baptist University
Texas Children's Hospital-West Campus
Houston Comm. College - Katy Campus
Crossing at Fry Road
Shops at Bella Terra
The Fountains Shopping Ctr.
Sugar Land Town Square
First Colony Commons
First Colony Mall
The Market at Town Center
Meadow Brook Golf Course
Club at Falcon Point
Pine Crest Country Club
Braeburn Country Club
Houstonian Country Club
Pecan Grove Country Club
Willowisp Country Club
George Park

A-3-47

No. 6 – El Sol Brillante and Laguna Del Sol Apartments

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$28,750,000			Specific Property Type:	Garden
Cut-off Date Principal Balance:	$28,750,000			Location:	Houston, TX
% of Initial Pool Balance:	2.4%			Size:	792 Units
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit:	$36,301
Borrower Names(1):	Various			Year Built/Renovated:	Various – See Table
Sponsor:	Arun Verma			Title Vesting:	Fee
Mortgage Rate:	4.300%			Property Manager:	Self-managed
Note Date:	April 30, 2015			3rd Most Recent Occupancy (As of)(4):	46.9% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(4):	68.5% (12/31/2013)
Maturity Date:	May 6, 2025			Most Recent Occupancy (As of)(4):	88.2% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of)(5):	93.7% Various
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(6):	$961,437 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(6):	$2,818,454 (12/31/2014)
Call Protection:	L(24), GRTR 1% or YM(92), O(4)			Most Recent NOI (As of):	$3,243,404 (TTM 3/31/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt(2):	Yes			U/W Revenues:	$6,319,448
Additional Debt Type(2):	Future Mezzanine			U/W Expenses:	$3,240,610
				U/W NOI:	$3,078,838
				U/W NCF:	$2,868,574
Escrows and Reserves(3):				U/W NOI DSCR:	1.80x
				U/W NCF DSCR:	1.68x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.7%
Taxes	$142,305	$27,106	NAP	U/W NCF Debt Yield:	10.0%
Insurance	$83,405	$26,478	NAP	As-Is Appraised Value:	$39,310,000
Replacement Reserves	$0	$17,522	NAP	As-Is Appraisal Valuation Date:	April 7, 2015
Deferred Maintenance	$34,300	$0	NAP	Cut-off Date LTV Ratio:	73.1%
Existing Casualty Reserve	$854,695	$0	NAP	LTV Ratio at Maturity or ARD:	66.7%

(1)	See “Borrowers” section.
(2)	See “Subordinate and Mezzanine Indebtedness” section.
(3)	See “Escrows” section.
(4)	See “Historical Occupancy” section.
(5)	The Current Occupancy for the El Sol Brillante Property is as of April 23, 2015 and for the Laguna Del Sol Property is as of April 22, 2015.
(6)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “El Sol Brillante and Laguna Del Sol Apartments Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering two garden-style multifamily properties located in Houston, Texas (the “El Sol Brillante and Laguna Del Sol Apartments Properties”). The El Sol Brillante and Laguna Del Sol Apartments Mortgage Loan was originated on April 30, 2015 by Rialto Mortgage Finance, LLC. The El Sol Brillante and Laguna Del Sol Apartments Mortgage Loan had an original principal balance of $28,750,000, has an outstanding principal balance as of the Cut-off Date of $28,750,000 and accrues interest at an interest rate of 4.300% per annum. The El Sol Brillante and Laguna Del Sol Apartments Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The El Sol Brillante and Laguna Del Sol Apartments Mortgage Loan matures on May 6, 2025.

Following the lockout period, the borrowers have the right to prepay the El Sol Brillante and Laguna Del Sol Apartments Mortgage Loan in whole, but not in part, provided that the borrowers pay the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid, on any date prior to February 6, 2025. In addition, the El Sol Brillante and Laguna Del Sol Apartments Mortgage Loan is prepayable without penalty on or after February 6, 2025.

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EL SOL BRILLANTE AND LAGUNA DEL SOL APARTMENTS

Sources and Uses

Sources			Uses
Original loan amount	$28,750,000	75.3%	Purchase price	$36,800,000	96.4%
Sponsor's new cash contribution	$9,435,524	24.7	Reserves	1,114,705	2.9
			Closing costs	270,819	0.7
Total Sources	$38,185,524	100.0%	Total Uses	$38,185,524	100.0%

The Property. The El Sol Brillante and Laguna Del Sol Apartments Properties consist of two garden-style multifamily properties (the “El Sol Brillante Property” and the “Laguna Del Sol Property”, respectively) totaling 792 units and situated on approximately 23.0 acres in Houston, Texas. The El Sol Brillante and Laguna Del Sol Apartments Properties are located adjacent to one another along Sierra Blanca Drive in Houston, Texas, approximately 20.1 miles west of the Houston central business district. As of April 2015, the El Sol Brillante and Laguna Del Sol Apartments Properties were 93.7% occupied.

The following table presents certain information relating to the El Sol Brillante and Laguna Del Sol Apartments Properties:

Property Name	Allocated Cut- off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Units	Appraised Value	Allocated LTV
Laguna Del Sol Apartments	$14,868,672	51.7%	91.8%	1983/2015	400	$20,330,000	73.1%
El Sol Brillante Apartments	$13,881,328	48.3%	95.7%	1981/2015	392	$18,980,000	73.1%
Total / Weighted Average	$28,750,000	100.0%	93.7%		792	$39,310,000	73.1%

Laguna Del Sol Apartments

The Laguna Del Sol Property is a 400-unit, garden-style apartment complex consisting of 35, two and three-story residential buildings. The improvements were constructed in 1983, renovated in 2015, and are situated on 11.5 acres. The Laguna Del Sol Property amenities include two outdoor swimming pools, a picnic area, a playground, a dog-park, and two laundry facilities. Unit amenities include electric ranges/ovens with vent-hood, garbage disposal, dishwasher, formica countertops, and vinyl tile flooring in the kitchen. All units include washer/dryer connections and a private patio or balcony area with an exterior storage room. The Laguna Del Sol Property has 627 surface parking spaces, reflecting a parking ratio of 1.6 spaces per unit. As of April 22, 2015, the Laguna Del Sol Property was 91.8% occupied.

El Sol Brillante Apartments

The El Sol Brillante Property is a 392-unit, garden-style apartment complex consisting of 33, two- and three-story residential buildings. The improvements were constructed in 1981, renovated in 2015, and are situated on 11.5 acres. The El Sol Brillante Property amenities include three outdoor swimming pools, a picnic area, a playground, a dog-park, and three laundry facilities. Unit amenities include electric ranges/ovens with vent-hood, garbage disposal, dishwasher, formica countertops, and vinyl tile flooring in the kitchen. All units include washer/dryer connections and a private patio or balcony area with an exterior storage room. The El Sol Brillante Property has 627 surface parking spaces, reflecting a parking ratio of 1.6 spaces per unit. As of April 23, 2015, the El Sol Brillante Property was 95.7% occupied.

The following table presents certain information relating to the unit mix of the El Sol Brillante and Laguna Del Sol Apartments Properties:

Apartment Unit Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average UW Monthly Rent per Unit
1 Bedroom/1 Bath (El Sol Brilliante)	244	30.8%	657	$640
2 Bedroom/1.5 Bath (El Sol Brillante)	60	7.6%	850	$820
2 Bedroom/2 Bath (El Sol Brillante)	88	11.1%	910	$852
1 Bedroom/1 Bath (Laguna Del Sol)	184	23.2%	643	$629
2 Bedroom/2 Bath (Laguna Del Sol)	192	24.2%	881	$831
3 Bedroom/2 Bath (Laguna Del Sol)	24	3.0%	1,133	$1,093
Total/Weighted Average	792	100.0%	765	$735
(1)	Information obtained from the underwritten rent roll.

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EL SOL BRILLANTE AND LAGUNA DEL SOL APARTMENTS

The following table presents historical occupancy percentages at the El Sol Brillante and Laguna Del Sol Apartments Properties:

Historical Occupancy

12/31/2012(1)(2)	12/31/2013(1)(2)	12/31/2014(1)(2)	Various(3)
46.9%	68.5%	88.2%	93.7%

(1)	Information obtained from the borrowers.
(2)	The El Sol Brillante and Laguna Del Sol Apartments Properties were purchased out of foreclosure by the prior owners in 2011. At the time, the properties had significant deferred maintenance issues with approximately 126 down units and occupancy was below 50.0%. According to the borrowers, the prior owners spent approximately $9.5 million between July 2011 and March 2015 to renovate the properties and bring all down units back online.
(3)	Information obtained from the underwritten rent roll. The Current Occupancy for the El Sol Brillante Property is as of April 23, 2015 and for the Laguna Del Sol Property is as of April 22, 2015.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the El Sol Brillante and Laguna Del Sol Apartments Properties:

Cash Flow Analysis

	2013(1)	2014(1)	TTM 3/31/2015(1)	U/W		% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$4,981,322	$5,856,376	$6,237,225	$6,528,372		103.3%	$8,243
Grossed Up Vacant Space	0	0	0	483,048		7.6	610
Concessions	(266,274)	(161,441)	(163,297)	(183,762)		(2.9)	(232)
Other Income	384,178	567,614	589,833	590,000		9.3	745
Less Vacancy & Credit Loss	(1,191,960)	(647,668)	(682,846)	(1,098,210	)(2)	(17.4)	(1,387)

Effective Gross Income	$3,907,266	$5,614,881	$5,980,915	$6,319,449		100.0%	$7,979

Total Operating Expenses	$2,945,829	$2,796,427	$2,737,511	$3,240,610		51.3%	$4,092

Net Operating Income	$961,437	$2,818,454	$3,243,404	$3,078,838		48.7%	$3,887
Capital Expenditures	0	0	0	210,264		3.3	265
Net Cash Flow	$961,437	$2,818,454	$3,243,404	$2,868,574		45.4%	$3,622

NOI DSCR	0.56x	1.65x	1.90x	1.80x
NCF DSCR	0.56x	1.65x	1.90x	1.68x
NOI DY	3.3%	9.8%	11.3%	10.7%
NCF DY	3.3%	9.8%	11.3%	10.0%

(1)	The El Sol Brillante and Laguna Del Sol Apartments Properties were purchased out of foreclosure by the prior owners in 2011. At the time, the properties had significant deferred maintenance issues with approximately 126 down units and occupancy was below 50.0%. According to the borrowers, the prior owners spent approximately $9.5 million between July 2011 and March 2015 to renovate the properties and bring all down units back online.
(2)	The underwritten economic vacancy is 18.3%. The El Sol Brillante and Laguna Del Sol Apartments Properties were 93.7% occupied as of April 2015.

Appraisal. As of the appraisal valuation date of April 7, 2015, the El Sol Brillante and Laguna Del Sol Apartments Properties had an aggregate “as-is” appraised value of $39,310,000.

Environmental Matters. According to a Phase I environmental assessment dated April 20, 2015, there was no evidence of any recognized environmental conditions at the El Sol Brillante and Laguna Del Sol Apartments Properties.

Market Overview and Competition. The El Sol Brillante and Laguna Del Sol Apartments Properties are located in Houston, Texas, approximately 20.1 miles west of the Houston central business district. Access is available from all parts of the Houston metropolitan area via the Sam Houston Tollway, the Katy Freeway, and the Westpark Tollway (located immediately north of the El Sol Brillante and Laguna Del Sol Apartments Properties). Westheimer Road, the primary local thoroughfare, is located north of Westpark Tollway, and essentially runs parallel to the Westpark Tollway, and the terminus is approximately 3.7 miles west of the El Sol Brillante and Laguna Del Sol Apartments Properties. There is a significant amount of retail development at the intersection of State Highway 6 and Bellaire Blvd, approximately half a mile southwest of the El Sol Brillante and Laguna Del Sol Apartments Properties, including H-E-B and Fiesta Mart supermarkets, Walgreens, NTB Tires & Battery, Chick-fil-A, Dollar General, and Family Dollar. Additionally, there is a Walmart Supercenter and a Home Depot approximately 1.5 miles north of the El Sol Brilliante-Laguna Del Sol Apartments Properties along State Highway 6. The West Houston Medical Center is located approximately 4.6 miles northeast of the El Sol Brillante and Laguna Del Sol Apartments Properties. The West Houston Medical Center has been providing healthcare to the West Houston community for 30 years, and the hospital recently added 95,000 square feet. George Bush Park is located approximately 5.8 miles northwest of the El Sol Brillante and Laguna Del Sol Apartments Properties. The George Bush Park is a 7,800-acre green space which includes recreational facilities such as a baseball field, dog-park, fishing areas, hiking and biking trail, picnic/barbecue areas, children’s playground, water features, soccer field, and wetland habitat. The 2015 estimated population within the one-, three- and five-mile radii of the El Sol Brillante and Laguna Del Sol Apartments Properties is 11,823, 171,381 and 380,922, respectively, and the estimated 2015 average household income within the same radii is $58,788, $67,388, and $73,692, respectively.

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EL SOL BRILLANTE AND LAGUNA DEL SOL APARTMENTS

According to a third party market research report the El Sol Brillante and Laguna Del Sol Apartments Properties are located in the Houston multifamily market and the Alief submarket. As of April 2015, the Houston multifamily market contained 594,243 units, with an 8.9% vacancy rate, and average monthly asking rent of $1.07 per square foot. As of April 2015, the Alief submarket contained 27,276 units, with a 6.2% vacancy rate, and average monthly asking rent of $0.92 per square foot.

The following table presents certain information relating to some comparable multifamily properties for the El Sol Brillante and Laguna Del Sol Apartments Properties:

Competitive Set(1)

	El Sol Brillante and Laguna Del Sol Apartments Properties (Subject)	Woodbridge Crossing	Cape Colony	Hawthorne	Fox Pointe	El Sol Del Rio	Windchase Hamlet
Location	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX
Distance to Subject	NAP	1.1 miles	2.1 miles	1.9 miles	1.4 miles	0.1 miles	2.8 miles
Property Type	Garden	Garden	Garden	Garden	Garden	Garden	Garden
Number of Units	792	384	132	312	488	424	200
Average Rent (per unit)
1BR	$629-$640	$590-$680	$830-$990	$745	$625-$750	$560-$750	$659-$799
2BR	$820-$852	$830-$870	$1,010-$1,109	$775-$900	$885	$810-$1,050	$829-$1,020
3BR	$1,093	$999-$1,099	NAP	$935	NAP	NAP	NAP
Total Occupancy	94%	91%	97%	97%	97%	96%	97%
(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrowers. The borrowers - Rama Elite, LLC, Rama North, LLC, and Rama York, LLC, each a Delaware limited liability company - are tenant-in-common borrowers with each individual entity structured as a single purpose entity with one independent director. Arun Verma is the guarantor of certain nonrecourse carveouts under the El Sol Brillante and Laguna Del Sol Apartments Mortgage Loan.

The Sponsor. The sponsor, Arun Verma, serves as the manager of the borrowers and has 28 years of real estate acquisition, development, rehabilitation and management experience. Mr. Verma was the founder, chairman and CEO of BVM Real Estate, Inc. for six years and chairman and CEO of BVM Group for 23 years. According to Mr. Verma’s real estate investment schedule, he maintains partnership equity interests of approximately $209.8 million in 12 multifamily projects and approximately 192,500 square feet of office space.

Escrows. The loan documents provide for upfront escrows in the amount of $142,305 for real estate taxes, $83,405 for insurance and $34,300 for deferred maintenance. The loan documents also provide for ongoing monthly reserves in the amount of $27,106 for real estate taxes, $26,478 for insurance, and $17,522 for replacement reserves. Additionally, in February 2015, building 58 (8 units) of the Laguna Del Sol Property had extensive fire damage. CENA Builders provided an estimate of $683,756 for the cost of the building reconstruction, which includes cost of labor, materials, equipment, supervision, insurance, permits and taxes. $854,695 (125% of the estimated cost) was escrowed up front to complete the reconstruction of the 8 units.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below) the borrowers are required to establish a lender-controlled lockbox account. The loan documents also require that all revenues received by the borrowers or the property manager, after a Cash Management Trigger Event, be deposited into the lockbox account within one business day of receipt. Other than during a Cash Sweep Event (as defined below), all excess funds on deposit are disbursed to the borrowers.

A “Cash Management Trigger Event” will commence upon the occurrence of (i) an event of default under the loan documents; or (ii) any bankruptcy action of any of the borrowers, the guarantor or the manager. A Cash Management Trigger Event will end with respect to clause (i), when such event of default has been cured, and with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed, among other conditions. With regards to a bankruptcy of the property manager, clause (ii) may also be cured by the borrowers replacing the manager with a qualified manager acceptable to the lender.

A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default under the loan documents; or (ii) any bankruptcy action of any of the borrowers, the guarantor, or the manager. A Cash Sweep Event will end with respect to clause (i), when such event of default has been cured, and with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed, among other conditions. With regards to a bankruptcy of the property manager, clause (ii) may also be cured by the borrowers replacing the manager with a qualified manager acceptable to the lender.

Property Management. The El Sol Brillante and Laguna Del Sol Apartments Properties are managed by an affiliate of the borrowers.

Assumption. The borrowers have the right to transfer the El Sol Brillante and Laguna Del Sol Apartments Properties 12 months after the origination date, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to, (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

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EL SOL BRILLANTE AND LAGUNA DEL SOL APARTMENTS

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Ground Lease. None

Subordinate and Mezzanine Indebtedness. Provided no event of default has occurred and is continuing, the borrowers have the right to incur mezzanine financing subject to the satisfaction of certain conditions, including but not limited to (i) the execution of an intercreditor agreement in form and substance acceptable to the lender and each of Fitch, KBRA and Moody’s; (ii) the combined loan-to-value is not greater than 73.5%; (iii) the combined amortizing debt service coverage ratio is not less than 1.30x (using a 30-year amortization schedule); and (iv) the lender receives rating agency confirmation from Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the El Sol Brillante and Laguna Del Sol Apartments Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the El Sol Brillante and Laguna Del Sol Apartments Properties during the loan term. At the time of loan closing, the El Sol Brillante and Laguna Del Sol Apartments Properties had insurance coverage for windstorm.

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COUNTRY CLUB CENTER

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COUNTRY CLUB CENTER

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COUNTRY CLUB CENTER

Country Club Center
19950 West Country Club Drive
Aventura, FL 33180
FORT LAUDERDALE
Fort Lauderdale/Hollywood Intl. Airport
John U. Lloyd Beach State Park
Dania Beach
West Lake Park
Topeekeegee Yugnee Park
HOLLYWOOD
BROWARD COUNTY
Memorial Regional Hospital
Hollywood Dog Track
Hallandale Beach
Gulfstream Park Race Track
Atlantic Ocean
Promenade Shops
Turnberry Isle Resort and Club
Aventura Mall
Aventura
PEMBROKE PINES
Miramar
Florida's Turnpike
Florida's Tpke. Homestead Ext.
Calder Race Course
SunLife Stadium
Miami Gardens
MIAMI-DADE COUNTY
North Miami Beach
Golden Glades
North Miami
Opa-Locka
Opa-Locka Airport
Amelia Earhart Park
Florida International University-Biscayne Bay Campus
Bal Harbour
Surfside
MIAMI BEACH
Miami Shores
North Shore Medical Ctr.
HIALEAH
Biscayne Bay
North Beach
MIAMI
Miami Intl. Airport 9 miles

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No. 7 – Country Club Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$27,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$27,000,000			Location:	Aventura, FL
% of Initial Pool Balance:	2.3%			Size:	64,971 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$415.57
Borrower Name:	Cabi Turnberry Aventura Offices, LP			Year Built/Renovated:	2004/2006
Sponsor:	Jeffrey Soffer; Jacquelyn Soffer			Title Vesting:	Fee
Mortgage Rate:	4.390%			Property Manager:	Self-managed
Note Date:	June 1, 2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	June 11, 2025			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	0 months			Current Occupancy (As of):	100.0% (2/1/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$1,964,026 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,801,286 (12/31/2013)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$1,819,446 (12/31/2014)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues(2):	$3,186,714
				U/W Expenses:	$1,100,060
				U/W NOI:	$2,086,654
Escrows and Reserves(1):				U/W NCF:	$2,015,376
				U/W NOI DSCR:	1.29x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.24x
Taxes	$205,376	$25,672	NAP	U/W NOI Debt Yield:	7.7%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	7.5%
Replacement Reserves	$0	Springing	NAP	As-Is Appraised Value:	$36,000,000
TI/LC Reserve	$0	$0	NAP	As-Is Appraisal Valuation Date:	March 23, 2015
Major Tenant Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	75.0%
Non-Renewing Tenant Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	60.4%

(1)	See “Escrows” section.
(2)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Country Club Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an office building located in Aventura, Florida (the “Country Club Center Property”). The Country Club Center Mortgage Loan was originated on June 1, 2015 by Wells Fargo Bank, National Association. The Country Club Center Mortgage Loan had an original principal balance of $27,000,000, has an outstanding principal balance as of the Cut-off Date of $27,000,000 and accrues interest at an interest rate of 4.390% per annum. The Country Club Center Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Country Club Center Mortgage Loan matures on June 11, 2025.

Following the lockout period, the borrower has the right to defease the Country Club Center in whole, but not in part, on any date before March 11, 2025. In addition, the Country Club Center Mortgage Loan is prepayable without penalty on or after March 11, 2025.

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COUNTRY CLUB CENTER

Sources and Uses

Sources			Uses
Original loan amount	$27,000,000	100.0%	Loan payoff(1)	$16,726,150	61.9%
			Reserves	205,376	0.8
			Closings costs	186,215	0.7
			Return of equity	9,882,259	36.6
Total Sources	$27,000,000	100.0%	Total Uses	$27,000,000	100.0%

(1)	The Country Club Center Property was previously securitized in the WBCMT 2005-C22 transaction.

The Property. The Country Club Center Property is a 10-story, class A office building totaling 64,971 square feet located in Aventura, Florida, approximately 18.1 miles northeast of the Miami central business district. Built in 2004 and renovated in 2006, the Country Club Center Property is comprised of a parking garage on floors one through six and office space located on floors seven through ten. Upper floors feature small balconies and large glass windows allowing city views to the west and views of the Turnberry Golf Club and the Atlantic Ocean to the east. The Country Club Center Property is located less than one mile from the Turnberry Isle Miami Spa & Fitness Center, Residence Inn Miami Aventura Mall and the 2.7 million square foot Aventura Mall that has approximately 30.0 million visitors each year, per the appraisal. Parking for the Country Club Center Property is provided by a six-level parking structure that contains 216 garage spaces, equating to a parking ratio of 3.3 spaces per 1,000 square feet of rentable area. As of February 1, 2015, the Country Club Center Property was 100.0% occupied by 12 tenants.

The following table presents certain information relating to the tenancy at the Country Club Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Cabi Developers(3)(4)	NR/NR/NR	14,535	22.4%	$37.50	$545,063	25.2%	2/28/2030
Turnberry Residential(3)(5)	NR/NR/NR	12,957	19.9%	$37.50	$485,888	22.5%	2/28/2030
Wells Fargo Advisors	AA-/A2/A+	15,460	23.8%	$30.44(6)	$470,631(6)	21.7%	11/30/2018
Trafalgar Capital Advisors	NR/NR/NR	5,065	7.8%	$34.00	$172,210	8.0%	1/31/2017
Trade Street Residential	NR/NR/NR	5,845	9.0%	$25.48	$148,931	6.9%	7/31/2016(7)
Total Major Tenants		53,862	82.9%	$33.84	$1,822,722	84.2%

Non-Major Tenants(8)		11,109	17.1%	$30.70	$341,101	15.8%

Occupied Collateral Total		64,971	100.0%	$33.30	$2,163,823	100.0%

Vacant Space		0	0.0%

Collateral Total		64,971	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 2016 totaling $17,061.
(3)	Borrower-affiliated tenant.
(4)	The lease for Cabi Developers is personally guaranteed by Cabi Holdings, Inc., who owns 49.5% of the borrower.
(5)	The lease for Turnberry Residential is personally guaranteed by Jeffrey Soffer, one of the sponsors.
(6)	The Annual U/W Base Rent and Annual U/W Base Rent PSF for Wells Fargo Advisors represent the tenant’s average rent through the remaining lease term. The current in-place rent for Wells Fargo Advisors is $28.96 per square foot.
(7)	Trade Street Residential has the right to terminate its lease at any time with four months’ notice.
(8)	Annual U/W Base Rent for Non-Major Tenants includes rental income from leases for cellular antennae and air rights that have no associated square footage.

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COUNTRY CLUB CENTER

The following table presents certain information relating to the lease rollover schedule at the Country Club Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	4	11,469	17.7%	11,469	17.7%	$296,135	$25.82
2017	2	9,170	14.1%	20,639	31.8%	$288,751	$31.49
2018	2	16,840	25.9%	37,479	57.7%	$504,786	$29.98
2019	2	0	0.0%	37,479	57.7%	$43,200(4)	(4)
2020	0	0	0.0%	37,479	57.7%	$0	$0.00
2021	0	0	0.0%	37,479	57.7%	$0	$0.00
2022	0	0	0.0%	37,479	57.7%	$0	$0.00
2023	0	0	0.0%	37,479	57.7%	$0	$0.00
2024	0	0	0.0%	37,479	57.7%	$0	$0.00
2025	0	0	0.0%	37,479	57.7%	$0	$0.00
Thereafter	2	27,492	42.3%	64,971	100.0%	$1,030,950	$37.50
Vacant	0	0	0.0%	64,971	100.0%	$0	$0.00
Total/Weighted Average	12	64,971	100.0%			$2,163,823	$33.30

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes storage and vacant space.
(4)	Annual U/W Base Rent and Annual U/W Base Rent PSF include rental income from leases for a cellular antennae and air rights that have no associated square footage.

The following table presents historical occupancy percentages at the Country Club Center Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	2/1/2015(2)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

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COUNTRY CLUB CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Country Club Center Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,845,076	$1,794,782	$1,768,453(1)	$2,163,823(1)(2)	67.9%	$33.30
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Total Reimbursables	986,559	931,619	931,913	982,490	30.8	15.12
Parking Income	125,915	121,190	126,307	126,307	4.0	1.94
Other Income	20,760	20,950	22,286	22,286	0.7	0.34
Less Vacancy & Free Rent	0	0	0	(108,191)(3)	(3.4)	(1.67)
Effective Gross Income	$2,978,310	$2,868,541	$2,848,959	$3,186,714	100.0%	$49.05

Total Operating Expenses	$1,014,284	$1,067,255	$1,029,513	$1,100,060	34.5%	$16.93

Net Operating Income	$1,964,026	$1,801,286	$1,819,446	$2,086,654	65.5%	$32.12
TI/LC	0	0	0	58,284	1.9	0.90
Capital Expenditures	0	0	0	12,994	0.4	0.20
Net Cash Flow	$1,964,026	$1,801,286	$1,819,446	$2,015,376	63.2%	$31.02

NOI DSCR	1.21x	1.11x	1.12x	1.29x
NCF DSCR	1.21x	1.11x	1.12x	1.24x
NOI DY	7.3%	6.7%	6.7%	7.7%
NCF DY	7.3%	6.7%	6.7%	7.5%

(1)	The increase in the U/W Base Rent from 2014 is primarily due to new leases executed by Cabi Developers and Turnberry Residential at a higher rental rate for a total annual base rent increase of $371,142 that became effective in April 2015.
(2)	U/W Base Rent includes contractual rent steps through February 2016 totaling $17,061.
(3)	The underwritten economic vacancy is 5.0%. The Country Club Center Property was 100.0% physically occupied as of February 1, 2015.

Appraisal. As of the appraisal valuation date of March 23, 2015, the Country Club Center Property had an “as-is” appraised value of $36,000,000.

Environmental Matters. According to the Phase I environmental report dated March 27, 2015, there was no evidence of any recognized environmental conditions at the Country Club Center Property.

Market Overview and Competition. The Country Club Center Property is located in Aventura, Florida, approximately one mile south of Broward County and approximately 18.1 miles northeast of the Miami central business district. Interstate 95 is the major north/south expressway providing direct access to the southeastern and northeastern areas of Miami-Dade County and is located approximately 2.1 miles west of the Country Club Center Property. The Miami International Airport is approximately 18.8 miles southwest of the Country Club Center Property. The City of Aventura provides a wide spectrum of land uses ranging from single-family homes and high-rise multifamily dwellings to the regional Aventura Mall and high-rise office buildings, as well as a variety of strip centers and free-standing retail along the major corridors. The 2.7 million square foot Aventura Mall is one of the largest shopping centers in the country, which is anchored by Nordstrom, Bloomingdale’s and Macy’s, plus luxury boutiques including Louis Vuitton, Cartier, Burberry, Red Valentino, Emilio Pucci, Sandro and Breitling. The estimated 2015 population within a one- and three-mile radius of the Country Club Center Property is 28,088 and 183,945, respectively, and the estimated average 2015 household income for the same radii is $82,591 and $67,478, respectively.

According to a third party research report, the Country Club Center Property is located in the Aventura office submarket which reported a total inventory of 52 buildings totaling 2.2 million square feet with a 7.9% vacancy rate as of the first quarter of 2015. The Aventura class A office submarket is comprised of 11 buildings totaling 1.0 million square feet and reported a 12.8% vacancy rate as of the first quarter of 2015. The appraiser concluded to a market rent for the Country Club Center Property of $34.00 per square foot, triple net, which is slightly higher than the weighted average underwritten base rent of $33.30 per square foot. The Aventura class A office submarket has experienced positive net absorption with vacancy declining from 17.2% at year end of 2014 to 12.8% as of the first quarter of 2015.

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COUNTRY CLUB CENTER

The following table presents certain information relating to comparable office properties for the Country Club Center Property:

Competitive Set(1)

	Country Club Center (Subject)	One Turnberry Place	Aventura Corp. Center I & II	Aventura Harbour Centre	Turnberry Plaza
Location	Aventura, FL	Aventura, FL	Aventura, FL	Aventura, FL	Aventura, FL
Distance from Subject	--	0.5 miles	0.0 miles	0.8 miles	0.7 miles
Property Type	Office	Office	Office	Office	Office
Year Built/Renovated	2004/2006	1990/NAP	1988/2003	2003/NAP	1985/NAP
Stories	10	9	5	11	10
Total GLA	64,971 SF	136,411 SF	164,000 SF	217,056 SF	106,000 SF
Total Occupancy	100%	100%	89%	96%	100%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Cabi Turnberry Aventura Offices, LP, a Delaware limited partnership and a single purpose entity that is owned by Cabi Holdings, Inc. and Jeffrey Soffer. Jeffrey and Jacquelyn Soffer are the guarantors of certain nonrecourse carveouts under the Country Club Center Mortgage Loan.

The Sponsor. The sponsors are Jeffrey and Jacquelyn Soffer. Mr. Soffer is the chairman and CEO of Turnberry Associates, a real estate development and property management company. Turnberry Associates has developed more than $10.0 billion in commercial and residential properties including approximately 20.0 million square feet of retail space, more than 7,000 apartments and condominium units, 1.5 million square feet of class A office space and in excess of 3,000 hotel and resort rooms. Mr. Soffer was involved in various litigation matters involving claims resulting from the Fontainebleau Las Vegas project filing for Chapter 11 bankruptcy protection in mid-2009, as well as other matters. In addition, affiliates of Cabi Holdings, Inc. have filed Chapter 11 bankruptcy and were involved in a default on a $1.5 billion real estate loan in 2008. See “Description of the Mortgage Pool – Litigation Considerations” and “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The loan documents provide for an upfront reserve in the amount of $205,376 and monthly escrows in the amount of $25,672 for real estate taxes. The loan documents require monthly escrows in an amount of $1,083 for replacement reserves; however, monthly escrows are waived provided no event of default has occurred and is continuing and the property is being adequately maintained as reasonably determined by the lender based on annual site inspections. The loan documents do not require monthly escrows for insurance as long as (i) no event of default has occurred and is continuing; (ii) the Country Club Center Property is insured under an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the required policies and timely proof of payment of the insurance premiums.

Upon the occurrence of any tenant that leases more than 5.0% of the net rentable area at the Country Club Center Property failing to extend its lease, the borrower must deposit or provide a letter of credit for an amount equal to $25.00 per square foot for the applicable tenant space for tenant improvements and leasing commissions related to re-tenanting the non-renewing tenant space. Upon the occurrence of a Major Tenant Event Period (as defined below in the Lockbox and Cash Management section), all excess cash flow must be deposited into a cash management subaccount to be used for tenant improvements and leasing commissions; however, the borrower may deposit $365,000 in lieu of an excess cash flow sweep.

Lockbox and Cash Management. The Country Club Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager deposit all rents received into such lockbox account within one business day after receipt. Prior to a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are swept to a borrower account. During a Cash Trap Event, the borrower and property manager will cause all rents to be deposited directly into the lockbox account, and all funds on deposit in the lockbox account will be swept into a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence of an event of default; (ii) the amortizing debt service coverage ratio falling below 1.05x at the end of any calendar quarter; or (iii) the occurrence of a Major Tenant Event Period. A Cash Trap Event Period will be cured, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.10x for two consecutive calendar quarters; and with regard to clause (iii), upon the ending of the Major Tenant Event Period.

A “Major Tenant Event Period” will commence upon the earlier of Cabi Developers (i) filing bankruptcy or similar insolvency proceeding; or (ii) going dark, vacating or otherwise failing to occupy the property or giving notice of its intent to commence any of the foregoing. A Major Tenant Event Period will end, with regard to clause (i), upon the bankruptcy or insolvency proceeding being terminated and Cabi Developers’ lease being affirmed; with regard to clause (ii), upon Cabi Developers resuming normal business operations for two consecutive calendar quarters; or, with regard to clauses (i) and (ii), upon the borrower depositing $365,000 or the lender receiving satisfactory evidence that the Cabi Developers’ space has been leased to one or more satisfactory replacement tenants on terms acceptable to the lender, such replacement tenants have taken occupancy and are open for business and the amortizing debt service coverage ratio is equal to or greater than 1.10x.

Property Management. The Country Club Center Property is managed by an affiliate of the borrower.

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COUNTRY CLUB CENTER

Assumption. The borrower has a two-time right to transfer the Country Club Center Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender's reasonable determination that the proposed transferee and guarantor satisfy the lender's credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty (which includes an environmental indemnity) by an affiliate of the transferee; and (iii) rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Additional Indebtedness. Jeffrey Soffer and certain affiliates are permitted to pledge their direct or indirect, non-controlling ownership of the borrower (other than the general partner of the borrower). See “Description of the Mortgage Pool-Subordinate and/or Other Financing” in the Free Writing Prospectus.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Country Club Center Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Country Club Center Property during the loan term. At the time of loan closing, the Country Club Center Property had insurance coverage for windstorm.

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PARKWAY CROSSING EAST SHOPPING CENTER

A-3-65

PARKWAY CROSSING EAST SHOPPING CENTER

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PARKWAY CROSSING EAST SHOPPING CENTER

Parkway Crossing East Shopping Center
2300-2485 Prince William Parkway
Woodbridge, VA 22192
Dulles Intl. Airport 17 miles
Wash. DC 10 miles
ALEXANDRIA
Fairfax Station
Burke Centre Shopping Center
Kings Park
Lake Accotink
Lake Accotink Park
Pohick Stream Valley Park
Springfield
Springfield Plaza
Springfield Mall
Springfield Commons
METRO BLUE LINE
Rolling Valley Mall
Clifton
Burke
West Springfield
Springfield Golf and Country Club
Burke Lake Golf Center
Burke Lake
FRANCONIA-SPRINGFIELD
Franconia
US Coast Guard Radio Station
Kingstowne
Hooes Road Park
South Run Park
Newington
FAIRFAX COUNTY
Fountainhead Regional Park
Occoquan River
Woodlawn
Davison Army Airfield
Lorton
Lorton Station Town Ctr.
Fort Belvoir US Army Reserve
Lake Ridge
Lake Ridge Golf Course
Prince William County Stadium
Tackett's Mill at Lake Ridge Shopping Center
Pohick Bay Golf Course
Gunston Cove
Andrew Leitch Park
Dale City
Woodbridge
Potomac Mills
Marumsco Plaza
Prince William Shopping Ctr.
Sentara Northern VA Med. Ctr.
Occoquan Bay Natl. Wildlife Refuge
Belmont Bay
Mason Neck State Park
Potomac Festival
Occoquan Bay
PRINCE WILLIAM COUNTY
Northern VA Community College
Montclair
Montclair Golf Club
Fortuna Center Plaza
Leesylvania State Park
Southbridge
Prince William Forest
VIRGINIA
MARYLAND
Dumfries
Triangle
Potomac River
Quantico Marine Corps Base
Natl. Museum of the Marine Corps
Quantico
Burke Centre Pkwy
Burke Lake Rd
Rolling Rd
Chapel Rd
Fairfax County Pkwy
Old Keene Mill Rd
Ox Rd
Clifton Rd
Henderson Rd
Wolf Run Shoals Rd
Pohick Rd
Telegraph Rd
Kingstowne Blvd
Silverbrook Rd
Hampton Rd
Furnace Rd
Richmond Hwy
Davis Ford Rd
Old Bridge Rd
Prince William Pkwy
Gunston Rd
Minnieville Rd
Dale Blvd
Cardinal Dr
Dumfries Rd
Jefferson Davis Hwy
Scenic Dr
Joplin Rd
Reston
Wolf Trap
McLean
WASHINGTON D.C.
Tyson's Corner
Falls Church
Chantilly
Oakton
Vienna
ARLINGTON
Centreville
Fairfax
Annandale
Suitland
Hillcrest Heights
Yorkshire
Fairfax Station
Camp Springs
Linton Hall
Manassas Park
Manassas
National Harbor
Mount Vernon
Nokesville
Lorton
Accokeek
Brandywine
Waldorf
St. Charles
Bensville
Indian Head
Pomfret
La Plata
Garrisonville
Aquia Harbour

A-3-67

No. 8 – Parkway Crossing East Shopping Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$26,250,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$26,216,058			Location:	Woodbridge, VA
% of Initial Pool Balance:	2.2%			Size(2):	143,330 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$182.91
Borrower Name:	Parkway Crossing East Shopping Center, L.P.			Year Built/Renovated:	2004/NAP
Sponsor:	Thomas R. Green			Title Vesting:	Fee
Mortgage Rate:	4.130%			Property Manager:	Self-managed
Note Date:	May 1, 2015			3rd Most Recent Occupancy (As of)(2):	96.2% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(2):	96.2% (12/31/2013)
Maturity Date:	May 11, 2025			Most Recent Occupancy (As of)(2):	96.2% (12/31/2014)
IO Period:	0 months			Current Occupancy (As of)(2):	98.1% (4/24/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$2,078,711 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,999,461 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of)(3):	$1,965,295 (12/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	No
Additional Debt Type:	NAP			U/W Revenues:	$2,962,282
				U/W Expenses:	$707,962
				U/W NOI(3):	$2,254,321
				U/W NCF:	$2,107,163
Escrows and Reserves(1):				U/W NOI DSCR	1.48x
				U/W NCF DSCR:	1.38x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	8.6%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield:	8.0%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$35,000,000
Replacement Reserves	$0	$2,747	NAP	As-Is Appraisal Valuation Date:	February 10, 2015
TI/LC Reserve	$0	$7,764	$400,000	Cut-off Date LTV Ratio:	74.9%
Office Depot Reserve	$200,000	$0	NAP	LTV Ratio at Maturity or ARD:	59.9%

(1)	See “Escrows” section.
(2)	Occupancy includes Babies “R” Us (30,000 square feet) which is on a ground lease and owns its own improvements.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Parkway Crossing East Shopping Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Woodbridge, Virginia (the “Parkway Crossing East Shopping Center Property”). The Parkway Crossing East Shopping Center Mortgage Loan was originated on May 1, 2015 by Wells Fargo Bank, National Association. The Parkway Crossing East Shopping Center Mortgage Loan had an original principal balance of $26,250,000, has an outstanding principal balance as of the Cut-off Date of $26,216,058 and accrues interest at an interest rate of 4.130% per annum. The Parkway Crossing East Shopping Center Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Parkway Crossing East Shopping Center Mortgage Loan matures on May 11, 2025.

Following the lockout period, the borrower has the right to defease the Parkway Crossing East Shopping Center Mortgage Loan in whole, but not in part, on any date before February 11, 2025. In addition, the Parkway Crossing East Shopping Center is prepayable without penalty on or after February 11, 2025.

A-3-68

PARKWAY CROSSING EAST SHOPPING CENTER

Sources and Uses

Sources			Uses
Original loan amount	$26,250,000	100.0%	Loan payoff(1)	$20,871,216	79.5%
			Reserves	200,000	0.8
			Closing costs	178,919	0.7
			Return of equity	4,999,865	19.0
Total Sources	$26,250,000	100.0%	Total Uses	$26,250,000	100.0%

(1)	The Parkway Crossing East Shopping Center Property was previously securitized in the MLMT 2005-CK11 transaction.

The Property. The Parkway Crossing East Shopping Center Property is an anchored retail center located in Woodbridge, Virginia, approximately 24.3 miles southwest of Washington D.C. Built in 2004, the Parkway Crossing East Shopping Center Property is situated on a 21.3-acre parcel and is anchored by Michaels, Bed Bath & Beyond, Office Depot and Babies R Us, which is on a ground lease and owns its own improvements. The Parkway Crossing East Shopping Center Property consists of four buildings including three, multi-tenant retail strips and one pad site that is ground leased to Chick-Fil-A. The Parkway Crossing East Shopping Center Property contains 596 parking spaces, resulting in a parking ratio of 4.2 spaces per 1,000 square feet of rentable area. Since its construction in 2004, occupancy at the Parkway Crossing East Shopping Center Property has averaged 98.8%. As of April 24, 2015, the Parkway Crossing East Shopping Center Property was 98.1% occupied by 16 tenants.

The following table presents certain information relating to the tenancy at the Parkway Crossing East Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants
Michaels	NR/NR/B+	23,982	16.7%	$16.87	$404,600	16.4%	NAV	NAV	2/29/2020(4)
Bed Bath & Beyond	NR/Baa1/A-	35,070	24.5%	$11.53	$404,250	16.4%	NAV	NAV	1/31/2020(5)
Office Depot	NR/B2/B-	18,000	12.6%	$15.00	$270,000	10.9%	NAV	NAV	10/31/2019(6)
Babies “R” Us	CC/B3/B-	30,000(7)	20.9%(7)	$8.07(7)	$242,000	9.8%	NAV	NAV	1/31/2020(8)
Total Anchor Tenants		107,052	74.7%	$12.34	$1,320,850	53.6%

Major Tenants
Thomasville Furniture	NR/NR/NR	10,403	7.3%	$23.83	$247,903	10.1%	NAV	NAV	3/31/2017
Sleepy’s	NR/NR/NR	3,644	2.5%	$41.59	$151,554	6.1%	NAV	NAV	11/30/2020
Total Major Tenants		14,047	9.8%	$28.44	$399,457	16.2%

Non-Major Tenants		19,528(9)	13.6%	$38.20(9)	$745,993(9)	30.2%

Occupied Collateral Total		140,627	98.1%	$17.54	$2,466,300	100.0%

Vacant Space		2,703	1.9%

Collateral Total		143,330	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through January 2016 totaling $8,569.
(3)	The majority of tenants at the Parkway Crossing East Shopping Center Property are not required to report sales.
(4)	Michaels has four, 5-year lease renewal options.
(5)	Bed Bath & Beyond has three, 5-year lease renewal options.
(6)	Office Depot has two, 5-year lease renewal options.
(7)	Babies “R” Us is on a ground lease and owns its own improvements.
(8)	Babies “R” Us has seven, 5-year lease renewal options.
(9)	The Annual U/W Base Rent PSF and Annual U/W Base Rent include ground rent from Chick-Fil-A ($115,719) but the square footage attributed to the Chick-Fil-A outparcel was excluded from the Non-Major Tenants NRSF since the tenant is on a ground lease and owns its own improvements. The Annual U/W Base Rent PSF excluding the Chick-Fil-A rent is $32.28.

A-3-69

PARKWAY CROSSING EAST SHOPPING CENTER

The following table presents certain information relating to the lease rollover schedule at the Parkway Crossing East Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring		Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent		% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0		0	0.0%	0	0.0%	$0		0.0%	$0.00
2015	0		0	0.0%	0	0.0%	$0		0.0%	$0.00
2016	0		0	0.0%	0	0.0%	$0		0.0%	$0.00
2017	4		17,513	12.2%	17,513	12.2%	$473,778		19.2%	$27.05
2018	0		0	0.0%	17,513	12.2%	$0		0.0%	$0.00
2019	1		18,000	12.6%	35,513	24.8%	$270,000		10.9%	$15.00
2020	9	(4)	102,591(4)	71.6%(4)	138,104(4)	96.4%(4)	$1,522,282		61.7%	$14.84	(4)
2021	0		0	0.0%	138,104	96.4%	$0		0.0%	$0.00
2022	1		2,523	1.8%	140,627	98.1%	$84,521		3.4%	$33.50
2023	1	(5)	0(5)	0.0%(5)	140,627(5)	98.1%(5)	$115,719	(5)	4.7%	(5)
2024	0		0	0.0%	140,627	98.1%	$0		0.0%	$0.00
2025	0		0	0.0%	140,627	98.1%	$0		0.0%	$0.00
Thereafter	0		0	0.0%	140,627	98.1%	$0		0.0%	$0.00
Vacant	0		2,703	1.9%	143,330	100.0%	$0		0.0%	$0.00
Total/Weighted Average	16		143,330	100.0%			$2,466,300		100.0%	$17.54

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Babies “R” Us (30,000 square feet; 20.9% of NRSF) is on a ground lease and owns its own improvements.
(5)	The square footage attributed to a Chick-Fil-A outparcel was excluded from the total NRSF since the tenant is on a ground lease and owns its own improvements.

The following table presents historical occupancy percentages at the Parkway Crossing East Shopping Center Property:

Historical Occupancy

12/31/2012(1)(2)	12/31/2013(1)(2)	12/31/2014(1)(2)	4/24/2015(1)(3)
96.2%	96.2%	96.2%	98.1%

(1)	Occupancy includes Babies R US (30,000 square feet) which is on a ground lease and owns its own improvements.
(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll.

A-3-70

PARKWAY CROSSING EAST SHOPPING CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Parkway Crossing East Shopping Center Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF(1)
Base Rent	$2,218,984	$2,232,056	$2,255,394	$2,466,300(2)	83.3%	$17.21
Grossed Up Vacant Space	0	0	0	81,089	2.7	0.57
Total Reimbursables	539,937	422,983	446,044	542,263	18.3	3.78
Other Income	0	648	294	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	(127,369)(3)	(4.3)	(0.89)
Effective Gross Income	$2,758,921	$2,655,687	$2,701,732	$2,962,282	100.0%	$20.67

Total Operating Expenses	$680,210	$656,226	$736,437	$707,962	23.9%	4.94

Net Operating Income	$2,078,711	$1,999,461	$1,965,295(4)	$2,254,321(4)	76.1%	$15.73

TI/LC	0	0	0	118,491	4.0	0.83
Capital Expenditures	0	0	0	28,666	1.0	0.20
Net Cash Flow	$2,078,711	$1,999,461	$1,965,295	$2,107,163	71.1%	$14.70

NOI DSCR	1.36x	1.31x	1.29x	1.48x
NCF DSCR	1.36x	1.31x	1.29x	1.38x
NOI DY	7.9%	7.6%	7.5%	8.6%
NCF DY	7.9%	7.6%	7.5%	8.0%

(1)	Total square footage includes Babies R Us (30,000 square feet) which is on a ground lease and owns its own improvements.
(2)	U/W Base Rent includes contractual rent increases occurring through January 2016 totaling $8,569.
(3)	The underwritten economic vacancy is 5.0%. The Parkway Crossing East Shopping Center Property was 98.1% physically occupied as of April 24, 2015.
(4)	U/W Net Operating Income is greater than 2014 due to contractual rent increases that occurred from January 2015 through May 2015 totaling $113,873 and contractual rent increases occurring through January 2016 totaling $8,569 being underwritten.

Appraisal. As of the appraisal valuation date of February 10, 2015, the Parkway Crossing East Shopping Center Property had an “as-is” appraised value of $35,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated February 24, 2015, there was no evidence of any recognized environmental conditions at the Parkway Crossing East Shopping Center Property.

Market Overview and Competition. The Parkway Crossing East Shopping Center Property is located on the east side of Prince William Parkway, at the intersection of Caton Hill Road and bounded by Interstate 95 to the east, in Woodbridge, Virginia. Woodbridge is located approximately 24.3 miles southwest of Washington D.C. and is bounded by the Potomac and Occoquan Rivers. Given the substantial presence of the government in the market, many of the largest private-sector employers in the Washington D.C. metro area are defense manufacturers, government contractors and law firms. There are 17 Fortune 500 companies that have headquarters located in the greater Washington D.C. metro area and Inova Health Systems is the largest private employer in the region with approximately 16,000 employees. The neighborhood surrounding the Parkway Crossing East Shopping Center Property offers a variety of amenities for residents including the 100.0% occupied Potomac Mills Mall, located approximately 1.7 miles southwest of the Parkway Crossing East Shopping Center Property, which is one of the largest shopping centers in Northern Virginia and is anchored by JC Penney, Bloomingdale’s, Costco, Neiman Marcus, Nordstrom Rack and Marshalls. As of 2014, the estimated population within a three- and five-mile radius of the Parkway Crossing East Shopping Center Property was 112,686 and 220,400, respectively, and the average 2015 household income within the same radii was $105,163 and $117,345, respectively.

According to a third party research report, the Parkway Crossing East Shopping Center Property is located in the Washington, D.C. retail market. As of the first quarter of 2015, the Washington D.C. retail market was comprised of 16,285 properties totaling 224.1 million square feet and reported an overall vacancy rate of 4.5%. Within the Washington D.C. retail market, the Parkway Crossing East Shopping Center Property is located in the Woodbridge/I-95 Corridor retail submarket which reported a total inventory of 402 properties totaling approximately 3.7 million square feet as of the first quarter of 2015. The Woodbridge/I-95 Corridor retail submarket reported a vacancy rate of 3.5% and an average asking rent of $20.45 per square foot full-service gross.

A-3-71

PARKWAY CROSSING EAST SHOPPING CENTER

The following table presents certain information relating to comparable properties to the Parkway Crossing East Shopping Center Property:

Competitive Set(1)

	Parkway Crossing East Shopping Center (Subject)	Parkway Crossing West	Smoketown Stations	Potomac Festival	Prince William Square	Rollingwood Shopping Center
Location	Woodbridge, VA	Woodbridge, VA	Woodbridge, VA	Woodbridge, VA	Woodbridge, VA	Woodbridge, VA
Distance from Subject	--	0.5 miles	1.0 miles	2.1 miles	1.9 miles	1.6 miles
Property Type	Power Center	Power Center	Power Center	Community Center	Community Center	Community Center
Year Built/Renovated	2004/NAP	1995/NAP	1992/2009	1990/NAP	1986/NAP	1997/2005
Anchors	Michaels, Bed Bath & Beyond, Office Depot, Babies R Us	Target, Value City Furniture, Beauty 4U	Dick’s Sporting Goods, LA Fitness, Best Buy, Petsmart	Everest College, Savers, Staples, hhgregg	Jo-Ann Fabrics, Ashley Furniture, Ross Dress for Less, CW Price	Kohl’s, Global Foods, Home Depot (shadow anchor)
Total GLA	143,330 SF	185,261 SF	494,506 SF	327,886 SF	233,147 SF	163,317 SF
Total Occupancy	98%	100%	97%	96%	86%	100%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Parkway Crossing East Shopping Center, L.P., a Virginia limited partnership and single purpose entity with one independent director. Thomas R. Green is the guarantor of certain nonrecourse carveouts under the Parkway Crossing East Shopping Center Mortgage Loan.

The Sponsors. The sponsor is Thomas R. Green, who founded National Real Estate Management Corp (“NRE”) in the early 1960’s to develop and manage various family-controlled real estate holdings. Headquartered in St. Louis, Missouri, NRE has built a diverse real estate portfolio that includes over 3.5 million square feet of retail shopping centers, 1,000 manufactured housing rental pads, 600 apartment units and 300,000 square feet of office and industrial space located across 11 states and Puerto Rico.

Escrows. The loan documents provide for upfront reserves in the amount of $200,000 for re-leasing expenses related to the Office Depot space due to potential uncertainty in connection with the pending Staples, Inc. acquisition of Office Depot; the funds will be returned to the borrower in June 2017, provided that no event of default has occurred or is continuing and no Major Tenant Event Period (as defined below in the Lockbox and Cash Management section) has occurred or is continuing with respect to the Office Depot space. The loan documents require monthly deposits of $2,747 for replacement reserves and $7,764 for tenant improvements and leasing commissions (subject to a cap of $400,000). The loan documents do not require monthly escrows for real estate taxes, provided that (i) no event of default or Cash Trap Event Period (as defined below in the Lockbox and Cash Management section) has occurred and is continuing; (ii) the borrower pays all taxes at least seven calendar days prior to delinquency; and (iii) the borrower provides satisfactory evidence of payment of taxes at least seven days prior to delinquency. The loan documents also do not require monthly escrows for insurance, provided that (a) no event of default has occurred and is continuing; (b) the Parkway Crossing East Shopping Center Property is insured via an acceptable blanket insurance policy; and (c) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and direct tenants to deposit all rents directly into such lockbox account. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash flow sub-account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the net cash flow debt yield falling below 7.0%; or (iii) the occurrence of a Major Tenant Event Period (as defined below). A Cash Trap Event Period will be cured, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the net cash flow debt yield being equal to or greater than 7.0% for two consecutive calendar quarters; and with regard to clause (iii), upon the end of a Major Tenant Event Period.

A “Major Tenant Event Period” will commence upon the earlier of Bed Bath & Beyond, Babies “R” Us, Michaels or Office Depot (individually or collectively, a “Major Tenant”) (i) going dark, vacating or otherwise failing to occupy its space; (ii) filing bankruptcy or similar insolvency; or (iii) terminating its lease, giving a termination notice or the lease otherwise failing to be in full force and effect. A Major Tenant Event Period will be cured, with regard to clause (i), upon the occurrence of a Major Tenant Re-Tenanting Event (as defined below) or the applicable Major Tenant resuming its normal business operations and being open for two consecutive calendar quarters; with respect to clause (ii), upon the occurrence of a Major Tenant Re-Tenanting Event or the bankruptcy or insolvency proceeding being terminated and the related Major Tenant’s lease being affirmed; with respect to clause (iii), upon the occurrence of a Major Tenant Re-Tenanting Event or any applicable default being cured and such Major Tenant’s lease being in full force and effect for two consecutive calendar quarters; and with respect to clauses (i), (ii) and (iii), in the event that such Major Tenant Event Period has occurred (x) with respect to only one Major Tenant that is not Office Depot, (y) no other Major Tenant Event Period has occurred with respect to a different Major Tenant and (z) no other tenant’s lease includes co-tenancy provisions with respect to such Major Tenant, the Major Tenant Event Period will end once the balance of funds in the excess cash flow sub-account is equal to or greater than $10.00 per square foot of the related Major Tenant’s space.

A-3-72

PARKWAY CROSSING EAST SHOPPING CENTER

A “Major Tenant Re-Tenanting Event” will occur upon the lender receiving satisfactory evidence that the applicable Major Tenant’s space has been leased to one or more satisfactory replacement tenants and that such replacement tenant is in occupancy, open for business and paying full unabated rent.

Property Management. The Parkway Crossing East Shopping Center Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer the Parkway Crossing East Shopping Center Property, provided that certain conditions are satisfied, including (i) the lender has reasonably determined that the proposed transferees and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and environmental indemnity; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Parkway Crossing East Shopping Center Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

A-3-73

OLMSTED PLAZA SHOPPING CENTER

A-3-74

OLMSTED PLAZA SHOPPING CENTER

Lake Erie
Olmsted Plaza Shopping Center
4650 Great Northern Boulevard
North Olmsted, OH 44070
Avon Lake
Bay Village
Cahoon Memorial Park
Rocky River
Lakewood
Westlake
Avon
North Olmsted
Fairview Park
CLEVELAND
Great Northern Mall
Cleveland - Hopkins Intl. Airport
NASA - John Glenn Research Ctr.
Brook Park
North Ridgeville
Olmsted Falls
Berea
Middleburg Heights
Strongsville
LORAIN COUNTY
CUYAHOGA COUNTY
Rocky River Reservation
Downtown Cleveland 8 miles
Akron 33 miles
Northwest Frwy
Outerbelt South Frwy
Ohio Turnpike
Lake Rd
Detroit Rd
Center Ridge Rd
Lorain Rd
Brookpark Rd
Butternut Ridge Rd
Columbia Rd
Dover Ctr. Rd
Bradley Rd
Crocker Rd
Walker Rd
Wolf Rd
Hilliard Blvd
Clague Rd
Westwood Rd
Porter Rd
Rose Rd
Walter Rd
Mastick Rd
Puritas Ave
Cook Rd
Bagley Rd
West Rd
Sheldon Rd
Holland Rd
Stearns Rd
Fitch Rd
Chestnut Ridge Rd
Schwartz Rd
Usher Rd
Front St
Eastland Rd
Engle Rd
Main St
W. 210th St
W. 220th St
Clifton Blvd
Rocky River Dr
RTA RED LINE
Avon Oaks Country Club
Crocker Park
Lakewood Country Club
St. Johns Medical Center
Hilliard Lakes Golf Course
Clague Park
Westwood Country Club
Elmwood Park
Lincoln Park
Westgate Mall
Westwood Town Center
Kamms Plaza
Big Met Golf Course
Fairview General Hospital
Fairview Park
Sysco Cleveland
International Exposition Center
CLEVELAND-HOPKINS AIRPORT
BROOKPARK
PURITAS
Links Golf Course
George Finnie Stadium
Baldwin Wallace University
Berea Commons
Southwest General Health Ctr.
Riverside Golf Course
Emerald Woods Golf Course
Lake Erie
CLEVELAND
Lorain
Elyria
Parma
Strongsville
Cleveland Heights
Mentor
Euclid
Lakewood
Medina
Cuyahoga Falls
AKRON
Wadsworth
Barberton
Green

A-3-75

No. 9 – Olmsted Plaza Shopping Center

Loan Information				Property Information
Mortgage Loan Seller:	Silverpeak Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$25,500,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$25,500,000			Location:	North Olmsted, OH
% of Initial Pool Balance:	2.2%			Size:	255,902 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$99.65
Borrower Name:	B & G Properties Limited Partnership			Year Built/Renovated:	1969/NAP
Sponsor:	B & G Properties LP			Title Vesting:	Fee
Mortgage Rate:	4.100%			Property Manager:	Self-managed
Note Date:	April 7, 2015			3rd Most Recent Occupancy (As of):	98.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	May 6, 2025			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of):	93.6% (4/6/2015)
Loan Term (Original):	120 months
Seasoning:	1 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,960,269 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,725,912 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of)(2):	$2,820,280 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$4,250,049
				U/W Expenses:	$1,743,501
				U/W NOI(2):	$2,506,548
				U/W NCF:	$2,327,417
Escrows and Reserves(1):				U/W NOI DSCR:	1.70x
				U/W NCF DSCR:	1.57x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.8%
Taxes	$319,454	$63,891	NAP	U/W NCF Debt Yield:	9.1%
Insurance	$74,310	$6,193	NAP	As-Is Appraised Value:	$35,370,000
Replacement Reserves	$4,287	$4,287	$100,000	As-Is Appraisal Valuation Date:	February 11, 2015
TI/LC Reserve	$10,717	$10,717	$200,000	Cut-off Date LTV Ratio:	72.1%
Special Rollover Reserve	NAP	Springing	NAP	LTV Ratio at Maturity or ARD:	65.5%

(1)	See “Escrows” section.
(2)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Olmsted Plaza Shopping Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in an anchored retail property located in North Olmsted, Ohio (the “Olmsted Plaza Shopping Center Property”). The Olmsted Plaza Shopping Center Mortgage Loan was originated on April 7, 2015 by Silverpeak Real Estate Finance LLC. The Olmsted Plaza Shopping Center Mortgage Loan had an original principal balance of $25,500,000, has an outstanding principal balance as of the Cut-off Date of $25,500,000 and accrues interest at an interest rate of 4.100% per annum. The Olmsted Plaza Shopping Center Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Olmsted Plaza Shopping Center Mortgage Loan matures on May 6, 2025.

Following the lockout period, the borrower has the right to defease the Olmsted Plaza Shopping Center Mortgage Loan in whole, but not in part, on any date before February 6, 2025. In addition, the Olmsted Plaza Shopping Center Mortgage Loan is prepayable without penalty on or after February 6, 2025.

A-3-76

OLMSTED PLAZA SHOPPING CENTER

Sources and Uses

Sources			Uses
Original loan amount	$25,500,000	98.0%	Loan payoff(1)	$25,118,692	96.5%
Sponsors’ new cash contribution	516,315	2.0	Reserves	408,768	1.6
			Closing costs	488,855	1.9
Total Sources	$26,016,315	100.0%	Total Uses	$26,016,315	100.0%

(1)	The Olmsted Plaza Shopping Center Property was previously securitized in the MLMT 2005-CIP1 transaction.

The Property. The Olmsted Plaza Shopping Center Property is an anchored retail property comprising approximately 255,902 square feet of rentable area within nine one-story buildings located in North Olmsted, Ohio, approximately 15.9 miles southwest of Cleveland, Ohio. Built in 1969, the Olmsted Plaza Shopping Center Property is located on Great Northern Boulevard, bounded by Brookpark Road to the south and Lorain Road to the north. The Olmsted Plaza Shopping Center Property is anchored by Value City Furniture, Aldi, and hhgregg and other tenants include PNC Bank, FedEx, Sherwin-Williams, H&R Block and Wells Fargo. The Olmsted Plaza Shopping Center Property contains 1,030 parking spaces, resulting in a parking ratio of 4.0 spaces per 1,000 square feet of rentable area. As of April 6, 2015, the Olmsted Plaza Shopping Center Property was 93.6% occupied by 30 tenants.

The following table presents certain information relating to the tenancy at the Olmsted Plaza Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P) (1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date

Major Tenants
Value City Furniture(4)	NR/NR/NR	50,290	19.7%	$11.50	$578,335	19.4%	NAV	NAV	1/31/2026(5)
hhgregg	NR/NR/NR	31,800	12.4%	$10.66	$338,988	11.4%	NAV	NAV	8/1/2021(6)
Harbor Freight and Tools	NR/Ba3/BB-	16,000	6.3%	$10.75	$172,000	5.8%	NAV	NAV	10/31/2023
Aldi	NR/NR/NR	16,785	6.6%	$10.13	$170,000	5.7%	NAV	NAV	9/30/2024(7)
Cort Furniture Rental	NR/NR/NR	10,737	4.2%	$12.55	$134,799	4.5%	NAV	NAV	1/31/2016(8)
Total Major Tenants		125,612	49.1%	$11.10	$1,394,122	46.8%

Non-Major Tenants		113,832	44.5%	$13.94	$1,586,965	53.2%

Occupied Collateral Total		239,444	93.6%	$12.45	$2,981,087	100.0%

Vacant Space		16,458	6.4%

Collateral Total		255,902	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2016 totaling $10,509.
(3)	Tenants are not required to report sales figures under their respective leases.
(4)	Value City Furniture subleases its space from Dick’s Sporting Goods under a lease that expires in January 2016. Value City Furniture has occupied the former Dick’s Sporting Goods space since August 2005. Value City Furniture has executed a 10-year direct lease which will commence in February 2016. Value City Furniture’s direct lease was included in the underwriting of the Olmsted Shopping Center Mortgage Loan. The current rent under the Dick’s Sporting Goods lease is $12.50 per square foot.
(5)	Value City Furniture has two, 5-year lease renewal options.
(6)	hhgregg has two, 5-year lease renewal options.
(7)	Aldi has three, 5-year lease renewal options.
(8)	Cort Furniture Rental has one, 5-year lease renewal option.

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OLMSTED PLAZA SHOPPING CENTER

The following table presents certain information relating to the lease rollover schedule at the Olmsted Plaza Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	3	10,110	4.0%	10,110	4.0%	$74,400	$7.36
2015	2	3,302	1.3%	13,412	5.2%	$41,958	$12.71
2016	5	20,827	8.1%	34,239	13.4%	$284,595	$13.66
2017	2	7,430	2.9%	41,669	16.3%	$114,000	$15.34
2018	4	29,012	11.3%	70,681	27.6%	$398,460	$13.73
2019	2	9,200	3.6%	79,881	31.2%	$124,200	$13.50
2020	4	14,486	5.7%	94,367	36.9%	$247,476	$17.08
2021	3	43,300	16.9%	137,667	53.8%	$530,788	$12.26
2022	2	18,702	7.3%	156,369	61.1%	$244,875	$13.09
2023	1	16,000	6.3%	172,369	67.4%	$172,000	$10.75
2024	1	16,785	6.6%	189,154	73.9%	$170,000	$10.13
2025	0	0	0.0%	189,154	73.9%	$0	$0.00
Thereafter	1	50,290	19.7%	239,444	93.6%	$578,335	$11.50
Vacant	4	16,458	6.4%	255,902	100.0%	$0	$0.00
Total/Weighted Average	34	255,902	100.0%			$2,981,087	$12.45

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	The Annual U/W Base Rent PSF and Total/Weighted Average Annual U/W Base Rent PSF exclude vacant space.

The following table presents historical occupancy percentages at the Olmsted Plaza Shopping Center Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	4/6/2015(2)
98.0%	100.0%	100.0%	93.6%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

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OLMSTED PLAZA SHOPPING CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Olmsted Plaza Shopping Center Property:

Cash Flow Analysis

	2012	2013	2014(1)	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,204,276	$3,351,408	$3,364,665	$2,981,087(2)	70.1%	$11.65
Grossed Up Vacant Space	0	0	0	246,328	5.8	0.96
Total Reimbursables	1,174,571	847,438	1,393,022	1,268,962	29.9	4.96
Less Vacancy & Credit Loss	0	0	0	(246,328)(3)	(5.8)	(0.96)
Effective Gross Income	$4,378,847	$4,198,846	$4,757,687	$4,250,049	100.0%	$16.61

Total Operating Expenses	$1,418,578	$1,472,934	$1,937,407	$1,743,501	41.0%	$6.81

Net Operating Income	$2,960,269	$2,725,912	$2,820,280	$2,506,548	59.0%	$9.79
TI/LC	0	0	0	127,951	3.0	0.50
Reserves for Replacements	0	0	0	51,180	1.2	0.20
Net Cash Flow	$2,960,269	$2,725,912	$2,820,280	$2,327,417	54.8%	$9.09

NOI DSCR	2.00x	1.84x	1.91x	1.70x
NCF DSCR	2.00x	1.84x	1.91x	1.57x
NOI DY	11.6%	10.7%	11.1%	9.8%
NCF DY	11.6%	10.7%	11.1%	9.1%

(1)	The decrease in NOI from 2014 to U/W is due to a tenant vacating 13,058 square feet (5.1% of net rentable area).
(2)	Base Rent includes contractual rent steps through May 2016 totaling $10,509.
(3)	The U/W economic vacancy is 5.5%. The Olmsted Plaza Shopping Center Property was 93.6% physically occupied as of April 6, 2015.

Appraisal. As of the appraisal valuation date of February 11, 2015, the Olmsted Plaza Shopping Center Property had an “as-is” appraised value of $35,370,000.

Environmental Matters. According to the Phase I environmental site assessment dated February 19, 2015, there was no evidence of any recognized environmental conditions at the Olmsted Plaza Shopping Center Property.

Market Overview and Competition. The Olmsted Plaza Shopping Center Property is located within the Cleveland, Ohio metropolitan statistical area. Cleveland is the 28th most populous metropolitan area in the United States and the largest metropolitan area entirely in Ohio, accounting for 17.8% of the state’s population. Unemployment has declined in the metropolitan statistical area from 8.9% in 2010 to 6.0% in 2014. The largest employers in the market are the Cleveland Clinic, US Office of Personnel Management, University Hospitals, Giant Eagle, and Progressive Corporation.

The Olmsted Plaza Shopping Center Property is located within the Cleveland retail market's West retail submarket, approximately 16 miles southwest of the Cleveland central business district. The Great Northern Mall, a super-regional mall owned by an affiliate of Starwood Capital Group Global, L.P. and anchored by Dillard’s, Macy’s, JCPenney, Sears, Dick’s Sporting Goods and a 10-screen Regal Cinemas & RPX, is located along Great Northern Boulevard across from the Olmsted Plaza Shopping Center Property. The 2014 estimated population within a three- and five- mile radii of the Olmsted Plaza Shopping Center Property was approximately 63,467 and 178,407, respectively, and the median household income within the same three- and five-mile radii was approximately $58,373 and $58,008, respectively.

According to the appraisal, as of year-end 2014 there were no new projects under construction within the West retail submarket and the existing supply consisted of approximately 16.7 million square feet. From 2011 to 2014, vacancy in the West retail market has decreased from 6.3% to 5.1%.

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OLMSTED PLAZA SHOPPING CENTER

The following table presents certain information relating to some comparable retail properties for the Olmsted Plaza Shopping Center Property:

Competitive Set(1)

	Olmsted Plaza Shopping Center (Subject)	Berea Plaza	Water Tower Square	Plazas at Great Northern	Village Square
Location	North Olmsted, OH	Berea, OH	North Olmsted, OH	North Olmsted, OH	Woodmere, OH
Distance from Subject		3.8 miles	1.2 miles	0.7 mile	21.8 miles
Property Type	Shopping Center	Shopping Center	Shopping Center	Shopping Center	Shopping Center
Year Built	1969	1994	1995	1986	1960
Anchors	Value City Furniture, hhgregg, Aldi	Jax Big Discount	Volunteer of America	Big Lots	DXL
Total GLA	255,902(2) SF	100,000 SF	182,861 SF	632,309 SF	110,000 SF
Total Occupancy	94%	100%	73%	98%	100%

(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.

The Borrower. The borrower is B & G Properties Limited Partnership, an Ohio limited partnership and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Olmsted Plaza Shopping Center Mortgage Loan. Jeffrey Glazer and Marshall Brown are the guarantors of certain nonrecourse carveouts under the Olmsted Plaza Shopping Center Mortgage Loan.

The Sponsor. The sponsor is B & G Properties LP, an entity controlled by Jeffrey Glazer and Marshall Brown. Mr. Glazer and Mr. Brown have been actively engaged in real estate investment, development and management activities since 1974. The sponsor developed the Olmsted Plaza Shopping Center Property in 1969 and has owned, managed and operated the property since that time.

Escrows. The loan documents provide for upfront escrows in the amount of $319,454 for taxes, $74,310 for insurance, $4,287 for replacement reserves and $10,717 for tenant improvements and leasing commissions (“TI/LCs”). The loan documents provide for ongoing monthly escrows of $63,891 for taxes, $6,193 for insurance, $4,287 for replacement reserves (subject to a cap of $100,000) and $10,717 for TI/LCs (subject to a cap of $200,000). Additionally, during a Lease Sweep Period (as defined below), all excess cash will be deposited into the special rollover reserve.

Lockbox and Cash Management. The Olmsted Plaza Shopping Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrowers direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account will be disbursed to the borrower daily. During a Cash Management Period, funds are swept into a lender controlled cash management account.

A “Cash Management Period” will commence upon the occurrence of any of the following (i) the occurrence of an event of default; (ii) the amortizing debt service coverage ratio being less than 1.20x at the end of any calendar quarter; or (iii) the commencement of a Lease Sweep Period (as defined below). A Cash Management Period will be cured with regard to clause (i) when such event of default has been cured and no other default or event of default has occurred and is continuing; with regard to clause (ii) when the amortizing debt service coverage ratio is greater than or equal to 1.20x for two consecutive calendar quarters; and with regard to clause (iii), upon the termination of the Lease Sweep Period.

A “Lease Sweep Period” will commence upon the earlier of: (i) the date which is 12 months prior to the expiration of any Major Lease (Value City Furniture’s Lease and any other lease aggregating 40,000 or more square feet at the Olmsted Plaza Shopping Center Property), including any renewal terms; (ii) the date which any tenant under a Major Lease (a “Major Tenant”) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been exercised); (iii) any Major Lease (or material portion thereof) is surrendered, cancelled or terminated prior to its then-current expiration date; (iv) any Major Tenant discontinues its business at the premises (“goes dark”) or gives notice that it intends to discontinue its business; (v) the occurrence of a default (beyond any applicable notice and cure periods) under any Major Lease; or (vi) upon the occurrence of an insolvency proceeding by a Major Tenant.

A Lease Sweep Period will end upon the occurrence of, among other things, any of the following: with respect to clauses (i), (ii), (iii), or (iv), the earlier to occur of (A) the date on which the applicable Major Tenant exercises its renewal or extension option and sufficient funds have accumulated in the special rollover reserve to pay for all anticipated leasing expenses, or (B) the date on which all the space demised under the applicable Major Lease has been fully leased pursuant to a replacement lease and all leasing expenses have been paid in full; with respect to clause (v), the default being cured and no other Major Tenant default occurring for a period of three consecutive months following such cure; with respect to clause (vi), the applicable insolvency proceeding being terminated and the applicable Major Lease being affirmed, assumed or assigned; and with respect to clauses (i), (ii), (iii), (iv), (v) and (vi), the determination by the lender that an amount equal to $20.00 per square foot of the space demised under the applicable Major Lease has been deposited into the special rollover reserve (provided, however, that to the extent that the borrower shall lease a portion of the space demised under the applicable Major Lease to a replacement tenant or tenants approved by the lender, then such $20.00 per square foot amount will be decreased so that it applies only to the space that remains after taking into account such replacement lease or leases).

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OLMSTED PLAZA SHOPPING CENTER

Property Management. The Olmsted Plaza Shopping Center Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Olmsted Plaza Shopping Center Property, provided that certain conditions are satisfied, including (i) no default or event of default has occurred and is continuing; (ii) the borrower has provided the lender with not less than forty-five days’ prior written notice; (iii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender's credit review and underwriting standards, taking into consideration transferee’s experience, financial condition and creditworthiness; and (iv) the lender has received confirmation from Fitch, KBRA, and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None

Terrorism Insurance. The loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provides coverage for terrorism (or such policies shall have no exclusion from coverage with respect thereto) in an amount equal to the full replacement cost of the Olmsted Plaza Shopping Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

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A-3-82

HALL OFFICE PARK

A-3-83

HALL OFFICE PARK

A-3-84

HALL OFFICE PARK

Hall Office Park
2601 Network Boulevard
Frisco, TX 75034
FRISCO
PLANO
The Colony
Lewisville
Hebron
CARROLLTON
DALLAS
Lake Lewisville
DENTON COUNTY
COLLIN COUNTY
Dallas North Tollway
Sam Rayburn Tollway
Pres. G. Bush Turnpike
Eldorado Pkwy.
Warren Sports Complex
Lone Star Sports Center
All Stars Ave.
Meadow Hill Dr.
BRINKMANN RANCH
Frisco St.
Frisco ISD Natatorium
County Rd.
Frisco Commons
Toyota Stadium
Main St.
Frisco Public Library
Hickory St.
Sci-Tech Discovery Ctr.
Grand Park
Stonebrook Pkwy.
Rolater Rd.
Collin County Comm. College - Preston Ridge Campus
College Pkwy.
Parkwood Blvd.
Wade Blvd.
Ohio Dr.
Hillcrest Rd.
Plantation Resort Golf Club
Centennial Medical Center
Lebanon Rd.
Legacy Dr.
B.F. Phillips Community Park
Preston Rd.
The Star
Warren Pkwy.
The Centre at Preston Ridge
Baylor Medical Center at Frisco
Dr. Pepper Arena
Stonebriar Centre
Dr. Pepper Ballpark
IKEA
Coit Rd.
McDermott Rd.
Russell Creek Park
Independence Pkwy.
North Colony Boulevard Park
Turner Street Park
N. Colony Blvd.
Stonebriar Country Club
Rasor Blvd.
Heritage Yards at Plano
Headquarters Dr.
CapitalOne
Hedgcoxe Rd.
Main St.
S. Colony Blvd.
Paige Rd.
Memorial Dr.
J.C. Penney Corporate Headquarters
PepsiCo Corp. Hdqtrs.
Children's Medical Ctr. at Legacy
Frito-Lay North American Headquarters
Ericsson
Legacy Town Center
The Campus at Legacy
Tennyson Pkwy.
Hewlett-Packard
The Colony Five Star Complex
Nebraska Furniture Mart of Texas
Plano Pkwy.
Spring Creek Pkwy.
The Guildhall at SMU
Carpenter Park
DFW Intl. Airport 17 miles
Sysco North Texas
Windhaven Dr.
Midway Rd.
Josey Ln.
Lakeside Market
Arbor Hills Nature Preserve
Communications Pkwy.
Windhaven Park
Willow Bend Dr.
Preston Meadow Park
Parker Rd.
TX Health Presbyterian Hospital
Golf Club at Castle Hills
Prestonwood Country Club
Plano Pkwy.
Trinity Medical Center
The Shops at Willow Bend
Polo Towne Crossing
Gleneagles Country Club
Preston Towne Crossing
Park Blvd.
Park Plaza West
Preston Shepppard Place
Preston Park Village
Westpark Village
Old Shepard Pl.
Hebron Pkwy.
Intl. Pkwy.
Marsh Ln.
Branch Hollow Park
Oak Creek Park
Whitsitt Pkwy.
The Medical Center of Plano
Baylor Regional Medical Center at Plano
Rosemeade Pkwy.
Rosemeade Park
Greenbelt Park
Dallas Love Field 13 miles
Plano Pkwy.
121
289
190
Sanger
DENTON
Prosper
McKinney
Melissa
Ponder
Allen
Northlake
Flower Mound
Lewisville
Carrollton
Lavon Lake
Wylie
Keller
Coppell
Farmers Branch
RICHARDSON
GARLAND
Rowlett
Grapevine
N. Richland Hills
Hurst
Euless
IRVING
Haltom City
FORT WORTH
DALLAS
MESQUITE
ARLINGTON
GRAND PRAIRIE
Duncanville
DeSoto
Lancaster
Rendon
Mansfield
Cedar Hill
Seagoville

A-3-85

No. 10 – Hall Office Park

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Property Type:	Office
Original Principal Balance:	$25,500,000	Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$25,500,000	Location:	Frisco, TX
% of Initial Pool Balance:	2.2%	Size:	142,761 SF
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per SF:	$178.62
Borrower Name:	Hall 2601 Network Associates, Ltd.	Year Built/Renovated:	2000/NAP
Sponsor:	Craig Hall	Title Vesting:	Fee
Mortgage Rate:	4.200%	Property Manager:	Self-managed
Note Date:	May 29, 2015	3rd Most Recent Occupancy (As of):	88.0% (12/31/2012)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	94.0% (12/31/2013)
Maturity Date:	June 11, 2025	Most Recent Occupancy (As of):	96.0% (12/31/2014)
IO Period:	12 months	Current Occupancy (As of):	93.3% (4/1/2015)
Loan Term (Original):	120 months
Seasoning:	0 months	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of):	$1,373,368 (12/31/2012)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of)(2):	$1,715,514 (12/31/2013)
Call Protection:	L(24),D(92),O(4)	Most Recent NOI (As of)(2):	$2,021,589 (12/31/2014)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP	U/W Revenues:	$3,845,173
U/W Expenses:	$1,611,150
U/W NOI(2):	$2,234,023
U/W NCF:	$2,025,519
U/W NOI DSCR:	1.49x
Escrows and Reserves(1):	U/W NCF DSCR:	1.35x
U/W NOI Debt Yield:	8.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	7.9%
Taxes	$328,830	$54,805	NAP	As-Is Appraised Value:	$34,600,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	March 20, 2015
Replacement Reserves	$0	$2,379	NAP	Cut-off Date LTV Ratio:	73.7%
TI/LC Reserve	$500,000	$14,871	(1)	LTV Ratio at Maturity or ARD:	60.7%

(1)	See “Escrows” section.
(2)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Hall Office Park Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in an office building located in Frisco, Texas (the “Hall Office Park Property”). The Hall Office Park Mortgage Loan was originated on May 29, 2015 by Wells Fargo Bank, National Association. The Hall Office Park Mortgage Loan had an original principal balance of $25,500,000, has an outstanding principal balance as of the Cut-off Date of $25,500,000 and accrues interest at an interest rate of 4.200% per annum. The Hall Office Park Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 12 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Hall Office Park Mortgage Loan matures on June 11, 2025.

Following the lockout period, the borrower has the right to defease the Hall Office Park Mortgage Loan in whole, but not in part, on any date before March 11, 2025. In addition, the Hall Office Park Mortgage Loan is prepayable without penalty on or after March 11, 2025.

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HALL OFFICE PARK

Sources and Uses

Sources			Uses
Original loan amount	$25,500,000	100.0%	Loan payoff	$14,360,000	56.3%
			Reserves	828,830	3.3
			Closing costs	218,252	0.9
			Return of equity	10,092,918	39.6
Total Sources	$25,500,000	100.0%	Total Uses	$25,500,000	100.0%

The Property. The Hall Office Park Property is a six-story, class A mid-rise office building totaling 142,761 square feet of rentable area and located in Frisco, Texas, approximately 24.0 miles north of the Dallas central business district. Built in 2000, the Hall Office Park Property is situated on a 7.5-acre parcel within the Hall Office Park complex, a 162-acre development with 16 class A and B office buildings totaling approximately 2.2 million square feet. The Hall Office Park complex offers amenities including a YMCA fitness center, on-site car detailing, personal care services, errand-running, grocery delivery, laundry pickup and an on-site masseuse. The Hall Office Park Property features double glass entry doors on the east and west sides of the building, which open into a two-story atrium lobby featuring artwork by well-known artists. The grounds of the Hall Office Park Property comprise a central courtyard and a water feature on the east end of the site. The Hall Office Park Property comprises 571 surface and garage parking spaces, resulting in a parking ratio of 4.0 spaces per 1,000 square feet of rentable area. The Hall Office Park Property has averaged an approximate 94.0% occupancy rate since its initial lease-up in 2005. As of April 1, 2015 the Hall Office Park Property was 93.3% occupied by 24 tenants.

The following table presents certain information relating to the tenancy at the Hall Office Park Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
FiServ Solutions, Inc.	NR/Baa2/BBB	49,792	34.9%	$26.47(3)	$1,317,994(3)	38.4%	4/30/2019
Levi Strauss & Co.	BB-/Ba1/BB	17,457	12.2%	$25.00	$436,425	12.7%	3/31/2017
Century Payments	NR/NR/NR	14,463	10.1%	$24.00	$347,112	10.1%	4/1/2018(4)
Subaru of America	NR/NR/NR	7,441	5.2%	$27.50	$204,628	6.0%	10/31/2018
Harness Dickey	NR/NR/NR	6,891	4.8%	$27.50	$189,503	5.5%	4/30/2018
Total Major Tenants		96,044	67.3%	$25.98	$2,495,662	72.6%

Non-Major Tenants(5)		37,127	26.0%	$25.33	$940,485	27.4%

Occupied Collateral Total		133,171	93.3%	$25.80	$3,436,147	100.0%

Vacant Space		9,590	6.7%

Collateral Total		142,761	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2016 totaling $71,684.
(3)	The Annual U/W Base Rent PSF and Annual U/W Base Rent for FiServ Solutions, Inc. (“FiServ”) represent the tenant’s average contractual rental rate over the remaining lease term. FiServ’s current in-place rental rate is $25.00 per square foot.
(4)	Century Payments has the right to terminate its lease on April 30, 2017 with notice provided by July 31, 2016 and payment of a termination fee equal to two months’ base rent plus unamortized tenant improvement costs and leasing commissions.
(5)	Includes maintenance and conference room space totaling 1,431 square feet, which has no lease or Annual U/W Base Rent.

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HALL OFFICE PARK

The following table presents certain information relating to the lease rollover schedule at the Hall Office Park Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	2	2,266	1.6%	2,266	1.6%	$56,982	$25.15
2016	6	7,695	5.4%	9,961	7.0%	$200,228	$26.02
2017	9	39,353	27.6%	49,314	34.5%	$1,013,062	$25.74
2018	6	31,528	22.1%	80,842	56.6%	$816,360	$25.89
2019	2	49,792	34.9%	130,634	91.5%	$1,317,994	$26.47
2020	1	1,106	0.8%	131,740	92.3%	$31,521	$28.50
2021	0	0	0.0%	131,740	92.3%	$0	$0.00
2022	0	0	0.0%	131,740	92.3%	$0	$0.00
2023	0	0	0.0%	131,740	92.3%	$0	$0.00
2024	0	0	0.0%	131,740	92.3%	$0	$0.00
2025	0	0	0.0%	131,740	92.3%	$0	$0.00
Thereafter(4)	2	1,431	1.0%	133,171	93.3%	$0	$0.00
Vacant	0	9,590	6.7%	142,761	100.0%	$0	$0.00
Total/Weighted Average	28	142,761	100.0%			$3,436,147	$25.80

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Represents maintenance and conference room space, which has no lease or Annual U/W Base Rent.

The following table presents historical occupancy percentages at the Hall Office Park Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	4/1/2015(2)
88.0%	94.0%	96.0%	93.3%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

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HALL OFFICE PARK

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Hall Office Park Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,504,156	$2,865,528	$3,202,601	$3,436,147	89.4%	$24.07
Grossed Up Vacant Space	0	0	0	263,725	6.9	1.85
Total Reimbursables	232,176	287,149	371,826	371,826	9.7	2.60
Other Income	12,843	19,878	32,349	37,200	1.0	0.26
Less Vacancy & Credit Loss	0	0	0	(263,725)(1)	(6.9)	(1.85)
Effective Gross Income	$2,749,175	$3,172,555	$3,606,776	$3,845,173	100.0%	$26.93

Total Operating Expenses	$1,375,807	$1,457,041	$1,585,187	$1,611,150	41.9%	$11.29

Net Operating Income	$1,373,368	$1,715,514(2)	$2,021,589(3)	$2,234,023(4)	58.1%	$15.65
TI/LC	0	0	0	179,952	4.7	1.26
Capital Expenditures	0	0	0	28,552	0.7	0.20
Net Cash Flow	$1,373,368	$1,715,514	$2,021,589	$2,025,519	52.7%	$14.19

NOI DSCR	0.92x	1.15x	1.35x	1.49x
NCF DSCR	0.92x	1.15x	1.35x	1.35x
NOI DY	5.4%	6.7%	7.9%	8.8%
NCF DY	5.4%	6.7%	7.9%	7.9%

(1)	The underwritten economic vacancy is 7.1%. The Hall Office Park Property was 93.3% physically occupied as of April 1, 2015.
(2)	Net Operating Income increased from 2012 to 2013 due to the signing of six new leases from July 2012 through March 2013, accounting for 10.6% of the net rentable and totaling $393,292 of underwritten base rent.
(3)	Net Operating Income increased from 2013 to 2014 due to the signing of seven new leases from September 2013 through October 2014, accounting for 13.2% of the net rentable area and totaling $517,613 of underwritten base rent.
(4)	U/W Net Operating Income is higher than 2014 due to the underwriting of contractual rent steps through May 2016 totaling $71,684 and rent averaging for FiServ (see “Major Tenants” above).

Appraisal. As of the appraisal valuation date of March 20, 2015, the Hall Office Park Property had an “as-is” appraised value of $34,600,000.

Environmental Matters. According to a Phase I environmental site assessment dated April 8, 2015, there was no evidence of any recognized environmental conditions at the Hall Office Park Property.

Market Overview and Competition. The Hall Office Park Property is located in Frisco, Texas, just west of the Dallas North Tollway, and within the Hall Office Park complex. Frisco is located in the far northern suburban sector of the Dallas metropolitan area, just north of Plano and approximately 24.0 miles north of the Dallas central business district. The Dallas Cowboys announced they are moving their headquarters to Frisco, after gaining approval to develop a $350.0 million mixed-use facility known as “The Star”. The planned Cowboys development is expected to create 4,500 new jobs by 2026. In addition, Toyota will be making the area its North American headquarters and will relocate approximately 4,000 employees from Torrance, California. Over the next two years, Toyota is expected to build a 1.3 million-square-foot facility in Plano. Primary regional access to the surrounding area is provided by State Highway 121 (a major transportation link between the growing Collin County cities of Allen, McKinney and Plano to the east/south and DFW International Airport to the west) and the Dallas North Tollway (one of the most heavily traveled tollways in the area, providing access to the Dallas central business district to the south and growing suburban locales to the north). According to the appraisal, as of 2014, the estimated population within a three- and five-mile radius of the Hall Office Park Property was 81,229 and 245,207, respectively, and the average household income within the same radii was $111,927 and $118,664, respectively.

According to a third-party market research report, the Hall Office Park Property is situated within the Frisco/The Colony submarket of the Dallas office market. As of the first quarter of 2015, the submarket reported an inventory of 215 office properties totaling approximately 5.7 million square feet with a 14.2% vacancy rate and average asking rent of $27.86 per square foot, modified gross.

The appraiser’s competitive set comprised the 16 class A and B office buildings within the Hall Office Park complex. The competitive properties were built between 1997 and 2014 (average year built of 2004); contain between 90,000 and 200,000 square feet of rentable area (average size of 135,421 square feet); reported occupancy rates ranging from 20.0% (new building in lease-up) to 100.0% (average occupancy rate of 85.0%); and had asking rents ranging from $25.00 to $32.00 per square foot, plus electric (average asking rent of $26.95 per square foot, plus electric). Excluding one property from the competitive set, which was built on a speculative basis in 2014 and reported a 20.0% occupancy rate, the average occupancy rate is 92.0%.

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HALL OFFICE PARK

Competitive Set(1)

	Hall Office Park (Subject)	2591 Dallas Pky	2595 N Dallas Pky	6801 Gaylord Pky	2600 Network Blvd	2801 Network Blvd	3000 Internet Blvd
Location	Frisco, TX	Frisco, TX	Frisco, TX	Frisco, TX	Frisco, TX	Frisco, TX	Frisco, TX
Distance from Subject	--	0.4 miles	0.1 miles	0.2 miles	0.1 miles	0.1 miles	0.2 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	2000/NAP	1999/NAV	1997/NAV	2000/NAV	2006/NAV	2001/NAV	2007/NAV
Stories	6	6	4	4	6	8	6
Total GLA	142,761 SF	150,000 SF	100,000 SF	100,000 SF	150,000 SF	197,717 SF	150,000 SF
Total Occupancy	93%	91%	100%	92%	99%	86%	98%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Hall 2601 Network Associates, Ltd., a Texas limited partnership and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hall Office Park Mortgage Loan. Hall Phoenix/Inwood Ltd. is the guarantor of certain nonrecourse carveouts under the Hall Office Park Mortgage Loan.

The Sponsor. The sponsor is Craig Hall, who is the chairman and founder of Hall Financial Group. Hall Financial Group was founded in 1968 and has diversified holdings including active operations in commercial real estate development, ownership and management. Since its inception, Hall Financial Group has owned and operated approximately 100,000 apartment units and more than five million square feet of office space. Hall Financial Group owns and manages the entire Hall Office Park complex, which comprises 16 class A and B office buildings occupied by tenants including Fiserv, SANYO Energy (USA) Corporation, AmerisourceBergen Specialty Group and Levi Strauss & Company. Craig Hall filed for bankruptcy in the 1980s. In addition, in 2010 and 2011, affiliated entities of Hall Financial Group were involved in four instances of loan defaults, deed-in-lieu of foreclosure proceedings and discounted payoffs. See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $328,830 for real estate taxes and $500,000 for tenant improvements and leasing commissions (“TI/LCs”). The loan documents require monthly deposits of $54,805 for real estate taxes, $2,379 for replacement reserves and $14,871 for TI/LCs (subject to a cap of $725,000, as long as (i) no event of default has occurred; (ii) the property maintains a physical and economic occupancy of at least 90.0%; (iii) the amortizing debt service coverage ratio is at least 1.25x; and (iv) the net cash flow debt yield is at least 7.75%). The loan documents do not require monthly escrows for insurance, provided that (a) no event of default has occurred; (b) the Hall Office Park Property is insured via an acceptable blanket insurance policy; and (c) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

Lockbox and Cash Management. The Hall Office Park Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower or manager deposit all rents directly into such lockbox account.  Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds are distributed to the borrower. During a Cash Trap Event Period, the borrower or manager will cause all rents to be deposited directly into the lockbox account, and all funds on deposit in the lockbox account are swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence of an event of default; (ii) the amortizing debt service coverage ratio being less than 1.10x and/or the net cash flow debt yield being less than 7.0% at the end of any calendar month; or (iii) Fiserv Solutions, Inc. (“Fiserv”) (or any replacement tenant of Fiserv) (a) failing to renew its lease or providing renewal notice 12 months prior to its lease expiration date; (b) going dark, vacating or failing to occupy its space; or (c) filing for bankruptcy or being subject to a bankruptcy or insolvency proceeding. A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon (x) the amortizing debt service coverage ratio being equal to or greater than 1.15x and the net cash flow debt yield being equal to or greater than 7.25%, both for three consecutive calendar months or (y) the borrower agreeing to deposit $12,544 per month into an additional leasing reserve if the Cash Trap Event Period (as a result of clause (ii) above) occurs prior to the first anniversary of the first loan payment date, otherwise the borrower agreeing to deposit $9,182 per month in an additional leasing reserve; with regard to clause (iii)(a), upon Fiserv (or any satisfactory replacement tenant of Fiserv) exercising its renewal option or otherwise extending the term of its lease on terms and conditions acceptable to the lender; with regard to clause (iii)(b), upon Fiserv (or any replacement tenant of Fiserv) resuming business operations in its space for two consecutive calendar quarters; with respect to clause (iii)(c), upon the termination of such bankruptcy or insolvency proceedings and the affirmation of the related lease; and with respect to clauses (iii)(a), (iii)(b) and (iii)(c), (1) upon the amortizing debt service coverage ratio and debt yield (both exclusive of the rent associated with Fiserv (or any satisfactory replacement tenant of Fiserv)) being equal to or greater than 1.15x and 7.25%, respectively, for three consecutive calendar months; (2) upon Fiserv’s space being leased to one or more replacement tenants satisfactory to the lender and receipt of a satisfactory tenant estoppel, with each replacement tenant paying full, unabated rent of not less than Fiserv’s rent at the time of closing of the Hall Office Park Mortgage Loan; being in occupancy and utilizing its space; and having any related tenant improvement costs and leasing commissions fully paid or reserved for or (3) the borrower depositing $75,868 monthly into an additional leasing reserve if the Cash Trap Event Period occurs prior to the first anniversary of the first loan payment date, otherwise the borrower depositing $49,848 monthly in an additional leasing reserve.

Property Management. The Hall Office Park Property is managed by an affiliate of the borrower.

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HALL OFFICE PARK

Assumption. The borrower has the right to transfer the Hall Office Park Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-C29 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Additional Indebtedness. Hall Phoenix/Inwood Ltd. is permitted to pledge up to 49% of their indirect ownership of the borrower subject to certain conditions, including: (i) the holder of such debt is an institutional lender; (ii) the debt secured by such pledge is also secured by substantial other collateral unrelated to the borrower or the Hall Office Park Property; and (iii) the repayment of the debt secured by such pledge is not specifically tied to the Hall Office Park Property’s cash flow. See “Description of the Mortgage Pool-Subordinate and/or Other Financing” in the Free Writing Prospectus.

Ground Lease. None

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Hall Office Park Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

A-3-91

No. 11 – Dulles North Corporate Parks

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Various – See Table
Original Principal Balance:	$25,000,000			Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:	$24,956,509			Location:	Sterling, VA
% of Initial Pool Balance:	2.1%			Size:	159,601 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$156.37
Borrower Names:	Dulles North Office Park II Corporation; Dulles North Five, Corp.			Year Built/Renovated:	Various – See Table
Sponsor:	B. F. Saul Real Estate Investment Trust			Title Vesting:	Fee
Mortgage Rate:	4.310%			Property Manager:	Self-managed
Note Date:	May 6, 2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	May 11, 2025			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	None			Current Occupancy (As of)(2):	100.0% (Various)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	300 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$2,999,217 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,050,129 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$3,055,121 (TTM 1/31/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	No
Additional Debt Type:	NAP			U/W Revenues:	$3,603,745
				U/W Expenses:	$902,456
				U/W NOI:	$2,701,289
Escrows and Reserves:				U/W NCF:	$2,449,610
				U/W NOI DSCR:	1.65x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.50x
Taxes	$197,864	$34,626	NAP	U/W NOI Debt Yield:	10.8%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	9.8%
Replacement Reserves	$0	$4,457	NAP	As-Is Appraised Value:	$41,900,000
TI/LC Reserve	$0	$12,500	$300,000	As-Is Appraisal Valuation Date:	Various
Asurion TI/LC Reserve(1)	$381,900	$0	NAP	Cut-off Date LTV Ratio:	59.6%
NTT Letter of Credit	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	43.5%

(1)	Asurion TI/LC Reserve will be disbursed to the borrowers upon the satisfaction of the earlier to occur of the following conditions: (i) providing the lender with a satisfactory estoppel letter stating, among other things, that there is no tenant improvement allowance owed to Asurion under its lease, (ii) Asurion is renewing its lease at the Dulles North Corporate Parks Property, or (iii) the expiration of the current lease to Asurion.
(2)	See “Historical Occupancy” section.

The Dulles North Corporate Parks mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering the borrowers’ fee interest in a suburban office building and a data center totaling 159,601 square feet located in Sterling, Virginia (the “Dulles North Corporate Parks Property”). The Dulles North Corporate Parks Property consists of Dulles North Corporate Park 2 (the “Office Building”), a 79,210 square foot class B suburban office building; and Dulles North Corporate Park 5 (the “Data Center”), an 80,391 square foot powered-shell data center. The sponsor developed the collateral over 15 years ago for a total cost basis of approximately $13.6 million. The Office Building was developed in 1999, while the Data Center was constructed in 2000. The Office Building features 300 parking spaces, resulting in a parking ratio of 3.8 spaces per 1,000 square feet of rentable area; while the Data Center features 240 parking spaces, resulting in a parking ratio of 3.0 spaces per 1,000 square feet of rentable area. The Dulles North Corporate Parks Property is part of a larger corporate park containing three additional flex buildings, which are not part of the collateral.

The Northern Virginia data center market is the second largest data center market along the eastern seaboard after the New York metropolitan area. The Dulles North Corporate Parks Property is located in Loudoun County, which benefits from access to Dulles Airport, located approximately 4.7 miles south of the Dulles North Corporate Parks Property. Approximately 70.0% of the world’s internet traffic passes through the Loudoun County centers every day. According to the appraiser, the state of Virginia continues to pass measures to make it more attractive to data center investors, and Dominion Power continues to keep power prices near state and national lows. With immediate accessibility to the airport, the Dulles North Corporate Parks Property provides convenient access to the Washington D.C. metropolitan statistical area, its surrounding area and many parts of the eastern seaboard from Interstate 95. According to a third party market research report, in 2014 the estimated population within a one-, three- and five-mile radius of the Dulles North Corporate Parks Property was 6,540, 66,178 and 236,834, respectively, and the estimated median household income within the same radii was $112,260, $120,431 and $142,246, respectively. As of May 1, 2015 and June 1, 2015, the Dulles North Corporate Parks Property was 100.0% occupied by six tenants.

A-3-92

DULLES NORTH CORPORATE PARKS

Sources and Uses

Sources			Uses
Original loan amount	$25,000,000	100.0%	Loan Payoff(1)	$12,522,879	50.1%
			Reserves	579,764	2.3
			Closing costs	469,431	1.9
			Return of equity	11,427,926	45.7
Total Sources	$25,000,000	100.0%	Total Uses	$25,000,000	100.0%

(1)	The Dulles North Corporate Parks Property was previously securitized in the LBUBS 2000-C4 transaction.

The following table presents certain information relating to the Dulles North Corporate Parks Property:

Property Name – Location	Property Type/Sub- Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated Cut-off LTV
Dulles North Corporate Park 5	Other/ Data Center	$14,973,905	60.0%	100.0%	2000/2006	80,391	$23,700,000	63.2%
Dulles North Corporate Park 2	Office/ Suburban	$9,982,604	40.0%	100.0%	1999/NAP	79,210	$18,200,000	54.8%
Total/Weighted Average		$24,956,509	100.0%	100.0%		159,601	$41,900,000	59.6%

The following table presents certain information relating to the tenancy at the Dulles North Corporate Parks Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
NTT Worldwide Telecommunications	NR/Aa3/AA-	80,391	50.4%	$19.89	$1,598,881	49.7%	2/29/2020(3)
US Customs and Border Protection	NR/NR/NR	23,535	14.7%	$23.00	$541,308	16.8%	2/14/2017
Asurion/National Electronics Warranty	NR/NR/NR	25,460	16.0%	$18.45	$469,689	14.6%	7/31/2016(4)
1000 Sully Road, LLC(5)	NR/NR/NR	20,056	12.6%	$20.38	$408,738	12.7%	5/31/2027(6)
PaeTec Communications, Inc.	NR/NR/NR	10,079	6.3%	$19.10	$192,558	6.0%	5/31/2019(7)
Total Major Tenants		159,521	99.9%	$20.13	$3,211,174	99.9%

Other Space(8)		80	0.1%	$48.01	$3,841	0.1%

Occupied Collateral Total		159,601	100.0%	$20.14	$3,215,015	100.0%

Collateral Total		159,601	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent escalations through June 2016 totaling $85,374.
(3)	NTT Worldwide Telecommunications has one, 10-year renewal option.
(4)	Asurion/National Electronics Warranty has one, 5-year renewal option.
(5)	1000 Sully Road, LLC is an affiliate of the borrower.
(6)	1000 Sully Road, LLC has one, 5-year renewal option.
(7)	PaeTec Communications, Inc. has one, 5-year renewal option.
(8)	Other Space is related to antenna equipment space leased by MCImetro Access Transmission Services.

A-3-93

DULLES NORTH CORPORATE PARKS

The following table presents certain information relating to the lease rollover schedule at the Dulles North Corporate Parks:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	1	25,460	16.0%	25,460	16.0%	$469,689	$18.45
2017	1	23,535	14.7%	48,995	30.7%	$541,308	$23.00
2018	0	0	0.0%	48,995	30.7%	$0	$0.00
2019	2	10,159	6.4%	59,154	37.1%	$196,399	$19.33
2020	1	80,391	50.4%	139,545	87.4%	$1,598,881	$19.89
2021	0	0	0.0%	139,545	87.4%	$0	$0.00
2022	0	0	0.0%	139,545	87.4%	$0	$0.00
2023	0	0	0.0%	139,545	87.4%	$0	$0.00
2024	0	0	0.0%	139,545	87.4%	$0	$0.00
2025	0	0	0.0%	139,545	87.4%	$0	$0.00
Thereafter	1	20,056	12.6%	159,601	100.0%	$408,738	$20.38
Vacant	0	0	0.0%	159,601	100.0%	$0	$0.00
Total/Weighted Average	6	159,601	100.0%			$3,215,015	$20.14

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule

The following table presents historical occupancy percentages at the Dulles North Corporate Parks:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	Various(2)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrowers.
(2)	Information obtained from the underwritten rent roll. Occupancy shown is as of dates ranging from May 1, 2015 to June 1, 2015.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Dulles North Corporate Parks Property:

Cash Flow Analysis

	2013	2014	TTM 1/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,019,065	$3,057,860	$3,060,675	$3,215,015(1)	89.2%	$20.14
Total Reimbursables	724,277	788,505	785,906	692,901	19.2	4.34
Other Income	92,783	103,085	103,382	99,000	2.7	0.62
Less Vacancy & Credit Loss	0	0	0	(403,171)(2)	(11.2)	(2.53)
Effective Gross Income	$3,836,125	$3,949,450	$3,949,963	$3,603,745	100.0%	$22.58

Total Operating Expenses	$836,908	$899,321	$894,842	$902,456	25.0%	$5.65

Net Operating Income	$2,999,217	$3,050,129	$3,055,121	$2,701,289	75.0%	$16.93
TI/LC	0	0	0	200,690	5.6	1.26
Replacement Reserves	0	0	0	50,990	1.4	0.32
Net Cash Flow	$2,999,217	$3,050,129	$3,055,121	$2,449,610	68.0%	$15.35

NOI DSCR	1.83x	1.87x	1.87x	1.65x
NCF DSCR	1.83x	1.87x	1.87x	1.50x
NOI DY	12.0%	12.2%	12.2%	10.8%
NCF DY	12.0%	12.2%	12.2%	9.8%

(1)	U/W Base Rent is greater than TTM January 31, 2015 due to contractual rent increases that occurred from February 2015 through May 2015 totaling $68,963 and future rent increases totalling $85,377 through June 2016 being underwritten.
(2)	The underwritten economic vacancy is 12.5%. The Dulles North Corporate Parks Property was 100.0% physically occupied as of May 1, 2015 and June 1, 2015.

A-3-94

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A-3-95

No. 12 – Coastal Village Apartments

Loan Information				Property Information
Mortgage Loan Seller:	Silverpeak Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$24,000,000			Specific Property Type:	Student Housing
Cut-off Date Principal Balance:	$24,000,000			Location:	Fort Myers, FL
% of Initial Pool Balance:	2.0%			Size:	800 beds
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Bed:	$30,000
Borrower Name:	Brightstone Fort Myers, LLC			Year Built/Renovated:	2004/NAP
Sponsors:	David Kirshenbaum; Shaul Kopelowitz; Chaim Munk			Title Vesting:	Fee
Mortgage Rate:	4.330%			Property Manager:	Ambling Management Company, LLC
Note Date:	January 29, 2015			3rd Most Recent Occupancy (As of):	88.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	91.0% (12/31/2013)
Maturity Date:	February 6, 2025			Most Recent Occupancy (As of):	92.9% (12/31/2014)
IO Period:	24 months			Current Occupancy (As of):	95.1% (5/18/2015)
Loan Term (Original):	120 months
Seasoning:	4 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,199,220 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,186,829 (12/31/2014)
Call Protection:	L(28),D(89),O(3)			Most Recent NOI (As of):	$2,094,562 (TTM 3/31/2015)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$4,815,207
Additional Debt Type(1):	Future Mezzanine			U/W Expenses:	$2,680,878
				U/W NOI:	$2,134,330
				U/W NCF:	$2,003,994
				U/W NOI DSCR:	1.49x
Escrows and Reserves:				U/W NCF DSCR:	1.40x
				U/W NOI Debt Yield:	8.9%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.3%
Taxes	$101,631	$33,875	NAP	As-Is Appraised Value:	$32,700,000
Insurance	$20,614	$21,800	NAP	As-Is Appraisal Valuation Date:	December 22, 2014
Replacement Reserves	$500,000	$10,861	$1,000,000	Cut-off Date LTV Ratio:	73.4%
Deferred Maintenance	$90,000	NAP	NAP	LTV Ratio at Maturity or ARD:	62.4%

(1)	The borrower may incur mezzanine debt provided certain conditions are satisfied, including, but not limited to: (i) the combined amortizing net cash flow debt service coverage ratio is not less than 1.25x and (ii) the combined loan-to-value ratio is not greater than 75.0%.

The Coastal Village Apartments mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering an 800-bed student housing multifamily property located in Fort Myers, Florida (the “Coastal Village Apartments Property”). The Coastal Village Apartments Property is less than three miles from Florida Gulf Coast University, which currently has an enrollment of over 14,000 students. As of May 21, 2015, the Coastal Village Apartments Property was 73% pre-leased for Fall 2015, compared to 48% at that time last year. Students typically sign 12 month leases. Built in 2004, each unit at the Coastal Village Apartments contains four bedrooms and four bathrooms with an average of 1,385 square feet. Unit amenities include a kitchen with full appliance package, private bathrooms in each bedroom, and in-unit washer and dryer. Coastal Village Apartments Property amenities include an outdoor swimming pool with a sun deck, clubhouse, study rooms, a fitness center, a game room, a computer lab with high speed internet connection, and an outdoor sand volleyball court. The Coastal Village Apartments Property contains 789 surface parking spaces, resulting in a parking ratio of 1.0 space per bed. Access to the Coastal Village Apartments Property is controlled via electronic security gates located at the primary entry point along Three Oaks Parkway. As of May 18, 2015, the property was 95.1% occupied.

A-3-96

COASTAL VILLAGE APARTMENTS

Sources and Uses

Sources			Uses
Original loan amount	$24,000,000	71.8%	Purchase price	$32,000,000	95.7%
Sponsor’s new cash contribution	9,427,702	28.2	Reserves	712,245	2.1
			Closing costs	715,457	2.1
Total Sources	$33,427,702	100.0%	Total Uses	$33,427,702	100.0%

The following table presents certain information relating to the unit mix of the Coastal Village Apartments Property:

Apartment Unit Summary(1)

Unit Type	No. of Units	No. of Beds	% of Total Beds	% of Total Beds	Average Unit Size (SF)
4 Bedroom - 4 Bathroom	200	800	100.0%	100.0%	1,385
Total/Weighted Average	200	800	100.0%	100.0%	1,385
(1)	Information obtained from the appraisal.

The following table presents historical occupancy percentages at the Coastal Village Apartments Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	5/18/2015(2)
88.0%	91.0%	92.9%	95.1%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Coastal Village Apartments Property:

Cash Flow Analysis

	2013	2014	TTM 3/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Gross Potential Rent	$4,818,015	$4,909,309	$4,904,710	$4,914,072	102.1%	$6,143
Concessions	(15,037)	(6,888)	(3,079)	(3,079)	(0.1)	(4)
Other Income	143,034	210,774	210,266	210,266	4.4	263
Less Vacancy & Credit Loss	(480,186)	(364,903)	(394,372)	(306,052)(1)	(6.4)	(383)
Effective Gross Income	$4,465,826	$4,748,292	$4,717,525	$4,815,207	100.0%	$6,019

Total Operating Expenses	$2,266,606	$2,561,463	$2,622,963	$2,680,878	55.7%	$3,351

Net Operating Income	$2,199,220	$2,186,829	$2,094,562	$2,134,330	44.3%	$2,668
Capital Expenditures	0	0	0	130,336	2.7	163
Net Cash Flow	$2,199,220	$2,186,829	$2,094,562	$2,003,994	41.6%	$2,505

NOI DSCR	1.54x	1.53x	1.46x	1.49x
NCF DSCR	1.54x	1.53x	1.46x	1.40x
NOI DY	9.2%	9.1%	8.7%	8.9%
NCF DY	9.2%	9.1%	8.7%	8.3%
(1)	The underwritten economic vacancy is 5.0% and underwritten credit loss is 1.0%. The Coastal Village Apartments Property was 95.1% occupied as of May 18, 2015.

A-3-97

No. 13 – Foothills Park Place

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$23,000,000			Specific Property Type:	Shadow Anchored
Cut-off Date Principal Balance:	$23,000,000			Location:	Phoenix, AZ
% of Initial Pool Balance:	2.0%			Size:	132,496 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$173.59
Borrower Name:	Foothills Shopping Center, L.L.C.			Year Built/Renovated:	1991/2009
Sponsor:	Ronald Hahn			Title Vesting:	Fee
Mortgage Rate:	4.130%			Property Manager:	Zell Commercial Real Estate Service, Inc.
Note Date:	April 3, 2015			3rd Most Recent Occupancy (As of):	98.2% (1/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	99.9% (1/31/2013)
Maturity Date:	April 11, 2025			Most Recent Occupancy (As of):	97.5% (1/31/2014)
IO Period:	120 months			Current Occupancy (As of):	91.7% (2/25/2015)
Loan Term (Original):	120 months
Seasoning:	2 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$2,543,147 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(2):	$2,175,933 (12/31/2014)
Call Protection:	L(26),GRTR 1% or YM(90),O(4)			Most Recent NOI (As of):	$2,165,788 (TTM 1/1/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt(1):	Yes			U/W Revenues:	$3,388,274
Additional Debt Type(1):	Future Unsecured			U/W Expenses:	$844,492
				U/W NOI:	$2,543,783
				U/W NCF:	$2,317,655
Escrows and Reserves:				U/W NOI DSCR:	2.63x
				U/W NCF DSCR:	2.40x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	11.1%
Taxes	$21,089	$21,089	NAP	U/W NCF Debt Yield:	10.1%
Insurance	$28,677	$2,607	NAP	As-Is Appraised Value:	$39,000,000
Replacement Reserve	$0	$0	NAP	As-Is Appraisal Valuation Date:	March 9, 2015
Existing TI/LC Reserve	$257,827	$0	NAP	Cut-off Date LTV Ratio:	59.0%
Rent Concession Reserve	$49,724	$0	NAP	LTV Ratio at Maturity or ARD:	59.0%

(1)	Future unsecured subordinate debt is permitted from affiliates of the borrower in an amount up to $585,500.
(2)	See “Cash Flow Analysis” section.

The Foothills Park Place mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 132,496 square foot shadow anchored retail center (the “Foothills Park Place Property”) located in Phoenix, Arizona, approximately 14.2 miles southeast of the Phoenix central business district. The Foothills Park Place Property is located on a 11.6-acre site, was built in 1991, was most recently renovated in 2009, and is comprised of 11, one-story buildings. The Foothills Park Place Property is part of the larger Foothills Park Place Shopping Center, a 315,999 square foot retail center anchored by a 104,880 square foot JCPenney and a 62,868 square foot Sports Authority (neither are part of the collateral). Major tenants at the Foothills Park Place Property include Goodwill, Peter Piper Pizza, and numerous other national tenants. Approximately 40.5% of the underwritten base rent is from tenants that have occupied their space for over 10 years.

The Foothills Park Place Property includes 530 surface parking spaces resulting in a parking ratio of 4.0 spaces per 1,000 square feet of rentable area. In 2014, the population within a one-, three- and five-mile radius of the Foothills Park Place Property was 15,789, 82,957 and 186,088, respectively, while the estimated median household income within the same radii was $71,476, $85,445, and $80,400, respectively. As of February 25, 2015, the Foothill Park Place Property was 91.7% occupied by 36 tenants.

A-3-98

FOOTHILLS PARK PLACE

Sources and Uses

Sources			Uses
Original loan amount	$23,000,000	99.4%	Loan payoff(1)	$22,506,453	97.3%
Sponsor’s new cash contribution	142,037	0.6	Reserves	357,317	1.5
			Closing costs	278,267	1.2
Total Sources	$23,142,037	100.0%	Total Uses	$23,142,037	100.0%

(1)	The Foothills Park Place Property was previously securitized in the MLMT 2005-CIP1 transaction.

The following table presents certain information relating to the tenancy at the Foothills Park Place Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenants – Not Part of Collateral
JCPenney(4)	CCC/Caa2/CCC+	104,880	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Sports Authority(4)(5)	NR/Caa1/NR	62,868	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Total Anchor Tenants – Not Part of Collateral		167,748

Major Tenant – Collateral
Goodwill	NR/NR/NR	22,565	17.0%	$15.50	$349,758	13.7%	NAV	NAV	11/30/2029
Peter Piper Pizza	NR/NR/NR	14,000	10.6%	$13.50	$189,000	7.4%	$133	14.8%	3/31/2018
Total Major Tenant – Collateral		36,565	27.6%	$14.73	$538,758	21.2%

Non-Major Tenant – Collateral
Native New Yorker	NR/NR/NR	6,498	4.9%	$25.00	$162,450	6.4%	$475	6.6%	1/31/2023
Desert Federal Credit Union	NR/NR/NR	5,914	4.5%	$26.66	$157,687	6.2%	NAV	NAV	8/31/2016
2nd Wind Exercise Equipment	NR/NR/NR	4,332	3.3%	$35.00	$151,620	6.0%	NAV	NAV	10/31/2024
Vitamin Shoppe	NR/NR/NR	3,867	2.9%	$38.75	$149,846	5.9%	NAV	NAV	5/31/2025
Total Non-Major Tenant – Collateral		20,611	15.6%	$30.16	$621,603	24.4%

Other Tenants – Collateral		64,342	48.6%	$21.51	$1,383,807	54.4%

Occupied Collateral Total		121,518	91.7%	$20.94	$2,544,168	100.0%

Vacant Space		10,978	8.3%

Collateral Total		132,496	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent bumps through December 2015, totaling $52,515. Sherwin Williams signed an early 5-year renewal with increased rent starting October 1, 2016, which was included in underwriting as Sherman Williams’ rent is significantly below the concluded market rent.
(3)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending December 31, 2014.
(4)	JCPenney, Sports Authority, and 5 other outparcel sites are not part of the collateral but contribute to their pro-rata share of common area maintenance reimbursements.
(5)	Sports Authority subleases a portion of its space to Fresh & Easy, who recently announced they will be closing approximately 50 stores including this location.

A-3-99

FOOTHILLS PARK PLACE

The following table presents certain information relating to the lease rollover schedule at the Foothills Park Place Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	2	2,338	1.8%	2,338	1.8%	$52,238	$22.34
2016	7	12,341	9.3%	14,679	11.1%	$325,674	$26.39
2017	4	4,960	3.7%	19,639	14.8%	$133,283	$26.87
2018	5	27,328	20.6%	46,967	35.4%	$443,788	$16.24
2019	5	11,541	8.7%	58,508	44.2%	$242,944	$21.05
2020	3	5,180	3.9%	63,688	48.1%	$125,612	$24.25
2021	2	6,264	4.7%	69,952	52.8%	$107,856	$17.22
2022	2	7,068	5.3%	77,020	58.1%	$136,380	$19.30
2023	2	12,534	9.5%	89,554	67.6%	$283,170	$22.59
2024	2	5,532	4.2%	95,086	71.8%	$193,620	$35.00
2025	1	3,867	2.9%	98,953	74.7%	$149,846	$38.75
Thereafter	1	22,565	17.0%	121,518	91.7%	$349,758	$15.50
Vacant	0	10,978	8.3%	132,496	100.0%	$0	$0.00
Total/Weighted Average	36	132,496	100.0%			$2,544,168	$20.94

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Foothills Park Place Property:

Historical Occupancy

1/31/2012(1)	1/31/2013(1)	1/31/2014(1)	2/25/2015(2)
98.2%	99.9%	97.5%	91.7%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Foothills Park Place Property:

Cash Flow Analysis

	2013	2014	TTM 1/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,528,449	$2,215,797	$2,216,842	$2,627,740(1)	77.6%	$19.83
Grossed Up Vacant Space	0	0	0	219,216	6.5	1.65
Percentage Rent	66	18,023	18,023	0	0.0	0.00
Total Reimbursables	839,216	710,890	707,729	760,534	22.4	5.74
Other Income	1,940	7,240	6,903	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	(219,216)(2)	(6.5)	(1.65)
Effective Gross Income	$3,369,671	$2,951,950	$2,949,497	$3,388,274	100.0%	$25.57

Total Operating Expenses	$826,524	$776,016	$783,709	$844,492	24.9%	$6.37

Net Operating Income	$2,543,147	$2,175,933(3)	$2,165,788	$2,543,783(4)	75.1%	$19.20
TI/LC	0	0	0	199,628	5.9	1.51
Capital Expenditures	0	0	0	26,499	0.8	0.20
Net Cash Flow	$2,543,147	$2,175,933	$2,165,788	$2,317,655	68.4%	$17.49

NOI DSCR	2.63x	2.25x	2.24x	2.63x
NCF DSCR	2.63x	2.25x	2.24x	2.40x
NOI DY	11.1%	9.5%	9.4%	11.1%
NCF DY	11.1%	9.5%	9.4%	10.1%

(1)	Annual U/W Base Rent includes contractual rent bumps through December 2015, totaling $52,515.
(2)	The underwritten economic vacancy is 7.7%. The Foothills Park Place Property was 91.7% physically occupied as of February 25, 2015.
(3)	The decrease in Net Operating Income from 2013 to 2014 can be attributed to the Michael’s lease expiration in February 2014. The new lease with Goodwill was signed four months later in June 2014 with the tenant taking occupancy on November 26, 2014 and rent payments commencing on February 27, 2015.
(4)	The increase in U/W Net Operating Income from TTM January 31, 2015 is primarily due to the new lease with Goodwill with annual rent payments of $349,758 commencing on February 27, 2015 and contractual rent increases through December 2015 totaling $52,515 being underwritten.

A-3-100

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A-3-101

No. 14 - Smiths Medical

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$22,250,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$22,250,000			Location:	Plymouth, MN
% of Initial Pool Balance:	1.9%			Size:	182,250 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit/SF:	$122.09
Borrower Name:	6000 Nathan (MN) LLC			Year Built/Renovated:	1999/NAP
Sponsor:	Corporate Property Associates 17 - Global Incorporated			Title Vesting:	Fee
Mortgage Rate:	4.475%			Property Manager:	Interstate Partners II, LLC
Note Date:	May 8, 2015			3rd Most Recent Occupancy (As of):	45.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	45.0% (12/31/2013)
Maturity Date:	May 6, 2025			Most Recent Occupancy (As of)(4):	45.0% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of)(4):	100.0% (3/1/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$515,262 (12/31/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$827,333 (12/31/2014)
Call Protection:	L(25),D(88),O(7)			Most Recent NOI (As of)(4):	$1,176,135 (TTM 2/28/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$4,125,555
				U/W Expenses:	$1,735,379
				U/W NOI:	$2,390,177
Escrows and Reserves:				U/W NCF:	$2,171,477
				U/W NOI DSCR:	1.77x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.61x
Taxes(1)	$0	Springing	NAP	U/W NOI Debt Yield:	10.7%
Insurance(1)	$0	Springing	NAP	U/W NCF Debt Yield:	9.8%
Replacement Reserves(1)	$0	Springing	NAP	As-Is Appraised Value:	$35,400,000
TI/LC Reserve(1)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	April 1, 2015
Other(2)	$1,339,166	$0	NA	Cut-off Date LTV Ratio:	62.9%
Critical Tenant TI/LC(3)	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	57.5%

(1)	Monthly collections spring upon a Cash Management Trigger Event, which includes, but is not limited to: an event of default, a bankruptcy event of the borrower or guarantor or the debt service coverage ratio falling below 1.20x.
(2)	Other Initial reserves consist of a Brocade free rent reserve ($775,512), Stanley Convergent Security Solutions TI/LC and abatement reserve ($318,617) and a parking lot future expansion reserve ($245,037).
(3)	All excess cash flow shall be deposited in the Critical Tenant TI/LC monthly reserves upon (i) the monetary or material non-monetary event of default occurring under the Smiths Medical (the “Critical Tenant”) lease, (ii) the bankruptcy or insolvency of the Critical Tenant or any lease guarantor under the Critical Tenant lease, or (iii) the Critical Tenant (or an assignee of subtenant) ceasing to occupy, or discontinuing its normal operations at, the Smiths Medical Property.
(4)	Smiths Medical executed a lease for 99,977 square feet (54.9% of the net rentable square footage) of previously vacant space on February 1, 2015.

The Smiths Medical mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 182,250 square-foot office property located in Plymouth, Minnesota (the “Smiths Medical Property”), approximately 10.6 miles west of Minneapolis, Minnesota. The Smiths Medical Property is a four-story, suburban office building that was built in 1999 and situated on a 26.3-acre site. As of March 1, 2015, the Smiths Medical Property was 100.0% leased to three tenants including, Smiths Medical (“Smiths Medical”), Brocade Communications Systems, Inc. (“Brocade”), and Stanley Convergent. As part of the Smiths Medical recent lease execution, Smiths Medical entered into an agreement to take the Brocade’s space in January 2016. Simultaneously, Brocade agreed to accelerate its lease expiration to December 2015 in exchange for full gross abatement on its space for the remainder of the year. Smiths Medical will take occupancy in Brocade’s space and commence rental payments in January 2016. Additionally, the Smiths Medical lease has a “must-take” provision which obligates Smiths Medical to lease any rentable space in the Smith Medical Property as it becomes available, at Smiths Medical’s then-escalated rent, during the course of its lease term through its current lease maturity of January 31, 2028. Surface level parking is currently available for 902 cars, reflecting a parking ratio of 4.9 spaces per 1,000 square feet of rentable area.

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SMITHS MEDICAL

Sources and Uses

Sources			Uses
Original loan amount	$22,250,000	65.3%	Purchase price	$32,258,738	94.7%
Sponsor's new cash contribution	11,812,607	34.7	Reserves	1,339,166	3.9
			Closing costs	464,703	1.4
Total Sources	$34,062,607	100.0%	Total Uses	$34,062,607	100.0%

The following table presents certain information relating to the tenancies at the Smiths Medical Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Smiths Medical(2)	NR/Baa2/BBB+	99,977	54.9%	$12.00	$1,199,724	49.2%	1/31/2028
Brocade Communications(3)	NR/NR/NR	44,846	24.6%	$15.89	$712,743	29.3%	12/31/2015
Stanley Convergent	A-/ Baa1/A	37,427	20.5%	$14.00	$523,978	21.5%	5/31/2021
Total Major Tenants		182,250	100.0%	$13.37	$2,436,445	100.0%

Occupied Collateral Total		182,250	100.0%	$13.37	$2,436,445	100.0%

Vacant Space		0	0.0%

Collateral Total		182,250	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Smiths Medical has a one-time termination option on July 31, 2025, with 12-months’ notice and a payment of $2,046,940. Due to the structure of Smiths Medical lease, all space at the Smiths Medical Property which becomes vacant will be taken by Smiths Medical due to the must-take clause in its lease.
(3)	Brocade accelerated its lease termination to take effect on December 31, 2015. Smiths Medical is required to take Brocade’s space on January 1, 2016. As part of its lease termination, Brocade is not required to pay rent through the remainder of its lease term. A free rent reserve of $775,512 was collected at closing.

The following table presents certain information relating to the lease rollover schedule at the Smiths Medical Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	2	44,846	24.6%	44,846	24.6%	$712,743	$15.89
2016	0	0	0.0%	44,846	24.6%	$0	$0.00
2017	0	0	0.0%	44,846	24.6%	$0	$0.00
2018	0	0	0.0%	44,846	24.6%	$0	$0.00
2019	0	0	0.0%	44,846	24.6%	$0	$0.00
2020	0	0	0.0%	44,846	24.6%	$0	$0.00
2021	1	37,427	20.5%	82,273	45.1%	$523,978	$14.00
2022	0	0	0.0%	82,273	45.1%	$0	$0.00
2023	0	0	0.0%	82,273	45.1%	$0	$0.00
2024	0	0	0.0%	82,273	45.1%	$0	$0.00
2025	0	0	0.0%	82,273	45.1%	$0	$0.00
Thereafter	1	99,977	54.9%	182,250	100.0%	$1,199,724	$12.00
Vacant	0	0	0.0%	182,250	100.0%	0	$0.00
Total/Weighted Average	4	182,250	100.0%			$2,436,445	$13.37

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

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SMITHS MEDICAL

The following table presents historical occupancy percentages at the Smiths Medical Property:

Historical Occupancy

12/31/2012(1)(2)	12/31/2013(1)(2)	12/31/2014(1)(2)	3/23/2015(2)(3)
45.0%	45.0%	45.0%	100.0%

(1)	Information obtained from the borrower.
(2)	Smiths Medical ASD executed a lease for 99,977 square feet of previously vacant space (54.9% of the net rentable square footage) on February 1, 2015.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Smiths Medical Property:

Cash Flow Analysis

	2013	2014	TTM 2/28/2015(1)	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,196,673	$1,229,794	$1,453,470	$2,436,445	59.1%	$13.37
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Straight Line Rent(2)	0	0	0	249,536	6.0	1.37
Mark to Market Adjustment	0	0	0	(174,591)(3)	(4.2)	(0.96)
Total Reimbursables	948,034	1,028,578	1,133,143	1,735,379	42.1	9.52
Other Income	99,034	93,921	77,394	91,125	2.2	0.50
Less Vacancy & Credit Loss	0	0	0	(212,338)(4)	(5.1)	(1.17)
Effective Gross Income	$2,243,741	$2,352,293	$2,664,008	$4,125,555	100.0%	$22.64

Total Operating Expenses	$1,728,479	$1,524,960	$1,487,873	$1,735,379	42.1%	$9.52

Net Operating Income	$515,262	$827,333	$1,176,135	$2,390,177	57.9%	$13.11
TI/LC	0	0	0	182,250	4.4	1.00
Capital Expenditures	0	0	0	36,450	0.9	0.20
Net Cash Flow	$515,262	$827,333	$1,176,135	$2,171,477	52.6%	$11.91

NOI DSCR	0.38x	0.61x	0.87x	1.77x
NCF DSCR	0.38x	0.61x	0.87x	1.61x
NOI DY	2.3%	3.7%	5.3%	10.7%
NCF DY	2.3%	3.7%	5.3%	9.8%

(1)	Smiths Medical executed a lease for 99,977 square feet of previously vacant space (54.9% of the net rentable square footage) on February 1, 2015.
(2)	Due to the credit nature of the tenants, Straight Line Rent includes underwritten rent increases of $0.35 per square foot through the fifth year of the Smiths Medical lease and the average rent through the remaining term of the Stanley Convergent lease. Smiths Medical has a current rent of $12.00 per square foot and Stanley Convergent has a current rent of $14.00 per square foot.
(3)	Mark to Market Adjustment is based on the difference of Brocade Communication in-place rent and the contractual Smiths Medical rent due to Smiths Medical’s takeover in January 1, 2016.
(4)	The underwritten economic vacancy is 5.0%. The Smiths Medical Property was 100.0% physically occupied as of March 1, 2015.

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A-3-105

No. 15 – Hunterstone Apartments

Loan Information	Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Property Type:	Multifamily
Original Principal Balance:	$19,000,000	Specific Property Type:	Garden
Cut-off Date Principal Balance:	$19,000,000	Location:	Leland, NC
% of Initial Pool Balance:	1.6%	Size:	288 Units
Loan Purpose:	Acquisition	Cut-off Date Principal Balance Per Unit:	$65,972
Borrower Name:	HPI Hunterstone LLC	Year Built/Renovated:	2005/NAP
Sponsor:	Matthew A. Sharp; J. David Kelsey	Title Vesting:	Fee
Mortgage Rate:	4.380%	Property Manager:	Self-managed
Note Date:	May 1, 2015	3rd Most Recent Occupancy (As of):	92.2% (12/31/2012)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	94.3% (12/31/2013)
Maturity Date:	May 6, 2025	Most Recent Occupancy (As of):	94.4% (12/31/2014)
IO Period:	48 months	Current Occupancy (As of):	91.3% (4/13/2015)
Loan Term (Original):	120 Months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of):	$1,556,530 (12/31/2013)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$1,625,397 (12/31/2014)
Call Protection:	L(25),D(88),O(7)	Most Recent NOI (As of):	$1,627,567 (TTM 3/31/2015)
Lockbox Type:	Springing (Without Established Account)
Additional Debt(1):	Yes	U/W Revenues:	$2,512,786
Additional Debt Type(1):	Future Mezzanine	U/W Expenses:	$963,627
U/W NOI:	$1,549,159
U/W NCF:	$1,477,159
U/W NOI DSCR:	1.36x
U/W NCF DSCR:	1.30x
Escrows and Reserves:	U/W NOI Debt Yield:	8.2%
U/W NCF Debt Yield:	7.8%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$25,375,000
Taxes	$50,135	$9,549	NAP	As-Is Appraisal Valuation Date:	April 08, 2015
Insurance(2)	$0	Springing	NAP	Cut-off Date LTV Ratio:	74.9%
Replacement Reserves	$0	$6,000	NAP	LTV Ratio at Maturity or ARD:	66.9%

(1)	The borrower may incur mezzanine debt provided certain provisions are satisfied, including, but not limited to: (i) the combined amortizing net cash flow debt service coverage ratio is not less than 1.30x and (ii) the combined loan-to-value ratio is not greater than 75.0%.
(2)	The borrower is not required to make monthly insurance deposits as long as the insurance coverage remains in full force and effect.

The mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a garden-style multifamily property containing 288 units and located in Leland, North Carolina (the “Hunterstone Apartments Property”). Built in 2005, the Hunterstone Apartments Property is situated on 26.5 acres, located approximately 6.1 miles west of the Wilmington, North Carolina central business district and is within the Wilmington metropolitan statistical area, which has an estimated population of 274,427 as of 2015. The Port of Wilmington, approximately 8.1 miles east of the Hunterstone Apartments Property and the busiest port in North Carolina, accommodates refrigerated and non-refrigerated container cargo destined for North Carolina and other surrounding states. Primary access to the Hunterstone Apartments Property’s neighborhood is provided by Ocean Highway/Highway 17 (approximately 0.4 mile northwest of the Hunterstone Apartments Property) and Highway 74 (approximately 2.0 miles northeast of the Hunterstone Apartments Property), which connects to downtown Wilmington to the east. The Hunterstone Apartments Property is comprised of 12 buildings with a mixture of one, two and three bedroom units. Community amenities consist of a leasing office/clubhouse, fitness center, swimming pool, picnic and grill areas, laundry facility, playground, washer/dryer connections, 24-hour emergency maintenance, and free DVD exchange. Unit amenities include large walk-in closets, fully equipped kitchens, intrusion alarms, washer/dryer connections, private patio/balcony, and outside storage. As of April 13, 2015, the Hunterstone Apartments Property was 91.3% occupied.

A-3-106

HUNTERSTONE APARTMENTS

Sources and Uses

Sources			Uses
Original loan amount	$19,000,000	74.9%	Purchase price(1)	$25,000,000	98.5%
Sponsor's new cash contribution	6,368,432	25.1	Closing costs	318,297	1.3
			Reserves	50,135	0.2
Total Sources	$25,368,432	100.0%	Total Uses	$25,368,432	100.0%

(1)	The Hunterstone Apartments Property was previously securitized in the BSCMS 2006-PW13 transaction.

The following table presents certain information relating to the unit mix of the Hunterstone Apartments Property:

Apartment Unit Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly Rent per Unit
1 Bedroom/1 Bath	72	25.0%	576	$706
2 Bedroom/2 Bath	144	50.0%	889	$772
3 Bedroom/2 Bath	72	25.0%	1,125	$887
Total/Weighted Average	288	100.0%	870	$784
(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Hunterstone Apartments Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	4/13/2015(2)
92.2%	94.3%	94.4%	91.3%

(1)     Information obtained from the borrower.

(2)     Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Hunterstone Apartments Property:

Cash Flow Analysis

	2013		2014		TTM 3/31/2015		U/W		% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$2,603,005		$2,686,500		$2,715,653		$2,475,996		98.5%	$8,597
Grossed Up Vacant Space	0		0		0		249,840		9.9	867
Concessions	(83,047)		(70,170)		(63,801)		(63,801)		(2.5)	(221)
Other Income(1)	139,891		117,351		114,090		114,090		4.5	396
Less Vacancy & Credit Loss	(155,883)		(152,059)		(160,511)		(263,339	)(2)	(10.5)	(914)

Effective Gross Income	$2,503,966		$2,581,622		$2,605,431		$2,512,786		100.0%	$8,724

Total Operating Expenses	$947,436		$956,225		$977,864		$963,627		38.3%	$3,345

Net Operating Income	$1,556,530		$1,625,397		$1,627,567		$1,549,159		61.7%	$5,379
Capital Expenditures	0		0		0		72,000		2.9	250
Net Cash Flow	$1,556,530		$1,625,397		$1,627,567		$1,477,159		58.8%	$5,129

NOI DSCR	1.37	x	1.43	x	1.43	x	1.36	x
NCF DSCR	1.37	x	1.43	x	1.43	x	1.30	x
NOI DY	8.2%		8.6%		8.6%		8.2%
NCF DY	8.2%		8.6%		8.6%		7.8%

(1)	Other income includes washer/dryer rentals, late fees, lease termination fees, pet fees and application fees.
(2)	The underwritten economic vacancy is 12.0%. The Hunterstone Apartments Property was 91.3% physically occupied as of April 13, 2015.

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Annex B

ADDITIONAL MORTGAGE LOAN INFORMATION/DEFINITIONS

General. For purposes of the statistical information regarding the Mortgage Loans set forth in this free writing prospectus, including the Annexes hereto (with respect to Mortgage Loans secured by residential cooperatives the following is supplemented and modified as provided in “Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below):

(1)	“ADR” means, with respect to any hospitality property, the average daily rate.
(2)	“Appraised Value” means, for any Mortgaged Property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related Mortgage Loan Seller as of the cut-off date. The appraisals for certain of the Mortgaged Properties state an “as-stabilized” value and/or “as-renovated” value and/or “as-completed” value and/or “hypothetical as-completed” as well as an “as-is” value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The “as-is” value is presented as the Appraised Value in this free writing prospectus, except (a) with respect to the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Jackson Square Apartments and 1321 Harbor Bay Parkway, securing approximately 1.1% and 0.6%, respectively, of the Cut-off Date Pool Balance by allocated loan amount, as to which the “as-completed” or “as-stabilized” value provided in the related appraisal has been used, and (b) where we specifically state otherwise. See the footnotes to Annex A-1 to this free writing prospectus. For additional information related to calculation of “Appraised Value” for Mortgage Loans secured by residential cooperatives see “Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.
(3)	“Cash Flow Analysis” is, with respect to the one or more Mortgaged Properties securing a Mortgage Loan among the fifteen largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) ”Effective Gross Income” minus (b) ”Total Expenses” and underwritten replacement reserves and tenant improvements and leasing commissions. For this purpose:
•	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.
•	“Total Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate

B-1

taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each Cash Flow Summary contained in the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the Cash Flow Summaries reflects adjustments made by the Mortgage Loan Seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization charges and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the Cash Flow Summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which has not been verified by the Depositor, any underwriters, the Mortgage Loan Sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated.

(4)	“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Principal Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Properties determined as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus. See also the footnotes to Annex A-1 in this free writing prospectus. Because the Appraised Values of the Mortgaged Properties

B-2

were determined prior to origination, the information set forth in this free writing prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this free writing prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this free writing prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this free writing prospectus. In the case of a Mortgage Loan that is part of a Loan Combination, such loan-to-value ratio was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan as of the cut-off date.
(5)	“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio” “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or properties to the annual debt service as shown on Annex A-1 to this free writing prospectus. In the case of Mortgage Loans with an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity or any related Anticipated Repayment Date (as applicable), 12 months of principal and interest payments is used as the annual debt service. In the case of any Mortgage Loan that provides for payments of interest-only for its entire term or through any related Anticipated Repayment Date (as applicable), 12 months of interest-only payments is used as the annual debt service.

In the case of a Mortgage Loan that is part of a Loan Combination, such debt service coverage ratio was calculated based on the aggregate annual debt service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this free writing prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten

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Debt Service Coverage Ratios presented in this free writing prospectus accurately reflect that ability.

(6)	“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date or of an ARD Loan scheduled to be outstanding on the Anticipated Repayment Date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Properties determined as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this free writing prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this free writing prospectus. See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this free writing prospectus. In the case of each Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Mortgage Loan and the related Pari Passu Companion Loan.
(7)	“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.
(8)	“Occupancy Rate” means (i) in the case of multifamily rental properties (other than residential cooperative properties) and manufactured housing community properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; (iv) in the case of self-storage facilities, either the percentage

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of the net rentable square footage rented or the percentage of units rented for the trailing 12-month period ending on the date of determination, depending on borrower reporting; and (v) in the case of residential cooperative properties, the property vacancy assumption reflected in the related appraisal for purposes of determining the appraised value of the related Mortgaged Property as a multifamily rental property (i.e., the “Coop-Rental Value” reflected in Annex A-1 to this free writing prospectus); such vacancy assumption for residential cooperative properties does not reflect actual occupancy. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the cut-off date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this free writing prospectus.
(9)	“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property. With respect to a residential cooperative mortgage loan, the Occupancy As Of Date is the date of the related appraisal from which the Occupancy Rate is derived.
(10)	“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any Lock-out Period or Yield Maintenance Charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:
•	“D(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.
•	“L(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.
•	“O(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
•	“YM(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value

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#) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
•	“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
•	“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.
•	“D or GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).
•	“GRTR of @% or YM(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.
(11)	“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.
(12)	“RevPAR” means, with respect to any hospitality property, revenues per available room.
(13)	“Stated Principal Balance” means, for each Mortgage Loan in the Trust Fund, a principal amount that:
•	will initially equal its unpaid principal balance as of the cut-off date or, in the case of a replacement Mortgage Loan, as of the date it is added to the Trust Fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and
•	will be permanently reduced on each subsequent distribution date, to not less than zero, by that portion, if any, of the Principal Distribution Amount (without regard to the adjustments otherwise contemplated by clauses 1 through 4 of the definition thereof) for that distribution date that represents principal actually received or advanced on that Mortgage Loan,

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and the principal portion of any Realized Loss (see “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) incurred with respect to that Mortgage Loan during the related collection period.

However, the “Stated Principal Balance” of any Mortgage Loan in the Trust Fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that Mortgage Loan or any related REO Property have been received.

(14)	“Structuring Assumptions” means, collectively, the following assumptions regarding the Certificates and the Mortgage Loans in the Trust Fund:
•	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 to this free writing prospectus and the Cut-off Date Pool Balance is as described in this free writing prospectus;
•	the initial aggregate principal balance or notional amount, as the case may be, of each interest-bearing Class of Certificates is as described in this free writing prospectus;
•	the pass-through rate for each interest-bearing Class of Certificates is as described in this free writing prospectus;
•	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;
•	no Additional Trust Fund Expenses (including Trust Advisor Expenses) arise, no Servicing Advances are made under the Pooling and Servicing Agreement and the only expenses of the Trust consist of the trustee fees, the certificate administrator fees, the master servicing fees (including any applicable primary or sub-servicing fees), the CREFC® Intellectual Property Royalty License Fees and the Trust Advisor fees, each as set forth on Annex A-1 to this free writing prospectus;
•	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;
•	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;
•	all monthly debt service or balloon payments on the Mortgage Loans are timely received by a Master Servicer on behalf of the Trust on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;
•	each ARD Loan in the Trust Fund is paid in full on its Anticipated Repayment Date;

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•	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);
•	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment Lock-out Period, including any contemporaneous period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge, including any contemporaneous period when defeasance is permitted;
•	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the subject tables or other relevant part of this free writing prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;
•	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;
•	no Yield Maintenance Charges or Prepayment Premiums are collected;
•	no person or entity entitled thereto exercises its right of optional termination as described in this free writing prospectus under “Description of the Offered Certificates—Termination of the Pooling and Servicing Agreement”;
•	no Mortgage Loan is required to be repurchased, as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus;
•	distributions on the Offered Certificates are made on the 15th day of each month, commencing in July 2015; and
•	the Offered Certificates are settled with investors on June 26, 2015.
(15)	“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property (other than a residential cooperative property), the related Mortgage Loan Seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of

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anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents, except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the Mortgage Loan Seller determined revenue from rents by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year. In determining revenue for multifamily, manufactured housing community and self-storage properties, the Mortgage Loan Sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or come combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75% and daily rates based on third-party-provided market information or daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related Mortgage Loan Seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property) of effective gross revenue (or, in the

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case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the Mortgage Loan Seller, and are: (a) in the case of retail, office, self-storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues. In addition, in some cases, the Mortgage Loan Seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable Mortgage Loan Seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within twelve months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject

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tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any mortgage loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this free writing prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan Seller may not (and likely will not) conform to an analysis of the same property by other persons or entities.

For additional information related to calculation of “Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” for Mortgage Loans secured by residential cooperative properties, see “Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

See “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions” and “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” in this free writing prospectus. See also Annex A-1 and the footnotes thereto.

(16)	“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Principal Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan as of the cut-off date.
(17)	“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. For additional information related to calculation of “Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” for Mortgage Loans secured by residential cooperative properties, see “Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below. See “Risk Factors—Risks Related to the Mortgage Loans—Debt Service

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Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions” in this free writing prospectus.
(18)	“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Principal Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan as of the cut-off date.

You should review the footnotes to Annex A-1 in this free writing prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Principal Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this free writing prospectus, including information in Annexes A-1 and A-3 to this free writing prospectus is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the ten largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives

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With respect to the residential cooperative mortgage loans sold to the Trust by National Cooperative Bank, N.A., due to attributes particular to residential housing cooperatives, certain information presented in this free writing prospectus and in Annex A-1 to this free writing prospectus differs from that presented for other Mortgage Loans included in the Trust. Several of these differences are particularly relevant to your consideration of an investment in the Offered Certificates.

In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for the residential cooperative mortgage loans sold to the Trust by National Cooperative Bank, N.A. differs from the manner in which such calculations are made for other Mortgage Loans included in the Trust.

For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross sellout value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent-controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1 to this free writing prospectus. With respect to the Mortgage Loan identified on Annex A-1 to this free writing prospectus as Baywoods of Annapolis, representing approximately 1.4% of the Cut-off Date Pool Balance, the related Mortgaged Property is a continuing care retirement community comprised of (i) a portion of the Mortgaged Property operated as an age-restricted residential cooperative property with certain enhanced member services and (ii) a portion of the Mortgaged Property operated as a residential healthcare facility. The “Appraised Value” of the Mortgaged Property securing the Mortgage Loan identified on Annex A-1 to this free writing prospectus as Baywoods of Annapolis is equal to the sum of (i) the value of the portion of such Mortgaged Property operated as a residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and calculated as provided above, plus (ii) the value of the portion of such Mortgaged Property operated as a residential healthcare facility, in each case as set forth in the related appraisal. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross sellout value referenced above in this paragraph is calculated without regard to any applicable sale price restrictions. The comparable sales considered in the appraisers’ estimates of gross sellout values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1 to this free writing prospectus. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property.

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In addition, for purposes of determining the debt service coverage ratio and debt yield for a residential cooperative mortgage loan, the “Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” for a residential cooperative property and the “Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” for a residential cooperative property, in each case as set forth on Annex A-1 to this free writing prospectus, is the projected net cash flow reflected in an appraisal of such residential cooperative property and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser. In the case of the Mortgage Loan identified on Annex A-1 to this free writing prospectus as Baywoods of Annapolis, representing approximately 1.4% of the Cut-off Date Pool Balance, the “Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” for the related Mortgaged Property and the “Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” for such Mortgaged Property equals the sum of (i) such values for the portion of such Mortgaged Property operated as a residential cooperative property calculated as provided above, plus (ii) such values as calculated for the portion of such Mortgaged Property operated as a residential healthcare facility, in each case as set forth in the related appraisal. Accordingly, U/W Revenues, U/W Expenses, U/W Net Operating Income, U/W Replacement and U/W Net Cash Flow, in each case as set forth on Annex A-1 to this free writing prospectus, are derived from the appraisal. However, the projected net cash flow used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.

The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to such a residential cooperative mortgage loan may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for such residential cooperative mortgage loan had a different methodology (including the methodology used for calculating such values with respect to the other mortgage loans sold to the Depositor) been used.

With respect to information presented in Annex A-1 to this free writing prospectus with respect to mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness, (1) the Coop-Committed Secondary Debt equals the balance of any subordinate line of credit mortgage loan, based on the full face amount of the subordinate line of credit mortgage loan, (2) the Whole Loan Cut-off Date Balance equals the sum of the Cut-off Date balance of the WFCM 2015-C29 trust mortgage loan plus the balance of each existing subordinate loan, assuming that such existing subordinate loan is fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, except that (A) with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 321 West 90th St. Owners Corp., representing approximately 0.2% of the Cut-Off Date Pool Balance, the Whole Loan Cut-off Date Balance also includes the Cut-off Date balance of the chattel mortgage encumbering such mortgaged property and (B) with respect to the 230 Garth Loan, the existing chattel mortgage is assumed to have a Cut-off Date balance equal to the 230 Garth Loan Chattel Mortgage OPB, (3) the Subordinate Secured Debt Original Balance is determined as if each existing subordinate loan amount is fully advanced on the date of closing of said subordinate loan, (4) the Subordinate Secured Debt Cut-off Date Balance with respect to the 230 Garth Loan reflects the 230 Garth Loan Chattel Mortgage OPB and (5) except with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Baywoods of Annapolis, representing approximately 1.4% of the Cut-

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Off Date Pool Balance, the Whole Loan Debt Service, Whole Loan U/W NOI DSCR and Whole Loan U/W NCF DSCR are calculated assuming (A) that the subordinate secured indebtedness has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date (except, with respect to the 230 Garth Loan, the subordinate secured indebtedness is assumed to have a Cut-off Date balance equal to the 230 Garth Loan Chattel Mortgage OPB), (B) that the applicable interest rate for the subordinate secured indebtedness (other than for the subordinate secured indebtedness with respect to the 230 Garth Loan and the subordinate secured indebtedness comprised of a chattel mortgage with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 321 West 90th St. Owners Corp., representing approximately 0.2% of the Cut-Off Date Pool Balance, each of which is determined based upon the actual principal and/or interest payments in effect as of the Cut-off Date) is determined using 1-month LIBOR in effect as of the Cut-off Date and giving effect to any applicable interest rate floor and (C) that any initial interest-only period for such subordinate indebtedness has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Baywoods of Annapolis, the Whole Loan Debt Service, Whole Loan U/W NOI DSCR and Whole Loan U/W NCF DSCR are calculated assuming (A) that the subordinate secured indebtedness has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (B) that interest on the subordinate secured indebtedness is accruing at a rate of 4.000% per annum on an actual/360 basis and (C) that any initial interest-only period on the subordinate secured indebtedness has expired and the borrower is required to make payments of interest plus fixed payments of principal based on a 240-month straight-line amortization schedule. As used in this paragraph: “230 Garth Loan” means the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 230 Garth Road Owners, Inc., representing approximately 0.4% of the Cut-Off Date Pool Balance; and “230 Garth Loan Chattel Mortgage OPB” means $265,650, which such amount is the outstanding principal balance of 230 Garth Loan chattel mortgage as of March 19, 2015.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 to this free writing prospectus with respect to the residential cooperative mortgage loans sold to the Depositor by National Cooperative Bank, N.A. for inclusion in the Trust. In addition, with respect to information presented in Annex A-1 to this free writing prospectus with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available. In the case of the Mortgage Loan secured by the Mortgaged Property identified on

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Annex A-1 to this free writing prospectus as Baywoods of Annapolis, representing approximately 1.4% of the Cut-off Date Pool Balance, all such unit calculations are limited to units which are operated as residential cooperative apartment units and exclude the rooms located in the portion of such Mortgaged Property operated as a residential healthcare facility.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 to this free writing prospectus with respect to Mortgage Loans (other than such residential cooperative mortgage loans) is not presented on Annex A-1 to this free writing prospectus with respect to the residential cooperative mortgage loans sold to the Depositor by National Cooperative Bank, N.A. for inclusion in the Trust. For example, since residential cooperatives are not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative can increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical NOI figures are not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A-1 to this free writing prospectus for the mortgage loans secured by residential cooperative properties are not presented on Annex A-1 to this free writing prospectus with respect to the residential cooperative mortgage loans sold to the Depositor by National Cooperative Bank, N.A. for inclusion in the Trust.

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Annex C-1

Mortgage Loan Representations and Warranties

Each Mortgage Loan Seller will, solely as to the Mortgage Loans that it is transferring to the Depositor, make the representations and warranties set forth below as of the date specified below or, if no such date is specified, as of the Closing Date, in each case subject to the exceptions to those representations and warranties that are described on Annex C-2 for the applicable Mortgage Loan Seller. Capitalized terms used but not otherwise defined in this Annex C-1 shall have the meanings set forth in the main body of the free writing prospectus or, if not defined therein, in the related mortgage loan purchase agreement.

Each mortgage loan purchase agreement, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Trust Fund, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties is not intended as statements regarding the actual characteristics of the Mortgage Loans, Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

In addition, for purposes of the following representations and warranties, the phrase “the Mortgage Loan Seller’s knowledge” and other words and phrases of like import shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Mortgage Loan Seller, its officers and employees responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth below in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth herein). All information contained in documents which are part of or required to be part of a mortgage file, as specified in the Pooling and Servicing Agreement (to the extent such documents exist) shall be deemed within the Mortgage Loan Seller’s knowledge.

1.         Complete Mortgage File. With respect to each Mortgage Loan, to the extent that the failure to deliver the same would constitute a “Material Document Defect” in the Pooling and Servicing Agreement and/or Mortgage Loan Purchase Agreement, (i) a copy of the mortgage file for each Mortgage Loan and (ii) originals or copies of all financial statements, appraisals, environmental reports, engineering reports, seismic assessment reports, leases, rent rolls, Insurance Policies and certificates, legal opinions and tenant estoppels in the possession or under the control of such Mortgage Loan Seller that relate to such Mortgage Loan, will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or Mortgage Loan Purchase Agreement. For the avoidance of doubt, the Mortgage Loan Seller shall not be required to deliver any attorney-client privileged communication, draft documents or any documents or materials prepared by it or its affiliates for internal uses, including without limitation, credit committee briefs or memoranda and other internal approval documents.

2.         Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the Depositor, no mortgage note or mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation or pledge, and the

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Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.         Loan Document Status. Each related mortgage note, mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related mortgage notes, mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the mortgage note, mortgage or other Mortgage Loan documents.

4.         Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.         Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Mortgagor and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee shall provide, or if neither (A) nor (B) is applicable, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing

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Date. The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

6.         Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related mortgage file or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such mortgage, mortgage note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related mortgage in any manner which materially interferes with the security intended to be provided by such mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither borrower nor guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the mortgage file, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.         Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances, and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to the Permitted Encumbrances and Title Exceptions, except as such enforcement may be limited by Standard Qualifications, subject to the limitations described in paragraph 11 below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.         Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a

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comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the mortgage, the first priority lien of the mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of which clauses (a) through (g), individually or in the aggregate, materially interferes with the current marketability or principal use of the Mortgaged Property, the security intended to be provided by such mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.         Junior Liens. It being understood that B notes secured by the same mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on an exhibit to the related Mortgage Loan Purchase Agreement.

10.       Assignment of Leases and Rents. There exists as part of the related mortgage file an Assignment of Leases (either as a separate instrument or incorporated into the related mortgage). Subject to the Permitted Encumbrances and Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid

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first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11.       Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12.       Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared by a third party engineering consultant in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon the due diligence customarily performed by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, and except as set forth in such engineering report or property condition report or with respect to which repairs were required to be reserved for or made, (a) all major building systems for the improvements of each related Mortgaged Property are in good working order, and (b) each related Mortgaged Property (i) is free of any material damage, and (ii) is in good repair and condition, and (iii) is free of patent and observable structural defects, except, as to all statements in clauses (a) and (b) above, to the extent: (x) any damage or deficiencies would not reasonably be expected to materially and adversely affect the use or operation of the Mortgaged Property or the security intended to be provided by such mortgage, or repairs with respect to such damage or deficiencies are estimated to not exceed 5% of the original principal balance of the Mortgage Loan; (y) such repairs have been completed; or (z) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs.

To the Mortgage Loan Seller’s knowledge, based on the engineering report or property condition assessment and the Sponsor Diligence (as defined in paragraph 42), there are no issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller

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believes would have a material adverse effect on the current marketability or principal use of the Mortgaged Property other than those disclosed in the engineering report or Servicing File and those addressed in sub-clauses (x), (y), and (z) of the preceding sentence.

13.       Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14.       Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15.       Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the current marketability of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

16.       Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with lender pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the Depositor or its servicer. Any and all material requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with the Mortgage Loan Seller’s practices with respect to escrow releases or such released funds were otherwise used for their intended purpose. No

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other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

17.       No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund.

18.       Insurance. Each related Mortgaged Property is, and is required pursuant to the related mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance (except where an applicable tenant lease does not permit the tenant to abate rent under any circumstances), which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months), or a specified dollar amount which, in the reasonable judgment of the Mortgage Loan Seller, will cover no less than 12 months (18 months for Mortgage Loans with a principal balance of $35 million or more) of rental income; (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180 day “extended period of indemnity”; and (iii) covers the actual loss sustained during the time period, or up to the specified dollar amount, set forth in clause (i) above.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related

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perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, which correlates to a 10% probability of exceedance in an exposure period of 50 years. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19.       Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property

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condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20.       No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21.       No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22.       REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or

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other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.       Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24.       Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the mortgage note, each holder of the mortgage note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25.       Trustee under Deed of Trust. With respect to each mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the mortgage and applicable law or may be substituted in accordance with the mortgage and applicable law by the related mortgagee, and, except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid.

26.       Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, or (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property.

27.       Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and

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applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

28.       Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) Mortgagor’s fraud or intentional misrepresentation; (iii) criminal acts by the Mortgagor or guarantor resulting in the seizure or forfeiture of all or part of the Mortgaged Property; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) Mortgagor’s commission of material physical waste at the Mortgaged Property.

29.       Mortgage Releases. The terms of the related mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the

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meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30.       Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31.       Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms, or as otherwise indicated on Annex C-2.

32.       Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of

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the holder of the mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on an exhibit to the related Mortgage Loan Purchase Agreement, or future permitted mezzanine debt as set forth on an exhibit to the related Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on an exhibit to the related Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33.       Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Principal Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

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34.         Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the mortgage note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.       Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD loans and situations where default interest is imposed.

36.       Ground Leases. For purposes of these representations and warranties, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(A)       The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage. No material change in the terms of the Ground Lease had occurred since its

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recordation,	except by any written instruments which are included in the related mortgage file;

(B)       The lessor under such Ground Lease has agreed in a writing included in the related mortgage file (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns, provided that lender has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(C)       The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)       The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the mortgagee on the lessor’s fee interest is subject;

(E)       Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(F)       The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(G)       The Ground Lease and Related Documents require the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(H)       A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

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(I)        The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(J)        Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)       In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)       Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37.       Servicing. The servicing and collection of each Mortgage Loan complied with all applicable laws and regulations and was in all material respects legal, proper and in accordance with customary commercial mortgage servicing practices.

38.       Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex C-1.

39.       Rent Rolls; Operating Histories. The Mortgage Loan Seller has obtained a rent roll (or a maintenance schedule in the case of a Mortgage Loan secured by a residential cooperative property) (the “Certified Rent Roll(s)”) other than with respect to hospitality or single tenant properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan.

40.       No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is

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delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex C-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.       Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42.       Organization of Mortgagor. The Mortgage Loan Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history regarding any bankruptcies, any felony convictions in accordance with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis or NCO, or a similar service designed to elicit information about each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history regarding any bankruptcies, any felony convictions, in accordance with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization. ((1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Controlling Owner or guarantor (i) was in a state or federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state or federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43.       Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only

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Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

In the case of each Mortgage Loan set forth on an exhibit to the related Mortgage Loan Purchase Agreement, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on such exhibit (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the Trustee will within 60 days following the Closing Date be a named insured under such policy either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust in accordance with the terms of such policy, which the Mortgage Loan Seller or its designee shall provide, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least three years beyond the maturity of the Mortgage Loan (or, in the case of an ARD Loan, the related Anticipated Repayment Date).

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44.       Lease Estoppels. With respect to each Mortgage Loan secured by retail, office or industrial properties, the Mortgage Loan Seller requested the related Mortgagor to obtain estoppels from each commercial tenant with respect to the Certified Rent Roll (except for tenants for whom the related lease income was excluded from the Mortgage Loan Seller’s underwriting). With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan (or such longer period as the Mortgage Loan Seller may deem reasonable and appropriate based on the Mortgage Loan Seller’s practices in connection with the origination of similar commercial and multifamily loans intended for securitization), and to the Mortgage Loan Seller’s knowledge, based solely on the related estoppel, (x) the related lease is in full force and effect and (y) there exists no material default under such lease, either by the lessee thereunder or by the lessor subject, in each case, to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

45.        Appraisal. The mortgage file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) was engaged directly by the originator of the Mortgage Loan or the Mortgage Loan Seller, or a correspondent or agent of the originator of the Mortgage Loan or the Mortgage Loan Seller, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.       Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to this Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.       Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Loan Combination.

48.       Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49.       Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

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Annex C-2

Exceptions to Mortgage Loan Representations and Warranties

The exceptions to the representations and warranties set forth below are grouped by Mortgage Loan Seller and listed by the number of the related representation and warranty set forth on Annex C-1 and the mortgage loan name and number identified on Annex A-1. Capitalized terms used but not otherwise defined in this Annex C-2 shall have the meanings set forth in Annex B or, if not defined therein, in the main body of this free writing prospectus or, if not defined therein, in the related Mortgage Loan Purchase Agreement.

Wells Fargo Bank, National Association

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(8) Permitted Liens; Title Insurance	IRG – Ellsworth Bailey Saratoga (Loan No. 46)	Tenant (A.R.M. Opco) has Right of First Refusal (ROFR) to purchase the Saratoga I property (allocated loan amount of $2,400,000) if bona fide offer received borrower otherwise willing to accept; ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

(8) Permitted Liens; Title Insurance	1321 Harbor Bay Parkway (Loan No. 54)	The mortgaged property consists of one unit in a land condominium. The borrower has a 12.5% voting rights interest in the related owners’ association. Each unit owner has responsibility for maintenance and repairs of its own building and exclusive use easement areas. The association’s duties are limited to landscaping, maintenance of private roads and the like.

(8) Permitted Liens; Title Insurance	8211 Town Center Drive (Loan No. 59)	Single tenant (Mariner Financial) has Right of First Refusal (ROFR) to purchase subject property if bona fide offer received borrower otherwise willing to accept; ROFR is not extinguished by foreclosure unless tenant is in default of its lease beyond applicable cure periods (in which event tenant’s non-disturbance protections would not apply).

(8) Permitted Liens; Title Insurance	Walgreens – Duncanville, TX (Loan No. 62)	Single tenant (Walgreen Co.) has Right of First Refusal (ROFR) to purchase subject property if bona fide offer received borrower otherwise willing to accept; ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

(8) Permitted Liens; Title Insurance	Walgreens – Milwaukee (Loan No. 83)	Single tenant (Walgreen Co.) has Right of First Refusal (ROFR) to purchase subject property if bona fide offer received borrower otherwise willing to accept; ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

(8) Permitted Liens; Title Insurance	Walgreens – Warrensburg, MO (Loan No. 94)	Single tenant (Walgreen Co.) has Right of First Refusal (ROFR) to purchase subject property if bona fide offer received borrower otherwise willing to accept; ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(15) Actions Concerning Mortgage Loan	Country Club Center (Loan No. 7)

Sponsor (Jeffrey Soffer) was one of several co-defendants in a $100 million wrongful death action filed in Florida in January 2014 related to a 2012 helicopter crash in the Bahamas. The lawsuit sought to undo a previous insurance settlement, among other things, and no additional insurance coverage is available for further damages. The lawsuit was dismissed without prejudice in August 2014, however, the plaintiff has appealed the ruling. Further, Jeffrey Soffer is a co-defendant in one or more breach of contract actions related to unpaid commissions aggregating to approximately $12 million, related to various projects. Further, four affiliates of the 50% owner in the borrower (Cabi Holdings, Inc.) were involved in mortgage loan defaults that resulted in the related borrower’s filing for Chapter 11 bankruptcy. The projects included (i) a residential and commercial condominium project in Miami, Florida where the lending syndicate’s refusal to restructure unit release prices prompted a 2009 bankruptcy filing that resulted in a negotiated settlement; (ii) a mixed use condominium tower in Miami, Florida where the inability to refinance the property at maturity prompted a 2010 bankruptcy filing that resulted in the debt being reorganized and a full repayment of the debt in December 2014; (iii) a commercial marina project in Fort Lauderdale, Florida where the inability to refinance the property at maturity prompted a 2010 bankruptcy filing that resulted in a settlement involving an agreed sale; and (iv) an office building in Miami Beach, Florida where the inability to refinance the property at maturity prompted a 2010 bankruptcy filing that resulted in a settlement involving an agreed sale.

In addition, the principals of Cabi Holdings, Inc. defaulted on a $1.5 billion real estate loan in 2008 that had been obtained to acquire a portfolio of 33 office properties in the Los Angeles, California area. Due to the economic downturn, the principals were unable to make scheduled principal payments that they had personally guaranteed, and control was eventually relinquished to one of the mezzanine lenders in lieu of foreclosure. The Cabi principals filed a lawsuit in 2008 alleging that the guarantees were loss guarantees rather than payment guarantees, but that litigation was resolved when the principals agreed to drop any claims against the lenders, and the lenders agreed not to pursue the guarantees.

(18) Insurance	Parkway Crossing East Shopping Center (Loan No. 8)	Babies R Us and Chick-Fil-A pad sites are leased leaseholds (borrower has leasehold estate) where sub-tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to sub-tenant or other non-borrower party and/or its sub-leasehold mortgagee.

(18) Insurance	Dulles North Corporate Parks (Loan No. 11)	Loan documents permit property insurance policy deductible up to $100,000. In-place property insurance coverage provides for $25,000 deductible.

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(18) Insurance	CVS – Lynn, MA (Loan No. 52)	Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if tenant (CVS Pharmacy, Inc.) elects to provide third party insurance or self-insure in accordance with its lease. tenant is permitted to self-insure if, among other things, tenant maintains a minimum net worth of $125 million. If tenant elects to provide third party insurance in accordance with its lease, the borrower’s obligation to provide rent loss or terrorism insurance is suspended, but the lease has no rent abatement or termination remedies for any reason during the loan term. Further, if the lease is in full force effect and there is no lease or loan default, the provisions of the lease shall control disbursement of any casualty proceeds. Tenant has provided notice of its self-insurance election.

(18) Insurance	Walgreens – Duncanville, TX (Loan No. 62)	Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if tenant (Walgreen Co.) elects to provide third party insurance or self-insure in accordance with its lease. Tenant is permitted to self-insure if, among other things, Walgreen Co. maintains a minimum net worth of $100 million. If Walgreen elects to provide third party insurance in accordance with its lease, the borrower’s obligation to provide rent loss or terrorism insurance is suspended, but the lease has no rent abatement or termination remedies for any reason during the loan term. Further, if the Walgreen lease is in full force effect and there is no lease or loan default, the provisions of the Walgreen lease shall control disbursement of any casualty proceeds. Walgreen’s has provided notice of its self-insurance election.

(18) Insurance	Tieton Village (Loan No. 76)	Espresso Express pad site is leased fee where tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee.

(18) Insurance	Walgreens – Milwaukee (Loan No. 83)	Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if tenant (Walgreen Co.) elects to provide third party insurance or self-insure in accordance with its lease. Tenant is permitted to self-insure if, among other things, Walgreen Co. maintains a minimum net worth of $200 million. If Walgreen elects to provide third party insurance in accordance with its lease, the borrower’s obligation to provide rent loss or terrorism insurance is suspended, but the lease has no rent abatement or termination remedies for any reason during the loan term. Further, if the Walgreen lease is in full force effect and there is no lease or loan default, the provisions of the Walgreen lease shall control disbursement of any casualty proceeds. Walgreen’s has provided notice of its self-insurance election.

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(18) Insurance	Walgreens – Warrensburg, MO (Loan No. 94)	Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if tenant (Walgreen Co.) elects to provide third party insurance or self-insure in accordance with its lease. Tenant is permitted to self-insure if, among other things, Walgreen Co. maintains a minimum net worth of $100 million. If Walgreen elects to provide third party insurance in accordance with its lease, the borrower’s obligation to provide rent loss or terrorism insurance is suspended, but the lease has no rent abatement or termination remedies for any reason during the loan term. Further, if the Walgreen lease is in full force effect and there is no lease or loan default, the provisions of the Walgreen lease shall control disbursement of any casualty proceeds. Walgreen’s has provided notice of its self-insurance election.

(26) Local Law Compliance	Trojan Storage of Oxnard (Loan No. 51)	Self-storage use was permitted with adoption of special use permit on June 21, 2001 with certain conditions, including 15 foot landscaping along the interior lot line for those portions of the property abutting residential districts. Existing landscaped area is approximately 3 feet, which constitutes a zoning violation. Loan documents require that, if there is any governmental enforcement action related to the violation, borrower will promptly comply with any such governmental requirements. Curative work involves removal of four parking spaces. The borrower and guarantors have personal liability for losses related to the property’s failure to comply with the related special use permit’s landscape requirements. The related guarantors’ aggregate net worth is approximately $37.1 million as of March 26, 2015.

(28) Recourse Obligations	Foothills Park Place (Loan No. 13)	SPE Borrower-only on carveouts (59% LTV at loan origination).

(30) Financial Reporting and Rent Rolls	Foothills Park Place (Loan No. 13)	Loan documents require semi-annual (not quarterly) and annual operating statements and rent rolls.

(31) Acts of Terrorism Exclusion	150 Royall Street (Loan No. 3)	If TRIPRA or a successor statute is not in effect, borrower shall not be required to spend on terrorism insurance more than 2 times the cost of the property and rent loss coverage (excluding terrorism and the premium for flood and named storm coverage) required by the loan documents.

(31) Acts of Terrorism Exclusion	Foothills Park Place (Loan No. 13)	If TRIPRA or a successor statute is not in effect, borrower shall not be required to spend on terrorism insurance more than 2 times the cost of the property and rent loss coverage (excluding terrorism and the premium for flood and named storm coverage) required by the loan documents.

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(31) Acts of Terrorism Exclusion	Walgreens – Duncanville, TX (Loan No. 62)	Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if tenant (Walgreen Co.) elects to provide third party insurance or self-insure in accordance with its lease. Tenant is permitted to self-insure if, among other things, Walgreen Co. maintains a minimum net worth of $100 million. If Walgreen elects to provide third party insurance in accordance with its lease, the borrower’s obligation to provide rent loss or terrorism insurance is suspended, but the lease has no rent abatement or termination remedies for any reason during the loan term. Further, if the Walgreen lease is in full force effect and there is no lease or loan default, the provisions of the Walgreen lease shall control disbursement of any casualty proceeds. Walgreen’s has provided notice of its self-insurance election.

(31) Acts of Terrorism Exclusion	Walgreens – Milwaukee (Loan No. 83)	Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if tenant (Walgreen Co.) elects to provide third party insurance or self-insure in accordance with its lease. Tenant is permitted to self-insure if, among other things, Walgreen Co. maintains a minimum net worth of $200 million. If Walgreen elects to provide third party insurance in accordance with its lease, the borrower’s obligation to provide rent loss or terrorism insurance is suspended, but the lease has no rent abatement or termination remedies for any reason during the loan term. Further, if the Walgreen lease is in full force effect and there is no lease or loan default, the provisions of the Walgreen lease shall control disbursement of any casualty proceeds. Walgreen’s has provided notice of its self-insurance election.

(31) Acts of Terrorism Exclusion	Walgreens – Warrensburg, MO (Loan No. 94)	Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if tenant (Walgreen Co.) elects to provide third party insurance or self-insure in accordance with its lease. Tenant is permitted to self-insure if, among other things, Walgreen Co. maintains a minimum net worth of $100 million. If Walgreen elects to provide third party insurance in accordance with its lease, the borrower’s obligation to provide rent loss or terrorism insurance is suspended, but the lease has no rent abatement or termination remedies for any reason during the loan term. Further, if the Walgreen lease is in full force effect and there is no lease or loan default, the provisions of the Walgreen lease shall control disbursement of any casualty proceeds. Walgreen’s has provided notice of its self-insurance election.

(33) Single-Purpose Entity	WPC Self Storage Portfolio VII (Loan No. 4)	Loan documents permit the borrower to include its assets in a consolidated financial statement of its affiliates, and to include its tax return in a consolidated tax return.

C-2-5

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(33) Single-Purpose Entity	Green Acres MHP (Loan No. 65)	One of three tenants-in-common comprising the borrower is a recycled single purpose entity borrower, and prior owned property is not same as mortgaged property. Borrower previously owned multifamily property in Chicago, IL that it sold in May 2015. An environmental database review was obtained as to the prior owned property, and no environmental issues were identified. The loan documents provide for personal liability to the borrower and guarantors for losses related to the prior owned property.

(33) Single-Purpose Entity	Walgreens – Milwaukee (Loan No. 83)	Recycled single purpose entity borrower, and prior owned property is not same as mortgaged property. Borrower previously owned multifamily property in Rockford, IL that it sold earlier in 2015. A Phase I environmental site assessment was obtained as to the prior owned property, and no recognized environmental conditions were identified. The loan documents provide for personal liability to the borrower and guarantors for losses related to the prior owned property.

(34) Defeasance	WPC Self Storage Portfolio VII (Loan No. 4)	Borrower shall deliver a certificate at borrower’s option of either (A) Chatham Financial, (B) a regionally or nationally recognized public accounting firm reasonably acceptable to lender, or (C) a third party reputable defeasance advisor reasonably acceptable to Lender certifying that the total defeasance collateral will generate monthly amounts equal or greater than the scheduled defeasance payments.

(36) Ground Leases	Gillespie Field Business Park (Loan No. 124)	Leasehold; Fee Not Subordinated. Entirety of mortgaged property is leasehold. Ground lease is between San Diego County, CA and borrower, and latest ground lease expiration is July 22, 2063 (loan matures May 11, 2025). Variations: (L) The ground lease does not specifically provide for right to enter into new lease upon rejection in bankruptcy, but it otherwise provides that upon transfer following foreclosure, the ground lessor will enter into a new lease with leasehold mortgagee. The loan documents provide for personal liability to the borrower and guarantor (i) for losses related to any agreement entered into by ground lessor that materially interferes with borrower’s use of the property and failure to pay ground rent to extent that property revenue is sufficient; and (ii) on a full recourse basis if the ground lease is terminated.

(42) Organization of Mortgagor	Queens’ MarketPlace (Loan No. 5)	An affiliate of the sponsors (Transcontinental Corporation and Bass Brothers) filed for bankruptcy in 2008 in connection with Henderson, NV master planned community. In addition, a mortgage company affiliate of another sponsor (Seligman & Associates, Inc.) was the subject of an involuntary bankruptcy proceeding in 1980 that was converted to a Chapter 11 reorganization. The bankruptcy was closed in December 1984.

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(42) Organization of Mortgagor	Country Club Center (Loan No. 7)

Affiliates of the loan sponsor (Jeffrey Soffer) filed for Chapter 11 bankruptcy protection in mid-2009 (later converted to Chapter 7 bankruptcy at the end of 2009) from the failure of the Fontainebleau Las Vegas project. The project’s funding was disrupted by the Lehman bankruptcy in 2009. The bankruptcy court approved a comprehensive settlement in November 2013, but certain actions by the Chapter 7 trustee were excluded from the scope of the settlement. The Chapter 7 trustee’s lawsuits allege fraudulent conveyance, breach of fiduciary duty, mismanagement of the project and intentional misrepresentations. The Chapter 7 trustee reached a settlement with Mr. Soffer and his affiliates in December 2014 and the case was dismissed with prejudice in February 2015. The settlement included a bar of further pending lawsuits and payment by Soffer of approximately $83 million, a substantial portion of which is being paid by insurance policies. Further, four affiliates of the 50% owner in the borrower (Cabi Holdings, Inc.) were involved in mortgage loan defaults that resulted in the related borrower’s filing for Chapter 11 bankruptcy. The projects included (i) a residential and commercial condominium project in Miami, Florida where the lending syndicate’s refusal to restructure unit release prices prompted a 2009 bankruptcy filing that resulted in a negotiated settlement; (ii) a mixed use condominium tower in Miami, Florida where the inability to refinance the property at maturity prompted a 2010 bankruptcy filing that resulted in the debt being reorganized and a full repayment of the debt in December 2014; (iii) a commercial marina project in Fort Lauderdale, Florida where the inability to refinance the property at maturity prompted a 2010 bankruptcy filing that resulted in a settlement involving an agreed sale; and (iv) an office building in Miami Beach, Florida where the inability to refinance the property at maturity prompted a 2010 bankruptcy filing that resulted in a settlement involving an agreed sale.

In addition, the principals of Cabi Holdings, Inc. defaulted on a $1.5 billion real estate loan in 2008 that had been obtained to acquire a portfolio of 33 office properties in the Los Angeles, California area. Due to the economic downturn, the principals were unable to make scheduled principal payments that they had personally guaranteed, and control was eventually relinquished to one of the mezzanine lenders in lieu of foreclosure. The Cabi principals filed a lawsuit in 2008 alleging that the guarantees were loss guarantees rather than payment guarantees, but that litigation was resolved when the principals agreed to drop any claims against the lenders, and the lenders agreed not to pursue the guarantees.

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(42) Organization of Mortgagor	Hall Office Park (Loan No. 10)	Sponsor (Craig Hall) and various affiliates filed for reorganization under Chapter 11 bankruptcy laws during 1985-1993. In addition, affiliates of the sponsor (Craig Hall) were involved in prior mortgage loan defaults resulting in (i) two discounted payoffs in connection with two separate Michigan apartment complexes in February 2011 and April 2011, respectively, (ii) a deed in lieu in connection with a residential development project in Napa County, California in October 2010, and (iii) a workout in connection with an office building in August 2010, subsequent to which the related loan was paid in full in 2014.

(42) Organization of Mortgagor	Riverside Technology Park A&B (Loan No. 23)	An affiliate of the sponsor (Edward St. John) filed bankruptcy in 1998 in connection with restructuring discussions on a mortgage loan.

(42) Organization of Mortgagor	Dos Santos Apartments (Loan No. 33); San Mateo Apartments (Loan No. 38); Athens Gate Apartments (Loan No. 49); Sand Pebble Apartments (Loan No. 50); Sedona Peak Apartments (Loan No. 107)	Affiliates of sponsor (Richard Aguilar) have been separately involved in Chapter 11 bankruptcy filings on behalf of three borrowers as described herein. A loan secured by a Dallas, Texas multifamily project suffered a maturity default in September 2008 resulting from leasing difficulties. The related lender filed to foreclose in July 2010, and the related borrower (managed by Richard Aguilar) filed Chapter 11 proceedings in September 2010. The reorganization plan was approved in February 2012, which provided for extension and $100,000 payment at time of sale for prior default interest claims. The property was sold in November 2012 and all claims were fully paid. A loan secured by a Houston, Texas multifamily project suffered a maturity default in August 2007 due to declining occupancy. The related lender filed to foreclose in November 2009, and the related borrower (managed by Richard Aguilar) filed Chapter 11 proceedings at that time. The reorganization plan was approved in June 2010, which provided for extension and additional principal payments in the second year of extension. The related lender agreed to a discounted payoff of the note to a third party in October 2012, and the related borrower purchased the note for $100,000 additional consideration in November 2012. Approximately $30,000 of outstanding claims remain to be paid in July 2015. A loan secured by a multifamily project in Ft. Worth, Texas matured in March 2008, but was successively extended with principal payments until March 2011. The loan was sold to a hedge fund, which filed to foreclose in August 2011. After litigation concerning an alleged deed-in-lieu and cash settlement, the hedge fund successfully foreclosed the property in February 2012 and sued the sponsors for the deficiency. The related borrower (managed by Richard Aguilar) filed Chapter 11 proceedings in April 2012 and filed a counterclaim against the hedge fund. The parties settled all claims in August 2013.

(42) Organization of Mortgagor	Gilbert Crosing (Loan No. 53)	California State Teachers’ Retirement System (92.4% beneficial owner of borrower) and managing principals of Trigate (guarantor) did not provide fully completed internal questionnaire forms; full NCO credit searches were performed on each, however.

C-2-8

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(43) Environmental Conditions	Dunwoody Place (Loan No. 25)	Phase I ESA identified recognized environmental condition associated with on-site dry cleaners operating since 1996 and its long-term use of PCE. In lieu of a Phase II, the lender obtained a $2 million lender environmental collateral protection and liability-type environmental insurance policy from Steadfast Insurance Company, a member company of Zurich North America, with a 10 year term (equivalent to loan term) and 3 year policy tail, and having a $50,000 deductible. The policy premium was pre-paid at closing, and a $50,000 environmental insurance policy deductible reserve was required at closing. Zurich North America has an S&P rating of “AA-“.

(43) Environmental Conditions	Lakeside Plaza (Loan No. 64)	Phase I ESA identified various environmental issues: (i) an underground storage tank used for diesel fuel was removed approximately 21 years ago without post-excavation testing, and a Phase II ESA investigation was recommended; (ii) a dry cleaners with on-site processing operated at the subject property between 1980 and 2003, and solvent releases were remediated pursuant to Illinois EPA oversight (the Phase I ESA characterized this as a controlled recognized environmental condition, and recommended no further action; and (iii) the subject property was a golf course between 1940’s and 1970’s, and was used as a landfill site for various landscape debris without a permit. In lieu of a Phase II ESA, the lender obtained a $1 million lender environmental collateral protection and liability-type environmental insurance policy from Great American Insurance Co., with a 10 year term (equivalent to loan term) and 3 year policy tail, and having a $25,000 deductible. The policy premium was pre-paid at closing. Great American has an S&P rating of “A+”.

C-2-9

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(43) Environmental Conditions	Walgreens – Warrensburg, MO (Loan No. 94)	Phase I environmental site assessment identified recognized environmental conditions as follows: (i) on-site LUST that has resulted in groundwater contamination at the property, and is the subject of active remediation; and (ii) an off-site LUST that has the potential for groundwater contamination at the property, and is also the subject of active monitoring and remediation. The on-site LUST is the subject of a Missouri Petroleum Storage Tank Insurance Fund claim. Approximately $130,000 has been paid in clean-up claims to date, and $1 million was initially earmarked for the site by the fund. Testing is ongoing, and future remediation could be intrusive to Walgreen’s. In the event hazardous substances are identified at the property, the tenant has remedies including rent abatement for the duration of any interference or disruption and termination of the lease. The tenant has been notified of the environmental issue and discussion of a license to permit testing or remediation activities in the parking area has been suspended pending specific details about the areas affected and duration of such activity. Construction documents filed in connection with the LUST remediation indicate the improvements were constructed with a vapor barrier, which is expected to sufficiently mitigate vapor intrusion risks associated with groundwater contamination from the LUSTs. The loan documents provide for personal liability to the borrower and guarantors if the Walgreen’s lease is terminated or cancelled, or if the borrower fails to maintain the environmental insurance required in connection with the loan. The lender obtained a $2 million lender environmental collateral protection and liability-type environmental insurance policy from Steadfast Insurance Company, a member company of Zurich North America, with a 10 year term (equivalent to loan term) and 3 year policy tail, and having a $50,000 deductible. The policy premium was pre-paid at closing. Zurich North America has an S & P rating of “AA-”. The guarantor’s stated net worth as of December 31, 2014 is $15.5 million.

(44) Lease Estoppel	8211 Town Center Drive (Loan No. 59)	Single tenant (Mariner Financial) has identified landlord repair requirements in its estoppel. Tenant’s remedies under the lease are abated for so long as landlord is pursuing a cure, and such curative work has already commenced. $221,357 repair reserve required at closing for related repairs.

C-2-10

Rialto Mortgage Finance, LLC

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(1) Complete Mortgage File	Staybridge Suites Indianapolis Airport (Loan No. 60) Comfort Suites – Near the Galleria (Loan No. 74)	The Mortgage Loan documents contain an executed comfort letter in favor of Rialto Mortgage Finance, LLC. The Mortgage Loan Seller or its designee will provide written notice of the transfer to the franchisor and, if required by the existing comfort letter, request that the franchisor deliver a replacement comfort letter in favor of the Trust. With respect to the Mortgage Loans listed, the Mortgage File does not contain the replacement comfort letter.

(2) Whole Loan; Ownership of Mortgage Loans	Brickyard Square (Loan No. 32)	The Mortgage Loan is evidenced by an $11,450,000 Note A-2. The Mortgaged Property is also security for the pari passu Note A-1 which has an original principal balance of $25,000,000. Note A-1 was contributed to the WFCM 2015-C28 trust. The Mortgage Loan will be serviced pursuant to the WFCM 2015-C28 pooling and servicing agreement.

(5) Hospitality Provisions	Best Western Plus – Windsor Gardens (Loan No. 56)

The Mortgagor is required to renew its management agreement with Best Western International, Inc. (“Best Western”) annually.

The comfort letter Mortgagor received from Best Western provides that in connection with any notice regarding the potential or actual cancellation of Mortgagor’s membership, Best Western will use commercially reasonable efforts to simultaneously notify lender. Additionally, if Best Western has been notified that the related Mortgage Loan was transferred (including to a trustee in connection with a securitization), Best Western will use commercially reasonable efforts to provide such transferee any cancellation notice, but Best Western is not obligated to provide such notice.

(8) Permitted Liens, Title Insurance	Cooperstown Commons Shopping Center (Loan No. 78)	The fourth largest tenant, NBT Bank, has a right of first refusal to purchase its leased premises. If the Mortgagor receives a bona fide offer from a third party for the purchase of the Mortgaged Property (inclusive of the premises leased to NBT Bank), the Mortgagor is required to request that the third party offeror break the offer into separate offers, one for the premises leased to NBT Bank and another for the remainder of the Mortgaged Property. NBT Bank has a right of first offer to match the offer and purchase its leased premises.

(9) Junior Liens	Staybridge Suites Indianapolis Airport (Loan No. 60)	Interests in the related Mortgagor have been pledged to SSC Plainfield, LLC (the “Mezzanine Lender”) to secure a mezzanine loan in the amount of up to $1,000,000. As of Mortgage Loan origination date, $600,000 of the mezzanine loan was funded.

C-2-11

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(9) Junior Liens	Comfort Suites – Near the Galleria (Loan No. 74)	The franchisor holds an $80,000 promissory note for an existing loan made to the Mortgagor for property improvements. The note provides that no payment is due unless an event of default occurs. The loan will be fully forgiven on January 23, 2020 if no event of default occurs. On the date the loan closed, the Mortgagor deposited with the lender $101,000 to cover any amounts due under the note.

(12) Condition of Property	Sandstone Apartments (Loan No. 75)	Three units in one of the 23 buildings at the Mortgaged Property were significantly damaged by a fire in May 2014 and are not yet being rented out to tenants. Insurance has been covering the cost of renovations (plus rental loss). These three units were underwritten as vacant.

(15) Actions Concerning Mortgage Loan	Brickyard Square (Loan No. 32)	One of the two non-recourse carveout guarantors, Neal Shalom (“NS”), is one of a number of defendants in a civil litigation in New Jersey, which was filed in December 2013 by El Sid Properties, LLC (“El Sid”) relating to Doremus Newark, LLC (“Doremus Newark”), a joint venture between El Sid and Equity Industrial Partners Corp (“EIP”), an entity in which NS is a principal. El Sid’s primary allegation is that EIP and certain other affiliates and principals (including NS) (the “Defendants”) caused the fraudulent and wrongful diversion of proceeds from a portfolio refinancing that is cross-collateralized with a property owned by Doremus Newark, as well as other properties in which El Sid had no beneficial interest and that the Defendants misallocated liabilities, costs and expenses to the Doremus Newark entity, and engaged in acts of self-dealing at the expense of the Doremus Newark venture. The plaintiff is demanding, among other things, unspecified compensatory damages and punitive damages against all defendants, the appointment of a custodian to manage the affairs of Doremus Newark and its parent, and a full accounting of the defendants’ assets. In February 2014, the Defendants filed an answer denying any wrongdoing and filed a number of counterclaims against El Sid alleging, among other things, El Sid’s misconduct under the Doremus Newark organizational documents. In September 2014 a court appointed special fiscal agent produced a report finding that the vast majority of the proceeds received by Doremus Newark were properly accounted for, but expressed no opinion on the allocation of debts and liabilities among the various entities as it was beyond the scope of the court appointed assignment. The report also expressed the hope that a meeting of the principals and their accountants might resolve many of the issues. NS intends to continue defending the lawsuit, and the Mortgage Loan documents provide for recourse to the guarantors for any losses resulting from the lawsuit.

C-2-12

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(18) Insurance	East Haven Self Storage (Loan No. 82)	A portion of the related Mortgaged Property may be located in an area of special flood hazards. The Mortgage Loan documents provide that as of the Mortgage Loan origination date, the Mortgagor is not required to deliver flood hazard insurance because the Mortgagor obtained an elevation certificate that indicates that the Mortgaged Property should not be located in a “special flood hazard area.” The Mortgagor has applied for a Letter of Map Amendment (“LOMA”) issued by the Federal Emergency Management Agency to reflect and confirm that the Mortgaged Property is not located in such “special flood hazard area”. In the event that the LOMA is not issued, the Mortgagor is required to promptly notify lender and obtain the flood hazard insurance required by the related Loan Documents. Until such time as the LOMA is issued or, if denied, the time the related Mortgagor obtains flood insurance coverage in accordance with the terms of the related Loan Documents, the Mortgagor and guarantor have agreed to pay the cost of repairing any damage to the related Mortgaged Property that arises on account of a flood that would have otherwise been covered by flood hazard insurance if such flood hazard insurance would have been obtained.

(26) Local law Compliance	Seacoast Self Storage (Loan No. 72)	The Mortgaged Property is legal non-conforming as to use. The zoning requirements provide that in the event of a casualty, the Mortgaged Property may rebuild to existing use provided the Mortgaged Property is rebuilt within one year of the casualty. In the event of a casualty, the Mortgage Loan documents require the Mortgagor to complete the restoration within one year of the casualty, and provide for recourse to the guarantor and Mortgagor for losses in the event the Mortgaged Property cannot be rebuilt with existing use (self-storage).

(26) Local law Compliance	East Haven Self Storage (Loan No. 82)	The Mortgaged Property is legal non-conforming as to use. If the Mortgaged Property is subject to a casualty estimated at 80% or more of the assessed value, it may not be rebuilt with the current use (self-storage). The Mortgagor and the related guarantor are fully liable for and guarantee payment of any amount necessary to prepay the Mortgage Loan in full in the event there is any insurance shortfall. The Mortgage Loan documents also provide for recourse to the Mortgagor and guarantor for losses if the Mortgaged Property cannot be restored to its current use.

(26) Local law Compliance	All A/C Self Storage (Loan No. 87)	The Mortgaged Property is legal nonconforming as to use. The Mortgagor and the related guarantor are fully liable for and guarantee payment of any amount necessary to prepay the Mortgage Loan in full in the event there is any insurance shortfall that results from any casualty that prevents a rebuild to existing use.

C-2-13

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(26) Local law Compliance	Folcroft Self Storage (Loan No. 98)	The Mortgaged Property is legal non-conforming as to use. If the Mortgaged Property is subject to a casualty estimated at 75% or more of the assessed value, it may not be rebuilt with the current use (self-storage). The Mortgagor and the related guarantor are fully liable for and guarantee payment of any amount necessary to prepay the Mortgage Loan in full in the event there is any insurance shortfall.

(28) Recourse Obligations	Brickyard Square (Loan No. 32)	Recourse for physical waste is for any intentional material physical waste at the Mortgaged Property committed by or on behalf of the Mortgagor, the guarantor or any of their respective affiliates, agents or representatives.

(33) Single-Purpose Entity	Brickyard Square (Loan No. 32)	The Mortgagor is a recycled SPE. In addition to owning the Mortgaged Property, which is comprised of one unit in a two-unit commercial condominium, the Mortgagor previously owned the other unit and transferred it prior to origination of the Mortgage Loan.

C-2-14

Silverpeak Real Estate Finance LLC

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(2) Whole Loan	Bella Luna / San Lucas (Loan No. 71)	The related Mortgage secures the related note included in the issuing entity and the related companion loan on a pari passu basis.

(5) Hospitality Provisions	TownePlace Suites St. George by Marriott (Loan No. 45) Courtyard by Marriott – Shawnee (Loan No. 48)	The related comfort letter provided at the Mortgage Loan origination is not enforceable by the securitization trust. The comfort letter provides either that (i) upon written notice from the lender to the franchisor or (ii) written notice and a request for a replacement comfort letter (within certain time frames specified in the comfort letter), the comfort letter may be assigned to the trustee.

(7) Lien; Valid Assignment	Bella Luna / San Lucas (Loan No. 71)	The related Mortgage secures the related note included in the issuing entity and the related companion loan on a pari passu basis.

(8) Permitted Liens; Title Insurance	Bella Luna / San Lucas (Loan No. 71)	The related Mortgage secures the related note included in the issuing entity and the related companion loan on a pari passu basis.

(15) Actions Concerning Mortgage Loan	Summer Bend Apartments (Loan No. 18)	The sponsor is currently subject to fraud related litigation in connection with a dispute over the alleged dilution of investment shares in an entity controlled by the sponsor. The sponsor and the plaintiff continue to engage in settlement discussions.

(26) Local Law Compliance	Olmsted Plaza Shopping Center (Loan No. 9)	Parking at the Mortgaged Property is deficient by 95 spaces. The borrower had covenanted to provide the lender, within 120 days of the origination date of the mortgage loan, with either (i) evidence that the additional 95 parking spaces have been striped at the Mortgaged Property or (ii) an amended variance from the city indicating that the current number of parking spaces is in conformance with zoning requirements.

(26) Local Law Compliance	Solano Apartments (Loan No. 28)	The Mortgaged Property is legal non-conforming as to use. The Mortgaged Property operates as an apartment complex, which use is only permitted on the second floor and above by a special use permit. In the event more than 50% of the Mortgaged Property is damaged or destroyed, the Mortgaged Property may only be restored with a special use permit.

(28)(b)(v) Recourse Obligations	Coastal Village Apartments (Loan No. 12)	Recourse liability for physical waste is limited to intentional physical waste.

(28)(b)(v) Recourse Obligations	Indiana Village (Loan No. 42)	There is no recourse liability for (i) failure of the borrower to cause restoration of the Mortgaged Property or (y) failure of the borrower to maintain the Mortgaged Property, if such failure is due to insufficient funds being available for the operation of the Mortgaged Property or the unavailability of funds to make insurance proceeds available to the borrower.

C-2-15

Walker & Dunlop Commercial Property Funding I WF, LLC

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(8) Permitted Liens; Title Insurance	Cathedral Place (Loan No. 2) and Cathedral Place – Parking (Loan No. 41)	The Mortgaged Properties are part of a condominium regime. Cathedral Place consists of two of the four condominium units as well as the related Mortgagor’s 41.53% interest in the common elements, while Cathedral Place – Parking consist of one of the four condominium units as well as the related Mortgagor’s 48.00% interest in the common elements. The Cathedral Place Mortgagor controls two of the four seats on the condominium board of directors and the Cathedral Place – Parking Mortgagor controls one of the four seats on the condominium board of directors. Neither Mortgagor controls the related condominium but each has blocking rights to amendments of the condominium’s declaration and by-laws. The loan agreements provide for loss recourse to the Mortgagor and the guarantor if the Mortgagor materially amends or terminates the condominium documents without lender’s prior consent.

(8) Permitted Liens; Title Insurance	Brittany Bay II (Loan No. 39)	The Mortgaged Property is subject to a land use restriction agreement in favor of the Florida Housing Finance Corporation made in connection with the allocation of federal low-income housing tax credits under Internal Revenue Code of 1986 Section 42. The agreement generally requires that (i) at least 85.0% of the units be reserved for tenants earning no more than 60.0% of the area median income and (ii) at least 15.0% of the units be reserved for tenants earning no more than 25.0% of the area median income, subject to rental restrictions in accordance with the terms of the agreement. The sponsor of the Mortgagor reported that the agreement is scheduled to terminate in 2053. The regulatory agreement requires that an annual report be submitted to the Florida Housing Finance Corporation, whose remedies for noncompliance include specific performance and injunctive relief.

(9) Junior Liens	Magnolia Marketplace (Loan No. 16)	There is existing subordinate debt in the original principal amount of $892,920 secured by the Mortgaged Property. The subordinate loan was issued by the Housing Authority of New Orleans and has a 30-year term which expires on December 23, 2033. The subordinate note accrues interest at a fixed rate of 1% with an annual payment of $8,929. A subordination agreement provides that no enforcement action can be taken without consent of the lender.

(33) Single-Purpose Entity	Cathedral Place (Loan No. 2)	In addition to the Mortgaged Property, the Mortgagor previously owned another property which is part of the related condominium. The Loan Documents provide that the Mortgage Loan will become loss recourse to the Mortgagor and the guarantor to the extent losses are suffered due to the Mortgagor’s prior ownership of the previously owned property.

C-2-16

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(33) Single-Purpose Entity	Norfolk Commerce Park (Loan No. 17)	In addition to the Mortgaged Property, the Mortgagor previously owned another property which was acquired at closing of the Mortgage Loan. The Mortgagor subsequently transferred the property to an affiliate. The Loan Documents provide that the Mortgage Loan will become loss recourse to the Mortgagor and the guarantor to the extent losses are suffered due to the Mortgagor’s prior ownership and conveyance of the previously owned property.

(34) Defeasance	Cathedral Place (Loan No. 2) and Cathedral Place – Parking (Loan No. 41)	Defeasance under the Mortgage Loan documents is not a unilateral right of the Mortgagor. Each related Mortgagor is only permitted to defease the related Mortgage Loan if both Mortgage Loans are defeased simultaneously.

(39) Rent Rolls; Operating Histories	Ozinus Realty Property Portfolio (Loan No. 31)	The Mortgage Loan Seller did not obtain Certified Operating Histories as the sponsor did not maintain Mortgagor level financial statements.

(41) Bankruptcy	Norfolk Commerce Park (Loan No. 17)	One of the guarantors under the related mortgage loan filed for Chapter 7 bankruptcy protection in April 2005. The case was fully discharged on March 10, 2006.

(42) Organization of Mortgagor	Norfolk Commerce Park (Loan No. 17)	One of the guarantors under the related mortgage loan filed for Chapter 7 bankruptcy protection in April 2005. The case was fully discharged on March 10, 2006.

(43) Environmental Conditions	Magnolia Marketplace (Loan No. 16)	An environmental consultant reported that the Mortgaged Property and nearby third-party properties previously had been used for gas stations, dry cleaners, and other activities involving hazardous materials. During redevelopment of a larger parcel after Hurricane Katrina, soil and groundwater impacts were identified. The environmental consultant noted that residual impacted soils used as backfill are in effect capped by paved parking surfaces at the Mortgaged Property. The environmental consultant recommended no further action other than to continue cooperating with the Louisiana Department of Environmental Quality to obtain administrative closure and to appropriately manage any soils and/or groundwater that might be encountered during any future excavation or other disturbance at the Mortgaged Property.

C-2-17

National Cooperative Bank, N.A.

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(9) Junior Liens	Baywoods of Annapolis (Loan No. 19)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $5,000,000; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

(9) Junior Liens	39-60 54th Street Owners, Inc. (Loan No. 47)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $750,000; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

(9) Junior Liens	Mendicino Green Apartment Corp. (Loan No. 66); Denn Owners Corporation (Loan No. 104); Carroll Gardens Owners, Corp. (Loan No. 131)	Each of the referenced Mortgaged Properties are encumbered by a subordinate credit line mortgage in the original principal amount of $250,000; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.

(9) Junior Liens	230 Garth Road Owners, Inc. (Loan No. 73)	The referenced Mortgaged Property is encumbered by a subordinate chattel mortgage; as of March 19, 2015, the outstanding principal balance of the chattel mortgage is $265,650.

(9) Junior Liens	Karen Gardens Apartment Corp. (Loan No. 81); Regency Park Owners Corp. (Loan No. 89); Nagle House, Inc. (Loan No. 93); 230 Tenants Corporation (Loan No. 95); 109-111 N. Broadway Apt. Corp. (Loan No. 116); 40 Prospect Park West Owners Corp. (Loan No. 117); 6 West 20th St. Tenants Corp. (Loan No. 120); 50-22 Owners, Ltd. (Loan No. 121); 585 McLean Owners, Inc. (Loan No. 122); 12 West 17th St. Tenants’ Corp. (Loan No. 123); Waters at West End, Inc. (Loan No. 125); 166 West 76th Apartment Corp. (Loan No. 129)	Each of the referenced Mortgaged Properties are encumbered by a subordinate credit line mortgage in the original principal amount of $500,000; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.

C-2-18

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(9) Junior Liens	321 West 90th St. Owners Corp. (Loan No. 101)	The referenced Mortgaged Property is encumbered by (1) a subordinate credit line mortgage in the original principal amount of $500,000; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage; and (2) a subordinate chattel mortgage in the original principal amount of $400,000; as of the Cut-off Date, the outstanding principal balance of the chattel mortgage is $400,000.

(9) Junior Liens	Sea Breeze Town Houses Owners, Inc. (Loan No. 108)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $100,000; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

(9) Junior Liens	Hartsdale Executive House, Inc. (Loan No. 112)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $350,000; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

(9) Junior Liens	170 East 92nd Street Owners, Inc. (Loan No. 132)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $300,000; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

(12) Condition of Property	Nagle House, Inc. (Loan No. 93)	The Mortgaged Property was not inspected within six months of origination of the Mortgage Loan. The Mortgaged Property was not inspected within twelve months of the Cut-off Date. The engineering report for the Mortgaged Property was prepared more than twelve months prior to the Cut-off Date.

(18) Insurance	Lake Lucina Shopping Center (Loan No. 79); West Friendship Shopping Center (Loan No. 102)	The business interruption or rental loss insurance for the referenced Mortgaged Properties cover a period of less than 12 months.

(28) Recourse Obligations	All of the Mortgage Loans secured by residential cooperatives.	All of the Mortgage Loans secured by residential cooperatives are fully recourse to the related Mortgagors. There are no guarantors for any of Mortgage Loans secured by residential cooperative properties.

(30) Financial Reporting and Rent Rolls	All of the Mortgage Loans secured by residential cooperatives.	The Mortgage Loans secured by residential cooperatives do not require the Mortgagor to provide the owner or holder of such Mortgage Loans with quarterly operating statements.

(30) Financial Reporting and Rent Rolls	585 McLean Owners, Inc. (Loan No. 122); 12 West 17th St. Tenants’ Corp. (Loan No. 123)	The referenced Mortgage Loans each have an individual lease that accounts for more than 5% of the in-place base rent, but do not require the delivery of quarterly rent rolls.

C-2-19

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(32) Due on Sale or Encumbrance	All of the Mortgage Loans secured by residential cooperatives.	All of the Mortgage Loans secured by residential cooperatives permit, without the prior written consent of the holder of the related Mortgage, transfers of stock of the related Mortgagor in connection with the assignment of a proprietary lease for an apartment or other similar unit by a tenant-shareholder of the related Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the related Mortgagor.

(33) Single-Purpose Entity	All of the Mortgage Loans secured by residential cooperatives.	The Mortgagors under the Mortgage Loans secured by residential cooperatives are not Single-Purpose Entities.

(39) Rent Rolls; Operating Histories	Austin Heights Shopping Center (Loan No. 61); Bowen Tower Apartments (Loan No. 100); West Friendship Shopping Center (Loan No. 102); Willow Lake Shops (Loan No. 109); Crown Pointe Plaza (Loan No. 111); Market Place Village (Loan No. 114);	Certified Operating Histories were not obtained with respect to the referenced Mortgaged Properties.

(42) Organization of Mortgagor	All of the Mortgage Loans secured by residential cooperatives.	For purposes of Representation 42 with respect to Mortgage Loans secured by residential cooperatives, the term “Controlling Owner” shall mean any single shareholder of a Mortgagor that owns shares appurtenant to 50% or more of the residential cooperative units at the related Mortgaged Property and holds a majority of the seats of the cooperative corporation’s board of directors. For purposes of this exception to Representation 42, there are no Mortgage Loans that have a Controlling Owner, as defined above.

(43) Environmental Conditions	Nagle House, Inc. (Loan No. 93)	The Phase I environmental site assessment for the Mortgaged Property was prepared more than twelve months prior to the origination of the Mortgage Loan.

(45) Appraisal	Nagle House, Inc. (Loan No. 93)	The appraisal for the Mortgaged Property was prepared more than six months prior to the origination of the Mortgage Loan and more than twelve months prior to the Cut-off Date.

(47) Cross-Collateralization	Baywoods of Annapolis (Loan No. 19)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $5,000,000; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

(47) Cross-Collateralization	39-60 54th Street Owners, Inc. (Loan No. 47)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $750,000; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

C-2-20

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(47) Cross-Collateralization	Mendicino Green Apartment Corp. (Loan No. 66); Denn Owners Corporation (Loan No. 104); Carroll Gardens Owners, Corp. (Loan No. 131)	Each of the referenced Mortgaged Properties are encumbered by a subordinate credit line mortgage in the original principal amount of $250,000; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.

(47) Cross-Collateralization	230 Garth Road Owners, Inc. (Loan No. 73)	The referenced Mortgaged Property is encumbered by a subordinate chattel mortgage; as of March 19, 2015, the outstanding principal balance of the chattel mortgage is $265,650.

(47) Cross-Collateralization	Karen Gardens Apartment Corp. (Loan No. 81); Regency Park Owners Corp. (Loan No. 89); Nagle House, Inc. (Loan No. 93); 230 Tenants Corporation (Loan No. 95); 109-111 N. Broadway Apt. Corp. (Loan No. 116); 40 Prospect Park West Owners Corp. (Loan No. 117); 6 West 20th St. Tenants Corp. (Loan No. 120); 50-22 Owners, Ltd. (Loan No. 121); 585 McLean Owners, Inc. (Loan No. 122); 12 West 17th St. Tenants’ Corp. (Loan No. 123); Waters at West End, Inc. (Loan No. 125); 166 West 76th Apartment Corp. (Loan No. 129)	Each of the referenced Mortgaged Properties are encumbered by a subordinate credit line mortgage in the original principal amount of $500,000; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.

(47) Cross-Collateralization	321 West 90th St. Owners Corp. (Loan No. 101)	The referenced Mortgaged Property is encumbered by (1) a subordinate credit line mortgage in the original principal amount of $500,000; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage; and (2) a subordinate chattel mortgage in the original principal amount of $400,000; as of the Cut-off Date, the outstanding principal balance of the chattel mortgage is $400,000.

(47) Cross-Collateralization	Sea Breeze Town Houses Owners, Inc. (Loan No. 108)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $100,000; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

(47) Cross-Collateralization	Hartsdale Executive House, Inc. (Loan No. 112)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $350,000; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(47) Cross-Collateralization	170 East 92nd Street Owners, Inc. (Loan No. 132)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $300,000; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

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Annex D

Global Clearance, Settlement and Tax Documentation Procedures

The globally offered Wells Fargo Commercial Mortgage Trust 2015-C29, Commercial Mortgage Pass-Through Certificates, Series 2015-C29, Class A-1, A-2, A-3, A-4, A-SB, A-S, X-A, X-B, B, C, PEX and D certificates, will generally be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

As described under “Certain U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

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Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including June 1, 2015) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by participant’s account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

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Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant’s account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including June 1, 2015) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;
•	borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or
•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the Certificate Administrator or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.	from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio

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interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor forms);
2.	from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form); or
3.	from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;
4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):
(a)	if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—
(i)	stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,
(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,
(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and
(iv)	providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or
(b)	if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—
(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

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(ii)	certifying that the nonqualified intermediary is not acting for its own account,
(iii)	certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and
(iv)	providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or
5.	from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN-E or IRS Form W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;
•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or
•	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

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Annex E-1

Form of Trust Advisor Annual Report1
(Subordinate Control Period)

Report Date:           Report will be delivered annually no later than [INSERT DATE].

Transaction:            Wells Fargo Commercial Mortgage Trust 2015-C29, Commercial Mortgage Pass-Through Certificates, Series 2015-C29

Trust Advisor:          Trimont Real Estate Advisors, Inc.

Special Servicer:   [Midland Loan Services, a Division of PNC Bank, National Association][National Cooperative Bank, N.A.]

Subordinate Class Representative: [_____________________]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report.
1.	[__] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
a.	[__] of such Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer and/or Subordinate Class Representative as part of the development of an Asset Status Report. This report does not include work activity related to those open cases.
b.	[__] of such Specially Serviced Mortgage Loans had executed Final Asset Status Reports. This report is based only on the Specially Serviced Mortgage Loans in respect of which a Final Asset Status Report has been issued. The Final Asset Status Reports may not yet be fully implemented.
II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Trust Advisor has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Mortgage Loans in accordance with the Servicing Standard. Based on such review, the Trust Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Trust Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report:

1.	The Trust Advisor reviewed the Final Asset Status Report that was previously executed by the Special Servicer for the following [__] Specially Serviced Mortgage Loans: [LIST APPLICABLE SPECIALLY SERVICED MORTGAGE LOANS].

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Trust Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

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2.	The Trust Advisor’s review of the Final Asset Status Reports should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit the property or interact with the borrower.
3.	All opinions outlined herein are limited to the Specially Serviced Mortgage Loans of this mortgage loan pool with respect to which Final Asset Reports have been delivered. Confidentiality and other provisions prohibit the Trust Advisor from using information it is privy to from other assignments in facilitating the activities of this assignment.
4.	As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.
III.	Specific Items of Review
1.	The Trust Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].
2.	The following is a general discussion of certain concerns raised by the Trust Advisor discussed in this report: [LIST CONCERNS].
3.	In addition to the other information presented herein, the Trust Advisor notes the following additional items: [LIST ADDITIONAL ITEMS].
4.	As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.
IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report
1.	The Trust Advisor did not participate in, or have access to, the Special Servicer’s and Subordinate Class Representative’s discussion(s) regarding any Specially Serviced Mortgage Loan. The Trust Advisor did not meet with the Special Servicer or the Subordinate Class Representative. As such, the Trust Advisor generally relied upon its review of the information described in Item 1 of Section III above and its interaction with the Special Servicer in gathering the relevant information to generate this report.
2.	The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Trust Advisor has no responsibility or authority to alter the standards set forth therein.
3.	Confidentiality and other contractual limitations limit the Trust Advisor’s ability to outline the details or substance of certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Trust Advisor is given access to by the Special Servicer.

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4.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Trust Advisor does not participate in discussions regarding such actions. As such, the Trust Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.
5.	This report is furnished to the Certificate Administrator pursuant to the provisions of the Pooling and Servicing Agreement. The delivery of this report shall not be construed to impose any duty on the Trust Advisor to respond to investor questions or inquiries.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement dated as of June 1, 2015.

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Annex E-2

Form of Trust Advisor Annual Report2
(Collective Consultation Period and Senior Consultation Period)

Report Date:          Report will be delivered annually no later than [INSERT DATE].

Transaction:           Wells Fargo Commercial Mortgage Trust 2015-C29, Commercial Mortgage Pass-Through Certificates, Series 2015-C29

Trust Advisor:         Trimont Real Estate Advisors, Inc.

Special Servicer:   [Midland Loan Services, a Division of PNC Bank, National Association][National Cooperative Bank, N.A.]

Subordinate Class Representative: [_____________________]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report
1.	[__] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
a.	[__] of such Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.
b.	[__] of such Specially Serviced Mortgage Loans had executed Final Asset Status Reports. The Final Asset Status Reports may not yet be fully implemented.
II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Trust Advisor has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Mortgage Loans in accordance with the Servicing Standard. Based on such review, the Trust Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Trust Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report:

1.	The Trust Advisor reviewed the Asset Status Reports, net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [__] Specially Serviced Mortgage Loans: [LIST APPLICABLE SPECIALLY SERVICED MORTGAGE LOANS]
2.	[If report is rendered during a Senior Consultation Period, add:] The Trust Advisor met with the Special Servicer on [DATE] for the annual meeting. Participants from the Special Servicer included: [IDENTIFY PARTICIPANTS’

2 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Trust Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

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NAMES AND TITLES]. The Specially Serviced Mortgage Loans (including Asset Status Reports, other relevant accompanying information and any related net present value calculations and Appraisal Reduction Amount calculations) were referenced in the meeting. The discussion focused on the Special Servicer’s execution of its resolution and liquidation procedures in general terms as well as in specific reference to the Specially Serviced Mortgage Loans.
a.	The Trust Advisor’s review of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Mortgage Loans [[if report is rendered during a Senior Consultation Period:] and meeting with the Special Servicer] should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit the property or interact with the borrower.
b.	All opinions outlined herein are limited to the Specially Serviced Mortgage Loans of this mortgage loan pool with respect to which Asset Status Reports have been delivered. Confidentiality and other provisions prohibit the Trust Advisor from using information it is privy to from other assignments in facilitating the activities of this assignment.
3.	As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.
III.	Specific Items of Review
1.	The Trust Advisor reviewed the following items in connection with [if report is rendered during Senior Consultation Period: the annual meeting] and the generation of this report: [LIST MATERIAL ITEMS].
2.	During the prior year, the Trust Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Mortgage Loans: [LIST]. The Trust Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the recommendations made by the Trust Advisor. Such recommendations generally included the following: [LIST].
3.	Appraisal Reduction Amount calculations and net present value calculations:
a.	The Trust Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a
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Specially Serviced Mortgage Loan prior to the utilization by the Special Servicer.
b.	The Trust Advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formulas] required to be utilized for such calculation.
c.	After consultation with the Special Servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formulas in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.
4.	The following is a general discussion of certain concerns raised by the Trust Advisor discussed in this report: [LIST CONCERNS].
5.	In addition to the other information presented herein, the Trust Advisor notes the following additional items: [LIST ADDITIONAL ITEMS].
6.	As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.
IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report
1.	The Trust Advisor did not participate in, or have access to, the Special Servicer’s and Subordinate Class Representative’s discussion(s) regarding any Specially Serviced Mortgage Loan. The Trust Advisor did not meet with the [Special Servicer or the] Subordinate Class Representative. [[If report rendered during Senior Consultation Period:] While the Subordinate Class Representative may have attended the annual meeting,] the Trust Advisor generally did not address issues and questions to the Subordinate Class Representative. As such, the Trust Advisor generally relied upon its review of the information described in Item 1 of Section III above and its interaction with the Special Servicer in gathering the relevant information to generate this report.
2.	The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Trust Advisor has no responsibility or authority to alter the standards set forth therein.
3.	Confidentiality and other contractual limitations limit the Trust Advisor’s ability to outline the details or substance of [[if report rendered during Senior Consultation Period:] the meeting held between it and the Special Servicer regarding any Specially Serviced Mortgage Loans and] certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Trust Advisor is given access to by the Special Servicer.
4.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions,

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capital reserve changes, etc. The Trust Advisor does not participate in discussions regarding such actions. As such, the Trust Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.
5.	This report is furnished to the Certificate Administrator pursuant to the provisions of the Pooling and Servicing Agreement. The delivery of this report shall not be construed to impose any duty on the Trust Advisor to respond to investor questions or inquiries.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement dated as of June 1, 2015.

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Annex F

Form of Distribution Date Statement

F-1

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	Wells Fargo Commercial Mortgage Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/15
8480 Stagecoach Circle		Record Date:	6/30/15
Frederick, MD 21701-4747		Determination Date:	7/13/15

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Exchangeable Class Detail	4
Reconciliation Detail	5
Other Required Information	6
Cash Reconciliation Detail	7
Current Mortgage Loan and Property Stratification Tables	8-10
Mortgage Loan Detail	11
NOI Detail	12
Principal Prepayment Detail	13
Historical Detail	14
Delinquency Loan Detail	15
Specially Serviced Loan Detail	16-17
Advance Summary	18
Modified Loan Detail	19
Historical Liquidated Loan Detail	20
Historical Bond / Collateral Loss Reconciliation Detail	21
Interest Shortfall Reconciliation Detail	22-23
Defeased Loan Detail	24
Supplemental Reporting	25

Depositor	General Master Servicer	NCB Master & NCB Special Servicer	General Special Servicer	Trust Advisor
Wells Fargo Commercial Mortgage Securities, Inc.	Wells Fargo Bank, National Association	National Cooperative Bank, N.A. 2011 Crystal Drive	Midland Loan Services A Division of PNC Bank, N.A.	Trimont Real Estate Advisors, Inc. 3424 Peachtree Road NE
375 Park Avenue	550 S. Tryon Street, 14th Floor	Suite 800	10851 Mastin Street, Building 82	Suite 2200
2nd Floor, J0127-23	Charlotte, NC 28202	Arlington, VA 22202	Overland Park, KS 66210
New York, NY 10152				Atlanta, GA 30326
Contact:	Contact:
Anthony.Sfarra@wellsfargo.com	REAM_InvestorRelations@wellsfargo.com	Contact: Kathleen Luzik	Contact: Valerie Nichols	Contact: Steven Lauer
Phone Number: (212) 214-5613	Phone Number: (866) 898-1615	Phone Number: (703) 302-1902	Phone Number: (913) 253-9000	Phone Number: (404) 581-7502

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and special notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	Wells Fargo Commercial Mortgage Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/15
8480 Stagecoach Circle		Record Date:	6/30/15
Frederick, MD 21701-4747		Determination Date:	7/13/15

Certificate Distribution Detail

Class (2)	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4FX		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4FL		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

(2) The balances of the Class A-S, Class B, Class C certificates represent the balance of their respective Regular Interest, as detailed in the Pooling and Servicing Agreement.  A portion of these classes may be exchanged and held in Class PEX.  For details on the current status and payments of Class PEX, see page 4.

	Wells Fargo Commercial Mortgage Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/15
8480 Stagecoach Circle		Record Date:	6/30/15
Frederick, MD 21701-4747		Determination Date:	7/13/15

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4FX		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4FL		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
PEX		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000

	Wells Fargo Commercial Mortgage Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/15
8480 Stagecoach Circle		Record Date:	6/30/15
Frederick, MD 21701-4747		Determination Date:	7/13/15

Exchangeable Class Detail

Class\ Component	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance

A-S Regular Interest Breakdown
A-S (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (PEX)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

B Regular Interest Breakdown
B (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (PEX)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

C Regular Interest Breakdown
C (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (PEX)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class PEX Detail
Class\ Component	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance
PEX		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	Wells Fargo Commercial Mortgage Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/15
8480 Stagecoach Circle		Record Date:	6/30/15
Frederick, MD 21701-4747		Determination Date:	7/13/15

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4FX	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4FL	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	Wells Fargo Commercial Mortgage Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/15
8480 Stagecoach Circle		Record Date:	6/30/15
Frederick, MD 21701-4747		Determination Date:	7/13/15

Other Required Information

Available Distribution Amount (1)	0.00

Current 1 Month LIBOR Rate	0.00%
Next 1 Month LIBOR Rate	0.00%	Appraisal Reduction Amount
		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date

		Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

	Wells Fargo Commercial Mortgage Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/15
8480 Stagecoach Circle		Record Date:	6/30/15
Frederick, MD 21701-4747		Determination Date:	7/13/15

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee-Wells Fargo Bank, N.A. and National Cooperative Bank, N.A.	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee-Wilmington Trust National Association	0.00
Interest Adjustments	0.00		Certificate Administration Fee-Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Trust Advisor Fee-Trimont Real Estate Advisors, Inc.	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00		Additional Trust Fund Expenses:
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

	Wells Fargo Commercial Mortgage Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/15
8480 Stagecoach Circle		Record Date:	6/30/15
Frederick, MD 21701-4747		Determination Date:	7/13/15

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

	Wells Fargo Commercial Mortgage Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/15
8480 Stagecoach Circle		Record Date:	6/30/15
Frederick, MD 21701-4747		Determination Date:	7/13/15

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	Wells Fargo Commercial Mortgage Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/15
8480 Stagecoach Circle		Record Date:	6/30/15
Frederick, MD 21701-4747		Determination Date:	7/13/15

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

	Wells Fargo Commercial Mortgage Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/15
8480 Stagecoach Circle		Record Date:	6/30/15
Frederick, MD 21701-4747		Determination Date:	7/13/15

Mortgage Loan Detail
Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

	Wells Fargo Commercial Mortgage Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/15
8480 Stagecoach Circle		Record Date:	6/30/15
Frederick, MD 21701-4747		Determination Date:	7/13/15

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

	Wells Fargo Commercial Mortgage Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/15
8480 Stagecoach Circle		Record Date:	6/30/15
Frederick, MD 21701-4747		Determination Date:	7/13/15

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

	Wells Fargo Commercial Mortgage Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/15
8480 Stagecoach Circle		Record Date:	6/30/15
Frederick, MD 21701-4747		Determination Date:	7/13/15

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	Coupon	Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	Wells Fargo Commercial Mortgage Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/15
8480 Stagecoach Circle		Record Date:	6/30/15
Frederick, MD 21701-4747		Determination Date:	7/13/15

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	- One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	- Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	- Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent						5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

	Wells Fargo Commercial Mortgage Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/15
8480 Stagecoach Circle		Record Date:	6/30/15
Frederick, MD 21701-4747		Determination Date:	7/13/15

Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	- Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	- Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	- Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	- Note Sale			to Master Servicer	13	-	Other or TBD	WH	-	Warehouse	OT	-	Other
								MH	-	Mobile Home Park

	Wells Fargo Commercial Mortgage Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/15
8480 Stagecoach Circle		Record Date:	6/30/15
Frederick, MD 21701-4747		Determination Date:	7/13/15

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

	Wells Fargo Commercial Mortgage Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/15
8480 Stagecoach Circle		Record Date:	6/30/15
Frederick, MD 21701-4747		Determination Date:	7/13/15

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	Wells Fargo Commercial Mortgage Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/15
8480 Stagecoach Circle		Record Date:	6/30/15
Frederick, MD 21701-4747		Determination Date:	7/13/15

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	Wells Fargo Commercial Mortgage Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/15
8480 Stagecoach Circle		Record Date:	6/30/15
Frederick, MD 21701-4747		Determination Date:	7/13/15

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	Wells Fargo Commercial Mortgage Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/15
8480 Stagecoach Circle		Record Date:	6/30/15
Frederick, MD 21701-4747		Determination Date:	7/13/15

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	Wells Fargo Commercial Mortgage Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/15
8480 Stagecoach Circle		Record Date:	6/30/15
Frederick, MD 21701-4747		Determination Date:	7/13/15

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	Wells Fargo Commercial Mortgage Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/15
8480 Stagecoach Circle		Record Date:	6/30/15
Frederick, MD 21701-4747		Determination Date:	7/13/15

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	Wells Fargo Commercial Mortgage Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/15
8480 Stagecoach Circle		Record Date:	6/30/15
Frederick, MD 21701-4747		Determination Date:	7/13/15

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	Wells Fargo Commercial Mortgage Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	7/17/15
8480 Stagecoach Circle		Record Date:	6/30/15
Frederick, MD 21701-4747		Determination Date:	7/13/15

Supplemental Reporting

26

[THIS PAGE INTENTIONALLY LEFT BLANK.]

Annex G

Class A-SB Planned Principal Balance Schedule

Distribution	Class A-SB Planned	Distribution	Class A-SB Planned
Date	Principal Balance ($)	Date	Principal Balance ($)
July 2015	97,199,000.00	May 2020	97,198,550.80
August 2015	97,199,000.00	June 2020	95,750,620.70
September 2015	97,199,000.00	July 2020	94,106,440.40
October 2015	97,199,000.00	August 2020	92,568,130.38
November 2015	97,199,000.00	September 2020	91,024,179.20
December 2015	97,199,000.00	October 2020	89,363,224.24
January 2016	97,199,000.00	November 2020	87,807,518.69
February 2016	97,199,000.00	December 2020	86,135,146.68
March 2016	97,199,000.00	January 2021	84,567,601.50
April 2016	97,199,000.00	February 2021	82,994,307.61
May 2016	97,199,000.00	March 2021	81,084,068.30
June 2016	97,199,000.00	April 2021	79,497,994.76
July 2016	97,199,000.00	May 2021	77,796,126.24
August 2016	97,199,000.00	June 2021	76,197,992.81
September 2016	97,199,000.00	July 2021	74,484,410.48
October 2016	97,199,000.00	August 2021	72,874,129.68
November 2016	97,199,000.00	September 2021	71,257,942.91
December 2016	97,199,000.00	October 2021	69,526,825.33
January 2017	97,199,000.00	November 2021	67,898,360.24
February 2017	97,199,000.00	December 2021	66,155,316.69
March 2017	97,199,000.00	January 2022	64,514,484.22
April 2017	97,199,000.00	February 2022	62,867,633.37
May 2017	97,199,000.00	March 2022	60,890,711.05
June 2017	97,199,000.00	April 2022	59,230,564.53
July 2017	97,199,000.00	May 2022	56,477,233.25
August 2017	97,199,000.00	June 2022	54,807,394.38
September 2017	97,199,000.00	July 2022	53,024,370.96
October 2017	97,199,000.00	August 2022	51,341,864.75
November 2017	97,199,000.00	September 2022	49,653,186.51
December 2017	97,199,000.00	October 2022	47,851,864.35
January 2018	97,199,000.00	November 2022	46,150,382.10
February 2018	97,199,000.00	December 2022	44,336,623.36
March 2018	97,199,000.00	January 2023	42,622,244.21
April 2018	97,199,000.00	February 2023	40,901,575.73
May 2018	97,199,000.00	March 2023	38,858,354.47
June 2018	97,199,000.00	April 2023	37,123,874.05
July 2018	97,199,000.00	May 2023	35,278,064.06
August 2018	97,199,000.00	June 2023	33,530,447.31
September 2018	97,199,000.00	July 2023	31,671,877.96
October 2018	97,199,000.00	August 2023	29,911,029.58
November 2018	97,199,000.00	September 2023	28,143,720.83
December 2018	97,199,000.00	October 2023	26,266,024.57
January 2019	97,199,000.00	November 2023	24,485,341.31
February 2019	97,199,000.00	December 2023	22,594,654.33
March 2019	97,199,000.00	January 2024	20,800,499.52
April 2019	97,199,000.00	February 2024	18,999,761.75
May 2019	97,199,000.00	March 2024	16,986,774.70
June 2019	97,199,000.00	April 2024	15,172,041.48
July 2019	97,199,000.00	May 2024	13,248,281.63
August 2019	97,199,000.00	June 2024	11,419,829.78
September 2019	97,199,000.00	July 2024	9,482,744.97
October 2019	97,199,000.00	August 2024	7,640,474.94
November 2019	97,199,000.00	September 2024	5,791,444.84
December 2019	97,199,000.00	October 2024	3,834,372.28
January 2020	97,199,000.00	November 2024	1,971,374.67
February 2020	97,199,000.00	December 2024	735.41
March 2020	97,199,000.00	January 2025
April 2020	97,199,000.00	and thereafter	0.00

G-1

[THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

Commercial Mortgage Pass-Through Certificates
(Issuable in Series)

Wells Fargo Commercial Mortgage Securities, Inc.
Depositor

Wells Fargo Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

Neither the certificates nor any assets in the related issuing entity will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the accompanying prospectus supplement.

The primary assets of the trust fund may include:

●	one or more multifamily and commercial mortgage loans;

●	commercial mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, and other commercial mortgage-backed securities;

●	direct obligations of the United States or other government agencies; or

●	a combination of the assets described above.

Investing in the offered certificates involves risks. You should review the information appearing under the caption “Risk Factors” on page 8 and in the accompanying prospectus supplement before purchasing any offered certificate.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is unlawful.

January 28, 2015

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT	v

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	vi

WHERE YOU CAN FIND MORE INFORMATION	vi

SUMMARY OF PROSPECTUS	1

RISK FACTORS	8

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics	8
The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates	8
Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield	8
Loans Not Insured or Guaranteed	9
Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	10
Book-Entry Registration May Hinder the Exercise of Investor Remedies	10
Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment	10
Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions	10
Additional Mortgage Assets Acquired in Connection with the Use of a Pre-Funding Account May Change the Aggregate Characteristics of a Trust Fund	10
Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans	11
Future Cash Flow and Property Values Are Not Predictable	11
Nonrecourse Loans Limit the Remedies Available Following a Mortgagor Default	13
Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment	13
Risks Associated with Commercial Lending May Be Different Than for Residential Lending	13
Special Risks of Mortgage Loans Secured by Multifamily Properties	14
Special Risks of Mortgage Loans Secured by Retail Properties	15
Special Risks of Mortgage Loans Secured by Hospitality Properties	16
Special Risks of Mortgage Loans Secured by Office Properties	17
Special Risks Associated with Residential Healthcare Facilities	18
Special Risks of Mortgage Loans Secured by Healthcare-Related Properties	19
Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities	21
Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities	21
Special Risks Associated with Manufactured Housing Properties	22
Poor Property Management Will Adversely Affect the Performance of the Related Mortgaged Property	22
Property Managers May Experience Conflicts of Interest in Managing Multiple Properties	23
Condemnations of Mortgaged Properties May Result in Losses	23
Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default	23
The Servicer Will Have Discretion to Handle or Avoid Obligor Defaults in a Manner Which May Be Adverse to Your Interests	24
Proceeds Received upon Foreclosure of Mortgage Loans Secured Primarily by Junior Mortgages May Result in Losses	24
Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates	24
Mortgagors of Commercial Mortgage Loans Are Sophisticated and May Take Actions Adverse to Your Interests	25
Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks	25
Inclusion in a Trust Fund of Delinquent Mortgage Loans May Adversely Affect the Rate of Defaults and Prepayments on the Mortgage Loans	25
Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs	26

i

State and Federal Laws Applicable to Foreclosure Actions May Affect the Timing of Distributions on Your Certificates	28
We Have Not Re-Underwritten Any of the Mortgage Loans	28
Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences	28
State and Local Transfer Taxes May Apply to Transfers of Property in a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds	28
Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses	28
Rights Against Tenants May Be Limited if Leases Are Not Subordinate to the Mortgage or Do Not Contain Attornment Provisions	30
The Borrower’s Form of Entity May Cause Special Risks	30
Bankruptcy Proceedings Entail Certain Risks	32
If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, You May Not Be Able to Restore Compliance Following a Casualty Loss	32
Restrictions on Certain of the Mortgaged Properties May Limit Their Use	33
Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited	33
Inspections of the Mortgaged Properties Were Limited	33
Litigation Concerns	34

DESCRIPTION OF THE TRUST FUNDS	35

General	35
Mortgage Loans—Leases	35
CMBS	39
Collection Accounts	40
Credit Support	40
Cash Flow Agreements	40
Pre-Funding	40

YIELD CONSIDERATIONS	41

General	41
Pass-Through Rate	41
Payment Delays	41
Shortfalls in Collections of Interest Resulting from Prepayments	41
Prepayment Considerations	42
Weighted Average Life and Maturity	43
Controlled Amortization Classes and Companion Classes	44
Other Factors Affecting Yield, Weighted Average Life and Maturity	45

THE SPONSOR	46

THE DEPOSITOR	47

USE OF PROCEEDS	47

DESCRIPTION OF THE CERTIFICATES	48

General	48
Distributions	48
Distributions of Interest on the Certificates	49
Distributions of Principal on the Certificates	50
Components	50
Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations	51
Allocation of Losses and Shortfalls	51
Advances in Respect of Delinquencies	51
Exchangeable Certificates	52
Reports to Certificateholders	54
Voting Rights	55
Termination	56
Book-Entry Registration and Definitive Certificates	56

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS	59

General	59
Assignment of Mortgage Assets; Repurchases	59
Representations and Warranties; Repurchases	60
Collection Account	61
Collection and Other Servicing Procedures	64
Realization upon Defaulted Mortgage Loans	65
Hazard Insurance Policies	66
Due-on-Sale and Due-on-Encumbrance Provisions	67
Servicing Compensation and Payment of Expenses	67
Evidence as to Compliance	68
Certain Matters Regarding the Master Servicer and the Depositor	69
Servicer Termination Events	70
Rights upon a Servicer Termination Event	70
Amendment	71
List of Certificateholders	71
The Trustee and Certificate Administrator	71
Duties of the Trustee	72
Certain Matters Regarding the Trustee	72
Resignation and Removal of the Trustee	72

DESCRIPTION OF CREDIT SUPPORT	73

General	73
Subordinate Certificates	73
Cross-Support Provisions	74
Insurance or Guarantees with Respect to Mortgage Loans	74
Letter of Credit	74
Certificate Insurance and Surety Bonds	74
Reserve Funds	74
Credit Support with Respect to CMBS	75

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES	75

General	75
Types of Mortgage Instruments	76
Leases and Rents	76
Personalty	76
Cooperative Loans	77
Junior Mortgages; Rights of Senior Lenders	78
Foreclosure	79
Bankruptcy Laws	83
Environmental Considerations	85
Due-on-Sale and Due-on-Encumbrance	86
Subordinate Financing	87
Default Interest and Limitations on Prepayments	87
Certain Laws and Regulations; Types of Mortgaged Properties	87
Applicability of Usury Laws	87
Servicemembers Civil Relief Act	88
Americans with Disabilities Act	88
Forfeiture in Drug, RICO and Money Laundering Proceedings	89
Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing	89

MATERIAL FEDERAL INCOME TAX CONSEQUENCES	90

General	90
REMICs	91

Taxation of Owners of REMIC Regular Certificates	93
Tax Treatment of Exchangeable Certificates	100
Taxation of Owners of REMIC Residual Certificates	102

Grantor Trusts	117

Characterization of Investments in Grantor Trust Certificates	118
Taxation of Owners of Grantor Trust Fractional Interest Certificates	118

STATE AND OTHER TAX CONSEQUENCES	128

ERISA CONSIDERATIONS	128

General	128
Prohibited Transaction Exemptions	129

LEGAL INVESTMENT	132

METHOD OF DISTRIBUTION	132

LEGAL MATTERS	133

FINANCIAL INFORMATION	133

RATINGS	134

GLOSSARY	134

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

●	this prospectus, which provides general information, some of which may not apply to your series of certificates; and

●	the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in the accompanying prospectus supplement.

Some capitalized terms used in this prospectus are defined in the Glossary beginning on page 134 in this prospectus.

In this prospectus, the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.

Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus.  This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on any information or representations contained or incorporated by reference in this prospectus and the accompanying prospectus supplement.  This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

v

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the accompanying prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than Annual Reports on Form 10-K), that relate specifically to the related series of certificates. The depositor will provide, or cause to be provided, without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28288-0166, Attention: Secretary, or by telephone at 704-715-6133.

The depositor filed a registration statement (the “Registration Statement”) relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments for these reports, may be read and copied at the Public Reference Room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The depositor has filed the Registration Statement (SEC File No. 333-195164), including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s website. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the accompanying prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable trustee’s or other identified party’s website.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

SUMMARY OF PROSPECTUS

          The following summary is a brief description of the main terms of the offered certificates.  For this reason, the summary does not contain all the information that may be important to you.  You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets	Each series of certificates will represent the entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

	●	mortgage assets;

	●	collection accounts;

	●	forms of credit support;

	●	cash flow agreements; and

	●	amounts on deposit in a pre-funding account.

The Mortgage Assets	The mortgage assets with respect to each series of certificates may consist of any of the following:

	●	one or more multifamily and commercial mortgage loans;

	●	commercial mortgage-backed securities;

	●	direct obligations of the United States or other government agencies; and

	●	a combination of the assets described above.

The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or other person.  The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

	●	residential properties consisting of five or more rental or cooperatively owned dwelling units;

	●	shopping centers;

	●	retail buildings or centers;

	●	hotels, motels and other hospitality properties;

	●	office buildings;

	●	nursing homes, assisted living facilities and similar properties;

	●	hospitals or other healthcare related facilities;

	●	industrial properties;

●	owner-occupied commercial properties;

●	warehouse, mini-warehouse, cold storage, or self storage facilities;

●	recreational vehicle and mobile home parks;

●	manufactured housing communities;

●	parking lots;

●	commercial properties occupied by one or more tenants;

●	entertainment or sports arenas;

●	restaurants;

●	marinas;

●	mixed use properties;

●	movie theaters;

●	amusement and theme parks;

●	destination resorts, golf courses and similar properties;

●	educational centers;

●	casinos;

●	bank branches; and

●	unimproved land.

Some or all of the mortgage loans may also be secured by an assignment of one or more leases of all or a portion of the related mortgaged properties.  A significant or the sole source of payments on certain mortgage loans will be the rental payments due under the related leases.

However, some of the mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent 10% or more of the related mortgage asset pool, by balance.

A mortgage loan may have an interest rate that has any of the following features:

●	is fixed over its term;

●	adjusts from time to time;

●	is partially fixed and partially floating;

●	is floating based on one or more formulae or indices;

●	may be converted from a floating to a fixed interest rate;

	●	may be converted from a fixed to a floating interest rate; or

	●	interest is not paid currently but is accrued and added to the principal balance.

A mortgage loan may provide for any of the following:

	●	scheduled payments to maturity;

	●	payments that adjust from time to time;

	●	negative amortization or accelerated amortization;

	●	full amortization or require a balloon payment due on its stated maturity date;

	●	prohibitions on prepayment;

	●	releases or substitutions of collateral, including defeasance thereof with direct obligations of the United States; and

	●	payment of a premium or a yield maintenance penalty in connection with a principal prepayment.

Unless otherwise described in the accompanying prospectus supplement for a series of certificates:

	●	the mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico;

	●	all mortgage loans will have original terms to maturity of not more than 40 years;

	●	all mortgage loans will have individual principal balances at origination of not less than $100,000;

	●	all mortgage loans will have been originated by persons other than the depositor; and

	●	all mortgage assets will have been purchased, either directly or indirectly, by the depositor on or before the date of initial issuance of the related series of certificates.

Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other commercial mortgage-backed securities. Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the accompanying prospectus supplement.

Collection Accounts
Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts. A collection account may be maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support	The following types of credit support may be used to enhance the likelihood of distributions on certain classes of certificates:

	●	subordination of one or more classes of certificates;

	●	over-collateralization;

	●	letters of credit;

	●	insurance policies;

	●	bonds;

	●	repurchase obligations;

	●	guarantees;

	●	reserve funds; and/or

	●	a combination of any of the above.

Cash Flow Agreements
Cash flow agreements are used to reduce the effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets or on one or more classes of certificates and increase the likelihood of timely distributions on the certificates or such classes of certificates, as the case may be. The trust fund may include any of the following types of cash flow agreements:

	●	guaranteed investment contracts;

	●	interest rate swap or exchange contracts;

	●	interest rate cap or floor agreements;

	●	currency exchange agreements; and/or

	●	yield supplement agreements.

Pre-Funding Account;
Capitalized Interest Account
A trust fund may use monies deposited into a pre-funding account to acquire additional mortgage assets following a closing date for the related series of certificates. The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement. The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

If provided in the accompanying prospectus supplement, a trust fund also may include amounts on deposit in a separate capitalized interest account. The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement.

Amounts on deposit in any pre-funding account or any capitalized interest account will be held in cash or invested in short-term investment grade obligations. Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the accompanying prospectus supplement.

Description of Certificates
Each series of certificates will include one or more classes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the related trust fund. The offered certificates are the classes of certificates being offered to you pursuant to the accompanying prospectus supplement. The non-offered certificates are the classes of certificates not being offered to you pursuant to the accompanying prospectus supplement. Information on the non-offered certificates included herein or in any accompanying prospectus supplement is being provided solely to assist you in your understanding of the offered certificates.

Distributions on Certificates	The certificates may provide for different methods of distributions to specific classes. Any class of certificates may:

	●	provide for the accrual of interest thereon based on fixed, variable or floating rates;

	●	be senior or subordinate to one or more other classes of certificates with respect to interest or principal distribution and the allocation of losses on the assets of the trust fund;

	●	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

	●	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

	●	provide for distributions of principal or accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

	●	provide for distributions of principal to be made at a rate that is faster or slower than the rate at which payments are received on the mortgage assets in the related trust fund;

	●	provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and

	●	provide for distributions based on a combination of any of the above features.

Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate or will be entitled to interest based on the pass-through rates of component interests of a class of offered certificates on the related outstanding principal balance or notional amount. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the accompanying prospectus supplement.

The principal balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. Unless otherwise specified in the accompanying prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the principal balance of such certificates is reduced to zero. Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances
A servicer may be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable. The trust fund may be charged interest for any advance. We will not have any responsibility to make such advances. One of our affiliates may have the responsibility to make such advances, but only if that affiliate is acting as a master servicer or trustee for the related series of certificates.

Termination	A series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund.

Registration of Certificates
One or more classes of the offered certificates may be initially represented by one or more certificates registered in the name of Cede & Co. as the nominee of The Depository Trust Company. If your offered certificates are so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances described in this prospectus and the accompanying prospectus supplement.

Tax Status of the Certificates	The certificates of each series will constitute either:

	●	“regular interests” or “residual interests” in a trust fund treated as a “real estate mortgage investment conduit” under the Internal Revenue Code of 1986, as amended;

	●	interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended; or

	●	any combination of any of the above features.

ERISA Considerations
If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any materially similar federal, state or local law, or any person who proposes to use “plan assets” of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws.  The accompanying prospectus supplement will specify if investment in some certificates may require a representation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment
The offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the accompanying prospectus supplement so provides.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.  See “Legal Investment” herein and in the accompanying prospectus supplement.

RISK FACTORS

You should consider the following risk factors, in addition to the risk factors in the accompanying prospectus supplement, in deciding whether to purchase any of the offered certificates.  The risks and uncertainties described below, together with those described in the accompanying prospectus supplement under “Risk Factors”, summarize the material risks relating to your certificates.  In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any commercial mortgage-backed securities included in a trust fund.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics

You may not be able to resell your certificates and the value of your certificates may be less than you anticipated for a variety of reasons including:

●	a secondary market for your certificates may not develop;

●	interest rate fluctuations;

●	the absence of redemption rights; and

●	the limited sources of information about the certificates other than that provided in this prospectus, the accompanying prospectus supplement and the monthly report to certificateholders.

The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates

Unless otherwise specified in the accompanying prospectus supplement, neither the offered certificates of any series nor the mortgage assets in the related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person.  No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series.  Accordingly, if the related trust fund has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

Additionally, the certificate administrator, trustee, master servicer, special servicer or other specified person may under certain circumstances withdraw some amounts on deposit in certain funds or accounts constituting part of a trust fund, including the collection account and any accounts maintained as credit support, as described in the accompanying prospectus supplement.  The certificate administrator, trustee, master servicer, special servicer or other specified person may have the authority to make these withdrawals for purposes other than the payment of principal of or interest on the related series of certificates.

The accompanying prospectus supplement for a series of certificates may provide for one or more classes of certificates that are subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates.  On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls.  The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the accompanying prospectus supplement.

Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield

Prepayments (including those caused by defaults on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage loans in a trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage loans were made as scheduled.  Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates.  The rate of principal payments on mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

We cannot provide any assurance as to the rate of prepayments on the mortgage loans in any trust fund or that such rate will conform to any model described in this prospectus or in any prospectus supplement.  As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates could occur significantly earlier or later than you expected.

The rate of voluntary prepayments will also be affected by:

●	the voluntary prepayment terms of the mortgage loan, including prepayment lock-out periods and prepayment premiums;

●	then-current interest rates being charged on similar mortgage loans; and

●	the availability of mortgage credit.

A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates.  As a result, yields on classes of certificates with a more senior priority of payment, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets.  A series of certificates may include one or more classes offered at a significant premium or discount.  Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

If a mortgage loan is in default, it may not be possible to collect a prepayment premium.  No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

The yield on your certificates may be less than anticipated because:

●	the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws; and

●	some courts may consider the prepayment premium to be usurious.

Loans Not Insured or Guaranteed

Generally, the mortgage assets included in the trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the sponsor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trustee the certificate administrator, the trust advisor or any of their respective affiliates.

However, in certain circumstances a mortgage loan seller will be obligated to repurchase or substitute a mortgage loan sold by it if:

●
there is a defect or omission with respect to certain of the documents relating to such mortgage loan, and such defect or omission materially and adversely affects the value of a mortgage loan or the interests of certificateholders therein (or has such other effect specified in the related prospectus supplement); or

●
certain of their respective representations or warranties concerning such mortgage loan are breached, and such defect or breach materially and adversely affects the value of such mortgage loan or the interests of the certificateholders therein (or has such other effect specified in the related prospectus supplement) and is not cured as required.

We cannot provide assurance that the applicable mortgage loan seller will be in a financial position to make such a repurchase or substitution.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

A series of certificates may be subject to optional early termination by means of the repurchase of the mortgage assets in the related trust fund.  We cannot assure you that the proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding principal balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination.  Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.

Book-Entry Registration May Hinder the Exercise of Investor Remedies

Each series of certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the name of an individual investor.  As a result, investors will not be recognized as a certificateholder, or holder of record of their certificates.  As a consequence, investors may experience difficulties in identifying or communicating with other investors in the certificates for the purpose of exercising remedies, taking collective action or otherwise.

Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment

The accompanying prospectus supplement will disclose when we are using a pre-funding account to purchase additional mortgage assets in connection with the issuance of certificates.  Amounts on deposit in a pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment of principal, which may materially and adversely affect the yield on those certificates.

Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions

To the extent described in the accompanying prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses.  The right of the master servicer, the special servicer or the trustee to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such certificates that would not have resulted absent the accrual of such interest.  In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status.  This will result in shortfalls which may be allocated to the offered certificates.

Additional Mortgage Assets Acquired in Connection with the Use of a Pre-Funding Account May Change the Aggregate Characteristics of a Trust Fund

Any additional mortgage assets acquired by a trust fund with funds in a pre-funding account may possess substantially different characteristics than the mortgage assets in the trust fund on the closing date for a series of certificates.  Therefore, the aggregate characteristics of a trust fund following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.

Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans

The value of a mortgage loan secured by a multifamily or commercial property is directly related to the net operating income derived from that property because the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower.  The reduction in the net operating income of the property may impair the borrower’s ability to repay the loan.

Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant.  Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Future Cash Flow and Property Values Are Not Predictable

A number of factors, many beyond the control of the property owner, may affect the ability of an income producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value.  Among these factors are:

●	economic conditions generally and in the area of the project;

●	the age, quality, functionality and design of the project;

●	the degree to which the project competes with other projects in the area;

●	changes or continued weakness in specific industry segments;

●	increases in operating costs;

●	the willingness and ability of the owner to provide capable property management and maintenance;

●
the degree to which the project’s revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	a decline in the financial condition of a major tenant;

●	the location of a mortgaged property;

●	whether a mortgaged property can be easily converted (or converted at all) to alternative uses;

●	an increase in vacancy rates;

●	perceptions regarding the safety, convenience and attractiveness of such properties;

●	vulnerability to litigation by tenants and patrons; and

●	environmental contamination.

Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan.  Certain of such mortgage loans may be leased entirely to a single tenant.

If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower’s ability to repay the mortgage loan may be impaired and the resale value of the mortgaged property, which is substantially dependent upon the mortgaged property’s ability to generate income, may decline.

Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties.  Although some of the mortgage loans included in the trust fund related to a particular series of certificates require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient.  In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a project (and/or the borrower’s ability to sell or refinance) without necessarily affecting the ability to generate current income.  In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

●	local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences; and

●	changes in building codes and other applicable laws.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	in the case of rental properties, the rate at which new rentals occur;

●
the property’s “operating leverage” (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the mortgaged property and to retain or replace tenants); and

●	a decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Nonrecourse Loans Limit the Remedies Available Following a Mortgagor Default

The mortgage assets will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the mortgage loan sellers, the originators, the master servicer, the special servicer, the trustee, the certificate administrator, or the trust advisor or any of their respective affiliates.

Each mortgage loan included in a trust fund generally will be a nonrecourse loan.  If there is a default (other than a default resulting from voluntary bankruptcy, fraud or willful misconduct) there will generally only be recourse against the specific mortgaged properties and other assets that have been pledged to secure such mortgage loan.  Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment

Terrorist attacks may adversely affect the revenues or costs of operation of the mortgaged properties.  The possibility of terrorist attacks on large public areas such as shopping malls or large office buildings in the future could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large mortgaged properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent.  As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.  See “—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses” in this prospectus.

Terrorist attacks in the United States, incidents of terrorism occurring outside the United States and military conflicts may significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. Any decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow.

It is uncertain what continued effect armed conflicts involving the United States, including the recent war between the United States and Iraq, continued military operations in Afghanistan or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments.  Foreign or domestic conflicts of any kind could have an adverse effect on the mortgaged properties.

Accordingly, these disruptions, uncertainties and costs could materially and adversely affect an investor’s investment in the certificates.

Risks Associated with Commercial Lending May Be Different Than for Residential Lending

Commercial and multifamily lending is generally viewed as exposing a lender (and your investment in the trust fund) to a greater risk of loss than lending which is secured by single family residences, in part because it typically involves making larger mortgage loans to single borrowers or groups of related mortgagors.  In addition, unlike mortgage loans which are secured by single family residences, repayment of mortgage loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:

●	to generate income sufficient to pay debt service, operating expenses and leasing commissions and to make necessary repairs, tenant improvements and capital improvements; and

●
in the case of mortgage loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the mortgage loan at maturity through a sale or refinancing of the mortgaged property.

Special Risks of Mortgage Loans Secured by Multifamily Properties

Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time. Since multifamily apartment units are typically leased on a short term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations. Additionally, mortgage loans secured by multifamily properties may constitute a material concentration of the mortgage loans in a trust fund. Adverse economic conditions, either local, regional or national, may limit the amount of rent that a borrower may charge for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by:

●	the construction of additional housing units;

●	the physical attributes of the apartment building (for example, its age, appearance and construction quality);

●	the location of the mortgaged property (for example, a change in the neighborhood over time);

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services and amenities that the mortgaged property provides;

●	the mortgaged property’s reputation;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

●	the presence of competing properties;

●	state or local regulations;

●	adverse local or national economic conditions;

●	local military base closings;

●	developments at local colleges and universities;

●	national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements;

●	the level of mortgage interest rates, which may encourage tenants in multifamily rental properties to purchase housing; and

●
the possibility that some eligible tenants may not find any differences in rents between subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

Furthermore, multifamily projects may be subject to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs.  The limitations and restrictions imposed by these programs could result in realized losses on the mortgage loans.  In addition, in the event that the program is cancelled, it could result in less income for the project.  These programs may include:

●	rent limitations that could adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

Special Risks of Mortgage Loans Secured by Retail Properties

Mortgage loans secured by retail properties may constitute a material concentration of the mortgage loans in a trust fund.  In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after “going dark,” may have a particularly negative effect on the economic performance of a retail property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center.  In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases.  Significant factors determining the value of retail properties are:

●	the quality of the tenants; and

●	the fundamental aspects of real estate such as location and market demographics.

The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales.  Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property.  Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant’s general cessation of business activities or for other reasons.  In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property.  In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

Shopping centers, in general, are affected by the health of the retail industry.  In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant’s continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market, such as:

●	catalogue retailers;

●	home shopping networks;

●	the internet;

●	telemarketing; and

●	outlet centers.

Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in a trust fund.

Special Risks of Mortgage Loans Secured by Hospitality Properties

Hospitality properties are affected by various factors, including:

●	location;

●	quality;

●	management ability;

●	amenities;

●	franchise affiliation (or lack thereof);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

●	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	adverse economic conditions, either local, regional or national, which may limit the amount that may be charged for a room and may result in a reduction in occupancy levels; and

●	construction of competing hotels or motels, which may also limit the amount that may be charged for a room and may result in a reduction in occupancy levels.

Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties.

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.  Replacement franchises may require significantly higher fees.

The transferability of franchise license agreements may be restricted.  In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent.  Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  In addition, actual or potential acts of terrorism may have an adverse impact on the tourism and convention industry.  See “—Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment” above.

Special Risks of Mortgage Loans Secured by Office Properties

Mortgage loans secured by office properties may constitute a material concentration of the mortgage loans in a trust fund.  Significant factors determining the value of office buildings include:

●	the quality of an office building’s tenants;

●	the physical attributes of the building in relation to competing buildings;

●	the desirability of the area as a business location; and

●	the strength, stability and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

An economic decline in the business operated by the tenants may adversely affect an office building.  That risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office buildings are also subject to competition with other office properties in the same market.  Competition is affected by a property’s:

●	age;

●	condition;

●	design (e.g., floor sizes and layout);

●	access to transportation; and

●
ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features).

The success of an office building also depends on the local economy.  A company’s decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office building’s ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

Special Risks Associated with Residential Healthcare Facilities

Residential healthcare facilities pose risks not associated with other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to and maintenance of facilities and services. Providers also are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers.

The failure of a borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a mortgaged property (in which case no revenues would be received from such mortgaged property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs.

In the event of foreclosure, we cannot ensure that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license.

We also cannot provide assurance that a new license could be obtained or that the related mortgaged property would be adaptable to other uses following a foreclosure.

To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.

Governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, we can give no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the mortgaged properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their mortgage loan obligations, could be adversely affected.

Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its right to reimbursement.  Accordingly, in the event of foreclosure, none of the trustee, the master servicer or a subsequent lessee or operator of the mortgaged property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

Other factors that may adversely affect the value and successful operation of a residential healthcare property include:

●	increasing governmental regulation and supervision;

●	a decline in the financial health, skill or reputation of the operator;

●	increased operating expenses; and

●	competing facilities owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues, or other sources.

Special Risks of Mortgage Loans Secured by Healthcare-Related Properties

The mortgaged properties may include healthcare-related facilities, including senior housing, assisted living facilities, skilled nursing facilities and acute care facilities.

●
Senior housing generally consists of facilities with respect to which the residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style;

●
Assisted living facilities are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines;

●	Skilled nursing facilities provide services to post trauma and frail residents with limited mobility who require extensive medical treatment; and

●	Acute care facilities generally consist of hospital and other facilities providing short-term, acute medical care services.

Certain types of healthcare-related properties, particularly acute care facilities, skilled nursing facilities and some assisted living facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there exist various proposals for national healthcare reform that could further limit those payments. Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If those payments are insufficient, net operating income of healthcare-related facilities that receive revenues from those sources may decline, which consequently could have an adverse effect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by healthcare-related facilities.

Moreover, healthcare-related facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any healthcare-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a healthcare-related facility or, if applicable, bar it from participation in government reimbursement programs. In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the applicable license. We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the related mortgaged property would be adaptable to other uses.

Government regulation applying specifically to acute care facilities, skilled nursing facilities and certain types of assisted living facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds.  The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility).  States also regulate nursing bed supply in other ways.  For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment.  In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency.  Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a healthcare-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption.  In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license.  Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility’s residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.

Federal and state government “fraud and abuse” laws also apply to healthcare-related facilities.  “Fraud and abuse” laws generally prohibit payment or fee-splitting arrangements between healthcare providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services.  Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs.  The state law restrictions in this area vary considerably from state to state.  Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create “safe harbors” under the law provide only limited guidance.  Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the healthcare-related mortgaged properties that are subject to those laws.

The operators of healthcare-related properties are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators.  The successful operation of a healthcare-related property will generally depend upon:

●	the number of competing facilities in the local market;

●	the facility’s age and appearance;

●	the reputation and management of the facility;

●	the types of services the facility provides; and

●	where applicable, the quality of care and the cost of that care.

The inability of a healthcare-related property to flourish in a competitive market may increase the likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.

Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities

Mortgage loans secured by warehouse and self storage facilities may constitute a material concentration of the mortgage loans in a trust fund.  The storage facilities market contains low barriers to entry.

Increased competition among self storage facilities may reduce income available to repay mortgage loans secured by a self storage facility.  In addition, due to the short-term nature of self storage leases, mortgage loans secured by self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use.  Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities.  Therefore, such facilities may pose additional environmental risks to investors.  The environmental site assessments discussed in the accompanying prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties.  We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.  See “—Environmental Conditions of the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in the accompanying prospectus supplement.

In addition, to the extent that a self storage facility becomes a “real estate owned” property pursuant to the terms of the pooling and servicing agreement and is operated by the trust fund directly, all or some portion of net operating income, if any, earned with respect to such “real estate owned” property may be from the sale of personal property or the provision of services, and thus could be subject to tax at a 35% rate as “net income from foreclosure property”, or even possibly to the 100% tax rate applicable to “prohibited transactions” income of a REMIC.

Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities

Mortgage loans secured by industrial and mixed-use facilities may constitute a material concentration of the mortgage loans in a trust fund.  Significant factors determining the value of industrial properties include:

●	the quality of tenants;

●	building design and adaptability; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant.  In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property.  Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility.  Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.  In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

Special Risks Associated with Manufactured Housing Properties

Mortgage loans secured by liens on manufactured housing properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing properties;

●	apartment buildings; and

●	site-built single family homes.

Other factors affecting the successful operation of a manufactured housing property may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities it provides;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization.

Manufactured housing properties are “special purpose” properties that generally cannot be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

Poor Property Management Will Adversely Affect the Performance of the Related Mortgaged Property

Each mortgaged property securing a mortgage loan which has been sold into a trust fund is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself.  The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project.  The property manager is responsible for:

●	operating the property;

●	providing building services;

●	responding to changes in the local market; and

●
planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan.  In addition, the property managers are usually operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise.  There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.

Property Managers May Experience Conflicts of Interest in Managing Multiple Properties

The managers of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates and the related borrowers may experience conflicts of interest in the management and/or ownership of such properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●
these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties securing the mortgage loans included in the trust fund; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

Condemnations of Mortgaged Properties May Result in Losses

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property.  Therefore, we cannot give assurances that the occurrence of any condemnation will not have a negative impact upon distributions on a particular series of certificates.

Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default

Some of the mortgage loans included in a trust fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity.  Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

●	its ability to fully refinance the mortgage loan; or

●	its ability to sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment.

The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

●	the value of the related mortgaged property;

●	the level of available mortgage interest rates at the time of sale or refinancing;

●	the borrower’s equity in the related mortgaged property;

●	the financial condition and operating history of the borrower and the related mortgaged property;

●	tax laws;

●	rent control laws (with respect to certain residential properties);

●
Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes) (see “—Special risks Associated with Residential Healthcare Facilities” and “—Special Risks of Mortgage Loans Secured by Healthcare-Related Properties” above.);

●	prevailing general economic conditions; and

●	the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally.

Neither we nor our affiliates will be required to refinance any mortgage loan.

The Servicer Will Have Discretion to Handle or Avoid Obligor Defaults in a Manner Which May Be Adverse to Your Interests

If and to the extent specified in the accompanying prospectus supplement, the related pooling and servicing agreement will permit (within prescribed limits) the master servicer or a special servicer to extend and modify mortgage loans. We cannot provide assurance that any such extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

In addition, a master servicer or a special servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans that would otherwise be payable to the certificateholders.

Proceeds Received upon Foreclosure of Mortgage Loans Secured Primarily by Junior Mortgages May Result in Losses

To the extent specified in the accompanying prospectus supplement, some of the mortgage loans included in a trust fund may be secured primarily by junior mortgages.  When liquidated, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied.  If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss.  Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates

The prospectus supplement for the offered certificates of each series will describe any credit support provided with respect to those certificates.  Use of credit support will be subject to the conditions and limitations described in this prospectus and in the accompanying prospectus supplement.  Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates (which may include offered certificates), if so provided in the accompanying prospectus supplement.  Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances.  In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been fully repaid.  As a result, the impact of losses and shortfalls experienced with respect to the mortgage loans may fall primarily upon those classes of certificates having a lower priority of payment.  Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula.  The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if all rating agencies hired by us to rate any class of the certificates indicate that the then-current rating of those certificates will not be adversely affected.  None of the depositor, the master servicer or any of our or the master servicer’s affiliates will have any obligation to replace or supplement any credit enhancement.

Mortgagors of Commercial Mortgage Loans Are Sophisticated and May Take Actions Adverse to Your Interests

Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals.  The mortgagor’s sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks

The mortgage loans included in any trust fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  Such assignments are typically not perfected as security interests prior to the mortgagee’s taking possession of the related mortgaged property and/or appointment of a receiver.  Some state laws may require that the mortgagee take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender’s ability to collect the rents.  See “Certain Legal Aspects of Mortgage Loans and Leases—Leases and Rents” in this prospectus.

Inclusion in a Trust Fund of Delinquent Mortgage Loans May Adversely Affect the Rate of Defaults and Prepayments on the Mortgage Loans

If so provided in the accompanying prospectus supplement, the trust fund for a series of certificates may include mortgage loans that are delinquent as of the date they are deposited in the trust fund.  A mortgage loan will be considered “delinquent” if it is 30 days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms.  In any event, at the time of its creation, the trust fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund related to a particular series of certificates.  If so specified in the accompanying prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

Credit support provided with respect to a series of certificates may not cover all losses related to delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs

If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in a trust fund, the trust fund may be subject to certain risks including the following:

●	a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

●
the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

●	liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

●	the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions.  This lien may be superior to the lien of an existing mortgage.  Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property.  The cost of any required investigation, delineation and/or remediation and the owner’s liability therefore is generally not limited under applicable laws.

Such liability could exceed the value of the property and/or the aggregate assets of the owner.  Under some environmental laws, a secured lender (such as the trust fund) may be found to be an “owner” or “operator” of the related mortgaged property if it is determined that the lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage.  In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances.  The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations.  See “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations” in this prospectus and “Description of the Mortgage Pool—Assessments of Property Value and Condition—Environmental Assessments” in the accompanying prospectus supplement.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates.

Such assessments do not generally include invasive environmental testing.  In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

●	an environmental consultant investigated those conditions and recommended no further investigations or remediation;

●	an environmental insurance policy, having the characteristics described below, was obtained from a third-party insurer;

●
either (i) an operations and maintenance program, including, in several cases, with respect to asbestos-containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

●
an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents;

●
the related borrower or other responsible party having financial resources reasonably estimated to be adequate to address the related condition or circumstance is required to take (or is liable for the failure to take) actions, required by the applicable governmental regulatory authority or any environmental law or regulation; or

●	any other actions described in the related prospectus supplement.

We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks.  In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation.  Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property.  However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property.  See “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations” in this prospectus and “Risk Factors—Environmental Conditions of the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in the accompanying prospectus supplement.

State and Federal Laws Applicable to Foreclosure Actions May Affect the Timing of Distributions on Your Certificates

The ability to realize upon the mortgage loans may be limited by the application of state laws.  For example, some states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly.  The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.  In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  The application of other state and federal laws may delay or otherwise limit the ability to realize on the mortgage loans.

We Have Not Re-Underwritten Any of the Mortgage Loans

We have not re-underwritten the mortgage loans included in the trust fund related to a particular series of certificates.  Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers’ respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the interests of the certificateholders.  These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans.  If we had re-underwritten the mortgage loans included in the trust fund, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by the representations or warranties given by the mortgage loan sellers.  In addition, we cannot provide assurance that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached.  See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in the accompanying prospectus supplement.

Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences

One or more of the REMICs established under the pooling and servicing agreement related to any series of certificates might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a mortgaged property subsequent to the trust fund’s acquisition of a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure.  Any such tax would substantially reduce net proceeds available for distribution to that series of certificates.  See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates” and “—Taxation of Owners of REMIC Residual Certificates” in this prospectus.

State and Local Transfer Taxes May Apply to Transfers of Property in a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose real property transfer taxes or recording fees on transfers of real property in a foreclosure, by a deed in lieu of foreclosure or by similar process, and make the transferee either jointly liable with the transferor for the tax or fee, or liable for the tax or fee in the event the transferor fails to pay it.  Such taxes and fees can be significant in amount, and in those jurisdictions in which they are imposed, reduce the net proceeds realized by a lender in liquidating the real property securing the related mortgage loan.

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses

The master servicer and/or special servicer will generally be required to cause the borrower on each mortgage loan included in the trust fund related to any series of certificates and serviced by it to maintain such insurance coverage on the related mortgaged property as is required under the related mortgage, including hazard insurance; provided that each of the master servicer and/or the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property by acquiring a blanket or master single interest insurance policy.  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  The mortgage loans generally do not require earthquake insurance.

Although the policies covering the mortgaged properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically may not cover any physical damage resulting from:

●	war;

●	terrorism;

●	revolution;

●	governmental actions;

●	floods, and other water-related causes;

●	earth movement (including earthquakes, landslides and mud flows);

●	wet or dry rot;

●	vermin;

●	domestic animals;

●	sink holes or similarly occurring soil conditions; and

●	other kinds of risks not specified in the preceding paragraph.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if a determination is made that either—

●
such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

●	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.  See “Risk Factors—Risks Related to the Mortgage Loans—The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates” in the accompanying prospectus supplement.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to the Mortgage or Do Not Contain Attornment Provisions

Some (but not all) of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure.  Some (but not all) of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated (e.g., if such tenants were paying above-market rents).

If a lease is senior to a mortgage, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers for mortgage loans related to a particular series of certificates are legal entities rather than individuals.  Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals.  For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws.  Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake.  Terms of mortgage loans to legal entities generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities”.

In general, but not in all cases, borrowers’ organizational documents or the terms of mortgage loans made to legal entities limit their activities to the ownership of only the related property or properties and limit the borrowers’ ability to incur additional indebtedness or create or allow any encumbrance on the properties to secure additional indebtedness or obligations of other entities.  These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool.  However, we cannot assure you that the related borrowers will comply with these requirements.  Also, although a borrower may currently be a single-purpose entity, in many cases, that borrower may not have originally been a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended.  That borrower may also have previously owned property other than the related property or it is a “recycled” single-purpose vehicle, that previously had other liabilities.  In addition, in some cases, during the period prior to the origination of the mortgage loan, that borrower did not observe all covenants that typically are required to consider a borrower a “single-purpose entity”.  The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Many of the borrowers for mortgage loans related to a particular series of certificates are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

●	operating entities with businesses distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

●	individuals that have personal liabilities unrelated to the mortgaged property.

However, any borrower, even a single-purpose entity structured to limit the possibility of becoming insolvent or bankrupt, will be subject to certain potential liabilities and risks.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

The organizational documents of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings.  Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors.  Although the requirement of having independent directors, managers or trustees is designed to lessen the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower.  Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed.  For example, in the recent bankruptcy case of In Re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, the parent entity caused numerous property-level, special purpose subsidiaries to file for bankruptcy protection.  Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.  The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within one to four years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization.  As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates.  See “Certain Legal Aspects of Mortgage Loans and Leases—Bankruptcy Laws” in this prospectus.

Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.  In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a mortgagee from foreclosing on the mortgaged property (subject to certain protections available to the mortgagee).  As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the mortgagee a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.  A bankruptcy court also may:  (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien.  Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts.  In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the mortgagee will be stayed from enforcing a borrower’s assignment of rents and leases.  Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents.  Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code.  This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, You May Not Be Able to Restore Compliance Following a Casualty Loss

Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but may qualify as permitted non-conforming uses.  Such changes may limit the ability of the related mortgagor to rebuild the premises “as is” in the event of a substantial casualty loss.  Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow.  Insurance proceeds may not be sufficient to pay off such mortgage loan in full.  In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use

Certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates which are non-conforming may not be “legal non-conforming” uses.  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming” use may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates may be subject to certain use restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building or operating agreements.  Such use restrictions may include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited

The mortgages securing the mortgage loans included in the trust fund related to a particular series of certificates generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property in a prohibited manner without the consent of the mortgagee.  There also may be limitations on the enforceability of such clauses.  The mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related mortgage loan upon a monetary or non-monetary default by the borrower.  The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a mortgaged property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable.  However, certain of the mortgage loans included in the trust fund related to a particular series of certificates permit one or more transfers of the related mortgaged property or transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions set forth in the related mortgage loan documents without the mortgagee’s approval.  See “Certain Legal Aspects of Mortgage Loans and Leases—Due-on-Sale and Due-on-Encumbrance” above.

The mortgage loans included in the trust fund related to a particular series of certificates may also be secured by an assignment of leases and rents, which pose special risks as described above under “—Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks” in this prospectus.

Inspections of the Mortgaged Properties Were Limited

The mortgaged properties related to mortgage loans included in the trust fund related to a particular series of certificates were inspected by licensed engineers in connection with the origination of the mortgage loans to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties.  We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

Litigation Concerns

From time to time, there may be legal proceedings pending, threatened against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates.  In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement.  It is possible that such proceedings may have a material adverse effect on any borrower’s, manager’s or sponsor’s ability to meet their obligations under the related mortgage loan and, thus, on distributions on your certificates.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans, (ii) commercial mortgage-backed securities (“CMBS”), (iii) direct obligations of the United States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii).  Each trust fund will be established by the depositor.  Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor.  The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or by any other person.  The discussion below under the heading “—Mortgage Loans—Leases”, unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

Mortgage Loans—Leases

General.  The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other healthcare-related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land.  The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations.  If so specified in the accompanying prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property.  A mortgage may create a lien on a borrower’s leasehold estate in a property; however, unless otherwise specified in the accompanying prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years.  Each mortgage loan will have been originated by a person other than the depositor; however, the originator of any mortgage loan may be or may have been one of the depositor’s affiliates.

If so specified in the accompanying prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction.  In that case, the accompanying prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed.  In addition, the mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates.  In that case, the accompanying prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Leases.  To the extent specified in the accompanying prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties.  Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower.  State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed.  See “Certain Legal Aspects of Mortgage Loans and Leases—Leases and Rents” in this prospectus.  Alternatively, to the extent specified in the accompanying prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

To the extent described in the accompanying prospectus supplement, the leases, which may include “bond-type” or “credit-type” leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties.  A “bond-type” lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s).  A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent.  A “credit-type” lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s).  A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor.  Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

If so specified in the accompanying prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases.  In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan.  To the extent specified in the accompanying prospectus supplement, some commercial properties may be leased entirely to one lessee.  This is generally the case in bond-type leases and credit-type leases.  In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan.  To the extent specified in the accompanying prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan.  In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed.  Some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time.  Some leases may provide that it is the lessor’s responsibility to restore the mortgaged property to its original condition after a casualty.  Some leases may provide that it is the lessee’s responsibility to restore the mortgaged property to its original condition after a casualty.  Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans.  Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes.  The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income).  Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

Lenders typically look to the debt service coverage ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan.  The “debt service coverage ratio” of a mortgage loan at any given time generally is the ratio of (i) the net operating income of the mortgaged property for a twelve-month period to (ii) the annualized debt service on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.  As used herein, “net operating income” generally means, for any given period, the revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions.  Net cash flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.  An insufficiency of net operating income can be compounded or solely caused by an adjustable rate mortgage loan.  As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation).  In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini warehouse and self storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants.  Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant.  Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

The debt service coverage ratio should not be relied upon as the sole measure of the risk of default of any mortgage loan, however, since other factors may outweigh a high debt service coverage ratio.  With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related debt service coverage ratio is high.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan.  In some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses.  However, the existence of such “net of expense” provisions will result in stable net operating income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.  See “—Leases” above.

While the duration of leases and the existence of any “net of expense” provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the related mortgaged property.  Examples of the latter include mortgage loans secured by healthcare-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property.  Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

Lenders also look to the loan-to-value ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default.  The “loan-to-value ratio” for a mortgage loan at any given time generally is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such mortgage loan.  The lower the loan-to-value ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-value ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans.  For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market.  Moreover, even when current, an appraisal is not necessarily a reliable estimate of value.  Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property’s projected net cash flow), or upon a selection from or interpolation of the values derived from such methods.  Each of these appraisal methods can present analytical difficulties.  It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate.  Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant.  See “Risk Factors—Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans” and “—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default” in this prospectus.

Payment Provisions of the Mortgage Loans.  Unless otherwise specified in the accompanying prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the accompanying prospectus supplement.  A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the accompanying prospectus supplement.  A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the accompanying prospectus supplement.  If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the accompanying prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

Mortgage Loan Information in Prospectus Supplements.  Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally be current as of a date specified therein and, to the extent then applicable and known, will include the following:  (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the mortgage loans, (v) the Cut-off Date loan-to-value ratio of each mortgage loan, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) underwritten debt service coverage ratios and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.  In appropriate cases, the accompanying prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

CMBS

CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage pass-through certificates or other commercial mortgage-backed securities such as CMBS that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.  Distributions in respect of the CMBS will be made by the CMBS servicer, the CMBS trustee or CMBS certificate administrator on the dates specified in the accompanying prospectus supplement.  The CMBS issuer or the CMBS servicer or another person specified in the accompanying prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the accompanying prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under “Description of Credit Support” in this prospectus may have been provided with respect to the CMBS.  The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have been hired by us to assign a rating to the CMBS, or by the initial purchasers of the CMBS.

Each prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer, CMBS trustee and CMBS certificate administrator, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under “—Mortgage Loans—Leases—Mortgage Loan Information in Prospectus Supplements” above and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or be eligible for resale under Rule 144(k) under the Securities Act, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

Collection Accounts

Each trust fund will include one or more collection accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the accompanying prospectus supplement will, to the extent described in this prospectus and in the accompanying prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund.  A collection account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the accompanying prospectus supplement.

Credit Support

If so provided in the accompanying prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as overcollateralization, a letter of credit, insurance policy, guarantee or reserve fund, or through bonds, repurchase obligations or by a combination thereof.  The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the accompanying prospectus supplement for the certificates of each series.  The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material.  The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency hired by us to rate a series of certificates.  If so specified in the accompanying prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.  See “Risk Factors—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates” and “Description of Credit Support” in this prospectus.

Cash Flow Agreements

If so provided in the accompanying prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate.  The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates.  The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the accompanying prospectus supplement.

Pre-Funding

If so provided in the accompanying prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets.  Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-off Date.  Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.  The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates.  Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the accompanying prospectus supplement.

In addition, a trust fund may include a separate capitalized interest account.  Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement.  Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations.  Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the accompanying prospectus supplement.  See “Risk Factors—Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment” in this prospectus.

YIELD CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate.  See “Risk Factors—Prepayments and Repurchases of the Mortgage Loans Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in this prospectus.  The following discussion contemplates a trust fund that consists solely of mortgage loans.  While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS.  If a trust fund includes CMBS, the accompanying prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.  The accompanying prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders.  That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

Shortfalls in Collections of Interest Resulting from Prepayments

When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment.  However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods.  Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.  If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected.  The accompanying prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates.  If so specified in the accompanying prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls.  The accompanying prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls.  See “Description of the Pooling and Servicing Agreements—Servicing Compensation and Payment of Expenses” in this prospectus.

Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate.  The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments or other unscheduled collections on them (including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts if leasing criteria are not satisfied, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, sales of mortgage loans following default or purchases or other removals of mortgage loans from the trust fund).  In some cases, a mortgage loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases.  Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate’s yield to maturity.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate).  Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.  In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor’s yield to maturity.  As a result, the effect on an investor’s yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor’s offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments.  As and to the extent described in the accompanying prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the principal balances of one or more of the other classes of certificates of the same series.  Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be.  Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans.  However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment.  In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan.  In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby “locking in” such rate or (ii) taking advantage of the initial “teaser rate” (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments.  In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.  The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates.  Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders.  Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.  CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans.  SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.  For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month.  Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans.  Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans.  Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The accompanying prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the accompanying prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the accompanying prospectus supplement.  The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes.  Unless otherwise specified in the accompanying prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class.  In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls.  For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class.  If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class.  Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection.  A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure.  As more particularly described in the accompanying prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate.  Thus, as and to the extent described in the accompanying prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, “call risk,” and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, “extension risk”, that would otherwise be allocated to the related controlled amortization class.  Accordingly, companion classes can exhibit significant average life variability.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.  Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity.  Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout.  In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located.  In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the accompanying prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent.  Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization.  Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates.  In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates.  Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate.  In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the mortgage loan balance would negatively amortize to the extent of the amount of the interest shortfall.  Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate.  In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series.  Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature.  A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans.  The accompanying prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

Foreclosures and Payment Plans.  The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series.  Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Loans.  The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls.  In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

The amount of any losses or shortfalls in collections on the mortgage loans in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the accompanying prospectus supplement.  As described in the accompanying prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates.  The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

Additional Certificate Amortization.  In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage loans in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the accompanying prospectus supplement.  In general, “excess funds” as used above will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage loans in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates.  The accompanying prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

THE SPONSOR

The accompanying prospectus supplement will identify the sponsor or sponsors of the applicable series.  Wells Fargo Bank, National Association (“Wells Fargo”), a national banking association, may be a sponsor.  Wells Fargo is a national banking association and acquires and originates mortgage loans for public and private securitizations.  Wells Fargo may also act as a mortgage loan seller and may act as the servicer, and/or the certificate administrator and/or the provider of any cashflow agreements with respect to the offered certificates.  Wells Fargo is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.  Wells Fargo is a wholly-owned subsidiary of Wells Fargo & Company, which is a diversified financial services company organized under the laws of the State of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended.

Wells Fargo is an affiliate of the depositor and Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), which may be an underwriter with respect to one or more series of offered certificates.

Wells Fargo is also the successor by merger to Wachovia Bank, National Association, which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation.  On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company.  As a result of this transaction, the depositor, Wachovia Bank, National Association and Wells Fargo Securities, LLC became wholly owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo.  On March 27, 2010, Wachovia Bank, National Association merged with and into Wells Fargo.

Additional information, including the most recent Form 10-K and Annual Report of Wells Fargo & Company, and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission (the “SEC”) by Wells Fargo & Company, as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon written request of any such person to Corporate Secretary, Wells Fargo & Company, Wells Fargo Center, MAC #N9305-173, Sixth and Marquette, Minneapolis, Minnesota 55479.

THE DEPOSITOR

Wells Fargo Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988.  The depositor is an indirect, wholly-owned subsidiary of Wells Fargo & Company, an affiliate of Wells Fargo, which may be a sponsor, a mortgage loan seller, the servicer and/or the provider of any cashflow agreements with respect to one or more series of the offered certificates, and an affiliate of Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), which may be an underwriter with respect to one or more series of offered certificates.

The depositor was formerly known as Wachovia Commercial Mortgage Securities, Inc. The depositor is a direct, wholly-owned subsidiary of Wells Fargo as successor by merger to Wachovia Bank, National Association, which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation.  On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company.  As a result of this transaction, the depositor, Wachovia Bank, National Association and Wells Fargo Capital Markets, LLC became wholly owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo.  On March 27, 2010, Wachovia Bank, National Association merged with and into Wells Fargo.

The depositor’s principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of those assets.  The depositor is generally not engaged in any activities except those related to the securitization of assets.  The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166.  Its telephone number is 704-715-6133.  There can be no assurance that the depositor will have any significant assets.

USE OF PROCEEDS

The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes.  The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE CERTIFICATES

General

In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement.  Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the accompanying prospectus supplement.  Any such classes may include classes of offered certificates.  With respect to certificates with two or more components, references in this prospectus to principal balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in the case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the accompanying prospectus supplement.  One or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC.  The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to certain restrictions, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.  Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.  See “Risk Factors—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics” and “—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates” in this prospectus.

Distributions

Distributions on the certificates of each series will be made by or on behalf of the trustee, or the certificate administrator or master servicer on each distribution date as specified in the accompanying prospectus supplement from the Available Distribution Amount for such series and such distribution date.  The particular components of the Available Distribution Amount for any series on each related distribution date will be more specifically described in the related prospectus supplement.

Except as otherwise specified in the accompanying prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the accompanying prospectus supplement.  All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class.  The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the accompanying prospectus supplement (and, if so provided in the accompanying prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the accompanying prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable or may be based on the pass-through rates of component interests of a class of certificates.  The accompanying prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class.  The variable pass-through rates for any class of certificates in a particular series may be based on indices tied to the prime lending rate, the London inter-bank offered rate, the federal funds rate, the U.S. government Treasury bill rate (3-month or 6-month) or a standard index that measures interest in debt transactions.  Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the accompanying prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date.  Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of that class on each distribution date.  With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC Residual Certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding principal balance thereof immediately prior to such distribution date.  Unless otherwise provided in the accompanying prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the principal balances of one or more other classes of certificates of the same series.  Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

If so specified in the accompanying prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under “Yield Considerations—Shortfalls in Collections of Interest Resulting from Prepayments”, exceed the amount of any sums (including, if and to the extent specified in the accompanying prospectus supplement, the master servicer’s servicing compensation) that are applied to offset such shortfalls.  The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the accompanying prospectus supplement.  The accompanying prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund.  Unless otherwise provided in the accompanying prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage loans in the related trust fund may result in a corresponding increase in the principal balance of that class.  See “Risk Factors—Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” and “Yield Considerations” in this prospectus.

Distributions of Principal on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC Residual Certificates) will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage loans and other assets included in the related trust fund.  The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the accompanying prospectus supplement, further by any losses realized or certain trust fund expenses  incurred in respect of the related mortgage assets allocated to those certificates from time to time.  In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above).  Unless otherwise provided in the accompanying prospectus supplement, the initial aggregate principal balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received.

As and to the extent described in the accompanying prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the principal balances of those certificates have been reduced to zero.  Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets.  In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.  Unless otherwise specified in the accompanying prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

Components

To the extent specified in the accompanying prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under “—General” above.  To that extent, the descriptions set forth under “—Distributions of Interest on the Certificates” and “—Distributions of Principal of the Certificates” above also relate to components of such a class of certificates.  In such case, reference in those sections to principal balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the accompanying prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in the accompanying prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the accompanying prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the accompanying prospectus supplement.  See “Description of Credit Support” in this prospectus for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

Advances in Respect of Delinquencies

With respect to any series of certificates evidencing an interest in a trust fund, to the extent described in the accompanying prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related collection account that are not required to be paid on the certificates on such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable from the loan proceeds.  In the case of a series of certificates that includes one or more classes of subordinate certificates and, if so provided in the accompanying prospectus supplement, each servicer’s (or another entity’s) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates.  See “Description of Credit Support” in this prospectus.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses.  Unless otherwise provided in the accompanying prospectus supplement, advances of a servicer’s (or another entity’s) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the accompanying prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related collection account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

If advances have been made from excess funds in a collection account, the master servicer (or other entity that advanced such funds will be required to replace such funds in the collection account on any future distribution date to the extent that funds then in the collection account are insufficient to permit full distributions to certificateholders on that date.  If so specified in the accompanying prospectus supplement, the obligation of a servicer or other specified entity to make advances may be secured by a cash advance reserve fund or a surety bond.  If applicable, we will provide in the accompanying prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

If and to the extent so provided in the accompanying prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the accompanying prospectus supplement.

The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

Exchangeable Certificates

If specified in the related prospectus supplement, a series of certificates may include one or more classes that are “exchangeable certificates” (“Exchangeable Certificates”). In any of these series, the holders of one or more of the classes of Exchangeable Certificates will be entitled, after notice and, to the extent set forth in the related prospectus supplement, payment to the trustee of an exchange fee, to exchange all or a portion of those classes of Exchangeable Certificates for proportionate interests in one or more other specified classes of Exchangeable Certificates in such series.

If a series includes Exchangeable Certificates as described in the related prospectus supplement, all of these classes of Exchangeable Certificates will be listed in the related prospectus supplement. The classes of certificates that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of Exchangeable Certificates will be referred to as a “combination.”  Each combination of Exchangeable Certificates will be issued by the related Trust Fund.  At any time after their initial issuance, any class of Exchangeable Certificates may be exchanged for the related class or classes of Exchangeable Certificates. In some cases, multiple classes of Exchangeable Certificates may be exchanged for one or more classes of related Exchangeable Certificates.

The descriptions in the related prospectus supplement of the certificates of a series that includes Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement, yield and prepayment considerations, tax and legal investment considerations and considerations of ERISA also will apply to each class of Exchangeable Certificates. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of Exchangeable Certificates. For example, separate decrement tables and yield tables, if applicable, will be included for each class of Exchangeable Certificates.

Exchanges.  If a holder of Exchangeable Certificates elects to exchange its Exchangeable Certificates for related Exchangeable Certificates, then:

●
the aggregate principal balance of the related Exchangeable Certificates received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the Exchangeable Certificates so exchanged (for purposes of an exchange, interest-only classes of Exchangeable Certificates will have a principal balance of zero);

●
the aggregate amount of interest distributable on each distribution date with respect to the related Exchangeable Certificates received in the exchange will equal the aggregate amount of interest distributable on each distribution date with respect to the Exchangeable Certificates so exchanged; and

●	the class or classes of Exchangeable Certificates will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

Different types of combinations may exist. Any individual series of certificates may have multiple types of combinations. Some examples of combinations of Exchangeable Certificates that differ in their interest characteristics include:

●
A class of Exchangeable Certificates with an interest rate that varies directly with changes in an index and a class of Exchangeable Certificates with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of Exchangeable Certificates with a fixed interest rate. In such a combination, the classes of Exchangeable Certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of Exchangeable Certificates with a fixed interest rate. In addition, the aggregate principal balance of the two classes of Exchangeable Certificates with interest rates that vary with an index would equal the aggregate principal balance of the related class of Exchangeable Certificates with the fixed interest rate.

●
An interest-only class and a principal-only class of Exchangeable Certificates may be exchangeable, together, for a related class of Exchangeable Certificates that is entitled to both principal and interest distributions.  In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of Exchangeable Certificates, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of Exchangeable Certificates.

●
Two classes of principal and interest classes of Exchangeable Certificates with different fixed interest rates may be exchangeable, together, for a single class of related Exchangeable Certificates that is entitled to both principal and interest distributions.  In such a combination, the aggregate principal balance of the single class of related Exchangeable Certificates would be equal to the aggregate principal balance of the two classes of Exchangeable Certificates, and the single class of related Exchangeable Certificates would have a fixed interest rate that, when applied to the principal balance of the single class of Exchangeable Certificates, would generate  interest equal to the aggregate annual interest amount of the two classes of Exchangeable Certificates.

In some series, a Certificateholder may be able to exchange its Exchangeable Certificates for other related Exchangeable Certificates that have different principal distribution characteristics.  Some examples of combinations of Exchangeable Certificates that differ in the principal distribution characteristics include:

●
A class of Exchangeable Certificates that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of Exchangeable Certificates, and a second class of Exchangeable Certificates that receives principal distributions from these accretions, may be exchangeable, together, for a single class of related Exchangeable Certificates that receives distributions of interest continuously from the first distribution date on which it receives interest until it is retired.

●
A class of Exchangeable Certificates that is a planned amortization class, and a class of Exchangeable Certificates that only receives principal distributions on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related Exchangeable Certificates that receives principal distributions without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of a holder of Exchangeable Certificates to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the class or classes of Exchangeable Certificates necessary to make the exchange in the necessary proportions. If a Certificateholder does not own the necessary classes of Exchangeable Certificates or does not own the necessary classes of Exchangeable Certificates in the proper proportions, the

Certificateholder may not be able to obtain the desired classes of Exchangeable Certificates. The Certificateholder desiring to make the exchange may not be able to purchase the necessary class of Exchangeable Certificates from the then current owner at a reasonable price, or the necessary proportion of the needed class of Exchangeable Certificates may no longer be available due to principal payments or prepayments that have been applied to that class of Exchangeable Certificates.

Procedures.  The related prospectus supplement will describe the procedures that must be followed to make an exchange of Exchangeable Certificates.  A Certificateholder will be required to provide notice to the trustee prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the Exchangeable Certificates to be exchanged and the related securities to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the Certificateholder regarding delivery of the Exchangeable Certificates and, to the extent set forth in the related prospectus supplement, payment of the exchange fee. A Certificateholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date specified in the related prospectus supplement. Any Exchangeable Certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

Distributions on an Exchangeable Certificate received in an exchange will be made as described in the related prospectus supplement. Distributions will be made to the Certificateholder of record as of the applicable record date.

Reports to Certificateholders

On each distribution date a master servicer, trustee or certificate administrator will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders.  As further provided in the accompanying prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

(i)          the amount of such distribution on the distribution date to holders of certificates of such class applied to reduce the principal balance thereof;

(ii)         the amount of such distribution on the distribution date to holders of certificates of each class allocable to interest distributable on that class of certificates;

(iii)        the amount, if any, of such distribution to holders of certificates of such class allocable to yield maintenance changes and/or prepayment premiums;

(iv)        the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

(v)         the aggregate amount of debt service advances included in such distribution for such distribution date;

(vi)        the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

(vii)       the number and aggregate principal balance of any mortgage loans in respect of which (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) are delinquent 90 or more days and (D) are current but specially serviced or for which foreclosure proceedings have been commenced;

(viii)        with respect to any mortgage loan liquidated during the related collection period (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

(ix)         with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

(x)          the principal balance or notional amount of each class of certificates immediately before and immediately after such distribution date, separately identifying any reduction in the principal balance due to the allocation of any losses realized or certain trust fund expenses in respect of the related mortgage loans;

(xi)         the aggregate amount of principal prepayments made on the mortgage loans during the related collection period;

(xii)        if such class of offered certificates has a pass-through rate the pass-through rate applicable thereto for such distribution date; and

(xiii)       any material modifications, extensions or waivers to mortgage loan terms.

In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination.  The accompanying prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

Within a reasonable period of time after the end of each calendar year, the related master servicer, trustee or certificate administrator, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder.  Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force.  See, however, “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer, trustee or certificate administrator, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS.  In such cases, the accompanying prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the accompanying prospectus supplement.

Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the accompanying prospectus supplement.  See “Description of the Pooling and Servicing Agreements—Amendment” in this prospectus.  The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of a servicer termination event under the related pooling and servicing agreement on the part of the master servicer.  See “Description of the Pooling and Servicing

Agreements— Servicer Termination Events”, “—Rights upon a Servicer Termination Event” and “—Resignation and Removal of the Trustee” in this prospectus.

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related collection account, or otherwise by the related master servicer, trustee or certificate administrator, or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the accompanying prospectus supplement.  Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the accompanying prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the accompanying prospectus supplement, under the circumstances and in the manner set forth in the accompanying prospectus supplement.  If so provided in the accompanying prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the accompanying prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the accompanying prospectus supplement.  In any event, unless otherwise disclosed in the accompanying prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO properties) then included in a trust fund and the fair market value of all REO properties then included in the trust fund, which may or may not result in full payment of the aggregate principal balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates.  Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

Book-Entry Registration and Definitive Certificates

If so provided in the accompanying prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

The holders of one or more classes of the offered certificates may hold their certificates through DTC (in the United States) or Clearstream Banking, société anonyme, (“Clearstream”) or Euroclear Bank S.A./N.V., as operator (the “Euroclear Operator”) of the Euroclear System (the “Euroclear System”) (in Europe) if they are participants of such respective system (“Participants”), or indirectly through organizations that are Participants in such systems.  Clearstream and the Euroclear Operator will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in the name of Clearstream and the Euroclear Operator on the books of the respective depositaries (collectively, the “Depositaries”) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures.  If the transaction complies with all relevant requirements, the Euroclear Operator or Clearstream, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date, due to time-zone differences may be available in the relevant Clearstream or the Euroclear Operator cash account only as of the business day following settlement in DTC.

The holders of one or more classes of the offered certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, offered certificates may do so only through Participants and Indirect Participants.  In addition, holders of the offered certificates will receive all distributions of principal and interest from the trustee through the Participants who in turn will receive them from DTC.  Similarly, reports distributed to certificateholders pursuant to the pooling and servicing agreement and requests for the consent of certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants.  Under a book-entry format, holders of offered certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC.  DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, the Euroclear Operator or holders of offered certificates, as applicable.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of offered certificates among Participants on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates.  Participants and Indirect Participants with which the holders of offered certificates have accounts with respect to the offered certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of offered certificates.  Accordingly, although the holders of offered certificates will not possess the offered certificates, the Rules provide a mechanism by which Participants will receive payments on offered certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of offered certificates to pledge such certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such certificates, may be limited due to the lack of a physical certificate for such certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an offered certificate under the pooling and servicing agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Except as required by law, none of the depositor, the underwriters, the master servicer, the trustee and the certificate administrator will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Clearstream is a limited liability company (a société anonyme) organized under the laws of Luxembourg.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

The Euroclear System was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.  The Euroclear System is owned by Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

The information in this prospectus concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but there can be no assurance that such information has not been changed or updated since the date hereof.

Offered certificates initially issued in book entry form will thereafter be issued in fully registered, certificated form to applicable beneficial owners or their nominees, rather than to DTC or its nominee, only—

●           if we advise the certificate administrator, the trustee and the certificate registrar in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor, or

●           if we, at our option, notify DTC of our intent to terminate the book entry system through DTC with respect to those certificates, and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination.

Upon the occurrence of either of the events described in the first two bullets of the preceding sentence, the certificate administrator will be required to notify, in accordance with DTC’s procedures, all DTC Participants (as identified in a listing of DTC Participant accounts to which each class of book-entry certificates is credited) through DTC of the availability of such definitive certificates.  Upon surrender by DTC of the book-entry certificates, together with instructions for re-registration, the certificate administrator or other designated party will be required to execute and deliver, or cause to be executed and delivered, to the beneficial owners identified in those instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the pooling and servicing agreement.

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the accompanying prospectus supplement.  In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the certificate administrator, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement.  However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party.  All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the accompanying prospectus supplement.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.  However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund.  The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued.  The accompanying prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement.  The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the accompanying prospectus supplement.  As used in this prospectus with respect to any series, the term “certificate” refers to all of the certificates of that series, whether or not offered hereby and by the accompanying prospectus supplement, unless the context otherwise requires.

Assignment of Mortgage Assets; Repurchases

As set forth in the accompanying prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the accompanying prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date.  The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series.  Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement.  Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form.  The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series.  Unless otherwise specified in the accompanying prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant mortgage loan seller.  In that case, and if the mortgage loan seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the accompanying prospectus supplement, the mortgage loan seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be described in the accompanying prospectus supplement.

If so provided in the accompanying prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments.  In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases.  The trustee, or if so specified in the accompanying prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders.  With respect to each CMBS in uncertificated or book-entry form or held through a “clearing corporation” within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders.  Unless otherwise provided in the accompanying prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example:  (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party’s title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan.  It is expected that in most cases the warranting party will be the related mortgage loan seller.  However, the warranting party may also be an affiliate of the related mortgage loan seller acceptable to the depositor.  Each warranting party will be identified in the accompanying prospectus supplement.

Each pooling and servicing agreement generally will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders.  If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the accompanying prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the accompanying prospectus supplement.  If so provided in the accompanying prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the accompanying prospectus supplement.  This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party.  Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

The dates as of which representations and warranties have been made by a warranting party will be specified in the accompanying prospectus supplement.  In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made.  However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

Collection Account

General.  The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained collection accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency hired by us to rate any one or more classes of certificates of the related series.  As described in the accompanying prospectus supplement, a collection account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.  Any interest or other income earned on funds in the collection account will be paid to the related master servicer or trustee as additional compensation.  A collection account may be maintained with the related servicer, special servicer or mortgage loan seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing.  If permitted by such rating agency or agencies and so specified in the accompanying prospectus supplement, a collection account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits.  Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the related master servicer, trustee, certificate administrator or special servicer will be required to deposit or cause to be deposited in the collection account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

(i)          all payments (from whatever source) on account of principal, including principal prepayments, on the mortgage loans;

(ii)         all payments (from whatever source) on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

(iii)        all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(iv)        any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under “Description of Credit Support” in this prospectus;

(v)         any advances made as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus;

(vi)        any amounts paid under any cash flow agreement, as described under “Description of the Trust Funds—Cash Flow Agreements” in this prospectus;

(vii)        all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage loan seller or any other specified person as described under “—Assignment of Mortgage Loans; Repurchases” and “—Representations and Warranties; Repurchases” above, all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under “—Realization upon Defaulted Mortgage Loans” below; and all liquidation proceeds resulting from any mortgage asset purchased as described under “Description of the Certificates—Termination” in this prospectus;

(viii)       any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under “—Servicing Compensation and Payment of Expenses” below;

(ix)        to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders’ equity participations on the mortgage loans;

(x)         all payments required to be deposited in the collection account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance Policies” below;

(xi)        any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the collection account; and

(xii)       any other amounts required to be deposited in the collection account as provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement.

Withdrawals.  Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the master servicer, trustee, certificate administrator or special servicer may make withdrawals from the collection account for each trust fund for any of the following purposes:

(i)          to make distributions to the certificateholders on each distribution date;

(ii)         to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus, such reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

(iii)        to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund related to a particular series of certificates and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

(iv)        to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the accompanying prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(v)         if and to the extent described in the accompanying prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

(vi)        to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under “—Realization upon Defaulted Mortgage Loans” below;

(vii)       to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Master Servicer and the Depositor” below;

(viii)       if and to the extent described in the accompanying prospectus supplement, to pay the fees of the trustee;

(ix)        to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Trustee” below;

(x)         to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the collection account and, to the extent described in the accompanying prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

(xi)        to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

(xii)       if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates” and “—Prohibited Transactions Tax and Other Taxes” in this prospectus;

(xiii)      to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a mortgaged property acquired in respect thereof in connection with the liquidation of such mortgage loan or mortgaged property;

(xiv)        to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

(xv)         to pay for the cost of recording the related pooling and servicing agreement if recorded in accordance with the related pooling and servicing agreement;

(xvi)        to make any other withdrawals permitted by the related pooling and servicing agreement and described in the accompanying prospectus supplement; and

(xvii)       to clear and terminate the collection account upon the termination of the trust fund.

Collection and Other Servicing Procedures

Master Servicer.  The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the related pooling and servicing agreement.

The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO properties; and maintaining servicing records relating to the mortgage loans.  Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.  See “Description of Credit Support” in this prospectus.

A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon.  A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

Sub-Servicers.  A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the accompanying prospectus supplement.  Unless otherwise provided in the accompanying prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under such sub-servicing agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees.  Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement.  See “—Collection Account” above and “—Servicing Compensation and Payment of Expenses” below.

Special Servicers.  If and to the extent specified in the accompanying prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans.  The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates.  The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the accompanying prospectus supplement.

Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

Realization upon Defaulted Mortgage Loans

A borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt.  In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property.  In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement.  A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located.  If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time.  See “Certain Legal Aspects of Mortgage Loans and Leases” in this prospectus.

A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the accompanying prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent.  In addition, the accompanying prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

If a default on a mortgage loan has occurred, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement.  Unless otherwise specified in the accompanying prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of, such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

(i)           either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

(ii)          either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.  See “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations” in this prospectus.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.  Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property.  If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property.  The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference.  The special servicer will be entitled to reimbursement from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

Hazard Insurance Policies

Each pooling and servicing agreement may require the related servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement.  Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy.  The ability of the related servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers.  All amounts collected by the related servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the related servicer’s normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related collection account.  The pooling and servicing agreement may provide that the related servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund.  If such blanket policy contains a deductible clause, the related servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related collection account all sums that would have been deposited therein but for such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent.  Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property.  The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement.  Unless otherwise specified in the accompanying prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.  See “Certain Legal Aspects of Mortgage Loans and Leases—Due-on-Sale and Due-on-Encumbrance” in this prospectus.

Servicing Compensation and Payment of Expenses

Generally, a master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund.  Any special servicer’s compensation with respect to a series of certificates will come from payments or other collections on or with respect to the related specially serviced mortgage loan and/or REO property.  Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans.  The accompanying prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the collection account.  Any sub-servicer will receive a portion of the master servicer’s compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the accompanying prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders.  Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the accompanying prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

If and to the extent provided in the accompanying prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

See “Yield Considerations—Shortfalls in Collections of Interest Resulting from Prepayments” in this prospectus.

Evidence as to Compliance

The accompanying prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the related pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the related pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB under the Securities Act (“Regulation AB”) that contains the following:

(a)           a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)           a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)           the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

(d)           a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm,

prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Unless otherwise specified in an accompanying prospectus supplement, each pooling and servicing agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that pooling and servicing agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates.  The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement.  Unless applicable law requires the master servicer’s resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the pooling and servicing agreement.  The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies hired by us to rate any one or more classes of certificates of the related series confirms in writing that the successor’s appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation.  Unless otherwise specified in the accompanying prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.  Unless otherwise specified in the accompanying prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement or by reason of reckless disregard of its obligations and duties thereunder.  In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability.  However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder.  In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related collection account therefor.

Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

Servicer Termination Events

The servicer termination events for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, which failure continues unremedied for one business day following the date on which such deposit was required, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations.  Material variations to the foregoing servicer termination events (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the accompanying prospectus supplement.

Rights upon a Servicer Termination Event

So long as a servicer termination event under a pooling and servicing agreement remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the accompanying prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements.  If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least a majority (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the accompanying prospectus supplement) is acceptable to each rating agency hired by us to  assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement.  Pending such appointment, the trustee will be obligated to act in such capacity.

No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the accompanying prospectus supplement) shall have neglected or refused to institute any such proceeding.  The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, for those purposes described in the accompanying prospectus supplement, which, among others, may include (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to conform such pooling and servicing agreement to the related prospectus supplement, (iv) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof or (v) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (v) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder.  Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to the percentage specified in the accompanying prospectus supplement of the voting rights for the related series allocated to the affected classes; provided, however, that the accompanying prospectus supplement may provide that no such amendment may (w) reduce in any manner the amount of, or delay the timing of, payments received on any certificate without the consent of the holder of such certificate, (x) reduce the voting rights which are required to consent to any such amendment, without the consent of the holders of all certificates of class affected thereby, (y) adversely affect the status of any REMIC without the consent of 100% of the affected certificateholders or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.  However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

The Trustee and Certificate Administrator

The trustee (or any certificate administrator designated thereunder) under each pooling and servicing agreement will be named in the accompanying prospectus supplement.  The commercial bank, national banking association, banking corporation or trust company that serves as trustee or certificate administrator may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.  To the extent specified in the related prospectus supplement, the certificate administrator and/or a tax administrator may perform certain of the duties of the trustee.

Duties of the Trustee

The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the collection account or any other account by or on behalf of the master servicer or any special servicer.  If no servicer termination event under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement.  However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

Certain Matters Regarding the Trustee

The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related collection account, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.  As and to the extent described in the accompanying prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Resignation and Removal of the Trustee

The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor.  Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the accompanying prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee.  If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

Unless otherwise provided in the accompanying prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee.  In addition, unless otherwise provided in the accompanying prospectus supplement, holders of the certificates of any series entitled to more than 50% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or CMBS.  Credit support may be in the form of overcollateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or through bonds, repurchase obligations or any combination of the foregoing.  If so provided in the accompanying prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the accompanying prospectus supplement.

The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement.  If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies.  Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or CMBS, the accompanying prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support.  Additionally, the accompanying prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders’ surplus, if applicable, as of a date that will be specified in the accompanying prospectus supplement.  See “Risk Factors—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates” in this prospectus.

If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB.  See “Description of the Offered Certificates—Credit Enhancement Provider” in the accompanying prospectus supplement, if applicable.

Subordinate Certificates

If so specified in the accompanying prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates.  If so provided in the accompanying prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls.  The accompanying prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

Cross-Support Provisions

If the mortgage loans or CMBS in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or CMBS within the trust fund related to a particular series of certificates.  The accompanying prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the accompanying prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees.  A copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the SEC contemporaneously with the final prospectus.

Letter of Credit

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof may be covered by one or more letters of credit, issued by a bank or financial institution specified in the accompanying prospectus supplement.  Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the accompanying prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-off Date or of the initial aggregate principal balance of one or more classes of certificates.  If so specified in the accompanying prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls.  The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the accompanying prospectus supplement.  The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the accompanying prospectus supplement or the termination of the trust fund.  A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC on or prior to the issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties.  Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the accompanying prospectus supplement.  A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the SEC on or prior to the issuance of the certificates of the related series.

Reserve Funds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the accompanying prospectus supplement.  If so specified in the accompanying prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the accompanying prospectus supplement.  If so specified in the accompanying prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.  Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the accompanying prospectus supplement.

If so specified in the accompanying prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.  Unless otherwise specified in the accompanying prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund.  However, such income may be payable to any related master servicer or another service provider as additional compensation for its services.  The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the accompanying prospectus supplement.

Credit Support with Respect to CMBS

If so provided in the accompanying prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus.  The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS.  The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency hired by us to rate the certificates of such series.  If so specified in the accompanying prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.  Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated.  Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.  See “Description of the Trust Funds—Mortgage Loans—Leases” in this prospectus.  For purposes of the following discussion, “mortgage loan” includes a mortgage loan underlying a CMBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located.  Mortgages, deeds of trust and deeds to secure debt are collectively referred to as “mortgages” in this prospectus and, unless otherwise specified, in the accompanying prospectus supplement.  A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.  The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office.  However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.  Additionally, in some states, mechanic’s and materialman’s liens have priority over mortgage liens.

The mortgagee’s authority under a mortgage, the beneficiary’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the trustee’s authority is further limited by the directions of the beneficiary.

Types of Mortgage Instruments

There are two parties to a mortgage:  a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender).  In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee.  A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made.  Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale.  A deed to secure debt typically has two parties.  The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid.  In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.  At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note.  The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.  Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession.  Such risks include liability for environmental clean-up costs and other risks inherent in property ownership.  See “—Environmental Considerations” below.  In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan.  In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest.  Even if the lender’s security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default.  See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security.  The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code.  Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform

Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

Cooperative Loans

If specified in the accompanying prospectus supplement, the mortgage loans may consist of loans secured by “blanket mortgages” on the property owned by cooperative housing corporations.  If specified in the accompanying prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings.  The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office.  Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings.  The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance.  If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations.  A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative’s apartment building or obtaining of capital by the cooperative.  The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.  If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.  Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity.  The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements.  Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives’ interest in the property and termination of all proprietary leases and occupancy agreements.  Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections.  A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares.  The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender’s interest in its collateral.  Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.  See “—Foreclosure—Cooperative Loans” below.

Junior Mortgages; Rights of Senior Lenders

Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders.  The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower’s default and thereby extinguish the trust fund’s junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation.  As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan.  Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine.  Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness.  Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically contains a “future advance” clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument.  While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or an “optional” advance.  If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance.  Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens.  Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property.  Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure.  A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

Foreclosure

General.  Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property.  If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.  Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument.  Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete.  Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

Judicial Foreclosure.  A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property.  Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.  Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants.  As stated above, if the lender’s right to foreclose is contested by any defendant, the legal proceedings may be time-consuming.  In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure.  Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.  Such sales are made in accordance with procedures that vary from state to state.

Non-Judicial Foreclosure/Power of Sale.  Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust.  A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.  A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law.  In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale.  In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation.  In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale.  In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding.  Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property.  Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are:  the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

Equitable Limitations on Enforceability of Certain Provisions.  United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.  These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair.  Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability.  In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property.  Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice.  For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Public Sale.  A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.  For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished.  Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale.  The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees.  The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.  The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.  Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property.  In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

Rights of Redemption.  The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.”  The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest.  Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption.  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation.  Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan.  However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law.  For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure.  A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.  Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower.  In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.  Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security.  Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

Leasehold Risks.  Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease.  Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security.  This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor.  Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

Regulated Healthcare Facilities.  A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility.  In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility.  Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law.  Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated healthcare facility and convert it to another lawful purpose.

Cross-Collateralization.  Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state.  Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

Cooperative Loans.  The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder.  The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder.  Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder.  A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement.  The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.  Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares.  Article 9 of the Uniform Commercial Code requires that a sale be conducted in a “commercially reasonable” manner.  Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment.  For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case.  The delay and the consequences thereof caused by the automatic stay can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender’s secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances.  For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan.  Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity.  Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years.  Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the full amount due under the original loan is never repaid.

Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events.  This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases.  In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate.  This may delay a trustee’s exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code.  For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding.  The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents.  Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition.  Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.  See “—Leases and Rents” above.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease.  If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance.  Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate.  If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition.  As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan.  In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law.  The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease.  To the extent provided in the accompanying prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset.  To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund.  Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender.  In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.  Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust.  Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the mortgagors may be partnerships.  The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement.  This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable.  Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.  In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets.  Such state laws, however, may not be enforceable or effective in a bankruptcy case.  The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil.  In such a case, the mortgaged property could become property of the estate of such bankrupt general partner.  Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property.  However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

Environmental Considerations

General.  A lender may be subject to environmental risks when taking a security interest in real property.  Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities.  Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender’s loan.  In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

Superlien Laws.  Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs.  In several states, such a lien has priority over all existing liens, including those of existing mortgages.  In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA.  The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up.  Excluded from CERCLA’s definition of “owner” or “operator,” however, is a lender that, “without participating in the management” of a facility holds indicia of ownership primarily to protect his security interest in the facility.  This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property.  However, a secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower.  Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise.  Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act (“RCRA”), if they are deemed to be the “owners” or “operators” of facilities in which they have a security interest or upon which they have foreclosed.

The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) seeks to clarify the actions a lender may take without incurring liability as an “owner” or “operator” of contaminated property or underground petroleum storage tanks.  The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute “participation in management.”  However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts.  Moreover, the Lender Liability Act does not, among other things:  (1) eliminate potential liability to lenders under CERCLA or RCRA, (2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on “owners or operators” but do not incorporate the secured creditor exemption.

Certain Other State Laws.  Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination.  In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property.  While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.  The cost of remediating hazardous substance contamination at a property can be substantial.  If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof.  Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, unless otherwise specified in the accompanying prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in this prospectus.

If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations.  Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure).  Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property.  In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states.  By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that “due-on-sale” clauses in certain loans made after the effective date of the Garn-St Germain Act are enforceable, within certain limitations as set forth in the Garn-St Germain Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, regardless of the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans.  Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk.  First, the borrower may have difficulty servicing and repaying multiple loans.  Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan.  Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.  Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.  Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties.  In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.  Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Certain Laws and Regulations; Types of Mortgaged Properties

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations.  Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.  Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association.  Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator.  In addition, the transferability of the hotel’s liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements.  In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980.  Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender.  The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.  Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.  Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the accompanying prospectus supplement, any form of credit support provided in connection with such certificates.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.”  In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person.  The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeiture in Drug, RICO and Money Laundering Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America.  The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 (the “USA Patriot Act”) and the regulations issued pursuant to that Act, as well as the narcotic drug laws.  In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”  However, there is no assurance that such a defense will be successful.

Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank.  If Wells Fargo or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Wells Fargo and other banks, were to find that any obligation of Wells Fargo or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wells Fargo or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wells Fargo or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements).  Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank’s transactions with its affiliates.

While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wells Fargo or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Wells Fargo or another bank or (iii) any other obligation of Wells Fargo or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wells Fargo or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise.  If the OCC did reach such a conclusion, and ordered Wells Fargo or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates.  This discussion is directed to certificateholders that acquire the offered certificates in the initial offering and hold the offered certificates as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986 (the “Code”).  It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly investors subject to special treatment under the Code, including:

●	banks,

●	insurance companies,

●	foreign investors.

●	tax exempt investors,

●	holders whose “functional currency” is not the United States dollar,

●	United States expatriates, and

●	holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Code and the accompanying Treasury regulations and on current judicial and administrative rulings.  All of these authorities are subject to change and any change can apply retroactively.  No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the federal income tax consequences discussed below.  Accordingly, the IRS may take contrary positions.

Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is—

●	given with respect to events that have occurred at the time the advice is rendered, and

●	is directly relevant to the determination of an entry on a tax return.

Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue.  Investors should do so not only as to federal taxes, but also as to state and local taxes.  See “State and Other Tax Consequences.”

The following discussion addresses securities of two general types:

●
REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Code; and

●	grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related pooling and servicing agreement or an agent appointed by that trustee or other party will act as tax administrator for the related trust.  If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the REMIC.

The following discussion is limited to certificates offered under this prospectus.  In addition, this discussion applies only to the extent that the related trust holds only mortgage loans.  If a trust holds assets other than mortgage loans, such as CMBS, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included.  In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements will also be discussed in the related prospectus supplement.

The following discussion is based in part on the rules governing original issue discount in sections 1271 through 1273 and 1275 of the Code and in the Treasury regulations issued under those sections.  It is also based in part on the rules governing REMICs in sections 860A through 860G of the Code and in the Treasury regulations issued or proposed under those sections.  The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

General.  With respect to each series of offered certificates for which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement and any related intercreditor agreements, and subject to any other assumptions set forth in the opinion:

●	the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

●	any and all offered certificates representing interests in a REMIC will be either—

1.	regular interests in the REMIC, or

2.	residual interests in the REMIC.

If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status.  If so, the entity may become taxable as a corporation.  Therefore, the related certificates may not be given the tax treatment summarized below.  Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so.  Any relief mentioned above, moreover, may be accompanied by sanctions.  These sanctions could include the imposition of a corporate tax on all or a portion of a trust’s income for the period in which the requirements for REMIC status are not satisfied.  The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

Characterization of Investments in REMIC Certificates.  Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as—

●	“real estate assets” within the meaning of section 856(c)(5)(B) of the Code in the hands of a real estate investment trust, and

●	“loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under section 7701(a)(19)(C) of the Code.  If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be “qualified mortgages” within the meaning of section 860G(a)(3) of the Code in the hands of another REMIC.

Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as “real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

The related tax administrator will determine the percentage of the REMIC’s assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter.  The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans—

●	collections on mortgage loans held pending payment on the related offered certificates, and

●	any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code.  In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code.  If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently.  The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate.  Accordingly:

●	a portion of that certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Code;

●	a portion of that certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Code; and

●	the interest on that certificate may not constitute “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code.

Tiered REMIC Structures.  For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes.  As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust for which a REMIC election is to be made will qualify as a REMIC.  Each of these series will be treated as interests in one REMIC solely for purposes of determining:

●	whether the related REMIC certificates will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Code,

●	whether the related REMIC certificates will be “loans secured by an interest in real property” under section 7701(a)(19)(C) of the Code, and

●	whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Code.

Exchangeable Certificates.  If a series of certificates includes exchangeable certificates, each class of exchangeable certificates will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of exchangeable certificates represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The exchangeable certificates will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of exchangeable certificates is discussed under “—Tax Treatment of Exchangeable Certificates” below.

Taxation of Owners of REMIC Regular Certificates.

General.  Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.  Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

Original Issue Discount.  Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Code.  Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income.  The Treasury Department has issued regulations under sections 1271 through 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.  Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other instruments, REMIC regular certificates.  The Treasury Department has not issued regulations under that section.  You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates.  We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC.  Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate.  The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued.  The Conference Committee Report accompanying the Tax Reform Act of 1986 (the “Committee Report”) indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing.  The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement.  However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters.  If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, then the issue price for that class will be the fair market value of that class on the date of initial issuance.

Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest.  Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

●	a single fixed rate,

●	a “qualified floating rate,”

●	an “objective rate,”

●	a combination of a single fixed rate and one or more “qualified floating rates,”

●	a combination of a single fixed rate and one “qualified inverse floating rate,” or

●	a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates.  If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments.  Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount.  Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest.  In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate.  Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated redemption price of the REMIC regular certificate.  However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date.  It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity.  For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, for each payment included in the stated redemption price of the certificate, by multiplying:

●
the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

●	a fraction—

1.	the numerator of which is the amount of the payment, and

2.	the denominator of which is the stated redemption price at maturity of the certificate.

Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

●	the total amount of the de minimis original issue discount, and

●	a fraction—

1.	the numerator of which is the amount of the principal payment, and

2.	the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” below for a description of that election under the applicable Treasury regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date.  In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this “—Original Issue Discount” subsection.

As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period.  For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date.  The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

●	the sum of:

1.
the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, taking into account the prepayment assumption, and

2.	the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

●	the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is:

●	the issue price of the certificate, increased by

●	the total amount of original issue discount previously accrued on the certificate, reduced by

●	the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1.  of the second preceding sentence will be calculated:

●	assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

●
using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

●	taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.  However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate.  The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

●	the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

●	the daily portions of original issue discount for all days during that accrual period prior to that date of determination

●	less any amounts included in its stated redemption price paid during the accrual period prior to the date of determination.

If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero.  You may not deduct the negative amount currently.  Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate.  Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate.  However, the loss may be a capital loss, which is limited in its deductibility.  The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated.

The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer.  Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS.  Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of the certificates in this regard.

The Treasury Department has proposed regulations that would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates.  If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.  The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days.  The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.  The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations.  The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates issued before the date the final regulations are published in the Federal Register.

The Treasury Department has issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC.  In this notice, the Treasury Department and the IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (“REMIC IOs”), high-yield REMIC regular interests, and apparent negative-yield instruments.  The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of section 166 of the Code, relating to bad debt deductions to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments.  It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Market Discount.  You will be considered to have purchased a REMIC regular certificate at a market discount if—

●	in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

●	in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price.  Under section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income.  You must recognize ordinary income to that extent.  You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing.  If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

Market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase.  In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations.  It is likely that the same rule will be applied with respect to market discount, taking into account the prepayment assumption.  If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.  This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.  Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply.  The Committee Report indicates that in each accrual period, you may accrue  market discount on a REMIC regular certificate held by you, at your option:

●	on the basis of a constant yield method,

●
in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

●
in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount.  Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount.  For these purposes, the de minimis rule referred to above applies.  Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income.  If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

Premium.  A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium.  You may elect under section 171 of the Code to amortize the premium over the life of the certificate.  If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest.  If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire.  The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally.  See “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.  The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Code.

Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on—

●	the purchase price paid for your offered certificate, and

●	the payments remaining to be made on your offered certificate at the time of its acquisition by you.

If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

Constant Yield Election.  The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method.  Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire on or after the first day of the first taxable year to which this election applies.  Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire on or after the first day of the first taxable year to which this election applies  See “—REMICs —Taxation of Owners of REMIC Regular Certificates—Premium” above.

Realized Losses.  Under section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans.  Notwithstanding the foregoing, holders of REMIC IOs may not be entitled to a bad debt loss under section 166 of the Code.  However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that—

●	you will not be entitled to deduct a loss under section 166 of the Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

●	the loss will be characterized as a short-term capital loss.

You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable.  As a result, your taxable income in a period could exceed your economic income in that period.  If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income.  However, the law is unclear with respect to the timing and character of this loss or reduction in income.  You will not be entitled to a loss under Section 166 of the Code if your REMIC regular certificate is an interest-only certificate.

Tax Treatment of Exchangeable Certificates.

In General.  The Exchangeable Certificates for a series may represent either (1)  beneficial ownership of  proportionate interests in each REMIC regular interest corresponding to that Exchangeable Certificate or (2) beneficial ownership of disproportionate interests in the REMIC regular interest corresponding to that Exchangeable Certificate.  The prospectus supplement for any series offering Exchangeable Certificates will specify whether the Exchangeable Certificates for such series represent either proportionate or disproportionate interests in REMIC regular interests.

Exchangeable Certificates Representing Proportionate Interests in Two or More REMIC Regular Interests.  If an Exchangeable Certificate represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that Exchangeable Certificate, then each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each REMIC regular interest underlying that Exchangeable Certificate as if such REMIC regular interest were a Regular Certificate, as described under “—Taxation of Regular Certificates.”  If a beneficial owner of an Exchangeable Certificate acquires an interest in two or more underlying REMIC regular interests other than in an exchange described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more REMIC regular interests, those REMIC regular interests could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated for OID purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for the related underlying REMIC regular interests, (ii) sell one of those related REMIC regular interests and (iii) retain one or more of the remaining related REMIC regular interests, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Code Section 1286. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the related underlying REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the Exchangeable Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner’s basis in those REMIC regular interests.

As a result, when compared to treating each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument, aggregating the REMIC regular interests underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of an Exchangeable Certificate. Moreover, if Code Section 1286 were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the Trustee.

Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Exchangeable Certificates and due to the Trustee’s lack of information necessary to report computations that might be required by Code Section 1286, the Trustee will treat each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated, the timing of accruals of OID applicable to an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the Exchangeable Certificates should be aggregated for OID purposes.

Exchangeable Certificates Representing Disproportionate Interests in REMIC Regular Interests.  If an Exchangeable Certificate represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that Exchangeable Certificate, then the tax consequences to the beneficial owner of the Exchangeable Certificate will be determined under Code Section 1286, except as discussed below. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC regular interests. If an Exchangeable Certificate entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the Exchangeable Certificate should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the Exchangeable Certificate represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, each Exchangeable Certificate will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

Under Code Section 1286, each beneficial owner of an Exchangeable Certificate must treat the Exchangeable Certificate as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an Exchangeable Certificate is determined in the same manner as described with respect to Regular Certificates under “—Taxation of Regular Certificates—Original Issue Discount.”

If the Exchangeable Certificate has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a Regular Certificate under “—Original Issue Discount.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the Exchangeable Certificate is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

In light of the application of Code Section 1286, a beneficial owner of an Exchangeable Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the Trustee. Accordingly, any information reporting provided by the Trustee with respect to the Exchangeable Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an Exchangeable Certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Code Section 1286 also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an Exchangeable Certificate, (ii) the beneficial owner sells some, but not all, of the Exchangeable Certificates, and (iii) the combination of retained Exchangeable Certificates cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the Exchangeable Certificates sold and the part of the REMIC regular interests underlying the Exchangeable Certificates retained in proportion to their relative fair market values. Code Section 1286 treats the beneficial owner as purchasing the Exchangeable Certificates retained for the amount of the basis allocated to the retained Exchangeable Certificates, and the beneficial owner must then accrue any OID with respect to the retained Exchangeable Certificates as described above. Code Section 1286 does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related Exchangeable Certificates and retains all the Exchangeable Certificates, see “—Treatment of Exchanges” below.

Upon the sale of an Exchangeable Certificate, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the Exchangeable Certificate. The owner’s adjusted basis generally is equal to the owner’s cost of the Exchangeable Certificate (or portion of the cost of REMIC regular interests allocable to the Exchangeable Certificate), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the Exchangeable Certificate as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Sale, Exchange or Retirement of Regular Certificates.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under “—Treatment of Exchanges” below) a combination of Exchangeable Certificates that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case Code Section 1286 would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each Exchangeable Certificate should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of Exchangeable Certificates in this regard.

Treatment of Exchanges.  If a beneficial owner of one or more Exchangeable Certificates exchanges them for the related Exchangeable Certificates in the manner described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

Taxation of Owners of REMIC Residual Certificates.

General.  Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under “—REMICs—Prohibited Transactions Tax and Other Taxes” below.  Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.  Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC, for each day during a calendar quarter that they own those certificates.  For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless we disclose otherwise in the related prospectus supplement.  These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day.  Any amount included in the residual certificateholders’ gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss.  The taxable income of the

REMIC will be determined under the rules described below in “—REMICs—Taxation of Owners of REMIC Residual Certificates—Taxable Income of the REMIC.”  Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC’s termination.  Income derived from the REMIC residual certificates will be “portfolio income” for the purposes of the limitations under section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.  These daily amounts generally will equal the amounts of taxable income or net loss determined as described above.  The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate.  These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate.  The Treasury regulations, however, do not provide for these modifications.

Inducement Fees.  Any payments that a holder receives from the seller of a REMIC residual certificate in connection with the acquisition of that certificate (“inducement fees”) must be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to the holder.  Regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption.  If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition.  Regulations also provide that an inducement fee shall be treated as income from sources within the United States.  In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in the regulations (including a change from one safe harbor method to the other safe harbor method).  Prospective purchasers of the REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of the regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Tax Liability.  Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.  Consequently, you should have—

●	other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

●	unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

●	excess inclusions,

●	residual interests without significant value, and

●	noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance.

Taxable Income of the REMIC. The taxable income of a REMIC will equal:

●	the income from the mortgage loans and other assets of the REMIC; plus

●	any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items—

1.
the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

2.	amortization of any premium on the mortgage loans held by the REMIC,

3.	bad debt losses with respect to the mortgage loans held by the REMIC, and

4.	except as described below in this “—Taxable Income of the REMIC” subsection, servicing, administrative and other expenses.

For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See “—REMICs—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing the discount income that is analogous to that required to be used by REMICs for mortgage loans with market discount.

A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC’s basis, determined as described in the preceding paragraph, is different from the mortgage loan’s stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates.  A REMIC probably will elect under section 171 of the Code to amortize any premium on the mortgage loans that it holds.  Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, taking into account the prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC.  Original issue discount will be considered to accrue for this purpose as described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”  However, the de minimis rule described in that section will not apply in determining deductions.

If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year.  It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting.  However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.  See “—REMICs—Prohibited Transactions Tax and Other Taxes” below.  Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income.  All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of section 67 of the Code.  See “—REMICs—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions” below.  If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be a net loss for the quarter.

Basis Rules, Net Losses and Distributions.  The adjusted basis of a REMIC residual certificate will be equal to:

●	the amount paid for that REMIC residual certificate,

●	increased by amounts included in the income of the holder of that REMIC residual certificate, and

●	decreased, but not below zero, by payments made, and by net losses allocated, to the holder of the REMIC residual certificate.

A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to the net loss.  Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income to such holder from the REMIC residual certificate.

Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate.  To the extent a distribution on a REMIC residual certificate exceeds the holder’s adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

A holder’s basis in a REMIC residual certificate will initially equal the amount (if any) paid by the holder for the certificate and will be increased by that holder’s allocable share of taxable income of the related REMIC.  However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC’s taxable income is allocated to that holder.  To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions.  This gain will be treated as gain from the sale of its REMIC residual certificate.

The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

●	through distributions,

●	through the deduction of any net losses of the REMIC, or

●	upon the sale of its REMIC residual certificate.

See “—REMICs—Sales of REMIC Certificates” below.

For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see “—REMICs—Taxation of Owners of REMIC Residual Certificates—General” above.  These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

Excess Inclusions.  Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events.  In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

●	the daily portions of REMIC taxable income allocable to that certificate, over

●	the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation.  That calculation is the product  of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance.  For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

●	the issue price of the certificate, increased by

●	the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

●	any payments made with respect to the certificate before the beginning of that quarter.

The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value.  The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

For holders of REMIC residual certificates, excess inclusions:

●	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

●	will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

●
will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, “—REMICs—Foreign Investors in REMIC Certificates” below.

Furthermore, for purposes of the alternative minimum tax:

●	excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

●	alternative minimum taxable income may not be less than the taxpayer’s excess inclusions.

This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT.  Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder.  The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2) of the Code, other than any net capital gain.  A Treasury Notice dated October 27, 2006, applies a similar rule to:

●	regulated investment companies,

●	common trusts, and

●	some cooperatives.

Noneconomic REMIC Residual Certificates.  Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.”  If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate.  The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related pooling and servicing agreement:

●	the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

●
the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.  This rate is computed and published monthly by the IRS.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded.  These restrictions, which are based on a “safe harbor” for transfers in Treasury regulations, will require an affidavit:

●	from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

●
from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee  intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

●
from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future.

In addition, transfers of noneconomic residual interests must meet certain additional requirements to qualify for the regulatory safe harbor:  (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a “foreign branch”) of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an “asset test” or a “formula test” provided under the REMIC Regulations.  A transfer to an “eligible corporation,” generally a domestic corporation, will satisfy the asset test if:  at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid.  In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.  The “formula test” makes the regulatory safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

●	the present value of any consideration given to the transferee to acquire the interest,

●	the present value of the expected future distributions on the interest, and

●	the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate.  In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The pooling and servicing agreement will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

Prospective investors are encouraged to consult their own tax advisors on the applicability and effect of these alternative safe harbor tests.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules.  This would result in the retention of tax liability by the transferor with respect to that purported transfer.

We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations.  However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions.  Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

See “—REMICs—Foreign Investors in REMIC Certificates” below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

Mark-to-Market Rules.  Regulations under section 475 of the Code require that a securities dealer mark to market securities held for sale to customers.  This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  The regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Code.  Thus, a REMIC residual certificate is not subject to the mark-to-market rules.  We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons.  Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code will be prohibited under the related pooling and servicing agreements.

Pass-Through of Miscellaneous Itemized Deductions.  Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates.  The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates.  Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, then—

an amount equal to this individual’s, estate’s or trust’s share of these fees and expenses will be added to the gross income of this holder, and the individual’s, estate’s or trust’s share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer’s adjusted gross income.

In addition, section 68 of the Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is—

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder’s gross income.

The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

Sales of REMIC Certificates.  If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.  The adjusted basis of a REMIC regular certificate generally will equal:

●	the cost of the certificate to that certificateholder, increased by

●	income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

●
payments of amounts included in the stated redemption price of the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

The adjusted basis of a REMIC residual certificate will be determined as described above under “—REMICs—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.”  Except as described below in this “—Sales of REMIC Certificates” subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Code, which is generally property held for investment.

In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position.  A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument.  Debt instruments that—

●	entitle the holder to a specified principal amount,

●	pay interest at a fixed or variable rate, and

●	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose.  Because most REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates.  However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year.  A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

As of the date of this prospectus, the Code provides for lower rates on long-term capital gains than on short-term capital gains and ordinary income recognized or received by individuals.  No similar rate differential exists for corporations.  In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

●
the amount that would have been includible in the seller’s income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

●	the amount of ordinary income actually includible in the seller’s income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium.”

REMIC certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a “conversion transaction” within the meaning of section 1258 of the Code.  A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in that transaction.  The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the “wash sale” rules of section 1091 of the Code, if during the period beginning six months before and ending six months after the date of that sale, the seller of that certificate:

●	reacquires that same REMIC residual certificate,

●	acquires any other residual interest in a REMIC, or

●	acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder’s adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes.  The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions.  In general, subject to specified exceptions, a prohibited transaction includes:

●	the disposition of a non-defaulted mortgage loan,

●	the receipt of income from a source other than a mortgage loan or other permitted investments,

●	the receipt of compensation for services, or

●	the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

Although the significant modification of a non-defaulted mortgage loan is ordinarily treated as a prohibited transaction, because of current financial conditions, the IRS and Treasury have issued guidance with respect to commercial mortgages expanding the types of modifications that may be accomplished without implicating a prohibited transactions tax or jeopardizing a REMIC’s special tax status.  This guidance applies to both future and current REMICs.

It is not anticipated that any REMIC will engage in any prohibited transactions for which it would be subject to this tax.

In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.  The related pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to REITs.  The related pooling and servicing agreements may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders.  However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a “permitted investment” under section 860G(a)(5) of the Code.

Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the

REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that—

●	the person has sufficient assets to do so, and

●	the tax arises out of a breach of that person’s obligations under select provisions of the related pooling and servicing agreement.

Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations.  If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

●	the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

●	the highest marginal federal income tax rate applicable to corporations.

The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

●	events that have occurred up to the time of the transfer,

●	the prepayment assumption, and

●	any required or permitted clean up calls or required liquidation provided for in the related pooling and servicing agreement.

The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization.  In that case, the tax would instead be imposed on the agent.  However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

●	the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

●	as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

●	the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

●	the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

●	the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

●	a statement under penalties of perjury that the record holder is not a Disqualified Organization.

If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

●	the residual interests in the entity are not held by Disqualified Organizations, and

●	the information necessary for the application of the tax described in this prospectus will be made available.

We will include in the related pooling and servicing agreement restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

Termination.  A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation.  The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument.  In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder’s adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

Reporting and Other Administrative Matters.  Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners.  Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC’s—

●	income,

●	deductions,

●	gains,

●	losses, and

●	classification as a REMIC.

Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC’s tax return.  In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item.  Adjustments made to the REMIC’s tax return may require these holders to make corresponding adjustments on their returns.  An audit of the REMIC’s tax return, or the adjustments resulting from that audit, could result in an audit of a holder’s return.

No REMIC will be registered as a tax shelter under section 6111 of the Code.  Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations.  These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS.  Holders of REMIC regular certificates that are—

●	corporations,

●	trusts,

●	securities dealers, and

●	various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs.  This information will be provided upon request in accordance with the requirements of the applicable regulations.  The information must be provided by the later of:

●	30 days after the end of the quarter for which the information was requested, or

●	two weeks after the receipt of the request.

Reporting with respect to REMIC residual certificates, including—

●	income,

●	excess inclusions,

●	investment expenses, and

●	relevant information regarding qualification of the REMIC’s assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period.  In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount.  Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

Backup Withholding with Respect to REMIC Certificates.  Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under section 3406 of the Code if recipients of these payments:

●	fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

●	otherwise fail to establish an exemption from this tax.

Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax.  Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates.  Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is—

●	a foreign person, and

●	not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate.  To avoid withholding or tax, that holder must comply with applicable identification requirements.  These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.  Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

For these purposes, a foreign person is anyone other than a U.S. Person.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates.  If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

It is possible, under regulations promulgated under section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either—

●	owns 10% or more of one or more underlying mortgagors, or

●	if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

Unless we otherwise state in the related prospectus supplement, the related pooling and servicing agreement will prohibit transfers of REMIC residual certificates to investors that are:

●	foreign persons, or

●	U.S. Persons, if classified as a partnership under the Code, unless all of their beneficial owners are (and are required to be) U.S. Persons.

FATCA.  Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest on and after July 1, 2014, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest on and after January 1, 2017,  to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA.  The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements.  Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

3.8% Medicare Tax on “Net Investment Income”.  Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the REMIC Certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return.  The 3.8% Medicare tax is determined in a different manner than the regular income tax.  U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Grantor Trusts

Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Ordinarily, the ability of a trust to modify a mortgage loan is treated as a power to vary the investments of the trust, which requires it to instead be classified either as a partnership or corporation. As discussed earlier, the IRS and the Treasury Department have issued regulations enabling REMICs to modify commercial loans without jeopardizing their tax status as REMICs; and, because of current financial conditions, the IRS and the Treasury Department have asked for taxpayer comments on whether trusts should be able to make the same modifications without jeopardizing their tax status as trusts. If  the IRS and Treasury determine to adopt the REMIC rules for trusts, that guidance would apply to future trusts and likely would apply to current trusts.

A grantor trust certificate may be classified as either of the following types of certificate:

●
a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

●	a grantor trust strip certificate representing ownership of all or a portion of the difference between—

1.	interest paid on the mortgage loans constituting the related grantor trust, minus

2.	the sum of:

●	normal administration fees, and

●	interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

●
“loans. . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

●
“obligation[s] (including any participation or certificate of beneficial ownership therein) which. . . [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3) of the Code; and

●	“real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust—

●	consisting of mortgage loans that are “loans. . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code,

●	consisting of mortgage loans that are “real estate assets” within the meaning of section 856(c)(5)(B) of the Code, and

●	the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

The grantor trust strip certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which. . . [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General.  Holders of a particular series of grantor trust fractional interest certificates generally:

●
will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

●	will be entitled to deduct their shares of any reasonable servicing fees and other expenses subject to any limitations imposed under sections 67 and 68 of the Code.

If a fractional interest certificate is treated as a strip certificate, and because the mortgage loans underlying a fractional interest certificate may bear original issue discount or be purchased with, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

Limits on Deducting Fees and Expenses. Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income.

Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

Allocating Fees and Expenses. Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification of the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

Application of Stripping Rules. The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Code.  Grantor trust fractional interest certificates may be subject to those rules if:

●	a class of grantor trust strip certificates is issued as part of the same series, or

●	we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

●	a master servicer,

●	a special servicer,

●	any sub-servicer, or

●	their respective affiliates.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

Section 1272(a)(6) also applies to investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of section 1272(a)(6) of the Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer’s investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate for investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

If Stripped Bond Rules Apply to Fractional Interest Certificates. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the Code.  This is subject, however, to the discussion below regarding:

●	the treatment of some stripped bonds as market discount bonds, and

●	de minimis market discount.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates— Market Discount” below.

The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month if and to the extent it constitutes “qualified stated interest” in accordance with its normal method of accounting. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in this prospectus for a description of qualified stated interest.

The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate’s share of reasonable servicing fees and other expenses.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.” In general, the amount of that income that accrues in any month would equal the product of:

●	the holder’s adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in “—Grantor Trusts—Sales of Grantor Trust Certificates,” and

●	the yield of that grantor trust fractional interest certificate to the holder.

The yield would be computed at the rate, that, if used to discount the holder’s share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects. See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

●	a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

●	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

●	there is no original issue discount or only a less than de minimis amount of original issue discount, or

●
the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement.  If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

●	0.25% of the stated redemption price, and

●	the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be less than de minimis. Original issue discount or market discount of only a less than de minimis amount will be included in income in the same manner as less than de minimis original issue discount and market discount described in “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” and “—Market Discount” below.

If Stripped Bond Rules Do Not Apply to Fractional Interest Certificates. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder’s normal method of accounting.  In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on mortgage loans will equal the difference between:

●	the stated redemption price of the mortgage loans, and

●	their issue price.

For a definition of “stated redemption price,” see “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.  In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan.  If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

The stated redemption price of a mortgage loan will generally equal its principal amount. The determination of whether original issue discount will be considered to be less than de minimis will be calculated using the same test as in the REMIC discussion. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

If original issue discount is a de minimis amount or more, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Code.  The precise means of applying that method is uncertain in various respects, however. See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate’s allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate’s allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

The adjusted issue price of a mortgage loan on any given day equals the sum of:

●	the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

●	the daily portions of original issue discount for all days during the accrual period prior to that day.

●	the amount of any payments made on the mortgage loan during the accrual period prior to that date of amounts included in its stated redemption price.

The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

●	the issue price of the mortgage loan, increased by

●	the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

●	the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

●	a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

●	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if—

●	in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

●	in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

If market discount is equal to or more than a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income.  However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

Further, under the rules described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

Premium.  If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

●	be allocated among the payments of stated redemption price on the mortgage loan, and

●	be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method.  In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you.  This yield would be calculated based on:

●	the price paid for that grantor trust strip certificate by you, and

●	the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

●	an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue based generally on the method described in section 1272(a)(6) of the Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

If the method for computing original issue discount under section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero.  That is, no current deduction of the negative amount will be allowed to you.  You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate.  Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate.  However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related.

The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments.  In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

●	the prepayment assumption we will disclose in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

●	the prepayment assumption will not be challenged by the IRS on audit.

We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS,

will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Sales of Grantor Trust Certificates.  Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this “—Sales of Grantor Trust Certificates” subsection.  The amount recognized equals the difference between:

●	the amount realized on the sale or exchange of a grantor trust certificate, and

●	its adjusted basis.

The adjusted basis of a grantor trust certificate generally will equal:

●	its cost, increased by

●	any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

●	any and all previously reported losses, amortized premium, and payments (other than payments of ordinary interest) with respect to that grantor trust certificate.

As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations.  In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code will be treated as ordinary income.

Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a “conversion transaction” within the meaning of section 1258 of the Code.  A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction.  The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

The Code requires the recognition of gain upon the constructive sale of an appreciated financial position.  A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument.  Debt instruments that—

●	entitle the holder to a specified principal amount,

●	pay interest at a fixed or variable rate, and

●	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, section 1259 will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year.  This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting.  Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate.  In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

●	the amount of servicing compensation received by a master servicer or special servicer, and

●	all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense.  Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

Regulations, that establish a reporting framework for interests in “widely held fixed investment trusts” place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as any entity classified as a “trust” under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

●	a custodian of a person’s account,

●	a nominee, and

●	a broker holding an interest for a customer in street name.

Backup Withholding.  In general, the rules described under “—REMICs—Backup Withholding with Respect to REMIC Certificates” above will also apply to grantor trust certificates.

Foreign Investors.  In general, the discussion with respect to REMIC regular certificates under “—REMICs—Foreign Investors in REMIC Certificates” and “—FATCA” above applies to grantor trust certificates.  However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder’s trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

3.8% Medicare Tax on “Net Investment Income”.  In general, the discussion with respect to REMIC regular certificates under “—REMICs—3.8% Medicare Tax on ‘Net Investment Income’” above applies to grantor trust certificates.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates.  State and local tax law may differ substantially from the corresponding federal tax law, and neither this prospectus nor the prospectus supplement for any series of certificates purports to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of a series of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the related borrower or the mortgaged properties or on some other basis, may require nonresident holders of such certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of such certificates.  We cannot assure you that holders of any series of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the related borrower, the trustee, the certificate administrator, any master servicer, any special servicer or any other party will be obligated to indemnify or otherwise to reimburse any affected holders of certificates therefor.

Prospective purchasers should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

ERISA CONSIDERATIONS

General

Title I of ERISA and Section 4975 of the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and some insurance company general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets.  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements or Section 4975 of the Code.  However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties-in-Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations. A Plan’s investment in offered certificates may cause the trust assets to be deemed “plan assets” of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the “DOL”) and Section 3(42) of ERISA provide that when a Plan acquires an equity interest in an entity, the Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (defined generally as employee benefit plans subject to the fiduciary duty requirements of Title I of ERISA, plans to which Section 4975 of the Code applies, and any entity whose underlying assets include assets of such employee benefit plans or plans by reason of an employee benefit plan’s or plan’s investment in the entity) is not “significant.” For this purpose, in general, equity participation in a trust fund will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund, or any affiliate thereof).

Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan.  If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code.  In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Prohibited Transaction Exemptions

A predecessor to Wells Fargo & Company (“WFC”) received from the DOL an individual prohibited transaction exemption (the “Exemption”), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section, “ERISA Considerations”, the term “underwriter” includes (i) WFC, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with WFC, and (iii) any member of the underwriting syndicate or selling group of which WFC or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See “Method of Distribution” in this prospectus.

The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the Exemption:

First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”).

Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter.  The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any swap counterparty, the provider of any credit support and any obligor with respect to mortgage assets constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

Fourth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related pooling and servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith.

Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account (as defined in the Exemption) during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of:  (i) the date the amount on deposit in the Pre-Funding Account is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which a servicer termination event occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date.  In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates.  Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the Exemption to apply.  The accompanying prospectus supplement will discuss whether pre-funding accounts will be used.

The Exemption also requires that the trust fund meet the following requirements:  (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of at least one Exemption Rating Agency for at least one year prior to the Plan’s acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of certificates.

The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund.  If a mortgage loan is secured by a ground lease, the ground lease term must be at least 10 years longer than the term of the mortgage loan.

If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a “Party in Interest” under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan.  For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan’s assets in the certificates (or such obligor’s affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan’s investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by at least one Exemption Rating Agency and do not result in any certificates receiving a lower credit rating from such Exemption Rating Agency than the current rating.  Each pooling and servicing agreement will be a “Pooling and Servicing Agreement” as defined in the Exemption.  Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the related trust fund must be carried out in accordance with the pooling and servicing agreement.

The DOL has issued Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied.  Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on PTCE 95-60, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from at least one Exemption Rating Agency.  In addition to PTCE 95-60, relief may be available to certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under Section 401(c) of ERISA, that became applicable on July 5, 2001.

Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law). The accompanying prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one Exemption Rating Agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of PTCE 95-60. Each purchaser using assets of one or more Plans to purchase any classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of PTCE 95-60. The accompanying prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

LEGAL INVESTMENT

If so specified in the accompanying prospectus supplement, certain classes of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, the only classes of offered certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (an “NRSRO”) and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this Prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates specified to be “mortgage related securities” for purposes of SMMEA in the applicable prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates, may be subject to significant interpretive uncertainties. Except as may be specified in the applicable prospectus supplement with regard to the status of certain classes of offered certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a class of the offered certificates by an NRSRO less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other regulatory restrictions.

METHOD OF DISTRIBUTION

The offered certificates offered by the prospectus and the accompanying prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor.  The accompanying prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor.  If so specified in the accompanying prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wells Fargo Securities, LLC, an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in the accompanying prospectus supplement. Alternatively, the accompanying prospectus supplement may specify that offered certificates will be distributed by Wells Fargo Securities, LLC, acting as agent. If Wells Fargo Securities, LLC acts as agent in the sale of offered certificates, Wells Fargo Securities, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the accompanying prospectus supplement. To the extent that Wells Fargo Securities, LLC elects to purchase offered certificates as principal, Wells Fargo Securities, LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The accompanying prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

If so specified in the accompanying prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the accompanying prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wells Fargo Securities, LLC, to one or more affiliates of the depositor.  This prospectus and any prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wells Fargo Securities, LLC.

The depositor will agree to indemnify Wells Fargo Securities, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments that any such person may be required to make in respect thereof.

In the ordinary course of business, Wells Fargo Securities, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors, which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates.  Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

LEGAL MATTERS

Unless otherwise specified in the accompanying prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Sidley Austin LLP, New York, New York, or by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.  Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the accompanying prospectus supplement.

RATINGS

Unless the offering of the certificates of a series may be made consistent with the eligibility requirements for use of the registration statement pursuant to which the offering is being made, it is a condition to the issuance of the certificates of each series offered by means of this prospectus and the accompanying prospectus supplement that at least one NRSRO shall have rated the certificates not lower than investment grade, that is, in one of the four highest rating categories.

Ratings on CMBS address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets. These ratings address the structural, legal and issuer related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on CMBS do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped certificates under certain scenarios might fail to recoup their underlying investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO.  You should evaluate each security rating independently of any other security rating.

GLOSSARY

“Accrual Certificates” means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

“Accrued Certificate Interest” means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding principal balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under “Description of the Certificates—Distributions of Interest on the Certificates” in this prospectus.

“Available Distribution Amount” means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date.  The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the accompanying prospectus supplement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Constant Prepayment Rate” or “CPR” means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

“Cut-off Date” means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement.

“DTC” means The Depository Trust Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Farmer Mac” or “FAMC” means the Federal Agricultural Mortgage Corporation.

“REMIC” means a “real estate mortgage investment conduit” under the Code.

“REMIC Certificate” means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

“REMIC Residual Certificate” means a certificate that evidences ownership of a residual interest in a REMIC where an election is made to treat the trust fund as a REMIC.

“REO Property” means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“Standard Prepayment Assumption” or “SPA” means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

“Stripped Interest Certificates” means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

“Stripped Principal Certificates” means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

“U.S. Person” means (a) a citizen or resident of the United States; (b) a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia; (c) an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or (d) a trust as to which (1) a court in the United States is able to exercise primary supervision over the administration of the trust, and (2) one or more United States Persons have the authority to control all substantial decisions of the trust.  In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

No dealer, salesman or other person is authorized to give any information or to represent anything contained in this free writing prospectus. You must not rely on any unauthorized information or representations. This free writing prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this free writing prospectus is current only as of its date.

$1,091,690,000
(Approximate)

WELLS FARGO COMMERCIAL

MORTGAGE

TRUST 2015-C29

as Issuing Entity

COMMERCIAL MORTGAGE PASS-

THROUGH CERTIFICATES,

SERIES 2015-C29

Wells Fargo Commercial

Mortgage

Securities, Inc.

as Depositor

Wells Fargo Bank,

National Association

Rialto Mortgage Finance, LLC

Silverpeak Real Estate

Finance LLC

Walker & Dunlop Commercial

Property Funding I WF, LLC

National Cooperative Bank, N.A.

as Sponsors and Mortgage Loan

Sellers

Free Writing Prospectus
IMPORTANT NOTICE ABOUT INFORMATION
PRESENTED IN THIS FREE WRITING
PROSPECTUS AND THE ACCOMPANYING
PROSPECTUS	ix
IMPORTANT NOTICE REGARDING THE
OFFERED CERTIFICATES	xi
FORWARD-LOOKING STATEMENTS	xiii
SUMMARY	1
RISK FACTORS	70
CAPITALIZED TERMS USED IN THIS FREE
WRITING PROSPECTUS	171
DESCRIPTION OF THE MORTGAGE POOL	171
TRANSACTION PARTIES	240
DESCRIPTION OF THE OFFERED CERTIFICATES	309
YIELD AND MATURITY CONSIDERATIONS	368
SERVICING OF THE MORTGAGE LOANS AND
ADMINISTRATION OF THE TRUST FUND	385
CERTAIN LEGAL ASPECTS OF THE MORTGAGE
LOANS	464
MATERIAL FEDERAL INCOME TAX
CONSEQUENCES	466
STATE AND OTHER TAX CONSEQUENCES	471
ERISA CONSIDERATIONS	471
LEGAL INVESTMENT	476
LEGAL MATTERS	477
RATINGS	477
INDEX OF DEFINED TERMS	480

Prospectus
Summary of Prospectus	1
Risk Factors	8
Description of the Trust Funds	35
Yield Considerations	41
The Sponsor	46
The Depositor	47
Use of Proceeds	47
Description of the Certificates	48	FREE WRITING PROSPECTUS
Description of the Pooling and Servicing
Agreements	59
Description of Credit Support	73
Certain Legal Aspects of Mortgage Loans and
Leases	75	Wells Fargo Securities Citigroup Deutsche Bank Securities
Material Federal Income Tax Consequences	90
State and Other Tax Consequences	128
ERISA Considerations	128
Legal Investment	132
Method of Distribution	132
Legal Matters	133
Financial Information	134
Ratings	134
Glossary	134